UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROSPECTOR CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
PROSPECTOR CAPITAL CORP.

PROSPECTUS FOR 24,406,752 COMMON SHARES,
10,833,333 WARRANTS TO PURCHASE COMMON SHARES,
10,833,333 COMMON SHARES UNDERLYING WARRANTS AND
4,400,106 COMMON SHARES UNDERLYING CONVERTIBLE NOTES OF
LEDDARTECH HOLDINGS INC.

This proxy statement/prospectus relates to the transactions contemplated by the business combination agreement, dated as of June 12, 2023, as amended as of September 25, 2023 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), among Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”), LeddarTech Inc., a corporation existing under the laws of Canada (the “Company” or “LeddarTech”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada and a wholly owned subsidiary of LeddarTech (“Newco”). LeddarTech is an automotive advanced driver assistance and autonomous driving software company that offers raw data fusion and perception solutions. The Business Combination Agreement provides that, among other things: (i) Prospector will continue as a corporation existing under the laws of Canada (the “Continuance” and Prospector as so continued, “Prospector Canada”), (ii) Prospector Canada and Newco will amalgamate (the “Prospector Amalgamation” and Prospector Canada and Newco as so amalgamated, “AmalCo”); (iii) the preferred shares of the Company will convert into common shares of the Company and, on the terms and subject to the conditions set forth in a plan of arrangement (the “Plan of Arrangement”), AmalCo will acquire all of the issued and outstanding common shares of the Company from the Company’s shareholders in exchange for common shares of AmalCo having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share) plus an amount equal to the aggregate exercise price of the Company’s outstanding “in the money” options immediately prior to the Prospector Amalgamation plus additional AmalCo “earnout” shares (with the terms set forth in the Business Combination Agreement) (the “Share Exchange”); (iv) the Company and AmalCo will amalgamate (the “Company Amalgamation,” and the Company and AmalCo as so amalgamated, the “Surviving Company”); and (v) in connection with the foregoing, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company, each of LeddarTech’s equity awards that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement (as defined herein) will be exchanged for an equity award with respect to Surviving Company Shares, LeddarTech’s equity plans will be terminated (other than the Omnibus Incentive Plan) and the options to purchase LeddarTech’s class M shares will become options to purchase Surviving Company Common Shares (the Prospector Share Conversion (as defined herein), the Continuance, the Prospector Amalgamation, the AmalCo Share Redemption (as defined herein), the Share Exchange, the Company Amalgamation, and the other transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination”).

The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “ — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.”

If the Business Combination is consummated, shareholders and warrantholders of Prospector (including through units previously issued by Prospector) will become shareholders and warrantholders of the Surviving Company, other than those holders of Prospector Class A Shares (as defined herein) who elect to redeem their Prospector Class A Shares. The other shareholders and equityholders of the Surviving Company will include management of the Surviving Company and current investors in the Company. This proxy statement/prospectus describes these matters and other important matters. This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Newco (as predecessor of AmalCo and the Surviving Company) serves as:

•        A notice of meeting and proxy statement of Prospector under Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), for the extraordinary general meeting (the “EGM”) of shareholders of Prospector to be held on December 13, 2023, where Prospector shareholders will consider and vote on proposals (the “Proposals”) relating to the Business Combination and also the possible adjournment of the EGM; and

•        A prospectus of the Surviving Company under Section 5 of the Securities Act of 1933 (the “Securities Act”) relating to the securities of the Surviving Company to be issued in the Business Combination.

The Proposals may be briefly summarized as follows:

(1)    The “Business Combination Proposal” — a proposal to approve and adopt, by way of ordinary resolution under Cayman Islands law, the Business Combination Agreement, pursuant to which, among other things, the former shareholders and warrantholders of Prospector will become shareholders and warrantholders of the Surviving Company, the new public company at the closing of the Business Combination.

(2)    The “Prospector Authorized Share Capital Proposal” — a proposal to increase, by way of ordinary resolution under Cayman Islands law, the authorized share capital of Prospector in order to create the Prospector Sponsor Non-Voting Special Shares (as defined below).

(3)    The “A&R Prospector Governing Documents Proposal” — a proposal to approve, by way of special resolution under Cayman Islands law, and adopt an amended and restated memorandum and articles of association of Prospector (the “Prospector Articles”) to effect (i) the issuance of one Class A ordinary share of Prospector, par value US$0.0001 per share (the “Prospector Class A Shares”) for each non-redeemed Prospector Class A Share held by shareholders who do not redeem their Prospector Class A Shares in connection with the Business Combination (the “Prospector Share Issuance”), (ii) the creation of a new class of shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Earnout Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the “Prospector Sponsor Non-Voting Special Shares”), (iii) the creation of new classes of non-voting shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Sponsor Non-Voting Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the “Prospector Earnout Special Shares”) and (iv) the conversion of each Prospector Class B Share (as defined herein) into 0.75 Prospector Class A Shares and 0.25 Prospector Sponsor Non-Voting Special Shares, with the conversion into Prospector Class A Shares and Prospector Sponsor Non-Voting Special Shares referred to as the “Prospector Share Conversion”.

(4)    The “Continuance Proposal” — a proposal to approve, by way of special resolution under Cayman Islands law, the Continuance and, in connection therewith, the adoption of the articles and by-laws of Prospector Canada.

(5)    The “Amalgamation Proposal” — a proposal to approve the Prospector Amalgamation.

(6)    The “AmalCo Governing Documents Proposal” — a proposal to approve and adopt, on an advisory basis, the articles and by-laws of AmalCo (the “AmalCo Governing Documents”) in their entirety and the sub-proposals to approve those material aspects of the AmalCo Governing Documents that do not appear in, or are different from, Prospector’s amended and restated memorandum and articles of association (the “AmalCo Articles”).

(7)    The “Adjournment Proposal” — a proposal to adjourn the EGM to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the EGM, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

On June 12, 2023, LeddarTech entered into a subscription agreement (the “Subscription Agreement”) with the certain investors, including investors who subsequently joined the Subscription Agreement (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase secured convertible notes of LeddarTech (the “PIPE Convertible Notes”) in an aggregate principal amount of at least US$43.0 million, to be issued in two tranches: (i) a first tranche of PIPE Convertible Notes (the “Tranche A-1 Notes”) in the aggregate principal amount of approximately US$21.66 million was issued to the PIPE Investors (such investors, the “Tranche A-1 PIPE Investors”) in connection with the execution of the Business Combination Agreement, and (ii) a second tranche of PIPE Convertible Notes (the “Tranche B Notes”) in the aggregate principal amount of approximately US$22.0 million to be issued upon completion of the Business Combination. Subsequent to June 30, 2023, LeddarTech issued additional first tranche PIPE Convertible Notes (the “Tranche A-2 Notes” and, together with the Tranche A-1 Notes, the “Tranche A Notes”) in the aggregate principal amount of US$0.34 million. Pursuant to an amendment to the subscription agreement entered into on October 30, 2023, approximately US$4.1 million of the Tranche B Notes was issued on October 31, 2023 (the “Tranche B-1 Notes”), with the remaining US$17.9 million of the Tranche B Notes (the “Tranche B-2 Notes”) to be issued upon completion of the Business Combination. At the times of the issuance of Tranche A Notes and Tranche B-1 Notes, the relevant PIPE Investors received warrants to acquire Class D-1 preferred shares of LeddarTech (the “Class D-1 Preferred Shares” and the warrants, the “PIPE Warrants”). The PIPE Investors received PIPE Warrants to purchase 595,648 Class D-1 Preferred Shares at the time of purchasing the Tranche A-1 Notes (2.75 Class D-1 Preferred Shares per US$100 principal amount of Tranche A-1 Notes purchased), PIPE Warrants to purchase 9,355 Class D-1 Preferred Shares at the time of purchasing the Tranche A-2 Notes (2.75 Class D-1 Preferred Shares per US$100 principal amount of Tranche A-2 Notes purchased), and PIPE Warrants to purchase 24,322 Class D-1 Preferred Shares at the time of purchasing the Tranche B-1 Notes (0.6 Class D-1 Preferred Shares per US$100 principal amount of Tranche B-1 Notes purchased). No PIPE Warrants will be issued in connection with the issuance of the Tranche B-2 Notes. Altogether, the PIPE Warrants will entitle the PIPE Investors to receive approximately 8,493,570 Surviving Company Common Shares upon the closing of the Business Combination. Accordingly, the PIPE Investors will hold approximately 42.5% of the 20 million Company Common Shares outstanding immediately prior to the Closing. The PIPE Convertible Notes have an interest rate of 12% that compounds annually as an increase to the principal amount of the PIPE Convertible Notes (the “PIK Interest”) and are convertible into the number of Surviving Company Common Shares determined by dividing the then-outstanding principal amount by the conversion price of US$10.00 per Surviving Company Common Share. FS Investors, an affiliate of Prospector Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and the Sponsor are participants in the PIPE Financing and are investing US$17,025,000 in the PIPE Financing. Derek Aberle, the Chief Executive Officer of Prospector, and a member of the board of directors of LeddarTech, is an existing investor in the Company and is investing US$210,000 in the PIPE Financing.

It is a condition to Closing under the Business Combination Agreement that immediately after the Closing, the aggregate cash proceeds actually received (or deemed received) by LeddarTech, AmalCo or the Surviving Company in respect of the PIPE Financing, together with any funds in the Trust Account, shall be equal to or greater than US$43.0 million (such condition, the “Minimum Proceeds Condition”). As a result of the PIPE Financing, in which PIPE Investors committed to purchase secured convertible notes of LeddarTech in an aggregate principal amount of approximately US$44.0 million, redemptions by Prospector’s public shareholders are not expected to cause the parties to be unable to meet the Minimum Proceeds Condition. However, any delays in completing the PIPE Financing could delay completion of the Business Combination, which in turn could delay payment to redeeming shareholders.

Pursuant to the terms of one of our credit agreements, as recently amended, LeddarTech is required to maintain a minimum cash balance of $5.0 million following completion of the Business Combination. While LeddarTech currently expects that the Surviving Company would be in compliance with the post-closing minimum cash covenant upon the closing of the Business Combination even in a full redemption scenario, continued compliance with the terms of this credit facility post-closing will likely require reaching an agreement with its lender to obtain further relief from the post-closing minimum cash covenant, which may be shortly following the closing of the Business Combination in a full redemption scenario, unless the Surviving Company raises sufficient amounts of additional capital following the closing of the Business Combination. If necessary, the timing and magnitude of any such relief will depend on, among other things, the timing of and extent to which the Surviving Company is successful in raising additional capital and the level of redemptions from the Trust Account. If the Surviving Company is not successful in raising sufficient additional capital in a timely manner, depending on the scope of any relief from the existing minimum cash covenant that may be agreed to with its lender, if any, it is expected that the Surviving Company would need to implement a flexible and scalable cost management plan as deemed necessary and appropriate so that it can manage compliance with the terms of any waiver or modified minimum cash balance requirement that it is able to negotiate with its lender and maintain operating costs at targeted levels (through strict cost control and budgeting discipline) to ensure operating costs will not exceed anticipated available liquidity. Such cost management actions will include a reduction in product development activities (a key driver of LeddarTech’s cash expenditures), as well as potentially significant reductions in staffing and bonuses. See “Risk Factors — Risks Related to Our Business — The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways” and “Risk Factors — Risks Related to Our Business — The Surviving Company’s liquidity position will be further constrained by the requirement to maintain a minimum cash balance of at least $5 million following completion of the Business Combination. If the Surviving Company is not able to maintain compliance with the minimum cash balance requirements, its debt obligations may be declared due and payable at a time when the Surviving Company does not have sufficient resources to repay such debt obligations.”

This proxy statement/prospectus describes certain redemption rights that may be exercised by Prospector’s public shareholders of their Prospector Class A Shares.

Because of the number of previous redemptions of Prospector Class A Shares in connection with the extension of the period in which Prospector may complete a business combination and the number of Prospector Class B ordinary shares, par value $0.0001 per share (the “Prospector Class B Shares” and, together with the Prospector Class A Shares, the “Prospector Ordinary Shares”), owned by the Sponsor, the Sponsor, acting alone, holds Prospector Ordinary Shares with sufficient votes to approve each Proposal. The Sponsor has agreed to vote all its Prospector Ordinary Shares in favor of each of the Proposals. As a result, each of the Proposals will receive sufficient votes for approval by reason of votes cast by the Sponsor.

It is anticipated that, upon completion of the Business Combination and assuming (i) no redemptions of Prospector Class A Shares in connection with the Business Combination, (ii) no conversions under LeddarTech’s outstanding convertible notes prior to or in connection with the Business Combination, and (iii) no exercise of any LeddarTech or Prospector warrants or outstanding LeddarTech options prior to or in connection with the Business Combination, the Surviving Company’s ownership will be as follows:

•        Prospector’s public shareholders would own approximately 14.4% of the outstanding common shares of the Surviving Company (the “Surviving Company Common Shares”).

•        The Sponsor (excluding securities acquired in the PIPE Financing) would own approximately 20.0% of the outstanding Surviving Company Common Shares.

•        The Company Shareholders (including affiliates of the Sponsor, but excluding securities acquired in the PIPE Financing) would own approximately 37.7% of the outstanding Surviving Company Common Shares.

•        PIPE Investors (solely with respect to securities acquired in the PIPE Financing) would own approximately 27.9% of the outstanding Surviving Company Common Shares.

The foregoing also assumes none of the Surviving Company Earnout Non-Voting Special Shares or the Surviving Company Sponsor Non-Voting Special Shares (each as defined herein) are converted to Surviving Company Common Shares immediately following the completion of the Business Combination.

If all of Prospector’s public shareholders were to elect to redeem, based on the other assumptions above (w) Prospector’s Public Shareholders would not own any of the Surviving Company Common Shares (x) the Sponsor (excluding securities acquired in the PIPE Financing) would own approximately 23.4% of the Surviving Company Common Shares, (y) the Company Shareholders (including affiliates of the Sponsor, but excluding securities acquired in the PIPE Financing) prior to the completion of the Business Combination would own approximately 44.1% of the outstanding Surviving Company Common Shares and (z) PIPE Investors (solely with respect to securities acquired in the PIPE Financing) would own approximately 32.5% of the outstanding Surviving Company Common Shares. As discussed above and herein, continued compliance with the terms of a credit facility following the closing of Business Combination will likely require reaching an agreement with its lender to obtain further relief from the current minimum cash covenant applicable to the Surviving Company following the closing of the Business Combination under such facility, which may be shortly following such closing in a full redemption scenario, unless the Surviving Company raises sufficient amounts of additional capital following the closing of the Business Combination. If the Surviving Company is not successful in raising sufficient additional capital in a timely manner, and depending on the level of relief, if any, that the Surviving Company is able to negotiate with its lender in regards to the minimum cash covenant and the level of redemptions from the Trust Account, it is expected that the Surviving Company would need to implement a flexible and scalable cost management plan. See “Risk Factors — Risks Related to Our Business — The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways” and “LeddarTech Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and capital management.”

Prospector is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the EGM and at any adjournments or postponements thereof. Whether or not you plan to attend the EGM, Prospector urges you to read this proxy statement/prospectus carefully.

Please pay particular attention to the section entitled “Risk Factors,” beginning on page 21.

The Prospector Units, Prospector Class A Shares and Prospector Warrants are currently listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “PRSRU,” “PRSR” and “PRSRW,” respectively. Although the Surviving Company is not currently a public company, following the closing of the Business Combination (the “Closing”), the Surviving Company will become subject to the reporting requirements of the Exchange Act and Quebec’s securities legislation. The Surviving Company will apply for listing, to be effective at the Closing, of Surviving Company Common Shares and Surviving Company Warrants (as defined herein) on Nasdaq under the symbols “LDTC” and “LDTCW”. The Surviving Company Common Shares and Surviving Company Warrants will trade separately and not as units. It is a condition to Closing that the Surviving Company Common Shares are approved for listing on Nasdaq, but there is no assurance such condition will be satisfied or waived.

Prospector is, and the Surviving Company will be, an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements applicable to other public companies.

The Surviving Company will also be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, the Surviving Company’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, the Surviving Company will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. The Surviving Company will prepare its financial statements in accordance with IFRS as opposed to U.S. GAAP. All amounts are presented in Canadian dollars except as otherwise indicated. See “Exchange Rate Information.”

This proxy statement/prospectus provides shareholders of Prospector with detailed information about the Business Combination and other matters to be considered at the EGM of Prospector. Prospector encourages you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. It also contains or references information about Prospector, the Company and certain related matters. You are encouraged to read this proxy statement/prospectus carefully. In particular, when you consider the recommendation regarding these proposals by the board of directors of Prospector, you should keep in mind that the Sponsor and Prospector’s directors and officers have interests in the Business Combination that are different from or in addition to, or may conflict with, your interests as a shareholder. For instance, the Sponsor and Prospector’s officers and directors will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating Prospector. See the section of this proxy statement/prospectus entitled “The Business Combination — Interests of Prospector’s

Directors and Officers in the Business Combination” for a further discussion of these considerations. You should also carefully consider the risk factors described under the heading “Risk Factors” beginning on page 21 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated December 4, 2023 and is first being mailed to the shareholders of Prospector on or about that date.

PROSPECTOR CAPITAL CORP.
1250 Prospect Street, Suite 200
La Jolla, California 92037

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 13, 2023

To the Shareholders of Prospector Capital Corp.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders of Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”, and, for purposes of this notice, “we” or “us”), will be held on December 13, 2023, at 10:00 a.m., Eastern time. While as a matter of Cayman Islands law Prospector is required to have a physical location for the meeting, Prospector is pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for Prospector and Prospector shareholders. For the purposes of the amended and restated memorandum and articles of association of Prospector (the “Prospector Articles”), the physical place of the meeting will be 1221 Avenue of the Americas, New York, NY 10020. You will be able to attend, vote your shares, and submit questions during the extraordinary general meeting either in person or virtually via a live audio webcast. In order to attend the meeting virtually, you must pre-register at the following website: https://www.cstproxy.com/prospectorcapital/egm2023. You are cordially invited to attend the extraordinary general meeting of shareholders for the following purposes:

1.      The Business Combination Proposal

To consider and vote upon a proposal to approve and adopt, by way of ordinary resolution under Cayman Islands law, the Business Combination Agreement, dated as of June 12, 2023, as amended as of September 25, 2023 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Prospector, LeddarTech Inc., a corporation existing under the laws of Canada (“LeddarTech”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada and a wholly owned subsidiary of LeddarTech (“Newco”), pursuant to which, and on the terms and subject to the conditions set forth in the plan of arrangement in substantially the form attached to this proxy statement/prospectus as Annex C (the “Plan of Arrangement”):

•        Prospector will continue as a corporation existing under the laws of Canada (the “Continuance” and Prospector as so continued, “Prospector Canada”);

•        Prospector Canada and Newco will amalgamate (the “Prospector Amalgamation” and Prospector Canada and Newco as so amalgamated, “AmalCo”);

•        The preferred shares of LeddarTech will convert into common shares of LeddarTech and AmalCo will acquire all of the issued and outstanding common shares of LeddarTech from LeddarTech’s shareholders (other than any LeddarTech’s shareholders who have validly exercised their dissent rights in respect of the Company Arrangement Resolution in compliance with the dissent procedures set out in the Plan of Arrangement and the Interim Order or the CBCA, as applicable, and who have not withdrawn or been deemed to have withdrawn such exercise of dissent rights (the “Dissenting Shareholders”)) in exchange for common shares of AmalCo having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share) plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Prospector Amalgamation (the “Share Exchange”) plus additional AmalCo “earnout” shares (with the terms set forth in the Business Combination Agreement). The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “ — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline”;

•        LeddarTech and AmalCo will amalgamate (the “Company Amalgamation” and LeddarTech and AmalCo as so amalgamated, the “Surviving Company”); and

•        In connection with the Company Amalgamation, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company, each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, and the Incentive Plan will be assumed by the Surviving Company.

2.      The Prospector Authorized Share Capital Proposal

To consider and vote upon a proposal (the “Prospector Authorized Share Capital Proposal”) by way of ordinary resolution under Cayman Islands law to increase the authorized share capital of Prospector in order to create (i) the Prospector Sponsor Non-Voting Special Shares (as defined below) and (ii) the Prospector Earnout Special Shares (as defined below).

3.      The A&R Prospector Governing Documents Proposal

To consider and vote upon a proposal (the “A&R Prospector Governing Documents Proposal”) to approve and adopt, by way of special resolution under Cayman Islands law, an amended and restated Prospector Articles in substantially the form attached to this proxy statement/prospectus as Annex D to effect (i) the issuance of one Class A ordinary share of Prospector, par value $0.0001 per share (the “Prospector Class A Shares”) for each non-redeemed Prospector Class A Share held by shareholders who do not redeem their Prospector Class A Shares in connection with the Business Combination (the “Prospector Share Issuance”), (ii) the creation of a new class of shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Earnout Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the “Prospector Sponsor Non-Voting Special Shares”), (iii) the creation of new classes of non-voting shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Sponsor Non-Voting Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the “Prospector Earnout Special Shares”) and (iv) the conversion of each Prospector Class B Share (as defined herein) into 0.75 Prospector Class A Shares and 0.25 Prospector Sponsor Non-Voting Special Shares, with the conversion into Prospector Class A Shares and Prospector Sponsor Non-Voting Special Shares referred to as the “Prospector Share Conversion”.

4.      The Continuance Proposal

To consider and vote upon a proposal (the “Continuance Proposal”) to approve, by way of special resolution under Cayman Islands law, the Continuance as part of the Plan of Arrangement, subject to amendments and variations in accordance with the Business Combination Agreement and such Plan of Arrangement or made at the direction of the Superior Court of Québec (the “Court”) in the final order (the “Final Order”) of the Court pursuant to Section 192 of the Canada Business Corporations Act (the “CBCA”) approving the Plan of Arrangement (with the prior written consent of LeddarTech and Prospector), and in connection therewith, the adoption of the articles and by-laws of Prospector Canada in substantially the form attached to this proxy statement/prospectus as Annex E (the “Prospector Canada Governing Documents”) for purposes of the articles and by-laws of Prospector Canada following the completion of the Continuance.

5.      The Amalgamation Proposal

To consider and vote upon a proposal (the “Amalgamation Proposal”) to approve, by way of special resolution under Cayman Islands law the Prospector Amalgamation as part of the Plan of Arrangement, subject to amendments and variations in accordance with the Business Combination Agreement and such Plan of Arrangement or made at the direction of the Court in the Final Order of the Court pursuant to Section 192 of the CBCA approving the Plan of Arrangement (with the prior written consent of LeddarTech and Prospector).

6.      The AmalCo Governing Documents Proposal

To consider and vote upon a proposal (the “AmalCo Governing Documents Proposal”) to approve and adopt, on an advisory basis, the articles and by-laws of AmalCo (the “AmalCo Governing Documents”) in their entirety, copies of which are attached to this proxy statement/prospectus as Annex F, and the sub-proposals to approve those material aspects of the AmalCo Governing Documents that do not appear in, or are different from, the Articles.

7.      The Adjournment Proposal

To consider and vote upon a proposal to adjourn the extraordinary general meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting of shareholders, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the “Adjournment Proposal”).

Only holders of record of the Prospector Shares (as defined herein) at the close of business on November 14, 2023 are entitled to notice of the extraordinary general meeting of shareholders and to vote at the extraordinary general meeting of shareholders and any adjournments or postponements of the extraordinary general meeting of shareholders. A complete list of our shareholders of record entitled to vote at the extraordinary general meeting of shareholders will be available for ten days before the extraordinary general meeting of shareholders at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the extraordinary general meeting of shareholders.

Pursuant to the Prospector Articles, prior to the Continuance, we will provide our public shareholders with the opportunity to redeem their Prospector Class A Shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account, which holds the proceeds of our initial public offering (the “Trust Account”), as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes and for working capital purposes. For illustrative purposes, based on funds in the Trust Account of approximately US$23.9 million on November 24, 2023, the estimated per share redemption price would have been approximately US$10.90. Public shareholders may elect to redeem their Prospector Class A Shares whether or not they vote their shares and, if they do vote their shares, whether they vote for or against the Business Combination Proposal and the other proposals set forth herein. Each of our public shareholders will be entitled to receive one Prospector Class A Share for each Prospector Class A Share they elect to not redeem in connection with the closing of the Business Combination. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the outstanding Prospector Class A Shares. Holders of our outstanding warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the holders of our Class B ordinary shares, par value $0.0001 per share (the “Prospector Class B Shares”, and, collectively with the Prospector Class A Shares, the “Prospector Shares”) have agreed to waive their redemption rights with respect to such shares and any Prospector Class A Shares that they may have acquired during or after our initial public offering in connection with the completion of the Business Combination. The Prospector Class B Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Sponsor owns approximately 78.7% of our issued and outstanding common shares, consisting of 100% of the Prospector Class B Shares.

Approval of each of the Business Combination Proposal, the Prospector Authorized Share Capital Proposal and the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the Prospector Shares present in person, virtually or represented by proxy and entitled to vote at the extraordinary general meeting. Approval of each of the Continuance Proposal, the Amalgamation Proposal, the A&R Prospector Governing Documents Proposal and the AmalCo Governing Documents Proposal requires the affirmative vote of the holders of at least two-thirds of the Prospector Shares present in person, virtually or represented by proxy and entitled to vote at the extraordinary general meeting.

The Closing of the Business Combination is conditioned on the approval of each of the proposals at the extraordinary general meeting, except for the Adjournment Proposal. In addition, each of the other proposals (other than the Adjournment Proposal), is conditioned on the approval of all other proposals at the extraordinary general meeting, except for the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal at the extraordinary general meeting.

As of the date of this proxy statement/prospectus, the Sponsor owns 78.7% of the issued and outstanding Prospector Shares. As a result, the Sponsor owns enough Prospector Shares to approve each of the proposals without the vote of any other Prospector Shares. Therefore, it is assured that there will be enough votes to complete the Business Combination even if a substantial majority of Prospector’s public shareholders do not agree with the transaction and redeem their shares.

We have no specified maximum redemption threshold under the Prospector Articles. It is a condition to Closing under the Business Combination Agreement, however, that immediately after the Closing, the aggregate cash proceeds actually received (or deemed received) by LeddarTech or the Surviving Company in respect of the PIPE Financing, together with any funds in the Trust Account, shall be equal to or greater than US$43.0 million (such condition, the “Minimum Proceeds Condition”). Because PIPE Investors have committed to purchase secured convertible notes of LeddarTech in an aggregate principal amount of approximately US$44.0 million, redemptions by Prospector’s public shareholders are not expected to cause the parties to be unable to meet the Minimum Proceeds Condition. Nonetheless, if redemptions by Prospector’s public shareholders, together with a failure of PIPE Investors to fully fund their commitments in the PIPE Financing, cause the parties to be unable to meet the Minimum Proceeds Condition, then the Company will not be required to consummate the Business Combination.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 622-5200, banks and brokers may reach Morrow Sodali LLC at (203) 658-9400.

December 4, 2023	By Order of the Board of Directors,
/s/ Steve Altman
Steve Altman, Chairman of the Board

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Newco (File No. 333-275381), constitutes a prospectus of Newco under Section 5 of the Securities Act, with respect to the securities to be issued if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the extraordinary general meeting of Prospector shareholders at which Prospector shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters. In addition, this document constitutes a notice of a special meeting under section 133 of the CBCA for the purposes of any proposal to approve any matters to be taken by Prospector Canada following the Continuance and by AmalCo following the Prospector Amalgamation, including the Amalgamation Proposal, among other matters.

FREQUENTLY USED TERMS

In this document:

“A&R Prospector Governing Documents Proposal” means a proposal to approve and adopt, by way of special resolution under Cayman Islands law, an amendment to the Prospector Articles to effect (i) the Prospector Share Issuance and the Prospector Share Conversion and (ii) the creation of new classes of shares in the capital of Prospector, convertible into Prospector Class A Shares and redeemable in accordance with their terms.

“Adjournment Proposal” means a proposal, by way of ordinary resolution under Cayman Islands law, adjourn the extraordinary general meeting of the shareholders of Prospector to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote at such extraordinary general meeting.

“Aggregate Closing Financing Proceeds” means the aggregate cash proceeds actually received (or deemed received) by the Company, AmalCo or the Surviving Company in respect of the PIPE Financing (whether prior to or on the Closing Date). Any cash proceeds received (or deemed received) by the Company or the Surviving Company in respect of any amounts funded under a Subscription Agreement prior to the Closing Date and not refunded or otherwise used prior to the Closing shall constitute, and be taken into account for purposes of determining, the Aggregate Closing Financing Proceeds (without, for the avoidance of doubt, giving effect to, or otherwise taking into account the use of any such proceeds).

“Aggregate In-the-Money Company Option Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all In-the-Money Company Options (whether vested or unvested) if all In-the-Money Company Options were exercised in full immediately prior to the Prospector Amalgamation (without giving effect to any “net” exercise or similar concept).

“AmalCo” means LeddarTech Holdings Inc., the corporation resulting from the amalgamation of Prospector Canada and Newco.

“AmalCo Governing Documents” means the articles and by-laws of AmalCo in substantially the form (i) set out in the Arrangement, and (ii) attached to this proxy statement/prospectus as Annex E.

“AmalCo Governing Documents Proposal” means the proposals to approve the AmalCo Governing Documents for purposes of the articles and by-laws of AmalCo following the completion of the Prospector Amalgamation.

“AmalCo Common Shares” means common shares of AmalCo.

“AmalCo Earnout Non-Voting Special Shares” means all the issued and outstanding Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares, in the capital of AmalCo, convertible into AmalCo Common Shares and redeemable in accordance with their terms (which reflect, for the avoidance of doubt, such AmalCo Earnout Non-Voting Special Shares into which the Prospector New Earnout Special Shares will be converted pursuant to the Prospector Amalgamation).

“AmalCo Share Redemption” means on the Closing Date, following the Prospector Amalgamation, the AmalCo Common Share held by LeddarTech being redeemed and immediately cancelled by AmalCo in exchange for a cash payment to LeddarTech equal to the subscription price for the Newco Share that was converted into such AmalCo Common Share.

“AmalCo Shares” means, collectively, the AmalCo Common Shares, AmalCo Earnout Non-Voting Special Shares and AmalCo Sponsor Non-Voting Special Shares.

“AmalCo Sponsor Non-Voting Special Shares” means all the issued and outstanding Class A Non-Voting Special Shares in the capital of AmalCo, convertible into AmalCo Common Shares and redeemable in accordance with their terms (which reflect, for the avoidance of doubt, such AmalCo Sponsor Non-Voting Special Shares into which the Prospector New Sponsor Non-Voting Special Shares will be converted pursuant to the Prospector Amalgamation).

“AmalCo Vesting Sponsor Warrants” means Prospector New Vesting Sponsor Warrants held by the Sponsor as exchanged for AmalCo Warrants pursuant to the Prospector Amalgamation, which will be subject to the same vesting conditions as the Prospector New Vesting Sponsor Warrants as set out in the Sponsor Letter Agreement.

“AmalCo Warrants” means each warrant of AmalCo to purchase one AmalCo Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the AmalCo Vesting Sponsor Warrants.

“Amalgamation Proposal” means the proposal to approve the Prospector Amalgamation (as part of the Arrangement).

“Arrangement” means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Business Combination Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of Prospector and the Company, such consent not to be unreasonably withheld, conditioned or delayed.

“Arrangement Effective Time” means 4:30 p.m. (Montreal time) on the Effective Date, which time shall be after the Prospector Transactions, or such other time as the Company and Prospector may agree upon in writing.

“Articles” means the Amended and Restated Memorandum and Articles of Association of Prospector.

“Broker Non-Vote” means the failure of a Prospector shareholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Business Combination” means the Continuance, the Prospector Amalgamation, the Share Exchange, the Company Amalgamation and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 12, 2023, as amended as of September 25, 2023, and as may be further amended, by and among Prospector, LeddarTech and Newco, attached to this proxy statement/prospectus as Annex A.

“Business Combination Proposal” means the proposal to approve the adoption of the Business Combination Agreement and the Business Combination.

“CBCA” means the Canada Business Corporations Act.

“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s) that are Affiliates or that are acting as a group, directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or equity securities of another Person, or (b) that results, directly or indirectly, in the shareholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such Person (or any successor or parent company of such Person) immediately after the consummation thereof (excluding, for the avoidance of doubt, any Surviving Company Earnout Non-Voting Special Shares and the Surviving Company Common Shares issuable upon conversion thereof) (in the case of each of clause (a) and (b), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise).

“Class A Non-Voting Special Shares” means (a) prior to the Company Amalgamation, the Class A Non-Voting Special Shares in the capital of AmalCo, and (b) from and after the Company Amalgamation, the Class A Non-Voting Special Shares in the capital of the Surviving Company.

“Class B Non-Voting Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class B Non-Voting Special Shares in the capital of AmalCo, and (b) from and after the Company Amalgamation, the 1,000,000 Class B Non-Voting Special Shares in the capital of the Surviving Company.

“Class C Non-Voting Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class C Non-Voting Special Shares in the capital of AmalCo, and (b) from and after the Company Amalgamation, the 1,000,000 Class C Non-Voting Special Shares in the capital of the Surviving Company.

“Class D Non-Voting Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class D Non-Voting Special Shares in the capital of AmalCo, and (b) from and after the Company Amalgamation, the 1,000,000 Class D Non-Voting Special Shares in the capital of the Surviving Company.

“Class E Non-Voting Special Shares” means (a) prior to the Company Amalgamation, the Class 1,000,000 E Non-Voting Special Shares in the capital of AmalCo, and (b) from and after the Company Amalgamation, the 1,000,000 Class E Non-Voting Special Shares in the capital of the Surviving Company.

“Class F Non-Voting Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class F Non-Voting Special Shares in the capital of AmalCo, and (b) from and after the Company Amalgamation, the 1,000,000 Class F Non-Voting Special Shares in the capital of the Surviving Company.

“Closing” means the consummation of the transactions contemplated by the Business Combination Agreement, including the Business Combination.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as may be amended from time to time.

“Company Amalgamation” means the amalgamation of AmalCo and LeddarTech in accordance with the terms of the Plan of Arrangement.

“Company Articles” means the articles of incorporation of the Company, as amended from time to time (including by those articles of amendment of the Company dated November 1, 2021).

“Company Arrangement Resolution” means a special resolution of the Company Shareholders in respect of the Arrangement to be considered at the Company Shareholders Meeting, in the form attached to this proxy statement/prospectus as Annex B.

“Company Class M Shares” means the Class M preferred shares of the Company.

“Company Common Shares” means the issued and outstanding common shares of the Company.

“Company Equity Award” means, as of any determination time, each Company Option, restricted share unit, stock appreciation, phantom equity, and each other award to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of any Group Company, in its capacity as such, of rights of any kind to receive any Equity Security of any Group Company or benefits measured in whole or in part by reference to any Equity Security of any Group Company, in each case, under an Equity Plan or otherwise that is outstanding, but excluding for the avoidance of doubt the secured convertible notes under the Subscription Agreement.

“Company Fully Diluted Shares” means the sum of (without duplication) (a) the aggregate number of Company Common Shares issued and outstanding, immediately prior to the Closing, determined on an as-converted to Company Common Share basis (including, for the avoidance of doubt, the number of Company Common Shares issuable upon (i) conversion of any Company Preferred Shares, in each case, based on the then applicable conversion ratio or conversion price thereof and (ii) the exercise of any pre-emptive right, call or put option, rights of first refusal or first offer, subscription rights or similar rights applicable to any Equity Securities of the Company or any Group Company)

v

and (b) the aggregate number of Company Shares issuable upon exercise or settlement of all In-The-Money Company Options (whether vested or unvested) determined on an as-converted to Company Common Share basis, including In-The Money Company Options exercised or settled prior to or in connection with the Closing.

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised (whether vested or unvested), whether granted under an Equity Plan or otherwise.

“Company Preferred Shares” means the preferred shares of the Company designated as “Class A preferred shares”, “Class B preferred shares”, “Class C preferred shares”, “Class D-1 preferred shares”, “Class D-2 preferred shares” or “Class M preferred shares” issuable in series of “Class M preferred shares, series 2014”, “Class M preferred shares 2017” and “Class M preferred shares, series 2020” pursuant to the Company Articles.

“Company Shares” means, collectively, the Company Preferred Shares and the Company Common Shares.

“Company Share Conversion” means the conversion of each issued and outstanding Company Preferred Share into a Company Common Share in accordance with the terms of Part II B. (5) and Part II C. (5) of the Company Articles, subject to the terms and conditions set forth in the Business Combination Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law.

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Arrangement Effective Time.

“Company Shareholders Agreement” means the amended and restated unanimous shareholders agreement entered into as of November 1, 2021 among all the shareholders of the Company and the Company as amended, supplemented, restated or replaced from time to time.

“Company Shareholders Meeting” means the meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Business Combination Agreement, that is to be convened as provided by the Interim Order to consider, and if deemed advisable approve, the Company Arrangement Resolution, and for any other purpose as may be set out in the Company Information Circular and agreed to by Prospector.”

“Continuance” means the continuance of Prospector from the Cayman Islands under the Companies Act to Canada as a corporation existing under the CBCA.”

“Continuance Proposal” means the proposal to approve the Continuance, and in connection therewith, the Prospector Canada Governing Documents, copies of which are attached to this proxy statement/prospectus as Annex D.

“Court” means the Superior Court of Québec.

“Desjardins” means Fédération des caisses Desjardins du Québec.

“Desjardins Credit Facility” means the Amended and Restated Financing Offer with Desjardins, as amended.

“DTC” means the Depository Trust Company.

“Effective Date” means the date this proxy statement/prospectus is deemed effective by the SEC.

“Equity Plan” means each plan, including any applicable sub-plan, that provides for the award to any current or former director, manager, officer, employee, individual independent contractor, consultant or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person, including any voting interest (and including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor, including any convertible instrument.

“Equity Value” means US$200,000,000 plus an amount equal to the Aggregate In-the-Money Company Option Exercise Price.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” means the aggregate number of Amalco Common Shares (deemed to have a value of US$10.00 per share) equal to (a) the Equity Value divided by (b) $10.00.

“Final Order” means the final order of the Court pursuant to section 192(4) of the CBCA, in a form acceptable to the Company and Prospector, each acting reasonably approving the Arrangement, as such order may be amended by the Court, or with the consent of both Prospector and the Company, such consent to not be unreasonably withheld, conditioned or delayed, at any time prior to the Arrangement Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended, on appeal, provided that any such amendment is reasonably acceptable to both Prospector and the Company.

“FS Investors” means FS LT Holdings LP, an affiliate of Sponsor.

“GAAP” means United States generally accepted accounting principles.

“Group Companies” means each of the Company and each of its Subsidiaries (including Newco) and collectively, the “Group Companies”.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incentive Plan” means the Omnibus Incentive Plan substantially in the form attached as Exhibit E to the Business Combination Agreement, subject to any amendments or variations to which the Company and Prospector may mutually agree.

“Interim Order” means the interim order of the Court contemplated by the Plan of Arrangement and made pursuant to section 192(4) of the CBCA, in a form acceptable to the Company and Prospector, each acting reasonably providing for, among other things, the calling and holding of the Company Shareholders Meeting, as the same may be amended by the Court or with the consent of Prospector and the Company, such consent not to be unreasonably withheld, conditioned or delayed, provided that any such amendment is reasonably acceptable to each of the Company and Prospector.

“In-the-Money Company Option(s)” means, as of any determination time, each Company Option with an exercise price per Company Common Share that is less than the Per Share Consideration.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means the Investor Rights Agreement, to be entered into at the Closing, between Newco and IQ in substantially the form attached to this proxy statement/prospectus as Annex G.

“IPO” means Prospector’s initial public offering of Prospector Units, consummated on January 12, 2021.

“IQ” means Investissement Québec, a legal person established under the Act Respecting Investissement Québec, acting as agent for the government of Québec as part of the Fonds de développement économique and Fonds Propre.

“IQ Loan Agreement” means the PRSI, as amended by an amendment agreement executed as of March 30, 2021 and as further amended by an amendment agreement dated June 12, 2023, which transformed the loan into an interest-bearing loan (pay-in-kind interest at 12.0% per annum) and the amount available was reduced to approximately $19.3 million.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“LeddarTech” or the “Company” means LeddarTech Inc., a corporation existing under the laws of Canada.

“LeddarTech Holders” means the existing shareholders of LeddarTech who will be holders of Company Common Shares in connection with the transactions contemplated by the Business Combination Agreement.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Newco” means LeddarTech Holdings Inc., a corporation existing under the laws of Canada and a wholly owned subsidiary of LeddarTech.

“Newco Share” means one common share of Newco held by the Company.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration” means the number of Amalco Common Shares equal to (a) the Exchange Consideration, divided by (b) the number of Company Fully Diluted Shares.

“Person(s)” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation or company with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Entity however designated or constituted.

“PIPE Financing” means the PIPE Investors’ purchase of secured convertible notes of LeddarTech in accordance with the terms of the Subscription Agreement, in an aggregate principal amount of at least US$43,000,000.

“PIPE Investors” means those certain investors, including Sponsor and an affiliate of Sponsor, who have entered into the Subscription Agreement to purchase convertible notes of LeddarTech in the PIPE Financing.

“Plan of Arrangement” means the plan of arrangement in substantially the form attached to this proxy statement/prospectus as Annex C, subject to any amendments or variations to such plan made in accordance with the Business Combination Agreement and such plan of arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Company and Prospector, each acting reasonably.

“Private Placement Warrants” means the Prospector Warrants purchased by Sponsor in the IPO.

“Prospector” means Prospector Capital Corp., a Cayman Islands exempted company.

“Prospector Amalgamation” means the amalgamation of Prospector Canada and Newco in accordance with the terms of the Plan of Arrangement.

“Prospector Articles” means the amended and restated memorandum and articles of association of Prospector.

“Prospector Authorized Share Capital Proposal” means the proposal to approve an increase the authorized share capital of Prospector in order to create the Prospector Sponsor Non-Voting Special Shares.

“Prospector Board” means the board of directors of Prospector.

“Prospector Canada” means Prospector as it will exist under the laws of Canada following the Continuance.

“Prospector Canada Governing Documents” means the articles and by-laws of Prospector Canada in substantially the form attached to this proxy statement/prospectus as Annex D.

“Prospector Class A Shares” means Prospector’s Class A ordinary shares, US$0.0001 par value.

“Prospector Class B Shares” means Prospector’s Class B ordinary shares, US$0.0001 par value.

“Prospector Common Shares” means Prospector Class A Shares after giving effect to the Prospector Continuance.

“Prospector Earnout Special Shares” means new classes of non-voting shares in the capital of Prospector convertible into Prospector Class A Shares, which shall comprise (i) Class A Non-Voting Special Shares of a par value of US$0.0001 in the capital of Prospector (other than any Prospector Sponsor Non-Voting Special Shares), (ii) Class B Non-Voting Special Shares of a par value of US$0.0001 in the capital of Prospector, (iii) Class C Non-Voting Special Shares of a par value of US$0.0001 in the capital of Prospector, (iv) Class D Non-Voting Special Shares of a par value of US$0.0001 in the capital of Prospector, (v) Class E Non-Voting Special Shares of a par value of US$0.0001 in the capital of Prospector, and (vi) Class F Non-Voting Special Shares of a par value of US$0.0001 in the capital of Prospector, each having the rights provided for in the Prospector Articles.

“Prospector Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to a Group Company, to any Company Shareholders or any Company Equity Award holder pursuant to the terms of the Business Combination Agreement or any Ancillary Document), whether or not due, by Prospector, in connection with the negotiation, preparation or execution of the Business Combination Agreement or any Ancillary Document, the performance of its covenants or agreements in the Business Combination Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including the PIPE Financing), including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of Prospector and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to Prospector pursuant to the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Prospector Expenses shall not include any Company Expenses.

“Prospector New Earnout Special Shares” means Prospector Earnout Special Shares after giving effect to the Prospector Continuance.

“Prospector New Sponsor Non-Voting Special Shares” means Prospector Sponsor Non-Voting Special Shares after giving effect to the Prospector Continuance.

“Prospector New Vesting Sponsor Warrants” means Prospector Vesting Sponsor Warrants after giving effect to Prospector Continuance.

“Prospector New Warrants” means Prospector Warrants after giving effect to the Prospector Continuance.

“Prospector Non-Redeeming Shareholder” means each holder of a Prospector Class A Share that elects not to participate in the Prospector Shareholder Redemption.

“Prospector Shares” means (a) prior to the consummation of the Prospector Share Conversion, collectively, the Prospector Class A Shares and the Prospector Class B Shares, (b) from and after the consummation of the Prospector Share Conversion but prior to the consummation of the Prospector Continuance, collectively, the Prospector Class A Shares, the Prospector Sponsor Non-Voting Special Shares and the Prospector Earnout Special Shares, and (c) from and after the consummation of the Prospector Continuance, the Prospector Common Shares, the Prospector New Sponsor Non-Voting Special Shares and the Prospector New Earnout Special Shares. Any reference to the Prospector Shares in the Business Combination Agreement or any Ancillary Document shall be deemed to refer to clause (a), (b), and/or clause (c) of this definition as the context so requires.

“Prospector Share Conversion” means the conversion of each Prospector Class B Share into 0.75 of a Prospector Class A Share and 0.25 of a Prospector Sponsor Non-Voting Special Shares pursuant to the provisions of the Business Combination Agreement and the Plan of Arrangement.

“Prospector Share Issuance” means the issuance by Prospector of one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by each Prospector Non-Redeeming Shareholder.

“Prospector Shareholder Approval” means (i) with respect to the Business Combination Proposal, the Prospector Authorized Share Capital Proposal and the Adjournment Proposal, the affirmative vote of the holders of at least a majority of the Prospector Shares present in person or represented by proxy and entitled to vote at the Prospector Shareholders Meeting, in each case, in accordance with the Prospector Canada Governing Documents and applicable Law; and (ii) with respect to the Continuance Proposal, the Amalgamation Proposal, the A&R Prospector Governing Documents Proposal and the AmalCo Governing Documents Proposal, the affirmative vote of the holders of at least two-thirds of the Prospector Shares present in person or represented by proxy and entitled to vote at the Prospector Shareholders Meeting, in each case, in accordance with the Prospector Canada Governing Documents and applicable Law.

“Prospector Shareholder Redemption” means the redemption of Prospector Class A Shares on the terms and subject to the conditions set forth in the Prospector Governing Documents.

“Prospector Sponsor Non-Voting Special Shares” means a new class of shares in the capital of Prospector convertible into Prospector Class A Shares based on a vesting schedule, which shall comprise Class A Non-Voting Special Shares of a par value of US$0.0001 in the capital of Prospector (other than any Prospector Earnout Special Shares), each having the rights provided for in the Prospector Articles.

“Prospector Transactions” means, sequentially, (i) the Prospector Shareholder Redemption, (ii) the Prospector Share Issuance (iii) the Prospector Unit Separation, (iv) the Prospector Vesting Addition, (v) the Prospector Share Conversion, and (vi) the Prospector Continuance, as set out in the Business Combination Agreement, all of which shall occur on the Effective Date and prior to the Arrangement Effective Time.

“Prospector Unit” means each outstanding unit consisting of one Prospector Class A Share and one third of one Prospector Warrant.

“Prospector Unit Separation” means the automatic separation of the Prospector Class A Shares and the Prospector Warrants comprising each issued and outstanding Prospector Unit immediately prior to the Prospector Share Issuance and the holder thereof being deemed to hold one Prospector Class A Share and one-third of one Prospector Warrant, provided, that no fractional Prospector Warrants will be issued in connection with the Prospector Unit Separation such that if a holder of Prospector Units would be entitled to receive a fractional Prospector Warrant upon the Prospector Unit Separation, the number of Prospector Warrants to be issued to such holder upon the Prospector Unit Separation shall be rounded down to the nearest whole number of Prospector Warrants.

“Prospector Vesting Addition” means the addition of any vesting conditions to the Prospector Warrants as per the terms of the Sponsor Letter Agreement.

“Prospector Vesting Sponsor Warrants” means the Prospector Warrants subject to the Prospector Vesting Addition as per the terms of the Sponsor Letter Agreement.

“Prospector Warrants” means each warrant to purchase one Prospector Class A Share at an exercise price of US$11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and Sponsor Letter Agreement, and shall include the Prospector Vesting Sponsor Warrants.

“Prospectus” means the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-251523) filed with the U.S. Securities and Exchange Commission in connection with the IPO.

“PRSI” means the non-interest bearing loan agreement with IQ, dated as of January 23, 2020, providing for a loan of up to $19.8 million.

“Public Warrants” means the Prospector Warrants issued and delivered to public investors in the IPO.

“Registration Rights Agreement” means the registration rights agreement to be entered into at Closing, by and among the Surviving Company, the Sponsor, the PIPE Investors and certain existing shareholders of the Company, in the form attached this proxy statement/prospectus as Annex H.

“Rollover Equity Award” means an equity award with respect to the Surviving Company Shares that is received in exchange for a Company Equity Award upon disposition and cancellation of such Company Equity Award.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Prospector Capital Sponsor, LLC, a Cayman Islands limited liability company.

“Sponsor Letter Agreement” means the Sponsor Letter Agreement, dated as of June 12, 2023, among Prospector, LeddarTech, Newco, FS Investors and Sponsor attached to this proxy statement/prospectus as Annex I.

“Subscription Agreement” means the Subscription Agreement, dated as of June 12, 2023 and amended as of October 30, 2023, among LeddarTech Inc. and the PIPE Investors.

“Subsidiary” has the meaning attributed to such term in the CBCA.

“Surviving Company” means LeddarTech Holdings Inc., the corporation resulting from the amalgamation of LeddarTech and AmalCo.

“Surviving Company Board” means the board of directors of the Surviving Company.

“Surviving Company Common Shares” means the AmalCo Common Shares outstanding immediately after the Company Amalgamation.

“Surviving Company Earnout Non-Voting Special Shares” means the AmalCo Earnout Non-Voting Special Shares outstanding immediately after the Company Amalgamation.

“Surviving Company Governing Documents” means the AmalCo Governing Documents following the Company Amalgamation.

x

“Surviving Company Shares” means, collectively, the Surviving Company Common Shares, the Surviving Company Earnout Non-Voting Special Shares and the Surviving Company Sponsor Non-Voting Special Shares.

“Surviving Company Sponsor Non-Voting Special Shares” means the AmalCo Sponsor Non-Voting Special Shares outstanding immediately after the Company Amalgamation.

“Surviving Company Vesting Sponsor Warrants” means AmalCo Vesting Sponsor Warrants outstanding immediately after the Company Amalgamation.

“Surviving Company Warrants” means each warrant representing the right to purchase one (1) Surviving Company Common Share at an exercise price of $11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement and shall include Surviving Company Vesting Sponsor Warrants.

“Termination Date” means December 31, 2023.

“Warrant Agreement” means the Warrant Agreement, dated as of January 7, 2021, by and between Prospector and Continental Stock Transfer & Trust Company, as trustee.

EXCHANGE RATE INFORMATION

The following table sets forth, for the periods presented, the rates of exchange of one United States dollar, expressed in Canadian dollars, (i) the high and low exchange rates during each period, (ii) the average of the exchange rates on the last day of each month during each period, and (iii) the exchange rate at the end of each period. These rates are based on the data published by the Bank of Canada.

	High	Low	Average	End
Year ended December 31, 2020	$1.4495	$1.2718	$1.3414	$1.2732
Year ended December 31, 2021	$1.2942	$1.2040	$1.2535	$1.2678
Year ended December 31, 2022	$1.3856	$1.2451	$1.3011	$1.3544
January 2023	$1.3658	$1.3314	$1.3427	$1.3350
February 2023	$1.3622	$1.3312	$1.3450	$1.3609
March 2023	$1.3807	$1.3533	$1.3682	$1.3533
April 2023	$1.3625	$1.3359	$1.3490	$1.3578
May 2023	$1.3628	$1.3354	$1.3520	$1.3603
June 2023	$1.3445	$1.3151	$1.3288	$1.3248
July 2023	$1.3366	$1.3111	$1.3215	$1.3188
August 2023	$1.3611	$1.3274	$1.3485	$1.3508
September 2023	$1.3684	$1.3445	$1.3535	$1.3586
October 2023	$1.3882	$1.3585	$1.3717	$1.3874
November 2023 (through November 27)	$1.3875	$1.3623	$1.3730	$1.3635

____________

All information in this table is based on the daily average exchange rate published by the Bank of Canada on each business day by 4:30 PM ET.

On November 27, 2023, the daily average exchange rate published by the Bank of Canada was US$1.00 equals $1.3635. The U.S./Canadian dollar exchange rate has varied significantly over the last several years, and investors are cautioned that the exchange rates presented here are historical and are not indicative of future exchange rates.

INDUSTRY AND MARKET DATA

The industry and market data relating to LeddarTech’s business included in this proxy statement/prospectus is based on LeddarTech’s internal estimates and research, as well as publications, research, surveys and studies conducted by independent third parties not affiliated to LeddarTech. Industry publications, studies and surveys generally state that they were prepared based on sources believed to be reliable, although there is no guarantee of accuracy. While LeddarTech believes that each of these studies and publications is reliable, LeddarTech has not independently verified the market and industry data provided by third-party sources. In addition, while LeddarTech believes its internal research is reliable, such research has not been verified by any independent source. LeddarTech notes that assumptions underlying industry and market data are subject to risks and uncertainties, including those discussed under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” of this proxy statement/prospectus.

Trademarks, trade names and service marks

LeddarTech, Newco, Prospector and their respective subsidiaries and affiliates own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their respective businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks, including, but not limited to, LeddarVision™, LeddarSense™ and VayaVision™. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the EGM, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to Prospector’s shareholders. Prospector urges its shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the Business Combination and the voting procedures for the extraordinary general meeting, which will be held at 10:00 a.m., Eastern Time, on December 13, 2023 at 1221 Avenue of Americas, New York, NY 10020, and virtually via live webcast. To participate in the EGM online, visit https://www.cstproxy.com/prospectorcapital/egm2023 and enter the 12 digit control number included on your proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the extraordinary general meeting, as described in this proxy statement/prospectus.

Questions and Answers About the EGM of Prospector’s Shareholders and the Related Proposals

Q.     Why am I receiving this proxy statement/prospectus?

A.     You are receiving this proxy statement/prospectus in connection with the EGM of Prospector. Prospector is holding the EGM to consider and vote upon the shareholder proposals described below, including a proposal to approve and adopt the Business Combination Agreement and approve the Business Combination.

Prospector’s shareholders are being asked to consider and vote upon the shareholder proposals described below.

The presence, in person or by proxy, of Prospector shareholders representing a majority of the issued and outstanding ordinary shares on November 14, 2023 (the “Record Date”) and entitled to vote on the shareholder proposals to be considered at the EGM, will constitute a quorum for the EGM.

THE VOTE OF PUBLIC SHAREHOLDERS IS IMPORTANT.    PUBLIC SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF PROSPECTOR AND THE COMPANY, CAREFULLY AND IN ITS ENTIRETY.

Q.     What matters will shareholders consider at the EGM?

A.     At Prospector’s EGM, Prospector will ask its shareholders to vote in favor of the following proposals (the “Shareholder Proposals”):

The Business Combination Proposal — a proposal to approve, by way of ordinary resolution under Cayman Islands law, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination.

The Prospector Authorized Share Capital Proposal — a proposal to increase, by way of ordinary resolution under Cayman Islands law, the authorized share capital of Prospector in order to create (i) the Prospector Sponsor Non-Voting Special Shares and (ii) the Prospector Earnout Special Shares.

The A&R Prospector Governing Documents Proposal — a proposal to approve, by way of special resolution under Cayman Islands law, and adopt an amendment to the Prospector Articles to effect (i) the Prospector Share Issuance, (ii) the creation the Prospector Sponsor Non-Voting Special Shares, (iii) the creation of the Prospector Earnout Special Shares and (iv) the conversion of each Prospector Class B Share (as defined herein) into 0.75 Prospector Class A Shares and 0.25 Prospector Sponsor Non-Voting Special Shares.

The Continuance Proposal — a proposal to approve, by way of special resolution under Cayman Islands law, the Continuance as part of the Plan of Arrangement, in substantially the form attached to this proxy statement/prospectus as Annex C, subject to amendments and variations in accordance with the Business Combination Agreement and, in connection therewith, the adoption of the Prospector Canada Governing Documents, copies of which are attached to this proxy statement/prospectus as Annex D.

The Amalgamation Proposal — a proposal to approve the Prospector Amalgamation as part of the Plan of Arrangement, in substantially the form attached to this proxy statement/prospectus as Annex C, subject to amendments and variations in accordance with the Business Combination Agreement.

The AmalCo Governing Documents Proposal — the proposal to approve and adopt the articles and by-laws of AmalCo, on an advisory basis, in their entirety, copies of which are attached to this proxy statement/prospectus as Annex E, and the sub-proposals to approve those material aspects of the AmalCo Governing Documents that do not appear in or are different from the Articles.

The Adjournment Proposal — a proposal to adjourn the EGM to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the EGM, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

After careful consideration, the Prospector Board has determined that each of (a) the Business Combination Proposal, (b) the Prospector Authorized Share Capital Proposal, (c) A&R Prospector Governing Documents Proposal, (d) the Continuance Proposal, (e) the Amalgamation Proposal, (f) the AmalCo Governing Documents Proposal and (g) the Adjournment Proposal, if presented, are in the best interests of Prospector and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those Shareholder Proposals.

The existence of financial and personal interests of one or more of Prospector’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Prospector and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Shareholder Proposals. When you consider the recommendation of Prospector’s board of directors in favor of approval of each of the Shareholder Proposals to be presented at the EGM, you should keep in mind that certain of Prospector’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. See the section entitled “The Business Combination — Interests of Prospector’s Executive Directors and Officers in the Business Combination.”

Q.     Are any of the proposals conditioned on one another?

A.     The Closing of the Business Combination is conditioned on the approval of each of the proposals presented at the EGM, except for the Adjournment Proposal. In addition, each of the other proposals (other than the Adjournment Proposal), is conditioned on the approval of all other proposals at the EGM, except for the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal at the EGM. It is important to note that in the event that any proposal, other than the Adjournment Proposal, is not approved, then Prospector will not consummate the Business Combination. If Prospector does not consummate the Business Combination and fails to complete an initial business combination by December 31, 2023, Prospector will be required to dissolve and liquidate.

Q.     What vote is required to approve the Shareholder Proposals?

A.     The approval of each of the Business Combination Proposal, the Prospector Authorized Share Capital Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Prospector Shares issued and outstanding, together as a single class, represented in person or by proxy and entitled to vote thereon and who do so in person or by proxy at the EGM.

The approval of each of the A&R Prospector Governing Documents Proposal, the Continuance Proposal, the Amalgamation Proposal and the AmalCo Governing Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the Prospector Shares who attend and vote, together as a single class, represented in person or by proxy, at the EGM. Prospector Shares that are present virtually during the EGM constitute Prospector Shares represented “in person.”

Accordingly, if a shareholder fails to attend virtually or in person at the EGM or fails to submit a valid proxy (or have its broker or other nominee submit one on its behalf), such shares will not be counted for the purposes of establishing a quorum. If a shareholder does not attend the EGM (virtually or in person) or appoint a proxy, such shares will not be counted for the purposes of any vote. Abstentions, shares represented at the EGM online or by proxy but not voted on one or more proposals, or a broker non-vote, so long as the shareholder has given the broker or other nominee voting instructions on at least one of the proposals in this proxy statement/prospectus, will each count as present for the purposes of establishing a quorum. However, neither a shareholder’s failure to vote online or by proxy, a broker non-vote nor an abstention will be considered a vote cast at the EGM and thus will have no effect on the outcome of any of the proposals presented at the EGM. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the EGM.

As of the Record Date, the Sponsor beneficially owned an aggregate of approximately 78.7% of the outstanding shares of Prospector Shares. The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Prospector Class A Shares. As a result, we would not need any additional Prospector Class A Shares to be voted in favor of the Shareholder Proposals to have the Shareholder Proposals, including the Business Combination Proposal, approved.

Q.     What will happen upon the consummation of the Business Combination?

A.     Following the Continuance and upon the consummation of the Prospector Amalgamation, non-redeeming shareholders of Prospector immediately prior to the consummation of such transactions will hold two AmalCo Shares for each Prospector Share held immediately prior to such transactions and each holder of Prospector Warrants immediately prior to such transactions will hold one AmalCo Warrant for each Prospector Warrant held immediately prior to such transactions. Following the Prospector Amalgamation and upon the consummation of the Share Exchange, AmalCo will acquire all of the issued and outstanding Company Common Shares from LeddarTech Holders in exchange for AmalCo Shares having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share). The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks. See “Risk Factors — Risks Related Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “ — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.” Upon the Closing, LeddarTech will amalgamate with AmalCo and the Surviving Company will use the name “LeddarTech Holdings Inc.” In connection with the Company Amalgamation, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company and each of LeddarTech’s Equity Awards that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement will be exchanged for an equity award with respect to Surviving Company Shares, the Equity Plans (other than the Incentive Plan) will be terminated, and the options to purchase LeddarTech’s class M shares will become options to purchase Surviving Company Common Shares. See “Prospector Shareholder Proposal No. 1 — The Business Combination Proposal” for further information on the consideration being paid in the Business Combination.

Q.     How has the announcement of the Business Combination affected the trading price of the Prospector Shares?

A.     On June 9, 2023, the last trading date prior to the public announcement of the Business Combination, Prospector Units, Prospector Class A Shares and Prospector Warrants closed at US$10.41, US$10.43 and US$0.055, respectively. As of November 27, 2023, the last practicable trading day immediately prior to the date of this proxy statement/prospectus, the closing price for each of the Prospector Units, Prospector Class A Shares and Prospector Warrants closed at US$10.79, US$10.79 and US$0.055, respectively.

Q.     What are the U.S. federal income tax consequences of the Prospector Share Issuance?

A.     As discussed more fully below under the section entitled “Material U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences of the Prospector Share Issuance to U.S. Holders,” the Prospector Share Issuance is expected to be a taxable transaction for U.S. Holders. If you are a U.S. Holder receiving Prospector Class A Shares in the Prospector Share Issuance, you are urged to consult your tax advisor to determine the tax consequences thereof.

Q.     Why is Prospector proposing the Business Combination Proposal?

A.     Prospector was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Prospector is not limited to any particular industry or sector but decided to target opportunities that focus on advanced and highly differentiated solutions for the technology sector, including advanced communications, applications and services (such as 5G), cloud and edge computing, artificial intelligence (AI), machine learning (ML), augmented and virtual reality (AR/VR), disruptive transport technologies and computer vision. Since Prospector’s organization, the Prospector team has sought to identify suitable candidates in order to effect such a transaction. In its review of the Company, the Prospector Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the Prospector Board has determined that the Business Combination presents a highly-attractive business combination opportunity and is in the best interests of Prospector shareholders. The Prospector Board believes that, based on its review and consideration, the Business Combination with the Company presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Prospector shareholder approval of the Business Combination is required by the Business Combination Agreement. See the section entitled “Prospector Shareholder Proposal No.1 — The Business Combination Proposal — Prospector’s Board’s Reasons for the Approval of the Business Combination” and “Risk Factors — Risks Related to Our Business” for more details.

Q.     Why is Prospector proposing the Prospector Authorized Share Capital Proposal?

A.     The purpose of the Prospector Authorized Share Capital Proposal is to increase the authorized share capital of Prospector in order to create (i) the Prospector Sponsor Non-Voting Special Shares and (ii) the Prospector Earnout Special Shares.

Q.     Why is Prospector proposing the A&R Prospector Governing Documents Proposal?

A.     The purpose of the A&R Prospector Governing Documents Proposal is to amend the Prospector Articles such that (i) Prospector can issue one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by shareholders who do not redeem their Prospector Class A Shares in connection with the Business Combination and (ii) new classes of shares of capital in Prospector can be created, convertible into Prospector Class A Shares and redeemable in accordance with their terms.

Q.     How do Prospector’s Articles differ from AmalCo’s articles and by-laws to be adopted in connection with the Business Combination pursuant to the AmalCo Governing Documents Proposal?

A.     The provisions of Prospector’s Articles relating to the Prospector Class B Shares, the IPO, the Sponsor, the Business Combination and other related matters will not be reproduced in AmalCo’s articles and by-laws as they will no longer be relevant. As the Prospector Class B Shares will have been converted into Prospector Common Shares and Prospector Sponsor Non-Voting Special Shares following the Continuance, AmalCo’s articles will provide that its authorized capital will only consist of an unlimited number of common shares, an unlimited number of Class A Non-Voting Special Shares, an unlimited number of Class B Non-Voting Special Shares, an unlimited number of Class C Non-Voting Special Shares, an unlimited number of Class D Non-Voting Special Shares, an unlimited number of Class E Non-Voting Special Shares, an unlimited number of Class F Non-Voting Special Shares and an unlimited number of special shares, issuable in classes.

Subject to certain rights of the holders of preferred shares and any other class ranking senior to the common shares, holders of common shares will have the right to receive notice of, and to attend and vote at all meetings of the shareholders which they are entitled to vote of AmalCo (with each common share entitling the holder thereof to one vote), to receive dividends declared on the common shares and to receive the remaining property and assets of AmalCo in the event of a liquidation, dissolution or winding up of AmalCo. In accordance with AmalCo’s articles, the board of directors will be authorized to issue preferred shares from time to time in one or more series and to fix the rights, qualifications, limitations or restrictions, if any, of such preferred shares.

AmalCo will have customary by-laws for a Canadian public company incorporated under the CBCA. Its board of directors will consist of a maximum of seven directors and, as opposed to Prospector’s Articles, the board will not be divided into classes and each director will be elected on an annual basis. The board of directors, the chair of the board, the president and the chief executive officer of AmalCo will have the power to call a meeting of shareholders upon notifying the shareholders at least 21 days and not more than 60 days prior to the date of such meeting. AmalCo’s by-laws will provide that a quorum is present at a meeting of shareholders if the holders of not less than 331/3% of the shares entitled to vote at such meeting are present in person or represented by proxy, regardless of the number of persons actually present at the meeting. Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the CBCA or other applicable law requires otherwise. The chair of any meeting of shareholders will not be entitled to a second or casting vote in the event that there is an equality of votes.

AmalCo’s by-laws will include an advance notice provision which sets out the manner in which persons may be nominated for election to the board of directors. Among other things, the advance notice provision will provide that notice of a nomination must be provided to the board of directors, in the case of an annual meeting, not less than 30 days and not more than 50 days prior to the date of the meeting, and in the case of a special meeting (which is also not an annual meeting), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made. A proper notice must be in written form and set forth certain prescribed information about the proposed nominee and the nominating shareholder.

AmalCo’s by-laws will also provide, subject to limited exceptions, that the Superior Court of Québec, Canada and the appellate courts therefrom will be the sole and exclusive forum for certain shareholder litigation matters.

Q.     Who is the Company?

A.     LeddarTech Inc. was formed on July 3, 2007 under the CBCA and is a leading company in the development of software targeted at the advanced driver assistance system (“ADAS”) and autonomous driving (“AD”) market. LeddarTech provides innovative low-level sensor fusion and perception ADAS and AD software technology that delivers high performance and is scalable, cost-effective and sensor-agnostic. These solutions enable customers to solve critical environmental sensing, fusion and perception challenges across the entire value chain.

Q.     What equity stake will current Prospector shareholders and Company shareholders have in the Surviving Company after the Closing?

A.     It is anticipated that, immediately following upon completion of the Business Combination, and assuming no redemptions, (i) Prospector’s existing public shareholders would own approximately 14.4% of the outstanding Surviving Company Common Shares, (ii) the Sponsor (excluding securities acquired in the PIPE Financing) would own approximately 20.0% of the outstanding Surviving Company Common Shares, (iii) the Company Shareholders (including affiliates of the Sponsor, but excluding securities acquired in the PIPE Financing) would own approximately 37.7% of the outstanding Surviving Company Common Shares and (iv) PIPE Investors (solely with respect to securities acquired in the PIPE Financing) would own approximately 27.9% of the outstanding Surviving Company Common Shares. The foregoing anticipated ownership percentages at closing assume that none of the secured convertible notes issued in the PIPE Financing have been converted. Such secured convertible notes would entitle the holders to convert into approximately 4.4 million Surviving Company Common Shares at closing, without giving effect to any PIK interest. The expected number of Surviving Company Shares to be issued by Surviving Company and the ownership percentages set forth above are calculated based on a number of additional assumptions, including that (i) none of Prospector’s existing public shareholders exercise their redemption rights and (ii) no exercise of any Company or Prospector warrants or outstanding Company options prior to or in connection with the Business Combination has occurred, and are subject to adjustment in accordance with the terms of the Business Combination Agreement.

If the actual facts are different than these assumptions, the percentage ownership retained by Prospector’s existing shareholders will be different. For example, assuming that (i) public shareholders exercise their redemption rights with regard to all of the Prospector Class A Shares and (ii) no additional equity securities of Prospector are issued, (w) Prospector’s public shareholders would not own any of the outstanding Surviving Company Common Shares, (x) the Sponsor (excluding securities acquired in the PIPE Financing) would own approximately 23.4% of the outstanding Surviving Company Common Shares, (y) the Company Shareholders (including affiliates of the Sponsor, but excluding securities acquired in the PIPE Financing) would own approximately 44.1% of the outstanding Surviving Company Common Shares and (z) PIPE Investors (solely with respect to securities acquired in the PIPE Financing) would own approximately 32.5% of the outstanding Surviving Company Common Shares, in each case upon completion of the Business Combination. If public shareholders exercise their redemption rights with regard to all of the Prospector Class A Shares, there may be a significant impact on the Surviving Company’s liquidity. See “Risk Factors — Risks Related to Our Business — The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways” and “LeddarTech Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and capital management.”

Q.     Who will be the directors of the Surviving Company if the Business Combination is consummated?

A.     The Business Combination Agreement provides that the parties will take all action within their power as may be necessary or appropriate such that, immediately following the consummation of the Business Combination, the Surviving Company board of directors the Surviving Company Board will be comprised of seven directors, including two directors designated by Sponsor.

Under the Sponsor Letter Agreement, FS Investors will have the right to designate for nomination a number of directors to the Surviving Company Board as follows: (i) two members designated by FS Investors so long as FS Investors and the Sponsor in the aggregate beneficially own at least 20% of the outstanding the Surviving Company Shares and (ii) one member designated by FS Investors thereafter until the date that FS Investors and the Sponsor in the aggregate beneficially own at least 10% of the outstanding Surviving Company Shares.

Under the Investor Rights Agreement, IQ will also have the right to designate for nomination one director to the Surviving Company Board for so long as IQ holds more than 60% of the equity interests in the Company that it owns at closing of the PIPE Financing, provided, however, that IQ shall nonetheless maintain its nomination right in respect of the next shareholders meeting relating to the election of directors of the Surviving Company that is called after the date upon which IQ’s equity interest falls below the foregoing threshold.

Upon the Closing, the initial directors of the Surviving Company are expected to be Frantz Saintellemy, Charles Boulanger, Derek Aberle, Nick Stone, Michelle Sterling and Yann Delabrière, with an additional director expected to be nominated by IQ and appointed to the Surviving Company board of directors following the Closing.

Q.     What conditions must be satisfied to complete the Business Combination?

A.     There are a number of closing conditions in the Business Combination Agreement that must be satisfied or waived in order to complete the Business Combination, including, among others, that (i) Prospector’s and the Company’s shareholders have approved and adopted the Business Combination Agreement and the Business Combination and (ii) immediately after the Closing, the aggregate cash proceeds actually received (or deemed received) by LeddarTech, AmalCo or the Surviving Company in respect of the PIPE Financing, together with any funds in the Trust Account, shall be equal to or greater than US$43.0 million. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “The Business Combination Agreement.”

Q.     Do the Company’s shareholders need to approve the Business Combination?

A.     Yes. It is a condition to Closing that the Company Holders approve the Arrangement and related transactions. In order to approve the Arrangement, LeddarTech convened a meeting of LeddarTech Holders pursuant to an interim order of the Court, providing for, among other things, the calling and holding of such meeting to consider, and if deemed advisable approve, a special resolution of LeddarTech Holders in respect of the Arrangement and related transactions, in substantially the form attached as Exhibit A to the Business Combination Agreement (which is included as Annex A to this proxy statement/prospectus). In connection with such meeting, LeddarTech distributed a management information circular to its shareholders.

Concurrently with the execution of the Business Combination Agreement, certain Company Shareholders constituting a Preferred Majority and a Class D Majority (in each case as defined in the Company Shareholders Agreement) (collectively, the “Supporting Company Shareholders”) have duly executed and delivered to Prospector and the Company the Consent and Waiver of the Supporting Company Shareholders.

Q.     Do the Company’s shareholders have dissent rights?

A.      Company Holders are entitled to dissent rights on the Company Arrangement Resolution if they follow procedures specified in the CBCA, as may be modified by the Interim Order, the Final Order and the Plan of Arrangement.

Q.     May Prospector, the Sponsor or Prospector’s directors, officers or advisors, or their affiliates, purchase shares in connection with the Business Combination?

A.     In connection with the shareholder vote to approve the proposed Business Combination, and assuming Prospector does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Sponsor and Prospector’s initial shareholders, directors, officers, advisors and/or their affiliates may purchase Class A Shares or Warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. There is no limit on the number of shares Prospector’s initial shareholders, directors, officers, advisors and/or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or Warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In the event that the Sponsor, directors, officers, advisors and/or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Prospector does not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. The purpose of any such purchases of shares could be to (i) vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or (ii) to satisfy the closing condition to have a minimum net worth or a certain amount of cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of Warrants could be to reduce the number of Warrants outstanding or to vote such Warrants on any matters submitted to the warrant holders for approval in connection with the Business Combination. Any such purchases of Prospector’s securities may result in the completion of the Business Combination that may not otherwise have been possible.

Q.     What is the PIPE Financing?

A.     Prior to the execution of the Business Combination Agreement, the Company entered into the Subscription Agreement with certain PIPE Investors, pursuant to which the PIPE Investors agreed to purchase convertible notes of the Company in an aggregate principal amount of approximately US$44.0 million, payable in two tranches. The issuance of the first tranche of the PIPE Financing in the aggregate principal amount of approximately US$22.0 million occurred in connection with the execution of the Business Combination Agreement. FS LT Holdings LP, an affiliate of the Sponsor, and the Sponsor are participants in the PIPE Financing and are investing US$17,025,000 in the PIPE Financing. Derek Aberle, the Chief Executive Officer of Prospector, and a member of the board of directors of LeddarTech, is an existing investor in the Company and is investing US$210,000 in the PIPE Financing.

Q.     How many votes do I have at the EGM?

A.     Prospector’s shareholders are entitled to one vote at the EGM for each Prospector Share held of record as of the Record Date. As of the close of business on the Record Date, there were 10,319,056 outstanding Prospector Shares.

Q.     How will the Sponsor vote?

A.     Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Letter Agreement with Prospector, the Company and Newco, pursuant to which the Sponsor agreed to, among other things, (i) vote or cause to be voted (whether in person, by proxy or by action by written consents, as applicable all of its Prospector Class B Shares in favor of the Business Combination; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) waive the anti-dilution protection with respect to the Prospector Class B Shares (whether resulting from the PIPE Financing or otherwise), in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

Q.     What interests do Prospector’s current officers and directors have in the Business Combination?

A.     Prospector’s directors and executive officers may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include:

•        the beneficial ownership of the Sponsor and certain of Prospector’s officers and directors of an aggregate of 8,125,000 Prospector Class B Shares, which shares would become worthless if Prospector does not complete a business combination within the applicable time period, as the Sponsor and independent directors have waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately US$87.8 million based on the closing price of Class A Shares of US$10.80 on Nasdaq on November 14, 2023, the Record Date for the EGM of the shareholders;

•        Messrs. Aberle and Stone, Prospector’s Chief Executive Officer and Chief Financial Officer, respectively, are both directors of Prospector, managers of the Sponsor, serve on the board of directors of the Company and Mr. Stone is a manager of FS Investors, which holds approximately 25.8% of the Company on an as-converted basis prior to the Business Combination. As a result of the foregoing, Messrs. Aberle and Stone may be deemed to have a significant influence over the Company and conflicts of interest in the Business Combination with the Company. All of the other members of Prospector board of directors other than Ron Lumbra have direct or indirect investments in the Company prior to the Business Combination through an investment vehicle created by FS Investors. Mr. Aberle is also an existing investor in the Company and is investing US$210,000 in the PIPE Financing;

•        the Sponsor is expected to hold an aggregate of approximately 20.0% of the outstanding Surviving Company Shares upon the consummation of the Business Combination, assuming no redemptions by Prospector’s public shareholders;

•        Prospector’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on Prospector’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated;

•        the potential continuation of certain of Prospector’s directors as directors of the Surviving Company;

•        the continued indemnification of current directors and officers of Prospector and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•        the Articles provide that Prospector renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Prospector and such opportunity is one Prospector is legally and contractually permitted to undertake and would otherwise be reasonable for Prospector to pursue, and to the extent the director or officer is permitted to refer that opportunity to Prospector without violating another legal obligation. Notwithstanding such provision, Prospector believes that such provision did not impact Prospector’s search for a business combination target because Prospector’s officers and directors have confirmed to Prospector that there were no such corporate opportunities that were not presented to Prospector pursuant to such provision.

These interests may influence Prospector’s directors in making their recommendation to vote in favor of the approval of the Business Combination Proposal. Please read the section entitled “The Business Combination — Interests of Prospector’s Directors and Officers in the Business Combination.”

Q.     Did Prospector’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.     Yes. On June 8, 2023, at a meeting of the Prospector Board, Current Capital Securities LLC (“Current Capital”) rendered its oral opinion to the Prospector Board, subsequently confirmed in writing, as to the fairness, from a financial point of view, as of such date, to Prospector of the consideration to be received by the Company’s equityholders pursuant to the Business Combination Agreement, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Current Capital in preparing its opinion.

The full text of Current Capital’s written opinion, dated June 8, 2023, which sets forth the procedures followed, assumptions made, matters considered, qualifications and limitations on the review undertaken, and other matters considered by Current Capital in connection with the opinion, is attached to this proxy statement/prospectus as Annex J. The summary of Current Capital’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Current Capital’s written opinion. Current Capital’s opinion was provided for the information and assistance of the Prospector Board and the opinion does not constitute a recommendation as to how any Prospector shareholder should vote or act (including with respect to any redemption rights) with respect to the Business Combination or any other matter.

Q.     What happens if the Business Combination Proposal is not approved?

A.     If the Business Combination Proposal is not approved and Prospector does not consummate a business combination by December 31, 2023, Prospector will be required to dissolve and liquidate the Trust Account.

Q.     Do I have redemption rights?

A.     If you are a holder of Prospector Class A Shares, you may redeem, prior to the Continuance, your Prospector Class A Shares for cash equal to your pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of Prospector’s IPO, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Prospector to pay its income taxes and for working capital purposes. The per-share amount Prospector will distribute to holders who properly redeem their shares will not be reduced by the deferred underwriting commissions Prospector would have paid to the underwriters of the IPO if the Business Combination is consummated, as the underwriter waived any entitlement to the deferred underwriting commission. Each of our public shareholders will be entitled to receive one Prospector Class A Share for each Prospector Class A Share they elect to not redeem in connection with the closing of the Business Combination.

Holders of the outstanding Public Warrants issued in Prospector’s IPO do not have redemption rights with respect to such warrants in connection with the Business Combination. The Sponsor, officers and directors have agreed to waive their redemption rights with respect to their Prospector Class B Shares and any Prospector Class A Shares that they may have acquired during or after Prospector’s IPO in connection with the completion of Prospector’s initial business combination. The Prospector Class B Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Additionally, Prospector Class A Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Prospector to pay income taxes (less US$100,000 of interest to pay dissolution expenses), in connection with the liquidation of the Trust Account.

Q.     How do I exercise my redemption rights?

A.     In order to exercise your redemption rights, you must, prior to 5:00 p.m. Eastern time on December 12, 2023 (one business day before the EGM), (i) submit a written request to Prospector’s transfer agent that Prospector redeem your Prospector Class A Shares for cash (and first elect to separate your Prospector Units into the underlying Prospector Class A Shares and Warrants, if applicable), and (ii) deliver your share certificates to Prospector’s transfer agent physically or electronically through the DTC. The address of Continental Stock Transfer & Trust Company, Prospector’s transfer agent (the “Transfer Agent”), is listed under the question “Who can help answer my questions?” below. Prospector requests that any requests for redemption include the identity as to the beneficial owner making such request. Electronic delivery of your share certificates generally will be faster than delivery of physical share certificates.

A physical share certificate will not be needed if your share certificates are delivered to Prospector’s transfer agent electronically. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and Prospector’s transfer agent will need to act to facilitate the request. It is Prospector’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent.

However, because Prospector does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Prospector’s consent, until the vote is taken with respect to the proposals to be presented at the EGM. If you delivered your share certificates for redemption to Prospector’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Prospector’s transfer agent return the share certificates (physically or electronically). Such requests may be made by contacting Prospector’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Holders of Prospector Class A Shares will be entitled to request that their Prospector Class A Shares be redeemed for the Redemption Price. For illustrative purposes, as of November 24, 2023, this would have amounted to approximately US$10.90 per issued and outstanding Prospector Class A Share. However, the proceeds deposited in the Trust Account could become subject to the claims of Prospector’s creditors, if any, which could have priority over the claims of the Prospector Class A Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote, how you vote, on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to Prospector Class A Shareholders electing to redeem their Prospector Class A Shares will be distributed promptly after the consummation of the Business Combination. Each of our public shareholders will be entitled to receive one Prospector Class A Share for each Prospector Class A Share they elect to not redeem in connection with the closing of the Business Combination.

Q.     Is there a limit on the number of shares I may redeem?

A.     A public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the Prospector Class A Shares. Accordingly, all shares in excess of 15% of the Prospector Class A Shares owned by a holder or group of holders will not be redeemed. On the other hand, a public shareholder who holds less than 15% of the Prospector Class A Shares may redeem all of the Prospector Class A Shares held by him or her for cash.

Q.     Will how I vote affect my ability to exercise redemption rights?

A.     No. You may exercise your redemption rights whether you vote your Prospector Class A Shares for or against the Business Combination Proposal or any other proposal described in this proxy statement/prospectus, or do not vote your shares. As a result, the Business Combination Proposal, the Prospector Authorized Share Capital Proposal, the A&R Prospector Governing Documents Proposal, the Continuance Proposal, the Amalgamation Proposal and the AmalCo Governing Documents Proposal can be approved by shareholders who will redeem their Prospector Class A Shares and no longer remain shareholders, leaving shareholders who choose not to redeem their Prospector Class A Shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the continued listing standards of Nasdaq.

It is a condition to Closing under the Business Combination Agreement, however, that immediately after the Closing, the aggregate cash proceeds actually received (or deemed received) by LeddarTech, AmalCo or the Surviving Company in respect of the PIPE Financing, together with any funds in the Trust Account, shall be equal to or greater than US$43.0 million. Based on the fair value of the marketable securities held in the Trust Account and the proceeds expected to be received from the PIPE Financing, Prospector would be able to meet this closing condition even if all of the Class A Shares are redeemed. Nonetheless, if redemption of the Class A Shares causes Prospector to be unable to meet this closing condition, then the Company will not be required to consummate the Business Combination, although it may, in its sole discretion, waive this condition.

Q.     What are the U.S. federal income tax consequences of exercising my redemption rights?

A.     The U.S. federal income tax consequences of exercising your redemption rights depend on your particular facts and circumstances. See the section entitled “Material U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences for U.S. Holders Exercising Redemption Rights.” If you are a U.S. Holder of Prospector Class A Shares contemplating exercise of your redemption rights, you are urged to consult your tax advisor to determine the tax consequences thereof.

Q.     What are the U.S. federal income tax consequences of the Continuance and Prospector Amalgamation?

A.     Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences of the Continuance and the Prospector Amalgamation to U.S. Holders” below, the Continuance and the Prospector Amalgamation should each qualify as a tax-deferred reorganization within the meaning of Section 368(a)(1)(F) of the Code. In general, if the Continuance and the Prospector Amalgamation each so qualify, a U.S. Holder should not recognize any gain or loss for U.S. federal income tax purposes in connection therewith.

The tax consequences of the Continuance and the Prospector Amalgamation are complex and will depend on your particular circumstances. For a more complete discussion of the U.S. federal income tax considerations of the Continuance and the Prospector Amalgamation, see the section entitled “Material U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences of the Continuance and the Prospector Amalgamation to U.S. Holders.” If you are a U.S. Holder exchanging Prospector Class A Shares or Public Warrants in the Continuance and exchanging shares or warrants in Prospector Canada in the Prospector Amalgamation, you are urged to consult your tax advisor to determine the tax consequences thereof.

Q.     If I hold warrants, can I exercise redemption rights with respect to my warrants?

A.     No. There are no redemption rights with respect to the warrants.

Q.     Do I have appraisal rights if I object to the proposed Business Combination?

A.     No. There are no appraisal rights available to holders of Prospector Shares in connection with the Business Combination.

Q.     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A.     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay Prospector shareholders who properly exercise their redemption rights. Any additional funds available for release from the trust account will be used for general corporate purposes of the Surviving Company following the Business Combination. As of November 24, 2023, based on the fair value of the marketable securities held in the Trust Account, the amount of funds (in cash and marketable securities) in the Trust Account was US$23.9 million.

Q.     What happens if the Business Combination is not consummated?

A.     There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “The Business Combination Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, Prospector is unable to complete a business combination by December 31, 2023, the Articles provide that Prospector will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Prospector Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Prospector Class A Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Prospector’s remaining shareholders and Prospector’s board of directors, dissolve and liquidate, subject in each case to Prospector’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. See the section entitled “Risk Factors — Risks Related to Prospector and the Business Combination — If Prospector Capital Corp. is unable to complete the Business Combination or another initial business combination by December 31, 2023, Prospector Capital Corp. will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares, and, subject to the approval of its remaining shareholders and Prospector Capital Corp.’s board of directors, dissolving and liquidating.” Holders of Prospector Class B Shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to outstanding warrants. Accordingly, the warrants will expire worthless.

Q.     When is the Business Combination expected to be completed?

A.     It is currently anticipated that the Business Combination will be consummated promptly following the EGM, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see the section entitled “The Business Combination Agreement.”

Q.     What do I need to do now?

A.     You are urged to carefully read and consider the information contained in this proxy statement/prospectus, including the financial statements and annexes attached hereto, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q.     What happens if I sell my Prospector Shares before the EGM?

A.     The Record Date for the EGM is earlier than the date of the EGM and earlier than the date that the Business Combination is expected to be completed. If you transfer your Prospector Class A Shares after the applicable Record Date, but before the EGM, unless you grant a proxy to the transferee, you will retain your right to vote at the EGM but the transferee, and not you, will have the ability to redeem such shares, so long as such transferee takes the required steps to elect to redeem such shares at least one business day prior to the scheduled date of the EGM.

Q.     How do I attend the EGM virtually?

A.     You will be able to virtually attend, vote your shares and submit questions during the EGM via a live audio webcast by pre-registering at https://www.cstproxy.com/prospectorcapital/egm2023. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. However, if your shares are held in the name of your broker, bank or other nominee, you must get a legal proxy from the broker, bank or other nominee. That is the only way Prospector can be sure that the broker, bank or nominee has not already voted your shares. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Continental Stock Transfer & Trust Company contact information is as follows: 917-262-2373, or email proxy@continentalstock.com. Please allow up to 72 hours prior to the meeting for processing your control number.

Q.     How do I vote?

A.     If you were a holder of record of Prospector Shares on November 14, 2023, the Record Date for the EGM, you may vote with respect to the applicable proposals virtually or in person at the EGM or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name”, which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the EGM and vote virtually or in person, obtain a proxy from your broker, bank or nominee.

Q.     What will happen if I abstain from voting or fail to vote at the EGM?

A.     Abstentions, shares represented at the EGM online or by proxy but not voted on one or more proposals, will count as present for the purposes of establishing a quorum. However, an abstention will not be considered a vote cast at the EGM and thus will have no effect on the outcome of the any of the proposals presented at the EGM. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the EGM.

Q.     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.     Signed and dated proxies received by Prospector without an indication of how the shareholder intends to vote on a proposal will be voted in favor of each proposal presented to the shareholders.

Q.     Do I need to attend the EGM to vote my shares?

A.     No. You are invited to attend the EGM either virtually or in person to vote on the proposals described in this proxy statement/prospectus. However, you do not need to attend the EGM to vote your shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card(s) in the pre-addressed postage-paid envelope. Your vote is important. Prospector encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q.     If I am not going to attend the EGM virtually or in person, should I return my proxy card instead?

A.     Yes. After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy, as applicable, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.     If my shares are held in “street name”, will my broker, bank or nominee automatically vote my shares for me?

A.     No. If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on any of the proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote”. Broker non-votes, so long as the shareholder has given the broker or other nominee voting instructions on at least one of the proposals in this proxy statement/prospectus, will each count as present for the purposes of establishing a quorum. However, a broker non-vote will not be considered a vote cast at the EGM and thus will have no effect on the outcome of the any of the proposals presented at the EGM. However, in no event will a broker non-vote also have the effect of exercising your redemption rights for a pro rata portion of the Trust Account, and therefore no shares as to which a broker non-vote occurs will be redeemed in connection with the proposed Business Combination.

Q.     May I change my vote after I have mailed my signed proxy card?

A.     Yes. You may change your vote by sending a later-dated, signed proxy card to Morrow Sodali LLC, at 333 Ludlow Street 5th Floor, South Tower, Stamford, CT 06902 prior to the vote at the EGM, or attend the EGM virtually or in person and vote either virtually or in person. You also may revoke your proxy by sending a notice of revocation to Morrow Sodali LLC, provided such revocation is received prior to the vote at the EGM. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.

Q.     What should I do if I receive more than one set of voting materials?

A.     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q.     What is the quorum requirement for the EGM?

A.     A quorum of Prospector’s shareholders is necessary to hold a valid meeting. A quorum will be present at the EGM if a majority of the Prospector Shares held by individuals are present in person, virtually or by proxy (or if held by a corporation or other non-natural person, by its duly authorized representative or proxy).

As of the Record Date for the EGM, 5,159,529 Prospector Shares would be required to achieve a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or your broker, bank or other nominee submits one on your behalf) or if you attend virtually or in person at the EGM. If a shareholder fails to attend virtually or in person at the EGM or fails to submit a valid proxy (or have its broker or other nominee submit one on its behalf), such shares will not be counted for the purposes of establishing a quorum. If a shareholder does not attend the EGM or appoint a proxy, such shares will not be counted for the purposes of any vote. Abstentions, shares represented at the EGM online or by proxy but not voted on one or more proposals, or a broker non-vote, so long as the shareholder has given the broker or other nominee voting instructions on at least one of the proposals in this proxy statement/prospectus, will each count as present for the purposes of establishing a quorum. However, neither a shareholder’s failure to vote online or by proxy, a broker non-vote nor an abstention will be considered a vote cast at the EGM and thus will have no effect on the outcome of the any of the proposals presented at the EGM.

Q.     What happens to the warrants I hold if I vote my Class A Shares against approval of the Business Combination Proposal and the other proposals presented at the EGM and validly exercise my redemption rights?

A.     Properly exercising your redemption rights as a Prospector shareholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal or any of the other proposals described in this proxy statement/prospectus. If the Business Combination is not completed, you will continue to hold your warrants, and if Prospector does not otherwise consummate an initial business combination by December 31, 2023, Prospector will be required to dissolve and liquidate, and your warrants will expire worthless.

Q.     Who will solicit and pay the cost of soliciting proxies?

A.     Prospector will pay the cost of soliciting proxies for the EGM. Prospector has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the EGM. Prospector has agreed to pay Morrow Sodali LLC a fee of US$15,000. Prospector will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. Prospector also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Prospector Shares for their expenses in forwarding soliciting materials to beneficial owners of Prospector Shares and in obtaining voting instructions from those owners. Prospector’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or virtually. They will not be paid any additional amounts for soliciting proxies.

Q.     Who can help answer my questions?

A.     If you have questions about the shareholder proposals, or if you need additional copies of this proxy statement/prospectus, or the proxy cards you should contact Prospector’s proxy solicitor:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
Banks and brokers: (203) 658-9400]
Email: PRSR.info@investor.morrowsodali.com

You may also contact Prospector at:

Prospector Capital Corp.
1250 Prospect Street, Suite 200
La Jolla, CA 92037
Telephone: (650) 396-7700

To obtain timely delivery, Prospector’s shareholders must request the materials no later than five business days prior to the EGM.

You may also obtain additional information about Prospector by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your Prospector Class A Shares, you will need to send a letter demanding redemption and deliver your share certificates (either physically or electronically) to Prospector’s transfer agent prior to 5:00 p.m., New York time, on the second business day prior to the EGM. If you have questions regarding the certification of your position or delivery of your share certificates, please contact:

Continental Stock Transfer & Trust Company
1 State Street —30th Floor
New York, New York 10004
Attention: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the EGM, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “Where You Can Find More Information.”

Parties to the Business Combination

Prospector Capital Corp. (p. 265)

Prospector is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While Prospector may pursue a business combination target in any business or industry, Prospector has focused its search for an initial business combination on companies with advanced and highly differentiated solutions for the technology sector.

The mailing address of Prospector’s principal executive office is 1250 Prospect Street, Suite 200, La Jolla, CA 92037, and its telephone number is (650) 396-7700.

LeddarTech Inc. (p. 213)

LeddarTech Inc. was formed in 2007 under the CBCA and is a leading company in the development of software targeted at the advanced driver assistance system (“ADAS”) and autonomous driving (“AD”) market. LeddarTech provides innovative low-level sensor fusion and perception ADAS and AD software technology that delivers high performance and is scalable, cost-effective and sensor-agnostic. These solutions enable customers to solve critical environmental sensing, fusion and perception challenges across the entire value chain.

LeddarTech Holdings Inc.

LeddarTech Holdings Inc. is a corporation incorporated under the laws of Canada for the sole purpose of effecting the Business Combination. Its principal office is located at 4535, boulevard Wilfrid-Hamel, Suite 240 Quebec G1P 2J7, Canada.

The Business Combination

The Business Combination Proposal (p. 162)

As discussed in this proxy statement/prospectus, Prospector is asking its shareholders to approve by ordinary resolution and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. The Business Combination Agreement provides for, among other things, the Continuance of Prospector to Canada, the amalgamation of Prospector Canada with Newco and the amalgamation of AmalCo and LeddarTech, with such amalgamated company surviving the Business Combination in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement/prospectus. After consideration of the factors identified and discussed in the section entitled “Summary of the Proxy Statement/Prospectus — Reasons for the Approval of the Business Combination,” the Prospector Board concluded that the Business Combination met the requirements disclosed in the prospectus for the IPO. For more information about the transactions contemplated by the Business Combination Agreement, see “The Business Combination Agreement.”

The Business Combination Agreement (p. 129)

On June 12, 2023, Prospector entered into the Business Combination Agreement with LeddarTech and Newco.

The Business Combination Agreement contemplates that the business combination among Prospector, LeddarTech and Newco will be completed through the following series of transactions, on the terms and subject to the conditions set forth in the Plan of Arrangement:

•        Pursuant to the Prospector Share Conversion, each Prospector Class B Share shall be converted into 0.75 of a Prospector Class A Share and 0.25 of a Prospector Sponsor Non-Voting Special Share.

•        Pursuant to the Continuance, Prospector will continue as a corporation existing under the CBCA and Prospector shall adopt the A&R Prospector Governing Documents;

•        Pursuant to the Prospector Amalgamation, Prospector Canada and Newco will amalgamate;

•        The Company Preferred Shares will convert into Company Common Shares and pursuant to the Share Exchange, AmalCo will acquire all of the issued and outstanding Company Common Shares from LeddarTech Holders (other than the Dissenting Shareholders) in exchange for common shares of AmalCo having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share) plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Prospector Amalgamation plus additional AmalCo Earnout Non-Voting Special Shares (with the terms set forth in the Business Combination Agreement). The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “— Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline”;

•        Pursuant to the AmalCo Share Redemption, the AmalCo Common Share held by the Company shall be redeemed and immediately cancelled by AmalCo in exchange for a cash payment to the Company equal to the subscription price for the Newco Share that was converted into such AmalCo Common Share;

•        Pursuant to the Company Amalgamation, LeddarTech and AmalCo will amalgamate; and

•        In connection with the Company Amalgamation, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company and each of LeddarTech’s equity awards that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement (as defined herein) will be exchanged for an equity award with respect to Surviving Company Shares, the Equity Plans (other than the Incentive Plan) will be terminated, and the options to purchase LeddarTech’s class M shares will become options to purchase Surviving Company Common Shares.

Consideration to be Received in the Business Combination

Redemption Offer (p. 129)

Pursuant to its governing documents, Prospector will be providing the holders of the Prospector Class A Shares, the right to redeem all or a portion of their Prospector Class A Shares in connection with the Business Combination.

Prospector will issue in connection with the Closing, as a dividend, following the Prospector Shareholder Redemption and prior to the Continuance, to each holder of Prospector Class A Shares on the Closing Date that elects not to participate in the redemption one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder on the Closing Date.

Following the Prospector Shareholder Redemption but prior to the Prospector Share Issuance, the Prospector Class A Shares and the warrants comprising each issued and outstanding unit of Prospector immediately prior to the Prospector Share Issuance shall be automatically separated. For further details, see “Business Combination Agreement.”

Effect of Continuance and Prospector Amalgamation on Existing Prospector Equity (p. 133)

The Continuance and the Prospector Amalgamation will result in, among other things, the following:

•        each issued and outstanding Prospector Class A Share will convert automatically by operation of law, on a one-for-one basis, into a Class A common share of Prospector Canada, which will then be converted into an AmalCo Common Share in the Prospector Amalgamation;

•        each issued and outstanding whole warrant to purchase Prospector Class A Shares will represent the right to purchase one Class A common share of Prospector Canada, which will then become a right to purchase an AmalCo Common Share in the Prospector Amalgamation;

•        each Prospector Class B Share shall be converted into 0.75 of a Prospector Common Share and 0.25 of a Prospector Sponsor Non-Voting Special Share (which shall have the vesting terms specified in the Sponsor Letter Agreement);

•        each issued and outstanding Prospector Sponsor Non-Voting Special Share will convert automatically by operation of law, on a one-for-one basis, into a Prospector New Sponsor Non-Voting Special Share; and

•        pursuant to the Sponsor Letter Agreement, twenty five percent (25%) of the Prospector Warrants held by Sponsor will be subject to vesting (with the vesting terms specified in the Sponsor Letter Agreement), which will be referred to as the Prospector Vesting Sponsor Warrants and which after giving effect to the Prospector Continuance, will convert into Prospector New Vesting Sponsor Warrants.

Consideration to LeddarTech Equityholders (p. 134)

AmalCo will acquire all of the issued and outstanding Company Common Shares from LeddarTech Holders in exchange for (i) AmalCo Common Shares having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share) plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Prospector Amalgamation and (ii) the AmalCo Earnout Non-Voting Special Shares. The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks.

Effect of the Company Amalgamation (p. 134)

As a result of the Company Amalgamation (i) each issued and outstanding AmalCo Common Share shall, from and after the Company Amalgamation, represent one Surviving Company Common Share, (ii) each issued and outstanding AmalCo Earnout Non-Voting Special Share shall, from and after the Company Amalgamation, represent one Surviving Company Earnout Non-Voting Special Share, (iii) each issued and outstanding AmalCo Sponsor Non-Voting Special Share shall, from and after the Company Amalgamation, represent one Surviving Company Sponsor Non-Voting Special Share, (iv) each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, (v) the Incentive Plan will be assumed by the Surviving Company, and (vi) each AmalCo Warrant outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation, represent a Surviving Company Warrant (which shall include each AmalCo Vesting Sponsor Warrant being solely continued to a Surviving Company Vesting Sponsor Warrant and no other AmalCo Warrant being continued to a Surviving Company Vesting Sponsor Warrant).

Conditions to the Closing (p. 136)

The obligation of Prospector, LeddarTech and Newco to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under certain non-U.S. antitrust laws, (ii) the approval of Prospector’s shareholders, (iii) the approval of LeddarTech’s shareholders, (iv) the final order of the Superior Court of Québec pursuant to Section 192(4) of the CBCA having been granted and not set aside or modified in a manner unacceptable to the parties and (v) the Registration Statement becoming effective.

In addition, the obligation of Prospector to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of LeddarTech and Newco being true and correct to the standards applicable to such representations and warranties set forth in the

Business Combination Agreement and each of the covenants and agreements of LeddarTech and Newco set forth in the Business Combination Agreement having been performed or complied with in all material respects and (ii) no Company Material Adverse Effect having occurred.

The obligation of LeddarTech to consummate the Business Combination is also subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Prospector being true and correct to the standards applicable to such representations and warranties set forth in the Business Combination Agreement and each of the covenants and agreements of Prospector set forth in the Business Combination Agreement having been performed or complied with in all material respects, (ii) no Prospector Material Adverse Effect having occurred and (iii) immediately after the Closing, the aggregate cash proceeds actually received (or deemed received) by LeddarTech, AmalCo or the Surviving Company in respect of the PIPE Financing, together with any funds in the Trust Account, shall be equal to or greater than US$43.0 million.

Concurrently with the execution of the Business Combination Agreement, certain shareholders of LeddarTech representing more than the requisite votes necessary to approve the Business Combination entered into a consent and waiver of shareholders pursuant to which each such shareholder agreed to, among other things, nominate the chairman of LeddarTech’s board of directors to represent such shareholder and vote on behalf of such shareholder in respect of all matters to approve the Business Combination and related transactions (the “Consent and Waiver”). For further details, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

Termination Rights (p. 144)

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing (i) by mutual written consent of Prospector and LeddarTech; (ii) by Prospector if the representations and warranties of LeddarTech are not true and correct or if LeddarTech fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to Closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods; (iii) by LeddarTech if the representations and warranties of Prospector are not true and correct or if Prospector fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to Closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods; (iv) subject to certain limited exceptions, by either Prospector or LeddarTech if the Business Combination is not consummated by December 31, 2023; (v) by either Prospector or LeddarTech if any governmental entity has issued an order prohibiting the transaction; (vi) by either Prospector or LeddarTech if Prospector’s shareholders meeting has been held and has concluded and the approval by Prospector’s shareholders of the Business Combination shall not have been obtained and (vii) by either Prospector or LeddarTech if the approval by LeddarTech’s shareholders in respect of the special resolution relating to the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement shall not have been obtained.

If the Business Combination Agreement is validly terminated, and except in the case of any willful or material breach of any covenant or agreement or fraud (involving scienter), none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement except (x) LeddarTech will be liable for Prospector’s expenses except in certain limited circumstances, (y) in the case of willful or material breach of any covenant or agreement or fraud (involving scienter), and (z) customary confidentiality obligations.

See “The Business Combination Agreement — Termination of the Business Combination Agreement.”

Certain Agreements Related to the Business Combination Agreement (p. 146)

Investor Rights Agreement (p. 147)

Upon the Closing, NewCo and IQ entered into the Investor Rights Agreement, pursuant to which, among other things, IQ will be granted certain rights with respect to the nomination of board members of the Surviving Company. IQ is a participant in the PIPE Financing and is investing US$15.0 million in the PIPE Financing. The Investor Rights Agreement provides that so long as IQ holds more than 60% of the equity interests in the Company that it owns at closing of the PIPE Financing, IQ shall have the right to designate one individual for nomination for election of the Surviving Company Board subject to certain restrictions, provided, however, that IQ shall nonetheless maintain its nomination right in respect of the next shareholders meeting relating to the election of directors of the Surviving Company that is called after the date upon which IQ’s equity interest falls below the foregoing threshold.

Subscription Agreement (p. 146)

Prior to the execution of the Business Combination Agreement, LeddarTech entered into the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to participate in the PIPE Financing. FS Investors and the Sponsor are participants in the PIPE Financing and agreed to invest US$17,025,000 in the PIPE Financing. Derek Aberle, the Chief Executive Officer of Prospector, and a member of the board of directors of LeddarTech, agreed to invest US$210,000 in the PIPE Financing. Existing shareholders of LeddarTech and their affiliates (including the Sponsor) have agreed to purchase all of the securities issued in the PIPE Financing.

Sponsor Letter Agreement (p. 147)

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Letter Agreement with Prospector, LeddarTech, FS Investors and Newco, pursuant to which the Sponsor agreed to, among other things, (i) vote or cause to be voted (whether in person, by proxy or by action by written consents, as applicable) all of its Prospector Class B Shares in favor of the Business Combination, (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) waive the anti-dilution protection with respect to the Prospector Class B Shares (whether resulting from the PIPE Financing or otherwise), in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

The Sponsor Letter Agreement provides that the Prospector Sponsor Non-Voting Special Shares, which equals twenty five percent (25%) of the Surviving Company Shares that will be held pursuant to and following the completion of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Class B Shares held by the Sponsor, and twenty five percent (25%) of the Surviving Company Warrants issuable pursuant to the terms of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Warrants held by the Sponsor will be subject to a seven-year vesting pursuant to which such Prospector Sponsor Non-Voting Special Shares will vest and convert into common shares of the Surviving Company and such Prospector Warrants will be deemed vested, in each case, in equal thirds upon the volume weighted average price of the Surviving Company Common Shares exceeding $12.00, $14.00 and $16.00, respectively, for any 20 trading days within any consecutive 30 trading day period commencing at least 150 days following the Closing. The remaining seventy five percent (75%) (i) of the Surviving Company Shares that will be held by the Sponsor pursuant to and following the completion of the Business Combination Agreement and the Plan of Arrangement and (ii) the Surviving Company Warrants issuable pursuant to the Business Combination Agreement and the Plan of Arrangement in exchange for the Private Placement Warrants held by the Sponsor are not subject to an earn-out.

The Sponsor Letter Agreement also provides that for a period of three years after the Closing, the Surviving Company will indemnify, exonerate and hold harmless the Sponsor and its members, managers and officers from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Sponsor relating to the Business Combination and arising from the Sponsor’s ownership of equity interests of Prospector or its alleged, purported or actual control or ability to influence Prospector, up to a cap of US$3.5 million in the aggregate.

The Sponsor Letter Agreement also provides that the individuals nominated for election or appointed as directors by or at the direction of the Surviving Company Board shall include (i) two members designated by FS Investors so long as FS Investors and the Sponsor in the aggregate beneficially own at least 20% of the outstanding Surviving Company Common Shares and (ii) one member designated by FS Investors thereafter until the date that FS Investors and the Sponsor in the aggregate beneficially own less than 10% of the outstanding Surviving Company Common Shares.

Registration Rights Agreement (p. 146)

Upon the Closing, the Surviving Company, the Sponsor, the PIPE Investors and certain existing shareholders of LeddarTech (together with the PIPE Investors, the “New Holders”) will enter into the Registration Rights Agreement, pursuant to which, among other things, the Sponsor and the New Holders will be granted certain customary registration rights with respect to the Surviving Company Common Shares.

With respect to the PIPE Investors, the Registration Rights Agreement provides that the Surviving Company Common Shares (other than any shares issuable upon conversion of any securities obtained through the PIPE Financing) will be subject to a lock-up for a period of six months following the Closing.

With respect to the New Holders other than the PIPE Investors, the Surviving Company Common Shares will be subject to a lock-up for a period of four years following the Closing. Surviving Company Common Shares held by certain investors are subject to such lock-up through the delivery by the investors of letters of transmittal.

With respect to the Sponsor, the Surviving Company Common Shares issued upon conversion of the Sponsor’s Prospector Class B Shares will be subject to certain transfer restrictions until six months following the Closing, and Surviving Company Common Shares issued upon conversion of the Sponsor’s Private Placement Warrants will be subject to certain transfer restrictions until 30 days following the Closing.

Interests of Certain Persons in the Business Combination (p. 171)

In considering the recommendation of the Prospector Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, the Sponsor and Prospector’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Prospectors’ directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        The Sponsor and Prospector’s officers and directors will lose their entire investments in Prospector if Prospector does not complete a business combination by December 31, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date). Prior to the consummation of the IPO, on September 28, 2020, the Sponsor purchased Prospector Class B Shares and Private Placement Warrants for US$10,075,000 pursuant to a securities purchase agreement (the “Securities Purchase Agreement”). On December 16, 2020, pursuant to an amendment to the Securities Purchase Agreement and Return Agreement (the “SPA Amendment”), the Sponsor returned certain Class B Shares and Private Placement Warrants to Prospector for US$2,300,000. On January 7, 2021, Prospector effected a 1:1.2 share capitalization of the Prospector Class B Shares. In connection with the IPO, the underwriter exercised the over-allotment option in part. Simultaneously with the closing of the IPO, pursuant to a private placement warrants purchase agreement (the “Private Placement Warrants Purchase Agreement”), Prospector completed the private sale of an aggregate of 500,000 Private Placement Warrants to Prospector at a purchase price of US$1.50 per Private Placement Warrant, generating gross proceeds to the Company of US$750,000. After the closing of the IPO, the Sponsor held an aggregate of 8,125,000 Prospector Class B Shares and 5,666,667 Private Placement Warrants.

•        If Prospector does not consummate a business combination by December 31, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Prospector Class A Shares for cash and, subject to the approval of its remaining shareholders and the Prospector Board, liquidating and dissolving, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,125,000 Prospector Class B Shares owned by the Sponsor would be worthless because following the redemption of the Prospector Class A Shares, Prospector would likely have few, if any, net assets and because pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to waive its right to liquidating distributions from the trust account in respect of any Prospector Class A Shares and Prospector Class B Shares held by it if Prospector fails to complete a business combination within the required period. The Sponsor did not receive separate consideration for such waivers. Due to such waivers, the value of the Sponsor’s investment in Prospector is dependent on the consummation of an initial business combination. Additionally, in such event, the Private Placement Warrants purchased by the Sponsor simultaneously with the consummation of the IPO (including in relation to exercise of the over-allotment option by the underwriters) will also expire worthless. Prospector’s directors and executive officers also have a direct or indirect economic interest in such Private Placement Warrants and in the 8,125,000 Prospector Class B Shares owned by the Sponsor. The 8,125,000 Surviving Company Shares into which the 8,125,000 Prospector Class B Shares held by the Sponsor will convert automatically in connection with the Business Combination (including after giving effect to the Continuance and Amalgamation), if unrestricted and freely tradable, would have had an aggregate market value of approximately US$87.7 million based upon the closing price of US$10.79 per Prospector Class A Share on Nasdaq on November 27, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given that such Surviving Company Shares will be subject to certain restrictions, including those described elsewhere in this proxy statement/prospectus, Prospector believes such shares have less value. The 5,666,667 Surviving Company Warrants into which the 5,666,667 Private Placement Warrants held by the Sponsor will convert automatically in connection with the Business Combination (including after giving effect to the Continuance and Amalgamation), if unrestricted and freely tradable, would have had an aggregate market value of approximately US$311,667 based upon the closing price of US$0.055 per Public Warrant on Nasdaq on November 27, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus.

•        The Sponsor can earn a positive rate of return on its investment, even if Prospector Class A Shareholders experience a negative rate of return in the Surviving Company following the Closing. As a result of the significantly lower investment per share of the Sponsor, as compared with the investment per share of the Prospector Class A Shareholders, a transaction which results in an increase in the value of the investment of the Sponsor may result in a decrease in the value of the investment of Prospector’s Prospector Class A Shareholders.

•        Even if the trading price of the Surviving Company Shares following the Closing is as low as $1.05 per share, the aggregate market value of the Surviving Company Shares to be held by the Sponsor (converted from the Prospector Ordinary Shares held by the Sponsor and excluding the Surviving Company Shares issuable upon the exercise of any warrants) would be approximately equal to the initial investment in Prospector by the Sponsor, including the US$8,525,000 aggregate purchase price for the Prospector Class B Shares and the Private Placement Warrants. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in Prospector even at a time when the Surviving Company Shares may lose significant value. On the other hand, if the Business Combination is not approved and Prospector liquidates without completing its Business Combination before December 31, 2023, the Sponsor will lose its investment in Prospector of US$8,525,000 plus any advances that the Sponsor may make to Prospector pursuant to the Note is issued pursuant to the Subscription Agreement. This may incentivize the holders of Prospector Class B Shares to complete an initial business combination on terms or conditions that are not in the best interest of the Prospector Class A Shareholders.

•        Derek Aberle, who is the Chief Executive Officer and a member of the Prospector Board, and Nick Stone, who is the Chief Financial Officer and a member of the Prospector Board, are both managers of the Sponsor, which owns approximately 78.7% of Prospector prior to the Business Combination. Both Mr. Aberle and Mr. Stone are directors of the Company and expected to be directors of the Surviving Company after the Closing. As such, in the future, Messrs. Aberle and Stone may receive fees for their services as directors, which may consist of cash or share-based awards, and any other remuneration that the Surviving Company Board determines to pay to its non-employee directors.

•        Messrs. Aberle and Stone are both directors of Prospector, managers of the Sponsor, serve on the board of directors of the Company and Mr. Stone is a manager of FS Investors, which holds approximately 25.8% of the Company on an as-converted basis prior to the Business Combination. As a result of the foregoing, Messrs. Aberle and Stone may be deemed to have a significant influence over the Company and conflicts of interest in the Business Combination with the Company. All of the other members of Prospector’s board of directors other than Rob Lumbra have direct or indirect investments in the Company prior to the Business Combination through an investment vehicle created by FS Investors. Mr. Aberle is also an existing investor in the Company and is investing US$210,000 in the PIPE Financing.

•        Pursuant to the Business Combination Agreement, for a period of six (6) years following the consummation of the Business Combination, the Surviving Company is required to (i) maintain provisions in the AmalCo Articles of Association providing for the indemnification of Prospector’s existing directors and officers and (ii) maintain a directors’ and officers’ liability insurance policy that covers Prospector’s existing directors and officers. Pursuant to the Sponsor Letter Agreement, the Surviving Company will indemnify the Sponsor from and against certain liabilities relating to the Business Combination for a period of 3 years after the Closing and subject to an aggregate maximum indemnity of $3,500,000.

•        Upon the completion of the Business Combination, Cowen and Company, LLC (“TD Cowen”), acting as Prospector’s financial advisor and capital markets advisor for the Business Combination, will receive customary advisory fees for a transaction of this nature. As of November 24, 2023, the total aggregate amount of transaction expenses expected to be paid or repaid by Prospector to TD Cowen upon consummation of the Business Combination is approximately US$3.0 million. In August 2020, the Company engaged TD Cowen to serve as the Company’s financial advisor in connection with exploring potential strategic transactions, including a business combination with a publicly traded Special Purpose Acquisition Company. Thereafter, the Company’s engagement of TD Cowen was amended for TD Cowen to serve as a co-placement agent in connection with the Company’s Series D financing. TD Cowen is not entitled to any compensation in respect of the Business Combination in connection with the Company’s prior engagement of TD Cowen. The Company’s obligation to pay TD Cowen any compensation in connection with the Company’s prior engagement of TD Cowen has been satisfied or has expired.

•        Pursuant to the Registration Rights Agreement, the Sponsor will have customary registration rights pursuant to Rule 415 under the Securities Act, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the Surviving Company Shares held by the Sponsor following the consummation of the Business Combination.

•        The Sponsor is expected to hold an aggregate of approximately 20.0% of the outstanding Surviving Company Shares upon the consummation of the Business Combination, assuming no redemptions by Prospector’s public shareholders.

•        In connection with the IPO, the Sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of any third party for services rendered or products sold to Prospector or prospective target businesses with which Prospector has entered into certain agreements.

•        Prospector’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination. However, if Prospector fails to consummate a business combination by December 31, 2023, they will not have any claim against the trust account for reimbursement. Accordingly, Prospector may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by such date. As of the date of this proxy statement/prospectus, there were no reimbursable out-of-pocket expenses that are expected to be reimbursed using funds from the Trust Account at Closing.

•        Prospector’s officers and directors have not been required to, and have not, committed their full time to Prospector’s affairs, which may have resulted in a conflict of interest in allocating their time between Prospector’s operations and its search for a business combination and their other businesses. In addition, the Sponsor and Prospector’s officers and directors may sponsor, invest in, form or otherwise become involved with any other special purpose acquisition companies similar to Prospector, including in connection with their initial business combinations, or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or ventures may present additional conflicts of interest in pursuing an initial business combination.

•        Goldman Sachs, the underwriter of Prospector’s IPO, has waived any entitlement to the deferred underwriting commission of $11,375,000 from Prospector upon completion of the Business Combination.

•        The Articles provide that Prospector renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Prospector and such opportunity is one Prospector is legally and contractually permitted to undertake and would otherwise be reasonable for Prospector to pursue, and to the extent the director or officer is permitted to refer that opportunity to Prospector without violating another legal obligation. Notwithstanding such provision, Prospector believes that such provision did not impact Prospector’s search for a business combination target because Prospector’s officers and directors have confirmed to Prospector that there were no such corporate opportunities that were not presented to Prospector pursuant to such provision.

•        In connection with the Closing, the Sponsor and Prospector’s officers and directors would be entitled to the repayment of any working capital loans and advances that have been made to Prospector and remain outstanding. As of the date of this proxy statement/prospectus, there are no working capital loans outstanding.

As a result of the foregoing interests, the Sponsor and Prospector’s directors and officers will benefit from the completion of the Business Combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Prospector’s other shareholders and warrant holders. Please read the section entitled “The Business Combination — Interests of Prospector’s Directors and Officers in the Business Combination.”

The Prospector Board considered all of these interests together with the factors described in the section entitled “The Business Combination — Prospector’s Board of Directors’ Reasons for the Approval of the Business Combination” as a whole and, on balance, concluded that they supported a favorable determination that the Business Combination Agreement and the Business Combination are fair from a financial point of view to and in the best interests of Prospector and its shareholders. In view of the wide variety of factors considered by the Prospector Board in connection with its evaluation, negotiation and recommendation of the Business Combination and related transactions and the complexity of these matters, the Prospector Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Prospector Board based its evaluation, negotiation and recommendation of the Business Combination on the totality of the information presented to and considered by it. The Prospector Board evaluated the reasons described above with the assistance of Prospector’s outside advisors. In considering the factors described above and any other factors, individual members of the Prospector Board may have viewed factors differently or given different weights to other or different factors.

Reasons for the Approval of the Business Combination (p. 119)

After careful consideration, Prospector’s Board recommends that Prospector shareholders vote “FOR” each proposal being submitted to a vote of the Prospector shareholders at the EGM. For a description of Prospector’s reasons for the approval of the Business Combination and the recommendation of Prospector’s board of directors, see the section entitled “The Business Combination — Prospector’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Redemption Rights (p. 109)

Pursuant to the Articles, a Prospector Class A Shareholder may demand that Prospector redeem its Prospector Class A Shares included in the Prospector Units sold in the IPO (“public shares”) for cash if the Business Combination is consummated. Holders of public shares or units who wish to exercise their redemption rights must (i) if they hold their public shares through units, elect to separate their units into the underlying public shares and warrants and (ii) prior to 5:00 p.m., Eastern time, on December 12, 2023 (one business day prior to the scheduled date of the EGM), (a) submit a written request to the Transfer Agent that Prospector redeem their public shares for cash and (b) deliver their public shares to the Transfer Agent physically or electronically using the DTC’s DWAC (Deposit and Withdrawal at Custodian (“DWAC”)). Any holder of public shares will be entitled to demand that such holder’s public shares be redeemed for a full pro rata portion of the amount then in the Trust Account, including interest earned on the Trust Account and not previously released to Prospector to pay its taxes (which, for illustrative purposes, was approximately US$23.9 million, or US$10.90 per public share, as of November 24, 2023). Such amount, less any owed but unpaid taxes on the funds in the Trust Account, will be paid promptly upon consummation of the Business Combination. Each of our public shareholders will be entitled to receive one Prospector Class A Share for each Prospector Class A Share they elect to not redeem in connection with the closing of the Business Combination.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline to submitting redemption requests and thereafter, with Prospector’s consent, until the Closing. If a holder delivers their public shares for redemption to the Transfer Agent and later decides to withdraw such request prior to the deadline for submitting redemption requests, the holder may request that the Transfer Agent return the shares (physically or electronically).

Any corrected or changed written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the Business Combination Proposal at the EGM. No demand for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to the Transfer Agent prior to the deadline for submitting redemption requests.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 15% of the issued and outstanding public shares without our prior consent. Accordingly, all public shares in excess of 15% held by a shareholder, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will not be redeemed for cash.

See the section entitled “The Extraordinary General Meeting of Prospector Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Impact of the Business Combination on Surviving Company’s Public Float

It is anticipated that, immediately following completion of the Business Combination, assuming no redemptions by Prospector’s public shareholders: (i) Prospector’s public shareholders would own approximately 14.4% of the outstanding Surviving Company Common Shares; (ii) the Sponsor (excluding securities acquired in the PIPE Financing) would own approximately 20.0% of the outstanding Surviving Company Common Shares, (iii) the Company Shareholders (including affiliates of the Sponsor, but excluding securities acquired in the PIPE Financing) would own approximately 37.7% of the outstanding Surviving Company Common Shares and (iv) PIPE Investors (solely with respect to securities acquired in the PIPE Financing) would own approximately 27.9% of the outstanding Surviving Company Common Shares. The foregoing also assumes none of the Surviving Company Earnout Non-Voting Special Shares or the Surviving Company Sponsor Non-Voting Special Shares (each as defined herein) are converted to Surviving Company Common Shares immediately following the completion of the Business Combination.

Assuming all of Prospector’s public shareholders elect to redeem, (w) Prospector’s Public Shareholders would not own any of the Surviving Company Common Shares (x) the Sponsor (excluding securities acquired in the PIPE Financing) would own approximately 23.4% of the Surviving Company Common Shares, (y) the Company Shareholders (including affiliates of the Sponsor, but excluding securities acquired in the PIPE Financing) prior to the completion of the Business Combination would own approximately 44.1% of the outstanding Surviving Company Common Shares and (z) PIPE Investors (solely with respect to securities acquired in the PIPE Financing) would own approximately 32.5% of the outstanding Surviving Company Common Shares. However, continued compliance with the terms of LeddarTech’s credit facility following the closing of Business Combination will likely require reaching an agreement with its lender to obtain further relief from the current minimum cash covenant applicable to the Surviving Company following the closing of the Business Combination under such facility, which may be shortly following such closing in a full redemption scenario, unless the Surviving Company raises sufficient amounts of additional capital following the closing of the Business Combination. If the Surviving Company is not successful in raising sufficient additional capital in a timely manner, and depending on the level of relief, if any, that the Surviving Company is able to negotiate with its lender in regards to the minimum cash covenant and the level of redemptions from the Trust Account, it is expected that the Surviving Company would need to implement a flexible and scalable cost management plan to the extent deemed necessary and appropriate so that the Surviving Company can maintain operating costs at targeted levels (through strict cost control and budgeting discipline) to ensure operating costs will not exceed anticipated available liquidity. See “Risk Factors — Risks Related to Our Business — The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways” and “LeddarTech Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and capital management.”

If the actual facts are different than these assumptions (which they are likely to be), the relative ownership percentages in the Surviving Company, and the impact of the redemptions on the Surviving Company’s operating costs and liquidity, will be different.

Organizational Structure (p. 132)

Prior to the Business Combination

The following diagram depicts the organizational structure of Prospector and LeddarTech before the Business Combination:

Following the Business Combination

The following diagram depicts the organizational structure of LeddarTech Holdings Inc. after the Business Combination (assuming no redemption of Prospector Class A Shares, no conversions of LeddarTech’s convertible notes and no exercise of any LeddarTech or Prospector warrants). See “Unaudited Pro Forma Condensed Consolidated Financial Information — Basis of Pro Forma Presentation” for additional information regarding the ownership percentages in the Surviving Company.

Sponsor(1)
Public SPAC Shareholders/ Warrantholders(2)
Existing LeddarTech Shareholders(3)
PIPE Investors(4)
Common 20.0%
Common 14.4%
Common 37.7%
Common 27.9%
LeddarTech Holdings Inc.
(Canada)
100.0%
100.0%
100.0%
LeddarTech Inc. (Shenzhen) Sensing Technology Co., Ltd.
(China)
LeddarTech USA Inc.
(US)
VayaVision Sensing Ltd.
(Israel)

(1) Excludes securities issued in the PIPE Financing

(2) Excludes securities held by Sponsor

(4) Does not include shares underlying outstanding convertible notes

Surviving Company Board Following the Business Combination (p. 288)

The Business Combination Agreement provides that the parties will take all action within their power as may be necessary or appropriate such that, immediately following the consummation of the Business Combination, the Surviving Company Board will be comprised of seven directors, including two directors designated by Sponsor.

The Sponsor Letter Agreement also provides that the individuals nominated for election or appointed as directors by or at the direction of the Surviving Company Board shall include (i) two members designated by FS Investors so long as FS Investors and the Sponsor in the aggregate beneficially own at least 20% of the outstanding Surviving Company Common Shares and (ii) one member designated by FS Investors thereafter until the date that FS Investors and the Sponsor in the aggregate beneficially own less than 10% of the outstanding Surviving Company Common Shares.

In addition, the Investor Rights Agreement provides that so long as IQ holds more than 60% of the equity interests in the Company that it owns at closing of the Financing, IQ shall have the right to designate one individual for nomination for election of the Surviving Company board of directors subject to certain restrictions, provided, however, that IQ shall nonetheless maintain its nomination right in respect of the next shareholders meeting relating to the election of directors of the Surviving Company that is called after the date upon which IQ’s equity interest falls below the foregoing threshold.

Upon the Closing, the initial directors of the Surviving Company are expected to be Frantz Saintellemy, Charles Boulanger, Derek Aberle, Nick Stone, Michelle Sterling and Yann Delabrière, with an additional director expected to be nominated by IQ and appointed to the Surviving Company board of directors following the Closing.

Accounting Treatment (p. 79)

The Business Combination will be accounted for as a reverse asset acquisition in accordance with IFRS since Prospector does not meet the definition of a business in accordance with IFRS 3, Business Combinations (“IFRS 3”). Consequently, the Business Combination will be accounted for under IFRS 2, Share-Based Payment (“IFRS 2”) as it relates to the stock exchange listing service received and under other relevant IFRS standards for cash and other assets acquired. Under this method of accounting, Prospector will be treated as the “acquiree” for accounting purposes. In the accompanying unaudited pro forma condensed consolidated financial information, the net assets of Prospector were recognized at their fair value, which was approximated by their carrying value, and no goodwill or other intangible assets were recorded. In accordance with IFRS 2, the difference between the fair value of the consideration paid (i.e., the Surviving Company Common Shares and Surviving Company Class A Non-Voting Special Shares issued to Prospector shareholders) over the fair value of the identifiable net assets of Prospector will represent a service for the listing of the Surviving Company and will be recognized as an expense.

LeddarTech has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an acquisition of the listing service and assets of Prospector.

•        LeddarTech’s existing shareholders will have the greatest voting interest in the Surviving Company under the no redemption scenario with an approximately 65.6% voting interest and under the maximum redemption scenario with an approximately 76.6% voting interest;

•        The largest individual minority shareholder of the Surviving Company is an existing shareholder of LeddarTech;

•        Senior management of the Surviving Company will be composed of a majority of senior management of LeddarTech;

•        Directors of LeddarTech will form a majority on the board of directors of the Surviving Company;

•        LeddarTech is the larger entity based on historical total assets and revenues; and

•        LeddarTech’s operations will comprise the ongoing operations of the Surviving Company.

Material Tax Consequences (p. 149)

For a discussion summarizing the U.S. federal income tax considerations of the exercise of redemption rights in connection with the Business Combination, the Prospector Share Issuance, the Continuance and Prospector Amalgamation, and the ownership and disposition of Surviving Company Common Shares and Surviving Company Warrants after the Business Combination, please see the section entitled “Material U.S. Federal Income Tax Considerations to U.S. Holders.”

Other Proposals

At Prospector’s EGM, in addition to the Business Combination Proposal, Prospector will ask its shareholders to vote in favor of the following proposals:

•        The Prospector Authorized Share Capital Proposal — a proposal to increase, by way of ordinary resolution under Cayman Islands law, the authorized share capital of Prospector in order to create (i) the Prospector Sponsor Non-Voting Special Shares, and (ii) the Prospector Earnout Special Shares.

•        The A&R Prospector Governing Documents Proposal — a proposal to approve and adopt, by way of special resolution under Cayman Islands law, the amended and restated Prospector Articles to effect (i) the Prospector Share Issuance and the Prospector Share Conversion and (ii) the creation of new classes of shares in the capital of Prospector, convertible into Prospector Class A Shares and redeemable in accordance with their terms, a copy of which is attached to this proxy statement/prospectus as Annex D.

•        The Continuance Proposal — a proposal to approve, by way of special resolution under Cayman Islands law, the Continuance as part of the Plan of Arrangement, in substantially the form attached to this proxy statement/prospectus as Annex C, subject to amendments and variations in accordance with the Business Combination Agreement and, in connection therewith, the adoption of the Prospector Canada Governing Documents, copies of which are attached to this proxy statement/prospectus as Annex E.

•        The Amalgamation Proposal — a proposal to approve the Prospector Amalgamation as part of the Plan of Arrangement, in substantially the form attached to this proxy statement/prospectus as Annex C, subject to amendments and variations in accordance with the Business Combination Agreement.

•        The AmalCo Governing Documents Proposal — the proposal to approve and adopt the AmalCo Governing Documents in their entirety, copies of which are attached to this proxy statement/prospectus as Annex F, and the sub-proposals to approve those material aspects of the AmalCo Governing Documents that do not appear in, or are different from the Articles.

•        The Adjournment Proposal — a proposal to adjourn the EGM to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the EGM, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

Date, Time and Place of the Extraordinary General Meeting (p. 107)

The EGM of Prospector will be held at 10:00 a.m., Eastern time, on December 13, 2023, for the purpose of considering and voting upon the proposals described herein. While as a matter of Cayman Islands law Prospector is required to have a physical location for the meeting, Prospector is pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for Prospector and Prospector shareholders. For the purposes of the Articles, the physical place of the meeting will be 1221 Avenue of the Americas, New York, NY 10020. Prospector’s shareholders will be able to attend, vote their shares, and submit questions during the EGM either in person or virtually via a live audio webcast. In order to attend the meeting virtually, you must pre-register at the following website: https://www.cstproxy.com/prospectorcapital/egm2023. In order to pre-register, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials.

Record Date and Voting (p. 107)

You will be entitled to vote or direct votes to be cast at the EGM if you owned Prospector Shares at the close of business on November 14, 2023, which is the Record Date for the EGM. You are entitled to one vote for each Prospector Share that you owned as of the close of business on the record date. If your shares are held in “street name”

or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares or warrants you beneficially own are properly counted. At the close of business on the Record Date, there were 10,319,056 Prospector Shares outstanding, of which 2,194,056 are Class A Shares and 8,125,000 are Prospector Class B Shares held by the Sponsor.

The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. Prospector’s issued and outstanding warrants do not have voting rights at the EGM.

Proxy Solicitation (p. 111)

Proxies may be solicited by mail. Prospector has engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person or virtually if it revokes its proxy before the EGM. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “The Extraordinary General Meeting of Prospector Shareholders — Revocability of Proxies.”

Quorum and Required Vote for Proposals for the Extraordinary General Meeting (p. 108)

A quorum of Prospector’s shareholders is necessary to hold a valid meeting. A quorum will be present at the EGM if a majority of the issued and outstanding Prospector Shares entitled to vote are represented in person, virtually or by proxy (or if held by a corporation or other non-natural person, by its duly authorized representative or proxy). As of the Record Date for the EGM, 5,159,529 Prospector Shares would be required to achieve a quorum.

Approval of each of the Business Combination Proposal, the Prospector Authorized Share Capital Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of Prospector. Approval of each of the A&R Prospector Governing Documents Proposal, the Continuance Proposal, the Amalgamation Proposal and the AmalCo Governing Documents Proposal requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of Prospector.

The Closing of the Business Combination is conditioned on the approval of each of the proposals at the EGM, except for the Adjournment Proposal. In addition, each of the other proposals (other than the Adjournment Proposal), is conditioned on the approval of all other proposals at the EGM, except for the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal at the EGM.

As of the Record Date, the Sponsor beneficially owned an aggregate of approximately 78.7% of the outstanding shares of Prospector Shares. The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Prospector Class A Shares. As a result, we would not need any additional Prospector Class A Shares to be voted in favor of the Shareholder Proposals to have the Shareholder Proposals, including the Business Combination Proposal, approved.

Recommendation of the Prospector Board of Directors

Prospector’s board of directors believes that each of the Business Combination Proposal, the Prospector Authorized Share Capital Proposal, the A&R Prospector Governing Documents Proposal, the Continuance Proposal, the Amalgamation Proposal, the AmalCo Governing Documents Proposal and the Adjournment Proposal is in the best interests of Prospector and its shareholders and recommends that its shareholders vote “FOR” each of the proposals to be presented at the EGM.

The existence of financial and personal interests of one or more of Prospector’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Prospector and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. When you consider the recommendation of Prospector’s board of directors in favor of approval of each of the proposals to be presented at the EGM, you should keep in mind that certain of Prospector’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. See the section entitled “The Business Combination — Interests of Prospector’s Directors and Officers in the Business Combination.”

Risk Factors (p. 21)

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

Risks Related to LeddarTech’s Business

•        We have an unproven business model in a new market and face significant challenges in a rapidly evolving industry. Our prospects may be considered speculative and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

•        We have incurred significant operating losses and net cash outflows since inception, and it is uncertain when, if ever, we will generate meaningful revenue and profitability under our new business model.

•        We have not achieved any OEM wins, and while we have invested significant time, funds and efforts seeking OEM and Tier 1 selection of our solutions, our solutions ultimately may not be chosen for use in production models. If we fail to achieve OEM design wins after incurring substantial expenditures in these efforts, our future business, results of operations and financial condition would be adversely affected.

•        Our financial statements contain disclosure regarding the significant doubt about our ability to continue as a going concern. Our ability to execute our business plan, to fund our operations and to continue as a going concern depends on our ability to raise capital and the continuous support of our creditors.

•        The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways.

•        Our historical financial information, historical financial results and operating and business history, which were achieved under our prior sensory hardware-focused business model, may not be representative of our future results under a sensory software-focused business model.

•        The Surviving Company’s liquidity position will be further constrained by the requirement to maintain a minimum cash balance of at least $5.0 million following completion of the Business Combination. If the Surviving Company is not able to maintain compliance with the minimum cash balance requirements, its debt obligations may be declared due and payable at a time when the Surviving Company does not have sufficient resources to repay such debt obligations.

•        The Company will need to raise additional funds to meet its capital requirements before or soon after completion of the Business Combination, and such funds may not be available on commercially reasonable terms, or at all, which could materially and adversely affect the Surviving Company’s business, results of operations or financial condition and its ability to continue as a going concern.

Risks Related to LeddarTech’s Industry

•        ADAS and AD systems rely on a complex set of technologies, and there is no assurance that the rate of acceptance and adoption of these technologies will increase in the near future or that a market for fully autonomous vehicles will fully develop.

•        We operate in an industry that is new and rapidly evolving. The estimates and forecasts of market and industry projections included in this presentation are subject to significant uncertainty. If markets for sensor fusion products develop more slowly than we expect, or long-term end-customer adoption rates and demand are slower than we expect, our operating results and growth prospects could be harmed.

•        Our business, results of operations and financial condition may be adversely affected by changes in automotive safety regulations regarding autonomous driving, which may increase our costs or delay or halt adoption of our sensor fusion solutions.

Risks Related to Prospector and the Business Combination

•        The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities.

•        If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.

•        The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention.

•        We have identified material weaknesses in our internal control over financial reporting. Any failure to establish and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have an adverse effect on our business, results of operations and financial condition.

•        If Prospector is unable to complete the Business Combination or another initial business combination by December 31, 2023, Prospector will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares, and, subject to the approval of its remaining shareholders and Prospector’s board of directors, dissolving and liquidating. In such event, third parties may bring claims against Prospector and, as a result, the proceeds held in its Trust Account could be reduced and the per-share liquidation price received by shareholders could be less than US$10.00 per share.

•        The requirement that Prospector completes its business combination by December 31, 2023 may limit the time Prospector has in which to conduct due diligence on potential business combination targets, in particular as Prospector approaches its dissolution deadline, which could undermine its ability to complete its initial business combination on terms that would produce value for its shareholders.

•        Prospector and the Company will incur significant transaction and transition costs in connection with the Business Combination.

•        The Business Combination has a specified Minimum Proceeds Condition. This Minimum Proceeds Condition may make it more difficult for Prospector to complete the Business Combination as contemplated.

•        Prospector’s public shareholders will experience immediate dilution as a consequence of the issuance of Surviving Company Common Shares as consideration in the Business Combination and the PIPE Financing and due to future issuances of equity securities, including issuances under any equity incentive plans of the Surviving Company.

•        Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment.

•        Prospector may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

•        There can be no assurance that the Surviving Company Common Shares that will be issued in connection with the proposed Business Combination will be approved for listing on Nasdaq following the closing of the proposed Business Combination, or that the Surviving Company will be able to comply with the continued listing rules of Nasdaq.

SELECTED HISTORICAL FINANCIAL DATA OF LEDDARTECH

The following table sets forth selected historical financial information derived from LeddarTech’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus for the years ended September 30, 2022 and 2021, and LeddarTech’s unaudited financial statements included elsewhere in this proxy statement/prospectus as of and for the nine months ended June 30, 2023 and 2022. The selected historical financial information in the following tables is presented in Canadian dollars and in accordance with IFRS. You should read the following selected financial data in conjunction with “LeddarTech Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Nine Months Ended June 30, 2023	Nine Months Ended June 30, 2022	Year Ended September 30, 2022	Year Ended September 30, 2021
Statement of Loss Data:
Revenue(1)	4,148,816	4,853,600	8,766,121	8,231,326
Cost of Sales	5,627,419	3,456,658	5,310,718	5,258,390
Operating expenses	39,579,014	37,555,620	87,343,977	42,299,162
Other income:
Grant revenue	(295,703)	(435,447)	(435,448)	(2,164,794)
Finance Income	(6,055,745)	(91,860)	(40,251)	(3,454)
Finance Costs	6,471,605	5,488,872	6,878,810	4,055,230
Loss (gain) on revaluation of instruments carried at fair value	(14,554)	(7,129,238)	(7,129,238)	13,881,042
Capitalized borrowing costs	(2,183,943)	(5,178,267)	(6,994,197)	(6,304,340)
Foreign exchange loss (gain)	71,676	(1,958,443)	(2,749,505)	67,083
Finance income, net	(1,710,961)	(8,868,936)	(10,034,381)	11,695,561
Net loss	(39,050,953)	(26,854,295)	(73,418,745)	(48,856,993)
Net loss attributable to:
Non-controlling interests	(2,488,696)	(3,393,792)	(4,099,897)	(1,897,955)
Equity holders of the parent	(36,562,257)	(23,460,503)	(69,318,848)	(46,959,038)

____________

(1)      Revenues in the above table relate to LeddarTech’s modules and components business that is being discontinued. LeddarTech currently has no material revenues related to its continuing ADAS business.

As at	June 30, 2023	September 30, 2022	September 30, 2021
Balance Sheet Data:
Cash	18,289,703	32,025,899	6,200,316
Trade receivable and other receivables	2,143,984	3,786,281	1,566,674
Government assistance and R&D tax credits receivable	1,957,487	2,558,670	2,353,224
Inventories	1,870,822	2,937,149	2,415,915
Prepaid expenses	1,123,322	1,052,494	1,148,289
Property and equipment	2,636,565	3,623,009	3,052,136
Right-of-use assets	4,995,658	5,892,374	3,937,107
Intangible assets	40,237,800	34,761,189	52,837,296
Goodwill	7,318,126	7,318,126	7,318,126
Other long-term assets	264,523	—	571,116
Total Assets	80,837,990	93,955,191	81,400,199
Accounts payable and accrued liabilities	11,742,501	10,988,362	8,804,633
Provisions	958,761	—	—
Credit facility	28,668,498	30,000,000	29,774,895
Conversion option	690,123	—	—
Contingent consideration payable	—	—	3,480,782
Term loan	7,099,498	10,034,513	8,204,153
Convertible loans	9,983,643	—	69,050,206
Lease liabilities	5,643,380	5,905,498	3,944,495
Other loan	—	1,582,780	1,941,022
Redeemable stock options	6,102,496	6,102,496	6,420,159
Government grant liabilities	1,710,438	1,409,694	1,159,487
Total Liabilities	72,599,338	66,696,948	133,100,320
Total Shareholders’ Equity (deficiency)	8,238,652	27,258,243	(51,700,121)
Total Liabilities and Shareholders’ Equity	80,837,990	93,955,191	81,400,199
	Nine Months Ended June 30, 2023	Nine Months Ended June 30, 2022	Year Ended September 30, 2022	Year Ended September 30, 2021
Statement of Cash Flows Data:
Cash Flows used in Operating Activities	(26,179,037)	(29,985,719)	(38,126,897)	(20,789,347)
Cash Flows used in Investing Activities	(9,157,341)	(9,856,890)	(12,000,742)	(16,505,990)
Cash Flows (used) from Financing Activities	21,994,701	74,752,670	73,947,590	41,738,668

SELECTED HISTORICAL FINANCIAL DATA OF PROSPECTOR

The following table sets forth selected historical financial information derived from Prospector audited financial statements included elsewhere in this proxy statement/prospectus as of and for the year ended December 31, 2022, and Prospector unaudited condensed financial statements included elsewhere in this proxy statement/prospectus as of and for the nine months ended September 30, 2023 and the six months ended June 30, 2023. The selected historical financial data of Prospector is presented in U.S. dollars in accordance with GAAP. The unaudited condensed financial data presented have been prepared on a basis consistent with Prospector audited financial statements. You should read the following selected financial data in conjunction with “Prospector Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Nine Months Ended September 30, 2023	Six Months Ended June 30, 2023	December 31, 2022
	Unaudited (as restated)	Unaudited (as restated)
Statement of Operations Data:
Operating costs	$(5,876,943)	$(4,841,239)	$(1,000,636)

Other income (loss):
Change in fair value of warrant liability	320,000	(800,000)	—
Interest earned on cash and investments held in Trust Account	1,587,561	1,299,042	4,764,441
Total Other Income	1,907,561	499,042	4,764,441)
Net Income (loss)	$(3,969,382)	$(4,342,197)	3,763,805
Weighted average shares outstanding of Class A redeemable ordinary shares	4,858,315	6,212,524	32,500,000
Basic and diluted net income per share, Class A	$(0.31)	$(0.30)	$0.09
Weighted average shares outstanding of Class B non-redeemable ordinary shares	8,125,000	8,125,000	8,125,000
Basic and diluted net loss per share, Class B	$(0.31)	$(0.30)	$0.09
	As of September 30, 2023	As of June 30, 2023	December 31, 2022
	Unaudited (as restated)	Unaudited (as restated)
(dollars in thousands)
Balance Sheet Data:
Cash	$26,121	$99,753	$18,401
Prepaid expenses	69,583	48,333
Cash and investments in Trust Account	23,750,947	23,462,429	329,783,734
Total Assets	$23,846,651	$23,610,515	$329,802,135
Total Liabilities	7,699,353	7,836,032	945,108
Commitment and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 2,194,056 and 32,500,000 shares at $10.83, $10.69 and $10.15 per share redemption value at September 30, 2023, June 30, 2023 and December 31, 2022, respectively	23,750,947	23,462,429	329,783,734
Total Shareholders’ Equity	(7,603,462)	(7,687,946)	(926,707)
Total Liabilities Redeemable Ordinary Shares and Shareholders’ Equity	$23,846,651	$23,610,515	$329,802,135
	Nine Months Ended September 30, 2023	Six Months Ended June 30, 2023	December 31, 2022
	Unaudited (as restated)	Unaudited (as restated)
Statement of Cash Flows Data:
Cash Flows used in Operating Activities	$(1,073,903)	$(835,271)	$(766,231)
Cash Flows (used in) provided by Investing Activities	307,620,347	$307,620,347	$—
Cash Flows (used in) provided by Financing Activities	$(306,538,724)	$(306,703,724)	$157,000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•        our ability to consummate the Business Combination;

•        the benefits of the Business Combination;

•        Surviving Company’s financial performance following the Business Combination;

•        our ability to raise additional capital;

•        our ability to comply with the covenants in our debt financing agreements;

•        our ability to enter into a forbearance agreement, waiver or amendment with, or obtain other relief from, our lenders under our debt instruments;

•        changes in LeddarTech’s or Surviving Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•        expansion plans and opportunities; and

•        the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of LeddarTech to grow and manage growth profitably following the Business Combination;

•        costs related to the Business Combination;

•        our ability to raise additional capital;

•        our ability to comply with the covenants in our debt financing agreements;

•        our ability to enter into a forbearance agreement, waiver or amendment with, or obtain other relief from, our lenders under our debt instruments;

•        changes in applicable laws or regulations;

•        the possibility that Prospector Canada or LeddarTech may be adversely affected by other economic, business, and/or competitive factors;

•        any implementation of significant operating cost reductions to maintain available liquidity; and

•        other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “Risk Factors.”

RISK FACTORS

You should carefully consider the risks described below together with other information set forth in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, financial condition, prospects, results of operations, and cash flow of the Surviving Company. Certain of the following risk factors apply to the business and operations of LeddarTech and will also apply to the business and operations of the Surviving Company following the completion of the Business Combination. If any of the following risks actually occurs, it may have a material adverse effect on the business, results of operations or financial condition of LeddarTech or the Surviving Company and could adversely affect the trading price of its common shares following the business combination. The risks described in this “Risk Factors” section may also be incorrect, incomplete and may change over time. If the risks and uncertainties that LeddarTech or the Surviving Company plan for are incorrect or incomplete, or if LeddarTech or the Surviving Company fail to fully understand and manage these risks successfully this failure may have a material adverse effect on the business, financial condition and results of operation of the Surviving Company following the Business Combination. The following risks should be read in conjunction with the financial statements and notes to the financial statements included herein.

Unless the context requires otherwise, references to “LeddarTech,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of LeddarTech prior to the Business Combination and the business and operations of the Surviving Company as directly or indirectly affected by LeddarTech by virtue of the Surviving Company’s ownership of the business of LeddarTech following the Business Combination.

Risks Related to Our Business

Our recent transition from a sensory hardware-focused development business model to a sensory software-focused development business model means that effectively we are a “pre-revenue” business, and the transition makes evaluating our business and future prospects difficult and may increase the risk of your investment.

In fiscal 2022, LeddarTech transitioned its business activities into an automotive software business model pursuant to which it is developing and marketing raw data fusion and perception software solutions. Prior to this transition in its business plan, LeddarTech’s costs and revenues were principally related to the development, production and sale of hardware and sensor components. LeddarTech has a limited operating history under this new business model, and is operating in a rapidly evolving market. As a result, there is limited historical financial information that investors can use in evaluating LeddarTech’s business, strategy, operating plan, results, and prospects. Furthermore, LeddarTech has not yet successfully commercialized its software solutions.

We have an unproven business model in a new market and face significant challenges in a rapidly evolving industry. Our prospects may be considered speculative and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

We have a limited operating history under our new unproven business model and our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including a lack of operating history under our new business model. We cannot be certain that our business strategy will be successful or that we will be solvent at any particular time. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any company. If we fail to address any of these risks or difficulties adequately, our business will likely suffer. Because of the numerous risks and uncertainties associated with developing and commercializing our raw data fusion and perception software solutions, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our securities. An investor in our securities must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of procedures and products in the sensory software industries. We may never successfully commercialize our LeddarVision™ solutions and our business may fail.

We have incurred significant operating losses and net cash outflows since inception, and it is uncertain when, if ever, we will generate meaningful revenue and profitability under our new business model.

LeddarTech had an accumulated deficit of $468.9 million as at June 30, 2023, and, for the nine months ended June 30, 2023 and year ended September 30, 2022, incurred a net loss of $39.1 million and $73.4 million, respectively. LeddarTech realized net cash outflows related to operating and investing activities for the nine months ended June 30, 2023 amounting to $26.2 million and $9.2 million, respectively, and for the year ended September 30, 2022 amounting to $38.1 million and $12.0 million, respectively. As of June 30, 2023, on a pro forma basis giving effect to the completion of the PIPE Financing, the Business Combination, the payment of transaction-related expenses and the repayment of approximately $11.7 million (no redemption scenario) or $331,551 (maximum redemption scenario) of indebtedness, the Company would have had approximately $59.3 million (no redemption scenario) or $70.6 million (max redemption scenario) of indebtedness outstanding. See “Unaudited Pro Forma Condensed Combined Financial Information.” The Company is currently dependent on its shareholders and lenders to fund its operations, including the development of its technology. We have devoted most of our financial resources to research and development activities. We expect to continue to incur substantial and increased expenses, losses and negative cash flows as we expand our development activities and progress with the commercialization of our products.

We have not achieved any OEM design wins, and while we have invested significant time, funds and efforts seeking OEM and Tier 1 selection of our solutions, our solutions ultimately may not be chosen for use in production models. If we fail to achieve OEM design wins after incurring substantial expenditures in these efforts, our future business, results of operations and financial condition would be adversely affected.

We invest significant effort and money developing our sensory software solutions to support ADAS or AD applications, developed by OEMs or automotive system integrators that are direct suppliers to OEMs (“Tier 1” suppliers), which we intend to be incorporated in one or more specific vehicle models to be produced by the OEMs. We refer to the selection by a Tier 1 supplier of our software for inclusion in such ADAS or AD applications, for the purposes of submitting such applications to an OEM, as a “Tier 1 design and integration win.” We use the term “OEM design win” to refer to the selection by an OEM of our software, whether directly from us for integration in the ADAS or AD applications developed by the OEM, or through selection of a Tier 1 supplier’s ADAS or AD application integrating our software, for incorporation in specific vehicle models with identified SOPs. There is no assurance that a Tier 1 design and integration win will develop into an OEM design win.

We could expend significant resources pursuing, but fail to achieve, either a Tier 1 design and integration win or an OEM design win. While we are in various stages of discussion with Tier 1 suppliers and OEMs, we have not yet achieved an OEM design win, and there is no assurance that these assessments will result in either a Tier 1 design and integration win or an OEM design win in the future.

After an OEM design win, it is typically difficult for a product or technology that did not receive the design win to displace the winner until the OEM issues a new request for quotation because an OEM will generally not change complex technology already integrated in its systems until a vehicle model is revamped. In addition, the firm with the winning design may have an advantage with the OEM going forward because of the established relationship between the winning firm and the OEM, which would make it more difficult for that firm’s competitors to win the designs for other production models. If we fail to win a significant number of OEM design competitions in the future, then our business, results of operations, and financial condition would be adversely affected.

Because we have not yet achieved an OEM design win, we cannot be certain as to our revenue model and anticipated pricing terms, whether royalty fees on a per unit basis, fees for engineering services and software licensing, data streams and other revenue sources. Additionally, future contracts with OEMs and Tier 1 suppliers may have certain contractual rights to cancel or delay their orders under certain circumstances. Such cancelations or delays could materially and adversely affect our ability to generate revenue (which could in turn affect our ability to raise needed capital on reasonable terms), diminish supplier or customer willingness to enter into transactions with us and have other adverse effects that may decrease our long-term viability. If our products are not successfully developed or commercialized, including because of a lack of capital, if we do not achieve broad market acceptance of our products and services, or if we cannot agree on attractive pricing terms with our target customers, we will not achieve profitability and our business may fail.

Even if we achieve OEM design wins, prospective customers may not purchase our solutions in any certain quantity, at any certain price or at all, and there may be significant delays between the time we achieve either a Tier 1 design and integration win or an OEM design win and the time a contract for production is agreed to and we are able to realize revenue. Any failure to obtain OEM and Tier 1 customers for our solutions and services, whether following Tier 1 design and integration wins, OEM design wins or otherwise, would materially adversely affect our business, results of operations and financial condition.

If we achieve an OEM design win, any resulting contracts with customers may not require them to purchase our solutions in any certain quantity or at any certain price, and our sales could be less than we forecast if a vehicle model for which we achieved an OEM design win is unsuccessful (including for reasons unrelated to our solutions), if an OEM decides to discontinue or reduce production of a vehicle model or of the use of our solutions in a vehicle model, or if we face downward pricing pressure. As a result, achieving OEM design wins is not a guarantee of revenue, and our sales may not correlate with the achievement of additional OEM design wins. Moreover, pricing estimates are made at the time of a request for quotation by an OEM, so that worsening market or other conditions between the time of a request for quotation and an order for our solutions may require us to sell our solutions for a lower price than we initially expected. We may also face pricing pressures from our customers as a result of their restructuring, consolidation, and cost-cutting initiatives or as a result of increased competition. As a particular solution matures and unit volumes increase, we also generally expect its average selling price (“ASP”) to decline. If we are not able to introduce solutions with additional features and functionality at higher price points to offset price reductions, then our business, results of operations, and financial condition would be adversely affected.

Furthermore, our solutions are technologically complex, incorporate many technological innovations, and are typically subject to significant safety testing, and OEMs generally must make significant commitments of resources to test and validate our solutions before including them in any particular vehicle model. Our low-level sensor fusion and perception technology controls supports ADAS and autonomous driving solutions control of various vehicle functions including engine, transmission, safety, steering, navigation, acceleration, and braking and therefore must be integrated effectively with the other systems of the vehicle developed by the OEM, our Tier 1 customers, and other suppliers, and we may be unable to achieve the requisite level of interoperability in a vehicle model for our solutions to be implemented even after an OEM design win. We expect the integration cycles of our solutions with new OEMs to be approximately one to three years after an OEM design win, depending on the OEM and the complexity of the solution. These integration cycles result in our investment of resources prior to realizing any revenue from a vehicle model. An OEM may choose to cancel production of the vehicle model for which we achieved the OEM design win or cancel or postpone the vehicle model.

In connection with any OEM design wins, we would expect to receive preliminary estimates from OEMs of their anticipated production volumes for the models relating to those design wins. Those estimates may be revised significantly by the OEMs, potentially multiple times, and may not be representative of future production volumes associated with those OEM design wins, which could be significantly higher or lower than estimated. Furthermore, long development cycles or vehicle model cancellations or postponements would adversely affect our business, results of operations, and financial condition.

Our financial statements contain disclosure regarding the significant doubt about our ability to continue as a going concern. Our ability to execute our business plan, to fund our operations and to continue as a going concern depends on our ability to raise capital and the continuous support of our creditors.

Prior to 2022, we had been focused on research and development activities with a view to developing advanced detection and ranging systems and solutions based on light (“LiDAR”). As of June 30, 2023, we had an accumulated deficit of approximately $468.9 million. We do not know whether or when we will become profitable. Our losses have resulted principally from disbursements made in development and discovery activities. The opinion of our independent registered public accounting firm on our audited financial statements as of and for the year ended September 30, 2022 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We expect to continue to incur losses for the foreseeable future.

The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways.

The Surviving Company will likely have limited sources of liquidity upon closing of the Business Combination. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and our historical combined financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus. In addition, following the closing of the Business Combination, the Surviving Company must retain a minimum cash balance under its current debt obligations of at least $5 million, which amounts would be restricted. See “— The Surviving Company’s liquidity position will be further constrained by the requirement to maintain a minimum cash balance of at least $5.0 million following completion of the Business Combination. If the Surviving Company is not able to maintain compliance with the minimum cash balance requirements, its debt obligations may be declared due and payable at a time when the Surviving Company does not have sufficient resources to repay such debt obligations.”

If the Surviving Company does not raise additional capital in sufficient amounts in connection with the Business Combination, and even if there are no redemptions of Prospector Class A Shares, the Surviving Company will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations.

The Company has developed a flexible and scalable cost management plan to be implemented to the extent deemed necessary and appropriate so that the Surviving Company can maintain operating costs at targeted levels (through strict cost control and budgeting discipline) to ensure operating costs will not exceed anticipated available liquidity. The cost management plan includes the possibility of significant reduction in product development expenditures, significant headcount reductions, and compensation adjustments. The extent to which the cost management plan would need to be implemented will be dependent upon several factors, including the extent of the proceeds to be received by the Surviving Company from the Trust Account, the scope and terms of any forbearance agreement, waiver, amendment to, or relief from, the minimum cash covenant applicable to the Surviving Company following the completion of the Business Combination that LeddarTech is currently discussing with one of its lenders, and the amount and extent to which the Company or the Surviving Company is able to raise additional capital in a timely manner, if at all.

Based on current expectations for the Surviving Company’s unencumbered cash balance at completion of the Business Combination, it is expected that the Surviving Company will need to implement the cost management plan to some degree if it is not successful in its efforts to raise additional capital, and depending on the level of relief from the minimum cash covenant LeddarTech is able to negotiate with its lender. Implementation of the cost management plan, if necessary, may materially adversely affect the Surviving Company in a number of ways, and would exacerbate risks to which the Surviving Company is already subject. For example, a reduction in product development expenditures and headcount reductions may materially limit the Surviving Company’s ability to complete, test and offer to the market a comprehensive suite of integrated features and services, and if the Surviving Company is only able to offer a limited suite of features and services, it will be less likely to realize the full revenue and profitability potential of its solutions and less able to effectively compete in its targeted markets. Implementation of the cost management plan may also significantly reduce the number of Tier 1 and OEM customers that the Surviving Company would be able to support, which in turn would be expected to have a material adverse effect on its revenue and potential profitability. See “— Implementation of the Company’s cost management plan may have a significant material adverse effect on the Surviving Company’s operations and future prospects” and “— We operate in a highly competitive, dynamic and rapidly changing market and compete against a large number of established competitors and new market entrants, some of whom have substantially greater resources.” Implementation of the cost management plan also may adversely affect the Surviving Company’s ability to retain skilled software engineers and other key employees. See “— If we are unable to attract, retain, and motivate key employees, then our business, results of operations, and financial condition would be adversely affected.” Further, a reduction in headcount across the Surviving Company may adversely affect the Surviving Company’s ability to timely prepare and publish accurate financial information, develop effective internal controls over financial reporting and remediate existing significant deficiencies and material weaknesses (or identify significant deficiencies and material weaknesses in the future). See “— Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as

a Public Company — We have identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future.” In connection with any cost reduction plans or activities, the Company will be required to incur cash and non-cash expenses.

The Surviving Company’s liquidity position will be further constrained by the requirement to maintain a minimum cash balance of at least $5.0 million following completion of the Business Combination. If the Surviving Company is not able to maintain compliance with the minimum cash balance requirements, its debt obligations may be declared due and payable at a time when the Surviving Company does not have sufficient resources to repay such debt obligations.

Pursuant to the terms of the Desjardins Credit Facility, LeddarTech is required to maintain a minimum cash balance of $5.0 million following completion of the Business Combination.

This requirement will apply to the Surviving Company following completion of the Business Combination, and will limit the Surviving Company’s liquidity. If there are significant redemptions of Prospector Class A Shares in connection with the Business Combination, unless the Surviving Company raises sufficient additional capital, the Surviving Company would be unable to comply with the minimum cash balance requirement within a short time following the closing of the Business Combination, absent an agreement by the lender to further amend, waive or otherwise provide relief from this minimum cash covenant. If the Surviving Company is unable to enter into a forbearance agreement, waiver or amendment with, or obtain other relief from, Desjardins, or following such receipt of such relief is nonetheless unable to comply with its terms, and as a result the Surviving Company were to fail to comply with such minimum cash balance requirements, Desjardins would have the right to declare the Desjardins Term Loan to be due and payable, and if it elected to do so, approximately $62.3 million (no redemption scenario) or $73.7 million (maximum redemption scenario) aggregate principal amount of indebtedness of the Surviving Company (including the convertible notes issued in the PIPE Financing) would also be subject to acceleration. While the Surviving Company may seek additional financing to avoid or cure such an outcome or seek from Desjardins further forbearance, waiver or other relief from such requirements, there is no assurance that it would be able to do so on commercially reasonable terms, or at all. In such circumstances, the Surviving Company’s ability to continue as a going concern would be materially and adversely affected and investors in the Surviving Company’s common shares could lose all or a substantial part of their investment.

Any significant reduction in headcount as part of the implementation of the Company’s cost management plan may have a material adverse effect on the Surviving Company’s operations and future prospects.

Pursuant to the Company’s cost management plan, in the event the Company does not raise sufficient additional capital, we expect that the Surviving Company will reduce its employee headcount following completion of the Business Combination. Such headcount reduction would result in a substantial decrease in the number of Surviving Company employees to the extent the cost management plan is fully implemented. The extent of any headcount reduction will be based primarily on management’s assessment of available liquidity, key operating and business needs, and prevailing conditions at the time. Any significant reduction in headcount has the potential to materially adversely affect our operations and future operating results, including by:

•        delaying our ability to timely deliver operational software solutions to our target customers;

•        impairing our ability to obtain requisite industry certifications, which would then need to be obtained by the Tier 1 or OEM customer;

•        restricting our ability to calibrate and configure our software solutions for more than one set of sensor types, which may make our solutions less appealing to our customers and delay our ability to sell our software solutions to a broad range of Tier 1 and OEM customers;

•        delaying our ability to expand the domain capabilities of our software solutions, such as being able to market our software solution for use in snow conditions without additional software capabilities being added to our solutions, which we would be unable to do on the same timeframe as if we had not reduced our headcount; and

•        further limiting our revenue opportunities due to the fact that a reduced headcount would constrain our ability to service a desired number of Tier 1 and OEM customers.

Each of these potential consequences of any headcount reductions could adversely affect the marketability of our software solutions and the timing and extent of our ability to generate revenue. Additionally, significant headcount reductions may adversely impact our accounting and finance function, and make it more difficult to remediate existing significant deficiencies and material weaknesses. Reductions in headcount also will result in immediate severance and other cash costs, which could be significant and may therefore reduce the effectiveness and objectives of our cost management plan in the short-term. Realization of any of these consequences of a headcount reduction could materially adversely affect our business, results of operations, and financial condition.

We invest significantly in research and development, and to the extent our research and development efforts are unsuccessful, our competitive position would be negatively impacted and our business, results of operations and financial condition would be adversely affected.

To compete successfully, we must maintain successful research and development efforts, develop new solutions, and improve our existing solutions, all ahead of competitors. We are focusing our research and development efforts across several key emerging technologies, including computer vision, software-defined radar and solid-state LiDAR, low-level sensor fusion, and the LeddarVision™ Front — Entry-Level, LeddarVision™ Premium Surround and LeddarVision™ Parking systems. These are ambitious initiatives, and we cannot guarantee that all of these efforts will deliver the benefits we anticipate or be homologated as expected. We must make research and development investments based on our views of the most promising approaches to address future customer needs in rapidly evolving markets, and we cannot be certain that we will target out research and development investments appropriately, or correctly anticipate the manner in which these markets will evolve. To the extent our research and development efforts do not produce timely improvements in utility, accuracy, safety, cost and operational efficiency, our competitive position will be harmed. We do not expect all of our research and development investments to be successful. Some of our efforts to develop and market new solutions may fail, and the solutions we invest in and develop may be rejected by regulators or may not be well received by customers, who may adopt competing technologies. We make significant investments in research and development, and our investments at times may not contribute to our future operating results for several years, if at all, and such contributions at times may not meet our expectations or even cover the costs of such investments, which would adversely affect our business, results of operations, and financial condition.

We have incurred material charges in connection with our decision to exit our modules and components business, and may incur additional charges related to the related exit activities in the future.

In connection with the Company’s transition to a pure-play automotive software business model, the Company is exiting its modules and components business. In connection with this decision, the Company incurred restructuring costs of approximately $2.1 million during the nine months ended June 30, 2023. During the same period, the Company wrote down inventory by approximately $1.8 million and recorded an onerous contract loss of approximately $1.0 million. The Company may incur additional charges in connection with the exit from its modules and components business.

Our historical financial information, historical financial results and operating and business history, which were achieved under our prior sensory hardware-focused business model, may not be representative of our future results under a sensory software-focused business model.

The historical combined financial information included in this proxy statement/prospectus may not be meaningful to an understanding of our results of operations, financial position, and cash flows in the future or what they would have been had we been pursuing our sensory software-focused business model strategy during the years presented. Our historical financial data presented in this proxy statement/prospectus includes costs of our business under our prior sensory hardware-focused business strategy, which may not, however, reflect the expenses we would have incurred had we pursued our current sensory software-focused business model during the years presented. Actual costs that may have been incurred if we had pursued our sensory software-focused business model would depend on a number of factors, including the extent of research and development costs, data acquisition and storage costs, and other strategic decisions. We have provided pro forma financial information that gives effect to the Business Combination, the PIPE Financing and the use of net proceeds from the PIPE Financing, as further described under “Unaudited Pro Forma Condensed Combined Financial Information.” The pro forma financial information included in this proxy statement/prospectus is also not representative of our results had we been pursuing our sensory software-focused business model during the periods presented. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and our historical combined financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus.

If we determine that our goodwill or intangible assets have become impaired, we could incur significant charges that would have a material adverse effect on our results of operations and financial condition.

As of June 30, 2023, the amounts of goodwill and intangible assets on our consolidated balance sheet subject to future impairment testing were $7.3 million and $40.3 million, respectively. Pursuant to IAS 36, we capitalize costs for product development projects. Initial capitalization of costs is based on management’s judgment that the Company can demonstrate the existence of a market for the product developed and that it will have the technical and financial capacity to complete the project until commercialization. Therefore, we conduct regular tests to determine if impairment has occurred. If the testing performed indicates that impairment has occurred, we are required to record a non-cash impairment charge for the difference between the carrying value of intangible assets and the implied fair value of the intangible assets in the period the determination is made. This testing of intangible assets for impairment requires us to make significant estimates about our future performance and cash flows, as well as other assumptions. These estimates can be affected by numerous factors, including changes in economic, industry or market conditions; changes in business operations; changes in competition; or potential changes in the price of the Surviving Company Common Shares and the Surviving Company’s market capitalization. Changes in these factors, or changes in actual performance compared with estimates of our future performance, could affect the fair value of goodwill or other intangible assets, which may result in an impairment charge. We cannot accurately predict the amount or timing of any impairment of assets. Should the value of our goodwill or other intangible assets become impaired, we could incur significant charges that would have a material adverse effect on our results of operations and financial condition.

If we are unable to develop and introduce new solutions and improve existing solutions in a cost-effective and timely manner, then our competitive position would be negatively impacted and our business, results of operations, and financial condition would be adversely affected.

Our business, results of operations, and financial condition depend on our ability to complete development of our raw data fusion and perception software solutions for the automotive market and to develop and introduce new and enhanced solutions that incorporate and integrate the latest technological advancements in sensing and perception technologies, software and hardware, and camera, radar, LiDAR, mapping, and AI technologies to satisfy evolving customer, regulatory, and safety rating requirements. For example, we will need to complete the development in a cost-effective manner of new generations of our LeddarVision™ Front — Entry-Level and LeddarVision™ Surround View Solution, each of which are important components of our planned approach to address the ADAS consumer and off-road vehicle markets. This proxy statement/prospectus contains descriptions of our current expectations regarding the time frame in which we expect to have our software solutions deployed by our Tier 1 customers. See “Information About LeddarTech.” These time periods are subject to significant uncertainty. We may encounter significant unexpected technical and production challenges, or delays in completing the development of these and other solutions and ramping production in a cost-efficient manner. The development of these and other new and enhanced solutions requires us to invest resources in research and development and also requires that we:

•        design innovative, accurate, and safety- and comfort-enhancing functions that differentiate our solutions from those of our competitors;

•        continuously improve the reliability of, and reduce and ultimately remove the requirement for human intervention with, our autonomous driving technology;

•        cooperate effectively on new designs and development with our customers, suppliers and partners;

•        respond effectively to technological changes and product announcements by our competitors; and

•        adjust to changing customer requirements, market conditions, and regulatory and rating standards quickly and cost-effectively.

If we must significantly reduce our operating costs, we could experience delays in completing development of our solutions. If there are delays in, or if we fail to complete when expected or at all, our existing and new development programs, we may not be able to satisfy our customers’ requirements, achieve either Tier 1 design and integration wins or OEM design wins with our target customers, or achieve market acceptance of our solutions, and our business, results of operations, and financial condition would be adversely affected.

We operate in a highly competitive, dynamic and rapidly changing market and compete against a large number of established competitors and new market entrants, some of whom have substantially greater resources.

The markets for sensing technology applicable to the ADAS and AD industries are highly competitive, dynamic and rapidly changing. Our future success will depend on our ability to remain a leader in our targeted markets by continuing to develop and protect from infringement low-level sensor fusion and perception software in a timely manner and to stay ahead of existing and new competitors. Our competitors are numerous and they compete with us directly by offering sensor software and indirectly by attempting to solve some of the same challenges with different technology. We face competition from sensor fusion and perception software companies, Tier 1 suppliers and other technology and automotive supply companies, and OEMS, and most of our principal competitors have significantly greater resources than we do. In the automotive market, our competitors have commercialized both LiDAR and non-LiDAR-based ADAS technology that has achieved market adoption, strong brand recognition and may continue to improve. Other competitors are working towards commercializing autonomous driving technology and either by themselves, or with a publicly announced partner, have substantial financial, marketing, research and development and other resources. Some of our existing and prospective customers in the ADAS and AD markets have announced development efforts or made acquisitions directed at creating their own sensing technologies, which would compete with our solutions. We cannot be certain how close these competitors may be to commercializing autonomous driving systems or novel ADAS applications.

If our target customers purchase a competing solution from any of our competitors, it may be difficult to displace such competitor with our solutions until the OEM issues a new request for quotation because an OEM will generally not change complex technology already integrated in its systems until a vehicle model is revamped. Accordingly, it is important that the Company achieve both Tier 1 design and integration wins and OEM design wins with its target customers quickly. If we must significantly reduce our operating costs, we could experience delays in completing development of our solutions, and suffer significant competitive disadvantage.

Additionally, increased competition may result in pricing pressure and reduced margins and may impede our ability to increase the sales of our products or cause us to lose market share, any of which will adversely affect our business, results of operations and financial condition.

We expect that a substantial portion of future revenue will come from a small number of OEMs and Tier 1 customers, and the loss of or a significant reduction in sales to, one or more of major Tier 1 customers and/or the discontinued incorporation of our solutions by one or more major OEMs in their vehicle models, would materially adversely affect our business, results of operations and financial condition.

We seek to supply OEMs with the LeddarVision™ platform directly or through our arrangements with Tier 1 suppliers, which are direct suppliers to OEMs. See “— Even if we achieve OEM design wins, prospective customers may not purchase our solutions in any certain quantity, at any certain price or at all, and there may be significant delays between the time we achieve either a Tier 1 design and integration win or an OEM design win and the time a contract for production is agreed to and we are able to realize revenue. Any failure to obtain OEM and Tier 1 customers for our solutions and services, whether following Tier 1 design and integration wins, OEM design wins or otherwise, would materially adversely affect our business, results of operations and financial condition.”

We believe our business, results of operations, and financial condition for the foreseeable future will likely depend on sales to a relatively small number of Tier 1 customers and the incorporation of our solutions by a relatively small number of OEMs in their vehicle models. In the future, our target OEM and Tier 1 customers may decide not to purchase our solutions or may alter their purchasing patterns, and OEMs may discontinue incorporation of our solutions in their vehicle models, including as a result of a transition to in-house solutions or solutions provided by our competitors, or their individual or aggregate production levels may decline due to a number of factors, including supply chain challenges and macroeconomic conditions. Further, the amount of revenue attributable to any single OEM or Tier 1 customer, or our OEM and Tier 1 customer concentration generally, may fluctuate in any given period. In the event we achieve OEM design wins in the future, the loss of one or more key OEM or Tier 1 customers, a reduction in sales to any key OEM or Tier 1 customer, the discontinued or decreased incorporation of our solutions by a key OEM, or our inability to attract new significant Tier 1 customers and OEMs would negatively impact our revenue and adversely affect our business, results of operations, and financial condition.

We have entered into strategic collaborations, but not yet signed commercial agreements, with two Tier 1 suppliers. If we fail to sign commercial agreements with those prospective customers, or to subsequently achieve an OEM design win with such customers, our future business, results of operations and financial condition would be adversely affected.

We are in various stages of discussion with Tier 1 suppliers and OEMs, covering more than 30 design win opportunities. As a result of such discussions, we have publicly announced strategic collaborations with Trimble Inc. (“Trimble”) and FICOSA ADAS S.L. (“Ficosa”), each a leading Tier 1 supplier in the automotive industry. Trimble has recently announced an agreement to transfer its agricultural technology business (the division with which LeddarTech has a strategic collaboration) to a joint venture with AGCO Corp. Upon completion of their transaction, it is expected that

AGCO will own 85% of the joint venture, with Trimble retaining the remaining 15%. It is not clear at this time how the change in ownership of this business will affect LeddarTech’s strategic collaboration. See “Information about LeddarTech — Company Overview.” We have not yet entered into commercial agreements with any Tier 1 supplier or OEM, and there is no assurance that these strategic collaborations will result in either commercial agreements or OEM design wins.

In the event we execute commercial agreements with prospective customers, such agreements may have contractual rights to cancel or delay orders, or the timeframe for development and integration of our software may be extended beyond the timing provided for in such agreements, potentially resulting in the agreements expiring without generating revenue or achieving OEM design wins. Any subsequent renegotiation of such agreements may result in terms less favorable to us. Such cancelations, delays, expirations and renegotiations could materially and adversely affect our ability to generate revenue (which could in turn affect our ability to raise needed capital on reasonable terms), diminish supplier or customer willingness to enter into transactions with us and have other adverse effects that may decrease our long-term viability. See “— We have not achieved any OEM design wins, and while we have invested significant time, funds and efforts seeking OEM and Tier 1 selection of our solutions, our solutions ultimately may not be chosen for use in production models. If we fail to achieve OEM design wins after incurring substantial expenditures in these efforts, our future business, results of operations and financial condition would be adversely affected.”

Product integration could face complications or unpredictable difficulties, which may adversely impact customer adoption of our products and our financial performance.

Our products are designed to function as part of a system, and therefore are to be integrated with other sensing technologies, software products and customer applications. Required integration efforts can be time consuming and costly and there is no guarantee that results will be satisfactory to the end customer. These challenges are even more present in the automotive sector where components are subject to as much as several years of product and design validation before they are fitted into a vehicle program. While the Company expects to work with system integrators which lend their experience to these workstreams, there is no guarantee that unforeseen delays or setback would not arise that would impair our ability to launch with key programs across our sectors of focus.

Our business may suffer from claims relating to, among other things, actual or alleged defects in our solutions. If our solutions actually or allegedly fail to perform as expected, publicity related to these claims could harm our reputation and decrease demand for our solutions or increase regulatory scrutiny of our solutions.

Our software products are complex and, from time to time, have had, and could have or could be alleged to have, defects in design, security vulnerabilities or other errors, failures, or other issues of not functioning in accordance with their specifications or as expected. Some errors or defects in our solutions have been, and could be, initially undetected and only discovered after they have been tested, commercialized, and deployed by customers. Alleged or actual defects in any of our solutions could result in adverse publicity for us, warranty claims, litigation against us, legal expenses and damages, our customers never being able to commercialize technology incorporating our solutions, negative publicity for our customers, and other consequences. Errors, defects, or security vulnerabilities could result in serious injury to or death of the end users of vehicles incorporating our solutions, or those in the surrounding area, including as a result of traffic accidents and collisions. If that is the case, we would incur significant additional development costs and product recall, repair, or replacement costs.

If any of our solutions are or are alleged to be defective, we may be required to participate in a recall involving such solutions. Each vehicle manufacturer has its own practices regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process, OEMs may look to their direct and indirect suppliers for contribution when faced with recalls and product liability claims. OEMs also require their suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which we supply products to a Tier 1 customer or OEM, a vehicle manufacturer may attempt to hold us responsible for some or all of the repair or replacement costs of defective products under new vehicle warranties when the OEM asserts that the solution supplied did not perform as warranted. Our potential liability may increase to the extent that OEMs increasingly purchase our products directly, as opposed to incorporating our solutions through indirect purchases from our Tier 1 customers. Product liability, warranty, and recall costs would have an adverse effect on our business, results of operations, and financial condition. In addition, product liability claims present the risk of protracted litigation, legal fees, and diversion of management’s attention from the operation of our business, even if our defense of these claims is ultimately successful.

Furthermore, the automotive industry in general is subject to significant litigation claims due to the potentially severe consequences of traffic collisions or other accidents. As a provider of solutions related to, among other things, preventing traffic collisions and other accidents, we could be subject to litigation for traffic collisions or other accidents, even if our solutions or their features or the failure thereof did not cause any particular traffic collision or accident. We expect in the future that our technology will be involved in accidents resulting in death or personal injury, and such accidents where our solutions or their features are involved may be the subject of significant public attention. There also remains significant uncertainty in the legal implications to providers of emerging ADAS and AD technologies of traffic collisions or other accidents involving such technologies, particularly given variations in legal and regulatory regimes that are emerging in different jurisdictions, and we may become liable for losses that exceed the current industry norms as the regulatory and legal landscape develops.

Publicity regarding claims involving our solutions can also have an adverse effect on our reputation and the reputation for low-level sensor fusion technology, and the ADAS and AD solutions utilizing such technology, which could decrease consumer demand for vehicles incorporating these technologies. Further, enhanced publicity surrounding such claims may also increase the regulatory scrutiny of our platforms, which could have a material adverse effect on our ability to complete our business plans.

Although we intend to use disclaimers, limitations of liability, and similar provisions in our agreements with our customers, there is no assurance that any or all of these provisions will prove to be effective barriers to product liability claims. In addition, although we intend to procure and maintain product liability insurance in respect of our software solutions, there is no assurance that such insurance will be adequate to cover any or all of our potential losses as a result of large deductibles and broad exclusions. The cost of such insurance may substantial, and there can be no assurance that such insurance will be available in adequate amounts or on acceptable terms, or at all. Our insurers may also discontinue our insurance coverage, and we may be unable to find replacement insurance on acceptable terms, or at all.

If we are unable to overcome our limited sensory fusion solutions sales history and are unable establish and maintain confidence in our long-term business prospects among our customer prospects and within our industry or are subject to negative publicity, then our future business, results of operations and financial condition would be adversely affected.

OEMs and Tier 1 customers may be less likely to purchase our sensor fusion solutions if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term.

Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among OEMs, Tier 1 customers, suppliers, analysts, ratings agencies and other parties in our products, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as customer unfamiliarity with low-level sensor fusion solutions, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of autonomous vehicles or our other services and our production and sales performance compared with market expectations.

We are highly dependent on the services of our senior executive officers and loss of key personnel could impair our success.

We are highly dependent on our senior executive officers, including Frantz Saintellemy, our President and Chief Operating Officer. Our current Chief Executive Officer, Charles Boulanger, is expected to retire from his position as Chief Executive Officer, but to continue as a member of the board of directors of the Surviving Company. Mr. Saintellemy (who will succeed Mr. Boulanger as Chief Executive Officer) and other members of our executive team are highly active in our management and allocate a significant amount of time to our company. The loss of Messrs. Saintellemy or other members of our executive team would adversely affect our business because their loss could make it more difficult to, among other things, compete with other market participants, manage our R&D activities and retain existing customers or cultivate new ones, particularly if any such departure occurs while the Surviving Company is operating under its cost management plan. Negative public perception of, or negative news related to, Mr. Saintellemy and other members of our executive team may adversely affect our brand, relationship with customers or standing in the industry.

Additionally, we have relied on the services of interim chief financial officers and consultants to the Chief Executive Officer since April 2022, which consultants have served as our principal financial officers and principal accounting officers. With the closing of the Business Combination, we will move forward with Mr. Saintellemy as our new Chief Executive Officer and we appointed Christopher Stewart as our new Chief Financial Officer in September 2023. The loss of senior executive officers or key personnel and any difficulty in recruiting and retaining appropriately qualified replacements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to attract, retain, and motivate key employees, then our business, results of operations, and financial condition would be adversely affected.

Hiring and retaining qualified executives, developers, engineers, technical staff, and sales representatives are critical to our business. The competition for highly skilled employees in our industry is increasingly intense. Competitors for technical talent increasingly seek to hire our employees. Changes in the interpretation and application of employment-related laws to our workforce practices may also result in increased operating costs and less flexibility in how we meet our changing workforce needs. To help attract, retain, and motivate qualified employees, we intend to use employee incentives such as share-based awards. Our employee hiring and retention also depend on our ability to build and maintain a diverse and inclusive workplace culture and be viewed as an employer of choice. If our share-based or other compensation programs and workplace culture cease to be viewed as competitive, our ability to attract, retain, and motivate employees would be weakened, which would harm our results of operations. Equity compensation has been, and will continue to be, an important part of our future compensation strategy and a significant component of our future expenses, which we expect to increase over time. Moreover, sustained declines in our stock price can reduce the retention value of our share-based awards. If we do not effectively hire, onboard, retain, and motivate key employees, then our business, results of operations, and financial condition would be adversely affected.

Unplanned changes in our management team can also disrupt our business. Our management and senior leadership team has significant industry experience, and their knowledge and relationships would be difficult to replace. Leadership changes may occur from time to time, and we cannot predict whether significant unplanned resignations will occur or whether we will be able to recruit qualified personnel. In addition, the relationships and reputation that members of our management and key leadership have established and maintain with our target Tier 1 and OEM customers contribute to our ability to maintain strong relationships with key partners and to identify new business opportunities.

As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.

From time to time, we may undertake acquisitions to add new products and technologies, acquire talent, gain new sales channels or enter into new markets or sales territories. In addition to possible shareholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets, businesses, key personnel, customers, vendors and suppliers require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

To date, we have limited experience with acquisitions and the integration of acquired technology and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations and could cause our stock price to decline.

Continued pricing pressures and customer cost reduction initiatives may result in lower than anticipated margins, or losses, which may adversely affect our business.

Cost-cutting initiatives adopted by our customers often result in increased downward pressure on pricing. We expect that our agreements with customers may require step-downs in pricing over the term of the agreement or, if commercialized, over the period of production. In addition, our customers may reserve the right to terminate their supply contracts for convenience, which enhances their ability to obtain price reductions. Automotive OEMs also possess significant leverage over their suppliers because the automotive component supply industry is highly competitive, serves a limited number of customers and has a high fixed cost base. We expect to be subject to substantial continuing pressure from customers and suppliers to reduce the price of our products. It is possible that pricing pressures beyond our expectations could intensify as customers pursue restructuring, consolidation and cost-cutting initiatives. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin and profitability would be adversely affected.

The Company will need to raise additional funds to meet its capital requirements before or soon after completion of the Business Combination, and such funds may not be available on commercially reasonable terms, or at all, which could materially and adversely affect the Surviving Company’s business, results of operations or financial condition and its ability to continue as a going concern.

The Surviving Company will need to raise additional capital to, among other things, conduct research and development, and to complete development, testing, qualification, and marketing of its solutions, including its Surround View Solution (LVS-2+). If the Surviving Company is not successful in raising additional capital, it is expected that it will need to implement a cost management plan that could have a number of material adverse effects on its business, operations and profitability. See “— The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways.” The Surviving Company’s future capital requirements may be uncertain and actual capital requirements may be different from those it currently anticipates. The Surviving Company may seek equity or debt financing to finance a portion of its future capital expenditures. Such financing might not be available to it in a timely manner or on terms that are acceptable, or at all.

The Surviving Company’s ability to obtain the necessary financing to carry out its business plan is subject to a number of factors, including general market conditions and investor acceptance of its business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to it. In particular, recent disruptions in the financial markets and volatile economic conditions could affect its ability to raise capital. The Surviving Company’s future capital needs and other business reasons could require it to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute its shareholders. See “The public shareholders will experience immediate dilution as a consequence of the issuance of Surviving Company Common Shares as consideration in the Business Combination and the PIPE Financing and due to future issuances pursuant to the Incentive Plan, and may experience future dilution in the event of the vesting and conversion of the Surviving Company Earnout Non-Voting Special Shares.” The issuance of debt securities and incurrence of additional indebtedness would result in increased debt service obligations. Holders of any debt securities or preferred shares will have rights, preferences and privileges senior to those of holders of its common shares in the event of liquidation. Any financial or other restrictive covenants from any debt securities would restrict its operations or its ability to pay dividends to its shareholders.

We are affected by fluctuations in currency exchange rates, including those in connection with recent inflationary trends in the United States, Canada, and globally.

We are exposed to adverse as well as beneficial movements in currency exchange rates. Our functional currency is the Canadian dollar, and we incur financial expenses in connection with fluctuations in value due to foreign exchange differences between our monetary assets and liabilities denominated in U.S. dollars and other currencies. Our financial results are reported in Canadian dollars and a substantial portion of our payroll and other operating expenses are accrued in New Israel Shekels and U.S. dollars. A weakened Canadian dollar will increase the cost of expenses such as payroll, utilities, tax, marketing expenses, and capital expenditures. We anticipate that we will realize a substantial portion of our revenue in U.S. dollars. A decline in the value of the U.S. dollar relative to the Canadian dollar could adversely affect our reported revenue. Changes in exchange rates would adversely affect our business, results of operations, and financial condition.

Global or regional conditions can adversely affect our business, results of operations, and financial condition.

We have testing, research and development, sales and other operations in several other countries, and some of our business activities are concentrated in one or more geographic areas. As a result, our business, operating results, and financial condition, including our ability to test, design, develop, or sell products, and the demand for our solutions, are at times adversely affected by a number of global and regional factors outside of our control.

Adverse changes in global or regional economic conditions periodically occur, including recession or slowing growth, changes, or uncertainty in fiscal, monetary, or trade policy, higher interest rates, tighter credit, inflation, lower capital expenditures by businesses including on IT infrastructure, increases in unemployment and lower consumer confidence and spending. Adverse changes in economic conditions can significantly harm demand for our solutions and make it more challenging to forecast our operating results and make business decisions, including regarding prioritization of investments in our business. An economic downturn or increased uncertainty may also lead to increased credit and collectability risks, higher borrowing costs or reduced availability of capital markets, reduced liquidity, adverse impacts on our suppliers, failures of counterparties including financial institutions and insurers, asset impairments and declines in the value of our financial instruments.

Additionally, VayaVision Sensing Ltd. (“VayaVision”), our subsidiary that conducts a substantial portion of our research and development activities, is located in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, as well as incidents of terror activities and other hostilities, and a number of state and non-state actors have publicly committed to its destruction. Political, economic and security conditions in Israel could directly affect our operations. We could be adversely affected by hostilities involving Israel, including acts of terrorism or any other hostilities involving or threatening Israel, the interruption or curtailment of trade between Israel and its trading partners, a significant increase in inflation or a significant downturn in the economic or financial condition of Israel. The current hostilities between Israel and Hamas, and any escalation of such hostilities, as well as any future armed conflicts, terrorist activities, tension along the Israeli borders or with other countries in the region, including Iran, or political instability in the region could disrupt international trading activities in Israel and may materially and negatively affect our business and could harm our results of operations. In connection with the current hostilities with Hamas, Israel has called up 360,000 reservists, including a number of VayaVision’s employees. The call-up of reservists, and any additional call-up in the future, could also negatively affect our business, and harm our results of operations.

Certain countries, as well as certain companies and organizations, continue to participate in a boycott of Israeli companies, companies with large Israeli operations and others doing business with Israel and Israeli companies. The boycott, restrictive laws, policies or practices directed towards Israel, Israeli businesses or Israeli citizens could, individually or in the aggregate, have a material adverse effect on our business in the future.

We can be adversely affected by other global and regional factors that periodically occur, including:

•        geopolitical and security issues, such as armed conflict and civil or military unrest, political instability, human rights concerns and terrorist activity;

•        natural disasters, public health issues (including the COVID-19 pandemic) and other catastrophic events;

•        inefficient infrastructure and other disruptions, such as supply chain interruptions and large-scale outages or unreliable provision of services from utilities, transportation, data hosting or telecommunications providers;

•        formal or informal imposition of new or revised export, import or doing-business regulations, including trade sanctions, tariffs, and changes in the ability to obtain export licenses, which could be changed without notice; government restrictions on, or nationalization of, our operations in any country, or restrictions on our ability to repatriate earnings from a particular country;

•        adverse changes relating to government grants, tax credits or other government incentives, including more favorable incentives provided to competitors;

•        differing employment practices and labor issues;

•        ineffective legal protection of our intellectual property rights in certain countries;

•        local business and cultural factors that differ from our current standards and practices;

•        continuing uncertainty regarding social, political, immigration and tax and trade policies; and

•        fluctuations in the market values of any of our investments, which can be negatively affected by liquidity, credit deterioration or losses, interest rate changes, financial results, political risk, sovereign risk, or other factors.

Catastrophic events can adversely affect our business, results of operations, and financial condition.

Our operations and business, and those of our customers and direct and indirect vendors and suppliers of OEMs, can be disrupted by natural disasters, industrial accidents, public health issues (including the COVID-19 pandemic), cybersecurity incidents, interruptions of service from utilities, transportation, telecommunications or information technology systems and networks (“IT systems”) providers, production equipment failures or other catastrophic events. For example, we have at times experienced disruptions in our production processes as a result of power outages, improperly functioning equipment, and disruptions in supply of raw materials or components, including due to cybersecurity incidents affecting our suppliers. Global climate change can result in certain natural disasters occurring more frequently or with greater intensity, such as drought, wildfires, storms, sea-level rise, and flooding. The long-term effects of climate change on the global economy and the IT industry in particular are unclear, but could be severe.

Catastrophic events could make it difficult or impossible to produce or deliver products to our customers, receive production materials from our suppliers or perform critical functions, which could adversely affect our revenue and require significant recovery time and expenditures to resume operations. While we maintain business recovery plans, some of our systems are not fully redundant and we cannot be sure that our plans will fully protect us from such disruptions. Furthermore, even if our operations are unaffected or recover quickly, if our customers or suppliers cannot timely resume their own operations due to a catastrophic event, we may experience reduced or cancelled orders or disruptions to our supply chain that would adversely affect our business, results of operations, and financial condition.

Disruptions in financial markets may adversely impact the availability and cost of credit and have other adverse effects on us and the market price of our stock.

Our ability to make scheduled payments on, or to refinance, our debt obligations will depend on our operating and financial performance, which in turn is subject to prevailing economic conditions and to financial, business and other factors beyond our control. The global equity and credit markets have experienced in the past, and may experience in the future, periods of extraordinary turmoil and volatility. These circumstances may materially and adversely impact liquidity in the financial markets at times, making terms for certain financings less attractive or in some cases unavailable. Disruptions and uncertainty in the equity and credit markets, including as a result of recent bank failures and uncertainty in the banking sector generally, may negatively impact our ability to refinance existing indebtedness and access additional financing for acquisitions, development of our properties and other purposes at reasonable terms or at all, which may negatively affect our business and the market price of our common shares. If we are not successful in refinancing our existing indebtedness when it becomes due, we may be forced to dispose of properties on disadvantageous terms, which might adversely affect our ability to service other debt and to meet our other obligations. A prolonged downturn in the financial markets may cause us to seek alternative sources of potentially less attractive financing and may require us to adjust our business plan accordingly. These events also may make it more difficult or costly for us to raise capital through the issuance of our common or preferred stock.

Risks Related to Our Intellectual Property Rights

We may not be able to adequately protect, defend or enforce our intellectual property rights, and our efforts to do so may be costly.

The success of our solutions and business depends in part on our ability to obtain patents and other intellectual property rights and to maintain adequate legal protection for our solutions in the United States, Canada and other international jurisdictions. If we are not able to adequately protect or enforce the proprietary aspects of our technology, competitors could be able to access, replicate or circumvent our proprietary technology and our business, results of operations, and financial condition could be adversely affected. We currently attempt to protect our technology through a combination of patent, copyright, trademark and trade secret laws, employee invention assignment agreements, employee and third-party nondisclosure agreements and similar means, all of which provide only limited protection. We have filed for patent and trademark registration in the United States, Canada and in certain other international jurisdictions. However, effective intellectual property protection may be unavailable in some countries where we operate or seek to enforce our intellectual property rights or more limited in foreign jurisdictions relative to those protections available in the United States, or may not be applied for in one or more relevant jurisdictions. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.

Our issued patents and trademarks and any pending or future patent and trademark applications that may result in issuances or registrations may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Failure to timely seek patent protection on products or technologies generally precludes us from seeking future patent protection on these products or technologies. Even if we do timely seek patent protection, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and its scope can be reinterpreted after issuance. As a result, we may not be able to protect our proprietary rights adequately in the United States, Canada or elsewhere. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products or services, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, results of operations, and financial condition.

Despite our efforts, unauthorized parties may attempt to copy, reverse engineer, disclose, obtain, or use our technologies or systems. Our competitors may also be able to independently develop similar products or services that are competitive to ours or design around our issued patents. If third parties obtain patent protection with respect to such technologies, they may assert that our technology infringes their patents and seek to charge us a licensing fee or otherwise preclude or make costlier the use of our technology. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering our solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the United States or other countries. We may be a party to claims and litigation as a result of alleged infringement by third parties of our intellectual property. Even when we sue other parties for such infringement, that suit may have adverse consequences for our business. Any such suit is likely to be time-consuming and expensive to resolve and may divert our management’s time and attention from our business, which could adversely affect our business, results of operations, and financial condition, and legal fees related to such litigation will increase our operating expenses and may reduce our net income. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us, alleging that we infringe their intellectual property or alleging that our intellectual property is invalid or unenforceable. Furthermore, any litigation initiated by us could result in a court or governmental agency invalidating or rendering unenforceable our patents or other intellectual property rights upon which the suit is based, which could adversely affect our business, results of operations, and financial condition.

We may become subject to claims and litigation brought by third parties alleging infringement by us of their intellectual property rights.

The industry in which our business operates is characterized by a large number of patents, some of which may be of questionable scope, validity, or enforceability, and some of which may appear to overlap with other issued patents. As a result, there is a significant amount of uncertainty in the industry regarding patent protection and infringement. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. In recent years, there has been significant litigation globally involving patents and other intellectual property rights.

In the event that we recruit employees from other technology companies, including certain potential competitors, and these employees are used in the development of solutions that are similar to the solutions they were involved in developing for their former employers, we may become subject to claims that such employees have improperly used or disclosed trade secrets or other proprietary information. We may also in the future be subject to claims by our suppliers, employees, consultants, or contractors asserting an ownership right in our patents or patent applications, as a result of the work they performed on our behalf. These claims and any resulting lawsuits, if resolved adversely to us, could subject us to significant liability for damages, impose temporary or permanent injunctions against our solutions or business operations or invalidate or render unenforceable our intellectual property. In addition, because patent applications can take many years until the patents issue, there may be applications now pending of which we are unaware, which may later result in issued patents that our solutions may infringe. If any of our solutions infringe a third party’s patent rights, or if we wish to avoid potential intellectual property litigation on any alleged infringement relating to our solutions, we could be prevented from selling, or we could elect not to sell, such solutions unless we obtain additional intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Alternatively, we could be forced to redesign one or more of our solutions to avoid any infringement or allegations thereof. Procuring or developing substitute solutions that do not infringe could require significant effort and expense, and we may not be successful in any attempt to redesign our solutions to avoid any alleged infringement.

A successful claim of infringement against us, or our failure or inability to develop and implement non-infringing technology, or license the infringed intellectual property rights, on acceptable terms and on a timely basis, could materially adversely affect our business, financial condition, and results of operations. A party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages or obtain an injunction. An adverse determination also could invalidate our intellectual property rights and adversely affect our ability to offer our solutions to our customers. Additionally, we may face liability to our customers, business partners or third parties for indemnification or other remedies in the event that they are sued for infringement in connection with their use of our solutions. We currently have a number of agreements in effect pursuant to which we have agreed to defend, indemnify, and hold harmless our customers, suppliers and other business partners from damages and costs which may arise from the infringement by our solutions of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Furthermore, our defense of intellectual property rights claims brought against us or our customers, business partners or other related third parties, regardless of our success, would likely be time-consuming and expensive to resolve and would divert management’s time and attention from our business, which could seriously harm our business. A claim that our solutions infringe a third party’s intellectual property rights, even if untrue, could adversely affect our relationships with our customers or suppliers, may deter future customers from purchasing our solutions and could seriously harm our reputation with our customers or suppliers, as well as our reputation in the industry at large.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how that can be more difficult to protect or enforce, which could allow competitors to independently develop or commercialize superior technology, software and products.

We rely on proprietary information (such as trade secrets, know-how, and confidential information) to protect intellectual property that may not be patentable and may not be subject to copyright, trademark, trade dress or service mark protection, or that we believe is best protected by means that do not require public disclosure. Such proprietary information may be owned by us or disclosed to us by our licensors, suppliers or other third parties. We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors, scientific advisors and other third parties. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement, or misappropriation of our proprietary information, may be limited as to their term, and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. We have limited control over the protection of trade secrets used by our third-party manufacturers and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, scientific advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in or to related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets.

We also rely on physical and electronic security measures to protect our proprietary information, but we cannot provide assurance that these security measures will not be breached or provide adequate protection for our property. There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to protect and enforce our intellectual property rights. The theft or unauthorized use or publication of our trade secrets and other confidential business information as a result of such an incident would affect our competitive position and adversely affect our business, results of operations, and financial condition.

We use certain software and data governed by open-source licenses, which under certain circumstances could adversely affect our business, results of operations, and financial condition.

Certain of our software and data, as well as that of our customers and vendors, may be derived from or otherwise incorporate so-called “open source” software and data that is generally made available to the public by its authors and/or other third parties. Some open-source software is made available under licenses that impose certain obligations on us regarding modifications or derivative works we create based upon the open-source software. These obligations may require us to make source code for the derivative works available to the public and/or license such derivative works under a particular type of license, rather than the forms of license we customarily use to protect our intellectual property. Additionally, if we combine our proprietary software with open-source software in certain manners we could be required to release the source code of our proprietary software or to make our proprietary software available under open-source licenses to third parties at little or no cost or on unfavorable license terms. In the event that the copyright holder of, or other third party that distributes, open-source software alleges that we have not complied with the terms of an open-source license, we could incur significant legal costs defending ourselves against such allegations. If such claims are successful, we could be subject to significant damages, required to release the source code that we developed using that open-source software to the public, enjoined from distributing our software and/or required to take other actions that could adversely affect our business, results of operations, and financial condition.

While we take steps to monitor the use of open-source software in our solutions, processes and technology and try to ensure that no open-source software is used in such a way as to require us to disclose the source code to the related product, processes, or technology when we do not wish to do so, such use could inadvertently occur. Additionally, if a third-party software provider has incorporated certain types of open source software into software we license from such third party for our solutions, processes, or technology, we could, under certain circumstances, be required to disclose the source code to our solutions, processes, or technology. This could harm our intellectual property position and adversely affect our business, results of operations, and financial condition.

Further, the use of open-source software can lead to vulnerabilities that may make our software susceptible to attack, and although some open-source vendors provide warranty and support agreements, it is common for such software to be available “as is” with no warranty, indemnity, or support. Although we monitor our use of such open-source code to avoid subjecting our solutions to unintended conditions, such use, under certain circumstances, could materially adversely affect our business, financial condition and operating results and cash flow, including if we are required to take remedial action that may divert resources away from our development efforts.

Our subsidiary has received Israeli government grants for certain of its research and development activities and it may receive additional grants in the future. The terms of those grants restrict our ability to transfer technologies outside of Israel, and we may be required to pay penalties in such cases or upon the sale of our company.

Our subsidiary, VayaVision, received a total of approximately $1.5 million from the Israel Innovation Authority (“IIA”). We may in the future apply to receive additional grants from the IIA to support our research and development activities. With respect to such grants we are committed to pay royalties at a rate of 3% to 5% on sales proceeds up to the total amount of grants received, linked to the dollar and bearing interest at annual rates linked to a benchmark rate, with a cumulative maximum value of 50%. Even after payment in full of these amounts, we will still be required to comply with the requirements of the Israeli Encouragement of Industrial Research, Development and Technological Innovation Law, 1984, or the R&D Law, and related regulations, with respect to those past grants. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the R&D Law restrict the transfer outside of Israel of such know-how, and of the manufacturing or manufacturing rights of such products, technologies or know-how, without the prior approval of the IIA. Therefore, if aspects of our technologies are deemed to have been developed with IIA funding, the discretionary approval of an IIA committee would be required for any transfer to third parties outside of Israel of know-how or manufacturing or manufacturing rights related to those aspects of such technologies. Furthermore, the IIA would impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel, including requiring retroactive redemption payments up to a maximum amount, or may not grant such approvals at all. While we have submitted a request to the IIA to permit the development work being done using aspects of technologies developed by VayaVision using IIA funding, there can be no assurance that such approvals will be granted on favorable terms, or at all. Failure to obtain such approvals could have a material adverse effect on our business, financial condition and results of operations.

In addition, the consideration available to our shareholders in a future transaction involving the transfer outside of Israel of technology or know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA. Any such mergers require IIA approval to avoid penalties.

In addition to the above, any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of the share capital or voting rights of VayaVision, (ii) is entitled to appoint one or more of the directors or the chief executive officer of VayaVision or (iii) serves as one of the directors or as the chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above. Such notification will be required in connection with the investment being made by an investor. Approval for any transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

Risks Related to Privacy, Data, and Cybersecurity

Interruptions to our information technology systems and networks and cybersecurity incidents could adversely affect our business, results of operations, and financial condition.

We collect and maintain information in digital form that is necessary to conduct our business, and we rely on IT systems to process, transmit, and store electronic information, and to manage or support our business and consumer facing activities. Our operations routinely involve receiving, storing, processing, and transmitting confidential or sensitive information pertaining to our business, customers, suppliers, employees, and other sensitive matters, including trade secrets, other proprietary business information, and personal information. Although we have established physical, electronic, and organizational measures designed to safeguard and secure our systems to prevent a data breach or compromise, and rely on commercially available systems, software, tools, and monitoring to provide security for our IT systems and the processing, transmission, and storage of digital information, we cannot guarantee that such measures will be adequate to detect, prevent, or mitigate cyber incidents. The implementation, maintenance, segregation, and improvement of these measures requires significant management time, support, and cost. Moreover, there are inherent risks associated with developing, improving, expanding, and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain, and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies, or produce, sell, deliver, and service our solutions, adequately protect our intellectual property, or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations, and contracts.

We cannot be sure that the IT systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained, or expanded as planned. While cyberattacks against our third-party vendors or suppliers have not materially adversely affected us to date, future cyberattacks on such third parties may cause significant disruptions and materially adversely affect our business, results of operations, and financial condition. In addition, despite the implementation of preventative and detective security controls, such IT systems are vulnerable to damage, shutdown, or interruption from a variety of sources, including telecommunications or network failures or interruptions, system malfunction, natural disasters, terrorism, and war. Additionally, our IT systems and products may be vulnerable to malicious acts by hackers, including through use of computer viruses, malware (including ransomware), phishing attacks, or denial of service attacks.

We regularly face attempts by others to gain unauthorized access, or to introduce malicious software, to our IT systems. Individuals or organizations, including malicious hackers, state-sponsored organizations, insider threats, including employees and third-party service providers, or intruders into our physical facilities, at times may attempt to gain unauthorized access to or corrupt our IT systems, products, or services. We are a target for computer hackers and organizations that intend to sabotage, take control of, or otherwise corrupt our processes, solutions, and services. We are also a target for malicious attackers who attempt to gain access to our network or data centers or those of our suppliers, customers, partners, or end users, steal proprietary information related to our business, products, employees, suppliers, and customers, interrupt our infrastructure, systems, and services or those of our suppliers, customers, or others, or demand ransom to return control of such systems and services. Such attempts are increasing in number and in technical sophistication, and if successful, expose us and the affected parties to risk of loss or misuse of confidential or other proprietary or commercially sensitive information, compromise personal information regarding users or employees, disrupt our business operations, and jeopardize the security of our facilities. Our IT infrastructure also includes products and services provided by third parties, and these providers may experience breaches of their systems and products that impact the security of our systems and our proprietary or confidential information.

We have experienced attempted data breaches, cyberattacks, and other similar incidents, none of which have resulted in a material adverse impact to our business or operations, but there can be no guarantee we will not experience an incident that would have such an impact. Such incidents, whether or not successful, could result in our incurring significant costs related to, for example, rebuilding internal systems, writing down inventory value, implementing additional threat protection measures, providing modifications to our solutions, defending against litigation, responding to regulatory inquiries or actions, paying damages, providing customers with incentives to maintain the business relationship, or taking other remedial steps with respect to third parties, as well as reputational harm. In addition, cybersecurity threats are constantly evolving, thereby increasing the difficulty of successfully defending against them or implementing adequate preventative measures. As a result of the COVID-19 pandemic, remote work and remote access to our systems have increased significantly, which also increases our cybersecurity attack surface. There has also been an increase in cyberattack volume, frequency, and sophistication driven by the global enablement of remote workforces. We seek to detect and investigate unauthorized attempts and attacks against our network and solutions and to prevent their recurrence where practicable through changes to our internal processes and tools and changes or updates to our solutions. However, despite the implementation of preventative and detective security controls, we, and the third parties upon which we rely, remain potentially vulnerable to additional known or unknown cybersecurity threats. In some instances, we, our suppliers, our customers, and end users, can be unaware of an incident or its magnitude and effects. Even when a security breach is detected, the full extent of the breach may not be determined, and even if determined, a full investigation may require time and resources. Any actual or perceived security incident could result in, among other things, unfavorable publicity, governmental inquiry and oversight, difficulty in marketing our services, allegations by our customers that we have not performed our contractual obligations, litigation by affected parties, including our customers, and possible financial obligations for damages related to the theft or misuse of such information or inventory, any of which would adversely affect our business, results of operations, and financial condition. The costs related to cybersecurity breaches, attacks or other similar incidents or network or computer system disruptions typically would not be fully insured or indemnified. We cannot ensure that any limitations of liability provisions in our agreements with customers, service providers and other third parties with which we do business would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim in connection with a cybersecurity breach, attack or other similar incident.

Security breaches and other disruptions of our in-vehicle systems and related data could impact the safety of our end users and reduce confidence in us and our solutions.

Our operations are rich in technology and computing and may be exposed to risks related to the stability of the information systems, their compatibility with the scope of its operations, information security, technical failures and overload of system servers. Impairment of the stability of computer systems and inability on our part to return its systems to normal operation within a reasonable timeframe, or the lack of technological ability to meet commitments or the expectations of potential customers and strategic partners, may damage our reputation and harm its business outcomes. Our low-level sensor fusion and perception solutions contain complex information technology. These solutions, as integrated in ADAS and autonomous driving technologies, may affect the control of various vehicle functions including engine, transmission, safety, steering, navigation, acceleration, and braking. Hackers may attempt in the future to gain unauthorized access to modify, alter, and use such systems to gain control of, or to change, the functionality, user interface and performance characteristics of vehicles incorporating our solutions, or to gain access to data stored in or generated by the vehicle. In addition, as we transition to offering solutions that involve cloud-based solutions, including over-the-air updates, our solutions may increasingly be subject to cyber threats. Hackers may attempt to infiltrate, steal, corrupt, or manipulate such data on the cloud, which could also result in our low-level fusion technology malfunctioning. Malicious cybersecurity attacks against our technology, utilized by in-vehicle systems that relate to automotive safety and related data, such as the data described in the preceding sentence, could potentially lead to bodily injury or death of end users, passengers, and others. Any unauthorized access to or control of vehicles incorporating our solutions or their systems could adversely impact the safety of those vehicles, or result in legal or regulatory claims or proceedings, liability, or regulatory penalties. Moreover, new laws, such as the new data law in Massachusetts that would permit third-party access to vehicle data and related systems, could expose our vehicles and vehicle systems to third-party access without appropriate security measures in place, leading to new safety and security risks, and reducing trust and confidence in our solutions. In addition, regardless of their accuracy, reports of unauthorized access to our solutions, their systems, or data, as well as other factors that may result in the perception that our solutions, their systems, or data are capable of being hacked, could harm our reputation, and adversely affect our business, results of operations, and financial condition.

Failures or perceived failures to comply with privacy, data protection, and information security requirements, or theft, loss, or misuse of personal information about our employees, customers, end users, or other third parties, or other information, could increase our expenses, damage our reputation, or result in legal or regulatory proceedings.

The theft, loss, or misuse of personal information collected, used, stored, or transferred by us to run our business could result in significantly increased business and security costs or costs related to defending legal claims. For example, data collected by the sensor of our solutions during the development cycle of a project may include personal information such as license plate numbers of other vehicles, facial features of pedestrians, appearance of individuals,

GPS data, and geolocation data. Notwithstanding our efforts to protect the security and integrity of our customers’ personal information, we may be required to expend significant resources to comply with data breach requirements if, for example, third parties improperly obtain and use the personal information of our customers, or we otherwise experience a data loss with respect to customers’ personal information. A major breach of our network security and systems may result in fines, penalties, and damages, harm our reputation, and adversely affect our business, results of operations, and financial condition.

Data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions and countries in which we provide services. We are subject to a variety of local, state, national and international laws, directives, and regulations that apply to the collection, use, retention, protection, security, disclosure, transfer, and other processing of personal data in the different jurisdictions in which we operate (“Data Protection Laws”). Any failure by us or our vendors or other business partners to comply with our public privacy notice or with U.S. federal, state, local, Canadian, Chinese, or other foreign or international Data Protection Laws could result in regulatory or litigation-related actions against us, legal liability, fines, damages, ongoing audit requirements, and other significant costs. Global privacy legislation, enforcement, and policy activity in this area are rapidly expanding and creating a complex regulatory compliance environment. Because many Data Protection Laws are new or subject to recent revisions or updates, there is often little clarity as to their interpretation or best practices for compliance, as well as a lack of precedent for the scope of enforcement. Costs to comply with Data Protection Laws and implement related privacy and data protection measures are significant, and may require us to change our business practices and compliance manners. Any noncompliance could adversely affect our ability to collect, analyze, and store data, expose us to significant monetary penalties, damage to our reputation, result in suspension of online services or sites in certain countries, and even result in criminal sanctions. Even our inadvertent failure to comply with Data Protection Laws could result in audits, regulatory inquiries, or proceedings against us by governmental entities or other third parties. Any inability to adequately address data privacy or data protection, or other information security-related concerns, even if unfounded, to successfully negotiate privacy, data protection, or information security-related contractual terms with customers, or to comply with Data Protection Laws, could result in additional cost and liability to us, harm our reputation and brand, and could adversely affect our business, results of operations, and financial condition.

Risks Related to Our Industry

The current uncertain economic environment and inflationary conditions may adversely affect global vehicle production and demand for our solutions.

Our business depends on, and is directly affected by, the global automobile industry. Economic conditions in North America, Europe and Asia can have a large impact on the production volume of new vehicles, and, accordingly, have an impact on our revenue. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rate levels and credit availability, consumer confidence and purchasing power, energy and fuel costs, fuel availability, environmental impact, governmental incentives, regulatory requirements, and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by our customers’ ability to continue operating in response to challenging economic conditions, such as those caused by the COVID-19 pandemic, and in response to labor relations issues and shortages, supply chain disruptions, regulatory requirements, trade agreements and other factors. Moreover, automakers continue to face supply chain shortages, and we expect that global vehicle production will not fully recover from the impact of supply chain constraints in 2023. Furthermore, current uncertain economic conditions and inflation may contribute to a reduction in consumer demand, which may reduce vehicle production over at least the next several quarters. In addition to these general economic factors, uncertainties in specific markets may further contribute to lower vehicle production. For example, the disruption by Russia of gas supplies to Western Europe could significantly impact industrial production, including vehicle production, in significant markets such as Germany. We cannot predict when the impact of these factors on global vehicle production will substantially diminish. We believe that the expected continued constraint on global automotive production resulting from supply chain shortages and the effect of economic uncertainty will limit our ability to increase our revenue. More generally, the volume of automotive production in North America, Europe, China, and the rest of the world has fluctuated, sometimes significantly, from year to year, for many reasons, and such fluctuations give rise to fluctuations in the demand for our solutions. As a result, in addition to the impact of the current uncertainties that we anticipate to impact automotive production in the near term, adverse changes in economic or market conditions or other factors, including, but not limited to, general economic conditions, the bankruptcy of any of our customers or the closure of OEM manufacturing facilities may result in a reduction in automotive sales and production, and could have an adverse effect on our business, results of operations, and financial condition.

ADAS and AD systems rely on a complex set of technologies, and there is no assurance that the rate of acceptance and adoption of these technologies will increase in the near future or that a market for fully autonomous vehicles will fully develop.

ADAS and autonomous driving systems rely on a complex set of technologies, which requires the coordinated development of sensing, mapping, object detection and classification as well as path planning and navigation. These functions and capabilities are in different stages of development, and their reliability must continue to improve in order to meet the higher standards required for autonomous driving. Sensing technology provides information to the car and includes the physical sensors, as well as object classification and perception software. In many cases, it will be sold as part of a system where it must work within the core autonomous driving platform of an original equipment manufacturer. If customer technology is not ready to be deployed in vehicle models when our sensing technology is ready for adoption, launch of production could be delayed, perhaps for a significant time period, which could materially adversely affect our business, results of operations and financial condition.

There are a number of additional challenges to autonomous driving, all of which are outside of our control, including market acceptance of autonomous driving, particularly fully autonomous driving, national or state certification requirements and other regulatory measures, concerns regarding litigation, cyber security risks, as well as a general aversion by some consumers to the idea of self-driving vehicles. There can be no assurance that the market will accept any vehicle model, including a vehicle containing our technology, in which case our future business, results of operations and financial condition could be adversely affected.

We operate in an industry that is new and rapidly evolving. The market and industry projections included in this presentation are subject to significant uncertainty. If markets for sensor fusion products develop more slowly than we expect, or long-term end-customer adoption rates and demand are slower than we expect, our operating results and growth prospects could be harmed.

We are pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. For example, ADAS and autonomous driving applications require complex technology and are subject to uncertainties with respect to, among other things, the rate of consumer acceptance and the impact of current or future regulations. Because these automotive systems depend on technology from many companies in addition to ours, commercialization of some ADAS or autonomous driving solutions could be delayed or impaired on account of certain technological components of our or others not being ready to be deployed in vehicles. Regulatory, safety or reliability developments, many of which are outside of our control, could also cause delays or otherwise impair commercial adoption of these new technologies, which will adversely affect our growth.

This proxy statement/prospectus contains estimates and forecasts concerning our industry, including estimates of the growth of the market for higher levels of automation and for low-level fusion, that are based on industry publications and reports or other publicly available information as well as our internal estimates and expectations. These estimates and forecasts involve a number of assumptions and limitations, and are subject to significant uncertainty, and you are cautioned not to give them undue weight. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy and completeness of the included information. We have not independently verified this third-party information. Similarly, our internal estimates and forecasts are based on a variety of assumptions, including assumptions regarding market acceptance of low-level sensor fusion and perception technology, autonomous driving and ADAS and the manner in which this new and rapidly evolving market will develop. While we believe our assumptions and the data underlying our estimates and forecasts are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates and forecasts may prove to be incorrect. If third-party or internally generated data prove to be inaccurate or we make errors in our assumptions based on that data, the market for our solutions may be smaller than we have estimated, our future growth opportunities and sales growth may be smaller than we estimate, and our future business, results of operations and financial condition may be adversely affected.

Our future financial performance will depend on our ability to make timely investments in the correct market opportunities. If one or more of these markets experience a shift in customer or prospective customer demand, then our solutions may not compete as effectively, if at all, and they may not be incorporated into commercialized end customer products. Given the evolving nature of the markets in which we operate, it is difficult to predict customer demand or adoption rates for our solutions or the future growth of the markets in which we operate. Even if the market for low-level sensor fusion and perception technology, ADAS and autonomous driving solutions grows substantially, there is no guarantee that demand for our solutions will correlate with that growth if we fail to effectively pursue such opportunities. If demand does not develop or if we cannot accurately forecast customer demand, then the size of our prospective markets or our future business, results of operations, and financial condition would be adversely affected.

Regulatory and Compliance Risks

We are subject to a variety of laws and regulations that affect our operations and that could adversely affect our business, results of operations, and financial condition.

We are subject to laws and regulations worldwide that affect our operations and that differ among jurisdictions, including automotive safety regulations, regulations governing autonomous driving technology, intellectual property ownership and infringement laws, tax laws, import and export regulations, anti-corruption laws, foreign exchange controls and cash repatriation restrictions, data privacy laws, competition laws, advertising regulations, employment laws, product regulations, environmental laws, health and safety requirements, consumer laws and national security laws. Compliance with such requirements can be onerous and expensive, and may otherwise adversely affect our business, results of operations, and financial condition.

Although we have policies, controls, and procedures designed to help ensure compliance with applicable laws, there can be no assurance that our employees, contractors, suppliers, or agents will not violate such laws or our policies. There may also be laws and regulations that limit the functionality of our solutions or require us to adapt our solutions to retain functionality. For example, the regulatory environment in China creates challenges for the proliferation of our solutions in that market. Due to regulations there, we also depend on our partners in China in order to collect, analyze and transmit data, and such partners may choose to cease, or be unable to, continue cooperating with us. Other countries have, or may implement, similar restrictions. Violations of these laws and regulations can result in fines, criminal sanctions against us, our officers, or our employees, prohibitions on the conduct of our business and damage to our reputation. The automotive and technology industries are subject to intense media, political, and regulatory scrutiny, which can increase our exposure to government investigations, legal actions, and penalties.

Our business, results of operations and financial condition may be adversely affected by changes in automotive safety regulations regarding autonomous driving, which may increase our costs or delay or halt adoption of our sensor fusion solutions.

There are a variety of international, foreign, federal, and state regulations that apply to vehicle safety that could affect the marketability of our sensor fusion solutions. Regulations relating to autonomous driving include many existing vehicle standards that were not originally intended to apply to vehicles that may not have a human driver, and autonomous driving may never be globally approved. There has been relatively little mandatory government regulation of the self-driving industry to date. Currently, there are no Federal Motor Vehicle Safety Standards that relate to the performance of self-driving technology and no widely accepted uniform standards to certify self-driving technology and its commercial use on public roads. It is also possible that future self-driving regulations are not standardized, and our technology could become subject to differing regulations across jurisdictions. For example, in Europe, certain vehicle safety regulations apply to automated braking and steering systems, which may rely in part on sensor fusion technology, and certain treaties also restrict the legality of certain higher levels of automation, while certain U.S. states have legal restrictions on automation that many other states are also considering. Such regulations continue to rapidly change, which increases the likelihood of varying complex or conflicting regulations or may limit global adoption, impede our strategy, or negatively impact our long-term expectations for our investments in these areas.

Government safety regulations are subject to change based on a number of factors that are not within our control, including new scientific or technological data, adverse publicity regarding the industry, recalls, concerns regarding safety risks of autonomous driving and ADAS, accidents involving our sensor fusion solutions or those of our competitors, domestic and foreign political developments or considerations and litigation relating to our solutions and our competitors’ products. Changes in government regulations, especially those relating to ADAS and autonomous driving, could adversely affect our business, results of operations, and financial condition.

Regulations governing the automotive industry impose stringent compliance and reporting requirements in response to product recalls and safety issues in the automotive industry, including a duty to report, subject to strict timing requirements, safety defects with, or reports of injuries relating to, systems integrating our solutions and requirements that a manufacturer recall and repair vehicles that contain safety defects or fail to comply with applicable safety standards. If we do not rapidly address any safety concerns or defects involving our solutions, our business, results of operations, and financial condition would be adversely affected.

If we fail to comply with the laws and regulations relating to the collection of withholding or sales tax and payment of income taxes in the various jurisdictions in which we do business, we could be exposed to unexpected costs, expenses, penalties and fees as a result of our non-compliance, which could harm our business.

By engaging in business activities in a number of jurisdictions, we become subject to various local laws and regulations, including requirements to collect withholding or sales tax within those jurisdictions, and the payment of income taxes on revenue generated from activities in those jurisdictions. A successful assertion by one or more jurisdictions that we were required to collect withholding, sales or other taxes or to pay income taxes where we did not could result in substantial tax liabilities, fees and expenses, including substantial interest and penalty charges, which could harm our business.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

A number of factors can increase our effective tax rates, which could reduce our net income, including:

•        changes in the volume and mix of profits earned and location of assets across jurisdictions with varying tax rates and the associated impacts of legislative actions affecting multi-national enterprises;

•        changes in the valuation of our deferred tax assets and liabilities, and in associated deferred tax asset valuation allowance;

•        adjustments to income taxes upon finalization of tax returns;

•        increases in expenses not deductible for tax purposes, including equity-based compensation or impairments of goodwill;

•        changes in available tax credits;

•        changes in our ability to secure new, or renew existing, tax holidays and incentives;

•        changes in U.S. federal, state, or foreign tax laws or their interpretation, including changes in the U.S. to the taxation of non-U.S. income and expenses and changes resulting from the adoption by countries of OECD recommendations or other legislative actions; and

•        changes in accounting standards.

We are subject to risks related to trade policies, sanctions, and import and export controls.

Trade policies and international disputes at times result in increased tariffs, trade barriers and other restrictions, which can increase our manufacturing costs, make our solutions less competitive, reduce demand for our solutions, limit our ability to sell to certain customers, limit our ability to procure components or raw materials or impede or slow the movement of our goods across borders. Increasing protectionism and economic nationalism may lead to further changes in trade policies and regulations, domestic sourcing initiatives, or other formal and informal measures.

Likewise, national security and foreign policy concerns may prompt governments to impose trade or other restrictions, which could make it more difficult to sell our solutions in, or restrict our access to, certain markets. In this regard, our business activities are subject to various trade and economic sanctions laws and regulations, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s sanctions programs and the Export Administration Regulations issued by the U.S. Department of Commerce. These rules may prohibit or restrict our ability to, directly or indirectly, conduct activities or dealings in or with certain countries or involving certain persons, or otherwise affect our business. New measures imposed by the United States, the European Union, or others could restrict certain of our operations and adversely affect our business, results of operations, and financial condition. Although we take steps to comply with applicable laws and regulations, our failure to successfully comply with applicable sanctions or export control rules may expose us to negative legal and business consequences, including civil or criminal penalties and government investigations.

In particular, in response to Russia’s recent invasion of Ukraine, the United States, the European Union, and several other countries are imposing far-reaching sanctions and export control restrictions on Russian entities and individuals. See “— The current conflict between Ukraine and Russia has exacerbated market instability and disrupted the global economy.”

Additionally, tensions between the United States and China have led to increased tariffs and trade restrictions, including tariffs applicable to some of our solutions, and have affected customer ordering patterns. In addition to imposing economic sanctions on certain Chinese individuals and entities, the United States has imposed restrictions on the export of U.S.-regulated products and technology to certain Chinese technology companies. It is difficult to predict what further trade-related actions governments may take, which may include trade restrictions and additional or increased tariffs and export controls imposed on short notice, and we may be unable to quickly and effectively react to or mitigate such actions.

Trade disputes and protectionist measures, or continued uncertainty about such matters, could result in declining consumer confidence and slowing economic growth or recession, and could cause our customers to reduce, cancel, or alter the timing of their purchases with us. Sustained geopolitical tensions could lead to long-term changes in global trade and technology supply chains, and decoupling of global trade networks, which could adversely affect our business, results of operations, and financial condition.

Given our international supply chain and distribution, we are subject to import and export laws of multiple countries. Failure to comply with the requirements of such laws may lead to the imposition of additional taxes or duties on imports or exports, fines, or penalties.

The current conflict between Ukraine and Russia has exacerbated market instability and disrupted the global economy.

The current conflict between Ukraine and Russia has caused uncertainty about economic and political stability, increasing volatility in the credit and financial markets and disrupting the global economy. The United States, the European Union, and several other countries are imposing far-reaching sanctions and export control restrictions on Russian entities and individuals. These measures could constrain our ability to work with Russian companies or individuals in connection with the development of our solutions in the future. These sanctions and export controls may also contribute to higher oil and gas prices and inflation, which could reduce demand in the global automotive sector and therefore reduce demand for our solutions. There is also a risk that Russia, as a retaliatory action to sanctions, may launch cyberattacks against the United States, the European Union, or other countries or their infrastructures and businesses. Additional consequences of the conflict may include diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, and various shortages and supply chain disruptions. While we do not currently directly rely on goods or services sourced in Russia or Ukraine and thus have not experienced any direct disruptions, we may experience indirect disruptions in our supply chain. Any of the foregoing factors, including developments or effects that we cannot yet predict, may adversely affect our business, results of operations, and financial condition.

Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company

The Surviving Company does not intend to pay cash dividends for the foreseeable future.

Following the Business Combination, the Surviving Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Surviving Company’s board of directors and will depend on its financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.

If analysts do not publish research about the Surviving Company’s business or if they publish inaccurate or unfavorable research, the Surviving Company’s stock price and trading volume could decline.

The trading market for the Surviving Company Common Shares will depend in part on the research and reports that analysts publish about its business. the Company does not have any control over these analysts. If one or more of the analysts who cover the Surviving Company downgrade its common shares or publish inaccurate or unfavorable research about its business, the price of its common shares would likely decline. If few analysts cover the Surviving Company, demand for its common shares could decrease and its common share price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering the Surviving Company in the future or fail to publish reports on it regularly.

The Surviving Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Surviving Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Surviving Company Common Shares or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Surviving Company Board’s attention and resources from the Surviving Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Surviving Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Surviving Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters.

Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Future resales of Surviving Company Common Shares after the consummation of the Business Combination may cause the market price of the Surviving Company’s securities to drop significantly, even if the Surviving Company’s business is doing well.

The Sponsor is subject to certain restrictions on transfer pursuant to that certain letter agreement, dated as of January 7, 2021, by and among Prospector, the Sponsor, and the other parties signatory thereto with respect to: (i) the Prospector Class B Shares (as defined in such letter agreement); and (ii) Private Placement Warrants (as defined in such letter agreement). Such restrictions on the Prospector Class B Shares end on the earlier of (A) one year after the Closing and (B) following the completion of the Business Combination, the date upon which (x) the closing price of the Prospector Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which Prospector completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of Prospector’s Public Shareholders having the right to exchange their Prospector Class A Shares for cash, securities or other property. The restrictions on the Private Placement Warrants were originally set to end 30 days after the completion of a business combination. On June 30, 2021, Prospector and the Sponsor executed an agreement whereby the Sponsor agreed not to transfer its Private Placement Warrants to non-affiliated holders. Certain shareholders of the Company are also subject to restrictions on transfer with respect to the Surviving Company Common Shares. Such restrictions with respect to the Surviving Company Shares held by the Surviving Company shareholders begin at Closing and end on the date that is 6 months after Closing, as applicable, or are subject to an early price-based release, as applicable, if (a) the price of the shares equals or exceeds $12.00 per share for any twenty trading days within any thirty-day trading period, or (b) Prospector completes a transaction that results in public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

However, following the expiration of such lockup, the Sponsor and certain shareholders of the Company will not be restricted from selling the Surviving Company Common Shares held by them, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of their common shares following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of Surviving Company Common Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Surviving Company Common Shares. Upon completion of the Business Combination, the Sponsor and the shareholders of the Company (not including the Surviving Company Common Shares issued in the PIPE Financing pursuant to the terms of the Subscription Agreement and including the Surviving Company Common Shares reserved in respect of the Company Equity Awards outstanding as of immediately prior to the Closing that will be converted into awards based on Surviving Company Common Shares) will collectively own approximately 65.6% of the outstanding Surviving Company Common Shares, assuming that no additional public shareholders redeem their public shares in connection with the Business Combination. Assuming redemption of 2,194,056 public shares in connection with the Business Combination, in the aggregate, the ownership of the Sponsor and the shareholders of the Company (not including the Surviving Company Common Shares issued in the PIPE Financing pursuant to the terms of the Subscription Agreement and including the Surviving Company Common Shares reserved in respect of the Company Equity Awards outstanding as of immediately prior to the Closing that will be converted into awards based on the Surviving Company Common Shares) would rise to 76.6% of the outstanding Surviving Company Common Shares.

The shares held by Sponsor and certain shareholders of the Company may be sold after the expiration of the applicable lock-up period under the said letter agreement. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the Surviving Company’s share price or the market price of the Surviving Company Common Shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

We need to raise additional capital to address our liquidity needs and to realize our operational goals. The issuance of additional shares of the Company common shares would result in dilution of future Surviving Company shareholders and could have a negative impact on the market price of Surviving Company Common Shares.

In order to address our liquidity needs and to realize our operational goals without materially reducing our operational costs, the Company is currently seeking to raise additional capital, which may include the issuance of additional equity securities. To the extent this occurs, it could impose significant dilution on the shareholders of the combined entity.

Any issuances of additional Company Common Shares would result in dilution of future Surviving Company shareholders and could have a negative impact on the market price of Surviving Company Common Shares and the Surviving Company’s ability to obtain additional financing.

The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities.

The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination.

Following the completion of the Business Combination, the price of the Surviving Company’s securities may fluctuate significantly due to a number of factors beyond the control of the Surviving Company, including the market’s reaction to the transactions, including the Prospector Share Issuance, and general market and economic conditions. An active trading market for the Surviving Company’s securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of the Surviving Company’s securities after the Business Combination may vary due to general economic conditions and forecasts, the Surviving Company’s general business condition and the release of its financial reports, and any dilutive effect of the shares issued in the Business Combination as well as the issuance of additional shares by the Surviving Company in the future. Additionally, if the Surviving Company’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if the Surviving Company’s securities were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Prospector’s securities prior to the Closing may decline. The market values of Prospector securities at the time of the transaction may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which our shareholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of the Surviving Company’s securities could contribute to the loss of all or part of your investment. Immediately prior to the transaction, there has not been a public market for the Surviving Company’s stock and trading in the Prospector Class A Shares has not been active. Accordingly, the valuation ascribed to the Surviving Company’s and Prospector Class A Shares in the transaction may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for the Surviving Company’s securities develops and continues, the trading price of the Surviving Company’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in the Surviving Company’s securities and the Surviving Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Surviving Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Surviving Company’s securities following the Business Combination may include:

•        actual or anticipated fluctuations in the Surviving Company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to the Surviving Company;

•        changes in the market’s expectations about the Surviving Company’s operating results;

•        the public’s reaction to the Surviving Company’s press releases, the Surviving Company’s other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        success of competitors;

•        the Surviving Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the Surviving Company or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to the Surviving Company;

•        the Surviving Company’s ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting the Surviving Company’s business;

•        commencement of, or involvement in, litigation involving the Surviving Company;

•        changes in the Surviving Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of the Surviving Company Common Shares available for public sale;

•        any major change in the Surviving Company’s board or management;

•        sales of substantial amounts of Surviving Company Common Shares by the Surviving Company’s directors, officers or significant shareholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, breakouts of pandemics and epidemics and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Surviving Company’s securities irrespective of its operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Surviving Company’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Surviving Company could depress its stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of the Surviving Company’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert the Surviving Company’s management’s attention and resources, and could also require the Surviving Company to make substantial payments to satisfy judgments or to settle litigation.

Recent market volatility could impact the stock price and trading volume of the Surviving Company’s securities.

The trading market for Surviving Company Common Shares could be impacted by recent market volatility, which volatility was greater in the technology industry. While the Company does not believe that it is more likely to be affected by market volatility than other public companies, recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for Surviving Company Common Shares.

A possible “short squeeze” due to a sudden increase in demand of Surviving Company Common Shares that largely exceeds supply may lead to price volatility in Surviving Company Common Shares. Investors may purchase Surviving Company Common Shares to hedge existing exposure or to speculate on the price of the Surviving Company Common Shares. Speculation on the price of Surviving Company Common Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of Surviving Company Common Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase Surviving Company Common Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Surviving Company Common Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in Surviving Company Common Shares that are not directly correlated to the operating performance of the Company.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention.

As a public company, the Surviving Company will become subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the Province of Quebec’s securities legislation. The Exchange Act and securities laws applicable in the Province of Quebec require the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, the Surviving Company will incur significant legal, accounting and other expenses that the Company did not previously incur. The Surviving Company’s entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.

These rules and regulations will result in the Surviving Company incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for the Surviving Company to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for the Surviving Company to attract and retain qualified people to serve on its board of directors, its board committees or as executive officers.

We have identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future.

A material weakness is a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of the consolidated financial statements will not be prevented or detected on a timely basis. As of June 30, 2023, we identified the following material weaknesses in our internal control over financial reporting:

•        there is insufficient accounting personnel to execute the routine and non-routine accounting processes and apply segregation of duties over the execution and approval of journal entries;

•        the Company has not adequately assessed the effectiveness of its information technology controls to select and develop general control activities over technology to support its financial reporting activities. As a result, the Company places extensive reliance on spreadsheets for various financial processes, including data entries, calculations and analysis, which lack the robust controls and validation mechanisms present in an integrated financial software environment. In addition, the Company has inadequate documentation and a lack of effective review controls to validate the inputs and assumptions used in the data entries, calculations, and analysis in the spreadsheets; and

•        review controls regarding both routine accounting processes and accounting treatments for complex transactions were not designed effectively to ensure that accounting transactions are properly recognized and measured in the consolidated financial statements.

All of the above noted material weaknesses contributed to the restatement of the Company’s financial statements included in this proxy statement/prospectus.

We have taken steps to address these pervasive material weaknesses and expect to implement a remediation plan, which we believe will address their underlying causes. We have engaged external advisors with subject matter expertise and additional external resources to provide assistance in assessing the control environment and expect to further engage these external advisors to provide assistance with all elements of the internal controls over financial reporting program, including: performance of a risk assessment; documentation of process flows; design and remediation of internal controls; and evaluation of the design and operational effectiveness of our internal controls. We also expect to engage additional external advisors to provide assistance in the areas of information technology and financial accounting. We are evaluating the longer-term resource needs of our various financial functions.

These remediation measures may be time consuming, costly, and might place significant demands on our financial and operational resources. We have made some upgrades to our enterprise resource planning (“ERP”) system and work on further upgrades is ongoing with the intent to further customize and enhance system functionality. Although we have made enhancements to our control procedures in this area, the material weaknesses will not be remediated until the necessary controls have been implemented and are operating effectively. Moreover, significant operating cost reductions may materially adversely impact our accounting and finance function, and make it more difficult to remediate existing significant deficiencies and material weaknesses. We do not know the specific time frame needed to fully remediate the material weaknesses identified.

We cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. The implementation of these remediation measures is in the early stages and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles and, as a result, the timing of when we will be able to fully remediate the material weaknesses is uncertain. If the steps we take do not remediate the material weaknesses in a timely manner, there could be a reasonable possibility that these control deficiencies or others may result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis. This, in turn, could jeopardize our ability to comply with our reporting obligations, limit our ability to access the capital markets and adversely impact our stock price.

We and our independent registered public accounting firm were not required to perform an evaluation of our internal control over financial reporting as of September 30, 2022 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required by reporting requirements under Section 404 of the Sarbanes Oxley Act after the completion of the Business Combination.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our software solutions to new and existing customers.

The Surviving Company will be an emerging growth company subject to reduced disclosure requirements, and there is a risk that availing itself of such reduced disclosure requirements will make its ordinary shares less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Once we lose our “emerging growth company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.

Because the Surviving Company will become a public reporting company by means other than a traditional underwritten initial public offering, the Surviving Company’s shareholders may face additional risks and uncertainties.

Because the Surviving Company will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling Surviving Company Common Shares, and, accordingly, the Surviving Company’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. In an underwritten initial public offering, a due diligence investigation would be conducted by an underwriter that would be subject to strict liability for any material misstatements or omissions in a registration statement. Because there is no independent third-party underwriter selling the Surviving Company Common Shares, Prospector Shareholders must rely on the information included in this proxy statement/prospectus. Although Prospector performed a due diligence review and investigation of the Company in connection with the Business Combination that it believed to be reasonable, the lack of an independent due diligence review and investigation increases the risk of investment in the Surviving Company because this due diligence investigation may not have uncovered facts that would be important to a potential investor.

In addition, because the Surviving Company will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Surviving Company. Investment banks may also be less likely to agree to underwrite follow-on or secondary offerings on behalf of the Surviving Company than they might if the Surviving Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Surviving Company as a result of not having performed similar work during the initial public offering process or because of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Surviving Company Common Shares could have an adverse effect on the Surviving Company’s ability to develop a liquid market for the Surviving Company Common Shares.

Prospector and the Company have no history operating as a combined company. The unaudited pro forma condensed combined consolidated financial information may not be an indication of the Surviving Company’s financial condition or results of operations following the Business Combination, and accordingly, shareholders have limited financial information on which to evaluate the Surviving Company and their investment decisions.

Prospector and the Company have no prior history as a combined entity and their operations have not been previously managed on a combined basis. Additionally, Newco has been recently incorporated and has no operating history and no revenues. The unaudited pro forma condensed combined consolidated financial information for the Surviving Company contained in this proxy statement/prospectus has been prepared using the respective consolidated historical financial statements of Prospector and the Company, and is presented for illustrative purposes only and may not be considered to be an indication of the results of operations, including, without limitation, future revenue, or financial condition of the Surviving Company following the Business Combination. Certain adjustments and assumptions have been made regarding the Surviving Company, the Company and Prospector after giving effect to the Business Combination. The Company and Prospector believe these assumptions are reasonable; however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect the Surviving Company’s results of operations or financial condition following the consummation of the Business Combination. For these and other reasons, the pro forma condensed combined consolidated financial information included in this proxy statement/prospectus may not necessarily reflect the Surviving Company’s financial condition and results of operations and the actual financial condition and results of operations of the Surviving Company following the Business Combination may not be consistent with, or evident from, this pro forma financial information. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The fairness opinion obtained by the Prospector Board will not reflect changes, circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion.

Current Capital has provided a fairness opinion to the Prospector Board stating that, as of the date of such opinion, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on review undertaken, and other matters considered by Current Capital in preparing such opinion, the Consideration (as defined in such opinion) to be received by the Company’s equityholders pursuant to the Business Combination Agreement is fair, from a financial point of view, to Prospector.

The Prospector Board has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from Current Capital, and the Prospector Board does not expect to receive an updated fairness opinion prior to the completion of the Business Combination.

The opinion does not reflect changes, circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion, including changes in the operations and prospects of the Company or Prospector, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of the Company and Prospector and on which the fairness opinion was based, and that may alter the value of Prospector or the Company or the prices of the Prospector Class A Shares or Company Shares prior to consummation of the Business Combination. The value of the Prospector Class A Shares and Company Shares has fluctuated since, and could be materially different from its value as of, the date of Current Capital’s opinion, and Current Capital’s opinion does not address the prices at which the Prospector Class A Shares, the Company Shares, or other securities or financial instruments of or relating to Prospector may trade. The opinion does not speak as of the time the Transaction will be completed or as of any date other than the date of such opinion. Prospector does not anticipate asking Current Capital to update Current Capital’s opinion, and Current Capital does not have an obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion. The written opinion of Current Capital is attached as Annex J to this proxy statement/prospectus and is incorporated by reference herein.

Following the Business Combination, the Surviving Company will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, will be exempt from certain provisions applicable to United States domestic public companies. The Surviving Company could lose its status as a foreign private issuer in the future, causing it to incur substantial costs, time and resources.

Because Prospector is currently incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. federal courts may be limited. Prospector is currently an exempted company incorporated with limited liability under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Prospector’s directors or officers, or enforce judgments obtained in the United States courts against Prospector’s directors or officers.

Until the Prospector Amalgamation is effected, Prospector’s corporate affairs are governed by the Prospector Articles, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of its directors to Prospector under the laws of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Prospector’s shareholders and the fiduciary responsibilities of its directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States and Canada, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

As a foreign private issuer, the Surviving Company will be permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq listing standards.

As a Canadian corporation intending to apply to list its securities on Nasdaq, the Surviving Company will be subject to the Nasdaq corporate governance listing standards. However, the Nasdaq rules will permit a foreign private issuer like the Surviving Company to follow the corporate governance practices of the Surviving Company’s home country. Certain corporate governance practices in Canada, which will be the Surviving Company’s home country, may differ significantly from the Nasdaq corporate governance listing standards. For instance, the Surviving Company will not be required to:

•        have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act); or

•        have a compensation committee and a nominating committee to be comprised solely of “independent directors.”

However, though Canada does not require a majority of independent directors, the Surviving Company is expected to have a majority of independent directors in accordance with the Nasdaq corporate governance standards. Should the Surviving Company instead rely on the “foreign private issuer” exemptions, Surviving Company shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

The by-laws of the Surviving Company that will be in effect upon the Closing will designate the Superior Court of Justice of the Province of Québec, Canada and the appellate courts therefrom as the exclusive forum for certain litigation that may be initiated by the Surviving Company’s shareholders, which could limit the Surviving Company’s shareholders’ ability to obtain a favorable judicial forum for disputes with the Surviving Company.

The by-laws of Surviving Company will provide that, unless Surviving Company consents in writing to the selection of an alternative forum and except as set out below, the Superior Court of Québec, Canada and the appellate courts therefrom will, to the fullest extent permitted by law be the sole and exclusive forum for any derivative action or proceeding brought on behalf of Surviving Company, any action or proceeding asserting breach of a fiduciary duty owed by any director, officer or other employee of Surviving Company to Surviving Company, any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or the articles or by-laws of Surviving Company, or any action or proceeding asserting a claim related to the relationships among Surviving Company, its affiliates and their respective shareholders, directors or officers (other than the business carried on by Surviving Company or its affiliates).

The by-laws of Surviving Company will also provide that, notwithstanding the foregoing, unless Surviving Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will have exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act. The exclusive forum provision in Surviving Company’s by-laws will not apply to actions arising under the Securities Act or the Exchange Act.

The by-laws of the Surviving Company will further provide that any person or entity purchasing or otherwise acquiring any interest in shares of the Surviving Company is deemed to have notice of and consented to the provisions of the Surviving Company’s by-laws described above.

The forum selection provisions in the by-laws of the Surviving Company may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Surviving Company or the Surviving Company’s directors, officers or other employees, which may discourage lawsuits against the Surviving Company and the Surviving Company’s directors, officers and other employees. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation, memorandum and articles of association and/or equivalent constitutional documents has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision in the by-laws of the Surviving Company to be inapplicable or unenforceable in an action, the Surviving Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on the Surviving Company’s business, financial conditions and results of operations.

Risks Related to Prospector and the Business Combination

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote.

The Sponsor and its affiliates have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, in the case of the Sponsor, subject also to the terms and conditions contemplated by the Sponsor Letter Agreement. As of the Record Date, the Sponsor beneficially owned an aggregate of approximately 78.7% of the outstanding shares of Prospector Shares. The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Prospector Class A Shares. As a result, we would not need any additional Prospector Class A Shares to be voted in favor of the Shareholder Proposals to have the Shareholder Proposals, including the Business Combination Proposal, approved.

The announcement of the proposed Business Combination could disrupt the Company’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally.

Whether or not the Business Combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the Business Combination on the Company’s business include the following:

•        its employees may experience uncertainty about their future roles, which might adversely affect the Surviving Company’s ability to retain and hire key personnel and other employees;

•        customers, suppliers, business partners and other parties with which the Company maintains business relationships may experience uncertainty about its future and seek alternative relationships with third parties, seek to alter their business relationships with the Company or fail to extend an existing relationship with the Surviving Company; and

•        the Company has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

•        If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact the Company and, in the future, the Surviving Company’s results of operations and cash available to fund its business.

If the conditions to the Business Combination Agreement are not met, the Business Combination may not occur.

Even if the Business Combination Agreement is approved by the shareholders of Prospector and the Company, specified conditions must be satisfied or waived before the parties to the Business Combination Agreement are obligated to complete the Business Combination. For a list of the material closing conditions contained in the Business Combination Agreement, see the section entitled “The Business Combination Agreement — Conditions to Closing of the Business Combination Agreement” of this proxy statement/prospectus. Prospector and the Company may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause Prospector and the Company to each lose some or all of the intended benefits of the Business Combination.

Prospector may be able to complete the Business Combination even if a substantial majority of Prospector’s shareholders redeem their Prospector Class A Shares or vote against the Business Combination.

Prospector may be able to complete the Business Combination even if a substantial majority of Prospector’s public shareholders do not agree with the transaction and have redeemed their shares. Unlike some other blank check companies in which the initial stockholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor has agreed to vote all of its shares in favor of the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor owns 78.7% of the issued and outstanding Prospector Common Shares. As a result, the Sponsor owns enough Prospector Shares to approve each of the Shareholder Proposals without the vote of any other Prospector Shares. Therefore, it is assured that there will be enough votes to complete the Business Combination even if a substantial majority of Prospector’s public shareholders do not agree with the transaction and redeem their shares.

Moreover, it is not expected that any amount of redemptions by Prospector’s public shareholders will result in the parties to being unable to meet the Minimum Cash Proceeds Condition. See “— The Business Combination has a specified Minimum Proceeds Condition. While redemptions by Prospector’s public shareholders are not expected to cause the parties to be unable to meet the Minimum Proceeds Condition, any failure of the PIPE Investors to fund their Tranche B purchase concurrently with the closing of the Business Combination will make it more difficult for Prospector to complete the Business Combination as contemplated.”

Prospector is an emerging growth company subject to reduced disclosure requirements, and there is a risk that availing itself of such reduced disclosure requirements will make its ordinary shares less attractive to investors and may make it more difficult to compare Prospector’s performance with other public companies.

Prospector is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and Prospector may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Prospector’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, Prospector’s shareholders may not have access to certain information it may deem important. Prospector cannot predict whether investors will find its securities less attractive because Prospector will rely on these exemptions. If some investors find Prospector’s securities less attractive as a result of Prospector’s reliance on these exemptions, the trading prices of Prospector’s securities may be lower than they otherwise would be, there may be a less active trading market for Prospector’s securities and the trading prices of Prospector’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Prospector has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Prospector, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Prospector’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, Prospector is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. To the extent Prospector takes advantage of such reduced disclosure obligations, it may also make comparison of Prospector’s financial statements with other public companies difficult or impossible.

If Prospector is deemed to be an investment company under the Investment Company Act of 1940, as amended, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult to complete the Business Combination or cause the parties to abandon their efforts to complete the Business Combination.

On March 30, 2022, the SEC issued the SPAC Rule Proposals, relating, among other things, to circumstances in which SPACs such as us could potentially be subject to the Investment Company Act and the regulations thereunder (the “SPAC Rule Proposals”). The SPAC Rule Proposals would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria.

To comply with the duration limitation of the proposed safe harbor, a SPAC would have a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require a company to file a report on Form 8-K announcing that it has entered into an agreement with a target company for a business combination no later than 18 months after the effective date of the registration statement for its IPO. The company would then be required to complete its initial business combination no later than 24 months after the effective date of the registration statement for its IPO.

There is currently uncertainty concerning the applicability of the Investment Company Act to a SPAC, including a company like Prospector. It is possible that a claim could be made that we have been operating as an unregistered investment company, including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act, based on the current views of the SEC. Prospector completed its IPO in January 2021, has operated as a blank check company searching for a target business with which to consummate a business combination since such time, announced its entry into the Business Combination with LeddarTech in June 2023, or 29 months after the effective date of the registration statement for Prospector’s IPO, and has not yet consummated the Business Combination. As a result, it is possible that a claim could be made that Prospector has been operating as an unregistered investment company if the SPAC Rule Proposals are adopted as proposed. If Prospector was deemed to be an investment company for purposes of the Investment Company Act, Prospector might be forced to abandon its efforts to complete a business combination and instead be required to liquidate the Company. If Prospector is required to liquidate the Company, Prospector’s investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of Prospector’s shares and warrants or rights following such a transaction, and Prospector’s warrants or rights would expire worthless.

To mitigate the risk of Prospector being deemed to have been operating as an unregistered investment company under the Investment Company Act, Prospector previously instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and to hold all funds in the Trust Account in a bank deposit account (i.e., in one or more bank accounts) until the earlier of the consummation of a business combination or Prospector’s liquidation, which liquidation and transfer was completed on September 18, 2023. Interest on bank deposit accounts is variable and such accounts currently yield interest of approximately 4.5% per annum. Because the funds held in the Trust Account were invested in U.S. government treasury obligations or money market funds beyond the 24th month after the effective date of the registration statement for Prospector’s IPO, there is a risk that Prospector could be deemed to have been operating as an unregistered investment company under the Investment Company Act notwithstanding such mitigation efforts.

Prospector’s ability to complete an initial business combination with a U.S. target company may be impacted if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (“CFIUS”), and ultimately prohibited.

The Sponsor, Prospector Sponsor LLC, is a Cayman Islands limited liability company. Although entities organized in non-U.S. jurisdictions such as the Cayman Islands are sometimes considered “foreign persons” under the regulations administered by CFIUS, Prospector believes the Sponsor would not be considered a foreign person because it is ultimately controlled and majority-owned by U.S. nationals.

In the event the Sponsor is considered a foreign person, however, Prospector could also be considered a foreign person and would continue to be considered as such in the future for so long as the Sponsor has the ability to exercise control over Prospector for purposes of CFIUS’s regulations. Prospector could likewise be considered a foreign person if a foreign investor acquires a significant interest in Prospector and is viewed as having the ability to exercise control over Prospector. As such, an initial business combination with a U.S. business may be subject to CFIUS review, the scope of which includes controlling investments as well as certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. If Prospector’s potential initial business combination with a U.S. business falls within CFIUS’s jurisdiction, Prospector may determine that it is required to make a mandatory filing or that it will submit a voluntary filing to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to delay the initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or recommend that the U.S. president block the initial business combination or order Prospector to divest all or a portion of a U.S. business of the combined company, which may limit the attractiveness of or prevent Prospector from pursuing certain initial business combination opportunities that it believes would otherwise be beneficial to Prospector and its shareholders. As a result, the pool of potential targets with which Prospector could complete an initial business combination may be impacted, and it may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and Prospector has limited time to complete its initial business combination. If Prospector cannot complete its initial business combination by December 31, 2023, or such later date that may be approved by Prospector’s shareholders, because the review process extends beyond such timeframe or because the initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, Prospector may be required to liquidate. If Prospector liquidates, its public shareholders may only receive approximately $10.89 per share (based on the amount held in the Trust Account as of the Record Date (including interest not previously released to Prospector to pay its taxes), and Prospector’s warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

If Prospector is unable to complete the Business Combination or another initial business combination by December 31, 2023, Prospector will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares, and, subject to the approval of its remaining shareholders and Prospector’s board of directors, dissolving and liquidating.

Prospector may not be able to complete the Business Combination or another initial business combination by December 31, 2023. Prospector’s ability to complete the Business Combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If Prospector has not completed its initial business combination within such time period, Prospector will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Prospector’s remaining shareholders and Prospector’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to Prospector’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Because Prospector is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, Prospector’s shareholders may face difficulties in protecting their interests, and their abilities to protect their rights through the U.S. federal courts may be limited.

Prospector is an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Prospector’s directors or officers, or enforce judgments obtained in the United States courts against Prospector’s directors or officers.

Prospector’s corporate affairs are governed by Prospector’s amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. Prospector is also subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to Prospector under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Prospector’s shareholders and the fiduciary responsibilities of Prospector’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Prospector has been advised by Maples and Calder, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against Prospector judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Prospector predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

If Prospector is unable to consummate its business combination by December 31, 2023, Prospector’s public shareholders may be forced to wait until December 31, 2023 before redemption from Prospector’s Trust Account.

If Prospector is unable to consummate its initial business combination by December 31, 2023, the proceeds then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the Trust Account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If Prospector is required to wind-up, liquidate the Trust Account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait until December 31, 2023 before the redemption proceeds of the Trust Account become available to them, and they receive the return of their pro rata portion of the proceeds from the Trust Account. Prospector has no obligation to return funds to investors prior to the date of our redemption or liquidation unless Prospector consummates its initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if Prospector is unable to complete its initial business combination.

Prospector and the Company will incur significant transaction and transition costs in connection with the Business Combination.

Prospector and the Company expect to incur significant, non-recurring costs in connection with consummating the Business Combination. Most of these costs are payable regardless of whether the Business Combination is completed. The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $12.7 million, which is comprised of fees associated with legal, audit, printing and mailing of the proxy statement/prospectus, investor relations, insurance, and other operating costs related to the Business Combination. If the Company does not consummate the Business Combination, it will be required to pay its own fees and expenses, and the Company likely will not have sufficient cash available to pay its fees and expenses unless and until it completes a subsequent business combination transaction.

Subsequent to the consummation of the Business Combination, the Surviving Company may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and its share price, which could cause you to lose some or all of your investment.

Even though Prospector has conducted due diligence in connection with the Business Combination, Prospector cannot assure you that this diligence will identify all material issues that may be present within the Company, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Company’s and outside of Prospector’s control will not later arise. As a result of these factors, Prospector may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in Prospector reporting losses. Even if Prospector’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Prospector’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Prospector’s liquidity, the fact that Prospector reports charges of this nature could contribute to negative market perceptions about Prospector or its securities. In addition, charges of this nature may cause Prospector to violate net worth or other covenants to which Prospector may be subject as a result of assuming pre-existing debt held by a target business or by virtue of Prospector obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Prospector’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the Business Combination contained an actionable material misstatement or material omission.

The historical financial results of the Company and unaudited pro forma financial information may not be indicative of what the Surviving Company’s actual financial position or results of operations would have been.

The historical financial results and unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what the Surviving Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

After the Business Combination, our assets may not be sufficient to pay taxes or expenses, dividends or make distributions or loans to enable us to pay any dividends on Surviving Company Common Shares or satisfy our other financial obligations.

Following the consummation of the Business Combination, Prospector will have no direct operations and no significant assets. Prospector will depend on the Surviving Company for taxes or expenses, distributions, loans and other payments to generate the funds necessary to meet Prospector’s financial obligations, including Prospector’s expenses as a publicly traded company and to pay any dividends with respect to Surviving Company Common Shares. The financial condition and operating requirements of the Surviving Company may limit Prospector’s ability to obtain cash from the Surviving Company. The earnings from, or other available assets of, the Surviving Company may not be sufficient to pay dividends or make distributions or loans to enable Prospector to pay any dividends on Surviving Company Common Shares or satisfy Prospector’s other financial obligations.

Prospector/Surviving Company may be or may become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If the Surviving Company is (or, before the Business Combination, Prospector was) a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences (including in connection with the exercise of redemption rights in connection with the Business Combination, the Prospector Share Issuance, the Continuance and Prospector Amalgamation, and the ownership and disposition of Surviving Company Common Shares and Surviving Company Warrants after the Business Combination) and may be subject to additional reporting requirements. Prospector believes that it likely was a PFIC for its first taxable year (ending December 31, 2021) and its second taxable year (ending December 31, 2022). Further, assuming the Continuance and the Prospector Amalgamation qualify as reorganizations within the meaning of Section 368(a)(1)(F) of the Code, the Surviving Company will be treated as Prospector’s successor for U.S. federal income tax purposes and the Surviving Company (and, before the Business Combination, Prospector) may be treated as a PFIC in the taxable year ending December 31, 2023; however, this determination is uncertain. The Surviving Company may also be a PFIC in future taxable years. Notwithstanding the foregoing, in connection with the Business Combination, Prospector may change its taxable year to end on September 30 (rather than on December 31) although it has not undertaken to do so. In this case, Prospector would be expected to have a short taxable year in 2023 ending on September 30, 2023 and Prospector would likely be a PFIC for such short taxable year. Moreover, in such case, the Surviving Company would not expect to be a PFIC for the taxable year ending September 30, 2024; however, this determination is based on internal projections of future income, assets and operations and thus is uncertain.

U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to Prospector Class A Shares, Public Warrants, Surviving Company Common Shares, and Surviving Company Warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Material U.S. Federal Income Tax Considerations to U.S. Holders.”

The Business Combination has a specified Minimum Proceeds Condition. While redemptions by Prospector’s public shareholders are not expected to cause the parties to be unable to meet the Minimum Proceeds Condition, any failure of the PIPE Investors to fund their Tranche B-2 purchase concurrently with the closing of the Business Combination will make it more difficult for Prospector to complete the Business Combination as contemplated.

The Business Combination Agreement provides that the Company’s obligation to consummate the Business Combination is conditioned on, among other things, that as of the Closing, the Minimum Proceeds Condition is satisfied. Pursuant to the PIPE Financing, PIPE Investors have committed to purchase secured convertible notes of LeddarTech in an aggregate principal amount of approximately US$44.0 million, of which approximately US$17.9 million remains to be funded concurrent with the consummation of the Business Combination. Accordingly, it is expected that the Minimum Proceeds Condition will be met with the aggregate proceeds from the PIPE Financing, even if all of Prospector’s public shareholders were to exercise their redemption rights. However, any failure by one or more of the PIPE Investors to fund their required commitments could result in the Minimum Proceeds Condition not being satisfied.

If such condition is not met, and such condition is not or cannot be waived under the terms of the Business Combination Agreement, then the Business Combination Agreement could terminate and the proposed Business Combination may not be consummated.

There can be no assurance that the Company could and would waive the Minimum Proceeds Condition. Furthermore, as provided in the Prospector Articles, in no event will Prospector redeem its public shares in an amount that would cause its net tangible assets to be less than US$5,000,001. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Business Combination Agreement, then the Business Combination Agreement could terminate and the proposed Business Combination may not be consummated.

If such conditions are waived, one or more of the PIPE Investors fail to fund their required commitments, and the Business Combination is consummated with less than US$43.0 million in the aggregate of proceeds from the PIPE Financing and the balance in the Trust Account, the cash held by the Surviving Company in the aggregate after the Closing may not be sufficient to allow the Surviving Company to operate and pay its bills as they become due. Furthermore, Prospector’s affiliates are not obligated to make loans to us in the future (other than the Sponsor’s commitment to provide Prospector loans in order to finance transaction costs in connection with a business combination). The additional exercise of redemption rights with respect to a large number of Prospector’s public shareholders may make Prospector unable to take such actions as may be desirable in order to optimize the capital structure of the Surviving Company after consummation of the Business Combination and Prospector may not be able to raise additional financing from unaffiliated parties necessary to fund its expenses and liabilities after the Closing. Any such event in the future may negatively impact the analysis regarding Prospector’s ability to continue as a going concern at such time.

During the pendency of the Business Combination, Prospector will not be able to enter into a business combination with another party because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.

Covenants in the Business Combination Agreement impede the ability of Prospector to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, Prospector may be at a disadvantage to its competitors during that period. In addition, while the Business Combination Agreement is in effect, neither Prospector nor the Company may, directly or indirectly, solicit, initiate, knowingly encourage or knowingly facilitate (including by means of furnishing or disclosing information), discuss or negotiate any alternative takeover proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be more favorable to Prospector’s shareholders than the Business Combination. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Business Combination Agreement due to the passage of time during which these provisions have remained in effect.

If third parties bring claims against Prospector, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share.

Prospector’s placing of funds in the Trust Account may not protect those funds from third party claims against Prospector. Although Prospector will seek to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements with Prospector waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Prospector’s public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Prospector’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Prospector’s management will consider whether competitive alternatives are reasonably available to Prospector and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. WithumSmith+Brown, PC, Prospector’s independent registered public accounting firm, and the underwriters of the IPO will not execute agreements with Prospector waiving such claims to the monies held in the Trust Account.

Examples of possible instances where Prospector may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of Prospector’s public shares, if Prospector is unable to complete its initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with its initial business combination, Prospector will be required to provide for payment of claims of creditors that were not waived that may be brought against Prospector within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors. Pursuant to the letter agreement which is filed as an exhibit to Prospector’s Annual Report, the Sponsor has agreed that it will be liable to Prospector if and to the extent any claims by a third party for services rendered or products sold to Prospector, or a prospective target business with which Prospector has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under Prospector’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, Prospector has not asked the Sponsor to reserve for such indemnification obligations, nor has Prospector independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and Prospector believes that the Sponsor’s only assets are securities of Prospector. Therefore, Prospector cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for Prospector’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, Prospector may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of Prospector’s officers or directors will indemnify Prospector for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Prospector’s directors may decide not to enforce the indemnification obligations of their Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Prospector’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While Prospector currently expects that our independent directors would take legal action on Prospector’s behalf against the Sponsor to enforce its indemnification obligations to Prospector, it is possible that Prospector’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If Prospector’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Prospector’s public shareholders may be reduced below $10.00 per share.

Prospector may not have sufficient funds to satisfy any indemnification claims from Prospector’s directors and executive officers.

Prospector has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, Prospector’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by Prospector only if (i) Prospector has sufficient funds outside of the Trust Account or (ii) Prospector consummates an initial business combination. Prospector’s obligation to indemnify its officers and directors may discourage shareholders from bringing a lawsuit against Prospector’s officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Prospector’s officers and directors, even though such an action, if successful, might otherwise benefit Prospector and Prospector’s shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Prospector pays the costs of settlement and damage awards against Prospector’s officers and directors pursuant to these indemnification provisions.

If Prospector is unable to consummate its initial business combination, after Prospector distributes the proceeds in Prospector’s trust account to Prospector shareholders, and Prospector files a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against Prospector that is not dismissed, a bankruptcy court may seek to recover such proceeds, and Prospector’s board of directors may be viewed as having breached their fiduciary duties to Prospector creditors, thereby exposing the members of Prospector’s board to claims of punitive damage.

If, after we distribute the proceeds in the Trust Account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a liquidator could, in certain circumstances, seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors or having acted in bad faith, thereby exposing it and us to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If Prospector is unable to consummate its initial business combination, and if a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against Prospector and it is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Prospector shareholders and the per share amount that would otherwise be received by Prospector shareholders in connection with Prospector’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the Trust Account, the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Prospector’s shareholders may be held liable for claims by third parties against Prospector to the extent of distributions received by them upon redemption of their shares if no business combination occurs.

If Prospector is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Prospector was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by Prospector’s shareholders. Furthermore, Prospector’s directors may be viewed as having breached their fiduciary duties to Prospector or Prospector’s creditors and/or may have acted in bad faith, thereby exposing themselves and Prospector to claims, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against Prospector for these reasons. Prospector and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of Prospector’s share premium account while Prospector was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of US$18,293 and to imprisonment for five years in the Cayman Islands.

The public shareholders will experience immediate dilution as a consequence of the issuance of Surviving Company Common Shares as consideration in the Business Combination and the PIPE Financing and due to future issuances pursuant to the Incentive Plan, and may experience future dilution in the event of the vesting and conversion of the Surviving Company Earnout Non-Voting Special Shares.

If the public shareholders approve the Business Combination Proposal and the other proposals described herein and the parties consummate the Business Combination, each issued and outstanding AmalCo Common Share shall, from and after the Company Amalgamation, represent one Surviving Company Common Share. It is anticipated that, upon completion of the Business Combination, assuming no redemptions by Prospector’s public shareholders, a total of approximately 30.5 million Surviving Company Shares will be issued and outstanding, and (i) Prospector’s public shareholders would own approximately 14.4% of the outstanding Surviving Company Common Shares, (ii) the Sponsor (excluding securities acquired in the PIPE Financing) would own approximately 20.0% of the outstanding Surviving Company Common Shares, (iii) the Company Shareholders (including affiliates of the Sponsor, but excluding securities acquired in the PIPE Financing) would own approximately 37.7% of the outstanding Surviving Company Common Shares and (iv) PIPE Investors (solely with respect to securities acquired in the PIPE Financing) would own approximately 27.9% of the outstanding Surviving Company Common Shares.

The expected number of Surviving Company Common Shares to be issued by the Surviving Company and the ownership percentages set forth above are calculated based on a number of assumptions, including (w) no redemptions of Prospector Class A Shares in connection with the Business Combination, (x) no conversions under LeddarTech’s outstanding convertible notes prior to or in connection with the Business Combination, (y) no exercise of any LeddarTech or Prospector warrants or outstanding LeddarTech options prior to or in connection with the Business Combination and (z) none of the Surviving Company Earnout Non-Voting Special Shares or the Surviving Company Sponsor Non-Voting Special Shares are converted to Surviving Company Common Shares immediately following the completion of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the relative ownership percentages in the Surviving Company will be different. See the section entitled “Summary — Impact of the Business Combination on Surviving Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

To the extent that (v) any of Surviving Company Earnout Non-Voting Special Shares vest and are converted, (w) any of the Company’s convertible notes purchased in the PIPE Financing are converted, (x) awards are issued under the proposed Incentive Plan, (y) any LeddarTech or Prospector warrants are exercised or (z) additional Surviving Company Common Shares are issued to raise capital for the Surviving Company or are issued in payment of transaction expenses incurred in the Business Combination, then the public shareholders may experience substantial dilution. In addition, LeddarTech has agreed to issue to Desjardins warrants to purchase Company Common Shares at $0.01 per share prior to the Closing, which warrants will be assumed by the Surviving Company and exercisable for 250,000 Surviving Company Common Shares at $0.01 per share, and Surviving Company Common Shares with a dollar value of US$700,000 will be issued to an existing LeddarTech service provider no earlier than thirty days following the closing of the Business Combination. See “Unaudited Pro Forma Condensed Combined Financial Information.” Substantial dilution may lead to results such as (i) the decrease of proportionate ownership interest, (ii) the decrease of the amount of cash available per share, including for payment of any dividends in the future, (iii) the diminishment of the relative voting strength of each previously outstanding share, and (iv) a negative impact on the market price of Surviving Company Common Shares.

Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Outstanding warrants to purchase shares of Prospector, which will become exercisable for Surviving Company Common Shares following the Closing, will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. Under the current terms of the Warrant Agreement these warrants will become exercisable at any time after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement. To the extent such warrants are exercised, additional Surviving Company Common Shares will be issued, which will result in dilution to the holders of Surviving Company Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Surviving Company Common Shares. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment.

Prospector’s warrants are issued in registered form under a warrant agreement between Continental, as warrant agent, and Prospector. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants voting together as a single class to make any change that adversely affects the interests of the registered holders of warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or working capital warrants or any provision of the warrant agreement with respect to the Private Placement Warrants or working capital warrants, 65% of the then-outstanding Private Placement Warrants or working capital warrants, as applicable, voting together as a single class. Accordingly, Prospector may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants, voting together as a single class, approve of such amendment. Prospector’s ability to amend the terms of such warrants with the consent of at least 65% of the then-outstanding warrants includes, but is not limited to, amendments to increase the exercise price, to convert such warrants into cash or shares, to shorten the exercise period or to decrease the number of ordinary shares purchasable upon exercise of such warrant.

Prospector may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

Prospector has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of US$0.01 per warrant, provided that the closing price of Prospector’s Class A ordinary shares equals or exceeds US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which Prospector gives proper notice of such redemption to the warrants holders and provided certain other conditions are met. If and when the warrants become redeemable by Prospector, Prospector may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, Prospector may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, Prospector has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, provided that the closing price of Prospector’s Class A ordinary shares equals or exceeds US$10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. The value received upon exercise of the warrants (i) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants, including because the number of Class A ordinary shares received is capped at 0.361 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

There can be no assurance that the Surviving Company Common Shares that will be issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing, or that the Surviving Company will be able to comply with the continued listing rules of Nasdaq.

In connection with the Closing, the Surviving Company intends to list its common shares on Nasdaq under the symbol “LDTC”. The Surviving Company’s continued eligibility for listing may depend on the number of Prospector’s ordinary shares that are converted. If, after the proposed Business Combination, Nasdaq delists the Surviving Company’s shares from trading on its exchange for failure to meet the listing standards, the Surviving Company and its shareholders could face material adverse consequences including:

•        a limited availability of market quotations for the Surviving Company’s securities;

•        reduced liquidity for the Surviving Company’s securities;

•        a determination that the Surviving Company Common Shares constitute a “penny stock” which will require brokers trading in the Surviving Company Common Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Surviving Company Common Shares;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an initial public offering and may create risks for our unaffiliated investors.

An initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an IPO company’s business, financial condition and results of operations. Going public via a business combination with a SPAC, such as Prospector, does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a SPAC does not involve a bookbuilding process as is the case in an initial public offering. In any initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a SPAC, the value of the target company is established by means of negotiations between the target company and the SPAC. The process of establishing the value of a target company in a SPAC business combination may be less effective than an initial public offering bookbuilding process and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the Closing. In addition, while initial public offerings are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following an initial public offering, there is no comparable process of generating investor demand in connection with a business combination between a target company and a SPAC, which may result in lower demand for Prospector’s securities after closing, which could in turn decrease liquidity and trading prices as well as increase trading volatility.

Prospector has identified material weaknesses in its internal control over financial reporting. If Prospector is unable to develop and maintain an effective system of internal control over financial reporting, Prospector may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in Prospector and materially and adversely affect its business and operating results.

As described in Prospector’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 28, 2023, Prospector identified a material weakness in its internal control over financial reporting; specifically, that its control around the interpretation and accounting for extinguishment of a significant contingent obligation was not effectively designed or maintained, thus the accounting for warrants being incorrectly presented as part of equity rather than as liabilities resulted in restatement of the March 31, 2023 and June 30, 2023 financial statements and the inaccurate disclosure of the trust account assets as of September 30, 2023 resulted in errors to respective financial statements. As a result of these material weaknesses, Prospector’s management concluded that its disclosure controls and procedures were not effective as of September 30, 2023. See “Note 2 — Restatement of Previously Issued Financial Statements” to Prospector’s financial statements, as well as Part I. Item 4. Controls and Procedures included in Prospector’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 28, 2023. Prospector has taken a number of measures to remediate the material weaknesses described herein. However, if it is unable to remediate the material weaknesses in a timely manner or it identifies additional material weaknesses, Prospector may be unable to provide required financial information in a timely and reliable manner and may incorrectly report financial information. Likewise, if Prospector’s financial statements are not filed on a timely basis, it could be subject to sanctions or investigations by the stock exchange on which its Class A ordinary shares are listed, the SEC or other regulatory authorities. The existence of material weaknesses in internal control over financial reporting could adversely affect Prospector’s reputation or investor perceptions of Prospector, which could have a negative effect on the trading price of its shares. Prospector can give no assurance that the measures it has taken and plans to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. Even if Prospector is successful in strengthening its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of Prospector’s financial statements.

If Prospector identifies any new material weaknesses in the future, any such newly identified material weakness could limit its ability to prevent or detect a misstatement of its accounts or disclosures that could result in a material misstatement of its annual or interim financial statements. In such case, Prospector may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in Prospector’s financial reporting and its share price may decline as a result. Prospector cannot assure you that any measures it may take in the future will be sufficient to avoid potential future material weaknesses.

Prospector, and following our initial business combination, the post-business combination company, may face litigation and other risks as a result of Prospector’s material weaknesses in its internal control over financial reporting.

As a result of the material weaknesses in Prospector’s internal control over financial reporting, the change in accounting for the warrants and the change in accounting for the public shares, Prospector potentially faces litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the material weaknesses and the preparation of Prospector’s financial statements. As of the date of this proxy statement/prospectus, Prospector has no knowledge of any such litigation or dispute. However, Prospector can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on Prospector’s business, results of operations and financial condition or Prospector’s ability to complete a business combination.

Risks Related to Conflicts of Interest

The Sponsor, members of Prospector’s management team and its board of directors have interests that are different, or in addition to (and which may conflict with), the interests of Prospector’s public shareholders and conflicts of interest relating to the business combination with the Company. Such conflicts may adversely affect the interests of Prospector’s shareholders and the Company’s shareholders.

The Sponsor and members of Prospector’s management team and board of directors have interests that are different, or in addition to (and which may conflict with), the interests of Prospector’s public shareholders and conflicts of interest relating to the Business Combination. Such conflicts may adversely affect the interests of Prospector’s shareholders and the Company’s shareholders and include the following:

•        The Sponsor owns 100% of the Prospector Class B Shares or approximately 78.7% of all Prospector Shares outstanding. Accordingly, a significant amount of voting power to approve the Business Combination is held by the Sponsor and no public shareholders are required to vote in favor of a business combination in order for a business combination to be approved. The foregoing does not take into account warrants to purchase an additional 500,000 Prospector Class A Shares.

•        Derek Aberle, who is the Chief Executive Officer and a member of the board of directors of Prospector, and Nick Stone, who is the Chief Financial Officer and a member of the board of directors of Prospector, are both managers of the Sponsor and both serve on the board of directors of the Company. Mr. Stone is a manager of FS Investors, which holds approximately 25.8% of the Company on an as-converted basis prior to the Business Combination. As a result of the foregoing, Messrs. Aberle and Stone may be deemed to have a significant influence over the Company and conflicts of interest in the Business Combination. Additionally, all of the other members of Prospector’s board of directors (other than Mr. Ron Lumbra) have direct or indirect investments in the Company prior to the Business Combination.

The exercise of Prospector’s directors’ and officers’ discretion in agreeing to the terms of the Business Combination, or changes or waivers relating thereto, involve conflicts of interest relating to the ownership and positions described above when determining whether such terms, changes or waivers are appropriate and in Prospector’s shareholders’ best interests.

Directors and officers of Prospector have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination and approval of the other Shareholder Proposals described in this proxy statement/prospectus.

When you consider the recommendation of the Prospector Board in favor of approval of the Shareholder Proposals in this proxy statement/prospectus, including the Business Combination Proposal, you should keep in mind that the Sponsor and Prospector’s directors and officers have interests in such proposals that are different from, or in addition to, those of Prospector’s public shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•        Prior to Prospector’s IPO, the Sponsor purchased 8,125,000 Prospector Class B Shares and 5,666,667 Private Placement Warrants for an aggregate purchase price of US$8,525,000. As a result of the significantly lower price per Prospector Class B Share paid by the Sponsor as compared with the price per Prospector Class A Share paid by Prospector’s public shareholders, it is possible that a transaction may result in an increase in the value of the Sponsor’s investment, while at the same time resulting in a decrease in the value of the investment of Prospector’s public shareholders.

•        Based on the closing trading prices of the Prospector Class A Shares and Prospector Warrants on the Record Date, the Sponsor and its affiliates held 8,125,000 Prospector Class B Shares and 5,666,667 Private Placement Warrants, which has an approximate value of US$88 million.

•        Although the Sponsor and its affiliates have committed considerable capital to Prospector, including through its participation in the Prospector IPO and its contribution of a portion of the promote for no consideration, if the Business Combination is consummated, taking into account the investments described above, including the promote, it is possible that the Sponsor and its affiliates could realize a positive rate of return on such investments even if other Prospector shareholders experience a negative rate of return following the Business Combination.

•        If Prospector does not consummate a business combination by December 31, 2023, it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Prospector Class A Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, liquidating and dissolving, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,125,000 Prospector Class B Shares owned by the Sponsor would be worthless because following the redemption of the Prospector Class A Shares, Prospector would likely have few, if any, net assets. Additionally, in such event, the 5,166,667 Private Placement Warrants purchased by the Sponsor simultaneously with the consummation of the IPO, and not subsequently forfeited, will expire worthless.

•        Prospector’s directors, Mr. Derek Aberle, Mr. Nick Stone, Mr. Steve Altman, Mr. Jonathan A. Levy and Mr. Ron Lumbra, also have a direct or indirect economic interest in such Private Placement Warrants and in the 8,125,000 Prospector Class B Shares owned by the Sponsor or its affiliates. The 8,125,000 shares of Surviving Company Common Shares into which the 8,125,000 Prospector Class B Shares held by the Sponsor will automatically convert in connection with the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of US$87.8 based upon the closing price of US$10.80 per Prospector Class A Share on Nasdaq on November 14, 2023, the record date for the extraordinary general meeting. However, given that such shares of Surviving Company Common Shares will be subject to certain restrictions, including those described elsewhere in this proxy statement/prospectus, Prospector believes such shares have less value. The 5,666,667 Surviving Company Warrants into which the 5,666,667 Private Placement Warrants held by the Sponsor will automatically convert in connection with the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately US$283,333 based upon the closing price of US$0.05 per Public Warrant on Nasdaq on November 14, 2023, the record date for the EGM.

•        Accordingly, the Sponsor, and Prospector’s officers and directors, will lose their entire investment of US$8,525,000, consisting of the Sponsor’s US$7,775,000 initial investment (after adjustments for the return of certain funds to the Sponsor) and the Sponsor’s US$750,000 Private Placement Warrant purchase price, if Prospector does not complete a business combination by December 31, 2023.

•        The Sponsor will benefit economically from the completion of a Business Combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. That said, the Sponsor, by pursuing a business combination with a less favorable target company or on terms less favorable to shareholders than what it would normally negotiate, may cause irreparable reputational damage to the Sponsor and its affiliates, which far exceeds the dollar value of the investments made in the Prospector Class B Shares and Private Placement Warrants, and this risk similarly serves as a disincentive from pursuing an unattractive business combination.

•        Pursuant to that certain letter agreement, dated as of January 7, 2021, by and among the Prospector and the Sponsor, in connection with Prospector’s IPO, the Sponsor and other signatories (each of whom is a member of Prospector’s Board and/or management team) is subject to certain restrictions on transfer with respect to: (i) the Prospector Class B Shares (as defined in such letter agreement); and (ii) Private Placement Warrants (as defined in such letter agreement). Such restrictions on the Prospector Class B Shares end on the date that is one year after Closing, or are subject to an early price-based release if: (a) the price of the shares equals or exceeds US$12.00 per share for any twenty trading days within any thirty-day trading period at least 150 days after the Business Combination, or (b) Prospector completes a transaction that results in public shareholders having the right to exchange the Prospector Class A Shares for cash, securities or other property. The restrictions on the Private Placement Warrants were originally set to end 30 days after the completion of a business combination. On June 30, 2021, Prospector and the Sponsor executed an agreement whereby the Sponsor agreed not to transfer its Private Placement Warrants to non-affiliated holders.

•        The Sponsor irrevocably and unconditionally agreed that during the period commencing on January 12, 2021 and ending on the earliest of (a) the effective time of the Business Combination, and (b) such date and time of the termination of the Business Combination Agreement in accordance with its terms, such Sponsor shall not elect to cause Prospector to redeem any of the 8,125,000 Prospector Class B Shares and 5,166,667 Private Placement Warrants beneficially owned or owned of record by the Sponsor, or submit any of such securities for redemption, in connection with the transactions contemplated by the Business Combination Agreement or otherwise.

•        None of Mr. Derek Aberle, Mr. Nick Stone, Mr. Steve Altman, Mr. Jonathan A. Levy and Mr. Ron Lumbra, nor any other affiliate of Prospector were involved in the making of the Company’s decisions as to the Business Combination and alternative transactions. The potential interests of Messrs. Aberle, Stone, Altman and Levy were properly disclosed to the Prospector Board, and the Prospector Board considered these interests, among other matters, in evaluating and negotiating the business combination and transaction agreements and in recommending to Prospector’s shareholders that they vote in favor of the Shareholder Proposals presented at the Prospector EGM, including the Business Combination Proposal. Shareholders should take these interests into account in deciding whether to approve the Shareholder Proposals presented at the Prospector EGM, including the Business Combination Proposal.

•        The Sponsor and Prospector’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Prospector Class B Shares if Prospector fails to complete a business combination by December 31, 2023.

•        Prospector’s existing directors and officers will be eligible for continued indemnification and continued coverage under Prospector’s directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.

•        Following the Closing, the Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to Prospector and remain outstanding, if any. If Prospector does not complete an initial business combination within the required period, Prospector may use a portion of its working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used for this purpose.

•        The Sponsor, officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination, including repayment of any other loans and advances made. However, if Prospector fails to consummate a business combination by December 31, 2023, they will not have any claim against the Trust Account for reimbursement. Accordingly, Prospector may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by such date.

•        Pursuant to the Registration Rights Agreement, the Sponsor, certain of its respective affiliates and certain shareholders of the Company will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of Surviving Company Common Shares and warrants held by such parties following the consummation of the Business Combination.

The existence of financial and personal interests of one or more of Prospector’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Prospector and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Shareholder Proposals. In addition, Prospector’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “— Interests of Prospector’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

The personal and financial interests of the Sponsor as well as Prospector’s directors and officers may have influenced their motivation in identifying and selecting the Company as a business combination target, completing an initial business combination with the Company and influencing the operation of the business following the initial business combination. In considering the recommendations of Prospector’s board of directors to vote for the Shareholder Proposals, its shareholders should consider these interests.

Since Prospector’s sponsor, officers and directors will lose their entire investment if Prospector’s initial business combination is not completed by December 31, 2023, a conflict of interest may arise in determining whether a particular business combination target is appropriate for Prospector’s initial business combination.

On September 28, 2020, the Sponsor paid US$10,075,000 to purchase the Prospector Class B Shares and the Private Placement Warrants. On December 16, 2020, pursuant to the SPA Amendment, the Sponsor returned certain Prospector Class B Shares and Private Placement Warrants to Prospector for US$2,300,000. On January 7, 2021, pursuant to the Private Placement Warrants Purchase Agreement, the Sponsor agreed to purchase an aggregate of 166,666 Private Placement Warrants (or 766,666 in the aggregate if the underwriters’ option to purchase additional units was exercised in full) simultaneously with the closing of the IPO. In addition, on January 7, 2021, Prospector effected a 1:1.2 share capitalization of Prospector Class B Shares, resulting in an aggregate of 8,625,000 Prospector Class B Shares outstanding, all of which are held by the Sponsor. As a result of the underwriter’s partial exercise of its option to purchase additional units, 500,000 Prospector Class B Shares were forfeited. Prior to consummation of the Securities Purchase Agreement, Prospector had no assets, tangible or intangible. The number of Prospector Class B Shares outstanding was determined based on the expectation that such Prospector Class B Shares would represent 20% of the outstanding shares after the IPO. The Prospector Class B Shares will be worthless if Prospector does not complete its initial business combination. In addition, 5,666,667 Private Placement Warrants, each exercisable for one Prospector Class A Share at US$11.50 per share, at a purchase price of US$1.50 per Private Placement Warrant, will also be worthless if Prospector does not complete its initial business combination. The personal and financial interests of Prospector’s officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as December 31, 2023 nears, which is the deadline for Prospector’s completion of its initial business combination.

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, either Prospector or the Company may refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned Closing. However, certain types of changes do not permit either party to refuse to consummate the Business Combination, even if such change could be said to have a material adverse effect on Prospector or the Company, including the following events (except, in certain cases, where the change has a disproportionate effect on a party):

•        changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates;

•        general changes or developments in the industries in which any of the Group Companies operate;

•        the negotiation, execution and delivery of the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement or the public announcement or pendency of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Group Companies with employees, customers, suppliers, distributors, regulators or partners, or any litigation relating to the Business Combination Agreement;

•        acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events;

•        changes in Law (as defined in the Business Combination Agreement), applicable regulations of any Governmental Entity (as defined in the Business Combination Agreement), generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing; and

•        natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof.

Furthermore, Prospector or the Company may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still consummate the Business Combination, the market trading price of the Surviving Company shares may suffer.

Delays in completing the Business Combination may jeopardize or substantially reduce the expected benefits of the Business Combination.

Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, Prospector expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that Prospector expects to achieve from the Business Combination. In addition, the parties will have the right to terminate the Business Combination Agreement if the Business Combination is not consummated on or prior to the Termination Date (as defined in the Business Combination Agreement).

Actions taken by the Sponsor and/or its affiliates could influence the vote on the proposal to approve the Business Combination, have a depressive effect on the Prospector Class A Shares and reduce the public “float” of the Surviving Company’s securities.

At any time prior to the EGM, during a period when they are not then aware of any material nonpublic information regarding Prospector or its securities, the Sponsor and/or its affiliates may purchase shares from investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or who redeem, or indicate an intention to redeem, their Prospector Class A Shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire Prospector Class A Shares or vote their shares in favor of the Business Combination Proposal. Any Prospector Class A Shares purchased by the Sponsor or its affiliates would be purchased at a price no higher than the redemption price for the Prospector Class A Shares, which is currently estimated to be US$10.73 per share. Any Prospector Class A Shares so purchased would not be voted by the Sponsor or its affiliates at the EGM and would not be redeemable by the Sponsor or its affiliates.

The purpose of such share purchases and other transactions would be to decrease the number of redemptions and increase the likelihood of approval of the Business Combination Proposal.

In the event that the Sponsor or its affiliates purchase shares in privately negotiated transactions from Prospector’s public shareholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their Prospector Class A Shares.

While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options, the payment of cash consideration or the transfer to such investors of securities owned by the Sponsor for nominal or no value.

Entering into any such arrangements may have a depressive effect on the Prospector Class A Shares. For example, as a result of these arrangements, an investor may have the ability to effectively purchase Prospector Class A Shares at a price lower than market and may therefore be more likely to sell the Prospector Class A Shares he owns, either prior to or immediately after the EGM. In addition, if such purchases are made, the public “float” of the Surviving Company Common Shares following the Business Combination and the number of beneficial holders of Surviving Company Common Shares may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Surviving Company Common Shares on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for Surviving Company Common Shares. Reductions in the public “float” may also increase the relative voting power of the Sponsor and/or its affiliates.

As a result, investors receiving any such incentives would therefore receive a benefit in a manner otherwise unavailable to other Prospector public shareholders, and benefits and incentives provided to any such investors may result in detriments to Prospector public shareholders. As the Sponsor will lose its entire investment in Prospector if Prospector does not complete a business combination by December 31, 2023, but can still earn a positive rate of return on its investment, even if other Prospector public shareholders experience a negative rate of return in the Surviving Company following the Closing, and as the Sponsor is likely to be able to make a substantial profit on its investment in Prospector even at a time when the Surviving Company Common Shares may lose significant value, the Sponsor may be incentivized to complete an initial business combination on terms or conditions that are not in the best interests of the Prospector public shareholders, including by providing incentives to investors to vote in favor of the Business Combination Proposal in a manner that may be detrimental to Prospector public shareholders.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. Prospector will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If Prospector’s due diligence investigation of the Company was inadequate, then shareholders of Prospector following the consummation of the Business Combination could lose some or all of their investment.

Even though Prospector conducted a due diligence investigation of the Company that it believed to be reasonable, it cannot be certain that this due diligence uncovered all material issues that may be present inside the Company or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Company and its business and outside of its control will not later arise.

Prospector has conducted due diligence to assess the management of the Company’s business but cannot assure shareholders that the Company’s management has all the skills, qualifications or abilities necessary to manage a public company.

Prospector conducted due diligence on the Company and its management team, but its assessment of the capabilities of the Company’s management may prove to be incorrect and Company management may lack the skills, qualifications or abilities that Prospector believed the Company’s management to have. Should the Company’s management, to the extent they become management of the Surviving Company, not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the Surviving Company following the Business Combination may be adversely impacted. Accordingly, any Prospector Shareholders or Warrantholders who choose to remain stockholders or warrant holders of the Surviving Company following the Business Combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Prospector’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Business Combination contained an actionable material misstatement or material omission.

Goldman Sachs, the lead underwriter in Prospector’s IPO, was to be compensated, in part, on a deferred basis for already-rendered underwriting services in connection with Prospector’s IPO, yet Goldman Sachs, without any consideration from Prospector or the Company, gratuitously waived its entitlement to such compensation and disclaimed any responsibility for this proxy statement/prospectus, but Goldman Sachs remains entitled to customary indemnification and contribution obligations of Prospector in connection with the Business Combination.

Goldman Sachs was the lead underwriter in Prospector’s IPO. Pursuant to the underwriting agreement for the IPO, Goldman Sachs was entitled to deferred compensation in the aggregate amount of $11,375,000 as consideration for services rendered to Prospector in connection with the IPO, which was to become payable upon consummation of a business combination transaction; however, Goldman Sachs gratuitously waived its entitlement to such compensation.

Prospector did not seek out the reasons why Goldman Sachs was waiving its deferred compensation, despite Goldman Sachs already completing its services under the underwriting agreement for the IPO. Goldman Sachs received no additional consideration for the waiver of its entitlement to the deferred compensation. While Goldman Sachs did not participate in any aspect of the Business Combination and Prospector has no other contractual relationship with Goldman Sachs, investors should be aware that the waiver of a deferred underwriting fee is unusual and some investors may find the Business Combination less attractive as a result. This may make it more difficult for Prospector to complete the Business Combination.

In addition, Prospector continues to have customary obligations under certain provisions of the underwriting agreement relating to Prospector’s IPO. These provisions include the relevant clauses of the underwriters’ standard terms and conditions, including Prospector’s obligation to (i) indemnify and hold harmless each of the underwriters, the directors, officers, employees, affiliates and agents of each underwriter, and each person, if any, who controls any of the underwriters or any affiliate within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the securities sold in the IPO as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the IPO Prospectus, any “road show” as defined in Section 433(h) of the Securities Act or any Written Testing-The-Waters Communication, or in any amendment thereof or supplement thereto (each as defined in the underwriting agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Prospector will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Prospector by or on behalf of any underwriter through Goldman Sachs specifically for inclusion therein.

Further, the underwriting agreement contains a contribution provision in the event the indemnification obligations described above are unavailable or otherwise prohibited by law. The contribution obligations of the underwriters under the underwriting agreement are limited to the total underwriting discounts and commissions paid, in the aggregate, by Prospector to the underwriters upon the consummation of the IPO, and the underwriters otherwise have no further contribution liability under the underwriting agreement because Goldman Sachs waived its rights to any deferred underwriting discounts. Therefore, in contrast to other transactions where the underwriters did not waive rights to fees or deferred underwriting discounts, as the case may be, the potential financial liability of Prospector with respect to an indemnified loss where such indemnification is otherwise unavailable to the indemnified party may be higher under the respective agreements than it would have been had Goldman Sachs not refused to serve and waived their rights to any fees or deferred underwriting discounts. Other than the foregoing indemnification and contribution obligations or the payment of the deferred compensation in connection with an alternative business combination, Prospector has no further obligations to Goldman Sachs under the underwriting agreement, and no obligations relating to the Business Combination. There is no ongoing relationship between Prospector and Goldman Sachs in respect of the Business Combination.

Goldman Sachs declined to act for Prospector as an advisor in connection with the Business Combination, and Goldman Sachs has had no role in the preparation of the disclosure that is included in this proxy statement/prospectus, or the underlying business analysis related to the Business Combination.

As described above, Goldman Sachs declined to serve in any capacity in connection with the Business Combination and agreed to waive its deferred compensation relating to Prospector’s IPO in connection with the Business Combination. Accordingly, Goldman Sachs has not been involved in the Business Combination, the preparation of any disclosure that is included in this proxy statement/prospectus, or any business analysis underlying such disclosure, and shareholders do not have the benefit of any such involvement. Shareholders and investors should not place any reliance on the fact that Goldman Sachs was previously involved in Prospector’s IPO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus unless otherwise defined.

The following unaudited pro forma condensed consolidated statement of financial position of the Surviving Company and its consolidated subsidiaries after giving effect to the Business Combination as of June 30, 2023 and the unaudited pro forma condensed consolidated statements of loss of the Surviving Company and its consolidated subsidiaries for the nine months ended June 30, 2023 and for the year ended September 30, 2022 present the combination of the financial information of Prospector, Newco and LeddarTech, after giving effect to the Business Combination, related transactions and adjustments for other material events.

The unaudited pro forma condensed consolidated statement of financial position as of June 30, 2023 gives pro forma effect to the Business Combination, related transactions and adjustments for other material events as if they had occurred on June 30, 2023. The unaudited pro forma condensed consolidated statements of loss for the nine months ended June 30, 2023 and for the year ended September 30, 2022 give pro forma effect to the Business Combination, related transactions and adjustments for other material events as if they had occurred on October 1, 2021.

The unaudited pro forma condensed consolidated financial information has been derived from, and should be read in conjunction with, the historical financial statements of LeddarTech, Newco and Prospector and the notes thereto, as well as the disclosures contained elsewhere in this proxy statement/prospectus.

The accounting policies used in the preparation of the unaudited pro forma condensed consolidated financial information incorporate the significant accounting policies used by LeddarTech for the respective periods in the consolidated financial statements included in this proxy statement/prospectus. The historical financial information of Prospector has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma condensed consolidated financial information. No adjustments were required to convert the Prospector financial statements from U.S. GAAP to IFRS for purposes of the consolidated unaudited pro forma financial information, except to classify Prospector Class A Shares subject to redemption as current liabilities under IFRS, to classify the convertible promissory note issued by Prospector to the Sponsor as a current liability under IFRS and to record the outstanding Prospector Warrants as a liability under IFRS.

The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and may not necessarily reflect what the Surviving Company’s financial condition or results of operations would have been had the Business Combination, related transactions and adjustments for other material events occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated financial information also may not be useful in predicting the future financial condition and results of operations of the Surviving Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed consolidated financial information and are subject to change as additional information becomes available and analyses are performed.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial information are based on items that are factually supportable, directly attributable to the Business Combination, related transactions and adjustments for other material events for which there are firm commitments and are expected to have a continuing impact on the unaudited pro forma condensed consolidated financial information for which completed financial effects are objectively determinable.

Description of the Business Combination, Related Transactions and Adjustments for Other Material Events

On June 12, 2023, Prospector entered into the Business Combination Agreement with LeddarTech and Newco. Prior to the Business Combination, the outstanding securities of Prospector consist of:

•        Prospector Class A Shares held by public shareholders — 2,194,056

•        Prospector Class B Shares held by the Sponsor — 8,125,000

•        Public Warrants (after separation — see Redemption Offer below) — 10,833,333

•        Private Placement Warrants held by the Sponsor — 5,666,667

The Business Combination Agreement contemplates that the business combination among Prospector, the Company and Newco will be completed through the following series of transactions:

•        Pursuant to the Continuance, Prospector will continue as a corporation existing under the CBCA and Prospector shall adopt the A&R Prospector Governing Documents;

•        Pursuant to the Prospector Amalgamation, Prospector Canada and Newco will amalgamate;

•        The Company Preferred Shares will convert into Company Common Shares and, on the terms and subject to the conditions set forth in the Plan of Arrangement, pursuant to the Share Exchange, AmalCo will acquire all of the issued and outstanding Company Common Shares from LeddarTech Holders in exchange for common shares of AmalCo having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share) plus additional AmalCo earnout shares (with the terms set forth in the Business Combination Agreement) (see below);

•        Pursuant to the AmalCo Share Redemption, the AmalCo Common Share held by the Company shall be redeemed and immediately cancelled by AmalCo in exchange for a cash payment to the Company equal to the subscription price for the Newco Share that was converted into such AmalCo Common Share;

•        Pursuant to the Company Amalgamation, LeddarTech and AmalCo will amalgamate; and

•        In connection with the Company Amalgamation, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company, each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, and the Incentive Plan shall be assumed by the Surviving Company.

The negotiated US$10.00 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding was determined by the parties through arm’s length negotiations over a protracted period giving consideration to a number of factors, including LeddarTech’s industry conditions and opportunities, comparable companies and their respective operating results and market values, the value of LeddarTech’s intellectual property, historical financial performance and operating metrics, and other factors as set forth under the caption “The Business Combination — Prospector’s Board of Directors’ Reasons for the Approval of the Business Combination.” There can be no assurance that the actual market value of the Surviving Company Common Shares will equal or approximate US$10.00 per share upon closing of the Business Combination. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “ — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.”

The market price of the Surviving Company Common Shares is expected to be influenced by a number of factors that are outside the control of the Company, included but not limited to the market’s perception of the Business Combination, the reaction of the market to the additional Prospector Class A Share issued to each Prospector Non-Redeeming Shareholder for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder, the conversion of the Sponsor Shares into Surviving Company Common Shares, uncertainty at the time of preparation of the accompanying unaudited pro forma condensed consolidated financial information concerning additional PIPE Financing to be raised and other developments that could arise between the filing of this proxy statement/prospectus and the Closing. See “— Anticipated Accounting Treatment” below and “Risk Factors — Risks

Related to Prospector and the Business Combination — The public shareholders will experience immediate dilution as a consequence of the issuance of Surviving Company Common Shares as consideration in the Business Combination and the PIPE Financing and due to future issuances pursuant to the Incentive Plan, and may experience future dilution in the event of the vesting and conversion of the Surviving Company Earnout Non-Voting Special Shares.”

The ability of the Company to fulfill its obligations and finance its future activities depends on its ability to raise capital and the continuous support of its creditors. The Company has historically been successful in raising capital through issuances of equity and debt and amending or refinancing its credit facilities. However, there can be no certainty as to the ability of the Company to achieve successful outcomes to these matters. This indicates the existence of a material uncertainty that raises substantial doubt about the ability of the Company to continue as a going concern. While the Business Combination, the PIPE Financing and the sixth amending agreement to the Desjardins Credit Facility dated as of October 31, 2023 are expected to improve the Company’s liquidity position, unless the Company is successful in raising additional capital, these transactions do not remove substantial doubt about the ability of the Company to continue as a going concern.

Prospector Share Issuance

Prospector will be providing the holders of the Prospector Class A Shares the right to redeem all or a portion of their Prospector Class A Shares in connection with the Business Combination. Prospector will issue at the Closing, as a dividend, following the Prospector Shareholder Redemption and prior to the Continuance, to each holder of Prospector Class A Shares on the Closing Date that elects not to participate in the redemption one additional Prospector Class A Share for each non-redeemed Prospector Class A Share on the Closing Date. Following the Prospector Shareholder Redemption but prior to the Prospector Share Issuance, the Prospector Class A Shares and the Prospector Warrants comprising each issued and outstanding Prospector Unit immediately prior to the Prospector Share Issuance shall be automatically separated.

Such additional Prospector Class A Shares are being issued as a dividend in an effort to reduce redemptions in an on-going high redemption environment for special purpose acquisition company business combinations. The potential market price of the Surviving Company Common Shares upon the completion of the Business Combination is subject to numerous risks and may be influenced by the Prospector Share Issuance. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “— Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.”

Convertible Promissory Notes

On May 16, 2022, Prospector entered into a convertible promissory note with the Sponsor, pursuant to which Prospector may borrow up to an aggregate principal amount of US$1,500,000 (the “Prospector Convertible Promissory Note” or “Convertible Promissory Note — Related Party”). The Prospector Convertible Promissory Note is non-interest bearing and due on the earlier of December 31, 2023 and the date on which Prospector consummates its initial business combination. If Prospector completes a business combination, it would repay such additional loaned amounts, without interest, upon consummation of the business combination. In the event that a business combination does not close, Prospector may use a portion of the working capital held outside the Trust Account to repay such additional loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to US$1,500,000 of such additional loans (if any) may be convertible into warrants, at a price of US$1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Letter Agreement.

The Sponsor Letter Agreement provides that the Prospector Sponsor Non-Voting Special Shares, which equals twenty five percent (25%) of the Surviving Company Shares that will be held by the Sponsor pursuant to and following the completion of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Class B Shares held by the Sponsor, and twenty five percent (25%) of the Surviving Company Warrants issuable pursuant to the terms of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Warrants held by the Sponsor, will be subject to a seven-year vesting pursuant to which such Prospector Sponsor Non-Voting Special Shares will vest and convert into common shares of the Surviving Company and such Prospector Warrants will be deemed vested, in each case, in equal thirds upon the volume weighted average price of the Surviving Company Common Shares exceeding US$12.00, US$14.00 and US$16.00, respectively, for any 20 trading days within any consecutive 30 trading day period commencing at least 150 days following the Closing (the “Class A Non-voting Special Shares” and “Vesting Sponsor Warrants”, respectively). The remaining seventy five percent (75%) (i) of the Surviving Company Shares that will be held by the Sponsor pursuant to and following the completion of the Business Combination Agreement and the Plan of Arrangement and (ii) the Surviving Company Warrants issuable pursuant to the Business Combination Agreement and the Plan of Arrangement in exchange for the Private Placement Warrants held by the Sponsor are not subject to vesting.

PIPE Financing

On June 12, 2023, LeddarTech entered into the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase secured convertible notes of LeddarTech (the “PIPE Convertible Notes”) in an aggregate principal amount of at least US$43.0 million, payable in two tranches. On October 30, 2023, LeddarTech and the PIPE Investors entered into an amendment to the Subscription Agreement, pursuant to which the PIPE Investors agreed to accelerate the timing of their purchase of a portion of the second tranche of secured convertible notes.

•        On June 13, 2023, the issuance of the Tranche A-1 Notes in the aggregate principal amount of US$21.66 million occurred in connection with the execution of the Business Combination Agreement. In addition to receiving the Tranche A-1 Notes, the PIPE Investors (the “Tranche A-1 PIPE Investors”) received warrants to acquire 595,648 Class D-1 preferred shares of LeddarTech (the “Class D-1 Preferred Shares” and the warrants, the “Tranche A-1 PIPE Warrants”), which will entitle the Tranche A-1 PIPE Investors to receive 8,052,832 Surviving Company Common Shares in connection with such Tranche A-1 PIPE Warrants upon the closing of the Business Combination.

•        Subsequent to June 30, 2023, the Company issued the Tranche A-2 Notes in the aggregate principal amount of US$0.34 million. In addition to receiving the Tranche A-2 Notes, these PIPE Investors (the “Tranche A-2 PIPE Investors” and, together with the Tranche A-1 PIPE Investors, the “Tranche A PIPE Investors”) received warrants to acquire 9,355 Class D-1 preferred shares of LeddarTech (the “Tranche A-2 PIPE Warrants” and, together with the Tranche A-1 PIPE Warrants, the “Tranche A PIPE Warrants”) which will entitle the Tranche A-2 PIPE Investors to receive 124,108 Surviving Company Common Shares upon the closing of the Business Combination.

•        Pursuant to an amendment to the Subscription Agreement dated October 30, 2023, approximately US$4.1 million of Tranche B-1 Notes was issued on October 31, 2023, with the issuance of the remaining US$17.9 million Tranche B Notes (the PIPE Investors receiving such Tranche B-2 Notes, the “Tranche B-2 PIPE Investors”) contingent upon, among other things, the substantially concurrent consummation of the Business Combination. In addition to receiving the Tranche B-1 Notes, the PIPE Investors who received the Tranche B-1 Notes (the “Tranche B-1 PIPE Investors” and, together with the Tranche A PIPE Investors and the Tranche B-2 PIPE Investors, the “PIPE Investors”) received warrants to purchase 24,322 Class D-1 Preferred Shares (the “Tranche B-1 PIPE Warrants” and, together with the Tranche A PIPE Warrants, the “PIPE Warrants”), which will entitle the Tranche B-1 PIPE Investors to receive 316,630 Surviving Company Common Shares upon the closing of the Business Combination.

•        Altogether, the PIPE Warrants will entitle the PIPE Investors to receive approximately 8,493,570 Surviving Company Common Shares upon the closing of the Business Combination. Accordingly, the PIPE Investors will hold approximately 42.5% of the 20 million Company Common Shares outstanding immediately prior to the Closing which will entitle the PIPE Investors to receive approximately 42.5% of each class of the Surviving Company Earnout Non-Voting Special Shares (see Earnout Non-Voting Special Shares to be issued to the Company Shareholders below) being distributed to existing shareholders of LeddarTech.

•        The 20 million Company Common Shares to be outstanding immediately prior to the Closing represents the US$200 million equity value of the Company divided by a negotiated value of US$10.00 per share transaction price. Because the PIPE Investors will own approximately 42.5% of the Company Common Shares immediately prior to the Closing, the PIPE Investors will be entitled to receive approximately 42.5% of each class of the Surviving Company Earnout Non-Voting Special Shares to be distributed to existing shareholders of LeddarTech at the Closing.

The PIPE Convertible Notes have an interest rate of 12% that compounds annually as an increase to the principal amount of the PIPE Convertible Notes (the “PIK Interest”) and are convertible into the number of Surviving Company Common Shares determined by dividing the then-outstanding principal amount by the conversion price of US$10.00 per Surviving Company Common Share. The hypothecs and the security interests in the assets of LeddarTech and the Surviving Company to secure the obligations under the PIPE Convertible Notes rank before the hypothecs securing the obligations under the IQ Loan Agreement and behind hypothecs and the security interests securing the obligations under the Desjardins Credit Facility.

Pursuant to the Business Combination Agreement, each of Prospector, LeddarTech and Newco agree that, if desirable, they will collaborate together so that LeddarTech may enter into subscription agreements (and/or joinders to the Subscription Agreement) to issue additional secured convertible notes.

Earnout Non-Voting Special Shares to be issued to the Company Shareholders

Pursuant to the Business Combination Agreement, LeddarTech Holders prior to the Transactions will be issued Surviving Company Earnout Non-Voting Special Shares consisting of the following:

•        1,000,000 Surviving Company Class B Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $12.00; or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $12.00 per Surviving Company Common Share;

•        1,000,000 Surviving Company Class C Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $14.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $14.00 per Surviving Company Common Share;

•        1,000,000 Surviving Company Class D Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $16.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $16.00 per Surviving Company Common Share;

•        1,000,000 Surviving Company Class E Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company enters into its first customer contract with an OEM (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Surviving Company for an OEM series production vehicle that will create at least 150,000 units a year in volume for its fusion and perception products or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share; and

•        1,000,000 Surviving Company Class F Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share.

Notwithstanding the foregoing, if (i) there occurs any Change of Control Transaction and the applicable valuation of the Surviving Company Common Shares is less than the respective dollar values set forth above, or (ii) any Surviving Company Earnout Non-Voting Special Share is outstanding as of the seventh anniversary of the Closing, then each outstanding Surviving Company Earnout Non-Voting Special Share shall be redeemable at a redemption price equal to US$0.00000000001 per share by the Surviving Company, without any action or consent on the part of the holders thereof or any other Person.

Surviving Company Omnibus Incentive Plan

Immediately prior to the Closing, the Company will adopt the Incentive Plan and this plan will continue in full force and effect as the Surviving Company equity incentive plan following the Company Amalgamation. The number of shares available for issuance under the Incentive Plan shall not exceed at any time 5,000,000 shares. The Incentive Plan will provide for the grant of unvested Surviving Company Common Shares, share options, restricted share units, deferred share units and share appreciation rights and vesting conditions may apply to each award and may include continued service, performance and/or other conditions.

Acquisition of Non-Controlling Interest

In order to satisfy a condition to closing of the Business Combination that LeddarTech purchase the remaining 40% interest in VayaVision, and in accordance with the terms of the option agreement entered into by LeddarTech and the VayaVision shareholders at the date of acquisition, LeddarTech exercised its contractual right to purchase the remaining 40% interest in VayaVision on November 1, 2023. The consideration paid by LeddarTech consisted of 66,550 Company Common Shares, after payment of the applicable withholding tax, which will entitle the shareholders to receive 5,548 Surviving Company Common Shares. The founding shareholders from whom LeddarTech purchased the majority of the remaining shares in VayaVision demanded that LeddarTech provide a tax indemnity as a condition to the purchase. LeddarTech believes the demand for a tax indemnity is without merit based on the terms and conditions of the option agreement, and at LeddarTech’s request the share transfer was recorded in VayaVision’s share registry and the Israeli Registrar of Companies. LeddarTech believes that, if the founding shareholders were to pursue a claim, it would not have a material adverse effect on the Surviving Company’s business, financial condition or results of operation.

Desjardins Credit Facility

On April 5, 2023, LeddarTech entered into the Desjardins Credit Facility, which amended and restated the existing loan offer in connection with the $30.0 million Term Loan to extend the maturity to the date which is 30 months after the earlier of (i) July 31, 2023 and (ii) the closing date of the Business Combination. The Desjardins Credit Facility was further amended through the sixth amending agreement to the Desjardins Credit Facility dated as of October 31, 2023 (the “Desjardins Facility October 2023 Amendments”), and now provides for an interest rate of either the Canadian prime rate or US base rate plus 4% (a reduction from prime plus 9%). In addition, the Desjardins Facility October 2023 Amendments altered the required repayments of the Desjardins Credit Facility to the following amounts, if any:

•        100% of the cash acquired from Prospector (i.e., the cash remaining in the Prospector Trust Account at the time of the Business Combination) in excess of US$17.0 million (previously US$15.0 million);

•        100% of the net cash proceeds from the sale of assets of LeddarTech’s modules and components business units; and

•        10% of the amount raised in the PIPE Financing in excess of US$44.0 million (previously 25% in excess of US$43.0 million).

In conjunction with the Desjardins Facility October 2023 Amendments, LeddarTech agreed to issue to Desjardins warrants to purchase Company Common Shares at $0.01 per share prior to the Closing, which warrants will be assumed by the Surviving Company and exercisable for 250,000 Surviving Company Common Shares at $0.01 per share (the “Desjardins Warrants”). The Desjardins Warrants may be exercised, in whole or in part, for a period of five years following completion of the Business Combination and will be subject to a lock-up with one third being released four months after Closing, another third being released eight months after Closing and the final third being released 12 months after Closing. The changes made to the Desjardins Credit Facility pursuant to the Desjardins Facility October 2023 Amendments have not been reflected in the pro forma financial statements.

IQ Loan Agreement Amendment

On June 12, 2023, concurrent with the PIPE Financing, LeddarTech entered into an amendment to the IQ Loan Agreement. The original interest free loan, which had a discounted value of $10.9 million as at September 30, 2023, now bears interest rate of 12%, which compounds annually as an increase to the principal amount of the IQ Loan Agreement. The IQ Loan Agreement will be repaid over a 42-month period commencing September 30, 2026.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse asset acquisition in accordance with IFRS since Prospector does not meet the definition of a business in accordance with IFRS 3, Business Combinations (“IFRS 3”). Consequently, the Business Combination will be accounted for under IFRS 2, Share-Based Payment (“IFRS 2”) as it relates to the stock exchange listing service received and under other relevant IFRS standards for cash and other assets acquired. Under this method of accounting, Prospector will be treated as the “acquiree” for accounting purposes. In the accompanying unaudited pro forma condensed consolidated financial information, the net assets of Prospector were recognized at their fair value, which approximated their carrying value, and no goodwill or other intangible assets were recorded. In accordance with IFRS 2, the difference between the fair value of the consideration paid (i.e., the Surviving Company Common Shares and Surviving Company Class A Non-Voting Special Shares issued to Prospector shareholders) over the fair value of the identifiable net assets of Prospector will represent a service for the listing of the Surviving Company and will be recognized as an expense.

LeddarTech has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an acquisition of the listing service and assets of Prospector.

•        LeddarTech’s existing shareholders will have the greatest voting interest in the Surviving Company under the no redemption scenario with an approximately 65.6% voting interest and under the maximum redemption scenario with an approximately 76.6% voting interest;

•        The largest individual shareholder of the Surviving Company is an existing shareholder of LeddarTech;

•        The majority of senior management LeddarTech will continue as senior management of the Surviving Company;

•        Directors of LeddarTech will form a majority on the board of directors of the Surviving Company;

•        LeddarTech is the larger entity based on historical total assets and revenues; and

•        LeddarTech’s operations will comprise the ongoing operations of Surviving Company.

The fair value of the consideration for the acquisition of the Prospector Class A Shares will ultimately be based on the market price of the Prospector Class A Shares immediately prior to the Closing of the Business Combination. Based on LeddarTech’s recurring losses from operations since inception, expectation of continued operating losses for the foreseeable future, the risks and uncertainties associated with management’s operating plan as described elsewhere in this proxy statement/prospectus and the need to raise additional capital to finance the Surviving Company’s operations, as of July 26, 2023, the issuance date of the consolidated financial statements for the year ended September 30, 2022, and as of October 29, 2023, the issuance date of the interim condensed consolidated financial statements for the nine months ended June 30, 2023, there is substantial doubt about the Surviving Company’s ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued. These uncertainties make it difficult to estimate the market price of the Prospector Class A Shares immediately prior to the

Closing of the Business Combination after such share price is no longer supported by the redemption entitlement from the Prospector Trust Account. For purposes of the unaudited pro forma condensed consolidated financial information, US$10 per Surviving Company Common Share has been used. The market price of the Surviving Company Common Share is expected to be influenced by a number of factors that are out of the control of the Company, included but not limited to the market’s perception of the Business Combination, the reaction of the market to the additional Prospector Class A Share issued to each Prospector Non-Redeeming Shareholder for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder, the conversion of the Sponsor Shares into Surviving Company Common Shares, uncertainty at the time of preparation of the accompanying unaudited pro forma condensed consolidated financial information concerning additional PIPE Financing to be raised and other developments that could arise between the filing of this proxy statement/prospectus and the Closing.

In order to reflect the uncertainty about the expected trading price of the Prospector Class A Shares immediately before the consummation of the Business Combination, included in the narrative description of the unaudited pro forma condensed consolidated financial information are illustrative sensitivity disclosures relating to the valuation of certain fair value measurements utilized therein to show the potential effect of a market price of the Surviving Company Common Share of US$5.00, in order to provide additional context to investors, representing approximately the current trading price of the Prospector Class A Share giving effect to the additional Prospector Class A Share issued to each Prospector Non-Redeeming Shareholder for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder, effectively increasing the number of Public Shares by a ratio of 2:1. Such additional Prospector Class A Shares are being issued as a dividend in an effort to reduce redemptions in an on-going high redemption environment for special purpose acquisition company business combinations. The illustrative US$5.00 per share price used in such disclosures is not an indication as to the prospective market price of the Surviving Company Shares at US$5.00 per share (or at any other price) or an indication as to the negotiated pre-money equity value of the Company.

During the three months ended June 30, the Company issued US$21.66 million of Tranche A-1 Notes with related warrants. The accounting for this initial Tranche A-1 investment resulted in the allocation of the consideration received of US$21.66 million to the Notes and Warrants with a fair value of the underlying Surviving Company common share of US$1.67 per share (refer to the unaudited condensed financial statements and related notes of LeddarTech Inc. as at and for the nine months ended June 30, 2023).

On November 16, 2023, the trading price of Prospector’s Class A Shares was $14.85 (US$10.80) per share, which approximates their redemption amount based on the balance in the Prospector Trust Account, and does not consider the impact of the dividend of one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by each Prospector Non-Redeeming Shareholder (see Redemption Offer above). The consideration for the acquisition of the Prospector New Sponsor Special Shares is based on an option pricing model that considers the vesting terms of the Surviving Company Class A Non-Voting Special Shares to be issued to the Sponsor.

The Prospector Public Warrants and Prospector Private Placement Warrants are considered to be part of the Business Combination and are a liability assumed as part of the identifiable net assets of Prospector. The replacement of the Prospector Warrants with the Surviving Company Warrants is then separately accounted for under IAS 32, Financial Instruments: Presentation (“IAS 32”). The Surviving Company Warrants will be recorded as a liability at fair value under IFRS since they have an exercise price of US$11.50 per Surviving Company Common Share which is variable to the Surviving Company whose functional currency is the Canadian dollar. Accordingly, they are classified as a liability rather than equity as they don’t meet the “fixed for fixed” requirement under IAS 32. As it is expected that the fair value of the Prospector Warrants will have a similar fair value as the Surviving Company Warrants as of the Closing, no material income impact will ultimately arise from the replacement. For illustrative purposes in the unaudited pro forma condensed consolidated financial information, the assumed liability for the outstanding Prospector Warrants was determined as follows:

•        Surviving Company Warrants that replace the Prospector Public Warrants (the “Surviving Company Public Warrants”) are valued at $0.07 (US$0.05) per warrant based on the November 16, 2023 trading price of the Prospector Public Warrants. The ultimate accounting for the Business Combination will value the Surviving Company Public Warrants at the market price of the Prospector Warrants immediately prior to the Closing.

•        Surviving Company Warrants that replace the Prospector Private Placement Warrants, excluding the Surviving Company Vesting Sponsor Warrants (the “Surviving Company Private Placement Warrants”), are valued at $0.07 (US$0.05) per warrant based on the November 16, 2023 trading price of the Prospector Public Warrants. The ultimate accounting for the Business Combination will value the Surviving Company Public Warrants at the market price of the Prospector Warrants immediately prior to the Closing.

•        Surviving Company Vesting Sponsor Warrants are valued at $0.07 (US$0.05) per warrant based on the November 16, 2023 trading price of the Prospector Public Warrants. The ultimate accounting for the Business Combination will value the Surviving Company Vesting Sponsor Warrants at their fair value immediately prior to the Closing.

The anticipated accounting for the Tranche A-2 Notes issued subsequent to June 30, 2023 and the Tranche B Notes of the PIPE Financing will include allocating a portion of the proceeds from Tranche A-2 and Tranche B-1 to the relevant PIPE Warrants, a portion of both the Tranche A-2 and Tranche B proceeds to the option to convert the relevant PIPE Convertible Notes into Surviving Company Common Shares and to a debt instrument with interest expense determined using the effective interest method (see note 4(c)). The Tranche A-2 PIPE Warrants were exercised by the Tranche A-2 PIPE Investors in August 2023 at their exercise price of US$0.01 per warrant in exchange for 9,355 Class D-1 Preferred Shares which will be converted to 124,108 Surviving Company Common Shares upon Closing. The Tranche B-1 PIPE Warrants were exercised by the Tranche B-1 PIPE Investors in October 2023 at their exercise price of US$0.01 per warrant in exchange for 24,322 Class D-1 Preferred Shares, which will be converted to 316,630 Surviving Company Common Shares upon Closing. For illustrative purposes in the unaudited pro forma condensed consolidated financial information, the Surviving Company Common Shares issuable to such PIPE Investors have been valued at US$10.00 per share.

The Surviving Company Earnout Non-Voting Special Shares (Class B through Class F) that are being distributed to existing shareholders of LeddarTech are valued at per share amounts ranging from $7.42 (US$5.60) to $11.62 (US$8.77) based on option pricing models. The Surviving Company Earnout Non-Voting Special Shares will be accounted for as a dividend-in-kind based on these estimated values.

For purposes of the accompanying unaudited pro forma condensed consolidated financial information, the estimated fair value of the Surviving Company Common Shares, Surviving Company Non-Voting Special Shares, Surviving Company Public Warrants, Surviving Company Vesting Sponsor Warrants and the estimates used in the accounting for the PIPE Financing are preliminary and will change based fluctuations in the trading prices of the Prospector Class A Shares and the Prospector Public Warrants and inputs into the option pricing models through to the Closing. Adjustments to the Surviving Company’s ultimate accounting for the Business Combination, related transactions and adjustments for other material events arising from such changes could be material.

The Desjardins Credit Facility has been reflected as a non-current liability in the unaudited pro forma condensed consolidated statement of financial position based on its contractual terms. However, the Desjardins Credit Facility, after giving effect to the Desjardins Facility October 2023 Amendments, requires continuing compliance by the Surviving Company with specified financial covenants, including maintaining a minimum balance of $5.0 million from completion of the Business Combination. The Desjardins Credit Facility also has cross default provisions. The closing of the Business Combination on a timely basis is important to the Surviving Company’s covenant compliance and the continued classification of the borrowings under the Desjardins Credit Facility as non-current. For more information, see “LeddarTech Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and capital management.”

Basis of Pro Forma Presentation

All dollar amounts are expressed in Canadian dollars (“C$” or “$”) unless indicated otherwise noted as US$. The historical financial information of Prospector has been translated to C$ from US$ based on exchange rates disclosed in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

The following table presents summary pro forma data after giving effect to the Business Combination, related transactions and adjustments for other material events contemplated by the Business Combination Agreement, assuming two redemption scenarios as follows:

•        No Redemption Scenario:    This presentation assumes no redemptions of Prospector Class A Shares.

•        Maximum Redemption Scenario:    This scenario assumes that 2,194,056 Prospector Class A Shares, or 100% of the outstanding Prospector Class A Shares, are redeemed, resulting in an aggregate payment of US$25.5 million (C$31.1 million) based on an estimated per share redemption price of US$10.69 (C$14.17) based on a pro rata portion of interest accrued on the Trust Account, out of the Trust Account.

The following summarizes the pro forma ownership of Surviving Company Common Shares following the Business Combination, related transactions and adjustments for other material events, under both the no redemption and maximum redemption scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
Shares held by current LeddarTech shareholders(1)	11,506,430	37.7%	11,506,430	44.1%
Shares held by PIPE Investors(2)	8,493,570	27.9%	8,493,570	32.5%
Shares held by current Prospector Non-Redeeming Shareholders(3)	4,388,112	14.4%	—	—
Shares held by Sponsor(4)	6,093,750	20.0%	6,093,750	23.4%
Pro Forma Surviving Company Common Shares	30,481,862	100.0%	26,093,750	100.0%

____________

(1)      Excludes securities held by Sponsor and securities issued in the PIPE Financing. Represents the 20 million Surviving Company Shares, less the 8,493,570 Surviving Company Common Shares issuable to the PIPE Investors in respect of their 629,325 Class D-1 Shares issued or issuable upon exercise of the PIPE Warrants.

(2)      Represents the Surviving Company Common Shares issuable to the PIPE Investors in respect of their 629,325 Class D-1 Shares issued or issuable upon exercise of the PIPE Warrants, including the impact of the preferential dividend from the date of issuance to the expected closing of the Business Combination. Does not include shares underlying outstanding PIPE Convertible Notes or estimated interest on PIPE Convertible Notes payable in Class D-1 Shares.

(3)      Excluding securities held by Sponsor. Gives effect to the additional 2,194,056 shares to be issued in the Prospector Share Issuance (pursuant to which Prospector will issue one additional Prospector Class A Share to each Prospector Non-Redeeming Shareholder for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder).

(4)      Excludes securities issued in the PIPE Financing. Represents the Surviving Company Common Shares issuable in respect of the 6,093,750 Prospector Class A Shares issuable to the Sponsor in the Prospector Share Conversion (pursuant to which each Prospector Class B Share converts into 0.75 of a Prospector Class A Share and 0.25 of a Prospector Sponsor Non-Voting Special Share).

Additional Surviving Company Common Shares could be issued in the future under either of the above scenarios that would dilute the above ownership percentages:

Exercisable currently or immediately following Closing
Existing warrants held by IQ	13,890
Surviving Company Warrants issued in exchange for Prospector Public Warrants	10,833,333
Surviving Company Warrants issued in exchange for 75% of Prospector Private Placement Warrants	4,250,000
Convertible Notes held by PIPE Investors	4,400,106
Surviving Company Options issued in exchange for LeddarTech M-Options	18,647
Surviving Company Warrants issued upon the conversion of Prospector Convertible Promissory Note	715,749
Exercisable upon vesting
Vesting Sponsor Warrants issued in exchange for 25% of Prospector Private Placement Warrants	1,416,667
Class A Non-Voting Special Shares held by Prospector Sponsor shareholders	2,031,250
Class B to F Non-Voting Special Shares held by current LeddarTech shareholders and the PIPE Investors	5,000,000

In addition to the above, in conjunction with the Desjardins Facility October 2023 Amendments, LeddarTech agreed to issue to Desjardins the Desjardins Warrants prior to the Closing, which warrants will be assumed by the Surviving Company and exercisable for 250,000 Surviving Company Common Shares at $0.01 per share. Certain LeddarTech transaction costs will be paid in Surviving Company Common Shares equal to the dollar value $927,360 (US$700,000) which shall be issued to no earlier than 30 days and no later than 60 days following the effectiveness of the registration of such shares pursuant to a registration statement on Form F-4 (see notes 4(p) and 5(l)).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at June 30, 2023
(in Canadian dollars)

	Historical		No Redemption Scenario			Maximum Redemption Scenario
	LeddarTech Inc.	Prospector Capital Corp.	Pro Forma Adjustments	Note	Pro Forma Financial Position	Pro Forma Adjustments	Note	Pro Forma Financial Position
	4(a)	3
ASSETS

CURRENT ASSETS
Cash	18,289,703	132,153	29,597,436	4(c)	56,537,701	29,597,436	4(c)	36,797,590
			31,083,026	4(d)		—
			(11,342,915)	4(e)		—
			(331,551)	4(f)		(331,551)	4(f)
			446	4(h)		446	4(h)
			(31,208)	4(i)		(31,208)	4(i)
			(264)	4(n)		(264)	4(n)
			(5,665,909)	4(o)		(5,665,909)	4(o)
			(5,193,216)	4(q)		(5,193,216)	4(q)
Trade receivable and other receivables	2,143,984	—	—		2,143,984	—		2,143,984
Government assistance and R&D tax credits receivable	1,957,487	—	—		1,957,487	—		1,957,487
Inventories	1,870,822	—	—		1,870,822	—		1,870,822
Prepaid expenses	1,123,322	64,032	—		1,187,354	—		1,187,354
Total current assets	25,385,318	196,185	38,115,845		63,697,348	18,375,734		43,957,237

NON-CURRENT ASSETS
Investment held in Trust Account	—	31,083,026	(31,083,026)	4(d)	—	(31,083,026)	4(m)	—
Property and equipment	2,636,565	—	—		2,636,565	—		2,636,565
Right-of-use assets	4,995,658	—	—		4,995,658	—		4,995,658
Intangible assets	40,237,800	—	—		40,237,800	—		40,237,800
Other assets	264,523	—	(264,523)	4(c)	—	(264,523)	4(c)	—
Goodwill	7,318,126	—	—		7,318,126	—		7,318,126
Total assets	80,837,990	31,279,211	6,768,296		118,885,497	(12,971,815)		99,145,386

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	11,742,501	6,414,960			18,157,461			18,157,461
Provisions	958,761	—	—		958,761	—		958,761
Due to Sponsor	—	264	(264)	4(n)	—	(264)	4(n)	—
Current portion of lease liabilities	702,420	—	—		702,420	—		702,420
Current portion of government grant liabilities	557,029	—	—		557,029	—		557,029
Conversion option	690,123	—	147,987	4(c)	838,110	147,987	4(c)	838,110
Prospector Convertible Promissory Note	—	1,422,336	(1,422,336)	4(b)	—	(1,422,336)	4(b)	—
Class A ordinary shares subject to possible redemption	—	31,083,026	(31,083,026)	4(b)	—	(31,083,026)	4(m)	—
Liability classified warrants	—	2,543,616	(1,338,514)	4(b)	1,205,102	(1,338,514)	4(b)	1,205,102
			6,021,878	4(c)		6,021,878	4(c)
			(6,021,878)	4(h)		(6,021,878)	4(h)
Total current liabilities	14,650,834	41,464,202	(33,696,153)		22,418,883	(33,696,153)		22,418,883

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at June 30, 2023 — (Continued)
(in Canadian dollars)

	Historical		No Redemption Scenario			Maximum Redemption Scenario
	LeddarTech Inc.	Prospector Capital Corp.	Pro Forma Adjustments	Note	Pro Forma Financial Position	Pro Forma Adjustments	Note	Pro Forma Financial Position
	4(a)	3
NON-CURRENT LIABILITIES
Credit facility	28,668,498	—	(331,551)	4(f)	16,994,032	(331,551)	4(f)	28,336,947
			(11,342,915)	4(e)
Convertible notes	9,983,643	—	23,163,048	4(c)	33,146,691	23,163,048	4(c)	33,146,691
Term loan	7,099,498	—			7,099,498			7,099,498
Lease liabilities	4,940,960	—	—		4,940,960	—		4,940,960
Redeemable stock options	6,102,496	—	(6,102,496)	4(g)	—	(6,102,496)	4(g)	—
Government grant liability	1,153,409	—	—		1,153,409	—		1,153,409
Total liabilities	72,599,338	41,464,202	(28,310,067)		85,753,473	(16,967,152)		97,096,388

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Capital stock – LeddarTech	451,967,396	—	6,022,324	4(h)	—	6,022,324	4(h)	—
			73,177	4(i)		73,177	4(i)
			(458,062,897)	4(k)		(458,062,897)	4(k)
Prospector Class B Shares	—	1,077	(1,077)	4(b)	—	(1,077)	4(b)	—
Capital stock – Surviving Company	—	—	58,142,484	4(b)	641,397,569	—		583,255,085
			80,742,188	4(b)		80,742,188	4(b)
			458,062,897	4(k)		458,062,897	4(k)
			44,450,000	4(l)		44,450,000	4(l)
Reserve – warrants	670,703	—	—		670,703	—		670,703
Reserve – stock options	30,462,500	—	186,214	4(g)	186,214	186,214	4(g)	186,214
			1,316,810	4(j)		1,316,810	4(j)
			(31,779,310)	4(j)		(31,779,310)	4(j)
Contributed surplus	—	—	20,068,750	4(b)	20,996,110	20,068,750	4(b)	20,996,110
			927,360	4(p)		927,360	4(p)
Other component of equity	2,431,688	—	(2,431,688)	4(i)	—	(2,431,688)	4(i)	—
Deficit	(468,903,855)	(10,186,068)	10,186,068	4(b)	(630,118,572)	10,186,068	4(b)	(603,059,114)
			(135,294,537)	4(b)		(108,235,079)	4(b)
			(44,450,000)	4(l)		(44,450,000)	4(l)
			5,916,282	4(g)		5,916,282	4(g)
			(6,062,477)	4(i)		(6,062,477)	4(i)
			(1,316,810)	4(j)		(1,316,810)	4(j)
			31,779,310	4(j)		31,779,310	4(j)
			(5,665,909)	4(o)		(5,665,909)	4(o)
			(927,360)	4(p)		(927,360)	4(p)
			(5,193,216)	4(q)		(5,193,216)	4(q)
Equity attributable to owners of the capital stock of the parent	16,628,432	(10,184,991)	26,688,583		33,132,024	(4,394,443)		(2,048,998)
Non-controlling interests	(8,389,780)	—	8,389,780	4(i)	—	8,389,780	4(i)	—
Total shareholders’ equity	8,238,652	(10,184,991)	35,078,363		33,132,024	(3,995,337)		(2,048,998)
Total liabilities and shareholders’ equity	80,837,990	31,279,211	6,768,296		118,885,497	(12,971,815)		99,145,386

See accompanying notes

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the year ended September 30, 2022
(in Canadian dollars)

	Historical		No Redemption Scenario			Maximum Redemption Scenario
	LeddarTech	Prospector Capital Corp.	Pro Forma Adjustments	Note	Pro Forma Statement of Loss	Pro Forma Adjustments	Note	Pro Forma Statement of Loss
	5(a)	3
Revenue	8,766,121	—	—		8,766,121	—		8,766,121
Cost of sales	5,310,718	—	—		5,310,718	—		5,310,718
Gross profit	3,455,403	—	—		3,455,403	—		3,455,403

Operating expenses
Marketing and product management	3,280,864	—	—		3,280,864	—		3,280,864
Selling	3,976,733	—	—		3,976,733	—		3,976,733
General and administrative	15,548,293	—	3,000,000	5(j)	25,141,562	3,000,000	5(j)	25,141,562
			5,665,909	5(k)		5,665,909	5(k)
			927,360	5(l)		927,360	5(l)
Formation and operating costs	—	1,279,483	5,193,216	5(m)	6,472,699	5,193,216	5(m)	6,472,699
Stock-based compensation	4,272,673	—	2,975,827	5(h)	22,863,535	2,975,827	5(h)	22,863,535
			15,615,035	5(i)		15,615,035	5(i)
Listing fee			135,294,537	5(b)	135,294,537	108,235,079	5(b)	108,235,079
Research and development costs (net of R&D tax credits of $70,191 in 2022)	22,057,911	—	—		22,057,911	—		22,057,911
Impairment loss related to intangible assets	38,207,503	—	—		38,207,503	—		38,207,503
	87,343,977	1,279,483	168,671,884		257,295,344	141,612,426		230,235,886
Loss from operations	(83,888,574)	(1,279,483)	(168,671,884)		(253,839,941)	(141,612,426)		(226,780,483)

Other (income) costs
Grant revenue	(435,448)	—	—		(435,448)	—		(435,448)
Finance costs, net	(10,034,381)	—	7,812,154	5(c)	(3,153,195)	7,812,154	5(c)	(1,780,395)
			481,959	5(d)		481,959	5(d)
			(1,412,927)	5(e)		(40,127)	5(e)
Interest earned on investments held in Trust Account	—	(2,508,846)	2,508,846	5(f)	—	2,508,846	5(f)	—
Loss before income taxes	(73,418,745)	1,229,363	(178,061,916)		(250,251,298)	(152,375,258)		(224,564,640)
Income taxes	—	—	—		—	—		—
Net loss	(73,418,745)	1,229,363	(178,061,916)		(250,251,298)	(152,375,258)		(224,564,640)

Net loss attributable to:
Non-controlling interests	(4,099,897)	—	4,099,897	5(g)	—	4,099,897	5(g)	—
Equity holders of the parent	(69,318,848)	1,229,363	(182,161,813)		(250,251,298)	(156,475,155)		(224,564,640)
Net loss per common share, basic and diluted	(513.80)	—	—		(8.21)	—		(8.61)
Weighted average common shares outstanding, basic and diluted	134,913	—	—		30,481,862	—		26,093,750

See accompanying notes

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the nine months ended June 30, 2023
(in Canadian dollars)

	Historical		No Redemption Scenario			Maximum Redemption Scenario
	LeddarTech	Prospector Capital Corp.	Pro Forma Adjustments	Note	Pro Forma Statement of Loss	Pro Forma Adjustments	Note	Pro Forma Statement of Loss
	6(a)	3
Revenue	4,148,816	—	—		4,148,816	—		4,148,816
Cost of sales	5,627,419	—	—		5,627,419	—		5,627,419
Gross profit	(1,478,603)	—	—		(1,478,603)	—		(1,478,603)

Operating expenses
Marketing and product management	3,034,192	—	—		3,034,192	—		3,034,192
Selling	2,182,320	—	—		2,182,320	—		2,182,320
General and administrative	13,121,264	—	2,250,000	6(i)	15,371,264	2,250,000	6(i)	15,371,264
Formation and operating costs	—	6,958,458	—		6,958,458	—		6,958,458
Transaction costs	1,589,703	—	—		1,589,703	—		1,589,703
Stock-based compensation	1,659,017	—	(1,659,017)	6(g)	6,479,899	(1,659,017)	6(g)	6,479,899
			6,479,899	6(h)		6,479,899	6(h)
Research and development costs	10,115,381	—	—		10,115,381	—		10,115,381
Restructuring costs	2,085,698	—	—		2,085,698	—		2,085,698
Impairment loss related to intangible assets	5,791,439	—	—		5,791,439	—		5,791,439
	39,579,014	6,958,458	7,070,882		53,608,354	7,070,882		53,608,354
Loss from operations	(41,057,617)	(6,958,458)	(7,070,882)		(55,086,957)	(7,070,882)		(55,086,957)

Other (income) costs
Grant revenue	(295,703)	—	—		(295,703)	—		(295,703)
Finance costs, net	(1,710,961)	—	7,502,464	6(b)	4,947,871	7,502,464	6(b)	6,256,062
			502,797	6(c)		502,797	6(c)
			(1,346,429)	6(d)		(38,238)	6(d)
Change in fair value of warrant liability	—	1,080,560	—		1,080,560	—		1,080,560
Interest earned on investments held in Trust Account	—	(5,544,795)	5,544,795	6(e)	—	5,544,795	6(e)	—
Loss before income taxes	(39,050,953)	(2,494,223)	(19,274,509)		(60,819,685)	(20,582,700)		(62,127,876)
Income taxes	—	—	—		—	—		—
Net loss	(39,050,953)	(2,494,223)	(19,274,509)		(60,819,685)	(20,582,700)		(62,127,876)

Net loss attributable to:
Non-controlling interests	(2,488,696)	—	2,488,696	6(f)	—	2,488,696	6(f)	—
Equity holders of the parent	(36,562,257)	(2,494,223)	(21,763,205)		(60,819,685)	(23,071,396)		(62,127,876)
Net loss per common share, basic and diluted	(218.14)	—	—		(2.00)	—	7	(2.38)
Weighted average common shares outstanding, basic and diluted	167,610	—	—		30,481,862	—	7	26,093,750

See accompanying notes

1.      Description of the Business Combination, Related Transactions and Adjustments for Other Material Events

Prospector is a blank check company corporation incorporated as a Cayman Islands exempted company on September 18, 2020, for the purpose of effecting an acquisition of one or more businesses or assets, by way of a merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization or any other similar business combination involving Prospector.

LeddarTech was incorporated under the CBCA on July 3, 2007. The Company’s head office is located at 240-4535, boul. Wilfrid-Hamel, Québec City, Québec, G1P 2J7, Canada. The Company develops services and products targeted at the ADAS market and, prior to 2022, manufactured and commercialized LiDAR for the mobility market.

The Business Combination collectively refers to:

•        The Prospector Share Conversion;

•        The Continuance;

•        The Prospector Amalgamation;

•        The Share Exchange;

•        The AmalCo Share Redemption; and

•        The Company Amalgamation.

Prospector Share Issuance

Prospector will be providing the holders of the Prospector Class A Shares the right to redeem all or a portion of their Prospector Class A Shares in connection with the Business Combination. Prospector will issue at the Closing, as a dividend, following the Prospector Shareholder Redemption and prior to the Continuance, to each holder of Prospector Class A Shares on the Closing Date that elects not to participate in the redemption one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder on the Closing Date. Following the Prospector Shareholder Redemption but prior to the Prospector Share Issuance, the Prospector Class A Shares and the warrants comprising each issued and outstanding Prospector Unit immediately prior to the Prospector Share Issuance shall be automatically separated.

Such additional Prospector Class A Shares are being issued as a dividend in an effort to reduce redemptions in an on-going high redemption environment for special purpose acquisition company business combinations. The potential market price of the Surviving Company Common Shares upon the completion of the Business Combination is subject to numerous risks and may be influenced by the Prospector Share Issuance. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “— Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.”

Convertible Promissory Notes

On May 16, 2022, Prospector entered into a convertible promissory note with the Sponsor, pursuant to which Prospector may borrow up to an aggregate principal amount of US$1,500,000 (the “Prospector Convertible Promissory Note” or “Convertible Promissory Note – Related Party”). The Prospector Convertible Promissory Note is non-interest bearing and due on the earlier of December 31, 2023 and the date on which Prospector consummates its initial business combination. If Prospector completes a business combination, it would repay such additional loaned amounts, without interest, upon consummation of the business combination. In the event that a business combination does not close, Prospector may use a portion of the working capital held outside the Trust Account to repay such additional loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to US$1,500,000 of such additional loans (if any) may be convertible into warrants, at a price of US$1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Letter Agreement (the “Sponsor Letter Agreement”) with Prospector, LeddarTech, FS Investors and Newco, pursuant to which the Sponsor agreed to, among other things, (i) vote or cause to be voted (whether in person, by proxy or by action by written consents, as applicable) all of its Prospector Class B Shares in favor of the Business Combination; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) waive the anti-dilution protection with respect to the Prospector Class B Shares (whether resulting from the PIPE Financing or otherwise), in each case, on the terms and subject to the conditions set forth in Sponsor Letter Agreement.

The Sponsor Letter Agreement provides that the Prospector Sponsor Non-Voting Special Shares, which equals twenty five percent (25%) of the Surviving Company Shares that will be held by the Sponsor pursuant to and following the completion of the Business Combination Agreement and the Plan of Arrangement, and twenty five percent (25%) of the Surviving Company Warrants issuable pursuant to the terms of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Warrants held by the Sponsor, will be subject to a seven-year vesting pursuant to which such Prospector Sponsor Non-Voting Special Shares will vest and convert into common shares of the Surviving Company and such Prospector Warrants will be deemed vested, in each case, in equal thirds upon the volume weighted average price of the Surviving Company Common Shares exceeding US$12.00, US$14.00 and US$16.00, respectively, for any 20 trading days within any consecutive 30 trading day period commencing at least 150 days following the Closing (the “Class A Non-Voting Special Shares” and “Vesting Sponsor Warrants”, respectively). The remaining seventy five percent (75%) (i) of the Surviving Company Shares that will be held by the Sponsor pursuant to and following the completion the Business Combination Agreement and the Plan of Arrangement and (ii) the Surviving Company Warrants issuable pursuant to the Business Combination Agreement and the Plan of Arrangement in exchange for the Private Placement Warrants held by the Sponsor are not subject to vesting.

PIPE Financing

On June 12, 2023, LeddarTech entered into the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase the PIPE Convertible Notes in an aggregate principal amount of at least US$43.0 million, payable in two tranches. On October 30, 2023, LeddarTech and the PIPE Investors entered into an amendment to the Subscription Agreement, pursuant to which the PIPE Investors agreed to accelerate the timing of their purchase of a portion of the second tranche of secured convertible notes.

•        On June 13, 2023, the issuance of the Tranche A-1 Notes in the aggregate principal amount of US$21.66 million occurred in connection with the execution of the Business Combination Agreement. In addition to receiving the Tranche A-1 Notes, the Tranche A-1 PIPE Investors received 595,648 Tranche A-1 PIPE Warrants, which will entitle the Tranche A-1 PIPE Investors to receive 8,052,832 Surviving Company Common Shares upon the closing of the Business Combination. The 595,648 Tranche A-1 PIPE Warrants were exercised by the Tranche A-1 PIPE Investors in June 2023 at the exercise price of US$0.01 per PIPE Warrant in exchange for Class D-1 Preferred Shares.

•        Subsequent to June 30, 2023, the Company issued Tranche A-2 Notes in the aggregate principal amount of US$0.34 million. In addition to receiving the Tranche A-2 Notes, the Tranche A-2 PIPE Investors received warrants to acquire 9,355 Class D-1 preferred shares of LeddarTech which will entitle the Tranche A-2 PIPE Investors to receive 124,108 Surviving Company Common Shares upon the closing of the Business Combination. The Tranche A-2 PIPE Warrants were exercised by the Tranche A-2 PIPE Investors at the exercise price of US$0.01 per Tranche A-2 PIPE Warrant in exchange for Class D-1 Preferred Shares.

•        Pursuant to an amendment to the Subscription Agreement dated as of October 30, 2023, approximately US$4.1 million of Tranche B-1 Notes was issued on October 31, 2023, with the issuance of the remaining US$17.9 million Tranche B-2 Notes contingent upon, among other things, the substantially concurrent consummation of the Business Combination. In addition to receiving the Tranche B-1 Notes, the Tranche B-1 PIPE Investors received Tranche B-1 PIPE Warrants to purchase 24,322 Class D-1 Preferred Shares, which will entitle the Tranche B-1 PIPE Investors to receive 316,630 Surviving Company Common Shares upon the closing of the Business Combination.

•        Altogether, the PIPE Warrants will entitle the PIPE Investors to receive approximately 8,493,570 Surviving Company Common Shares upon the closing of the Business Combination. Accordingly, the PIPE Investors will hold approximately 42.5% of the 20 million Surviving Company Common Shares outstanding immediately prior to the Closing which will entitle the PIPE Investors to receive approximately 42.5% of each class of the Surviving Company Earnout Non-Voting Special Shares (see “Earnout Non-Voting Special Shares to be issued to the Company Shareholders” below) being distributed to existing shareholders of LeddarTech.

The PIPE Convertible Notes have a PIK Interest rate of 12% and are convertible into the number of Surviving Company Common Shares determined by dividing the then-outstanding principal amount by the conversion price of US$10.00 per Surviving Company Common Share. The security interest of the PIPE Convertible Notes in the assets of LeddarTech and the Surviving Company ranks behind the security interest of the Desjardins Credit Facility.

Pursuant to the Business Combination Agreement, each of Prospector, LeddarTech and Newco agree that, if desirable, they will collaborate together so that LeddarTech may enter into subscription agreements (and/or joinders to the Subscription Agreement) to issue additional secured convertible notes.

Earnout Non-Voting Special Shares to be issued to the Company Shareholders

Pursuant to the Business Combination Agreement, LeddarTech Holders prior to the Transactions will be issued Surviving Company Earnout Non-Voting Special Shares consisting of the following:

•        1,000,000 Surviving Company Class B Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $12.00; or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $12.00 per Surviving Company Common Share;

•        1,000,000 Surviving Company Class C Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $14.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $14.00 per Surviving Company Common Share;

•        1,000,000 Surviving Company Class D Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $16.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $16.00 per Surviving Company Common Share;

•        1,000,000 Surviving Company Class E Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company enters into its first customer contract with an OEM (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Surviving Company for an OEM series production vehicle that will create at least 150,000 units a year in volume for its fusion and perception products or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share; and

•        1,000,000 Surviving Company Class F Non-Voting Special Shares all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share.

Acquisition of Non-Controlling Interest

LeddarTech acquired a 60% interest in VayaVision in July 2020. VayaVision’s assets, liabilities and results of operations are reflected in LeddarTech’s consolidated financial statements, with the non-controlling interests’ share of net assets and results of operations reflected on LeddarTech’s statement of financial position and statement of operations.

In order to satisfy a condition to closing of the Business Combination that LeddarTech purchase the remaining 40% interest in VayaVision, and in accordance with the terms of the option agreement entered into by LeddarTech and the VayaVision shareholders at the date of acquisition, LeddarTech exercised its contractual right to purchase the remaining 40% interest in VayaVision on November 1, 2023. The consideration paid by LeddarTech consisted of 66,550 Company Common Shares, after payment of the applicable withholding tax, which will entitle the shareholders to receive 5,548 Surviving Company Common Shares. The founding shareholders from whom LeddarTech purchased the majority of the remaining shares in VayaVision demanded that LeddarTech provide a tax indemnity as a condition to the purchase. LeddarTech believes the demand for a tax indemnity is without merit based on the terms and conditions of the option agreement, and at LeddarTech’s request the share transfer was recorded in VayaVision’s share registry and the Israeli Registrar of Companies. LeddarTech believes that, if the founding shareholders were to pursue a claim, it would not have a material adverse effect on the Surviving Company’s business, financial condition or results of operation.

2.      Basis of Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for business combinations (“Transaction Accounting Adjustments”) and permitted the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

The Business Combination will be accounted for as a reverse asset acquisition in accordance with IFRS since Prospector does not meet the definition of a business in accordance with IFRS 3, Business Combinations (“IFRS 3”). Consequently, the Business Combination will be accounted for under IFRS 2, Share-Based Payment (“IFRS 2”) as it relates to the stock exchange listing service received and under other relevant IFRS standards for cash and other assets acquired. Under this method of accounting, Prospector will be treated as the “acquiree” for accounting purposes. In the accompanying unaudited pro forma condensed consolidated financial information, the net assets of Prospector were recognized at their fair value, which approximated their carrying value, and no goodwill or other intangible assets were recorded. In accordance with IFRS 2, the difference between the fair value of the consideration paid (i.e., the Surviving Company Common Shares and Surviving Company Class A Non-Voting Special Shares issued to Prospector shareholders) over the fair value of the identifiable net assets of Prospector will represent a service for the listing of the Surviving Company and will be recognized as an expense.

LeddarTech has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an acquisition of the listing service and assets of Prospector.

•        LeddarTech’s existing shareholders will have the greatest voting interest in the Surviving Company under the no redemption scenario with an approximately 65.6% voting interest and under the maximum redemption scenario with an approximately 76.6% voting interest;

•        The largest individual shareholder of the Surviving Company is an existing shareholder of LeddarTech;

•        Senior management LeddarTech will continue as senior management of the Surviving Company;

•        Directors of LeddarTech will form a majority on the board of directors of the Surviving Company;

•        LeddarTech is the larger entity based on historical total assets and revenues; and

•        LeddarTech’s operations will comprise the ongoing operations of Surviving Company.

The consideration for the acquisition of the Prospector Class A Shares will ultimately be based on the market price of the Prospector Class A Shares immediately prior to the Closing of the Business Combination. Based on LeddarTech’s recurring losses from operations since inception, expectation of continued operating losses for the foreseeable future, the risks and uncertainties associated with management’s operating plan as described elsewhere in this proxy statement/prospectus and the need to raise additional capital to finance the Surviving Company’s operations, as of July 26, 2023, the issuance date of the consolidated financial statements for the year ended September 30, 2022, and as of October 29, 2023, the issuance date of the interim condensed consolidated financial statements for the three and nine months ended June 30, 2023, there is substantial doubt about the Surviving Company’s ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued. These uncertainties make it difficult to estimate the market price of the Prospector Class A Shares immediately prior to the Closing of the Business Combination after such share price is no longer supported by the redemption entitlement from the Prospector Trust Account. For purposes of the unaudited pro forma condensed consolidated financial information, US$10.00 per Surviving Company Common Share has been used. The market price of the Surviving Company Common Share is expected to be influenced by a number of factors that are out of the control of the Company, included but not limited to the market’s perception of the Business Combination, the reaction of the market to the additional Prospector Class A Share issued to each Prospector Non-Redeeming Shareholder for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder, the conversion of the Sponsor Shares into Surviving Company Common Shares, uncertainty at the time of preparation of the accompanying unaudited pro forma condensed consolidated financial information concerning additional PIPE Financing to be raised other developments that could arise between the filing of this proxy statement/prospectus and the Closing. On November 16, 2023, the trading price of Prospector Class A Shares was $14.85 (US$10.80) per share, which approximates their redemption amount based on the balance in the Trust Account, and does not consider the impact of the dividend of one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by each Prospector Non-Redeeming Shareholder (see “Prospector Share Issuance” above).

The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “ — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.”

The underlying principles of Release No. 33-10786 have been applied to illustrate the pro forma effects of the share-based payment and asset acquisitions arising from the Business Combination. Management of LeddarTech and Prospector (collectively “Management”) has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated financial information. The transaction accounting adjustments presented in the pro forma financial information are made to provide relevant information necessary for an understanding of the Surviving Company reflecting the accounting for the Business Combination, related transactions and adjustments for other material events.

The unaudited pro forma condensed consolidated statement of financial position as of June 30, 2023 has been prepared by management for the purposes of presenting the impact of the Business Combination, related transactions and adjustments for other material events as if they had occurred on June 30, 2023. The unaudited pro forma condensed consolidated statement of loss for the nine months ended June 30, 2023 and for the year ended September 30, 2022 have been prepared by management for the purposes of presenting the impact of the Business Combination, related transactions and adjustments for other material events, as if they had occurred on October 1, 2021.

The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with:

•        The audited financial statements and related notes of LeddarTech Inc. as at and for the year ended September 30, 2022;

•        The unaudited condensed financial statements and related notes of LeddarTech Inc. as at and for the nine months ended June 30, 2023;

•        The audited financial statements and related notes of Prospector Capital Corp. as at and for the year ended December 31, 2022;

•        The unaudited condensed financial statements and related notes of Prospector Capital Corp. as at and for the six months ended June 30, 2023; and

•        The unaudited condensed financial statements and related notes of Prospector Capital Corp. as at and for the nine months ended September 30, 2022.

The unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the LeddarTech and Prospector historical financial statements, and their respective Management’s Discussion and Analysis of financial condition and results of operations contained elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed consolidated financial information is based on assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments presented herein are preliminary and are based on available financial information and certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the contemplated transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied to the unaudited pro forma condensed consolidated financial information. The actual adjustments to the consolidated financial statements of the Surviving Company will likely differ from the pro forma adjustments herein.

The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and do not necessarily reflect what the Surviving Company’s financial condition or results of operations would have been had the Business Combination, related transactions and adjustments for other material events, occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated financial information also may not be useful in predicting the future financial condition and results of operations of the Surviving Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed consolidated financial information and are subject to change as additional information becomes available and analyses are performed.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial information are based on items that are factually supportable, directly attributable to the Business Combination, related transactions and adjustments for other material events, for which there are firm commitments and are expected to have a continuing impact on the unaudited pro forma condensed consolidated financial information for which completed financial effects are objectively determinable.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflect the Business Combination, related transactions and adjustments for other material events, are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information does not give effect to any operating efficiencies or cost savings that may be associated with the Business Combination. Prospector and LeddarTech have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed consolidated financial information presents two redemption scenarios as follows:

•        No Redemption Scenario:    This presentation assumes no redemptions of Prospector Class A Shares.

•        Maximum Redemption Scenario:    This scenario assumes that 2,194,056 Prospector Class A Shares, or 100% of the outstanding Prospector Class A Shares, are redeemed, resulting in an aggregate payment of US$23.5 million (C$31.1 million) based on an estimated per share redemption price of US$10.69 (C$14.17) based on a pro rata portion of interest accrued on the Trust Account, out of the Trust Account.

The following summarizes the pro forma ownership of Surviving Company Common Shares following the Business Combination, related transactions and adjustments for other material events, under both the no redemption and maximum redemption scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
Shares held by current LeddarTech Shareholders(1)	11,506,430	37.7%	11,506,430	44.1%
Shares held by PIPE Investors(2)	8,493,570	27.9%	8,493,570	32.5%
Shares held by current Prospector Non-Redeeming Shareholders(3)	4,388,112	14.4%	—	—
Shares held by Prospector Sponsor Shareholders(4)	6,093,750	20.0%	6,093,750	23.4%
Pro Forma Surviving Company Common Shares	30,481,862	100.0%	26,093,750	100.0%

____________

(1)      Excludes securities held by Sponsor and securities issued in the PIPE Financing. Represents the 20 million Surviving Company Shares, less the 8,493,570 Surviving Company Common Shares issuable to the PIPE Investors in respect of their 629,325 Class D-1 Shares issued upon exercise of the PIPE Warrants.

(2)      Represents the Surviving Company Common Shares issuable to the PIPE Investors in respect of their 629,325 Class D-1 Shares issued upon exercise of the PIPE Warrants, including the impact of the preferential dividend from the date of issuance to the expected closing of the Business Combination. Does not include shares underlying outstanding PIPE Convertible Notes or estimated interest on PIPE Convertible Notes payable in Class D-1 Share.

(3)      Excluding securities held by Sponsor. Gives effect to the additional 2,194,056 shares to be issued in the Prospector Share Issuance.

(4)      Excludes securities issued in the PIPE Financing. Represents the Surviving Company Common Shares issuable in respect of the 6,093,750 Prospector Class A Shares issuable to the Sponsor in the Prospector Share Conversion.

These percentages are based on the number of Prospector Class A common shares outstanding as of June 30, 2023 after giving effect to the dividend to each holder of Prospector Class A Shares that elects not to participate in the redemption of one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder, and do not include the impact of warrants or other dilutive instruments.

Additional Surviving Company Common Shares could be issued in the future under either of the above scenarios that would dilute the above ownership percentages:

Currently exercisable
Existing warrants held by IQ	13,890
Surviving Company Public Warrants issued in exchange for Prospector Public Warrants	10,833,333
Surviving Company Private Warrants issued in exchange for 75% of Prospector Private Placement Warrants	4,250,000
Convertible Notes held by PIPE Investors	4,400,106
Surviving Company Options issued in exchange for LeddarTech M-Options	18,647
Surviving Company Warrants issued upon the conversion of Prospector Convertible Promissory Note	715,749
Exercisable upon vesting
Vesting Sponsor Warrants issued in exchange for 25% of Prospector Private Placement Warrants	1,416,667
Class A Non-Voting Special Shares held by Prospector Sponsor Shareholders	2,031,250
Class B to F Non-Voting Special Shares held by current LeddarTech shareholders	5,000,000

In addition to the above, in conjunction with the Desjardins Facility October 2023 Amendments, LeddarTech agreed to issue to Desjardins the Desjardins Warrants prior to the Closing, which warrants will be assumed by the Surviving Company and exercisable for 250,000 Surviving Company Common Shares at $0.01 per share. Certain LeddarTech transaction costs will be paid in Surviving Company Common Shares equal to the dollar value $927,360 (US$700,000), which shall be issued to no earlier than 30 days and no later than 60 days following the effectiveness of the registration of such shares pursuant to a registration statement on Form F-4 (see notes 4(p) and 5(l)).

3.      Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The historical financial information of Prospector has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed consolidated financial information. No adjustments were required to convert the Prospector financial statements from U.S. GAAP to IFRS for purposes of the consolidated unaudited pro forma financial information, except to classify Prospector Class A Shares subject to possible redemption, the Prospector Convertible Promissory Note and the Prospector Warrants as current liabilities under IFRS. The adjustments presented in the unaudited pro forma condensed consolidated financial information have been identified and presented to provide relevant information necessary for the Transaction.

Additionally, the historical financial information of Prospector was presented in US dollars. The statement of financial position as at June 30, 2023 was translated at a spot exchange rate of C$1.3248 = US$1.00. The statement of loss for the nine months ended June 30, 2023 was translated at the average exchange rate of C$1.3507 = US$1.00, and the statement of loss for the year ended September 30, 2022 was translated at the average exchange rate of C$1.2774 = US$1.00.

The table below presents Prospector’s statement of financial position as at June 30, 2023, converted in Canadian dollars and including adjustments for US GAAP to IFRS conversion.

Prospectors’ Statement of Financial Position as at June 30, 2023

	in US$	Foreign Exchange Rate	in C$	Adjustments for US GAAP to IFRS Conversion	Note	in C$ under IFRS
ASSETS
CURRENT ASSETS
Cash	99,753	1.3248	132,153			132,153
Prepaid expenses	48,333	1.3248	64,032			64,032
Total current assets	148,086		196,185			196,185

NON-CURRENT ASSETS
Investment held in Trust Account	23,462,429	1.3248	31,083,026			31,083,026
Total assets	23,610,515		31,279,211			31,279,211

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	4,842,210	1.3248	6,414,960			6,414,960
Due to Sponsor	199	1.3248	264			264
Convertible Promissory Note – Related party	—		—	1,422,336		1,422,336
Liability classified warrants	—		—	2,543,616		2,543,616
Class A ordinary shares subject to possible redemption	—		—	31,083,026		31,083,026
Total current liabilities	4,842,409		6,415,224			41,464,202

NON-CURRENT LIABILITIES
Warrant liability	1,920,000	1.3248	2,543,616	(2,543,616)		—
Convertible Promissory Note – Related party	1,073,623	1.3248	1,422,336	(1,422,336)		—
Total liabilities	7,836,032		10,381,176			41,464,202

COMMITMENTS AND CONTINGENCIES
Prospector Class A Shares subject to possible redemption	23,462,429	1.3248	31,083,026	(31,083,026)		—

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Prospector Class B Shares	813	1.3248	1,077	—		1,077
Deficit	(7,688,759)	1.3248	(10,186,068)	—		(10,186,068)
Total shareholders’ equity (deficiency)	(7,687,946)		(10,184,991)			(10,184,991)
Total liabilities and shareholders’ equity (deficiency)	23,610,515		31,279,211			31,279,211

The table below presents the construction of Prospector’s statement of net loss for the nine months ended June 30, 2023, converted in Canadian dollars.

Prospector’s statement of net loss for the nine months ended June 30, 2023

	Year ended December 31, 2022	Nine months ended September 30, 2022	Six months ended June 30, 2023	Nine months ended June 30, 2023 (in US$)	Foreign Exchange Rate	Nine months ended June 30, 2023 (in C$)
Formation and operating costs	1,000,636	690,133	4,841,239	5,151,742	1.3507	6,958,458
Loss from operations	(1,000,636)	(690,133)	(4,841,239)	(5,151,742)		(6,958,458)

Other income
Change in fair value of warrant liability	—	—	800,000	800,000	1.3507	1,080,560
Interest earned on investments held in Trust Account	(4,764,441)	(1,958,356)	(1,299,042)	(4,105,127)	1.3507	(5,544,795)
Total other (income) costs	(4,764,441)	(1,958,356)	(499,042)	(3,305,127)		(4,464,795)
Net income (loss)	3,763,805	1,268,223	(4,342,197)	(1,846,615)		(2,494,223)

The table below presents the construction of the year ended September 30, 2022 for Prospector’s statement of net loss, converted in Canadian dollars.

Prospector’s statement of net loss for the year ended September 30, 2022

	Year ended December 31, 2021	Nine months ended September 30, 2021	Nine months ended September 30, 2022	Year ended September 30, 2022 (in US$)	Foreign Exchange Rate	Year ended September 30, 2022 (in C$)
Formation and operating costs	1,429,293	1,117,795	690,133	1,001,631	1.2774	1,279,483
Loss from operations	(1,429,293)	(1,117,795)	(690,133)	(1,001,631)		(1,279,483)

Other income costs
Change in fair value of warrant liabilities	2,993,334	2,993,334	—	—	1.2774	—
Interest earned on investments held in Trust Account	(19,293)	(13,624)	(1,958,356)	(1,964,025)	1.2774	(2,508,846)
Total other (income) costs	2,974,041	2,979,710	(1,958,356)	(1,964,025)		(2,508,846)
Net income (loss)	(4,403,334)	(4,097,505)	1,268,223	962,394		1,229,363

4.      Adjustments to the Pro Forma Condensed Consolidated Statement of Financial Position

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)     Derived from the consolidated statement of financial position of LeddarTech Inc. as at June 30, 2023.

Pro forma Transaction Accounting Adjustments

(b)    Stock exchange listing service received in accordance with IFRS 2

         To reflect the preliminary estimated expense recognized for the stock exchange listing service received, in accordance with IFRS 2, for the excess of the fair value of the Surviving Company Common Shares issued to Prospector shareholders and the fair value of Prospector’s identifiable net assets at the date of the Business Combination.

i.       The net assets of Prospector are included at their fair value and are comprised of:

	No Redemption Scenario	Maximum Redemption Scenario
	$	$
Cash	31,214,915	131,889
Prepaid expenses	64,032	64,032
Accounts payable and accrued liabilities	(6,414,960)	(6,414,960)
Liability classified warrants(1)	(1,105,935)	(1,105,935)
Liability classified Vesting Sponsor Warrants(2)	(99,167)	(99,167)
Net assets	23,658,885	(7,424,141)

____________

(1)      The 15,799,082 Surviving Company Warrants to be issued to Prospector warrant holders under the Business Combination entitle the holders to purchase one Surviving Company Common Share at an exercise price of US$11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement. These warrants replace the 10,833,333 Public Warrants, 4,250,000 Private Placement Warrants and 715,749 warrants from the exercise of the conversion option of the Prospector Convertible Promissory Note. The assumption of the exercise of the right to convert under the Prospector Convertible Promissory Note is based in intentions expressed by the holder. For purposes of the unaudited pro forma condensed consolidated financial information, the fair value of the Surviving Company Warrants has been determined to be $0.07 (US$0.05) per warrant based on the November 16, 2023 trading price of the Prospector Public Warrants. The ultimate accounting for the Business Combination will value the Surviving Company Public Warrants at the market price of the Prospector Warrants immediately prior to the Closing.

(2)      The 1,416,667 Surviving Company Vesting Sponsor Warrants to be issued to the Sponsor under the Business Combination entitle the holders to purchase one Surviving Company Common Share at an exercise price of US$11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement, and will be subject to a seven-year earn-out pursuant to which such Vesting Sponsor Warrants will vest in equal thirds upon the volume weighted average price of the Surviving Company’s common shares exceeding US$12.00, US$14.00 and US$16.00, respectively, for any 20 trading days within any consecutive 30 trading day period commencing at least 150 days following the Closing. For purposes of the unaudited pro forma condensed consolidated financial information, the fair value of the Surviving Company Vesting Sponsor Warrants has been determined to be $0.07 (US$0.05) per warrant based on the November 16, 2023 trading price of the Prospector Public Warrants. The ultimate accounting for the Business Combination will value the Surviving Company Public Warrants at the market price of the Prospector Warrants immediately prior to the Closing.

ii.      The fair value of the consideration issued was determined as follows:

		No Redemption Scenario		Maximum Redemption Scenario
	Fair value	Quantity	Total Consideration	Quantity	Total Consideration
Surviving Company Common Shares in exchange for Prospector Class A Common Shares subject to possible redemption (after dividend of one share per non redeemed Class A common share)	$13.25	4,388,112	$58,142,484	—	$—
Surviving Company Common Shares in exchange for Prospector Sponsor Class A Shares	13.25	6,093,750	80,742,188	6,093,750	80,742,188
Surviving Company Sponsor Class A Non-voting Special Shares in exchange for Prospector Sponsor Non-Voting Special Shares(1)	9.88	2,031,250	20,068,750	2,031,250	20,068,750
			$158,953,422		$100,810,938

____________

(1)      For purposes of the pro forma financial information, the fair value of the Surviving Company Class A Non-voting Special Shares is $9.88 (US$7.45), using an option pricing model that considers the vesting terms of the of the instrument issued.

iii.     The difference between the fair value of consideration attributed to Prospector and the estimated fair value of the net assets of Prospector amounts will be accounted for as a listing expense and recognized in the consolidated statement of net loss of LeddarTech in the period in which the Business Combination (including related transactions and adjustments for other material events) closes. The adjustment has been recognized as an increase of the deficit in the pro forma condensed consolidated statement of financial position. The adjustment is not expected to have a continuing effect on the operating results of the Surviving Company.

	No Redemption Scenario	Maximum Redemption Scenario
Listing fee	$135,294,537	$108,235,079

iv.      For purposes of the pro forma condensed consolidated statement of financial position, the shareholders’ equity of Prospector, is eliminated:

	No Redemption Scenario	Maximum Redemption Scenario
Class A ordinary shares subject to possible redemption	$31,083,026	$—
Class B ordinary shares	1,077	1,077
Deficit	(10,186,068)	(10,186,068)

The fair value of the consideration issued is estimated based on a negotiated share price of US$10.00. The actual fair value of the Business Combination consideration will depend on the market price of Prospector Class A Shares immediately prior to completion of the Business Combination. The market price of the Prospector Class A Shares at that time is expected to be influenced by a number of factors that are outside the control of the Company, included but not limited to the market’s perception of the Business Combination, the reaction of the market to the additional Prospector Class A Share issued to each Prospector Non-Redeeming Shareholder for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder, the conversion of the Sponsor Shares into Surviving Company Common Shares, uncertainty at the time of preparation of the accompanying unaudited pro forma condensed consolidated financial information concerning additional PIPE Financing to be raised and other developments that could arise between the filing of this proxy statement/prospectus and the Closing. For illustrative purposes, if the fair value of the net assets acquired and consideration issued was estimated based on a share price of US$5.00, the potential effect would be a reduction of the consideration issued of $77.8 million under the no redemption scenario and $48.7 million under the maximum redemption scenario with an equivalent decrease of the listing fees.

(c)     Subsequent to June 30, 2023, the Company issued Tranche A-2 Notes in the aggregate principal amount of US$0.34 million, and for each US$100 of Tranche A-2 Note, 2.75 Tranche A-2 PIPE Warrants were issued. Pursuant to an amendment to the Subscription Agreement dated October 30, 2023, Tranche B-1 of the PIPE Financing in the aggregate principal amount of US$4.1 million was issued on October 31, 2023, and for each US$100 of Tranche B-1 Note, 0.6 Tranche B-1 PIPE Warrant was issued. Each Tranche B-1 PIPE Warrant entitles the holder to purchase Class D-1 Preferred Shares at US$0.01 per share prior to reclassification of LeddarTech’s share capital into Surviving Company Common Shares (see note 4(l)). Issuance of the remaining US$17.9 million Tranche B-2 Notes is contingent upon, among other things, the substantially concurrent consummation of the Business Combination.

         The anticipated accounting for the Tranche A-2 Notes and Tranche B Notes of the PIPE Financing is recognized based on the estimated fair value of the instruments issued. The consideration is allocated to the instruments based on their relative fair value. The freestanding financial instruments received by the Tranche A-2 PIPE Investors and the Tranche B PIPE Investors (together, the “Additional PIPE Investors”)

consist of the Tranche A-2 PIPE Warrants, the Tranche B-1 PIPE Warrants (together with the “Tranche A-2 PIPE Warrants, the “Additional PIPE Warrants”), the Tranche A-2 Notes and the Tranche B Notes. The fair value of the Tranche A-2 Notes and Tranche B Notes include values attributable to holder conversion option to receive Surviving Company Common Shares at a conversion price of US$10.00 per share. From the total consideration, estimated at $29,597,436 (US$22,341,060) net of transaction costs of $264,523, $23,163,048 was allocated to the debt portion, $147,987 to the liability classified conversion option, and $6,021,878 to the 33,677 Additional PIPE Warrants. It is not known what the fair value of the components will be at time of the Closing. For pro forma purposes we have assumed a fair value of the components by valuing the warrants and the conversion option in the notes using a valuation model and a negotiated Surviving Company share price of US$10.00 per Surviving Company Common Share and the residual amount of the proceeds is the assumed fair value of the debt resulting in an effective rate on the debt of 16.84%. For illustrative purpose, if the Surviving Company Common Shares issuable to the Additional PIPE Investors have been valued at US$5.00 per share, from the total consideration the initial fair value and allocation of consideration would have been $26,173,987 to the debt portion, $147,987 to the liability classified conversion option, and $3,010,939 to the 33,677 Additional PIPE Warrants.

(d)    To reflect the release of $31,083,026 from the Trust Account to cash upon the completion of the Business Combination, assuming no Prospector Class A shareholders exercise their rights to have their ordinary shares redeemed for their pro rata share of the Trust Account.

(e)     To reflect, in the No Redemption Scenario, the repayment of $11,342,915 of the Desjardins Credit Facility on the date of the Business Combination of an amount corresponding to 100% of the net cash or cash equivalents which are in excess of $19,872,000 (US$15,000,000) (before giving effect to the Desjardins Facility October 2023 Amendments) which then forms part of the cash remaining in the Trust Account at the time of the Business Combination.

(f)     To reflect the repayment of $331,551 (US$250,265) of the Desjardins Credit Facility on the date of the Business Combination of an amount corresponding to 25% (before giving effect to the Desjardins Facility October 2023 Amendments) of the amount raised in excess of $56,966,400 (US$43,000,000).

(g)    To reflect the exchange of the LeddarTech M-Option for an option to purchase 18,647 options of Surviving Company Common Shares.

(h)    To reflect the exercise of 33,677 PIPE Warrants to purchase 33,677 Class D-1 Preferred Shares by PIPE Investors in the Additional PIPE Financing, for a total exercise price of $446 (US$337). This assumes that all Additional PIPE Investors would exercise their warrants.

(i)     To reflect the purchase by LeddarTech of the non-controlling interest in VayaVision for an aggregate purchase price of $104,385 by the issuance of 66,550 Company Common Shares after payment of estimated withholding tax of $31,208.

(j)     To reflect the automatic acceleration of vesting of LeddarTech’s outstanding unvested shares options as of June 30, 2023. Unvested share-based compensation expense at June 30, 2023 is $1,316,810 and any share-based compensation expense recognized in the historical financial statements is not adjusted. Then all options are cancelled for no consideration. Upon cancellation, the remaining balance in the equity reserve was reclassified to deficit in the amount of $31,779,310.

(k)    To reflect the conversion of the Company Preferred Shares into Company Common Shares and the exchange of the resulting Company Common Shares into Surviving Company Common Shares.

Shares	Number of LeddarTech Inc. shares as of June 30, 2023	Issuance between June 30, 2023 and date of this prospectus/ proxy	Conversion ratio into common shares		Number of LeddarTech Inc. common shares assumed outstanding prior to the closing of the Business Combination
Common	167,608	66,550	1:1		234,158
Class A preferred	1,230,291	—	1.099:1		1,352,121
Class B preferred	1,296,922	—	1.099:1		1,425,350
Class C preferred	2,069,741	—	1.099:1		2,274,697
Class D-1 preferred	744,107		177.379:1	(1)	131,988,668
Class D-1 preferred held by PIPE Investors pursuant to exercise of PIPE Warrants	595,648	33,677	161.959:1	(1)	101,924,948
Class D-2 preferred	635,327	—	1.260:1		800,337
Total Number of LeddarTech Inc. common shares assumed outstanding prior to the closing of the Business Combination					240,000,279
Assumed LeddarTech Inc. Exchange Ratio					0.083333
Estimated New LeddarTech common shares issued to LeddarTech shareholders upon closing of the Business Combination					20,000,000

____________

(1)      For purposes of the pro forma condensed consolidated financial information, the conversion ratio into common shares for Class D-1 Preferred Shares was adjusted to incorporate the effect of the preferential dividend from the date of issuance to the expected closing of the Business Combination.

(l)     To reflect the distribution of 5,000,000 Surviving Company Earnout Non-Voting Special Shares (Class B through Class F) to existing shareholders of LeddarTech accounted for as a dividend-in-kind. The Surviving Company Earnout Non-Voting Special Shares are valued at per share amounts ranging from $7.42 (US$5.60) to $11.62 (US$8.77) based on option pricing models that considers the vesting terms of the instruments issued.

The fair value based on the option pricing models used to value the Surviving Company Earnout Non-Voting Special Shares is highly influenced by the market price of the Surviving Company Common Shares when the Transaction is completed. For purposes of the unaudited pro forma condensed consolidated financial information, US$10.00 per Surviving Company Common Share has been used. For illustrative purpose, using a market price of US$5.00 per share would have decreased the value of the distribution by $19.7 million.

(m)   To reflect, in the Maximum Redemption Scenario, the assumption that Prospector Class A Shareholders exercise their redemption rights with respect to a maximum of 2,194,056 Prospector Class A Shares subject to possible redemption prior to the consummation of the Business Combination for $31,083,026 in cash, using the redemption amount at June 30, 2023, per Prospector’s financial statements.

(n)    To reflect the repayments of Prospector’s amount payable to Sponsor.

(o)    To reflect the payment of $5,665,909 estimated non-recurring incremental transaction costs of LeddarTech, including banking, printing, legal and accounting services which are incremental cost of the Business Combination payable in cash. No costs were recorded as deferred costs as of June 30, 2023. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transactions. The transaction is not expected to have a recurring impact.

(p)    To reflect estimated non-recurring incremental transaction costs of LeddarTech, which are incremental cost of the Business Combination, payable in Surviving Company Common Shares equal to the dollar value $927,360 (US$700,000) which shall be issued to an existing LeddarTech service provider no earlier than thirty days and no later than sixty days following the effectiveness of the registration of such shares pursuant to a registration statement on Form F-4. No costs were recorded as deferred costs as of June 30, 2023. The transaction is not expected to have a recurring impact.

(q)    To reflect Prospector’s estimated incremental advisory, legal, accounting, and other professional fees of $5,193,216 related to the Business Combination that are not recorded in its June 30, 2023 financial statements as an increase to general and administrative expense as if the transactions had occurred on June 30, 2023. The transaction is not expected to have a recurring impact.

5.      Adjustments to the Pro Forma Condensed Consolidated Statement of loss for the year ended September 30, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)     Derived from the consolidated statement of loss and comprehensive loss of LeddarTech Inc. for the year ended September 30, 2022.

Pro forma Transaction Accounting Adjustments

(b)    To reflect the preliminary estimated expense recognized for the stock exchange listing service received, in accordance with IFRS 2, for the excess of the fair value of the Surviving Company Common Shares issued to Prospector shareholders and the fair value of Prospector’s identifiable net assets at the date of the Business Combination. The adjustment is not expected to have a continuing effect on the operating results of the Surviving Company (see note 4(b)).

(c)     To reflect pro forma interest expense of $7,812,154 on the PIPE Financing.

(d)    To reflect pro forma incremental interest of $481,959 resulting from the substantial modification of the IQ Loan Agreement.

(e)     To reflect pro forma interest savings of $1,412,927 in the No Redemptions Scenario and $40,127 in the Maximum Redemption Scenario resulting from the repayment of the Desjardins Credit Facility which requires that 100% of the cash acquired from Prospector (i.e., the cash remaining in the Prospector Trust Account at the time of the Business Combination) in excess of US$15.0 million (prior to giving effect to the Desjardins Facility October 2023 Amendments) to be used to repay the Desjardins Credit Facility upon the completion of the Business Combination.

(f)     To reflect the elimination of investment income of $2,508,846 related to the investments held in the Trust Account as if the Business Combination had occurred on October 1, 2021, in the Maximum Redemption Scenario, using the assumption that Prospector Class A Shareholders exercise their redemption rights with respect to a maximum of 2,194,056 Prospector Class A Shares subject to possible redemption, and in the No Redemption Scenario, the release of $31,083,026 from the Trust Account to cash upon the completion of the Business Combination. The transaction is not expected to have a recurring impact.

(g)    To reflect the purchase by LeddarTech of the non-controlling interest in VayaVision.

(h)    To reflect the automatic acceleration of vesting of LeddarTech’s outstanding unvested shares options cancelled for no consideration. The transaction is not expected to have a recurring impact. Refer to note 5(i) for estimated share-based compensation to be issued under the Incentive Plan.

(i)     To reflect the estimated share-based compensation expense to be issued under the Incentive Plan as if a grant of 845,000 options and 1,755,000 RSUs and PSUs was made concurrently to the Business Combination.

The weighted average fair value of options and RSUs and PSUs granted during the year was $9.44 (US$7.12) and $13.25 (US$10.00), respectively. The fair value of each granted option and RSUs and PSUs was determined using the Black-Scholes option pricing model and the following weighted average assumptions:

	Options	RSUs and PSUs
Fair value of the underlying share	US$10.00	US$10.00
Exercise price	US$10.00	—
Risk-free interest rate	2.94%	2.94%
Expected volatility	80.4%	80.4%
Weighted average expected life	6.25 years	6.25 years
Dividend yield	0%	0%

The expected life of the stock options is based on current expectations and the expected volatility reflects the assumption that the historical or implied volatility of similar listed entities over a period similar to the life of the options is indicative of future trends. These assumptions may not necessarily be the actual outcome.

The fair value based on the option pricing models used to value the share-based compensation expense under the Incentive Plan is highly influenced by the market price of the Surviving Company Common Shares when the Transaction is completed. For purposes of the unaudited pro forma condensed consolidated financial information, US$10.00 per Surviving Company Common Share has been used. For illustrative purpose, using a market price of US$5.00 per share would have decreased the share-based compensation expense by $7.8 million.

(j)     To reflect an adjustment to recognize $3,000,000 of general and administrative expense related to the new D&O insurance policy of LeddarTech that is required to be purchased and maintained for a period of six years pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the Business Combination.

(k)    To reflect the payment of $5,665,909 estimated non-recurring incremental transaction costs of LeddarTech, including banking, printing, legal and accounting services which are incremental cost of the Business Combination payable in cash. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transactions. The transaction is not expected to have a recurring impact.

(l)     To reflect estimated non-recurring incremental transaction costs of LeddarTech, which are incremental cost of the Business Combination, payable in Surviving Company Common Shares equal to the dollar value $927,360 (US$700,000) which shall be issued to an existing LeddarTech service provider no earlier than thirty days and no later than sixty days following the effectiveness of the registration of such shares pursuant to a registration statement on Form F-4. The transaction is not expected to have a recurring impact.

(m)   To reflect Prospector’s estimated incremental advisory, legal, accounting, and other professional fees of $5,193,216 related to the Business Combination. The transaction is not expected to have a recurring impact.

6.      Adjustments to the Pro Forma Condensed Consolidated Statement of loss for the nine months ended June 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)     Derived from the consolidated statement of loss and comprehensive loss of LeddarTech Inc. for the three and nine months ended June 30, 2023.

Pro forma Transaction Accounting Adjustments

(b)    To reflect pro forma interest expense of $7,502,464 on the PIPE Financing.

(c)     To reflect pro forma incremental interest of $502,797 resulting from the substantial modification of the IQ Loan Agreement.

(d)    To reflect pro forma interest savings of $1,346,429 in the No Redemptions Scenario and $38,238 in the Maximum Redemption Scenario resulting from the repayment of the Desjardins Credit Facility, which requires that 100% of the cash acquired from Prospector (i.e., the cash remaining in the Prospector Trust Account at the time of the Business Combination) in excess of US$15.0 million (before giving effect to the Desjardins Facility October 2023 Amendments) to be used to repay the Desjardins Credit Facility upon the completion of the Business Combination.

(e)     To reflect the elimination of investment income of $5,544,795 related to the investments held in the Trust Account as if the Business Combination had occurred on October 1, 2021, in the Maximum Redemption Scenario, using the assumption that Prospector Class A Shareholders exercise their redemption rights with respect to a maximum of 2,194,056 Prospector Class A Shares subject to possible redemption, and in the No Redemption Scenario, the release of $31,083,026 from the Trust Account to cash upon the completion of the Business Combination.

(f)     To reflect the purchase by LeddarTech of the non-controlling interest in VayaVision.

(g)    To reflect the elimination of the share-based compensation expense due to the automatic acceleration of vesting and cancellation of LeddarTech’s outstanding unvested shares options as if the Business Combination occurred on October 1, 2021 (see note 5(h) for the expense related to the automatic acceleration of vesting of LeddarTech’s outstanding unvested shares options cancelled and note 6(h) for estimated share-based compensation to be issued under the Incentive Plan).

(h)    To reflect the estimated share-based compensation expense to be issued under the Incentive Plan as if a grant of 845,000 options and 1,755,000 RSUs and PSUs was made concurrently to the Business Combination (see note 5(i)).

The weighted average fair value of options and RSUs and PSUs granted during the year was $9.44 (US$7.12) and $13.25 (US$10.00), respectively. The fair value of each granted option and RSUS and PSUs was determined using the Black-Scholes option pricing model and the following weighted average assumptions:

	Options	RSUs and PSUs
Fair value of the underlying share	US$10.00	US$10.00
Exercise price	US$10.00	—
Risk-free interest rate	2.94%	2.94%
Expected volatility	80.4%	80.4%
Weighted average expected life	6.25 years	6.25 years
Dividend yield	0%	0%

The expected life of the stock options is based on current expectations and the expected volatility reflects the assumption that the historical or implied volatility of similar listed entities over a period similar to the life of the options is indicative of future trends. These assumptions may not necessarily be the actual outcome.

The fair value based on the option pricing models used to value the share-based compensation expense under the Incentive Plan is highly influenced by the market price of the Surviving Company Common Shares when the Transaction is completed. For purposes of the unaudited pro forma condensed consolidated financial information, US$10.00 per Surviving Company Common Share has been used. For illustrative purpose, using a market price of US$5.00 per share would have decreased the share-based compensation expense by $3.2 million.

(i)     To reflect an adjustment to recognize $2,250,000 of general and administrative expense related to the new D&O insurance policy of LeddarTech that is required to be purchased and maintained for a period of six years pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the Business Combination.

7.      Pro forma loss per share

For purposes of the unaudited pro forma condensed consolidated financial information, the pro forma loss per share figures have been calculated using the pro forma weighted average number of Surviving Company Common Shares which would have been outstanding for the nine months ended June 30, 2023 and year ended September 30, 2022, assuming the completion of the Business Combination, related transactions and adjustments for other material events, on October 1, 2021.

Basic and diluted net loss per share is calculated by dividing the net loss for the period by the pro forma weighted average number of Surviving Company Common Shares that would have been outstanding during the period using the treasury stock method. The weighted average number of common shares was determined by taking the historical weighted average number of Company Common Shares and adjusting for the shares issued under the Business Combination, related transactions and adjustments for other material events:

	For the year ended September 30, 2022		For the nine months ended June 30, 2023
	No Redemption Scenario	Maximum Redemption Scenario	No Redemption Scenario	Maximum Redemption Scenario
Net loss	(250,251,298)	(224,564,640)	(60,819,685)	(62,127,876)
Basic and diluted weighted average number of common shares outstanding	30,481,862	26,093,750	30,481,862	26,093,750
Loss per share – basic and diluted	(8.21)	(8.61)	(2.00)	(2.38)
	For the year ended September 30, 2022		For the nine months ended June 30, 2023
	No Redemption Scenario	Maximum Redemption Scenario	No Redemption Scenario	Maximum Redemption Scenario
Surviving Company Common Shares owned by LeddarTech shareholders	20,000,000	20,000,000	20,000,000	20,000,000
Surviving Company Common Shares owned by Prospector shareholders	4,388,112	—	4,388,112	—
Surviving Company Common Shares owned by Prospector Sponsor	6,093,750	6,093,750	6,093,750	6,093,750
Total weighted average number of Surviving Company Common Shares outstanding	30,481,862	26,093,750	30,481,862	26,093,750

The effect of dilution from outstanding convertible debt and warrants were excluded from the calculation of the weighted average number of Surviving Company Common Shares for pro forma diluted loss per common share for the nine months ended June 30, 2023 and for the year ended September 30, 2022 as they are antidilutive.

	For the year ended September 30, 2022		For the nine months ended June 30, 2023
	No Redemption Scenario	Maximum Redemption Scenario	No Redemption Scenario	Maximum Redemption Scenario
Convertible debt	4,400,106	4,400,106	4,400,106	4,400,106
IQ Warrants	13,890	13,890	13,890	13,890
Surviving Company warrants owned by Prospector shareholders	10,833,333	10,833,333	10,833,333	10,833,333
Surviving Company warrants owned by Sponsor	4,250,000	4,250,000	4,250,000	4,250,000
Surviving Company Options issued in exchange for LeddarTech M-Options	18,647	18,647	18,647	18,647
Surviving Company Warrants issued upon the conversion of Prospector Convertible Promissory Note	715,749	715,749	715,749	715,749
Options granted under the Incentive Plan	845,000	845,000	845,000	845,000
RSUs and PSUs granted under the Incentive Plan	1,755,000	1,755,000	1,755,000	1,755,000
Vesting Sponsor Warrants issued in exchange for 25% of Prospector Private Placement Warrants	1,416,667	1,416,667	1,416,667	1,416,667
Class A Non-Voting Special Shares held by Prospector Sponsor Shareholders	2,031,250	2,031,250	2,031,250	2,031,250
Class B to F Non-Voting Special Shares held by current LeddarTech shareholders	5,000,000	5,000,000	5,000,000	5,000,000

COMPARATIVE SHARE INFORMATION

The following tables sets forth:

•        historical per share information of Prospector as of and for the six months ended June 30, 2023 (unaudited) and as of December 31, 2022 and for the year then ended;

•        historical per share information of LeddarTech as of and for the nine months ended June 30, 2023 and for the year ended September 30, 2022; and

•        unaudited pro forma per share information of the Surviving Company as of and for year ended September 30, 2022 after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•        No Redemption Scenario:    This scenario assumes that no Prospector Class A Shares are redeemed; and

•        Maximum Redemption Scenario:    This scenario assumes that 2,194,056 Prospector Class A Shares, or 100% of the outstanding Prospector Class A Shares, are redeemed, resulting in an aggregate payment of US$23.2 million ($31.4 million), including a pro rata portion of interest accrued on the Trust Account, out of the Trust Account, and that the fair value of the marketable securities held in the Trust Account following such redemption along with the proceeds from the PIPE Financing are sufficient to satisfy the Minimum Proceeds Condition pursuant to the terms of the Business Combination Agreement. If the Minimum Proceeds Condition is not met (or waived), then Prospector and or the selling shareholders (as applicable) may elect not to consummate the Business Combination or redeem any Prospector Class A Shares submitted for redemption will be returned to the holders thereof.

The pro forma net income (loss) per share information reflect the Business Combination contemplated by the Business Combination Agreement as if it had occurred on October 1, 2021.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of Prospector and LeddarTech, and the accompanying notes to such financials statements, that are included in this proxy statement/prospectus. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact the Surviving Company’s financial condition include risks that effect LeddarTech’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	Historical(5)		Pro forma(5)
	Prospector(3)	LeddarTech(4)	No Redemptions Scenario	Maximum Redemptions Scenario
Book value per common share at June 30, 2023(1)	$(4.64)	$49.15	$1.09	$0.08
Net loss per share:
Year end
Net income (loss) per common share – basic and diluted(2)	$0.12	(513.80)	$(8.21)	$(8.61)
Weighted average shares outstanding	32,500,000	134,913	30,481,862	26,093,750
Quarter ended June 30, 2023(2)
Net income (loss) per common share – basic and diluted(2)	$(0.70)	$(218.14)	$(2.00)	$(2.38)
Weighted average shares outstanding	6,212,524	167,610	30,481,862	26,093,750

____________

(1)      Book value per common share is calculated as total equity divided by:

•        Prospector Class A Shares outstanding at June 30, 2023;

•        Number of LeddarTech Inc. common shares outstanding at June 30, 2023; and

•        For the Surviving Company, the number of common shares is based on the applicable redemption scenario.

(2)      Net income per common share is based on:

•        Weighted average number of Prospector Class A Shares outstanding for the year ended December 31, 2022 and for the six months ended June 30, 2023 for Prospector;

•        Weighted average number of common shares outstanding for the year ended September 30, 2022 and for the nine months ended June 30, 2023 for LeddarTech; and

•        For the Surviving Company, the number of common shares is based on the applicable redemption scenario.

(3)      Historical per share information of Prospector is presented as of and for the year ended December 31, 2022 and for the six months ended June 30, 2023.

(4)      Historical per share information of LeddarTech is presented as of and for the year ended September 30, 2022 and for the nine months ended June 30, 2023.

(5)      Prospector historical data adjusted in order to be presented in accordance with IFRS. LeddarTech historical data is presented in accordance with IFRS. The pro forma data is presented in accordance with IFRS. Historical and pro forma per share amounts are presented in Canadian dollars. For further information regarding the pro forma information and adjustments related thereto, see “Unaudited Pro Forma Condensed Combined Financial Information.”

THE EXTRAORDINARY GENERAL MEETING OF PROSPECTOR SHAREHOLDERS

The Prospector Extraordinary General Meeting

Prospector is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by its board of directors for use at the EGM to be held on December 13, 2023, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Prospector’s shareholders on or about December 4, 2023. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the EGM.

Date, Time and Place of the Extraordinary General Meeting

The EGM of Prospector will be held at 10:00 a.m., Eastern time, on December 13, 2023, for the purpose of considering and voting upon the Shareholder Proposals described herein. While as a matter of Cayman Islands law Prospector is required to have a physical location for the meeting, Prospector is pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for Prospector and Prospector shareholders. For the purposes of the Articles, the physical place of the meeting will be 1221 Avenue of the Americas, New York, NY 10020. Prospector’s shareholders will be able to attend, vote their shares, and submit questions during the EGM in person or virtually via a live audio webcast. In order to attend the meeting virtually, you must pre-register at the following website: https://www.cstproxy.com/prospectorcapital/egm2023. To pre-register, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. If a shareholder does not attend the EGM (virtually or in person) or appoint a proxy, such shares will not be counted for the purposes of any vote.

Purpose of the Extraordinary General Meeting

At the EGM, Prospector will ask the Prospector shareholders:

•        To consider and vote upon the Business Combination Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

•        To consider and vote upon the Prospector Authorized Share Capital Proposal;

•        To consider and vote upon the A&R Prospector Governing Documents Proposal;

•        To consider and vote upon the Continuance Proposal;

•        To consider and vote upon the Amalgamation Proposal;

•        To consider and vote upon the AmalCo Governing Documents Proposal; and

•        To consider and vote upon the Adjournment Proposal, if it is presented at the EGM.

Recommendation of the Prospector Board of Directors

Prospector’s board of directors believes that each of the foregoing proposals to be presented at the EGM is in the best interests of Prospector and its shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.

When you consider the recommendation of Prospector’s board of directors in favor of approval of each of the proposals to be presented at the EGM, you should keep in mind that certain of Prospector’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. See the section entitled “The Business Combination — Interests of Prospector’s Directors and Officers in the Business Combination.”

Record Date and Voting

You will be entitled to vote or direct votes to be cast at the EGM if you owned Prospector Shares at the close of business on November 14, 2023, which is the Record Date for the EGM. You are entitled to one vote for each Prospector Share that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares or warrants you beneficially own are properly counted. On the Record Date, there were 10,319,056 Prospector Shares outstanding, of which 2,194,056 are Prospector Class A Shares and 8,125,000 are Prospector Class B Shares held by the Sponsor.

The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. Prospector’s issued and outstanding warrants do not have voting rights at the EGM.

Voting Your Shares

Each Prospector Share that you own in your name entitles you to one vote on each of the proposals presented at the EGM. Your proxy card shows the number of Prospector Shares that you own. There are several ways to vote your shares: shareholders:

•        If you are a record holder, you can vote your shares by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Prospector Shares will be voted as recommended by Prospector’s board of directors. With respect to proposals for the EGM, that means: “FOR” the Business Combination Proposal, “FOR” the Prospector Authorized Share Capital Proposal, “FOR” the A&R Prospector Governing Documents Proposal, “FOR” the Continuance Proposal, “FOR” the Amalgamation Proposal, “FOR” the AmalCo Governing Documents Proposal and “FOR” the Adjournment Proposal.

•        If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the EGM.

•        You can virtually attend the EGM and vote online even if you have previously voted by submitting a proxy as described above. You will be able to virtually attend, vote your shares and submit questions during the EGM via a live audio webcast by pre-registering at https://www.cstproxy.com/prospectorcapital/egm2023. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. However, if your shares are held in the name of your broker, bank or other nominee, you must get a legal proxy from the broker, bank or other nominee. That is the only way Prospector can be sure that the broker, bank or nominee has not already voted your shares. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Continental Stock Transfer & Trust Company contact information is as follows: 917-262-2373, or email proxy@continentalstock.com. Please allow up to 72 hours prior to the meeting for processing your control number.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of Prospector Shares, you may contact Prospector’s proxy solicitor:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Toll free: (800) 662-5200
Tel: (203) 658-9400
Email: PRSR.info@investor.morrowsodali.com

Quorum and Vote Required for the Proposals

A quorum of Prospector’s shareholders is necessary to hold a valid meeting. A quorum will be present at the EGM if a majority of the Prospector Shares held by individuals are present in person, virtually or by proxy (or if held by a corporation or other non-natural person, by its duly authorized representative or proxy). As of the Record Date for the EGM, 5,159,529 Prospector Shares would be required to achieve a quorum.

Approval of each of the Business Combination Proposal, the Prospector Authorized Share Capital Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of Prospector. Approval of each of the A&R Prospector Governing Documents Proposal, the Continuance Proposal, the Amalgamation Proposal and the AmalCo Governing Documents Proposal requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of Prospector.

The Closing of the Business Combination is conditioned on the approval of each of the proposals at the EGM, except for the Adjournment Proposal. In addition, each of the other proposals (other than the Adjournment Proposal), is conditioned on the approval of all other proposals at the EGM, except for the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal at the EGM.

As of the Record Date, the Sponsor beneficially owned an aggregate of approximately 78.7% of the outstanding shares of Prospector Shares. The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Prospector Class A Shares. As a result, we would not need any additional Prospector Class A Shares to be voted in favor of the Shareholder Proposals to have the Shareholder Proposals, including the Business Combination Proposal, approved.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Prospector believes that the Business Combination Proposal, Continuance Proposal, Amalgamation Proposal and AmalCo Governing Documents Proposal will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares on such proposals without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares or warrants is referred to as a “broker non-vote”.

If a shareholder fails to attend virtually or in person at the EGM or fails to submit a valid proxy (or have its broker or other nominee submit one on its behalf), such shares will not be counted for the purposes of establishing a quorum. If a shareholder does not attend the EGM (virtually or in person) or appoint a proxy, such shares will not be counted for the purposes of any vote. Abstentions, shares represented at the EGM online or by proxy but not voted on one or more proposals, or a broker non-vote, so long as the shareholder has given the broker or other nominee voting instructions on at least one of the proposals in this proxy statement/prospectus, will each count as present for the purposes of establishing a quorum. However, neither a shareholder’s failure to vote online or by proxy, a broker non-vote nor an abstention will be considered a vote cast at the EGM and thus will have no effect on the outcome of any of the proposals presented at the EGM.

Revocability of Proxies

If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Morrow Sodali LLC, Prospector’s proxy solicitor, prior to the date of the EGM or by voting online at the EGM. Attendance at the EGM alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to: Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902.

Redemption Rights

If you are a holder of Prospector Class A Shares, you may redeem, prior to the Continuance, your Prospector Class A Shares for cash equal to your pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of Prospector’s IPO, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Prospector to pay its income taxes and for working capital purposes. Holders of the Public Warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. The Sponsor and independent directors have agreed to waive their redemption rights with respect to their Prospector Class B Shares and any Prospector Class A

Shares that they may have acquired during or after Prospector’s IPO in connection with the completion of Prospector’s initial business combination. The Prospector Class B Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

For illustrative purposes, based on funds in the Trust Account of approximately $23.9 million on November 24, 2023, the estimated per share redemption price would have been approximately $10.90. Additionally, Prospector Class A Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Prospector to pay income taxes (less $100,000 of interest to pay dissolution expenses), in connection with the liquidation of the Trust Account.

In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on December 12, 2023 (one business day before the EGM), both:

•        Submit a request in writing that Prospector redeem your Prospector Class A Shares for cash to Continental Stock Transfer & Trust Company, Prospector’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Attention: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com

•        Deliver your share certificates in respect of your Prospector Class A Shares either physically or electronically through DTC to Prospector’s transfer agent. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is Prospector’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Prospector does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

If you do not submit a written request and deliver your share certificates in respect of your Prospector Class A Shares as described above, your shares will not be redeemed. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Prospector’s consent, until the vote is taken with respect to the Business Combination and the other proposals presented at the EGM. If you delivered your share certificates for redemption to Prospector’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Prospector’s transfer agent return the share certificates (physically or electronically). You may make such request by contacting Prospector’s transfer agent at the phone number or address listed above.

Each redemption of Prospector Class A Shares by the public shareholders will decrease the amount in the Trust Account. In no event, however, will Prospector redeem Prospector Class A Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon completion of the Business Combination.

Public shareholders may elect to redeem their Prospector Class A Shares whether or not they vote their shares and, if they do vote their shares, whether they vote for or against the Business Combination Proposal and the other proposals set forth herein. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the outstanding Prospector Class A Shares.

Prior to exercising redemption rights, shareholders should verify the market price of their Prospector Class A Shares as they may receive higher proceeds from the sale of their Prospector Class A Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Prospector cannot assure you that you will be able to sell your Class A Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Prospector Class A Shares when you wish to sell your shares.

If you exercise your redemption rights, your Prospector Class A Shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.

Each of our public shareholders will be entitled to receive one Prospector Class A Share for each Prospector Class A Share they elect to not redeem in connection with the closing of the Business Combination.

If the Business Combination Proposal is not approved and Prospector does not consummate an initial business combination by December 31, 2023, it will be required to dissolve and liquidate and the Prospector Warrants will expire worthless.

Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to holders of Prospector Shares or Prospector’s warrants in connection with the Business Combination. Holders of Prospector Class A Shares have a redemption right as further described herein under “The Extraordinary General Meeting of Prospector Shareholders — Redemption Rights.”

Solicitation of Proxies

Prospector will pay the cost of soliciting proxies for the EGM. Prospector has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the EGM. Prospector has agreed to pay Morrow Sodali LLC a fee of $15,000. Prospector will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. Prospector also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Prospector Shares for their expenses in forwarding soliciting materials to beneficial owners of Prospector Shares and in obtaining voting instructions from those owners. Prospector’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Share Ownership

As of the Record Date, the Sponsor beneficially owned an aggregate of approximately 78.7% of the outstanding shares of Prospector Shares. The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Prospector Class A Shares. As a result, we would not need any additional Prospector Class A Shares to be voted in favor of the Shareholder Proposals to have the Shareholder Proposals, including the Business Combination Proposal, approved.

THE BUSINESS COMBINATION

The Background of the Business Combination

Prospector is a blank check company incorporated as a Cayman Islands exempted company on September 18, 2020. Prospector was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While Prospector may pursue a business combination target in any business or industry, Prospector focused its search for an initial business combination on companies with advanced and highly differentiated solutions for the technology sector. Prospector is an early stage and emerging growth company and, as such, Prospector is subject to all of the risks associated with early stage and emerging growth companies.

The Business Combination was the result of a thorough search by Prospector for a potential transaction. Throughout the course of this search, Prospector leveraged the global networks of its management team and the Prospector Board. The terms of the Business Combination were the result of negotiations between Prospector’s management team, the Prospector Board and the Sponsor, in consultation with Prospector’s legal advisors, and representatives of LeddarTech, in consultation with its advisors. The following is a brief description of the background of these negotiations and the Business Combination.

On January 12, 2021, Prospector consummated its IPO of 32,500,000 Prospector Units, including the issuance of 2,500,000 Prospector Units as a result of the underwriters’ exercise in part of their option to purchase additional Prospector Units. Each Prospector Unit consists of one Prospector Class A Share and one-third of one redeemable Prospector Warrant, with each whole Warrant entitling the holder thereof to purchase one Prospector Class A Share for $11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement. The Prospector Units were sold at a price of $10.00 per Prospector Unit, generating gross proceeds to Prospector of $325,000,000. Prior to the consummation of the IPO, the Sponsor purchased Prospector Class B Shares and Private Placement Warrants for $10,075,000, and later returned certain Prospector Class B Shares and Private Placement Warrants to Prospector in exchange for $2,300,000. On January 7, 2021, Prospector effected a 1:1.2 share capitalization of Prospector Class B Shares. After the closing of the IPO, the Sponsor held an aggregate of 8,125,000 Prospector Class B Shares. Simultaneously with the closing of the IPO, Prospector completed the private sale of an aggregate of 500,000 Private Placement Warrants to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to Prospector of $750,000.

Prior to the consummation of the IPO, neither Prospector, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any prospective target with respect to an initial business combination with Prospector.

The prospectus for the IPO states that Prospector intended to use the following general criteria and guidelines to evaluate potential acquisition opportunities:

Focus:    Prospector intended to seek businesses in the technology industry.

Stage:    Prospector intended to seek companies that are on a promising growth path or approaching an inflection point, such as those requiring additional management expertise, scaling a product, or entering a new market.

Management:    Prospector intended to seek businesses with strong and accomplished management teams capable of scaling to operate successfully on a global basis with the support of Prospector’s team.

Differentiation:    Prospector intended to seek companies that have highly differentiated technology, strong innovative cultures, or other competitive advantages such as strong intellectual property portfolios.

Strategic Opportunity:    Prospector intended to target companies which have significant embedded or underexploited expansion opportunities that would provide potential for acceleration through a partnership with Prospector.

Public-company readiness:    Prospector intended to seek businesses that are ready to operate in the scrutiny of public markets, with the requisite compliance, financial controls and reporting processes in place.

Market Acceptance:    Prospector intended to seek businesses that will likely be well received by public investors and are expected to have good access to the public capital markets.

Risk-adjusted returns:    Prospector intended to seek businesses that will offer attractive risk-adjusted equity returns for our shareholders with potential upside from growth in the target business through value creation initiatives.

Following the IPO, Prospector searched for business combination candidates. As part of the search process, Prospector representatives contacted and were contacted by a number of individuals and entities with respect to potential business combination opportunities and engaged with several possible target businesses in discussions with respect to potential transactions.

During that period, Prospector’s management team and certain members of the Prospector Board, including Derek Aberle, Nick Stone, and Steve Altman:

•        developed a list of potential target companies that they believed may be interested in pursuing a merger transaction with Prospector and were the most attractive in a variety of technology areas and sectors, including automotive software and hardware, AI and machine learning, data center, wireless, display, battery, satellite and space and disruptive transport; and

•        had in-person, video, telephonic or email discussions with approximately 35 of those companies (collectively, the “Potential Targets”), of which approximately fifteen were actively pursued (including LeddarTech).

Prior to entering into exclusive negotiations with LeddarTech, Prospector conducted preliminary due diligence with a number of Potential Targets between January 2021 and January 2023. Prospector’s preliminary due diligence review of these other Potential Targets progressed to various stages, which included, but were not limited to, the review of their respective operations, financial forecasts, proposed technology or products and management teams, depending in each case on the outcome of earlier discussions with each such Potential Target and the earlier diligence findings. Confidentiality agreements that were entered into with Potential Targets were individually negotiated on customary terms and did not include so-called “don’t ask, don’t waive” provisions or standstill provisions. In mid-2021, Prospector entered into a non-binding letter of intent with a Potential Target, but ultimately determined to not pursue that opportunity. The discussions with other Potential Targets did not result in the execution of any additional non-binding letters of intent, other than the discussions with LeddarTech. Prospector ultimately determined to not pursue each of the potential acquisition opportunities other than LeddarTech because of one or more of the following: (i) Prospector did not prevail or could not pre-empt a competitive process, including alternatives available to the Potential Target other than a merger with a special purpose acquisition company; (ii) Prospector could not come to an agreement on the economic terms of a transaction; or (iii) Prospector concluded that the target business or the terms of a potential business combination would not be suitable for Prospector due to a combination of business and growth prospects, strategic direction, management teams, structure and valuation.

The Prospector Board believes that LeddarTech provided Prospector with the most attractive potential business combination for the reasons detailed below in “— Prospector Board’s Reasons for the Approval of the Business Combination.” For the reasons discussed above, and Prospector management’s experience in identifying disruptive technology with a strong product and market fit that is also supported by foundational intellectual property and that has the potential to generate attractive risk-adjusted returns by implementing proactive growth strategies to maximize operating results, Prospector focused its resources on the diligence of the business of LeddarTech.

On April 20, 2021, Mr. Aberle was contacted by a banker at RBC and subsequently by TD Cowen on behalf of LeddarTech because LeddarTech was considering a merger with a SPAC and seeking potential partners. Prospector and LeddarTech negotiated and entered into a confidentiality agreement, and Prospector conducted extensive due diligence of LeddarTech. However, on or around June 25, 2021, the parties decided not to pursue a merger between Prospector and LeddarTech at such time. Thereafter, LeddarTech decided to pursue a private Series D financing that was ultimately led by FS Investors, an affiliate of the Sponsor and of which Mr. Stone is a manager. Steve Altman and Jon Levy, two of Prospector’s directors, invested in the Series D financing through an investment vehicle created by FS Investors. Mr. Aberle also participated in the investment round. LeddarTech decided to pursue the private financing with FS Investors as opposed to a merger with Prospector at that time given changes in the public market environment and a belief that LeddarTech could benefit from more time to focus its business, mature its product development and better establish product and market fit. Such Series D financing transaction closed in November 2021 and both Messrs. Aberle and Stone subsequently joined LeddarTech’s board of directors in November 2021.

In early September 2022, Mr. Stone and Charles Boulanger, LeddarTech’s Chief Executive Officer, started speaking about a potential merger between Prospector and LeddarTech. Between September 2022 and December 2022, Messrs. Stone and Boulanger held numerous conversations with potential PIPE investors (including both existing investors in LeddarTech and potential new sources of capital) to determine the possible structure of a deal that would receive both insider support and outside validation. Those discussions included numerous conversations with key insiders including Investissement Quebec (“IQ”), Desjardins Capital Management Inc. (“Desjardins Capital”), Fidelity, Osram, BDC, FSTQ and Desjardins. For instance, on September 13, 2022, Prospector arranged for a video conference between Mr. Boulanger, Frantz Saintellemy, LeddarTech’s President and Chief Operating Officer, and Pierre Oliver, LeddarTech’s Chief Technology Officer, as well as a potential lead PIPE investor. On November 16 and 17, 2022, Messrs. Stone and Boulanger had a series of in-person meetings with key decision makers at BDC, IQ, Desjardins, BDC, FSTQ and Desjardins to discuss a potential transaction and the structure that might take.

From December 4 to December 7, 2022, Messrs. Boulanger, Saintellemy and Stone made a series of in-person potential customer visits in Europe to three potential customers in Germany and Spain in order for Mr. Stone to gain first-hand insight into those potential customers’ perspectives on the strengths and weaknesses of LeddarTech’s products. Detailed discussions with certain potential customers were had about the technical capabilities of LeddarTech, as well as industry trends and a strategic roadmap for sensor densities and integration.

Given the above customer visits, FS Investors’ position as lead investor of the private Series D financing and Mr. Aberle’s and Mr. Stone’s involvement as directors of LeddarTech’s board of directors since November 2021, Prospector management was very familiar with the current status of LeddarTech’s business and therefore additional due diligence was not needed prior to submitting a non-binding letter of intent (“LOI”) to LeddarTech. On December 16, 2022, Mr. Aberle sent via email to Mr. Boulanger an LOI detailing the terms of a potential merger transaction between Prospector and LeddarTech, including a pre-money equity value of $250 million of LeddarTech. This valuation was reached by evaluating a range of comparable company valuations and considering both the competitive dynamics of the comparative industries and the likely margin structures of those businesses.

On December 20, 2022, Mr. David Torralbo, LeddarTech’s Chief Legal Officer, sent a response to Mr. Aberle with a list of questions and comments on the LOI submitted to LeddarTech on December 16. The questions and comments were related to, among other things, the structure of the transaction, equity financing, consideration and transaction expenses.

On December 23, 2022, Messrs. Aberle and Stone for Prospector and Messrs. Boulanger and Torralbo, Claude Savard, LeddarTech’s Chief Financial Officer (Interim), and counsel for LeddarTech held a video conference to discuss the questions and comments to the LOI submitted by Mr. Torralbo on December 20 and to review certain terms of the LOI.

On December 30, 2022, Messrs. Aberle, Stone and Boulanger had a video conference to further discuss and negotiate the terms of the LOI, including valuation, seller earnout and the Sponsor promote.

On December 31, 2022, Mr. Torralbo sent a revised version of the LOI to Prospector with its counterproposals addressing, among other things, increasing the pre-money equity valuation of LeddarTech from $250 million to $275 million, what portion of Prospector Class B Shares should be subject to vesting, the minimum amount of capital to be raised and post-closing terms of the employee equity pool.

Throughout January to March 2023, Messrs. Boulanger and Stone held several discussions with current LeddarTech stakeholders, including IQ, Fidelity, Desjardins Capital, Desjardins, BDC and others to provide an understanding of the proposed transaction and secure interest in investing in the PIPE Financing.

On January 3, 2023, Messrs. Aberle, Stone, Boulanger, Torralbo and Savard held a conference call to discuss the December 31 draft of the LOI. The parties discussed, among other things, the pre-money equity valuation of LeddarTech. Pursuant to this discussion, Prospector agreed to LeddarTech’s request to increase the pre-money equity valuation to $275 million because it was supported by the universe of comparable companies and their metrics.

On January 4, 2023, Mr. Aberle sent another revised version of the LOI to Messrs. Boulanger, Torralbo and Savard, which further addressed the terms under discussion in the draft previously sent on December 31, 2022. The revisions addressed updated earnout hurdles, vesting of Prospector Class B Shares held by the Sponsor, and raising the amount of the Minimum Proceeds Condition from $37 million to $45 million.

On January 11, 2023, Mr. Torralbo sent another revised version of the LOI to Messrs. Aberle and Stone. The revisions accepted Prospector’s proposal for vesting a portion of the Prospector Class B Shares and warrants and addressed updated terms for, among other things, exclusivity and the post-merger equity incentive plan.

On January 13, 2023, Messrs. Aberle, Stone, Boulanger, Torralbo and Savard had a call to discuss the January 11 draft of the LOI. On this day, the parties exchanged several versions of the LOI to clean-up and finalize certain text and exhibits.

On January 14, 2023 Mr. Torralbo sent Messrs. Aberle and Stone the final execution version of the LOI. On the same day, the parties executed the LOI.

On March 1, 2023, Prospector sent a draft of an Amended and Restated Non-Binding Term Sheet (the “A&R LOI”) to Messrs. Boulanger and Torralbo. The A&R LOI contemplated, among other things, (i) adjusting the pre-money equity value of LeddarTech to $200 million to reflect the increasing discount required to secure capital in the market environment at the time, (ii) allowing existing shareholders of Prospector that do not redeem to receive one additional share for each share not redeemed and (iii) adjusting the allocation of the tranches of the convertible debt financing.

On March 24, 2023, Mr. Torralbo sent Mr. Aberle and Stone a further revised version of the LOI modifying the minimum PIPE amount from $45 million to $43 million. On March 26, 2023, the parties signed the amended and restated LOI.

Timeline of the Due Diligence Review

Over the course of 2023, Prospector conducted due diligence on the prospective business combination with LeddarTech, including, but not limited to, financial, technical, business plan, operational and human resources diligence. Throughout February to June 2023, representatives of Prospector, LeddarTech, TD Cowen, White & Case LLP (“White & Case”), Prospector’s legal counsel, Osler, Hoskin & Harcourt LLP (“Osler”), Prospector’s Canadian counsel, Vedder Price P.C. (“Vedder Price”), LeddarTech’s legal counsel, and Stikeman Elliott LLP (“Stikeman”), LeddarTech’s Canadian counsel, held numerous discussions. Primary topics for discussion included an update on the general transaction timeline and process, the structure of the proposed transactions, the PIPE Financing, a draft investor presentation and Subscription Agreement, the status of the audit of LeddarTech’s financial statements for inclusion in this proxy statement/prospectus, the Business Combination Agreement and other related documentation. Other topics included the division of drafting responsibilities for the transaction documents and an update on legal diligence.

On January 16, 2023, the Prospector management team held a kickoff call with its bankers, TD Cowen.

From January 17 to January 19, 2023, Mr. Stone held in-person meetings with LeddarTech’s management in Montreal and Quebec City and participated in several calls with existing shareholders of LeddarTech to answer questions about the updated terms of the proposed transaction.

On January 18, 2023, LeddarTech management, including Messrs. Boulanger and Saintellemy, provided a management presentation to Prospector and TD Cowen. The parties conducted a call via videoconference to discuss the management presentation. On the call, Messrs. Boulanger and Saintellemy discussed the contents of the presentation with TD Cowen and provided a general overview of LeddarTech’s business.

On January 18, 2023, Mr. Aberle sent Mr. Torralbo a deck with a deal timeline and estimated fees.

On or around January 26, 2023 LeddarTech provided Prospector and TD Cowen with access to its virtual data room (the “VDR”) for diligence purposes and populated the VDR with preliminary due diligence items.

On January 31, 2023, LeddarTech’s management, including Messrs. Boulanger, Saintellemy, Savard, Torralbo, and Michael Poulin, Vice-President of Corporate Strategy and Development, held a call with Messrs. Aberle and Stone and TD Cowen. On the call, Messrs. Boulanger, Saintellemy, Savard, Torralbo and Poulin provided an overview of LeddarTech’s capitalization table and discussed on-going efforts to raising capital via the PIPE Financing.

On February 7, 2023, LeddarTech management provided a management presentation to White & Case.

On or around February 7, 2023, LeddarTech provided White & Case with access to its VDR for diligence purposes.

On February 20, 2023, Prospector, with the assistance of White & Case, Osler and H-F & Co., Israeli counsel to Prospector (“H-F”), sent extensive written diligence questions and document requests to LeddarTech relating to LeddarTech and to Vedder Price.

Prospector then began working with White & Case, Osler and H-F to conduct due diligence on LeddarTech, and with TD Cowen to evaluate LeddarTech’s prospective market capitalization relative to its potential public company peers in early stage automotive technology, as well as the public markets’ reaction to a business combination with LeddarTech.

From February 20 through the end of May 2023, White & Case, Osler and H-F exchanged several rounds of supplemental diligence requests for follow-up data and information from LeddarTech, including management’s responses to due diligence questions relating to LeddarTech’s employees, intellectual property, financial controls, compliance with industry specific regulations and government grants, and other legal diligence.

In response to the requests for diligence materials, LeddarTech provided Prospector, White & Case, Osler, H-F, TD Cowen and its other advisors with detailed due diligence documents and information in the VDR for purposes of Prospector conducting further business, financial, legal, tax, intellectual property and other due diligence with respect to LeddarTech.

On March 1, 2023, the Prospector Board held a board meeting. At this meeting, the Prospector Board reviewed and discussed the latest terms of the potential transaction, including changes to the proposed PIPE terms, and also decided to move forward with retaining an advisor to provide a fairness opinion related to the transaction. None of Mr. Aberle, Mr. Stone, Mr. Altman, Mr. Levy and Mr. Lumbra, nor any other affiliate of Prospector, were involved in the making of LeddarTech’s decisions as to the Business Combination and alternative transactions. However, given the potential conflicts of interest based on ownership and/or directorship of LeddarTech of all members of the Prospector Board except Mr. Lumbra, it was decided that Mr. Lumbra, an independent member of the Prospector Board who had no previous relationships with or investments in LeddarTech or FS Investors, would (i) lead the effort to evaluate, select and retain a fairness opinion provider to render an opinion to the Prospector Board as to the fairness to Prospector, from a financial point of view, of the consideration to be paid in the potential transaction and (ii) act as the primary point of contact with such financial advisor. In addition, the Prospector Board unanimously approved a resolution stating that Prospector would not proceed with the potential transaction if a fairness opinion was not received or if Mr. Lumbra did not approve and recommend that shareholders approve the potential transaction. On March 1, 2023, Mr. Stone sent a revised version of the LOI to Mr. Boulanger and Torralbo. The revised LOI modified certain of the terms of the PIPE to reflect discussions with potential PIPE investors. Mr. Aberle provided the LOI to the Prospector board on the same day.

On March 2, 2023, Mr. Torralbo sent Mr. Stone and Aberle a revised version of the LOI with only minor changes to language describing the PIPE terms.

On March 2, 2023, Mr. Aberle provided Mr. Lumbra with the names of three parties (Duff & Phelps, BRG and Scalar) to interview for purposes of providing the fairness opinion and Mr. Lumbra confirmed receipt and agreed to move forward with the selection process. Mr. Lumbra also informed Mr. Aberle that he had identified a fourth option (Current Capital) that has experience in the automotive sector that he also intended to interview.

On March 3, 2023, Mr. Aberle sent Mr. Boulanger and Torralbo a further revised version of the LOI which implemented one minor correction and the parties signed the amended and restated LOI on March 4, 2023.

During the months of March and April 2023, the Prospector team conducted diligence calls with several industry experts in the ADAS space, including leading OEMs, autonomous vehicle manufacturers and competitors in the fusion and perception space.

Between March 5 and March 8, 2023, Mr. Lumbra and Aberle interviewed the four potential fairness opinion providers and had follow-up discussions with several of them in the week or so following the initial calls. Mr. Lumbra narrowed the firms under consideration to two (Current Capital and BRG) on March 20.

On March 8, 2023, LeddarTech’s management, including Messrs. Boulanger, Saintellemy and Savard, held a conference call with representatives of TD Cowen for purposes of discussing LeddarTech’s financial model. On the call, Mr. Saintellemy discussed LeddarTech’s relationships with its prospective customers and provided an update on the status of LeddarTech’s projects included within the revenue build of the financial model.

On March 10, 2023, LeddarTech’s management, including Messrs. Boulanger, Saintellemy and Savard, held a follow-up call with representatives of TD Cowen for purposes of discussing LeddarTech’s financial model. Following these discussions, representatives of Prospector and TD Cowen developed and reviewed with management of LeddarTech a budget and operating cash flow forecast for the Company.

On March 16, 2023, White & Case, Osler and H-F attended a call with Company management, including Mr. Torralbo, to discuss legal due diligence on LeddarTech, including certain tax implications of the proposed transactions under Israeli tax laws and the treatment of intellectual property created and held by VayaVision in connection with the proposed transactions.

On March 23, 2023, Osler attended a diligence call with Company management, including Messrs. Torralbo and Pierre Olivier, Chief Technology Officer, to discuss intellectual property and technology diligence matters.

On March 24, 2023, Mr. Torralbo sent Mr. Aberle and Stone a further revised version of the LOI modifying the minimum PIPE amount from $45 million to $43 million. On March 26, the parties signed the amended and restated LOI.

On March 26, 2023, Mr. Lumbra selected Current Capital to provide a fairness opinion and, with the assistance of White & Case, began negotiating the engagement letter with them and their counsel, DLA Piper LLP (US). Messrs. Lumbra and Aberle held a kickoff meeting on April 6 with representatives of Current Capital. The engagement letter was signed by Mr. Lumbra on April 11.

On April 6, 2023, representatives of LeddarTech, including Messrs. Boulanger and Saintellemy, TD Cowen and Goodwin Proctor, LLP, counsel to TD Cowen (“Goodwin”), participated in a videoconference for purposes of reviewing LeddarTech’s management presentation. On the call, the representatives of TD Cowen and Goodwin were able to participate in a question and answer session regarding the presentation with LeddarTech’s management.

On April 18, 2023, representatives of TD Cowen and Goodwin participated in a call with members of LeddarTech’s management, including Messrs. Boulanger, Saintellemy, Savard, Torralbo, Poulin, and Olivier, to discuss LeddarTech’s written responses to legal, regulatory and intellectual property due diligence questions. On the call, representatives of Goodwin were afforded the opportunity to ask follow-up questions as needed based on LeddarTech’s written response.

On June 8, 2023, representatives of Current Capital reviewed its financial analysis of the Business Combination with the Prospector Board, and rendered to the Prospector Board an oral opinion (subsequently confirmed in writing) that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Current Capital in preparing its opinion (attached as Annex J to this proxy statement/prospectus), the Consideration (as defined in such opinion) to be received by LeddarTech’s equityholders pursuant to the Business Combination Agreement was fair, from a financial point of view, to Prospector. On the same day, the Prospector Board approved the proposed business combination, subject to the circulation to the board of the final forms of the transaction documents and diligence findings of White & Case and Osler.

On June 9, 2023, White & Case and H-F provided to Prospector, for circulation to the Prospector Board, summaries of their final due diligence findings with respect to their legal due diligence on LeddarTech. On June 11, 2023, Osler provided to Prospector, for circulation to the Prospector Board, a summary of its final due diligence findings with respect to its legal due diligence on LeddarTech.

On June 12, 2023, representatives of Ernst & Young LLP, independent auditors to LeddarTech (“EY”), participated in a call with representatives of LeddarTech, including Messrs. Boulanger, Saintellemy and Savard, Vedder Price, Goodwin and TD Cowen in order for TD Cowen to complete its due diligence procedures.

On June 12, 2023, ahead of signing the Business Combination Agreement, representatives of Prospector, including Messrs. Aberle and Stone, Osler, Stikeman, EY, White & Case, Vedder Price, Goodwin and TD Cowen held a bring-down due diligence call with members of LeddarTech’s management, including Messrs. Boulanger, Saintellemy, Savard and Torralbo. LeddarTech confirmed its previously provided responses.

Preparation of the Definitive Documents

On January 23, 2023, Prospector received a proposed engagement letter from TD Cowen with respect to financial advisory services in connection with a potential business combination transaction with LeddarTech.

Between January 23, 2023 and April 11, 2023, Prospector negotiated and ultimately executed the engagement letter with TD Cowen with respect to certain financial advisory and investment banking services. TD Cowen was not engaged to, and did not, prepare, provide or deliver any written presentation, report, opinion or appraisal relating to the business combination for either Prospector’s management or its board of directors. In connection with this engagement, TD Cowen, Prospector, LeddarTech and their respective legal counsels held recurring weekly calls from February 6, 2023 through June 12, 2023.

On March 10, 2023, White & Case and Osler provided an initial draft of the Subscription Agreement to Vedder Price and Stikeman.

Between March 10, 2023 and June 12, 2023, White & Case, Osler, Vedder Price and Stikeman exchanged numerous revised drafts of the Subscription Agreement and the related exhibits thereto concerning the PIPE Financing. The various revised drafts were the result of extensive discussions between Prospector, LeddarTech and their respective legal counsels. The revisions primarily dealt with, among other things, (i) the structure of the PIPE Financing mechanics, (ii) updates to the legends to be included on the securities included in the PIPE Financing, (iii) the structure of the Subscription Agreement to account for multiple investors, (iv) the scope of the representations and warranties to be included, (v) provisions relating to Israeli regulations, (vi) LeddarTech’s covenant to register convertible shares issued in the PIPE Financing and (vii) the timing of the closing of the PIPE Financing.

On March 18, 2023, White & Case and Osler provided an initial draft of the Business Combination Agreement to Vedder Price and Stikeman. Between March 18, 2023 and June 12, 2023, White & Case, Osler, Vedder Price and Stikeman exchanged numerous revised drafts of the Business Combination Agreement and the related Ancillary Documents. Prospector, LeddarTech, and their respective legal counsels also held several conference calls to negotiate the terms of such agreements. The various revised drafts reflected the parties’ discussions related to, among other things, (i) the mechanics and timeline of the Continuance and the Prospector Amalgamation, (ii) the treatment of LeddarTech’s securities and options, such as the repricing and vesting of options, (iii) the tax structure of the Business Combination and related provisions, (iv) the Prospector Share Issuance, (v) the Company’s obligation to provide a two year operating cash flow budget, (vi) definitions of the various share classes and (vii) various representations and warranties as well as closing conditions.

On March 28, 2023, White & Case and Osler provided an initial draft of the Sponsor Letter Agreement to Vedder Price and Stikeman.

Between March 28, 2023 and May 28, 2023, White & Case, Osler, Vedder Price and Stikeman exchanged numerous revised drafts of the Sponsor Letter Agreement. The various revisions reflected in the drafts related primarily to, among other things, (i) the indemnity provision and whether the Surviving Company would be obligated to indemnify the Sponsor post-closing, subject to a cap on expenses, (ii) representation on the board of directors of LeddarTech post-closing as well as board nomination rights for FS Investors, an affiliate of the Sponsor and (iii) the size of the board of directors of LeddarTech in connection with FS Investors having the right to nominate board members.

On April 3, 2023, White & Case and Osler provided an initial draft of the Registration Rights Agreement to Vedder Price and Stikeman.

Between May 1, 2023 and June 9, 2023, White & Case, Osler, Vedder Price and Stikeman exchanged numerous revised drafts of the Registration Rights Agreement. The content of the revised drafts reflected discussions surrounding (i) the inclusion of registration rights for noteholders from the PIPE Financing, (ii) piggyback rights, (iii) various LeddarTech procedures such as maintaining eligibility for Form S-3, (iv) length of the lock-ups for various security holders, and (v) the addition of IQ to the agreement.

On May 11, 2023, White & Case held a telephonic call with Prospector’s transfer agent to discuss closing mechanics and timing considerations for the Continuance.

On May 15, 2023, Fasken Martineau DuMoulin S.E.N.C.R.L., s.r.l., counsel to IQ (“Fasken”), provided an initial draft of the Investor Rights Agreement to Osler and Stikeman, who subsequently shared the draft with White & Case and Vedder Price. Such rights and obligations of IQ were originally set out in a transaction support agreement, a draft of which was initially sent by Stikeman on March 22, 2023. On March 31, 2023, representatives from Prospector, LeddarTech and their respective legal counsels met virtually to discuss the Business Combination, and came to the decision to eliminate the Transaction Support Agreement and to instead draft an Investor Rights Agreement to be entered into by and between LeddarTech and IQ (the “IQ IRA”).

Between May 15, 2023 and May 24, 2023, White & Case, Osler, Vedder Price, Stikeman and Fasken exchanged numerous revised drafts of the IQ IRA. The revised drafts were the result of extensive discussions related to, among other things, (i) how best to document the shareholder support agreement, (ii) clarifying parties subject to the IQ IRA, (iii) the details of IQ’s board nomination rights, (iv) the threshold upon which IQ’s board nomination rights would terminate, (v) the independence standards under Nasdaq for the director nominated by IQ and (vi) LeddarTech’s obligations under the IQ IRA.

On June 8, 2023, Prospector held a board meeting by videoconference to discuss the substantially final draft of the Business Combination Agreement and the ancillary documents. At the end of the meeting, the Prospector Board (i) determined that the Business Combination Agreement and related transaction agreements, were fair, advisable and in the best interests of Prospector and its shareholders, (ii) adopted and approved the Business Combination Agreement and the related transaction agreements, (iii) directed the officers of Prospector to execute and deliver the Business Combination Agreement and recommended that Prospector’s shareholders adopt and approve the Business Combination Agreement and the related transaction agreements as necessary to effect the transactions contemplated by the Business Combination Agreement and (iv) directed the officers of Prospector to submit the Business Combination and related transaction agreements to Prospector’s shareholders for adoption and approval.

On June 12, 2023, the parties executed the Business Combination Agreement and certain of the Ancillary Documents (see “The Business Combination Agreement — Certain Agreements Related to the Business Combination Agreement”). On June 13, 2023, Prospector and LeddarTech issued a joint press release announcing the execution of the Business Combination Agreement. Thereafter, Prospector filed on Current Reports on Form 8-K with the SEC the Business Combination Agreement, forms of the Sponsor Support Agreement, other related transaction agreements, the press release and the investor presentation. The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the consummation of the Business Combination.

Prospector’s Board of Directors Reasons for the Approval of the Business Combination

Before reaching its decision on June 8, 2023, Prospector’s Board consulted with its management team, legal counsel and other advisors, including its financial advisors. The Prospector Board considered a wide variety of factors in connection with its evaluation of the Business Combination in reaching its determination and supporting its decision. Among those factors, the Prospector Board reviewed the results of due diligence conducted by Prospector’s management and advisors, which included:

•        public research on the ADAS and AD software industry and its prospects, a review of LeddarTech’s historical financial performance including revenues, operating costs, capital expenditures, cash flow and other relevant financial and operating metrics;

•        extensive conference calls and in person meetings with LeddarTech’s management team and representatives regarding operations, company products and technology, intellectual property, key customers, suppliers, end market industries, strategic partners, total available market for its products and growth prospects, among other customary due diligence matters;

•        review of LeddarTech’s material business contracts, corporate books and records, government regulations and filings, intellectual property and information technology and certain other legal and environmental due diligence;

•        calls or in-person meetings with select LeddarTech customers;

•        calls with several industry experts on ADAS and AD;

•        financial and accounting due diligence;

•        evaluation of a set of comparable publicly traded companies for valuation purposes; and

•        the fairness opinion provided to Prospector by Current Capital, as described in more detail below.

In light of the complexity of the factors it considered, the Prospector Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Prospector Board may have given different weight to different factors. The Prospector Board did not base its decision to approve the Business Combination on any forward-looking revenue or earnings information prepared by the Company. This explanation of Prospector’s reasons for the Prospector Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

In the prospectus for Prospector’s IPO, Prospector identified the following general criteria and guidelines that it believed would be important in evaluating prospective target businesses, although Prospector also indicated it may enter into a business combination with a target business that does not meet these criteria and guidelines. The Prospector Board considered these factors in its evaluation of LeddarTech.

Focus.    Prospector intended to pursue and evaluate companies in the technology industry developing software or hardware platforms with strong underlying intellectual property in, among others, the disruptive transport technology, artificial intelligence, machine learning and computer vision sectors. Prospector decided to focus in these areas because it believed it was uniquely positioned to identify companies in these areas, successfully complete a business combination and utilize its industry experience and relationships to help such companies grow and succeed. Prospector’s management and board have extensive experience in the sensor fusion, AI, computer vision and automotive industries. This experience helped Prospector identify LeddarTech’s leading AI-based low-level sensor fusion and perception software solution as an important component that it believes will address the challenges being faced by the automotive industry as it moves to next generation ADAS and AD systems.

Stage.    Prospector intended to pursue companies with a large addressable market and nearing an inflection point in terms of adoption of their products, technology and revenue growth. Prospector believes that LeddarTech’s products and technology address a large and growing addressable market and that LeddarTech has the potential to deliver significant customer wins in the next 12-24 months that will generate attractive revenue growth.

Government regulations worldwide and consumer demands are motivating vehicle manufacturers to enhance vehicle safety which is increasing the focus on ADAS development and adoption. The market is rapidly adopting and expanding the availability of Level 2 systems, which is projected for significant growth, while Level 3 systems have more recently started to reach the market. Prospector believes that object-level fusion technology and other incumbent solutions, such as camera-only based solutions, have limited ability to scale from Level 1 to Level 2 and above due to poor performance across the various road and environmental conditions and due to the prohibitive cost of increasing the number of sensors and related computing costs. Additionally, existing ADAS object-level fusion technology suffers from hardware dependence and limited performance. At the same time, major industry leaders are moving away from single sensor to multi sensor platforms, with a number of OEMs having plans to include 25 or more separate sensors in their vehicles.

Prospector believes that the industry has recognized the shortcomings of legacy solutions and increasingly sees AI-based low-level sensor fusion as the architecture of choice for next-generation ADAS and AD systems. LeddarTech is targeting this growing market with its leading low-level fusion and perception software. In 2019, 70% of vehicles sold had no automation, 21% had Level 1 systems, and 9% had Level 2 systems. By 2025, McKinsey expects the percentage of vehicles sold with Level 2 systems to increase to 43%, and by 2030, the percentage of vehicles sold with Level 2 and above systems to increase to 64%, with only 17% of vehicles sold having no automation. This anticipated growth directly translates to the ADAS software market, which was estimated at US$15.0 billion in 2020 according to a McKinsey report and is projected to reach approximately US$42.0 billion by 2030, representing a compound annual growth rate (CAGR) of 11%.

Management.    Prospector intended to seek targets with strong and experienced management teams in the relevant technology and industry areas and that are capable of scaling a business globally and operating in the public markets. Prospector believes that the LeddarTech management team clearly satisfies these criteria. LeddarTech has an experienced management team with both deep industry and technology experience and proven public company credentials. The team brings years of experience in the automotive industry and developing and commercializing software and technology for ADAS and AD systems at scale. Members of the Prospector team also intend to work closely with the LeddarTech management team to assist with the transition to a public company, growing the business globally and supplementing the team as needed with proven leaders from its network.

Differentiation.    Prospector intended to seek targets that have highly differentiated technology, strong innovative cultures, or other competitive advantages. As noted above, Prospector evaluated and conducted due diligence on a number of Potential Targets. Based on its review of LeddarTech and its experience in the automotive technology sector,

Prospector believes that LeddarTech possesses advanced and highly differentiated technology in the ADAS and AD space. More specifically, Prospector believes that the automotive industry is increasingly recognizing that low-level sensor fusion and perception will be the architecture of choice for next-generation ADAS systems because it materially reduces system cost, eliminates sensor and processor dependencies and improves safety. Prospector also believes that LeddarTech has a first mover advantage with its differentiated AI-based low-level sensor fusion and perception software solution and foundational intellectual property. Finally, Prospector believes that LeddarTech was the first to announce commercial availability of a low-level sensor fusion and perception stack running on an embedded ECU processor for ADAS applications.

Strategic Opportunity.    Prospector intended to target companies which have significant embedded or underexploited expansion opportunities that provide potential for acceleration through a partnership with Prospector. Prospector believes that AI-based low-level sensor fusion and perception will be the architecture of choice for next generation ADAS and AD systems as the industry progresses to more advanced Level 2 and above systems. This transition is just starting and Prospector believes that LeddarTech has the leading low-level sensor fusion and perception platform that will drive this transition. Prospector believes its team’s experience in its target sectors and network of relationships and contacts provide the potential to accelerate growth and more effectively scale a target’s business globally as well as assist with a successful public company transition. Prospector’s team has extensive experience (i) growing and operating large public companies globally, (ii) in the automotive technology space, including ADAS and AD, (iii) monetizing intellectual property, as well as a deep network of relationships with LeddarTech’s potential customers and suppliers, all of which Prospector believes will provide increased strategic opportunities for LeddarTech.

Public-company readiness.    Prospector intended to identify companies that are public company ready and would benefit from access to the public capital markets. Prospector believes that LeddarTech is ready to become a public company and will benefit from the increased public profile at an important time in its commercialization cycle, increased access to a more diversified pool of capital and the public company currency that will allow it to consider a broader set of potential strategic actions such as mergers and acquisitions.

Market Acceptance.    Prospector intended to identify companies that are likely to be well-received by the market. Prospector believes that LeddarTech will be well-received by the market because it will be one of the only public company investment opportunities in the “pure-play” ADAS and AD software space, has recently announced availability of production samples of its embedded software products and has significant customer traction, is addressing a large and growing market, and is being offered at an attractive valuation.

Risk-adjusted returns.    Prospector intended to pursue companies that, in their opinion, represent investment opportunities with attractive risk-adjusted returns. As noted above, Prospector believes that LeddarTech has a leading position in a key component of the software stack (that is, AI-based low-level sensor fusion and perception) for next generation ADAS and AD systems that will disrupt current ADAS architectures and systems and that represent a large and growing addressable market. At a $348 million pro forma equity valuation, Prospector believes that an investment in LeddarTech offers an attractive risk-adjusted return opportunity because the valuation is in-line with other early stage automotive technology companies that have smaller addressable markets, longer time horizons to potential adoption, more competition and less attractive business models (e.g., lower margin hardware businesses versus a higher margin software business).

Aside from the alignment of LeddarTech with Prospector’s desired investment criteria noted in the prospectus to its IPO, Prospector identified several other positive factors of this transaction, including:

PIPE Financing commitment.    The PIPE Investors committed to purchase convertible notes of LeddarTech in an aggregate principal amount of at least US$43,000,000, payable in two tranches. This shows support for the Business Combination.

Seller’s retained interest.    LeddarTech’s existing shareholders are rolling 100% of their equity and will own approximately 39.5% stake in the pro forma company (assuming no redemptions of Prospector Class A Shares in connection with the Business Combination), which shows an ongoing equity commitment.

Growth opportunities.    The expected proceeds raised in the proposed Business Combination and related transactions are expected to be used to complete commercialization of the company’s first embedded software solutions, expand its product offerings and deepen customer engagements thereby positioning the company to capitalize on a large and growing ADAS and AD software opportunity.

Fairness opinion.    The oral opinion of Current Capital (subsequently confirmed in writing) rendered to the Prospector Board on June 8, 2023, to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Current Capital in preparing its opinion (attached as Annex J to this proxy statement/prospectus), the Consideration (as defined in such opinion) to be received by LeddarTech’s equityholders pursuant to the Business Combination Agreement was fair, from a financial point of view, to Prospector, as more fully described below under the caption “Prospector Shareholder Proposal No. 1 — The Business Combination Proposal — Opinion of Current Capital.”

In the course of its deliberations, the Prospector Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including the below:

Pre-revenue Business.    LeddarTech’s recent transition to focus primarily on the development and commercialization of its low-level sensor fusion and perception software and move away from its LIDAR hardware component business has resulted in it becoming a “pre-revenue” business, and therefore makes it difficult to evaluate the timing and size of its future revenue prospects.

OEM Design Wins.    The risk that LeddarTech may not achieve any OEM production vehicle design wins despite investing significant time and funds into developing its sensor fusions and perception software solutions.

Limited Liquidity.    The risk that the Surviving Company could have limited sources of available liquidity following completion of the Business Combination and will need to raise additional sources of capital beyond the PIPE Financing.

Delays in Adoption.    The risk that there may be potential delays in adoption of next generation ADAS and AD systems using low-level sensor fusion/perception for a variety of reasons, such as changes in automotive safety regulations, markets developing more slowly than expected, or complications with product integration.

Liquidation of Prospector.    The risks and costs to Prospector if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Prospector being unable to affect a business combination by December 31, 2023 (or if such date is extended at another duly called extraordinary general meeting, such later date) and force Prospector to liquidate.

External Risks.    Economic downturns and political and market conditions beyond LeddarTech’s control, could adversely affect its business, financial condition, results of operations and prospects.

Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

Interest of Certain Persons.    Some of Prospector’s officers and directors may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Prospector’s shareholders. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders. Such interests are described in more detail in this proxy statement/prospectus under the caption “The Business Combination — Interests of Prospector’s Directors and Officers in the Business Combination.”

Other Risks.    Various other risks associated with the Business Combination and the business of LeddarTech described in this proxy statement/prospectus under the caption “Risk Factors.”

For a more detailed discussion of the uncertainties, risks and other potentially negative factors discussed above (although not weighted or in any order of significance), please refer to the section entitled “Risk Factors” of this proxy statement/prospectus.

Interests of Prospector’s Directors and Officers in the Business Combination

In considering the recommendation of the Prospector Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, the Sponsor and Prospector’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Prospectors’ directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        The Sponsor and Prospector’s officers and directors will lose their entire investments in Prospector if Prospector does not complete a business combination by December 31, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date). Prior to the consummation of the IPO, on September 28, 2020, the Sponsor purchased Prospector Class B Shares and Private Placement Warrants for US$10,075,000 pursuant to the Securities Purchase Agreement. On December 16, 2020, pursuant to the SPA Amendment, the Sponsor returned certain Prospector Class B Shares and Private Placement Warrants to Prospector for US$2,300,000. On January 7, 2021, Prospector effected a 1:1.2 share capitalization of the Prospector Class B Shares. In connection with the IPO, the underwriter exercised the over-allotment option in part. Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, Prospector completed the private sale of an aggregate of 500,000 Private Placement Warrants to Prospector at a purchase price of US$1.50 per Private Placement Warrant, generating gross proceeds to the Company of US$750,000. After the closing of the IPO, the Sponsor held an aggregate of 8,125,000 Prospector Class B Shares and 5,666,667 Private Placement Warrants.

•        If Prospector does not consummate a business combination by December 31, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Prospector Class A Shares for cash and, subject to the approval of its remaining shareholders and the Prospector Board, liquidating and dissolving, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,125,000 Prospector Class B Shares owned by the Sponsor would be worthless because following the redemption of the Prospector Class A Shares, Prospector would likely have few, if any, net assets and because pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to waive its right to liquidating distributions from the Trust Account in respect of any Prospector Class A Shares and Prospector Class B Shares held by it if Prospector fails to complete a business combination within the required period. The Sponsor did not receive separate consideration for such waivers. Due to such waivers, the value of the Sponsor’s investment in Prospector is dependent on the consummation of an initial business combination. Additionally, in such event, the Private Placement Warrants purchased by the Sponsor simultaneously with the consummation of the IPO (including in relation to exercise of the over-allotment option by the underwriters) will also expire worthless. Prospector’s directors and executive officers also have a direct or indirect economic interest in such Private Placement Warrants and in the 8,125,000 Prospector Class B Shares owned by the Sponsor. The 8,125,000 AmalCo Shares into which the 8,125,000 Prospector Class B Shares held by the Sponsor will convert automatically in connection with the Business Combination (including after giving effect to the Continuance and Amalgamation), if unrestricted and freely tradable, would have had an aggregate market value of approximately US$87.7 million based upon the closing price of US$10.79 per Prospector Class A Share on Nasdaq on November 27, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given that such AmalCo Shares will be subject to certain restrictions, including those described elsewhere in this proxy statement/prospectus, Prospector believes such shares have less value. The 5,666,667 Surviving Company Warrants into which the 5,666,667 Private Placement Warrants held by the Sponsor will convert automatically in connection with the Business Combination (including after giving effect to the Continuance and Amalgamation), if unrestricted and freely tradable, would have had an aggregate market value of approximately US$311,667 based upon the closing price of US$0.055 per public warrant on Nasdaq on November 27, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus.

•        The Sponsor can earn a positive rate of return on its investment, even if Prospector Class A Shareholders experience a negative rate of return in the Surviving Company following the Closing. As a result of the significantly lower investment per share of the Sponsor, as compared with the investment per share of the Prospector Class A Shareholders, a transaction which results in an increase in the value of the investment of the Sponsor may result in a decrease in the value of the investment of Prospector’s Prospector Class A Shareholders.

•        Even if the trading price of the Surviving Company Common Shares following the Closing is as low as US$1.05 per share, the aggregate market value of the Surviving Company Common Shares to be held by the Sponsor (converted from the Prospector Ordinary Shares held by the Sponsor and excluding the Surviving Company Common Shares issuable upon the exercise of any warrants) would be approximately equal to the initial investment in Prospector by the Sponsor, including the US$8,525,000 aggregate purchase price for the Prospector Class B Shares and the Private Placement Warrants. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in Prospector even at a time when the Surviving Company Common Shares may lose significant value. On the other hand, if the Business Combination is not approved and Prospector liquidates without completing its Business Combination before the Liquidation Date, the Sponsor will lose its investment in Prospector of US$8,525,000 plus any advances that the Sponsor may make to Prospector pursuant to the Note. This may incentivize the Insiders to complete an initial business combination on terms or conditions that are not in the best interest of the Prospector Class A Shareholders.

•        Derek Aberle, who is the Chief Executive Officer and a member of the Prospector Board, and Nick Stone, who is the Chief Financial Officer and a member of the Prospector Board, are both managers of the Sponsor, which owns approximately 78.7% of Prospector prior to the Business Combination. Both Mr. Aberle and Mr. Stone are expected to be directors of the Surviving Company after the Closing. As such, in the future, Messrs. Aberle and Stone may receive fees for their services as directors, which may consist of cash or share-based awards, and any other remuneration that the Surviving Company Board determines to pay to its non-employee directors.

•        Messrs. Aberle and Stone are both directors of Prospector, managers of the Sponsor, serve on the board of directors of the Company and Mr. Stone is a manager of FS Investors, which holds approximately 25.8% of the Company on an as-converted basis prior to the Business Combination. As a result of the foregoing, Messrs. Aberle and Stone may be deemed to have a significant influence over the Company and conflicts of interest in the Business Combination with the Company. All of the other members of Prospector’s board of directors other than Rob Lumbra have direct or indirect investments in the Company prior to the Business Combination through an investment vehicle created by FS Investors. Mr. Aberle is also an existing investor in the Company and is investing US$210,000 in the PIPE Financing.

•        Pursuant to the Business Combination Agreement, for a period of six (6) years following the consummation of the Business Combination, the Surviving Company is required to (i) maintain provisions in the AmalCo Articles of Association providing for the indemnification of Prospector’s existing directors and officers and (ii) maintain a directors’ and officers’ liability insurance policy that covers Prospector’s existing directors and officers. Pursuant to the Sponsor Letter Agreement, the Surviving Company will indemnify the Sponsor from and against certain liabilities relating to the Business Combination for a period of 3 years after the Closing and subject to an aggregate maximum indemnity of US$3.5 million.

•        Upon the completion of the Business Combination, TD Cowen, acting as Prospector’s financial advisor and capital markets advisor for the Business Combination, will receive customary advisory fees for a transaction of this nature. As of November 24, 2023, the total aggregate amount of transaction expenses expected to be paid or repaid by Prospector to TD Cowen upon consummation of the Business Combination is approximately US$3.0 million. In August 2020, the Company engaged TD Cowen to serve as the Company’s financial advisor in connection with exploring potential strategic transactions, including a business combination with a publicly traded Special Purpose Acquisition Company. Thereafter, the Company’s engagement of TD Cowen was amended for TD Cowen to serve as a co-placement agent in connection with the Company’s Series D financing. TD Cowen is not entitled to any compensation in respect of the Business Combination in connection with the Company’s prior engagement of TD Cowen. The Company’s obligation to pay TD Cowen any compensation in connection with the Company’s prior engagement of TD Cowen has been satisfied or has expired.

•        Pursuant to the Registration Rights Agreement, the Sponsor will have customary registration rights pursuant to Rule 415 under the Securities Act, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the Surviving Company Common Shares held by the Sponsor following the consummation of the Business Combination.

•        The Sponsor is expected to hold an aggregate of approximately 20.0% of the outstanding Surviving Company Common Shares upon the consummation of the Business Combination, assuming no redemptions by Prospector’s public shareholders.

•        In connection with the IPO, the Sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of any third party for services rendered or products sold to Prospector or prospective target businesses with which Prospector has entered into certain agreements.

•        Prospector’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination. However, if Prospector fails to consummate a business combination by December 31, 2023, they will not have any claim against the Trust Account for reimbursement. Accordingly, Prospector may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by such date. As of the date of this proxy statement/prospectus, there were no reimbursable out-of-pocket expenses that are expected to be reimbursed using funds from the Trust Account at Closing.

•        Prospector’s officers and directors have not been required to, and have not, committed their full time to Prospector’s affairs, which may have resulted in a conflict of interest in allocating their time between Prospector’s operations and its search for a business combination and their other businesses. In addition, the Sponsor and Prospector’s officers and directors may sponsor, invest in, form or otherwise become involved with any other special purpose acquisition companies similar to Prospector, including in connection with their initial business combinations, or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or ventures may present additional conflicts of interest in pursuing an initial business combination.

•        Goldman Sachs, the underwriter of Prospector’s IPO, has waived any entitlement to the deferred underwriting commission of US$11,375,000 from Prospector upon completion of the Business Combination.

•        The Articles provide that Prospector renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Prospector and such opportunity is one Prospector is legally and contractually permitted to undertake and would otherwise be reasonable for Prospector to pursue, and to the extent the director or officer is permitted to refer that opportunity to Prospector without violating another legal obligation. Notwithstanding such provision, Prospector believes that such provision did not impact Prospector’s search for a business combination target because Prospector’s officers and directors have confirmed to Prospector that there were no such corporate opportunities that were not presented to Prospector pursuant to such provision.

•        In connection with the Closing, the Sponsor and Prospector’s officers and directors would be entitled to the repayment of any working capital loans and advances that have been made to Prospector and remain outstanding. As of the date of this proxy statement/prospectus, there are no working capital loans outstanding.

As a result of the foregoing interests, the Sponsor and Prospector’s directors and officers will benefit from the completion of the Business Combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Prospector’s other shareholders and warrant holders. Please read the section entitled “The Business Combination — Interests of Prospector’s Directors and Officers in the Business Combination.”

The Prospector Board considered all of these interests together with the factors described in the section entitled “The Business Combination — Prospector’s Board of Directors’ Reasons for the Approval of the Business Combination” as a whole and, on balance, concluded that they supported a favorable determination that the Business Combination Agreement and the Business Combination are fair from a financial point of view to and in the best interests of Prospector and its shareholders. In view of the wide variety of factors considered by the Prospector Board in connection with its evaluation, negotiation and recommendation of the Business Combination and related transactions and the complexity of these matters, the Prospector Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Prospector Board based its evaluation, negotiation and recommendation of the Business Combination on the totality of the information presented to and considered by it. The Prospector Board evaluated the reasons described above with the assistance of Prospector’s outside advisors. In considering the factors described above and any other factors, individual members of the Prospector Board may have viewed factors differently or given different weights to other or different factors.

Interests of LeddarTech’s Directors and Officers in The Business Combination

Certain of LeddarTech’s directors and executive officers are expected to become directors or executive officers of the Surviving Company upon the closing of the Business Combination. Specifically, the following individuals who are currently directors or executive officers of LeddarTech are expected to become directors or executive officers of the Surviving Company upon the closing of the Business Combination, as indicated below.

Directors and Executive Officers	Current Position	Expected Position with Surviving Company
Frantz Saintellemy	President, Chief Operation Officer and Director	Chief Executive Officer and Director
Charles Boulanger	Chief Executive Officer and Director	Director
David Torralbo	Chief Legal Officer	Chief Legal Officer
Christopher Stewart	Chief Financial Officer	Chief Financial Officer

Information regarding the expected compensation of executive officers and directors of the Surviving Company following the closing of the Business Combination is set out under the section entitled “Executive and Director Compensation.”

Certain of LeddarTech’s directors and executive officers hold vested and unvested LeddarTech options. For information regarding the treatment of LeddarTech options in the Business Combination, please see the section entitled “Business Combination Agreement — Consideration to LeddarTech Equityholders in the Business Combination.”

Following the closing of the Business Combination, the current executive officers of LeddarTech will have beneficial ownership of Surviving Company Common Shares as reflected in the table set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Potential Actions to Secure Requisite Shareholder Approvals

In connection with the shareholder vote to approve the Business Combination, the Sponsor and Prospector’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase Prospector Class A Shares from shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per-share pro rata portion of the Trust Account. None of the Sponsor or Prospector’s directors, officers, advisors or their affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase of shares may include a contractual acknowledgement that such shareholder, although still the record holder of the Prospector Class A Shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or Prospector’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. The purpose of such share purchases would be to increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy the closing condition in the Business Combination

Agreement that immediately after the Closing, the aggregate cash proceeds actually received (or deemed received) by LeddarTech, AmalCo or the Surviving Company in respect of the PIPE Financing, together with any funds in the Trust Account, shall be equal to or greater than US$43.0 million.

Additionally, in the event the Sponsor, or our or its directors, officers, advisors or affiliates were to purchase Prospector Class A Shares or Warrants in privately negotiated transactions from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        This proxy statement/prospectus discloses the possibility that the Sponsor, or our or its directors, officers, advisors or affiliates may purchase shares, rights or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

•        If the Sponsor, or our or its directors, officers, advisors or affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        This proxy statement/prospectus includes a representation that any of our securities purchased by the Sponsor, or our or its directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

•        The Sponsor, or our or its directors, executive officers, advisors or affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights in the event that the Business Combination is consummated; and

•        Prospector would disclose in a Current Report on Form 8-K, before the EGM, the following material items:

•        the amount of our securities purchased outside of the redemption offer by the Sponsor, or our or its directors, officers, advisors or any of their affiliates, along with the purchase price;

•        the purpose of the purchases by the Sponsor, or our or its directors, officers, advisors or affiliates;

•        the impact, if any, of the purchases by the Sponsor, directors, officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to the Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsor, directors, executive officers, advisors or any of their affiliates; and

•        the number of Prospector Class A Shares and Prospector Warrants for which Prospector has received redemption requests pursuant to the redemption offer. Regulatory Approvals Required for the Business Combination.

As of the Record Date, the Sponsor beneficially owned an aggregate of approximately 78.7% of the outstanding shares of Prospector Shares. The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Prospector Class A Shares. As a result, we would not need any additional Prospector Class A Shares to be voted in favor of the Shareholder Proposals to have the Shareholder Proposals, including the Business Combination Proposal, approved.

Listing of Surviving Company Common Shares

Approval of the listing on Nasdaq of the Surviving Company Common Shares to be issued in the Business Combination, subject to official notice of issuance, is a condition to each party’s obligation to complete the Business Combination.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse asset acquisition in accordance with IFRS since Prospector does not meet the definition of a business in accordance with IFRS 3. Consequently, the Business Combination will be accounted for under IFRS 2, Share-Based Payment as it relates to the stock exchange listing service received and under other relevant IFRS standards for cash and other assets acquired. Under this method of accounting, Prospector will be treated as the “acquiree” for accounting purposes. In the accompanying unaudited pro forma condensed consolidated financial information, the net assets of Prospector were recognized at their fair value, which was approximated by their carrying value, and no goodwill or other intangible assets were recorded. In accordance with IFRS 2, the difference between the fair value of the consideration paid (i.e., the Surviving Company Common Shares and Surviving Company Class A Non-Voting Special Shares issued to Prospector shareholders) over the fair value of the identifiable net assets of Prospector will represent a service for the listing of the Surviving Company and will be recognized as an expense.

LeddarTech has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an acquisition of the listing service and assets of Prospector.

•        LeddarTech’s existing shareholders will have the greatest voting interest in the Surviving Company under the no redemption scenario with an approximately 65.6% voting interest and under the maximum redemption scenario with an approximately 76.6% voting interest;

•        The largest individual minority shareholder of the Surviving Company is an existing shareholder of LeddarTech;

•        Senior management of the Surviving Company will be composed of a majority of senior management of LeddarTech;

•        Directors of LeddarTech will form a majority on the board of directors of the Surviving Company;

•        LeddarTech is the larger entity based on historical total assets and revenues; and

•        LeddarTech’s operations will comprise the ongoing operations of the Surviving Company.

THE BUSINESS COMBINATION AGREEMENT

Overview

Prospector is asking its shareholders to adopt and approve the Business Combination Agreement, certain related agreements and the transactions contemplated thereby (including the Business Combination). Prospector shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby. Please see “The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Prospector may consummate the Business Combination only if the Business Combination Proposal is approved by the affirmative vote of the holders of at least a majority of the Prospector Shares present in person, virtually or represented by proxy and entitled to vote at the extraordinary general meeting. Additionally, each of the Prospector Authorized Share Capital Proposal and the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the Prospector Shares present in person, virtually or represented by proxy and entitled to vote at the extraordinary general meeting. Approval of each of the Continuance Proposal, the Amalgamation Proposal and the AmalCo Governing Documents Proposal requires the affirmative vote of the holders of at least two-thirds of the Prospector Shares present in person, virtually or represented by proxy and entitled to vote at the extraordinary general meeting.

The Business Combination Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Prospector does not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about Prospector, Sponsor, LeddarTech or any other matter.

On June 12, 2023, Prospector, LeddarTech and Newco entered into the Business Combination Agreement, which provides for, among other things, the following transactions:

•        Pursuant to its governing documents, Prospector will be providing the holders of Prospector Class A Shares the right to redeem all or a portion of their Prospector Class A Shares in connection with the Business Combination.

•        Pursuant to the Prospector Share Issuance, Prospector will issue in connection with the Closing, as a share capitalization (dividend), following the Prospector Shareholder Redemption and prior to the Continuance, to each Prospector Non-Redeeming Shareholder on the Closing Date one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by such Prospector Non-Redeeming Shareholder on the Closing Date. Such additional Prospector Class A Shares are being issued as a dividend in an effort to reduce redemptions in an on-going high redemption environment for special purpose acquisition company business combinations. The potential market price of the Surviving Company Common Shares upon the completion of the Business Combination is subject to numerous risks and may be influenced by the Prospector Share Issuance. See “Risk Factors — Risks Related to Ownership of Surviving Company

Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “— Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “ — If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.”

•        Following the Prospector Shareholder Redemption but prior to the Prospector Share Issuance, and pursuant to the Prospector Unit Separation, the Prospector Class A Shares and the Prospector Warrants comprising each issued and outstanding Prospector Unit immediately prior to the Prospector Share Issuance shall be automatically separated and the holder thereof shall be deemed to hold one Prospector Class A Share and one-third of one Prospector Warrant.

•        On the Closing Date and pursuant to the Sponsor Letter Agreement, certain of the Prospector Class B Shares and Prospector Warrants held by the Sponsor (or any shares or warrants in the Surviving Company the Sponsor may receive in exchange for such Prospector Class B Shares and Prospector Warrants in connection with the Business Combination) shall be subject to vesting (i) with respect to the Prospector Class B Shares, in connection with the Prospector Share Conversion (as described below) and (ii) with respect to the Prospector Warrants, the addition of any vesting conditions to such Prospector Warrants as per the terms of the Sponsor Letter Agreement.

•        Following the Prospector Shareholder Redemption, the Prospector Unit Separation, and the Prospector Share Issuance, and simultaneously with the Prospector Vesting Addition, Prospector shall effect the Prospector Share Conversion whereby each Prospector Class B Share shall be converted into 0.75 of a Prospector Class A Share and 0.25 of a Prospector Sponsor Non-Voting Special Share.

•        On the Closing Date, the governing documents of Prospector will be amended, effective immediately prior to the Prospector Share Issuance, to effect (i) the Prospector Share Issuance and the Prospector Share Conversion, each pursuant to the terms contemplated by the Business Combination Agreement, (ii) the creation of the Prospector Sponsor Non-Voting Special Shares, and (iii) the creation of the Prospector Earnout Special Shares.

•        On the Closing Date, after the Prospector Shareholder Redemption, the Prospector Unit Separation, the Prospector Share Issuance, the Prospector Vesting Addition and the Prospector Share Conversion, Prospector will continue as a corporation existing under the CBCA and Prospector shall adopt the A&R Prospector Governing Documents.

•        On the Closing Date, after the Prospector Continuance and prior to the AmalCo Share Redemption, pursuant to the Prospector Amalgamation, Newco and Prospector will amalgamate, and pursuant to the Prospector Amalgamation, (i) the legal existence of Newco shall not cease and Newco shall survive the Prospector Amalgamation as AmalCo, (ii) the articles of Newco shall become the articles of AmalCo, and (iii) (A) Prospector Common Shares shall be converted to AmalCo Common Shares, ((B) Prospector New Sponsor Non-Voting Special Shares shall be converted to AmalCo Sponsor Non-Voting Special Shares, (C) Prospector New Earnout Special Shares shall be converted to AmalCo Earnout Non-Voting Special Shares and (D) Prospector New Warrants that are outstanding immediately prior to the Prospector Amalgamation shall be exchanged for AmalCo Warrants (which shall include all outstanding Prospector New Vesting Sponsor Warrants being exchanged solely for AmalCo Vesting Sponsor Warrants and no other Prospector New Warrants being exchanged for AmalCo Vesting Sponsor Warrants), subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement and, as applicable, the Sponsor Letter Agreement, and (E) the Newco Share held by the Company shall be converted to one (1) AmalCo Common Share.

•        On the Closing Date, following the Prospector Amalgamation, pursuant to the AmalCo Share Redemption (as described below), the AmalCo Common Share held by the Company shall be redeemed and immediately cancelled by AmalCo in exchange for a cash payment to the Company equal to the subscription price for the Newco Share that was converted into such AmalCo Common Share.

•        On the Closing Date, the Company Share Conversion shall be effected whereby each issued and outstanding Company Preferred Share shall be converted into a Company Common Share in accordance with the terms of Part II B. (5) and Part II C. (5) of the Company Articles.

•        On the Closing Date, following the Company Share Conversion, pursuant to the Share Exchange, AmalCo will acquire all of the issued and outstanding shares in the capital of the Company from the Company Shareholders in exchange for (i) such number of AmalCo Common Shares priced at a negotiated value of US$10.00 per share, having an aggregate equity value of US$200 million plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Amalgamation and (ii) the AmalCo Earnout Non-Voting Special Shares, and the Company will become a wholly-owned Subsidiary of AmalCo. Such additional Prospector Class A Shares are being issued as a dividend in an effort to reduce redemptions in an on-going high redemption environment for special purpose acquisition company business combinations. The potential market price of the Surviving Company Common Shares upon the completion of the Business Combination is subject to numerous risks and may be influenced by the Prospector Share Issuance. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “ — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline.”

•        On the Closing Date, immediately following the Share Exchange, pursuant to the Company Amalgamation, the Company and AmalCo will amalgamate, to continue as one company, which shall be a corporation existing under the CBCA; provided that the separate legal existence of AmalCo shall not cease and AmalCo shall survive the Company Amalgamation as the Surviving Company, and pursuant to the Company Amalgamation, (i) the articles of AmalCo shall continue as the articles of the Surviving Company, and (ii) (A) each issued and outstanding AmalCo Common Share shall, from and after the Company Amalgamation, represent one Surviving Company Common Share, (B) each issued and outstanding AmalCo Earnout Non-Voting Special Share shall, from and after the Company Amalgamation, represent one Surviving Company Earnout Non-Voting Special Share, (C) each issued and outstanding AmalCo Sponsor Non-Voting Special Share shall, from and after the Company Amalgamation, represent one Surviving Company Sponsor Non-Voting Special Share, (D) each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, (E) the Incentive Plan will be assumed by the Surviving Company, (F) each AmalCo Warrant outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation, represent a Surviving Company Warrant (which shall include each AmalCo Vesting Sponsor Warrant being solely continued to a Surviving Company Vesting Sponsor Warrant and no other AmalCo Warrant being continued to a Surviving Company Vesting Sponsor Warrant), and (G) each of the secured convertible notes issued in connection with the PIPE Financing under the Subscription Agreement will be assumed by the Surviving Company.

On September 25, 2023, the Business Combination Agreement was amended to, among other things, provide that the maximum number of shares available for issuance under the Incentive Plan shall not exceed a specific number of Surviving Company Shares (5 million) rather than an amount of Surviving Company Shares equal to a percentage of the issued and outstanding shares of the Surviving Company (10% in the original agreement).

The Business Combination is expected to close in the fourth quarter of 2023, subject to the satisfaction of certain customary closing conditions described below.

In connection with the foregoing and substantially concurrent with the execution of the Business Combination Agreement, the Company, Prospector and Newco entered into a Subscription Agreement with each of the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase the secured convertible notes of LeddarTech.

In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the Closing of the Business Combination, including the Subscription Agreement, the Sponsor Letter Agreement, the Investor Rights Agreement and the Registration Rights Agreement (each as defined in the accompanying proxy statement/prospectus). See the section entitled, “Certain Agreements Related to the Business Combination” for more information.

Concurrently with the execution of the Business Combination Agreement, the Supporting Company Shareholders duly executed and delivered to Prospector and the Company the Consent and Waiver.

Prior to the Business Combination

The following diagram depicts the organizational structure of Prospector and LeddarTech before the Business Combination:

Following the Business Combination

The following diagram depicts the organizational structure of LeddarTech Holdings Inc. after the Business Combination (assuming no redemption of Prospector Class A Shares, no conversions of LeddarTech’s convertible notes and no exercise of any LeddarTech or Prospector warrants). See “Unaudited Pro Forma Condensed Consolidated Financial Information — Basis of Pro Forma Presentation” for additional information regarding the ownership percentages in the Surviving Company.

Effect of the Continuance and Prospector Share Conversion on Existing Prospector Equity

The Continuance and the Prospector Share Conversion will result in, among other things, the following:

•        each issued and outstanding Prospector Class A Share will convert automatically by operation of law, on a one-for-one basis, into a Prospector Common Share;

•        each issued and outstanding Prospector Warrant to purchase Prospector Class A Shares will represent the right to purchase one Prospector Common Share;

•        each Prospector Class B Share shall be converted into 0.75 of a Prospector Common Share and 0.25 of a Prospector Sponsor Non-Voting Special Share (which shall have the vesting terms specified in the Sponsor Letter Agreement);

•        each issued and outstanding Prospector Sponsor Non-Voting Special Share will convert automatically by operation of law, on a one-for-one basis, into a Prospector New Sponsor Non-Voting Special Share; and

•        pursuant to the Sponsor Letter Agreement, twenty five percent (25%) of the Prospector Warrants held by Sponsor will be subject to vesting (with the vesting terms specified in the Sponsor Letter Agreement), which will be referred to as the Prospector Vesting Sponsor Warrants and which after giving effect to the Prospector Continuance, will convert into Prospector New Vesting Sponsor Warrants.

Effect of the Prospector Amalgamation on Existing Prospector Equity

The Prospector Amalgamation will result in Prospector and Newco amalgamating, and in connection therewith, (i) each issued and outstanding Prospector Common Share will be converted to one (1) AmalCo Common Share, (ii) each issued and outstanding Prospector New Sponsor Non-Voting Special Share shall be converted to one (1) AmalCo Sponsor Non-Voting Special Share, and (iii) each issued and outstanding Prospector New Warrant that is outstanding immediately prior to the Prospector Amalgamation shall be exchanged for one (1) AmalCo Warrant (which shall include all outstanding Prospector New Vesting Sponsor Warrants being exchanged solely for AmalCo Vesting Sponsor Warrants and no other Prospector New Warrants being exchanged for AmalCo Vesting Sponsor Warrants), subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement and, as applicable, the Sponsor Letter Agreement, and (iv) the Newco Share outstanding immediately prior to the Prospector Amalgamation will be converted into one AmalCo Common Share, the holder of the Newco Share so converted will be added to the register of holders of AmalCo Common Shares and such Newco Share so converted will be cancelled without any repayment of capital.

Effect of AmalCo Share Redemption

Following the Prospector Amalgamation, the AmalCo Common Share held by the Company shall be redeemed and immediately cancelled by AmalCo in exchange for a cash payment to the Company equal to the subscription price for the Newco Share that was converted into such AmalCo Common Share.

Effect of Company Share Conversion

On the Closing Date, following the AmalCo Share Redemption and pursuant to the Company Share Conversion, each issued and outstanding Company Preferred Share shall be converted into a Company Common Share in accordance with the terms of Part II B. (5) and Part II C. (5) of the Company Articles.

Effect of Share Exchange

On the Closing Date, following the Company Share Conversion, pursuant to the Share Exchange AmalCo will acquire all of the issued and outstanding shares in the capital of the Company from the Company Shareholders in exchange for AmalCo Common Shares and AmalCo Earnout Non-Voting Special Shares, and the Company will become a wholly-owned Subsidiary of AmalCo.

Effect of Company Amalgamation

Following the Share Exchange, pursuant to the Company Amalgamation (i) each issued and outstanding AmalCo Common Share shall represent one Surviving Company Common Share, (ii) each issued and outstanding AmalCo Earnout Non-Voting Special Share shall represent one Surviving Company Earnout Non-Voting Special Share, (iii) each issued and outstanding AmalCo Sponsor Non-Voting Special Share shall represent one Surviving Company Sponsor Non-Voting Special Share, (iv) each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, (v) the Incentive Plan will be assumed by the Surviving Company, and (vi) each AmalCo Warrant outstanding immediately prior to the Company Amalgamation shall represent a Surviving Company Warrant (which shall include each AmalCo Vesting Sponsor Warrant being solely continued to a Surviving Company Vesting Sponsor Warrant and no other AmalCo Warrant being continued to a Surviving Company Vesting Sponsor Warrant).

Treatment of Company Equity Awards

Immediately prior to the Closing, the Company will adopt the Surviving Company Equity Incentive Plan. At the time of the Company Amalgamation:

(a)     the Surviving Company shall assume the Surviving Company Equity Incentive Plan. Each Company Option (other than Company M-Options) outstanding immediately prior to the Arrangement Effective Time will be cancelled for no compensation or consideration whatsoever, and any rights, entitlements or obligations associated with such Company Options, including, but not limited to, the right to exercise such Company Options for Company Shares, will cease and be of no further force or effect, and the name of the holder thereof will be removed from the applicable securities register of the Company; and

(b)    each Company M-Option outstanding immediately prior to the Arrangement Effective Time shall be exchanged for an option to purchase a number of Surviving Company Common Shares equal to the number of Company Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Surviving Company Equity Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent) and the portion of the Surviving Company Earnout Non-Voting Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award. Each such Rollover Equity Award shall be subject to substantially the same terms and conditions (including applicable, expiration and forfeiture provisions) that applied to the corresponding Company M-Option immediately prior to the Arrangement Effective Time, except that the options to purchase Surviving Company Common Shares shall vest after a six-month period following the issuance thereof.

Consideration to LeddarTech Equityholders in the Business Combination

Following the Prospector Amalgamation and upon the consummation of the Share Exchange, AmalCo will acquire all of the issued and outstanding Company Shares from the Company Shareholders in exchange for (i) such number of AmalCo Common Shares, priced at a negotiated value of US$10.00 per share, having an aggregate equity value of US$200 million plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Amalgamation and (ii) the AmalCo Earnout Non-Voting Special Shares, and the Company will become a wholly owned subsidiary of AmalCo. The US$200 million valuation may not be considered as an indication as to the market value of the Surviving Company Common Shares upon completion of the Business Combination.

The Surviving Company Earnout Non-Voting Special Shares to be issued to the Company Shareholders shall consist of the following:

(i)     1,000,000 Surviving Company Class B Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $12.00; or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $12.00 per Surviving Company Common Share;

(ii)    1,000,000 Surviving Company Class C Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $14.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $14.00 per Surviving Company Common Share;

(iii)   1,000,000 Surviving Company Class D Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $16.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $16.00 per Surviving Company Common Share;

(iv)   1,000,000 Surviving Company Class E Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company enters into its first customer contract with an OEM (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Surviving Company for an OEM series production vehicle that will create at least 150,000 units a year in volume for its fusion and perception products or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share; and

(v)    1,000,000 Surviving Company Class F Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share.

Notwithstanding the foregoing, if (i) there occurs any Change of Control Transaction and the applicable valuation of the Surviving Company Common Shares is less than the respective dollar values set forth above, or (ii) any Surviving Company Earnout Non-Voting Special Share is outstanding as of the seventh anniversary of the Closing, then each outstanding Surviving Company Earnout Non-Voting Special Share shall be redeemable by the Surviving Company, without any action or consent on the part of the holders thereof or any other Person.

Use of Cash Proceeds

The cash proceeds from the transactions contemplated by the Business Combination will be used for working capital, to develop its software solutions and for general corporate purposes after the Business Combination; provided that, as required by the terms of the Desjardins Term Loan, the extent of any net cash proceeds from the Trust Account in excess of US$17.0 million will be used to pay down outstanding borrowings under the Desjardins Term Loan, and the extent of net cash proceeds from the sale of equity securities in excess of US$44.0 million (including from the PIPE Financing) also will be used to pay down outstanding borrowings under the Desjardins Term Loan, but only in the amount of 10% of such excess.

Closing of the Business Combination

The Closing of the Business Combination shall take place electronically by exchange of the closing deliverables as promptly as reasonably practicable, but in no event later than the third (3rd) business day, following the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions described below under the section entitled “— Conditions to Closing of the Business Combination,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date and/or time as Prospector and LeddarTech may agree in writing.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of each party to the Business Combination Agreement to consummate the transactions contemplated by the Business Combination are subject to the satisfaction or, if permitted by applicable law, waiver by the party whose benefit such condition exists, of the following conditions:

•        the approval of the Company Arrangement Resolution shall have been approved at the Company Shareholders Meeting in accordance with the Interim Order and applicable law and a certified copy of such Company Arrangement Resolution shall have been delivered to Prospector;

•        the Final Order shall have been granted and shall not have been set aside or modified in a manner unacceptable to the parties, acting reasonably, on appeal or otherwise;

•        each applicable waiting period or consent under certain Foreign Antitrust Laws relating to the transactions contemplated by the Business Combination Agreement, and any agreement with any governmental entity not to consummate the transactions contemplated by the Business Combination Agreement, shall have expired, been terminated or obtained (or deemed, by applicable law, to have been obtained), as applicable;

•        no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Business Combination being in effect;

•        this registration statement/proxy statement becoming effective in accordance with the provisions of the Securities Act, no stop order being issued by the SEC and remaining in effect with respect to this registration statement/proxy statement, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending;

•        the approval of the Business Combination Agreement, the ancillary documents to the Business Combination Agreement to which Prospector is or will be a party and the transactions contemplated by each of the foregoing agreements being obtained by the requisite number of shareholders of Prospector in accordance with applicable law and Prospector’s governing documents;

•        the PIPE Financing shall have been completed pursuant to the terms of the Subscription Agreement;

•        immediately after Closing, the Aggregate Closing Financing Proceeds together with any funds in the Trust Account, shall be equal to or greater than US$43.0 million; and

•        Newco’s initial listing application with Nasdaq in connection with the transactions contemplated by the Business Combination Agreement shall have been approved and, immediately following the Closing, the Surviving Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and no party shall have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Closing, and the Surviving Company Common Shares shall have been approved for listing on Nasdaq.

Other Conditions to the Obligations of Prospector

The obligations of Prospector to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by Prospector of the following further conditions:

•        the Company’s “fundamental representations” that are limited as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein shall be true and correct in all respects and all other Company fundamental representations shall be true and correct in all material respects, in each case, as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the Company (other than the

Company fundamental representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not reasonably be expected to cause a Company Material Adverse Effect (provided, that any failure of any such representation and warranty to be true and correct in all respects so as to reasonably be expected to result in the Prospector Amalgamation failing to constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code shall be deemed to cause a Company Material Adverse Effect);

•        LeddarTech and Newco having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement prior to the Closing;

•        since the date of the Business Combination Agreement, no Company Material Adverse Effect has occurred that is continuing;

•        the Consent and Waiver shall continue to be in full force and effect;

•        at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Prospector the following documents;

•        a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in above are satisfied, in a form and substance reasonably satisfactory to Prospector;

•        Letters of Transmittal in the form or forms mutually agreed to by each of Newco, Prospector, the Transfer Agent and the Company (in any case, such agreement not to be unreasonably withheld, conditioned or delayed) (which, for the avoidance of doubt, shall include a waiver of dissent rights, a grant of an irrevocable proxy (only in the case of shareholders that are not Institutional Investors) and the lock-up language set forth in Exhibit H to the Business Combination Agreement) duly executed by the Company and the Company Shareholders holding 662/3% of the Company Common Shares immediately prior to the Share Exchange;

•        the Registration Rights Agreement duly executed by the applicable Company Shareholders; and

•        the Prospector Shareholder Redemption, the Prospector Unit Separation, the Prospector Share Issuance, the Prospector Vesting Addition, the Prospector Share Conversion, the Prospector Continuance, the Prospector Amalgamation, the AmalCo Share Redemption, the Company Share Conversion, the Share Exchange, and the Company Amalgamation shall have occurred, or shall be scheduled to occur, as applicable, in the order and at the times contemplated by the Parties and as reflected pursuant to the Business Combination Agreement, the Plan of Arrangement and the Prospector Board Approvals (as applicable).

Other Conditions to the Obligations of LeddarTech

The obligations of LeddarTech to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by LeddarTech of the following further conditions:

•        (i) the Prospector “fundamental representations” that are limited as to “materiality” or “Prospector Material Adverse Effect” or any similar limitation set forth herein shall be true and correct in all respects and all other Prospector fundamental representations shall be true and correct in all material respects, in each case, as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties of Prospector contained in Article 4 (other than the Prospector fundamental representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Prospector Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of the Business Combination Agreement and the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not reasonably be expected to cause a Prospector Material Adverse Effect;

•        Prospector having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement;

•        since the date of the Business Combination Agreement, no Prospector Material Adverse Effect has occurred that is continuing;

•        at or prior to the Closing, Prospector shall have delivered, or caused to be delivered, the following documents to the Company:

•        a certificate duly executed by an authorized officer of Prospector, dated as of the Closing Date, to the effect that the conditions specified above are satisfied in a form and substance reasonably satisfactory to the Company;

•        the Registration Rights Agreement duly executed by Prospector and the Sponsor; and

•        the Sponsor Letter Agreement shall continue to be in full force and effect.

Representations and Warranties

Under the Business Combination Agreement, LeddarTech made customary representations and warranties to Prospector relating to, among other things: enforceability, incorporation and status, corporate power capitalization; convertible instruments; subsidiaries; no contravention; consents and approvals; financial statements, absence of undisclosed liabilities, absence of unusual transactions and events; transactions with affiliates; employment matters; employee plans; material contracts; real and personal property; environmental and safety matters; assets in good condition; tax matters; insurance; intellectual property, AI and training data, permits, registrations and elections; compliance with law; litigation and other proceedings; corporate records and books of account; brokers; rights of registration; compliance with sanction laws, anti-corruption laws and anti-money laundering laws; data privacy; financial assistance; non-discrimination; information supplied; and investigation; Investment Canada Act; private issuer status; Company Shareholders Agreement, and TID US business.

Under the Business Combination Agreement, Prospector made customary representations and warranties to LeddarTech relating to, among other things: organization and qualification; capitalization; authorization; board approval; vote required; consent and approvals; no violation; SEC Filings; internal controls; listing; financial statements; the Trust Account; listing; contracts, absence of changes; litigation; compliance with law; compliance with sanction laws, anti-corruption laws and anti-money laundering laws; employees; investment company status; business activities assets; absence of undisclosed liabilities; tax matters; brokers; transaction with affiliates; information supplied; and investigation.

Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of LeddarTech and Prospector are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of Prospector and LeddarTech are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Business Combination Agreement, a “Company Material Adverse Effect” means an event, development, circumstance, fact, act, change or omission (each, an “Event”) which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, the Business, or the Group Companies, taken as a whole; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates; (b) general changes or developments in the industries in which any of the Group Companies operate; (c) the negotiation, execution and delivery of the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement or the public announcement or pendency of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Group Companies with employees, customers, suppliers, distributors, regulators or partners, or any litigation relating to the Business Combination Agreement (provided that the exception in this clause (c) shall not apply to the representations and warranties set forth in Section 3.7 of the Business Combination Agreement to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by the Business Combination Agreement or the condition set forth in Section 6.2(a) of the Business Combination Agreement to the extent it relates to such representations and warranties); (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events; (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof; provided, in respect of the Events described in subsections (a), (b), (d), (e) and (f), that effects related thereto do not affect the Group Companies in a disproportionate manner relative to other participants in the same industry as them.

Pursuant to the Business Combination Agreement, a “Prospector Material Adverse Effect” means an Event which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, Prospector; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Prospector Material Adverse Effect: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates, (b) general changes or developments in the industries in which Prospector operates, (c) the negotiation, execution and delivery of the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement or the public announcement or pendency of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of Prospector with employees, customers, suppliers, distributors, regulators or partners, or the Prospector Shareholder Redemption, or any litigation relating to the Business Combination Agreement (provided that the exception in this clause (c) shall not apply to the representations and warranties set forth in Section 4.5(b) of the Business Combination Agreement to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by the Business Combination Agreement or the condition set forth in Section 6.3(a) of the Business Combination Agreement to the extent it relates to such representations and warranties), (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof.

Covenants of the Parties

Covenants of LeddarTech

LeddarTech made certain covenants under the Business Combination Agreement, including, among others, the following:

Subject to certain exceptions or as consented to in writing by Prospector (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Closing, LeddarTech will and will cause its subsidiaries to, operate the business of LeddarTech and its subsidiaries in the ordinary course and consistent with past practice and use best efforts to maintain and preserve intact the business organization, assets, properties and material business relations of LeddarTech and its subsidiaries, taken as a whole.

Subject to certain exceptions, prior to the Closing, LeddarTech will and will cause its subsidiaries to, not do any of the following without Prospector’s written consent (such consent not to be unreasonably withheld, conditioned or delayed):

•        declare, set aside, make or pay any dividends or distribution or payment in respect of, or repurchase any outstanding, any equity securities of LeddarTech or any of its subsidiaries, subject to customary exceptions;

•        merge, consolidate, combine or amalgamate with any person or purchase or otherwise acquire any business entity or organization or division thereof;

•        adopt any amendments, supplements, restatements or modifications to any LeddarTech governing documents, the Company Shareholders Agreement, or any Equity Plan;

•        (A) sell, convey, transfer, or grant any license or sub-license to any Person, encumbered, covenanted not to assert, abandoned, allowed to lapse, or otherwise disposed of any of the Company’s Intellectual Property, held or used by it, except for certain permitted charges; (B) disclose any material Trade Secrets, except pursuant to sufficiently protective non-disclosure agreements; or (C) subject any source code for proprietary Software Materials to Copyleft Terms;

•        (A) issue, sell or grant any equity securities of LeddarTech or of its subsidiaries or any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating LeddarTech or its subsidiaries to issue, deliver or sell any such equity securities, other than the issuance of shares of the applicable class of capital stock of LeddarTech upon the exercise, vesting or conversion of any LeddarTech equity awards outstanding on the date of the Business Combination Agreement in accordance with the terms of the applicable Equity Plan and the underlying grant, award or similar agreement, (B) consent to the transfer of any LeddarTech equity securities, or (C) transfer, subject to or incur any lien on any equity interests of its subsidiaries or any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating LeddarTech or its subsidiaries to issue, deliver or sell any such equity securities;

•        incur, create or assume any indebtedness other than ordinary course trade payables;

•        make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person, subject to customary exceptions;

•        subject to customary exceptions, establish, adopt, amend, modify, enter into or terminate any benefit plan or compensation plan, policy, program, agreement, arrangement or contract, make, promise or grant any salary, bonus, benefit, incentive or any other compensation increase or decrease payable to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider receiving annual compensation equal to or greater than $200,000, other than salary increases to such individuals that, in the aggregate, represent an increase of less than $200,000 on an annual basis, or take any action to accelerate any payment, right to payment or benefit payable or to become payable to any such person;

•        waive or release any noncompetition, non-solicitation, no-hire, nondisclosure, non-interference, non-disparagement or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other individual service provider;

•        modify, extend, or enter into any collective bargaining agreement, or recognize or certify any labor union, labor organization, works council, or group of employees of LeddarTech or its subsidiaries as the bargaining representative for any employees of LeddarTech or its subsidiaries;

•        implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the Worker Adjustment Retraining and Notification Act of 1988, as well as similar applicable foreign, state or local Laws;

•        in any calendar year (A) increase the total number of employees of LeddarTech and its subsidiaries by more than 10% on a net basis, taking into account all employees hired during such calendar year and all employees who separate from employment for any reason during such calendar year; or (B) terminate (other than for cause), the employment of a number of employees of LeddarTech and its subsidiaries that exceeds 10% of the total number of employees of LeddarTech and its subsidiaries as of the first day of such calendar year;

•        in the case of Newco only, hire any employees or retain any contractors or establish, amend, modify, adopt, enter into or terminate any employee benefit plan, program, agreement, policy or arrangement;

•        (A) make, change or revoke any material election concerning taxes, (B) change any method of accounting for tax purposes, (C) amend any material tax return, (D) enter into any tax closing agreement, (E) settle or compromise any tax contest, (F) consent to any extension or waiver of the limitation period applicable to or relating to any taxes or tax contest, other than any such extension or waiver that is an extension of time to file a tax return obtained in the ordinary course, (G) surrender any material refund for taxes, (H) incur any material liability for taxes other than in the ordinary course, (I) fail to timely pay any material taxes due and payable, (J) change its legal form or residence for tax purposes or (K) create a permanent establishment or any taxable presence in any jurisdiction outside its jurisdiction of organization;

•        enter into any settlements in excess of a certain threshold or that impose any material non-monetary obligations on LeddarTech or any of its subsidiaries;

•        waive, release or assign, compromise or settle any proceeding, other than, the settlement of any proceeding involving only the payment of money (not covered by insurance) by LeddarTech or its subsidiaries of any amount not exceeding $100,000 in the aggregate;

•        authorize or incur any capital expenditures or commitments other than, capital expenditures or commitments not exceeding $100,000 individually;

•        authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

•        make any material changes to the methods of accounting of LeddarTech or any of its subsidiaries, other changes that are made in accordance with Generally Accepted Accounting Principles or International Financial Reporting Standards;

•        enter into any contract providing for the payment of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement;

•        make any change of control payment that is not disclosed to Prospector on the LeddarTech disclosure schedules;

•        amend, modify or terminate any material contracts, waive any material benefit under any material contract or other than in the ordinary course of business, enter into any contract that would constitute a material contract; and

•        fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of LeddarTech and its subsidiaries to the extent commercially reasonable in LeddarTech’s business judgment in light of prevailing conditions in the insurance market.

LeddarTech agreed to terminate certain related party agreements, including the LeddarTech shareholders agreement, as set forth on the LeddarTech disclosure schedules.

Subject to certain exceptions, prior to the Closing, LeddarTech agreed to purchase a “tail” policy providing liability insurance coverage for LeddarTech directors and officers with respect to matters occurring on or prior to the Closing.

LeddarTech agreed to use commercially reasonable efforts to obtain duly executed Letters of Transmittal in the form or forms mutually agreed to by each of Newco, Prospector, the Exchange Agent and the Company from each Company Shareholder.

LeddarTech and Newco agreed to cause the shares of the Surviving Company to be issued to Company Shareholders to bear a legend stating that they are subject to restrictions on transfers and provide stop transfer orders to the applicable transfer agent to prevent transfers of these shares in breach of the restrictions on transfer.

Prior to the Closing or termination of the Business Combination Agreement in accordance with its terms, LeddarTech shall not, and shall cause its subsidiaries and its and their respective representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to any transaction or series of transactions under which LeddarTech or its affiliates directly or indirectly acquires or purchases any other entity (a “LeddarTech Acquisition Proposal”); (ii) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a LeddarTech Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a LeddarTech Acquisition Proposal; (iv) discuss or negotiate with any Person a LeddarTech Acquisition Proposal (other than to inform such Person of the restrictions set forth in Section 5.6 of the Business Combination Agreement), (v) take meaningful steps in preparation for, or conduct, a public offering of any equity securities of LeddarTech or its subsidiaries (or any affiliate or successor of LeddarTech or its subsidiaries); or (vi) otherwise cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing. The LeddarTech board of directors shall be permitted to disclose to the shareholders of LeddarTech the receipt, existence or terms of a bona fide LeddarTech Acquisition Proposal; provided, that LeddarTech notifies Prospector promptly upon receipt of such LeddarTech Acquisition Proposal, describing the material terms and conditions of such LeddarTech Acquisition Proposal in reasonable detail (including the identity of the persons making such LeddarTech Acquisition Proposal) and keeps Prospector reasonably informed on a current basis of any modifications to such offer or information.

Covenants of Prospector

Prospector made certain covenants under the Business Combination Agreement, including, among others, the following:

•        Subject to certain exceptions or as consented to in writing by LeddarTech (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Closing, Prospector will and will cause its subsidiaries to, operate the business of Prospector in the ordinary course and consistent with past practice and use its best efforts to maintain and preserve intact the business organization, assets, properties and material business relations of Prospector, taken as a whole.

•        Subject to certain exceptions, prior to the Closing, Prospector will, and will cause its subsidiaries to, not do any of the following without LeddarTech’s written consent (such consent not to be unreasonably withheld, conditioned or delayed):

•        declare, set aside, make or pay any dividends or distribution or payment in respect of, or repurchase any outstanding, any equity securities of Prospector or any of its subsidiaries, subject to customary exceptions;

•        merge, consolidate, combine or amalgamate with any person or purchase or otherwise acquire any business entity or organization or division thereof;

•        adopt any amendments, supplements, restatements or modifications to the Prospector trust agreement, warrant agreement or the governing documents of Prospector or any of its subsidiaries;

•        (A) sell, assign, abandon, let lapse, lease, license or otherwise dispose of any intellectual property of LeddarTech, (B) disclose any material trade secrets or (C) subject any source code for proprietary software materials to a copyleft or other open source license;

•        issue, sell or grant any equity securities of Prospector or of its subsidiaries or any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating Prospector or its subsidiaries to issue, deliver or sell any such equity securities;

•        incur, create or assume any indebtedness;

•        make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person, subject to customary exceptions;

•        waive or release any noncompetition, non-solicitation, no-hire, nondisclosure, non-interference, non-disparagement or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other individual service provider;

•        hire any employees or retain any contractors or establish, amend, modify, adopt, enter into or terminate any employee benefit plan, program, agreement, policy or arrangement;

•        (A) make, change or revoke any material election concerning taxes, (B) change any method of accounting for tax purposes, (C) amend any material tax return, (D) enter into any tax closing agreement, (E) settle or compromise any tax contest, (F) consent to any extension or waiver of the limitation period applicable to or relating to any taxes or tax contest, other than any such extension or waiver that is an extension of time to file a tax return obtained in the ordinary course, (G) surrender any material refund for taxes, (H) incur any material liability for taxes other than in the ordinary course, (I) fail to timely pay any material taxes due and payable, (J) change its legal form or residence for tax purposes, other than in connection with the Prospector Continuance or (K) create a permanent establishment or any taxable presence in any jurisdiction outside its jurisdiction of organization or Canada;

•        enter into any settlements in excess of a certain threshold or that impose any material non-monetary obligations on Prospector or any of its subsidiaries;

•        waive, release or assign, compromise or settle any proceeding;

•        authorize or incur any capital expenditures or commitments;

•        authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

•        make any material changes to the methods of accounting of Prospector or any of its subsidiaries, other changes that are made in accordance with Generally Accepted Accounting Principles or International Financial Reporting Standards;

•        enter into any contract providing for the payment of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement;

•        make any change of control payment; and

•        enter into, amend, modify or terminate any material contracts, waive any material benefit under any material contract or other than in the ordinary course of business, enter into any contract.

Subject to certain exceptions, prior to the Closing or termination of the Business Combination Agreement in accordance with its terms, Prospector shall not and shall cause its representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to any transaction or series of transactions under which Prospector or its affiliates directly or indirectly acquires or purchases any other entity (a “Prospector Acquisition Proposal”); (ii) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a Prospector Acquisition Proposal; (iii) discuss or negotiate with any person a Prospector Acquisition Proposal (other than to inform such Person of the restrictions set forth in Section 5.5(d) of the Business Combination Agreement); (iv) enter into any contract or other arrangement or understanding regarding a Prospector Acquisition Proposal; (v) take any meaningful steps in preparation for, or conduct, an offering of any securities of Prospector (or any affiliate or successor of Prospector); or (vi) otherwise cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing. The Prospector Board shall be permitted to effect a change in its recommendation of the Business Combination (a “Change in Recommendation”) if Prospector has complied with the Business Combination Agreement and the Prospector Board determines in good faith after consultation with Prospector’s outside legal counsel and financial advisors that a failure to make a Change in Recommendation would be inconsistent with its fiduciary obligations under applicable law. Prospector’s obligation to convene the EGM and solicit the requisite shareholder votes needed for the proposals in accordance with the Business Combination shall apply notwithstanding any Change in Recommendation.

Mutual Covenants of the Parties

The parties made certain covenants under the Business Combination Agreement, including, among others, the following:

•        using reasonable best efforts to consummate the Business Combination;

•        notify the other party in writing promptly after learning of any shareholder demands or other shareholder proceedings relating to the Business Combination Agreement, any ancillary document or any matters relating thereto and reasonably cooperate with one another in connection therewith;

•        keeping certain information confidential in accordance with the existing non-disclosure agreements;

•        subject to certain exceptions, providing, or cause to be provided, to each other during normal business hours reasonable access to its and its subsidiaries properties, directors, officers, books and records (in a manner so as to not interfere with normal business operations);

•        subject to customary exceptions, refraining from making public announcements;

•        using reasonable best efforts to cause (A) the Prospector Vesting Addition, (B) the Prospector Continuance, (C) the Prospector Amalgamation, (D) the Prospector Share Conversion, (E) the Company Share Conversion, and (F) the Share Exchange and the Company Amalgamation, taken together, to each constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code; and

•        cooperate in connection with certain tax matters and filings.

In addition, Prospector and LeddarTech agreed that Prospector and LeddarTech will prepare and mutually agree upon, and Newco will file with the SEC, this registration statement/proxy statement on Form F-4 relating to the Business Combination.

Board of Directors

The parties have agreed to take all action within their power as may be necessary or appropriate such that, effective immediately after the Closing, the Surviving Company Board will consist of at least seven directors, including four current directors of LeddarTech (who include two Prospector nominees), one current officer of LeddarTech and one IQ nominee. It is currently expected, however, that the IQ nominee will be nominated and appointed to the Surviving Company Board following the Closing.

Survival of Representations, Warranties and Covenants

The representations, warranties, agreements and covenants in the Business Combination Agreement terminate at the Closing, except for the covenants and agreements relevant to the Closing, agreements or covenants which by their terms contemplate performance after the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, the following:

•        by the mutual written consent of Prospector and LeddarTech;

•        by Prospector, subject to certain exceptions, if any of the representations or warranties made by LeddarTech are not true and correct or if LeddarTech fails to perform any of its respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of Prospector, as described in the section entitled “— Conditions to Closing of the Business Combination” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) thirty days after written notice thereof, and (ii) the Termination Date.

•        by LeddarTech, subject to certain exceptions, if any of the representations or warranties made by Prospector are not true and correct or if Prospector fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that the condition to the obligations of LeddarTech, as described in the section entitled “— Conditions to Closing of the Business Combination” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) thirty days after written notice thereof, and (ii) the Termination Date;

•        by either Prospector or LeddarTech, if the transactions contemplated by the Business Combination Agreement are not consummated on or prior to the Termination Date, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement.

•        by either Prospector or LeddarTech, if any governmental entity shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order or other action shall have become final and non-appealable;

•        by either Prospector or LeddarTech if the Prospector Shareholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Prospector’s shareholders have duly voted and the Prospector Shareholder Approval was not obtained; or

•        by either Prospector or LeddarTech, if the LeddarTech Required Approval in respect of the Company Arrangement Resolution has not have been obtained at the LeddarTech Shareholders Meeting in accordance with the Interim Order and applicable Law.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of a willful or material breach of any covenant or agreement under the Business Combination Agreement or fraud (involving scienter) prior to such termination.

Expenses

The fees and expenses incurred in connection with the Business Combination and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Company; provided that if the Business Combination Agreement is terminated pursuant to Section 7.1(c) (Breach of Prospector Warranties), Section 7.1(f) (No Prospector Shareholder Agreement) or Section 7.1(g) (No Company Required Approval) (but only because any Affiliate of Prospector failed to vote in favor of the Company Arrangement Resolution) of the Business Combination Agreement, or if the condition to Closing set forth in Section 6.1(g) of the Business Combination Agreement could not be satisfied by the Termination Date (provided that the Company is not then in breach of the Business Combination Agreement so as to prevent any condition to Closing set forth in Article 6 of the Business Combination Agreement from being satisfied), then the Company shall not be required to pay, or cause to be paid, any Prospector expenses (other than fees and expenses incurred in connection with the PIPE Financing by Prospector or an Affiliate of Prospector that is a PIPE Investor, which fees and expenses shall be governed by the Subscription Agreement and the documents referred to thereto). For greater certainty, (a) if the Closing occurs, then the Surviving Company (as successor to Prospector and the Company) shall pay, or cause to be paid, upon Closing, all unpaid Prospector expenses and all unpaid Company expenses, and (b) if the Business Combination Agreement is terminated for any reason other than pursuant to Section 7.1(c), Section 7.1(f) or Section 7.1(g) (but only because any Affiliate of Prospector failed to vote in favor of the Company Arrangement Resolution) of the Business Combination Agreement or if the condition to Closing set forth in Section 6.1(g) of the Business Combination Agreement could not be satisfied by the Termination Date (provided that the Company is not then in breach of the Business Combination Agreement so as to prevent any condition to Closing set forth in Article 6 of the Business Combination Agreement from being satisfied), then the Company shall pay, or cause to be paid, within two (2) Business Days following such termination, all Prospector Expenses that are unpaid as of the date of termination.

Governing Law

The Business Combination Agreement is governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of Canada, including the provisions relating to the Arrangement and the Plan of Arrangement (except that the Cayman Islands Act shall also apply to the Prospector Continuance).

Amendments

The Business Combination Agreement may be amended or modified only by a written agreement executed and delivered by Prospector and LeddarTech.

Certain Agreements Related to the Business Combination

Registration Rights Agreement

Upon the Closing, the New Holders will enter into the Registration Rights Agreement, pursuant to which, among other things, the Sponsor and the New Holders will be granted certain customary registration rights with respect to the Surviving Company Common Shares.

With respect to the PIPE Investors, the Registration Rights Agreement provides that the Surviving Company Common Shares (other than any shares issuable upon conversion of any securities obtained through the PIPE Financing) will be subject to a lock-up for a period of six months following the Closing.

With respect to the New Holders other than the PIPE Investors, the Surviving Company Common Shares will be subject to a lock-up for a period of four years following the Closing. Surviving Company Common Shares held by certain investors are subject to such lock-up through the delivery by the investors of letters of transmittal.

With respect to the Sponsor, the Surviving Company Common Shares issued upon conversion of the Sponsor’s Prospector Class B Shares will be subject to certain transfer restrictions until six months following the Closing, and Surviving Company Common Shares issued upon conversion of the Sponsor’s Private Placement Warrants will be subject to certain transfer restrictions until 30 days following the Closing.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Annex H hereto, and the terms of which are incorporated herein by reference.

Subscription Agreement

Prior to the execution of the Business Combination Agreement, LeddarTech entered into the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase convertible notes of the Company in an aggregate principal amount of approximately US$44.0 million payable in two tranches. The issuance of the first tranche of the PIPE Financing in the aggregate principal amount of approximately US$22.0 million mostly occurred upon execution of the Business Combination Agreement. FS Investors, an affiliate of the Sponsor, and the Sponsor are participants in the PIPE Financing and are investing US$17,025,000 in the PIPE Financing. Derek Aberle, the Chief Executive Officer of Prospector, and a member of the board of directors of LeddarTech, is an existing investor in the Company and investing US$210,000 in the PIPE Financing.

The issuance of the first tranche (“Tranche A”) of the PIPE Financing was contingent upon, among other things, the execution of the Business Combination Agreement. The Subscription Agreement provides that each PIPE Investor participating in Tranche A received (a) a secured convertible note issued by LeddarTech in a principal amount equal to such PIPE Investor’s Tranche A investment and convertible into Class D-1 preferred shares of LeddarTech before the Closing or if the Closing does not occur (the “Class D-1 Preferred Shares”) or into Surviving Company Common Shares after the Closing, with the Surviving Company as LeddarTech’s successor, as provided in the Subscription Agreement, and (b) a warrant certificate entitling such PIPE Investor to purchase Class D-1 Preferred Shares at an exercise price of $0.01 per share at any time prior to the date that is fourteen calendar days after the conditions of LeddarTech and the PIPE Investors to consummate the Tranche A transaction have been met, representing 2.75 Class D-1 Preferred Shares for each $100.00 of the Tranche A investment paid by such PIPE Investor under the Subscription Agreement.

The issuance of the second tranche (“Tranche B”) of the PIPE Financing was contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreement provides that each PIPE Investor participating in Tranche B will receive a secured convertible note issued by Newco in a principal amount equal to such PIPE Investor’s Tranche B investment and convertible into Surviving Company Common Shares, at an initial conversion price of US$10.00 per share as provided in the Subscription Agreement.

On October 30, 2023, LeddarTech entered into an amendment to the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to accelerate the timing of a portion of their purchase of Tranche B of the PIPE Financing (“Tranche B-1”), with the remaining portion to be purchased upon consummation of the Business Combination (“Tranche B-2”). The amendment to the Subscription Agreement provides that each PIPE Investor participating in Tranche B-1 will receive a secured convertible note issued by the Company in a principal amount equal to such PIPE Investor’s Tranche B-1 investment and convertible into Class D-1 Preferred Shares before the Closing or if the Closing does not occur, or into Surviving Company Common Shares after the Closing, with the Surviving Company as LeddarTech’s successor, as provided in the amendment, and (b) a warrant certificate entitling such PIPE Investor to purchase Class D-1 Preferred Shares at an exercise price of $0.01 per share on or before the first business day after the conditions of LeddarTech and the PIPE Investors to consummate the Tranche B-1 transaction have been met, representing 0.6 Class D-1 Preferred Shares for each US$100.00 of the Tranche B-1 investment paid by such PIPE Investor under the amendment.

Pursuant to the Business Combination Agreement, each of Prospector, LeddarTech and Newco agree that, if desirable, they will collaborate together so that LeddarTech may enter into subscription agreements (and/or joinders to the Subscription Agreement) to issue additional secured convertible notes.

The foregoing description of the Subscription Agreement and the PIPE Financing is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement.

Investor Rights Agreement

Upon the Closing, NewCo and IQ will enter into the Investor Rights Agreement, pursuant to which, among other things, IQ will be granted certain rights with respect to the nomination of board members of the Surviving Company. IQ is a participant in the PIPE Financing and invested US$7,500,000 in Tranche A and committed to invest US$7,500,000 in Tranche B.

The Investor Rights Agreement provides that so long as IQ holds more than 60% of the equity interests in the Company that it owns at closing of the PIPE Financing, IQ shall have the right to designate one individual for nomination for election of the Surviving Company Board subject to certain restrictions, provided, however, that IQ shall nonetheless maintain its nomination right in respect of the next shareholders meeting relating to the election of directors of the Surviving Company that is called after the date upon which IQ’s equity interest falls below the foregoing threshold.

The foregoing description of the Investor Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Investor Rights Agreement, a copy of which is included as Annex G hereto, and the terms of which are incorporated herein by reference.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Letter Agreement with Prospector, LeddarTech, FS Investors and Newco, pursuant to which the Sponsor agreed to, among other things, (i) vote or cause to be voted (whether in person, by proxy or by action by written consents, as applicable) all of its Prospector Class B Shares in favor of the Business Combination; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) waive the anti-dilution protection with respect to the Prospector Class B Shares (whether resulting from the PIPE Financing or otherwise), in each case, on the terms and subject to the conditions set forth in Sponsor Letter Agreement.

The Sponsor Letter Agreement provides that the Prospector Sponsor Non-Voting Special Shares, which equals twenty five percent (25%) of the Surviving Company Shares that will be held by the Sponsor pursuant to and following the completion of the Business Combination Agreement and the Plan of Arrangement, and twenty five percent (25%) of the Surviving Company Warrants issuable pursuant to the terms of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Warrants held by the Sponsor, will be subject to a seven-year vesting pursuant to which such Prospector Sponsor Non-Voting Special Shares will vest and convert into common shares of the Surviving Company and such Prospector Warrants will be deemed vested, in each case, in equal thirds upon the volume weighted average price of the Surviving Company Common Shares exceeding $12.00, $14.00 and $16.00, respectively, for any 20 trading days within any consecutive 30 trading day period commencing at least 150 days following the Closing. The remaining seventy five percent (75%) (i) of the Surviving Company Shares that will be held by the Sponsor pursuant to and following the completion the Business Combination Agreement and the Plan of Arrangement and (ii) the Surviving Company Warrants issuable pursuant to the Business Combination Agreement and the Plan of Arrangement in exchange for the Private Placement Warrants held by the Sponsor are not subject to an earn-out.

The Sponsor Letter Agreement also provides that for a period of three years after the Closing, the Surviving Company will indemnify, exonerate and hold harmless the Sponsor and its members, managers and officers from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Sponsor relating to the Business Combination and arising from the Sponsor’s ownership of equity interests of Prospector or its alleged, purported or actual control or ability to influence Prospector, up to a cap of US$3.5 million in the aggregate.

The Sponsor Letter Agreement also provides that the individuals nominated for election or appointed as directors by or at the direction of the Surviving Company Board shall include (i) two members designated by FS Investors so long as FS Investors and the Sponsor in the aggregate beneficially own at least 20% of the outstanding Surviving Company Common Shares and (ii) one member designated by FS Investors thereafter until the date that FS Investors and the Sponsor in the aggregate beneficially own less than 10% of the outstanding Surviving Company Common Shares.

The foregoing description of the Sponsor Letter Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Letter Agreement, a copy of which is attached as Annex I hereto, and the terms of which are incorporated herein by reference.

Company Shareholders Consent and Waiver

Concurrently with the execution of the Business Combination Agreement, the Supporting Company Shareholders duly executed and delivered to Prospector and the Company the Consent and Waiver.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to you if you are a U.S. Holder (as defined below) of Prospector Class A Shares and Public Warrants, as a consequence of (i) electing to have your shares redeemed for cash pursuant to the redemption provisions described in the section entitled “The Extraordinary General Meeting of Prospector Shareholders — Redemption Rights” (a “Redemption”), (ii) the Prospector Share Issuance, (iii) the Continuance and the Prospector Amalgamation, and/or (iv) the ownership and disposition of Surviving Company Common Shares and Surviving Company Warrants after the Business Combination. With respect to the ownership and disposition of Surviving Company Common Shares and Surviving Company Warrants, this discussion is limited to (x) Surviving Company Common Shares and Surviving Company Warrants received in the Business Combination solely as a result of holding Public Prospector Class A Shares or Public Warrants, as applicable, and (y) Surviving Company Common Shares received upon the exercise of such Surviving Company Warrants. This discussion addresses only those U.S. Holders that hold Prospector Class A Shares and/or Public Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address the U.S. federal income tax consequences to Prospector’s founders, the Sponsor or any other sponsors, officers or directors of Prospector, or to any holders of Prospector Class B Shares and/or Private Placement Warrants. In addition, this summary does not address any U.S. federal income tax consequences to investors that directly or indirectly hold equity interests in the Company prior to the Business Combination, including holders of equity interests in Prospector that also hold, directly or indirectly, equity interests in the Company. Moreover, this discussion does not address all U.S. federal income tax considerations that may be relevant to any particular investor’s particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:

•        banks, financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        pension funds;

•        mutual funds;

•        regulated investment companies;

•        real estate investment trusts;

•        persons that acquired Prospector Class A Shares or Public Warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        “specified foreign corporations” (including controlled foreign corporations), passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•        tax-exempt organizations (including private foundations);

•        persons that hold Prospector Class A Shares or Public Warrants or who will hold Surviving Company Common Shares or Surviving Company Warrants as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” “wash sale,” or other integrated or similar transaction for U.S. federal income tax purposes;

•        persons that have a functional currency other than the U.S. dollar;

•        U.S. expatriates or former long-term residents of the U.S.;

•        persons owning or considered as owning (directly, indirectly, or through attribution) 5 percent (measured by vote or value) or more of the Prospector Class A Shares, or, following the Business Combination, Surviving Company Common Shares;

•        persons who acquire Surviving Company Common Shares as part of or in connection with the PIPE Financing;

•        accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

•        partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including S corporations) and any beneficial owners of such partnerships or other pass-through entities; and

•        persons who are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds Prospector Class A Shares, Public Warrants, Surviving Company Common Shares or Surviving Company Warrants, the tax treatment of a partner or other member in such partnership or other pass-through entity will generally depend upon the status of the partner or other member, the activities of the partnership or other pass-through entity and certain determinations made at the partner or member level. If you are a partner or member of a partnership or other pass-through entity holding Prospector Class A Shares, Public Warrants, Surviving Company Common Shares or Surviving Company Warrants, you are urged to consult your tax advisor regarding the tax consequences to you of a Redemption, the Prospector Share Issuance, the Continuance and the Prospector Amalgamation, and/or the ownership and disposition of Surviving Company Common Shares and Surviving Company Warrants by the partnership or other pass-through entity.

This discussion is based on the Code, the regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. Prospector has not sought, and does not intend to seek, any rulings from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH A REDEMPTION, THE PROSPECTOR SHARE ISSUANCE, THE CONTINUANCE AND PROSPECTOR AMALGAMATION AND THE OWNERSHIP AND DISPOSITION OF SURVIVING COMPANY COMMON SHARES AND SURVIVING COMPANY WARRANTS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF A REDEMPTION, THE PROSPECTOR SHARE ISSUANCE, THE CONTINUANCE AND PROSPECTOR AMALGAMATION AND THE OWNERSHIP AND DISPOSITION OF SURVIVING COMPANY COMMON SHARES AND SURVIVING COMPANY WARRANTS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. For purposes of this discussion, because any Prospector Unit consisting of one Prospector Class A Shares and one-third of a Public Warrant is separable at the option of the holder, Prospector is treating any Prospector Class A Shares and one-third of a Public Warrant held by a U.S. Holder in the form of a single Prospector Unit as separate instruments and is assuming that the Prospector Unit itself will not be treated as an integrated instrument. Accordingly, the separation of a Prospector Unit in connection with the consummation of the Business Combination should not be a taxable event for U.S. federal income tax purposes. For U.S. federal income tax purposes, each U.S. Holder of a Prospector Unit must allocate the purchase price paid by such holder for such Prospector Unit between the one Prospector Class A Shares and the one-third of one Public Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each U.S. Holder must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, each U.S. Holder is strongly urged to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to the Prospector Class A Shares and the one-third of one Public Warrant should be the U.S. Holder’s initial tax basis in such Prospector Class A Shares or Public Warrant, as applicable. The foregoing treatment of the Prospector Units, Prospector Class A Shares and Public Warrants and a U.S. Holder’s purchase price allocation are not free from doubt and are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Prospector Unit, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each U.S. Holder is urged to consult its tax advisors regarding the tax consequences with respect to their Prospector Units. The balance of this discussion assumes that the characterization of the Prospector Units described above is respected for U.S. federal income tax purposes.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Prospector Class A Shares or Public Warrants, or of Surviving Company Common Shares or Surviving Company Warrants, as the case may be, that is:

•        an individual who is a U.S. citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Tax Consequences for U.S. Holders Exercising Redemption Rights

If you are a U.S. Holder and elect to redeem some or all of your Prospector Class A Shares in a Redemption, subject to the discussion below of the rules applicable to a PFIC, the treatment of the transaction for U.S. federal income tax purposes will generally depend on whether the Redemption qualifies as a sale of the Prospector Class A Shares under Section 302 of the Code that is taxable as described below under the heading “— Taxable Sale or Exchange of Prospector Class A Shares,” or rather as a distribution that is taxable as described below under the heading “ — Taxation of Distributions.” Generally, whether the Redemption qualifies for sale or distribution treatment will depend largely on the total number of Prospector Class A Shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning Public Warrants and taking into account any ownership in Surviving Company Common Shares and/or Surviving Company Warrants immediately after the Business Combination) relative to all of Prospector shares held or treated as held by the U.S. Holder immediately before such Redemption. A Redemption generally will be treated as a sale of Prospector Class A Shares (rather than as a distribution) if the Redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Prospector or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also Prospector shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Prospector Class A Shares which could be acquired pursuant to the exercise of any Public Warrants held by it (and, after the completion of the Business Combination, Surviving Company Common Shares which could be acquired by exercise of Surviving Company Warrants). In order to meet the substantially disproportionate test, the percentage of outstanding voting stock of Prospector (including the Surviving Company Common Shares received in exchange therefor) actually and constructively owned by the U.S. Holder immediately following the Redemption must, among other requirements, be less than 80% of such voting stock actually and constructively owned by the U.S. Holder immediately before the Redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the Prospector shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the Prospector shares actually owned by the U.S. Holder are redeemed, and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members, the U.S. Holder does not constructively own any other stock and certain other requirements are met. A Redemption will not be essentially equivalent to a dividend if such Redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Prospector.

Whether the Redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Prospector will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the Redemption will be treated as a distribution and the tax effects will be as described below under “— Taxation of Distributions.”

U.S. Holders of Prospector Class A Shares considering exercising their Redemption rights are urged to consult their tax advisors to determine whether the Redemption would be treated as a sale or as a distribution under the Code.

Taxable Sale or Exchange of Prospector Class A Shares

Subject to the discussion of the PFIC rules below, if any Redemption qualifies as a sale of a Prospector Class A Share (rather than a distribution with respect to such Prospector Class A Share), a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the cash received in the Redemption and (ii) the U.S. Holder’s adjusted tax basis in such Prospector Class A Share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Prospector Class A Share exceeds one year. A U.S. Holder’s adjusted tax basis in a Prospector Class A Share generally will equal the U.S. Holder’s acquisition cost of such share (which, if such Prospector Class A Share was acquired as part of a Prospector Unit, is the portion of the purchase price of the Prospector Unit allocated to such Prospector Class A Share or, if such Prospector Class A Share was received upon exercise of a Public Warrant, the initial basis of the Prospector Class A Share upon exercise of the Public Warrant (generally determined as described below in “— Tax Consequences of Ownership and Disposition of Surviving Company Common Shares and Surviving Company Warrants — Exercise, Lapse or Redemption of a Surviving Company Warrant”)). Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Taxation of Distributions

Subject to the PFIC rules discussed below, if a Redemption is taxable as a distribution for U.S. federal income tax purposes, such distribution generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Prospector’s current or accumulated earnings and profits, which generally will include and current and accumulated earnings and profits of the Company, in each case, as determined under U.S. federal income tax principles. Distributions in excess of Prospector’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Prospector Class A Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Prospector Class A Shares and will be treated as described above under “ — Taxable Sale or Exchange of Prospector Class A Shares.” The Surviving Company (which, as discussed below, should be a continuation of Prospector for U.S. federal income tax purposes) does not expect that it will maintain calculations of earnings and profits under U.S. federal income tax principles for purposes of determining whether a distribution is a dividend for U.S. federal income tax purposes. Thus, it is expected that the full amount of any distributions will be reported as dividends for U.S. federal income tax purposes. Amounts treated as dividends that Prospector pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if the Prospector Class A Shares are readily tradable on an established securities market in the United States, Prospector is not treated as a PFIC at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. Because Prospector believes that it likely was a PFIC for its most recent taxable year and may be a PFIC for the taxable year of the Business Combination (as discussed below under “— PFIC Considerations in the Business Combination”), although this determination is uncertain, dividends that Prospector pays to a non-corporate U.S. Holder may not constitute “qualified dividends” that would be taxable at a reduced rate.

IF YOU ARE A HOLDER OF PROSPECTOR CLASS A SHARES CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Tax Consequences of the Prospector Share Issuance to U.S. Holders

Under Section 305(b)(2) of the Code, if a distribution (or a series of distributions of which such distribution is one) by a corporation of its stock has the result of (i) the receipt of property by some shareholders and (ii) an increase in the proportionate interests of other shareholders in the assets or earnings and profits of the corporation, then such distribution of stock generally will be treated as a distribution of property taxable as a distribution for U.S. federal income tax purposes as described above under “— Tax Consequences for U.S. Holders Exercising Redemption Rights — Taxation of Distributions.” For purposes of Section 305(b)(2), the payment of interest to a holder of a convertible debenture is treated as a distribution of property to a shareholder. As discussed above, pursuant to the Prospector Share Issuance, Prospector will issue one Prospector Class A Share for each non-redeemed Prospector Class A Share held by U.S. Holders who do not redeem their Prospector Class A Shares in connection with the Business Combination. In addition, although not free from doubt, it is expected that one or more holders of convertible debentures will be treated as receiving a distribution of property for purposes of Section 305(b)(2) that is treated as part of a series of distributions of which the Prospector Share Issuance is one. Accordingly, although not free from doubt, it is expected that the Prospector Share Issuance will be treated as a distribution of property (in an amount for each participating U.S. Holder equal to the fair market value of the Prospector Class A Shares received by such U.S. Holder) that is taxable as a distribution for U.S. federal income tax purposes as described above under “— Tax Consequences for U.S. Holders Exercising Redemption Rights — Taxation of Distributions.” Because the Surviving Company (which, as discussed below, should be a continuation of Prospector for U.S. federal income tax purposes) does not expect that it will maintain calculations of earnings and profits under U.S. federal income tax principles for purposes of determining whether a distribution is a dividend for U.S. federal income tax purposes, it is expected that the full amount of such distribution will be reported as a dividend for U.S. federal income tax purposes. U.S. Holders are urged to consult their tax advisors regarding the consequences of the Prospector Share Issuance.

Tax Consequences of the Continuance and the Prospector Amalgamation to U.S. Holders

The U.S. federal income tax consequences of each of the Continuance and the Prospector Amalgamation will depend primarily upon whether each such transaction qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Section 368(a)(1)(F) of the Code describes a reorganization as a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Continuance, Prospector will be continued from the Cayman Islands to Canada and domesticated as a company existing under the laws thereof (Prospector thereafter being referred to as “Prospector Canada”). Pursuant to the Prospector Amalgamation, Prospector Canada and Newco will amalgamate (the amalgamated entity, after the other series of transactions comprising the Business Combination, being referred to as the “Surviving Company”).

White & Case LLP has delivered an opinion that, based upon and subject to customary assumptions, representations and covenants, each of the Continuance and the Prospector Amalgamation should qualify as an F Reorganization, which opinion has been filed by amendment as Exhibit 8.1 to the Registration Statement of which this proxy statement/prospectus forms a part. The obligations of Prospector to undertake the Business Combination are not conditioned on the receipt of an opinion regarding the qualification of either the Continuance or the Prospector Amalgamation as an F Reorganization or the continuing validity of any such opinion. If any of the assumptions, representations or covenants on which the opinion is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with, the validity of the opinion described above may be adversely affected. An opinion of counsel represents counsel’s legal judgment and is not binding on the IRS or any court. Prospector has not requested, and does not intend to request, a ruling from the IRS as to the U.S. federal income tax consequences of the Continuance or the Prospector Amalgamation. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to the Continuance or the Prospector Amalgamation each qualifying as an F Reorganization. Accordingly, each U.S. Holder is urged to consult its tax advisor with respect to the particular tax consequence of the Continuance and the Prospector Amalgamation to such U.S. Holder.

Assuming that each of the Continuance and the Prospector Amalgamation qualifies as an F Reorganization, the tax consequences of the Continuance and the Prospector Amalgamation to U.S. Holders of Prospector Class A Shares and Public Warrants might vary depending on whether Prospector is treated as a PFIC for U.S. federal income tax purposes (discussed in detail below).

If Prospector is not treated as a PFIC, a U.S. Holder that (1) exchanges its Prospector Class A Shares and Public Warrants in the Continuance for Prospector Canada shares and warrants, and (2) exchanges its Prospector Canada shares and warrants in the Prospector Amalgamation for Surviving Company Common Shares and Surviving Company Warrants should not recognize any gain or loss on either such exchange. The aggregate adjusted tax basis of the shares of Prospector Canada received in the Continuance by a U.S. Holder should be equal to the adjusted tax basis of the Prospector Class A Shares surrendered in exchange therefor, and the aggregate adjusted tax basis of the Surviving Company Common Shares received in the Prospector Amalgamation by a U.S. Holder should be equal to the adjusted tax basis of the shares of Prospector Canada surrendered in exchange therefor. The aggregate adjusted tax basis of the Prospector Canada warrants received in the Continuance by a U.S. Holder should be equal to the adjusted tax basis of the Public Warrants surrendered in exchange therefor, and the aggregate adjusted tax basis of the Surviving Company Warrants received in the Prospector Amalgamation by a U.S. Holder should be equal to the adjusted tax basis of the Prospector Canada warrants surrendered in exchange therefor. The holding period of the Prospector Canada shares and warrants should include the period during which the Prospector Class A Shares and Public Warrants, as applicable, surrendered in the Continuance in exchange therefor were held by a U.S. Holder, although the running of the holding period for the Prospector Class A Shares may be suspended as a result of the redemption rights with respect thereto (as described above in this proxy statement/prospectus), and the holding period of the Surviving Company Common Shares and Surviving Company Warrants should include the holding period for the Prospector Canada shares and warrants, as applicable, surrendered in the Prospector Amalgamation in exchange therefor.

If Prospector is treated as a PFIC, the tax consequences of the Continuance and the Prospector Amalgamation to U.S. Holders should generally be similar to those described above. Under proposed Treasury Regulations, if the Continuance and the Prospector Amalgamation otherwise qualify as F Reorganizations, the treatment of Prospector as a PFIC would not adversely impact the tax consequences of the Continuance or the Prospector Amalgamation to U.S. Holders. The proposed Treasury Regulations, if finalized in their current form, would be effective as of April 1, 1992. Thus, it is expected that consequences similar to those described above should apply if Prospector is a PFIC, in the absence of any final Treasury Regulations to the contrary. It is difficult to predict, however, if the proposed Treasury Regulations will be adopted, whether such proposed Treasury Regulations will be adopted in their current form, and whether any such Treasury Regulations, as finally adopted, would be effective retroactive to the date of the Continuance and Prospector Amalgamation.

If either the Continuance or the Prospector Amalgamation does not qualify as an F Reorganization, it is not clear how the transactions would be characterized for U.S. federal income tax purposes and what the resulting tax consequences would be. In such case, the tax consequences of the Continuance or the Prospector Amalgamation, as applicable, to U.S. Holders may depend, among other things, on whether the Continuance or the Prospector Amalgamation would otherwise qualify for tax-free treatment under Section 368 or Section 351 of the Code and whether the Surviving Company and/or Prospector are treated as PFICs, and U.S. Holders might be required to recognize any gain realized on Prospector Class A Shares, Public Warrants, shares of Prospector Canada, and/or warrants to purchase shares of Prospector Canada, although possibly not any loss realized. If Prospector is treated as a PFIC, the nature and character of any gain required to be recognized would be similar to those described below.

The tax matters described above are very complicated and U.S. Holders are urged to consult their tax advisors regarding the potential tax consequences to them if either the Continuance or the Prospector Amalgamation does not qualify as an F Reorganization.

PFIC Considerations in the Business Combination

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “Start-Up Year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation establishes to the satisfaction of the IRS that it will not be a PFIC for either of the first two taxable years following the Start-Up Year; and (3) the corporation is not in fact a PFIC for either of those years (the “Start-Up Exception”).

Because Prospector is a blank-check company with no current active business, based upon the composition of Prospector’s income and assets for its first taxable year (ending December 31, 2021) and its second taxable year (ending December 31, 2022), Prospector believes it likely does not qualify for the Start-Up Exception and likely was a PFIC for such taxable years.

Assuming the Continuance and the Prospector Amalgamation qualify as F Reorganizations, the Surviving Company will be treated as Prospector’s successor for U.S. federal income tax purposes and Prospector’s current taxable year will not close and will continue under the Surviving Company. Thus, for purposes of the PFIC rules, Surviving Company Common Shares generally will be treated as the Prospector Class A Shares exchanged in the Continuance, and Surviving Company Warrants generally will be treated as the Public Warrants exchanged in the Continuance. Following the Business Combination, the annual PFIC income and asset tests in respect of the Surviving Company will be applied based on the assets and activities of the combined business. To determine whether the PFIC asset test has been met, a calendar-year corporation generally divides the average of the values of passive assets at the end of each quarter by the average value of all assets at the end of each quarter. Because the assets of the Surviving Company (by reason of being treated as a continuation of Prospector for U.S. federal income tax purposes) will be treated as predominately passive for the first three quarters of 2023, the Surviving Company (and, before the Business Combination, Prospector) may be treated as a PFIC for its taxable year ending on December 31, 2023; however, this determination is uncertain. The Surviving Company may also be a PFIC in future taxable years. Notwithstanding the foregoing, in connection with the Business Combination, Prospector may change its taxable year to end on September 30 (rather than on December 31) although it has not undertaken to do so. In this case, Prospector would be expected to have a short taxable year in 2023 ending on September 30, 2023 and Prospector would likely be a PFIC for such short taxable year. Moreover, in such case, the Surviving Company would not expect to be a PFIC for the taxable year ending September 30, 2024; however, this determination is based on internal projections of future income, assets and operations and thus is uncertain. However, because PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine the PFIC status of Prospector or the Surviving Company for any taxable year until after the close of the taxable year. In addition, Prospector’s U.S. counsel expresses no opinion with respect to Prospector and the Surviving Company’s PFIC status for any taxable year.

If Prospector is determined to be a PFIC, any income or gain recognized by a U.S. Holder electing to have its Prospector Class A Shares redeemed would generally be subject to a special tax and interest charge if such U.S. Holder did not make either a qualified electing fund (“QEF”) election or a mark-to-market election for Prospector’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, or a QEF election along with an applicable purging election (collectively, the “PFIC Elections”). These rules are described more fully below under “— Tax Consequences of Ownership and Disposition of Surviving Company Common Shares and Surviving Company Warrants — Passive Foreign Investment Company Rules.”

The rules dealing with PFICs discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are strongly urged to consult their tax advisors concerning the application of the PFIC rules to their particular circumstances, including as a result of PFIC Elections that such U.S. Holders may have made (or may wish to make for the taxable year including the Business Combination).

Tax Consequences of Ownership and Disposition of Surviving Company Common Shares and Surviving Company Warrants

Dividends and Other Distributions on Surviving Company Common Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions on Surviving Company Common Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Surviving Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Surviving Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Surviving Company Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Surviving Company Common Shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Surviving Company Common Shares and Surviving Company Warrants.” The Surviving Company (which, as discussed above, should be a continuation of Prospector for U.S. federal income tax purposes) does not expect that it will maintain calculations of earnings and profits under U.S. federal income tax principles for purposes of determining whether a distribution is a dividend for U.S. federal income tax purposes. Thus, it is expected that the full amount of any distributions will be reported as dividends for U.S. federal income tax purposes. The amount of any distribution will include any amounts withheld by the Surviving Company (or another applicable withholding agent), which would include amounts expected to be payable in respect of Canadian income taxes, if any. Any amount treated as dividend income will be treated as foreign-source dividend income. Amounts treated as dividends that the Surviving Company pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if the Surviving Company Common Shares are readily tradable on an established securities market in the United States (which should include NASDAQ) or the Surviving Company is eligible for benefits of the Convention between the United States of America and Canada with Respect to Taxes on Income and on Capital, and the Surviving Company is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding taxable year and provided certain holding period requirements are met. The amount of any dividend distribution paid in Canadian dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, Canadian income taxes withheld from dividends on the Surviving Company Common Shares at a rate not exceeding the rate provided by the applicable treaty with the United States will be eligible for credit against the U.S. treaty beneficiary’s (as defined below) U.S. federal income tax liability. Subject to certain complex limitations, the non-refundable withheld Canadian taxes generally will be eligible for credit against a U.S. treaty beneficiary’s (as defined below) federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes, including any Canadian income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Surviving Company Common Shares and Surviving Company Warrants

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Surviving Company Common Shares or Surviving Company Warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Surviving Company Common Share or Surviving Company Warrant (determined as described above or below), in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Surviving Company Common Share exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

If Surviving Company Common Shares or Surviving Company Warrants are sold, exchanged, or otherwise disposed of in a taxable transaction for Canadian dollars, the amount realized generally will be the U.S. dollar value of the Canadian dollars received based on the spot rate in effect on the date of sale, exchange, or other taxable disposition. If a U.S. Holder is a cash method taxpayer and the Surviving Company Common Shares or Surviving Company Warrants are traded on an established securities market, Canadian dollars received will be translated into U.S. dollars at the spot rate on the settlement date of the taxable disposition. An accrual method taxpayer may elect the same treatment with respect to the taxable disposition of Surviving Company Common Shares or Surviving Company Warrants traded on an established securities market, provided that the election is applied consistently from year to year. Such election cannot be changed without the consent of the IRS. Canadian dollars received on the taxable disposition of a Surviving Company Common Share or Surviving Company Warrant generally will have a tax basis equal to its U.S. dollar value as determined pursuant to the rules above. Any gain or loss recognized by a U.S. Holder on a sale, exchange, or other taxable disposition of the Canadian dollars will be ordinary income or loss and generally will be U.S.-source gain or loss.

Exercise, Lapse or Redemption of a Surviving Company Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a Surviving Company Common Share on the exercise of a Surviving Company Warrant for cash. A U.S. Holder’s tax basis in a Surviving Company Common Share received upon exercise of the Surviving Company Warrant generally will equal the sum of the U.S. Holder’s tax basis in such Surviving Company Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Surviving Company Common Share received will commence on the date of exercise of the Surviving Company Warrant or the day following the date of exercise of the Surviving Company Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Surviving Company Warrant. If a Surviving Company Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Surviving Company Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes (including if a U.S. Holder exercises its Surviving Company Warrants on a cashless basis after the Surviving Company provides notice that the Surviving Company will redeem warrants for US$0.10 as described in the section of this proxy statement/prospectus entitled “Description of Surviving Company’s Securities — Surviving Company Warrants” and such cashless exercise is characterized as a redemption of Surviving Company Warrants for Surviving Company Common Shares). In either situation, a U.S. Holder’s tax basis in Surviving Company Common Shares received generally should equal the U.S. Holder’s tax basis in the Surviving Company Warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Surviving Company Common Shares received would be treated as commencing on the date of exercise of the Surviving Company Warrants or the day following the date of exercise of the Surviving Company Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Surviving Company Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Surviving Company Common Shares received would include the holding period of the Surviving Company Warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Surviving Company Warrants equal to the number of Surviving Company Common Shares having a value equal to the exercise price for the total number of Surviving Company Warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Surviving Company Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Surviving Company Common Shares that would have been received in a regular exercise of the Surviving Company Warrants deemed surrendered and the U.S. Holder’s tax basis in the Surviving Company Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Surviving Company Common Shares received would equal the sum of the U.S. Holder’s tax basis in the Surviving Company Warrants deemed exercised and the aggregate exercise price of such Surviving Company Warrants. In addition, if the Surviving Company provides notice that the Surviving Company will redeem Surviving Company Warrants for US$0.10 as described in the section of this proxy statement/prospectus entitled “Description of Surviving Company’s Securities — Surviving Company Warrants” and a U.S. Holder exercises its warrants on a cashless basis and receives the amount of Surviving Company Common Shares as determined by reference to the table set forth therein, it is also possible that such cashless exercise could be characterized as a redemption of Surviving Company Warrants for Surviving Company Common Shares for tax purposes in a taxable exchange in which gain or loss would be recognized with respect to all of the Surviving Company Warrants so exercised. In either case, it is unclear whether a U.S. Holder’s holding period for the Surviving Company Common Shares would commence on the date of exercise of the Surviving Company Warrants or the day following the date of exercise of the Surviving Company Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Surviving Company Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to Surviving Company Common Shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if the Surviving Company redeems Surviving Company Warrants for cash pursuant to the redemption procedures described in the section of this proxy statement/prospectus entitled “Description of Surviving Company’s Securities — Surviving Company Warrants” or if the Surviving Company purchases Surviving Company Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Surviving Company Common Shares and Surviving Company Warrants.”

Possible Constructive Distributions

The terms of each Surviving Company Warrant provide for an adjustment to the number of Surviving Company Common Shares for which the Surviving Company Warrant may be exercised or to the exercise price of the Surviving Company Warrant in certain events, as described in the section of this proxy statement/prospectus entitled “Description of Surviving Company’s Securities — Surviving Company Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of Surviving Company Warrants would, however, be treated as receiving a constructive distribution from the Surviving Company if, for example, the adjustment increases such U.S. Holders’ proportionate interest in the Surviving Company’s assets or earnings and profits (e.g., through an increase in the number of Surviving Company Common Shares that would be obtained upon exercise or through a decrease in the exercise price of the Surviving Company Warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of Surviving Company Common Shares. Such constructive distribution to a U.S. Holder of Surviving Company Warrants would be treated as if such U.S. Holder had received a cash distribution from the Surviving Company generally equal to the fair market value of such increased interest (taxed as described above under “— Dividends and Other Distributions on Surviving Company Common Shares”).

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Surviving Company Common Shares and Surviving Company Warrants could be materially different from that described above if the Surviving Company is treated as a PFIC for U.S. federal income tax purposes. See above under “— PFIC Considerations in the Business Combination” for a discussion regarding the PFIC status of the Surviving Company (and, before the Business Combination, Prospector).

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury Regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury Regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. Holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Surviving Company Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Surviving Company Warrants.

Although the PFIC status of the Surviving Company is determined annually, an initial determination that the Surviving Company is a PFIC will generally apply for subsequent years to a U.S. Holder who held shares or warrants in such company while such company was a PFIC, whether or not such company meets the test for PFIC status in those subsequent years. If Prospector is determined to be a PFIC (for the taxable years ending December 31, 2021 or December 31, 2022) with respect to a U.S. Holder who exchanges shares and warrants in the Continuance and the Prospector Amalgamation, and such U.S. Holder did not timely make any of the PFIC Elections with respect to such shares or warrants, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Surviving Company Common Shares and Surviving Company Warrants (which may include gain realized by reason of transfers of such shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Surviving Company Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for such shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).

Under these excess distribution rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Surviving Company Common Shares and Surviving Company Warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Surviving Company’s first taxable year in which the Surviving Company a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•        an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if the Surviving Company is determined to be a PFIC, a U.S. Holder may be able to avoid the excess distribution rules described above with respect to Surviving Company Common Shares (but, under current law, not the Surviving Company Warrants) by making (or having made) a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Surviving Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Surviving Company’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its Surviving Company Common Shares in a year after the Surviving Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Surviving Company Common Shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Surviving Company Common Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Surviving Company Common Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Surviving Company Common Shares.

Under current law, a U.S. Holder may not make a QEF election with respect to its Surviving Company Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and the Surviving Company were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Surviving Company Common Shares (or has previously made a QEF election with respect to Surviving Company Common Shares), the QEF election will apply to the newly acquired Surviving Company Common Shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Surviving Company Common Shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Surviving Company Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from the Surviving Company. The Surviving Company has not determined whether it will provide U.S. Holders with this information to make or maintain a QEF election if it determines it is a PFIC. In addition, there is no assurance that the Surviving Company will have timely knowledge of its status as a PFIC in the future or of such information in order for U.S. Holders to make or maintain a QEF election.

If a U.S. Holder has made a QEF election with respect to the Surviving Company Common Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for the Surviving Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Surviving Company Common Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if the Surviving Company is a PFIC for any taxable year, a U.S. Holder of Surviving Company Common Shares that has made a QEF election will be currently taxed on its pro rata share of the Surviving Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Surviving Company is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to Surviving Company Common Shares for such a taxable year. As noted above, however, the Surviving Company has not determined whether it will provide U.S. Holders with information to make and maintain a QEF election if the Surviving Company determines it is a PFIC.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Surviving Company Common Shares and for which the Surviving Company is determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above with respect to its Surviving Company Common Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Surviving Company Common Shares at the end of its taxable year over its adjusted basis in its Surviving Company Common Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Surviving Company Common Shares over the fair market value of its Surviving Company Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Surviving Company Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Surviving Company Common Shares will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ (on which the Surviving Company Common Shares are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Surviving Company Common Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Surviving Company Common Shares under their particular circumstances.

If the Surviving Company is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Surviving Company receives a distribution from, or dispose of all or part of the Surviving Company’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. The Surviving Company has not determined whether it will cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. Moreover, there can be no assurance that the Surviving Company will have timely knowledge of the status of any such lower-tier PFIC. In addition, the Surviving Company may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance that the Surviving Company will be able to cause the lower-tier PFIC to provide such information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and PFIC Elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Surviving Company Common Shares and Surviving Company Warrants should consult their own tax advisors concerning the application of the PFIC rules to Surviving Company Common Shares and Surviving Company Warrants under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to the Surviving Company. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include Surviving Company Common Shares and Surviving Company Warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in Surviving Company Common Shares and Surviving Company Warrants.

Treasury Regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the applicable Treasury Regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency, to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. You should consult your tax advisor to determine the tax return obligations, if any, with respect to Surviving Company Common Shares, Surviving Company Warrants, and the receipt of Canadian dollars in respect thereof, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

Dividend payments with respect to Surviving Company Common Shares and proceeds from the sale, exchange or redemption of Surviving Company Common Shares or Surviving Company Warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

PROSPECTOR SHAREHOLDER PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Overview

Pursuant to Article 51 of the Articles, Prospector shareholders are being asked to consider and vote on the Business Combination Proposal. You should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination. In particular, you are directed to the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the Business Combination Agreement be approved and adopted and the Business Combination is hereby approved.”

Vote Required for Approval

Section 51.4 of the Articles provides that at any general meeting called for the purposes of approving the Business Combination, Prospector may consummate the Business Combination if it is approved by an ordinary resolution, being the affirmative vote of a majority of the Prospector Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon and who vote at the EGM. Prospector Shares that are present virtually during the EGM constitute Prospector Shares represented “in person.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the EGM. Adoption of the Business Combination Proposal is conditioned on the approval of each of the other proposals presented at the EGM, except for the Adjournment Proposal, and each of the other proposals, other than the Adjournment Proposal, is conditioned on the approval and adoption of the Business Combination Proposal.

Pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to vote all Prospector Shares owned by them in favor of the proposals. On the Record Date, the Sponsor beneficially owned and was entitled to vote an aggregate of 8,125,000 Prospector Class B Shares, constituting 78.7% of Prospector’s issued and outstanding Ordinary Shares. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information. Accordingly, even if all of Prospector’s issued and outstanding Ordinary Shares were voted at the EGM, Prospector would not need any public shares to be voted in favor of the Business Combination Proposal.

Recommendation of the Board

PROSPECTOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS
COMBINATION PROPOSAL.

Opinion of Current Capital

On June 8, 2023, at a meeting of the Prospector Board, Current Capital rendered its oral opinion to the Prospector Board, subsequently confirmed in writing, as to the fairness, from a financial point of view, as of such date, to Prospector of the consideration to be received by the Company’s equityholders pursuant to the Business Combination Agreement, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Current Capital in preparing its opinion. For purposes of Current Capital’s opinion and this summary, the “Consideration” consisted of an aggregate number of AmalCo Common Shares (deemed pursuant to the Business Combination Agreement to have a value of $10.00 per share) equal to (a) US$200,000,000 plus an amount equal to the Aggregate In-the-Money Company Option Exercise Price (as defined in the BCA) divided by (b) US$10.00. Under the terms of the Business Combination Agreement and as part of the Share Exchange, AmalCo will issue to the Company equityholders AmalCo Earnout Non-Voting Special Shares (which, from and after the Company Amalgamation, will be Surviving Company Earnout Non-Voting Special Shares) that will vest upon the satisfaction of certain conditions as more fully described in the Business Combination Agreement. Current Capital expressed no opinion as to the Earn-Out Shares.

The full text of Current Capital’s written opinion, dated June 8, 2023, which sets forth the procedures followed, assumptions made, matters considered, qualifications and limitations on the review undertaken, and other matters considered by Current Capital in connection with the opinion, is attached to this proxy statement/prospectus as Annex J. The summary of Current Capital’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Current Capital’s written opinion. Current Capital’s opinion was provided for the information and assistance of the Prospector Board and the opinion does not constitute a recommendation as to how any Prospector shareholder should vote or act (including with respect to any redemption rights) with respect to the Business Combination or any other matter.

In arriving at its opinion, Current Capital, among other things:

•        reviewed a draft, dated June 5, 2023, of the Business Combination Agreement;

•        reviewed certain publicly available business and financial information relating to the Company and Prospector;

•        reviewed certain historical financial information and other data relating to the Company that were provided to Current Capital by the management of Prospector, approved for Current Capital’s use by Prospector, and not publicly available;

•        conducted discussions with members of the senior management of Prospector and the Company concerning the business, operations, historical financial results, financial prospects, and addressable market of Prospector and the Company, and the Business Combination;

•        reviewed current and historical market prices of the Prospector Class A Shares;

•        reviewed certain financial and other data of the Company and compared that data with similar publicly available data for certain other publicly traded companies;

•        reviewed market share data provided by Prospector and the Company as well as certain publicly available market share data;

•        reviewed certain pro forma effects relating to the Business Combination, including the effects of anticipated financings, prepared by management of Prospector and approved for Current Capital’s use by Prospector; and

•        conducted such other financial studies, analyses and investigations, and considered such other information, as Current Capital deemed necessary or appropriate.

In connection with Current Capital’s review, with Prospector’s consent, Current Capital assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by Current Capital for the purpose of its opinion. In addition, with Prospector’s consent, Current Capital did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Prospector or the Company, or any of their respective subsidiaries, nor was Current Capital furnished with any such evaluation or appraisal.

With respect to the financial information, market share data, and pro forma effects referred to above, Current Capital assumed, with Prospector’s consent and based on advice of management of Prospector, that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of Prospector and the Company. Current Capital expressed no opinion with respect to such financial information, market share data, or pro forma effects. Current Capital also assumed that the Transaction will have the tax consequences described in discussions with, and materials furnished to Current Capital by, representatives of Prospector and the Company. Current Capital’s opinion did not address any legal, regulatory, taxation, or accounting matters, as to which Current Capital understood that the Company obtained such advice as the Company deemed necessary from qualified professionals, and Current Capital assumed the accuracy and veracity of all assessments made by such advisors to Prospector with respect to such matters. Current Capital’s opinion was necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to Current Capital as of, the date of Current Capital’s written opinion and Current Capital’s opinion speaks only as of the date thereof.

In addition, Current Capital relied upon (without independent verification and without expressing any view, opinion, representation, guaranty or warranty (in each case, express or implied)) the assessments, judgments and estimates of Prospector’s senior management and the Company’s senior management as to, among other things, (i) the potential impact on the Company of market, competitive and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or affecting the industry in which the Company operates and related industries, (ii) the Company’s existing and future products, technology and intellectual property and the associated risks thereto (including, without limitation, the probabilities and timing of successful development, testing, manufacturing and marketing thereof; compliance with relevant regulatory requirements; prospective sales prices and sales volumes; the validity and life of patents with respect thereto; and the potential impact of competition thereon), and (iii) Prospector’s and the Company’s existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, suppliers and other commercial relationships (in each such case to the extent relevant to the Company, the Business Combination, and its contemplated benefits). Current Capital assumed that there will not be any developments with respect to any of the foregoing matters that would have an adverse effect on Prospector, the Company or the Business Combination (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Current Capital’s analyses or opinion.

Given Prospector’s nature as a special purpose acquisition company, for purposes of Current Capital’s opinion and with Prospector’s consent, Current Capital assumed a value of US$10.00 per AmalCo Common Share in calculating the value of the AmalCo Common Shares to be issued as the Consideration under the Business Combination Agreement, with such US$10.00 value being based on Prospector’s initial public offering price and Prospector’s approximate cash per outstanding Prospector Class A Share (excluding, for the avoidance of doubt, the dilutive impact of the Prospector Class B Shares or any warrants issued by Prospector). In rendering its opinion, Current Capital did not express any view or opinion as to what the value of the AmalCo Common Shares will be when issued pursuant to the Business Combination or the price or range of prices at which the AmalCo Common Shares, Surviving Company Common Shares, Prospector Class A Shares, Prospector Class B Shares, or other securities or financial instruments of or relating to Prospector may trade or otherwise be transferable at any time before or after announcement or consummation of the Business Combination.

Current Capital’s opinion did not address Prospector’s underlying business decision to engage in the Business Combination or any related transaction, the relative merits of the Business Combination or any related transaction as compared to other business or investment strategies or transactions that might be available to Prospector, or whether the consideration to be received by the shareholders of Prospector, or the Consideration paid to the equityholders of the Company, pursuant to the Business Combination Agreement represents the best price obtainable. In connection with Current Capital’s engagement, Current Capital was not requested to, and did not, solicit interest from other parties with respect to an acquisition of, or other business combination with, Prospector or any other alternative transaction. Current Capital also expressed no view as to, and Current Capital’s opinion does not address, the solvency of Prospector or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. Current Capital’s opinion addressed only the fairness from a financial point of view, as of the date thereof, to Prospector of the Consideration to be received by the Company’s equityholders pursuant to the Business Combination Agreement. Current Capital was not asked to, and did not, offer any opinion as to the terms, other than the Consideration to the extent expressly specified therein, of the Business Combination Agreement or any related documents or the form of the Business Combination or any related transaction (including any agreement or transaction between the Sponsor or any of its affiliates (collectively, the “Excluded Parties” and each an “Excluded Party”) and Prospector or the Company), including the Prospector Share Issuance, the Prospector Vesting Addition, and the Prospector Share Conversion (each as defined in the BCA), the Earn-Out Shares, the fairness of the Business Combination to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Prospector, the Company, or any of their respective affiliates. Current Capital was not asked to, and did not, offer any opinion with respect to any ongoing obligations of Prospector, the Company, Newco, AmalCo, or any of their respective affiliates or successors (including any obligations with respect to governance, appraisal rights, preemptive rights, registration rights, voting rights, or otherwise) contained in any agreement related to the Transaction or under applicable law, any allocation of the Consideration (or any portion thereof), or the fair market value of Prospector, the Company, Newco, AmalCo, the Prospector Class A Shares, any Company securities, the AmalCo Common Shares, or the Surviving Company Common Shares. In addition, Current Capital expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Business Combination, any Excluded Parties, or any class of such persons, whether relative to the Consideration or otherwise. Current

Capital’s opinion (i) did not address the individual circumstances of specific holders of Prospector’s securities (including Prospector Class B Shares and warrants) with respect to rights or aspects which may distinguish such holders or Prospector’s securities (including Prospector Class B Shares and warrants) held by such holders, (ii) did not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities (including Prospector Class B Shares and warrants) or holders (including the Sponsor), and (iii) did not in any way address proportionate allocation or relative fairness (including, without limitation, the allocation of any consideration among or within any classes or groups of security holders or other constituents of Prospector or any other party). Current Capital also did not address, or express a view with respect to, any acquisition of control or effective control of Prospector by any shareholder or group of shareholders of the Company. Current Capital’s opinion should not be construed as creating any fiduciary duty on the part of Current Capital Advisors LLC (or any of its affiliates) to any party. Current Capital expressed no opinion as to what the value of the AmalCo Common Shares will be when issued pursuant to the Business Combination or the prices at which the AmalCo Common Shares, Surviving Company Common Shares, or Prospector Class A Shares will trade at any time. In rendering its opinion, Current Capital assumed, with Prospector’s consent, that except as would not be in any way meaningful to Current Capital’s analysis: (i) the final executed form of the Business Combination Agreement would not differ from the draft that Current Capital reviewed, (ii) the representations and warranties of the parties to the Business Combination Agreement, and the related Business Combination documents, are true and correct, (iii) the parties to the Business Combination Agreement, and the related Business Combination documents, will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Business Combination Agreement and the related Business Combination documents, (iv) the Transaction will be consummated in accordance with the terms of the Business Combination Agreement and related Business Combination documents, without any waiver or amendment of any term or condition thereof, and (v) the conditions to the respective parties’ obligations to close contained in Sections 6.2(e) and 6.3(e) of the draft Business Combination Agreement that Current Capital reviewed (requiring that the Aggregate Closing Financing Proceeds together with any funds in the Trust Account must be equal to or greater than US$43.0 million) each will be satisfied. Current Capital also assumed, with Prospector’s consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Business Combination or otherwise contemplated by the Business Combination Agreement will be obtained without any adverse effect on Prospector, the Company, Newco, or on the expected benefits of the Business Combination in any way meaningful to Current Capital’s analysis.

Current Capital’s opinion was provided for the information and assistance of the Board of Directors of Prospector (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Business Combination, and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act (including with respect to any redemption rights) with respect to the Business Combination or any other matter.

Summary of Current Capital’s Financial Analysis

The following is a summary of the material financial analyses delivered by Current Capital to the Prospector Board in connection with rendering the opinion described above. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Current Capital, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Current Capital. Current Capital may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Current Capital’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Current Capital. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Current Capital’s financial analyses and its opinion.

In performing its analyses, Current Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Business Combination. Analyses based upon forecasts of future results, future market share, or other future data are not necessarily indicative of actual future results, future market share, or other future data, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Prospector, the Company, AmalCo, Newco, or Current Capital or any other person assumes responsibility if future results, future market share, or other future data are materially different from those forecasted. In addition, these analyses do not purport to be appraisals or reflect the prices at which businesses or securities may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 7, 2023 (the last trading day before the delivery of Current Capital’s opinion) and is not necessarily indicative of current market conditions.

Assumed Value of AmalCo Common Shares

Given Prospector’s nature as a special purpose acquisition company, for purposes of Current Capital’s opinion and with Prospector’s consent, Current Capital assumed a value of US$10.00 per AmalCo Common Share in calculating the value of the AmalCo Common Shares to be issued as the Consideration under the Business Combination Agreement, with such US$10.00 value being based on Prospector’s initial public offering price and Prospector’s approximate cash per outstanding Prospector Class A Share (excluding, for the avoidance of doubt, the dilutive impact of the Prospector Class B Shares or any warrants issued by Prospector). In rendering its opinion, Current Capital did not express any view or opinion as to what the value of the AmalCo Common Shares will be when issued pursuant to the Transaction or the price or range of prices at which the AmalCo Common Shares, Prospector Class A Shares, Prospector Class B Shares, or other securities or financial instruments of or relating to Prospector may trade or otherwise be transferable at any time before or after announcement or consummation of the Business Combination.

Projections/Discounted Cash Flow Analysis

In response to Current Capital’s request for projections for Prospector and the Company, Prospector informed Current Capital that neither Prospector nor the Company prepared financial projections that Current Capital was authorized to review and utilize for purposes of its opinion. Therefore, Current Capital did not conduct a discounted cash flow analysis.

Selected Public Companies Analysis

Current Capital reviewed certain financial data for selected public companies (the “Selected Public Companies”) with publicly traded equity securities that Current Capital deemed relevant for purposes of this analysis based on various factors, including (a) selected early stage and/or disruptive automotive technology suppliers and (b) selected LIDAR companies. The financial data reviewed included:

•        market capitalization;

•        enterprise value;

•        cash and short term investments;

•        revenue for the 2022 calendar year, or CY 2022 revenue; and

•        estimated revenue for the 2023 calendar year, or CY 2023E revenue.

The Selected Public Companies and corresponding financial data included the following:

(US$ in millions)	Overview			Revenue
Company	Market Capitalization	Enterprise Value	Cash & Short Term Investments	CY22	CY23E
Early Stage and/or Disruptive Automotive Technology Suppliers
Ambarella, Inc.	3,186	2,966	227	338	268
Aurora Innovation, Inc.	2,207	1,378	966	68	0
Cerence Inc.	1,224	1,396	107	317	286
Embark Technology, Inc.	67	(41)	127	0	0
Exro Technologies Inc.	269	274	9	2	8
Hyliion Holdings Corp.	325	50	282	2	13
QuantumScape Corporation	3,252	2,376	983	0	0
REE Automotive Ltd.	92	(14)	126	0	2
TuSimple Holdings Inc.	508	(502)	1,069	0	25
Mean	1,237	876	433	81	67
Median	508	274	227	2	8

Lidar Technology
Aeva Technologies, Inc.	309	27	288	4	5
AEye, Inc.	34	(19)	74	4	6
Cepton, Inc.	64	94	80	7	18
Innoviz Technologies Ltd.	397	274	149	6	13
Luminar Technologies, Inc.	2,537	2,750	422	41	86
Ouster, Inc.	251	65	257	41	83
Mean	598	532	212	17	35
Median	280	80	203	7	15

Current Capital observed the mean and median enterprise value of the selected early stage and/or disruptive automotive technology suppliers to be US$876 million, on average, or US$274 million at the median. This set of companies had current annual revenue ranging from approximately zero to US$300 million.

Current Capital observed the mean and median enterprise value of the selected LIDAR companies to be US$532 million, on average, or US$80 million at the median. This set of companies had current annual revenue ranging from approximately zero to US$40 million.

Current Capital noted that although the Consideration was higher than the median enterprise value of the selected early stage and/or disruptive automotive technology suppliers and the selected LIDAR companies, it was substantially lower than the average enterprise value of both groups of selected public companies. In Current Capital’s view, this supported its assessment of the fairness of the Consideration.

Selected Public Companies TAM Analysis

Current Capital reviewed SEC filings and other public information to determine the estimated total addressable market (“TAM”) reported by each of the Selected Public Companies, in order to better understand the reasonableness of the estimated TAM for the Company provided by the Company’s management. The self-reported estimated TAM for the Company and each of the Selected Public Companies was:

(US$ in billions) Company	Self-Reported Estimated TAM
Early Stage and/or Disruptive Automotive Suppliers
Ambarella, Inc.	10
Aurora Innovation, Inc.	835
Cerence Inc.	21
Embark Technology, Inc.	700
Exro Technologies Inc.	232
Hyliion Holdings Corp.	800
QuantumScape Corporation	150
REE Automotive Ltd.	700
TuSimple Holdings Inc.	800
Mean Estimated TAM	700
Median Estimated TAM	700

LIDAR Technology
Aeva Technologies, Inc.	206
AEye, Inc.	42
Cepton, Inc.	60
Innoviz Technologies Ltd.	75
Luminar Technologies, Inc.	480
Ouster, Inc.	50
Mean Estimated TAM	152
Median Estimated TAM	68

LeddarTech, Inc.	32

Current Capital observed the mean and median estimated TAM of the selected early stage and/or disruptive automotive technology suppliers to be US$700 billion. Current Capital observed the mean and median estimated TAM of the selected LIDAR technology suppliers to be US$152 billion and US$68 billion, respectively.

Current Capital analyzed the Company’s self-reported estimated TAM, as well as an estimated TAM derived from selected publicly-available research reports. Current Capital then applied an estimated market share (based on discussions with Prospector and Company management) to calculate the illustrative implied future revenues and applied a discount rate (using the midpoint of the Company’s estimated weighted average cost of capital) to calculate the net present value of those revenues. Taking into account the multiples observed for the Selected Public Companies, Current Capital applied a reference range of 1.0x to 3.0x the net present value of the illustrative implied future revenues to calculate an implied enterprise value range. This analysis indicated implied enterprise value reference ranges for the Company of US$246 million to US$737 million (based on the Company’s self-reported estimated TAM) and US$535 million to US$1,605 million (based on the estimated TAM derived from the selected publicly-available research reports).

Current Capital noted that the Consideration was within or below each of the above implied enterprise value ranges, which in Current Capital’s view supported its assessment of the financial fairness of the Consideration.

Other Factors

Current Capital noted for the Prospector Board certain additional factors solely for informational purposes, including, among other things, that:

•        Company management has identified Mobileye as a competitor. Data on Mobileye was included for informational purposes, but was not included in Current Capital’s financial analysis of the Selected Public Companies and Selected Public Companies TAM Analysis given, among other factors, its much greater maturity and size (market capitalization and enterprise value).

•        Current Capital reviewed, but did not utilize for purposes of its analysis or opinion, a selected precedent transactions analysis because of the material decline in the general equity market for automotive technology companies and de-SPAC companies compared to their valuations at transaction announcement. Current Capital included the values of such transactions for informational purposes only to illustrate the values that buyers and investors have paid for early-stage and/or disruptive automotive technology suppliers.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Current Capital’s opinion. In arriving at its fairness determination, Current Capital considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Current Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Business Combination.

Current Capital’s financial analyses and opinion were only one of many factors taken into consideration by the Prospector Board in its evaluation of the Business Combination. Consequently, the analyses described above should not be viewed as determinative of the views of the Prospector Board or Prospector management with respect to the Consideration or as to whether the Prospector Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between Prospector and the Company and was approved by the Prospector Board. Current Capital did not advise Prospector during these negotiations, nor did it recommend any specific amount of consideration to Prospector or the Prospector Board or that any specific amount of consideration constituted the only appropriate consideration for the Business Combination. The foregoing summary does not purport to be a complete description of the analyses performed by Current Capital in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Current Capital attached hereto as Annex J.

Current Capital is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. Current Capital was engaged by Prospector to provide a fairness opinion to the Prospector Board in connection with the Business Combination, and was entitled to receive $250,000 in fees for its services upon or prior to the delivery of its opinion, none of which is contingent upon the successful completion of the Business Combination or the conclusion reached in its opinion. Prospector also has agreed to reimburse certain of Current Capital’s expenses arising, and indemnify Current Capital against certain liabilities that may arise, out of Current Capital’s engagement. In the past, neither Current Capital nor any of its affiliates have provided any other investment banking services to Prospector and its affiliates for which Current Capital or its affiliates received compensation. Current Capital and its affiliates may seek to provide such services to Prospector, the Company, Newco, and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In the ordinary course of business, certain of Current Capital’s employees and affiliates, or entities in which they have invested, may hold or trade, for their own accounts and the accounts of their investors, securities of Prospector and the Company and, accordingly, may at any time hold a long or short position in such securities. The issuance of Current Capital’s opinion was approved by an authorized committee of Current Capital.

The Prospector Board selected Current Capital to provide its opinion in connection with the Business Combination based on Current Capital’s reputation and experience. Current Capital is an investment banking firm that has substantial experience in transactions in the industry in which the Company operates.

Satisfaction of 80% Test

It is a requirement under the Nasdaq rules that we complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination.

As of the date of the execution of the Business Combination Agreement, the balance of funds in the Trust Account, including accrued but unposted interest, was approximately US$23,401,982 and 80% thereof represents approximately US$18,721,586. In reaching its conclusion that the Business Combination meets the 80% test, Prospector’s Board reviewed the value of the Surviving Company Shares to be issued to LeddarTech’s shareholders in the Business Combination of approximately US$200 million at US$10.00 per share plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Prospector Amalgamation. In determining whether such equity value represents the fair market value of LeddarTech, Prospector’s Board considered all of the factors described in the section entitled “The Business Combination — Prospector’s Board of Directors’ Reasons for the Approval of the Business Combination,” and the fact that the equity value for LeddarTech was the result of an arm’s length negotiation. As a result, Prospector’s Board concluded that the fair market value of the business combination was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of Prospector’s management team and its board of directors, Prospector’s Board believes that the members of Prospector’s management team and the board of directors are qualified to determine whether the Business Combination meets the 80% test.

Sources and Uses of Funds for the Business Combination(a)

The following table summarizes the sources and uses of proceeds from the Business Combination. Where actual amounts are not known or knowable, the figures below represent Prospector’s good faith estimate of such amounts.

Sources	No Redemption	Max Redemption
Common Shares Issued to LeddarTech’s Shareholders(b)	$265	$265
PIPE Financing(c)	58	58
Rollover of Existing Debt(d)	78	78
Cash from Trust Account(e)	31	—
Total Sources	$432	$401
Uses	No Redemption	Max Redemption
Common Shares Issued to LeddarTech’s Shareholders(b)	$265	$265
Cash to Pro Forma Balance Sheet	60	29
Cash Used from Tranche A PIPE Funding at June 30, 2023	10	10
Rollover of Existing Debt(d)	64	78
Partial Paydown of Existing Debt(d)	14	—
Estimated Expenses	19	19
Total Uses	$432	$401

____________

(a)      As of June 30, 2023. Numbers may not tie due to rounding. $CAD in Millions. Assumes 1.3248x USD to CAD exchange rate.

(b)      Excludes 5 million LeddarTech earnout shares. $265 million valuation includes aggregate in-the-money ESOP and C-Options. LeddarTech earnout price triggers hit when share price exceeds threshold for 20/30 trading days post-close.

(c)      Reflects approximately US$58.0 million in convertible notes, which bear interest at a rate equal to 12% per annum, payable in kind, and have a 5-year term, converted at $10.00 per share at close.

(d)      Face value of existing debt as of June 30, 2023.

(e)      No redemption assumes 0% redemptions of current $24 million in trust and includes interest. Prospector public shareholders will receive 1.0 additional Prospector Class A Shares (which will become Newco shares) for each Prospector Class A Share not redeemed in connection with closing. Assumes trust proceeds retained exceeding $17 million will be used to pay down existing debt.

Interests of Prospector’s Directors and Executive Officers in the Business Combination

In considering the recommendation of the Prospector Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, the Sponsor and Prospector’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Prospectors’ directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        The Sponsor and Prospector’s officers and directors will lose their entire investments in Prospector if Prospector does not complete a business combination by December 31, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date). Prior to the consummation of the IPO, on September 28, 2020, the Sponsor purchased Prospector Class B Shares and Private Placement Warrants for US$10,075,000 pursuant to the Securities Purchase Agreement. On December 16, 2020, pursuant to the SPA Amendment, the Sponsor returned certain Prospector Class B Shares and Private Placement Warrants to Prospector for US$2,300,000. On January 7, 2021, Prospector effected a 1:1.2 share capitalization of the Prospector Class B Shares. In connection with the IPO, the underwriter exercised the over-allotment option in part. Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, Prospector completed the private sale of an aggregate of 500,000 Private Placement Warrants to Prospector at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of US$750,000. After the closing of the IPO, the Sponsor held an aggregate of 8,125,000 Prospector Class B Shares and 5,666,667 Private Placement Warrants.

•        If Prospector does not consummate a business combination by December 31, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Prospector Class A Shares for cash and, subject to the approval of its remaining shareholders and the Prospector Board, liquidating and dissolving, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,125,000 Prospector Class B Shares owned by the Sponsor would be worthless because following the redemption of the Prospector Class A Shares, Prospector would likely have few, if any, net assets and because pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to waive its right to liquidating distributions from the Trust Account in respect of any Prospector Class A Shares and Prospector Class B Shares held by it if Prospector fails to complete a business combination within the required period. The Sponsor did not receive separate consideration for such waivers. Due to such waivers, the value of the Sponsor’s investment in Prospector is dependent on the consummation of an initial business combination. Additionally, in such event, the Private Placement Warrants purchased by the Sponsor simultaneously with the consummation of the IPO (including in relation to exercise of the over-allotment option by the underwriters) will also expire worthless. Prospector’s directors and executive officers also have a direct or indirect economic interest in such Private Placement Warrants and in the 8,125,000 Prospector Class B Shares owned by the Sponsor. The 8,125,000 AmalCo Shares into which the 8,125,000 Prospector Class B Shares held by the Sponsor will convert automatically in connection with the Business Combination (including after giving effect to the Continuance and Amalgamation), if unrestricted and freely tradable, would have had an aggregate market value of approximately US$87.7 million based upon the closing price of US$10.79 per Prospector Class A Share on Nasdaq on November 27, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given that such AmalCo Shares will be subject to certain restrictions, including those described elsewhere in this proxy statement/prospectus, Prospector believes such shares have less value. The 5,666,667 Surviving Company Warrants into which the 5,666,667 Private Placement Warrants held by the Sponsor will convert automatically in connection with the Business Combination (including after giving effect to the Continuance and Amalgamation), if unrestricted and freely tradable, would have had an aggregate market value of approximately US$311,667 based upon the closing price of US$0.055 per public warrant on Nasdaq on November 27, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus.

•        The Sponsor can earn a positive rate of return on its investment, even if Prospector Class A Shareholders experience a negative rate of return in the Surviving Company following the Closing. As a result of the significantly lower investment per share of the Sponsor, as compared with the investment per share of the Prospector Class A Shareholders, a transaction which results in an increase in the value of the investment of the Sponsor may result in a decrease in the value of the investment of Prospector’s Prospector Class A Shareholders.

•        Even if the trading price of the Surviving Company Shares following the Closing is as low as US$1.05 per share, the aggregate market value of the Surviving Company Shares to be held by the Sponsor (converted from the Prospector Ordinary Shares held by the Sponsor and excluding the Surviving Company Shares issuable upon the exercise of any warrants) would be approximately equal to the initial investment in Prospector by the Sponsor, including the US$8,525,000 aggregate purchase price for the Prospector Class B Shares and the Private Placement Warrants. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in Prospector even at a time when the Surviving Company Shares may lose significant value. On the other hand, if the Business Combination is not approved and Prospector liquidates without completing its Business Combination before the Liquidation Date, the Sponsor will lose its investment in Prospector of US$8,525,000 plus any advances that the Sponsor may make to Prospector pursuant to the Note. This may incentivize the Insiders to complete an initial business combination on terms or conditions that are not in the best interest of the Prospector Class A Shareholders.

•        Derek Aberle, who is the Chief Executive Officer and a member of the Prospector Board, and Nick Stone, who is the Chief Financial Officer and a member of the Prospector Board, are both managers of the Sponsor, which owns approximately 78.7% of Prospector prior to the Business Combination. Both Mr. Aberle and Mr. Stone are expected to be directors of the Surviving Company after the Closing. As such, in the future, Messrs. Aberle and Stone may receive fees for their services as directors, which may consist of cash or share-based awards, and any other remuneration that the AmalCo Board determines to pay to its non-employee directors.

•        Messrs. Aberle and Stone are both directors of Prospector, managers of the Sponsor, serve on the board of directors of the Company and Mr. Stone is a manager of FS Investors, which holds approximately 25.8% of the Company on an as-converted basis prior to the Business Combination. As a result of the foregoing, Messrs. Aberle and Stone may be deemed to have a significant influence over the Company and conflicts of interest in the Business Combination with the Company. All of the other members of Prospector’s board of directors other than Rob Lumbra have direct or indirect investments in the Company prior to the Business Combination through an investment vehicle created by FS Investors. Mr. Aberle is also an existing investor in the Company and is investing US$210,000 in the PIPE Financing.

•        Pursuant to the Business Combination Agreement, for a period of six (6) years following the consummation of the Business Combination, the Surviving Company is required to (i) maintain provisions in the AmalCo Articles of Association providing for the indemnification of Prospector’s existing directors and officers and (ii) maintain a directors’ and officers’ liability insurance policy that covers Prospector’s existing directors and officers. Pursuant to the Sponsor Letter Agreement, the Surviving Company will indemnify the Sponsor from and against certain liabilities relating to the Business Combination for a period of 3 years after the Closing and subject to an aggregate maximum indemnity of US$3.5 million.

•        Upon the completion of the Business Combination, TD Cowen, acting as Prospector’s financial advisor and capital markets advisor for the Business Combination, will receive customary advisory fees for a transaction of this nature. As of November 24, 2023, the total aggregate amount of transaction expenses expected to be paid or repaid by Prospector to TD Cowen upon consummation of the Business Combination is approximately US$3.0 million. In August 2020, the Company engaged TD Cowen to serve as the Company’s financial advisor in connection with exploring potential strategic transactions, including a business combination with a publicly traded Special Purpose Acquisition Company. Thereafter, the Company’s engagement of TD Cowen was amended for TD Cowen to serve as a co-placement agent in connection with the Company’s Series D financing. TD Cowen is not entitled to any compensation in respect of the Business Combination in connection with the Company’s prior engagement of TD Cowen. The Company’s obligation to pay TD Cowen any compensation in connection with the Company’s prior engagement of TD Cowen has been satisfied or has expired.

•        Pursuant to the Registration Rights Agreement, the Sponsor will have customary registration rights pursuant to Rule 415 under the Securities Act, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the Surviving Company Shares held by the Sponsor following the consummation of the Business Combination.

•        The Sponsor is expected to hold an aggregate of approximately 20.0% of the outstanding Surviving Company Shares upon the consummation of the Business Combination, assuming no redemptions by Prospector’s public shareholders.

•        In connection with the IPO, the Sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of any third party for services rendered or products sold to Prospector or prospective target businesses with which Prospector has entered into certain agreements.

•        Prospector’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination. However, if Prospector fails to consummate a business combination by December 31, 2023, they will not have any claim against the Trust Account for reimbursement. Accordingly, Prospector may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by such date. As of the date of this proxy statement/prospectus, there were no reimbursable out-of-pocket expenses that are expected to be reimbursed using funds from the Trust Account at Closing.

•        Prospector’s officers and directors have not been required to, and have not, committed their full time to Prospector’s affairs, which may have resulted in a conflict of interest in allocating their time between Prospector’s operations and its search for a business combination and their other businesses. In addition, the Sponsor and Prospector’s officers and directors may sponsor, invest in, form or otherwise become involved with any other special purpose acquisition companies similar to Prospector, including in connection with their initial business combinations, or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or ventures may present additional conflicts of interest in pursuing an initial business combination.

•        Goldman Sachs, the underwriter of Prospector’s IPO, has waived any entitlement to the deferred underwriting commission of US$11,375,000 from Prospector upon completion of the Business Combination.

•        The Articles provide that Prospector renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Prospector and such opportunity is one Prospector is legally and contractually permitted to undertake and would otherwise be reasonable for Prospector to pursue, and to the extent the director or officer is permitted to refer that opportunity to Prospector without violating another legal obligation. Notwithstanding such provision, Prospector believes that such provision did not impact Prospector’s search for a business combination target because Prospector’s officers and directors have confirmed to Prospector that there were no such corporate opportunities that were not presented to Prospector pursuant to such provision.

•        In connection with the Closing, the Sponsor and Prospector’s officers and directors would be entitled to the repayment of any working capital loans and advances that have been made to Prospector and remain outstanding. As of the date of this proxy statement/prospectus, there are no working capital loans outstanding.

As a result of the foregoing interests, the Sponsor and Prospector’s directors and officers will benefit from the completion of the Business Combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Prospector’s other shareholders and warrant holders. Please read the section entitled “The Business Combination — Interests of Prospector’s Directors and Officers in the Business Combination.”

The Prospector Board considered all of these interests together with the factors described in the section entitled “The Business Combination — Prospector’s Board of Directors’ Reasons for the Approval of the Business Combination” as a whole and, on balance, concluded that they supported a favorable determination that the Business Combination Agreement and the Business Combination are fair from a financial point of view to and in the best interests of Prospector and its shareholders. In view of the wide variety of factors considered by the Prospector Board in connection with its evaluation, negotiation and recommendation of the Business Combination and related transactions and the complexity of these matters, the Prospector Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Prospector Board based its evaluation, negotiation and recommendation of the Business Combination on the totality of the information presented to and considered by it. The Prospector Board evaluated the reasons described above with the assistance of Prospector’s outside advisors. In considering the factors described above and any other factors, individual members of the Prospector Board may have viewed factors differently or given different weights to other or different factors.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of Prospector Shares or Prospector’s warrants in connection with the Business Combination. Holders of Prospector Class A Shares have a redemption right as further described herein under “The Extraordinary General Meeting of Prospector Shareholders — Redemption Rights.”

Delisting and Deregistration of Prospector Class A Shares

Publicly traded shares of Prospector Shares and publicly traded Prospector Warrants are currently listed on the Nasdaq Capital Market under the symbols “PRSR” and “PRSRW,” respectively. Upon consummation of the Business Combination, Prospector Shares and Prospector Warrants will be delisted from the Nasdaq Capital Market and will be subsequently deregistered under the Exchange Act.

Comparison of Rights of Shareholders of Prospector and Shareholders of AmalCo

Subsequent to the completion of the Continuance and Amalgamation, the rights of shareholders of the Surviving Company will be governed by Canadian law, including the CBCA, rather than by the laws of the Cayman Islands. Certain differences exist between the CBCA and the Companies Act that will alter certain of the rights of shareholders of Prospector and affect the powers of the Surviving Company Board and management following the Continuance and Amalgamation.

Shareholders should consider the following summary comparison of the laws of the Cayman Islands, on the one hand, and the CBCA, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the CBCA and the Companies Act.

Authorized Share Capital

The rights attached to any separate class or series of shares of a CBCA corporation, unless otherwise provided by the articles, may be varied or abrogated only with the consent of the holders of not less than two-thirds (2/3) of the issued shares of that class or series or by a special resolution passed at a separate meeting of holders of the shares of that class or series.

Under the Companies Act and the Articles, some matters, such as altering the Articles, changing the name of Prospector, voluntarily winding up of the company or resolving to be registered by way of continuance in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution. A special resolution is a resolution (i) passed by the holders of not less than two-thirds (2/3) of the shares entitled to vote on that resolution voted at a meeting (or such greater number as may be specified by the articles of association); or (ii) approved in writing by all such shareholders entitled to vote on such matter. Any proposal to alter the Articles in manner that materially adversely affects the rights of a class of shares will require a special resolution of the shareholders of that class, voting as a separate class, whether or not such shareholders otherwise have the right to vote.

Vote Required for Certain Transactions

Under the CBCA, certain fundamental changes, such as certain amalgamations, continuances and sales, leases or otherwise disposal of all or substantially all a company’s assets, and other extraordinary corporate actions such as liquidations, and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution (i) passed at a meeting by not less than two-thirds (2/3) of the votes cast by the shareholders who voted in respect of the resolution, or (ii) approved in writing by all shareholders entitled to vote on the matter.

The Companies Act also provides that mergers and consolidations are required to be approved by a special resolution of shareholders (or such higher majority as may be set out in the articles of association of the Cayman company subject to the merger). In addition, Cayman companies may be acquired by other corporations by the direct acquisition of such share capital of the Cayman company or by direct asset acquisition. The Companies Act provides that when an offer is made for shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% in value of those shares have accepted such offer, the offeror may, for two months after that four-month period, require the remaining shareholders to transfer their shares on the same terms as the original offer.

Dissent Rights

The CBCA provides that shareholders who dissent to certain actions being taken by a company may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where the company proposes to: (i) alter the restrictions on the powers of the company or on the business it is permitted to carry on, (ii) adopt an amalgamation agreement or approve an amalgamation, (iii) approve an arrangement if the terms of the arrangement provide dissent rights, (iv) authorize the sale of all or substantially all of the company’s assets, (v) authorize the continuance of the company into another jurisdiction, (vi) take any other action if the resolution by its terms gives a right to dissent; or (vii) carry out a going private transaction.

Save in the case of proposed merger or consolidation of a Cayman Islands company (pursuant to which a dissenting shareholder is entitled to payment of the fair value of their shares), there is no specific right of dissent for shareholders under the Companies Act. However, in connection with the compulsory transfer of shares to a ninety percent (90%) shareholder of a Cayman Islands company, a minority shareholder may apply to the court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. Cayman courts are unlikely to grant any relief in the absence of bad faith, actual fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

Oppression Remedy

Under the CBCA, a shareholder of a corporation has the right to apply to court if: (i) any act or omission of the corporation or any of its affiliates effects a result, (ii) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner; that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer. On such an application, the court may make such order as it sees fit, including an order to prohibit any act proposed by the company.

The statutory laws of the Cayman Islands do not provide for a similar remedy. Courts may provide a remedy in the circumstances described above in “— Dissent Rights.” There may also be a right under common law for a shareholder to apply to court to have, among other things, a Cayman Islands company wound up on grounds that it would be just and equitable to do so. Also, see the section entitled “— Derivative Action,” which discusses certain other minority rights.

Derivative Action

Under the CBCA, a shareholder or director of a corporation may, with leave of the court, prosecute a legal proceeding in the name and on behalf of the corporation to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of such a right, duty or obligation.

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to the company, and a claim against (for example) the company’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority; \

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

Duties of Directors and Officers

Under the CBCA, in exercising their powers and discharging their duties, directors and officers shall act honestly and in good faith, with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No provision in the corporation’s articles, by-laws, resolutions or contracts can relieve a director or officer of these duties.

Appointment and Removal of Directors

Under the CBCA the shareholders may appoint or remove directors. However, the board of directors may appoint a director to fill a vacancy or appoint additional directors until the next annual meeting of shareholders; provided that, the number of additional directors may not exceed one-third (1/3) of the number of directors elected by shareholders at the previous annual meeting.

Under the Companies Act and the Articles, the board of Prospector may appoint any person as an additional director provided that the appointment does not cause the number of directors to exceed the number fixed by or in accordance with the Articles of Association as the maximum number of directors.

Indemnification of Officers and Directors

The CBCA allows a corporation to indemnify a director or former director or officer or former officer of a corporation or its affiliates against all liability and expenses reasonably incurred by him in a proceeding to which he is made party by reason of being or having been a director or officer if he acted honestly and in good faith with a view to the best interests of the corporation and, in cases where an action is or was substantially successful on the merits of his defense of the action or proceeding against him in his capacity as a director or officer.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

Delivery of Financial Statements

The CBCA requires the directors of a corporation to place before the shareholders at every annual meeting comparative annual financial statements, together with a report of the auditor, if any, and such further financial information required by the corporation’s constating documents.

Under the Companies Act, a company is required to keep proper books of account, including records of financial transactions. There is no statutory requirement for an exempted company to hold an annual meeting, produce audited accounts or provide financial statements to the shareholders.

Compulsory Acquisition of Shares Held by Minority Holders

Similar to the CBCA, there are certain limited circumstances under the Companies Act where an acquiring party may be able to compulsorily acquire the shares of minority holders.

PROSPECTOR SHAREHOLDER PROPOSAL NO. 2 — THE Prospector authorized share capital Proposal

Overview

Prospector shareholders are being asked to consider and vote on the Prospector Authorized Share Capital Proposal in order to increase the authorized share capital of Prospector to create (i) the Prospector Sponsor Non-Voting Special Shares and (ii) the Prospector Earnout Special Shares.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the authorized share capital of the Company be increased from US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each to US$23,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each, 5,000,000 Class A Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class B Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class C Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class D Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class E Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class F Non-Voting Special Shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each, by the creation of the following classes of Shares:

(a)    5,000,000 Class A Non-Voting Special Shares of a par value of US$0.0001 each;

(b)    1,000,000 Class B Non-Voting Special Shares of a par value of US$0.0001 each;

(c)    1,000,000 Class C Non-Voting Special Shares of a par value of US$0.0001 each

(d)    1,000,000 Class D Non-Voting Special Shares of a par value of US$0.0001 each

(e)    1,000,000 Class E Non-Voting Special Shares of a par value of US$0.0001 each; and

(f)    1,000,000 Class F Non-Voting Special Shares of a par value of US$0.0001 each,

Each having the rights provided for in the Amended and Restated Memorandum and Articles of Association of the Company in substantially the form annexed as Annex D hereto.

Vote Required for Approval

The Prospector Authorized Share Capital Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the Prospector Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon and who vote at the EGM. Prospector Shares that are present virtually during the EGM constitute Prospector Shares represented “in person.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the EGM. Adoption of the Prospector Authorized Share Capital Proposal is conditioned on the approval of each of the other proposals presented at the EGM, except for the Adjournment Proposal, and each of the other proposals, other than the Adjournment Proposal, is conditioned on the approval and adoption of the Prospector Authorized Share Capital Proposal.

Pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to vote all Prospector Shares owned by them in favor of the proposals. On the Record Date, the Sponsor beneficially owned and was entitled to vote an aggregate of 8,125,000 Prospector Class B Shares, constituting 78.7% of Prospector’s issued and outstanding Ordinary Shares. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information. Accordingly, even if all of Prospector’s issued and outstanding Ordinary Shares were voted at the EGM, Prospector would not need any public shares to be voted in favor of the Prospector Authorized Share Capital Proposal.

Recommendation of the Board

PROSPECTOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PROSPECTOR AUTHORIZED SHARE CAPITAL PROPOSAL.

PROSPECTOR SHAREHOLDER PROPOSAL NO. 3 — THE A&R Prospector Governing Documents Proposal

Overview

Prospector shareholders are being asked to consider and vote upon a proposal to approve and adopt by way of special resolution under Cayman Islands law the amended and restated Prospector Articles in substantially the form attached to this proxy statement/prospectus as Annex D to effect (i) the Prospector Share Issuance, (ii) the creation of the Prospector Sponsor Non-Voting Special Shares, (iii) the creation of the Prospector Earnout Special Shares, and (iv) the Prospector Share Conversion.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution that the Memorandum and Articles of Association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed as Annex D hereto.”

Vote Required for Approval

The A&R Prospector Governing Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of the Prospector Shares who attend and vote, together as a single class, represented in person or by proxy, at the EGM. Prospector Shares that are present virtually during the EGM constitute Prospector Shares represented “in person.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the EGM. Approval of the A&R Prospector Governing Documents Proposal is conditioned on the approval of each of the other proposals presented at the EGM, except for the Adjournment Proposal, and each of the other proposals, other than the Adjournment Proposal, is conditioned on the approval and adoption of the A&R Prospector Governing Documents Proposal.

Pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to vote all Prospector Shares owned by them in favor of the proposals. On the Record Date, the Sponsor beneficially owned and was entitled to vote an aggregate of 8,125,000 Prospector Class B Shares, constituting 78.7% of Prospector’s issued and outstanding Ordinary Shares. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information. Accordingly, even if all of Prospector’s issued and outstanding Ordinary Shares were voted at the EGM, Prospector would not need any public shares to be voted in favor of the A&R Prospector Governing Documents Proposal.

Recommendation of the Board

PROSPECTOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE A&R PROSPECTOR GOVERNING DOCUMENTS PROPOSAL.

PROSPECTOR SHAREHOLDER PROPOSAL NO. 4 — THE CONTINUANCE PROPOSAL

Overview

Prospector is currently incorporated as a Cayman Islands exempted company. Pursuant to the Business Combination Agreement and the Plan of Arrangement and subject to the terms and conditions contained therein, in connection with the Business Combination, Prospector proposes to be continued from the Cayman Islands to Canada and continue as a corporation existing under the CBCA. This transaction is known as a “Continuance” under Canadian law. As discussed in this proxy statement/prospectus, Prospector shareholders are being asked to consider and vote upon a proposal to approve the Continuance, and in connection therewith, the adoption of the Prospector Canada Governing Documents substantially in the form attached to this proxy statement/prospectus as Annex D. The Continuance is expected to be included in the Arrangement. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Continuance. In particular, you are directed to the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. The Continuance will be effected upon the implementation of the Arrangement and in accordance with the steps set out therein.

Effect of Continuance

Upon the Continuance, the Companies Act will cease to apply to Prospector and Prospector will thereupon become subject to the CBCA, as if it had been originally incorporated as a Canadian corporation. The Continuance will not create a new legal entity, affect the continuity of Prospector or result in a change in its business. The existing board of directors would continue to constitute the board of directors upon the Continuance becoming effective.

The Continuance will not affect Prospector’s status as a listed company on Nasdaq and as a reporting issuer under the securities laws of the United States.

As of the effective time of the Continuance, Prospector’s current organizational documents — the Articles — will be replaced with articles and by-laws under the CBCA, the legal domicile of Prospector will be the Province of Québec and Prospector will no longer be subject to the provisions of the Companies Act.

Comparison of Companies Act and CBCA

Upon the Continuance, Prospector would be governed by the CBCA. Although the rights and privileges of shareholders under the CBCA are in certain instances comparable to those under the Companies Act, there are several notable differences and shareholders are advised to review the information contained in this proxy statement and to consult with their professional advisors. The following is a summary comparison of certain provisions of the Companies Act and the CBCA. This summary is not intended to be exhaustive and is qualified in its entirety by the full provisions of the Companies Act, the CBCA, and the governing documents of Prospector, Prospector Canada or AmalCo, as applicable. The following summary does not generally reflect any of the rules of the Nasdaq or securities laws that may apply to Prospector, Prospector Canada or AmalCo, as applicable.

	Companies Act	CBCA
Authorized Capital	No minimum capitalization requirement. Shares may be par value or no par value (but a company cannot have both). Bearer shares are not permissible.	No minimum capitalization requirement. Shares of a corporation must be in registered form and shall be without nominal or par value.
Pre-emptive Rights

The Companies Act does not contain provisions in respect of pre-emptive rights to receive additional shares. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

Under the CBCA, if the articles of incorporation so provide, no shares of a class shall be issued unless the shares have first been offered to the shareholders holding shares of that class, and those shareholders have a pre-emptive right to acquire the offered shares in proportion to their holdings of the shares of that class, at such price and on such terms as those shares are to be offered to others.

	Companies Act	CBCA

However, notwithstanding that the articles provide the pre-emptive right, shareholders have no pre-emptive right in respect of shares to be issued (a) for a consideration other than money; (b) as a share dividend; or (c) pursuant to the exercise of conversion privileges, options or rights previously granted by the corporation.

The Prospector Canada Articles and AmalCo Articles do not include pre-emptive rights.

Declaration of Dividends, Distributions, Repurchases and Redemptions

As a matter of Cayman Islands corporate law, a Cayman Islands company may declare and pay a dividend on its shares out of either profit or share premium account. Even if a company has sufficient profit or share premium, a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the Companies Act, a company having a share capital may, if authorized to do so by its articles of association, purchase its own shares, including any redeemable shares.

Under the Companies Act:

(a)     No share may be redeemed or purchased unless it is fully paid.

(b)    A company may not redeem or purchase any of its shares if, as a result of the redemption or purchase, there would no longer be any issued shares of the company other than shares held as treasury shares.

(c)     Redemption or purchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the company’s articles of association.

(d)    If the articles of association do not authorize the manner and terms of the purchase, a company shall not purchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the shareholders of the company.

Under the CBCA, subject to its articles and any unanimous shareholder agreement, the directors may declare and the corporation may pay a dividend (i) by issuing fully paid shares of the corporation, or options or rights to acquire fully-paid shares of the corporation, (ii) in money, or (iii) in property. The board may not declare, and the corporation may not pay, a dividend if there are reasonable grounds for believing that the corporation is, or after the payment would be, unable to pay its liabilities as they become due; or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

Further, under the CBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends, as set out above.

Under the CBCA, a corporation may, subject to its articles, purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles. However, a corporation may not make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that it would not meet similar solvency tests as those set out above.

Pursuant to the CBCA, except in limited circumstances set out in the CBCA, a corporation shall not hold shares in itself or in its holding body corporate.

Shares issued by a corporation and purchased, redeemed or otherwise acquired by it shall be cancelled or, if the articles limit the number of authorized shares of a class or series, may be restored to the status of authorized but unissued shares of the class.

	Companies Act	CBCA
Compulsory Acquisitions

Under the Companies Act, an acquiring party may be able to compulsorily acquire the shares of minority holders by acquiring pursuant to a tender offer 90% of the shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the shares not owned by the offeror, obtained the approval of not less than 90% of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince the court to order otherwise.

The CBCA provides a right of compulsory acquisition to an offeror that, within 120 days of the bid, acquires not less than 90% of the target securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by or on behalf of the offeror or an affiliate or associate of the offeror.

Size of Board of Directors

There are no minimum or maximum requirements specified under the Companies Act. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

Under the CBCA, the board of directors of a corporation must have at least one director, unless it is a distributing corporation (as such term is defined in the CBCA), in which case it must have at least three directors, at least two of whom are not officers or employees of the corporation or its affiliates.

The shareholders of a corporation may amend the articles to increase or decrease the number of directors, or the minimum or maximum number of directors, but no decrease shall shorten the term of an incumbent director.

Director Qualifications	No requirement to appoint Cayman Islands resident directors or officers, a resident representative or any other service providers in the Cayman Islands. Corporate directors permitted.

The CBCA provides that, where a corporation has four (4) or more directors, at least twenty-five percent (25%) of the directors of the corporation must be resident Canadians (as such term is defined in the CBCA). Where the corporation has less than four (4) directors, at least one (1) director must be a resident Canadian.

Pursuant to the CBCA, the following persons are disqualified from being a director:

•   Anyone who is of unsound mind and had been found so by a court in Canada or elsewhere;

•   Anyone who is incapable;

•   A person who is not an individual; and

•   A person who has the status of bankrupt.

	Companies Act	CBCA
Election and Appointment of Directors

The Companies Act does not contain in provisions in respect of the appointment and election of directors. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

Pursuant to the CBCA, shareholders are to elect, by ordinary resolution, at the first meeting of shareholders or at each annual meeting of shareholders at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election.

Additionally, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles.

Pursuant to the CBCA, each director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor is appointed or elected, subject to prior death, resignation, retirement, disqualification or removal from office.

In an uncontested director election, shareholders of a distributing corporation will be able to cast votes for or against the election of each nominee for director. In a contested director election, shareholders will be provided only with the choice of voting for the election of a nominee or withholding from voting for that nominee.

Removal of Directors

The Companies Act does not contain in provisions in respect of the removal of directors. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

Pursuant to the CBCA, the shareholders may by ordinary resolution at a special meeting of shareholders remove any director or directors from office.
Fiduciary Duties of Directors and Officers

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•   duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•   duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•   directors should not improperly fetter the exercise of future discretion;

Under the CBCA, in exercising their powers and discharging their duties, directors and officers must act honestly and in good faith, with a view to the best interests of the corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Directors and officers of an CBCA corporation must comply with the CBCA, the regulations made under the CBCA, the corporation’s articles and by-laws, and any unanimous shareholder agreement.

	Companies Act	CBCA

•   duty to exercise powers fairly as between different sections of shareholders;

•   duty not to put themselves in a position in which there is a conflict between their duty to the

•   company and their personal interests; and

•   duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Conflicts of Interest of Directors

Directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the articles of association or alternatively by shareholder approval at general meetings.

The duty of care under the CBCA has been interpreted broadly by the common law to cover two types of conflict: (i) where the director’s personal interests conflict with the corporation’s; and (ii) where the director acts on behalf of a person whose interests are not compatible with the corporation’s. Directors must not appropriate corporate opportunities lest they be forced to disgorge profits or gains realized

The CBCA provides that a director of a corporation is required to disclose the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the corporation.

A director who is required to disclose a conflict of interest shall not vote on any resolution to approve the contract or transaction unless the contract or transaction (i) relates primarily to his or her remuneration as a director, officer, employee, agent or mandatary of the corporation or an affiliate; (ii) is for indemnity or insurance; or (iii) is with an affiliate.

	Companies Act	CBCA
Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands Courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the CBCA, a corporation may indemnify certain persons, including directors and officers of the corporation, against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity; provided that (i) the individual acted honestly and in good faith with a view to the best interests of the corporation and (ii) if the matter is a criminal or administrative action or proceeding enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above.

Limitation on Director Liability

Liability of directors may be limited, except to the extent any such provision may be held by the Cayman Islands Courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

A corporation may with the approval of a court, indemnify an individual, or advance moneys, in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

	Companies Act	CBCA

Despite the indemnification of directors and officers section described above, an individual referred to in that section is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity, if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Shareholder Meetings

A Cayman Islands exempted company is not required by law to hold an annual general meeting but may determine to do so pursuant to its articles of association. The location of the meeting is determined in accordance with the articles of association.

Directors of a corporation are required to call an annual meeting of shareholders not later than 18 months after the corporation comes into existence and subsequently, not later than 15 months after holding the last preceding annual meeting but no later than 6 months after the end of the corporation’s preceding financial year.

The annual meeting is held for the purpose of receiving financial statements and auditor’s report, electing directors and appointing auditors or dispensing with the requirement for an auditor.

Pursuant to the CBCA, the directors must place before each annual meeting of shareholders, financial statements for the period that began on the date the corporation came into existence and ended not more than six months before the annual meeting or, if the corporation has completed a financial year, the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting.

	Companies Act	CBCA

The directors of a prescribed corporation shall place before the shareholders, at every annual meeting, the prescribed information respecting diversity among the directors and among the members of senior management as defined by regulation.

At an annual or special shareholder meeting, consideration of the financial statements, auditor’s report, election of directors and reappointment of an incumbent auditor is regular business. Anything else is deemed to be special business. To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, or (ii) properly brought before an annual meeting of shareholders by a shareholder. For business to be properly brought before an annual meeting by a shareholder it must be done in compliance with the procedures set forth in the CBCA.

Notice of Meetings

The Companies Act does not specify the manner that notice of meetings is to be served. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A

Notice of the time and place of a meeting of shareholders must be sent by the corporation not less than twenty-one (21) days and not more than sixty (60) days before the meeting. The notice must be sent to each shareholder entitled to vote at the meeting, each director and the auditor of the corporation.

Special Meetings

The Companies Act does not specify the manner that special meetings (or extraordinary general meetings) may be called. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

Under the CBCA, the directors may, at any time, call a special meeting of shareholders.
Requisition of Meetings by Shareholders

The Companies Act does not specify the manner that shareholders may requisition a meeting of the shareholders. The Companies Act contains default Table A provisions regarding the convening of a shareholder meeting by the directors or shareholders i.e. to the extent the company does not in its own articles of association modify or exclude Table A.

Under the CBCA, the holders of not less than five percent (5%) of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon receiving such a requisition, the directors must call a meeting of shareholders unless (i) a record date has been fixed and notice thereof has been given; (ii) the directors have called a meeting of shareholders and notice thereof has been given; or (iii) the business of the proposed meeting includes certain matters enumerated in the CBCA whereby the directors are not required to call a meeting.

	Companies Act	CBCA
Subject to certain exceptions, if the directors fail to call a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.
Record Date; Notice Provisions

The Companies Act does not specify requirements in respect the manner for setting a record date for determining the shareholders entitle to receive notice of a meeting or the manner that notice of a shareholders meeting is to be provided. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

The CBCA provides that the directors can fix in advance a date as the record date for the purpose of determining shareholders (i) entitled to receive payment of a dividend; (ii) entitled to participate in a liquidation or distribution; (iii) entitled to receive notice of a meeting of shareholders; (iv) entitled to vote at a meeting of shareholders; or (v) for any other purpose.

Where no record date is fixed, the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall (i) at the close of business on the day immediately preceding the day on which the notice is given; or (ii) if no notice is given, the day on which the meeting is held.

If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof must be given, not less than seven (7) days before the date so fixed (a) by advertisement in a newspaper published or distributed in the place where the corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and (b) by written notice to each stock exchange in Canada on which the shares of the corporation are listed for trading.

Solicitation of Proxies

The Companies Act does not include provisions regulating the solicitation of proxies. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

Under the CBCA, solicitation by or on behalf of management of a corporation must be in the form of a management information circular in the prescribed form, accompanying the notice of the meeting. A person who solicits proxies, other than by or on behalf of management of the corporation, must send a dissident’s information circular in the prescribed form stating the purposes of the solicitation to each shareholder whose proxy is solicited as well as to certain other recipients.

	Companies Act	CBCA

Pursuant to the CBCA, a person who solicits proxies, other than by or on behalf of management of the corporation, to a total number of shareholders whose proxies solicited is fifteen (15) or fewer, two (2) or more joint holders being counted as one (1) shareholder, or who conveys the solicitation by way of public broadcast, speech or publication does not need to send a dissident’s information circular.

Shareholder Proposals

The Companies Act does not specify the manner that a shareholder’s proposal would presented for a shareholder’s meeting. The Companies Act contains default Table A provisions regarding the convening of a shareholder meeting by the directors or shareholders i.e. to the extent the company does not in its own articles of association modify or exclude Table A.

Under the CBCA, a shareholder entitled to vote at a meeting of shareholders may, subject to satisfaction of certain requirements, (i) submit to the corporation notice of a proposal; and (ii) discuss at the meeting any matter in respect of which the shareholder would have been entitled to submit a proposal. If so requested by a shareholder giving notice of a proposal, the corporation must, subject to certain exemptions, include in the management proxy circular or attach thereto a statement by the shareholder of not more than five hundred words in support of the proposal along with the name and address of the shareholder.

A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five per (5%) cent of the shares or five per cent (5%) of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this subsection does not preclude nominations made at a meeting of shareholders.

Where a corporation refuses to include a proposal in a management information circular, the corporation must, within ten (10) days after receiving the proposal, send notice to the shareholder submitting the proposal of its intention to omit the proposal from the management proxy circular and send to the shareholder a statement of the reasons for the refusal. Upon the application of a shareholder aggrieved by a corporation’s refusal, the court may restrain the holding of the meeting to which the proposal is sought to be presented and make any further order it thinks fit.

	Companies Act	CBCA
Quorum

The Companies Act does not include provisions regarding the quorum requirement for a meeting. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not in its own articles of association modify or exclude Table A.

Pursuant to the CBCA, unless the by-laws otherwise provide, a quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.

If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

Additionally, under the CBCA, if a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

Voting Rights

Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the voting rights present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the voting rights (or such higher threshold as required by the company’s articles of association) present and voting at a meeting of shareholders is required.

Generally, matters passed at a shareholder meeting are required to be passed by ordinary resolution, other than actions which are required by the CBCA or a corporation’s articles or by-laws to be passed by a greater number of the votes cast.

An ordinary resolution is a resolution submitted to a meeting of shareholders and passed by at least a majority of the votes cast.

A special resolution is a resolution submitted to a special meeting of shareholders and passed by at least two-thirds (2/3) of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution.

Amendments to Governing Documents

Under the Companies Act, any amendment to the memorandum and articles of association of a company generally requires the approval of shareholders by way of special resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution at a duly constituted meeting (or such higher threshold as required by the company’s articles of association) or a written resolution signed by all of the shareholders entitled to vote on that resolution. The directors have no power to make, amend or repeal the memorandum and articles of association of a company.

Pursuant to the CBCA and subject to certain exceptions, the articles of a corporation need to be amended by a special resolution by the corporation’s shareholders, namely to change the name of the corporation or a change in the authorized capital and to add, change or remove any restriction on the business or businesses that the corporation may carry on.

The CBCA may also entitle the separate approval by special resolution of the holders of a class or series of shares for certain amendments to a corporation’s articles.

	Companies Act	CBCA

The CBCA also requires the directors to submit any amendment of the by-laws that regulate the business or affairs of the corporation to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal.

Vote Required for Extraordinary Transactions

Under the Companies Act, certain extraordinary corporate actions, such as statutory mergers, liquidations and arrangements are required to be approved by special resolution of the shareholders of the company.

Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances and sales, leases or other disposals of all or substantially all a corporation’s property other than in the ordinary course of business, liquidations, dissolutions, and arrangements, are required to be approved by special resolution of the shareholders of the corporation.

Each share of the corporation carries the right to vote in respect of an extraordinary transaction, whether or not it otherwise carries the right to vote.

If a particular class or series of shares is affected in a manner different from the shares of another class or series by the extraordinary transaction, the holders of that class are entitled to vote separately as a class.

Dissent Rights	Under the Companies Act, minority shareholders that dissent to a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Pursuant to the CBCA, shareholders entitled to vote on certain matters who dissent to certain actions being taken by a corporation may exercise a right of dissent and require the corporation to purchase the shares held by such shareholder at the fair value of such shares.

A right of dissent is for example available where the corporation proposes or is subject to:

•   add, change or remove any restriction or constraint with respect to the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

•   add, change or remove any restriction on the business or businesses that the corporation may carry on;

•   amalgamate with another corporation (other than with certain affiliated corporations);

	Companies Act	CBCA

•   sell, lease or exchange all or substantially all of the corporation’s property other than in the ordinary course of business;

•   continue under the laws of another jurisdiction;

•   carry out a going-private transaction or a squeeze-out transaction;

•   make certain amendments to the articles of the corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent, if in certain circumstances, the articles of the corporation prohibit such dissent; or

•   any court order that permits dissent.

Oppression Remedy	The Companies Act does not contain equivalent statutory provisions. However, a shareholder does have the right to petition the court to wind-up a company on just and equitable grounds.

The CBCA provides an oppression remedy to a shareholder (among others) that enables a court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon application of a complainant that:

•   any act or omission of the corporation or any of its affiliates effects a result;

•   the business or affairs of the corporation or any of its affiliates are, or have been carried on or conducted in a manner; or

•   the powers of the directors of the corporation or any of its affiliates are, have been exercised in a manner,

that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer, the court may make an order to rectify.

Derivative Actions

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Under the CBCA, a shareholder, or other complainant recognized under the CBCA, may apply to the court for leave to bring an action in the name of and on behalf of the corporation or any of its subsidiaries, or to intervene in an existing action to which the corporation or a subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or its subsidiary.

	Companies Act	CBCA

Under the CBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the complainant has given the requisite notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the CBCA, the court may make any order it thinks fit including: (a) an order authorizing the complainant or any other person to control the conduct of the action; (b) an order giving directions for the conduct of the action; (c) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and (d) an order requiring the corporation or its subsidiary to pay reasonable legal fees reasonably incurred by the complainant in connection with the action.

Right to Inspect	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of an exempted company.

Pursuant to the CBCA, shareholders and creditors of a corporation, their personal representatives and the directors of the corporation may examine during the usual business hours of the corporation, and may take extracts from the following records, free of charge and, if the corporation is a distributing corporation, any other person may do so on payment of a reasonable fee. The records are: (i) the articles and the by-laws, and all amendments thereto, and a copy of any unanimous shareholder agreement; (ii) minutes of meetings and resolutions of shareholders; (iii) copies of all notices required; and (d) a securities register in which the records the securities issued by it.

Voluntary Dissolution

A company may be wound up voluntarily in a number of ways:

(i)     Automatically, if its articles of association provide that on the termination of any period or the happening of any event, the company shall be wound up and dissolved;

Pursuant to the CBCA, a shareholder of the corporation who is entitled to vote at an annual meeting of shareholders may make a proposal for the voluntary dissolution of a corporation.

	Companies Act	CBCA

(ii)    When the period fixed by the articles of association for the duration of the company expires, or when an event occurs which, under the articles of association, causes the company to be wound up and dissolved;

(iii)   If the shareholders of the company pass a special resolution requiring the company to be wound up voluntarily and appointing a liquidator of their choice; or

(iv)   If the shareholders of the company pass an ordinary resolution requiring it to be wound up voluntarily because it is unable to pay its debts as they fall due.

The commencement of voluntary liquidation is a simple procedure that does not require sanction or action by the court.

A company that has been liquidated and dissolved cannot be revived as a legal person.

A corporation may dissolve by special resolution of the shareholders or, where the corporation has issued more than one class of shares, by special resolutions of the holders of each class, whether or not they are otherwise entitled to vote.

Prior to a voluntary dissolution, the corporation must first pay or discharge its debts. Subsequently, it must transfer its remaining assets to its shareholders or liquidate its remaining assets into cash and distribute the cash to the shareholders based on the shareholders’ entitlements.

After revival, the dissolved corporation will once again become a legal person. If a corporation is successfully revived, then its revival will be applied retroactively so that the corporation will be responsible for all acts done by (and to) the corporation during the time period after the corporation was dissolved and before it was revived.

Involuntary Dissolution

A company may be involuntary wound up by the Cayman Islands court. A petition to the Cayman Islands court for a winding up order may be made by the company itself, a creditor (including a contingent or prospective creditor), subject to the company’s articles of association, a director, or a shareholder of the company (with some narrow exceptions).

A corporation may be involuntarily dissolved by order of the director appointed under the CBCA or by order of a court under the CBCA in certain circumstances.

Comparison of Prospector and Prospector Canada Articles and By-laws

As part of the Continuance, Prospector Canada proposes to adopt the Prospector Canada Governing Documents for purposes of the period between the Continuance and the Prospector Amalgamation. The adoption of the Prospector Canada Governing Documents will result in material differences from provisions contained in or omitted from the Articles. The amendments are described below. You should also carefully read the full text of the proposed Prospector Canada Governing Documents, which are attached as Annex D to this proxy statement/prospectus. The following summary description of provisions of the Prospector Canada Governing Documents is qualified by reference to the full text of the Prospector Canada Governing Documents and the CBCA.

	Prospector Articles	Prospector Canada Governing Documents
Governing Statute	The Companies Act (As Revised) of the Cayman Islands	Canada Business Corporations Act
Authorized Capital

US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

An unlimited number of Common Shares, an unlimited number of Class A Non-Voting Special Shares, an unlimited number of Class B Non-Voting Special Shares, an unlimited number of Class C Non-Voting Special Shares, an unlimited number of Class D Non-Voting Special Shares, an unlimited number of Class E Non-Voting Special Shares, an unlimited number of Class F Non-Voting Special Shares, and an unlimited number of Preferred Shares, issuable in series.

Common Shares

The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of Prospector Canada, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. The holders of Common Shares will be entitled to receive notice of any meeting of the shareholders at which they are entitled to vote and may attend and vote at such meetings.

Subject to the prior rights of the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and Prospector Canada shall pay thereon, as and when declared by the directors of Prospector Canada, on a pari passu basis out of moneys of Prospector Canada properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

Prospector Articles	Prospector Canada Governing Documents

In the event of any Liquidation Distribution, subject to the prior rights of the holders of Prospector New Sponsor Non-Voting Special Shares and Prospector New Earnout Special Shares, the holders of the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of Prospector Canada.

Non-Voting Special Shares

The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

In the event of any Liquidation Distribution, the holders of Prospector New Sponsor Non-Voting Special Shares and Prospector New Earnout Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of Prospector Canada to the holders of the Common Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Non-Voting Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of Prospector Canada.

Other rights and restrictions apply. There is a redemption provision, a provision which limits the transferability of Non-Voting Special Shares, and a provision granting conversion rights.

Prospector Articles	Prospector Canada Governing Documents

Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and the articles of Prospector Canada, the board of directors of Prospector Canada may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Preferred Shares of the series.

Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

Preferred shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

	Prospector Articles	Prospector Canada Governing Documents
Directors; Classes

The directors are divided into three classes designated as Class I, Class II and Class III, respectively.

The Class I directors stand appointed for a term expiring at Prospector’s first annual general meeting, the Class II directors stand appointed for a term expiring at Prospector’s second annual general meeting and the Class III directors shall stand appointed for a term expiring at Prospector’s third annual general meeting.

Directors appointed to succeed those directors who terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment.

Prospector Canada shall be managed by a board composed of the fixed number of directors indicated in its articles.
Notice of Shareholder Meetings	At least five clear days’ notice shall be given of any general meeting.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Quorum

The holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.

A quorum is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Shareholder Vote; Casting Vote	In the case of an equality of votes, at either a meeting of shareholders or a meeting of directors, the chairman shall be entitled to a second or casting vote.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the CBCA or other applicable law requires otherwise.

In the case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

	Prospector Articles	Prospector Canada Governing Documents
Shareholder Proposals; Director Nominations

Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as directors at the annual general meeting must deliver written notice to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year or, if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the written notice must be received by the Company not later than the later of the close of business 90 days prior to the date of such annual general meeting and, if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date.

No business may be transacted at an annual shareholders meeting, other than business that is either (i) specified in Prospector Canada’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual meeting by or at the direction of the board or (iii) otherwise properly brought before the annual shareholder meeting by any shareholder of Prospector Canada who complies with the proposal procedures. For business to be properly brought before an annual shareholder meeting by a shareholder of Prospector Canada, such shareholder must submit a proposal to Prospector Canada for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the CBCA; provided that any proposal that includes nominations for the election of directors shall be submitted to Prospector Canada in accordance with the requirements described below. Prospector Canada shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the CBCA.

Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner: (a) or at the direction of the board or an authorized officer of Prospector Canada, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the CBCA or a requisition of the shareholders made in accordance with the provisions of the CBCA, or (c) by a nominating shareholder provided that a nomination shareholder’s notice to the board is made, in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the

	Prospector Articles	Prospector Canada Governing Documents

nominating shareholder may be made not later than the close of business on the 10th day following the Notice Date; and in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of Prospector Canada (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made.

To be in proper form, the notice of nomination must include certain prescribed information about the nominating shareholder and the proposed nominee.

Forum Selection	None.

Unless Prospector Canada consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Québec, Canada and the appellate courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Prospector Canada; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of Prospector Canada to Prospector Canada; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA, or Prospector Canada’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to Prospector Canada’s “affairs” (as such term is defined in the CBCA).

The foregoing will not apply to any action brought to enforce a duty or liability created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

	Prospector Articles	Prospector Canada Governing Documents

Unless Prospector Canada consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended.

Other	Prospector’s Articles includes a number of provisions related to the IPO, the Sponsor, the Business Combination and other related matters.	These provisions will not be included in the Prospector Canada Governing Documents as they will no longer be relevant to Prospector Canada following the Continuance.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, that Prospector be de-registered in the Cayman Islands pursuant to Article 49 of the Articles of Association of Prospector and be continued as a corporation in Canada, and in connection with such continuation, the Prospector Canada Governing Documents are hereby adopted for purposes of the period between the Continuance and the Prospector Amalgamation.”

Vote Required for Approval

The Continuance Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of the Prospector Shares who attend and vote, together as a single class, represented in person or by proxy, at the EGM. Prospector Shares that are present virtually during the EGM constitute Prospector Shares represented “in person.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the EGM. Approval of the Continuance Proposal is conditioned on the approval of each of the other proposals presented at the EGM, except for the Adjournment Proposal, and each of the other proposals, other than the Adjournment Proposal, is conditioned on the approval and adoption of the Continuance Proposal.

Pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to vote all Prospector Shares owned by them in favor of the proposals. On the Record Date, the Sponsor beneficially owned and was entitled to vote an aggregate of 8,125,000 Prospector Class B Shares, constituting 78.7% of Prospector’s issued and outstanding Ordinary Shares. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information. Accordingly, even if all of Prospector’s issued and outstanding Ordinary Shares were voted at the EGM, Prospector would not need any public shares to be voted in favor of the Continuance Proposal.

Recommendation of the Board

PROSPECTOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CONTINUANCE PROPOSAL.

PROSPECTOR SHAREHOLDER PROPOSAL NO. 5 — THE AMALGAMATION PROPOSAL

Overview

As discussed in this proxy statement/prospectus, Prospector shareholders are being asked to consider and vote on a proposal to approve the Prospector Amalgamation. The Prospector Amalgamation is expected to be included in the Arrangement and, in accordance with the CBCA, the Prospector shareholders must approve the Prospector Amalgamation by way of a special resolution passed by at least two-thirds of those present in person, virtually or represented by proxy and entitled to vote at the EGM. The Prospector Amalgamation will then be effected upon the implementation of the Arrangement and in accordance with the steps set out therein.

Following the Prospector Amalgamation, Prospector and Newco will be amalgamated and continue as one corporation (AmalCo) under the terms and conditions prescribed in the Arrangement. Prospector and Newco will cease to exist as separate entities from AmalCo and AmalCo will possess all the property, rights, privileges and franchises and will be subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of Prospector and Newco. AmalCo will be deemed to be the plaintiff or defendant, as the case may be, in any civil action commenced by or against Prospector or Newco before the Prospector Amalgamation has become effective.

You should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Prospector Amalgamation. In particular, you are directed to the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus, and the Plan of Arrangement, which is attached as Annex C to this proxy statement/prospectus.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, that the Prospector Amalgamation of Prospector and Newco in accordance with the Plan of Arrangement, as set out in Annex C hereto be approved.”

Vote Required for Approval

The Amalgamation Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of the Prospector Shares who attend and vote, together as a single class, represented in person or by proxy, at the EGM. Prospector Shares that are present virtually during the EGM constitute Prospector Shares represented “in person.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the EGM.

Pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to vote all Prospector Shares owned by them in favor of the proposals. On the Record Date, the Sponsor beneficially owned and was entitled to vote an aggregate of 8,125,000 Prospector Class B Shares, constituting 78.7% of Prospector’s issued and outstanding Ordinary Shares. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information. Accordingly, even if all of Prospector’s issued and outstanding Ordinary Shares were voted at the EGM, Prospector would not need any public shares to be voted in favor of the Amalgamation Proposal.

Recommendation of the Board

PROSPECTOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMALGAMATION PROPOSAL.

PROSPECTOR SHAREHOLDER PROPOSAL NO. 6 — THE AMALCO GOVERNING DOCUMENTS PROPOSAL

As part of the Prospector Amalgamation in this proxy statement/prospectus, AmalCo will adopt the AmalCo Governing Documents which will become the articles and by-laws of AmalCo, assuming the Business Combination is consummated. As such, Prospector’s shareholders are being asked to approve the adoption of the AmalCo Governing Documents in their entirety in connection with the Amalgamation.

The adoption of the proposed AmalCo Governing Documents will result in material differences from provisions contained in or omitted from the Prospector Articles. As such, in addition to voting on the adoption of the AmalCo Governing Documents in their entirety, this proposal is separated into sub-proposals to be submitted to Prospector’s shareholders to vote upon those material aspects of the AmalCo Governing Documents that do not appear in, or are different from, the Prospector Articles. Such material differences are described below:

(i)     The proposed AmalCo Governing Documents would establish the authorized capital of AmalCo to consist of an unlimited number of Common Shares, an unlimited number of Class A Non-Voting Special Shares, an unlimited number of Class B Non-Voting Special Shares, an unlimited number of Class C Non-Voting Special Shares, an unlimited number of Class D Non-Voting Special Shares, an unlimited number of Class E Non-Voting Special Shares, an unlimited number of Class F Non-Voting Special Shares, and an unlimited number of Preferred Shares, issuable in series.

(ii)    The proposed AmalCo Governing Documents would declassify the board of directors with the result being that each director will be elected annually for a term of one year.

(iii)   The proposed AmalCo Governing Documents would reduce the requisite quorum for a meeting of shareholders from the holders of a majority of the shares to holders of not less than 331/3% of the shares entitled to vote at such meeting.

(iv)   The proposed AmalCo Governing Documents would include an advance notice provision that requires a nominating shareholder to provide notice to AmalCo in advance of a meeting of shareholders should such nominating shareholder wish to nominate a person for election to the board of directors.

(v)    The proposed AmalCo Governing Documents would include a forum selection provision whereby, subject to limited exceptions, the Superior Court of Justice of the Province of Québec, Canada and the appellate courts therefrom will be the sole and exclusive forum for certain shareholder litigation matters.

(vi)   The proposed AmalCo Governing Documents would not include provisions relating to the Prospector Class B Shares, the IPO, the Sponsor, the Business Combination and other related matters.

You should also carefully read the full text of the proposed AmalCo Governing Documents, which are attached as Annex F to this proxy statement/prospectus. The following summary description of provisions of the AmalCo Governing Documents is qualified by reference to the attached full text of the AmalCo Governing Documents and the CBCA. For a summary of the differences between the Companies Act and the CBCA, see the section entitled “Prospector Shareholder Proposal No. 4 — The Continuance Proposal.”

	Prospector Articles	AmalCo Governing Documents
Governing Statute	The Companies Act (As Revised) of the Cayman Islands	Canada Business Corporations Act
Authorized Capital

US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

An unlimited number of Common Shares, an unlimited number of Class A Non-Voting Special Shares, an unlimited number of Class B Non-Voting Special Shares, an unlimited number of Class C Non-Voting Special Shares, an unlimited number of Class D Non-Voting Special Shares, an unlimited number of Class E Non-Voting Special Shares, an unlimited number of Class F Non-Voting Special Shares, and an unlimited number of Preferred Shares, issuable in series.

Common Shares

The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of AmalCo, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. The holders of Common Shares will be entitled to receive notice of any meeting of the shareholders at which they are entitled to vote and may attend and vote at such meetings.

Subject to the prior rights of the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and AmalCo shall pay thereon, as and when declared by the directors of AmalCo, on a pari passu basis out of moneys of AmalCo properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

Prospector Articles	AmalCo Governing Documents

In the event of any Liquidation Distribution, subject to the prior rights of the holders of AmalCo New Sponsor Non-Voting Special Shares and AmalCo New Earnout Special Shares, the holders of the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of AmalCo.

Non-Voting Special Shares
The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.
The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

In the event of any Liquidation Distribution, the holders of AmalCo New Sponsor Non-Voting Special Shares and AmalCo New Earnout Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of AmalCo to the holders of the Common Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Non-Voting Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of AmalCo.

Other rights and restrictions apply. There is a redemption provision, a provision which limits the transferability of Non-Voting Special Shares, and a provision granting conversion rights.

Prospector Articles	AmalCo Governing Documents
Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and the articles of AmalCo, the board of directors of AmalCo may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Preferred Shares of the series.

Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

Preferred shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

	Prospector Articles	AmalCo Governing Documents

In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

Directors; Classes	The directors are divided into three classes designated as Class I, Class II and Class III, respectively.	AmalCo shall be managed by a board composed of the fixed number of directors indicated in its articles.

The Class I directors stand appointed for a term expiring at Prospector’s first annual general meeting, the Class II directors stand appointed for a term expiring at Prospector’s second annual general meeting and the Class III directors shall stand appointed for a term expiring at Prospector’s third annual general meeting.

Directors appointed to succeed those directors who terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment.
Notice of Shareholder Meetings	At least five clear days’ notice shall be given of any general meeting.	The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Quorum

The holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.

A quorum is present at a meeting of shareholders if the holders of not less than 331/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

	Prospector Articles	AmalCo Governing Documents
Shareholder Vote; Casting Vote	In the case of an equality of votes, at either a meeting of shareholders or a meeting of directors, the chairman shall be entitled to a second or casting vote.	Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the CBCA or other applicable law requires otherwise.
In the case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.
Shareholder Proposals; Director Nominations

Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as directors at the annual general meeting must deliver written notice to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year or, if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the written notice must be received by the Company not later than the later of the close of business 90 days prior to the date of such annual general meeting and, if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date.

No business may be transacted at an annual shareholders meeting, other than business that is either (i) specified in AmalCo’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual meeting by or at the direction of the board or (iii) otherwise properly brought before the annual shareholder meeting by any shareholder of AmalCo who complies with the proposal procedures. For business to be properly brought before an annual shareholder meeting by a shareholder of AmalCo, such shareholder must submit a proposal to AmalCo for inclusion in AmalCo’s management proxy circular in accordance with the requirements of the CBCA; provided that any proposal that includes nominations for the election of directors shall be submitted to AmalCo in accordance with the requirements described below. AmalCo shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the CBCA.

Prospector Articles	AmalCo Governing Documents

Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner: (a) or at the direction of the board or an authorized officer of AmalCo, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the CBCA or a requisition of the shareholders made in accordance with the provisions of the CBCA, or (c) by a nominating shareholder provided that a nomination shareholder’s notice to the board is made, in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the nominating shareholder may be made not later than the close of business on the 10th day following the Notice Date; and in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of AmalCo (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made.

To be in proper form, the notice of nomination must include certain prescribed information about the nominating shareholder and the proposed nominee.

	Prospector Articles	AmalCo Governing Documents
Forum Selection	None.

Unless AmalCo consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Québec, Canada and the appellate courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of AmalCo; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of AmalCo to AmalCo; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA, or AmalCo’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to AmalCo’s “affairs” (as such term is defined in the CBCA).

The foregoing will not apply to any action brought to enforce a duty or liability created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

Unless AmalCo consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended.

Other	Prospector’s Articles includes a number of provisions related to the Prospector Class B Shares, the IPO, the Sponsor, the Business Combination and other related matters.	These provisions will not be included in the AmalCo Governing Documents as they will no longer be relevant to AmalCo following the Amalgamation.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, that the AmalCo Governing Documents are hereby approved and adopted as the articles and by-laws of AmalCo, subject to the consummation of the Business Combination.”

Vote Required for Approval

The AmalCo Governing Documents Proposals will be approved and adopted if the holders of at least two-thirds of the Prospector Shares present in person, virtually or represented by proxy and entitled to vote at the extraordinary general meeting vote “FOR” the AmalCo Governing Documents Proposal. Adoption of the AmalCo Governing Documents Proposal is conditioned upon the approval and adoption of each of the other proposals to be presented at the extraordinary general meeting, except for the Adjournment Proposal, and each of the other proposals, other than the Adjournment Proposal, are conditioned upon the approval and adoption of the AmalCo Governing Documents Proposal.

Recommendation of the Board

PROSPECTOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMALCO GOVERNING DOCUMENTS PROPOSAL.

PROSPECTOR SHAREHOLDER PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow Prospector’s Board to adjourn the EGM to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Prospector’s shareholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the EGM to approve one or more of the other proposals presented at the EGM. In no event will Prospector’s Board adjourn the EGM or consummate the Business Combination beyond the date by which it may properly do so under Prospector’s Articles and Cayman law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Prospector’s shareholders, Prospector’s Board may not be able to adjourn the EGM to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the EGM to approve the Business Combination Proposal or the other proposals.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, to approve the adjournment of the EGM to a later date or dates, if necessary or convenient, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals (the “Adjournment Proposal”), which will only be presented at the EGM if, based on the tabulated votes, there are not sufficient votes at the time of the EGM to approve any of the other proposals, in which case the Adjournment Proposal will be the only proposal presented at the EGM.”

Vote Required for Approval

The Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the Prospector Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon and who vote at the EGM. Prospector Shares that are present virtually during the EGM constitute Prospector Shares represented “in person.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the EGM.

Pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to vote all Prospector Shares owned by them in favor of the proposals. On the Record Date, the Sponsor beneficially owned and was entitled to vote an aggregate of 8,125,000 Prospector Class B Shares, constituting 78.7% of Prospector’s issued and outstanding Ordinary Shares. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information. Accordingly, even if all of Prospector’s issued and outstanding Ordinary Shares were voted at the EGM, Prospector would not need any public shares to be voted in favor of the Adjournment Proposal.

Recommendation of the Board

PROSPECTOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT LEDDARTECH

Company Overview

LeddarTech is at the forefront of the automotive industry evolution, from driver awareness to active safety and advanced autonomy. Our mission is to improve safety and quality of life for travelers, commuters, workers and mobility industry professionals by enabling applications that reduce traffic congestion, minimize the risk of road accidents and improve the overall safety and efficiency of road transport. We pursue our mission by developing innovative artificial intelligence (“AI”) based low-level fusion (“LLF”) and perception software technology, which closely replicates elements of human perception. We believe that AI-based LLF is the cornerstone of next generation of ADAS and AD systems.

Founded in 2007, LeddarTech is an automotive software company headquartered in Quebec City Canada, with other main development centers in Montreal, Toronto and Tel Aviv and business development offices in various locations around the world.

We offer a crucial piece of the software stack for ADAS and AD applications, which provides vehicles with environmental models of their surroundings. This software-only solution seeks to solve the limitations in currently used systems, such as their inability to scale up efficiently and cost-effectively to the level of safety required to adhere to new regulations and meet consumers’ expectations. Our software achieves this by providing an innovative environmental sensing software solution based on what is called “AI-based low-level” sensor fusion and perception, which is sensor and processor-agnostic. We have been developing and refining this innovative software solution for seven years and, as a result, have built a strong and defendable IP and technology moat that is recognized by industry leaders and that we believe has given us a first-mover market advantage. Our main target markets are automotive ADAS and AD applications for OEM’s and automotive system integrators that are direct suppliers to OEMs (“Tier 1” suppliers).

Prior to 2020, we focused our business on software and signal processing for smart sensing solutions, and revenue came primarily from the sale of hardware modules and components for the ADAS market, which generally relied on object-level fusion. Recognizing the limitations of current object-level sensor fusion technology and the potential of AI-based LLF software, in 2020 we identified and acquired a 60% controlling interest in VayaVision, an Israeli company that had developed a low-level sensor fusion and perception software stack that was very complementary to our developed software. As more fully described below, we acquired the remaining 40% of VayaVision in November 2023, following which VayaVision is now a wholly-owned subsidiary of LeddarTech. To date, the current hostilities between Israel and Hamas have not had a material adverse effect on VayaVision’s business. However, the current hostilities between Israel and Hamas, and any escalation of such hostilities, as well as any future armed conflicts, terrorist activities, tension along the Israeli borders or with other countries in the region, including Iran, or political instability in the region could in the future disrupt international trading activities in Israel and may materially and negatively affect our business and could harm our results of operations. See “Risk Factors – Risks Related to Our Business – Global or regional conditions can adversely affect our business, results of operations, and financial condition.” In 2022, we made the strategic decision to divest our hardware business of modules and components to focus solely on fusion and perception software centered on AI-based LLF for ADAS and AD. Our LiDAR components business was discontinued in late 2022 and we are in the process of winding down our hardware modules business through a last-time buy process. We are retaining the IP related to these businesses for future licensing opportunities only. In connection with our transition to an exclusive focus on fusion and perception software, we have reduced headcount by approximately 70 employees who were engaged primarily in engineering, system architecture, applications and product management functions related to our modules and components businesses, and we are selling remaining inventory and have recognized restructuring and other charges. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Restructuring Activities.” To date, we have not generated any material revenue under our new business model.

We believe that LeddarTech is the first company to demonstrate an automotive-embedded, AI-based low-level sensor fusion and perception product. Our leadership is reflected in industry awards from CES Innovation Awards, TECH.AD Detroit, and Konnect Cariad, and our first-mover position is evidenced by substantial foundational intellectual property.

Led by a team with deep experience and expertise in artificial intelligence, machine learning and automotive software development, we developed the LeddarVision™ LLF and perception software stack, which we believe enables higher performance and lower-cost ADAS for the automotive industry and automated operations for off-road vehicles. As of October 2023, we are in various stages of discussion with vehicle makers and ADAS/AD system and component suppliers and system integrators, covering more than 30 design win opportunities in automotive and off-road markets, some of whom are actively evaluating LeddarVision™ towards making a formal selection for their programs or end customer programs. We have publicly announced strategic collaborations with two Tier 1 suppliers in the automotive industry, Trimble Inc. (“Trimble”) and FICOSA ADAS S.L. (“Ficosa”). The collaboration with Trimble aims for our fusion software to be deployed in offroad and commercial vehicle applications, in order to provide operator assistance and safety function automation. Trimble has recently announced an agreement to transfer its agricultural technology business (the division with which LeddarTech has a strategic collaboration) to a joint venture with AGCO Corp. Upon completion of their transaction, it is expected that AGCO will own 85% of the joint venture, with Trimble retaining the remaining 15%. It is not clear at this time how the change in ownership of this business will affect LeddarTech’s strategic collaboration. The collaboration with Ficosa aims for our fusion and perception software to be deployed in production vehicles for in-development passenger vehicle parking applications starting in 2027. See “Risk Factors — Risks Related to Our Business — We have entered into strategic collaborations, but not yet signed commercial agreements, with two Tier 1 suppliers. If we fail to sign commercial agreements with those prospective customers, or to subsequently achieve an OEM design win with such customers, our future business, results of operations and financial condition would be adversely affected.”

Leveraging the advantages of LLF, LeddarTech delivers high perception performance with nearly 2x range and greater reliability, at a nearly 30-40% lower sensor cost, than current object-level fusion alternatives adopted today. Because LeddarTech’s LLF and perception software stack is centralized, sensor agnostic and scalable, it provides OEMs and Tier 1 suppliers a range of cost saving and design-flexibility benefits, including:

•        Reduced costs by allowing use of fewer and less expensive sensors, which no longer require integrated software;

•        Allowing inter-operability of sensors, thereby reducing dependency on single suppliers for sensors with integrated software;

•        Operability with varying numbers and types (camera, radar, LiDAR, sonar) of sensors, allowing for efficient use of a single software platform across multiple vehicle makes and models, which gives OEMs the ability to change or upgrade sensors without major recoding and AI retraining of fusion software;

•        Reduced processing requirements and greater processor flexibility, which lowers costs and power consumption, increasingly important features for electric vehicles; and

•        Capability for “over-the-air” and “backwards compatible” upgrades to meet evolving regulatory requirements and consumer demand.

We believe that the industry’s evolution to accident avoidance will be powered by AI-based low-level sensor fusion and perception technology. That shift is underway, and LeddarTech’s software solution is well-positioned to drive vehicle manufacturers’ successful transition towards “software defined vehicles.”

Industry Overview

Today, almost 95 percent of automobile accidents are caused by human failure. Regulators have begun to mandate that vehicle manufacturers overcome human shortcomings with automated driver assistance. Additionally, the automotive industry is shifting both from warning systems to active safety systems, and from a hardware-defined to a software-defined vehicle approach, reducing development and maintenance costs, accelerating development cycles and improving ability to update vehicles sold via field updates (e.g., servicing at dealerships or wirelessly with over-the-air updates). High independence and adaptability to hardware is becoming required for greater software reuse and the ability to support a broad range of past, current and future vehicles with common software components. This approach reduces development time and related testing costs.

ADAS enables improved driver performance and increased vehicle and road safety. These systems use sensors such as radar, camera, sonar and LiDAR to detect and compensate for driver errors to prevent deaths and injuries by reducing accidents. Typical applications include adaptive cruise control, pedestrian detection and avoidance, lane departure warning and correction; traffic sign recognition; automatic emergency braking, and blind-spot detection. These systems aim to reduce traffic injuries and fatalities and warn drivers of dangers they may not be aware of. Today, most ADAS applications are vision-based and use object-level fusion, which means the perception is done separately by each sensor. The main limitation of this approach is that no single sensor possesses sufficient information to support all possible driving scenarios and the information is filtered at the sensor level and not all available for post-detection fusion. For example, high definition (“HD”) cameras do not measure depth, while distance sensors such as LiDARs and radars lack sufficient resolution. When sensor data is not fused before the system makes a decision, the system may make that decision on limited or contradicting inputs. If an obstacle is detected by the camera but is not detected by the radar or LiDAR, the system may hesitate as to whether the vehicle should stop.

Research from the American Automobile Association (“AAA”) published in 2020 demonstrated the limitations of vision-based and object-level fusion technology. Researchers in the study examined the frequency of glitches in ADAS utilizing a course of 4,000 miles of common driving scenarios. They found that, on average, there was a malfunction in these systems every 8 miles and often failed to meet basic requirements, such as pedestrian identification. For example, these systems failed during lane departures and impending forward collisions. In fact, 73 percent of errors that occurred on public roads were linked to lane departure or driving too close to a guardrail or the center line. We believe that vision-only and object fusion-based based architectures will struggle to meet increasing automotive regulations and consumer demands at reasonable costs.

Automotive ADAS Market Overview

Governments worldwide are introducing various initiatives to enhance road safety and encourage manufacturers to take steps to ensure vehicle safety. Consumer demand for easing driving tasks and an increased focus on safety also motivates the development and deployment of more ADAS content.

The Society of Automotive Engineering (SAE) International has defined six levels of automation, from no automation (Level 0) to full automation (Level 5). ADAS technologies, which rely on human oversight and intervention, are classified as Level 1 and Level 2 automation.

SAE INTERNATIONAL

SAE **J3016™** LEVELS OF DRIVING AUTOMATION™

Learn more here: sae.org/standards/content/j3016_202104

Copyright © 2021 SAE International. The summary table may be freely copied and distributed AS-IS provided that SAE International is acknowledged as the source of the content.

	SAE LEVEL 0™	SAE LEVEL 1™	SAE LEVEL 2™	SAE LEVEL 3™	SAE LEVEL 4™	SAE LEVEL 5™
What does the human in the driver's seat have to do?	**You are driving** whenever these driver support features are engaged – even if your feet are off the pedals and you are not steering			**You are not driving** when these automated driving features are engaged – even if you are seated in "the driver's seat"		
	You must constantly supervise these support features; you must steer, brake or accelerate as needed to maintain safety			When the feature requests, you must drive	These automated driving features will not require you to take over driving	
	These are driver support features			These are automated driving features		
What do these features do?	These features are limited to providing warnings and momentary assistance	These features provide steering **OR** brake/ acceleration support to the driver	These features provide steering **AND** brake/ acceleration support to the driver	These features can drive the vehicle under limited conditions and will not operate unless all required conditions are met		This feature can drive the vehicle under all conditions
Example Features	• automatic emergency braking • blind spot warning • lane departure warning	• lane centering **OR** • adaptive cruise control	• lane centering **AND** • adaptive cruise control at the same time	• traffic jam chauffeur	• local driverless taxi • pedals/ steering wheel may or may not be installed	• same as level 4, but feature can drive everywhere in all conditions

Copyright © 2021 SAE International.

The market is rapidly adopting and expanding the availability of Level 2 systems, which is projected for significant growth, while Level 3 systems have more recently started to reach the market.

Object-level fusion technology and other incumbent solutions, such as camera-only based solutions, have limited ability to scale from Level 1 to Level 2 and above due to poor performance across the various road and environmental conditions and due to the prohibitive cost of increasing the number of sensors and related computing costs. Additionally, the existing ADAS object-level fusion technology suffers from hardware dependence and limited performance. Leading industry players seek sensor fusion at scale and acknowledge the benefits of AI and low-level fusion.

“We need to successfully transition from classic, object-based sensor fusion to the more advanced approach of AI-based sensor fusion” Cristina Rico García, Ph.D., Head of Sensor Fusion at CARIAD.

“By fusing low-level detections centrally, the software can identify objects that would normally not be visible. This improves the reliability of detecting small, obscured or static targets. It also helps the system accurately identify and track multiple targets, such as those typically encountered in dense urban environments…” Aptiv, The Next-Gen ADAS Platform for Software-Defined Vehicles Whitepaper

At the same time, major industry leaders are moving away from single sensor to multi sensor platforms, with a number of OEMs having plans to include 25 or more separate sensors in their vehicles. Multi-sensor adoption by industry leaders is expected to drive greater demand for technologically superior low-level fusion. Thus, OEMs are increasingly looking to migrate to software-defined vehicles, with software-defined vehicle development estimated to generate annual savings of approximately US$16.0 billion for automotive OEMs by 2030, according to a study by Roland Berger, a global consulting firm. Accordingly, OEMs expect to invest significantly in software solutions.

We believe that object-level fusion will be unable to economically scale to Level 2 and above systems, and that this creates a significant market opportunity as the benefits of low-level fusion increase with the complexity of the system. LeddarTech is targeting that growing market with a view to winning OEM and Tier1 programs to develop improved Level 2 ADAS systems, displacing vision-only and object fusion solutions. In 2019, 70% of vehicles sold had no automation, 21% had Level 1 systems, and 9% had Level 2 systems. By 2025, McKinsey expects the percentage of vehicles sold with Level 2 systems to increase to 43%, and by 2030, the percentage of vehicles sold with Level 2 and above systems to increase to 64%, with only 17% of vehicles sold having no automation.

This anticipated growth directly translates to the ADAS software market, which was estimated at US$15.0 billion in 2020 according to a McKinsey report and is projected to reach US$42.0 billion by 2030, representing a compound annual growth rate (CAGR) of 11%. The ADAS software market can be further broken down into sub-categories, and the following table presents the areas we are currently targeting, representing approximately US$9.0 billion of the projected US$42.0 billion total in 2030. The remaining US$33.0 billion largely represents integration, testing, and validation efforts performed by customers.

Category	Market Size, USD mn
	2020	2025	2030	2035
Sensor Fusion	292	970	1,149	2,140
Mapping & Localisation, SLAM	272	1,019	1,574	3,582
Object Detection and Classification	1,370	3,888	4,548	7,896
Path Planning	380	1,280	1,586	3,051
Total	2,314	7,157	8,857	15,240

ADAS systems have been deployed for several years already. Most car owners are already familiar with simple features like blind spot warning and front collision warning, and emergency braking, while advanced systems like Tesla’s Autopilot and GM’s Super Cruise are providing more advanced assistance features such as automated lane change, which control steering, acceleration, and braking functions of the vehicle. As highlighted by the tests performed by the AAA, however, these current systems still fail in relatively common and simple conditions. Moreover, the most advanced systems today are limited in their operating domains. For example, certain OEMs recommend car owners not to use such systems during difficult or uncertain driving conditions, such as in slippery or adverse weather conditions or when lane markings visibility is poor, among others.

LeddarTech

OBJECT FUSION IS STRUCTURALLY LIMITED

Camera image (vehicles in highlighted area in the 100-200m range)

5pix/~200m
11pix/113m

Insufficient resolution prevents identification of the car by the perception layer

The result is that the camera system alone does not include the car at 200 meters in its environmental model

SCALING OBJECT FUSION PERFORMANCE ADDS COST:

1) **Much higher resolution camera** – more expensive and requires more processor power
2) **Add a narrow FoV camera for higher resolution at 200m** – increases sensor cost and computational cost
3) **Add a high-resolution RADAR** – increases sensor set and computational cost

The challenge to improve these systems is not only technological but economical. Performance and robustness must be improved while limiting the increase in the cost of sensors and computing, which are some of the most significant costs for those systems. ADAS is also only one of several functions of the vehicle contributing to significant growth in software content. The success of vehicle manufacturers is increasingly dependent on software, which leads to greater complexity and new challenges as the industry has historically been hardware centric. Vehicle manufacturers and their suppliers must adapt quickly to develop and deploy new software-enabled products, services and the corresponding processes and infrastructure required for managing software upgrades. The industry needs to change how they design vehicles and the vehicle architectures themselves. Most vehicle manufacturers are now transitioning to a software-defined vehicle approach, where the software architecture has priority, and the hardware is designed to satisfy the software platform requirements. One of the objectives of the software-defined vehicle approach is to have much greater adaptability to different hardware components, reducing the development and maintenance cost of software-centric systems.

A secondary market that we address is off-road vehicles in industries such as agriculture, construction and mining. We estimate our addressable market to be approximately US$466.0 million by 2025 and approximately US$720.0 million by 2030 (approximately 9.1% CAGR). These markets have applications with shorter term needs for higher levels of automated driving with business cases with lower cost sensitivity to the ADAS market but which have high requirements on performance. Low-level sensor fusion similarly provides increased accuracy in understanding the environment around the vehicle and higher adaptability and flexibility. Given the good product/market fit and that we can address this market with the same base platform we are developing for the ADAS market, we are also addressing this market with a strategy to work with system integrators.

Our Products and Technology; the LeddarTech Solution

With ADAS and AD functions, reliable and accurate perception of the environment is critical to enable safe driving decisions. The information output from each sensor must be fused without filtering at the sensor level to more efficiently recreate the perceived environment and provide better and more reliable operation,

The LeddarVision™ AI-based sensor fusion and perception solution provides an innovative approach to understanding the vehicle’s changing environment with LLF. The LeddarTech software solution encompasses 3D reconstruction, AI and computer vision to convert sparse data into a more precise 3D environmental model, contributing to improving the perception system’s performance.

LeddarVision™ consists of a software platform that enables multiple solutions for entry- to premium-level ADAS applications, each utilizing LeddarTech’s AI-based LLF software technology. Our software solutions combine sensor modalities, pushing the performance envelope far beyond object-fusion based ADAS solutions and increasing the effective range performance of sensors. We currently offer one solution for forward direction ADAS applications, called LeddarVision™ Front — Entry-Level (“LVF-E”). The LVF-E software product family is a comprehensive fusion and perception software stack supporting entry-level ADAS safety and highway assistance L2/L2+ applications. We also have the LeddarVision™ Surround View Solution (“LVS-2+”), which enables additional capabilities to the forward direction solutions, such as automated lane change and overtaking. A second solution for forward direction ADAS applications, called LeddarVision™ Front — High-End (“LVF-H”), is in an advanced stage of development and will be completed upon customer request, as an optional feature available with the LVS-2+ solution.

Our roadmap also includes design of parking and ADAS/AD in broad operating design domains (various weather conditions, road types and countries for example), in order to further address our customers needs. These applications are designed for the European New Car Assessment Programme’s (“EURO NCAP”) five-star rating system and General Safety Regulation 2022 (“GSR 2022”), as our OEM and Tier1/2 target customers require. For the off-road market, we serve this segment with a versatile software base platform that will allow automated vehicle and system integrators to develop and deploy custom solutions for their end markets, providing broad access to this market without developing application-specific solutions. Our continued development of tailored software solutions will focus on high-volume automotive applications. We believe this approach allows us to address applications in both automotive and off-road markets efficiently.

LeddarVision™ Front — Entry-Level (LVF-E)

The LVF-E targets basic entry-level ADAS to premium front-view ADAS, with 1V2R (one camera + two radars) to 1V5R (one camera + five radars) sensor configuration. Relative to object level fusion, LeddarTech’s LLF software technology doubles the object detection range to over 150 meters, thus supporting GSR 2022 and EURO NCAP requirements with 1V2R configuration, consisting of a single wide FoV (120°) 1.2 Mpx resolution (or better) front camera and two short-range front corner radars. In addition, the LVF-E software stack targets low-cost electronic control units with deep-learning acceleration engines, which require a third of the processing power in comparison to standard units at a quarter of the cost. LFV-E provides the entry-level ADAS offering with the lowest sensor and hardware costs.

LVF-E implements a complete AI-based fusion and perception software stack handling sensors’ interface, calibration and synchronization, sensor fusion, object detection and classification, continuous tracking and stabilization, road model, speed traffic signs detection, vehicle odometry interface and ego-motion localization, providing a rich, real-time 3D comprehensive environmental model of the vehicle’s surroundings and application programming interface (“API”) to entry-level L2/L2+ ADAS applications.

LeddarVision™ Surround View Solution (LVS-2+)

Short-range corner rear radar
R
Surround camera
V
IMU
GPS
Wheel odo
V
3 Mpx 120° FoV front camera
Surround camera
V
Surround camera
V
Short-range corner front radar
R
Surround camera
V
R
Medium-range front radar
Short-range corner front radar
R
Surround camera
V
Short-range corner rear radar
R

The LVS-2+ is a comprehensive AI-based fusion and perception software stack supporting premium surround-view L2/L2+ ADAS highway assistance and EURO NCAP and GSR 2022 safety applications. LeddarVision™ LLF and perception technology enables the implementation of entry-level to premium ADAS utilizing a single unified software architectural approach, efficiently scaling computational power with sensor additions and reducing rework efforts with sensor changes. Based on the LeddarVision™ software architecture, LVS-2+ efficiently extends the LVF front-view software product family 1VxR sensor configuration to a 5V5R (five camera and five radars) configuration, enhancing support to traffic jam assist (“TJA”) and highway assist (“HWA”) ADAS applications, enabling automated lane changes, overtaking and extended speed range and ACC.

LVS-2+ implements a very high-performance premium fusion and perception, positioning and prediction stack handling sensors’ interface, offline and online calibration and diagnostics, sensor synchronization, sensor fusion, object detection and classification, extended to include unclassified objects and events (e.g., drivers cutting into traffic), continuous tracking and stabilization, free space detection, road model, comprehensive traffic signs detection, highway traffic light detection, vehicle odometry interface, ego-motion localization and global localization with HD Map input. LVS-2+ also extends safety features support with trajectory prediction, perception decomposition, ODD analysis, sensor coverage, and health monitoring.

As an optional feature to the LVS-2+, upon customer request, we will complete development of a high-end ADAS to premium front-view L2/L2+ ADAS, LeddarVision™ Front — High-End (LVF-H), which supports highway assistance and EURO NCAP and GSR 2022 safety applications. In comparison to the LFV-E, among other more advanced features, the LVF-H extends the supported object detection range to over 200 meters and utilizes a higher performance camera and additional front radar. LVF-H extends the front camera-based configuration to a 1V5R configuration, having a single wide FoV (Field-of-View 120°) 3-Mpx class front camera, one medium-range front radar and four short-range front and back corner radars. The front camera and medium-range radar, when processed through our LeddarVision™, enables range extension over 200 m and ACC support up to 160 km/h. The back short-range corner radars enable support of GSR 2022 and EURO NCAP for overtaking, reverse and dooring scenarios. In addition, the highway assist features support warnings to avoid lane change collisions. Additionally, LVF-H further extends safety features support with detected objects trajectory prediction, perception decomposition, perception support to operating driving domain (“ODD”) analysis, sensor coverage and health monitoring.

3D Red, Green, Blue plus Depth (“RGBD”) Modeling

LeddarVision™ integrates raw sensor data to generate a 3D RGBD model and incorporates 3D reconstruction to enrich and add robustness to the model. In addition, sensor data is fused intelligently, adding temporal information (i.e., information from multiple frames) and more accurate representations of a single measurement (i.e., multiple measurements of a single object enable reducing the measurement error). The 3D RGBD model allows the use of different sensors’ brands, resolutions and positioning without modifying the algorithms and reduces the testing, verification and validation required for the system when using a different set of sensors.

While the LeddarVision™ low-level fusion software solutions use raw data to construct an accurate RGBD 3D point cloud, proprietary upsampling algorithms enables the software to increase the sensors’ effective resolution. This breakthrough enhances lower-cost sensors and provides a high-resolution understanding of the environment. For example, this method can be applied for low-density scanning LiDARs, enabling the use of a lower-cost scanning LiDAR, e.g., with 32 beams, instead of an expensive high-density 64-beam LiDAR, to achieve the required performance. The sample results of the 3D reconstruction algorithm for a camera and lower-cost LiDAR are shown in the below image. The top picture represents the camera-only frame, the lower left the original LiDAR point cloud and the lower right the LeddarVision™ 3D reconstruction with upsampling.

The RGBD model created through low-level fusion is sent to a state-of-the-art “RGBD object detection” module that detects 3D objects in a 4-D domain. Meanwhile, the free space and road lanes are identified and accurately modeled in three dimensions, leading to an accurate geometric occupancy grid. This bird’s-eye-view grid of the world surrounding the vehicle is more accurate than using a camera-alone estimator. In addition, the RGBD model allows very accurate key point matching in 3D space, thus enabling very accurate ego-motion estimation. The LiDAR measurements on the static objects are accumulated over time, which allows the allocation of a larger portion of the distance measurements to moving targets. The acquired LiDAR measurements are further interpolated based on similarity cues from the HD image.

With its novel approach based on artificial intelligence and proprietary IP, LeddarVision™ improves all aspects of the perception outcomes.

Ability to Add Enhanced Features

Our platform enables updates and enhancements to our software solutions, including the ability to expand the domain capabilities of our software solutions, such as being able to market our software solution for use in snow conditions. This ability to offer over-the-air updates to meet expanding consumer demand and evolving regulatory requirements makes our solution more attractive to our target market and may increase revenue generating opportunities for our core software solution.

Our Competitive Strengths

We believe the following strengths position LeddarTech for continued leadership in, and to capitalize on the opportunities for, providing sensor fusion and perception software solutions to the automotive ADAS and AD market:

•        Higher performance than competing solutions.    As the market demand grows for safer and more efficient ADAS and AD solutions, LeddarTech’s disruptive AI-based LLF and perception software solution differentiates itself in the market through several years of investments in a low-level fusion solution, rather than legacy object-level fusion. LeddarTech’s solution is hardware independent and software-only. OEMs and Tier 1 and Tier 2 suppliers are increasingly requiring LLF, which favorably positions LeddarTech. LeddarVision software processes sensor data at a low-level, before filtering, to efficiently achieve a more reliable understanding of the vehicle’s environment required for navigation decision making and safer driving. Low-level sensor fusion utilizes all the raw information output from each sensor without filtering at the sensor level for better and more reliable operation. As a result, this low-level sensor data fusion and perception solution provides superior performance, surpassing object-level fusion limitations in adverse scenarios like occluded objects, objects separation, camera/radar false alarms, blinding light (e.g., sun, tunnel) or distance/heading estimation.

•        Lower costs than object-level fusion alternatives.    LeddarTech’s LLF and perception software stack requires fewer sensors and lower computing requirements, and provides sensor cost savings of up to 30-40% in comparison to object-level fusion. In contrast to object-level fusion’s reliance on a high number of sensors, which number is expected to increase with the complexity of the driving automation Level, by combining the raw data from all sensors through a unified software platform that reuses trained algorithms, LLF delivers higher performance, such as nearly doubling the effective range, with fewer and less expensive sensors.

•        Decoupling of perception software from sensors hardware.    Hardware dependence of current perception software means that any change in sensor position or characteristics requires significant perception software re-coding, training and testing to achieve required performance and safety. By decoupling its AI-based LLF and perception software from hardware vendors (sensors and computing), LeddarTech provides an architecturally light solution, with shorter development cycles, less data collection and AI retraining for OEM’s and lower costs than heavier architectures (e.g., multiple software stacks to maintain, train, verify, validate and certify).

•        Standard, scalable solutions.    LeddarTech’s AI-based and software-only solution seeks to solve the limitation in currently used systems that are unable to scale efficiently either across features, sensors and sensor positions that vary across brands and models, or up to the level of sensory awareness required to adhere to new regulations and meet consumers’ expectations. LeddarTech’s standard, hardware-independent solutions integrate well with different models and numbers of sensors. This results in a single software platform capable of serving multiple brands and models, minimizing customization efforts. Thus, LeddarTech offers flexibility to work with the sensor and computing platforms that best meet the needs and interests of customers, with computing, maintenance, sensor and processor costs expected to be nearly 50% lower than those of current entry-level systems.

•        Strong and defendable IP moat and recognized global leadership.    LeddarTech has invested extensively in automotive software for over a decade and has developed significant IP and expertise, including over 150 patent applications (80 granted) that cover the spectrum from localization and tracking to signal acquisition, and from fusion and perception to upsampling algorithms that leverage the most advanced automotive AI software to efficiently reconstruct a high-definition, unified 3D model with context-aware algorithms. Significant investments have been made in data collection, annotation and associated tools, including dedicated test and data collection vehicles to support the training of deep neural nets for object classification. Our extensive IP portfolio and long-term research and investment contributes to limit development costs and accelerate time-to-market. LeddarTech also developed the models to calibrate, unfold and match the data from multiple sensors. Our first-mover position is reinforced by substantial foundational intellectual property. Leading companies in the autonomous driving industry, including BMW, GM, Toyota, Cruise, Baidu, Waymo, Motional, Huawei, Aptiv, Mobileye, Bosch, ZOOX and Luminar, have recognized the existence of our patents as prior art and we believe our portfolio to be fundamental to the field of autonomous driving. We believe LeddarTech is the first to demonstrate an automotive-embedded, low-level sensor fusion product Additionally, the automotive industry has affirmed our technical innovation and leadership with multiple industry awards, including, but not limited to:

•        CES Innovation Award, 2023 Consumer Technology Association, in recognition of LeddarTech’s innovative contributions to automotive sensing and perception technologies;

•        First Prize, Sensor Fusion and Perception Category, 2022 Tech.AD Detroit, in recognition of LeddarVision™’s 3D Environment Simulation Dashboard that enables customers to experience the company’s LeddarVision™ technology demonstrated in real-world scenarios; and

•        Winner, Volkswagen Group Innovation Tel Aviv 2022 Konnect and CARIAD Startup Challenge, in recognition of its sensor fusion and perception technology, with CARIAD expressing enthusiasm for working with LeddarTech to create an AI safety-related Proof of Concept.

Our Competition

There are two main types of competing perception solutions: (1) vision-based, joint-hardware solutions where fusion is done at the object level (e.g. Mobileye, Qualcomm and Nvidia) and (2) Vision-based software decoupled solutions where fusion is done on one modality and at the object level (e.g., BaseLabs, Aptiv and AutoBrains, Phantom Ai, StradVision or Helm Ai). Object-level fusion solutions are highly dependent on proprietary sensor and processor hardware developed by those companies. Many competing providers of low-level fusion software offer solutions that are essentially vision-centric systems. As the automotive industry moves toward multi-sensory low-level fusion, OEMs and Tier 1 suppliers have not yet succeeded in developing in-house solutions. As an early mover in the low-level fusion space, we believe that LeddarTech is the only company that is processor independent, sensor agnostic, and will be offering an embedded multi-sensor modality low-level fusion and perception solution integrated in low-cost automotive-grade ECUs.

Compared to existing competing offerings, at LeddarTech, we believe that we have a strong and sustainable position with a highly advanced and hardware-independent low-level fusion and perception software solution. Our solution supports vehicle manufacturers and their ADAS system suppliers in their efforts to economically increase ADAS system performance and robustness while enabling software-defined vehicle architectures that will require abstraction between the software and hardware. Our LeddarVision™ software stack is a platform offering based on a unique and proprietary AI-based low-level fusion and perception architecture that works with many sensors and can be ported to any processor in zonal or centralized ADAS and AD system implementation. LeddarVision™ has been designed to enable modularity and flexibility to vehicle manufacturers and their tiered suppliers for the development of ADAS applications that are future-proof. LeddarVision™ would support over-the-air updates and backward compatibility through a single unified software architecture for entry-level ADAS feature, premium complex ADAS and AD features, and advanced parking assist and auto-park features being developed for the next generation of vehicles.

Growth Strategies

In order to accomplish our business objective of solidifying our leading position in AI-based sensor fusion and perception solutions for the passenger and off-road vehicle markets, we pursue the following strategies:

•        Leverage competitive strengths, market growth and demand for higher performance and economical ADAS to acquire and increase partnerships with OEMs and Tier-1 suppliers, displacing vision-only and object fusion based solutions. In serving OEMs and Tier-1 suppliers with the development of ADAS, our main contribution is unique and proprietary AI-based low-level fusion and perception software stack and integration support. We believe we have significant market momentum with various OEMs and Tier-1 & 2 customers across the globe thanks to our great technology-product-market-fit. The automotive ADAS market is already thriving and growing quickly and the market pull and regulations are driving OEMs and Tier1s to deliver improved ADAS solutions. Regulators have begun to mandate that car manufacturers overcome human shortcomings with automated driver assistance. As OEMs continue to adopt and evolve (or to “standardize”) ADAS technology for new model launches, we expect to achieve additional customers wins with our innovative LeddarVision™ AI-based fusion and perception software stack, which is well-positioned to economically address regulatory requirements and improve road safety. Once a program is awarded, the supply is guaranteed for many years as long as the corresponding vehicle models are in production. It is also common for vehicle manufacturers to reuse solutions across new vehicle models once a solution is well-proven. These factors create an attractive long-term business case for LeddarTech while creating a compelling investment opportunity.

•        Monetize potential for significant value in data collection.    Currently, OEMs are seeking to capture enough data to shift from physical testing to a virtual testing environment (expediting development and reducing costs), and regulators have considered building safety standards emulating the aviation industry to address simulated data. AI-based LLF and perception software requires and collects more data in the validation process due to the statistical interdependency among sensors. As a market leader in LLF with embedded software product available for customer integration, LeddarTech has accumulated, and continues to accumulate, a substantial time-to-market moat. We expect this data and resulting insights to be highly valuable to OEMs, Tier 1 and 2 suppliers and many other key stakeholders in the automotive industry.

•        Leverage offroad vehicles or industrial markets.    Although the automotive ADAS market is attractive, one downside is that development cycles are longer than other markets like offroad vehicles or industrial markets. These markets are more fragmented in terms of vehicle types and tasks to be automated. However, the development cycles and time to revenue may be shorter as many applications consist of retrofitting vehicles already in operation. Additionally, many applications have less stringent regulatory environments, which allows for shorter development time. For these reasons, we are addressing offroad vehicles as a secondary market segment by servicing system integrators who can integrate our software to quickly develop tailored solutions for automating vehicles for their end customers. We have found that the core platform can be leveraged for these applications and requires limited effort to tap into this market in parallel with the automotive ADAS market.

Our ability to execute on our strategy will be adversely affected if we have to implement our cost management plan. See “Risk Factors — Risks Related to Our Business — Any significant reduction in headcount as part of the implementation of the Company’s cost management plan may have a material adverse effect on the Surviving Company’s operations and future prospects.”

Customers

Two strategic collaborations have been announced to date with Ficosa and Trimble.

PRODUCTION AWARD JOURNEY WITH TIER 1s AND OEMs [1]

>15
Demand Creation
18
Early Engagement
16
Evaluation
1
Tier 1 Design and Integration Win
OEM Win
Typical Automotive Car Model Sales and Production Cycle Generates Multi-Year Revenues for Suppliers
Ramp Up Period
Prime Period
Ramp Down Period
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10

1) Status of October 31, 2023

Ficosa is a leading global Tier 1 supplier dedicated to the research, development, production, and marketing of systems and parts for the automotive and mobility industry, with a recognized expertise in automotive vision systems, image engineering and machine vision. Ficosa offers a range of products to cover all vehicle segments, including an independent rear-view camera, independent intelligent rear-view camera, surround view system and autopark system, producing more than 8 million rear-view cameras on an annual basis globally. We have achieved a Tier 1 design and integration win (as described in “— Business Model” below) and entered into a strategic collaboration with Ficosa for the development of a smart automatic parking assistant. Through this collaboration, Ficosa will integrate the LeddarVision™ software into Ficosa’s advanced driver assistance systems (ADAS) for parking, enabling the full potential of the LeddarVision™ software to be combined with Ficosa’s leadership in cameras and vision systems in the automotive sector.

We have also entered into a strategic collaboration with Trimble. Trimble is a Tier 1 supplier developing solutions and services for agriculture, construction and mining applications that enable the next generation of autonomous functionality to improve productivity and safety. Trimble has been at the forefront of positioning innovation for over 35 years, providing automated and autonomous solutions for off-road machines such as tractors and haulers. The collaboration provides for the integration of our AI-based low-level sensor fusion and perception software platform to enable intelligent automation in complex work environments, improving autonomous machine performance for various industries. Trimble has recently announced an agreement to transfer its agricultural technology business (the division with which LeddarTech has a strategic collaboration) to a joint venture with AGCO Corp. Upon completion of their transaction, it is expected that AGCO will own 85% of the joint venture, with Trimble retaining the remaining 15%. It is not clear at this time how the change in ownership of the business will affect LeddarTech’s strategic collaboration See “Risk Factors — Risks Related to Our Business — We have entered into strategic collaborations, but not yet signed commercial agreements, with two Tier 1 suppliers. If we fail to sign commercial agreements with those prospective customers, or to subsequently achieve an OEM design win with such customers, our future business, results of operations and financial condition would be adversely affected.”

As of October 2023, we are also in various stages of discussion with vehicle makers and ADAS/AD system and component suppliers and system integrators, covering more than 30 design win opportunities in automotive and off-road markets, some of whom are actively evaluating our software towards making a formal selection for their programs or end customer programs.

Business Model

As a software company, LeddarTech’s business model is unique and is intended to deliver attractive margins. The company provides a mix of:

•        Software Solutions developed and licensed for passenger, commercial and off-road vehicles.

•        Perception products developed using LeddarVision to accelerate adoption of applications for highway, city, surround and parking ADAS.

•        Data Insights that are incredibly valuable to OEMs, Tier 1 and 2 suppliers and many other key stakeholders in the automotive industry.

•        Services, including adaptation and integration engineering resources and ongoing software maintenance to help customers maximize the value they see through the technology.

Our business model depends on the achievement of design wins to generate revenue. We invest significant effort and money developing our sensory software solutions to support ADAS or AD applications, developed by OEMs or Tier 1 suppliers, which will be incorporated in one or more specific vehicle models to be produced by the OEMs. We refer to the selection by a Tier 1 supplier of our software for inclusion in such ADAS or AD applications, for the purposes of submitting such applications to an OEM, as a “Tier 1 design and integration win.” We use the term “OEM design win” to refer to the selection by an OEM of our software, whether directly from us for integration in the ADAS or AD applications developed by the OEM, or through selection of a Tier 1 supplier’s ADAS or AD application integrating our software, for incorporation in specific vehicle models with identified SOPs.

We continue to develop our solutions and to engage with more than 30 Tier 1 Suppliers and OEMs. As solutions become ready for commercialization, we anticipate entering into commercial agreements with Tier 1 suppliers and/or OEMs to license our solutions. The company introduced its first software product to the market with the availability of the LeddarVision Front, B engineering samples for customer evaluation and integration into ADAS L2/L2+ safety applications on June 28, 2023. We currently anticipate that the availability of the LeddarVision Surround, B engineering samples for customer evaluation and integration into ADAS L2+/L3 applications should be completed by the end of 2023. At this point, we expect several of our current customer engagements will move from demand creation to deep-dive customer evaluations. We also expect to complete several proof of concepts (“POC”) and proof-of-technology (“POT) assessments with various customers out of which we expect to generate some non-recurring engineering revenues (“NRE”).

We anticipate that our future revenues will be almost entirely generated by our fusion and perception businesses, and that they will be primarily comprised of NRE revenues, software evaluation sales based on unit sales, licensing fees, royalty payments on per unit sales and maintenance fees. However, we do not anticipate generating significant revenue from our fusion and perception business until such time as we are able to enter into commercial arrangements with Tier 1 suppliers and OEMs. Key operating metrics for assessing our performance are expected to include the number and nature of commercial agreements we enter into, negotiated payment arrangements prior to our solutions being included in production vehicles, and unit sales of production vehicles incorporating our solutions. Our software licensing business model is expected to generate licensing revenue based in part upon the number of vehicles using our solutions that are sold, as well as licensing rights to data created or collected by our solutions. We anticipate that the terms and conditions of any such licensing arrangements will vary among OEMs and Tier 1 suppliers, and we are not able at this time to predict the actual terms and conditions of such commercial agreements. See “LeddarTech Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors Affecting LeddarTech’s Performance.”

LeddarTech

HIGH-MARGIN REVENUE MODEL

LeddarTech's software, IP and data offerings support high-margin revenue streams

	LeddarTech Revenue Streams	Pricing Model	Frequency & Relative Value	
Revenue Model	Engineering Services	Per project fee	One-time	$
	Software License Fee	Per project fee	One-time	$$
	Royalty Fee	Per vehicle royalty	One-time per vehicle produced	$$$
	Software Maintenance	5% of annual royalty fee revenue	Recurring	$
	Data	Upside	SaaS / recurring	TBD

Applicable to Each Customer Program in Passenger Car, Commercial Vehicle and Off-Road Vehicle Markets

Intellectual Property

A major part of LeddarTech’s future revenue is expected to be derived from software licensing. We rely on a four-pronged approach to protect our intellectual property; which approach was formalized at the beginning of the company. Our IP was recognized as a valuable asset from the foundation of the company, both internally with the management team and externally with the investors. The company’s history as a spin-off from a research center contributed to that recognition.

First, from inception we continuously maintain an innovation program and steadfastly invested in filing patent applications that would be both fundamental and discoverable. As a result, our portfolio currently comprises 153 patents in 58 families, of which 80 are granted, and 73 are pending. This portfolio has solid anteriority (starting in 2006) and coverage in eight different countries or regions (Canada, the United States, the European Union, Japan, China, Korea, India and Brazil). We have successfully asserted our patent rights against one competitor, Phantom Intelligence Inc., in the Federal Court of Canada. We actively monitor the landscape for potential infringements via our external IP counsel.

Second, we have expanded our IP portfolio through the strategic acquisition of companies, including VayaVision in 2020, as well as strategic IP assets. We, with the assistance of our IP counsel, have made significant investments in broadening the coverage of this portfolio, and we expect to file several divisional and continuation applications in the coming months. We also have a formal M&A process through which we periodically consider expansions to our portfolio.

Third, we actively manage our trade secrets, including software source code and datasets, through employee contracts, supplier and customer agreements and non-disclosure agreements.

Fourth, although our primary commercial model is business-to-business (“B2B”), we have, since the inception of the company, aimed to create a recognizable brand identity; to that effect, we have eight registered trademarks, including “Leddar” and “LeddarTech,” registered in Canada, the United States, the European Union, the United Kingdom, Japan, China and Korea.

As a result of this methodical IP asset management program, today our patent portfolio ranks high in the influence and impact scores in patent search tools. This is due to a number of factors, including the breadth of the claims and the aforementioned anteriority, but also due to the number of citations recorded during the prosecution process of various competitor patents. As part of this process the leading companies in the autonomous driving industry, including BMW, GM, Toyota, Cruise, Baidu, Waymo, Motional, Huawei, Aptiv, Mobileye, Bosch, ZOOX and Luminar, have recognized the existence of our patents as prior art. Because of this recognition, we consider our portfolio to be fundamental to the field of autonomous driving.

Regulations and Safety Standards

ADAS is meant to reduce human errors that lead to vehicle accidents, with the goal of saving lives. Various regulators are charged with ensuring that such technology built into vehicles achieves this goal and does not present a hazard. These organizations are continually defining, refining, and mandating automotive testing and regulations worldwide. Therefore, car manufacturers must comply with regulatory requirements and follow relevant standards. Subsequently, the OEM imposes requirements on their suppliers, including LeddarTech, who must be aware of the various standards and enforce them in our product development. Below are some of the key organizations involved in setting, maintaining, and in some cases, enforcing these standards.

The INVEST in America Act, passed in late 2021, requires the U.S. Department of Transportation to issue requirements and standards regarding vehicle safety technologies. The National Highway Traffic Safety Administration (“NHTSA”) is a department within the US Department of Transportation (“DOT”), and they manage and enforce automotive-related safety standards, including those developed internally, as well as some external standards from SAE. In addition, they license foreign and domestic manufacturers to sell their vehicles within the USA, and they have the power to block the import of vehicles that do not meet the Federal Motor Vehicle Safety Standards (“FMVSS”).

Part of the United Nations, the United Nations Economic Commission for Europe (“UNECE”) fosters economic harmonization among nations. For example, in 2012, the UNECE’s World Forum for Harmonization of Vehicle Regulation established new regulations intended to improve passenger safety, including Lane Departure Warning Systems (“LDWS”), Child Restraint Systems (“CRS”), and Advanced Emergency Braking Systems (“AEBS”).

The European Commission, through its authority, plays an active role in developing the EU’s overall strategy, designing and implementing policies as well as being responsible for planning, preparing, and proposing new European laws. A significant regulation influencing ADAS is Regulation 2019/2144 of the European Parliament and of the Council of November 27, 2019, regarding approval requirements for motor vehicles and their trailers, and systems, components, and separate technical units intended for such vehicles, advancing general safety and the protection of vehicle occupants and vulnerable road users.

The EURO NCAP has a five-star rating system that ranks the safety of vehicles for the benefit of consumers and vehicle fleet managers. They derive these results by conducting tests on their own and accredited proving grounds. Their rankings from 0 to 5 stars are defined on their website:

•        0-star safety:    Meeting type-approval standards so it can legally be sold but lacking critical modern safety technology

•        1-star safety:    Marginal crash protection and little in the way of crash avoidance technology

•        2-star safety:    Nominal crash protection but lacking crash avoidance technology

•        3-star safety:    At least average occupant protection but not always equipped with the latest crash avoidance features

•        4-star safety:    Overall good performance in crash protection and all-round; additional crash avoidance technology may be present

•        5-star safety:    Overall excellent performance in crash protection and well-equipped with comprehensive and robust crash avoidance technology

The Japan Automobile Research Institute (“JARI”) is a foundation dedicated to automotive research and testing. It is responsible for drafting and promoting standards in addition to researching methods of combining automotive and information technologies. Tests are performed at JARI’s Shirosato Test Center (“STC”) 120 km (75 miles) northeast of Tokyo, Japan.

The China Automotive Technology and Research Center (“CATARC”) is a scientific research institute that helps China manage its automotive industry. It is now a part of State-owned Assets Supervision and Administration Commission of the State Council (“SASAC”). Among other things, they are involved with C-NCAP, C-ECAP, and proving ground testing.

The International Organization for Standardization (“ISO”) develops and publishes International Standards for various technologies, including automobiles. ISO 26262 defines a risk classification system, also known as an automotive safety integrity level (“ASIL”), for the functional safety of road vehicles. ISO 26262 defines four levels: A is the lowest level of risk, and D is the highest. Systems including airbags and anti-lock brakes get the highest level since their proper function is critical to safety, whereas less critical systems such as brake lights rate an A level. Most customers we serve are developing systems that are either ASIL C or ASIL D. Because the ASIL system is subject to some interpretation, in 2015, SAE International wrote J2980, Considerations for ISO 26262 ASIL Hazard Classification. This standard was revised in 2018. SAE J2980 provides better guidance for assessing the risks defined in ISO 26262.

At LeddarTech, we follow ISO 26262 (functional safety) and ISO 21488 (safety of the intended functionality) as automotive standards applicable to our software with regards to functional safety in the automotive industry. We also follow the Agile V-Model process and methodologies that focus on iterative software development.

We have collaboration between teams and have implemented the automotive industry-standard guidelines based on the Automotive Software Process Improvement Capability Determination (“ASPICE”), with the goal of obtaining Level 2 in 2024. Activity on ASPICE suggests that a data management process will be incorporated, and we may need to implement measures to comply with these in order to meet customer requirements. We also have an ISO 9001 certified quality management system.

To effectively develop software that adheres to automotive standards, LeddarTech developed a hybrid approach that incorporates the best practices of the methodologies. This approach includes a development process that involves continuous integration and testing, and regular communication and collaboration between the development team, product owners, and other stakeholders. In addition, using automated testing tools, code reviews, and risk assessments ensures that software is developed according to the standards and is of high quality. Regular monitoring and tracking of progress can also help identify potential issues early on, allowing for quick and efficient resolution.

Overall, an effective software development process following ISO 26262 and Agile ASPICE methodologies requires a balance between safety and agility, focusing on continuous improvement and collaboration. LeddarTech has implemented a unified process for managing functional safety, Safety of the Intended Functionality (“SOTIF”) (or ISO 21448:2021) and cybersecurity to comply with applicable standards.

In terms of security, we also apply the following standards, which are relevant to our activities and may be required by our customers: ISO 27001/TiSAX (organizational security), ISO21434 (road vehicles cybersecurity), ISO 24089 (road vehicles software) and AITF 16949 (automotive quality management).

Another area of applicable regulations is data privacy. We collect data on public roads and environments, with sensors such as cameras, that capture a lot of information. Data privacy regulations vary in each jurisdiction where data collection is being conducted. For our current activities, the relevant regions are Israel, Europe and the province of

Quebec (Canada). In Québec Law 25 applies, Israel is subject to the Privacy Law and Protection of Privacy Regulations and Europe is subject to GDPR. We will need to assess and comply with applicable regulations in all regions we choose to collect data in the future.

Employees

We currently have approximately 150 employees across eight countries, excluding employees dedicated to hardware modules activities. We have approximately 11 employees who are dedicated to the hardware modules activities we are currently in the process of winding down. None of our employees are represented by a labor union, and we consider our employee relations to be good. To date, we have not experienced any work stoppages.

The company is led by a seasoned management team, who have cumulated significant automotive ADAS and AD market experience and broader experience in high-tech and software-centric businesses. The company now includes over 130 specialized engineers, scientists, and specialists in all facets of ADAS software development, ASPICE, and ISO 26262, including:

1.      A global algorithms group with machine learning and computer vision expertise dedicated to low-level fusion core platforms.

2.      An expertise in software embedded in various target processors, optimization of digital signal processing, and hardware accelerators for deep neural network efficiency.

3.      A dedicated team for DATA Engineering and DevOps with full CI/CD software integration and release.

4.      Global dedicated Test and Automation team for verification and validation.

5.      Teams dedicated to data collection in Israel and Canada.

We believe that the significant investments in our technology and the expertise and experience of this team provides a significant incentive for our customers to select LeddarTech for their systems.

We may have to engage in a significant headcount reduction if our liquidity position requires us to implement our cost management plan. See “Risk Factors — Risks Related to Our Business — Any significant reduction in headcount as part of the implementation of the Company’s cost management plan may have a material adverse effect on the Surviving Company’s operations and future prospects.”

Facilities

Our corporate headquarters are in Quebec City, Canada, where we lease about 32,000 square feet of office and industrial space pursuant to leases that expire between 2023 and 2028. Additionally, we have an office of about 6,200 square feet in Montreal, Canada which contains R&D and G&A functions, for which the lease expires in 2024. Furthermore, we lease a garage facility in Quebec City, Canada, a lease that expires in 2025. We lease approximately 17,000 square feet of office in Or Yehuda, Israel, which contains R&D, operations, and G&A functions to a lease expiring in 2027. We also have an R&D office in Toronto of about 3,700 square feet, for which the lease expires in 2024. Finally, we rent a temporary office space on a month-to-month basis in Berlin, Germany, and Shenzhen, China, for our local sales team. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Legal Proceedings

We are, from time to time, subject to various claims, lawsuits, and other legal and administrative proceedings arising in the ordinary course of business. However, we do not consider any such claims, lawsuits, or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows.

LEDDARTECH MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) provides information concerning the financial condition and results of operations of LeddarTech Inc. (“LeddarTech” or the “Company”) at and for the nine-month periods ended June 30, 2023 and 2022 and fiscal years ended September 30, 2022 and 2021 (“FY2022” and “FY2021”, respectively). This MD&A should be read in conjunction with the audited annual consolidated financial statements (restated) of the Company for FY2022 and FY2021 and the interim condensed consolidated financial statements for the nine-month periods ended June 30, 2023 and 2022 included elsewhere in the proxy statement/prospectus and with LeddarTech’s pro forma consolidated financial information in the section entitled “Unaudited Pro Forma Consolidated Financial Information.”

The financial information reported herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and is presented in Canadian dollars unless otherwise stated.

In addition to historical financial information, this MD&A contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this proxy statement/prospectus. For more information about forward-looking statements, see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Amendment and Restatement of the audited annual consolidated financial statements

Subsequent to the issuance of the audited annual consolidated financial statements for FY2022 and FY2021, errors with respect to the recognition of a government grant liability from an Israel-United States Binational Industrial Research and Development (“BIRD”) Foundation, the measurement and recognition of research and development costs and other items were identified. Accordingly, the consolidated financial statements for the FY2022 and FY2021 were restated to reflect adjustments made as a result of this correction of errors. Refer to note 2 of the audited annual consolidated financial statements (restated) of the Company for more details.

Company Overview

LeddarTech Inc. was formed in 2007 under the CBCA and is at the forefront of the automotive industry evolution, from driver awareness to active safety and advanced autonomy. Our mission is to improve safety and quality of life for travelers, commuters, workers and mobility industry professionals by enabling applications that reduce traffic congestion, minimize the risk of road accidents and improve the overall safety and efficiency of road transport. We pursue our mission by developing innovative artificial intelligence (“AI”) based low-level fusion (“LLF”) and perception software technology, which closely replicates elements of human perception. We believe that AI-based LLF is the cornerstone of the next generation of automotive advanced driver assistance systems (“ADAS”) and autonomous driving (“AD”) systems.

Transition to a “Pure-Play” Automotive Software Business Model

Prior to 2020, we focused our business on software and signal processing for smart sensing solutions, and our revenue came primarily from the sale of hardware and components for the ADAS market, which generally relied on object-level fusion. Recognizing the limitations of current object-level sensor fusion technology and the potential of AI-based LLF software, in 2020 we identified and acquired a 60% controlling interest in VayaVision, an Israeli company that had developed a low-level sensor fusion and perception software stack that was very complementary to our developed software. In FY2022, we made the strategic decision to divest our modules and components businesses to focus solely on fusion and perception software based on AI LLF for ADAS and AD, one line of business (a “pure-play” business model). Our Lidar components business was discontinued in late FY2022 and we are in the process of winding down our modules business. As a result of this transition, the historical combined financial information included in this proxy statement/prospectus may not be meaningful to an understanding of our results of operations, financial position, and cash flows in the future or what they would have been had we been pursuing our sensory software-focused business model strategy during the years presented. See “Risk Factors — Risks Related to Our Business — Our historical financial information, historical financial results and operating and business history, which were achieved under our prior sensory hardware-focused business model, may not be representative of our future results under a sensory software-focused business model.”

Business Combination and Public Company Costs

LeddarTech entered into the Business Combination Agreement with Prospector on June 12, 2023. Pursuant to the Business Combination Agreement and as set forth in the Plan of Arrangement, and subject to the terms and conditions contained therein:

•        Pursuant to the Prospector Share Conversion, each Prospector Class B Share shall be converted into 0.75 of a Prospector Class A Share and 0.25 of a Prospector Sponsor Non-Voting Special Share;

•        Pursuant to the Continuance, Prospector will continue as Prospector Canada;

•        Pursuant to the Prospector Amalgamation, Prospector Canada and Newco will amalgamate and continue as AmalCo;

•        The Company Preferred Shares will convert into Company Common Shares and, on the terms and subject to the conditions set forth in the Plan of Arrangement, AmalCo will complete the Share Exchange, acquiring all of the issued and outstanding Company Common Shares from LeddarTech Holders in exchange for common shares of AmalCo having an aggregate equity value of US$200 million (at negotiated value of US$10.00 per share) plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Prospector Amalgamation, plus additional AmalCo Earnout Non-Voting Special Shares (with the terms set forth in the Business Combination Agreement, and as more fully described under “Description of Surviving Company’s Securities — Surviving Company Earnout Non-Voting Special Shares”). The US$200 million valuation may not be considered as an indication as to the market value of the Surviving Company Common Shares upon completion of the Business Combination. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “— Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline”;

•        Pursuant to the AmalCo Share Redemption, the AmalCo Common Share held by the Company shall be redeemed and immediately cancelled by AmalCo in exchange for a cash payment to the Company equal to the subscription price for the Newco Share that was converted into such AmalCo Common Share;

•        Pursuant to the Company Amalgamation, LeddarTech and AmalCo will amalgamate and continue as the Surviving Company; and

•        In connection with the Company Amalgamation, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company, each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, and the Incentive Plan will be assumed by the Surviving Company.

As a consequence of the Business Combination, the Surviving Company will become an SEC-registered company listed on Nasdaq, which will require the Surviving Company to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. LeddarTech expects to incur additional significant annual expenses as a public company.

Accounting Treatment

The Business Combination will be accounted for as a reverse asset acquisition in accordance with IFRS since Prospector does not meet the definition of a business in accordance with IFRS 3. Consequently, the Business Combination will be accounted for under IFRS 2 as it relates to the stock exchange listing service received and under other relevant IFRS standards for cash and other assets acquired. Under this method of accounting, Prospector will be treated as the “acquiree” for accounting purposes. In the accompanying unaudited pro forma condensed consolidated financial information, the net assets of Prospector were recognized at their fair value, which was approximated by their carrying value, and no goodwill or other intangible assets were recorded. In accordance with IFRS 2, the difference between the fair value of the consideration paid (i.e., the Surviving Company Common Shares and Surviving Company Class A Non-Voting Special Shares issued to Prospector shareholders) over the fair value of the identifiable net assets of Prospector will represent a service for the listing of the Surviving Company and will be recognized as an expense.

LeddarTech has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an acquisition of the listing service and assets of Prospector.

•        LeddarTech’s existing shareholders will have the greatest voting interest in the Surviving Company under the no redemption scenario with an approximately 65.6% voting interest and under the maximum redemption scenario with an approximately 76.6% voting interest;

•        The largest individual minority shareholder of the Surviving Company is an existing shareholder of LeddarTech;

•        Senior management of the Surviving Company will be composed of a majority of senior management of LeddarTech;

•        Directors of LeddarTech will form a majority on the board of directors of the Surviving Company;

•        LeddarTech is the larger entity based on historical total assets and revenues; and

•        LeddarTech’s operations will comprise the ongoing operations of the Surviving Company.

Basis of presentation

The Company’s fiscal year is the twelve-month period ending September 30 of each year. LeddarTech’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”). All amounts are in Canadian dollars except as otherwise indicated. See “Exchange Rate Information.” The Company operates under one operating and reportable segment.

All per share amounts reflect amounts per common per and are based on unrounded amounts. Certain figures, such as interest rates and other percentages included in this MD&A, have been rounded for ease of presentation and certain other amounts that appear in this MD&A may similarly not sum due to rounding.

LeddarTech acquired a 60% interest in VayaVision in July 2020. VayaVision’s assets, liabilities and results of operations are reflected in LeddarTech’s consolidated financial statements, with the non-controlling interests’ share of net assets and results of operations reflected on LeddarTech’s consolidated statement of financial position and consolidated statement of loss and comprehensive loss. In order to satisfy a condition to closing of the Business Combination that LeddarTech purchase the remaining 40% interest in VayaVision, and in accordance with the terms of the option agreement entered into by LeddarTech and the VayaVision shareholders at the date of acquisition, LeddarTech exercised its contractual right to purchase the remaining 40% interest in VayaVision on November 1, 2023. The consideration paid by LeddarTech consisted of 66,550 Company Common Shares, after payment of the applicable withholding tax, which will entitle the shareholders to receive 5,548 Surviving Company Common Shares. The founding shareholders from whom LeddarTech purchased the majority of the remaining shares in VayaVision demanded that LeddarTech provide a tax indemnity as a condition to the purchase. LeddarTech believes the demand for a tax indemnity is without merit based on the terms and conditions of the option agreement, and at LeddarTech’s request the share transfer was recorded in VayaVision’s share registry and the Israeli Registrar of Companies. LeddarTech believes that, if the founding shareholders were to pursue a claim, it would not have a material adverse effect on the Surviving Company’s business, financial condition or results of operation. Following acquisition of the remaining 40% interest in VayaVision, all of the assets and results of operations of VayaVision will be fully consolidated in the financial statements of the Company.

Financial Highlights

	Nine Months Ended June 30,		Year Ended September 30,
	2023	2022	2022	2021
Revenues	4,148,816	4,853,600	8,766,121	8,231,326
Gross profit	(1,478,603)	1,396,942	3,455,403	2,972,936
Loss from operations	(41,057,617)	(36,158,678)	(83,888,574)	(39,326,226)
Other (income) costs
Grant revenue	(295,703)	(435,447)	(435,448)	(2,164,794)
Finance costs, net	(1,710,961)	(8,868,936)	(10,034,381)	11,695,561
Loss before income taxes	(39,050,953)	(26,854,295)	(73,418,745)	(48,856,993)
Income taxes	—	—	—	—
Net loss	(39,050,953)	(26,854,295)	(73,418,745)	(48,856,993)
Net loss attributable to Shareholders of the Company	(36,562,257)	(23,460,503)	(69,318,848)	(46,959,038)
Loss per share
Net loss per share (basic and diluted) (in dollars)	(218.14)	(188.00)	(513.80)	(723.05)
Weighted average shares outstanding (basic and diluted) (in thousands of shares)	167,610	124,793	134,913	64,946

Key Factors Affecting LeddarTech’s Performance

Following our transition to the pure-play automotive software business model, including the discontinuation of our modules and components businesses, our revenues will no longer include revenues for the sale of LiDAR hardware and sensor components, and related servicing revenue. These revenues represented $4.0 million for the nine months ended June 30, 2023 and $8.8 million for the FY2022.

Going forward, our financial position and results of operations will depend to a significant extent on our ability to (i) develop and expand commercial relationships with OEMs and Tier-1 suppliers, (ii) expand our ADAS market presence and benefit from regulatory mandates, (iii) leverage offroad vehicles and industrial markets and (iv) monetize potential for significant value in data collection. See “Information About LeddarTech — Growth Strategies” and “Information About LeddarTech — Business Model.” Key factor affecting our performance are expected to include the number and nature of commercial agreements we enter into with Tier 1 suppliers and OEMs, negotiated payment arrangements prior to our solutions being included in production vehicles, and unit sales of production vehicles incorporating our solutions.

To the extent we are able to develop and expand our commercial relationships with Tier 1 suppliers and OEMs, we anticipate that our future revenues will be primarily comprised of NRE revenues from completed POC and POT assessments, software evaluation sales based on unit sales, licensing fees, royalty payments on per unit sales and maintenance fees. Our software licensing business model is expected to generate licensing revenue based in part upon the number of vehicles using our solutions that are sold, as well as licensing rights to data created or collected by our solutions.

On a pro forma basis, upon the closing of the Business Combination, the Surviving Company must retain a minimum cash balance of at least $5.0 million in order to comply with a minimum required unencumbered cash balance covenant under the terms of the Desjardins Credit Facility (as more fully described below). In order for the Company’s anticipated financial resources to be sufficient to meet its capital requirements for the 12 months following the date hereof, if the Surviving Company does not raise additional capital in connection with the Business Combination, even if there are no redemptions of Prospector Class A Shares, the Company or the Surviving Company, as applicable, will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. In connection with any cost reduction plans or activities, the Company or the Surviving Company will be required to incur cash and non-cash expenses. See “Risk Factors — Risks Related to Our Business — The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways.”

Restructuring Activities

Discontinuance of Components and Modules Businesses.    In connection with the transition to a “pure play” automotive software business model, in FY 2022 we made the strategic decision to discontinue our LiDAR components and our modules businesses. As a result of this decision, we tested our intangible assets for impairment and an impairment expense amounting to $38,2 million was recognized in FY 2022, bringing the net book value of the intangible assets related to this business to approximately 2.2 million. These assets were then fully impaired during the nine months ended June 30, 2023. In connection with this decision, we incurred restructuring costs of approximately $2.1 million during the nine months ended June 30, 2023. During the same period, the Company wrote down inventory by approximately $1.8 million and recorded an onerous contract loss of approximately $1.0 million. See note 3 to the unaudited interim financial statements of the Company for the nine months ended June 30, 2023 included elsewhere in this proxy statement/prospectus.

Potential Implementation of Cost Management Plan.    Upon closing of the Business Combination and the PIPE Financing, after giving effect to the payment of approximately $16.3 million of estimated transaction expenses, and assuming the receipt of US$15.0 million from the Trust Account (based on an assumed redemption of no more than 36% of the number of Prospector Class A Shares), we expect the Surviving Company to have a cash balance of approximately $31.9 million upon the completion of the Business Combination, of which approximately $26.9 million would be unrestricted. As described above and in more detail under “— Liquidity and Capital Resources” below, the Surviving Company is currently required under the Desjardins Credit Facility (described below) to maintain a minimum cash balance of at least $5.0 million following completion of the Business Combination; however continued compliance with the terms of the Desjardins Credit Facility following the closing of Business Combination will likely require reaching an agreement with Desjardins to obtain further relief from the current minimum cash covenant. If the Company is not successful in raising additional capital in a timely manner and in sufficient amounts, and depending on the level of relief that LeddarTech is able to negotiate with Desjardins in regards to the existing post-closing minimum cash covenant, we expect that the Surviving Company would need to implement a flexible and scalable cost management plan as deemed necessary and appropriate so that it can manage compliance with the terms of any waiver or modified minimum cash balance requirement that it is able to negotiate with Desjardins and maintain operating costs at targeted levels (through strict cost control and budgeting discipline) to ensure operating costs will not exceed anticipated available liquidity. Such cost management actions will include a reduction in product development activities (a key driver of our cash expenditures), as well as potentially significant reductions in staffing and bonuses. If the cost management plan is fully implemented, we expect to incur cash charges of up to approximately $3.3 million in connection with the implementation of the cost management plan, primarily related to severance expense related to headcount reduction.

If implemented, the cost management plan is expected to focus most of the Surviving Company’s resources (financial and human) on customer acquisition and design wins based on our existing software platform and the features we have released and expect to have released through the first quarter of fiscal 2024 and less resources on continuous product improvement or new product development. Successfully executing on our operating and cost management plans and maintaining an adequate level of liquidity following the Business Combination, however, will be subject to various risks and uncertainties, including how successful we are at achieving design wins and production contracts, our ability to manage expenses and the availability of additional sources of funding and/or ability to refinance existing funding. Our internal forecasts and projections of working capital reflect significant judgment and estimates for which there are inherent risks and uncertainties. We expect to continue to generate significant operating losses in the foreseeable future. See “Risk Factors — Risks Related to Our Business — The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways.”

Components of Results of Operations

Revenues.    Historically, our revenue has been generated from the sale of LiDAR hardware and sensor components, and related servicing revenue. Following our transition to the pure-play automotive software business model, our revenues will no longer include revenues from these businesses, and we expect our revenues to be primarily comprised of non-recurring engineering revenues, software sales based on unit sales, licensing fees and maintenance fees.

Gross Profit.    Gross profit represents our total revenues, less cost of sales, which historically have consisted of materials, equipment and salaries and related expenses. Following our transition to the pure-play automotive software business model, we expect our cost of goods sold to be primarily comprised of salaries and related expenses, data acquisition and storage fees.

Operating expenses.    Operating expenses have historically been comprised of selling, general and administrative, stock-based compensation and research and development costs. Following our transition to the pure-play automotive software business model, we expect our operating expenses to be comprised of the same items.

Other (income) costs.    Other (income) costs historically have been comprised of grant revenue and financing costs. Following our transition to the pure-play automotive software business model, we expect our Other (income) costs to be primarily comprised of the same items and our finance costs to increase significantly considering the financing of our development activities.

Results of Operations

Comparison of Nine-Month Periods Ended June 30, 2023 and 2022

Revenue breakdown between products and services for the nine-month periods ended June 30, 2023

	Nine Months Ended June 30,		Change
	2023	2022	$	%
Products	3,915,563	4,668,794	(753,231)	(16.1)
Services	188,990	171,511	17,479	10.2
Other	44,263	13,295	30,968	232.9
Total	4,148,816	4,853,600	(740,784)	(14.5)

For the nine months ended June 30, 2023, total revenues were $4.1 million, a decrease of $0.7 million or 14.5% as compared to the prior year period. This decrease is mainly due to lower revenues from products of $0.8 million or 16.1% as compared to YTD Q3-2022, mainly attributable to a decision to winddown our modules business and initiate a last time buy customer offering thereby fulfilling customer orders until Q2-2024.

Revenue breakdown between the “pure play” business and the discontinued operations for the nine-month period ending June 30, 2023 is as follows:

CAD $million	Pure Play	Discontinued Operations	Total
NRE	0.1		0.1
Sales and other revenue		4.0	4.0
Total Revenue	0.1	4.0	4.1

Significant elements of loss not representative of on-going business for the nine-month period ending June 30, 2023 are as follows:2

CAD $million	Discontinued Operations
Cost of material	(1.8)
Inventory write-down	(1.7)
Onerous Contracts	(1.0)
Labor	(2.3)
Termination cost	(2.1)
Licenses impairment	(1.4)
Developments costs impairment	(4.4)
Total	(14.7)

____________

2        NTD: To be updated for nine months ended June 30, 2023.

Gross profit (loss)

	Nine Months Ended June 30,		Change
	2023	2022	$	%
Gross profit (loss)	$(1,478,603)	1,396,942	(2,875,545)	(205.8)
As a percentage of total revenues	(35.6)%	28.8%		(64.4)

For the nine months ended June 30, 2023, the negative gross profit was $1.5 million compared to a gross profit $1.4 million for the prior year period. This decrease of $2.9 million or 205.8% as compared to the prior year period is primarily attributable to a write-down on inventories of $1.8 million and an onerous contract loss of $1.0 million recognized in the cost of sale for the nine months ended June 30, 2023, explained by the restructuring initiatives driven by the change in FY2022 of the Company’s business strategy to the pure-play automotive software business model.

Operating expenses

	Nine Months Ended June 30,		Change
	2023	2022	$	%
Marketing and product management	3,034,192	2,713,061	321,131	11.8
Selling	2,182,320	3,099,549	(917,229)	(29.6)
General and administrative	13,121,264	11,697,887	1,423,377	12.2
Transaction costs	1,589,703	—	1,589,703	100.0
Stock-based compensation	1,659,017	3,254,096	(1,595,079)	(49.0)
Research and development costs (net of R&D tax credits of $93,240 in 2023 and $62,317 in 2022)	10,115,381	16,791,027	(6,675,646)	(39.8)
Restructuring costs	2,085,698	—	2,085,698	100.0
Impairment loss related to intangible assets	5,791,439	—	5,791,439	100.0
Total	39,579,041	37,555,620	2,023,394	5.4

Marketing and product management

For the nine months ended June 30, 2023, marketing and product management expenses were $3.0 million compared to $2.7 million for the prior year period. The increase of $0.3 million or 11.8% as compared to the prior year period is primarily attributable to higher salaries and related expenses in relation with product management and marketing activities in support of our pure-play automotive software business model.

Selling

For the nine months ended June 30, 2023, selling expenses were $2.2 million compared to $3.1 million, a decrease of $0.9 million or 29.6% as compared to the prior year period, primarily attributable to the decrease in headcount in connection with LeddarTech’s transition into a pure-play automotive software business model.

General and administrative

For the nine months ended June 30, 2023, general and administrative expenses were $13.1 million compared to $11.7 million for the prior year period. The increase of $1.4 million or 12.2% as compared to the prior year period is primarily due to professional fees incurred for consulting and financing during the nine months ended June 30, 2023.

Transaction costs

For the nine months ended June 30, 2023, transaction costs were $1.6 million compared to nil for the prior year period. These transaction costs were related to the proposed Business Combination and LeddarTech will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

Stock-based compensation

For the nine months ended June 30, 2023, stock-based compensation expenses were $1.7 million compared to $3.3 million for the prior year period. This decrease of $1.6 million or 49.0% is primarily due to the decrease in stock-based compensation expense recorded for the ESOP of $1.2 million and VayaVision call option of $0.9 million, the decrease of $0.3 million on M-Options recognized, and forfeited options and the decrease of $0.1 million of capitalization as development costs, during the nine months ended June 30, 2023.

Research and development costs

Research and development costs were $10.1 million for the nine months ended June 30, 2023 compared to $16.8 million in the prior year period. This decrease of $6.7 million or 39.8% is primarily due to management’s decision to discontinue the LiDAR components business and in connection with LeddarTech’s transition into a pure-play automotive software business model in late FY2022.

Restructuring costs

The Company expects to complete the initiatives related to LeddarTech’s transition into a pure-play automotive software business model over the fiscal year ending September 30, 2023. In June 2023, the Company announced a third restructuring initiative resulting in a reduction of 12 employees. Certain restructuring costs are related to those initiatives.

Restructuring costs of $2.1 million were incurred in the nine month period ended June 30, 2023. Also, after the review of revenues forecasts on certain remaining programs divested following the transition to the pure-play automotive software business model, a write-down on inventories of $1.7 million and an onerous contract loss of $1.0 million were recognized in the nine months ended.

Impairment loss related to intangible assets

During the nine months ended June 30, 2023, an impairment loss related to intangible assets of $5.8 million was recognized due to the decrease in the expected recoverable amount of certain intangible assets, explained by the Company’s inability to reach a satisfactory financial agreement with one of the main partners of the Component business, after the discontinuation of the Lidar components business in late FY2022. Refer to the next section “Comparison of Years Ended September 30, 2022 and 2021” for more details on the impairment related to intangible assets recognized in FY2022.

Other (income) costs

	Nine Months Ended June 30,		Change
	2023	2022	$	%
Grant revenue	(295,703)	(435,447)	99,744	(22.9)
Finance costs, net	(1,710,961)	(8,868,936)	7,157,975	(80.7)
Other (income) costs	(2,006,664)	(9,304,383)	7,257,719	(78.0)

Grant revenue

For the nine months ended June 30, 2023, grant revenue was $0.3 million compared to $0.4 million for the prior year period. The decrease of $0.1 million compared to the prior year period is attributable to the decrease of the Scientific Research & Experimental Development (SR&ED) tax credit due to a lower number of projects and eligible expenses during the nine months ended June 30, 2023.

Finance costs, net

	Nine Months Ended June 30,		Change
	2023	2022	$	%
Finance income	(6,055 745)	(91,860)	(5,963,885)	6,492.36
Finance costs	6,471,605	5,488,872	882,733	16.08
Change in fair value through profit and loss (“FVTPL”) of financial instruments	(14,554)	(7,129,238)	7,114,684	(99.80)
Capitalized borrowing costs	(2,183,943)	(5,178,267)	2,994,324	(57.82)
Foreign exchange loss (gain)	71,676	(1,958,443)	2,030,119	(103.66)
Finance costs, net	(1,710,961)	(8,868,936)	7,057,975	(79.58)

During the nine months ended June 30, 2023, negative net finance costs decreased by $7.1 million or 79.6% as compared to the prior year period. The decrease was primarily due to the following items:

•        Finance income:    The increase of $6.0 million of finance income was due to a gain of $4.3 million on debt modification of the Desjardins Term Loan and due to a gain of $1.6 million on debt settlement in relation to a license agreement during the nine months ended June 30, 2023.

•        Finance costs:    For the nine months ended June 30, 2023, the increase of $0.9 million of finance costs was mainly due to the increase of interest expense of $1.2 million mainly on the credit facilities, the convertible loans and the bridge loan, partly offset by a net loss on debt extinguishments of $0.5 million recognized during the prior year period.

         The global increases in interest expense during the nine months ended June 30, 2023 are mainly attributable to the increase of prime interest rate by the Bank of Canada and the U.S. Federal Reserve compared to the prior year period.

•        Change in FVTPL of financial instruments:    The decrease of $7.1 million of gain on change in FVTPL of financial instruments was mainly due to the changes in fair value of the convertible loans, credit facility and contingent consideration payable recognized during the prior year period. For additional details, refer to note 12 of the audited annual consolidated financial statements (restated) of the Company included elsewhere in this proxy statement/prospectus.

•        Capitalized borrowing costs:    The decrease of $3.0 million of capitalized borrowing costs during the nine months ended June 30, 2023 was mainly due to the decrease of the development costs qualified as assets eligible for borrowing costs capitalization, explained by the impairment loss related to intangible assets recognized in FY2022.

•        Foreign exchange loss (gain):    During the nine months ended June 30, 2023, the decrease of foreign exchange gain was $2.0 million compared to the prior year period was due to the impact of appreciation of the U.S. dollar during the nine months ended June 30, 2022 versus the Canadian dollar.

Comparison of Years Ended September 30, 2022 and 2021

Revenues

			Change
	FY2022	FY2021	$	%
Products	8,145,606	7,968,000	177,606	2.2
Services	543,409	194,929	348,480	178.8
Other	77,106	68,397	8,709	12.7
Total	8,766,121	8,231,326	534,795	6.5

For the FY2022, total revenues were $8.8 million, an increase of $0.5 million or 6.5% as compared to FY2021 mainly attributable to the increase of revenues from Products and Services. The increase of revenues from Products of $0.2 million compared to FY2021 is attributable to an increase of sales volume of our traffic and toll detection assistance systems, partly offset by a decrease of M16 LiDAR sales volume. The increase of revenues from Services of $0.3 million compared to FY2021 is primarily a result of higher engineering services rendered in FY2022 to strategic external collaborators during the process of developing our ADAS software.

Gross profit

			Change
	FY2022	FY2021	$	%
Gross profit	3,455,403	2,972,936	482,467	16.2
As a percentage of total revenues	39.4%	36.1%		3.3

For FY2022, gross profit was $3.5 million compared to $3.0 million for FY2021. This increase of $0.5 million or 16.2% as compared to FY2021 and the increase of gross profit as a percentage of total revenues from 36.1% for FY2021 to 39.4% for FY2022 are primarily attributable to the impacts of cost reduction efforts and the fix portion of the cost of sales combined with the increase of the selling price of some of products sold.

Operating expenses

			Change
	FY2022	FY2021	$	%
Marketing and product management	3,280,864	3,174,555	106,309	3.3
Selling	3,976,733	3,762,397	214,336	5.7
General and administrative	15,548,293	11,941,855	3,606,438	30.2
Stock-based compensation	4,272,673	12,193,618	(7,920,945)	(65.0)
Research and development costs	22,057,911	11,226,737	10,831,174	96.5
Impairment loss related to intangible assets	38,207,503	—	38,207,503	—
Total	87,343,977	42,299,162	45,044,815	106.5

Marketing and product management

For FY2022, marketing and product management expenses were $3.3 million compared to $3.2 million for FY2021. The increase of $0.1 million or 3.3% as compared to FY2021 is primarily attributable to the increase of the headcount due to a reduced impact of the Covid-19 pandemic in the second half of FY2022, partly offset by a decrease of other expenses due to cost reduction efforts.

Selling

For FY2022, selling expenses were $4.0 million compared to $3.8 million, an increase of $0.2 million or 5.7% as compared to FY2021 primarily attributable to higher salary and related expenses due to the increase of the headcount following the progressive end of Covid-19 pandemic in the second half of FY2022.

General and administrative

For FY2022, general and administrative expenses were $15.5 million compared to $11.9 million. The increase of $3.6 million or 30.2% as compared to FY2021 is primarily due to the increase of salary and related expenses of $3.3 million due to higher headcount during the period, combined with higher professional fees of $0.3 million.

Stock-based compensation

For FY2022, stock-based compensation expenses were $4.3 million compared to $12.2 million during FY2021. This decrease of $7.9 million or 65.0% as compared to FY2021 is primarily due to the decrease in stock-based compensation expense recorded for ESOP of $2.9 million, C-Options of $0.7 million, VayaVision call option of $2.1 million and M-Options of $3.3 million during FY2022, partly offset by an increase of stock-based compensation expense capitalized as development costs of $1.1 million.

Research and development costs

During FY2022, research and development costs increased from $11.2 million in FY2021 to $22.1 million in FY2022. The increase of $10.8 million or 96.5% is primarily attributable to the intensifying development activities to support LeddarTech’s transition to its current automotive software business model, mainly impacting upward on salary and wage costs. LeddarTech expects to continue to incur substantial and increased development costs as it continues to expand its development activities and progress with the commercialization of its products.

Impairment loss related to intangible assets

In FY2022, LeddarTech transitioned its activities to its current automotive software business model, resulting into an impairment expense amounting to $38.2 million for certain intangible assets that were no longer expected to be used and others that were still expected to be used and of which the recoverable amount was less than their related carrying value. For additional details, refer to note 10 of the audited annual consolidated financial statements (restated) of the Company for FY2022 included elsewhere in this proxy statement/prospectus.

Other (income) costs

			Change
	FY2022	FY2021	$	%
Grant revenue	(435,448)	(2,164,794)	1,729,346	79.9
Finance costs, net	(10,034,381)	11,695,561	(21,729,942)	(185.8)
Other (income) costs	(10,469,829)	9,530,767	(20,000,596)	(209.9)

Grant revenue

For FY2022, grant revenue was $0.4 million compared to $2.2 million for FY2021. The decrease of $1.7 million compared to FY2021 is attributable to lower grant revenue on an interest free loan and a decrease of Canada Emergency Wage Subsidies granted during the to Covid-19 pandemic in the prior years.

Finance costs, net

			Change
	FY2022	FY2021	$	%
Interest income	(40,251)	(3,454)	(36,797)	1,065.3
Finance costs	6,878,810	4,055,230	2,823,580	69.6
Change in fair value through profit and loss (“FVTPL”) of financial instruments	(7,129,238)	13,881,042	(21,010,280)	(151.4)
Capitalized borrowing costs	(6,994,197)	(6,304,340)	(689,857)	10.9
Foreign exchange loss (gain)	(2,749,505)	67,083	(2,816,588)	(4,198.7)
Finance Costs, net	(10,034,381)	11,695,561	(21,729,942)	(185.8)

During FY2022, net finance costs decreased by $22.0 million as compared to FY2021. The decrease was primarily due to the following items:

•        Finance costs:    The increase of $2.8 million of interest expense and bank charges was due to the increase of interest expenses on the term loan of $0.6 million, on lease liabilities of $0.2 million and on the Desjardins Credit Facility of $2.7 million, partly offset by a decrease of the accretion of government grant liability of $0.6 million. The increase in interest expense is mainly attributable to the several increases of prime interest rate by the Bank of Canada and the U.S. Federal Reserve in FY2021 and FY2022 combined with changes in balance of debts.

•        Change in FVTPL of financial instruments:    The decrease of $21.0 million of change in FVTPL of financial instruments was mainly due to gain on revaluation of convertible loans of $6.1 million in FY2022 compared to a loss of $17.8 million in FY2021, primarily explained by a reduction in the Company’s valuation. This increase of gain on revaluation was partly offset by a decrease of the gain on revaluation of the contingent consideration payable in relation with the 60% controlling interest acquired in VayaVision on July 6, 2020. For additional details, refer to note 12 of the audited annual consolidated financial statements (restated) of the Company for FY2022.

•        Capitalized borrowing costs:    The increase of $0.7 million of capitalized borrowing costs was due to the increase of interest expenses and the increase of development activities, following LeddarTech’s transition to its current automotive software business model.

•        Foreign exchange loss (gain):    The increase of $2.8 million of the foreign exchange gain was due to the impact of appreciation of the U.S. dollar versus the Canadian dollar mainly on the higher cash balance denominated in U.S. dollars during FY2022.

Selected Financial Position Information

The following table presents selected financial information from the consolidated Statements of Financial Position as at June 30, 2023, September 30, 2022 (restated) and September 30, 2021 (restated).

	As of June 30, 2023	As of September 30, 2022	As of September 30, 2021

Total assets	80,837,990	93,955,191	81,400,199
Non-current liabilities(1)	57,948,504	24,692,306	44,767,122

____________

(1)      Non-current liabilities as at June 30, 2023, September 30, 2022 and September 30, 2021 included only non-current financial liabilities.

The decrease of total assets of $13.1 million from September 30, 2022 to June 30, 2023 is mainly attributable to the decrease of cash and cash equivalent of $13.7 million, accounts receivable of $1.6 million and the inventory of $1.0 million that partially offsets with an increase in intangible assets of $5.5 million. The increase of total assets of $12.6 million from September 30, 2021 to September 30, 2022 is mainly attributable to the increase of cash and cash equivalent of $25.8 million, partly offset by the decrease of intangible assets due to the impairment of $38.2 million of development costs on Component project and by capitalized development costs of $22.1 million. Refer to the “— Liquidity and Capital Resources” section for more details on cash and cash equivalent variations.

The increase of non-current liabilities of $33.3 million from September 30, 2022 to June 30, 2023 is mainly attributable to the reclassification of the credit facilities (Desjardins Term Loan) of $28.7 million in the long-term liabilities and the increase of convertible loan of $10.0 million, that partially offsets with a decrease in the long-term portion of the term loan of $2.9 million. The decrease of non-current liabilities of $22.2 million from September 30, 2021 to September 30, 2022 was mainly due to the conversion of the convertible loans into Class D-2 preferred shares, as described below under “Liquidity and Capital Resources” section.

Liquidity and Capital Resources

Summary of the Consolidated Statements of cash Flows

Comparison of Nine-Month Periods Ended June 30, 2023 and 2022

	Nine Months Ended June 30,		Change
	2023	2022	$	%
Net cash flows used in operating activities	(26,179,037)	(29,985,719)	3,806,682	(12.7)
Net cash flows used in investing activities	(9,157,341)	(9,856,890)	699,549	(7.1)
Net cash flows (used) from financing activities	21,994,701	74,752,670	(52,757,969)	(70.6)
Effect of foreign exchange rate changes on cash	(394,519)	2,007,327	(2,401,846)	(119.8)
Net decrease in cash	(13,736,196)	36,917,388	(50,653,584)	(137.21)
Cash at beginning of periods	32,025,899	6,200,316	25,825,583	416.52
Cash at end of periods	18,289,703	43,117,704	(24,828,001)	(57.58)

Operating Activities

For the nine months ended June 30, 2023, net cash flow used in operating activities was $26.1 million, compared to $30.0 million for the nine months ended June 30, 2022. The decrease in cash flow used in operating activities was primarily due to the favorable net change in non-cash working capital of $2.8 million during the nine months ended June 30, 2023 in comparison with the nine months ended June 30, 2022.

Investing Activities

For the nine months ended June 30, 2023, net cash used in investing activities was $9.2 million, compared to $9.9 million for the nine months ended June 30, 2022. The decrease of cash used in investing activities of $0.7 million is primarily explained by the decrease of addition to property and equipment of $1.7 million, partly offset by the increase of additions to intangible assets of $1.1 million.

Financing Activities

For the nine months ended June 30, 2023, net cash flows related to financing activities was $22.0 million, compared to $74.8 million for the nine months ended June 30, 2022. The decrease of cash flows from financing activities is primarily due to share issuance during the nine months ended June 30, 2022, partially offset by an increase in cash flow due to warrants exercised of $18.3 million and convertible notes issuance proceeds of $10.7 million during the nine months ended June 30, 2023. Other explanations for the decrease in cash flow during the nine months ended June 30, 2023 were repayment of long-term liabilities and interest payment on those liabilities.

Comparison of Years Ended September 30, 2022 and 2021

			Change
	FY2022	FY2021	$	%
Net cash flows used in operating activities	(38,126,897)	(20,789,347)	(17,337,550)	83.4
Net cash flows used in investing activities	(12,000,742)	(16,505,990)	4,505,248	(27.3)
Net cash flows from financing activities	73,947,590	41,738,668	32,208,922	77.2
Effect of foreign exchange rate changes on cash and cash equivalent	2,005,632	—	2,005,632	n.a.
Net decrease in cash and cash equivalent	25,825,583	4,443,331	21,382,252	481.2
Cash at beginning of periods	6,200,316	1,756,985	4,443,331	252.9
Cash at end of periods	32,025,899	6,200,316	25,825,583	416.5

Operating Activities

For FY2022, net cash used in operating activities was $38.1 million, compared to $20.8 million in FY2021. The increase in use of operating cash flow of $17.3 million primarily reflects the increase of $10.8 million of non-capitalizable research and development costs and the unfavorable net change in non-cash working capital of $3.9 million.

Investing Activities

For FY2022, net cash used in investing activities was $12.0 million, compared to $16.5 million in FY2021. The decrease of investing cash flow is primarily explained by the decrease of capitalized development cost due to the reduction of the capitalizable development projects due to LeddarTech’s transition to its current automotive software business model.

Financing Activities

For FY2022, net cash flow from financing activities was $73.9 million, primarily reflecting the share issuance proceeds of $85.2 million in FY2022, net of share issuance cost of $6.1 million, partly offset by interest paid on the Desjardins Credit Facility and other loans of $3.6 million.

Liquidity and capital management

Since inception, LeddarTech has incurred cumulative losses from operations and negative cash flows from operating and investing activities, and has an accumulated deficit of $468.9 million as of June 30, 2023, primarily driven by our investments in research and development activities, including fusion perception technologies, and our operating costs supporting our discontinued modules and components business. For the nine months ended June 30, 2023 and for the year ended September 30, 2022, LeddarTech realized net losses of $39.1 million and $73.4 million respectively.

In the year ended September 30, 2022, LeddarTech had net cash outflows in operating and investing activities amounting to $38.0 million and $12.0 million, respectively. In the nine months ended June 30, 2023, LeddarTech had net cash outflows in operating and investing activities amounting to $26.1 million and $9.2 million, respectively. LeddarTech expects to continue to realize net losses and net cash flows from operations in the near term. LeddarTech’s principal sources of liquidity have been the issuance of equity and convertible notes, the issuance of related party loans and loans from third parties.

As of June 30, 2023, LeddarTech had total liabilities of $72.6 million, including $11.7 million in accounts payable, $28.7 million outstanding on the Desjardins Term Loan (described below), $10.0 million outstanding on the convertible loans issued in Tranche A of the PIPE Financing (described below), $7.1 million outstanding under the IQ Loan Agreement (described below) and total shareholders’ equity (total assets less total liabilities) of $5.5 million. On a pro forma basis, after giving effect to the completion of the PIPE Financing and the Business Combination and assuming no redemptions of Prospector Class A Shares in connection with the Business Combination, the Company would have had approximately $57.2 million of indebtedness outstanding consisting of $17.0 million outstanding under the Desjardins Term Loan, $33.1 million under the convertible notes issued in the PIPE Financing, and $7.1 million of the term loan outstanding under the IQ Loan Agreement. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Anticipated Need for Additional Capital

As more fully disclosed below, the Surviving Company expects that it may require additional capital to comply with its financial covenants and will require additional capital to release its software to production or to customize such software according to customer needs after entering into commercial and/or development agreements. The Company is currently pursuing capital raising initiatives, and believes its prospects for raising additional capital on favorable terms will improve if and when it has achieved a Tier 1 design and integration win and/or an OEM design win. However, there can be no assurance that we will achieve a Tier 1 design and integration win and/or an OEM design win in the near future, or at all, or that we will be successful in raising additional capital.

On a pro forma basis, upon the closing of the Business Combination, the Surviving Company must retain a minimum cash balance of at least $5.0 million in order to comply with a minimum required unencumbered cash balance covenant under the terms of the Desjardins Credit Facility (as more fully described below). In order for the Company’s anticipated financial resources to be sufficient to meet its capital requirements for the 12 months following the date hereof, and if the Surviving Company does not raise additional capital in connection with the Business Combination, even if there are no redemptions of Prospector Class A Shares, the Company or the Surviving Company, as applicable, will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations.

The Company has substantially completed the development of key components of its core software platform and various key features. Operating expenses in the future are expected to be driven primarily by customer-specific product adaptation, testing and qualification (including compliance to applicable automotive standards and regulations) and the development, testing and marketing of additional features to our software platform that will enhance and expand the functionality, performance, reliability and cost benefits of our software solutions, address development required by any new regulatory or market-driven standards, and make them more attractive to our target customers. See “Information about LeddarTech — Our Products and Technologies; The LeddarTech Solution — Ability to Add Enhanced Features.”

Maintaining an adequate level of liquidity following the Business Combination will be subject to various risks and uncertainties, including how successful we are at achieving OEM design wins and production contracts, which in turn will impact the terms on which we may be able to raise additional capital, if at all. We are currently seeking additional capital and believe our prospects for raising additional capital on favorable terms will improve if and when we have achieved an OEM design win. We believe opportunities to achieve an OEM design win could significantly benefit from the completion and announcement of the availability of new features to our software platform currently in development.

In order for the Company’s anticipated financial resources to be sufficient to meet its capital requirements for the 12 months following the date hereof, if the Company has not raised additional capital, we expect that the Company would need to implement a flexible and scalable cost management plan as deemed necessary and appropriate so that it can maintain a minimum required unencumbered cash balance pursuant to the terms of the Desjardins Credit Facility (as may be modified or waived as described above) and maintain operating costs at targeted levels (through strict cost control and budgeting discipline) to ensure operating costs will not exceed anticipated available liquidity. The cost management plan includes the possibility of significant reduction in product development expenditures, as well as significant headcount and compensation reductions. The extent to which the cost management plan will need to be implemented will be dependent upon several factors, including the extent of the proceeds to be received by the Surviving Company from the Trust Account, the extent to which the Company or the Surviving Company is able to raise additional capital in a timely manner, if at all, and the scope and terms of any potential forbearance agreement, waiver or amendment with, or other relief from Desjardins.

We expect to focus most of the Surviving Company’s resources (financial and human) on pursuing customer acquisition and OEM design wins based on our existing software platform and the features we have released and expect to have released through the first quarter of fiscal 2024, and less resources on continuous product improvement or new product development. We are currently seeking additional capital and believe our prospects for raising additional capital on favorable terms will improve if and when we have achieved an OEM design win. However, significant operating cost reductions may materially adversely affect our ability to achieve an OEM design win because we may not be able to offer a complete suite of features and integration services.

In order to preserve cash and to enhance its liquidity position, LeddarTech and Newco may enter into arrangements pursuant to which it may satisfy its obligation to cover certain cash transaction costs (including certain professional fees and incentive awards to be issued outside of the ESOP) through the issuance of Surviving Company Common Shares or instruments exercisable for or convertible into Surviving Company Common Shares. It is expected that such issuances, if any, would not exceed, in the aggregate, the lesser of (i) the number of Surviving Company Common Shares which otherwise would have been issued to redeeming holders of Prospector Class A Shares had such holders not redeemed, and (ii) 3% of the Surviving Company Common Shares outstanding immediately following Closing. No determinations or agreements to issue such shares have been made to date and there can be no assurance that any such issuances will be made.

We believe that our anticipated available cash and cash equivalents at closing of the Business Combination, together with proceeds to be received in the Tranche B portion of the PIPE Financing, assuming no redemptions of Prospector Class A Shares in connection with the Business Combination and, if necessary, implementation of the cost management plan described below, will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of business for a period of at least twelve months from the date hereof. Continued compliance with the minimum cash maintenance covenant will likely require further relief from Desjardins in the form of a forbearance agreement, waiver or further amendment, or obtaining other relief from Desjardins, which may be shortly following closing of the Business Combination in a scenario in which a substantial portion of the Prospector Class A Shares are redeemed in connection with the Business Combination, unless we are successful in raising additional capital in a timely manner. Any such relief, if required, may not be sufficient to allow us to comply with the minimum cash balance requirement, as may be modified, under the Desjardins Credit Facility following the closing of the Business Combination. See “Risk Factors — Risks Related to our Business — The Surviving Company will likely have limited sources of available liquidity following completion of the Business Combination and if it does not raise additional capital is expected to operate under an alternative operating plan. If the Surviving Company does not secure additional sources of capital in connection with the Business Combination, it will need to reduce its operating costs to ensure sufficient liquidity for its operations and to comply with the requirements of its debt obligations. A reduction in the Surviving Company’s operating costs may materially adversely affect the Surviving Company in a number of ways.” We intend to finance our future working capital requirements and capital expenditures in the near-term, including immediately following the Business Combination, primarily from cash on hand, funds raised in connection with the Business Combination, which consists of proceeds raised from the PIPE Financing and from the Trust Account (net of redemptions), and from additional capital raising activities which we are currently pursuing. In the longer term we expect to fund our operations primarily from cash we expect to be generated from operating activities. We have based these estimates on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner or in greater amounts, including in order to maintain compliance with the cash maintenance covenant under the Desjardins Credit Facility described below.

Our future capital requirements depend on many factors, including the extent to which we implement our cost management plan, our ability to manage expenses, changes in the nature and scope of the software solutions and related services we are able to market to prospective customers, including as a result of implementing the cost management plan, timing of or delays in commercialization of our software solutions, the initial and continuing market acceptance of our software solutions, the expansion of or reductions in sales and marketing activities, and the extent of collaboration with and support from our target customers. Further, we may in the future seek to enter into arrangements to acquire or invest in businesses, products, services, and technologies. Therefore, we expect to seek to enhance our liquidity position or increase our cash reserve to support our operations, maintain compliance with loan covenants and for future investments through additional financing activities, which may include further equity or debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in additional operating covenants that would restrict our operations. See also “Risk Factors — Risks Related to Our Business — The Company will need to raise additional funds to meet its capital requirements before or soon after completion of the Business Combination, and such funds may not be available on commercially reasonable terms, or at all, which could materially and adversely affect the Surviving Company’s business, results of operations or financial condition and its ability to continue as a going concern.”

While we seek to pursue further capital raising transactions, particularly upon achieving our first OEM design win with an OEM or Tier 1 supplier, the implementation of operating cost reductions described above would likely have the effect of limiting the Surviving Company’s resources and flexibility to pursue multiple product developments and invest in product improvements and ultimately could limit the number of prospective customer projects and related revenue opportunities and its ability to achieve an OEM design win in a timely manner, on favorable terms or at all. Any implementation of the cost management plan and the need to raise additional capital may cause the Surviving Company to market and sell a less comprehensive suite of software solutions and services and may require it to seek an OEM design win or production contract with its software solution before it is able to offer a broader suite of features and integrated services that may be required or desired by an OEM to tailor the solution to specific vehicle models. In that case, revenue which otherwise may have been realized by the Surviving Company for these additional features and integrated software engineering services may instead be realized by a Tier 1 supplier or other party, and the Surviving Company may not realize the full revenue and profitability potential of its solutions. If the Surviving Company is not able to achieve an OEM design win on a timely basis, or at all, its prospects for further capital raising transactions will be significantly diminished.

There can be no assurance that we will be successful in achieving our strategic plans, that our future capital raises, if any, will be sufficient to support our ongoing operations or maintain compliance with the cash maintenance covenant under the Desjardins Credit Facility, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If the amount received from the Trust Account is significantly less than our assumptions, or if we are unable to raise sufficient financing or events or circumstances occur such that we do not meet our strategic plans, we will be required to further reduce certain discretionary spending, alter or scale back our development programs, or be unable to fund capital expenditures, which would have a material adverse effect on our financial position, results of operations, cash flows, and ability to achieve our intended business objectives. If all or substantially all of the Prospector Class A Shares are redeemed such that the Surviving Company receives little if any of the proceeds from the Trust, and if the Company fails to raise additional capital, after giving effect to the payment of anticipated transaction expenses, the Surviving Company would likely be in violation of the minimum cash balance requirement soon after completing the Business Combination, even after implementation of operating cost reductions described above. Moreover, if our unencumbered cash balance is below $5.0 million following the Business Combination, as described below under “— Financing Transactions — Desjardins Credit Facility,” we will be in default under the Desjardins Credit Facility. See “Risk Factors — Risks Relating to Our Business — The Surviving Company’s liquidity position will be further constrained by the requirement to maintain a minimum cash balance of at least $5.0 million following completion of the Business Combination. If the Surviving Company is not able to maintain compliance with the minimum cash balance requirements, its debt obligations may be declared due and payable at a time when the Surviving Company does not have sufficient resources to repay such debt obligations.” Based on our recurring losses from operations since inception, expectation of continued operating losses for the foreseeable future, the risks and uncertainties associated with management’s operating plan as described above and the need to raise additional capital to finance our future operations, as of July 26, 2023, the issuance date of the consolidated financial statements for the year ended September 30, 2022 and for the nine months ended June 30, 2023, we have concluded that there is substantial doubt about our ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued.

Financing Transactions

Set forth below is a summary description of our loan agreements and recent financing transactions.

IQ Credit Facilities

On January 23, 2020, the Company entered into a non-interest bearing loan agreement with Investissement Québec (“IQ”) (the “PRSI”) providing for a loan of up to $19.8 million. The PRSI was then amended by (i) an amendment agreement executed as of March 30, 2021 and (ii) an amendment agreement dated June 12, 2023 (the “PRSI Amendment” and together with the PRSI, the “IQ Loan Agreement”) pursuant to which, inter alia, the loan was transformed into an interest-bearing loan (pay-in-kind interest at 12.0% per annum) and the amount available was reduced to approximately $19.3 million. In connection with this amendment, IQ’s hypothec on the universality of the Company’s assets was subordinated to that of Desjardins and the PIPE Investors. The loan is repayable in 42 equal monthly payments (including capitalized interest) starting after the moratory period ending on September 30, 2026. Interest accrues on the IQ Loan Agreement from the date of the PRSI Amendment at a rate of 12% per year which will be capitalized until the end of the aforementioned moratory period. As at June 30, 2023, there was $10.1 million outstanding under the loan.

In conjunction with the IQ Loan Agreement the Company issued 13,890 warrants in FY2021 to IQ with a strike price of $138.68, based on the total amount drawn as at September 30, 2021. The Warrants may be exercised, in whole or in part, for a period of five years following the issue of the Warrants. These warrants met the definition of a derivative liability and were therefore recorded at fair value. Once the warrants were issued to IQ, they met the fixed-for-fixed criteria for classifying financial instruments as equity since the warrants were settleable in a fixed number of Class C preferred shares at a fixed price per share. Upon each warrant issuance that was fully vested during the year ended September 30, 2021, the respective derivative warrant liability amount was reclassified to equity for an amount of $670,703. Refer to note 15, Warrants, of LeddarTech’s annual audited consolidated financial statements (restated) for FY2022 for more details.

The IQ Loan Agreement contains certain affirmative and negative covenants and default provisions, including, without limitation, those set forth below:

•        Provision of annual audited consolidated financial statements, one-year projected financial statements annually, quarterly unaudited financial statements and an annual report from the independent auditors regarding certain expenses and related financing activities.

•        Limitations on debt incurrence, liens, asset dispositions and asset locations.

•        Obligation to maintain its core operations and intellectual property related to the project financed with the IQ Loan Agreement (LiDAR development) in the Province of Quebec.

•        Cross default in respect of obligations in excess of $100,000.

The Company granted to IQ, as lender under the IQ Loan Agreement, a hypothec of $23.76 million over the universality the Company’s movable assets, present and future, ranking after the security of Desjardins (as defined below) and of the PIPE Investors.

On May 1, 2023, the Company entered into a secured temporary bridge loan with IQ (the “IQ Bridge Loan”) pursuant to which IQ extended to the Company a temporary term loan in an aggregate principal amount of $5.0 million disbursable in multiple tranches. As of June 12, 2023, an amount of $3.75 million had been disbursed. An amount equal to approximately $3.8 million representing the capital, interest, fees and other amounts owing by the Company to IQ under the IQ Bridge Loan was repaid in full on June 12, 2023 with PIPE Financing proceeds received at the completion of Tranche A-1 and the IQ Bridge Loan and all security therefore were terminated.

Desjardins Credit Facility

On April 5, 2023, the Company, as borrower, and VayaVision, as guarantor, entered into an amended and restated financing offer letter (as amended by a first amending agreement letter dated as of May 1, 2023, a second amending agreement letter dated as of May 31, 2023, a third amending agreement letter dated September 29, 2023, a fourth amending agreement letter dated October 13, 2023, a fifth amending agreement letter dated October 20, 2023 and a sixth amending agreement letter dated October 31, 2023, the “Desjardins Credit Facility”) with Desjardins. The

Desjardins Credit Facility amended and restated an existing financing offer originally entered into in January 2020, as subsequently amended and restated and further amended, and under which the Company had borrowed $30.0 million in the form of a term loan (the “Desjardins Term Loan”). The Company had also borrowed $2.5 million in the form of a bridge loan under the Desjardins Credit Facility (the “Desjardins Bridge Loan”). The Desjardins Bridge Loan was repaid in full with PIPE Financing proceeds received at the completion of Tranche A-1.

In conjunction with the sixth amending agreement to the Desjardins Credit Facility dated as of October 31, 2023, which amendment, among other things, reduced the minimum cash maintenance required and interest rate, LeddarTech agreed to issue to Desjardins warrants to purchase Company Common Shares at $0.01 per share prior to the Closing, which warrants will be assumed by the Surviving Company and exercisable for 250,000 Surviving Company Common Shares at $0.01 per share (the “Desjardins Warrants”). The Desjardins Warrants may be exercised, in whole or in part, for a period of five years following completion of the Business Combination and will be subject to a lock-up with one third being released four months after Closing, another third being released eight months after Closing and the final third being released 12 months after Closing.

As at June 30, 2023, the aggregate principal amount outstanding under the Desjardins Term Loan was $30.0 million, and bore interest based on the Canadian prime rate of 6.95%, plus 9.00%, with the cash interest rate subsequently reduced in October 2023 to Canadian prime rate plus 4.00%. The Desjardins Term Loan under the Desjardins Credit Facility as amended matures on January 31, 2026, but is subject to earlier mandatory prepayment following: (i) the receipt of net cash proceeds from the sale of equity securities by the Company or a guarantor in excess of US$44.0 million (including from the PIPE Financing, but excluding amounts from the Trust Account), but only in the amount of 10.0% of such excess; (ii) the receipt of net cash proceeds from the sale of assets of the Company’s modules and components business units, to the extent of such net cash proceeds; and (iii) completion of the Business Combination, to the extent of any net cash proceeds from the Trust Account in excess of US$17.0 million. The Company may prepay, without penalty, amounts under the Desjardins Term Loan at any time. The Company has further agreed with Desjardins, no later than August 5, 2025, to have either (x) launched a formal merger and acquisition process with an investment bank selected by the Board of Directors of the Company and received expressions of interest in connection with such process, or (y) entered into a non-binding term sheet in respect of an equity or debt financing which would allow for the repayment in full of all amounts owing under the Desjardins Credit Facility.

The Desjardins Credit Facility contains certain affirmative and negative covenants, including financial covenants, including, without limitation, those set forth below, reflecting amendments through October 2023:

•        Maintenance of an unencumbered cash balance equal to or greater than $5.0 million following completion of the Business Combination;

•        Provision of audited annual financial statements, unaudited monthly and quarterly financial statements, cash flow projections, debt repayment plans and certifications regarding the foregoing; and

•        Limitations on debt incurrence, investments, dividends, repayments on convertible notes issued in the PIPE Financing or on the IQ Loan Agreement, liens, asset dispositions and capital expenditures.

As discussed under “— Liquidity and capital management”, in the event we are unable to raise additional capital or if the amount of redemptions from the Trust Account are high, we would likely need to enter into a forbearance agreement, waiver or amendment with respect to, or obtain a waiver or other relief from, the unencumbered cash balance covenant.

As of June 30, 2023, the Company was in compliance with all financial covenants under the Desjardins Credit Facility.

The Desjardins Credit Facility was amended to add a conversion feature at the option of the lender upon a liquidity event in February 2021, and to be then removed under the second amendment concluded in November 2021. The first and second amendments were considered fundamental changes to the terms of the Desjardins Credit Facility, and they were accounted for as extinguishments of the existing term loan and recognition of new loans, resulting in loss on extinguishment, calculated as the difference between the amount derecognized and the initial measurement of the modified loan recognized at fair value for a total loss of $0.6 million and $0.4 million, respectively. For more details, refer to note 22, Finance costs, net, to the Company’s annual audited consolidated financial statements for FY2022.

The Company granted to Desjardins a hypothec in the amount of $60.0 million over the universality of the Company’s movable assets, present and future. LeddarTech Holdings Inc. has guaranteed the obligations of the Company under the Desjardins Credit Facility and has granted to Desjardins a hypothec of $60.0 million over the universality LeddarTech Holdings Inc.’s movable assets, present and future. The Company also granted Desjardins a first ranking fixed charge and pledge over all of its shares in VayaVision. The Desjardins Term Loan also is guaranteed by VayaVision, and the payment obligations of VayaVision under said guarantee are limited to amounts that VayaVision may distribute as dividend to its shareholder under Israeli Companies Law. VayaVision also granted Desjardins a first ranking floating charge over all its rights (including goodwill), assets (tangible and intangible) and property of whatsoever nature and wheresoever located, both present and future. Certain intellectual property assets of VayaVision are subject to a master depositor escrow agreement entered into on June 12, 2023 by and between VayaVision and ESOP Management and Trust Services Ltd., as escrow agent, pursuant to which Desjardins is the primary beneficiary and the Hypothecary Representative (as defined below) is the secondary beneficiary (the “Israeli Escrow Agreement”) and certain intellectual property assets of the Company are subject to an amended and restated software escrow agreement entered into on June 12, 2023 by and among, the Company, Praxis Technology Escrow, as escrow agent, Desjardins, as primary beneficiary, and the Hypothecary Representative (as defined below), as secondary beneficiary (the “Canadian Escrow Agreement”).

Other loans

Under a license agreement for the worldwide exclusive use by the Company of an intellectual property in the development of its technology projects, the Company was required to make specified payments at specified dates or upon the occurrence or achievement of certain events. The Company was also required to make annual royalty payments through 2030 based on a variable royalty amount per unit of product sold that includes the underlying technology, subject to a minimum annual royalty payment of US$250,000. The intellectual property patent expires in 2030, which corresponds to the duration of the licensing agreement.

The license agreement was amended in November 2020 to postpone the minimum royalty payment for calendar year 2021 of US$250,000 to 2030 and to defer the payment on some milestone obligations past due amounting to US$550,000, such amount bearing interest at 6% with full payment due on January 1, 2022. The changes were considered a fundamental change to the terms of the loan. Thus, the change was accounted for as an extinguishment of the existing term loan and recognition of a new loan resulting in the recognition of a gain of $0.2 million recorded in the consolidated statement of loss during the year ended September 30, 2021. Refer to note 22, Finance costs, net, of LeddarTech’s annual audited consolidated financial statements (restated) for FY2022 for more details. On June 6, 2023, the Company reached an agreement with the licensor pursuant to which the license was terminated and all of the Company’s payment obligations were deemed satisfied in exchange for the payment of US$100,000, of which US$50,000 was paid on June 15, 2023 and US$50,000 was paid on September 30, 2023.

Convertible loans

The Company concluded three convertible loan agreements of individual amounts of respectively $14.4 million on November 26, 2018, $13.2 million on January 23, 2020, and $17.0 million on February 5, 2021. Under the agreements, upon the occurrence of certain events, the investor has the option, but not the obligation, among other things, to convert the principal and interest into a variable number of shares or securities. On November 1, 2021, the Company entered into an agreement which triggered the conversion of all three convertible loans into 635,327 Class D-2 preferred shares (“D-2 shares”), based on the Purchase Price of the Class D-1 preferred shares discounted by 28%. As a result, the fair value of the convertible loan of $62,960,906 was reclassed to equity on conversion. Refer to Note 13, Convertible loans, of LeddarTech’s annual audited consolidated financial statements for FY2022 for more details.

PIPE Financing

Prior to the execution of the Business Combination Agreement, LeddarTech entered into the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase convertible notes of the Company in an aggregate principal amount of approximately US$43.0 million, payable in two tranches. The issuance of the initial portion of the first tranche of the PIPE Financing in the aggregate principal amount of US$21.66 million (“Tranche A-1”) occurred on June 13, 2023 (with one PIPE Investor funding on June 14, 2023). FS LT Holdings LP, an affiliate of the Sponsor, and the Sponsor are participants in the PIPE Financing and are investing an aggregate amount of US$17.025 million in the PIPE Financing. Derek Aberle, the Chief Executive Officer of Prospector, and a member of the board of directors of

LeddarTech, is an existing investor in the Company and is investing an aggregate amount of US$210,000 in the PIPE Financing. Subsequent to June 30, 2023, the Company issued additional first tranche PIPE Convertible Notes (“Tranche A-2” and, together with Tranche A, “Tranche A”) in the aggregate principal amount of US$0.34 million.

Each PIPE Investor participating in Tranche A received (a) a secured convertible note issued by LeddarTech in a principal amount equal to such PIPE Investor’s Tranche A investment and convertible into Class D-1 Preferred Shares or into Surviving Company Common Shares after the Closing, with the Surviving Company as LeddarTech’s successor, at an initial conversion price of US$10.00 per share as provided in the Subscription Agreement, and (b) a warrant certificate entitling such PIPE Investor to purchase Class D-1 Preferred Shares at an exercise price of $0.01 per share at any time prior to the date that is fourteen calendar days after the conditions of LeddarTech and the PIPE Investors to consummate the Tranche A transaction have been met, representing 2.75 Class D-1 Preferred Shares for each $100.00 of the Tranche A investment paid by such PIPE Investor under the Subscription Agreement. Altogether, such PIPE Investors received warrants to acquire 605,003 Class D-1 Preferred Shares of LeddarTech, which will entitle the PIPE Investors to receive 8,176,940 Surviving Company Common Shares upon the closing of the Business Combination.

The issuance of Tranche B convertible notes was contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreement provides that each PIPE Investor participating in Tranche B will receive a secured convertible note issued by Newco in a principal amount equal to such PIPE Investor’s Tranche B investment and convertible into Surviving Company Common Shares, at an initial conversion price of US$10.00 per share as provided in the Subscription Agreement. On October 30, 2023, LeddarTech entered into an amendment to the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to concurrently purchase approximately US$4.1 million aggregate principal amount of Tranche B-1 Notes, with approximately US$17.9 million aggregate principal amount of Tranche B-2 Notes to be purchased upon consummation of the Business Combination. The amendment to the Subscription Agreement provides that each PIPE Investor participating in Tranche B-1 will receive a secured convertible note issued by the Company in a principal amount equal to such PIPE Investor’s Tranche B-1 investment and convertible into Class D-1 Preferred Shares before the Closing or if the Closing does not occur, or into Surviving Company Common Shares after the Closing, with the Surviving Company as LeddarTech’s successor, as provided in the amendment, and (b) a warrant certificate entitling such PIPE Investor to purchase Class D-1 Preferred Shares at an exercise price of $0.01 per share on or prior to the first business day after the conditions of LeddarTech and the PIPE Investors to consummate the Tranche B-1 transaction have been met, representing 0.6 Class D-1 Preferred Shares for each $100.00 of the Tranche B-1 investment paid by such PIPE Investor under the amendment.

Altogether, the PIPE Warrants will entitle the PIPE Investors to receive approximately 8,493,570 Surviving Company Common Shares upon the closing of the Business Combination. Accordingly, the PIPE Investors will hold approximately 42.5% of the 20 million Company Common Shares outstanding immediately prior to the Closing, which will entitle the PIPE Investors to receive approximately 42.5% of each class of the Surviving Company Earnout Non-Voting Special Shares being distributed to existing shareholders of LeddarTech.

The convertible notes have an interest rate of 12% that compounds annually as an increase to the principal amount of the convertible notes (the “PIK Interest”) and are convertible into the number of Surviving Company Common Shares determined by dividing the then-outstanding principal amount by the conversion price of US$10.00 per Surviving Company Common Share.

All the convertible notes issued in relation with the PIPE Financing are guaranteed by VayaVision and Newco and the payment obligations of VayaVision thereunder are limited to amounts that VayaVision may distribute as dividend to its shareholder under Israeli Companies Law. VayaVision also granted to TSX Trust Company, as agent and hypothecary representative for the PIPE Investors pursuant to a collateral agency agreement dated as of June 12, 2023 (the “Hypothecary Representative”), a second ranking floating charge over all its rights (including goodwill), assets (tangible and intangible) and property of whatsoever nature and wheresoever located, both present and future. The Company granted to the Hypothecary Representative a hypothec in the amount of $60.0 million over the universality of the Company’s movable assets, present and future, ranking after the security of Desjardins. The Company also granted to the Hypothecary Representative a second ranking fixed charge and pledge over all of its shares in VayaVision. LeddarTech Holdings Inc. granted to the Hypothecary Representative a hypothec in the amount of $60.0 million over the universality of LeddarTech Holdings Inc.’s movable assets, present and future, ranking after the security of Desjardins. The Hypothecary Representative is also a secondary beneficiary under the Israeli Escrow Agreement and the Canadian Escrow Agreement.

Maturity analysis of contractual obligations

As at September 30, 2022, minimum commitments remaining under these agreements over the following years are as follows:

	Total	Less than 1 year	1 – 3 years	4-5 years	After 5 years
Development contract	2,430,000	2,430,000	—	—	—
License	171,737	135,183	36,554	—	—
Telecommunications	372,903	251,381	121,522	—	—
Office equipment	48,081	48,081	—	—	—
Accounts payable and accrued liabilities	10,676,846	10,676,846	—	—	—
Lease liabilities	8,146,097	1,177,653	3,547,143	1,397,052	2,024,249
Other loan	3,084,075	342,675	1,028,025	685,350	1,028,025
Credit facility	32,528,750	32,528,750	—	—	—
Term loans	19,262,586	—	5,778,776	7,705,034	5,778,776
Government grant liability	1,409,694	—	1,409,694	—
Total	78,130,769	47,590,569	11,921,714	9,787,436	8,831,050

The redeemable stock options, representing a non-current liability of $6.1 million as at September 30, 2022, are exercisable at any moment on or after the 10th anniversary of each plan (MSOP, MSOP II and MSOP III) or prior to this date if an IPO or Liquidation event occurs. As a part of the transaction, the redeemable stock options will be converted in new non-redeemable stock options of Surviving Company.

Quantitative and Qualitative Disclosures About Market Risk

The Company is exposed to various risks in relation to financial instruments. The main types of risks are foreign exchange risk, interest rate risk and liquidity risk. The Company currently does not use financial derivative instruments to manage these risks. While LeddarTech could enter into hedging contracts from time to time, any change in the cash flow and the fair value of the contracts may be offset by changes in the underlying value of the transactions being hedged. For more details refer to Note 26 Financial instruments, of the audited annual consolidated financial statements (restated) of the Company for FY2022 included elsewhere in this proxy statement/prospectus.

Foreign exchange risk

Since the Company operates internationally, it is exposed to foreign exchange risk as a result of potential exchange rate fluctuations related to non-intragroup transactions and the financing of the development activities of its subsidiary VayaVision who operates in Israeli using mainly USD and NIS currencies. Fluctuations in the Canadian dollar and the exchange rates could have potentially significant impact on the Company’s results of operations.

Interest rates

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to the risk of changes in market interest rates relates primarily to the Company’s long-term debt obligations with floating interest rates as described in section X Liquidity and Capital Resources. The Company is also exposed to change in fair value of financial instruments with fixed interest rates.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due or can only do so at excessive cost. The Company manages this risk by maintaining detailed cash forecasts and long-term operating and strategic plans. The adequacy of liquidity is assessed in view of operational needs, sales forecasts and maturity of indebtedness. The Company is confident that the future cash flows from operations and cash will allow for the realization of assets and settlement of liabilities in the normal course of business as they become due. The Company also continually monitors any financing opportunities to optimize its capital structure.

Related Party Transactions

Revenue related to services and products provided to entity with significant influence over the Company was nil for FY2022 and $0.1 million for FY2021. These transactions were measured at their exchange amount which is the amount of consideration established and agreed to by the related parties and were recorded in reduction of administration expenses.

Also on November 1 2021 the Company concluded a non-cash transaction of $3,703,920 with an entity with significant influence over the Company. Refer to Notes 10 and 14 to LeddarTech’s annual audited consolidated financial statements (restated) for FY2022 included elsewhere in this proxy statement/prospectus.

Accounting and disclosure matters

Significant accounting judgments, estimates and assumptions

The preparation of consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the amounts of revenue, expenses, assets and liabilities and the accompanying disclosures. Actual results could differ significantly from these estimates.

The key estimates and assumptions that have a risk of causing a material adjustment to the carrying value of certain assets and liabilities are related to:

•        Term loan;

•        Convertible loans and the credit facility including embedded derivatives;

•        Government grant liability;

•        Contingent consideration payable;

•        Share-based payments; and

•        Recoverable amount of a group of assets or a CGU.

For a more detailed discussion on these areas requiring the use of management estimates, judgments and assumptions, please refer to Note 3 to LeddarTech’s annual audited consolidated financial statements (restated) for FY2022 included elsewhere in this proxy statement/prospectus.

Emerging Growth Company Status

As defined in Section 102(b)(1) of the JOBS Act, LeddarTech is as an emerging growth company. As such, LeddarTech will be eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

LeddarTech will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of the fiscal year in which it has total annual gross revenue of US$1.07 billion or more during such fiscal year (as indexed for inflation), (ii) the date on which it has issued more than US$1 billion in non-convertible debt in the prior year period, (iii) the last day of the fiscal year following the fifth anniversary of the Prospector’s initial public offering, or (iv) when it has qualified as a “large accelerated filer,” which refers to when it (1) has an aggregate worldwide market value of voting and shares of common equity securities held by non-affiliates of US$700 million or more, as of the last business day of its most recently completed second fiscal quarter, (2) has been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, for a period of at least twelve calendar months, (3) has filed at least one annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and (4) is not eligible to use the requirements for “smaller reporting companies,” as defined in the Exchange Act.

Internal Control over Financial Reporting

Prior to the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, the Company was a private company and we addressed our internal control over financial reporting with internal accounting and financial reporting personnel and other resources.

In the course of preparing for the Business Combination, the Company identified material weaknesses in its internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim condensed consolidated financial statements may not be prevented or detected on a timely basis.

The following material weaknesses were identified by the Company:

i        Insufficient accounting personnel to execute the routine and non-routine accounting processes and apply segregation of duties over the execution and approval of journal entries.

ii.      The Company has not adequately assessed the effectiveness of its information technology controls to select and develop general control activities over technology to support its financial reporting activities. As a result, the Company places extensive reliance on spreadsheets for various financial processes, including data entries, calculations and analysis, which lack the robust controls and validation mechanisms present in an integrated financial software environment. In addition, the Company has inadequate documentation and a lack of effective review controls to validate the inputs and assumptions used in the data entries, calculations, and analysis in the spreadsheets.

iii.     Review controls regarding both routine accounting processes and accounting treatments for complex transactions that were not designed effectively to ensure that accounting transactions are properly recognized and measured in the consolidated financial statements.

All of the above noted material weaknesses contributed to the restatement of the Company’s financial statements included in this proxy statement/prospectus.

We have taken steps to address these pervasive material weaknesses and expect to implement a remediation plan, which we believe will address their underlying causes. We have engaged external advisors with subject matter expertise and additional external resources to provide assistance in assessing the control environment and expect to further engage these external advisors to provide assistance with all elements of the internal controls over financial reporting program, including: performance of a risk assessment; documentation of process flows; design and remediation of internal controls; and evaluation of the design and operational effectiveness of our internal controls. We also expect to engage additional external advisors to provide assistance in the areas of information technology and financial accounting. We are evaluating the longer-term resource needs of our various financial functions.

These remediation measures may be time consuming, costly, and might place significant demands on our financial and operational resources. We have made some upgrades to our enterprise resource planning (“ERP”) system and work on further upgrades is ongoing with the intent to further customize and enhance system functionality. Although we have made enhancements to our control procedures in this area, the material weaknesses will not be remediated until the necessary controls have been implemented and are operating effectively. Moreover, significant operating cost reductions may materially adversely impact our accounting and finance function, and make it more difficult to remediate existing significant deficiencies and material weaknesses. We do not know the specific time frame needed to fully remediate the material weaknesses identified. See “Risk Factors — We have identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future.”

Foreign Private Issuer Status

LeddarTech qualifies as a “foreign private issuer” as defined under SEC rules. Even after LeddarTech no longer qualifies as an emerging growth company, as long as LeddarTech continues to qualify as a foreign private issuer under SEC rules, LeddarTech is exempt from certain SEC rules that are applicable to U.S. domestic public companies, including:

•        the rules requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Notwithstanding these exemptions, LeddarTech will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. In addition, LeddarTech will furnish with the SEC on Form 6-K periodic reports and other documents filed with the Canadian Securities Administrators.

LeddarTech may take advantage of these exemptions until such time as LeddarTech is no longer a foreign private issuer. LeddarTech would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if LeddarTech no longer qualifies as an emerging growth company, but remains a foreign private issuer, LeddarTech will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

In addition, because LeddarTech qualifies as a foreign private issuer under SEC rules, LeddarTech is permitted to follow the corporate governance practices of Canada (the jurisdiction in which LeddarTech is organized) in lieu of certain Nasdaq corporate governance requirements that would otherwise be applicable to LeddarTech.

If at any time LeddarTech ceases to be a foreign private issuer, LeddarTech will take all action necessary to comply with the SEC and Nasdaq Listing Rules, including by appointing a majority of independent directors to its board of directors and having compensation and nominating committees that are comprised solely of independent directors, subject to a permitted “phase-in” period.

Executive and Director Compensation

Overview of Compensation of Executive Officers

LeddarTech operates in a dynamic and rapidly evolving industry. To succeed in this environment and to achieve its business and financial objectives, LeddarTech must be able to attract, retain and motivate a highly talented team of executive officers. LeddarTech’s compensation philosophy is designed to align the compensation provided to its executives, including the Named Executive Officers as described below, with the achievement of business objectives, while also enabling LeddarTech to attract, motivate and retain individuals who contribute to LeddarTech’s long-term success. In addition, as LeddarTech transitions from being a privately-held company to a publicly-traded company, it will continue to evaluate its philosophy and compensation program as circumstances require and plans to continue to review compensation on an annual basis. As part of this review process, LeddarTech expects to be guided by the philosophy and objectives outlined above, as well as other factors which may become relevant, such as market competitiveness of its executive compensation relative to publicly traded peers.

Currently, LeddarTech executive officers and senior management receive fixed and variable compensation, as well as benefits that we believe are in line with privately held, Canadian-based, technology-focused companies in our market and with whom we compete for talent. The fixed component of their compensation consists primarily of base salary and is reviewed and adjusted at least annually. The variable component typically consists of annual cash and equity incentives. Equity incentives historically have been granted in the form of options to purchase Company Common Shares under its Fourth Amended and Restated Stock Option Plan and its Management Stock Option Plans as discussed below. In the future, as a publicly-traded company, LeddarTech expects to continue to award equity-based long-term incentives, which may be in the form of stock options, restricted stocks units and other time-vesting or performance-based equity incentives under a new omnibus equity-based incentive plan that LeddarTech will adopt immediately prior to the completion of the Business Combination, as further described below.

Summary Compensation Table

The following table shows the total compensation awarded to, earned by, or paid during the year ended September 30, 2022 to LeddarTech’s Chief Executive Officer, Charles Boulanger, and LeddarTech’s two most highly compensated executive officers (other than Mr. Boulanger) who were serving as executive officers on the last day of the year ended September 30, 2022. Those individuals are referred to collectively in this proxy statement/prospectus as LeddarTech’s “Named Executive Officers.” All amounts set forth in the Summary Compensation Table (and the related disclosure in this Executive Compensation section) are denominated in US dollars rather than Canadian dollars.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Boulanger Chief Executive Officer	2022	317,376	—	—	678,049	92,833	—	—	1,088,258
Frantz Saintellemy President and Chief Operating Officer	2022	262,656	—	—	398,750	82,080	—	—	743,486
David Torralbo Chief Legal Officer	2022	63,138	14,818	—	800,173	—	—	—	878,129

____________

(1)      Represents actual amounts paid for fiscal year 2022. Base salary values have been converted from C$ to US$ using the daily average exchange rate published by the Bank of Canada for September 30, 2022 of 0.7296. Mr. Torralbo joined LeddarTech in June 2022 and his base salary reflects the portion of his annual base salary received in FY2022.

(2)      The amounts in this column represent the aggregate grant date fair values of options granted during fiscal year 2022 estimated using the Black-Scholes option pricing model assuming an expected life of 2.41 years, exercise price of C$102.50, a risk-free interest rate of 2.20%, dividend yield of 0%, and an expected volatility of 81% based on historical or implied volatility of similar listed entities over a period similar to the life of the options. The Black-Scholes weighted average value assigned is C$20.57 per option, or US$15.95 using the daily average exchange rate published by the Bank of Canada of 0.7756 for December 15, 2021 (grant date for Messrs. Boulanger and Saintellemy) and US$16.00 using the daily average exchange rate published by the Bank of Canada of 0.7780 for August 4, 2022 (grant date for Mr. Torralbo).

(3)      Amounts represent cash awards earned for fiscal year 2022 under the Company’s bonus incentive plan. Values have been converted from C$ to US$ using the daily average exchange rate published by the Bank of Canada on September 30, 2022 of 0.7296.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information regarding the outstanding equity awards granted to the Named Executive Officers that remain outstanding as of September 30, 2022. All awards were granted pursuant to LeddarTech’s existing Equity Plans. See “Principal Elements of Executive Compensation — LeddarTech Equity Plans.”

Name	Option Awards
	Grant Date	No. of securities underlying unexercised options (exercisable)	No. of securities underlying unexercised options (unexercisable)		Equity incentive plan awards: No. of securities underlying unexercised unearned options	Option exercise price ($)(1)	Option expiration date
Charles Boulanger	12/15/21	10,625	31,875		—	74.78	12/15/31
	09/30/20	18,221	15,000		—	74.78	09/30/30
	05/01/20	9,510	—		—	32.98	05/01/30
	10/01/19	10,000	—		—	32.98	10/01/29
	01/01/18	32,000	—		—	32.98	01/01/28
	09/18/15	45,568	—		—	4.01	09/18/25
	11/10/14	64,177	—		—	4.01	11/10/24
	11/10/14	142,094	—		—	2.01	11/10/24
	12/16/20	—	3,221	(2)	—	74.78	12/16/20
	12/17/19	—	1,882	(2)	—	32.98	12/17/19
	09/18/15	—	45,568	(2)	—	4.01	09/18/15
	12/16/20	—	3,221	(3)	—	0.001	12/16/20
	10/01/17	—	8,697	(3)	—	0.001	10/01/27
	09/18/15	—	45,568	(3)	—	0.001	09/18/25

Frantz Saintellemy	12/15/21	6,250	18,750		—	74.78	12/15/31
	09/30/20	17,423	7,500		—	74.78	09/30/30
	05/01/20	6,366	—		—	32.98	05/01/30
	10/01/19	6,750	2,250		—	32.98	10/01/29
	10/01/18	89,020	—		—	32.98	10/01/28
	10/16/17	20,000	—		—	32.98	10/16/27
	12/16/20	—	10,459	(2)	—	0.001	12/16/20
	10/01/17	—	5,758	(2)	—	0.001	10/01/27
	12/16/20	—	10,459	(3)	—	0.001	12/16/20
	10/01/17	—	5,758	(3)	—	0.001	10/01/27

David Torralbo	08/04/22	—	50,000		—	74.78	08/04/32

____________

(1)      Option exercise price converted from C$ to US$ using the daily average exchange rate published by the Bank of Canada on September 30, 2022 of 0.7296.

(2)      Reflects vested C-Options that become exercisable for Company Common Shares only upon the occurrence of a liquidity event or on or after October 1, 2024, October 1, 2027 or October 1, 2030, as applicable.

(3)      Reflects vested M-Options that become exercisable for Company Class M Shares only upon the occurrence of a liquidity event or on or after October 1, 2024, October 1, 2027 or October 1, 2030, as applicable.

Principal Elements of Executive Compensation

Base Salaries

Annual base salaries provide a fixed element of compensation to LeddarTech’s Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for LeddarTech’s executive officers have generally been set at levels deemed advisable to attract and retain individuals within the market in which LeddarTech competes for talent. Adjustments to base salaries are generally determined annually and may be adjusted based on factors such as performance, merit, experience, achievement of objectives and market competitiveness. Additionally, LeddarTech also may adjust base salaries throughout the year to reflect promotions or other changes in the scope or breadth of a Named Executive Officer’s role or responsibilities.

Annual Incentive Bonuses

LeddarTech’s Named Executive Officers and other executive officers also are eligible to earn annual bonuses based on the achievement of corporate and individual performance objectives that are determined and established by the Board at the beginning of each fiscal year. For fiscal year 2022, Messrs. Boulanger and Saintellemy were eligible to receive a cash bonus of up to 65% and 50% of base salary, respectively. For fiscal year 2022, the corporate objectives under the incentive bonus plan applicable to Messrs. Boulanger and Saintellemy were (i) entering into development, commercial and other agreements involving the Company’s sensor components and sensor fusion and perception software and technology, (ii) financing objectives, (iii) modules business divestiture and (iv) strategic plan implementation. In addition, Mr. Boulanger had additional performance measures based on public offering/business combination planning, and Mr. Saintellemy had additional performance measures based on growth and revenue goals. In light of Mr. Torralbo joining the company late in the third quarter of fiscal year 2022, his 2022 incentive award reflected a pro rata amount of his target award opportunity and was not measured against achievement of performance objectives.

Following a review of the level of achievement of the various performance measures, the Company’s Board of Directors determined that the aggregate level of achievement for Messrs. Boulanger and Saintellemy was 45% and 62.5%, respectively, with the corresponding payouts reflected above in the Summary Compensation Table. While certain performance goals were achieved or exceeded, including with respect to certain goals related to development and other agreement milestones involving the Company’s sensor components and fusion and perception technology, other performance measures were not achieved, including with respect to financing objectives and modules business divestiture.

Stock Option Awards

Historically, stock options have been the only form of equity awards LeddarTech has granted to any of its Named Executive Officers and are used to incentivize longer term performance as it provides opportunities to profit from an increases in the equity value of LeddarTech. For fiscal year 2022, vesting of the stock options was tied to each Named Executive Officer’s continuous service, which also serves as an additional retention measure. The board of directors of LeddarTech has the discretion to grant equity awards at such times as it determines appropriate. Executive officers generally are awarded an initial grant of stock options in connection with their commencement of employment, and additional grants have historically occurred and may in the future periodically occur in order to specifically incentivize executive officers with respect to achieving certain corporate goals or to reward them for exceptional performance.

Other Benefits

The Named Executive Officers are eligible to participate in benefits available generally to salaried employees, including benefits under LeddarTech’s health and welfare plans and arrangements, and vacation pay or other benefits under LeddarTech’s medical insurance plan.

LeddarTech Equity Plans

The principal features of LeddarTech’s equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of each plan evidencing the applicable awards, which are filed as exhibits to the registration statement this prospectus is a part.

Existing Stock Option Plan

General.    The Company established as of April 15, 2020 a stock option plan intended for its eligible employees, directors and officers (as amended from time to time, the “ESOP”) under which the Company may grant to the participants thereof options (the “Company Options”) to purchase Company Common Shares in the capital of the Corporation. The ESOP also includes an Israeli sub-plan pursuant to which the Company may grant Company Common Shares to participants of the ESOP that may qualify for favorable tax treatment according to Israeli applicable laws.

Share Reserve; Exercise Price.    The aggregate number of Company Common Shares that may be issued pursuant to the exercise of Company Options shall not exceed 1,602,593 Company Common Shares. As of June 30, 2023, Company Options to purchase 1,136,023 Company Common Shares, at a weighted average exercise price of $66.57 per share were outstanding under the ESOP.

Administration.    The ESOP is administered by the board of directors of the Company, which has the sole and complete authority in its discretion to determine the individuals to whom Company Options may be granted and grant Company Options in accordance with the terms and conditions of the ESOP. To the extent permitted by applicable law, the Company’s board of directors may, from time to time, delegate to a committee of the board all or any of the powers conferred on the board under the ESOP.

Options.    The exercise price of the Company Common Shares underlying and Company Options is determined by the Company’s board of directors and, unless earlier termination date is specified by the board and/or under a stock option agreement, each Company Option expire on the 10th anniversary of the date of grant.

Capital Reorganization.    The ESOP provides that if the Company effect a subdivision or consolidation of Company Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that would warrant the replacement of any existing Company Options in order to adjust (i) the number of Company Common Shares that may be acquired on the exercise of any outstanding Company Options and/or (ii) the exercise price of any outstanding Company Options in order to preserve proportionately the rights and obligations of the participants, the board of directors shall authorize such steps to be taken as may be equitable and appropriate thereto.

Trigger Events; Change of Control.    The ESOP provide that certain events, including termination for cause, resignation, termination other than for cause, death or disability may trigger forfeiture of unvested Company Options. In the event of a sale transaction, the board of directors shall have the right to provide for the conversion or exchange of any outstanding Company Options into or for Company Options, rights, or other securities in any entity participating in or resulting from such sale transaction.

Termination.    The Company intends to accelerate the vesting of all unvested Company Options (other than Company M-Options) (the “Accelerated Options”), such that the Accelerated Options shall be fully vested and conditionally exercisable at Closing. In accordance with the terms of the Plan of Arrangement, upon Closing, all unexercised Accelerated Options will be cancelled for no compensation or consideration whatsoever, and the ESOP will be terminated.

Existing Management Stock Option Plans

General.    The Company established as of as of June 18, 2015, December 19, 2017 and September 30, 2020, respectively, three management stock option plans intended for certain of its management employees (as amended from time to time, collectively, the “MSOP”) under which the participants may elect to reduce their base salary, bonus and/or compensation as a member of the board of the Company, in exchange for options (the “Company C-Options”) to purchase Company Common Shares and options (the “Company M-Options” and, together with the Company C-Options, the “Company MSOP Options”) to purchase Class M preferred shares in the capital of the Company (the “Company Class M Shares”).

Share Reserve; Exercise Price.    The aggregate number of Company Common Shares and Company Class-M Shares that may be issued pursuant to the exercise of Company C-Options and Company M-Options shall not exceed 250,000 Company Common Shares and 250,000 Company Class M Shares, respectively. As of June 30, 2023, (i) Company C-Options to purchase 217,970 Company Common Shares, at weighted average exercise price of $27.85 per share were outstanding and (ii) Company M-Options to purchase 223,692 Company Class M Shares, at a weighted average exercise price of $0.001 per share were outstanding.

Administration.    The MSOP is administered by the board of directors of the Company, which has the sole and complete authority in its discretion to determine the individuals to whom Company Options may be granted and grant Company Options in accordance with the terms and conditions of the MSOP. To the extent permitted by applicable law, the Company’s board of directors may, from time to time, delegate to a committee of the board all or any of the powers conferred on the board under the MSOP.

MSOP Options.    Vested Company MSOP Options will only become exercisable upon the occurrence of a liquidity event or at any moment on or after October 1, 2024, October 1, 2027 or October 1, 2030, as applicable (subject to termination of employment, directorship or term of office of the participant). Company MSOP Options vest differently whether they are time-based Company MSOP Options (the “Company Time-Based MSOP Options”) or performance-based Company MSOP Options (the “Company Performance-Based MSOP Options”).

•        Company Time-Based MSOP Options.    Company MSOP Options granted in exchange for reductions consisting in salary are Company Time-Based MSOP Options, which vest on a straight-line basis on the dates the participant’s regular salary or board compensation would have been payable, in tranches to be determined in function of that Participant s amount of salary or board compensation reductions for the term.

•        Company Performance-Based MSOP Option.    Company MSOP Options granted in exchange for reductions consisting in year-end bonuses are Company Performance-Based MSOP Options, which vest annually on the date the participant’s bonus would have been payable following the determination by the Company’s board of directors of that participant’s right to a year-end bonus in accordance with the performance metrics set forth in such participant’s employment agreement, in proportion to the bonus amount that would otherwise have been awarded to the participant. Company Performance-Based MSOP Options granted in exchange for reductions consisting in board compensation vest throughout the term on a straight line basis on the dates of the Company board meetings that the participant attends in tranches to be determined in function of that participant’s amount of board compensation reductions for the term. Company Performance-Based MSOP Options that do not vest because the participant does not attend a particular board meeting shall expire and be of no force and effect.

The exercise price of each Company M-Option is $0.001, and the exercise price of each Company C-Option is $5.50, $45.20 or $102.50, as applicable. In addition, a Company M-Option and a Company C-Option, considered collectively, will give the right to the participants to one Company Option at an exercise price of $5.50, $45.20 or $102.50, as applicable, which will vest concurrently with its corresponding Company M-Option and Company C-Option.

Capital Reorganization.    The MSOP provides that if the Company effect a subdivision or consolidation of Company Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that would warrant the replacement of any existing Company MSOP Options in order to adjust (i) the number of Company Common Shares that may be acquired on the exercise of any outstanding Company MSOP Options and/or (ii) the exercise price of any outstanding Company MSOP Options in order to preserve proportionately the rights and obligations of the participants, the board of directors shall authorize such steps to be taken as may be equitable and appropriate thereto.

Trigger Events; Change of Control.    The MSOP provide that certain events, including termination for cause, resignation, termination other than for cause, death or disability may trigger forfeiture of unvested Company MSOP Options. In the event of merger transaction with a special purpose acquisition company, such as the Business Combination, the MSOP provides that participants will either exercise all their vested Company M-Options by paying the applicable exercise price, or request that the Company pay an amount equal to the difference between the Company Class M Share redemption value underlying the participants’ vested Company M-Options and their exercise price.

Termination.    In accordance with the terms of the Plan of Arrangement, upon Closing, each Company M-Option outstanding immediately prior to the Arrangement Effective Time will be exchanged for an option to purchase a number of Surviving Company Common Shares equal to the number of Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent), and the portion of the Surviving Company Earnout Non-Voting Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award.

Following this, the MSOP will be terminated, and the Company and any holder of Company MSOP Options will cease to have any rights or obligations under the MSOP.

Surviving Company Omnibus Incentive Plan

Immediately prior to Closing, the Company will adopt the Omnibus Incentive Plan substantially in the form attached as Exhibit E to the Business Combination Agreement (the “Incentive Plan”), and this plan will continue in full force and effect as the Surviving Company equity incentive plan following the Company Amalgamation. The purpose of the Incentive Plan will be to increase the interest in our welfare of qualified directors, executive officers, employees and consultants, who share responsibility for the management, growth and protection of our business, and to provide an incentive to such eligible participants to continue their services for the Surviving Company and to encourage such eligible participants whose skills, performance and loyalty to the objectives and interests of the Surviving Company are necessary or essential to its business. The Incentive Plan will reward the participants for their performance while working for the Surviving Company and provide a means through which the Surviving Company may attract and retain able employees to enter its employment or service.

Eligibility and Administration.    Surviving Company’s directors, executive officers, employees and consultants, and directors, executive officers, employees and consultant of Surviving Company’s subsidiaries will be eligible to receive awards under the Incentive Plan. The Incentive Plan is expected to be administered by the Surviving Company Board with respect to awards to non-employee directors and by the compensation committee or plan administrator with respect to other participants (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable

The plan administrator will have the authority to make such determinations and such interpretations, and take such steps and actions in connection with, the proper administration and operations of the Incentive Plan as it may deem necessary or advisable. The plan administrator will also set the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration conditions.

Shares Available under the Incentive Plan.    The securities that may be acquired by participants under the Incentive Plan will consist of authorized but unissued shares. The maximum number of shares available for issuance under the Incentive Plan shall not exceed at any time 5 million Surviving Company Common Shares issued and outstanding from time to time (the “Share Reserve”). The Share Reserve will increase as the number of issued and outstanding Surviving Company Common Shares will increase from time to time, as canceled awards will be returned to the Share Reserve for reissuance if a participant cease to be an eligible participant and surrender any vested and/or unvested awards or otherwise fail to exercise their awards before the expiration date.

Under the Incentive Plan, if an outstanding award (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised or settled in full, or if the Surviving Company Common Shares acquired pursuant to an award subject to forfeiture are forfeited, the Surviving Company Common Shares covered by such award, if any, will again be available for issuance under the Incentive Plan. Surviving Company Common Shares will not be deemed to have been issued pursuant to the Incentive Plan with respect to any portion of an award that will be settled in cash.

Awards.    The Incentive Plan will provide for the grant of unvested Surviving Company Common Shares (“Surviving Company Unvested Shares”), share options (“Surviving Company Options”), restricted share units (“Surviving Company RSUs”), deferred share units (“Surviving Company DSUs”) and share appreciation rights (“Surviving Company SARs”). No determination has been made as to the types or amounts of awards that will be granted to certain individuals pursuant to the Incentive Plan. Certain awards under the Incentive Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will generally be settled in Surviving Company Common Shares but the plan administrator may provide for cash settlement (or a combination thereof) of any award (other than Surviving Company Options). A brief description of each award type follows.

•        Unvested Surviving Company Shares.    The Surviving Company Unvested Shares will consist of Surviving Company Common Shares with such restrictions and vesting and other conditions placed upon such Surviving Company Common Shares as the plan administrator may determine at the time of grant (including a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the plan administrator may determine, the whole subject to the terms and conditions of the Incentive Plan.

•        Surviving Company Options.    Surviving Company Options will provide for the purchase of Surviving Company Common Shares in the future at an exercise price set on the grant date. The number and exercise price of the Surviving Company Options to be issued to eligible participants under the Incentive Plan will be set by the plan administrator. The term of a Surviving Company Option may not be longer than ten years from the date that such Surviving Company Option is granted and unless otherwise determined by the plan administrator, all unexercised Surviving Company Options will be cancelled at the expiry of their respective term.

•        Surviving Company RSUs.    Surviving Company RSUs will entitle, upon settlement, the participant to receive Surviving Company Common Shares issued from treasury or purchased on the open market at such purchase price (which may be zero) as determined by the plan administrator. The plan administrator may also elect to grant dividend equivalents in respect of unvested Surviving Company RSUs on the same basis as cash dividends declared and paid on Surviving Company Common Shares as if the participant was a shareholder of records of Surviving Company Common Shares on the relevant record date.

•        Surviving Company DSUs.    Surviving Company DSUs will entitle, upon settlement, the participant to receive Surviving Company Common Shares issued from treasury or purchased on the open market at such purchase price (which may be zero) as determined by the plan administrator. Subject to the Surviving Company’s director compensation policy determined by the Surviving Company Board from time to time and the terms and conditions of the Incentive Plan, each eligible director (i) shall receive 100% of his or her equity retainer in the form of Surviving Company DSUs, and (ii) may elect to receive any percentage, up to 100%, of his or her cash retainer in the form of Surviving Company DSUs. The plan administrator may also elect to grant dividend equivalents in respect of unvested Surviving Company DSUs on the same basis as cash dividends declared and paid on Surviving Company Common Shares as if the participant was a shareholder of records of Surviving Company Common Shares on the relevant record date.

•        Surviving Company SARs.    Each Surviving Company SAR will entitle the participant to receive Surviving Company Shares having a value equal to the excess of the market value (as determined in accordance with the terms of the Incentive Plan) of a Surviving Company Share on the date of exercise over the price per Surviving Company Common Share to be payable upon vesting of each Surviving Company SAR, as determined by the plan administrator (which price shall not be less than 100% of the market value of the Surviving Company Share on the date of grant) multiplied by the number of Surviving Company Shares with respect to which the Surviving Company SAR shall have been exercised. No Dividend Equivalents shall be granted in connection with a SAR. The term of a Surviving Company SAR may not be longer than ten years from the date that such Surviving Company SAR is granted and unless otherwise determined by the plan administrator, all unexercised Surviving Company SARs will be cancelled at the expiry of their respective term.

Vesting.    Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions. The plan administrator will also have the right to accelerate the date upon which any award becomes exercisable notwithstanding the vesting schedule set forth for such award, regardless of any adverse or potentially adverse tax consequence resulting from such acceleration.

Trigger Events.    Except as otherwise provided in a grant agreement, employment agreement or other written agreement between the Surviving Company (including any affiliates) and the participant, or otherwise determined by the plan administrator, each awards granted under the Incentive Plan will be subject to the following conditions:

•        Surviving Company Options and SARs.    The Incentive Plan will provide that upon the termination for cause of a participant, any Surviving Company Options or Surviving Company SAR granted to such participant, whether vested or unvested, will automatically terminate. The Incentive Plan will further provide that upon a participant’s termination of employment without cause, (i) any unvested Surviving Company Option or Surviving Company SAR granted to such participant shall terminate and (ii) any vested Surviving Company Option or Surviving Company SAR granted to such participant may be exercised by such participant within the earlier of 90 days after the termination date and the expiry date of the award set forth in the grant agreement. If a participant ceases to be an eligible participant under the Incentive Plan as a result of participant’s resignation, the Incentive Plan will provide that (i) each unvested Surviving Company Option or Surviving Company SAR granted to such participant shall terminate and become void immediately upon resignation and (ii) each vested Surviving Company Option or Surviving Company SAR granted to such participant will cease to be exercisable on the earlier of 90 days following the termination date and the expiry date of the award set forth in the grant agreement.

•        Surviving Company RSUs and DSUs.    The Incentive Plan will provide that upon termination for cause or upon the resignation of a participant, such participant’s Surviving Company RSUs and Surviving Company DSUs that have not vested shall be forfeited and cancelled on the termination date. The Incentive Plan will further provide that upon a participant ceasing to be an eligible participant as a result of death, retirement or his or her employment or service relationship being terminated without cause, (i) if, on the applicable vesting date, the plan administrator determines that the vesting conditions were not met, then all unvested Surviving Company RSUs and Surviving Company DSUs granted to such participant shall be forfeited and cancelled, and (ii) if, on the applicable vesting date, the plan administrator determines that the vesting conditions were met, provided that all unvested Surviving Company RSUs and Surviving Company DSUs granted to such participant as of such date relating to a restriction period in progress shall remain outstanding and in effect until the applicable vesting date, the participant shall be entitled to receive that number of Surviving Company Common Shares or cash equivalent (or a combination thereof) as calculated based on the number of completed months of service of such participant in accordance with the Incentive Plan.

•        Surviving Company Unvested Shares.    The Incentive Plan will provide that upon a participant ceasing to be an eligible participant for any reason, any Surviving Company Unvested Shares that have not vested at such time will automatically and without any requirement of notice to such participant, or other action by or on behalf of the Surviving Company, be deemed to have been reacquired by the Surviving Company from such participant, and thereafter shall cease to represent any ownership in the Surviving Company by the participant or rights of the participant as a shareholder of the Surviving Company.

Adjustments.    The Incentive Plan will provide that the plan administrator shall, subject to the required approval of any stock exchange, determine the appropriate adjustments or substitutions to be made in the following circumstances: (i) subdivision of Surviving Company Common Shares, (ii) consolidation of Surviving Company Common Shares, (ii) reclassification, reorganization or other change affecting the Surviving Company Common Shares, (iv) merger, amalgamation or consolidation of the Surviving Company with another corporation, or (v) transactions such as the distribution to all holders of securities in the capital of the Surviving Company or other assets of the Surviving Company. Such adjustments include adjustments to the exercise price of the awards, the number of shares to which a participant is entitled upon exercise of such awards, the immediate exercise of outstanding awards that are not otherwise exercisable or the number of kind of Surviving Company Common Shares reserved for issuance in order to maintain the economic rights of such participant.

Change of Control.    In the event of a potential change of control, the plan administrator will have the power to modify the terms of the Incentive Plan and/or the awards (including causing the vesting of all unvested awards) to assist the participants to tender into a take-over bid or participating in any other transaction leading to a change of control, including to (i) terminate any or all awards provided that outstanding awards that have vested remain exercisable until the consummation of the change of control, and (ii) permit participants to conditionally exercise their Surviving Company Options or Surviving Company SARs, such conditional exercise to be conditional upon the take-up by the offeror of the Surviving Company Common Shares and other securities tendered to the take-over bid in accordance with the terms of the take-over bid (or the effectiveness of such other transaction leading to a change of control). If, however, the change of control is not completed within the timeframe specified therein, then (i) any conditional exercise of vested Surviving Company Options and/or Surviving Company SARs will be deemed to be null, void and of no effect, and such conditionally exercised awards will be deemed not to have been exercised, (ii) Surviving Company Common Shares which were issued pursuant to exercise of Surviving Company Options and/or Surviving Company SARs which vested in connection with the change of control will be returned by the participant to the Surviving Company and reinstated as authorized but unissued Surviving Company Shares, and (iii) the original terms applicable to awards which vested in connection with the change of control shall be reinstated.

Termination.    The Incentive Plan will provide that the plan administrator may suspend, terminate, amend, or revise the Incentive Plan at any time without the consent of the participants, provided that such suspension, termination, amendment or revision will (i) not adversely alter or impair the rights of the participant without the consent of such participant (except as permitted by the provisions of the Incentive Plan), (ii) be in compliance with the applicable law and with the prior approval, if required, of the shareholders of the Surviving Company, the Nasdaq or any other regulatory body having authority over the Surviving Company, and (iii) be subject to shareholder approval, where required by law or the other requirements of the Nasdaq (subject to certain exceptions).

Employment Arrangements, Termination and Change in Control Benefits

LeddarTech is currently party to an employment agreement with each of its Named Executive Officers. In connection with the Business Combination, such agreements may be reviewed and amended, or new employment agreements entered into, with the Named Executive Officers.

Charles Boulanger.    Mr. Boulanger and LeddarTech are currently party to an employment agreement dated as of November 14, 2014, as subsequently amended, pursuant to which Mr. Boulanger is employed as President and Chief Executive Officer of LeddarTech. Mr. Boulanger is entitled to receive an annual base salary, bonus, option grants and other benefits as may be adjusted annually in accordance with the terms of the employment agreement and as determined by LeddarTech’s board of directors. The employment agreement provides Mr. Boulanger with severance payments in the event his employment is unilaterally terminated by LeddarTech without a serious reason in an amount equal to twelve (12) months of his base salary, paid in lump sum. Under his employment agreement, Mr. Boulanger is subject to certain non-competition and non-solicitation obligations during and for twenty-four (24) months following his termination of his employment, including restrictions on engaging in business in LeddarTech’s industry sector and soliciting LeddarTech’s clients and employees, and is subject to confidentiality and intellectual property assignment covenants. This description of Mr. Boulanger’s employment agreement is a summary of the material features of such agreement, and is qualified in its entirety by reference to the employment agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

In connection with the Business Combination, it is anticipated that Mr. Boulanger’s employment agreement will be amended to, among other things, reflect his transition from Chief Executive Officer to special advisor to the Surviving Company.

Frantz Saintellemy.    Mr. Saintellemy and LeddarTech are currently party to an employment agreement dated as of October 1, 2023, pursuant to which Mr. Saintellemy is to transition from President and Chief Operating Officer to President and Chief Executive Officer of the Surviving Company commencing on the closing date of the Business Combination. The agreement further provides that Mr. Saintellemy will be nominated for election as a director at each meeting of shareholders in which directors are to be elected for so long as he serves as President and Chief Executive Officer.

Under his employment agreement, Mr. Saintellemy will be entitled to receive an initial annual base salary of C$475,000 and other benefits as may be adjusted annually in accordance with the terms of the employment agreement. In addition, and subject to approval of LeddarTech’s or the Surviving Company’s board of directors, Mr. Saintellemy is entitled to receive (i) an annual performance-based cash bonus at target level of achievement equal to 100% of base salary, (ii) a one-time option grant under the Omnibus Incentive Plan equal to 3.0% of the aggregate number of shares of the Surviving Company immediately following the closing of the Business Combination, which options will time-vest over a four-year period, and (iii) a one-time restricted share unit grant equal to 1.625% of the aggregate number of shares of the Surviving Company immediately following the closing of the Business Combination, of which approximately a quarter will time-vest over a three-year period and the remaining amount will be subject to time-based and performance-based vesting as provided for in the agreement. Thereafter, beginning October 1, 2025, Mr. Saintellemy will be eligible for additional equity grants as may be determined by the board of directors.

Under his employment agreement, Mr. Saintellemy is subject to certain non-competition and non-solicitation obligations during and for 12 months following termination of his employment, including restrictions on engaging in business in LeddarTech’s industry sector and soliciting LeddarTech’s clients and employees within certain territories. Mr. Saintellemy is also subject to confidentiality and intellectual property assignment covenants under his employment agreement. In the event that Mr. Saintellemy’s employment is unilaterally terminated without a serious reason, Mr. Saintellemy will be entitled to receive prior notice of 12 months or, at the Surviving Company’s discretion, pay in lieu of such notice. In the event Mr. Saintellemy’s employment is terminated without serious reason or by Mr. Saintellemy for good reason (as defined in the agreement), in either case 90 days before or 12 months after a change in control (as defined in the agreement), any unvested equity awards granted under the Omnibus Incentive Plan shall vest and become immediately exercisable in accordance with and subject to the Omnibus Incentive Plan and the applicable award agreement.

The foregoing description of Mr. Saintellemy’s employment agreement is a summary of the material features of such agreement, and is qualified in its entirety by reference to the employment agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

David Torralbo.    Mr. Torralbo and LeddarTech are currently party to an employment agreement dated as of June 20, 2022, pursuant to which Mr. Torralbo is employed as Chief Legal Officer and Corporate Secretary of LeddarTech. Mr. Torralbo is entitled to receive an annual base salary, bonus, option grants and other benefits as may be adjusted annually in accordance with the terms of the employment agreement and as determined by LeddarTech’s board of directors. In the event that Mr. Torralbo’s employment agreement is unilaterally terminated by LeddarTech without a serious reason, Mr. Torralbo shall be entitled to receive a notice of twelve (12) months. LeddarTech may, at its sole discretion, pay to Mr. Torralbo in lieu of such notice, in whole or in part, a salary indemnity equivalent to the portion not covered by such notice. Under his employment agreement, Mr. Torralbo is subject to certain non-competition obligations for twelve (12) months during and following the termination of his employment, and subject to certain non-solicitation obligations for eighteen (18) months during and following the termination of his employment, including restrictions on engaging in business in LeddarTech’s industry sector and soliciting LeddarTech’s clients and employees within certain territories. Mr. Torralbo is also subject to confidentiality and intellectual property assignment covenants under his employment agreement. This description of Mr. Torralbo’s employment agreement is a summary of the material features of such agreement, and is qualified in its entirety by reference to the employment agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Chris Stewart.    Mr. Stewart and LeddarTech are currently party to an employment agreement effective as of September 20, 2023, pursuant to which Mr. Stewart serves as Chief Financial Officer of LeddarTech. Under his employment agreement, Mr. Stewart is entitled to an initial annual base salary of US$300,000 and other benefits as may be adjusted annually in accordance with the terms of the employment agreement. In addition, and subject to approval of LeddarTech’s board of directors, Mr. Stewart is entitled to receive (i) an annual performance-based cash bonus at target level of achievement equal to 50% of base salary, (ii) a one-time option grant under the Omnibus Incentive Plan equal to 0.5% of the aggregate number of shares of the Surviving Company immediately following the closing of the Business Combination, which options will time-vest over a four-year period, and (iii) a one-time restricted share unit grant equal to 0.65% of the aggregate number of shares of the Surviving Company immediately following the closing of the Business Combination, of which approximately one-third will time-vest over a four-year period and the remaining amount will be subject to performance-based and time-based vesting as provided for in the agreement. Thereafter, beginning October 1, 2025, Mr. Stewart will be eligible for additional equity grants as may be determined by the board of directors.

Under his employment agreement, Mr. Stewart is subject to confidentiality and intellectual property assignment covenants. In the event that Mr. Stewart’s employment is terminated without cause (as defined in the agreement) or by Mr. Stewart for good reason (as defined in the agreement), Mr. Stewart will be entitled to receive continued payments of his base salary for 12 months following his termination along with other benefits. In the event Mr. Stewart’s employment is terminated without cause or by Mr. Stewart for good reason, in either case 90 days before or 12 months after a change in control (as defined in the agreement), any unvested equity awards granted under the Omnibus Incentive Plan shall vest and become immediately exercisable in accordance with and subject to the Omnibus Incentive Plan and the applicable award agreement.

The foregoing description of Mr. Stewart’s employment agreement is a summary of the material features of such agreement, and is qualified in its entirety by reference to the employment agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Compensation of Members of the Board of Directors

Non-employee members of LeddarTech’s board of directors receive a fixed annual retainer and an annual equity award in connection with their service as directors. For fiscal year 2022, non-employee directors received a cash retainer of $40,000 and a grant of stock options valued at $100,000. The chair of the board of directors received an additional retainer of $25,000 and an additional $25,000 option grant, the chair of the audit committee received an additional retainer of $7,500 and the chairs of other board committees each received an additional retainer of $5,000. Management members of LeddarTech’s board of directors receive no additional compensation for their service as director or for attendance at meetings of the board of directors. It is expected that the Surviving Company board of directors will adopt a formal director compensation policy for non-employee directors to be effective following the completion of the Business Combination with a compensation structure that is commensurate with similarly sized publicly traded companies in LeddarTech’s industry.

The table below summarizes the compensation paid by LeddarTech to each non-employee director for service during the fiscal year ended September 30, 2022.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(1) ($)	Total
Michael Brulé	51,072	72,960	124,032
Simon Morris	32,832	72,960	105,792
Peter Marks	34,656	72,960	107,616
Carl-Peter Forster	34,656	72,960	107,616
Yann Delabriere	34,656	72,960	107,616
Derek Aberle	32,832	72,960	105,792

____________

(1)      Values have been converted from C$ to US$ using the daily average exchange rate published by the Bank of Canada for September 30, 2022 of 0.7296.

INFORMATION ABOUT PROSPECTOR

Overview

Prospector is a blank check company, incorporated as a Cayman Islands exempted company on September 18, 2020, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Based on its business activities, Prospector is a “shell company” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash. While Prospector may pursue a business combination target in any business or industry, Prospector focused its search for an initial business combination on companies with advanced and highly differentiated solutions for the technology sector. Prospector identified several areas of interest, including advanced communications, applications and services (such as 5G), cloud and edge computing, artificial intelligence (AI), machine learning (ML), augmented and virtual reality (AR/VR), disruptive transport technologies and computer vision. Prospector’s interests include, but are not limited to, software and hardware platforms, semiconductors and related technologies and strong intellectual property. Prior to executing the Business Combination Agreement, Prospector’s efforts were limited to organizational activities, completion of the IPO and the identification and evaluation of possible targets for its initial business combination.

On January 12, 2021, Prospector consummated the IPO of 32,500,000 Prospector Units including the issuance of 2,500,000 Prospector Units as a result of the underwriters’ exercise in part of their option to purchase additional Prospector Units. Each Prospector Unit consists of one Prospector Class A Shares, and one-third of one redeemable Prospector Warrant, with each whole Prospector Warrant entitling the holder to purchase one Prospector Class A Share at an exercise price of US$11.50 per share, subject to adjustment on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement. The Prospector Units were sold at an offering price of US$10.00 per Unit, generating gross proceeds to Prospector of US$325,000,000.

The Prospector Units began trading on January 11, 2021 on Nasdaq under the symbol “PRSRU.” Commencing on March 1, 2021, the securities comprising the Prospector Units began separate trading. The Prospector Units, Prospector Class A Shares and Prospector Warrants are trading on Nasdaq under the symbols “PRSRU,” “PRSR” and “PRSRW,” respectively.

On September 28, 2020, pursuant to an agreement by and between Prospector and the Sponsor, the Sponsor purchased Prospector Class B Shares, and Private Placement Warrants for US$10,075,000 pursuant to the Securities Purchase Agreement. On December 16, 2020, pursuant to the SPA Amendment, the Sponsor returned certain Prospector Class B Shares and Private Placement Warrants to Prospector for US$2,300,000. On January 7, 2021, Prospector effected a 1:1.2 share capitalization of its Prospector Class B Shares. After the closing of the IPO, the Sponsor held an aggregate of 8,125,000 Prospector Class B Shares.

Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, Prospector completed the private sale of an aggregate of 500,000 Private Placement Warrants to the Sponsor at a purchase price of US$1.50 per Private Placement Warrant, generating gross proceeds to Prospector of US$750,000 (the “Pricing Private Placement”). The Private Placement Warrants are identical to the Warrants sold in the IPO, except that the Private Placement Warrants (i) are not redeemable by Prospector except as set forth in the Warrant Agreement, (ii) may not be transferred, assigned or sold by such holders to non-affiliates of the Sponsor, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sales. Under the Registration Rights Agreement to be entered into upon the Closing of the Business Combination, the Surviving Company Common Shares to be issued upon conversion of the Sponsor’s Private Placement Warrants will be subject to a 30-day lock-up.

A total of US$325,000,000, comprised of US$318,500,000 of the proceeds from the IPO and US$6,500,000 of the proceeds of sales of the Private Placement Warrants to the Sponsor, including the Pricing Private Placement, was placed in the Trust Account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to Prospector to pay its taxes, the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of Prospector’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Prospector Articles to modify the substance or timing of Prospector’s obligation to allow redemptions in connection with its initial business combination or to redeem 100% of the public shares if Prospector does not complete its initial business combination by December 31, 2023 or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the public shares if Prospector is unable to complete an initial business combination by December 31, 2023, subject to applicable law.

After the payment of underwriting discounts and commissions paid and approximately US$516,778 in expenses relating to the IPO, US$1,041,662 of the net proceeds of the IPO and Pricing Private Placement was not deposited into the Trust Account and was retained by Prospector for working capital purposes. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. Immediately following the IPO, there was US$325,000,000 in investments and cash held in the Trust Account and US$1,041,662 of cash held outside the Trust Account available for working capital purposes. As of December 31, 2022, none of the funds had been withdrawn from the Trust Account to fund Prospector’s working capital expenses.

Prospector had until January 12, 2023 to consummate an initial business combination. On January 5, 2023, Prospector held an extraordinary general meeting in lieu of the annual general meeting of shareholders. In this meeting, the shareholders approved amendments to the Prospector Articles to extend the date by which the Company must complete an initial business combination from January 12, 2023 to December 31, 2023. In connection with this meeting, shareholders holding an aggregate of 30,305,944 Prospector Class A Shares exercised their right to redeem their shares for US$10.15 per share of the funds held in the Trust Account, leaving approximately US$22.3 million in the Trust Account after such redemptions and 2,194,056 Prospector Class A Shares outstanding.

Initial Business Combination

Nasdaq rules require that Prospector must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). This is referred to as the 80% of net assets test. If Prospector’s board of directors is not able to independently determine the fair market value of the target business or businesses, Prospector will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent valuation or accounting firm, with respect to the satisfaction of such criteria. Prospector will not complete a business combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act. Prospector’s board of directors determined that this test was met in connection with the Business Combination. For more information on the 80% of net assets test, see the section entitled “Prospector Shareholder Proposal No. 1 — The Business Combination Proposal.”

Permitted Purchases of Prospector’s Securities

The Sponsor and Prospector’s initial shareholders, directors, officers, advisors and/or their affiliates may purchase Prospector Class A Shares or Prospector Warrants in privately negotiated transactions or in the open market either prior to or following the completion of Prospector’s initial business combination. There is no limit on the number of Prospector Class A Shares that Prospector’s initial shareholders, directors, officers, advisors and/or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Prospector Class A Shares or Prospector Warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that the Sponsor and Prospector’s directors, officers, advisors and/or their affiliates purchase Prospector Class A Shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Prospector Class A Shares. Prospector does not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of Prospector Class A Shares could be to (i) vote such Prospector Class A Shares in favor of Prospector’s initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination or (ii) to satisfy a closing condition in an agreement with a target that requires Prospector to have a minimum net worth or a certain amount of cash at the closing of its initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of Prospector Warrants could be to reduce the number of Prospector Warrants outstanding or to vote such Prospector Warrants on any matters submitted to the warrant holders for approval in connection with Prospector’s initial business combination. Any such purchases of Prospector’s securities may result in the completion of its initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of the Prospector Class A Shares or Prospector Warrants may be reduced and the number of beneficial holders of Prospector’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of Prospector’s securities on a national securities exchange.

The Sponsor and Prospector’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom Prospector’s initial shareholders, officers, directors and/or their affiliates may pursue privately negotiated purchases by either the shareholders contacting Prospector directly or by Prospector’s receipt of redemption requests submitted by shareholders (in the case of Prospector Class A Shares) following the mailing of proxy materials in connection with Prospector’s initial business combination. To the extent that the Sponsor and Prospector’s officers, directors, advisors and/or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their Prospector Class A Shares for a pro rata share of the Trust Account or vote against Prospector’s initial business combination, whether or not such shareholder has already submitted a proxy with respect to its initial business combination but only if such Prospector Class A Shares have not already been voted at the general meeting related to Prospector’s initial business combination. The Sponsor and Prospector’s officers, directors, advisors and/or any of their affiliates will select which shareholders to purchase Prospector Class A Shares from based on a negotiated price and number of Prospector Class A Shares and any other factors that they may deem relevant, and will only purchase Prospector Class A Shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. The Sponsor and Prospector’s officers, directors and/or their affiliates will not make purchases of Prospector Class A Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event the Sponsor, or our or its directors, officers, advisors or affiliates were to purchase Prospector Class A Shares or Prospector Warrants in privately negotiated transactions from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        This proxy statement/prospectus discloses the possibility that the Sponsor, or our or its directors, officers, advisors or affiliates may purchase shares, rights or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

•        If the Sponsor, or our or its directors, officers, advisors or affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        This proxy statement/prospectus includes a representation that any of our securities purchased by the Sponsor, or our or its directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

•        The Sponsor, or our or its directors, executive officers, advisors or affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights in the event that the Business Combination is consummated; and

•        Prospector would disclose in a Current Report on Form 8-K, before the extraordinary general meeting, the following material items:

•        the amount of our securities purchased outside of the redemption offer by the Sponsor, or our or its directors, officers, advisors or any of their affiliates, along with the purchase price;

•        the purpose of the purchases by the Sponsor, or our or its directors, officers, advisors or affiliates;

•        the impact, if any, of the purchases by the Sponsor, directors, officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to the Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsor, directors, executive officers, advisors or any of their affiliates; and

•        the number of Prospector Class A Shares and Prospector Warrants for which Prospector has received redemption requests pursuant to the redemption offer.

As of the Record Date, the Sponsor beneficially owned an aggregate of approximately 78.7% of the outstanding shares of Prospector Shares. The Sponsor has agreed to vote all of its Prospector Class B Shares and any Prospector Class A Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Prospector Class A Shares. As a result, we would not need any additional Prospector Class A Shares to be voted in favor of the Shareholder Proposals to have the Shareholder Proposals, including the Business Combination Proposal, approved.

Redemption Rights for Holders of Prospector Class A Shares

Under the Prospector Articles, in connection with any proposed business combination, Prospector must seek shareholder approval of an initial business combination at a meeting called for such purpose at which holders of public shares may seek to redeem their public shares, subject to the limitations described in the prospectus for Prospector’s IPO and the Prospector Articles. Accordingly, in connection with the Business Combination, holders of public shares may seek to redeem the public shares that they hold in accordance with the procedures set forth in this proxy statement/prospectus. Prospector will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of its initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of its initial business combination, including interest earned on the funds held in the Trust Account and not previously released to Prospector to pay its taxes, divided by the number of then outstanding Class A Shares, subject to the limitations and on the conditions described herein. For illustrative purposes, based on funds in the Trust Account of approximately US$23.9 million on November 24, 2023, the per share redemption price is anticipated to be approximately $10.90 per Prospector Class A Share. The Sponsor and Prospector’s officers and directors have entered into a letter agreement with Prospector, pursuant to which they have agreed to waive their redemption rights with respect to their Prospector Class B Shares, and any Prospector Class A Shares they may hold in connection with the completion of Prospector’s initial business combination.

Limitation on Redemption Rights

The Prospector Articles provide that in no event will Prospector redeem its Prospector Class A Shares in an amount that would cause its net tangible assets to be less than US$5,000,001. In addition, Prospector’s proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration Prospector would be required to pay for all Prospector Class A Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to Prospector, Prospector will not complete the initial business combination or redeem any Prospector Class A Shares, and all Prospector Class A Shares submitted for redemption will be returned to the holders thereof. Prospector may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with Prospector’s initial business combination, including pursuant to forward purchase agreements or backstop arrangements Prospector may enter into prior to the closing of its initial business combination in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Redemption of Prospector Class A Shares and Liquidation if No Business Combination

The Prospector Articles provide that Prospector has until December 31, 2023 to complete its initial business combination. If Prospector is unable to complete its initial business combination by December 31, 2023, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Prospector’s remaining shareholders and its board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to the Prospector Warrants, which will expire worthless if Prospector fails to complete its initial business combination by December 31, 2023.

The Sponsor and Prospector’s officers and directors have agreed, pursuant to a written agreement with Prospector, that they will (i) waive their redemption rights with respect to their Prospector Class B Shares and Prospector Class A Shares in connection with the completion of Prospector’s initial business combination, (ii) waive their redemption rights with respect to their Prospector Class B Shares and Prospector Class A Shares in connection with a shareholder vote to approve an amendment to the Prospector Articles (A) to modify the substance or timing of Prospector’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the public shares if Prospector does not complete its initial business combination by December 31, 2023 or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless Prospector provides its public shareholders with the opportunity to redeem their Prospector Class A Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Prospector to pay its taxes, divided by the number of then outstanding Prospector Class A Shares, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Prospector Class B Shares if Prospector fails to complete its initial business combination by December 31, 2023, although they will be entitled to liquidating distributions from the Trust Account with respect to any Prospector Class A Shares they hold if Prospector fails to complete its initial business combination within the prescribed time frame; and (iv) vote any Prospector Class B Shares held by them and any Prospector Class A Shares purchased during or after the IPO (including in open market and privately-negotiated transactions) in favor of Prospector’s initial business combination. Prospector’s shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against the Sponsor and Prospector’s officers or directors for any breach of these agreements. As a result, in the event of a breach, Prospector’s shareholders would need to pursue a shareholder derivative action, subject to applicable law.

If Prospector is unable to complete an initial business combination, Prospector expects to use the amounts held outside the Trust Account (approximately US$23.9 million as of November 24, 2023) to pay for all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, although Prospector cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing Prospector’s plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay income taxes on interest income earned on the Trust Account balance, Prospector may request the trustee to release to Prospector an additional amount of up to US$100,000 of such accrued interest to pay those costs and expenses.

If Prospector is unable to complete an initial business combination and if Prospector were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by shareholders upon Prospector’s dissolution would be approximately US$10.00, as of September 30, 2023. The proceeds deposited in the Trust Account could, however, become subject to the claims of Prospector’s creditors which would have higher priority than the claims of its public shareholders. Prospector cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than US$10.00, as of September 30, 2023. While Prospector intends to pay such amounts, if any, Prospector cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.

Although Prospector will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses or other entities with which Prospector does business execute agreements with Prospector waiving any right, title, interest and claim of any kind in or to any monies held in the Trust Account for the benefit of its public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Prospector’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Prospector’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Prospector than any alternative. Examples of possible instances where Prospector may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Prospector and will not seek recourse against the Trust Account for any reason. The Sponsor has agreed that it will be liable to Prospector if and to the extent any claims by a third party (other than Prospector’s independent auditors) for services rendered or products sold to Prospector, or a prospective target business with which Prospector has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) US$10.00 per Prospector Class A Share or (ii) such lesser amount per Prospector Class A Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Prospector’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. Prospector has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of Prospector. Prospector has not asked the Sponsor to reserve for such indemnification obligations. Therefore, Prospector cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for Prospector’s initial business combination and redemptions could be reduced to less than US$10.00 per public share. In such event, Prospector may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of public shares. None of Prospector’s officers will indemnify it for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) US$10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and Prospector’s Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Prospector’s independent directors would determine whether to take legal action against its Sponsor to enforce its indemnification obligations. While Prospector currently expects that its independent directors would take legal action on Prospector’s behalf against the Sponsor to enforce its indemnification obligations to Prospector, it is possible that Prospector’s independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Prospector has not asked its Sponsor to reserve for such indemnification obligations and Prospector cannot assure you that its Sponsor would be able to satisfy those obligations. Accordingly, Prospector cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than US$10.00 per public share.

Prospector will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than Prospector’s independent registered public accounting firm), prospective target businesses or other entities with which Prospector do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under Prospector’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that Prospector liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from Prospector’s Trust Account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from Prospector’s Trust Account received by any such shareholder.

In the event that Prospector liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from the Trust Account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from the Trust Account received by any such shareholder. If Prospector files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Prospector’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, Prospector cannot assure you it will be able to return US$10.00 per share to the public shareholders. Additionally, if Prospector files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by Prospector’s shareholders. Furthermore, Prospector’s board of directors may be viewed as having breached its fiduciary duty to Prospector’s creditors and/or may have acted in bad faith, thereby exposing itself and Prospector to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. Prospector cannot assure you that claims will not be brought against it for these reasons.

The public shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) the completion of Prospector’s initial business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations and on the conditions described in this proxy statement/prospectus, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Prospector Articles (A) to modify the substance or timing of Prospector’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if it does not complete its initial business combination by December 31, 2023 or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of its public shares, if Prospector is unable to complete an initial business combination by December 31, 2023, subject to applicable law and as further described in the proxy statement/prospectus. In no other circumstances will a public shareholder have any right or interest of any kind in the Trust Account. Holders of Warrants will not have any right to the proceeds held in the Trust Account with respect to the Warrants. Accordingly, to order for a public shareholder to liquidate their investment, they may be forced to sell their Class A Shares or Warrants, potentially at a loss. A shareholder’s voting in connection with the Business Combination alone will not result in a shareholder’s redeeming its shares to Prospector for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights as described in this proxy statement/prospectus.

Employees

Prospector currently has two officers: Derek Aberle and Nick Stone. These individuals are not obligated to devote any specific number of hours to Prospector’s matters but they intend to devote as much of their time as they deem necessary to Prospector’s affairs until Prospector has completed its initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for Prospector’s initial business combination and the stage of the business combination process Prospector is in. Prospector does not intend to have any full-time employees prior to the completion of its initial business combination.

Directors and Executive Officers

Prospector’s directors and executive officers are as follows:

Name	Age	Position
Derek Aberle	53	Chief Executive Officer and Director
Nick Stone	45	Chief Financial Officer and Director
Steve Altman	61	Chairman
Jonathan A. Levy	62	Director
Ron Lumbra	61	Director

Derek Aberle, Prospector’s Chief Executive Officer and a director, is Vice Chairman and director of XCOM, a company he co-founded in July 2018 with the former Chief Executive Officer and Executive Chairman of Qualcomm, Paul Jacobs. Mr. Aberle also served as President and Chief Operating Officer of XCOM from July 2018 to November 2020. Prior to XCOM, Mr. Aberle spent 17 years at Qualcomm, including as President of Qualcomm from

March 2014 to January 2018. He was an officer and member of Qualcomm’s Executive Committee from 2008 until January 2018. Mr. Aberle also serves on the boards of directors of InterDigital (Nasdaq: IDCC) since August 2022 and the Company since March 2022. Prior to Qualcomm, Mr. Aberle was an attorney with the international law firms Pillsbury Winthrop and Heller Ehrman. Mr. Aberle holds a B.A. in Business Economics from the University of California, Santa Barbara and a J.D. from the University of San Diego School of Law.

Nick Stone, Prospector’s Chief Financial Officer and a director, is currently a Partner at FS Investors, where he has worked since 2013. Since March 2022, Mr. Stone has served on the board of directors of the Company. Prior to joining FS Investors in June 2011, Mr. Stone served as Vice President at TPG Capital, one of the world’s largest private equity funds from August 2007 to March 2011. Prior to joining TPG, Mr. Stone was an investment professional at Kohlberg Kravis Roberts & Co. focusing on investments in the healthcare space from 2003 to 2005. Prior to that, he was an analyst at Morgan Stanley, focusing on the technology sector. Mr. Stone graduated cum laude from Harvard University and was an Arjay Miller Scholar at the Stanford Graduate School of Business.

Steve Altman, Prospector’s Chairman, currently serves as the Managing Member of AJL, an investment vehicle he founded in 2014. Prior to that, Mr. Altman spent 24 years at Qualcomm in numerous leadership roles, including as President and Vice Chairman. Mr. Altman was also a member of Qualcomm’s Executive Committee from November 2011 to January 2014. Mr. Altman has served as a board member of Dexcom, Inc. since 2013 and also serves as a board member for a variety of private company boards including Brain, Amionx, CourseKey and Yembo. Mr. Altman holds a B.S. degree in Police Science and Administration from Northern Arizona University and a J.D. degree from the University of San Diego School of Law.

Jonathan A. Levy, a director of Prospector, is currently Co-Founder and Managing Partner of Redstone Investments, a full service commercial real estate firm, which he co-started as JLB Investments in 1988. Mr. Levy has more than 30 years of experience in the commercial real estate business. Since August 2022, Mr. Levy has served on the board of The First Bancshares, Inc (Nasdaq: FMBS).He served on the board of Sky Financial Group, Inc. from 1999 until Huntington’s acquisition of Sky in 2007, where he served as lead director from 2003 to 2007. Prior to this, Mr. Levy served on the boards of Western Reserve Bank and Citizens Bankshares, Inc. Mr. Levy previously served on the board of directors of Gulfshore Bank from 2013 to 2017, Real Nexus, Inc. from 2014 to 2019, Huntington Bancshares Inc. from 2007 to 2018 (where he was on the Executive and Risk Oversight committees), and on the boards of numerous community non-profit organizations. Mr. Levy holds a B.A. degree in Finance from Syracuse University.

Ron Lumbra, a director of Prospector, is currently managing partner of Heidrick & Struggles’ Centers of Excellence and a partner in the CEO & Board Practice. Mr. Lumbra has more than 20 years of executive search consulting experience and an extensive track record of recruiting board directors and chief executive officers to a broad variety of clients. Prior to joining Heidrick & Struggles, Mr. Lumbra spent 17 years with a global search firm where he was managing director and co-leader of the Americas CEO and board services practice. Mr. Lumbra is chair of the board of trustees for the University of Vermont and is the former board chair and current director of a national nonprofit. Mr. Lumbra earned his B.S. from University of Vermont and his MBA from Harvard Business School.

Number and Terms of Office of Officers and Directors

Prospector’s board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to Prospector’s first annual meeting of shareholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, Prospector is not required to hold an annual meeting until one year after the first full fiscal year end following the listing on Nasdaq. The term of office of the first class of directors, consisting of Mr. Altman, will expire at Prospector’s first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Levy and Lumbra, will expire at Prospector’s second annual meeting of shareholders. The term of office of the third class of directors, consisting of Messrs. Aberle and Stone, will expire at Prospector’s third annual meeting of shareholders.

Prospector’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Prospector’s board of directors is authorized to appoint persons to the offices set forth in the Prospector Articles as it deems appropriate. The Prospector Articles provide that the officers may consist of one or more chairperson of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of Prospector’s board of directors be independent. Prospector’s board of directors has determined Messrs. Altman, Levy and Lumbra are “independent directors” as defined in Nasdaq listing standards. Prospector’s independent directors have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of Prospector’s officers or directors have received any cash compensation for services rendered to Prospector. Commencing on the date that Prospector’s securities were first listed on Nasdaq through the earlier of the consummation of Prospector’s initial business combination and its liquidation, Prospector has paid the Sponsor US$10,000 per month for office space, utilities, secretarial and administrative support services provided to members of Prospector’s management team. Prospector may elect to make payment of customary fees to members of its board of directors for director service. In addition, the Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Prospector’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Prospector’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or Prospector or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, Prospector does not expect to have any additional controls in place governing reimbursement payments to its directors and officers for their out-of-pocket expenses incurred in connection with its activities on its own behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by Prospector to the Sponsor, officers and directors, or any of their respective affiliates, prior to completion of Prospector’s initial business combination.

After the completion of Prospector’s initial business combination, directors or members of Prospector’s management team who remain with Prospector may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to Prospector’s shareholders in connection with a proposed initial business combination. Prospector has not established any limit on the amount of such fees that may be paid by the combined company to Prospector’s directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed Business Combination, because the directors of the post-combination business will be responsible for determining officer and director compensation.

Any compensation to be paid to Prospector’s officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on Prospector’s board of directors.

Prospector does not intend to take any action to ensure that members of its management team maintain their positions after the consummation of Prospector’s initial business combination, although it is possible that some or all of Prospector’s officers and directors may negotiate employment or consulting arrangements to remain with Prospector after its initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with Prospector may influence Prospector’s management’s motivation in identifying or selecting a target business but Prospector does not believe that the ability of its management to remain with Prospector after the consummation of its initial business combination will be a determining factor in its decision to proceed with any potential business combination. Prospector is not party to any agreements with its officers and directors that provide for benefits upon termination of employment.

After the completion of an initial business combination, directors or members of Prospector’s management team who remain with Prospector may be paid consulting or management fees from AmalCo. Prospector has not established any limit on the amount of such fees that may be paid by AmalCo to directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed Business Combination, because the directors of AmalCo will be responsible for determining executive officer and director compensation. Any compensation to be paid to Prospector’s executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on Prospector’s board of directors.

Prospector has not entered into any definitive agreements to ensure that members of the management team maintain their positions with Prospector after the consummation of an initial business combination, although it is possible that some or all of the executive officers and directors may negotiate employment or consulting arrangements to remain with Prospector after an initial business combination. Prospector is not party to any agreements with the executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Prospector’s board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Messrs. Altman, Levy and Lumbra serve as members of Prospector’s audit committee. Prospector’s board of directors has determined that each of Messrs. Altman, Levy and Lumbra are independent under Nasdaq listing standards and applicable SEC rules. Mr. Levy serves as the Chairperson of the audit committee. Under Nasdaq listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate and Prospector’s board of directors has determined that Mr. Levy qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee charter adopted by Prospector details the principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of Prospector’s financial statements, (2) Prospector’s compliance with legal and regulatory requirements, (3) Prospector’s independent registered public accounting firm’s qualifications and independence, and (4) the performance of Prospector’s internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by Prospector;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by Prospector, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the firm has with Prospector in order to evaluate their continued independence;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss Prospector’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing Prospector’s specific disclosures under “Prospector Management’s Discussion and Analysis of Financial Condition and Results of Operations;” reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to Prospector entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and Prospector’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding Prospector’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of Prospector’s compensation committee are Messrs. Altman and Lumbra, and Mr. Lumbra serves as chair of the compensation committee.

Under Nasdaq listing standards, Prospector is required to have a compensation committee composed entirely of independent directors. Prospector’s board of directors has determined that each of Messrs. Altman and Lumbra are independent. Prospector has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to Prospector’s chief executive officer’s compensation, evaluating Prospector’s chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of Prospector’s chief executive officer’s based on such evaluation;

•        reviewing and making recommendations to Prospector’s board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of Prospector’s other officers;

•        reviewing Prospector’s executive compensation policies and plans;

•        implementing and administering Prospector’s incentive compensation equity-based remuneration plans;

•        assisting management in complying with Prospector’s proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Prospector’s officers and employees;

•        producing a report on executive compensation to be included in Prospector’s annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment of customary fees, Prospector may elect to make to members of its board of directors for director service and payment to an affiliate of the Sponsor of US$10,000 per month, until the earlier of the consummation of Prospector’s initial business combination or Prospector’s liquidation, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of Prospector’s existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation committee interlocks and insider participation

None of Prospector’s executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on Prospector’s board of directors.

Director Nominations

Prospector does not have a standing nominating committee, though Prospector intends to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by Prospector’s board of directors. Prospector’s board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Altman, Levy and Lumbra. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, Prospector does not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by Prospector’s shareholders during such times as they are seeking proposed nominees to stand for election at the next annual general meeting (or, if applicable, an extraordinary general meeting of shareholders). Prospector’s shareholders that wish to nominate a director for election to Prospector’s board of directors should follow the procedures set forth in the Prospector Articles.

Prospector has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, Prospector’s board of directors considers educational background, diversity of professional experience, knowledge of Prospector’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of Prospector’s shareholders.

Code of Ethics

Prospector adopted a Code of Ethics applicable to its directors, officers and employees. Prospector filed a copy of its Code of Ethics as an exhibit to the registration statement for the IPO. You are able to review this document by accessing Prospector’s public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics and the charters of the committees of Prospector’s board of directors will be provided without charge upon request from Prospector.

Conflicts of Interest

Under Cayman Islands law, directors owe the following fiduciary duties:

(i)     duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

(ii)    duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)   directors should not improperly fetter the exercise of future discretion;

(iv)   duty to exercise powers fairly as between different sections of shareholders;

(v)    duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(vi)   duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of Prospector’s officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to at least one other entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of Prospector’s officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. The Prospector Articles provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Prospector; and (ii) Prospector renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and Prospector, on the other. Prospector does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors will materially affect its ability to complete the Business Combination.

Messrs. Aberle and Stone are both directors of Prospector, managers of the Sponsor, serve on the board of directors of the Company and Mr. Stone is a manager of FS Investors, which holds approximately 25.8% of the Company on an as-converted basis prior to the Business Combination and has invested in the PIPE Financing. As a result of the foregoing, Messrs. Aberle and Stone may be deemed to have a significant influence over the Company and conflicts of interest in the Business Combination with the Company. All of the other members of Prospector’s board of directors other than Mr. Lumbra have direct or indirect investments in the Company prior to the Business Combination.

Below is a table summarizing the entities to which Prospector’s officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Derek Aberle	XCOM Labs, Inc.	Communications	Vice Chairman and Director
	LeddarTech	Automotive Software	Director
	InterDigital	Technology	Director

Nick Stone	FS Investment	Financial Services	Partner
Management LP
	LeddarTech	Automotive Software	Director
	Wilderness Safaris	Ecotourism	Director
	Carbon Ark	Carbon	Director
	Kelvin Inc.	Industrial Automation	Director
	Bayside Communities LLC	Real Estate	Director

Steve Altman	AJL Investments, LLC	Financial Services	Managing Member
	Dexcom, Inc.	Medical equipment	Director
	Brain Corp	Software	Director
	Amionx, Inc.	Battery Technology	Director
	CourseKey Inc.	Software	Director
	Yembo, Inc.	Software	Director

Jonathan A. Levy	Redstone Investments	Financial Services	Co-Founder and Managing Partner
	The First Bancshares, Inc	Financial Services	Director

Ron Lumbra	Heidrick & Struggles	Recruiting	Managing Partner, Director and CEO
	Board of Trustees for the University of Vermont	Education	Chairman

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Prospector’s officers, directors and persons who own more than ten percent of a registered class of Prospector’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to Prospector, or written representations that no Forms 5 were required, Prospector believes that, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

Principal Accountant Fees and Services

The firm of WithumSmith+Brown, PC acts as Prospector’s independent registered public accounting firm. The following is a summary of fees paid to Withum for services rendered.

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of Prospector’s year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. For the years ended December 31, 2022 and 2021, fees for Prospector’s independent registered public accounting firm were approximately US$83,000 and US$88,000, respectively, for the services Withum performed in connection with Prospector’s IPO and the audit of Prospector’s December 31, 2022 and 2021 financial statements. This amount includes interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of Prospector’s financial statements and are not reported under “Audit Fees.” For the years ended December 31, 2022 and 2021, Prospector’s independent registered public accounting firm did not render assurance and related services related to the performance of the audit or review of financial statements.

Tax Fees

For the years ended December 31, 2022 and 2021, fees for Prospector’s independent registered public accounting firm were approximately US$4,000 and US$3,900, respectively, for services to Prospector for tax compliance, tax advice and tax planning.

All Other Fees

For the years ended December 31, 2022 and 2021, there were no fees billed for products and services provided by Prospector’s independent registered public accounting firm other than those set forth above.

Pre-Approval Policy

Prospector’s audit committee was formed upon the consummation of the IPO. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of Prospector’s audit committee were approved by Prospector’s board of directors. Since the formation of Prospector’s audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for Prospector by Prospector’s auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Facilities

Prospector currently leases executive offices 1250 Prospect Street, Suite 200, La Jolla, CA 92037 from the Sponsor and the members of our management team. We consider our current office space adequate for our current operations.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against Prospector or any members of its management team in their capacity as such, and Prospector and the members of its management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

Prospector has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Prospector’s annual reports contain financial statements audited and reported on by Withum.

PROSPECTOR MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Prospector Capital Corp. (for purposes of this section, “Prospector,” “the Company,” “we,” “us” and “our”) should be read in conjunction with the financial statements and related notes of Prospector included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.

Overview

We are a blank check company incorporated in the Cayman Islands on September 18, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. We intend to effectuate our Business Combination using cash derived from the proceeds of the IPO and the sale of the Private Placement Warrants, our shares, debt or a combination of cash, shares and debt. We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

On January 12, 2021, we consummated our IPO of 32,500,000 Prospector Units, including the issuance of 2,500,000 Prospector Units as a result of the underwriters’ exercise in part of their option to purchase additional Prospector Units. Each Prospector Unit consists of one Prospector Class A Share, and one-third of one redeemable Prospector Warrant, with each whole Prospector Warrant entitling the holder thereof to purchase one Prospector Class A Share for $11.50 per share, subject to adjustment on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement. The Prospector Units were sold at a price of US$10.00 per Prospector Unit, generating gross proceeds to the Company of US$325,000,000.

On September 28, 2020, pursuant to the Securities Purchase Agreement, our Sponsor purchased the Prospector Class B Shares and Private Placement Warrants for US$10,075,000. On December 16, 2020, pursuant to the SPA Amendment, our Sponsor returned certain Prospector Class B Shares and Private Placement Warrants to us for US$2,300,000. On January 7, 2021, we effected a 1:1.2 share capitalization of our Prospector Class B Shares. After the closing of the IPO, our Sponsor held an aggregate of 8,125,000 Prospector Class B Shares. Prior thereto, the company had no assets, tangible or intangible. The number of Prospector Class B Shares outstanding was determined based on the expectation that the Prospector Class B Shares would represent 20% of the outstanding shares after the IPO.

Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the Pricing Private Placement. The Private Placement Warrants are identical to the Prospector Warrants sold in the IPO, except that the Private Placement Warrants (i) are not redeemable by the Company except as set forth in the Warrant Agreement, (ii) may not be transferred, assigned or sold by such holders to non-affiliates of the Sponsor, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sales. The Pricing Private Placement was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. Under the Registration Rights Agreement to be entered into upon the Closing of the Business Combination, the Surviving Company Common Shares to be issued upon conversion of the Sponsor’s Private Placement Warrants will be subject to a 30-day lock-up.

A total of US$325,000,000, comprised of US$318,500,000 of the proceeds from the IPO and US$6,500,000 of the proceeds of sales of the Private Placement Warrants to the Sponsor, including the Pricing Private Placement, was placed in a U.S.-based Trust Account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended Charter to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the public shares if the Company does not complete its initial business combination by December 31, 2023 or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the public shares if the Company is unable to complete an initial business combination by December 31, 2023, subject to applicable law.

After the payment of underwriting discounts and commissions paid and approximately US$516,778 in expenses relating to the IPO, US$1,041,662 of the net proceeds of the IPO and Pricing Private Placement was not deposited into the Trust Account and was retained by us for working capital purposes. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. Immediately following the IPO there was US$325,000,000 in investments and cash held in the Trust Account and US$1,041,662 of cash held outside the Trust Account available for working capital purposes. As of December 31, 2022, none of the funds had been withdrawn from the Trust Account to fund the Company’s working capital expenses.

The Company had until January 12, 2023 to consummate an initial business combination. On January 5, 2023, the Company held an extraordinary general meeting in lieu of the annual general meeting of shareholders. In this meeting the shareholders approved amendments to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete an initial business combination from January 12, 2023 to December 31, 2023. In connection with this meeting, shareholders holding an aggregate of 30,305,944 shares of the Company’s Prospector Class A Shares exercised their right to redeem their shares for US$10.15 per share of the funds held in the Company’s Trust Account, leaving approximately US$22.3 million in the Trust Account after such redemption.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from September 18, 2020 (inception) through September 30, 2023 were organizational activities, those necessary to prepare for the IPO, described below, and identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on cash and investments held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2023, we had a net income of $372,815, which consists of interest earned on cash and investments held in the Trust Account of $288,519 and change in fair value of warrant liability of $1,120,000, offset by operating costs of $1,035,704.

For the nine months ended September 30, 2023, we had a net loss of $3,969,382, which consists of operating costs of $5,876,943, offset by interest earned on cash and investments held in the Trust Account of $1,587,561 and change in fair value of warrant liability of $320,000.

For the three months ended September 30, 2022, we had a net income of $1,282,848, which consists of interest earned on investments held in the Trust Account of $1,479,369, offset by operating costs of $196,521.

For the nine months ended September 30, 2022, we had a net income of $1,268,223, which consists of interest earned on investments held in the Trust Account of $1,958,356, offset by operating costs of $690,133.

For the three months ended June 30, 2023, we had a net loss of $3,381,807, which consists of operating costs of $3,655,254, offset by interest earned on investments held in the Trust Account of $273,447.

For the six months ended June 30, 2023, we had a net loss of $3,542,197, which consists of operating costs of $4,841,239, offset by interest earned on investments held in the Trust Account of $1,299,042.

For the three months ended June 30, 2022, we had a net income of $259,935, which consists of interest earned on investments held in the Trust Account of $453,651, offset by operating costs of $193,716.

For the six months ended June 30, 2022, we had a net loss of $14,625, which consists of operating costs of $493,612, offset by interest earned on investments held in the Trust Account of $478,987.

For the year ended December 31, 2022, we had a net income of US$3,763,805, which consists of interest earned on investments held in Trust Account of US$4,764,441, offset by operating costs of US$1,000,636.

For the year ended December 31, 2021, we had a net loss of US$4,403,334, which consists of change in fair value of warrant liabilities of US$2,993,334 and operating costs of US$1,429,293, offset by interest earned on investments held in Trust Account of US$19,293.

Liquidity and Capital Resources

On January 12, 2021, we consummated the IPO of 32,500,000 Prospector Units at US$10.00 per Prospector Unit, generating gross proceeds of US$325,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 500,000 Private Placement Warrants to the Sponsor at a price of US$1.50 per Private Placement Warrant, generating gross proceeds of US$750,000.

Following the IPO, the partial exercise of the over-allotment option, and the sale of the Private Placement Warrants, a total of US$325,000,000 was placed in the Trust Account. We incurred US$18,391,778 in transaction costs, including US$6,500,000 of underwriting fees, US$11,375,000 of deferred underwriting fees and US$516,778 of other costs. On June 30, 2022, the Underwriter waived its US$11,375,000 deferred underwriting fee, which reduced the total offering cost incurred.

For the nine months ended September 30, 2023, cash used in operating activities was $1,073,903. Net loss of $3,969,382 was affected by interest earned on cash and investments held in the Trust Account of $1,587,561 and change in fair value of warrant liability of $320,000. Changes in operating assets and liabilities provided $4,803,040 of cash for operating activities.

For the nine months ended September 30, 2022, cash used in operating activities was $764,030. Net income of $1,268,223 was affected by interest earned on cash and investments held in the Trust Account of $1,958,356. Changes in operating assets and liabilities used $73,897 of cash for operating activities.

For the six months ended June 30, 2023, cash used in operating activities was $835,271. Net loss of $3,542,197 was affected by interest earned on investments held in the Trust Account of $1,299,042. Changes in operating assets and liabilities provided $4,005,968 of cash for operating activities.

For the six months ended June 30, 2022, cash used in operating activities was $715,694. Net loss of $14,625 was affected by interest earned on investments held in the Trust Account of $478,987. Changes in operating assets and liabilities used $222,082 of cash for operating activities.

For the year ended December 31, 2022, cash used in operating activities was US$766,231. Net income of US$3,763,805 was affected by interest earned on investments held in Trust Account of US$4,764,441. Changes in operating assets and liabilities provided US$234,405 of cash for operating activities.

For the year ended December 31, 2021, cash used in operating activities was US$875,789. Net loss of US$4,403,334 was affected by interest earned on investments held in Trust Account of US$19,293 and change in fair value of warrant liability of US$2,993,334. Changes in operating assets and liabilities provided US$553,504 of cash for operating activities.

At September 30, 2023, we had cash held in the Trust Account of $23,750,947 (including $6,371,294 of interest income) included in an interest-bearing demand deposit bank account. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, to complete our Business Combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

At September 30, 2023, we had cash of $26,121. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to US$1,500,000 of such loans may be convertible into warrants at a price of US$1.50 per warrant, at the option of the lender. The warrants would be identical to the Private Placement Warrants.

Going Concern

We have until December 31, 2023 to consummate a business combination. It is uncertain that we will be able to consummate a business combination by this time. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. We may not have sufficient liquidity to fund the working capital needs of the Company through our liquidation date or one year from the issuance of these financial statements. We have determined that the liquidity condition and the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after December 31, 2023.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of US$10,000 for office space, utilities and secretarial and administrative services. We began incurring these fees on January 7, 2021 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.

The underwriters were entitled to a deferred fee of US$0.35 per Prospector Unit, or US$11,375,000 in the aggregate. The deferred fee was payable to the underwriters from the amounts held in the Trust Account solely in the event that Prospector completed a Business Combination, subject to the terms of the underwriting agreement. On June 30, 2022, the underwriter waived its US$11,375,000 deferred underwriting fee, which is no longer payable.

Critical Accounting Estimates and Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires Prospector’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Warrants

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and the Financial Accounting Standard

Board’s (“FASB”) ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). We account for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40. Previously, the Private Placement Warrants did not meet the criteria for equity treatment and were recorded as liabilities. Accordingly, we classified the Private Placement Warrants as liabilities at their fair value and adjusted the Private Placement Warrants to fair value at each reporting period. This liability was subject to re-measurement at each balance sheet date until exercised, and any change in fair value was recognized in our statements of operations. The Private Placement Warrants for periods where no observable traded price was available were valued using a Modified Black-Scholes model. On June 30, 2021, we executed an agreement whereby the holders of the Private Placement Warrants will not transfer their warrants to non-affiliated holders. The Private Placement Warrants were then considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 and therefore qualify for equity treatment.

In connection with the preparation of the Company’s condensed financial statements as of and for the period ended September 30, 2023, management identified an error in its March 31, 2023 and June 30, 2023 condensed financial statements. The Company determined that the accounting for warrants was incorrectly presented as part of equity. Based on review of the Company’s accounting treatment for Public and Private Placement Warrants under ASC 815, it was identified that as a result of the redemptions that occurred on January 24, 2023, the Public and Private Placement Warrants will be conservatively assumed to no longer qualify for equity classification. The redemptions resulted in the possibility for the tender offer provision listed within the Warrant Agreement to be triggered without a change in control also being triggered resulting in the warrants no longer qualifying for equity treatment. As a result, there should be a change in accounting treatment from equity to liability with changes in value of the warrant liabilities reported in earnings.

Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Prospector Shares Subject to Possible Redemption

We account for our ordinary shares subject to possible conversion in accordance with the guidance in ASC Topic 480. Ordinary shares subject to mandatory redemption are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of our balance sheets.

Net Income (Loss) per Ordinary Share

Prospector complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable shares of Prospector Class A Shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) IPO, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 16,500,000 Prospector Class A Shares in the aggregate. At September 30, 2023 and 2022, Prospector did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of Prospector. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is either not an emerging growth company or an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Recent Developments

Goldman Sachs Waiver of Deferred Commission

On June 30, 2022, Goldman Sachs agreed to waive its entitlement to the payment of all of its US$11,375,000 deferred compensation for its previously completed role as underwriter of Prospector’s IPO that would have become due upon the Closing. Goldman Sachs has not been involved in the Business Combination and was not involved in the preparation of any disclosure that is included in this proxy statement/prospectus, or any analysis underlying such disclosure. As a result, shareholders and prospective investors do not have the benefit of any such type of involvement and should not place any reliance on the fact that Goldman Sachs was previously involved in Prospector’s IPO. See the risk factor entitled “Goldman Sachs, the lead underwriter in Prospector’s IPO, was to be compensated, in part, on a deferred basis for already-rendered underwriting services in connection with Prospector’s IPO, yet Goldman Sachs, without any consideration from Prospector or the Company, gratuitously waived its entitlement to such compensation and disclaimed any responsibility for this proxy statement/prospectus, but remains entitled to customary indemnification and contribution obligations of Prospector in connection with the Business Combination.” herein, which includes a description of Prospector’s ongoing customary obligations under the underwriting agreement that have not been waived, which are only for indemnification and contribution related to Prospector’s IPO.

CERTAIN PROSPECTOR RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Prospector Ownership Interests in LeddarTech

Messrs. Aberle and Stone serve on the board of directors of LeddarTech, and all of Prospector’s officers and directors other than Ron Lumbra have direct or indirect investments in LeddarTech, as further described below. In the aggregate, Mr. Aberle currently owns approximately 0.22% of LeddarTech through direct investments in LeddarTech and indirect investments through the Sponsor. Messrs. Stone, Altman and Levy are direct or indirect members of the Sponsor and are indirect limited partners of FS Investors and, through their investments in the Sponsor and FS Investors, have interests in LeddarTech of approximately 0.31%, 1.33% and 0.09%, respectively.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of Prospector’s officers and directors may, but are not obligated to, loan Prospector funds as may be required (“Working Capital Loans”). If Prospector completes an initial business combination, Prospector would repay the Working Capital Loans out of the proceeds of the Trust Account released to Prospector. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an initial business combination does not close, Prospector may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of an initial business combination, without interest, or, at the lender’s discretion, up to US$1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of US$1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, Prospector had no outstanding borrowings under the Working Capital Loans.

On September 18, 2020, Prospector issued an unsecured promissory note to the Sponsor, pursuant to which Prospector could borrow up to an aggregate principal amount of US$300,000. The promissory note was non-interest bearing and payable on the earlier of (i) June 30, 2021 and (ii) the completion of the IPO. The outstanding amount of US$10,000 was repaid on January 22, 2021. Borrowings under the promissory note are no longer available.

Convertible Promissory Notes

On May 16, 2022, Prospector entered into a convertible promissory note with the Sponsor, pursuant to which Prospector may borrow up to an aggregate principal amount of US$1,500,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and due on the earlier of December 31, 2023 and the date on which Prospector consummates its initial business combination. If Prospector completes a business combination, it would repay such additional loaned amounts, without interest, upon consummation of the business combination. In the event that a business combination does not close, Prospector may use a portion of the working capital held outside the Trust Account to repay such additional loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to US$1,500,000 of such additional loans (if any) may be convertible into warrants, at a price of US$1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such additional loans (if any) have not been determined and no written agreements exist with respect to such loans. If Prospector fully draws down on the Convertible Promissory Note and requires additional funds for working capital purposes, the Sponsor, an affiliate of the Sponsor, or Prospector’s officers and directors may, but are not obligated to, loan Prospector such additional funds as may be required. The issuance of the Convertible Promissory Note was approved by the board of directors and the audit committee on May 16, 2022. The conversion feature included in the convertible note was analyzed under ASC 815. The conversion feature qualifies for the exception from derivative accounting as the instrument is deemed to be indexed to its own stock. Accordingly, the conversion feature was not required to be bifurcated. Further there were not significant premiums associated with the convertible debt instrument, and as such no accounting for the conversion feature was deemed necessary. As of June 30, 2023 and December 31, 2022, there were US$1,073,623 and US$157,000 outstanding under the Convertible Promissory Note, respectively.

Administrative Services Agreement

Prospector agreed to pay the Sponsor a total of US$10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of the Business Combination or Prospector’s liquidation, Prospector will cease paying these monthly fees.

Series D Financing

In November of 2021, LeddarTech decided to pursue a private Series D financing that was ultimately led by FS Investors, an affiliate of the Sponsor and of which Nick Stone, Prospector’s Chief Financial Officer and director, is a manager. FS Investors invested an aggregate of US$22,199,963.52 in the Series D financing. Of this amount, Mr. Stone, Steve Altman, a director of Prospector, and Jon Levy, a director of Prospector, invested US$750,000, US$4,000,000 and US$250,000, respectively, in the Series D financing through an investment vehicle created by FS Investors. Mr. Levy’s investment in the Series D financing is through a group that invested US$2,075,000 in the aggregate. Messrs. Stone, Altman and Levy are indirect limited partners of FS Investors. Derek Aberle, Prospector’s Chief Executive Officer and director, also participated in the investment round and invested US$499,941.67 in his individual capacity. Such Series D financing transaction closed in November 1, 2021 and both Messrs. Aberle and Stone subsequently joined LeddarTech’s board of directors in November 2021.

PIPE Financing

Prior to the execution of the Business Combination Agreement, LeddarTech entered into the Subscription Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase convertible notes of the Company in an aggregate principal amount of approximately US$44.0 million, payable in two tranches. The issuance of the first tranche of the PIPE Financing in the aggregate principal amount of approximately US$22.0 million occurred upon execution of the Business Combination Agreement. FS Investors, an affiliate of the Sponsor, is a participant in the PIPE Financing and is investing US$9,200,000 in the PIPE Financing. Messrs. Stone, Altman and Levy are indirect limited partners of FS Investors, and are investing US$222,183, US$1,184,974 and US$74,061, respectively, through FS Investors. Mr. Levy’s investment in the PIPE Financing is through a group that invested US$614,705 in the aggregate. The Sponsor is also a participant in the PIPE Financing and is investing US$7,825,000 in the PIPE Financing. Messrs. Stone, Altman and Levy are direct or indirect members of the Sponsor, and are investing US$574,171, US$2,108,286 and US$148,029, respectively, through the Sponsor. Mr. Aberle is also a member of the Sponsor and an existing investor in the Company, and is investing US$210,000 in his individual capacity in the PIPE Financing.

Registration Rights

The holders of the Prospector Class B Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Prospector Class A Shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) have registration rights to require the Surviving Company to register a sale of any of the securities held by them pursuant to the Registration Rights Agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Surviving Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial business combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Surviving Company’s securities. The Surviving Company will bear the expenses incurred in connection with the filing of any such registration statements.

Upon the Closing of the Business Combination, the Surviving Company, the Sponsor and the New Holders will enter into the Registration Rights Agreement, pursuant to which, among other things, the Sponsor and the New Holders will be granted certain customary registration rights with respect to Surviving Company Shares.

With respect to the PIPE Investors, the Registration Rights Agreement provides that the Surviving Company Shares (other than any shares issuable upon conversion of any securities obtained through the PIPE Financing) will be subject to a lock-up for a period of six months following the Closing.

With respect to the New Holders other than the PIPE Investors, the Surviving Company Shares will be subject to a lock-up for a period of four years following the Closing. Surviving Company Shares held by certain investors are subject to such lock-up through the delivery by the investors of letters of transmittal.

With respect to the Sponsor, the Surviving Company Shares issued upon conversion of the Sponsor’s Prospector Class B Shares will be subject to certain transfer restrictions until six months following the Closing, and Surviving Company Shares issued upon conversion of the Sponsor’s Private Placement Warrants will be subject to certain transfer restrictions until 30 days following the Closing.

MANAGEMENT OF SURVIVING COMPANY AFTER THE BUSINESS COMBINATION

The Surviving Company Articles that will become effective upon the Prospector Amalgamation will provide that the minimum number of directors the Surviving Company may have is one and the maximum number of directors the Surviving Company may have is ten. Upon completion of the Business Combination, and following the nomination and appointment of the IQ nominee, the Surviving Company Board is expected to be comprised of seven directors. Pursuant to the CBCA, where empowered by a special resolution, the Surviving Company directors may, between meetings of shareholders, appoint one or more additional directors, but the number of additional directors may not exceed one third times the number of directors required to have been elected at the last annual meeting of shareholders.

The table below provides the names and ages of, and the positions to be held by, the individuals currently identified to serve as directors and executive officers of the Surviving Company following the closing of the Business Combination.

Directors and Executive Officers	Age	Surviving Company Position/Title
Frantz Saintellemy	49	Chief Executive Officer
Charles Boulanger	66	Director
Derek Kenneth Aberle	53	Chairman
Nick Stone	45	Director
Michelle Sterling	55	Director
Yann Delabrière	72	Director
David Torralbo	53	Chief Legal Officer
Christopher Stewart	55	Chief Financial Officer

Biographical information concerning the directors listed above is set forth below.

Frantz Saintellemy

Frantz Saintellemy joined LeddarTech in September 2017 and currently serves as President and Chief Operating Officer and a director of LeddarTech and is expected to serve as Chief Executive Officer with the Surviving Company following the closing of the Business Combination. Mr. Saintellemy is an engineer, innovator and internationally recognized expert in advanced technologies, and has 25 years of experience in the electronics and automotive sector, with specialized knowledge in automotive, autonomous driving, AI, IoT and automation applications, in addition to business and product development, applications engineering, global sales and marketing. A dedicated entrepreneur and philanthropist, Mr. Saintellemy is co-founder and chair of the board at Groupe 3737, a non-profit organization, that is an entrepreneurial innovation hub helping entrepreneurs and tech companies start, grow, and succeed.

Mr. Saintellemy previously served as VP and General Manager of the Automotive and Industrial Division of Integrated Device Technology (NASDAQ: IDTI), a California-based company specializing in a broad array of complete mixed-signal solutions. Prior to IDT, Mr. Saintellemy was President and Executive VP of Global Sales and Marketing at ZMDI AG, a global supplier of sensing solutions for automotive and industrial applications, which was acquired by IDT in December 2015. Prior to ZMDI, Mr. Saintellemy was CTO and Corporate VP of Technical Marketing and Advanced Engineering Group at Future Electronics, a global distributor of semiconductors and passive, interconnect and electromechanical components.

Throughout his career, Mr. Saintellemy has produced numerous patents and technical innovations and also founded and co-founded many start-ups and corporations, the likes of which include SMGT Inc., Q-Links Home Automation, Groupe Reno-Metrix, Capital Plus and OMNI Global. Mr. Saintellemy sits on several boards and advisory committees.

Mr. Saintellemy holds degrees in electrical engineering, business and marketing, and is also a graduate of the MIT Sloan Engineering Fellows Program on Innovations and Global Leadership and MBA from McGill University and HEC-Montreal. Mr. Saintellemy was appointed chancellor and chair of the board of the University of Montreal in October 2021.

Charles Boulanger

Charles Boulanger is the Chief Executive Officer and a director of LeddarTech and with the closing of the Business Combination, he is expected to retire from his position as Chief Executive Officer, but would remain with the company as a special advisor and as a member of the LeddarTech board of directors. Charles has over 35 years of experience in senior management positions in several sectors, especially in the high-tech industry, with listed and private companies. Charles has been CEO of LeddarTech since 2012. Since 2011, he has served as President of Moody Management Inc., a private investment firm. Before LeddarTech, Charles was the Founder, President and Chief Executive Officer of Groupe Unipex SAS as of 2008. He was President of the Active Ingredients and Specialty Chemicals Division of Atrium Innovations (TSX: ATB) from 2004 to 2008. Before joining Atrium, Charles was the Founder and President of Quebec International following a partnership with Phénix Capital. Charles is active in the investment and entrepreneurship sectors with a direct investment portfolio of about 15 companies and his participation as a sponsor/investor in three separate investment funds. He is currently on the Board of Chimie ParaChem, Pieridae Energy (TSX: PEA), Averna Technologies and LeddarTech.

Derek Aberle

Derek Aberle is Chief Executive Officer of Prospector and a manager of the Sponsor. Since March 2022, Mr. Aberle has served on the board of directors of the Company. Mr. Aberle is also Vice Chairman and director of XCOM, a company he co-founded in July 2018 with the former Chief Executive Officer and Executive Chairman of Qualcomm, Paul Jacobs. Mr. Aberle also served as President and Chief Operating Officer of XCOM from July 2018 to November 2020. Prior to XCOM, Mr. Aberle spent 17 years at Qualcomm, including as President of Qualcomm from March 2014 to January 2018. He was an officer and member of Qualcomm’s Executive Committee from 2008 until January 2018. Mr. Aberle also serves on the boards of directors of InterDigital (Nasdaq: IDCC) since August 2022 and the Company since March 2022. Prior to Qualcomm, Mr. Aberle was an attorney with the international law firms Pillsbury Winthrop and Heller Ehrman. Mr. Aberle holds a B.A. in Business Economics from the University of California, Santa Barbara and a J.D. from the University of San Diego School of Law.

Nick Stone

Nick Stone is Chief Financial Officer and a director of Prospector and a manager of Sponsor and is currently a Partner at FS Investors, an affiliate of Sponsor, where he has worked since 2013. Since March 2022, Mr. Stone has served on the board of directors of the Company. Prior to joining FS Investors in June 2011, Mr. Stone served as Vice President at TPG Capital, one of the world’s largest private equity funds from August 2007 to March 2011. Prior to joining TPG, Mr. Stone was an investment professional at Kohlberg Kravis Roberts & Co. focusing on investments in the healthcare space from 2003 to 2005. Prior to that, he was an analyst at Morgan Stanley, focusing on the technology sector. Mr. Stone graduated cum laude from Harvard University and was an Arjay Miller Scholar at the Stanford Graduate School of Business.

Michelle M. Sterling

Michelle Sterling spent 25 years at Qualcomm Incorporated, a leading wireless communications technology company, including serving as Executive Vice President, Human Resources, from May 2015 until May 2020, and as Senior Vice President, Human Resources from October 2007 to May 2015. In addition to her deep knowledge of executive compensation, CEO and executive leadership succession, Michelle is well-experienced in the dynamic global technology market and its human capital implications. Throughout her 25-year tenure with Qualcomm, and as a member of Qualcomm’s executive committee, she helped lead the 33,000-employee global company through complex business transactions including acquisitions, joint ventures and divestitures, hostile takeover attempts, activist investors, large scale integration planning, and a class action lawsuit. She worked closely with the Board of Directors supporting the Governance and Human Resources and Compensation Committees and attended all Board of Directors meetings. Prior to joining Qualcomm, Ms. Sterling served in various human resources roles at ABB Traction and Manpower, both in the New York area.

Ms. Sterling currently serves on the Board of Directors for Coherent Corp., one of the largest photonics and compound semiconductor companies in the world (NSYSE: COHR) and on the Board of Directors, Governance and Compensation and Human Capital Committees for Digital Turbine, an application and delivery content delivery platform (NASDAQ: APPS). Ms. Sterling formerly served on the Board of Directors, Security Committee and

Chair of the Compensation Committee for TuSimple, an autonomous driving technology for the trucking industry (NASDAQ: TSP). Her other board service includes: Board member, Corporate Directors Forum, Secretary and Executive Committee member for the Board of Directors of the San Diego Regional Economic Development Council, Board member for Girl Scouts San Diego, Chair of the Board of Directors for Serving Seniors, Vice Chair of the Board of Directors for Occupational Training Services (OTS); Chair of the Advisory Council for OTS; and Chair of the Corporate Board of Directors for the San Diego Workforce Partnership. She was also awarded the TWIN (Tribute to Women in Industry) award by the YWCA, recognized as one of 50’s Most Powerful Women in Technology from the National Diversity Council and selected as one of the San Diego’s Business Journal Top 500 Influential Business Leaders.

Ms. Sterling holds a bachelor’s degree in business management from the University of Redlands. She has also attended the Women on Boards program at Harvard Business School.

Yann Delabrière

Yann Delabrière joined the LeddarTech Board of Directors in February of 2021. Mr. Delabrière possesses over 30 years of experience in senior executive positions in the aerospace, identity, security and automotive industries. He is presently a Non-Executive Director of ST Microelectronics. He also currently holds the position of Chairman of the Board of IDEMIA, a global leader in augmented reality, where he previously served as President and CEO. Mr. Delabrière also acts as Lead Independent Director of Alstom S.A., an industry giant that develops and markets integrated systems that provide sustainable foundations for the future of transportation.

Mr. Delabrière’s served as Chairman and CEO of Faurecia, a worldwide leader in automotive equipment, from February 2007 to June 2016, and as Chairman through May 2017, where his leadership led to the growth of the organization, particularly in North America and Asia, and helped restore its profitability and cash generation capabilities. Prior to Faurecia, Mr. Delabrière held the Chief Finance Officer position at PSA Peugeot Citroën, beginning in 1990, which eventually led to joining the newly created Executive Committee. In parallel to his position as CFO, Mr. Delabrière later became Chairman and Chief Executive Officer of PSA’s consumer finance unit.

Between 1983 and 2018, Mr. Delabrière also lent his executive experience to the aerospace, identity and security industries. From 2017 to 2018, he was Advisor to the Board then CEO of Zodiac Aerospace, and oversaw the company’s sale to Safran Group in 2018. Mr. Delabrière previously occupied the roles of Non-Executive Director at Société Générale, Group CFO for the high-end retail group Printemps (now known as Kering) and CFO for the French export credit agency Coface after a term with the French Court of Auditors and three years within the French Foreign Trade Ministry beginning in 1983.

Mr. Delabrière holds a PhD in Mathematics, having graduated from the École Normale Supérieure and the École Nationale d’Administration. He is also a Chevalier de la Légion d’Honneur (Knight of the Legion of Honor) and Officier de l’Ordre National du Mérite (Officer of the National Order of Merit).

In addition to the foregoing directors, an additional director is expected to be nominated by IQ in due course and prior to the completion of the Business Combination.

Biographical information concerning non-director executive officers is set forth below.

David Torralbo

David Torralbo joined LeddarTech as Chief Legal Officer in June 2022 and will serve in that same role with the Surviving Company following the closing of the Business Combination. Mr. Torralbo has over 20 years of experience specializing in corporate and securities law, public and private M&A, litigation, risk management and corporate governance. Prior to joining LeddarTech, Mr. Torralbo served as Chief Legal Officer at Nouveau Monde Graphite from January 2021. Prior to that, Mr. Torralbo served as Vice-President, CLO and member of the executive committee of Atrium Innovations Inc. for eight years, was a partner in the corporate group at Davies, Ward, Phillips & Vineberg, and earlier in his career, an associate in the London office of Clifford Chance. Mr. Torralbo earned his Bachelor of Civil Law (LL.L.) and common law (LL.B.) at the University of Ottawa and holds a Bachelor of Commerce (B.Com) from McGill University.

Christopher Stewart

Christopher Stewart joined LeddarTech as Chief Financial Officer in September 2023 and will serve in that same role with the Surviving Company following the closing of the Business Combination. Mr. Stewart has over 20 years of financial management experience at companies ranging from startups to large public companies. Mr. Stewart has previously served as the Chief Financial Officer of Bionano Genomics, Inc. from September 2020 until joining LeddarTech in September 2023. Prior to that, Mr. Stewart served as the Head of Maxwell Ultracapacitors at Tesla, Inc., a public electric vehicle and clean energy company, from May 2019 to July 2020, and as Vice President, Finance and Information Technology at Maxwell Technologies Inc., a public energy storage company, from July 2015 to May 2019 (at which point the company was acquired by Tesla, Inc.). In addition, Mr. Stewart held multiple leadership roles, including as Vice President, Finance at Entropic Communications and as Chief Financial Officer of V-ENABLE Inc. (currently GroundTruth), a leader in targeted mobile advertising. Mr. Stewart received his B.S. in Business Administration from the University of Southern California and his M.S. in Industrial Administration from Carnegie Mellon University.

Biographical information concerning other senior management members is set forth below.

Claude Savard

Claude Savard joined LeddarTech as a consultant in August 2022, including serving as Interim Chief Financial Officer from August 2022 until January 31, 2023. From February 2023 through October 2023, he provided a range of support services to the Company’s Finance Department in a more limited capacity as the Company conducted a search for a chief financial officer. Mr. Savard was appointed Chief Accounting Officer of LeddarTech Holdings Inc. on October 25, 2023. It is expected that Mr. Savard will serve as Chief Accounting Officer through the closing of the Business Combination, when a successor will be appointed. Mr. Savard has over 35 years of executive financial experience, most recently serving as the Executive Vice-President and Chief Financial Officer of Asteelflash Group from June 2008 to September 2021. Before this position, Mr. Savard held other executive roles, particularly as the Vice-President of Finance and as General Manager for Vachon, a division of Culinar and previously as a Partner at the certified accounting firm of Mallette, Benoit, Boulanger and Rondeau.

Corporate Governance

The Surviving Company generally intends to comply with the rules applicable to U.S. domestic companies listed on Nasdaq, but will use applicable foreign private issuer exemptions with respect to many of the Nasdaq listing requirements related to corporate governance (which it is entitled to do as a foreign private issuer). Following Canadian governance practices, as opposed to the requirements that would otherwise apply to a company listed on Nasdaq, may provide less protection than is accorded to investors under Nasdaq listing requirements applicable to U.S. domestic issuers.

The Canadian Securities Administrators have issued corporate governance guidelines pursuant to National Policy 58-201 — Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”). The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted, or will be adopting in connection with the closing of the Business Combination, certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as the Surviving Company, may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii), subject to applicable limited exemptions under Rule 10A-3(3) of the Exchange Act and phase-in periods under Rule 10A-3(b)(1)(iv)(A) of the Exchange Act.

Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

The disclosure set out below includes disclosure required by NI 58-101 describing our approach to corporate governance in relation to the Corporate Governance Guidelines.

Election of Directors

At any general meeting of the Surviving Company’s shareholders at which directors are to be elected, a separate vote of shareholders entitled to vote will be taken with respect to each candidate nominated for director. Pursuant to the CBCA, any casual vacancy occurring on the Surviving Company Board may be filled by a quorum of the remaining directors, subject to certain exceptions.

Derek Aberle and Nick Stone have been nominated by the Sponsor to serve on the Surviving Company Board upon the closing of the Business Combination, and one director will be nominated by IQ to serve on the Surviving Company Board.

Director Term Limits and Other Mechanisms of Board Renewal

LeddarTech’s board of directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, it is expected that the nominating and corporate governance committee of the Surviving Company Board will develop a skills and competencies matrix for the Surviving Company Board as a whole and for individual directors. The nominating and corporate governance committee will also conduct a process for the assessment of the Surviving Company Board, each committee and each director regarding his, her or its effectiveness and contribution, and will report evaluation results to our board of directors on a regular basis.

Director Independence

Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. For purposes of Nasdaq rules, an independent director generally means a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under NI 58-101, a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of National Instrument 52-110 — Audit Committees (“NI 52-110”).

The Surviving Company Board is expected to determine that each of the directors on the Surviving Company Board other than Messrs. Boulanger and Saintellemy will qualify as independent directors, and therefore the Surviving Company Board will consist of a majority of “independent directors,” as defined under the rules of the NI 58-101 and Nasdaq relating to director independence requirements. In addition, the Surviving Company Board will be subject to the rules of the NI 52-110 and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below. Mr. Boulanger is not independent by reason of the fact that he is our Chief Executive Officer and Mr. Saintellemy is not independent by reason of the fact that he is currently LeddarTech’s President and Chief Operating Officer and will be Chief Executive Officer of the Surviving Company upon closing of the Business Combination.

Mandate of the Board of Directors

The Surviving Company Board will be responsible for supervising the management of Surviving Company’s business and affairs, including providing guidance and strategic oversight to management. The Surviving Company Board will adopt a formal mandate that will include the following:

•        appointing Surviving Company’s Chief Executive Officer;

•        developing the corporate goals and objectives that Surviving Company’s Chief Executive Officer is responsible for meeting and reviewing the performance of Surviving Company’s Chief Executive Officer against such corporate goals and objectives;

•        taking steps to satisfy itself as to the integrity of Surviving Company’s Chief Executive Officer and other executive officers and that Surviving Company’s Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

•        reviewing and approving Surviving Company’s code of conduct and reviewing and monitoring compliance with the code of conduct and Surviving Company’s enterprise risk management processes;

•        reviewing and approving management’s strategic and business plans and Surviving Company’s financial objectives, plans and actions, including significant capital allocations and expenditures; and

•        reviewing and approving material transactions not in the ordinary course of business.

Meetings of Independent Directors

The Surviving Company Board will hold regularly-scheduled quarterly meetings as well as ad hoc meetings from time to time. The independent members of our board of directors will also meet, as required, without the non-independent directors and members of management before or after each regularly scheduled board meeting.

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the CBCA regarding conflicts of interest.

Position Descriptions

Derek Aberle will be the Chairman of the Surviving Company Board. The Surviving Company Board will adopt a written position description for the Chairman which will set out his key responsibilities, including duties relating to determining the frequency, dates and locations of meetings and setting board of directors meeting agendas, chairing board of directors and shareholder meetings and carrying out any other or special assignments or any functions as may be requested by the Surviving Company Board or management, as appropriate.

The Surviving Company Board will also adopt a written position description for each of the committee chairs which will set out each of the committee chair’s key responsibilities, including duties relating to determining the frequency, dates and locations of meetings and setting committee meeting agendas, chairing committee meetings, reporting to the Surviving Company Board and carrying out any other special assignments or any functions as may be requested by the Surviving Company Board.

In addition, the Surviving Company Board, in conjunction with the Chief Executive Officer, will develop and implement a written position description for the role of the Surviving Company’s Chief Executive Officer.

Orientation and Continuing Education

Following the closing of the Business Combination, the Surviving Company will implement an orientation program for new directors under which a new director will meet separately with the Chairman and members of the senior executive team.

The chair of each committee will be responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate. The nominating and corporate governance committee will be responsible for overseeing director continuing education designed to maintain or enhance the skills and abilities of the Surviving Company’s directors and to ensure that their knowledge and understanding of the Surviving Company’s business remains current.

Code of Business Conduct and Ethics

The Surviving Company will adopt a Code of Conduct applicable to all of our directors, officers and employees, including the Surviving Company’s President and Chief Executive Officer, Chief Financial Officer, controller or principal accounting officer, or other persons performing similar functions, which is a “code of ethics” as defined in Item 16B of Form 20-F promulgated by the SEC and which is a “code” under NI 58-101. The Code of Conduct will set out the Surviving Company’s fundamental values and standards of behavior that are expected directors, officers and employees with respect to all aspects of the Surviving Company’s business. The objective of the Code of Conduct will be to provide guidelines for maintaining the Surviving Company’s integrity, reputation and honesty with a goal of honoring others’ trust in us at all times.

Following the closing of the Business Combination, the full text of the Code of Conduct will be posted on our website at www.LeddarTech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. If we make any amendment to the Code of Conduct or grant any waivers, including any implicit waiver, from a provision of the code of ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC and the Canadian Securities Administrators. Under Item 16B of the SEC’s Form 20-F, if a waiver or amendment of the Code of Conduct applies to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to standards promoting any of the values described in Item 16B(b) of Form 20-F, we will disclose such waiver or amendment on our website in accordance with the requirements of Instruction 4 to such Item 16B.

Monitoring Compliance with the Code of Conduct

The Surviving Company’s nominating and corporate governance committee will be responsible for reviewing and evaluating the Code of Conduct at least annually and will recommend any necessary or appropriate changes to the Surviving Company Board for consideration. The nominating and corporate governance committee will assist the Surviving Company Board with the monitoring of compliance with the Code of Conduct, and will be responsible for considering any waivers of the Code of Conduct (other than waivers applicable to members of the nominating and corporate governance committee, which shall be considered by the audit committee, or waivers applicable to our directors or executive officers, which shall be subject to review by the Surviving Company Board as a whole).

Complaint Reporting

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, the Surviving Company’s Code of Conduct or any of the Surviving Company’s policies, or any unethical or questionable act or behavior, the Surviving Company’s Code of Conduct will require that the Surviving Company’s employees promptly report the violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, the Surviving Company’s Code of Conduct contains procedures that are aimed to facilitate confidential, anonymous submissions by our employees.

Diversity

LeddarTech recognizes the importance and benefit of fostering and promoting diversity among board members and senior management, and believes that boards of directors should have diverse backgrounds and possess a variety of skills, qualifications, experience and knowledge that complement the attributes of other board members and enable them to contribute effectively to the board’s oversight role. While the Surviving Company does not expect to have formal policies regarding board diversity requirements or for the representation of women on the board of directors or senior management, the nominating and corporate governance committee and the Surviving Company’s senior executives will be expected to take gender and other diversity representation into consideration as part of their overall recruitment and selection process.

It is expected that the composition of the Surviving Company Board will in the future be shaped by the selection criteria to be established by the nominating and corporate governance committee, which is expected to consider a variety of factors in addition to gender, race and ethnicity diversity considerations, including a potential director’s judgment, independence, business and educational background, stature, public service, conflicts of interest, integrity, ethics, diversity considerations, as well as his or her ability and willingness to devote sufficient time to serve on the Surviving Company Board of Directors. It is expected that diversity considerations also are taken into account with respect to senior management positions, including seeking to broaden recruiting efforts to attract and interview qualified female candidates, and committing to retention and training to ensure that the Surviving Company’s most talented employees are promoted from within the organization.

In accordance with Nasdaq’s listing requirements with respect to diversity of boards of directors, foreign private issuers (such as LeddarTech) listing on Nasdaq Capital Market must have two diverse directors, or provide an explanation for not meeting such requirement, within two years for the date of listing or December 31, 2026, whichever is later. Foreign private issuers can meet the diversity requirement with either two female directors or one female director and one director who is an underrepresented individual based on national, racial, ethnic, indigenous, cultural, religious or linguistic identity in its home country or LGBTQ+.

Committees of the Board of Directors

Upon closing of the Business Combination, the Surviving Company will establish, at minimum, an audit committee, a compensation committee, and a nominating and governance committee. Each committee will have a written charter that will be posted on the investor relations section of the Surviving Company’s website. The initial members of the Surviving Company’s committees will be determined prior to the closing of the Business Combination.

Audit Committee

Effective upon consummation of the Business Combination, the Surviving Company will establish an audit committee comprised of independent directors as required by applicable SEC, Nasdaq rules and NI 52-110. At least one member of the audit committee is expected to qualify as the “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K promulgated by the SEC, and all members of the audit committee will be “financially literate,” as such term is defined in NI 52-110 (except as may be permitted by NI 52-110). The audit committee will, among other things, be directly responsible for the appointment, compensation, retention and oversight of the work of the Surviving Company’s independent auditor, oversee management’s conduct of the Surviving Company’s financial reporting process (including the development and maintenance of systems of internal accounting and financial controls), oversee the integrity of the Surviving Company’s financial statements, oversee the performance of the internal audit functions, prepare certain reports required by the rules and regulations of the SEC and applicable Canadian securities laws and the review of the results and scope of the audit and other accounting related services. The Surviving Company Board will establish a written charter setting forth the purpose, composition, authority and responsibility of the audit committee consistent with the rules of Nasdaq, the SEC and the applicable Canadian securities laws. The initial members of the Surviving Company audit committee are expected to be Yann Delabrière, Nick Stone and one additional director to be appointed at or following the closing of the Business Combination.

Compensation Committee

Effective upon consummation of the Business Combination, the Surviving Company Board will establish a compensation committee. The compensation committee will, among other things, review and approve, or recommend to the Surviving Company Board for approval, compensation of the Chief Executive Officer and other executive officers, oversee the administration of the Surviving Company’s incentive compensation plans, and prepare any report on executive compensation required by the rules and regulations of the SEC. The Surviving Company Board will establish a written charter setting forth the purpose, composition, authority and responsibility of the compensation committee consistent with the rules of Nasdaq, the SEC and the guidance of the Canadian Securities Administrators. The compensation committee’s purpose is to assist the board in its oversight of executive compensation, management development and succession, director compensation and executive compensation disclosure. The initial members of the Surviving Company compensation committee are expected to be Michelle Sterling, Derek Aberle and Nick Stone.

Nominating and Corporate Governance Committee

Effective upon consummation of the Business Combination, the Surviving Company will establish a nominating and governance committee of the board of directors. The nominating and governance committee will, among other things, be responsible for overseeing the selection of persons to be nominated to serve on the Surviving Company’s board of directors and oversee our corporate governance practices. The Surviving Company Board will establish a written charter setting forth the purpose, composition, authority and responsibility of the nominating and corporate governance committee. The initial members of the Surviving Company nominating and corporate governance committee are expected to be Michelle Sterling, Derek Aberle and one additional director to be appointed at or following the closing of the Business Combination.

DESCRIPTION OF SURVIVING COMPANY’S SECURITIES

General

The following description of the material terms of the share capital of the Surviving Company upon the completion of the Business Combination includes a summary of specified provisions of the articles of the Surviving Company (the “Surviving Company Articles”) that will be adopted pursuant to the amalgamation of AmalCo and the Company. This description is qualified by reference to the Surviving Company Articles. You are encouraged to read the form of Surviving Company Articles for greater detail with respect to the description of material terms.

Share Capital

The authorized share capital of the Surviving Company will consist of an unlimited number of Surviving Company Common Shares, an unlimited number of Surviving Company Class A, Class B, Class C, Class D, Class E and Class F Non-Voting Special Shares and an unlimited number of Surviving Company Preferred Shares issuable in series.

Upon the consummation of the Business Combination, there will be (i) approximately 30,481,862 Surviving Company Common Shares outstanding, assuming, among other things, that none of Prospector’s existing public shareholders exercise their redemption rights; (ii) 2,031,250 Surviving Company Class A Non-Voting Special Shares outstanding, (iii) 1,000,000 Class B Non-Voting Special Shares outstanding, (iv) 1,000,000 Class C Non-Voting Special Shares outstanding, (v) 1,000,000 Class D Non-Voting Special Shares outstanding, (vi) 1,000,000 Class E Non-Voting Special Shares outstanding, (vii) 1,000,000 Class F Non-Voting Special Shares outstanding, and (viii) no Surviving Company Preferred Shares outstanding.

Surviving Company Common Shares

Voting Rights.    Under the Surviving Company Articles, the Surviving Company Common Shares will be entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Surviving Company Common Share will entitle its holder to one vote.

Dividend Rights. The holders of outstanding Surviving Company Common Shares will be entitled to receive dividends at such times and in such amounts and form as the Surviving Company Board may from time to time determine, but subject to the rights of the holders of any preferred shares and any other class ranking senior to the Surviving Company Common Shares.

Repurchase of Surviving Company Common Shares.    Under the CBCA, the Surviving Company will be entitled to purchase or otherwise acquire any of its issued shares, subject to restrictions under applicable securities laws and provided that the Surviving Company will not be permitted to make any payment to purchase or otherwise acquire any of its issued shares if there are reasonable grounds for believing that: (i) the Surviving Company is, or would after such payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of AmalCo’s assets would, as a result of such payment, be less than the aggregate of its liabilities and stated capital of all classes of shares.

Liquidation.    Upon the distribution of assets of Surviving Company among its shareholders arising on the liquidation, dissolution or winding up of Surviving Company, whether voluntary or involuntary, or any other distribution of the assets of Surviving Company among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Surviving Company Earnout Non-Voting Special Shares, the holders of the Surviving Company Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Surviving Company Common Shares, the holders of the Surviving Company Common Shares shall be entitled to receive all remaining property and assets of the Surviving Company.

Surviving Company Sponsor Special Shares and Surviving Company Earnout Non-Voting Special Shares

Voting Rights.    The holders of Surviving Company Sponsor Special Shares and Surviving Company Earnout Non-Voting Special Shares will not be entitled to any voting rights except as otherwise required under the CBCA.

Dividend Rights.    The holders of Surviving Company Sponsor Special Shares and Surviving Company Earnout Non-Voting Special Shares will not be entitled to any dividends or other distributions other than a Liquidation Distribution.

Liquidation.    Upon the distribution of assets of Surviving Company among its shareholders arising on the liquidation, dissolution or winding up of Surviving Company, whether voluntary or involuntary, or any other distribution of the assets of Surviving Company among its shareholders for the purpose of winding up its affairs, the holders of Surviving Company Sponsor Special Shares and Surviving Company Earnout Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Surviving Company to the holders of the Surviving Company Common Shares, and any shares ranking junior to the Surviving Company Sponsor Special Shares and Surviving Company Earnout Non-Voting Special Shares, an amount per Surviving Company Sponsor Special Share or Surviving Company Earnout Non-Voting Special Share equal to $0.00000000001 (the “Redemption Price”). After payment to the holders of Surviving Company Sponsor Special Shares and Surviving Company Earnout Non-Voting Special Shares of such amount, the holders of the Surviving Company Earnout Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Surviving Company.

Redemption.    Subject to the provisions of the CBCA, Surviving Company shall (i) at any time after the 7th year anniversary of the Closing Date, or (ii) at any time after a Change of Control Transaction of Surviving Company (as defined in the Surviving Company Articles); without notice, redeem at any time the whole of the then outstanding Surviving Company Sponsor Special Shares or Surviving Company Earnout Non-Voting Special Shares on payment of the Redemption Price thereon (provided that the ability to redeem Surviving Company Sponsor Special Shares or Surviving Company Earnout Non-Voting Special Shares shall not apply in respect of any Surviving Company Sponsor Special Shares or Surviving Company Earnout Non-Voting Special Shares which are automatically converted into Surviving Company in accordance with the provisions of the Surviving Company Articles, including upon a Change of Control Transaction).

Automatic Conversions.    The Surviving Company Sponsor Special Shares and Surviving Company Sponsor Non-Voting Special Shares and the Surviving Company Earnout Non-Voting Special Shares will be subject to a seven-year vesting pursuant to which they will automatically vest and convert into Surviving Company Common Shares as follows:

•        (i) 2,031,250 Surviving Company Class A Non-Voting Special Shares, all of which shall automatically convert into Surviving Company Common Shares in equal thirds upon the volume weighted average price of the Surviving Company Common Shares exceeding $12.00, $14.00 and $16.00, respectively, for any twenty (20) Trading Days within any consecutive thirty (30) Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date (each, a “Surviving Company Class A Non-Voting Special Share Conversion Event”); provided that each Surviving Company Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Surviving Company Class A Non-Voting Special Shares shall be converted automatically into Surviving Company Common Shares in accordance with the provisions set forth in the Surviving Company Articles if there occurs a Change of Control Transaction with a valuation of the Surviving Company Common Shares that is equal to or greater than the applicable thresholds set forth in such Surviving Company Class A Non-Voting Special Share Conversion Event;

•        (ii) 1,000,000 Surviving Company Class B Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $12.00; or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $12.00 per Surviving Company Common Share;

•        (iii) 1,000,000 Surviving Company Class C Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $14.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $14.00 per Surviving Company Common Share;

•        (iv) 1,000,000 Surviving Company Class D Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $16.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $16.00 per Surviving Company Common Share;

•        (v) 1,000,000 Surviving Company Class E Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company enters into its first customer contract with an OEM (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Surviving Company for an OEM series production vehicle that will create at least 150,000 units a year in volume for its fusion and perception products or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share; and

•        (vi) 1,000,000 Surviving Company Class F Non-Voting Special Shares, all of which shall automatically convert to an equal number of Surviving Company Common Shares if (y) the Surviving Company (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share.

Surviving Company Preferred Shares

Issuable in series.    The Surviving Company Preferred Shares may be issued in one or more series. Subject to the provisions of the CBCA and the Surviving Company Articles, the Surviving Company Board may, by resolution, from time to time before the issue thereof determine the maximum number of Surviving Company Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Surviving Company Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Surviving Company Preferred Shares of the series.

Voting Rights.    Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Surviving Company Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

Dividend Rights.    Surviving Company Preferred Shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Surviving Company Preferred Shares of every other series and be entitled to preference over the Surviving Company Common Shares and any other shares ranking junior to the Surviving Company Preferred Shares with respect to payment of dividends.

Liquidation Rights.    In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Surviving Company Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Surviving Company Common Shares and any other shares ranking junior to the Surviving Company Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Surviving Company Preferred Shares.

Surviving Company Warrants

Surviving Company Warrants to be Issued in Exchange for Public Warrants

Upon the consummation of the Business Combination, there will be approximately 17,229,639 Surviving Company Warrants, including 1,416,667 Surviving Company Vesting Sponsor Warrants. Under the Warrant Agreement, references to Prospector Class A Shares include a security other than Prospector Class A Shares into which the Prospector Class A Shares have been converted or exchanged for in the event Prospector is not the surviving company in its initial business combination. Thus, where the Warrant Agreement discussed Prospector Class A Shares, throughout this section “— Surviving Company Warrants” such provisions will be applied to the Surviving Company Common Shares.

Each whole Surviving Company Warrant entitles the registered holder to purchase Surviving Company Common Share at a price of $11.50 per share, subject to adjustment on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement and as further discussed below, at any time after the Closing, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of common shares. This means only a whole Surviving Company Warrant may be exercised at a given time by a warrant holder. The Surviving Company Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption (other than Surviving Company Warrants converted from Private Placement Warrants) or liquidation.

The Surviving Company will not be obligated to deliver any Surviving Company Common Shares pursuant to the exercise of a Surviving Company Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Surviving Company Common Shares underlying the Surviving Company Warrants is then effective and a prospectus relating thereto is current, subject to the Surviving Company satisfying its registration obligations. No Surviving Company Warrant will be exercisable and the Surviving Company will not be obligated to issue a Surviving Company Common Share upon exercise of a Surviving Company Warrant unless the Surviving Company Common Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Surviving Company Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Surviving Company Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Surviving Company be required to net cash settle any Surviving Company Warrant.

If Surviving Company Common Shares are at the time of any exercise of a Surviving Company Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Surviving Company may, at its option, require holders of Surviving Company Warrants issued in exchange for Public Warrants who exercise their Surviving Company Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, and in the event the Surviving Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Surviving Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Surviving Company Common Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number Surviving Company Common Shares underlying the Surviving Company Warrants, multiplied by the excess of the “fair market value” less the exercise of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Surviving Company Common Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Surviving Company Common Share equals or exceeds $18.00

Once the Surviving Company Warrants become exercisable, the Surviving Company may redeem the outstanding Surviving Company Warrants (except as described herein with respect to the Surviving Company Warrants issued in exchange for Private Placement Warrants):

•        in whole and not in part;

•        at a price of US$0.01 per Surviving Company Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Surviving Company Common Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before the Surviving Company sends the notice of redemption to the warrant holders (referred to as the “Reference Value”).

The Surviving Company will not redeem the Surviving Company Warrants as described above unless a registration statement under the Securities Act covering the Surviving Company Common Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Surviving Company Common

Shares is available throughout the 30-day redemption period. If and when the Surviving Company Warrants become redeemable by the Surviving Company, it may exercise its redemption right even it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Surviving Company issues a notice of redemption of the Surviving Company Warrants, each warrant holder will be entitled to exercise his, her or its Surviving Company Warrant prior to the scheduled redemption date. However, the price of the Surviving Company Common Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Surviving Company Warrant described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Surviving Company Common Share equals or exceeds $10.00

Once the Surviving Company Warrants become exercisable, the Surviving Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of US$0.10 per Surviving Company Warrant;

•        upon not less than 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Surviving Company Common Shares except as otherwise described below;

•        if, and only if, the Reference Value equals or exceeds US$10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before the Surviving Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”), the Surviving Company Warrants issued in exchange for the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Surviving Company Warrants issued in exchange for the Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Surviving Company Warrants are redeemed or exercised, holders may elect to exercise their Surviving Company Warrants on a cashless basis. The numbers in the table below represent the number of Surviving Company Common Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by the Surviving Company pursuant to this redemption feature, based on the “fair market value” of the Surviving Company Common Shares on the corresponding redemption date (assuming holders elect to exercise their Surviving Company Warrants and such warrants are not redeemed for $0.10 per Surviving Company Warrant), determined for these purposes based on the volume weighted average price of the Surviving Company Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The Surviving Company will provide its warrant holders with the final “fair market value” no later than one business day after the 10-trading day period described above ends. The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a Surviving Company Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of Surviving Company Common Shares issuable upon exercise of a Surviving Company Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Surviving Company Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Surviving Company Warrant as so adjusted. The number of Surviving Company Common Shares in the table below shall be adjusted in the same manner and at the same time as the number of Surviving Company Common Shares issuable upon exercise of a Surviving Company Warrant. If the exercise price of a Surviving Company Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Surviving Company Common Shares
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Surviving Company Common Shares to be issued for each Surviving Company Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the Surviving Company Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Surviving Company Warrants, holders may choose to, in connection with this redemption feature, exercise their Surviving Company Warrants for 0.277 Surviving Company Common Shares for each whole Surviving Company Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Surviving Company Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Surviving Company Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their Surviving Company Warrants for 0.298 Surviving Company Common Shares for each whole Surviving Company Warrant. In no event will the Surviving Company Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Surviving Company Common Shares per Surviving Company Warrant (subject to adjustment). Finally, as reflected in the table above, if the Surviving Company Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by the Surviving Company pursuant to this redemption feature, since they will not be exercisable for any Surviving Company Common Shares.

This redemption feature is structured to allow for all of the outstanding Surviving Company Warrants to be redeemed when the Surviving Company Common Shares are trading at or above $10.00 per share, which may be at a time when the trading price of the Surviving Company Common Shares is below the exercise price of the Surviving Company Warrants. This redemption feature was established to provide the Surviving Company with the flexibility to redeem the Surviving Company Warrants without the Surviving Company Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per Surviving Company Common Share equals or exceeds $18.00.”

As stated above, the Surviving Company can redeem the Surviving Company Warrants when the Surviving Company Common Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to its capital structure and cash position while providing warrant holders with the opportunity to exercise their Surviving Company Warrants on a cashless basis for the applicable number of Surviving Company Common Shares. If the Surviving Company chooses to redeem the Surviving Company Warrants when the Surviving Company Common Shares are trading at a price below the exercise price of the Surviving Company Warrants, this could result in the warrant holders receiving fewer Surviving Company Common Shares than they would have received if they had chosen to wait to exercise their Surviving Company Warrants for Surviving Company Common Shares if and when such Surviving Company Common Shares were trading at a price higher than the exercise price of $11.50.

Redemption Procedures

A holder of a Surviving Company Warrant may notify the Surviving Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Surviving Company Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Surviving Company Common Shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding Surviving Company Common Shares is increased by a share capitalization payable in Surviving Company Common Shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Surviving Company Common Shares issuable on exercise of each Surviving Company Warrant will be increased in proportion to such increase in the outstanding Surviving Company Common Shares. A rights offering made to all or substantially all holders of Surviving Company Common Shares entitling holders to purchase Surviving Company Common Shares at a price less than the fair market value will be deemed a share capitalization of a number of Surviving Company Common Shares equal to the product of (i) the number of Surviving Company Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Surviving Company Common Shares) and (ii) the quotient of (x) the price Surviving Company Common Share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Surviving Company Common Shares, in determining the price payable for Surviving Company Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Surviving Company Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Surviving Company Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Surviving Company, at any time while the Surviving Company Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Surviving Company Common Shares on account of such Surviving Company Common Shares (or other securities into which the Surviving Company Warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Surviving Company Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Surviving Company Common Shares issuable on exercise of each Surviving Company Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Surviving Company Common Share in respect of such event.

If the number of outstanding Surviving Company Common Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Surviving Company Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Surviving Company Common Shares issuable on exercise of each Surviving Company Warrant will be decreased in proportion to such decrease in outstanding Surviving Company Common Shares.

Whenever the number of Surviving Company Common Shares purchasable upon the exercise of the Surviving Company Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Surviving Company Common Shares purchasable upon the exercise of the Surviving Company Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Surviving Company Common Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Surviving Company Common Shares (other than those described above or that solely affects the par value of such Surviving Company Common Shares), or in the case of any merger or consolidation of the Surviving Company with or into another corporation (other than a consolidation or merger in which the Surviving Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Surviving Company Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Surviving Company as an entirety or substantially as an entirety in connection with which the Surviving Company is dissolved, the holders of the Surviving Company Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Surviving Company Warrants and in lieu of the Surviving Company Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Surviving Company Common Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Surviving Company Warrants would have received if such holder had exercised their Surviving Company Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Surviving Company Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Surviving Company Common Shares, the holder of a Surviving Company Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the Surviving Company Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Surviving Company Common Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Surviving Company Common Shares in such a transaction is payable in the form of Surviving Company Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Surviving Company Warrant properly exercises the Surviving Company Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Surviving Company Warrant.

The Surviving Company Warrants will be issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Surviving Company Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Surviving Company Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Surviving Company Warrants is required to make any change that adversely affects the interests of the registered holders.

The Surviving Company Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Surviving Company, for the number of Surviving Company Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Surviving Company Common Shares and any voting rights until they exercise their Surviving Company Warrants and receive Surviving Company Common Shares. After the issuance of Surviving Company Common Shares upon exercise of the Surviving Company Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Surviving Company Warrants. If, upon exercise of the Surviving Company Warrants, a holder would be entitled to receive a fractional interest in a share, the Surviving Company will, upon exercise, round down to the nearest whole number the number of Surviving Company Common Shares to be issued to the warrant holder.

The Surviving Company will agree that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Surviving Company irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Surviving Company Warrants to be Issued in Exchange for Private Placement Warrants

The Surviving Company Warrants issued in exchange for the Private Placement Warrants will not be transferable, assignable or salable (except to affiliates of the Sponsor) and they will not be redeemable by the Surviving Company so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees (except as set forth under “— Surviving Company Warrants — Surviving Company Warrants to be Issued in Exchange for Public Warrants — Redemption of warrants when the price per Surviving Company Common Share equals or exceeds $10.00”). The Sponsor or its permitted affiliated transferees have the option to exercise the private placement warrants on a cashless basis.

Except as described above under “— Surviving Company Warrants — Surviving Company Warrants to be Issued in Exchange for Public Warrants — Redemption of warrants when the price per Surviving Company Common Share equals or exceeds $10.00,” if holders of these Surviving Company Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Surviving Company Common Shares equal to the quotient obtained by dividing (x) the product of the number of Surviving Company Common Shares underlying the Surviving Company Warrants, multiplied by the excess of the “fair market value” of the Surviving Company Common Shares (defined below) over the exercise price of the Surviving Company Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Surviving Company Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dissent Rights

Under the CBCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to: (i) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation; (ii) amend its articles to add, remove or change any restrictions on the business it is permitted to carry on; (iii) amalgamate with another corporation, subject to certain exceptions; (iv) be continued under the laws of another jurisdiction; or (v) sell, lease or exchange all or substantially all of its property. In addition, holders of a class or series of shares of a CBCA corporation are, in certain circumstances and, in the case of items (a), (b) and (e) below, unless the articles of the corporation provide otherwise, entitled to exercise dissent rights and be paid the fair value of their shares if the corporation resolves to amend its articles to (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to shares of such class; (b) effect an exchange, reclassification or cancellation of the shares of such class; (c) add to, remove or change the rights, privileges, restrictions or conditions attached to the shares of such class; (d) increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class; (e) create a new class of shares equal or superior to the shares of such class, except in certain circumstances; (f) make a class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class; (g) effect an exchange or create a right of exchange of the shares of another class into the shares of such class; or (h) constrain the issue, transfer or ownership of the shares of such class or change or remove such constraint.

Stock Exchange Listing of Surviving Company Common Shares

Pursuant to the Business Combination Agreement, it is a condition to the consummation of the Transactions as contemplated by the Business Combination Agreement that the Surviving Company’s initial listing application with Nasdaq shall have been approved and that the Surviving Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq and that Surviving Company Common Shares shall have been approved for listing on Nasdaq. Each of Prospector and the Company shall use its reasonable best efforts to cause: (a) Newco’s initial listing application with Nasdaq in connection with the Transactions contemplated by the Business Combination Agreement to have been approved; (b) Newco to satisfy all applicable initial and continuing listing requirements of Nasdaq; and (c) the Surviving Company Common Shares issuable in accordance with the Business Combination Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of the Business Combination Agreement, and in any event prior to the closing of the Transactions.

Securities Act Restrictions on Resale

Rule 144

Subject to the further restrictions described below under “Restrictions on the Use of Rule 144 for Securities of Shell Companies or Former Shell Companies,” pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Surviving Company Common Shares or Surviving Company Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Surviving Company at the time of, or at any time during the three months preceding, a sale and (ii) the Surviving Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as the Surviving Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Surviving Company Common Shares or Surviving Company Warrants for at least six months but who are affiliates of the Surviving Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Surviving Company Common Shares then outstanding; or

•        the average weekly reported trading volume of the Surviving Company during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

•        Sales by affiliates of the Surviving Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Surviving Company.

Restrictions on the Use of Rule 144 for Securities of Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, although the Surviving Company will be a new registrant, Surviving Company Common Shares and Surviving Company Warrants may not be eligible for sale pursuant to Rule 144 without registration until one year has elapsed from the time that the Surviving Company files current Form 10 type information with the SEC as described above.

LeddarTech anticipates that following the consummation of the Business Combination, the Surviving Company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

DESCRIPTION OF SURVIVING COMPANY ORGANIZATIONAL DOCUMENTS

Annual Meetings

Under the CBCA, Surviving Company must hold its first annual meeting of shareholders within 18 months after the date on which it was incorporated, and after that must hold an annual meeting not later than 15 months after the last annual meeting at such time and place in or outside the Province of Québec as may be determined by the directors of Surviving Company or, in the absence of such a determination, at the place where the registered office of Surviving Company is located.

Board and Shareholder Ability to Call Shareholder Meetings

The by-laws of Surviving Company will provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the CBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition that the directors call a meeting of shareholders for the purposes stated in the requisition. Upon receiving a requisition to call a meeting of shareholders, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to transact the business stated in the requisition unless a record date has been fixed for a meeting of shareholders and notice of the meeting has been given in accordance with the CBCA; the directors of Surviving Company have called a meeting of shareholder and have given notice of the meeting in accordance with the CBCA; or the business of the meeting as stated in the requisition includes certain matters, including, but not limited to, a proposal the primary purpose of which is to enforce a personal claim or redress a personal grievance against the corporation or its directors, officers or security holders. If the directors do not call such a meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting. The corporation must reimburse the requisitioning shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting unless the shareholders have not acted in good faith and in the interest of the shareholders of the corporation generally.

Shareholder Meeting Quorum

The by-laws of Surviving Company will provide that a quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Voting Rights

Under the CBCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the CBCA, the Surviving Company Articles or by-laws, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The by-laws of the Surviving Company will provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands unless a ballot on the question is required or demanded. Votes by a show of hands or functional equivalent result in each person having one vote regardless of the number of shares such person is entitled to vote. If voting is conducted by ballot, each person is entitled to one vote for each share such person is entitled to vote.

There are no limitations on the right of non-resident or foreign owners to hold or vote Surviving Company securities imposed by Canadian law or by the charter or other constituent document of Surviving Company.

Shareholder Action by Written Consent

Under the CBCA, shareholder action without a meeting may be taken by a resolution signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders. A written resolution of shareholders is as valid as if it had been passed at a meeting of those shareholders. A written resolution of shareholders dealing with all matters required by the CBCA to be dealt with at a meeting of shareholders, and signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at that meeting, satisfies all the requirements of the CBCA relating to that meeting of shareholders.

Access to Books and Records and Dissemination of Information

Surviving Company must keep at its registered office, or at such other place as the CBCA may permit, the documents, copies, registers, minutes and other records which Surviving Company is required by the CBCA to keep at such places. Surviving Company must prepare and maintain, among other specified documents, adequate accounting records. Under the CBCA, any director, shareholder or creditor of Surviving Company may, free of charge, examine certain of Surviving Company’s records during the usual business hours of Surviving Company.

Election and Appointment of Directors

The Surviving Company Articles will not provide for the board of directors to be divided into classes.

At any general meeting of Surviving Company’s shareholders at which directors are to be elected, a separate vote of shareholders entitled to vote will be taken with respect to each candidate nominated for director. Pursuant to the CBCA, any casual vacancy occurring on the Surviving Company Board may be filled by a quorum of the remaining directors, subject to certain exceptions. If Surviving Company does not have a quorum of directors, or if there has been a failure to elect the number of directors required by the Surviving Company Articles or the CBCA, the directors then in office must forthwith call a special meeting of shareholders to fill the vacancy and, if the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder of Surviving Company. Pursuant to the CBCA, where empowered by a special resolution, the Surviving Company directors may, between meetings of shareholders, appoint one or more additional directors, but the number of additional directors may not exceed one third times the number of directors required to have been elected at the last annual meeting of shareholders.

At least 25% of Surviving Company’s directors must be resident Canadians. The minimum number of directors Surviving Company may have is one and the maximum number of directors Surviving Company may have is eleven, as set out in the Surviving Company Articles. The CBCA provides that any amendment to the Surviving Company Articles to increase or decrease the minimum or maximum number of Surviving Company’s directors requires the approval of Surviving Company’s shareholders by a special resolution.

Removal of Directors

Pursuant to the CBCA, the shareholders of Surviving Company may remove any director before the expiration of his or her term of office by ordinary resolution at an annual or special meeting of shareholders, provided that, where the holders of any class or series of shares of Surviving Company have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. In that event, the shareholders may elect, by ordinary resolution, another individual as director to fill the resulting vacancy.

Proceedings of Board of Directors

At all meetings of the Surviving Company Board, every question will be decided by a majority of the votes cast and, in the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the by-laws of Surviving Company and subject only to the CBCA, the articles of Surviving Company and applicable securities laws, shareholders of record entitled to vote will nominate persons for election to the Surviving Company Board only by providing proper notice to Surviving Company’s corporate secretary. In the case of annual meetings, proper notice must be given not less than 30 days prior to the date of the annual meeting. However, in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the meeting was made, the notice must be given on the 10th day following the Notice Date. In the case of a special meeting called for the purpose of electing directors and which is not also an annual meeting of shareholders, the notice must be given not later than the close of business on the 15th day following the date that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the special meeting was made. Such notice must include, among other information, certain information with respect to each shareholder nominating persons for elections to the Surviving Company Board, disclosure about any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares of Surviving Company and any other information Surviving Company may reasonably require to determine the eligibility of the nominee to serve as a director of Surviving Company.

Approval of Amalgamations, Mergers and Other Corporate Transactions

Under the CBCA, certain corporate actions, such as: (i) amalgamations (other than with certain affiliated corporations); (ii) continuances; (iii) sales, leases or exchanges of all, or substantially all, the property of a corporation other than in the ordinary course of business; (iv) reductions of stated capital for any purpose, including in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (v) other actions such as liquidations, or arrangements, must be approved by a special resolution of Surviving Company’s shareholders.

In certain specified cases where share rights or special rights may be prejudiced or interfered with, a special resolution of shareholders to approve the corporate action in question affecting the share rights or special rights, is also required to be approved separately by the holders of a class or series of shares, including a class or series of shares not otherwise carrying voting rights. In specified extraordinary corporate actions, such as approval of plans of arrangements and amalgamations all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability and Indemnification of Directors and Officers

Under the CBCA, no provision in a contract, the articles, the by-laws or a resolution relieves a director or officer from the duty to act in accordance with the CBCA and its related regulations or relieves him or her from liability for a breach of the CBCA or its regulations.

A director is not liable under the CBCA for certain acts if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance, in good faith, on (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation; or (ii) a report of a person whose profession lends credibility to a statement made by that professional person.

Under the CBCA, Surviving Company may indemnify its current or former directors or officers or another individual who acts or acted at Surviving Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with Surviving Company or another entity.

The CBCA also provides that Surviving Company may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual (i) acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Under Surviving Company’s by-laws, Surviving Company will indemnify to the fullest extent permitted by the CBCA (i) any director or officer of Surviving Company; (ii) any former director or officer of Surviving Company; (iii) any individual who acts or acted at Surviving Company’s request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

Derivative Suits and Oppression Remedy

Under the CBCA, a complainant (being a current or former director, officer or security holder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be a proper person to make such an application) of Surviving Company may apply to the Superior Court of Québec for leave to bring an action in the name and on behalf of Surviving Company or any of its subsidiaries, or to intervene in an existing action to which Surviving Company or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of Surviving Company or any of its subsidiaries.

No such action may be brought and no intervention in any action may be made unless the complainant has given the requisite notice of the application for leave to the directors of Surviving Company or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that (i) the directors of Surviving Company or its subsidiaries will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interests of Surviving Company or its subsidiaries for the action to be brought, prosecuted, defended or discontinued.

Under the CBCA, the court in a derivative action may make any order it thinks fit.

Under the CBCA, a complainant may apply to the Superior Court of Québec for any interim or final order the court thinks fit, including, but not limited to, an order restraining the conduct complained of, where the court is satisfied that, in respect of Surviving Company or any of its affiliates, any act or omission of Surviving Company or any of its affiliates effects or threatens to effect a result, the business or affairs of Surviving Company or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner, or the powers of the directors of Surviving Company or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of Surviving Company.

Exclusive Forum

The by-laws of Surviving Company will provide that, unless Surviving Company consents in writing to the selection of an alternative forum and except as set out below, the Superior Court of Québec, Canada and the appellate courts therefrom will, to the fullest extent permitted by law be the sole and exclusive forum for any derivative action or proceeding brought on behalf of Surviving Company, any action or proceeding asserting breach of a fiduciary duty owed by any director, officer or other employee of Surviving Company to Surviving Company, any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or the articles or by-laws of Surviving Company, or any action or proceeding asserting a claim related to the relationships among Surviving Company, its affiliates and their respective shareholders, directors or officers (other than the business carried on by Surviving Company or its affiliates). The by-laws of Surviving Company will also provide that, notwithstanding the foregoing, unless Surviving Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will have exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act. The exclusive forum provision in Surviving Company’s by-laws will not apply to actions arising under the Securities Act or the Exchange Act. Investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Amendment of Surviving Company Articles, By-laws and Alteration of Share Capital

Under the CBCA, Surviving Company may amend the Surviving Company Articles by special resolution. For purposes of the CBCA, a special resolution is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. A special resolution is generally required to approve corporate matters that may materially affect the rights of shareholders or are of a transformative nature for the corporation, including, but not limited to, changes to the corporation’s authorized capital structure, changes to the rights privileges, restrictions and conditions in respect of any of the corporation’s shares, a change in the corporation’s name, the winding up, dissolution or liquidation of the corporation, and a plan of arrangement with shareholders.

Under the CBCA, the Surviving Company Board may, by resolution, make, amend or repeal any by-laws that regulate the business of affairs of Surviving Company. Where the directors make, amend or repeal any by-law, they must submit the by-law, amendment or repeal to Surviving Company’s shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal. Where a by-law is made, amended or repealed by the directors, the by-law, amendment or repeal is effective from the date of the resolution of the directors until it is confirmed, amended or rejected by shareholders (or, if the directors fail to submit the by-law, amendment or repeal to shareholders, until the date of the shareholders meeting at which it should have been submitted).

SHARES ELIGIBLE FOR FUTURE SALE

Upon the Closing, Surviving Company will have an unlimited number of Surviving Company Shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, will have approximately 37,513,112 Surviving Company Shares issued and outstanding, including 30,481,862 Surviving Company Common Shares issued and outstanding, in each case assuming no Class A Shares of Prospector are redeemed in connection with the Business Combination and including 8,125,000 Surviving Company Shares that will be held by the Sponsor, subject to certain forfeiture arrangements pursuant to the Sponsor Letter Agreement and lock-up provisions contained in the Sponsor Letter Agreement. All Surviving Company Common Shares issued in connection with the Business Combination will be freely transferable by persons other than by Surviving Company’s “affiliates” or by Prospector or Prospector’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Surviving Company Common Shares in the public market could adversely affect prevailing market prices of the Surviving Company Common Shares. The Surviving Company has applied for listing of the Surviving Company Common Shares to be issued in the Business Combination on the Nasdaq Capital Market, but Surviving Company cannot assure you that a regular trading market will develop in the Surviving Company Common Shares following the Business Combination.

Registration Rights Agreement

At the Closing, the Surviving Company, the Sponsor and the New Holders will enter into the Registration Rights Agreement, pursuant to which, among other things, the Surviving Company will be obligated to file a shelf registration statement to register the resale by the parties of the Surviving Company Common Shares issuable in connection with the Business Combination, including Surviving Company Common Shares issuable upon conversion of the secured convertible notes issued in connection with the PIPE Financing. The Registration Rights Agreement also will provide the Sponsor and, with respect to certain Surviving Company Common Shares, the New Holders with demand and “piggy-back” registration rights, subject to certain minimum requirements and customary conditions.

With respect to the PIPE Investors, the Registration Rights Agreement provides that the Surviving Company Common Shares (other than any shares issuable upon conversion of any securities obtained through the PIPE Financing) will be subject to a lock-up for a period of six months following the Closing.

With respect to the New Holders other than the PIPE Investors, the Surviving Company Common Shares will be subject to a lock-up for a period of four years following the Closing. Surviving Company Common Shares held by certain investors are subject to such lock-up through the delivery by the investors of letters of transmittal.

With respect to the Sponsor, the Surviving Company Common Shares issued upon conversion of the Sponsor’s Prospector Class B Shares will be subject to certain transfer restrictions until six months following the Closing, and Surviving Company Common Shares issued upon conversion of the Sponsor’s Private Placement Warrants will be subject to certain transfer restrictions until 30 days following the Closing.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Surviving Company Common Shares for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Surviving Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Surviving Company was required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial holders and purchasers of Prospector’s securities will be able to sell their Surviving Company Common Shares received for their Prospector Class B Shares, Prospector Class A Shares and Prospector Warrants that may be issued on conversion of loans by the Sponsor, members of Prospector’s management team or any of their respective affiliates or other third parties (and shares issued upon their exercise), as applicable, pursuant to and in accordance with Rule 144 without registration not earlier than one year after Surviving Company has completed an initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•        1% of the total number of shares then outstanding; or

•        the average weekly reported trading volume of the Surviving Company Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Surviving Company’s affiliates under Rule 144 would also limited be limited by volume and manner of sale provisions, notice requirements and to the availability of current public information about us.

As of the date of this proxy statement/prospectus, Prospector has 2,194,056 Class A Shares outstanding. All of such shares sold in Prospector’s IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased or held by one of Prospector’s affiliates within the meaning of Rule 144. All of the 8,125,000 Prospector Class B Shares are restricted securities under Rule 144 because they were issued in private transactions not involving a public offering.

As of the date of this proxy statement/prospectus, there are 16,500,000 warrants outstanding to purchase Prospector’s Class A Shares, including 10,833,333 Prospector Warrants originally sold as part of Prospector Units in Prospector’s IPO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the actual beneficial ownership of Prospector Shares as of September 30, 2023 and pro forma information regarding the beneficial ownership of Surviving Company Common Shares on the date of the Closing by:

•        each person known by Prospector to beneficially own more than 5% of the outstanding Prospector Shares immediately prior to the consummation of the Business Combination and each person expected to beneficially own more than 5% of the Surviving Company Common Shares issued and outstanding immediately after the consummation of the Business Combination;

•        each of Prospector’s current executive officers and directors

•        each person who is expected become an executive officer or a director of the Surviving Company upon consummation of the Business Combination;

•        all of Prospector’s current executive officers and directors as a group; and

•        all of the currently expected Surviving Company executive officers and directors as a group immediately following consummation of the Business Combination.

The Sponsor and Prospector’s directors, officers, advisors or their affiliates may purchase Class A Shares or Surviving Company Common Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of such Class A Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor and Prospector’s directors, officers, advisors or their affiliates purchase Class A Shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. In addition, if such purchases are made, the public “float” of Prospector Shares and the number of beneficial holders of Prospector’s securities may be reduced, possibly making it difficult for the Surviving Company to obtain the listing or trading of Surviving Company Common Shares on Nasdaq.

Unless otherwise indicated, Prospector believes that the Sponsor and all current directors and executive officers of Prospector persons named in the table below have sole voting and investment power with respect to all shares beneficially owned by them, and the Company believes that all directors, executive officers and persons expected to beneficially own 5% or more of the Surviving Company Common Shares have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of Prospector’s warrants on a pre-transaction basis because such warrants are not exercisable within 60 days of the date of this proxy statement/prospectus. The calculation of the pre-transaction percentage of beneficial ownership is based on 2,194,056 Class A Shares and 8,125,000 Prospector Class B Shares outstanding as of September 30, 2023.

Name and Address of Beneficial Owner(1)	Number of Class A Ordinary Shares Beneficially Owned Pre-Transaction		Number of Class B Ordinary Shares Beneficially Owned Pre-Transaction		Post-Transaction Assuming No Class A Shares are Redeemed(2)			Post-Transaction Assuming All Class A Shares are Redeemed(3)
	Number	Percentage	Number	Percentage	Number	Percentage		Number	Percentage
Current Directors and Executive Officers of and Sponsor of Prospector
Derek Aberle	—	—	—	—	137,935	*	%	137,935	*%
Nick Stone	—	—	—	—	—	—		—	—
Steve Altman	—	—	—	—	—	—		—	—
Jonathan Levy	—	—	—	—	—	—		—	—
Ron Lumbra	—	—	—	—	—	—		—	—
All directors and executive officers as a group (5 individuals)	—	—	—	—	137,935	*	%	137,935	*%

Name and Address of Beneficial Owner(4)	Number of Class A Ordinary Shares Beneficially Owned Pre-Transaction		Number of Class B Ordinary Shares Beneficially Owned Pre-Transaction		Post-Transaction Assuming No Class A Shares are Redeemed(2)		Post-Transaction Assuming All Class A Shares are Redeemed(3)
	Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage
Directors and Executive Officers of Surviving Company After Consummation of the Transaction:
Charles Boulanger(5)	—	—	—	—	33,904	*	33,904	*
Derek Aberle	—	—	—	—	137,935	*	137,935	*
Nick Stone	—	—	—	—	—	—	—	—
Frantz Saintellemy(5)	—	—	—	—	84,718	*	84,718	*
Michelle Sterling	—	—	—	—	—	—	—	—
Yann Delabrière(5)(6)	—	—	—	—	20,509	*	20,509	*
David Torralbo(5)	—	—	—	—	17,593	*	17,593	*
Christopher Stewart	—	—	—	—	—	*	—	*
All directors and executive officers as a group (8 individuals)	—	—	—	—	294,659	*	294,659	1.1

Five Percent or More Holders and Certain Other Holders:
Prospector Sponsor, LLC(7)	—	—	8,125,000	100%	12,636,865	35.6%	12,636,865	40.6%
FS LT Holdings LP(8)	—	—	—	—	6,088,880	19.4%	6,088,880	22.5%
Investissement Québec(9)	—	—	—	—	5,858,698	18.3%	5,858,698	21.2%
BDC Capital Inc.(10)	—	—	—	—	2,010,792	6.5%	2,010,792	7.6%
Fidelity True North Fund(11)	—	—	—	—	2,535,001	8.2%	2,535,001	9.5%
Entities associated with Desjardins Capital(12)	—	—	—	—	1,570,514	5.9%	1,570,514	5.1%

____________

*        less than 1%

**      indeterminable in maximum redemption scenario

(1)      Unless otherwise noted, the business address of each of the following individuals is c/o Prospector Capital Corp., 1250 Prospect Street, Suite 200, La Jolla California 92037.

(2)      The information is based on the assumption that 30,481,862 Surviving Company Shares will be issued and outstanding immediately following the closing of the Business Combination.

(3)      The information is based on the assumption that 26,093,750 Surviving Company Shares will be issued and outstanding immediately following the closing of the Business Combination.

(4)      Unless otherwise noted, the business address of each of the following individuals (other than Messrs. Aberle and Stone) is c/o LeddarTech Holdings Inc., 4535, Boulevard Wilfrid-Hamel, Suite 240, Quebec G1P 2J7, Canada. Directors and executive officers of Surviving Company after consummation of the Business Combination currently exclude one director nominee of IQ to be confirmed at a later date. Shares included in post-transaction ownership total of directors and executive officers exclude certain outstanding options to purchase LeddarTech stock that will be cancelled in connection with the Business Combination closing and options to purchase shares following the Business Combination closing that will be subject to greater than 60-day vesting.

(5)      Holdings reported include common shares issuable upon conversion of convertible notes.

(6)      Includes securities held by MM Consulting SAS over which Mr. Delabrière has voting and dispositive power.

(7)      Post-transaction holdings reported include 782,500 shares issuable upon conversion of convertible notes and 4,250,000 shares issuable upon exercise of exercisable warrants. The shares reported above are held in the name of the Sponsor. Derek Aberle, Nick Stone, Steve Altman and Mike Stone are among the members of the Sponsor and are its managers. Each manager has one vote, and the unanimous approval of the managers is required for approval of an action of the Sponsor. No individual manager exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which he directly owns a pecuniary interest. Accordingly, none of the individuals will be deemed to have or share beneficial ownership of such securities.

(8)      Post-transaction holdings reported include 920,000 shares issuable upon conversion of convertible notes. The shares reported above are held in the name of FS LT Holdings LP, a Delaware limited partnership. FS Investment Management, L.P., a Delaware limited partnership, is the general partner of FS LT Holdings LP and exercises sole voting and dispositive control of the securities held by FS LT Holdings LP. Nick Stone Management II, LLC, a Texas limited liability company, is the general partner of FS Investment Management, L.P. Nick Stone is the manager of Nick Stone Management II, LLC. The address of the principal business office of each of FS LT Holdings LP, FS Investment Management, L.P., Nick Stone Management II, LLC and Nick Stone is 1250 Prospect Street, Suite 200, La Jolla, CA 92037.

(9)      Holdings reported include 1,500,000 shares issuable upon conversion of convertible notes and 13,890 shares issuable upon exercise of exercisable warrants. Investissement Québec (“IQ”) is a mandatary of the Government of the Province of Quebec, Canada. Decisions to vote or dispose Leddartech’s securities are made (i) by the Government of Québec, through the adoption of a decree of the Cabinet or by the Minister of the Economy, Innovation and Energy, in both cases under recommendations of the personnel at the ministry and of IQ or (ii) with respect to securities acquired by IQ acting for its own account (and not as mandatary of the Government of Québec), by IQ’s Credit Committee (which is typically comprised of six (6) persons) upon recommendations of IQ’s personnel. Accordingly, no person individually can exercise voting or investment power over the shares held by IQ and none are deemed to have or share beneficial ownership of such securities. The business address for Investissement Quebec is 1001, boulevard Robert Bourassa, Suite 1000, Montréal, Québec H3B 0A7.

(10)    Holdings reported include 249,500 shares issuable upon conversion of convertible notes. BDC Capital Inc. is a wholly owned subsidiary of the Business Development Bank of Canada, which is a federal Crown corporation wholly owned by the government of Canada. BDC Capital Inc.’s investment decisions are ultimately made by its board of directors, which currently consists of 11 members. BDC Capital’s board of directors has delegated certain investment decision-making authority to subcommittees of the board and to certain members of its senior management, including the Executive Vice-President for BDC Capital Inc., currently Jérôme Nycz. As Executive Vice-President, Mr. Nycz holds authority to approve voting and disposition of the LeddarTech shares held by BDC Capital Inc. The business address 5 Place Ville Marie, Suite 100, Montreal, Quebec H3B 2G2.

(11)    Holdings reported include 500,000 shares issuable upon conversion of convertible notes. Fidelity Investments Canada ULC (“Fidelity”) is the manager of Fidelity True North Fund. As at this date, the only shareholder known to Fidelity to own, of record or beneficially, more than 10% of the issued and outstanding shares of Fidelity was BlueJay Lux 1 S.a.r.l. which owns directly 1,000 common shares, representing 100% of the issued and outstanding common shares of Fidelity. As at this date, 483A Bay Street Holdings LP owns indirectly 100% of the issued and outstanding shares of BlueJay Lux 1 S.a.r.l. and 483A Bay Street Holdings LP in turn is owned indirectly 49% by Fidelity Canada Investors LLC (“FCI”) and 51% owned indirectly by FIL Limited (“FIL”). As at this date, members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common units of FCI, representing 49% of the voting power of FCI. The Johnson family group and all other Series B unitholders have entered into a voting agreement under which all Series B units will be voted in accordance with the majority vote of Series B units. Accordingly, through their ownership of voting common units and the execution of the voting agreement, members of the Johnson family group may be deemed to form a controlling group with respect to FCI. As at this date, members of the Johnson family group are the predominant owners, directly or through trusts or other legal structures, of FIL. While the Johnson family group’s ownership of FIL voting stock may fluctuate from time to time as a result of changes in the total number of shares of FIL voting stock outstanding, it normally represents more than 25%, but under FIL’s by-laws can represent no more than 48.5%, of the total votes which may be cast by all holders of FIL voting stock. Accordingly, through their ownership, members of the Johnson family group may be deemed to form a controlling group with respect to FIL. The address of Fidelity True North Fund is 483 Bay Street, Suite 300, Toronto, Ontario, M5G 2N7.

(12)    Reflects holdings beneficially owned by Capital régional et coopératif Desjardins (“CRDC”) and Desjardins-Innovatech S.E.C. (“Desjardins-Innovatech”) and include 179,500 shares issuable upon conversion of convertible notes held by CRCD and 179,500 shares issuable upon conversion of convertible notes held by Desjardins-Innovatech. CRCD was constituted under and is governed by the Act constituting Capital régional et coopératif Desjardins, a law in the province of Québec, Canada. CRCD is a public joint stock investment company with more than 109,000 shareholders, none of whom hold more than 10% of the shares of CRCD or directly or indirectly exercise control over CRCD. CRCD generally has entrusted the management of its investments to Gestion Desjardins Capital Inc. (“Desjardins Capital Management”), as investment manager. Desjardins-Innovatech is a limited partnership constituted under the Civil Code of Quebec, managed by its general partner, Desjardins Capital Management, and having two limited partners: CRCD, which holds 54.5% of the limited partnership units, and the Fonds du développement économique, which holds 45.4% of the limited partnership units and is established within the Ministère de l’Économie et de l’Innovation of the Gouvernement of Quebec. In its capacity as general partner of Desjardins-Innovatech, Desjardins Capital Management’s decisions are ultimately made by its board of directors, which has delegated its investment decision-making authority to committees of the board and to certain members of its management. Accordingly, for both CRCD and Desjardins-Innovatech, no individual exercises voting or dispositive control over any of the securities, and none of the individuals is deemed to have or share beneficial ownership of such securities. The address of each of CRDC and Desjardins-Innovatech is 2, Complexe Desjardins, Bureau 1717, Montreal, QC H5B 1B8. Amounts reported exclude warrants to acquire 250,000 Surviving Company shares at $0.01 per share held by Fédération des Caisses Desjardins du Québec and shares held by Desjardins Capital Markets.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Prospector

Price Range of Prospector Securities

Prospector Units, Prospector Class A Shares and Prospector Warrants are currently listed on Nasdaq under the symbols “PRSRU,” “PRSR” and “PRSRW,” respectively. Each Prospector Unit consists of one Prospector Class A Share and one third of a redeemable Prospector Warrant, entitling its holder to purchase one Prospector Class A Share at an exercise price of US$11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement. Prospector Units commenced trading on Nasdaq on January 8, 2021. Prospector Class A Shares and Prospector Warrants commenced trading on Nasdaq on March 1, 2021.

Dividends

Prospector has not paid any cash dividends on the Class A Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. Prior to the Continuance, Prospector will issue, as a dividend to each holder of Class A Shares that elects not to participate in the redemption (a “Non-Participating Redeeming Shareholder”) one additional Class A Share for each non-redeemed Class A Share held by such Non-Participating Redeeming Shareholder.

LeddarTech; Surviving Company

Price Range of LeddarTech Securities

Historical market price information regarding LeddarTech or Surviving Company is not provided because LeddarTech is a privately held company and there is no public market for LeddarTech’s and the Surviving Company’s shares.

Dividends

LeddarTech has not paid any cash dividends on its shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The Surviving Company does not have plans to pay cash dividends following the Business Combination.

ADDITIONAL INFORMATION

Submission of Future Shareholder Proposals

If the Business Combination is consummated and the Surviving Company holds a 2023 annual general meeting, it will provide notice of or otherwise publicly disclose the date on which the 2023 annual general meeting will be held. If the 2023 annual general meeting is held, shareholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for Surviving Company’s 2023 annual general meeting in accordance with Rule 14a-8 under the Exchange Act.

Prospector’s board of directors is aware of no other matter that may be brought before the EGM. Prospector does not expect to hold a 2023 annual general meeting of shareholders because it will not be a separate public company if the Business Combination is completed. Alternatively, if Prospector does not consummate a business combination by December 31, 2023, Prospector is required to begin the dissolution process provided for in its Articles, as amended. Prospector will liquidate as soon as practicable following such dissolution and will conduct no annual general meetings thereafter.

Other Shareholder Communications

Shareholders and interested parties may communicate with Prospector’s board of directors, any committee chairperson or the non-management directors as a group by writing to the Prospector Board or committee chairperson in care of Prospector Capital Corp., 1250 Prospect Street, Suite 200, La Jolla, CA 92037. Following the Business Combination, such communications should be sent to LeddarTech Holdings Inc., 4535 boulevard Wilfrid-Hamel, Suite 240, Quebec, G1P 2J7, attention Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors. The acceptance and forwarding of communications to the members of the Prospector Board or the Surviving Company Board, as applicable, or to an executive officer of Prospector or Surviving Company does not imply or create any fiduciary duty of such director or executive officer to the person submitting the communications.

Change in Registered Public Accounting Firm

Ernst & Young LLP, Montreal, Canada (“E&Y”), our current independent registered public accounting firm, notified us on August 18, 2023 that they declined to stand for reelection as our independent registered public accounting firm with respect to the audit of our financial statements for the year ending September 30, 2023, effective upon the consummation of the Business Combination.

E&Y’s reports on our financial statements for the fiscal years ended September 30, 2022 and September 30, 2021, did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report on our financial statements for the fiscal years ended September 30, 2022 and September 30, 2021, contained a paragraph stating that there was substantial doubt about our ability to continue as a going concern.

During the fiscal years ended September 30, 2022 and September 30, 2021, and subsequent interim periods through the date of this proxy statement/prospectus, (x) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements for such years, and (y) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, other than the material weakness in the internal control over financial reporting relating to (i) insufficient accounting personnel to execute the routine and non-routine accounting processes and apply segregation of duties over the execution and approval of journal entries, (ii) the Company has not adequately assessed the effectiveness of its information technology controls to select and develop general control activities over technology to support its financial reporting activities. As a result, the Company places extensive reliance on spreadsheets for various financial processes, including data entries, calculations and analysis, which lack the robust controls and validation mechanisms present in an integrated financial software environment. In addition, the Company has inadequate documentation and a lack of effective review controls to validate the inputs and assumptions used in the data entries, calculations, and analysis in the spreadsheets and (iii) review controls regarding both routine accounting processes and accounting treatments for complex transactions that were not designed effectively to ensure that accounting transactions are properly recognized and measured in the consolidated financial statements, as described in Risk Factors section of this information statement/prospectus. See “LeddarTech Management’s Discussion and Analysis of Financial Condition and Results of Operations – Internal Control over Financial Reporting” “Risk Factors — We have identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future.” If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

We have provided E&Y with a copy of the above disclosures. A copy of E&Y’s letter to the U.S. Securities and Exchange Commission required by Item 304(a) of Regulation S-K is included as Exhibit 16.1 to the registration statement of which this information statement forms a part.

In October 2023, we engaged Richter LLP as our new independent registered public accountant for the fiscal year ending September 30, 2023, and for the financial periods going forward. This decision was approved by our board of directors.

Legal Matters

The validity of the Surviving Company Shares to be issued in connection with the Business Combination will be passed upon by Stikeman Elliott LLP. The validity of the Surviving Company Warrants to be issued in connection with the Business Combination will be passed upon by Vedder Price P.C. The material U.S. federal income tax consequences of the Business Combination will be passed upon by White & Case LLP.

Experts

The statement of financial position of LeddarTech Holdings Inc. as of April 12, 2023, appearing in this prospectus has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of LeddarTech Inc. for the years ended September 30, 2022 and 2021, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young LLP has complied with the independence standards of the Code of Ethics of the Ordre de comptables professionnels agrees du Quebec, the U.S. Securities Act of 1933, as amended, and the PCAOB for the years ended September 30, 2022 and 2021.

The financial statements for Prospector Capital Corp. as of December 31, 2022 and December 31, 2021 and for the years then ended, appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which includes explanatory paragraphs relating to the correction of certain misstatements related to the June 30, 2022 and September 30, 2022 financial statements and Prospector Capital Corp.’s ability to continue as a going concern) appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

Delivery of Documents to Shareholders

Pursuant to the rules of the SEC, Prospector and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement. Upon written or oral request, Prospector will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request delivery of single copies of the proxy statement in the future. Shareholders may notify Prospector of their requests by calling or writing Prospector at its principal executive offices at (650) 396-7700 and 1250 Prospect Street, Suite 200, La Jolla, CA 92037.

Transfer Agent; Warrant Agent and Registrar

The registrar and transfer agent for the Prospector Shares and the warrant agent for Prospector’s warrants is Continental Stock Transfer & Trust Company. Prospector has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity. Continental Stock Transfer & Trust Company is expected to serve as transfer agent for the Surviving Company Shares and as the warrant agent for the Surviving Company Warrants.

Enforceability of Civil Liabilities

Certain of our operations and assets are located outside the United States, and certain of our officers, directors and shareholders reside outside of the United States, and some of the experts named in the Registration Statement may be residents of a foreign country. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

We have been advised by our legal counsel, Stikeman Elliot LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliot LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

We have appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon us, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or its directors and officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, the Surviving Company will be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. Prospector files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Prospector at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this proxy statement/prospectus relating to Prospector has been supplied by Prospector, and all such information relating to LeddarTech has been supplied by LeddarTech, respectively. Information provided by either Prospector or LeddarTech does not constitute any representation, estimate or projection of the other.

This document is a proxy statement/prospectus of Prospector for the EGM. Prospector has not authorized anyone to give any information or make any representation about the Business Combination, Prospector or LeddarTech that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (800) 662-5200

(Banks and brokers can call: (203) 658-9400)

Email: PRSR.info@investor.morrowsodali.com

If you are a shareholder of Prospector and would like to request documents, please do so no later than five business days before the EGM in order to receive them before the EGM. If you request any documents from Prospector, Prospector will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other documents that are not included with this proxy statement/prospectus.

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of
Leddartech Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Leddartech Inc. (the “Company”) as of September 30, 2022 and 2021, the related consolidated statements of changes in shareholders’ equity (deficiency), loss and comprehensive loss, and cash flows for each of the two years in the period ended September 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2022 and 2021, and the results of its financial performance and its cash flows for each of the two years ended in the period ended September 30, 2022, in conformity with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board.

Restatement of 2022 and 2021 Consolidated Financial Statements

As discussed in Note 2 to the consolidated financial statements, the 2022 and 2021 consolidated financial statements have been restated to correct misstatements.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2016.

Montréal, Canada
July 26, 2023

LeddarTech Inc.
Consolidated statements of financial position
[going concern uncertainty — note 1]

	Notes	As at September 30,
		2022	2021
		$	$
Assets		Restated (note 2)	Restated (note 2)
Current assets
Cash		32,025,899	6,200,316
Trade receivable and other receivables	6	3,786,281	1,566,674
Government assistance and R&D tax credits receivable		2,558,670	2,353,224
Inventories	7	2,937,149	2,415,915
Prepaid expenses		1,052,494	1,148,289
Total current assets		42,360,493	13,684,418
Property and equipment	8	3,623,009	3,052,136
Right-of-use assets	9	5,892,374	3,937,107
Intangible assets	10	34,761,189	52,837,296
Goodwill		7,318,126	7,318,126
Other long-term assets	14	—	571,116
Total non-current assets		51,594,698	67,715,781
Total assets		93,955,191	81,400,199

Liabilities and shareholders’ equity (deficiency)
Current liabilities
Accounts payable and accrued liabilities	11	10,988,362	8,804,633
Credit facility	12b	30,000,000	29,774,895
Current portion of convertible loans	13	—	45,204,387
Current portion of lease liabilities	9	673,605	320,488
Current portion of other loan	12c	342,675	748,013
Current portion of contingent consideration payable	12d	—	3,480,782
Total current liabilities		42,004,642	88,333,198
Term loan	12a	10,034,513	8,204,153
Convertible loans	13	—	23,845,819
Lease liabilities	9	5,905,498	3,944,495
Other loan	12c	1,240,105	1,193,009
Redeemable stock options	17b	6,102,496	6,420,159
Government grant liabilities	12e	1,409,694	1,159,487
Total non-current liabilities		24,692,306	44,767,122
Total liabilities		66,696,948	133,100,320

Shareholders’ equity (deficiency)
Capital stock	14	433,689,768	286,224,817
Reserve – warrants	15	670,703	670,703
Reserve – stock options	17	28,708,766	23,923,988
Other component of equity	16	2,431,688	2,431,688
Deficit		(432,341,598)	(363,022,750)
Equity (deficiency) attributable to owners of the capital stock of the parent		33,159,327	(49,771,554)
Non-controlling interests		(5,901,084)	(1,928,567)
Total shareholders’ equity (deficiency)		27,258,243	(51,700,121)
Total liabilities and shareholders’ equity (deficiency)		93,955,191	81,400,199

Commitments (Note 27); Subsequent events (Note 29)

See accompanying notes

On behalf of the Board:

Director	Director

LeddarTech Inc.
Consolidated statements of changes in shareholders’ equity (deficiency)
[going concern uncertainty — note 1]

	Notes	Capital stock	Reserve – warrants	Reserve – stock options	Other component of equity	Deficit	Equity (deficiency) attributable to owners of the capital stock of the parent	Non- controlling interests	Total shareholders’ equity (deficiency)
		$	$	$	$	$	$	$	$
						(restated – note 2)		(restated – note 2)
Balance as at September 30, 2021		286,224,817	670,703	23,923,988	2,431,688	(363,022,750)	(49,771,554)	(1,928,567)	(51,700,121)
Business combination	12d	2,215,739	—	—	—	—	2,215,739	—	2,215,739
Share issuances, net	14	145,235,091	—	—	—	—	145,235,091	—	145,235,091
Stock-based compensation	17d	—	—	4,917,057	—	—	4,917,057	—	4,917,057
Options exercised	17a	14,121	—	(4,899)	—	—	9,222	—	9,222
Vesting of Vayavision’s shares	17c	—	—	(127,380)	—	—	(127,380)	127,380	—
Net loss and comprehensive loss		—	—	—	—	(69,318,848)	(69,318,848)	(4,099,897)	(73,418,745)
Balance as at September 30, 2022		433,689,768	670,703	28,708,766	2,431,688	(432,341,598)	33,159,327	(5,901,084)	27,258,243

LeddarTech Inc.
Consolidated statements of changes in shareholders’ equity (deficiency) — (Continued)
[going concern uncertainty — note 1]

	Notes	Capital stock	Reserve – warrants	Reserve – stock options	Other component of equity	Deficit	Equity (deficiency) attributable to owners of the capital stock of the parent	Non- controlling interests	Total shareholders’ equity (deficiency)
		$	$	$	$	$	$	$	$
						(restated – note 2)		(restated – note 2)
Balance as at September 30, 2020		280,933,299	—	13,438,814	2,431,688	(316,063,712)	(19,259,911)	(157,992)	(19,417,903)
Business combination	12d	5,253,635	—	—	—	—	5,253,635	—	5,253,635
Stock-based compensation	17d	—	—	10,624,628	—	—	10,624,628	—	10,624,628
Warrant issuance	12a	—	670,703	—	—	—	670,703	—	670,703
Options exercised	17a	37,883	—	(12,074)	—	—	25,809	—	25,809
Vesting of Vayavision’s shares	17c	—	—	(127,380)	—	—	(127,380)	127,380	—
Net loss and comprehensive loss		—	—	—	—	(46,959,038)	(46,959,038)	(1,897,955)	(48,856,993)
Balance as at September 30, 2021		286,224,817	670,703	23,923,988	2,431,688	(363,022,750)	(49,771,554)	(1,928,567)	(51,700,121)

See accompanying notes

LeddarTech Inc.
Consolidated statements of loss and comprehensive loss
[going concern uncertainty — note 1]

		Year ended September 30,
	Notes	2022	2021
		$	$
		(restated – note 2)	(restated – note 2)
Revenue	4, 5, 24
Products		8,145,606	7,968,000
Services		543,409	194,929
Other		77,106	68,397
		8,766,121	8,231,326
Cost of sales	7, 8, 9, 24	5,310,718	5,258,390
Gross profit		3,455,403	2,972,936

Operating expenses	18
Marketing and product management	8,9	3,280,864	3,174,555
Selling	9	3,976,733	3,762,397
General and administrative	8, 9, 10	15,548,293	11,941,855
Stock-based compensation	17	4,272,673	12,193,618
Research and development costs (net of R&D tax credits of $70,191 in 2022 and $237,364 in 2021)	8, 9, 10	22,057,911	11,226,737
Impairment loss related to intangible assets	10	38,207,503	—
		87,343,977	42,299,162
Loss from operations		(83,888,574)	(39,326,226)

Other (income) costs
Grant revenue	21	(435,448)	(2,164,794)
Finance costs, net	22, 24	(10,034,381)	11,695,561
Loss before income taxes		(73,418,745)	(48,856,993)
Income taxes	23	—	—
Net loss and comprehensive loss		(73,418,745)	(48,856,993)

Net loss and comprehensive loss attributable to:
Non-controlling interests		(4,099,897)	(1,897,955)
Equity holders of the parent		(69,318,848)	(46,959,038)
Net loss per common share, basic and diluted	19	(513.80)	(723.05)
Weighted average common shares outstanding, basic and diluted	19	134,913	64,946

See accompanying notes

LeddarTech Inc.
Consolidated statements of cash flows
[going concern uncertainty — note 1]

	Notes	Year ended September 30,
		2022	2021
		$	$
		(restated – note 2)	(restated – note 2)
Operating activities
Net loss		(73,418,745)	(48,856,993)
Adjustments to reconcile net loss to net cash flows:
Write-down (write-down reversal) of inventories	7	19,859	(17,115)
Depreciation of property and equipment	8	1,448,867	1,132,833
Depreciation of right-of-use assets	9	610,941	393,585
Amortization of intangible assets	10	257,064	463,784
Impairment loss related to intangible assets	10	38,207,503	—
Finance costs, net	22	(7,376,716)	11,547,217
Stock-based compensation	17	4,590,336	9,308,105
Grant revenue on term loan	12	—	(1,192,741)
Redeemable stock options		(317,663)	2,885,513
Other costs		—	145,933
Foreign exchange gain		(1,756,535)	(99,296)
		(37,735,089)	(24,289,175)
Net change in non-cash working capital items	20	(391,808)	3,499,828
Net cash flows related to operating activities		(38,126,897)	(20,789,347)

Investing activities
Additions to property and equipment	8	(2,173,529)	(1,947,321)
Additions to intangible assets	10	(10,853,759)	(15,763,223)
Grants received related to intangible assets and property and equipment	21	986,295	641,033
R&D tax credit received		—	706,000
Finance income received	22	40,251	3,454
Other costs		—	(145,933)
Net cash flows related to investing activities		(12,000,742)	(16,505,990)

Financing activities
Credit facility contracted	12b	—	20,000,000
Convertible loan contracted	13	—	17,000,000
Convertible loan reimbursed	13	—	(837,963)
Other loan reimbursed	12d	(768,850)	—
Term loan contracted	12a	—	9,561,223
Interest paid on credit facility and other loan	22	(3,620,539)	(2,788,034)
Issuance and modification costs of convertible loans	22	(124,717)	(124,022)
Exercise of stock options	17	9,221	25,809
Share issuance proceed	14	85,236,002	—
Share issuance cost	14	(6,094,621)	(571,116)
Government grant liability issuance	12e	178,857	191,412
Repayment principal amount of lease liabilities	9	(316,472)	(415,251)
Interest paid on lease liability	9	(551,291)	(303,390)
Net cash flows related to financing activities		73,947,590	41,738,668

Effect of foreign exchange on cash		2,005,632	—
Net increase in cash		25,825,583	4,443,331
Cash, beginning of year		6,200,316	1,756,985
Cash, end of year		32,025,899	6,200,316

See accompanying notes

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

1. Nature of operations and going concern uncertainty

LeddarTech Inc. (the “Company” or “LeddarTech”) was incorporated under the Canada Business Corporations Act on July 3, 2007. The Company’s head office is located at 240-4535, boul. Wilfrid-Hamel, Québec City, Québec, G1P 2J7, Canada.

The Company develops services and products targeted at the Advanced Driver Assistance Systems (“ADAS”) market and manufactures and commercializes advanced detection and ranging systems and solutions based on light (“LIDAR”) for the mobility market. The Company operates under one operating segment.

These consolidated financial statements were prepared on a going concern basis, which presumes the Company will continue its operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. In its assessment to determine if the going concern assumption is appropriate, management considers all data available regarding the future for at least, without limiting to, the next twelve months from the date of the consolidated financial statements.

The Company has an accumulated deficit of $432,341,598 as at September 30, 2022, and, for the year ended September 30, 2022, incurred a net loss of $73,418,745 and net cash outflows related to operating and investing activities amounting to $38,126,897 and $12,000,742, respectively. As at September 30, 2022, the Company had a cash balance of $32,025,899 and an outstanding credit facility of $30,000,000 with a maturity date of April 30, 2023 which has been renewed for a period of 30 months, at that date (see note 29).

Based on cash flow projections, the Company does not expect to have sufficient cash resources in the coming year ending September 30, 2023, to develop its technology, to fund its operations and to comply with its credit facility covenants as renewed.

The ability of the Company to fulfill its obligations and finance its future activities depends on its ability to raise capital and the continuous support of its creditors. The Company has historically been successful in raising capital through issuances of equity and debt and refinancing its credit facilities. Consequently, the Company believes its effort to raise sufficient funds to support its activities will be successful. However, there can be no certainty as to the ability of the Company to achieve successful outcomes to these matters. This indicates the existence of a material uncertainty that raises substantial doubt about the ability of the Company to continue as a going concern.

As more fully described in the Subsequent events, note 29, the Company is currently negotiating a financing (“Financing”) through a reinvestment with some of the existing shareholders (the PIPE), and a transaction with a SPAC. While no new investors have yet been identified, some of the existing shareholders have committed, under certain conditions, an investment of 43MUS$ (of which 21.66MUS$ was collected in June 2023, the remaining balance due at the closing of the Financing) and the SPAC could bring an additional cash contribution up to15MUS$, depending on the redemption rate of the SPAC shares. Currently, only the additional investment of 21.66MUS$ was closed and collected in June 2023 and even after considering this investment, there is a substantial doubt about the ability of the Company to continue as a going concern.

The accompanying consolidated financial statements do not purport to give effect to adjustments, if any, to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern and be required to realize its assets and liquidate its liabilities in other than normal course of business.

These consolidated financial statements were approved for issue by the Board of Directors (the “Board”) of the Company on July 26, 2023.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies

Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

Basis of presentation

The consolidated financial statements are prepared on a historical cost basis, except for some financial instruments and share-based payment transactions, which are measured at fair value.

Adjustments to comparative figures — correction of errors

For the years ended September 30, 2022 and 2021, the Company identified material misstatements in measurement and recognition of certain items to the consolidated financial statements related to the following subjects.

•        Grant liability:    The Company identified material misstatements in measurement and recognition of a government grant liability from an Israel-United States Binational Industrial Research and Development (“BIRD”) Foundation. The amounts to be received were initially recognized as grant revenues in diminution of research and development costs, and no grant liability was recognized, This resulted in an overstatement of trades and other receivables and of development costs, disclosed as intangible assets, and an understatement of government grant liabilities, of the deficit and of the non-controlling interests included in the consolidated statements of financial position as at September 30, 2022 and 2021. Accordingly, the research and development costs and finance costs, net, recognized to the consolidated statements of loss were misstated for fiscal years ended September 30, 2022 and 2021. The government grant liability was valued using a 30.3% discount rate, as discussed in Note 12e.

•        Development costs:    The Company identified material misstatements in measurement and recognition of research and development costs, including late capitalisation of eligible development costs, misstatement of capitalizable borrowing costs and recognition of government assistance, and research and development tax credits receivable related to development costs and an understatement of the amortization cost for patents.

•        Other:    The Company identified misstatements in measurement and recognition of inventory and related cost of sales, goodwill related to the acquisition of Vayavision, a loss on revaluation of convertible loans, and of professional fees and related accrued liability.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

Accordingly, the consolidated financial statements for the years ended September 30, 2022 and 2021 were restated to reflect adjustments made as a result of these corrections of errors, as disclosed as follow:

As at September 30, 2022

		Adjustments
Consolidated statements of financial position	As previously reported	Government grant liability	Development costs	Others	Total	As restated
Assets
Government assistance and research and development tax credits receivable	2,845,728	(287,058)	—	—	(287,058)	2,558,670
Intangible assets, net	34,798,844	(137,173)	99,518	—	(37,655)	34,761,189
Goodwill	7,416,126	—	—	(98,000)	(98,000)	7,318,126
Liabilities
Accounts payable and accrued liabilities	10,652,362	—	—	336,000	336,000	10,988,362
Government grant liabilities	979,105	430,589	—	—	430,589	1,409,694
Shareholders’ equity (deficiency)
Deficit	(431,492,229)	(514,887)	99,518	(434,000)	(849,369)	(432,341,598)
Non-controlling interests	(5,561,151)	(339,933)	—	—	(339,933)	(5,901,084)

As at September 30, 2021

		Adjustments
Consolidated statements of financial position	As previously reported	Government grant liability	Development costs	Others	Total	As restated
Assets
Government assistance and research and development tax credits receivable	1,792,483	(80,259)	641,000	—	560,741	2,353,224
Inventories	2,346,915	—	—	69,000	69,000	2,415,915
Intangible assets, net	53,633,231	(95,503)	(649,432)	(51,000)	(795,935)	52,837,296
Goodwill	7,416,126	—	—	(98,000)	(98,000)	7,318,126
Other long-term assets	717,049	—	—	(145,933)	(145,933)	571,116
Liabilities
Government grant liabilities	935,000	224,487	—	—	224,487	1,159,487
Shareholders’ equity (deficiency)
Deficit	(362,548,235)	(240,150)	(8,432)	(225,933)	(474,515)	(363,022,750)
Non-controlling interests	(1,768,468)	(160,099)	—	—	(160,099)	(1,928,567)

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

As at September 30, 2020

		Adjustments
Consolidated statements of financial position	As previously reported	Government grant liability	Development costs	Others	Total	As restated
Assets
Government assistance and research and development tax credits receivable	5,292,205	—	288,341	—	288,341	5,580,546
Inventories	2,605,109	—	—	66,000	66,000	2,671,109
Intangible assets, net	32,385,400	—	481,660	—	481,660	32,867,060
Goodwill	7,416,126	—	—	(98,000)	(98,000)	7,318,126
Liabilities
Convertible loans – non-current	34,960,403	—	—	114,000	114,000	35,074,403
Shareholders’ equity (deficiency)
Deficit	(316,687,713)	—	770,001	(146,000)	624,001	(316,063,712)
		Adjustments
Consolidated statements of loss for the year ended September 30, 2022	As previously reported	Government grant liability	Development costs	Others	Total	As restated
Cost of sales	5,241,718	—	—	69,000	69,000	5,310,718
General and administrative expenses	15,358,226	—	—	190,067	190,067	15,548,293
Research and development costs	21,673,205	403,656	32,050	(51,000)	384,706	22,057,911
Finance costs, net(1)	(9,945,296)	50,915	(140,000)	—	(89,085)	(10,034,381)
Net loss and comprehensive loss	(72,864,057)	(454,571)	107,950	(208,067)	(554,688)	(73,418,745)
Net loss attributable to the equity holder of the parent	(68,943,994)	(274,737)	107,950	(208,067)	(374,854)	(69,318,848)
Net loss attributable to non-controlling interests	(3,920,063)	(179,834)	—	—	(179,834)	(4,099,897)
Net loss per common share, basic and diluted, attributable to the equity holder of the parent	(511.03)				(2.78)	(513.80)

____________

(1)      The adjustments to finance costs, net, resulted for fiscal year ended September 30, 2022, in an increase of accretion of government grant liability interest expenses of $4,984 and foreign exchange loss of $50,915.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

		Adjustments
Consolidated statements of loss for the year ended September 30, 2021	As previously reported	Government grant liability	Development costs	Others	Total	As restated
Cost of sales	5,261,390	—	—	(3,000)	(3,000)	5,258,390
General and administrative expenses	11,700,922	—	95,000	145,933	240,933	11,941,855
Research and development costs	10,206,764	397,607	571,367	51,000	1,019,974	11,226,737
Finance costs, net(2)	11,694,852	2,643	112,066	(114,000)	709	11,695,561
Net loss and comprehensive loss	(47,598,378)	(400,249)	(778,433)	(79,933)	(1,258,615)	(48,856,993)
Net loss attributable to the equity holder of the parent	(45,860,522)	(240,150)	(778,433)	(79,933)	(1,098,516)	(46,959,038)
Net loss attributable to non-controlling interests	(1,737,856)	(160,099)	—	—	(160,099)	(1,897,955)
Net loss per common share, basic and diluted, attributable to the equity holder of the parent	(706.13)				(16.91)	(723.05)

____________

(2)      The adjustments to finance costs, net, resulted for fiscal year ended September 30, 2021, in an increase of accretion of government grant liability interest expenses of $29,942 and foreign exchange loss of $2,643.

Consolidated statements of cash flows for the year ended	September 30, 2022			September 30, 2021
	As previously reported	Adjustments	As restated	As previously reported	Adjustments	As restated
Operating activities
Loss before income taxes	(72,864,057)	(554,688)	(73,418,745)	(47,598,378)	(1,258,615)	(48,856,993)
Amortization of intangible assets	308,064	(51,000)	257,064	412,784	51,000	463,784
Finance costs, net	(7,236,716)	(140,000)	(7,376,716)	11,549,151	(1,934)	11,547,217
Other costs	145,933	(145,933)	—	—	145,933	145,933
Foreign exchange gain	(1,807,450)	50,915	(1,756,535)	(101,939)	2,643	(99,296)
Net change in non-cash working capital items	(1,016,971)	625,163	(391,808)	2,755,712	744,116	3,499,828
Net cash flows related to operating activities	(37,911,354)	(215,543)	(38,126,897)	(20,472,490)	(316,857)	(20,789,347)
Investing Activities
Grants received related to intangible assets and property and equipment	949,609	36,686	986,295	515,588	125,445	641,033
Net cash flows related to investing activities	(12,037,428)	36,686	(12,000,742)	(16,631,435)	125,445	(16,505,990)
Financing activities
Government grant liability issuance	—	178,857	178,857	—	191,412	191,412
Net cash flows related to financing activities	73,768,733	178,857	73,947,590	41,547,256	191,412	41,738,668

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

Basis of consolidation

These consolidated financial statements include the accounts of the Company and those of its subsidiaries. The Company’s subsidiaries are as follows:

Name of subsidiary	Place of incorporation and operation	Proportion of ownership interest held by the Company September 30,
		2022	2021
LeddarTech USA Inc	U.S.	100%	100%
LeddarTech (Shenzhen) Sensing Technology Co., Ltd	China	100%	100%
Vayavision Sensing, Ltd. (“Vayavision”)	Israel	60%	60%
LeddarTech Germany GmbH	Germany	100%	100%

The Company consolidates investees when, based on the evaluation of the substance of the relationship with the Company, it concludes that it controls the investees. The Company controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee, has power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee), and has the ability to affect those returns through its power over the investee.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Company’s accounting policies. All intercompany balances and transactions are eliminated upon consolidation.

When a subsidiary is not wholly owned, the Company recognizes the non-controlling interests’ (“NCI”) share of the net assets and results of operations in the subsidiary. A change in ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

Foreign currency translation

a) Functional and presentation currency

These consolidated financial statements are presented in Canadian dollars, which is also the Company’s functional currency. The Company determines the functional currency of each foreign operation and items included in the financial statements of each foreign operation are measured using that functional currency. The Canadian dollar is the functional currency of all foreign operations.

b) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the transaction date. Foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at the year-end exchange rates of monetary assets and liabilities denominated in currencies other than the functional currency are reflected in the consolidated statement of loss.

Financial instruments

a) Recognition and derecognition

Financial instruments are recognized in the consolidated statement of financial position when the Company becomes a party to the contractual obligations of the instrument. On initial recognition, financial instruments are recognized at their fair value, and in the case of financial liabilities not at fair value through profit or loss (“FVTPL”), net of transaction costs that are directly attributable to the issue of such financial liabilities.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

Financial assets are subsequently derecognized when payment is received in cash or other financial assets or if the debtor is discharged of its liability. A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When the terms of the liability are substantially modified, such modification is treated as a debt extinguishment and results in the derecognition of the original liability and the recognition of a new liability at fair value. The difference in the respective carrying amounts is recognized in the consolidated statement of loss. If an exchange of debt instruments or modification of terms is accounted for as an extinguishment, any costs or fees incurred are recognised as part of the gain or loss on the extinguishment. If the exchange or modification is not accounted for as an extinguishment, any costs or fees incurred adjust the carrying amount of the liability and are amortised over the remaining term of the modified liability.

b) Classification

Subsequent to initial recognition, financial instruments are measured according to the category to which they are classified. Financial instruments are classified and measured at amortized cost, or classified at FVTPL or designated at FVTPL, in which case they are subsequently measured at fair value.

The classification of financial assets and liabilities is driven by the Company’s business model for managing the assets or liabilities and their contractual cash flow characteristics. Financial assets that are held to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Financial liabilities are measured at amortized cost, unless the Company has opted to measure them at FVTPL.

The Company classifies cash and trade receivable and other receivables (excluding commodity taxes receivable) as financial assets measured at amortized cost and accounts payable and accrued liabilities (excluding deferred revenue), term loan, credit facility (after modification as disclosed in note 12b), other loan and the government grant liabilities as financial liabilities measured at amortized cost.

The Company has designated its credit facility (until modification as disclosed in note 12b) and its convertible loans, which contain embedded derivatives, as financial liabilities at FVTPL except that fair value changes due to credit risk are recorded in other comprehensive income (loss). The Company has elected to not disaggregate the interest accrued on the convertible loans from the change in fair value that is presented in the consolidated statement of loss as an unrealized loss (gain) on the revaluation of the convertible loans included in finance costs, net (Note 22).

Contingent consideration payable, resulting from business combinations, is valued at fair value at the acquisition date as part of the business combination. When the contingent consideration payable meets the definition of a financial liability, it is subsequently remeasured to fair value at each reporting date. The contingent consideration payable resulting from a business combination is classified as a non-derivative financial liability when the Company is or may be obliged to deliver a variable number of the Company’s common shares. As such, it is subsequently remeasured to fair value at each reporting date and the change in fair value (including the change to the Company’s own credit risk) is presented in the consolidated statement of loss as an unrealized loss (gain) on revaluation of instruments carried at fair value included in finance costs, net (Note 22).

The call options (Note 16) held by the Company are classified as a derivative financial asset measured at FVTPL. The put option (Note 16) is classified as a non-derivative equity instrument, initially recorded at fair value, and subsequently at cost.

c) Impairment of financial instruments

The expected credit losses associated with debt instruments carried at amortized cost is assessed on a forward-looking basis. For trade accounts receivable, the Company applies a simplified approach in calculating expected credit losses and does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime expected credit losses at each reporting date.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

Inventories

Raw materials and finished goods are recorded at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method. The cost of finished goods includes the cost of direct materials and labour and a proportion of manufacturing overhead costs based on normal operating capacity. The net realizable value is defined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage or declining selling prices. If a decline in the price of raw materials indicates that the cost of the finished goods exceeds net realizable value, the raw materials are written down to the replacement cost of the materials, which is the best available measure of the net realizable value. When circumstances that previously caused inventories to be written down below cost no longer exist or when there is a clear evidence of an increase in selling prices, the amount of the previously recorded write-down is reversed, without exceeding original cost.

Property and equipment

Property and equipment are initially recorded at cost and subsequently measured at cost, less accumulated depreciation and impairment. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives as follows:

Computer equipment	3 years
Office furniture and equipment	5 years
R&D equipment and tools	5 years
Stands and moulds	4 and 10 years
Leasehold improvements	Term of lease
Vehicles	5 years

Estimated useful life and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimates being accounted for on a prospective basis. The depreciation of property and equipment is recognized in the consolidated statement of loss in the expense category that is consistent with the function of the property and equipment or capitalized as development costs.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease; that is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes right-of-use assets at the commencement date of the lease. Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized and any initial direct costs. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term, including renewal options the Company is reasonably certain to exercise, and the estimated useful lives of the assets as follows:

Office premises	3 to 15 years
Other equipment	3 to 5 years

The depreciation of right-of-use assets is recognized in the consolidated statement of loss in the expense category that is consistent with the function of the right-of-use asset or capitalized as development costs.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term, which includes the net present value of fixed payments and the value of any options to extend a lease where the Company is reasonably certain to do so. In calculating the present value of lease payments, the Company uses the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made.

Lease payments on short-term leases with lease terms of less than 12 months or low-value leases are accounted for as expenses on a straight-line basis in the consolidated statement of loss. Variable lease payments that do not depend on an index or a rate are recognized as expenses (unless they are incurred to produce inventories) in the period in which the event or condition that triggers the payment occurs.

Business combinations and goodwill

Business combinations are accounted for using the acquisition method. Acquisition-related costs are expensed as incurred.

The Company determines that it has acquired a business when the acquired set of activities and assets include at least an input and a substantive process that together significantly contribute to the ability to create outputs. The acquired process is considered substantive if it is critical to the ability to continue producing outputs, and the inputs acquired include an organized workforce with the necessary skills, knowledge, or experience to perform that process or it significantly contributes to the ability to continue producing outputs and is considered unique or scarce or cannot be replaced without significant cost, effort, or delay in the ability to continue producing outputs.

When the Company acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

Goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests (“NCI”) over the fair value of net identifiable assets acquired and liabilities assumed). Subsequently, goodwill is measured at cost less any accumulated impairment losses.

Intangible assets

Intangible assets consist of patents, licenses, software, others and development costs with finite useful lives. Intangible assets are initially recorded at cost and subsequently measured at cost, less accumulated amortization and impairment. In regard to patents, costs are capitalized during the application period and are being amortized from the grant date over the residual life of the patent, which does not exceed 20 years from the application date.

Amortization is calculated using the straight-line method over the assets’ estimated useful lives as follows:

Patents	Life of the patent
Licenses	10 and 18 years
Software	3 years
Others	10 years
Development costs	Period of expected future sales from the related project(1)

____________

(1)      Amortization of the asset begins when development is completed, and the asset is available for use.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

Estimated useful life and the amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimates being accounted for on a prospective basis. The amortization expense on intangible assets with finite useful lives is recognized in the consolidated statement of loss in the expense category that is consistent with the function of the intangible assets or capitalized as development costs.

Borrowing costs directly attributable to the acquisition, construction or production of an asset that take a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. Developments costs related to the Company’s projects to develop and enhance the technology and capabilities of autonomous driving applications and advanced driver assistance systems (“ADAS”) are considered to be qualified assets eligible for borrowing costs capitalization. Borrowing costs consist of interest expense calculated using the effective interest method (this includes the effective interest on term loans and other debts including an implicit interest on convertible loans and credit facilities at FVTPL), interest on lease liabilities and other issuance costs that are incurred in connection with the borrowing of funds. Borrowing costs do not include gain or loss on revaluation of instruments carried at fair value. When the Company borrows funds specifically to obtain a particular qualifying asset, the borrowing costs that are directly related to that qualifying asset during the period are capitalized. When the Company borrows funds generally and uses them for the purpose of obtaining a qualifying asset, the Company determines the amount of borrowing costs eligible for capitalization by applying a capitalization rate to the expenditures on that asset. Expenditure on qualifying assets includes only the expenditure resulting in the payment of cash, the transfer of other assets or the assumption of interest-bearing liabilities. The capitalization rate is the weighted average of the borrowing costs applicable to all borrowings of the entity that are outstanding during the period. However, the Company excludes from this calculation borrowing costs applicable to borrowings made specifically for the purpose of obtaining a qualifying asset until substantially all the activities necessary to prepare that asset for its intended use or sale are complete. The amount of borrowing costs capitalized during a year shall not exceed the amount of borrowing costs incurred during that year.

Research and development costs

Research costs are expensed as incurred. Development costs on an individual project are recognized as an intangible asset when the Company can demonstrate:

•        The technical feasibility of completing the intangible asset so that the asset will be available for use or sale;

•        Its intention to complete the asset and its ability and intention to use or sell the asset;

•        How the asset will generate future economic benefits;

•        The availability of resources to complete the project; and

•        The ability to measure the expenditure reliably during development.

Impairment of non-financial assets

For the purposes of assessing impairment, assets are grouped in cash-generating units (“CGUs”), which represent the lowest levels for which there are separately identifiable cash inflows generated by those assets. Property and equipment, intangible assets, goodwill and right-of-use assets are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. In addition, development costs that are not yet available for use and goodwill are tested for impairment annually, regardless of the presence of indicators of impairment. In the case of indicators of impairment, or when a required annual test is performed, the asset’s recoverable amount is calculated to establish the amount of impairment loss, if any. If it is not possible to determine the recoverable amount for an individual asset, the recoverable amount of the asset’s CGU is then determined. The recoverable amount is the higher of an asset’s or CGU’s fair value less cost of disposal and value in use. Fair value less costs of disposal represents the amount an entity could obtain at the valuation date from the asset’s disposal in an arm’s length transaction between knowledgeable, willing parties, after deducting the costs of disposal. Value in use is the

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

present value of estimated future cash flows discounted at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the asset for which estimated future cash flows were not adjusted. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired.

An impairment loss is recognized in the amount by which the carrying amount of an asset or CGU exceeds its recoverable amount. When the recoverable amount of a CGU to which goodwill has been allocated is lower than the CGU’s carrying amount, the related goodwill is first impaired. Any excess amount of impairment is recognized and attributed to assets in the CGU, prorated to the carrying amount of each asset in the CGU. In allocating an impairment loss, the Company shall not reduce the carrying amount of an asset below the highest of its fair value less costs of disposal (if measurable), its value in use (if determinable) and zero.

The Company evaluates impairment losses for potential reversals when events or circumstances require such considerations, except for goodwill.

Government grants and Research and development (“R&D”) tax credits

Government grants and Research and development (“R&D”) tax credits are recognized when there is reasonable assurance that the grant will be received and all attached conditions will be complied and will continue to comply with all the conditions related to such assistance. The Company recognizes the grants as other income or as a reduction of capital expenditures in the period that the related expenses or expenditures are incurred.

Government grant liabilities

Government grants that include a reimbursement clause based on the Company sales of a specific program are accounted for as a financial liability. At initial recognition, the government grant is estimated at the present value of all future cash disbursements. After the initial recognition, the government grant is measured at amortized cost using the effective interest method. Assumptions underlying expected sales are reviewed annually and are used to derive expected repayment schedules. When the expected repayment schedule changes, the Company recalculates the carrying value of the government grant liability using the original effective interest rate, with the corresponding gain or loss accounted for in financial expenses.

Capital stock

The Company classifies a financial instrument, or its component part, as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument. In order to determine whether a financial instrument is an equity instrument rather than a financial liability, the instrument is an equity instrument if, and only if: a) the instrument includes no contractual obligation to deliver cash or another financial asset to another entity or to exchange financial assets or financial liabilities with another entity under conditions that are potentially unfavourable to the Company and b) if the instrument will or may be settled in the Company’s own equity instruments, it is i) a non-derivative that includes no contractual obligation for the Company to deliver a variable number of its own equity instruments, or ii) a derivative that will be settled only by the Company exchanging a fixed amount of cash or another financial asset for a fixed number of its own equity instruments.

The Company determined that its preferred shares containing conversion features as a whole are a non-derivative instrument.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

Share-based compensation

For equity-settled share-based payment transactions with parties other than employees, the Company measures the goods or services received, and the corresponding increase in equity, directly, at the fair value of the goods or services received, unless that fair value cannot be estimated reliably. For transaction with parties other than employees, there is a rebuttable presumption that the fair value of the goods or services received can be estimated reliably. If the Company cannot estimate reliably the fair value of the goods or services received, the Company measures their value, and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted. Any transactions costs incurred are expensed in the consolidated statements of loss.

The Company also offers equity-settled and cash-settled share-based compensation plans to its employees and directors, under which the Company receives services as consideration for equity instruments of the Company. The Company accounts for all forms of stock-based compensation using the fair value-based method.

a) Equity-settled compensation

The fair value of stock options is determined at the date of the grant using the Black-Scholes option pricing model. Where granted stock options vest in instalments over the vesting period (defined as graded vesting), the Company treats each instalment as a separate stock option grant.

The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity instruments that will ultimately vest. The expense in the consolidated statement of loss for a period represents the movement in cumulative expense recognized at the beginning and end of that period and is credited to “Reserve — stock options.” No expense is recognized for awards that do not ultimately vest because non-market performance and/or service conditions have not been met. Any consideration received by the Company in connection with the exercise of stock options is credited to “Capital stock.” Upon issuance of the shares, amounts recognized in “Reserve — stock options” are transferred to “Capital stock.”

b) Cash-settled compensation

A liability is recognized for the fair value of cash-settled transactions. The fair value is measured initially and at each reporting date up to and including the settlement date, with changes in fair value recognized in the consolidated statement of loss to the extent the employees have rendered service to date.

Defined contribution pension plans

The Company offers a defined contribution pension plan to its Canadian employees. The Company pays an annual contribution amounting to 3% of employee eligible salary on a civil year basis and has no legal or constructive obligation to pay further amounts. As a result, no related liability appears on the consolidated statement of financial position, except for the expense recognized for contributions due but not yet paid at the end of the reporting period. Contributions paid and payable to the defined contribution plan are expensed as incurred. The Company’s contribution related to the defined contribution plan for the year ended September 30, 2022, amounted to $400,658 ($323,650 in 2021), a portion of which was capitalized as intangible assets.

Additionally, the Company offers a defined contribution pension plan to employees of its Israeli subsidiary, which complies with the local laws in that country. The Company pays an annual contribution amounting to 8.33% of the employee eligible salary towards the severance pay component. The Company pays an annual contribution amounting to 6.5% of the employee eligible salary towards the pension component. The Company’s contribution related to the Israeli subsidiary defined contribution plan for the year ended September 30, 2022, amounted to $1,101,890 ($770,093 in 2021), a portion of which was capitalized as intangible assets.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

Revenue recognition

Revenue from contracts with customers is recognized for each performance obligation, either over a period of time or at a point of time, depending on which method reflects the transfer of controls of the services underlying the particular performance obligation to the customer.

Revenue from sales of products in the consolidated statement of loss is recognized at the point in time when the Company has transferred control of the products to the buyer, which is generally on delivery of the product. The Company generally has a right to payment at the time of delivery, which is the same time that the Company has satisfied its performance obligation under the arrangement, as such a receivable is recognized as the consideration is unconditional and only the passage of time is required before the payment is due.

Consideration received from customers for which the Company has an obligation to transfer products or services is recorded as a deferred revenue.

Income taxes

a) Current income taxes

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Company operates and generates taxable income. Current income tax relating to items recognized directly in equity is recognized in equity and not in the consolidated statement of loss and comprehensive loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

b) Deferred income taxes

The Company accounts for deferred income taxes using the liability method. Under this method, deferred income tax assets and liabilities are determined based on deductible or taxable temporary differences between the carrying amounts and tax bases of the assets and liabilities, using enacted or substantively enacted income tax rates expected to be in effect for the year in which differences are expected to reverse.

Deferred income tax assets are recorded only to the extent that it is probable that they will be recovered.

Fair value measurement

The fair value of a financial instrument is equal to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as at the measurement date. Fair value is based on the presumption that the transaction takes place in the principal market for the asset or liability. The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Fair value requires the use of valuation techniques and assumptions. Fair value amounts disclosed in these consolidated financial statements represent the Company’s estimate of the price at which a financial instrument could be sold or transferred between market participants. They are point-in-time estimates that may change in subsequent reporting periods due to market conditions.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

2. Summary of significant accounting policies (cont.)

All assets and liabilities for which fair value is measured in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 —	Valuation based on quoted prices in active markets (unadjusted) for identical assets or liabilities.
Level 2 —

Valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

Level 3 —	Valuation techniques for which a significant input for the asset or liability is not based on observable market data (unobservable inputs).

3. Significant accounting judgments, estimates and assumptions

The preparation of consolidated financial statements requires management to make judgments, estimates and assumptions that affect the amounts of revenue, expenses, assets and liabilities and the accompanying disclosures. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods. These estimates and assumptions also affect the disclosure of contingencies at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the year.

Judgments

Development costs

The Company capitalizes costs for product development projects. Initial capitalization of costs is based on management’s judgment that the Company can demonstrate the existence of a market for the product developed and that it will have the technical and financial capacity to complete the project until commercialization.

Estimates and assumptions

Term loan

The Company initially measured its term loan at fair value using a discounted cash flow model including the estimate of the market rate of interest specific to the borrowing. Further information regarding fair value is outlined in Note 12a.

Convertible loans and the credit facility including embedded derivatives

The Company measured its convertible loans and the credit facility, including embedded derivatives, up to November 1, 2021, at fair value with any changes in fair value recognized in the consolidated statement of loss (except that fair value changes due to credit risk are recorded in other comprehensive income (loss), if any). The fair value determination was estimated using the expected value method, which is the sum of probability weighted amounts discounted in a range of possible outcome. Refer to Note 12b for the credit facility and Note 13 for the convertible loans.

Government grant liabilities

The Company has government grants that include reimbursement clauses based on the sales of a specific program. In order to account for the present value under the effective interest method, or upon initial recognition, management must estimate the future sales over the expected duration of reimbursement. These forecasts are used to determine the expected repayment schedule. Refer to Note 12e.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

3. Significant accounting judgments, estimates and assumptions (cont.)

Contingent consideration payable

The Company measured the contingent consideration payable at fair value with any changes in fair value recognized in the consolidated statement of loss (including the fair value changes due to credit risk, if any) up until the settlement of the contingent consideration payable on issuance of the common shares. The fair value was determined based on the number of common shares that the Company expected to issue based on specific conditions multiplied by the fair value of the Company’s common shares. Refer to Note 12d for the fair value measurement of the Company’s contingent consideration payable.

Share-based payments

The Company initially measures at fair value the cost of equity-settled transactions with employees and management using the Black-Scholes model. Estimating fair value requires determining the most appropriate inputs to the valuation model including the expected life of the share option, volatility and the fair value of the shares of the Company at the grant date.

The assumptions used to estimate fair value for share-based payment transactions are disclosed in Note 17.

Recoverable amount of a group of assets or a CGU

When an impairment test is performed on an asset or a CGU, management estimates the recoverable amount of the asset or CGU based on its fair value less costs of disposal or its value in use. These estimates are based on valuation models requiring the use of a number of assumptions such as forecasts of future cash flows, pre-tax discount rate (WACC). These assumptions have a significant impact on the results of impairment tests and on the impairment charge, as the case may be, recorded in the consolidated statement of loss. Refer to Note 10.

4. Segments

The Company operates as one operating and reportable segment. The Company’s Chief Operating Decision Maker is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance and allocating resources.

The following table presents revenue by location based on the primary billing address of the customer:

	Year ended September 30,
	2022	2021
	$	$
United States	4,609,147	2,909,415
France	775,891	1,606,589
Canada	709,172	425,521
South Korea	502,461	787,026
United Kingdom	300,211	612,456
Hong Kong	296,838	195,038
Germany	266,662	293,104
Japan	263,752	182,840
Italy	171,237	—
Turkey	156,420	505,189
China	125,441	—
New Zealand	71,015	158,115
Vietnam	—	167,436
Other	517,874	388,597
	8,766,121	8,231,326

For the year ended September 30, 2022, two customers accounted for 34% and 8% (27% and 19% in 2021), respectively, of the Company’s revenue.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

4. Segments (cont.)

The following table presents non-current assets, consisting of property and equipment, right-of-use assets, intangible assets, goodwill and other long-term assets, by location:

	As restated (note 2)	As restated (note 2)
	As at September 30,
	2022	2021
	$	$
Canada	20,587,675	45,716,426
Israel	31,007,023	21,999,355
	51,594,698	67,715,781

5. Revenue

For the year ended September 30, 2022, the Company generated only point-in-time revenue (in 2021, point-in-time revenue and over time revenue represented 99% and 1% of the Company’s consolidated revenue, respectively).

Contract balances

The Company’s contract balances primarily consist of trade accounts receivable (Note 6) and contract liabilities related to payments received from customers in advance of shipping goods. The Company recorded the following activity related to customer prepayments, which are recorded as deferred revenue within “Accounts payable and accrued liabilities” (Note 11):

	As at September 30,
	2022	2021
	$	$
Balance, beginning of year	5,845	100,271
Additions to prepayments received in the year	2,178,427	2,046,289
Customer fulfillments from accrual	(1,872,756)	(2,140,715)
Balance, end of year	311,516	5,845

6. Trade receivable and other receivables

	As at September 30,
	2022	2021
	$	$
Trade accounts receivable	2,483,083	1,109,729
Commodity taxes receivable	693,250	328,834
Others	609,948	128,111
	3,786,281	1,566,674

Trade accounts receivable are non-interest bearing and normally due within 30 days from the date an invoice is issued. Allowance for expected credit losses amounted to $24,466 as at September 30, 2022 ($4,416 as at September 30, 2021).

7. Inventories

	As at September 30,
	2022	2021
	$	$
Raw materials	2,546,853	1,954,402
Finished goods	390,296	461,513
	2,937,149	2,415,915

Inventories recognized as an expense in cost of sales during the year amount to $5,241,718 ($5,261,390 in 2021). The Company recognized $19,859 of write-down in 2022 (reversal of write-down of $17,115 in 2021) related to inventory obsolescence in the consolidated statement of loss.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

8. Property and equipment

	Computer equipment	Office furniture and equipment	R&D equipment and tools	Stands and moulds	Leasehold improvements	Vehicles	Total
	$	$	$	$	$	$	$
Cost
October 1, 2021	3,706,414	1,019,548	1,057,757	878,553	403,070	129,405	7,194,747
Additions	1,161,310	89,286	108,804	20,144	730,547	62,800	2,172,891
September 30, 2022	4,867,724	1,108,834	1,166,561	898,697	1,133,617	192,205	9,367,638

Accumulated depreciation
October 1, 2021	2,340,938	648,503	501,916	438,391	162,541	50,322	4,142,611
Depreciation(1)	1,035,077	207,798	155,818	58,742	97,169	47,414	1,602,018
September 30, 2022	3,376,015	856,301	657,734	497,133	259,710	97,736	5,744,629
Net book value
September 30, 2022	1,491,709	252,533	508,827	401,564	873,907	94,469	3,623,009

____________

(1)      Depreciation of $153,151 related to property and equipment is capitalized in development costs as they are used in development projects that are eligible for capitalization.

	Computer equipment	Office furniture and equipment	R&D equipment and tools	Stands and moulds	Leasehold improvements	Vehicles	Total
	$	$	$	$	$	$	$
Cost
October 1, 2020	2,578,827	1,003,451	905,695	704,565	386,641	73,562	5,652,741
Additions	1,322,463	18,334	177,728	213,377	17,245	67,720	1,816,867
Grants (Note 21)	(194,876)	(2,237)	(25,666)	(39,389)	(816)	(11,877)	(274,861)
September 30, 2021	3,706,414	1,019,548	1,057,757	878,553	403,070	129,405	7,194,747

Accumulated depreciation
October 1, 2020	1,445,903	469,404	316,258	367,041	98,345	23,976	2,720,927
Depreciation(1)	895,035	179,099	185,658	71,350	64,196	26,346	1,421,684
September 30, 2021	2,340,938	648,503	501,916	438,391	162,541	50,322	4,142,611
Net book value
September 30, 2021	1,365,476	371,045	555,841	440,162	240,529	79,083	3,052,136

____________

(1)      Depreciation of $288,851 related to property and equipment is capitalized in development costs as they are used in development projects that are eligible for capitalization.

Depreciation is included in the consolidated statement of loss as follows:

	Year ended September 30,
	2022	2021
	$	$
Cost of sales	157,819	142,870
Marketing and product management	624	18,338
General and administrative expenses	1,108,835	926,354
Research and development costs	181,589	45,271
	1,448,867	1,132,833

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

9. Leases

The Company has lease contracts for office premises and other equipment. The Company’s obligations under its leases are secured by the lessor’s title to the leased assets.

Set out below are the carrying amounts of right-of-use assets recognized and the movements during the year:

	Office premises	Other equipment	Total
	$	$	$
October 1, 2020	4,434,654	25,087	4,459,741
Additions	6,951	—	6,951
Depreciation(1)	(522,323)	(7,262)	(529,585)
September 30, 2021	3,919,282	17,825	3,937,107
Additions	2,686,444	—	2,686,444
Depreciation(1)	(723,915)	(7,262)	(731,177)
September 30, 2022	5,881,811	10,563	5,892,374

____________

(1)      Depreciation of $120,236 ($136,000 in 2021) related to right-of-use assets is capitalized in development costs as they are used in development projects that are eligible for capitalization.

Set out below are the carrying amounts of lease liabilities and the movements during the year ended September 30:

	2022	2021
	$	$
Balance, beginning of year	4,264,983	4,673,283
Additions	2,686,444	6,951
Accretion of interest	551,291	303,390
Gain on foreign exchange	(55,852)	—
Lease payments	(867,763)	(718,641)
Balance, end of year	6,579,103	4,264,983

Current	673,605	320,488
Non-current	5,905,498	3,944,495

Depreciation of right-of-use assets is included in the consolidated statement of loss as follows:

	Year ended September 30,
	2022	2021
	$	$
Cost of sales	50,071	43,752
Marketing and product management	11,303	24,885
Selling expenses	11,247	13,319
General and administrative expenses	237,596	53,626
Research and development costs	300,724	258,003
	610,941	393,585

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

9. Leases (cont.)

The maturity analysis of lease liabilities based on contractual undiscounted payments is as follows:

$
Less than 1 year	1,177,653
1 to 5 years	4,380,709
More than 5 years	2,587,735
8,146,097

The following are the amounts recognized in net loss:

	Year ended September 30,
	2022	2021
	$	$
Depreciation expense of right-of-use assets	610,941	393,585
Interest expense on lease liabilities	551,291	303,390
Expense relating to short-term leases	16,649	56,614
Expense relating to leases of low-value assets	37,477	852
Variable lease payments	2,805	150,130
Gain on foreign exchange	(55,852)	—
	1,163,311	904,571

10. Intangible assets

	Patents	Licenses	Software	Development costs		Others	Total
	$	$	$	$		$	$
				(Restated – note 2)			(Restated – note 2)
Cost
October 1, 2021	1,966,646	2,595,473	494,149	49,764,539		94,810	54,915,617
Additions	355,014	15,060	81,570	14,894,330	(1)(2)	—	15,345,974
Borrowing costs	—	—	—	6,994,197	(3)	—	6,994,197
R&D tax credits (Note 21)	—	—	—	(776,050)		—	(776,050)
Grants (Note 21)	—	—	—	(950,788)		—	(950,788)
September 30, 2022	2,321,660	2,610,533	575,719	69,926,228		94,810	75,528,950

Accumulated amortization and impairment
October 1, 2021	678,067	910,756	399,808	28,374		61,316	2,078,321
Amortization	120,811	236,516 (2)	76,195	42,409		6,006	481,937
Impairment	—	—	—	38,207,503	(5)	—	38,207,503
September 30, 2022	798,878	1,147,272	476,003	38,278,286		67,322	40,767,761
Net book value
September 30, 2022	1,522,782	1,463,261	99,716	31,647,942	(4)	27,488	34,761,189

____________

(1)      The additions to Development costs include an equity-settled related party transaction of $3,703,920 . The acquisition is accounted for as an asset acquisition, and not a business combination, as the acquired set of assets does not meet the definition of a business based on the performance of the concentration test under IFRS 3, Business Combinations. Related transactions costs of $798,778 were recognized in the consolidated statement of loss. Refer to Note 14.

(2)      Amortization of $224,873 related to a specific license is capitalized in development costs as the licensed intellectual property and technology is used in development projects which are eligible for capitalization.

(3)      The capitalization rate used to determine the amount of general borrowing costs eligible for capitalization during the year ended September 30, 2022 was 16%.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

10. Intangible assets (cont.)

(4)      Including $31,560,716 not yet available for use for which amortization begins when development is completed, and the asset is available for use. Such development costs are related to projects to develop and enhance the technology and capabilities with respect to autonomous driving and ADAS applications.

(5)      As a result of LeddarTech’s transition into an Automotive Software Business Model, the Company tested its non-financial assets for impairment. As at September 30, 2022, an impairment expense amounting to $38,207,503 was recognized:

i.        certain intangible assets were no longer expected to be used and the test was performed at the asset level. These assets had a carrying amount of $7,975,234 and were completely written-off, resulting in an impairment expense of the same amount; and

ii.       certain intangible assets within a CGU were still expected to be used but their related recoverable amount ($2,233,781) was determined to be less than their related carrying value ($32,466,050). Consequently, an impairment loss of $30,232,269 was recognized. The value in use of these assets were determined to be higher than the fair value less cost of disposal, hence corresponding to the recoverable amount. The value in use is based on the net present value of the future cash flows expected to arise from a potential license agreement, discounted at a rate of 27.5%. The discount rate is based on an estimated weighted average cost of capital (“WACC”) for the Company, adjusted to reflect the risks related to the projected cash flows of these assets. The model is particularly sensitive to the future expected cash flows in the upcoming periods, should these not be realized, an impairment loss may be needed in future periods.

	Patents	Licenses	Software	Development costs	Others	Total
	$	$	$	$	$	$
				(Restated – note 2)		(Restated – note 2)
Cost
October 1, 2020	1,658,213	2,592,589	457,382	29,453,730	94,810	34,256,724
Additions	348,073	2,884	44,025	16,667,043 (1)	—	17,062,025
Borrowing costs	—	—	—	6,304,340 (2)	—	6,304,340
R&D tax credits (Note 21)	—	—	—	(995,506)	—	(995,506)
Grants (Note 21)	(39,640)	—	(7,258)	(1,665,068)	—	(1,711,966)
September 30, 2021	1,966,646	2,595,473	494,149	49,764,539	94,810	54,915,617

Accumulated amortization
October 1, 2020	512,852	538,907	269,323	14,186	54,396	1,389,664
Amortization	165,215	371,849 (1)	130,485	14,188	6,920	688,657
September 30, 2021	678,067	910,756	399,808	28,374	61,316	2,078,321
Net book value
September 30, 2021	1,288,579	1,684,717	94,341	49,736,165 (3)	33,494	52,837,296

____________

(1)      Amortization of $224,873 related to a specific license is capitalized in development costs as the licensed intellectual property and technology is used in development projects which are eligible for capitalization.

(2)      The capitalization rate used to determine the amount of general borrowing costs eligible for capitalization during the year ended September 30, 2021 was 21%.

(3)      Including $49,695,492 not yet available for use for which amortization begins when development is completed, and the asset is available for use. Such development costs are related to projects to develop and enhance the technology and capabilities with respect to autonomous driving and ADAS applications.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

10. Intangible assets (cont.)

Amortization is included in the consolidated statement of loss as follows:

	Year ended September 30,
	2022	2021
	$	$
General and administrative expenses	127,764	207,318
Research and development costs	129,300	256,466
	257,064	463,784

11. Accounts payable and accrued liabilities

	As restated (note 2)
	As at September 30,
	2022	2021
	$	$
Trade payables and accrued liabilities	3,626,462	3,771,832
Salaries and fringe benefits	6,584,878	4,683,083
Interest payable on credit facility (Note 12)	353,014	269,075
Deferred revenue (Note 4)	311,516	5,845
Others	112,492	74,798
	10,988,362	8,804,633

12. Term loan, credit facility, operating loans, other loan, contingent consideration payable and government grant liabilities

a) Term loan

On January 23, 2020, the Company signed a non-interest-bearing loan agreement for a maximum authorized amount of $19,800,000 to be disbursed in a maximum of six payments representing 26.65% of eligible incurred expenses and capital expenditures upon the Company’s request, until March 31, 2021. The loan is repayable in 60 equal monthly payments starting after the five-year anniversary of the first disbursement of the loan with a maturity date of March 17, 2030.

If the Company prepays the loan, it must either (a) maintain its operations in Quebec for a period of five years following the date of early repayment; or (b) pay within 15 days of prepayment of the loan, interest calculated from the date of the first disbursement of the loan up to the date of repayment at the rate of 15% per year. As at September 30, 2022, the outstanding drawn balance of the term loan amounted to $19,262,586 ($19,262,586 as at September 30, 2021).

Given this is a non-interest-bearing loan, it includes economic consideration in the form of a government grant, which has been valued at $11,724,935 through an examination of market rates of debt for similar risk debt instruments. The effective interest rate associated with the term loan is 9.50%. For the year ended September 30, 2022, the Company has recorded $— of grant income as a reduction of capital expenditures ($1,109,904 in 2021) as well as $— of grant income as other income ($1,192,741 in 2021). See Note 21 for additional information regarding government grants.

In conjunction with the term loan agreement, the Company committed to issue warrants (the “Warrants”) to the lender either upon a qualified financing to occur before December 31, 2020 (defined as an equity financing of $30,000,000 or more), a liquidity event to occur before December 31, 2020 (defined as a sale or merger of the Company, a change of control or an Initial Public Offering (“IPO”)) or, March 31, 2021, for an amount of 10% of the cumulative drawn non-interest-bearing loan divided by the exercise price of each warrant, which will be determined on such date of issuance (i.e., Qualified financing, Liquidity event, or March 31, 2021). Shares to be issued upon the exercise of the warrants will be the most senior shares issued in in a qualified financing or a liquidity event, or outstanding as at March 31, 2021, at an exercise price equal to the price per share of the qualified issuance or the liquidity event, or the fair value determined by an external appraiser at March 31, 2021, if no qualified issuance or liquidity event occurs prior to December 31, 2020. The Warrants may be exercised, in whole or in part, for a period of five years following the issue of the Warrants.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

12. Term loan, credit facility, operating loans, other loan, contingent consideration payable and government grant liabilities (cont.)

During the year ended September 30, 2021, as per the term loan agreement, the Company issued 13,890 warrants to the lender with a strike price of $138.68. The number of warrants represents 10% of the total amount drawn as at September 30, 2021, of $19,262,586 divided by the strike price. These warrants met the definition of a derivative liability and were therefore recorded at fair value. Once the warrants were issued to the lender, they met the fixed-for-fixed criteria for classifying financial instruments as equity since the warrants were settleable in a fixed number of Class C preferred shares at a fixed price per share. Upon each warrant issuance that was fully vested during the year ended September 30, 2021, the respective derivative warrant liability amount was reclassified to equity for an amount of $670,703.

During the year ended September 30, 2022, no warrant was issued by the Company and no gain or loss on revaluation of the derivative warrant liability was recognized since all warrants were previously reclassified as equity (loss on revaluation of $66,613 in 2021 — Note 22).

The Company granted to the lender a hypothec of $23,760,000 on the universality of its assets.

Term loan	$
Term loan balance as at September 30, 2020	3,270,888
Add: term loan proceeds at issuance	9,561,223
Less: 2021 grant	(2,302,645)
Less: 2020 grant receivable received	(3,225,993)
Less: derivative warrant liability	(325,181)
Add: accrued interest	1,225,861
Term loan balance as at September 30, 2021	8,204,153
Add: accrued interest	1,830,360
Term loan balance as at September 30, 2022	10,034,513

b) Credit facility and operating loans

On January 23, 2020, the Company contracted a term loan for a maximum authorized amount of $30,000,000 (“2020 credit facility”) bearing interest based on the Canadian prime rate or US base rate plus 6.05% or 10% for the first 12 months, with an extension at the option of the Company for a period of nine months bearing interest at 10.5%, to refinance the 2018 credit facility and support research and development. The loan will become due and payable upon the first of the two following scenarios: (1) upon the reception of a financing round; and (2) December 31, 2020, unless the option to extend is exercised by the Company.

The Company must comply with certain financial ratios on an annual basis.

On October 1, 2018, the Company also contracted an operating loan for a maximum authorized amount of $1,000,000 or the equivalent in US dollars, reimbursable on demand. The operating loan may consist of one of the following vehicles bearing interest at Canadian prime rate plus 1.75% or US base rate plus 1.75%: (1) advance; (2) overdraft; or (3) letter of guarantee and letter of credit for a total maximum amount of $100,000 with maturity not exceeding one year.

The lender also granted a derivative risk facility of $1,000,000 for trading forward exchange contracts and currency options contracts for a maximum term of 12 months.

The Company granted to the lender for both the credit facility and operating loan a movable hypothec of $2,000,000 on the universality of its assets except for its intangible assets and certain equipment. The Company also granted a universal hypothec of $30,000,000 on its intangible assets.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

12. Term loan, credit facility, operating loans, other loan, contingent consideration payable and government grant liabilities (cont.)

On February 5, 2021, the Company amended its facility as follows:

2020 credit facility

•        Term loan: Increased available principal from $30,000,000 to $45,000,000.

•        Interest: Replaced fixed interest rate of 10% with a floating interest rate based on the Canadian prime rate or US base rate plus 7.50% (or 4.50% if the lender does not exercise its conversion right); and added standby fees of 1.875% (or 1.125% if the lender does not exercise its conversion right).

•        Maturity: Extended from an original maturity of September 30, 2021 (including the Company’s optional nine-month extension period) to October 31, 2021 (unless a liquidity event occurs first).

•        Conversion features: Added a conversion feature at the option of the lender upon a liquidity event (any transaction that results in the common shares or other equity securities of the Company, or of any resulting issuer, being listed on a recognized Canadian or US stock exchange), less a discount of 15% if the liquidity event occurs before May 31, 2021, or 20% thereafter, to the liquidity event price (the price common shares are issued to the public, or in the case of a merger transaction, including a special purpose acquisition transaction, the price attributed to the Company’s common shares exchanged or changed in the transaction). If no liquidity event or a default occurs during the tenor of this financing, the lender will have the option to convert into common equity at a valuation established by an independent valuator.

Operating loan

•        Interest: Replaced floating interest rate of Canadian prime rate plus 1.75% or US base rate plus 1.75% with Canadian prime rate plus 3.00% or US base rate plus 3.00%; and added standby fees of 0.75%.

Other terms

•        In place of all previous security interests, the Company granted to the lender a first ranking hypothec of $60,000,000 over all of the universality the Company’s assets, movable and immovable, tangible and intangible, present and future (including without limitation intellectual property, computer equipment, office supplies, furniture and equipment, licenses, software, source codes and trademark).

•        Replaced existing financial covenants with new monthly financial covenants.

As the term loan was modified to include a substantive equity conversion feature, the change was considered a fundamental change to the terms of the 2020 credit facility. Thus, the change was accounted for as an extinguishment of the existing term loan and recognition of a new loan. The carrying value of the term loan on February 5, 2021 amounting to $29,809,747 was derecognized and a loss on extinguishment, calculated as the difference between the amount derecognized and the initial measurement of the modified loan recognized at fair value amounting to $30,000,000, including transaction costs of $456,875, was recorded, for a total loss of $647,128 (Note 22). The new term loan was designated at fair value through profit or loss, and the equity conversion feature is not separately accounted for.

On November 1, 2021, the Company amended its facility as follows:

2020 credit facility

•        Term loan: Decreased principal from $45,000,000 to $30,000,000.

•        Maturity: Extended from October 31, 2021 to April 30, 2023.

•        Interest: Changed the floating interest rate based on the Canadian prime rate or US base rate plus 7.50% to plus 9.00% and removed standby fees of 1.875%.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

12. Term loan, credit facility, operating loans, other loan, contingent consideration payable and government grant liabilities (cont.)

•        Conversion features: Removed the previous conversion feature, which provided the lender with the option to convert the loan into common shares of the Company at a discount upon either a liquidity event or at maturity.

Operating loan

•        Interest: Changed the floating interest rate of Canadian prime rate or US base rate plus 3.00% to Canadian prime rate or US base rate plus 5.50%. Additionally, the standby fee increased from 0.75% to 1.25%.

Other terms applicable to all the lenders’ facility

•        Modified and removed existing financial covenants. As at September 30, 2022, the company meets all financial covenants.

As the term loan was modified to remove the substantive equity conversion feature the change is considered a fundamental change to the terms of the credit facility. Thus, the change was accounted for as an extinguishment of the existing term loan and recognition of a new loan. The carrying value of the term loan on November 1, 2021 amounting to $30,000,000 was derecognized and a loss on extinguishment, calculated as the difference between the amount derecognized and the initial measurement of the modified loan recognized at fair value amounting to $30,000,000, including transaction costs of $454,092, was recorded, for a total loss of $454,092 (Note 22). The new term loan is designated at amortized cost.

As at September 30, 2022, the Company has drawn $30,000,000 from the term loan facility ($30,000,000 as at September 30, 2021) and no amount was drawn from the operating loan and derivative risk facilities as at September 30, 2022 and 2021.

Credit facility

2022
$
Balance, beginning of year (FVTPL)	29,774,895
Loss on revaluation	225,105
Balance as at November 1, 2021 (FVTPL)	30,000,000
Debt extinguishment	(30,000,000)
Fair value of modified credit facility	30,000,000
Balance, end of year (amortized cost)	30,000,000
2021
$
Balance, beginning of year (amortized cost)	9,764,891
New debt contracted	20,000,000
Amortization of debt issuance costs	44,856
Balance as at February 5, 2021 (amortized cost)	29,809,747
Debt extinguishment	(29,809,747)
Fair value of 2021 modified credit facility	30,000,000
Interest payment	(1,926,028)
Loss on revaluation	1,700,923
Balance, end of year (FVTPL)	29,774,895

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

12. Term loan, credit facility, operating loans, other loan, contingent consideration payable and government grant liabilities (cont.)

c) Other loan

On January 29, 2019, the Company entered into a license agreement for the worldwide exclusive use by the Company of an intellectual property owned by the licensor for the Company’s use in the development of its technology projects. The intellectual property patent expires in 2030, which corresponds to duration of the licensing agreement. Under the terms of the license agreement, the Company is required to make specified payments at specified dates or upon the occurrence or achievement of certain events. The Company is also required to make annual royalty payments through 2030 based on a variable royalty amount per unit of product sold that includes the underlying technology, subject to a minimum annual royalty payment of US$250,000.

The loan has been initially recorded at fair value, which corresponds to the present value of the minimum contractual payments to be made by the Company discounted at an interest rate of 20%, which is considered a representative market interest rate. The Company elected a policy to recognize a liability only when the contingent payment (variable payment based on sales volume) crystallizes and as such, the Company did not include the fair value of any contingent payments in the initial measurement of the liability.

The license agreement was amended in November 2020 to postpone the minimum royalty payment for calendar year 2021 of US$250,000 to 2030 and to defer the payment on some milestone obligations past due amounting to US$550,000, such amount bearing interest at 6% with full payment due on January 1, 2022. The changes are considered a fundamental change to the terms of the loan. Thus, the change was accounted for as an extinguishment of the existing term loan and recognition of a new loan resulting in the recognition of a gain of $188,535 recorded in the consolidated statement of loss during the year ended September 30, 2021 (Note 22).

Other loan

2022
$
Balance, beginning of year	1,941,022
Repayment	(768,850)
Accrued interest	274,263
Foreign exchange loss	136,345
Balance, end of year	1,582,780

Current	342,675
Non-current	1,240,105
2021
$
Balance, beginning of year	1,889,238
Repayment	—
Accrued interest	53,209
Balance, as at November 30, 2020	1,942,447
Loan extinguishment	(1,942,447)
Fair value of modified loan	1,753,912
Accrued interest	266,049
Foreign exchange gain	(78,939)
Balance, end of year	1,941,022

Current	748,013
Non-current	1,193,009

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

12. Term loan, credit facility, operating loans, other loan, contingent consideration payable and government grant liabilities (cont.)

d) Contingent consideration payable

On July 6, 2020 (the “Transaction Date”), the Company acquired a 60% controlling interest in Vayavision, via the “Transaction”, whereby the Company purchased 636,364 Seed-1 and 891,664 Seed-2 preferred shares of Vayavision, in exchange for 21,300 common shares of the Company issued on closing and a maximum of 120,699 common shares to be issued in the future upon the occurrence or non-occurrence of certain events. The primary vesting condition is the continued employment of certain key Vayavision employees over the course of a two-year period post-acquisition. Additionally, LeddarTech obtained a call option and wrote a put option for the remaining 1,021,462 common shares of Vayavision (represent 40% NCI) that were not acquired as at the Transaction Date, of which 750,000 common shares are considered as post-combination expenses since they are subject to continued employment conditions, while the remaining 271,262 common shares are subject to put and call accounting (refer to Note 16, Other component of equity).

As at September 30, 2020, the contingent shares (120,299 common shares were expected to be issued) were measured at a fair value of $14,434,677.

For the year ended September 30, 2021, 77,705 common shares, with a fair value of $5,253,635, were issued to the selling shareholders. The remaining, unissued, contingent shares were remeasured to fair value at September 30, 2021, resulting in an unrealized gain on revaluation of $5,700,260. Thus, as at September 30, 2021, the value of the contingent consideration payable related to the 42,594 unissued shares was $3,480,782.

On July 6, 2022, all remaining contingent shares were issued (42,594 common shares) to the selling shareholders, for a fair value of $2,215,739, resulting in a gain on revaluation of $1,265,043. Thus, as at September 30, 2022, there is no remaining contingent consideration payable.

Contingent consideration payable

	2022	2021
	$	$
Balance, beginning of year	3,480,782	14,434,677
Gain on revaluation	(1,265,043)	(5,700,260)
Contingent shares issuance	(2,215,739)	(5,253,635)
Balance, end of year	—	3,480,782

Current	—	3,480,782
Non-current	—	—

e) Government grant liabilities

As at the acquisition date of Vayavision, a government grant liability of $420,000 was recognized at its fair value and related to the repayment of the grant received by Vayavision from the Israeli Innovation Authority (“IIA”) prior to the acquisition to support the development of the technology. Prior to the acquisition, Vayavision obtained the grant for the total amount of NIS 4 million (CAD$1.5 million) from the IIA to be repaid through royalties of 3% of sales of Vayavision products developed through the funds provided by the IIA. The grant bears an annual interest rate based on LIBOR as published by the Bank of Israel.

As at September 30, 2022, the Company has a government grant liability of $430,588 (US$ 315,035) related to the repayment of a grant received by Vayavision from Israel-United States Binational Industrial Research and Development (“Bird”) Foundation to support the development of the technology with a partner ($224,488 or US$176,246 as at September 30, 2021). The total amount received by Vayavision is repayable through royalties of 5% of sales of Vayavision products developed through the funds provided by Bird, adjusted for certain index, and it is non-interest bearing. Obligations under the grant agreement with Bird are jointly and severally assumed by Vayavision and its partner in the development project (restated — note 2).

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

12. Term loan, credit facility, operating loans, other loan, contingent consideration payable and government grant liabilities (cont.)

After initial recognition, the liabilities are measured at amortized cost using the effective interest method. The effective interest rate is 30.3%.

Assumptions underlying grant repayments are reviewed at least annually. As at September 30, 2022, the Company revised the estimated repayment schedule, taking into account updated assumptions and data. This resulted in an accretion gain of $78,567 (2021 — accretion loss of $567,942), which was included in Financial costs, net (Note 22).

Government grant liabilities

	2022	2021
	$	$
	(Restated – note 2)	(Restated – note 2)
Balance, beginning of year	1,159,487	420,000
Grants received	178,856	191,902
Accretion interest expense	384,985	157,202
Loss (gain) on remeasurement due to changes in forecasts	(463,552)	410,740
Foreign exchange loss (gain)	149,918	(20,357)
Balance, end of year	1,409,694	1,159,487

13. Convertible loans

On November 26, 2018, the Company signed a two-year convertible loan agreement for an amount of $14,400,000 ($8,239,704 with related parties) (“2018 convertible loan”). On January 23, 2020, the Company signed a convertible loan agreement for an amount of $13,200,000 (“2020 convertible loan”). On November 26, 2020, one holder of the 2018 convertible loan was repaid the principal amount of $659,493 plus accrued interest for a total amount of $837,963.

Additionally, the maturity dates of both the 2018 and 2020 convertible loans were extended to November 26, 2021 on October 14, 2020 and November 26, 2020, respectively. Both the 2018 and 2020 convertible loans have the following attributes:

•        Interest:    The convertible loan bears interest at a rate equal to 12% per annum both before and after the maturity date, in case of an extension, calculated and compounded on a monthly basis. Interest is payable or converted concurrently with the payment or conversion of the convertible loan. If the convertible loan is reimbursed at maturity, the investor is also entitled to an additional payment in shares that will result in an effective rate of return of 20%.

•        Maturity:    The original maturity of both 2018 and 2020 convertible loans was November 26, 2020, and was subsequently extended to November 26, 2021 as noted above.

•        Extension right:    The investor may opt to extend the maturity date to the conversion date (i.e., the date of a Liquidation event (as defined in Note 14) or a qualified issuance (as defined below). Such election by the holder must occur at the latest 15 days prior to the maturity and the conversion date must be known at the time of such election.

•        Conversion feature:    Upon the occurrence of a liquidation event or a qualified issuance, the investor has the option, but not the obligation, (1) to be repaid, in whole or in part in cash; or (2) to convert the principal and interest into a variable number of shares. Upon the occurrence of these events, the loan will be converted into shares or securities of the same class or series that are issued by the Company in

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

13. Convertible loans (cont.)

connection with a liquidation event or a qualified issuance under the same conditions under which the financing securities are issued by the Company to third-party subscribers less (1) a discount of 2% per calendar month since the issuance of the convertible loan up to a maximum discount of 24% in the case of a qualified issuance; or (2) at a price per share equal the 76% of the value of such senior shares ascribed by the parties to the liquidation event.

•        Prepayment:    Neither the principal amount nor the interest may be prepaid prior to the maturity date without prior consent of the holder.

•        Qualified issuance:    A qualified issuance means any issuance of financing securities from treasury by the Company pursuant to one or more related transaction, which raises minimum gross proceeds for the Company of $30,000,000, it being understood that the amount of the convertible loan shall not be computed as part of any such issuance.

On February 5, 2021, the Company obtained a $17,000,000 convertible loan (“2021 convertible loan”), which has the following attributes:

•        Interest:    Bears interest at a rate equal to 15% per annum for the first 12 months, and 18% per annum thereafter. The interest rate is reduced to 12% if the lender does not elect to exercise its conversion right as part of a qualified financing (a minimum of $50 million, which includes an initial public offering or special purpose acquisition transaction).

•        Maturity:    Twenty-four months after disbursement. The loan is not renewable.

•        Conversion feature:    Upon the occurrence of a qualified financing, the lender has the option, but not the obligation, to convert the principal and interest into a variable number of the highest-ranking class of shares less a discount of 24% to the price ascribed by the parties to the qualified financing.

•        Liquidity event:    Upon the sale of all or a substantial part of the Company’s assets, or the exclusive license (except to a subsidiary or in the normal course of business) of a substantial part of the Company’s intellectual property, the lender may choose to accept payment of principal and interest or convert the loan into the highest-ranking class of shares at the price paid by their holders.

•        Prepayment:    Prepayable after 12 months with a 24% premium.

•        In the event of change of control, the lender may choose to require redemption of the convertible debt at an amount equal to 150% of the amount due on the date of change of control or to convert the amount immediately into preferred shares at a conversion price equal to the price paid or agreed by the participants of the event, before the conclusion of the change in control.

•        If neither a qualified issuance, change of control or liquidity event materializes prior to the maturity date, the lender has the right to force repayment of the principal and accrued interest in cash or convert the principal and accrued interest to preferred shares of the Company at a price equal to their original issuance price.

The Company incurred $124,022 in issuance costs on the 2021 convertible loan during the year ended September 30, 2021.

On November 1, 2021, the Company amended the convertible loans to increase the discount of the conversion feature to 28% of the Class D-1 preferred shares to be issued. The Company incurred costs for this modification of $124,717 which have been recorded in the consolidated statement of loss.

The change in fair value between September 30, 2021 and November 1, 2021 of $6,089,300 was recognized as a gain on revaluation in the consolidated statements of loss.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

13. Convertible loans (cont.)

On November 1, 2021, the Company entered into an agreement which triggered the conversion of the 2018, 2020 and 2021 convertible loans into 635,327 Class D-2 preferred shares (“D-2 shares”), based on the Purchase Price of the Class D-1 preferred shares discounted by 28%. As a result, the fair value of the convertible loan of $62,960,906 was reclassed to equity on conversion.

Convertible loans

	2022	2021
	$	$
Balance, beginning of year	69,050,206	35,074,403
2021 convertible loan issued	—	17,000,000
Loss (gain) on revaluation of convertible loans	(6,089,300)	17,813,766
Reimbursement	—	(837,963)
Conversion into Class D-2 preferred shares	(62,960,906)	—
Balance, end of year	—	69,050,206

Current	—	45,204,387
Non-current	—	23,845,819

14. Capital stock

Authorized, unlimited number of shares, without par value, of the following classes:

Common shares, voting and participating.

Class A, preferred shares, voting, convertible at the holder’s option into a fixed or variable number of common shares depending on certain events, entitled to receive dividends when declared by the Company, retractable with priority over common shares upon a Liquidation event1.

Class B, preferred shares, voting, convertible at the holder’s option into a fixed or variable number of common shares depending on certain events, entitled to receive dividends when declared by the Company, retractable with priority over common shares, Class A and Class M shares upon a Liquidation event1.

Class C, preferred shares, voting, convertible at the holder’s option into a fixed or variable number of common shares depending on certain events, entitled to receive dividends when declared by the Company, retractable with priority over all other classes of shares, except Class D preferred shares, upon a Liquidation event1.

The holders of common shares are entitled to dividends, pari passu, with the holders of Class A, B and C shares.

____________

1        “Liquidation event” shall mean (i) a merger, amalgamation, reorganization, recapitalization, consolidation or other transaction, other than a Qualified IPO, involving the Company and any other Person in which the Persons who were shareholders immediately prior to such merger, amalgamation, reorganization, recapitalization, consolidation or other transaction own less than fifty percent (50%) of the shares on an As-Converted Basis of the surviving or continuing entity after such merger, amalgamation, reorganization, recapitalization, consolidation or other transaction; (ii) the sale, exchange or transfer by the shareholders, in a single transaction or series of related transactions, of shares representing not less than fifty percent (50%) of the shares on an As-Converted Basis; (iii) the sale, lease, license, abandonment, transfer or other disposition of all or substantially all the assets of the Company, in a single transaction or related transactions, or the exclusive license of all or substantially all of the Company’s material intellectual property and technology that is approved by the Board and by holders of at least sixty percent (60%) of the outstanding common shares calculated on an As-Converted Basis; or (iv) a dissolution or a voluntary or involuntary winding up or liquidation of the Company or any other distribution, in whole or in part, of the property or assets of the Company to its Shareholders that is approved by the Board and by holders of at least fifty percent (50%) of the outstanding common shares calculated on an As-Converted Basis. Notwithstanding anything to the contrary herein, the following situation would also be considered as a Liquidation Event for the purpose hereof, a transaction or series of related transactions that results in an existing shareholder increasing its ownership of shares to more than fifty percent (50%) of the common shares on an As-Converted Basis.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

14. Capital stock (cont.)

All Class A, B and C shares shall automatically be converted into common shares of the Company immediately prior to the closing of a Qualified IPO2.

Class D-1 and Class D-2, preferred shares, voting, convertible at the holder’s option into a fixed or variable number of common shares depending on certain events or automatically converts to common shares upon either approval by at least 50.1% of the Class D shareholders’ voting rights or consummation of a Qualified IPO2 into a fixed or variable number of common shares depending on certain events, entitled to a fixed cumulative preferential dividend of 5% for the first 18 months, and 12% thereafter, if and when declared by the Company, retractable with priority over all other classes of shares upon a Liquidation event1. In the event of a conversion event (defined as an IPO, a SPAC transaction or a Liquidation event1 (“Conversion event”)), Class D-1 shares will be converted into common shares at a fix or variable ratio based on the timing and nature of such Conversion event.

Class M Series, non-voting and non-participating, retractable upon a Liquidation event1 in an amount equal to $5.50 per Class M Series 2014 share, $45.20 for Class M Series 2017 and $102.50 for Class M Series 2020 (the “Class M Redemption value”), automatically convertible prior to the closing of an IPO or prior to the closing of a Special Purpose Acquisition Company (“SPAC”) transaction into common shares by dividing the applicable Class M Redemption value by the applicable exit price in connection with such IPO or SPAC transaction.

Issued and paid

	As at September 30,
	2022		2021
	Number	$	Number	$
Common shares	167,610	9,894,326	124,793	7,664,466
Class A preferred shares	1,230,291	79,056,406	1,230,291	79,056,406
Class B preferred shares	1,296,922	82,626,031	1,296,922	82,626,031
Class C preferred shares	2,069,741	116,877,914	2,069,741	116,877,914
Class D-1 preferred shares	744,107	82,274,185	—	—
Class D-2 preferred shares	635,327	62,960,906	—	—
	6,143,998	433,689,768	4,721,747	286,224,817

On November 1, 2021, the Company entered into a Share Subscription Agreement (the “Agreement”). Under the terms of the Agreement, the investors purchased 635,005 Class D-1 preferred shares (“Initial Share Subscription”) at a purchase price of $118.97 per share ($96.72 US), for an aggregate purchase price of $75,548,925. Share issuance costs incurred amounted to $6,093,492 of which $571,116 was reclassified from other long-term assets. Furthermore, of the aggregate purchase price, $3,703,920 relates to an equity-settled acquisition of development costs (Note 10).

On January 19, 2022, the Company issued 109,102 Class D-1 preferred shares to investors at a purchase price of 122.74$ per share ($96.72 US), for an aggregate purchase price of $13,390,997, Share issuance costs incurred amounted to $572,245.

____________

2        “Qualified IPO” shall mean the closing of a public offering pursuant to a registration statement that is declared effective under the United States Securities Act of 1933, as amended, or a prospectus filed under the securities legislation of Québec or Ontario in respect of which a final receipt is obtained, in either case covering the offering and sale of common shares for the account of the Company at a price that represents an aggregate pre-money equity value of the Company of at least US$900 million (2021 — US$600M), and that results in aggregate gross proceeds (before deducting underwriting discounts, commissions and the expenses of the offering) from the offering of at least US$50 million and the listing of the Company’s common shares on the Toronto Stock Exchange and/or the NASDAQ Global Market, or the New York Stock Exchange.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

14. Capital stock (cont.)

The following table summarizes common share activity during the year:

	Number	$
Common shares as at September 30, 2020	46,517	2,372,948
Shares issued related to Vayavision acquisition	77,705	5,253,635
Shares issued related to option exercises (Note 17)	571	37,883
Common shares as at September 30, 2021	124,793	7,664,466
Shares issued related to Vayavision acquisition (Note 12d)	42,594	2,215,739
Shares issued related to option exercises (Note 17)	223	14,121
Common shares as at September 30, 2022	167,610	9,894,326

15. Warrants

The following table summarizes warrants activity:

	Year ended September 30, 2022		Year ended September 30, 2021
	Number	weighted average exercise price	Number	weighted average exercise price
		$		$
Outstanding, beginning of year	13,890	138.68	—	—
Issued	—	—	13,890	138.68
Outstanding, end of year	13,890	138.68	13,890	138.68

Exercisable, end of year	13,890	138.68	13,890	138.68

The warrants issued as at September 30, 2021 are under the term loan agreement as described in Note 12a. Under the terms of the warrant, the lender has the right to acquire one Class C preferred share for an exercise price of $138.68 per warrant. The warrants are exercisable until March 31, 2026. As at September 30, 2022, no warrants have been exercised and no warrant was issued during the year.

16. Other component of equity

Put and call options

In connection with the Company’s acquisition of a 60% controlling interest in Vayavision on July 6, 2020, the Company obtained call options and wrote a put option for the remaining 40% NCI. The Company has the right to purchase the NCI and the NCI holder has the right to sell its interest to the Company. The Company’s right under the call options is either: (1) exercisable in exchange of shares within 10 years following the transaction closing on July 6, 2020, and that right is exercisable in full or in part at any time after delivering a written notice to the NCI holder (referred to as the “Share Call Option” or (2) exercisable in exchange of cash subject to some conditions including service conditions until July 6, 2023 (referred to as the ‘‘Cash Call Option’’) (collectively referred to as the “Call Options”). The NCI holder’s right under the put option is exercisable within seven years following the transaction closing, and that right is exercisable to exchange all, but not less than all of the NCI, only immediately prior to and subject to the consummation of (i) a Liquidity Event, as defined in Note 14; (ii) a Qualified IPO as defined in Note 14; or (iii) a Qualified Secondary Sale, defined as a secondary sale of common shares to one or more investors for cash following a primary financing transaction, which closes no later than June 30, 2021.

If the Share Call Option or the put option is exercised, the NCI holder will sell to the Company the NCI shares; and in exchange, the Company will issue to the NCI holder that aggregate number of newly issued common shares of the Company, equal to such number obtained by the pre-established exchange ratio of 1 common share of LeddarTech for 10.76 common shares of Vayavision as determined on July 6, 2020.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

16. Other component of equity (cont.)

If the Cash Call Option is exercised, the NCI holder will sell to the Company the NCI shares; and in exchange, the Company will deliver cash based on a price per share of NIS of 0.01 ($0.026 CAD as at July 6, 2020).

Out of the 1,021,462 common shares of Vayavision subject to the Share Call and Cash Call Options and put option, 750,000 common shares are accounted as share-based compensation expenses since they are subject to future employment conditions (Note 17c).

The put option held by the NCI is classified as a non-derivative equity instrument. As a result, the Company has recorded the put option (for the common shares not subject to IFRS 2) at fair value of $2,431,688 as at the acquisition date and such option was considered an instrument forming part of the purchase price allocation, thereby increasing goodwill. Such option will not be marked to market at each reporting date thereafter. The put option has been reflected as “Other component of equity” within the consolidated statement of financial position.

The Share Call Option and Cash Call Option are interdependent as they apply to the same shares held by the non-controlling shareholders, and as such, the Call Options are considered as one instrument for accounting purpose. The Call Options held by the Company (for the common shares not subject to IFRS 2) are classified as a derivative financial asset. As a result, the Company has recorded the call option at fair value of nil as at the acquisition date and such option was considered an instrument forming part of the purchase price allocation, thereby offsetting goodwill. Such option will be marked to market at each reporting date thereafter. The fair value of the Call Options is also nil as at September 30, 2021 and 2022.

17. Stock-based compensation

a) Employee Stock Option Plan (the “ESOP”)

The Company has an ESOP under which it can grant a maximum of 1,602,593 common shares (2021 — 1,272,527 common shares). The total outstanding amount of common shares available for issuance as at September 30, 2022 and 2021 is 1,471,425 and 1,141,582 common shares, respectively.

Options granted under the ESOP expire after a maximum period of 10 years following the date of grant. Options granted under the ESOP generally vest over a four-year period, but ESOP options granted under the corresponding management stock option plan (“MSOP”) vest concurrently with its corresponding MSOP options whether they are time based or performance based. Changes in the number of stock options outstanding were as follows:

	Year ended September 30, 2022 weighted average exercise price		Year ended September 30, 2021 weighted average exercise price

	Number	$	Number	$
Outstanding, beginning of year	1,057,913	47.97	974,735	41.00
Granted	366,420	102.50	146,818	99.22
Exercised	(223)	41.35	(571)	45.20
Forfeited	(155,750)	87.29	(63,069)	52.49
Outstanding, end of year	1,268,360	58.64	1,057,913	47.97
Exercisable, end of year	759,740	35.41	733,479	32.08

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

17. Stock-based compensation (cont.)

Exercise price	Outstanding options as at September 30, 2022		Outstanding options as at September 30, 2021
	Number	weighted average remaining life (years)	Number	weighted average remaining life (years)
$2.75	142,094	2.1	142,094	3.1
$5.50	182,515	2.9	182,515	3.9
$32.27	—	—	1,706	0.3
$38.26	11,827	8.2	13,144	9.2
$45.20	406,779	6.4	440,147	7.4
$101.64	56,050	8.2	58,338	9.2
$102.50	454,295	9.0	200,107	9.4
$106.67	4,800	8.7	8,200	9.0
$136.47	10,000	8.6	11,662	9.5
	1,268,360	6.5	1,057,913	6.7
Exercise price	Exercisable options as at September 30, 2022		Exercisable options as at September 30, 2021
	Number	weighted average remaining life (years)	Number	weighted average remaining life (years)
$2.75	142,094	2.1	142,094	3.1
$5.50	182,515	2.9	182,515	3.9
$32.27	—	0.0	1,706	0.3
$38.26	11,272	8.2	12,089	9.2
$45.20	321,848	6.4	329,261	7.4
$101.64	16,345	8.2	8,249	9.2
$102.50	81,966	8.0	57,565	9.0
$106.67	1,200	8.7	—	—
$136.47	2,500	8.6	—	—
	759,740	5.0	733,479	5.8

During the year, the Company granted 366,420 options, of which — M-Options and — C-Options were issued under the MSOP (146,818 options, of which 29,775 M-Options and 29,755 C-Options were issued under the MSOP in 2021). The weighted average fair value of stock options granted during the year was $20.57 ($40.83 in 2021). The fair value of each granted option was determined using the Black-Scholes option pricing model and the following weighted average assumptions:

	2022	2021
Fair value of the underlying share	$72.88	$111.81
Exercise price	$102.50	$99.22
Risk-free interest rate	2.20%	0.20%
Expected volatility	81%	45%
Expected life	2.41 years	3 years
Dividend yield	0%	0%

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

17. Stock-based compensation (cont.)

The expected life of the stock options is based on current expectations and the expected volatility reflects the assumption that the historical or implied volatility of similar listed entities over a period similar to the life of the options is indicative of future trends. These assumptions may not necessarily be the actual outcome.

b) Management Stock Option Plan (the “MSOP”)

In 2015, the Company implemented a MSOP under which the Company can issue options to buy Class M shares (the “M-Options”) and options to buy common shares (the “C-Options”), collectively named the “MSOP Options.” The purpose of the MSOP is to allow Participants to elect to invest all or part of their base salary, bonus and/or compensation as member of the Board, as the case may be, to be received in exchange for future services to be rendered to the Company, in the Company’s equity.

This MSOP expired as at September 30, 2017, and the Company adopted a new plan from October 1, 2017, to September 30, 2020 (“MSOP II”). The MSOP II has the same purpose and characteristics than the former MSOP and includes a new series of shares (“Class M Series 2017”) and is opened to employees and management. The former MSOP was only accessible to management.

On September 30, 2020, the Company adopted a new plan from October 1, 2020, to September 30, 2021 (“MSOP III”).

MSOP III has the same purpose and characteristics of the former MSOP plans except that C-Options have an exercise price of $102.50 ($45.20 for MSOP II and $5.50 for MSOP I); and under any stock option plan, the aggregate number of Class M shares that may be issued pursuant to the exercise of M-Options ($0.001) shall not exceed 250,000 Class M shares, and the aggregate number of common shares that may be issued pursuant to the exercise of C-Options shall not exceed 250,000 common shares.

MSOP Options vest differently whether they are time-based MSOP Options (“Time-Based MSOP Options”) or performance-based MSOP Options (“Performance-Based MSOP Options”). MSOP Options granted in exchange for salary or fees are Time-Based MSOP Options. MSOP Options granted in exchange for reductions in year-end bonuses or performance bonuses are Performance-Based MSOP Options. Time-Based MSOP Options vest on a straight-line basis on the dates the Participant’s regular salary or Board compensation is payable. Performance-Based Options vest annually on the date the bonus is payable following the determination by the Board of the right to a year-end bonus in proportion to the bonus amount that would otherwise have been awarded.

The vested M-Options and C-Options will become exercisable at any moment on or after the 10th anniversary of each plan (MSOP, MSOP II and MSOP III) or prior to this date if an IPO or Liquidation event occurs.

For the M-Options, upon such time and at any time thereafter or in the case of termination within a maximum of 60 days, the participant will be entitled to either (i) exercise his or her M-Options by paying the M-Option exercise price ($0.001), or (ii) request that the Company pay him or her the amount equal to the difference between the Class M Redemption value underlying that participant’s M-Options and the M-Option Exercise Price. Therefore, the M-Options are recorded in liabilities under “Redeemable stock options”.

As additional consideration, for each MSOP Option, one stock option (the ESOP Option) is granted, and the ESOP Option vests concurrently with its corresponding M-Option and C-Option.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

17. Stock-based compensation (cont.)

Changes in the number of M-Options and C-Options outstanding were as follows:

	Year ended September 30, 2022		Year ended September 30, 2021
	Number	weighted average exercise price	Number	weighted average exercise price
		$		$
M-Options
Outstanding, beginning of year	227,017	0.001	197,757	0.001
Granted	—	—	29,755	0.001
Forfeited	(3,325)	0.001	(495)	0.001
Outstanding, end of year	223,692	0.001	227,017	0.001
Exercisable, end of year	—	—	—	—
C-Options
Outstanding, beginning of year	221,295	28.87	192,035	17.50
Granted	—	—	29,755	102.50
Forfeited	(3,325)	95.54	(495)	102.50
Outstanding, end of year	217,970	27.85	221,295	28.87
Exercisable, end of year	—	—	—	—

The following table summarizes information relating to the M-Options and C-Options outstanding:

Exercise price	Outstanding options as at September 30, 2022		Outstanding options as at September 30, 2021
	Number	weighted average remaining life (years)	Number	weighted average remaining life (years)
M-Options
$0.001	223,692	3.90	227,017	4.81
C-Options
$5.50	133,975	2.81	133,975	3.01
$45.20	57,161	5.10	57,565	6.01
$102.50	26,834	8.22	29,755	9.01
	217,970	4.07	221,295	4.60

The fair value recognized for redeemable stock options in the consolidated statement of financial position as at September 30, 2022 and 2021 was $5.50 for options granted on Class M Series 2014 shares, $45.20 for options granted on Class M Series 2017 shares, and $102.50 for options granted on Class M Series 2020 shares.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

17. Stock-based compensation (cont.)

During the year ended September 30, 2022, the Company did not grant M-Options and C-Options (29,755 M-Options and 29,755 C-Options in 2021). The weighted average fair value of stock options granted during 2021 was $102.50 for M-Options as calculated using the intrinsic value and $34.82 for C-Options. The fair value of each granted C-Option was determined using the Black-Scholes option pricing model and the following assumptions:

	Year ended September 30,
	2022	2021
C-Options
Weighted average fair value of the underlying share	—	$106.26
Exercise price	—	$102.50
Risk-free interest rate	—	0.20%
Expected volatility	—	45%
Expected life	—	3 years
Dividend yield	—	0%

The expected life of the stock options is based on current expectations and the expected volatility reflects the assumption that the historical or implied volatility of similar listed entities over a period similar to the life of the options is indicative of future trends. These assumptions may not necessarily be the actual outcome.

The following table reconciles the redeemable stock options recorded in the consolidated statement of financial position:

	Year ended September 30, 2022
	Number of stock options	Weighted average fair value of stock options	Total fair value of stock options
		$	$
Class M series 2014	139,697	5.50	768,334
Class M series 2017	57,161	45.20	2,583,677
Class M series 2020	26,834	102.50	2,750,485
Total redeemable stock options	223,692		6,102,496
	Year ended September 30, 2021
	Number of stock options	Weighted average fair value of stock options	Total fair value of stock options
		$	$
Class M series 2014	139,697	5.50	768,334
Class M series 2017	57,565	45.20	2,601,938
Class M series 2020	29,755	102.50	3,049,887
Total redeemable stock options	227,017		6,420,159

c) Call Option recorded as share-based compensation expenses

As disclosed in Note 16, 750,000 common shares of Vayavision held by non-controlling shareholders and employees of Vayavision are subject to a Cash Call Option owned by the Company that will vest in three tranches of 250,000 common shares (should the employment conditions be met) at each anniversary of the Transaction date (i.e., July 6, 2020) over three years. The fair value of the award granted to these employees as at July 6, 2020 amounting to $7,100,452 will be recorded using a graded vesting method over the next three years. For the years ended September 30, 2022 and 2021, the stock-based compensation expense recorded in the consolidated statement of loss amounts to $1,693,517 and $3,781,501, respectively.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

17. Stock-based compensation (cont.)

The cumulative stock-based compensation expense related to the 250,000 common shares that vested on July 6, 2022, which are attributable to the non-controlling shareholders, has been reclassified from the reserve stock option to the NCI for an amount of $127,380 (2021 - $127,380).

d) Total stock-based compensation expense

The total stock-based compensation expense has been included in the consolidated statement of loss as indicated in the following table:

	Year ended September 30,
Stock-based compensation	2022	2021
	$	$
ESOP, equity-settled	3,223,540	6,139,661
C-Options, equity-settled	—	703,463
Vayavision call option, equity-settled	1,693,517	3,781,504
Reserve stock options movement	4,917,057	10,624,628
M-Options, cash-settled	(317,663)	3,027,513
Capitalized as development costs	(326,721)	(1,458,523)
Total stock-based compensation expenses	4,272,673	12,193,618

18. Operating expenses

Operating expenses by nature include the following:

	As restated (note 2)	As restated (note 2)
	Year ended September 30,
	2022	2021
	$	$
Employee benefit expenses	30,802,594	17,290,669
Stock-based compensation	4,272,673	12,193,618
Research costs	2,074,830	2,714,770
Impairment loss related to intangible assets	38,207,503	—
Marketing expenses	917,223	756,199
Selling expenses	299,382	615,763
Depreciation of property and equipment	1,291,048	989,963
Product line management expenses	47,965	45,640
Recruitment fees	791,788	522,434
Professional fees	3,852,140	3,252,743
Other expenses	1,176,515	1,082,619
Subcontractor services	2,006,904	1,757,828
Travel expenses	482,358	34,253
Amortization of intangible assets	257,064	463,784
Insurance	373,311	448,777
Research and development tax credits	(70,191)	(219,731)
Depreciation expense on right of use assets	560,870	349,833
	87,343,977	42,299,162

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

19. Loss per share

Basic loss per share is calculated by dividing the loss attributable to equity holders of the parent by the weighted average number of common shares outstanding.

The following table reflects the calculation of net loss attributable to equity holders of the parent and the computation of basic and diluted loss per share for the periods indicated:

	As restated (note 2)	As restated (note 2)
	Year ended September 30,
	2022	2021
	$	$
Loss attributable to equity holders of the parent	(69,318,848)	(46,959,038)
Weighted average number of common shares basic and diluted	134,913	64,946
Basic and diluted loss per common share	(513.80)	(723.05)

The effect of dilution from outstanding stock options, convertible preferred stocks, credit facility, convertible loans, warrants, put and call options and contingent consideration payable were excluded from the calculation of the weighted average number of common shares for diluted loss per common share for the years ended September 30, 2022 and 2021 as they are antidilutive.

	Year ended September 30,
	2022	2021
Outstanding employee stock option	1,710,022	1,506,225
Convertible preferred stock	5,976,388	4,596,954
Credit facility	—	302,725
Convertible loans	—	635,327
Warrants	13,890	13,890
Put and call options recognized as other component of equity	94,931	94,931
Contingent consideration payable	—	42,594

20. Additional information included in the consolidated statement of cash flows

Changes in non-cash working capital items:

	As restated (note 2)	As restated (note 2)
	As at September 30,
	2022	2021
	$	$
Trade receivable and other receivables	(2,219,607)	(896,440)
Government assistance and R&D tax credits receivable	553,097	1,517,744
Inventories	(541,093)	272,309
Prepaid expenses	95,795	(178,516)
Accounts payable and accrued liabilities	1,720,000	2,784,731
	(391,808)	3,499,828

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

21. Government grants

	Year ended September 30, 2022
	Grant recognized in statement of loss	Grant recorded against carrying amount of intangible assets (Note 10)	Total grant
	$	$	$
	(Restated – note 2)	(Restated – note 2)	(Restated – note 2)
Canada Emergency Wage Subsidy	83,735	33,684	117,419
Other grants	351,713	917,104	1,268,817
Total grants	435,448	950,788	1,386,236
R&D tax credit	70,191	776,050	846,241
Total grants and R&D tax credits	505,639	1,726,838	2,232,477
	Year ended September 30, 2021
	Grant recognized in statement of loss	Grant recorded against carrying amount of property and equipment and intangible assets (Notes 8, 10)	Total grant
	$	$	$
	(Restated – note 2)	(Restated – note 2)	(Restated – note 2)
Canada Emergency Wage Subsidy	876,434	391,886	1,268,320
Interest free loan (note 12a)	1,192,741	1,109,904	2,302,645
Other grants	95,619	485,037	580,656
Total grants	2,164,794	1,986,827	4,151,621
R&D tax credit	237,364	995,506	1,232,870
Total grants and R&D tax credits	2,402,158	2,982,333	5,384,491

The amounts recorded in reduction of property and equipment and intangible assets were nil and $1,726,838, respectively ($274,861 and $2,707,472 in 2021, respectively).

Within Canada, the Company participated in the Canada Emergency Wage Subsidy (“CEWS”), a grant measure of the Canadian government as a response to the COVID-19 pandemic. CEWS provides qualifying companies with a monthly financial support grant based on payroll, subject to certain caps. Eligibility is triggered by and scaled according to the reduction in year-over-year Canadian revenue on a month-by-month basis.

Within Canada, the Company participated in the Industrial Research Assistance Program (“IRAP”) with the National Research Council of Canada. IRAP provides fundings for eligible projects to companies, to increase their innovation capacity and take ideas to market.

Within Israel, the Company participated in the Israeli National Authority for Technological Innovation (“IIA”). IIA provides fundings for eligible projects to companies, to effectively address the dynamic and changing needs of the local and international innovation ecosystems.

There are no unfulfilled conditions or contingencies attached to all grants.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

22. Finance costs, net

	As restated (note 2)	As restated (note 2)
	Year ended September 30,
	2022	2021
	$	$
Finance income
Interest income	(40,251)	(3,454)
Finance costs
Interest expense on term loan (Note 12a)	1,830,360	1,225,861
Interest expense on lease liabilities (Note 9)	551,291	303,390
Interest expense on credit facility (Note 12b)	3,630,814	974,903
Interest expense on other loan (Note 12c)	274,263	319,258
Issuance and modification costs of convertible loans (Note 13)	124,717	124,022
Net loss on debt extinguishments (Notes 12b and 12c)	454,092	458,593
Accretion and remeasurement of government grant liability (Note 12e)	(78,567)	567,942
Bank charges	91,840	81,261
	6,878,810	4,055,230
Loss (gain) on revaluation of instruments carried at fair value
Convertible loans (Note 13)	(6,089,300)	17,813,766
Credit facility (Note 12b)	225,105	1,700,923
Derivative warrant liability (Note 12a)	—	66,613
Contingent consideration payable (Note 12d)	(1,265,043)	(5,700,260)
	(7,129,238)	13,881,042

Capitalized borrowing costs	(6,994,197)	(6,304,340)
Foreign exchange loss (gain)	(2,749,505)	67,083
Finance costs, net	(10,034,381)	11,695,561

23. Income taxes

The reconciliation of the income tax provision (recovery) calculated using the combined Canadian federal and provincial statutory income tax rate with the income tax provision (recovery) in the consolidated financial statements is as follows:

	Year ended September 30,
	2022	2021
	$	$
Loss before income taxes	(73,418,745)	(48,856,993)
Income taxes at the Canadian statutory tax rate of 26.50% (26.50% in 2021)	(19,455,967)	(12,947,103)
Tax effect from:
Effect of differences in tax rates in other jurisdictions	659,121	497,913
Non-deductible items	8,131,886	1,980,532
Tax losses and deductible temporary differences for which no deferred income tax assets is recognized	10,696,915	10,643,020
Adjustment in respect of prior years	(31,954)	(172,895)
Other	—	(1,467)
Income tax expense (recovery)	—	—

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

23. Income taxes (cont.)

Deferred income tax assets and liabilities on temporary differences and unused tax losses are as follows:

	Balance as at October 1, 2021 (as restated)	Credited (charged) to the statement of loss (as restated)	Credited (charged) to the shareholders’ equity	Balance as at September 30, 2022 (as restated)
	$	$	$	$
Financing fees	358,581	(154,408)	1,766,420	1,970,593
Provision and accruals	381,341	138,209	—	519,550
Research and development cost	5,361,422	(660,727)	—	4,700,695
Losses carried forward	31,951,781	11,696,765	—	43,648,546
Convertible loan	7,152,109	(7,152,109)	—	—
Lease liabilities	1,128,610	392,378	—	1,520,988
Government grant liability	96,044	44,503	—	140,547
Deferred income grants	120,573	—	—	120,573
Other debt discount	514,938	(94,934)	—	420,004
Total deferred tax assets	47,065,399	4,209,677	1,766,420	53,041,496

Property and equipment	(251,862)	(74,292)	—	(326,154)
Intangible assets	(11,535,305)	6,498,613	—	(5,036,692)
Right-of-use assets	(1,041,824)	(305,561)	—	(1,347,385)
Debt discount-Grant/warrants	(2,716,353)	406,634	—	(2,309,719)
Grant receivable	—	(38,156)	—	(38,156)
Total deferred tax liabilities	(15,545,344)	6,487,238	—	(9,058,106)
Net deferred tax assets (liabilities)	31,520,055	10,696,915	1,766,420	43,983,390
Unrecognized net deferred tax assets	(31,520,055)	(10,696,915)	(1,766,420)	(43,983,390)
Recognized net deferred tax (liabilities)	—	—	—	—
	Balance as at October 1, 2020 (As restated)	Credited (charged) in the statement of loss (As restated)	Balance as at September 30, 2021 (As restated)
	$	$	$
Financing fees	396,398	(37,817)	358,581
Provision and accruals	56,011	325,330	381,341
Research and development cost	3,165,108	2,196,314	5,361,422
Losses carried forward	22,783,934	9,167,847	31,951,781
Convertible loan	1,950,507	5,201,602	7,152,109
Lease liabilities	1,224,274	(95,664)	1,128,610
Government grant liability	48,926	47,118	96,044
Deferred income grants	9,950	110,623	120,573
Other debt discount	501,215	13,723	514,938
Total deferred tax assets	30,136,323	16,929,076	47,065,399

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

23. Income taxes (cont.)

	Balance as at October 1, 2020 (As restated)	Credited (charged) in the statement of loss (As restated)	Balance as at September 30, 2021 (As restated)
Property and equipment	(110,294)	(141,568)	(251,862)
Intangible assets	(5,573,931)	(5,961,374)	(11,535,305)
Right-of-use assets	(1,167,707)	125,883	(1,041,824)
Debt discount-Grant/warrants	(1,552,468)	(1,163,885)	(2,716,353)
Grant receivable	(854,888)	854,888	—
Total deferred tax liabilities	(9,259,288)	(6,286,056)	(15,545,344)
Net deferred tax assets (liabilities)	20,877,035	10,643,020	31,520,055
Unrecognized net deferred tax assets	(20,877,035)	(10,643,020)	(31,520,055)
Recognized net deferred tax (liabilities)	—	—	—

As at September 30, 2022, the year of expiry of operating losses in the consolidated statement of financial position are as follows, presented by tax jurisdiction:

Canada
Year of expiry	Federal	Quebec	USA	Israel
	$	$	$	$
2026	18,516	—	—	—
2027	175,149	160,253	—	—
2028	896,504	872,674	—	—
2029	2,101,838	2,077,374	—	—
2030	1,365,399	1,311,824	—	—
2031	2,303,130	2,280,459	—	—
2032	1,375,780	1,306,718	—	—
2033	3,482,936	3,482,936	—	—
2034	3,266,503	3,275,941	—	—
2035	3,408,474	3,444,648	—	—
2036	885,475	885,963	—	—
2037	—	—	—	—
2038	15,542,450	15,638,499	—	—
2039	22,974,686	22,727,051	—	—
2040	28,589,692	28,306,009	—	—
2041	33,490,412	33,178,325	—	—
2042	30,284,270	31,697,218	—	—
Indefinite	—	—	694,430	22,714,245
	150,161,214	150,645,892	694,430	22,714,245

As at September 30, 2022, deferred income tax assets of $4,839,145 (2021 – $6,122,911) are recognized in the consolidated statement of financial position in respect of these operating losses.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

23. Income taxes (cont.)

As at September 30, 2022, the R&D tax credits accumulated, for which no tax credits receivable were recognized, that will be deductible against income taxes payable in the consolidated statement of financial position as well as their respective year of expiry, are as follows:

Years of investment tax credits	Federal	Year of expiry
	$
2008	1,232	2025
2009	1,562	2026
2009	1,257	2027
2010	18,655	2028
2011	9,843	2029
2012	7,069	2030
2016	9,718	2034
2017	—	2032
2017	51,182	2036
2017	25,029	2037
2018	480,243	2038
2019	1,134,507	2039
2020	1,389,834	2040
2021	1,243,043	2041
2022	1,243,442	2042
	5,616,616

In addition, the difference between the carrying value and tax basis of research and development costs amounts to $17,359,409 at the federal level and $18,232,901 at the provincial level. These costs can be carried forward indefinitely against future years’ taxable income in their respective tax jurisdiction. No deferred income tax assets have been accounted for in connection with these benefits.

Upon recovery of the carrying amount of the investment in a subsidiary, the income taxes that would be payable were not recognized for tax purposes as the Company determined that it is not probable that the taxable temporary difference will reverse in a foreseeable future. As at September 30, 2022, the taxable temporary difference for which a deferred income tax liability was not recognized amounts to $2,334,066 ($1,738,814 in 2021).

24. Related party transactions

Compensation of key management personnel

The Company’s directors and members of the executive committee are the Company’s key management personnel. Compensation awarded to key management include the following:

	Year ended September 30,
	2022	2021
	$	$
Salaries and short-term employee benefits	2,050,590	1,181,382
Stock-based compensation	1,134,006	2,628,320
	3,184,596	3,809,702

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

24. Related party transactions (cont.)

Transactions with related parties

	Year ended September 30,
Entity with significant influence over the Company	2022	2021
	$	$
Consolidated statement of loss
Revenue – Services and products	—	115,698
Purchases – Cost of sales	—	6,540
Loss (gain) on revaluation of convertible loans	(704,912)	2,062,165
	As at September 30,
Entity with significant influence over the Company	2022	2021
	$	$
Consolidated statement of financial position
Trade accounts receivable	—	6,670
Convertible loans	—	14,787,866

On November 1, 2021, the Company concluded a non-cash transaction of $3,703,920 with an entity with significant influence over the Company. Refer to Notes 10 and 14.

25. Capital management

The Company views capital as the sum of credit facility, term loan, convertible loans, redeemable stock options, other loan, government grant liabilities, contingent consideration payable and equity (deficiency) attributable to owners of the capital stock of the parent, net of cash. The Company’s objectives, when managing capital, are to safeguard the Company’s ability to continue as a going concern, in order to provide an adequate return to shareholders and maintain sufficient level of funds to finance its commercialization activities, research and development activities, general and administrative expenses, working capital and overall capital expenditures, including those associated with intangible assets.

To maintain or adjust the capital structure, the Company may issue new shares, issue new debt or dispose assets, all of which are subject to market conditions and the terms of the underlying third-party agreements. The Company is not subject to any capital requirements imposed by a regulator.

No changes were made to the objectives, policies and processes for managing capital during the years ended September 30, 2022 and 2021. The total capital is calculated as follows:

	As restated (note 2)	As restated (note 2)
	As at September 30,
	2022	2021
	$	$
Credit facility	(30,000,000)	(29,774,895)
Term loan	(10,034,513)	(8,204,153)
Convertible loans	—	(69,050,206)
Other loan	(1,582,780)	(1,941,022)
Redeemable stock options	(6,102,496)	(6,420,159)
Government grant liabilities	(1,409,694)	(1,159,487)
Contingent consideration payable	—	(3,480,782)
Less: cash	32,025,899	6,200,316
Net debt	(17,103,584)	(113,830,388)

Equity (deficiency) attributable to owners of the capital stock of the parent	33,159,327	(49,771,554)
	16,055,743	(163,601,942)

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

26. Financial instruments

The classification of financial instruments as well as their carrying amounts are presented in the table below:

	September 30, 2022
	Amortized cost	FVTPL	Total
	$	$	$
Financial assets
Cash	32,025,899	—	32,025,899
Accounts receivable(1)	3,093,031	—	3,093,031
Call options	—	Nil	—
	35,118,930	—	35,118,930

Financial liabilities
Accounts payable and accrued liabilities(2)	10,676,846	—	10,676,846
Credit facility	30,000,000	—	30,000,000
Term loan	10,034,513	—	10,034,513
Government grant liabilities (restated – note 2)	1,409,694	—	1,409,694
Other loan	1,582,780	—	1,582,780
Total (restated – note 2)	53,703,833	—	53,703,833
	September 30, 2021
	Amortized cost	FVTPL	Total
	$	$	$
Financial assets
Cash	6,200,316	—	6,200,316
Accounts receivable(1)	1,237,840	—	1,237,840
Call options	—	Nil	—
	7,438,156	—	7,438,156

Financial liabilities
Accounts payable and accrued liabilities(2)	8,804,633	—	8,804,633
Credit facility	—	29,774,895	29,774,895
Convertible loans	—	69,050,206	69,050,206
Term loan	8,204,153	—	8,204,153
Government grant liabilities (restated – note 2)	1,159,487	—	1,159,487
Contingent consideration payable	—	3,480,782	3,480,782
Other loan	1,941,022	—	1,941,022
Total (restated – note 2)	20,109,295	102,305,883	122,415,178

____________

(1)      Excluding commodity taxes receivable, as these amounts do not represent a contractual right to receive cash or another financial asset.

(2)      Excluding deferred revenue, as these amounts do not represent a contractual obligation to deliver cash or another financial asset.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

26. Financial instruments (cont.)

The following table provides the fair value measurement hierarchy of the Company’s long-term financial assets and liabilities measured at fair value:

September 30, 2022
	Quoted prices in active market (level 1)	Significant observable inputs (level 2)	Significant unobservable inputs (level 3)	Total
	$	$	$	$
Assets measured at fair value
Call option	—	—	Nil	—
	September 30, 2021
	Quoted prices in active market (level 1)	Significant observable inputs (level 2)	Significant unobservable inputs (level 3)	Total
	$	$	$	$
Assets measured at fair value
Call option	—	—	Nil	—
Liabilities measured at fair value
Credit facility	—	—	29,774,895	29,774,895
Convertible loans	—	—	69,050,206	69,050,206
Contingent consideration payable	—	—	3,480,782	3,480,782

The following methods and assumptions were used to estimate the fair values:

Convertible loans and credit facility

The fair value of the convertible loan and the credit facility is estimated using the probability weighted expected return method, which is the sum of probability weighted amounts discounted in a range of possible outcomes upon the occurrence of triggering events.

Contingent consideration payable

The fair value of the contingent consideration payable is calculated based on the Company’s common share value, determined on a minority, non-marketable, cash equivalent basis, using a discounted cash flow model. The Company expects the vesting conditions to be fully satisfied for all unissued common shares, except for 400 shares which will not be issued due to the closing working capital adjustment.

Financial risk management

The Company is exposed to various types of risks due to the nature of the business activities it carries on, including those related to the use of financial instruments. The Company does not use financial derivatives to manage those risks.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due or can only do so at excessive cost. The Company manages this risk by maintaining detailed cash forecasts and long-term operating and strategic plans. The adequacy of liquidity is assessed in view of operational needs, sales forecasts and maturity of indebtedness. The Company is confident that the future cash flows from operations and cash will allow for the realization of assets and settlement of liabilities in the normal course of business as they become due. The Company also continually monitors any financing opportunities to optimize its capital structure.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

26. Financial instruments (cont.)

The following table summarizes the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	September 30, 2022
	Less than 1 year	1 to 5 years	More than 5 years	Total
	$	$	$	$
Accounts payable and accrued liabilities	10,676,846	—	—	10,676,846
Redeemable stock options	—	6,102,496	—	6,102,496
Credit facility	32,528,750	—	—	32,528,750
Term loan	—	9,631,293	9,631,293	19,262,586
Government grant liabilities (restated – note 2)	—	1,409,694	—	1,409,694
Other loan	342,675	1,370,700	1,370,700	3,084,075
Total (restated – note 2)	43,548,271	18,514,183	11,001,993	73,064,447
	September 30, 2021
	Less than 1 year	1 to 5 years	More than 5 years	Total
	$	$	$	$
Accounts payable and accrued liabilities	8,798,788	—	—	8,798,788
Redeemable stock options	—	6,420,159	—	6,420,159
Convertible loans	35,375,547	18,865,210	—	54,240,757
Credit facility	30,269,076	—	—	30,269,076
Term loan	—	8,255,394	11,007,192	19,262,586
Government grant liabilities (restated – note 2)	—	—	1,653,149	1,653,149
Other loan	778,835	1,326,600	1,658,250	3,763,685
Total (restated – note 2)	75,222,246	34,867,363	14,318,591	124,408,200

Credit risk

Credit risk is the risk of a financial loss resulting from the counterparty’s inability or refusal to fully meet its contractual obligations. The Company’s maximum exposure to credit risk is equal to the amounts recorded as cash and trade accounts receivable. Cash is maintained with high-credit quality financial institutions. Management considers the risk of non-performance related to cash to be minimal.

As at September 30, 2022, the balance receivable from one client represents 64% of trade accounts receivable (two clients represented 78% as at September 30, 2021).

An impairment analysis is performed at each reporting date on individual basis for major items. Generally, the Company does not require collateral or other security from customers for trade accounts receivable; credit is extended following an evaluation of creditworthiness.

To manage credit risk, the Company insures 51% as at September 30, 2022 (72% in 2021), of its accounts receivable through Exportation and Development Canada.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

26. Financial instruments (cont.)

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to the risk of changes in market interest rates relates primarily to the Company’s long-term debt obligations with floating interest rates. The Company is exposed to future cash flow risk with respect to the floating interest rate on its yet-to-be-drawn operating loan and its credit facility. The Company is exposed to change in fair value of financial instruments with fixed interest rates.

Interest rate sensitivity

The following table demonstrates the sensitivity to a reasonably possible change in interest rates on that portion of loans and borrowings affected. With all other variables held constant, the Company’s net loss is affected through the impact on floating rate borrowings, as follows:

	Increase/ decrease in basis points	Effect on loss before income taxes
		$
Credit facility
	+200	600,000
	-200	(600,000)
Government grant liability
	+200	16,340
	-200	(16,340)

The assumed movement in basis points for the interest rate sensitivity analysis is based on the currently observable market environment, showing a significantly higher volatility than in prior years.

Foreign exchange risk

Since the Company operates internationally, it is exposed to foreign exchange risk as a result of potential exchange rate fluctuations related to non-intragroup transactions. Fluctuations in the Canadian dollar and the exchange rates could have potentially significant impact on the Company’s results of operations.

If these variations were to occur, the impact of +5% appreciation of the USD, EUR and NIS currencies on the Company’s consolidated net loss and deficit for financial instruments held would be an increase (decrease) of net loss and deficit as follows:

	Change in foreign exchange rate	Year ended September 30,
		2022	2021
USD	+5%	(828,626)	58,703
EUR		(6,033)	(10,220)
NIS (As restated)		167,434	(13,726)

A 5% weakening of the exchange rate would have had an equal but opposite effect on the amount shown above, assuming that all other variables remain constant.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

27. Commitments

Other than commitments already disclosed in notes 9 for leases and notes 12c for the other loans, the Company is committed to minimum amounts under long-term agreements for license and telecommunications and office equipment, which expire at the latest in 2025. The Company has also entered into a development contract.

As at September 30, 2022, minimum commitments remaining under these agreements over the following years are as follows:

	Total	2023	2024	2025
	$	$	$	$
Development contract	2,430,000	2,430,000	—	—
License	171,737	135,183	36,554	—
Telecommunications	372,903	251,381	116,532	4,990
Office equipment	48,081	48,081	—	—
	3,022,721	2,864,645	153,086	4,990

28. Comparative figures

In the consolidated statement of loss and comprehensive loss and in the consolidated statement of cash flows, some comparative figures for the year ended September 30, 2021 have been restated to conform to the presentation adopted for the year ended September 30, 2022.

29. Subsequent events

Restructuring and others

Beginning in the first quarter of fiscal year 2023 and up to June 30, 2023, LeddarTech announced some restructuring initiatives driven by a change in the focus of the Company’s operations, which will going forward focus on services and products targeted at the ADAS market.

Restructuring mainly involved two components of the Company, referred to as “Components” and “Modules”.

Components

The first initiative resulted in a reduction of 50 employees, in early October 2022 followed by another reduction of 14 employees in early January 2023. Restructuring costs of $1,552,529 were incurred during the first and second quarters of 2023.

As at December 31, 2022 and as part of the restructuring efforts, the Company reviewed its transition plan resulting in certain development costs and licence no longer expected to be used. As a result, an impairment test was performed as of December 31, 2022. Assets with carrying amount of $5,791,439 were written-off, resulting in an impairment expense of the same amount.

Furthermore, on June 6, 2023, the Company negotiated a termination agreement in relation with a licence agreement for the worldwide exclusive use by the Company of an intellectual property owned by the licensor for the Company’s use in the development of its Components technology projects. Per the agreement, the related loan valued at $1,739,750 on that date was settled for US$100,000 and a net gain of $1,605,561as a result of this settlement.

Modules

During the first quarter of fiscal year 2023, the Company revised its revenues forecasts for certain programs. Consequently, an impairment loss on inventories of $408,652 was recognized as of December 31, 2022.

Furthermore, onerous contract losses of $1,653,068 and related to supplier agreements were also recorded in the first and second quarters of 2023.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

29. Subsequent events (cont.)

On June 15, 2023, the Company announced that it was abandoning Modules over the coming months. At that date, the Company believes that the planned wind-down, based on forecasted last time buy from customers, will be profitable. The Company launched with its customers the last time buy process in June 2023.

Other

In June 2023, the Company announced a third restructuring initiative resulting in a reduction of 12 employees. The related restructuring costs of $533,169 was recorded during the third quarter of 2023.

Bird Program

As described in Note 12 e), the Company has a government grant liability related to the repayment of a grant received by Vayavision from Israel-United States Binational Industrial Research and Development (“Bird”) Foundation to support the development of the technology with a partner.

As a result of a default event occurred during the first quarter of 2023, on March 12, 2023, the Company reclassified, as of December 31, 2022, the Bird government grant liability as a short-term liability since the Company is now considering the amounts received as refundable grant are due within the next twelve months.

Company refinancing

Business Combination and Subscription Agreement

On June 12, 2023, the Company entered into a Business Combination Agreement (the “BCA”), with LeddarTech Holdings Corp., a newly incorporated subsidiary of the Company (“Newco”) and Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”). Prospector is a “blank check” company established for the purpose of effecting an acquisition of one or more businesses. Upon closing of the series of transactions contemplated by the BCA, the surviving company, which from an accounting perspective is considered to be a continuation of the Company (the “Surviving Company”), would be a publicly listed entity.

Upon closing of the series of transactions contemplated, the BCA will be accounted for as a reverse asset acquisition with the Company as the “acquiror” since Prospector does not meet the definition of a business in accordance with IFRS 3, Business Combinations. The objective of the BCA is for the Company to acquire the cash and other net assets of Prospector as well as Prospector’s stock exchange listing in exchange for common shares, special shares and warrants of the Surviving Company. The amount of cash to be acquired from Prospector is dependent upon whether some or all of the existing Class A shareholders of Prospector elect to have their Class A Shares redeemed.

Prior to the closing of the BCA with Prospector, all of the Company’s preferred shares will be converted into common shares and the resulting common shares will be exchanged for common shares and special shares of the Surviving Company.

Concurrently with the execution of the BCA, LeddarTech entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe an aggregate amount of US$43.2 million in two Tranche of 50% each. The two Tranches will mature in five years. The PIPE Investors paid US $21.6 million in cash for Tranche A in exchange of convertible notes bearing an interest rate of 12% and 2.75 warrants for each US$100 of convertible notes subscribed to purchase one Class D-1 preferred share of the Company exercisable at the cost of US$0.01 per share. Interest on the notes compounds annually and is added to the principal amount of the notes. The Tranche A subscription was completed on June 13, 2023 and the warrants have been subsequently exercised in exchange for 595,648 Class D-1 preferred shares. Tranche B will be subscribed at closing of the BCA in exchange for an additional US $21.6 million of convertible notes.

LeddarTech Inc.
Notes to the consolidated financial statements
September 30, 2022

29. Subsequent events (cont.)

The BCA contains representations and warranties of each of the parties thereto that are customary for transactions of this type, including with respect to the operations of Prospector, LeddarTech and Newco. In addition, the BCA contains customary pre-closing covenants, including the obligation of LeddarTech to conduct its business in the ordinary course consistent with past practice and to refrain from taking specified actions, subject to certain exceptions.

Renewal of the Desjardins Credit facility.

The Credit facility (note 12 b) became due on April 30, 2023 and was renewed for a period of 30 months, at that date. The operating conditions of the Credit Facility provided for conditions similar to the preceding agreement, except that it provides for accelerated reimbursement for any amount in excess of US$15M contributed by Prospector in the Business Combination Agreement referred to above.

Change in Condition of the Term loan.

As part of the BCA and Subscription agreement negotiations, the conditions of the Term loan (note 12 a) were revised, effective June 12, 2023. The original interest free loan will now bear a interest rate of 12%. Capital and capitalized interests will be reimbursable over a period of 42 months starting September 30, 2026. On June 12, 2023, the Term loan face value was $19,262,439. Difference between risk-adjusted discount rate and face value will be recorded in the consolidated statement of loss.

Bridge loans

Bridge loans were secured from the Credit facility and the Term loan lenders from the week of April 3, 2023. Those loans were fully re-imbursed on June 12, 2023.

LeddarTech Inc.
Interim condensed consolidated statements of financial position
(in Canadian dollars)
(Unaudited)
[going concern uncertainty — note 1]

	Notes	June 30, 2023	September 30, 2022
		$	$
Assets
Current assets
Cash		18,289,703	32,025,899
Trade receivable and other receivables		2,143,984	3,786,281
Government assistance and R&D tax credits receivable		1,957,487	2,558,670
Inventories	3	1,870,822	2,937,149
Prepaid expenses		1,123,322	1,052,494
Total current assets		25,385,318	42,360,493
Property and equipment		2,636,565	3,623,009
Right-of-use assets		4,995,658	5,892,374
Intangible assets	4	40,237,800	34,761,189
Other assets	14a	264,523	—
Goodwill		7,318,126	7,318,126
Total non-current assets		55,452,672	51,594,698
Total assets		80,837,990	93,955,191

Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities		11,742,501	10,988,362
Provisions	6	958,761	—
Credit facility	14b	—	30,000,000
Current portion of lease liabilities		702,420	673,605
Current portion of other loan	3	—	342,675
Current portion of government grant liabilities	5	557,029	—
Conversion option	14a	690,123	—
Total current liabilities		14,650,834	42,004,642
Credit facility	14b	28,668,498	—
Convertible notes	14a	9,983,643	—
Term loan	14c	7,099,498	10,034,513
Lease liabilities		4,940,960	5,905,498
Other loan	3	—	1,240,105
Redeemable stock options	7b	6,102,496	6,102,496
Government grant liabilities	5	1,153,409	1,409,694
Total non-current liabilities		57,948,504	24,692,306
Total liabilities		72,599,338	66,696,948

Shareholders’ equity
Capital stock	14a	451,967,396	433,689,768
Reserve – warrants		670,703	670,703
Reserve – stock options	7a, 7c	30,462,500	28,708,766
Other component of equity		2,431,688	2,431,688
Deficit		(468,903,855)	(432,341,598)
Equity attributable to owners of the capital stock of the parent		16,628,432	33,159,327
Non-controlling interests		(8,389,780)	(5,901,084)
Total shareholders’ equity		8,238,652	27,258,243
Total liabilities and shareholders’ equity		80,837,990	93,955,191

Commitments (Note 13); Subsequent events (Note 15)

See accompanying notes

On behalf of the Board:

Director	Director

LeddarTech Inc.
Interim condensed consolidated statements of changes in shareholders’ equity (deficiency)
(in Canadian dollars)
(Unaudited)
[going concern uncertainty — note 1]

For the nine months ended June 30, 2023

	Notes	Capital stock	Reserve – warrants	Reserve – stock options	Other component of equity	Deficit	Equity attributable to owners of the capital stock of the parent	Non- controlling interests	Total shareholders’ equity (deficiency)
		$	$	$	$	$	$	$	$
Balance as at September 30, 2022		433,689,768	670,703	28,708,766	2,431,688	(432,341,598)	33,159,327	(5,901,084)	27,258,243
Shares issuance	14a	18,277,628	—	—	—	—	18,277,628	—	18,277,628
Stock-based compensation	7d	—	—	1,753,734	—	—	1,753,734	—	1,753,734
Net loss and comprehensive loss for the period		—	—	—	—	(36,562,257)	(36,562,257)	(2,488,696)	(39,050,953)
Balance as at June 30, 2023		451,967,396	670,703	30,462,500	2,431,688	(468,903,855)	16,628,432	(8,389,780)	8,238,652

See accompanying notes

LeddarTech Inc.
Interim condensed consolidated statements of changes in shareholders’ equity (deficiency) — (Continued)
(in Canadian dollars)
(Unaudited)
[going concern uncertainty — note 1]

For the nine months ended June 30, 2022

	Notes	Capital stock	Reserve – warrants	Reserve – stock options	Other component of equity	Deficit	Equity attributable to owners of the capital stock of the parent	Non- controlling interests	Total shareholders’ equity (deficiency)
		$	$	$	$	$	$	$	$
Balance as at September 30, 2021		286,224,817	670,703	23,923,988	2,431,688	(363,022,750)	(49,771,554)	(1,928,567)	(51,700,121)
Shares issuance		145,235,091	—	—	—	—	145,235,091	—	145,235,091
Stock-based compensation	7d	—	—	3,804,917	—	—	3,804,917	—	3,804,917
Options exercised		14,121	—	(4,899)	—	—	9,222	—	9,222
Net loss and comprehensive loss for the period		—	—	—	—	(23,460,503)	(23,460,503)	(3,393,792)	(26,854,295)
Balance as at June 30, 2022		431,474,029	670,703	27,724,006	2,431,688	(386,483,253)	75,817,173	(5,322,359)	70,494,814

See accompanying notes

LeddarTech Inc.
Interim condensed consolidated statements of loss and comprehensive loss
(in Canadian dollars)
(Unaudited)
[going concern uncertainty — note 1]

	Notes	For the three months ended June 30,		For the nine months ended June 30,
		2023	2022	2023	2022
		$	$	$	$
Revenues
Products		1,350,014	2,253,742	3,915,563	4,668,794
Services		34,208	18,258	188,990	171,511
Other		33,362	12,599	44,263	13,295
		1,417,584	2,284,599	4,148,816	4,853,600
Cost of sales	3	1,483,711	1,415,606	5,627,419	3,456,658
Gross profit		(66,127)	868,993	(1,478,603)	1,396,942

Operating expenses
Marketing and product management		787,231	702,641	3,034,192	2,713,061
Selling		219,180	943,868	2,182,320	3,099,549
General and administrative		4,099,133	3,791,047	13,121,264	11,697,887
Transaction costs		719,500	—	1,589,703	—
Stock-based compensation	7d	539,407	1,260,992	1,659,017	3,254,096
Research and development costs	10	1,516,343	5,844,265	10,115,381	16,791,027
Restructuring costs	3	533,169	—	2,085,698	—
Impairment loss related to intangible assets	4	—	—	5,791,439	—
		8,413,963	12,542,813	39,579,014	37,555,620
Loss from operations		(8,480,090)	(11,673,820)	(41,057,617)	(36,158,678)

Other income
Grant revenue	10	(176,423)	(21,864)	(295,703)	(435,447)
Finance income, net	11	(4,147,267)	(1,080,857)	(1,710,961)	(8,868,936)
Loss before income taxes		(4,156,400)	(10,571,099)	(39,050,953)	(26,854,295)
Income taxes		—	—	—	—
Net loss and comprehensive loss		(4,156,400)	(10,571,099)	(39,050,953)	(26,854,295)

Net loss and comprehensive loss attributable to:
Non-controlling interests		(281,016)	(1,163,008)	(2,488,696)	(3,393,792)
Equity holders of the parent		(3,875,384)	(9,408,091)	(36,562,257)	(23,460,503)
Net loss per common share, basic and diluted	8	(23.12)	(75.39)	(218.14)	(188.00)
Weighted average common shares outstanding, basic and diluted	8	167,610	124,793	167,610	124,793

See accompanying notes

LeddarTech Inc.
Interim condensed consolidated statements of cash flows
(in Canadian dollars)
(Unaudited)
[going concern uncertainty — note 1]

	Notes	For the nine months ended June 30,
		2023	2022
		$	$
Operating activities
Net loss		(39,050,953)	(26,854,295)
Adjustments to reconcile loss before tax to net cash flows:
Write-down (write-down reversal) of inventories		1,780,788	(20,548)
Depreciation of property and equipment		1,131,634	1,214,204
Depreciation of right-of-use assets		416,095	411,756
Amortization of intangible assets	4	313,958	221,159
Impairment loss related to intangible assets	4	5,791,439	—
Finance income, net	11	(1,829,983)	(6,978,248)
Stock-based compensation	7d	1,659,017	3,571,759
Redeemable stock options	7d	—	(317,663)
Gain on lease liability cancellation		(28,980)	—
Foreign exchange gain (loss)		122,193	(1,950,211)
		(29,694,792)	(30,702,087)
Net change in non-cash working capital items	9	3,515,755	716,368
Net cash flows related to operating activities		(26,179,037)	(29,985,719)

Investing activities
Additions to property and equipment		(443,047)	(2,175,668)
Additions to intangible assets		(9,013,461)	(7,868,055)
Grants received related to intangible assets and property and equipment		181,156	94,973
Finance income received	11	118,011	91,860
Net cash flows related to investing activities		(9,157,341)	(9,856,890)

Financing activities
Interest paid	11	(3,950,265)	(2,933,087)
Exercise of warrants	14a	7,869	—
Issuance of Tranche A	14a	28,957,266	—
Convertible loans modification costs	11	—	(124,717)
Debt issuance costs		(2,006,096)	—
Other loan settlement	3	(134,189)	(768,850)
Exercise of stock options		—	9,221
Government grant liability issuance		—	178,857
Bridge loans issuance proceed	14d	6,250,000	—
Bridge loans settlement	14d	(6,250,000)	—
Share issuance proceed		—	85,236,002
Share issuance cost		—	(6,094,621)
Repayment principal amount of lease liabilities		(508,497)	(347,964)
Interest paid on lease liabilities	11	(371,387)	(402,171)
Net cash flows related to financing activities		21,994,701	74,752,670

Effect of foreign exchange on cash		(394,519)	2,007,327
Net increase (decrease) in cash		(13,736,196)	36,917,389
Cash, beginning of period		32,025,899	6,200,316
Cash, end of period		18,289,703	43,117,705

See accompanying notes

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

1.      Nature of operations and going concern uncertainty

LeddarTech Inc. (the “Company” or “LeddarTech”) was incorporated under the Canada Business Corporations Act on July 3, 2007. The Company’s head office is located at 240-4535, boul. Wilfrid-Hamel, Québec City, Québec, G1P 2J7, Canada.

The Company develops services and products targeted at the Advanced Driver Assistance Systems (“ADAS”) and Autonomous Driving (“AD”) markets. In FY2022, we made the strategic decision to divest our modules and components businesses to focus solely on fusion and perception software based on artificial intelligence (“AI”) based low-level fusion (“LLF”) for ADAS and AD, (a “pure-play” business model). Our advanced detection and ranging systems and solutions based on light (“LIDAR”) components business was discontinued in late FY2022 and we are in the process of winding down our modules business. The Company operates under one operating segment.

These consolidated financial statements were prepared on a going concern basis, which presumes the Company will continue its operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. In its assessment to determine if the going concern assumption is appropriate, management considers all data available regarding the future for at least, without limiting to, the next twelve months from the date of the consolidated financial statements.

The Company has an accumulated deficit of $468,763,855 as at June 30, 2023, and, for the nine months ended June 30, 2023, incurred a net loss of $39,050,953 and net cash outflows related to operating and investing activities amounting to $26,179,037 and $9,157,341, respectively. As at June 30, 2023, the Company had a cash balance of $18,289,703.

Based on cash flow projections, the Company does not expect to have sufficient cash resources in the coming twelve months from the date of these consolidated financial statements, to further develop its technology, to fund its operations and to comply with its covenants.

The ability of the Company to fulfill its obligations and finance its future activities depends on its ability to raise capital and the continuous support of its creditors. The Company has historically been successful in raising capital through issuances of equity and debt and refinancing its credit facilities. Consequently, the Company believes its effort to raise sufficient funds to support its activities will be successful. However, there can be no certainty as to the ability of the Company to achieve successful outcomes to these matters. This indicates the existence of a material uncertainty that raises substantial doubt about the ability of the Company to continue as a going concern.

As more fully described in the Company refinancing note 14, on June 12, 2023, the Company entered into an agreement to secure a financing (the “Financing”) through a reinvestment with some of the existing shareholders (the “PIPE”), and a transaction with a SPAC. While no new investors have yet been identified, some of the existing shareholders have committed, under certain conditions, an investment of US$43 million (of which US$21.66 million was collected in June 2023 and US$4.05 million is expected to be collected in October 2023, and the remaining balance due at the closing of the Financing) and the SPAC could bring an additional cash contribution up to US$15 million, depending on the redemption rate of the SPAC shares.

Currently, only the additional investment of US$21.66 million was closed and collected in June 2023 and even after considering this investment, the Tranche B financing and the potential SPAC transaction proceeds of $15 million, there is a substantial doubt about the ability of the Company to continue as a going concern.

The accompanying consolidated financial statements do not purport to give effect to adjustments, if any, to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern and be required to realize its assets and liquidate its liabilities in other than normal course of business.

These consolidated financial statements were approved for issue by the Board of Directors (the “Board”) of the Company on October 25, 2023.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

2.      Summary of significant accounting policies

Statement of compliance

These unaudited interim condensed consolidated financial statements for the three and nine months ended June 30, 2023 have been prepared in accordance with IAS 34, “Interim Financial Reporting” as issued by the International Accounting Standards Board (“IASB”). The same accounting policies and methods of computation are followed in the unaudited interim condensed financial statements as compared with the most recent annual financial statements. They do not include all of the financial statement disclosures required for annual financial statements and should be read in conjunction with the Company’s audited restated consolidated financial statements for the year ended September 30, 2022, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the IASB. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company’s financial position and performance since the last annual financial statements.

Accounting standard amendments

Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

On January 23, 2020, the IASB issued amendments to IAS 1 Presentation of Financial Statements (the 2020 amendments), to clarify the classification of liabilities as current or non-current.

On October 31, 2022, the IASB issued Non-current Liabilities with Covenants (Amendments to IAS 1) (the 2022 amendments), to improve the information a company provides about long-term debt with covenants.

The 2020 and the 2022 amendments (collectively “the Amendments”) are effective for annual periods beginning on or after January 1, 2024. Early adoption is permitted. A company that applies the 2020 amendments early is required to also apply the 2022 amendments. The Company has not early adopted these Amendments.

For the purposes of non-current classification, the Amendments removed the requirement for a right to defer settlement or roll over of a liability for at least twelve months to be unconditional. Instead, such a right must exist at the end of the reporting period and have substance.

The Amendments reconfirmed that only covenants with which a company must comply on or before the reporting date affect the classification of a liability as current or non-current. Covenants with which a company must comply after the reporting date do not affect a liability’s classification at that date.

The Amendments also clarify how a company classifies a liability that includes a counterparty conversion option. The Amendments state that:

•        settlement of a liability includes transferring a company’s own equity instruments to the counterparty; and

•        when classifying liabilities as current or non-current a company can ignore only those conversion options that are recognized as equity.

Therefore, had the Company early adopted these Amendments, the convertible notes would have been disclosed as a current liability.

3.      Restructuring costs and others

Restructuring

Restructuring mainly involves two components of the Company, referred to as “Components” and “Modules”.

Beginning in the first quarter of fiscal year 2023 and up to June 30, 2023, LeddarTech announced restructuring initiatives driven by a change in the focus of the Company’s operations, now focused on services and products targeted at the ADAS and AD markets. These initiatives, consisting of the reduction of the workforce, will be completed over the fiscal year ending September 30, 2023. For the three months and nine months ended June 30, 2023, restructuring costs of $533,169 and $2,085,698 were incurred and paid, respectively.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

3.      Restructuring costs and others (cont.)

Although our Modules business has been actively commercialized for many months, no potential buyer has been identified and the underlying assets have not shown to be attractive on the current market. There is no Letter of Intention or any other indication that the sale of our Modules business or of any of the underlying asset could be highly probable. Thus, we determined that it is not highly probable that a sale will be completed within the next 12 months.

For the Components business, LeddarTech originally had the intention of selling the business; however, in September 2022, it was determined that Components business would be wound down. All assets related to the Components business were deemed impaired as of September 30, 2022, except for $4.3 million related to one contract under negotiation at that time, which did not culminate in a project and were subsequently deemed impaired as of December 31, 2022.

Other

On June 6, 2023, the Company negotiated a termination agreement in relation with a licence agreement for the worldwide exclusive use by the Company of an intellectual property owned by the licensor for the Company’s use in the development of its Components technology projects. Per the agreement, the related loan (other loan on the interim condensed consolidated statements of financial position) valued at $1,739,750 on that date was settled for US$100,000 ($134,189) and a net gain of $1,605,561 was recorded in the interim condensed consolidated statements of loss under Finance income as a result of this settlement (note 11). The net carrying amount of the license was completely written off as of December 31, 2022 for the amount of $1.5 million.

On June 15, 2023, the Company announced that it was abandoning Modules over the coming months. The Company launched with its customers the last time buy process in June 2023. Following a review of its revenues forecasts for certain programs, a write-down on inventories of $1,743,300 was recognized during the nine months ended June 30, 2023 (three months ended June 30, 2023 — $1,330,691) on the interim condensed consolidated statements of loss, under cost of sales. For the nine months ended June 30, 2023, an onerous contract loss of $958,761 (three months ended June 30, 2023 — gain of $693,307) was also recorded under cost of sales (Note 6).

4.      Intangible assets

	Patents	Licenses	Software	Development costs	Others	Total
	$	$	$	$	$	$
Cost
September 30, 2022	2,321,660	2,610,533	575,719	69,926,228	94,810	75,528,950
Additions	990,845	—	—	8,698,702	—	9,689,547
Borrowing costs (Note 11)	—	—	—	2,183,943	—	2,183,943
Write-off Component	—	(1,424,196)	—	(40,993,947)	—	(42,418,143)
R&D tax credits (Note 10)	—	—	—	(110,326)	—	(110,326)
Grants (Note 10)	—	—	—	(181,156)	—	(181,156)
June 30, 2023	3,312,505	1,186,337	575,719	39,523,444	94,810	44,692,815

Accumulated amortization and impairment
September 30, 2022	798,878	1,147,272	476,003	38,278,286	67,322	40,767,761
Amortization	222,196	28,094	35,036	24,324	4,308	313,958
Impairment	—	1,424,196	—	4,367,243	—	5,791,439
Write-off Components	—	(1,424,196)	—	(40,993,947)	—	(42,418,143)
June 30, 2023	1,021,074	1,175,366	511,039	1,675,906	71,630	4,455,015
Net book value
September 30, 2022	1,522,782	1,463,261	99,716	31,647,942	27,488	34,761,189
June 30, 2023	2,291,431	10,971	64,680	37,847,538	23,180	40,237,800

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

4.      Intangible assets (cont.)

The annualized capitalization rate used to determine the amount of general borrowing costs eligible for capitalization during the nine months ended June 30, 2023 was 15% (15% for the nine months ended June 30, 2022).

The development costs include $37,714,584 ($31,560,716 as at September 30, 2022) not yet available for use for which amortization will begin when development is complete, and the asset is available for use. Such development costs are related to projects to develop and enhance the technology and capabilities with respect to autonomous driving and ADAS applications.

During the first quarter of 2023, the Company reviewed its transition plan resulting in certain development costs and licenses no longer expected to be used. As a result, an impairment test was performed at the Components asset level and assets totaling a carrying amount of $5,791,439 were written-off, resulting in an impairment expense of the same amount.

5.      Government grant liabilities

$
Balance, as at September 30, 2022	1,409,694
Accretion interest expense	243,326
Loss on remeasurement due to changes in forecasts	109,967
Foreign exchange gain	(52,549)
Balance, as at June 30, 2023	1,710,438

Current	557,029
Non-current	1,153,409

As at June 30, 2023, the government grant liability related to the repayment of a grant received by Vayavision from Israel-United States Binational Industrial Research and Development (“Bird”) Foundation was payable on demand as one of the obligations of the partners under the term of the grant had not been met. The grant liability is therefore presented as current.

6.      Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) 1) as a result of a past event; 2) when it is more probable than not that an outflow of resources embodying economic benefits will be required to settle the obligation; and, 3) when a reliable estimate can be made of the amount of the obligation. The expense relating to any provision is accounted for in the consolidated statements of loss.

If the known expected settlement date exceeds twelve months from the date of recognition, provisions are discounted using a current pre-tax interest rate that reflects the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a financial expense. Provisions are reviewed periodically and adjusted as appropriate.

Onerous contracts

These represent firm customer purchase orders in which the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received under it. The unavoidable costs are the cost of fulfilling the contracts.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

6.      Provisions (cont.)

Changes in provisions:

Onerous contracts $
Balance, as at September 30, 2022	—
New provisions	1,692,868
Revision of estimations	(693,307)
Provisions utilized during the nine months period	(40,800)
Balance, as at June 30, 2023	958,761

7.      Stock-based compensation

a) Employee Stock Option Plan (“ESOP”)

The Company has an ESOP under which it can grant a maximum of 1,602,593 common shares. The total outstanding amount of common shares available for issuance as at June 30, 2023 is 533,621 common shares (September 30, 2022 — 1,471,425).

Options granted under the ESOP expire after a maximum period of 10 years following the date of grant. Options granted under the ESOP generally vest over a four-year period, but ESOP options granted under the corresponding management stock option plan (“MSOP”) vest concurrently with its corresponding MSOP options whether they are time based or performance based. Changes in the number of stock options outstanding for the nine months ended June 30, 2023 were as follows:

	Number	Weighted average exercise price
		$
Outstanding, beginning of period	1,268,360	58.64
Forfeited	(199,388)	68.91
Outstanding, end of period	1,068,972	56.55
Exercisable, end of period	795,337	41.31

b) Management Stock Option Plan (“MSOP”)

In 2015, the Company implemented a MSOP under which the Company can issue options to buy Class M shares (the “M-Options”) and options to buy common shares (the “C-Options”), collectively named the “MSOP Options.” MSOP Options vest differently whether they are time-based MSOP Options (“Time-Based MSOP Options”) or performance-based MSOP Options (“Performance-Based MSOP Options”). MSOP Options granted in exchange for salary or fees are Time-Based MSOP Options. MSOP Options granted in exchange for reductions in year-end bonuses or performance bonuses are Performance-Based MSOP Options. Time-Based MSOP Options vest on a straight-line basis on the dates the Participant’s regular salary or Board compensation is payable. Performance-Based MSOP Options vest annually on the date the bonus is payable following the determination by the Board of the right to a year-end bonus in proportion to the bonus amount that would otherwise have been awarded.

The vested M-Options and C-Options will become exercisable at any moment on or after the tenth anniversary of each plan (MSOP, MSOP II and MSOP III) or prior to this date if an IPO or Liquidation event occurs.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

7.      Stock-based compensation (cont.)

For the M-Options, upon such time and at any time thereafter or in the case of termination within a maximum of 60 days, the participant will be entitled to either (i) exercise the M-Options by paying the M-Option exercise price ($0.001), or (ii) request that the Company pay the holder an amount equal to the difference between the Class M Redemption value and the M-Option Exercise Price. Therefore, the M-Options are recorded in liabilities under “Redeemable stock options”.

As additional consideration, for each MSOP Option, one stock option (the ESOP Option) is granted, and the ESOP Option vests concurrently with its corresponding M-Option and C-Option.

There is no change in the number of M-Options and C-Options outstanding during the nine months ended June 30, 2023:

	Number	Weighted average exercise price
		$
M-Options
Outstanding, beginning and end of period	223,692	0.001
Exercisable, end of period	—	—
C-Options
Outstanding, beginning and end of period	217,970	27.85
Exercisable, end of period	—	—

c) Call Option recorded as share-based compensation expenses

750,000 common shares of Vayavision held by non-controlling shareholders and employees of Vayavision are subject to a Cash Call Option owned by the Company that will vest in three tranches of 250,000 common shares (should the employment conditions be met) at each anniversary of the Transaction date (i.e., July 6, 2020) over three years. For the three months and nine months ended June 30, 2023, the stock-based compensation expense recorded in the interim condensed consolidated statements of loss amounts to $201,017 and $603,051, respectively (2022 — $498,761 and $1,496,283).

d) Total stock-based compensation expense

The stock-based compensation expense recognised in the interim condensed consolidated statements of loss is as follows:

Stock-based compensation	Three months ended June 30,		Nine months ended June 30,
	2023	2022	2023	2022
	$	$	$	$
ESOP, equity-settled	369,413	846,493	1,150,683	2,308,634
Vayavision call option, equity-settled	201,017	498,761	603,051	1,496,283
Reserve stock options movement	570,430	1,345,254	1,753,734	3,804,917
M-Options, cash-settled	—	—	—	(317,663)
Capitalized as development costs	(31,023)	(84,262)	(94,717)	(233,158)
Total stock-based compensation expenses	539,407	1,260,992	1,659,017	3,254,096

In July 2023, the stock-based compensation plans were forfeited and the Call Option on the non-controlling interest was exercised by the Company. Refer to note 15 for more details.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

8.      Loss per share

Basic loss per share is calculated by dividing the loss attributable to equity holders of the parent by the weighted average number of common shares outstanding.

The potential effect of dilution from outstanding stock options, convertible notes, convertible preferred stocks, warrants, and put and call options were excluded from the calculation of the diluted loss per common share since the Company incurred losses and the inclusion of these instruments would have an antidilutive effect.

9.      Additional information included in the interim condensed consolidated statements of cash flows

Changes in non-cash working capital items:

	Nine months ended June 30,
	2023	2022
	$	$
Trade receivable and other receivables	1,642,297	(1,353,559)
Government assistance and R&D tax credits receivable	707,157	1,594,537
Inventories	(714,461)	(621,888)
Prepaid expenses	(70,828)	245,281
Accounts payable and accrued liabilities	992,829	851,997
Provisions	958,761	—
	3,515,755	716,368

10.    Government grants

	Total R&D tax credits
	Recognized in interim condensed statements of loss	Recognized against carrying amount of intangible assets (Note 4)	Total grant
	$	$	$
Three months ended June 30, 2023
Grants	216,423	40,000	256,423
R&D tax credit	45,800	54,200	100,000
Total grants and R&D tax credits	262,223	94,200	356,423

Nine months ended June 30, 2023
Grants	335,703	181,156	516,859
R&D tax credit	93,240	110,326	203,566
Total grants and R&D tax credits	428,943	291,482	720,425

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

10.    Government grants (cont.)

	Total R&D tax credits
	Recognized in interim condensed statements of loss	Recognized against carrying amount of intangible assets (Note 4)	Total grant
	$	$	$
Three months ended June 30, 2022
Grants	21,864	17,298	39,162
R&D tax credit	43,664	184,152	227,816
Total grants and R&D tax credits	65,528	201,450	266,978

Nine months ended June 30, 2022
Canada Emergency Wage Subsidy	83,734	33,684	117,418
Other grants	351,713	278,245	629,958
Total grants	435,447	311,929	747,376
R&D tax credit	62,317	562,764	625,081
Total grants and R&D tax credits	497,764	874,693	1,372,457

The R&D tax credit is recognised as a reduction of research and development costs in the interim condensed consolidated statements of loss.

11.    Finance income, net

	Three months ended June 30,		Nine months ended June 30,
	2023	2022	2023	2022
	$	$	$	$
Finance income
Interest income	(49,921)	(46,283)	(118,011)	(91,860)
Gain on term loan modification (note 14c)	(4,332,173)	—	(4,332,173)	—
Gain on other loan settlement (note 3)	(1,605,561)	—	(1,605,561)	—
	(5,987,655)	(46,283)	(6,055,745)	(91,860)
Finance costs
Interest expense on term loan	481,978	457,590	1,397,158	1,372,770
Interest expense on lease liabilities	81,934	129,816	319,294	397,851
Interest expense on credit facility	1,262,123	911,892	3,540,716	2,588,728
Interest expense on convertible notes (note 14a)	165,038	—	165,038	—
Interest expense on bridge loans	138,347	—	138,347	—
Interest expense on other loan	27,131	60,942	160,413	206,414
Bridge loans issuance cost	350,000	—	350,000	124,717
Net loss on debt extinguishments	—	—	—	454,092
Accretion and remeasurement of government grant liabilities	74,115	96,292	353,293	276,545
Bank charges	6,096	19,198	47,346	67,755
	2,586,762	1,675,730	6,471,605	5,488,872

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

11.    Finance income, net (cont.)

	Three months ended June 30,		Nine months ended June 30,
	2023	2022	2023	2022
	$	$	$	$
Loss (gain) on revaluation of instruments carried at fair value
Convertible loans	—	—	—	(6,089,300)
Conversion option (note 14a)	(14,554)	—	(14,554)	—
Credit facility	—	—	—	225,105
Contingent consideration payable	—	(421,681)	—	(1,265,043)
	(14,554)	(421,681)	(14,554)	(7,129,238)

Capitalized borrowing costs	(590,429)	(1,699,942)	(2,183,943)	(5,178,267)
Foreign exchange loss (gain)	(141,391)	(588,681)	71,676	(1,958,443)
Finance income, net	(4,147,267)	(1,080,857)	(1,710,961)	(8,868,936)

12.    Related party transactions

Transactions with related parties

	Three months ended June 30,		Nine months ended June 30,
Entity with significant influence over the Company	2023	2022	2023	2022
	$	$	$	$
Interim condensed consolidated statements of loss
Gain on revaluation of convertible loans	—	—	—	(704,912)

On November 1, 2021, the Company concluded a non-cash transaction of $3,703,920 with an entity with significant influence over the Company for the acquisition of intangible assets.

13.    Commitments

The Company is committed to minimum amounts payable under long-term agreements for license and telecommunications and office equipment, which expire at the latest in 2025, which is detailed in the annual consolidated financial statements for the year ended September 30, 2022.

During the nine months ended June 30, 2023, the Company entered into a three-year Licensing Agreement for Cloud Services with annual minimum payment for a total amount of US$1,002,271 ($1,328,861).

14.    Company refinancing

a) Business Combination and Subscription Agreement

On June 12, 2023, the Company entered into a Business Combination Agreement (the “BCA”), with LeddarTech Holdings Corp., a newly incorporated subsidiary of the Company (“Newco”) and Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”). Prospector is a “blank check” company established for the purpose of effecting an acquisition of one or more businesses. Upon closing of the series of transactions contemplated by the BCA, the surviving company, which from an accounting perspective is considered to be a continuation of the Company (the “Surviving Company”), would be a publicly listed entity.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

14.    Company refinancing (cont.)

Upon closing of the series of transactions contemplated, the BCA will be accounted for as a reverse asset acquisition with the Company as the “acquiror” since Prospector does not meet the definition of a business in accordance with IFRS 3, Business Combinations. The objective of the BCA is for the Company to acquire the cash and other net assets of Prospector as well as Prospector’s stock exchange listing in exchange for common shares, special shares and warrants of the Surviving Company. The amount of cash to be acquired from Prospector is dependent upon whether some or all of the existing Class A shareholders of Prospector elect to have their Class A Shares redeemed.

Prior to the closing of the BCA with Prospector, all of the Company’s preferred shares will be converted into common shares and the resulting common shares will be exchanged for common shares and special shares of the Surviving Company.

Concurrently with the execution of the BCA, LeddarTech entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe an aggregate amount of US$43.32 million in two Tranche of 50% each. The two Tranches mature in 5 years after Tranche B issuance occurs (otherwise 5 years from Tranche A issuance in the event closing of the BCA does not occur). The Tranche A subscription was completed on June 13, 2023. Tranche B is to be subscribed at closing of the BCA in exchange for an additional US$21.66 million of convertible notes.

On June 13, 2023, the PIPE Investors paid US$21.66 million in cash ($28,957,266) for Tranche A in exchange of convertible notes bearing an interest rate of 12% and 595,648 warrants to purchase an equivalent number of Class D-1 preferred share of the Company exercisable at the cost of US$0.01 per share. Interest on the notes compounds annually and is added to the principal amount of the notes. The convertible notes are convertible into the number of Surviving Company Common Shares determined by dividing the then-outstanding principal amount by the conversion price of US$10.00 per Surviving Company Common Share (conversion option). The Convertible note is secured by a hypothec in the amount of $60.0 million over the universality of the Company’s movable assets, present and future, ranking after the security of Credit Facility (Note 14b)).

Until the earlier of the Tranche B Closing or at the termination of the rights and obligations of the parties under the Subscription Agreement in respect of the purchase and sale of the Tranche B Notes, the term of the Subscription Agreements requires the Company to maintain a minimum available cash on the Company’s balance sheet of C$2,500,000. The Agreement also contains customary covenants that provide for, among other things, limitations on indebtedness and fundamental changes, and reporting requirements.

In the event that the Business Combination is not completed, and the remaining Tranche B is not issued, the Convertible Notes issued under Tranche A will be convertible into Class D-1 Preferred Shares of LeddarTech at an amount equal to the Original Class D Preferred Issue Price of the Class D-1 Preferred Shares.

On June 13, 2023, upon initial recognition, the $28,957,266 of Tranche A financing was allocated to its component is as follows:

•        The debt portion of Tranche A was recorded at amortised cost at a carrying value of US$ 7,485,064 ($9,982,830), net of transaction costs of $92,583, resulting in an effective interest rate of 33.9%.

•        the conversion option was initially recognised at the fair value, determined using a Black-Scholes valuation model, for an amount of US$ 528,363 ($704,677). The conversion option is a liability classified embedded derivative whose fair value is recorded in the interim condensed consolidated statements of financial position under Conversion options within the Company’s liabilities. This embedded derivative is separated from the host contract and recognised as at fair value through profit or loss, with changes in its fair value recorded in the interim condensed consolidated statements of loss under Finance costs.

•        The 595,648 warrants to acquire 595,648 D-1 Preferred Shares were recognised at their fair value of US$ 13,646,573 ($18,269,759), determined using a Black-Scholes valuation model.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

14.    Company refinancing (cont.)

The fair value of the conversion option and the warrants at initial recognition were determined using the Black-Scholes option pricing model and the following assumptions:

	Conversion option	Warrants
Fair value of the underlying share	US$1.67	US$22.92
Exercise price	US$10.00	US$0.01
Risk-free interest rate	4%	5%
Expected volatility	60%	60%
Expected life	5.00 years	0.04 years
Dividend yield	0%	0%

The transaction fees of $529,047 were incurred in relation to the Subscription Agreement. The fees were allocated to Tranche A and B in proportion of the amount of each tranche. The Tranche A fee was allocated based on the relative value of each component and $92,583 was recognised as a reduction of the Convertible Note and $171,940 was recognised in net loss under Transaction costs. The fees attributable to Tranche B have been recognised as a long term asset on the Interim condensed consolidated statements of financial position under Other assets.

During the 3 months ended June 30, 2023, the warrants were exercised, thus D-1 preferred shares were issued for a book value of US$ 13,652,530 ($18,277,628), including the exercise price of US$ 5,957 ($7,869) paid by the PIPE investors.

The BCA contains representations and warranties of each of the parties thereto that are customary for transactions of this type, including with respect to the operations of Prospector, LeddarTech and Newco. In addition, the BCA contains customary pre-closing covenants, including the obligation of LeddarTech to conduct its business in the ordinary course consistent with past practice and to refrain from taking specified actions, subject to certain exceptions.

b) Renewal of the Credit facility

The Credit facility, composed of a term loan, an operating loan and a derivative risk facility were coming to maturity on April 30, 2023. On April 5, 2023, 25 days before maturity of the term loan, the Company entered into an Amended and Restated Financing Offer and the term loan under the credit facility was renewed for a period of 30 months. The operating loan and the derivative risk facilities were terminated. Concurrently, the Company secured a bridge loan with the same lender (Note 14 d))

The existing $30 million facility was extinguished through the issuance of this new instrument. The principal remaining at $30 million bare interest at floating interest rate based on the Canadian prime rate or US base rate plus 9.00%. No gain or loss is recognised as a result of this renewal of the credit facility. Transaction cost of $1,412,286 are included in the initial measurement of financial liabilities at the time of renewal, resulting in an effective interest rate of 17.6%.

The new credit facility’s maturity date is January 31, 2026. The operating conditions of the Credit facility provided for is similar to the preceding agreement, except that it provides for accelerated reimbursement for any amount in excess of US$15.0 million contributed by Prospector in the Business Combination Agreement referred to above as well as 25% of any net cash proceeds from the sale of equity securities in excess of US$43.0 million (including from the PIPE Financing, but excluding amounts contributed by Prospector in the Business Combination Agreement referred to above). Furthermore, upon the receipt of net cash proceeds from the sale of the Modules Business Unit and/or the components assets related to the Components Business Unit, 100% of such net cash proceeds shall be used to make a repayment on the outstanding loans.

LeddarTech Inc.
Notes to the unaudited interim condensed consolidated financial statements
(in Canadian dollars)
Three and nine months ended June 30, 2023

14.    Company refinancing (cont.)

Under the Credit facility, the Company must maintain an unencumbered cash balance equal to or greater than (i) $2.5 million through completion of the Business Combination, (ii) $10 million from completion of the Business Combination through October 31, 2024, (iii) $7.5 million from November 1, 2024 through December 31, 2024, (iv) $5.0 million from January 1, 2025 through September 30, 2025, and (iv) $3.5 million at all times thereafter. As at September 30, this financial covenant was respected but the Credit facility.

c) Change in Conditions of the Term loan

As part of the BCA and Subscription agreement negotiations, the conditions of the Term loan were revised, effective June 12, 2023. The original interest free loan will now bear an interest rate of 12%. Capital and capitalized interests will be reimbursable over a period of 42 months starting October 31, 2026. The modification was deemed to be substantial and the existing loan with book value of $11,315,767 was derecognised and a new instrument recognised based on its fair value. On the date of modification, the fair value of the Term loan was estimated at $6,983,592 based on a 33.65% discount rate. The difference between the carrying value of the existing loan and the new loan of $4,332,175 with the carrying value at that date was recorded in the interim condensed consolidated statements of loss under Finance income (note 11).

d) Bridge loans

Bridge loans were secured from the Credit facility and the Term loan lenders on April 5, 2023 and May 1, 2023, respectively. Those loans, totalling $6,250,000, were fully re-imbursed on June 12, 2023.

15.    Subsequent events

a) Employee Stock Option Plan (“ESOP”)

In July 2023 and in connection with the contemplated transaction discussed in note 14a, the Company decided to (i) accelerate the vesting period of all unvested outstanding ESOP options such that the outstanding ESOP options shall be fully vested and (ii) amend the period during which the outstanding ESOP options may be exercised (10 business days after modification notification was provided to the ESOP option holders). Following that date, all unexercised outstanding ESOP options shall immediately terminate and expire at that time.

The amount to be recognised when a share-based payment is cancelled is the amount that would otherwise have been recognised over the remainder of the vesting period if the cancellation had not occurred.

As a result of this acceleration event, during the fourth quarter of 2023, the Company recognised a stock-based acceleration expense of $1,316,810 as if all the service conditions (described in IFRS 2, “Share-based payment”) were met for the related cancelled ESOP options.

b) Amendments to the Credit Facility

A series of amendments were made to the Credit Facility on September 29, 2023, October 13, 2023 and October 20, 2023. These amendments modify the existing terms in order to (i) extend the latest date on which the Tranche B of the SPAC Offering must be funded to October 30, 2023, (ii) extend the date on which the payment of interest for the month of September 2023 may be made to October 30, 2023 and (iii) reduce the Available Cash requirement for the period from the date of the disbursement of the Tranche A of the SPAC Offering until the DE-SPAC Date from $2,500,000 to $1,500,000.

If the Tranche B of the SPAC Offering is not executed by October 30, 2023, the Company will be in breach of covenant under the Credit Facility.

c) Additional Tranche A subscription under the Subscription Agreements

In July 2023, PIPE investors paid US$340,530 in cash ($450,293) for additional Tranche A subscription under the same terms as the initial Tranche A subscription.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
Prospector Capital Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Prospector Capital Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in shareholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter — Restatement of Unaudited Interim Financial Statements

As discussed in Note 2 to the financial statements, the Company did not account for its deferred underwriting fee waiver as of June 30, 2022 and September 30, 2022. Management has since corrected its error and has recorded the waiver as a credit to shareholders’ deficit. Accordingly, the 2022 unaudited interim financial statements have been restated within Note 2 to record the transaction.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by December 31, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
March 31, 2023
PCAOB ID Number 100

PROSPECTOR CAPITAL CORP.
BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$18,401	$627,632
Total Current Assets	18,401	627,632

Investments held in Trust Account	329,783,734	325,019,293
TOTAL ASSETS	$329,802,135	$325,646,925

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$787,909	$553,504
Due to Sponsor	199	199
Total Current Liabilities	788,108	553,703

Convertible Promissory Note – Related Party	157,000	—
Deferred underwriting fee payable	—	11,375,000
Total Liabilities	945,108	11,928,703

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, $0.0001 par value; 32,500,000 shares at $10.15 and $10.00 per share redemption value at December 31, 2022 and 2021, respectively	329,783,734	325,000,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2022 and 2021	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding; excluding 32,500,000 shares subject to redemption at December 31, 2022 and 2021	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,125,000 shares issued and outstanding at December 31, 2022 and 2021	813	813
Additional paid-in capital	—	—
Accumulated deficit	(927,520)	(11,282,591)
Total Shareholders’ Deficit	(926,707)	(11,281,778)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$329,802,135	$325,646,925

The accompanying notes are an integral part of the financial statements.

PROSPECTOR CAPITAL CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2022	2021
Formation and operating costs	$1,000,636	$1,429,293
Loss from operations	(1,000,636)	(1,429,293)

Other income (expense):
Interest earned on investments held in Trust Account	4,764,441	19,293
Change in fair value of warrant liabilities	—	(2,993,334)
Total other income (expense), net	4,764,441	(2,974,041)
Net income (loss)	$3,763,805	$(4,403,334)

Weighted average shares outstanding of Class A ordinary shares	32,500,000	31,520,548
Basic and diluted net income (loss) per share, Class A ordinary shares	$0.09	$(0.11)

Weighted average shares outstanding, Class B ordinary shares	8,125,000	8,106,164
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.09	$(0.11)

The accompanying notes are an integral part of the financial statements.

PROSPECTOR CAPITAL CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	—	$—	8,625,000	$863	$4,984,137	$(5,000)	$4,980,000
Sale of 750,000 Private Placement Warrants, net of warrant liability	—	—	—	—	220,000	—	220,000
Forfeiture of Founder Shares	—	—	(500,000)	(50)	50	—	—
Cancellation of 2,583,333 private placement warrants	—	—	—	—	930,000	—	930,000
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(11,517,521)	(6,874,257)	(18,391,778)
Transfer of private warrants to equity	—	—	—	—	5,383,334	—	5,383,334
Net loss	—	—	—	—	—	(4,403,334)	(4,403,334)
Balance – December 31, 2021	—	—	8,125,000	813	—	(11,282,591)	(11,281,778)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	6,591,266	6,591,266
Net income	—	—	—	—	—	3,763,805	3,763,805
Balance – December 31, 2022	—	$—	8,125,000	$813	$—	(927,520)	(926,707)

The accompanying notes are an integral part of the financial statements.

PROSPECTOR CAPITAL CORP.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$3,763,805	$(4,403,334)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on investments held in Trust Account	(4,764,441)	(19,293)
Change in fair value of warrant liabilities	—	2,993,334
Changes in operating assets and liabilities:
Accrued expenses	234,405	553,504
Net cash used in operating activities	(766,231)	(875,789)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(325,000,000)
Net cash used in investing activities	—	(325,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	318,500,000
Proceeds from sale of Private Placement Warrants	—	750,000
Proceeds from Convertible Promissory Note – Related Party	157,000	—
Repayment of advances from related party	(70,000)	—
Advance from Sponsor	70,000	199
Repayment of promissory note – related party	—	(10,000)
Payment of offering costs	—	(384,514)
Net cash provided by financing activities	157,000	318,855,685

Net Change in Cash	(609,231)	(7,020,104)
Cash – Beginning	627,632	7,647,736
Cash – Ending	$18,401	$627,632

Non-cash investing and financing activities:
Deferred underwriting fee payable	$(11,375,000)	$11,375,000
Transfer of private warrant liabilities to equity	$—	$(5,383,334)
Forfeiture of Founder Shares	$—	$(50)

The accompanying notes are an integral part of the financial statements.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Prospector Capital Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on September 18, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from September 18, 2020 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 7, 2021. On January 12, 2021, the Company consummated the Initial Public Offering of 32,500,000 units (the “Units”), which includes the partial exercise by the underwriter of its over-allotment option in the amount of 2,500,000 Units, at $10.00 per Unit, generating gross proceeds of $325,000,000 which is described in Note 4.

Transaction costs amounted to $18,391,778, consisting of $6,500,000 of underwriting fees, $11,375,000 of deferred underwriting fees $516,778 of other offering costs. On June 30, 2022, the Underwriter waived its $11,375,000 deferred underwriting fee which reduce transaction costs.

Following the closing of the Initial Public Offering on January 12, 2021, an amount of $325,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the private placement warrants (the “Private Placement Warrants”) was placed in a trust account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the public shares (the “Public Shareholders” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, Prospector Sponsor LLC (the “Sponsor”) has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account, divided by the number of then issued and outstanding Public Shares.

The Company had until January 12, 2023 to consummate a Business Combination. On January 5, 2023, the Company held an extraordinary general meeting in lieu of the annual general meeting of shareholders. In this meeting the shareholders approved amendments to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete a Business Combination from January 12, 2023 to December 31, 2023 (the “Combination Period”). In connection with this meeting, shareholders holding an aggregate of 30,305,944 shares of the Company’s Class A ordinary shares exercised their right to redeem their shares for $10.15 per share of the funds held in the Company’s Trust Account, leaving approximately $22.3 million in the Trust Account after such redemption (see Note 10).

However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

At December 31, 2022, the Company had $18,401 in its operating bank accounts and working capital deficit of $769,707. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Convertible Promissory Note (see Note 5). At December 31, 2022 and 2021, there was $157,000 and no amounts outstanding under any the Convertible Promissory Note.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until December 31, 2023, as subsequently extended on January 5, 2023, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. Additionally, the Company may not have sufficient liquidity to

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

fund the working capital needs of the Company through the Company’s liquidation date or one year from the issuance of these financial statements. Management intends to complete a Business Combination to alleviate any potential liquidity issues presented to the Company in its search to complete a Business Combination. If a Business Combination is not consummated by the liquidation date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 31, 2023. There can be no assurance that the Company will be able to consummate any Business Combination by December 31, 2023.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company had recognized a liability upon closing of their initial public offering in January 2021 for a portion of the underwriter’s commissions which was contingently payable upon closing of a future business combination, with the offsetting entry resulting in an initial discount to the securities sold in the initial public offering. The underwriter waived all claims to this deferred commission in June 2022. The Company did not report the waiver of such fee during its June 30, 2022 and September 30, 2022 quarterly financial statements. Upon subsequent review and analysis, management concluded that the Company should have recognized the extinguishment of the contingent liability as a credit to stockholders’ deficit.

Therefore, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued unaudited interim quarterly financial statements as of June 30, 2022 (the “2nd Quarter Report”) and September 30, 2022 (the “3rd Quarter Report”) and together (the “Quarterly Reports”) should no longer be relied upon and that it is appropriate to restate the Quarterly Reports. As such, the Company will restate its financial statements in this Form 10-K for the Company’s unaudited financial statements included in the Quarterly Reports on the Company’s Form 10-Q for the three and six months ended June 30, 2022 and for the three and nine months ended September 30, 2022.

Impact of the Restatement

The impact of the restatement on the balance sheets and statements of changes in shareholders’ deficit for the affected period is presented below. The restatement had no impact on the statements of operations and statements of cash flows.

Balance Sheet as of June 30, 2022	As Previously Reported	Adjustment	As Restated
Deferred underwriting fee payable	$11,375,000	$(11,375,000)	$—
Total Liabilities	$12,104,621	$(11,375,000)	$729,621
Redeemable ordinary shares	325,498,280	—	325,498,280
(Accumulated Deficit) Retained Earnings	$(11,795,496)	$11,375,000	$(420,496)
Total Stockholders’ Equity	$(11,794,683)	$11,375,000	$(419,683)
Balance Sheet as of September 30, 2022	As Previously Reported	Adjustment	As Restated
Deferred underwriting fee payable	$11,375,000	$(11,375,000)	$—
Total Liabilities	$12,132,306	$(11,375,000)	$757,306
Redeemable ordinary shares	326,977,649	—	326,977,949
(Accumulated Deficit) Retained Earnings	$(11,992,017)	$11,375,000	$(617,017)
Total Stockholders’ Equity	$(11,991,204)	$11,375,000	$(616,204)

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Statement of Changes in Shareholders’ Deficit for the three months ended June 30, 2022	As Previously Reported	Adjustment	As Restated
Adjustment for accretion of Class A ordinary shares subject to possible redemption amount	$(498,280)	$11,375,000	$10,876,720
Statement of Cash Flows for the sixth months ended June 30, 2022	As Previously Reported	Adjustment	As Restated
Non-Cash Investing in Financing Activities
Extinguishment of deferred underwriting fee payable allocated to public shares	$—	$11,375,000	$11,375,000
Statement of Cash Flows for the nine months ended September 30, 2022	As Previously Reported	Adjustment	As Restated
Non-Cash Investing in Financing Activities
Extinguishment of deferred underwriting fee payable allocated to public shares	$—	$11,375,000	$11,375,000

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $18,391,778 were charged to temporary equity upon the completion of the Initial Public Offering. The Company’s deferred underwriting commissions are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at redemption value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital, to the extent available, and accumulated deficit.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

At December 31, 2022 and 2021, the Class A ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$325,000,000
Less:
Class A ordinary shares issuance costs	(18,391,778)
Plus:
Accretion of carrying value to redemption value	18,391,778
Class A ordinary shares subject to possible redemption at December 31, 2021	325,000,000

Plus:
Waiver of Class A shares issuance costs	11,375,000

Less
Accretion of carrying value to redemption value	(6,591,266)
Class A ordinary shares subject to possible redemption at December 31, 2022	$329,783,734

Warrants

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40. Previously, the Private Placement Warrants did not meet the criteria for equity treatment and were recorded as liabilities. Accordingly, the Company classified the Private Placement Warrants as liabilities at their fair value and adjusted the Private Placement Warrants to fair value at each reporting period. This liability was subject to re-measurement at each balance sheet date until exercised, and any change in fair value was recognized in the statements of operations. The Private Placement Warrants for periods where no observable traded price was available were valued using a modified Black-Scholes model. On June 30, 2021, the Company executed an agreement whereby the holders of the private warrants will not transfer their warrants to non-affiliated holders. Beginning June 30, 2021 and thereafter, the private warrants are now considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 and therefore qualify for equity treatment.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 16,500,000 Class A ordinary shares in the aggregate. At December 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Year Ended December 31,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$3,011,044	$752,761	$(3,502,574)	$(900,760)
Denominator:
Basic and diluted weighted average shares outstanding	32,500,000	8,125,000	31,520,548	8,106,164
Basic and diluted net income (loss) per ordinary share	$0.09	$0.09	$(0.11)	$(0.11)

For the years ended December 31, 2022 and 2021, basic and diluted ordinary shares are the same as there are no non-redeemable securities that are dilutive to the Company’s shareholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operation and cash flows.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The Company utilizes ASC Topic 820 “Fair Value Measurement” to determine the relative fair value of financial instruments. The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). Carrying values for prepaids, accounts payable and accrued expenses approximate fair value, primarily due to their short-term nature.

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 32,500,000 Units, which includes a partial exercise by the underwriters of their over-allotment option in the amount of 2,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares and Private Placement Warrants

On September 28, 2020, pursuant to a Securities Purchase Agreement, the Sponsor purchased 10,062,500 Class B ordinary shares (the “Founder Shares”) and 10,050,000 Private Placement Warrants for an aggregate purchase price of $10,075,000. On December 16, 2020, pursuant to the Securities Purchase Agreement Amendment (the “SPA Amendment”), the Sponsor returned 2,875,000 Founder Shares and 2,300,000 Private Placement Warrants to the Company for $2,300,000. In January 2021, the Sponsor forfeited an additional 2,583,333 Private Placement Warrants for no consideration, resulting in 7,187,500 Founder Shares and 5,166,667 Private Placement Warrants outstanding. On January 7, 2021, the Company effected a 1:1.2 share capitalization of its Class B ordinary shares, resulting in an aggregate of 8,625,000 Founder Shares outstanding, all of which are held by the Sponsor.

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 500,000 Private Placement Warrants for an aggregate purchase price of $750,000, or $1.50 per Private Placement Warrant.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture in the event that, and to the extent to which, the underwriters’ option to purchase additional Units was exercised, so that the number of Founder Shares would equal, on an as-converted basis, 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option and the forfeiture of the remaining option, 500,000 Founder Shares were forfeited and there are now 8,125,000 Class B ordinary shares issued and outstanding.

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on January 7, 2021 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities, secretarial and administrative services. For the year ended December 31, 2022, the Company incurred $120,000 in fees for these services. At December 31, 2022 an aggregate of $240,000 of such fees are included in accrued expenses in the accompanying balance sheets. For the year ended December 31, 2021, the Company incurred $120,000 in fees for these services. At December 31, 2021 there were $120,000 included in accrued expenses in the accompanying balance sheet.

Promissory Note — Related Party

On September 18, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) June 30, 2021 and (ii) the completion of the Initial Public Offering. The outstanding amount of $10,000 was repaid on January 22, 2021. Borrowings under the Promissory Note are no longer available.

Advance from Sponsor

On February 16, 2022, the Sponsor deposited $25,000 as an advance payment into the Company’s operating bank account to cover operating expenses. An additional $45,000 was deposited as an advance payment to the Company’s operating bank account on May 16, 2022. As of December 31, 2022, the full $70,000 of the advance has been repaid and no amounts remain outstanding.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, there were no amounts outstanding under the Working Capital Loans.

Convertible Promissory Note

On May 16, 2022, the Company entered into a convertible promissory note with the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $1,500,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and due on the earlier of December 31, 2023 and the date on which the Company consummates its initial business combination. If the Company completes a business combination, it would repay such additional loaned amounts, without interest, upon consummation of the business combination. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such additional loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such additional loans (if any) may be convertible into warrants, at a price of $1.50 per warrant at the option of the Sponsor. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such additional loans (if any) have not been determined and no written agreements exist with respect to such loans. If the Company fully draws down on the Convertible Promissory Note and requires additional funds for working capital purposes, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company such additional funds as may be required. The issuance of the Convertible Promissory Note was approved by the board of directors and the audit committee on May 16, 2022. The conversion feature included in the convertible note was analyzed under ASC 815. The conversion feature qualifies for the exception from derivative accounting as the instrument is deemed to be indexed to its own stock. Accordingly, the conversion feature was not required to be bifurcated. Further there were not significant premiums associated with the convertible debt instrument, and as such no accounting for the conversion feature was deemed necessary. As of December 31, 2022, there was $157,000 outstanding under the Convertible Promissory Note.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these financial statements, and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on January 7, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans or Convertible Promissory Note (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans or Convertible Promissory Note) will have registration rights to require the Company to register a sale of any of the securities held by them. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,375,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company and the underwriters executed a waiver letter confirming the underwriter’s waiver of its deferred fee under the terms of the underwriting agreement. As a result, the Company recognized the benefit of $11,375,000 in relation to the waiver of the deferred underwriter fee allocated to the underwriter which was recorded as an increase to additional paid in capital.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2022 and 2021, there were 32,500,000 Class A ordinary shares issued and outstanding, all of which are subject to possible redemption and are presented as temporary equity.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2022 and 2021, there were 8,125,000 Class B ordinary shares issued and outstanding, respectively.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 78.7% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 7. SHAREHOLDERS’ DEFICIT (cont.)

securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company do not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, the Company may call the warrants for redemption (except as described with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends to the notice of redemption to the warrant holders (the “Reference Value”).

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 8. WARRANTS (cont.)

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant

•        upon not less than 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares except as otherwise described below;

•        if, and only if, the Reference Value equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Share Price.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 8. WARRANTS (cont.)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

On June 30, 2021, the Company executed an agreement whereby the holders of the private warrants will not transfer their warrants to non-affiliated holders. The private warrants are now considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15. Therefore, the Public and Private Placement Warrants are accounted for as equity in the balance sheets.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. Securities invested in money market funds are recorded based on quoted market prices in active market.

At December 31, 2022, assets held in the Trust Account were comprised of $329,783,734 in money market funds which are invested primarily in U.S. Treasury securities. Through December 31, 2022, the Company did not withdraw any interest income from the Trust Account.

At December 31, 2021, assets held in the Trust Account were comprised of $325,019,293 in money market funds which are invested primarily in U.S. Treasury securities. Through December 31, 2021, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022 and 2021 indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022	December 31, 2021
Assets:
Investments held in Trust Account	1	$329,783,734	$325,019,293

The Private Placement Warrants were measured at fair value at inception and on a recurring basis, with changes in fair value presented in the statements of operations. On June 30, 2021, the Company executed an agreement whereby the holders of the private warrants will not transfer their warrants to non-affiliated holders. The private warrants are now considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 and therefore qualify for equity treatment. On June 30, 2021, the Private Placement Warrants were valued using the Public Warrant price right before they were transferred into equity.

PROSPECTOR CAPITAL CORP.
NOTES TO THE FINANCIAL STATEMENT
DECEMBER 31, 2022

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of Level 3 warrant liabilities:

Private Placement
Fair value as of December 31, 2020	$2,790,000
Initial measurement of 500,000 Private Placement Warrants issued on January 12, 2021 (Initial Public Offering)	530,000
Cancellation of 2,583,333 Private Placement Warrants	(930,000)
Change in fair value	2,993,334
Transfer to Equity	(5,383,334)
Fair value as of December 31, 2021	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period in which a change in valuation technique or methodology occurs. During the year ended December 31, 2021, the balance of the Private Placement Warrant liability was transferred to equity as discussed above. There were no transfers between Levels during the year ended December 31, 2022.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 5, 2023, the Company held an extraordinary general meeting in lieu of the annual general meeting of shareholders. In this meeting, the shareholders approved amendments to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete a Business Combination from January 12, 2023 to December 31, 2023. In connection with this meeting, shareholders holding an aggregate of 30,305,944 shares of the Company’s Class A ordinary shares exercised their right to redeem their shares for approximately $10.15 per share of the funds held in the Company’s Trust Account, leaving approximately $22.3 million in the Trust Account after such redemption.

PROSPECTOR CAPITAL CORP.
CONDENSED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited) (as restated)
ASSETS
Current assets
Cash	$99,753	$18,401
Prepaid expenses	48,333	—
Total Current Assets	148,086	18,401

Investments held in Trust Account	23,462,429	329,783,734
TOTAL ASSETS	$23,610,515	$329,802,135

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$4,842,210	$787,909
Due to Sponsor	199	199
Total Current Liabilities	4,842,409	788,108

Convertible Promissory Note – Related Party	1,073,623	157,000
Warrant Liability	1,920,000	—
Total Liabilities	7,836,032	945,108

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 2,194,056 and 32,500,000 shares at $10.69 and $10.15 per share redemption value at June 30, 2023 and December 31, 2022, respectively	23,462,429	329,783,734

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding; excluding 2,194,056 and 32,500,000 shares subject to redemption at June 30, 2023 and December 31, 2022, respectively	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,125,000 shares issued and outstanding at June 30, 2023 and December 31, 2022	813	813
Additional paid-in capital	—	—
Accumulated deficit	(7,688,759)	(927,520)
Total Shareholders’ Deficit	(7,687,946)	(926,707)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$23,610,515	$329,802,135

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023 (as restated)	2022 (as restated)	2023	2022
Formation and operating costs	$3,655,254	$193,716	$4,841,239	$493,612
Loss from operations	(3,655,254)	(193,716)	(4,841,239)	(493,612)

Other income (loss):
Change in fair value of warrant liability	(480,000)	—	(800,000)	—
Interest earned on investments held in Trust Account	273,447	453,651	1,299,042	478,987
Total other income	(206,553)	453,651	499,042	478,987

Net (loss) income	$(3,381,807)	$259,935	$(4,342,197)	$(14,625)

Weighted average shares outstanding of Class A ordinary shares	2,194,056	32,500,000	6,212,524	32,500,000
Basic and diluted net (loss) income per share, Class A ordinary shares	$(0.37)	$0.01	$(0.30)	$(0.00)

Weighted average shares outstanding, Class B ordinary shares	8,125,000	8,125,000	8,125,000	8,125,000
Basic and diluted net (loss) income per share, Class B ordinary shares	$(0.37)	$0.01	$(0.30)	$(0.00)

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 (AS RESTATED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2023	—	$—	8,125,000	$813	$—	$(927,520)	$(926,707)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(1,025,595)	(1,025,595)
Initial Classification of Warrant Liabilities	—	—	—	—	—	(1,120,000)	(1,120,000)
Net loss	—	—	—	—	—	(480,390)	(480,390)

Balance – Mach 31, 2023	—	$—	8,125,000	$813	$—	$(3,553,505)	$(3,552,692)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(273,447)	(273,447)
Net loss	—	—	—	—	—	(3,861,807)	(3,861,807)

Balance – June 30, 2023	—	$—	8,125,000	$813	$—	$(7,688,759)	$(7,687,946)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	—	$—	8,125,000	$813	$—	$(11,282,591)	$(11,281,778)
Net loss	—	—	—	—	—	(274,560)	(274,560)

Balance – March 31, 2022	—	$—	8,125,000	$813	$—	$(11,557,151)	$(11,556,338)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	10,876,720	10,876,720
Net income	—	—	—	—	—	259,935	259,935

Balance – June 30, 2022	—	$—	8,125,000	$813	$—	$(420,496)	$(419,683)

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2023 (as restated)	2022
Cash Flows from Operating Activities:
Net loss	$(4,342,197)	$(14,625)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(1,299,042)	(478,987)
Changes in operating assets and liabilities:
Change in fair value of warrants	(800,000)	—
Prepaid expenses	(48,333)	(241,000)
Accrued expenses	4,054,301	18,918
Net cash used in operating activities	(835,271)	(715,694)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account in connection with redemption	307,620,347	—
Net cash provided by investing activities	307,620,347	—

Cash Flows from Financing Activities:
Proceeds from Convertible Promissory Note – Related Party	916,623	157,000
Repayment of advances from related party	—	(70,000)
Advance from Sponsor	—	70,000
Redemption of ordinary shares	(307,620,347)	—
Net cash (used in) provided by financing activities	(306,703,724)	157,000

Net Change in Cash	81,352	(558,694)
Cash – Beginning of period	18,401	627,632
Cash – Ending of period	$99,753	$68,938

Non-cash investing and financing activities:
Initial classification of warrant liability	$1,120,000	$—
Extinguishment of deferred underwriting fee payable allocated to public shares	$—	$11,375,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Prospector Capital Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on September 18, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2023, the Company had not commenced any operations. All activity for the period from September 18, 2020 (inception) through June 30, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 7, 2021. On January 12, 2021, the Company consummated the Initial Public Offering of 32,500,000 units (the “Units”), which includes the partial exercise by the underwriter of its over-allotment option in the amount of 2,500,000 Units, at $10.00 per Unit, generating gross proceeds of $325,000,000 which is described in Note 3.

Transaction costs amounted to $18,391,778, consisting of $6,500,000 of underwriting fees, $11,375,000 of deferred underwriting fees and $516,778 of other offering costs. On June 30, 2022, the underwriter waived its $11,375,000 deferred underwriting fee. As a result, the Company derecognized the deferred underwriting fee payable of $11,375,000 and recorded the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A ordinary shares.

Following the closing of the Initial Public Offering on January 12, 2021, an amount of $325,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the private placement warrants (the “Private Placement Warrants”) was placed in a trust account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the public shares (the “Public Shareholders” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, Prospector Sponsor LLC (the “Sponsor”) has agreed to vote its Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account, divided by the number of then issued and outstanding Public Shares.

The Company had until January 12, 2023 to consummate a Business Combination. On January 5, 2023, the Company held an extraordinary general meeting in lieu of the annual general meeting of shareholders. In this meeting the shareholders approved amendments to the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete a Business Combination from January 12, 2023 to December 31, 2023 (the “Combination Period”). In connection with this meeting, shareholders holding an aggregate of 30,305,944 shares of the Company’s Class A ordinary shares exercised their right to redeem their shares for $10.15 per share of the funds held in the Company’s Trust Account for total redemption amount of $307,620,347, leaving approximately $22.3 million in the Trust Account after such redemption.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

At June 30, 2023, the Company had $99,753 in its operating bank account and working capital deficit of $4,694,323. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Convertible Promissory Note (see Note 4). At June 30, 2023 and December 31, 2022, there were amounts of $1,073,623 and $157,000 outstanding under Convertible Promissory Note — Related Party, respectively.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until December 31, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company through the Company’s liquidation date or one year from the issuance of these financial statements. Management intends to complete a Business Combination to alleviate any potential liquidity issues presented to the Company in its search to complete a Business Combination. If a Business Combination is not consummated by the liquidation date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 31, 2023. There can be no assurance that the Company will be able to consummate any Business Combination by December 31, 2023.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s condensed financial statements as of and for the period ended September 30, 2023, management identified an error in its March 31, 2023 and June 30, 2023 condensed financial statements. The Company determined that the accounting for warrants was incorrectly presented as part of equity. Based on review of the Company’s accounting treatment for Public and Private Placement Warrants under ASC 815, it was identified that as a result of the redemptions that occurred on January 24, 2023, the Public and Private Placement Warrants will be conservatively assumed to no longer qualify for equity classification. The redemptions resulted in the possibility for the tender offer provision listed within the Warrant Agreement to be triggered without a change in control also being triggered resulting in the warrants no longer qualifying for equity treatment. As a result, there should be a change in accounting treatment from equity to liability with changes in value of the warrant liabilities reported in earnings.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”; the Company evaluated the changes and has determined that the related impact was material to previously presented financial statements.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

The impact of the restatement on the Company’s unaudited condensed financial statements are reflected in the following tables:

	As Previously Reported	Adjustment	As Restated
Condensed Balance Sheet as of March 31, 2023 (unaudited)

Warrant Liability	$—	$1,440,000	$1,440,000
Total Liabilities	$2,308,157	$1,440,000	$3,748,157
Accumulated deficit	$(2,113,505)	$(1,440,000)	$(3,553,505)
Total Shareholders’ Deficit	$(2,112,692)	$(1,440,000)	$(3,552,692)

Condensed Statement of Operations for the three months ended March 31, 2023 (unaudited)

Change in fair value of warrant liability	$—	$320,000	$320,000
Total other income (expense)	$1,025,595	$(320,000)	$705,595
Net Income (loss)	$(160,390)	$(320,000)	$(480,390)
Basic and diluted net loss per share, Class A ordinary shares	$(0.01)	$(0.02)	$(0.03)
Basic and diluted net loss per share, Class B ordinary shares	$(0.01)	$(0.02)	$(0.03)

Condensed Statement of Equity for the three months ended March 31, 2023 (unaudited)

Net Income (loss)	$(160,390)	$(320,000)	$(480,390)
Initial Classification of Warrant Liability	$—	$1,120,000	$1,120,000
Accumulated deficit	$(2,113,505)	$(1,440,000)	$(3,553,505)

Condensed Statement of Cash Flows for the three months ended March 31, 2023 (unaudited)

Net Income (loss)	$(160,390)	$(320,000)	$(480,390)
Change in fair value of warrant liability	$—	$320,000	$320,000
Non-cash investing and financing activities:
Initial classification of warrant liability	$—	$1,120,000	$1,120,000

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustment	As Restated
Condensed Balance Sheet as of June 30, 2023 (unaudited)

Warrant Liability	$—	$1,920,000	$1,920,000
Total Liabilities	$5,916,032	$1,920,000	$7,836,032
Accumulated deficit	$(5,768,759)	$(1,920,000)	$(7,688,759)
Total Shareholders’ deficit	$(5,767,946)	$(1,920,000)	$(7,687,946)

Condensed Statement of Operations for the three months ended June 30, 2023 (unaudited)

Change in fair value of warrant liability	$—	$480,000	$480,000
Total other income (expense)	$273,447	$(480,000)	$(206,533)
Net Income (loss)	$(3,381,807)	$(480,000)	$(3,861,807)
Basic and diluted net loss per share, Class A ordinary shares	$(0.33)	$(0.04)	$(0.37)
Basic and diluted net loss per share, Class B ordinary shares	$(0.33)	$(0.04)	$(0.37)

Condensed Statement of Operations for the six months ended June 30, 2023 (unaudited)

Change in fair value of warrant liability	$—	$800,000	$800,000
Total other income (expense)	$1,299,042	$(800,000)	$499,042
Net Income (loss)	$(3,542,197)	$(800,000)	$(4,342,197)
Basic and diluted net loss per share, Class A ordinary shares	$(0.25)	$(0.05)	$(0.30)
Basic and diluted net loss per share, Class B ordinary shares	$(0.25)	$(0.05)	$(0.30)

Condensed Statement of Equity for the three months ended June 30, 2023 (unaudited)

Net Income (loss)	$(3,381,807)	$(480,000)	$(3,861,807)
Accumulated deficit	$(5,768,759)	$(1,920,000)	$(7,688,759)

Condensed Statement of Cash Flows for the six months ended June 30, 2023 (unaudited)

Net Income (loss)	$(3,542,197)	$(800,000)	$(4,342,197)
Change in fair value of warrant liability	$—	$800,000	$800,000
Non-cash investing and financing activities:
Initial classification of warrant liability	$—	$1,120,000	$1,120,000

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with SEC on March 31, 2023. The interim results for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2023 and December 31, 2022.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $18,391,778 were charged to temporary equity upon the completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at redemption value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2023 and December 31, 2022, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital, to the extent available, and accumulated deficit.

At June 30, 2023 and December 31, 2022, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$325,000,000

Less:
Class A ordinary shares issuance costs	(18,391,778)
Plus:
Accretion of carrying value to redemption value	18,391,778

Class A ordinary shares subject to possible redemption at December 31, 2021	325,000,000

Plus:
Waiver of Class A shares issuance costs	11,375,000
Less:
Accretion of carrying value to redemption value	(6,591,266)

Class A ordinary shares subject to possible redemption at December 31, 2022	329,783,734

Less:
Redemption of ordinary shares	(307,620,347)
Plus:
Accretion of carrying value to redemption value	1,299,042

Class A ordinary shares subject to possible redemption at June 30, 2023	$23,462,429

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrants

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40. Previously, the Private Placement Warrants did not meet the criteria for equity treatment and were recorded as liabilities. Accordingly, the Company classified the Private Placement Warrants as liabilities at their fair value and adjusted the Private Placement Warrants to fair value at each reporting period. This liability was subject to re-measurement at each balance sheet date until exercised, and any change in fair value was recognized in the statements of operations. The Private Placement Warrants for periods where no observable traded price was available were valued using a modified Black-Scholes model. On June 30, 2021, the Company executed an agreement whereby the holders of the private warrants will not transfer their warrants to non-affiliated holders. Beginning June 30, 2021 and thereafter, the private warrants are now considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 and therefore qualify for equity treatment. As a result of the January 24, 2023 redemptions, it is now possible for the tender offer provision listed within the Warrant Agreement to be triggered without a change in control also being triggered; as such the warrants have been conservatively assumed to no longer qualify for equity treatment as of January 24, 2023 and have been presented as liabilities at the fair value at each reporting period in accordance with ASC 815.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2023 and December 31, 2022, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net (Loss) Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per ordinary share is computed by dividing net (loss) income by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from (loss) income per ordinary share as the redemption value approximates fair value.

The calculation of diluted (loss) income per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 16,500,000 Class A ordinary shares in the aggregate. At June 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net (loss) income per ordinary share (in dollars, except per share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per ordinary share
Numerator:
Allocation of net (loss) income	$(821,104)	$(3,040,703)	$207,948	$51,987	$(1,881,497)	$(2,460,700)	$(11,700)	$(2,925)
Denominator:
Basic and diluted weighted average shares outstanding	2,194,056	8,125,000	32,500,000	8,125,000	6,212,524	8,125,000	32,500,000	8,125,000
Basic and diluted net (loss) income per ordinary share	$(0.37)	$(0.37)	$0.01	$0.01	$(0.30)	$(0.30)	$(0.00)	$(0.00)

____________

(1)      For the three and six months ended June 30, 2023 and 2022, basic and diluted ordinary shares are the same as there are no non-redeemable securities that are dilutive to the Company’s shareholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operation and cash flows.

Fair Value of Financial Instruments

The Company utilizes ASC Topic 820 “Fair Value Measurement” to determine the relative fair value of financial instruments other than derivate financial instruments. The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). Carrying values for prepaid, accounts payable and accrued expenses approximate fair value, primarily due to their short-term nature.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 32,500,000 Units, which includes a partial exercise by the underwriters of their over-allotment option in the amount of 2,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares and Private Placement Warrants

On September 28, 2020, pursuant to a Securities Purchase Agreement, the Sponsor purchased 10,062,500 Class B ordinary shares (the “Founder Shares”) and 10,050,000 Private Placement Warrants for an aggregate purchase price of $10,075,000. On December 16, 2020, pursuant to the Securities Purchase Agreement Amendment, the Sponsor returned 2,875,000 Founder Shares and 2,300,000 Private Placement Warrants to the Company for $2,300,000. In January 2021, the Sponsor forfeited an additional 2,583,333 Private Placement Warrants for no consideration, resulting in 7,187,500 Founder Shares and 5,166,667 Private Placement Warrants outstanding. On January 7, 2021, the Company effected a 1:1.2 share capitalization of its Class B ordinary shares, resulting in an aggregate of 8,625,000 Founder Shares outstanding, all of which are held by the Sponsor.

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 500,000 Private Placement Warrants for an aggregate purchase price of $750,000, or $1.50 per Private Placement Warrant.

The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture in the event that, and to the extent to which, the underwriters’ option to purchase additional Units was exercised, so that the number of Founder Shares would equal, on an as-converted basis, 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option and the forfeiture of the remaining option, 500,000 Founder Shares were forfeited and there are now 8,125,000 Class B ordinary shares issued and outstanding.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on January 7, 2021 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities, secretarial and administrative services. For the three and six months ended June 30, 2023 and 2022, the Company incurred $30,000 and $60,000 in fees for these services, respectively. As of June 30, 2023 and December 31, 2022, $300,000 and $240,000, respectively, of such fees are included in accrued expenses in the accompanying condensed balance sheets.

Promissory Note — Related Party

On September 18, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) June 30, 2021 and (ii) the completion of the Initial Public Offering. The outstanding amount of $10,000 was repaid on January 22, 2021. Borrowings under the Promissory Note are no longer available.

Advance from Sponsor

On February 16, 2022, the Sponsor deposited $25,000 as an advance payment into the Company’s operating bank account to cover operating expenses. An additional $45,000 was deposited as an advance payment to the Company’s operating bank account on May 16, 2022. As of June 30, 2023, the full $70,000 of the advance has been repaid and no amounts remain outstanding.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2023 and December 31, 2022, there were no amounts outstanding under the Working Capital Loans.

Convertible Promissory Notes

On May 16, 2022, the Company entered into a convertible promissory note with the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $1,500,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and due on the earlier of December 31, 2023 and the date on which the Company consummates its initial business combination. If the Company completes a business combination, it would repay such additional loaned amounts, without interest, upon consummation of the business combination. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such additional loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such additional loans (if any) may be convertible into warrants, at a price of $1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such additional loans (if any) have not been determined and no written agreements exist with respect to such loans. If the Company fully draws down on the Convertible Promissory Note and requires additional funds for working capital purposes, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company such additional funds as may be required. The issuance of the Convertible Promissory Note was approved by the board of directors and the audit committee on May 16, 2022. The conversion feature included in the convertible note was analyzed under ASC 815. The conversion feature qualifies for the exception from derivative accounting as the instrument is deemed to be indexed to its own stock. Accordingly, the conversion feature was not required to be bifurcated. Further there were not significant premiums associated with the convertible debt instrument, and as such no accounting for the conversion feature was deemed necessary. As of June 30, 2023 and December 31, 2022, there were amounts of $1,073,623 and $157,000 outstanding under the Convertible Promissory Note-Related Party, respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these unaudited condensed financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on January 7, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans or Convertible Promissory Note (and any Class A ordinary shares issuable upon the exercise of the Private Placement

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Warrants and warrants that may be issued upon conversion of the Working Capital Loans or Convertible Promissory Note) will have registration rights to require the Company to register a sale of any of the securities held by them. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,375,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company and the underwriters executed a waiver letter confirming the underwriter’s waiver of its deferred fee under the terms of the underwriting agreement. As a result, the Company derecognized $11,375,000 of the deferred underwriting commissions and recorded an adjustment to the carrying value of the shares of Class A ordinary shares subject to redemption.

Business Combination Agreement

On June 12, 2023, Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”), entered into a Business Combination Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “BCA”), with LeddarTech Inc., a corporation existing under the laws of Canada (“LeddarTech”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada and a wholly owned subsidiary of LeddarTech (“Newco”). LeddarTech, founded in 2007 and headquartered in Québec, Canada, is an automotive advanced driver assistance and autonomous driving software company that offers low-level sensor fusion and perception solutions. In its first ten years, LeddarTech focused its business on software and signal processing for smart sensing solutions. Commencing in 2022, LeddarTech began to focus its business on pure-play automotive software for low-level fusion and perception. The BCA and the transactions contemplated thereby were unanimously approved by the boards of directors of each of Prospector and LeddarTech.

Financial Advisor Agreement

On April 11, 2023, the Company engaged a financial advisor in connection with the proposed Business Combination with LeddarTech Inc. Payment is contingent on the on the close of a Business Combination at which point the Company agrees to pay the advisor $3,000,000 and out-of-pocket expenses not to exceed $250,000.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At June 30, 2023 and December 31, 2022, there were 2,194,056 and 32,500,000 Class A ordinary shares issued and outstanding, all of which are subject to possible redemption and are presented as temporary equity, respectively.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 7. SHAREHOLDERS’ DEFICIT (cont.)

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At June 30, 2023 and December 31, 2022, there were 8,125,000 Class B ordinary shares issued and outstanding, respectively.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 78.7% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 8. WARRANTS (cont.)

Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company do not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, the Company may call the warrants for redemption (except as described with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends to the notice of redemption to the warrant holders (the “Reference Value”).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant

•        upon not less than 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares except as otherwise described below;

•        if, and only if, the Reference Value equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 8. WARRANTS (cont.)

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

On June 30, 2021, the Company executed an agreement whereby the holders of the private warrants will not transfer their warrants to non-affiliated holders. The private warrants are now considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15. Therefore, the Public and Private Placement Warrants are accounted for as equity in the condensed balance sheets.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying condensed balance sheets and adjusted for the amortization or accretion of premiums or discounts. Securities invested in money market funds are recorded based on quoted market prices in active market.

At June 30, 2023, assets held in the Trust Account were comprised of $23,462,429 in money market funds which are invested primarily in U.S. Treasury Securities. Through June 30, 2023, the Company did not withdraw any interest income from the Trust Account.

At December 31, 2022, assets held in the Trust Account were comprised of $329,783,734 in money market funds which are invested primarily in U.S. Treasury securities. Through December 31, 2022, the Company did not withdraw any interest income from the Trust Account.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2023 and December 31, 2022 indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2023	December 31, 2022
Assets:
Investments held in Trust Account	1	$23,462,429	$329,783,734
Warrant Liabilities – Public Warrants	1	$1,300,000	$—
Warrant Liabilities – Private Warrants	2	$620,000	$—
Bifurcated Derivative	3	$—	n/a

Measurement

Warrants

As a result of the January 24, 2023 redemptions, it is now possible for the tender offer provision listed within the Warrant Agreement to be triggered without a change in control also being triggered; as such the warrants have been conservatively assumed to no longer qualify for equity treatment as of January 24, 2023 and have been presented at the fair value at each reporting period in accordance with ASC 815. The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the accompanying June 30, 2023 condensed balance sheets. The warrant liabilities are measured at fair value at January 24, 2023, and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations.

The Public Warrants are actively trading in the open market as such they are classified as Level 1 due to the use of an observable market quote in an active market under the ticker PRSRW. The Private Placement Warrants are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

Convertible Note Bifurcated Derivative

The Company established the initial fair value for the Convertible Note Bifurcated Derivative as of January 26, 2023, which was the date the Convertible Note was executed. On January 26, 2023 the fair value was remeasured.

The Convertible Note Bifurcated Derivative was classified within Level 3 of the fair value hierarchy at the initial measurement dates and as of June 30, 2023 and January 26, 2023 due to the use of unobservable inputs. The key inputs into the Monte Carlo simulation model for the Convertible Note Bifurcated Derivative were as follows at June 30, 2023 and January 26, 2023:

	January 26, 2023	June 30, 2023
Volatility	6.70%	7.10%
Risk Free Rate	4.77%	5.45%
Probability of completing a business combination by July 31, 2023	30%	—%
Probability of completing a business combination by August 31, 2023	40%	—%
Probability of completing a business combination by September 31, 2023	30%	—%
Probability of completing a business combination by October 31, 2023	—%	30%
Probability of completing a business combination by November 30, 2023	—%	70%

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of warrant liabilities and the bifurcated derivative for the period ended June 30, 2023:

	Private Warrants	Public Warrants	Bifurcated Derivative
Initial value as of January 24, 2023 for warrants and January 26, 2023 for Bifurcated Derivative	$361,667	$758,333	$—
Change in valuation inputs or other assumptions	103,333	216,667	—
Fair value as of March 31, 2023	$465,000	$975,000	$—
Change in valuation inputs or other assumptions	155,000	325,000	—
Fair value as of June 30, 2023	$620,000	$1,300,000	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers between levels during the three and six months ended June 30, 2023.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

PROSPECTOR CAPITAL CORP.
CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash	$26,121	$18,401
Prepaid expenses	69,583	—
Total Current Assets	95,704	18,401

Cash and investments held in Trust Account	23,750,947	329,783,734
TOTAL ASSETS	$23,846,651	$329,802,135

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$5,660,531	$787,909
Due to Sponsor	199	199
Total Current Liabilities	5,660,730	788,108

Convertible Promissory Note – Related Party	1,238,623	157,000
Warrant liability	800,000	—
Total Liabilities	7,699,353	945,108

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 2,194,056 and 32,500,000 shares at $10.83 and $10.15 per share redemption value at September 30, 2023 and December 31, 2022, respectively	23,750,947	329,783,734

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding; excluding 2,194,056 and 32,500,000 shares subject to redemption at September 30, 2023 and December 31, 2022, respectively	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,125,000 shares issued and outstanding at September 30, 2023 and December 31, 2022	813	813
Additional paid-in capital	—	—
Accumulated deficit	(7,604,462)	(927,520)
Total Shareholders’ Deficit	(7,603,649)	(926,707)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$23,846,651	$329,802,135

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$1,035,704	$196,521	$5,876,943	$690,133
Loss from operations	(1,035,704)	(196,521)	(5,876,943)	(690,133)

Other income:
Change in fair value of warrant liability	1,120,000	—	320,000	—
Interest earned on cash and investments held in Trust Account	288,519	1,479,369	1,587,561	1,958,356
Total other income	1,408,519	1,479,369	1,907,561	1,958,356
Net income (loss)	$372,815	$1,282,848	$(3,969,382)	$1,268,223

Weighted average shares outstanding of Class A ordinary shares	2,194,056	32,500,000	4,858,315	32,500,000
Basic and diluted net income (loss) per share, Class A ordinary shares	$0.04	$0.03	$(0.31)	$0.03

Weighted average shares outstanding, Class B ordinary shares	8,125,000	8,125,000	8,125,000	8,125,000
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.04	$0.03	$(0.31)	$0.03

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2023	—	$—	8,125,000	$813	$—	$(927,520)	$(926,707)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(1,025,595)	(1,025,595)
Initial Classification of Warrant Liabilities (as restated)	—	—	—	—	—	(1,120,000)	(1,120,000)
Net loss (as restated)	—	—	—	—	—	(480,390)	(480,390)
Balance – March 31, 2023 (as restated)	—	—	8,125,000	813	—	(3,553,505)	(3,552,692)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(273,447)	(273,447)
Net loss (as restated)	—	—	—	—	—	(3,861,807)	(3,861,807)
Balance – June 30, 2023 (as restated)	—	—	8,125,000	813	—	(7,688,759)	(7,687,946)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(288,518)	(288,518)
Net income	—	—	—	—	—	372,815	372,815
Balance – September 30, 2023	—	$—	8,125,000	$813	$—	$(7,604,462)	$(7,603,649)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	—	$—	8,125,000	$813	$—	$(11,282,591)	$(11,281,778)
Net loss	—	—	—	—	—	(274,560)	(274,560)
Balance – March 31, 2022	—	—	8,125,000	813	—	$(11,557,151)	(11,556,338)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	10,876,720	10,876,720
Net income	—	—	—	—	—	259,935	259,935
Balance – June 30, 2022	—	—	8,125,000	$813	—	$(420,496)	(419,683)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(1,479,369)	(1,479,369)
Net income	—	—	—	—	—	1,282,848	1,282,848
Balance – September 30, 2022	—	$—	8,125,000	$813	$—	$(617,017)	$(616,204)

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(3,969,382)	$1,268,223
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on cash and investments held in Trust Account	(1,587,561)	(1,958,356)
Change in fair value of warrant liability	(320,000)	—
Changes in operating assets and liabilities:
Prepaid expenses	(69,582)	(120,500)
Accrued expenses	4,872,622	46,603
Net cash used in operating activities	(1,073,903)	(764,030)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account in connection with redemption	307,620,347	—
Net cash provided by investing activities	307,620,347	—

Cash Flows from Financing Activities:
Proceeds from Convertible Promissory Note – Related Party	1,081,623	157,000
Repayment of advances from related party	—	(70,000)
Advance from Sponsor	—	70,000
Redemption of ordinary shares	(307,620,347)	—
Net cash (used in) provided by financing activities	(306,538,724)	157,000

Net Change in Cash	7,720	(607,030)
Cash – Beginning of period	18,401	627,632
Cash – Ending of period	$26,121	$20,602

Non-cash investing and financing activities:
Initial classification of Warrant Liability	$1,120,000	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Prospector Capital Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on September 18, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from September 18, 2020 (inception) through September 30, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generates any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 7, 2021. On January 12, 2021, the Company consummated the Initial Public Offering of 32,500,000 units (the “Units”), which includes the partial exercise by the underwriter of its over-allotment option in the amount of 2,500,000 Units, at $10.00 per Unit, generating gross proceeds of $325,000,000 which is described in Note 4.

Transaction costs amounted to $18,391,778, consisting of $6,500,000 of underwriting fees, $11,375,000 of deferred underwriting fees and $516,778 of other offering costs. On June 30, 2022, the underwriter waived its $11,375,000 deferred underwriting fee. As a result, the Company derecognized the deferred underwriting fee payable of $11,375,000 and recorded the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A ordinary shares.

Following the closing of the Initial Public Offering on January 12, 2021, an amount of $325,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the private placement warrants (the “Private Placement Warrants”) was placed in a trust account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the public shares (the “Public Shareholders” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, Prospector Sponsor LLC (the “Sponsor”) has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account, divided by the number of then issued and outstanding Public Shares.

The Company had until January 12, 2023 to consummate a Business Combination. On January 5, 2023, the Company held an extraordinary general meeting in lieu of the annual general meeting of shareholders. In this meeting the shareholders approved amendments to the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete a Business Combination from January 12, 2023 to December 31, 2023 (the “Combination Period”). In connection with this meeting, shareholders holding an aggregate of 30,305,944 shares of the Company’s Class A ordinary shares exercised their right to redeem their shares for $10.15 per share of the funds held in the Company’s Trust Account for total redemption amount of $307,620,347, leaving approximately $22.3 million in the Trust Account after such redemption.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

At September 30, 2023, the Company had $26,121 in its operating bank account and working capital deficit of $5,565,026. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Convertible Promissory Note (see Note 5). At September 30, 2023 and December 31, 2022, there were amounts of $1,238,623 and $157,000 outstanding under Convertible Promissory Note — Related Party, respectively.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until December 31, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company through the Company’s liquidation date or one year from the issuance of these financial statements. Management intends to complete a Business Combination to alleviate any potential liquidity issues presented to the Company in its search to complete a Business Combination. If a Business Combination is not consummated by the liquidation date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 31, 2023. There can be no assurance that the Company will be able to consummate any Business Combination by December 31, 2023.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s condensed financial statements as of and for the period ended September 30, 2023, management identified an error in its previously filed Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023 (the “Affected Quarterly Periods”). The Company determined that based on its review of its accounting treatment for Public and Private Placement Warrants (together, the “Warrants”) under ASC 815, as a result of the redemptions that occurred on January 24, 2023 in connection with the Company’s extraordinary general meeting to extend the date by which it must consummate an initial business combination, its accounting for the Warrants was incorrectly presented as part of equity and the Warrants should be instead presented as liabilities, with changes in value of such liabilities reported in earnings. The Company’s management determined that such redemptions resulted in the possibility for the tender offer provision contained in Section 4.4 of the warrant agreement, dated as of January 7, 2021, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), to be triggered without the requirement that a change in control also be triggered, which resulted in the determination that the Warrants no longer qualify for equity treatment.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”; the Company evaluated the changes and has determined that the related impact was material to previously presented financial statements and related omitted disclosures of the Affected Quarterly Periods. Therefore, the Company concluded that the Affected Quarterly Periods should be restated. As such, the Company is reporting these restatements to the Affected Quarterly Period in this Quarterly Report on Form 10-Q. The previously presented Affected Quarterly Periods should no longer be relied upon.

The impact of the restatement on the Company’s unaudited condensed financial statements are reflected in the following tables:

	As Previously Reported	Adjustment	As Restated
Condensed Balance Sheet as of March 31, 2023 (unaudited)

Warrant Liability	$—	$1,440,000	$1,440,000
Total Liabilities	$2,308,157	$1,440,000	$3,748,157
Accumulated deficit	$(2,113,505)	$(1,440,000)	$(3,553,505)
Total Shareholders’ Deficit	$(2,112,692)	$(1,440,000)	$(3,552,692)

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustment	As Restated
Condensed Statement of Operations for the three months ended March 31, 2023 (unaudited)

Change in fair value of warrant liability	$—	$320,000	$320,000
Total other income (expense)	$1,025,595	$(320,000)	$705,595
Net Income (loss)	$(160,390)	$(320,000)	$(480,390)
Basic and diluted net loss per share, Class A ordinary shares	$(0.01)	$(0.02)	$(0.03)
Basic and diluted net loss per share, Class B ordinary shares	$(0.01)	$(0.02)	$(0.03)

Condensed Statement of Equity for the three months ended March 31, 2023 (unaudited)

Net Income (loss)	$(160,390)	$(320,000)	$(480,390)
Initial Classification of Warrant Liability	$—	$1,120,000	$1,120,000
Accumulated deficit	$(2,113,505)	$(1,440,000)	$(3,553,505)

Condensed Statement of Cash Flows for the three months ended March 31, 2023 (unaudited)

Net Income (loss)	$(160,390)	$(320,000)	$(480,390)
Change in fair value of warrant liability	$—	$320,000	$320,000
Non-cash investing and financing activities:
Initial classification of warrant liability	$—	$1,120,000	$1,120,000
	As Previously Reported	Adjustment	As Restated
Condensed Balance Sheet as of June 30, 2023 (unaudited)

Warrant Liability	$—	$1,920,000	$1,920,000
Total Liabilities	$5,916,032	$1,920,000	$7,836,032
Accumulated deficit	$(5,768,759)	$(1,920,000)	$(7,688,759)
Total Shareholders’ deficit	$(5,767,946)	$(1,920,000)	$(7,687,946)

Condensed Statement of Operations for the three months ended June 30, 2023 (unaudited)

Change in fair value of warrant liability	$—	$480,000	$480,000
Total other income (expense)	$273,447	$(480,000)	$(206,553)
Net Income (loss)	$(3,381,807)	$(480,000)	$(3,861,807)
Basic and diluted net loss per share, Class A ordinary shares	$(0.33)	$(0.04)	$(0.37)
Basic and diluted net loss per share, Class B ordinary shares	$(0.33)	$(0.04)	$(0.37)

Condensed Statement of Operations for the six months ended June 30, 2023 (unaudited)

Change in fair value of warrant liability	$—	$800,000	$800,000
Total other income (expense)	$1,299,042	$(800,000)	$499,042
Net Income (loss)	$(3,542,197)	$(800,000)	$(4,342,197)
Basic and diluted net loss per share, Class A ordinary shares	$(0.25)	$(0.05)	$(0.30)
Basic and diluted net loss per share, Class B ordinary shares	$(0.25)	$(0.05)	$(0.30)

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustment	As Restated
Condensed Statement of Equity for the three months ended June 30, 2023 (unaudited)

Net Income (loss)	$(3,381,807)	$(480,000)	$(3,861,807)
Accumulated deficit	$(5,768,759)	$(1,920,000)	$(7,688,759)

Condensed Statement of Cash Flows for the six months ended June 30, 2023 (unaudited)

Net Income (loss)	$(3,542,197)	$(800,000)	$(4,342,197)
Change in fair value of warrant liability	$—	$800,000	$800,000
Non-cash investing and financing activities:
Initial classification of warrant liability	$—	$1,120,000	$1,120,000

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at March 30, 2023 and June 30, 2023 indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 30, 2023	June 30, 2023
Liabilities:
Warrant Liabilities – Public Warrants	1	$975,000	$1,300,000
Warrant Liabilities – Private Warrants	2	$465,000	$620,000
Bifurcated Derivative	3	$—	—

The Public Warrants are actively trading in the open market, as such they are classified as Level 1 due to the use of an observable market quote in an active market under the ticker PRSRW. The Private Placement Warrants are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with SEC on March 31, 2023. The interim results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2023 and December 31, 2022.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $18,391,778 were charged to temporary equity upon the completion of the Initial Public Offering.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at redemption value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2023 and December 31, 2022, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital, to the extent available, and accumulated deficit.

At September 30, 2023 and December 31, 2022, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$325,000,000

Less:
Class A ordinary shares issuance costs	(18,391,778)
Plus:
Accretion of carrying value to redemption value	18,391,778

Class A ordinary shares subject to possible redemption at December 31, 2021	325,000,000

Plus:
Waiver of Class A shares issuance costs	11,375,000
Less:
Accretion of carrying value to redemption value	(6,591,266)

Class A ordinary shares subject to possible redemption at December 31, 2022	329,783,734

Less:
Redemption of ordinary shares	(307,620,347)
Plus:
Accretion of carrying value to redemption value	1,587,560

Class A ordinary shares subject to possible redemption at September 30, 2023	$23,750,947

Warrants

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Previously, the Private Placement Warrants did not meet the criteria for equity treatment and were recorded as liabilities. Accordingly, the Company

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

classified the Private Placement Warrants as liabilities at their fair value and adjusted the Private Placement Warrants to fair value at each reporting period. This liability was subject to re-measurement at each balance sheet date until exercised, and any change in fair value was recognized in the condensed statements of operations. The Private Placement Warrants for periods where no observable traded price was available were valued using a modified Black-Scholes model. On June 30, 2021, the Company executed an agreement whereby the holders of the private warrants will not transfer their warrants to non-affiliated holders. Beginning June 30, 2021 and thereafter, the private warrants were considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 and therefore qualify for equity treatment. In connection with the preparation of the condensed financial statements of the Company as of and for the period ended September 30, 2023, the Company’s management identified an error in its condensed financial statements for the periods ending March 31, 2023 and June 30, 2023. The Company determined that, based on its review of its accounting treatment under ASC 815 of the Warrants, as a result of the January 24, 2023 redemptions in connection with the Company’s extraordinary general meeting to extend the date by which it must consummate an initial business combination, its accounting for the Warrants was incorrectly presented as part of equity and the Warrants should be instead presented as liabilities, with changes in value of such liabilities reported in earnings. The Company’s management determined that such redemptions resulted in the possibility for the tender offer provision contained in Section 4.4 of the Warrant Agreement, to be triggered without the requirement that a change in control also be triggered, which resulted in the determination that the Warrants no longer qualify for equity treatment.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2023 and December 31, 2022, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 16,500,000 Class A ordinary shares in the

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

aggregate. At September 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$79,269	$293,546	$1,026,278	$256,570	$(1,485,330)	$(2,484,052)	$1,014,578	$253,645
Denominator:
Basic and diluted weighted average shares outstanding	2,194,056	8,125,000	32,500,000	8,125,000	4,858,315	8,125,000	32,500,000	8,125,000
Basic and diluted net income (loss) per ordinary share	$0.04	$0.04	$0.03	$0.03	$(0.31)	$(0.31)	$0.03	$0.03

____________

(1)      For the three and nine months ended September 30, 2023 and 2022, basic and diluted ordinary shares are the same as there are no non-redeemable securities that are dilutive to the Company’s shareholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operation and cash flows.

Fair Value of Financial Instruments

The Company utilizes ASC Topic 820 “Fair Value Measurement” to determine the relative fair value of financial instruments other than derivate financial instruments. The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). Carrying values for prepaid, accounts payable and accrued expenses approximate fair value, primarily due to their short-term nature.

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 32,500,000 Units, which includes a partial exercise by the underwriters of their over-allotment option in the amount of 2,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares and Private Placement Warrants

On September 28, 2020, pursuant to a Securities Purchase Agreement, the Sponsor purchased 10,062,500 Class B ordinary shares (the “Founder Shares”) and 10,050,000 Private Placement Warrants for an aggregate purchase price of $10,075,000. On December 16, 2020, pursuant to the Securities Purchase Agreement Amendment, the Sponsor returned 2,875,000 Founder Shares and 2,300,000 Private Placement Warrants to the Company for $2,300,000. In January 2021, the Sponsor forfeited an additional 2,583,333 Private Placement Warrants for no consideration, resulting in 7,187,500 Founder Shares and 5,166,667 Private Placement Warrants outstanding. On January 7, 2021, the Company effected a 1:1.2 share capitalization of its Class B ordinary shares, resulting in an aggregate of 8,625,000 Founder Shares outstanding, all of which are held by the Sponsor.

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 500,000 Private Placement Warrants for an aggregate purchase price of $750,000, or $1.50 per Private Placement Warrant.

The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture in the event that, and to the extent to which, the underwriters’ option to purchase additional Units was exercised, so that the number of Founder Shares would equal, on an as-converted basis, 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option and the forfeiture of the remaining option, 500,000 Founder Shares were forfeited and there are now 8,125,000 Class B ordinary shares issued and outstanding.

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Agreement

The Company entered into an agreement, commencing on January 7, 2021 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities, secretarial and administrative services. For the three and nine months ended September 30, 2023 and 2022, the Company incurred $30,000 and $90,000 in fees for these services, respectively. As of September 30, 2023 and December 31, 2022, $330,000 and $240,000, respectively, of such fees are included in accrued expenses in the accompanying condensed balance sheets.

Promissory Note — Related Party

On September 18, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) June 30, 2021 and (ii) the completion of the Initial Public Offering. The outstanding amount of $10,000 was repaid on January 22, 2021. Borrowings under the Promissory Note are no longer available.

Advance from Sponsor

On February 16, 2022, the Sponsor deposited $25,000 as an advance payment into the Company’s operating bank account to cover operating expenses. An additional $45,000 was deposited as an advance payment to the Company’s operating bank account on May 16, 2022. As of September 30, 2023, the full $70,000 of the advance has been repaid and no amounts remain outstanding.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under the Working Capital Loans.

Convertible Promissory Notes

On May 16, 2022, the Company entered into a convertible promissory note with the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $1,500,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and due on the earlier of December 31, 2023 and the date on which the Company consummates its initial business combination. If the Company completes a business combination, it would repay such additional loaned amounts, without interest, upon consummation of the business combination. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such additional loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such additional loans (if any) may be convertible into warrants, at a price of $1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants,

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such additional loans (if any) have not been determined and no written agreements exist with respect to such loans. If the Company fully draws down on the Convertible Promissory Note and requires additional funds for working capital purposes, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company such additional funds as may be required. The issuance of the Convertible Promissory Note was approved by the board of directors and the audit committee on May 16, 2022. The conversion feature included in the convertible note was analyzed under ASC 815. The conversion feature does not qualify for the exception from derivative. Accordingly, the conversion feature was required to be bifurcated. The fair value of the embedded derivative was deemed to have a zero value at issuance and as of September 30, 2023. As of September 30, 2023 and December 31, 2022, there were amounts of $1,238,623 and $157,000 outstanding under the Convertible Promissory Note-Related Party, respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and current global conflicts and has concluded that while it is reasonably possible that these events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on January 7, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans or Convertible Promissory Note (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans or Convertible Promissory Note) will have registration rights to require the Company to register a sale of any of the securities held by them. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,375,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In June 2022, the Company and the underwriters executed a waiver letter confirming the underwriter’s waiver of its deferred fee under the terms of the underwriting agreement. As a result, the Company derecognized $11,375,000 of the deferred underwriting commissions and recorded an adjustment to the carrying value of the shares of Class A ordinary shares subject to redemption.

Business Combination Agreement

On June 12, 2023, Prospector Capital Corp., a Cayman Islands exempted company, entered into a Business Combination Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “BCA”), with LeddarTech Inc., a corporation existing under the laws of Canada (“LeddarTech”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada and a wholly owned subsidiary of LeddarTech (“Newco”). LeddarTech, founded in 2007 and headquartered in Québec, Canada, is an automotive advanced driver

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

assistance and autonomous driving software company that offers low-level sensor fusion and perception solutions. In its first ten years, LeddarTech focused its business on software and signal processing for smart sensing solutions. Commencing in 2022, LeddarTech began to focus its business on pure-play automotive software for low-level fusion and perception. The BCA and the transactions contemplated thereby were unanimously approved by the boards of directors of each of Prospector and LeddarTech.

Financial Advisor Agreement

On April 11, 2023, the Company engaged a financial advisor in connection with the proposed Business Combination with LeddarTech Inc. Payment is contingent on the on the close of a Business Combination at which point the Company agrees to pay the advisor $3,000,000 and out-of-pocket expenses not to exceed $250,000.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At September 30, 2023 and December 31, 2022, there were 2,194,056 and 32,500,000 Class A ordinary shares issued and outstanding, all of which are subject to possible redemption and are presented as temporary equity, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At September 30, 2023 and December 31, 2022, there were 8,125,000 Class B ordinary shares issued and outstanding, respectively.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 78.7% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 8. WARRANTS (cont.)

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company do not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, the Company may call the warrants for redemption (except as described with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends to the notice of redemption to the warrant holders (the “Reference Value”).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant

•        upon not less than 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares except as otherwise described below;

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 8. WARRANTS (cont.)

•        if, and only if, the Reference Value equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

On June 30, 2021, the Company executed an agreement whereby the holders of the private warrants will not transfer their warrants to non-affiliated holders. The private warrants were considered to be indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15. Therefore, the Public and Private Placement Warrants were accounted for as equity in the condensed balance sheets. The Company determined that, based on its review of its accounting treatment under ASC 815 of the Warrants, as a result of the January 24, 2023 redemptions in connection with the Company’s extraordinary general meeting to extend the date by which it must consummate an

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 8. WARRANTS (cont.)

initial business combination, its accounting for the Warrants was incorrectly presented as part of equity for the quarters ended March 31, 2023 and June 30, 2023, and the Warrants should be instead presented as liabilities, with changes in value of such liabilities reported in earnings. The Company’s management determined that such redemptions resulted in the possibility for the tender offer provision contained in Section 4.4 of the Warrant Agreement, to be triggered without the requirement that a change in control also be triggered, which resulted in the determination that the Warrants no longer qualify for equity treatment.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying condensed balance sheets and adjusted for the amortization or accretion of premiums or discounts. Securities invested in money market funds are recorded based on quoted market prices in active market.

At September 30, 2023, assets held in the Trust Account were comprised of $23,750,947 in cash held in an interest-bearing demand deposit bank account. Through September 30, 2023, the Company withdrew $307,620,347 from the Trust Account in connection with redemption.

At December 31, 2022, assets held in the Trust Account were comprised of $329,783,734 in money market funds which are invested primarily in U.S. Treasury securities. Through December 31, 2022, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2023 and December 31, 2022 indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2023	December 31, 2022
Assets:
Investments held in Trust Account	1	$—	$329,783,734
Liabilities:
Warrant Liabilities – Public Warrants	2	$541,667	$—
Warrant Liabilities – Private Warrants	2	$258,333	$—
Bifurcated Derivative	3	$—	n/a

Measurement

Warrants

In connection with the preparation of the condensed financial statements of the Company as of and for the period ended September 30, 2023, the Company’s management identified an error in its condensed financial statements for the periods ending March 31, 2023 and June 30, 2023. The Company determined that, based on its review of its accounting treatment under ASC 815 of the Warrants, as a result of the January 24, 2023 redemptions in connection with the Company’s extraordinary general meeting to extend the date by which it must consummate an initial business combination, its accounting for the Warrants was incorrectly presented as part of equity and the Warrants should be instead presented as liabilities, with changes in value of such liabilities reported in earnings. The Company’s management determined that such redemptions resulted in the possibility for the tender offer provision contained in Section 4.4 of the Warrant Agreement, to be triggered without the requirement that a change in control also be triggered, which resulted in the determination that the Warrants no longer qualify for equity treatment.

PROSPECTOR CAPITAL CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Public Warrants have limited trading activity in the open and observable market as of the measurement date, as such they are classified as Level 2. When the observable market quote under the ticker PRSRW is active, then Public Warrants are classified as Level 1. The Private Placement Warrants are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

Convertible Note Bifurcated Derivative

The Company established the initial fair value for the Convertible Note Bifurcated Derivative as of January 26, 2023, which was the date the Convertible Note was executed.

The Convertible Note Bifurcated Derivative was classified within Level 3 of the fair value hierarchy at the initial measurement dates and as of September 30, 2023 and January 26, 2023 due to the use of unobservable inputs. The key inputs into the Monte Carlo simulation model for the Convertible Note Bifurcated Derivative were as follows at September 30, 2023 and January 26, 2023:

	January 26, 2023	September 30, 2023
Volatility	6.70%	3.70%
Risk Free Rate	4.77%	5.55%
Probability of completing a business combination by July 31, 2023	30%	—%
Probability of completing a business combination by August 31, 2023	40%	—%
Probability of completing a business combination by September 31, 2023	30%	—%
Probability of completing a business combination by October 31, 2023	—%	10%
Probability of completing a business combination by November 30, 2023	—%	60%
Probability of completing a business combination by December 31, 2023	—%	30%

The following table presents the changes in the fair value of warrant liabilities and the bifurcated derivative for the period ended September 30, 2023:

	Private Warrants	Public Warrants	Bifurcated Derivative
Initial value as of January 24, 2023 for warrants and January 26, 2023 for Bifurcated Derivative	$361,667	$758,333	$—
Change in valuation inputs or other assumptions	103,333	216,667	—
Fair value as of March 31, 2023	$465,000	$975,000	$—
Change in valuation inputs or other assumptions	155,000	325,000	—
Fair value as of June 30, 2023	$620,000	$1,300,000	$—
Change in valuation inputs or other assumptions	(361,667)	(758,333)	—
Fair value as of September 30, 2023	$258,333	$541,667	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers between levels during the three and nine months ended September 30, 2023 and 2022.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and the Board of Directors of
LeddarTech Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of LeddarTech Holdings Inc. (the “Company”) as of April 12, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at April 12, 2023 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2023.

Montréal, Canada
July 26, 2023

LeddarTech Holdings Inc. (Expressed in Canadian dollars)

Statement of financial position

	Notes	As of April 12, 2023
Assets
Current assets
Receivable		$10
Total assets		$10

Shareholders’ equity
Capital stock	1	$10
Total shareholders’ equity		$10

LeddarTech Holdings Inc. Notes to the financial statements April 12, 2023 (Expressed in Canadian dollars)

1.      Organization

LeddarTech Holdings Inc. (the “Company”) was incorporated under the Canada Business Corporations Act on April 12, 2023, as part of a plan of arrangement (the “Arrangement”) to effect a business combination between Prospector Capital Corp. and LeddarTech Inc. The Company’s intended business activity is development and commercialization of Autonomous Driving software. To date, the Company has not commenced operations and is expected to commence operations concurrent with the completion of the transactions contemplated by the Arrangement. The Company’s registered address is 4535, Wilfrid Hamel, Suite 240, Quebec, Qc G1P 2J7 Canada

The Company issued one common share for $10 upon incorporation with LeddarTech Inc. being the sole shareholder. The common shares have no par value and the number of authorized common shares is unlimited.

2.      Summary of significant accounting policies

(a)    Statement of Compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) incorporating interpretations issued by the IFRS Interpretations Committee (“IFRICs”). Separate Statements of Income and Comprehensive Income, Changes in Shareholder’s Equity and Cash Flows have not been presented as there have been no activities for the Company to date.

These financial statements were approved and authorized for issue by the Board of Directors on July 26, 2023.

Annex A

BUSINESS COMBINATION AGREEMENT

Execution Version

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

PROSPECTOR CAPITAL CORP.,

LEDDARTECH INC.

AND

LEDDARTECH HOLDINGS INC.

DATED AS OF JUNE 12, 2023

Annex A-i

Annex A-ii

Annex A-iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of June 12, 2023, is made by and among Prospector Capital Corp., a Cayman Islands exempted company, LeddarTech Inc., a corporation existing under the laws of Canada (the “Company”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada (“Newco”). Prospector, the Company and Newco shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, the Company has incorporated Newco and Newco is a wholly-owned subsidiary of the Company as of the date hereof;

WHEREAS, prior to the execution and delivery of this Agreement or within thirty (30) days of the execution and delivery of this Agreement in the case of current common shareholders of the Company, certain investors (each, an “Initial Investor”, and collectively, the “Initial Investors”) entered into or will enter into in the case of current common shareholders of the Company a subscription agreement, either directly or by signing a joinder agreement (each such joinder agreement, a “Joinder Agreement”), substantially in the form attached hereto as Exhibit C (the “Initial Investors Subscription Agreement”), with the Company, pursuant to which, among other things, each Initial Investor committed or will commit in the case of current common shareholders of the Company to make an investment in the Company in the aggregate principal amount set forth opposite its respective name on the applicable signature page to the Initial Investors Subscription Agreement or the applicable Joinder Agreement, payable in two tranches (the “Initial Investors Financing”);

WHEREAS, the payment of the first tranche of the Initial Investors Financing is contingent upon, inter alia, the execution of this Agreement, and upon such payment each Initial Investor will receive: (a) a secured convertible note issued by the Company and convertible as provided for in the Initial Investors Subscription Agreement (an “Initial Investors Tranche A Note”), and (b) a warrant certificate entitling such Initial Investor to purchase Class D-1 preferred shares in the capital of the Company, in each case as provided for in the Initial Investors Subscription Agreement;

WHEREAS, the payment of the second tranche of the Initial Investors Financing is contingent upon, inter alia, the Closing, and upon such payment each Initial Investor will receive a secured convertible note, issued by the Company, convertible as provided for in the Initial Investors Subscription Agreement (an “Initial Investors Tranche B Note”);

WHEREAS, the Parties agree that, if desirable, they will collaborate together to enable the Company to enter into Joinder Agreements or separate subscription agreements(each, an “Additional Investors Subscription Agreement”, and collectively, the “Additional Investors Subscription Agreements” and, all such agreements, collectively with the Initial Investors Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Additional Investors” and, collectively with the Initial Investors, the “Investors”), pursuant to which, among other things, the Additional Investors shall agree to subscribe for and purchase, subject to the Closing, secured convertible notes issued by the Company (the “Additional Investors Notes”) each as provided for in the applicable Joinder Agreement or the applicable Additional Investors Subscription Agreement in exchange for the purchase price set forth therein (the “Additional Investors Financing”, together with the Initial Investors’ Financing, the “Financing”);

WHEREAS, Prospector is a blank check company incorporated as a Cayman Islands exempted company on September 18, 2020 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, (a) pursuant to the Governing Documents of Prospector, Prospector is required to provide an opportunity for its shareholders to have their outstanding Prospector Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Prospector Shareholder Approval (such redemption by the holders of Prospector Class A Shares, the “Prospector Shareholder Redemption”), and (b) Prospector will issue on the Closing Date, as a share capitalization (dividend), following the Prospector Shareholder Redemption and prior to the Prospector Continuance, to each holder of a Prospector Class A Share that elects not to participate in the Prospector Shareholder Redemption (each, a “Non-Redeeming Shareholder”) one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by such Non-Redeeming Shareholder (the “Prospector Share Issuance”);

WHEREAS, following the Prospector Shareholder Redemption but prior to the Prospector Share Issuance, the Prospector Class A Shares and the Prospector Warrants comprising each issued and outstanding Prospector Unit immediately prior to the Prospector Share Issuance shall be automatically separated (the “Prospector Unit Separation”)

Annex A-1

and the holder thereof shall be deemed to hold one Prospector Class A Share and one-third of one Prospector Warrant, provided, that no fractional Prospector Warrants will be issued in connection with the Prospector Unit Separation such that if a holder of Prospector Units would be entitled to receive a fractional Prospector Warrant upon the Prospector Unit Separation, the number of Prospector Warrants to be issued to such holder upon the Prospector Unit Separation shall be rounded down to the nearest whole number of Prospector Warrants;

WHEREAS, (a) as of the date of this Agreement, Prospector Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), owns 8,125,000 Prospector Class B Shares, representing all of the issued and outstanding Prospector Class B Shares, and (b) concurrently with the execution of this Agreement, the Sponsor, Prospector, the Company and Newco are entering into the sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, the Sponsor agrees to (i) waive any adjustment to the conversion ratio set forth in the Governing Documents of Prospector or any other anti-dilution or similar protection with respect to the Prospector Class B Shares in connection with the Transactions on the terms and conditions set forth in the Sponsor Letter Agreement, (ii) vote to adopt and approve this Agreement and the Transactions (including the Prospector Share Conversion and the Prospector Continuance) and (iii) subject certain of its Prospector Class B Shares and Prospector Warrants held by the Sponsor (or any shares or warrants in the Surviving Company the Sponsor may receive in exchange for such Prospector Class B Shares and Prospector Warrants in connection with the Transactions) to vesting (A) with respect to the Prospector Class B Shares, in connection with the Prospector Share Conversion (as defined below) and (B) with respect to the Prospector Warrants, the addition of any vesting conditions to such Prospector Warrants as per the terms of the Sponsor Letter Agreement (such addition of vesting conditions, the “Prospector Vesting Addition” and such Prospector Warrants subject to the Prospector Vesting Addition, the “Prospector Vesting Sponsor Warrants”);

WHEREAS, following the Prospector Shareholder Redemption, the Prospector Unit Separation, and the Prospector Share Issuance, and simultaneously with the Prospector Vesting Addition, each Prospector Class B Share shall be converted into 0.75 Prospector Class A Shares and 0.25 Prospector Sponsor Special Shares (the “Prospector Share Conversion”);

WHEREAS, the Governing Documents of Prospector shall be amended, effective immediately prior to the Prospector Share Issuance, to effect (i) the Prospector Share Issuance and the Prospector Share Conversion, each pursuant to the terms contemplated by this Agreement and (ii) the creation of new classes of shares in the capital of Prospector, convertible into Prospector Class A Shares and redeemable in accordance with their terms, which will include the Prospector Earnout Special Shares and Prospector Sponsor Special Shares (all such amendments, collectively, the “Prospector Articles Amendments”).

WHEREAS, after the Prospector Shareholder Redemption, the Prospector Unit Separation, the Prospector Share Issuance, the Prospector Vesting Addition and the Prospector Share Conversion, Prospector shall be continued from the Cayman Islands to the laws of Canada and domesticate as a company existing under the Canada Business Corporations Act (the “CBCA”) (the “Prospector Continuance”) and Prospector shall adopt amended and restated Governing Documents in connection with the Prospector Continuance (the “A&R Prospector Governing Documents”), in each case on the terms and subject to the conditions set forth in this Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law;

WHEREAS, on the Closing Date, after the Prospector Continuance and prior to the Amalco Share Redemption, Newco and Prospector will amalgamate (the “Prospector Amalgamation” and Newco and Prospector as so amalgamated, “Amalco”), and pursuant to the Prospector Amalgamation, (a) the legal existence of Newco shall not cease and Newco shall survive the Prospector Amalgamation as Amalco, (b) the articles of Newco shall become the articles of Amalco, and (c) (i) Prospector Common Shares shall be converted to Amalco Common Shares, (ii) Prospector New Earnout Special Shares, if any, shall be converted on a class-by-class basis to Amalco Earnout Special Shares, (iii) Prospector New Sponsor Special Shares shall be converted to Amalco Sponsor Special Shares, and (iv) Prospector New Warrants that are outstanding immediately prior to the Prospector Amalgamation shall be exchanged for Amalco Warrants (which shall include all outstanding Prospector New Vesting Sponsor Warrants being exchanged solely for Amalco Vesting Sponsor Warrants and no other Prospector New Warrants being exchanged for Amalco Vesting Sponsor Warrants), subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement and, as applicable, the Sponsor Letter Agreement, and (v) the Newco Share held by the Company shall be converted to one (1) Amalco Common Share, in each case upon and subject to the other terms and conditions set forth in this Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law;

Annex A-2

WHEREAS, on the Closing Date, following the Prospector Amalgamation, the Amalco Common Share held by the Company shall be redeemed and immediately cancelled by Amalco in exchange for a cash payment to the Company equal to the subscription price for the Newco Share that was converted into such Amalco Common Share (the “Amalco Share Redemption”), subject to the terms and conditions set forth in this Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law;

WHEREAS, on the Closing Date, following the Amalco Share Redemption, the Company shall issue the Initial Investors Tranche B Notes and the Additional Investors Notes to the Investors, subject to the terms and conditions set forth in the Subscription Agreements, this Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law;

WHEREAS, on the Closing Date, following the issuance of the Initial Investors Tranche B Notes and the Additional Investors Notes, each issued and outstanding Company Preferred Share shall be converted into a Company Common Share in accordance with the terms of Part II B. (5) and Part II C. (5) of the Company Articles (the “Company Share Conversion”), subject to the terms and conditions set forth in this Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law;

WHEREAS, on the Closing Date, following the Company Share Conversion, Amalco will acquire all of the issued and outstanding shares in the capital of the Company from the Company Shareholders in exchange for Amalco Common Shares and Amalco Earnout Special Shares (collectively, the “Share Exchange”), and the Company will become a wholly-owned Subsidiary of Amalco, subject to the Plan of Arrangement, the terms and conditions set forth in this Agreement and in accordance with the provisions of applicable Law;

WHEREAS, on the Closing Date, immediately following the Share Exchange, the Company and Amalco will amalgamate (the “Company Amalgamation”), to continue as one company (the “Surviving Company”), which shall be a corporation existing under the CBCA; provided that the separate legal existence of Amalco shall not cease and Amalco shall survive the Company Amalgamation as the Surviving Company, and pursuant to the Company Amalgamation, (a) the articles of Amalco shall continue as the articles of the Surviving Company, and (b) (i) each issued and outstanding Amalco Common Share outstanding shall, from and after the Company Amalgamation, represent one Surviving Company Common Share, (ii) each issued and outstanding Amalco Earnout Special Share outstanding shall, from and after the Company Amalgamation, represent one Surviving Company Earnout Special Share, (iii) each issued and outstanding Amalco Sponsor Special Share outstanding shall, from and after the Company Amalgamation, represent one Surviving Company Sponsor Special Share, (iv) each Company Equity Award (excluding, for greater certainty, any Company Option cancelled pursuant to Section 2.4(a) and the Plan of Arrangement) shall become a Rollover Equity Award, (v) the Company Equity Plan will be assumed by the Surviving Company, (vi) each Amalco Warrant outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation, represent a Surviving Company Warrant (which shall include each Amalco Vesting Sponsor Warrant being solely continued to a Surviving Company Vesting Sponsor Warrant and no other Amalco Warrant being continued to a Surviving Company Vesting Sponsor Warrant), and (vii) each of the Financing Notes issued under the Subscription Agreements will be assumed by the Surviving Company, in each case subject to the terms and conditions set forth in this Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law;

WHEREAS, at the Closing, the Surviving Company, the Sponsor and certain Company Shareholders will enter into an investor rights agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor and such Company Shareholders will (i) agree not to effect any sale or distribution of any Equity Securities of the Surviving Company held by any of them during the lock-up period described therein and (ii) be granted certain registration rights with respect to their respective Equity Securities of the Surviving Company, in each case, subject to the terms and conditions therein;

WHEREAS, the board of directors of Prospector (the “Prospector Board”) has unanimously (i) determined that the Transactions are in the best interests of Prospector and its shareholders, (ii) approved this Agreement, the Ancillary Documents to which Prospector is or will be a party and the Transactions (including the Prospector Continuance and Prospector Amalgamation) and (iii) resolved to recommend, among other things, approval of this Agreement and the Transactions (including the Prospector Continuance and Prospector Amalgamation) by the holders of Prospector Shares entitled to vote thereon (such approvals, collectively, the “Prospector Board Approvals”);

Annex A-3

WHEREAS, the board of directors of the Company has unanimously (i) determined that the Transactions are in the best interests of the Company and fair to the Company Shareholders, (ii) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions, and (iii) resolved to recommend, among other things, that the Company Shareholders vote in favor of the Company Arrangement Resolution;

WHEREAS, the sole director of Newco has (i) determined that the Transactions are fair to, and in the best interests of, its shareholder, and (ii) approved this Agreement, the Ancillary Documents to which Newco is or will be a party and the Transactions;

WHEREAS, the Company, as the sole shareholder of Newco, has determined that the Transactions are in the best interests of Newco and approved this Agreement, the Ancillary Documents to which Newco is or will be a party and the Transactions;

WHEREAS, concurrently with the execution of this Agreement, (i) certain Company Shareholders constituting a Preferred Majority and a Class D Majority (in each case as defined in the Company Shareholders Agreement) (collectively, the “Supporting Company Shareholders”) have duly executed and delivered to Prospector and the Company a consent and waiver of the Supporting Company Shareholders, in the form provided to Prospector prior to the date of this Agreement (the “Consent and Waiver”); and (ii) certain Company Shareholders (with respect to all Equity Securities held thereby) set forth on Annex B hereto (collectively, the “Proxy Company Shareholders”) have duly executed and delivered to Prospector a power of attorney, in the form provided to Prospector prior to the date of this Agreement (collectively, the “Powers of Attorney”), pursuant to which, among other things, each such Proxy Company Shareholder nominates and irrevocably grants a power of attorney to the Chairman of the Board of the Company (or, failing him, any director or officer of the Company) to represent such Proxy Company Shareholder and vote on behalf of such Proxy Company Shareholder in respect of all matters to approve the Transactions; and

WHEREAS, this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below.

“A&R Prospector Governing Documents” has the meaning set forth in the recitals to this Agreement.

“A&R Prospector Governing Documents Proposal” has the meaning set forth in Section 5.8.

“Accelerated Options” has the meaning set forth in Section 5.18.

“Additional Investors” has the meaning set forth in the recitals to this Agreement.

“Additional Investors Financing” has the meaning set forth in the recitals to this Agreement.

“Additional Investors Notes” has the meaning set forth in the recitals to this Agreement.

“Additional Investors Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Additional Prospector SEC Reports” has the meaning set forth in Section 4.6.

“Adjournment Proposal” has the meaning set forth in Section 5.8.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person.

Annex A-4

“Aggregate Closing Financing Proceeds” means the aggregate cash proceeds actually received (or deemed received) by the Company, Amalco or the Surviving Company in respect of the Financing (whether prior to or on the Closing Date). For the avoidance of doubt, any cash proceeds received (or deemed received) by the Company, Amalco or the Surviving Company or any of their respective Affiliates in respect of any amounts funded under a Subscription Agreement prior to the Closing Date and not refunded or otherwise used prior to the Closing shall constitute, and be taken into account for purposes of determining, the Aggregate Closing Financing Proceeds (without, for the avoidance of doubt, giving effect to, or otherwise taking into account the use of any such proceeds).

“Aggregate In-the-Money Company Option Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all In-the-Money Company Options (whether vested or unvested) if all In-the-Money Company Options were exercised in full immediately prior to the Prospector Amalgamation (without giving effect to any “net” exercise or similar concept).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“AI Technologies” means deep learning, machine learning, and other artificial intelligence technologies, including any and all proprietary algorithms, software, hardware, equipment or systems that make use of or employ neural networks, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering), or reinforcement learning.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“Amalco” has the meaning set forth in the recitals to this Agreement.

“Amalco Common Shares” means common shares of Amalco.

“Amalco Earnout Special Shares” means all the issued and outstanding Class B Special Shares, Class C Special Shares, Class D Special Shares, Class E Special Shares and Class F Special Shares, in the capital of Amalco, convertible into Amalco Common Shares and redeemable in accordance with their terms (which include, for the avoidance of doubt, such Amalco Earnout Special Shares into which the Prospector New Earnout Special Shares were converted, on a class-by-class basis, pursuant to the Prospector Amalgamation).

“Amalco Share Redemption” has the meaning set forth in the recitals to this Agreement.

“Amalco Shares” means, collectively, the Amalco Common Shares, Amalco Earnout Special Shares and Amalco Sponsor Special Shares.

“Amalco Sponsor Special Shares” means all the issued and outstanding Class A Special Shares in the capital of Amalco, convertible into Amalco Common Shares and redeemable in accordance with their terms (which reflect, for the avoidance of doubt, such Amalco Sponsor Special Shares into which the Prospector New Sponsor Special Shares were converted pursuant to the Prospector Amalgamation).

“Amalco Vesting Sponsor Warrants” means Prospector New Vesting Sponsor Warrants held by the Sponsor as exchanged for Amalco Warrants pursuant to the Prospector Amalgamation, which will be subject to the same vesting conditions as the Prospector New Vesting Sponsor Warrants as set out in the Sponsor Letter Agreement.

“Amalco Warrants” means each warrant of Amalco to purchase one Amalco Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the Amalco Vesting Sponsor Warrants.

“Amalgamation Proposal” has the meaning set forth in Section 5.8.

“Amendment Proposals” has the meaning set forth in Section 5.8.

“Ancillary Documents” means the Plan of Arrangement, the Registration Rights Agreement, the Sponsor Letter Agreement, the Subscription Agreements, the Letter of Transmittal, the Consent and Waiver, the Powers of Attorney, the Warrant Assumption Agreement and each other agreement, document, filing, instrument and/or certificate contemplated by this Agreement executed or to be executed by the Parties in connection with the transactions contemplated hereby (including in connection with the Prospector Continuance and the Transactions), including, in each case, all exhibits and schedules thereto.

Annex A-5

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the Corruption of Foreign Public Officials Act (Canada); (c) the anti-corruption provisions of the Criminal Code (Canada); and (d) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Anti-Money Laundering Laws” means any applicable anti-money laundering and counter-terrorism Laws in all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including without limitation, the Criminal Code (Canada); the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), 18 U.S.C. §§ 1956-1957, and regulations and guidance thereunder.

“Anti-Spam Laws” means An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commissions Act, the Competition Act, and the Telecommunications Act (Canada) (S.C. 2010, c. 23) and other Laws that regulate the same or similar subject matter.

“Arrangement” means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of Prospector and the Company, such consent not to be unreasonably withheld, conditioned or delayed.

“Arrangement Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.

“Arrangement Effective Time” has the meaning ascribed to it in the Plan of Arrangement.

“Bank Act” means Bank Act (S.C. 1991, c. 46).

“BCA Proposal” has the meaning set forth in Section 5.8.

“Breach of Security Safeguards” means the theft, loss of, unauthorized access to, unauthorized alteration of or compromise of, unavailability (arising out of or resulting from ransomware or similar attacks) of or unauthorized use, disclosure, communication, or other unauthorized Processing of Personal Information, or any other breach of the Protection of Personal Information.

“Business” or “the Company’s Business” means the business presently conducted by the Company and includes the development, licensing, and delivery of breakthrough components, software, data and services to original equipment manufacturers (“OEMs”), system integrators and service providers across smart vehicles, transportation, infrastructure, machines and robotics industries globally.

“Business Day” means any day, other than a Saturday, Sunday or other day on which the principal commercial banks in Montréal, Québec and New York, New York are not open for business during normal business hours.

“CARES Act” mean, collectively, the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136), enacted March 27, 2020, or any similar applicable U.S. federal, state, or local law, as may be amended and any administrative or other guidance (including “Division N—Additional Coronavirus Response and Relief” of the “Consolidated Appropriations Act, 2021” (H.R. 133), IRS Notices 2020-22, 2020-65, 2021-11 and any Presidential Memoranda or Executive Order (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster issued on August 8, 2020)) published with respect thereto by any Governmental Entity.

“Cayman Islands Act” means the Companies Act (As Revised) of the Cayman Islands.

“CBA” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.

“CBCA” has the meaning set forth in the recitals to this Agreement.

“Certificate” has the meaning set forth in Section 2.5.

“Change in Recommendation” has the meaning set forth in Section 5.8.

Annex A-6

“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s) that are Affiliates or that are acting as a group, directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or equity securities of another Person, or (b) that results, directly or indirectly, in the shareholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such Person (or any successor or parent company of such Person) immediately after the consummation thereof (excluding, for the avoidance of doubt, any Surviving Company Earnout Special Shares and the Surviving Company Common Shares issuable upon conversion thereof pursuant to Section 2.6(c)) (in the case of each of clause (a) and (b), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise).

“Charge” means any hypothec, mortgage, charge, deed of trust, pledge, prior claim, security interest, assignment, lien (statutory or otherwise), Bank Act security, servitude, easement, title defect, restriction on transfer (such as a right or pre-emption, first offer or first refusal), conditional sale, resolutory condition, title retention agreement or other encumbrance, arrangement, preference, priority or condition of any nature, whether consensual, statutory or otherwise.

“Class A Special Shares” means (a) prior to the Company Amalgamation, the Class A Non-Voting Special Shares in the capital of Amalco, and (b) from and after the Company Amalgamation, the Class A Non-Voting Special Shares in the capital of the Surviving Company.

“Class B Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class B Non-Voting Special Shares in the capital of Amalco, and (b) from and after the Company Amalgamation, the 1,000,000 Class B Non-Voting Special Shares in the capital of the Surviving Company.

“Class C Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class C Non-Voting Special Shares in the capital of Amalco, and (b) from and after the Company Amalgamation, the 1,000,000 Class C Non-Voting Special Shares in the capital of the Surviving Company.

“Class D Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class D Non-Voting Special Shares in the capital of Amalco, and (b) from and after the Company Amalgamation, the 1,000,000 Class D Non-Voting Special Shares in the capital of the Surviving Company.

“Class E Special Shares” means (a) prior to the Company Amalgamation, the Class 1,000,000 E Non-Voting Special Shares in the capital of Amalco, and (b) from and after the Company Amalgamation, the 1,000,000 Class E Non-Voting Special Shares in the capital of the Surviving Company.

“Class F Special Shares” means (a) prior to the Company Amalgamation, the 1,000,000 Class F Non-Voting Special Shares in the capital of Amalco, and (b) from and after the Company Amalgamation, the 1,000,000 Class F Non-Voting Special Shares in the capital of the Surviving Company.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) the Company or any of its controlled Affiliates or (ii) all or a material portion of the assets, equity securities or business of the Company or of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by amalgamation, merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates pursuant to which any such Person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Company or any of its controlled Affiliates immediately following such transaction. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (including the Financing) shall constitute a Company Acquisition Proposal.

Annex A-7

“Company Amalgamation” has the meaning set forth in the recitals to this Agreement.

“Company Arrangement Resolution” means a special resolution of the Company Shareholders in respect of the Arrangement to be considered at the Company Shareholders Meeting, in substantially the form attached to this Agreement as Exhibit A.

“Company Articles” means the articles of incorporation of the Company, as amended from time to time (including by those articles of amendment of the Company dated November 1, 2021).

“Company Certificates” has the meaning set forth in Section 2.5(a).

“Company Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of or in connection with the Transaction Documents or any of the Transactions or any other Change of Control Transaction (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Company Class M Shares” means the Class M preferred shares of the Company.

“Company Common Shares” means common shares of the Company.

“Company D&O Persons” has the meaning set forth in Section 5.12(a).

“Company Datasets” has the meaning set out in Section 3.22(a).

“Company Designee” has the meaning set forth in Section 5.14.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Prospector by the Company and Newco on the date of this Agreement in connection with the execution of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option, restricted share unit, stock appreciation, phantom equity, and each other award to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of any Group Company, in its capacity as such, of rights of any kind to receive any Equity Security of any Group Company or benefits measured in whole or in part by reference to any Equity Security of any Group Company, in each case, under the Company Equity Plan or otherwise that is outstanding, but excluding for the avoidance of doubt the Initial Investors Tranche A Notes, Initial Investors Tranche B Notes, and Additional Investor Notes.

“Company Equity Plans” means, collectively, (a) the Fourth Amended and Restated Stock Option Plan of the Company, dated April 15, 2020 (as amended from time to time), (b) the Company Management Stock Option Plans, and (c) each other plan, including any applicable sub-plan, that provides for the award to any current or former director, manager, officer, employee, individual independent contractor, consultant or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to Prospector pursuant to the terms of this Agreement or any Ancillary Document), whether or not due, by any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including the Financing), including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document; provided that, notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Prospector Expenses or Prospector Liabilities.

Annex A-8

“Company Financial Statements” means the audited financial statements of the Company as of September 30, 2022 and 2021, including the balance sheets of the Company dated September 30, 2022 (the “Latest Balance Sheet”) and September 30, 2021, and the accompanying statements of earnings, retained earnings and changes in financial position for each of the 12 month periods then ended.

“Company Fully Diluted Shares” means the sum of (without duplication) (a) the aggregate number of Company Common Shares issued and outstanding, immediately prior to the Closing, determined on an as-converted to Company Common Share basis (including, for the avoidance of doubt, the number of Company Common Shares issuable upon (i) conversion of any Company Preferred Shares, in each case, based on the then applicable conversion ratio or conversion price thereof and (ii) the exercise of any pre-emptive right, call or put option, rights of first refusal or first offer, subscription rights or similar rights applicable to any Equity Securities of the Company or any Group Company) and (b) the aggregate number of Company Shares issuable upon exercise or settlement of all In-The-Money Company Options (whether vested or unvested) determined on an as-converted to Company Common Share basis, including In-The Money Company Options exercised or settled prior to or in connection with the Closing.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Enforceability), Section 3.2 (Incorporation and Status), Section 3.3 (Corporate Power), Section 3.4 (Capital of the Company and Cap Table), Section 3.6 (Subsidiaries), Section 3.7 (No Contravention), Section 3.8 (Approvals and Consents) and Section 3.27 (No Brokers).

“Company Information Circular” means the notice of the Company Shareholders Meeting to be sent to the Company Shareholders, and the accompanying management information circular to be prepared in connection with the Company Shareholders Meeting, together with any amendments thereto or supplements thereof in accordance with the terms of this Agreement.

“Company Interim Financial Statements” means the unaudited financial statements of the Company as of December 31, 2022, including the balance sheets of the Company dated December 31, 2022, and the accompanying statements of earnings, retained earnings and changes in financial position for the 3 month period then ended.

“Company IT Assets” shall mean any and all IT Assets that are owned, leased, or licensed by or for the Company or otherwise used or held for use in the conduct of the Business.

“Company Management Stock Option Plans” means the three (3) Management Stock Option Plans of the Company, dated June 18, 2015, December 19, 2017 and September 30, 2020 (as amended from time to time).

“Company M-Options” means the outstanding options to purchase Company Class M Shares granted pursuant to the Company Management Stock Option Plans.

“Company Material Adverse Effect” means an event, development, circumstance, fact, act, change or omission (each, an “Event”) which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, the Business, or the Group Companies, taken as a whole; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates; (b) general changes or developments in the industries in which any of the Group Companies operate; (c) the negotiation, execution and delivery of this Agreement or the transactions contemplated by this Agreement or the public announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Group Companies with employees, customers, suppliers, distributors, regulators or partners, or any litigation relating to this Agreement (provided that the exception in this clause (c) shall not apply to the representations and warranties set forth in Section 3.7 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties); (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events; (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing

Annex A-9

and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof; provided, in respect of the Events described in subsections (a), (b), (d), (e) and (f), that effects related thereto do not affect the Group Companies in a disproportionate manner relative to other participants in the same industry as them.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliate, Representative, successor or permitted assign of any Company Related Party (other than, for the avoidance of doubt, the Company). As it relates to the Company, the term “Non-Party Affiliates” means “Company Non-Party Affiliates.”

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised (whether vested or unvested), whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means any and all Intellectual Property owned (or purported to be owned), in whole or in part, by the Company and includes all items required to be set forth on Section 3.21(a) and (b) of the Company Disclosure Schedules and all Proprietary Software Materials.

“Company Preferred Shares” means the preferred shares of the Company designated as “Class A preferred shares”, “Class B preferred shares”, “Class C preferred shares”, “Class D-1 preferred shares”, “Class D-2 preferred shares” or “Class M preferred shares” issuable in series of “Class M preferred shares, series 2014”, “Class M preferred shares 2017” and “Class M preferred shares, series 2020” pursuant to the Company Articles.

“Company Related Party” has the meaning set forth in Section 3.12.

“Company Related Party Transactions” has the meaning set forth in Section 3.12.

“Company Required Approval” means approval by the affirmative vote of Company Shareholders holding not less than two-thirds of the Company Shares, voting together as a single class, present in person or by proxy at the Company Shareholders Meeting.

“Company Share Conversion” has the meaning set forth in the recitals to this Agreement.

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Arrangement Effective Time.

“Company Shareholders Agreement” means the amended and restated unanimous shareholders agreement entered into as of November 1, 2021 among all the shareholders of the Company and the Company as amended, supplemented, restated or replaced from time to time.

“Company Shareholders Meeting” means the meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, that is to be convened as provided by the Interim Order to consider, and if deemed advisable approve, the Company Arrangement Resolution, and for any other purpose as may be set out in the Company Information Circular and agreed to by Prospector.

“Company Shares” means, collectively, the Company Preferred Shares and the Company Common Shares.

“Confidential Information” means confidential or proprietary information or data of or possessed by the Company, of any nature or kind and regardless of its format, relating to the Company or the Company’s Business including such information (i) pertaining to research, development, engineering, production, sales, marketing, technical information, the technology, financial information, operating information, cost, performance, business, process or customers, or (ii) in a context in which the source of such information or data reasonably communicates, or the recipient of such information or data should reasonably have understood, that it should be treated as confidential or proprietary, whether or not the specific word “confidential” or “proprietary” is used.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of April 28, 2021, by and between the Company and Prospector, as it may be amended from time to time.

“Consent” means any notice, authorization, qualification, registration, license, certificate, designation, declaration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

Annex A-10

“Consent and Waiver” has the meaning set forth in the recitals to this Agreement.

“Continuance Proposal” has the meaning set forth in Section 5.8.

“Contracts” means all agreements, contracts, undertakings, subcontracts, leases, licenses and commitments, whether written or oral, express or implied, including unfilled purchase orders.

“Control” means (and any derivatives thereof including “Controlled” and “Controlling”) (i) in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors, and (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, (a) the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of the Person or (b) the ownership of other interests or the holding of a position (such as general partner or trustee) entitling the holder thereof to exercise control and direction over the activities of such Person.

“Convertible Instruments” means securities convertible into or exchangeable for shares of the Company or any Subsidiary, including debentures, warrants, options or any other convertible securities or instruments.

“Copyleft Terms” means any terms of a copyleft or other open source license (such as, by way of example only, the GNU’s General Public License (GPL), Lesser/Library GPL (LGPL), the Mozilla Public License, the Sun Industry Standards License (SISL) and the Affero General Public License (AGPL)) that require, as a condition of use, modification, distribution or other exploitation of the licensed Software Materials, that any proprietary Software Materials that are integrated or bundled with, linked with, distributed with, used or modified in the development or compilation of, or otherwise used in or with such licensed Software Materials, be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or distribution, or (iii) made available in connection with any license, sublicense or distribution of such Software Materials at no or minimal charge.

“Corporate Records” means the corporate records of the Company and its Subsidiaries, including (i) all constating documents and by-laws; (ii) all minutes of meetings and resolutions of shareholders and directors (and any committees thereof); (iii) the share certificate books, securities register, register of transfers and register of directors and (iv) the corporate seal, if any.

“Court” means the Superior Court of Québec.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, mutations or strains thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, delay, shut down (including, the shutdown of air cargo routes), closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by the applicable Governmental Entity, in each case, in connection with or in response to COVID-19.

“COVID-19 Programs” means any distribution, subsidy or cash benefit programs undertaken by any Governmental Entity in response to the COVID-19 pandemic, including the Canada 10% Wage Subsidy program, the Canada Emergency Wage Subsidy, the Canada Emergency Commercial Rent Assistance program, pursuant to the CARES Act, and any other such programs undertaken by any Governmental Entity to the extent applied for prior to the date hereof.

“Disclosed Personal Information” has the meaning set forth in Section 5.26(a).

“Employee Plans” means compensation, bonus, incentive, profit sharing, pension, retirement, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to current or former employees, officers or directors of the Company currently maintained, sponsored or funded by the Company, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government-sponsored employment insurance, workers’ compensation, health insurance, pension plans or other plans.

“Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of any Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

Annex A-11

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person, including any voting interest (and including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor, including any Convertible Instrument.

“Equity Value” means $200,000,000 plus an amount equal to the Aggregate In-the-Money Company Option Exercise Price.

“Event” has the meaning set forth in the definition of “Company Material Adverse Effect”.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Consideration” means the aggregate number of Amalco Common Shares (deemed to have a value of $10.00 per share) equal to (a) the Equity Value divided by (b) $10.00.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer and import controls, including the Export and Import Permits Act and the regulations thereunder and the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection and the Canada Border Services Agency.

“Existing Warrants” means, collectively, the warrants issued on January 21, 2021, March 31, 2021 and September 21, 2021 in favor of Investissement Québec and evidenced by warrant certificates W-1, W-2 and W-3.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Final Order” means the final order of the Court pursuant to section 192(4) of the CBCA, in a form acceptable to the Company and Prospector, each acting reasonably approving the Arrangement, as such order may be amended by the Court, or with the consent of both Prospector and the Company, such consent to not be unreasonably withheld, conditioned or delayed, at any time prior to the Arrangement Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended, on appeal, provided that any such amendment is reasonably acceptable to both Prospector and the Company.

“Financial Assistance” has the meaning set forth in Section 3.31.

“Financing” has the meaning set forth in the recitals to this Agreement.

“Financing Amount” means the aggregate purchase price under the Subscription Agreements.

“Financing Notes” means the Initial Investors Tranche A Notes, Initial Investors Tranche B Notes and Additional Investors Notes.

“Foreign Antitrust Laws” means any applicable antitrust or other competition Laws of any non-U.S. jurisdictions.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance on such false or incorrect representation or warranty. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“GAAP” means Canada generally accepted accounting principles as in effect from time to time, consistently applied.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. or Canadian corporation are its certificate or articles of incorporation and, as the case may be, its articles of amendments, articles of

Annex A-12

amalgamations and its by-laws, the “Governing Documents” of a U.S. or Canadian limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association.

“Governing Documents Proposal” has the meaning set forth in Section 5.8.

“Governmental Entity” means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, court, arbitral body with legal jurisdiction, commission, board, bureau, agency, ministry, domestic or foreign, (ii) any subdivision or authority of any of the foregoing or (iii) any quasi-governmental body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Group Company” means each of the Company and each of its Subsidiaries (including Newco) and collectively, the “Group Companies”.

“Group Company’s Intellectual Property” has the meaning set forth in Section 3.21(a).

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

“IIA” has the meaning set forth in Section 3.23(b).

“IIA Grants” has the meaning set forth in Section 3.23(c).

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the Ordinary Course), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under IFRS or GAAP as applicable, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (g) and (h) any of the obligations of any other Person of the type referred to in clauses (a) through (g) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Initial Investors” has the meaning set forth in the recitals to this Agreement.

“Initial Investors Financing” has the meaning set forth in the recitals to this Agreement.

“Initial Investors Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Initial Investors Tranche A Notes” has the meaning set forth in the recitals to this Agreement.

“Initial Investors Tranche B Notes” has the meaning set forth in the recitals to this Agreement.

“INO” has the meaning set forth in Section 3.21(bb).

“Institutional Investor” means Investissement Québec, BDC Capital inc., Capital Regional et Coopératif Desjardins and Desjardins-Innovatech S.E.C., as well as any organization that invests on behalf of clients, including insurance companies, depository institutions, pension funds, investment companies, mutual funds, and endowment funds.

“Intellectual Property” means intellectual property and related intellectual property rights, in any jurisdiction, including any and all (i) patents, applications for patents and reissues, divisionals, divisions, continuations, renewals, re-examinations, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, Trade Secrets, Confidential Information, know-how, methods, processes, designs, technology, technical data, technical expertise, research data, specifications, plans, architectures, schematics, formulae and customer

Annex A-13

lists, and documentation relating to any of the foregoing; (iii) copyrights (including Software Materials), copyright registrations and applications for copyright registration; (iv) designs, design registrations, design registration applications, industrial designs, industrial design registrations, industrial design registration applications, integrated circuit topographies, mask works, mask work registrations and applications for mask work registrations; (v) rights in Marks; (vi) computer software and programs (in both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; (vii) rights of publicity and social media usernames and accounts any other intellectual property and industrial property; (viii) registrations of, and applications to register any of the foregoing, and any renewal, extension, reissue, division, confirmation, continuation in part, patent of addition, re-examination, derivation or modification thereof, future developments or improvements of the foregoing; and (ix) any and all rights arising therefrom and relating thereto, including all rights relative to the enforcement of the foregoing.

“Intended U.S. Tax Treatment” has the meaning set forth in Section 5.5(a)(i).

“Interim Order” means the interim order of the Court contemplated by Section 2.1(a) of this Agreement and made pursuant to section 192(4) of the CBCA, in a form acceptable to the Company and Prospector, each acting reasonably providing for, among other things, the calling and holding of the Company Shareholders Meeting, as the same may be amended by the Court or with the consent of Prospector and the Company, such consent not to be unreasonably withheld, conditioned or delayed, provided that any such amendment is reasonably acceptable to each of the Company and Prospector.

“Interim Tax Ruling” has the meaning set forth in Section 5.5(d).

“In-the-Money Company Option(s)” means, as of any determination time, each Company Option with an exercise price per Company Common Share that is less than the Per Share Consideration.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investors” has the meaning set forth in the recitals to this Agreement.

“IP Contributors” has the meaning set forth in Section 3.21(o).

“IPO” has the meaning set forth in Section 8.18.

“Israeli Employee(s)” has the meaning set forth in Section 3.13(f).

“Israeli Subsidiary” means VayaVision Sensing Ltd.

“Israeli Subsidiary Grants” has the meaning set forth in Section 5.23.

“Israeli VAT Law” has the meaning set forth in Section 3.19(x).

“ITA” means the Israel Tax Authority.

“IT Assets” means any and all computers, Software Materials, databases, hardware, servers, workstations, routers, hubs, switches, data communications lines, websites (including the content thereon) and all other information technology equipment and assets, including any of the foregoing that are used (or held for use) pursuant to outsourced or cloud computing arrangements.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Joinder Agreement” has the meaning set forth in the recitals to this Agreement.

“Latest Balance Sheet” has the meaning set forth in the definition of “Company Financial Statements”.

“Law” means (i) all constitutions, treaties, laws, statutes, codes, ordinances, principles of common law, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, (ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees, directions, instructions, penalties, sanctions and awards of any Governmental Entity, and (iii) all policies, practices and guidelines of any Governmental Entity which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, in each case binding on or affecting the party or Person referred to in the context in which such word is used.

Annex A-14

“Leased Real Properties” has the meaning set forth in Section 3.16(c).

“Letter of Transmittal” means the letter of transmittal in the form or forms mutually agreed to by each of Newco, Prospector, the Exchange Agent and the Company (in any case, such agreement not to be unreasonably withheld, conditioned or delayed) (which, for the avoidance of doubt, shall include a waiver of dissent rights, a grant of an irrevocable proxy (only in the case of shareholders that are not Institutional Investors) and the lock-up language set forth in Exhibit H).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licensed Company Datasets” has the meaning set out in Section 3.22(b).

“Management Employee” means the employees of the Company having a management position, including Charles Boulanger (Chief Executive Officer), Frantz Saintellemy (President and Chief Operating Officer), Pierre Olivier (Chief Technology Officer), Antonio Polo (Vice-President, Engineering), Daniel C. Aitken (Vice-President, Global Marketing, Communications, and Product Management), Michael Poulin (Vice-President, Strategic Partnerships and Corporate Development), David Torralbo (Chief Legal Officer), and Marie-Pier Fortier (Vice-President, Human Resources).

“Maples” has the meaning set forth in Section 8.19(a).

“Marks” means trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, certification marks, business names, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing.

“Material Contracts” has the meaning set forth in Section 3.15.

“Material Permits” has the meaning attributed to such term in Section 3.23(a).

“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Newco” has the meaning set forth in the introductory paragraph to this Agreement.

“Newco Articles and By-laws” has the meaning set forth in Section 5.17.

“Newco Shares” means common shares of Newco.

“Non-Redeeming Shareholders” has the meaning set forth in the recitals to this Agreement.

“OEM” has the meaning set forth in the definition of “Business”.

“Option Exercise Date” has the meaning set forth in Section 5.1.

“Option Pool” has the meaning set forth in Section 5.16.

“Options Tax Ruling” has the meaning set forth in Section 5.5(d).

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity having jurisdiction over such matter.

“Ordinance” means the Israeli Income Tax Ordinance [New Version], 5271-1961, and all the regulations, rules and orders and any other provisions promulgated thereunder.

Annex A-15

“Ordinary Course” means, with respect to any action of any Person, that such action is consistent with the past custom and practices of such Person and is taken in the ordinary course of normal, day-to-day operations of such Person.

“Osler” has the meaning set forth in Section 8.19(a).

“Owned Company Datasets” has the meaning set out in Section 3.22(b).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents and Know How” has the meaning set forth in Section 3.21(bb).

“Payor” shall have the meaning set forth in Section 2.6(a).

“PCAOB” means the Public Company Accounting Oversight Board.

“PCBs” has the meaning set forth in Section 3.17(b).

“Per Share Consideration” means the number of Amalco Common Shares equal to (a) the Exchange Consideration, divided by (b) the number of Company Fully Diluted Shares.

“Permits” has the meaning attributed to such term in Section 3.23(a).

“Permitted Charges” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Charges arising or incurred in the Ordinary Course for amounts that are not yet delinquent or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP or IFRS, as applicable, (b) Charges for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP or IFRS, as applicable, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the Ordinary Course and which are not yet due and payable and (f) non-exclusive licenses of Company Owned Intellectual Property granted to customers and vendors in the Ordinary Course, consistent with past practice, on standard terms and conditions.

“Person(s)” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation or company with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Entity however designated or constituted.

“Personal Information” means information about an identifiable individual in the possession or under the control of the Company or any of its Subsidiaries.

“Plan of Arrangement” means the plan of arrangement in substantially the form attached hereto as Exhibit B, subject to any amendments or variations to such plan made in accordance with this Agreement and such plan of arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Company and Prospector, each acting reasonably.

“Powers of Attorney” has the meaning set forth in the recitals to this Agreement.

“Pre-Closing Prospector Holders” means the holders of Prospector Shares at any time prior to the Prospector Amalgamation.

“Privacy Laws” means all Laws regarding Processing, and includes An Act Respecting the Protection of Personal Information in the Private Sector (Quebec) (chapter P-39.1), the Personal Information Protection and Electronic Documents Act (Canada) (SC 2000, c 5), and Anti-Spam Laws.

Annex A-16

“Proceeding(s)” has the meaning attributed to such term in Section 3.25.

“Process” or “Processing” means to collect, use, modify, retrieve, disclose, store, delete, and/or manage Personal Information.

“Proprietary Software Materials” means any and all proprietary Software Materials owned (or purported to be owned), in whole or in part, by the Company.

“Prospector” means (a) prior to the consummation of the Prospector Continuance, Prospector Capital Corp., an exempted company incorporated in the Cayman Islands with limited liability, and (b) from and after the consummation of the Prospector Continuance, Prospector as continued and existing under the laws of Canada. Any reference to Prospector in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or (b) as the context so requires.

“Prospector Acquisition Proposal” means any transaction or series of related transactions under which Prospector or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Prospector Acquisition Proposal.

“Prospector Amalgamation” has the meaning set forth in the recitals to this Agreement.

“Prospector Articles Amendments” has the meaning set forth in the recitals to this Agreement.

“Prospector Board” has the meaning set forth in the recitals to this Agreement.

“Prospector Board Approvals” has the meaning set forth in the recitals to this Agreement.

“Prospector Board Recommendation” has the meaning set forth in Section 5.8.

“Prospector Certificates” has the meaning set forth in Section 2.5(a).

“Prospector Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby or any other Change of Control Transaction (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Prospector Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Prospector Class A Shares” means Prospector’s Class A ordinary shares, $0.0001 par value.

“Prospector Class B Shares” means Prospector’s Class B ordinary shares, $0.0001 par value.

“Prospector Common Shares” means Prospector Class A Shares after giving effect to the Prospector Continuance.

“Prospector Continuance” has the meaning set forth in the recitals to this Agreement.

“Prospector D&O Persons” has the meaning set forth in Section 5.11(a).

“Prospector Designee” has the meaning set forth in Section 5.14(b).

“Prospector Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Prospector on the date of this Agreement in connection with the execution of this Agreement.

“Prospector Earnout Special Shares” means the new classes of non-voting shares, in the capital of Prospector, convertible into Prospector Class A Shares and redeemable in accordance with their terms (excluding any Prospector Sponsor Special Shares).

Annex A-17

“Prospector Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to a Group Company, to any Company Shareholders or any Company Equity Award holder pursuant to the terms of this Agreement or any Ancillary Document), whether or not due, by Prospector, in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including the Financing), including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of Prospector and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to Prospector pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Prospector Expenses shall not include any Company Expenses.

“Prospector Financial Statements” means all of the financial statements of Prospector included in the Prospector SEC Reports.

“Prospector Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Capitalization), Section 4.3 (Authority), and Section 4.20 (Brokers).

“Prospector Information” has the meaning set forth in Section 2.1(c)(iv).

“Prospector Liabilities” means, as of any determination time, the aggregate amount of Liabilities of Prospector that are due and payable by Prospector as of such time. Notwithstanding the foregoing or anything to the contrary herein, Prospector Liabilities shall not include (a) any Prospector Expenses or (b) any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any shareholder demand or other shareholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing.

“Prospector Material Adverse Effect” means an Event which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, Prospector; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Prospector Material Adverse Effect: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates, (b) general changes or developments in the industries in which Prospector operates, (c) the negotiation, execution and delivery of this Agreement or the transactions contemplated by this Agreement or the public announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of Prospector with employees, customers, suppliers, distributors, regulators or partners, or the Prospector Shareholder Redemption, or any litigation relating to this Agreement (provided that the exception in this clause (c) shall not apply to the representations and warranties set forth in Section 4.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof.

“Prospector New Earnout Special Shares” means Prospector Earnout Special Shares after giving effect to the Prospector Continuance.

“Prospector New Sponsor Special Shares” means Prospector Sponsor Special Shares after giving effect to the Prospector Continuance.

“Prospector New Vesting Sponsor Warrants” means Prospector Vesting Sponsor Warrants after giving effect to Prospector Continuance.

Annex A-18

“Prospector New Warrants” means Prospector Warrants after giving effect to the Prospector Continuance.

“Prospector Non-Party Affiliates” means, collectively, each Prospector Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any Prospector Related Party (other than, for the avoidance of doubt, Prospector).

“Prospector Related Party” has the meaning set forth in Section 4.21.

“Prospector Related Party Transactions” has the meaning set forth in Section 4.21.

“Prospector SEC Reports” has the meaning set forth in Section 4.6.

“Prospector Share Conversion” has the meaning set forth in the recitals to this Agreement.

“Prospector Share Issuance” has the meaning set forth in the recitals to this Agreement.

“Prospector Shareholder Approval” means (i) with respect to the BCA Proposal and the Adjournment Proposal, the affirmative vote of the holders of at least a majority of the Prospector Shares present in person or represented by proxy and entitled to vote at the Prospector Shareholders Meeting, in each case, in accordance with the Governing Documents of Prospector and applicable Law; and (ii) with respect to the Continuance Proposal and the Amalgamation Proposal, the affirmative vote of the holders of at least two-thirds of the Prospector Shares present in person or represented by proxy and entitled to vote at the Prospector Shareholders Meeting, in each case, in accordance with the Governing Documents of Prospector and applicable Law.

“Prospector Shareholders” means, collectively, the holders of Prospector Shares as of any determination time prior to the Arrangement Effective Time.

“Prospector Shareholders Meeting” has the meaning set forth in Section 5.8.

“Prospector Shareholder Redemption” has the meaning set forth in the recitals to this Agreement.

“Prospector Shares” means (a) prior to the consummation of the Prospector Share Conversion, collectively, the Prospector Class A Shares and the Prospector Class B Shares, (b) from and after the consummation of the Prospector Share Conversion but prior to the consummation of the Prospector Continuance, collectively, the Prospector Class A Shares and the Prospector Sponsor Special Shares, and (c) from and after the consummation of the Prospector Continuance, the Prospector Common Shares and the Prospector New Sponsor Special Shares. Any reference to the Prospector Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a), (b), and/or clause (c) of this definition as the context so requires.

“Prospector Sponsor Special Shares” means a new class of non-voting shares, in the capital of Prospector, convertible into Prospector Class A Shares and redeemable in accordance with their terms (excluding any Prospector Earnout Special Shares).

“Prospector Unit” means each outstanding unit consisting of one Prospector Class A Share and one third of one Prospector Warrant.

“Prospector Unit Separation” has the meaning set forth in the recitals of this Agreement.

“Prospector Vesting Addition” has the meaning set forth in the recitals to this Agreement.

“Prospector Vesting Sponsor Warrants” has the meaning set forth in the recitals to this Agreement.

“Prospector Warrants” means each warrant to purchase one Prospector Class A Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and Sponsor Letter Agreement, and shall include the Prospector Vesting Sponsor Warrants.

“Prospectus” has the meaning set forth in Section 8.18.

“Proxy Company Shareholder” has the meaning set forth in the recitals to this Agreement.

“Public Shareholders” has the meaning set forth in Section 8.18.

Annex A-19

“Qualified Withholding Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholdings, issued by the ITA in a form and substance satisfactory to the Exchange Agent in its reasonable discretion stating that no withholding, or reduced withholding, of any Israeli Tax is required with respect to any payments (including the exchange or the issuance of any rights) or providing any other instructions regarding Tax withholdings.

“R&D Law” has the meaning set forth in Section 3.23(c).

“Real Property Leases” has the meaning set forth in Section 3.16(c).

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement/Proxy Statement” means a registration statement on Form F-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus of Newco (as predecessor of the Surviving Company) and proxy statement of Prospector.

“Representatives” means, with respect to any Person, such Person’s Subsidiaries and its and such Subsidiaries’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Rollover Equity Awards” means an equity award with respect to the Surviving Company Shares that is received in exchange for a Company Equity Award upon disposition and cancellation of such Company Equity Award.

“Sanctioned Person” means any person, organization or vessel (a) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, and persons listed by Canada under the regulations to the Special Economic Measures Act, the Freezing Assets of Corrupt Foreign Officials Act, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), the United Nations Act, the Criminal Code, or any other similar Canadian law, or on any list of targeted persons issued under applicable Sanctions Law of any other country, (b) that is, or is part of, a government of a Sanctioned Territory, (b) that is, or is part of, a government of a Sanctioned Territory, (c) owned or controlled by, or acting on behalf of, any of the foregoing, (d) located within or operating from a Sanctioned Territory, or (e) otherwise targeted under any Sanctions Law.

“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under Sanctions Law, which countries and territories, as of the date of this Agreement, are the Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia territories, Cuba, Iran, North Korea, and Syria.

“Sanctions Laws” means any applicable economic or financial sanctions Laws, including those administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, and any other agency of the U.S. government, the United Nations Security Council, or the government of Canada or applicable anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Prospector Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 14 Arrangement” has the meaning set forth in Section 3.14(d).

“Section 102 Company Equity Awards” means Company Equity Awards granted under Section 102 of the Ordinance in accordance with the capital gains Tax treatment.

“Section 102 Company Options” means Company Options granted under Section 102 of the Ordinance in accordance with the capital gains Tax treatment.

“Section 102 Company Shares” means Company Shares issued upon the exercise of Section 102 Company Equity Awards.

“Section 102 Company Share Withholding Time” has the meaning set forth in Section 2.6(c).

“Section 102 Trustee” has the meaning set forth in Section 3.19(w).

Annex A-20

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws, including any other applicable Canadian provincial and territorial securities laws.

“Share Exchange” has the meaning set forth in the recitals to this Agreement.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software Materials” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, including AI Technologies; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts, specifications, schematics, and other work product used to design, plan, organize and develop any of the foregoing, (d) all documentation, including user manuals and training software, relating to any of the foregoing and (e) any device, programming, documentation, media and other objects, including compilers, workbenches, tools, and higher-level or proprietary languages, used by the Company for the development, maintenance and implementation of any Software Materials described in clauses (a) to (d) above.

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Stikeman” has the meaning set forth in Section 8.19(b).

“Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” has the meaning attributed to such term in the CBCA.

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in the recitals to this Agreement.

“Surviving Company Articles” means the articles of the Surviving Company.

“Surviving Company Board” means the board of directors of the Surviving Company.

“Surviving Company Common Shares” means the Amalco Common Shares outstanding immediately after the Company Amalgamation.

“Surviving Company Earnout Special Shares” means the Amalco Earnout Special Shares outstanding immediately after the Company Amalgamation.

“Surviving Company Equity Incentive Plan” has the meaning set forth in Section 5.16.

“Surviving Company Shares” means, collectively, the Surviving Company Common Shares, the Surviving Company Earnout Special Shares and the Surviving Company Sponsor Special Shares.

“Surviving Company Sponsor Special Shares” means the Amalco Sponsor Special Shares outstanding immediately after the Company Amalgamation.

“Surviving Company Vesting Sponsor Warrants” means Amalco Vesting Sponsor Warrants outstanding immediately after the Company Amalgamation.

“Surviving Company Warrants” means each warrant representing the right to purchase one (1) Surviving Company Common Share at an exercise price of $11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement, and, as applicable, the Sponsor Letter Agreement and shall include Surviving Company Vesting Sponsor Warrants.

“Tax” means (a) any and all Canadian, United States, Chinese, Israeli, German and other federal, provincial, state, municipal, local and other taxes, assessments and other governmental charges, credits, duties, levies impositions and liabilities including Canada Pension Plan and Provincial pension plan contributions, unemployment insurance

Annex A-21

contributions and employment insurance contributions, worker’s compensation and deductions at source, deemed overpayment on account of income tax pursuant to Section 125.7 of the Tax Act, including taxes based on or measured by gross receipts, income, profits, and gains and sales, harmonized capital, use, occupation, goods and services, retail, value added, ad valorem, transfer, franchise, withholding, customs duties, payroll, recapture, employment, excise, escheat and unclaimed property and property taxes, together with all interest, penalties, fines and additions imposed with respect to (or in lieu of ) such amounts and (b) any Liability for any amounts of the type described in clause (a) of another Person by operation of Law (including under Treasury Regulations section 1.1502-6 or analogous U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Contest” means any audit, hearing, proposed adjustment, arbitration, deficiency, assessment, reassessment, proposed assessment or reassessment, suit, dispute, claim, or other Proceeding commenced, filed or otherwise initiated or convened to investigate or resolve the existence and extent of a Liability for Taxes.

“Tax Return” means returns, information returns, notices, designations, statements, declarations, elections, estimations, forms, disclosures, claims for refund, reports, and other documents relating to Taxes filed or required to be filed with any Governmental Entity, including any schedules and attachments thereto and any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Third Party Institutions” has the meaning set forth in Section 3.21(o).

“Trade Secrets” means trade secrets, including the following to the extent not generally made available by any of the Group Companies and subject to reasonable efforts to maintain its secrecy, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, technologies, protocols, methodologies, formulations, layouts, specifications, discoveries, compositions, industrial models, architectures, drawings, plans, ideas, research and development, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals.

“Trading Day” means any day on which Surviving Company Common Shares are actually traded on the principal securities exchange or securities market on which Surviving Company Common Shares are then traded.

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transactions” means the transactions contemplated by this Agreement, the Plan of Arrangement and the Ancillary Documents.

“Treasury Regulations” means the U.S. Treasury Department regulations promulgated under the Code, as amended from time to time (including any successor regulations).

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Prospector Expenses” means the Prospector Expenses that are unpaid as of immediately prior to the Closing.

“Vedder Price” has the meaning set forth in Section 8.19(b).

“Vesting Period” means the period between the Closing Date and the seventh (7th) anniversary of the Closing Date.

Annex A-22

“Voting Trust Agreement” means the power of attorney and voting trust agreement dated July 18, 2017, entered into between certain shareholders of the Company, the Company and the chairman of the board of directors of the Company, as amended from time to time.

“VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Surviving Company.

“W&C” has the meaning set forth in Section 8.19(a).

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar applicable foreign, state or local Laws.

“Warrant Agreement” means the Warrant Agreement, dated as of January 7, 2021, by and between Prospector and the Trustee.

“Warrant Assumption Agreement” means an assumption agreement substantially in the form attached hereto as Exhibit G, pursuant to which Prospector shall assign all of its rights, title and interest in the Warrant Agreement to the Surviving Company, effective as of the Closing.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

“Withholding Drop Date” has the meaning set forth in Section 2.6(b).

Article 2
THE ARRANGEMENT; THE TRANSACTIONS; CLOSING

Section 2.1 The Arrangement.

On the terms and subject to the conditions hereof, the Company, Newco and Prospector shall proceed to effect the Arrangement under Section 192 of the CBCA beginning at the Arrangement Effective Time (as defined in the Plan of Arrangement), on the terms and subject to the conditions set forth in the Plan of Arrangement.

(a) The Interim Order. As soon as reasonably practicable after the date of this Agreement, the Company shall apply in a manner reasonably acceptable to Prospector pursuant to Section 192(3) of the CBCA and, in cooperation with Prospector (which shall include the opportunity to review all relevant documents by Prospector and the incorporation of all reasonable comments from Prospector thereon which are made on a timely basis), prepare, file and diligently pursue an application to the Court for the Interim Order in respect of the Arrangement, which shall provide, among other things:

(i) that the Consent and Waiver has been duly executed by each of the Supporting Company Shareholders;

(ii) that the Powers of Attorney have been duly executed by each of the Proxy Company Shareholders;

(iii) for the class of Persons to whom notice is to be provided in respect of the Arrangement, the Company Shareholders Meeting and for the manner in which such notice is to be provided;

(iv) that the required level of approval for the Company Arrangement Resolution shall be the Company Required Approval;

Annex A-23

(v) that, in all other respects, the terms, restrictions and conditions of the Governing Documents of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Shareholders Meeting;

(vi) for the grant of the Arrangement Dissent Rights to those Company Shareholders who are registered Company Shareholders as contemplated by the Plan of Arrangement;

(vii) for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(viii) that the Company Shareholders Meeting may be adjourned or postponed from time to time by the Company in accordance with the terms of this Agreement or as otherwise agreed by the Parties without the need for additional approval of the Court, and may be held virtually;

(ix) that the record date for the Company Shareholders entitled to notice of and to vote at the Company Shareholders Meeting will not change in respect of any adjournment(s) or postponement(s) of the Company Shareholders Meeting, unless required by applicable Law or by the Court;

(x) that proxies in respect of the Company Required Approval may be delivered to the Company up to 5:00 p.m. no later than two (2) Business Days prior to the date of the Company Shareholders Meeting; and

(xi) for such other matters as the Parties may agree are reasonably necessary to complete the Transactions.

(b) The Company Shareholders Meeting.

(i) Upon the terms of this Agreement, the Interim Order and the provision of the Prospector Information, the Company shall convene and conduct the Company Shareholders Meeting in accordance with the Governing Documents of the Company, applicable Laws and the Interim Order as soon as reasonably possible, and shall not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Company Shareholders Meeting without the prior written consent of Prospector (not to be unreasonably withheld, delayed or conditioned), except in the case of an adjournment as required for quorum purposes. The Company shall consult with Prospector in fixing the record date for the Company Shareholders Meeting and the date of the Company Shareholders Meeting, give notice to Prospector of the Company Shareholders Meeting and allow Prospector’s Representatives and legal counsel to attend the Company Shareholders Meeting. The Company shall use its reasonable best efforts to obtain the Company Required Approval in respect of the Company Arrangement Resolution, including instructing the management proxyholders named in the Company Information Circular to vote any discretionary or blank proxy, including the Powers of Attorney, submitted by shareholders in favor of such action, and shall take all other action reasonably necessary or advisable to secure the Company Required Approval in respect of the Company Arrangement Resolution.

(ii) The Company shall provide Prospector with (i) updates with respect to the aggregate tally of the proxies received by the Company in respect of the Company Arrangement Resolution, (ii) updates with respect to any communication (written or oral) from any Company Shareholder in opposition to the Arrangement or any purported exercise or withdrawal of Arrangement Dissent Rights, (iii) the right to demand postponement or adjournment of the Company Shareholders Meeting if, based on the tally of proxies, the Company will not receive the Company Required Approval in respect of the Company Arrangement Resolution; provided, that the Company Shareholders Meeting, so postponed or adjourned, shall not be later than (A) five (5) Business Days prior to the Termination Date or (B) ten (10) calendar days from the date of the first Company Shareholders Meeting without the prior written consent of Prospector, and (iv) the right to review and comment on all communications sent to the Company Shareholders and to participate in any discussions, negotiations or Proceedings with or including any Company Shareholders. The Company shall not (y) make any payment or settlement offer, or agree to any payment or settlement prior to the Arrangement Effective Time with respect to Arrangement Dissent Rights, or (z) waive any failure by any Company Shareholder to timely deliver a notice of exercise of Arrangement Dissent Rights, in each case without the prior written consent of Prospector, which will not be unreasonably withheld, conditioned or delayed.

Annex A-24

(c) The Company Information Circular.

(i) The Company shall, as promptly as reasonably practicable, prepare and complete, in good faith consultation with Prospector, the Company Information Circular together with any other documents required by applicable Law in connection with the Company Shareholders Meeting and the Arrangement, and the Company shall, as promptly as practicable after obtaining the Interim Order, cause the Company Information Circular and such other documents to be sent to each Company Shareholder and other person as required by the Interim Order and applicable Law, in each case so as to permit the Company Shareholders Meeting to be held by the time specified in Section 2.1(b)(i).

(ii) The Company shall ensure that the Company Information Circular (i) complies with the Governing Documents of the Company, the Interim Order and applicable Law, (ii) does not contain any Misrepresentation, except with respect to Prospector Information included in the Company Information Circular, which Prospector will ensure does not contain a Misrepresentation, (iii) provides the Company Shareholders with sufficient information (explained in sufficient detail) to permit them to form a reasoned judgement concerning the matters to be placed before the Company Shareholders Meeting and (iv) states any material interest of each director and officer, whether as director, officer, securityholder or creditor of the Company, as and to the extent required by applicable Law.

(iii) Without limiting the generality of Section 2.1(c)(ii), the Company shall, subject to the terms of this Agreement, ensure that the Company Information Circular includes a (A) statement that the board of directors of the Company has unanimously (i) determined that the Plan of Arrangement and the Transactions are in the best interests of the Company and fair to the Company Shareholders and (ii) recommended that the Company Shareholders vote in favor of the Company Arrangement Resolution, (B) statement that the Supporting Company Shareholders have executed the Consent and Waiver, and (C) statement that each Proxy Company Shareholder has entered into a Power of Attorney pursuant to which such Proxy Company Shareholder has granted a power of attorney to the Chairman of the Board of the Company (or, failing him, any director or officer of the Company) to represent such Proxy Company Shareholder and vote on behalf of such Proxy Company Shareholder in respect of all matters to approve the Transactions.

(iv) Prospector shall reasonably assist the Company in the preparation of the Company Information Circular, including obtaining and furnishing to the Company any information with respect to Prospector required to be included under applicable Laws in the Company Information Circular (the “Prospector Information”), and ensuring that the Prospector Information does not contain any Misrepresentation. The Company shall give Prospector and its legal counsel a reasonable opportunity to review and comment on drafts of the Company Information Circular and other related documents, and shall accept the reasonable comments made by Prospector and its counsel, and agrees that all information relating to Prospector included in the Company Information Circular must be in a form and content reasonably satisfactory to Prospector. The Company shall provide Prospector with a final copy of the Company Information Circular prior to its delivery to the Company Shareholders.

(v) Each Party shall promptly notify the other Parties if it becomes aware that the Company Information Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall reasonably cooperate in the preparation of any such amendment or supplement as required or appropriate, and the Company shall promptly deliver or otherwise disseminate any such amendment or supplement to the Company Shareholders as required by the Court or applicable Law.

(d) The Final Order. The Company shall take all steps necessary or reasonably desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 192(4) of the CBCA, as soon as reasonably practicable, but in any event not later than three (3) Business Days after the date on which the Company Arrangement Resolution is passed at the Company Shareholders Meeting as provided for in the Interim Order, unless otherwise agreed by the Company and Prospector.

(e) Court Proceedings.

(i) In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, the Company shall: (i) diligently pursue the Interim Order and the Final Order; (ii) provide Prospector’s legal counsel with a reasonable opportunity to review and comment upon drafts of all materials to be filed with

Annex A-25

the Court in connection with the Arrangement, and accept the reasonable comments of Prospector and its legal counsel; (iii) provide Prospector on a timely basis copies of any notice of appearance, evidence or other documents served on the Company or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal from them, and any notice, written or oral, indicating the intention of any person to appeal, or oppose the granting of, the Interim Order or the Final Order; (iv) ensure that all materials filed with the Court in connection with the Arrangement is consistent with this Agreement and the Plan of Arrangement; (v) not file any materials with the Court in connection with the Arrangement or serve any such materials, and will not agree to modify or amend any materials so filed or served, except as contemplated by this Agreement or with Prospector’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided that Prospector is not required to agree or consent to any increase or variation in the form of the Exchange Consideration or other modification or amendment to such filed or served materials that expands or increases its obligations, or diminishes or limits its rights, set forth in any such filed or served materials or under this Agreement or the Arrangement; (vi) subject to this Agreement, oppose any proposal from any person that the Final Order contain any provision inconsistent with the Arrangement or this Agreement, and if at any time after the issuance of the Final Order and prior to the Arrangement Effective Time, the Company is required by the terms of the Final Order or by applicable Law to return to Court with respect to the Final Order, it will do so only after notice to, and in good faith consultation and cooperation with, Prospector; and (vii) not object to Prospector’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided Prospector advises the Company of the nature of any such submissions prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement.

(ii) Subject to the terms of this Agreement, Prospector will reasonably cooperate with, and assist the Company, in seeking the Interim Order and the Final Order, including by providing the Company on a timely basis any material information reasonably required or reasonably requested to be supplied by Prospector in connection therewith.

Section 2.2 Closing Transactions.

On the terms and subject to the conditions set forth in this Agreement and the Plan of Arrangement, the following transactions shall occur:

(a) On the Closing Date and prior to the Prospector Continuance, Prospector shall cause the Prospector Shareholder Redemption, the Prospector Unit Separation, the Prospector Share Issuance, the Prospector Vesting Addition and the Prospector Share Conversion to occur, in such order and at such times, as agreed between the Parties and as under the Plan of Arrangement or the Prospector Board Approvals, as applicable.

(b) On the Closing Date, each of the Prospector Continuance, Prospector Amalgamation, the Amalco Share Redemption, the issuance of the Initial Investors Tranche B Notes and Additional Investors Notes, the Company Share Conversion, the Share Exchange and the Company Amalgamation shall occur, in such order, under the terms and subject to the conditions of the Plan of Arrangement and the Subscription Agreements, as applicable.

The closing of the Transactions (the “Closing”) shall take place electronically, on the Closing Date, in the sequence described above, by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the date on which the Share Exchange occurs, the “Closing Date”) or at such other place, date and/or time as Prospector and the Company may agree in writing.

Section 2.3 Allocation Schedule.

(a) No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Prospector and Newco (and Newco shall thereafter deliver to the Exchange Agent) an allocation schedule (the “Allocation Schedule”) setting forth (i) the number and designation of Amalco Shares and Amalco Warrants, including Amalco Vesting Sponsor Warrants, held by each Prospector Shareholder after giving effect to the Prospector Amalgamation, (ii) the number of Company Shares held by each Company Shareholder after giving effect to the Company Share Conversion and the number of Company Shares subject to each Company Equity Award held by each holder thereof and, in the case of

Annex A-26

each Company M-Option, the exercise price thereof, (iii) the number of Amalco Common Shares and Amalco Earnout Special Shares that will be subject to each Rollover Equity Award, (iv) the portion of the Exchange Consideration allocated to each Company Shareholder determined in the manner determined under the Plan of Arrangement, (v) the number and designation of Surviving Company Warrants including Surviving Company Vesting Sponsor Warrants, held by each Investor, as applicable, after giving effect to the Company Amalgamation, (vi) the number and designation of Surviving Company Shares, Rollover Equity Awards and Surviving Company Warrants including Surviving Company Vesting Sponsor Warrants held by each holder thereof, after giving effect to the Company Amalgamation, and (vii) a certification, duly executed by an authorized officer of the Company, that the information delivered pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) is, and will be as of immediately prior to the Arrangement Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.3(a). The Company will review any comments to the Allocation Schedule provided by Prospector or any of its Representatives and consider and incorporate in good faith any reasonable comments proposed by Prospector or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of Amalco Shares that each Company Shareholder or Prospector Shareholder will have a right to receive pursuant to the Plan of Arrangement will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of Amalco Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares and Company Equity Awards exceed the Exchange Consideration and (C) the Allocation Schedule (and the calculations or determinations therein) shall be prepared in accordance with any applicable Law, the Governing Documents of the Company, the Company Shareholders Agreement, the Company Equity Plan and any other Contract to which the Company is a party or bound to the extent applicable thereto.

(b) Prospector, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to rely, without any independent investigation or inquiry, on the names, amounts, and other information set forth in the Allocation Schedule. None of Prospector, the Exchange Agent and their respective Affiliates or Representatives shall have any liability to any Company Shareholder or any of its Affiliates for relying on the Allocation Schedule. Except with Prospector’s consent, the Allocation Schedule may not be modified after delivery to Prospector and Newco except pursuant to a written instruction from the Company, with certification from an authorized representative of the Company that such modification is true and correct. Prospector, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to rely, without any independent investigation or inquiry, on such modified Allocation Schedule.

Section 2.4 Treatment of Company Equity Awards

Immediately prior to the Closing, the Company shall adopt the Surviving Company Equity Incentive Plan in accordance with Section 5.16. At the time of the Company Amalgamation, on the terms and subject to the conditions set forth in the Plan of Arrangement, without any action of any party or any other Person (but subject to Section 2.4(c)):

(a) the Surviving Company shall assume the Surviving Company Equity Incentive Plan in accordance with Section 5.16. Each Company Option (other than Company M-Options) outstanding immediately prior to the Arrangement Effective Time shall be cancelled for no compensation or consideration whatsoever, and any rights, entitlements or obligations associated with such Company Options, including, but not limited to, the right to exercise such Company Options for Company Shares, shall cease and be of no further force or effect, and the name of the holder thereof will be removed from the applicable securities register of the Company; and

(b) notwithstanding section 4.10 of each of the Company Management Stock Option Plans, each Company M-Option outstanding immediately prior to the Arrangement Effective Time shall be exchanged for an option to purchase a number of Surviving Company Common Shares equal to the number of Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Surviving Company Equity Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent) and the portion of the Surviving Company Earnout Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award pursuant to and in accordance with Section 2.7(a)(ii) and the Allocation Schedule. Each such Rollover Equity Award shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company M-Option immediately prior to the Arrangement Effective Time (provided that the rights set forth in section 4.10 of each of the Company Management Stock Option Plans shall be extinguished together with any other rights similar to the rights set forth in section 4.10(y) of the Company Management Stock Option Plans enabling the request for payment of an amount in cash by the Company

Annex A-27

under the Company Management Stock Option Plans), subject to the adjustments required by this Section 2.4(b) after giving effect to the Arrangement. Such assumption and conversion shall occur in a manner intended to comply with the requirements of subsection 7(1.4) of the Tax Act.

(c) In connection with the Company’s adoption and the Surviving Company’s assumption of the Surviving Company Equity Incentive Plan pursuant to Section 5.16, the Company, Amalco and the Surviving Company shall take, or cause to be taken, all necessary or appropriate actions under or in connection with the Surviving Company Equity Incentive Plan (and the underlying grant, award or similar agreements), including to reserve for issuance a sufficient number of Surviving Company Common Shares and Surviving Company Earnout Special Shares for delivery upon exercise of the Rollover Equity Award under the Surviving Company Equity Incentive Plan, or otherwise to give effect to the provisions of this Section 2.4. Prior to Closing, the Company shall provide to Prospector copies of all such necessary or appropriate actions and a reasonable opportunity to provide comments, which comments will be considered in good faith.

Section 2.5 Exchange Agent.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, Newco shall appoint an exchange agent reasonably acceptable (such acceptance, not to be unreasonably withheld, conditioned or delayed) to Prospector and the Company (including any Israeli agent, required in order to execute the provision of Section 2.6 of this Agreement) (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of (i) exchanging certificates, if any, representing the Prospector Shares or Prospector Warrants (“Prospector Certificates”) and each Prospector Share or Prospector Warrant held in book-entry form on the stock transfer books of Prospector immediately prior to the Closing, in either case, as required pursuant to the Prospector Continuance and Prospector Amalgamation, and pursuant to the Plan of Arrangement and on the terms and subject to the other conditions set forth in this Agreement, (ii) exchanging certificates, if any, representing the Company Shares (“Company Certificates” together with the Prospector Certificate, the “Certificates”) and each Company Share held in book-entry form on the securities register of the Company, in either case, for the portion of the Exchange Consideration issuable in respect of such Company Shares pursuant to the Share Exchange, and pursuant to the Plan of Arrangement and on the terms and subject to the other conditions set forth in this Agreement, and (iii) exchanging each Amalco Share held in book-entry form on the securities register of Amalco, as required pursuant to Company Amalgamation, and pursuant to the Plan of Arrangement and on the terms and subject to the other conditions set forth in this Agreement.

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, a Letter of Transmittal to the Company Shareholders.

(c) As soon as practicable prior to the Closing, Prospector and Newco shall deposit, or cause to be deposited, with the Exchange Agent, (i) for the benefit of the holders of Prospector Shares and Prospector Warrants and for exchange in accordance with this Section 2.5 through the Exchange Agent, (A) evidence of the Prospector Shares and Prospector Warrants in book-entry form representing the Prospector Shares and Prospector Warrants issuable in the Prospector Continuance in exchange for the Prospector Shares and Prospector Warrants outstanding immediately prior to the Prospector Continuance, (B) evidence of the Amalco Shares and Amalco Warrants in book-entry form representing the Amalco Shares and Amalco Warrants issuable in the Prospector Amalgamation in exchange for the Prospector Shares and Prospector Warrants outstanding immediately prior to the Prospector Amalgamation, (ii) for the benefit of the Company Shareholders and for exchange in accordance with this Section 2.5(c) through the Exchange Agent, evidence of the Exchange Consideration in book-entry form, and (iii) for the benefit of the holders of Prospector Shares and Prospector Warrants and the Company Shareholders, evidence of the Surviving Company Shares and Surviving Company Warrants in book-entry form representing the Surviving Company Shares and Surviving Company Warrants issuable in the Company Amalgamation in exchange for the Amalco Shares, Amalco Warrants, Company Shares and Existing Warrants, as applicable, outstanding immediately prior to the Company Amalgamation.

(d) At the Arrangement Effective Time, on the terms and subject to the conditions set forth in this Agreement and the Plan of Arrangement, each Company Shareholder shall be entitled to receive the portion of the Exchange Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Company Certificate (or affidavit of loss in lieu thereof in the form required by Prospector, the Company and the Exchange Agent) to the Exchange Agent or (ii) in the case of Company Common Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by Prospector, the Company and the Exchange Agent), to the Exchange Agent.

Annex A-28

(e) If a properly completed and duly executed Letter of Transmittal together with, as applicable, any Certificates (or affidavit of loss in lieu thereof in the form required by Prospector, the Company and the Exchange Agent) are delivered to the Exchange Agent in accordance with Section 2.5(d) (i) at least two (2) Business Days prior to the Closing Date, then Prospector and the Company shall take all necessary actions to cause the applicable portion of the Exchange Consideration to be issued to the applicable Company Shareholder in book-entry form on the Closing Date in accordance with the Allocation Schedule, or (ii) less than two (2) Business Days prior to the Closing Date, then Prospector and the Company shall take all necessary actions to cause the applicable portion of the Exchange Consideration to be issued to the Company Shareholder in book-entry form in accordance with the Allocation Schedule within two (2) Business Days after such delivery.

(f) If any portion of the Exchange Consideration is to be issued to a Person other than the Company Shareholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Exchange Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Exchange Consideration (or any portion thereof). From and after the Arrangement Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share shall solely represent the right to receive a portion of the Exchange Consideration to which such Company Share is entitled to receive in accordance with the Allocation Schedule.

(h) Any portion of the aggregate Exchange Consideration that remains unclaimed by the Company Shareholders six (6) years following the Closing Date shall be delivered to the Surviving Company or as otherwise instructed by the Surviving Company, and any right or claim to payment under the Plan of Arrangement that remains outstanding six (6) years following the Closing Date shall cease to represent a right or claim of any kind or nature and the right of the Company Shareholders to receive the applicable portion of the aggregate Exchange Consideration in accordance with the Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to the Surviving Company, for no consideration.

Section 2.6 Withholding.

(a) Notwithstanding anything in this Agreement to the contrary, Prospector, Amalco, the Surviving Company, the Group Companies, the Exchange Agent, and any Person on their behalf (each, a “Payor”) shall be entitled to take such actions as are necessary to deduct or withhold (or cause to be deducted or withheld) from any amounts (including any other consideration) payable or otherwise deliverable to any Person pursuant to the Arrangement, the Plan of Arrangement or this Agreement such Taxes as are required to be deducted or withheld under applicable Tax Laws. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of the Arrangement, the Plan of Arrangement and this Agreement as having been paid to the Person in respect of which such deduction or withholding was made and Payor shall furnish such Person within a reasonable amount of time with documentation evidencing such deduction or withholding. Any Payor is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to the applicable Payor to enable it to comply with such deduction or withholding requirement and the Payor shall notify within a reasonable amount of time such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Entity and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) in accordance with applicable Tax Laws.

(b) Notwithstanding the provisions of Section 2.6(a), with respect to Israeli Tax, if the Exchange Agent provides Prospector, Amalco and the Surviving Company an undertaking pursuant to Section 6.2.4.3 of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be transferred to the Seller at Future Dates) prior to the Closing Date, then any amounts (or any other consideration) payable or otherwise deliverable to any Person pursuant to this Agreement shall not be paid (other than to the holders of Section 102 Company Shares), released or otherwise delivered to such Person and shall be retained by the Exchange Agent for the benefit of

Annex A-29

each such Person for a period of one hundred and eighty (180) days following the Closing or an earlier date specified in writing by such Person (the “Withholding Drop Date”). During the time between the Closing and the Withholding Drop Date, no Payor shall withhold any Israeli Tax on any amounts payable or otherwise deliverable hereunder to such Person, except as provided below. Further, during the time between the Closing and the Withholding Drop Date, each such Person may obtain a Qualified Withholding Certificate. The Exchange Agent (if required in accordance with the Qualified Withholding Certificate or if no Qualified Withholding Certificate is obtained) shall instruct the Payor to sell or otherwise dispose of, on behalf of such Person, such portion of Equity Securities deliverable to such Person as is necessary to provide sufficient funds to the Exchange Agent for remittance to the ITA such amount in cash calculated in New Israel Shekel based on a Dollar to New Israel Shekel exchange rate on the date of payment, to be withheld from any amounts payable or otherwise deliverable to any Person as specified in such Qualified Withholding Certificate (if provided) or if such Person does not provide the Exchange Agent with a Qualified Withholding Certificate as required by the Israeli Tax Laws, and the Exchange Agent shall deliver to each such Person the balance of any amounts due to such Person. In the event that a Qualified Withholding Certificate is not obtained prior to the Withholding Drop Date, then the Company will make commercially reasonable efforts to obtain an approval or other written instruction from the ITA confirming that no Israeli Tax withholding is required with respect to the Israeli Subsidiary shares as result of the Company Amalgamation.

(c) Notwithstanding anything to the contrary in Section 2.6(a), any amounts payable or otherwise deliverable to holders of Section 102 Company Shares, shall be subject to deduction or withholding of Israeli Tax under the Ordinance on the fifteenth (15th) day of the calendar month following the month during which the Closing occurs (the “Section 102 Company Shares Withholding Time”), unless prior to the Section 102 Withholding Time, a Options Tax Ruling or an Interim Tax Ruling has been obtained and the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Options Tax Ruling or Interim Tax Ruling.

Section 2.7 Special Shares

(a) The articles of Newco (which, pursuant to the terms hereof and the Plan of Arrangement, shall become the articles of Amalco and, subsequently, the Surviving Company Articles) shall provide, with respect to:

(i) the Surviving Company Sponsor Special Shares, that such shares shall be subject to the vesting conditions set forth in the Sponsor Letter Agreement;

(ii) the Surviving Company Earnout Special Shares, that:

(A) if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $12.00; or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $12.00 per Surviving Company Common Share, then all of the Class B Special Shares of Surviving Company shall automatically be converted into Surviving Company Common Shares;

(B) if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $14.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $14.00 per Surviving Company Common Share, then all of the Class C Special Shares of Surviving Company shall automatically be converted into Surviving Company Common Shares;

(C) if (y) on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Surviving Company Common Shares achieve a VWAP of greater than $16.00 or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $16.00 per Surviving Company Common Share, then all of the Class D Special Shares of Surviving Company shall automatically be converted into Surviving Company Common Shares;

(D) if (y) the Surviving Company enters into its first customer contract with an OEM (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Surviving Company for an OEM series production vehicle that will create at least

Annex A-30

150,000 units a year in volume for its fusion and perception products or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share, then all of the Class E Special Shares of the Surviving Company shall automatically be converted into Surviving Company Common Shares;

(E) if (y) the Surviving Company (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements or (z) there occurs any Change of Control Transaction with a valuation of the Surviving Company Common Shares that is greater than $10.00 per Surviving Company Common Share, then all of the Class F Special Shares of Surviving Company shall automatically be converted into Surviving Company Common Shares; and

(F) if (y) there occurs any Change of Control Transaction and the applicable valuation of the Surviving Company Common Shares is less than the respective dollar values set forth in clauses Section 2.7(a)(ii)(A) - (E) above, or (z) any Surviving Company Earnout Special Share is outstanding at the expiry of the Vesting Period, then each outstanding Surviving Company Earnout Special Share shall be redeemable by the Surviving Company, without any action or consent on the part of the holders thereof or any other Person.

(b) The Surviving Company Vesting Sponsor Warrants shall be subject to the vesting conditions set forth in the Sponsor Letter Agreement and, until vested, shall not be exercisable.

(c) The Surviving Company shall take such actions as are reasonably requested by any Non-Redeeming Shareholder, any Company Shareholders, holders of Rollover Equity Awards following exercise thereof or the Sponsor, as applicable, to evidence the issuances to or ownership by him, her or it of Surviving Company Common Shares pursuant to Section 2.7(a) and the exercise of vested Surviving Company Warrants, including through the provision of an updated securities register showing such issuance (as certified by an officer of Surviving Company responsible for maintaining such registry or the applicable registrar or transfer agent of the Surviving Company).

(d) In the event the Surviving Company shall at any time during the Vesting Period, as the case may be, effect a subdivision or consolidation of the outstanding Surviving Company Common Shares into a greater or lesser number of Surviving Company Common Shares, then (i) the Surviving Company Earnout Special Shares, the Surviving Company Sponsor Special Shares and the Surviving Company Vesting Sponsor Warrants, shall, in each case, be subdivided or consolidated in the same manner, as applicable, and (ii) the dollar values set forth in Section 2.7(a) and Section 2.7(b) shall be appropriately amended to provide to such Sponsor, and Company Shareholders, as applicable, the same economic effect as contemplated by this Agreement prior to such event.

(e) During the Vesting Period, as the case may be, Surviving Company shall take all reasonable efforts to remain listed as a public company on, and for Surviving Company Common Shares (including, for the avoidance of doubt, the Surviving Company Sponsor Special Shares in accordance with Section 2.7(a)(i), the Surviving Company Earnout Special Shares in accordance with Section 2.7(a)(ii) and the Surviving Company Vesting Sponsor Warrants in accordance with Section 2.7(b), as applicable) to be tradable over, Nasdaq; provided, however, the foregoing shall not limit the Surviving Company from consummating a Change of Control Transaction or entering into a Contract that contemplates a change of Control. Subject to the terms hereof, upon the consummation of any Change of Control Transaction during the Vesting Period, as the case may be, other than as set forth in Section 2.7(a)(ii)(D), Section 2.7(a)(ii)(F), and Section 2.7(b)(iv), the Surviving Company shall have no further obligations pursuant to this Section 2.7(e).

(f) From and after the Closing, unless and until such Surviving Company Sponsor Special Shares, Surviving Company Earnout Special Shares or Surviving Company Vesting Sponsor Warrants convert or vest, as applicable, into Surviving Company Common Shares in accordance with their respective terms and Section 2.7(a)(i), Section 2.7(a)(ii) and Section 2.7(b), respectively, a holder of Surviving Company Earnout Special Shares, or a Sponsor holding Surviving Company Sponsor Special Shares and unvested Surviving Company Warrants, as the case may be, shall not transfer, sell, pledge or otherwise dispose or hypothecate any of his, her or its Surviving Company Earnout Special Shares, Surviving Company Sponsor Special Shares or unvested Surviving Company Warrants, as applicable. Any certificates representing the foregoing shares or warrants shall contain a legend, or similar provision, as applicable, relating to transfer restrictions imposed by this Agreement and the risk of redemption associated with such shares and unvested warrants, as applicable.

Annex A-31

(g) For the avoidance of doubt, Surviving Company Earnout Special Shares shall be issued to Company Shareholders in accordance with the terms hereof, the Plan of Arrangement and the Allocation Schedule, and shall equal, in the aggregate, 1,000,000 Class B Special Shares, 1,000,000 Class C Special Shares, 1,000,000 Class D Special Shares, 1,000,000 Class E Special Shares and 1,000,000 Class F Special Shares.

Article 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND NEWCO

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company and Newco hereby represent and warrant to Prospector as follows.

For purposes of the representations and warranties set forth in this Article 3, the term “Company” shall include all Subsidiaries of the Company, unless otherwise noted herein.

Section 3.1 Enforceability.

Each of this Agreement and the Ancillary Documents executed by the Company, Newco or any of their respective Subsidiaries, in each case, to which they are a party, (the “Transaction Documents”) has been duly authorized, executed and delivered by the Company, Newco or such Subsidiary, as applicable and each Transaction Document is a valid and binding obligation of the Company, Newco or such Subsidiary, as applicable, enforceable against the Company, Newco or such Subsidiary, as applicable, in accordance with its terms, subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. All corporate action required to be taken by the Company’s or Newco’s board of directors and shareholders in order to authorize the Company and Newco to enter into the Transaction Documents, and to perform the Transactions, has been taken. All action on the part of the officers of the Company, Newco or any Subsidiary of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company, Newco or any such Subsidiary under the Transaction Documents to be performed as of the date hereof has been taken or will be taken prior to their execution and delivery.

Section 3.2 Incorporation and Status.

(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation, incorporation or organization (as applicable). Section 3.2(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for the Company and each of its Subsidiaries. Each of the Company and each of its Subsidiaries has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. Section 3.2(a) of the Company Disclosure Schedules contains complete and correct copies of the Governing Documents of the Company and each of its Subsidiaries, as amended to the date hereof, and there are no undertakings to amend such Governing Documents of the Company or any of its Subsidiaries, except as contemplated under any Ancillary Document in connection with the Transactions. Neither the Company nor any of its Subsidiaries is (i) a government organization or body, or wholly owned by a government organization or body, (ii) an entity that is a non-profit organization, registered charity, union, or a fraternal benefit society or order, or (iii) an entity owned by such an organization.

(b) Each of the Company and each of its Subsidiaries is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated by the Transaction Documents to which it is a party.

Annex A-32

(c) Newco was incorporated solely for purposes of entering into the Transactions. Since the date of its incorporation, other than the execution of this Agreement and any Ancillary Documents and except as set forth on Section 3.2(c) of the Company Disclosure Schedules, the performance of its obligations hereunder and matters ancillary thereto, Newco has not owned any assets, carried on any business, conducted any operations, incurred any liabilities or obligations or hired any employee or independent contractor.

Section 3.3 Corporate Power of the Company.

Each Group Company has the corporate power and capacity and is duly qualified to carry on the Business as the same is presently conducted and proposed to be conducted and to enter into and carry out its obligations with respect to the transactions contemplated by the Transaction Documents to which it is a party. No Group Company is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy or insolvency Laws under any relevant jurisdiction, and has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. No Group Company has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of any Group Company or any of their respective assets and no execution or distress has been levied on any of their assets, nor have proceedings been commenced in connection with any of the foregoing.

Section 3.4 Capital of the Company and Cap Table.

(a) Section 3.4(a) of the Company Disclosure Schedules sets forth a true, complete and correct statement as of the date of this Agreement of the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding. All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Section 3.4(a) of the Company Disclosure Schedules, as of the date of this Agreement, there are (i) no outstanding Equity Securities in the Company or any of its Subsidiaries, (ii) no outstanding securities of the Company convertible into or exchangeable for Equity Securities in the Company or any of its Subsidiaries, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue or register, or that restrict the transfer or voting of, any Equity Securities, or any securities convertible into or exchangeable for Equity Securities in, the Company or any of its Subsidiaries, (iv) no obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Equity Securities in, the Company or any of its Subsidiaries, (v) no calls, subscriptions, pre-emptive rights, Contracts, agreements, arrangements, understandings or other commitments of any kind for the purchase or issuance of Equity Securities, (vi) no “phantom stock” or similar obligations of the Company or any of its Subsidiaries, (vii) no Contracts requiring the Company or any of its Subsidiaries to acquire any equity interest of any other Person, and (viii) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company or any of its Subsidiaries.

(b) The outstanding Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or the Company Shareholders Agreement, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights or similar rights of any Person granted by the Company, (3) have been offered, sold and issued in compliance with applicable Law, including applicable Securities Laws and (4) are free and clear of any Charges except Permitted Charges. Except for the Company Shareholders Agreement and the Voting Trust Agreement, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c) Section 3.4(c) of the Company Disclosure Schedules sets forth a true, complete and correct statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and the names of the holders of such Equity Securities. There are no outstanding (A) equity appreciation, phantom equity, or profit participation rights or (B) options, restricted share, restricted share units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts to which any Subsidiary of the Company is a party that require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company.

Annex A-33

The outstanding shares of capital stock or equity interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, and all requirements set forth in (1) the Governing Documents of each such Subsidiary and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are free and clear of any Charges except Permitted Charges.

(d) As of the date hereof, the authorized share capital of Newco consists of an unlimited number of Newco Shares, of which one is issued and outstanding. Immediately following the Closing, all of the issued and outstanding Surviving Company Shares (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will have been issued in compliance in all material respects with applicable Law and (iii) will not have been issued in breach or violation of any preemptive rights or Contract to which the Company or any of its Subsidiaries is a party or bound.

Section 3.5 Convertible Instruments.

Except as disclosed in Section 3.5 of the Company Disclosure Schedules, there are (i) no outstanding shares, other securities or Convertible Instruments owned or held by any Person and (ii) no other shares, securities or Convertible Instruments reserved for issuance, in each case in respect of the Group Companies. Except as disclosed in Section 3.5 of the Company Disclosure Schedules, none of the Group Companies’ Convertible Instruments, share purchase agreements or share option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company Equity Plan is not assumed in an acquisition. No Group Company has ever adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Company Articles (or in case of the Subsidiaries, except as set forth in the Governing Documents of such Subsidiary), the Company has no obligation (contingent or otherwise) to purchase or redeem any of its shares.

Section 3.6 Subsidiaries.

Neither the Company nor any of its Subsidiaries owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security or Convertible Instrument, and neither the Company nor any of its Subsidiaries is a partner or member of any partnership, limited liability company or joint venture. Except for the Israeli Subsidiary, of which the Company holds equity interests of 60% and an option to purchase the remaining 40% equity interests, all of the Company’s Subsidiaries are wholly owned by the Company. As of immediately prior to the Closing, the Israeli Subsidiary will be a wholly-owned Subsidiary of the Company.

Section 3.7 No Contravention.

Subject to the receipt of the Consents set forth in Section 3.8 of the Company Disclosure Schedules and except as set forth on Section 3.8, the execution and delivery by the Group Companies of this Agreement and any other documents to which any of the Group Companies is a party contemplated hereby, as applicable, and the consummation of the transactions contemplated hereby and thereby as well as the consummation of the Transaction, do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Group Companies or the Company Shareholders Agreement, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law, Order or Permit applicable to any Group Company, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, Consent, amendment, modification, suspension, revocation, cancellation or acceleration) under any Contract of the type described in Section 3.15 to which any Group Company is a party or by which any Group Company may be bound, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Indebtedness or Charge upon any of the properties or assets of any Group Company, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have, individually or in the aggregate, a material adverse effect on the ability of any Group Company to enter into and perform its obligations under this Agreement (ii) be materially adverse to the business of one or more Group Companies.

Annex A-34

Section 3.8 Approvals and Consents.

Except as disclosed in Section 3.8 of the Company Disclosure Schedules, no Consent of any Governmental Entity is required on the part of the Company or any of the Company’s Subsidiaries with respect to the Company’s or any of its Subsidiary’s execution, delivery or performance of its or their obligations under this Agreement or the Ancillary Documents to which the Company or any of its Subsidiaries is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under any applicable Foreign Antitrust Laws, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 3.4(d), 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) the filing of any documents required by the Final Order, the Interim Order, and filings required pursuant to the Plan of Arrangement, (iv) the Company Required Approval in respect of the Company Arrangement Resolutions, or (v) any other Consents, the absence of which would not have a Company Material Adverse Effect.

Section 3.9 Financial Statements.

Except as set forth on Section 3.9(b) of the Company Disclosure Schedules, the Company Financial Statements and Company Interim Financial Statements (i) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in shareholders’ equity and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its Subsidiaries and (iv) will comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(a) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS. The Company (including any employee thereof) has not identified and is not aware of (and, to the knowledge of the Company, no independent auditor of any Group Company has identified or been made aware of) (x) any significant deficiency or material weakness in the system of internal accounting controls utilized by any Group Company, (y) any Fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the any Group Company or (z) any claim or allegation regarding any of the foregoing. The Group Companies maintain and, for all periods covered by the Company Financial Statements, have maintained books and records of the Group Companies in the Ordinary Course that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies, in each case in all material respects.

(b) The accounts receivable of the Company and its Subsidiaries reflected on the Latest Balance Sheet arose in the Ordinary Course from bona fide transactions and in accordance with IFRS and none of such accounts receivable are subject to any set offs, counterclaims, credits or other offsets, and are current and collectible and will be collected in accordance with their terms and their recorded amounts, subject only to the reserve for bad debts set forth in the Company Financial Statements. The accounts payable of the Company and its Subsidiaries reflected on the Latest Balance Sheet arose in the Ordinary Course from bona fide transactions and in accordance with IFRS. Since the date of the Latest Balance Sheet, the accounts receivable and accounts payable of the Company and its Subsidiaries have arisen in the Ordinary Course from bona fide transactions.

(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to any material off-balance sheet partnership or any similar Contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate on the other hand), including any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

Annex A-35

Section 3.10 No Undisclosed Liabilities.

Except as disclosed in Section 3.10 of the Company Disclosure Schedules, no Group Company has any liabilities, Indebtedness, or obligation of any nature (whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking) except for (i) liabilities disclosed or provided in the liabilities column of the Latest Balance Sheet (including the notes thereto), (ii) current liabilities incurred in the Ordinary Course since the date of the most recent Company Financial Statements, (iii) executory obligations incurred in the Ordinary Course under any Contract to which the Company is a party (for the avoidance of doubt other than as a result of breach thereof), and (iv) liabilities incurred pursuant to any Transaction Document.

Section 3.11 Absence of Unusual Transactions and Events.

Except as disclosed in Section 3.11 of the Company Disclosure Schedules, since October 1st, 2022, each Group Company has carried on its business in the Ordinary Course and, without limiting the generality of the foregoing, has complied with the obligations set out in Section 5.1 mutatis mutandis as of the reference dates set out in this Section 3.11.

Section 3.12 Transactions with Affiliates.

Section 3.12 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, partner, member, manager, registered equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any immediate family member of any of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with any of the Group Companies entered into in the Ordinary Course (including benefit plans, indemnification arrangements and other Ordinary Course compensation), (ii) the Company Shareholders Agreement, (iii) any Ancillary Document, and (iv) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of any Group Company or (C) owes any material amount to, or is owed any material amount by, any Group Company (other than Ordinary Course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.12 are referred to herein as “Company Related Party Transactions”.

Section 3.13 Employment Matters.

(a) As of the date of this Agreement, the Company, including all Subsidiaries of the Company, employs approximately 168 full-time employees and approximately 3 part-time employee and engages approximately 6 consultants or independent contractors.

(b) Section 3.13(b) of the Company Disclosure Schedules lists with respect to each Management Employee of the Group Companies (whether actively at work or not), their positions, location, number of years of service as well as the full and complete terms and conditions of their employment, including without limitation, salary, commissions, any stock options, bonus, deferred compensation (pursuant to the Company Equity Plan or otherwise), in all cases, granted in the last two (2) years. Each such Management Employee is party to a written employment agreement with the relevant Group Company, a copy of which has been delivered to Prospector. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the other transactions contemplated by this Agreement, will give any Management Employee of the Group Company the right to terminate such Management Employee’s employment agreement, result in any bonus, golden parachute, severance or other payment, obligation or Liability to any current or former Management Employee of the Group Company (whether or not under any Benefit Plan), result in any acceleration of the time of payment or vesting of any such benefit, or materially increase or accelerate employer contributions thereunder.

Annex A-36

(c) To the knowledge of the Company, each independent contractor has been properly classified by the Group Companies as an independent contractor and none of the Group Companies have received, nor are there any pending or, to the knowledge of the Company, threatened notices from any Person disputing such classification. Except as disclosed in Section 3.13(b) of the Company Disclosure Schedules, the Group Companies are not engaged with any personnel agency in respect of the Business, and there are no outstanding, pending or to the knowledge of the Company, threatened claims, complaints, investigations or orders relating to the employment of any personnel agency employees.

(d) To the knowledge of the Company, all employees or former employees of the Group Companies are or were at all times, during his or her employment with the respective Group Company, legally eligible to work for such Group Company. To the knowledge of the Company, all current and former employees have and had all work permits, visas, authorizations or status, as the case may be, required to perform work or provide services for the Group Companies.

(e) To the knowledge of the Company, no employee of any Group Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or Order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Group Companies or that would conflict with the Business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Business by the employees of the Group Companies, nor the conduct of the Business as now conducted and as presently proposed to be conducted, will, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(f) Except as disclosed in Section 3.13(f) of the Company Disclosure Schedules, to the knowledge of the Company, no Group Company is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to this date or amounts required to be reimbursed to such employees, consultants or independent contractors. Each Group Company has complied in all material respects with all applicable provincial and federal human rights and employment and pay equity laws and with other Laws related to employment, including those related to wages, hours, employment standards, occupational health and safety, workers’ compensation, worker classification and labour relations or collective bargaining. Each Group Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of any Group Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. With respect to any employee of any Group Company who resides or works in Israel or whose employment is otherwise subject to the Law of the State of Israel (each, an “Israeli Employee”), such withholding includes the withholding of all amounts that the applicable Group Company is legally or contractually required to either (i) deduct from each Israeli Employee’s salary and/or to transfer to such Israeli Employee’s pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (ii) withhold from each Israeli Employee’s salary and benefits and to pay to such applicable Governmental Entity as required by the Ordinance and/or Israeli National Insurance Law, or otherwise cause to be, in each case, duly deducted, transferred, withheld and paid, and no Group Company has any outstanding obligation to make any such deduction, transfer, withholding or payment.

(g) To the knowledge of the Company, no Management Employee intends to terminate employment with any Group Company or is otherwise likely to become unavailable to continue as a Management Employee. No Group Company has a present intention to terminate the employment of any of the foregoing. The employment of each Management Employee of any Group Company is terminable by such Group Company in accordance with applicable laws. Except as required by the Act respecting labour standards or other statutory minimum termination Laws applicable where the Group Companies conduct business (including the Israeli Severance Pay Law, 5723-1963), and except as disclosed in Section 3.13(g) of the Company Disclosure Schedules, upon termination of the employment of any such Management Employees, no common law or other severance or other payments will become due. No Group Company has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(h) Except as disclosed in Section 3.13(h) of the Company Disclosure Schedules, to the knowledge of the Company, no Group Company has made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s or any of the Company’s Subsidiaries’ board of directors, or inconsistent with the terms of the Company Equity Plan.

Annex A-37

(i) Each former Management Employee whose employment was terminated by any Group Company has entered into an agreement with such Group Company providing for the full release of any claims against such Group Company or any related party arising out of such employment.

(j) To the knowledge of the Company, none of the Management Employees or directors of any Group Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any provincial insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any Order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public corporation; or (d) found by a court of competent jurisdiction in a civil action or by any Governmental Entity to have violated any Securities Laws, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(k) No Group Company is a party to or is bound by any:

(i) oral Contract for the employment of any Management Employee;

(ii) collective agreement or Contract to any association of employees and no Group Company has conducted negotiations with respect to any such future collective agreements, or Contracts; no association of employees has been certified to act as the representative of all or some of the employees of any Group Company; to the knowledge of the Company no association of employees has applied to have any Group Company bound by any certification granted under the Labour Code (Québec) or other similar Laws, any collective agreement or any proceeding for the securing of any certification or for the making or carrying out of any collective agreement according to the Labour Code (Québec) or other similar Laws has occurred; and to the knowledge of the Company, there are no current or threatened attempts to organize or establish any association of employees with respect to any Group Company, nor has there been any such event in the past three (3) years. No Group Company is and never was a member of any Israeli employers’ association or organization, and no such employers’ association or organization has ever made any demand for payment of any kind from any Group Company. Except as disclosed in Section 3.13(k)(ii) of the Company Disclosure Schedules, no Group Company was or is subject to, and no Israeli Employee of any Group Company benefits from, any extension order (tzavei harchava) except for extension orders generally applicable to all employers in Israel.

(l) There is no work stoppage or other concerted action, grievance or dispute existing or, to the knowledge of the Company, threatened against any Group Company.

(m) Israeli Employees. Except as disclosed in Section 3.13(m) of the Company Disclosure Schedules, and without limiting any other representations and warranties contained in this Section 3.13: (i) all Israeli Employees have entered into written employment agreements with the Company or other Group Company; (ii) the employment of each Israeli Employee is subject to termination upon up to thirty (30) days’ prior written notice under the termination notice provisions included in the applicable employment agreement with such Israeli Employee or applicable Laws; (iii) to the Company’s knowledge, all Israeli Employees, and any Person or entity engaged with or by the Israeli Subsidiary, whose employment or engagement, as applicable, with any Group Company requires a Material Permit of any kind from any Governmental Entity, including but not limited to a Material Permit relating to employment authorization, has held such Material Permit and has been in full compliance with all applicable Laws relating to such employment or engagement, during the entire period of such employment or engagement with the relevant Group Company; (iv) to the Company’s knowledge, the Group Companies’ engagement with any service providers which rendered any Group Company with either cleaning, security and/or catering services in Israel, had the required license or other approval pursuant to the Labor Employment by Manpower Contractors Law, 5756-1996 throughout their engagement with the such Group Company; (v) no Israeli Employee is entitled to any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions and severance pay; and (vi) the Israeli Subsidiary has never had any temporary or manpower-company employees who were not treated and accounted for in all material respects as applicable Law requires with respect to temporary employees and man power-company employees, as applicable.

Annex A-38

(n) To the Company’s knowledge, no employee or independent contractor of any Group Company is or is contemplated to be in violation of, or has violated, any material term of any employment or engagement contract, assignment agreement, non competition agreement, or any other contract or agreement or any restrictive covenant relating to his or her engagement with any Group Company or the right of any such employee to be employed by any such Group Company, including, without limitation, with relation to the nature of the business conducted by the applicable Group Company or to the use of Trade Secrets or proprietary information of others.

Section 3.14 Employee Plans.

(a) Section 3.14(a) of the Company Disclosure Schedules contains a list of all Employee Plans along with correct and complete copies of all the contracts, commitments and plans that have been disclosed and related documents or, where oral, correct and complete written summaries of the terms thereof. Except as disclosed in Section 3.14(a) of the Company Disclosure Schedules, no Employee Plan is a pension plan or a registered pension plan. For the purpose of the foregoing, related documents means, in the case of profit sharing, deferred compensation, retirement, hospitalisation, disability or insurance or similar plans, all documentation establishing or creating such plans, all amendments thereto and all documentation related thereto including without limitation, trust agreements, funding agreements and other similar agreements, the most recent actuarial report, if any, related thereto and all reports, returns and filings in respect of such plans made with any regulatory agency since the past three (3) years.

(b) There are no material outstanding defaults or violations by any Group Company and, to the knowledge of the Company, by any other Person, to any Employee Plan and no Taxes, penalties or fees are owing or due and payable under or in respect of any of the Employee Plans.

(c) To the Company’s knowledge, no Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity or by any other Person (other than routine claims for benefits).

(d) The obligations of any Group Company to provide statutory severance pay to its Israeli Employees pursuant to the Israeli Severance Pay Law, 5723 1963 are fully funded in accordance with Section 14 under the Severance Pay Law 5723-1963 (“Section 14 Arrangement”). Except as would not be material to any Group Company or to its Business, such Section 14 Arrangement was properly applied to all Israeli Employees, former and current, from their commencement date of employment and based on their full determining salaries per Law and the employment agreements, and no Group Company has any liability or obligation to make payment of statutory or contractual severance pay in the event of termination of employment of any Israeli Employees, for any reason, except for the release of the funds accumulated in accordance with such Section 14 Arrangement. The liability for any obligations of any Group Company to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable Law or Contract, or any other payment of substantially the same nature, to any Israeli Employee is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded, adequate provisions have been made in the Company Financial Statements). There are no unwritten policies, practices or customs of any Group Company that entitles or could reasonably be expected to entitle any Israeli Employee to benefits materially in addition to what such Israeli Employee is entitled under applicable Laws or under the terms of such Israeli Employee’s employment agreement (including unwritten customs or practices concerning bonuses or the payment of statutory severance pay when it is not required under applicable Laws).

Section 3.15 Material Contracts.

(a) Section 3.15(a) of the Company Disclosure Schedules contains a true, complete and correct list of each of the following Contracts to which a Group Company is, as of the date of this Agreement, a party or is bound (the Contracts required to be set forth on Section 3.15(a) of the Company Disclosure Schedules, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness of any Group Company or to the placing of a Charge on any assets or properties of any Group Company, other than Contracts relating to operating leases that are not material;

(ii) any licence or royalty agreement or other Contract: (a) relating to Intellectual Property that is material to the Business; (b) providing for the license of or release, coexistence, or immunity under, or the grant of a covenant not to sue with respect to, material Company Owned Intellectual Property (other than

Annex A-39

non-exclusive licenses of Company Owned Intellectual Property granted to customers and vendors in the Ordinary Course, on standard terms and conditions); or (c) the development of any Intellectual Property, independently or jointly, by or for any Group Company (excluding invention assignments or similar Contracts between any Group Company and any employee or contractor on any Group Company’s standard form agreement made available to Prospector and without any material deviations or exclusions);

(iii) any Contract whereby a Group Company has undertaken to refrain from engaging in any line of business or from competing with a particular Person or group of Persons, or that contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions, or that otherwise restrains its ability to engage in or operate any business;

(iv) any Contract involving any continuing representation, warranty or indemnification obligation of a Group Company to any other Person, other than in the Ordinary Course;

(v) except as for Contracts entered between a Group Company with another Group Company, any Contract whereby a Group Company is a guarantor or indemnitor of any indebtedness of any Person;

(vi) any partnership, joint venture, profit-sharing, collaboration, co-promotion, commercialization, research or development or alliance Contracts;

(vii) any Contract with any Person with whom a Group Company, does not deal at arm’s length within the meaning of the Tax Act;

(viii) any lease, agreement in the nature of a lease or agreement to lease whether as lessor or lessee, in respect of immovable property;

(ix) any retention, change of Control or severance Contract, agreement or commitment for the benefit of a Management Employee, an officer or a director of a Group Company; and

(x) any Contract to which a Group Company is a party or by which it may be bound and which requires or may require the payment or provision by a Group Company to any Person, or the payment or provision by any Person to a Group Company of any payments or of goods or services having a fair market value, in each case, in excess of $100,000.

(b) All Material Contracts represent valid and binding obligations of the relevant Group Company. Except as disclosed in Section 3.15(b) of the Company Disclosure Schedules, no Group Company is in default or breach of any such Material Contract and, to the knowledge of the Company, there exists no state of facts which after notice or the passage of time, or both, would constitute such a default or breach. All Material Contracts are now in good standing and each Group Company is entitled to all benefits, rights and privileges thereunder. No Group Company has received or served notice of termination of any Material Contract, and, to the knowledge of the Company, there are no grounds for termination, rescission, cancellation or repudiation of any such Material Contract. True, correct and complete copies of all Material Contracts, including all amendments thereto, have been previously delivered to or made available to Prospector or its Representatives.

Section 3.16 Real and Personal Property.

(a) Personal Property. Except as disclosed in Section 3.16(a) of the Company Disclosure Schedules, each Group Company is the beneficial owner of, and has good and marketable title to or a valid leasehold interest in or other valid contractual right to use, free of all Charges, all assets that are not Intellectual Property or real or immovable property and that are used in connection with its business (other than Permitted Charges). No Group Company is, nor has ever been the owner of, or subject to any Contract, including any option, to own, any immovable or real property or any interest in any immovable or real property. All properties and assets owned or leased by any Group Company (other than Intellectual Property) are in its possession, subject to its control and are located on the properties leased pursuant to the Real Property Leases, except for the computer servers that are currently hosting the Company’s Internet web sites.

(b) Owned Property. No Group Company owns any real property. No Group Company is obligated or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any real property.

Annex A-40

(c) Leased Property. Section 3.16(c) of the Company Disclosure Schedules sets forth a true, complete and correct list of all premises at which any Group Company leases, licenses, occupies or subleases real property (collectively, the “Leased Real Properties”). True, complete and correct copies of all leases, licenses, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Properties by or to any Group Company, including all amendments and modifications thereof (collectively, the “Real Property Leases”), have been made available to Prospector. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and, no Event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to Real Property Lease. No party, other than the Company or its Subsidiaries, as applicable, has any right to use or occupy the Leased Real Properties or any portion thereof. None of the Company or any of its Subsidiaries has received written notice of any current condemnation proceeding or proposed similar Proceedings or agreements for taking in lieu of condemnation with respect to any portion of the Leased Real Properties. None of the Company or any of its Subsidiaries has assigned, transferred or pledged any interest in any of the Real Property Leases.

Section 3.17 Environmental and Safety Matters.

(a) Each Group Company and the Company’s Business is in material compliance with, all Environmental Laws, applicable Laws, approvals, licences, certificates, or other authorizations by any Governmental Entity with respect to environmental, health or safety matters.

(b) To the knowledge of the Company, (a) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Group Companies; (b) there have been no Hazardous Substances generated by the Group Companies that have been disposed of or come to rest at any site not in conformity with Environmental Laws; and (c) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no Hazardous Substance stored on, any site owned or operated by the Group Companies, except for the storage of hazardous waste in compliance with Environmental Laws.

(c) The Company has made available to Prospector true, correct and complete copies of all material environmental records, reports, notifications, certificates of authorization, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments, if any.

(d) No Proceeding is pending or, to the knowledge of the Company, threatened in writing with respect to the Group Companies’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of a material Proceeding under applicable Environmental Laws.

Section 3.18 Assets in Good Condition.

All the physical assets of the Company are in good operating condition and in a state of good maintenance and repair free from defects, normal wear and tear excepted, and fit for the purpose of which they are intended

Section 3.19 Tax Matters.

Except as disclosed in Section 3.19 of the Company Disclosure Schedules:

(a) Each Group Company has prepared and filed (taking into account valid extensions) all material Tax Returns required to have been filed by it or with respect to its income, assets or operations; all such Tax Returns are true, complete and correct in all material respects and were prepared in compliance with all applicable Laws and Orders; and each Group Company has timely paid to the appropriate Governmental Entity all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

Annex A-41

(b) Each Group Company has timely withheld from payments made or deemed made to any of its employees, independent contractors, customers, shareholders, and other Persons from whom it is required to withhold Taxes in compliance with all applicable Law and collected and paid to the appropriate Tax Authority all material amounts required to have been collected and paid. Each Group Company is in compliance with all material applicable information reporting and withholding requirements under all applicable Laws.

(c) No Group Company has elected, through action or inaction, to benefit from any payroll tax relief, including tax credits and tax deferrals, under the Families First Coronavirus Response Act (H.R. 6201) or the CARES Act (including pursuant to Sections 2301 and 2302 of the CARES Act) or any similar legislation that addresses the financial impact of COVID-19 on employers.

(d) No Group Company is currently the subject of a Tax Contest. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(e) No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the Ordinary Course.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local, or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect any Group Company which agreement, memoranda or ruling would be effective after the Closing Date.

(g) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period ending after the Closing Date by reason of (i) a change in method of accounting for any period (or portion thereof) ending on or before the Closing Date, (ii) a use of an improper method of accounting for any period (or portion thereof) ending on or before the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) an election made pursuant to Section 965(h) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).

(h) The unpaid Taxes of the Group Companies (i) for all periods ending on or before the date of the Company Financial Statements do not, in the aggregate, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Financial Statements and (ii) will not, in the aggregate, materially exceed that reserve as adjusted for operations and transactions through the Closing Date that occur in the Ordinary Course.

(i) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of U.S. state or local or non-U.S. income Tax Law, including any similar concept under section 131(g) of the Ordinance). The Israeli Subsidiary is not subject to any reporting obligations under Sections 131D and 131E of the Ordinance or any similar provision under any local Israeli Tax Law, including with respect to value added Taxes.

(j) There are no Charges for Taxes on any assets of any Group Company or any Equity Securities of any Group Company, other than Permitted Charges.

(k) No Group Company was a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the two (2) year period ending on the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Transactions.

(l) Each Group Company is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(m) No written claims have ever been made by any Tax Authority in a jurisdiction where any Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

Annex A-42

(n) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise an office or fixed place of business in a country other than the country in which it is organized.

(o) The Company (i) is, and has been since its formation, (A) organized under the laws of Canada and (B) treated as a foreign corporation for U.S. federal income tax purposes and (ii) is not, and has never been, (A) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or (B) treated as a “domestic corporation” under Section 7874(b) of the Code.

(p) No Group Company (i) has been a member of an affiliated group filing a consolidated, combined or unitary United States federal, state, local or non-U.S. income Tax Return or (ii) has any Liability for the Taxes of any Person under Section 160 of the Tax Act or Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), or as a transferee or successor.

(q) The Company has not, and has never been deemed to have, for purposes of the Tax Act or any relevant Tax legislation, acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services or had the use of property for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market value rate to or from, any Person with whom it does not deal at arm’s length within the meaning of the Tax Act or any other applicable Tax Law. Each Group Company has complied in all material respects with the transfer pricing provisions of applicable Tax Laws, including any contemporaneous documentation requirements thereunder.

(r) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than a Contract entered into in the Ordinary Course the principal purpose of which does not relate to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

(s) There are no circumstances or situations existing, or that have existed, which have resulted, or which could result in the application of sections 17, 78 or 80 to 80.04 of the Tax Act or any equivalent provincial provision to any Group Company.

(t) The Company has not received any refund of Taxes, including Québec deemed payments on account of Tax (scientific research and experimental development tax credit), federal investment tax credit and payments under Section 125.7 of the Tax Act, to which it is not entitled.

(u) None of the Company Shares constitute “taxable Canadian property” for the purposes of Section 116 of the Tax Act.

(v) To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended U.S. Tax Treatment.

(w) The Company has made available to Prospector true, complete and correct copies of any Tax ruling obtained from the Israeli Tax Authorities with respect to Company Options. The Company currently complies in all material respects, and in the past has always complied in all material respects with the relevant written requirements of Section 102 of the Ordinance and the regulations promulgated thereunder, with respect to any Section 102 Company Option issued pursuant to the provisions of such section, and the Company currently complies, and in the past has always complied with the written requirements of Section 3(i) of the Ordinance with respect to the grant of options to independent contractors. Section 102 Company Options have been granted and/or issued, as applicable, in compliance in all material respects with the applicable written requirements of Section 102 of the Ordinance and the written requirements and guidance of the ITA, including, without limitation, the filing of the necessary documents with the ITA, the appointment of an authorized trustee to hold the Section 102 Company Options (the “Section 102 Trustee”), the receipt of all mandatory Consents and tax rulings and the due deposit of such Section 102 Company Options with the Section 102 Trustee pursuant to the terms of Section 102 of the Ordinance and any regulation or written publication issued by the ITA, including the guidance published by the ITA on July 24, 2012 (and its clarification published on November 7, 2012).

(x) The Israeli Subsidiary is duly registered for the purposes of value added Tax, as defined in the Israel Value Added Tax Law of 1975 and the regulations thereunder (the “Israeli VAT Law”). The Israeli Subsidiary has complied in all material respects with the Israeli VAT Law, including with respect to the making on time of accurate Tax Returns

Annex A-43

and payments and the maintenance of records. The Israeli Subsidiary (i) has not made any exempt transactions (as defined in the Israeli VAT Law) and there are no circumstances by reason of which there might not be an entitlement to full credit of all value added tax chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and timely remitted to the ITA all output value added tax which it is required to collect and remit under the Israeli VAT Law; and (iii) has not received a refund or credit for input value added Tax for which it is not entitled under the Israeli VAT Law.

Section 3.20 Insurance.

Section 3.20 of the Company Disclosure Schedules discloses particulars of all the insurance policies held by the Group Companies, including the name of the insurer, the nature of the risks insured against and the amount of coverage. To the knowledge of the Company, no Group Company is in default with respect to any of the provisions contained in any such policies of insurance nor has it failed give any notice or to pay any premium or to make any claim under any such insurance policy. To the Company’s knowledge, there is no reason to believe that any of the insurance policies disclosed in Section 3.20 of the Company Disclosure Schedules will not be renewed by the insurer upon the scheduled expiry of the policy, or that premiums will significantly increase. There are no claims pending or currently being processed under the insurance policies held by any Group Company and, to the knowledge of the Company, there are no incidents, circumstances or occurrences that could give rise to a loss, damage or claim even if such incident, circumstance or occurrence has not yet resulted in a claim filed with the Company’s insurers. Correct and complete copies of all of the insurance policies disclosed in Section 3.20 of the Company Disclosure Schedules have been provided to Prospector by the Company. To the Company’s knowledge, the insurance policies disclosed in Section 3.20 of the Company Disclosure Schedules are sufficient in amount (subject to reasonable deductions) to allow the Group Companies to replace any of its properties that might be damaged or destroyed.

Section 3.21 Intellectual Property.

Section 3.21 of the Company Disclosure Schedules sets out a complete and correct description of: (a) all registered copyrights, registered trademarks, trademark applications, domain names, patents and patent applications, owned or purported to be owned by the Group Companies, and in each case the applicable jurisdictions, the legal and beneficial owner, as well as the current status of same and any applicable annotation such as any patent or patent application which has been marked for abandonment; (b) all material unregistered Marks owned or purported to be owned by the Group Companies; (c) all material unregistered Proprietary Software Materials; (d) all agreements wherein any Intellectual Property has been licensed or granted to a Group Company, provided that the relevant Group Company is not required to disclose the generally available commercial software which is used under standard end-user object code license agreements that has an annual value of less than $25,000; and (e) all material agreements wherein any rights in any Intellectual Property have been licensed by a Group Company to any third party.

Except as disclosed in Section 3.21 of the Company Disclosure Schedules:

(a) A Group Company has not licensed, assigned or otherwise conveyed any Intellectual Property beneficially or legally owned by, purported to be owned by, or licensed to, a Group Company (the “Group Company’s Intellectual Property”);

(b) Each Group Company possesses and is the sole and exclusive beneficial and legal owner of all right, title and interest in and to all Group Company Owned Intellectual Property, free and clear of all Charges (other than Permitted Charges) and options to purchase and has the exclusive right, to use, license or otherwise exploit all of the rights in such Intellectual Property in its Business and none of the foregoing will be adversely affected by (nor will require the payment or grant of additional amounts or consideration as a result of) the execution, delivery, or performance of this Agreement nor the consummation of the transactions contemplated hereby;

(c) Each Group Company has the exclusive (where the right is granted on an exclusive basis) right to use, license or otherwise exploit all of the rights which is licensed to the relevant Group Company by a third party, subject to the terms of any relevant license or collaboration agreement pursuant to which the relevant Group Company is granted rights to use or otherwise deal with or exploit the Intellectual Property of a third party;

(d) All items required to be set forth on Section 3.21 of the Company Disclosure Schedules are valid, enforceable, subsisting and in good standing, have been filed and maintained in a timely manner within the appropriate offices to preserve the rights thereto and all assignments have been recorded in favour of the relevant Group Company to the extent recordation within a timely manner is required to preserve the rights thereto;

Annex A-44

(e) No royalty or other fee is required to be paid by a Group Company to any Person in respect of the use of any of the Group Company’s Intellectual Property, subject to the terms of any relevant license agreement;

(f) There has been no notice of abandonment, cancellation or unenforceability received by a Group Company as regards the Group Company’s Intellectual Property and, to the Group Company’s knowledge, the Group Company’s Intellectual Property has not been used or enforced or failed to be used or enforced by a Group Company in a manner that would result in the abandonment, cancellation or unenforceability of any such Group Company’s Intellectual Property;

(g) There has been no actual written claim of adverse ownership, invalidity or other opposition to or conflict with the Group Company’s Intellectual Property nor is there any impending or to the knowledge of a Group Company, threatened suit, proceeding, claim, demand or action (and no Group Company has received any written claim) concerning the ownership, use, validity, registrability or enforceability of any of the Company’s Intellectual Property (other than the review of pending patent and trademark applications by applicable Governmental Entities);

(h) The Group Company’s Intellectual Property constitutes all material Intellectual Property necessary for the carrying out of the Group Company’s Business as currently conducted. All licenses to which a Group Company is a party relating to the Group Company’s Intellectual Property or IT Assets are binding and enforceable against a Group Company in accordance with their respective terms and no material default exists thereunder on the part of a Group Company;

(i) The consummation of the transactions contemplated by this Agreement will not violate or breach the terms of any Intellectual Property license, or entitle any other party to any such Intellectual Property license to terminate or modify it, or otherwise adversely affect a Group Company’s rights under it;

(j) To the knowledge of the Company, neither any Group Company nor the operation of the Business (including the Group Company’s use of the Group Company’s Intellectual Property in connection with the operation of the Business and any products or services of the Company or the Business or the development, use, sale, offer for sale, marketing, training, teaching, improving, or commercialization thereof) did or does infringe upon, misappropriate or otherwise violate the Intellectual Property Rights of any Person. There is no pending (or to the knowledge of the Company, threatened) suit, proceeding, claim, demand or action (and the Company has not received any written claim) alleging any of the foregoing;

(k) Each Group Company has taken commercially reasonable precautions and made commercially reasonable efforts (including measures to protect secrecy and confidentiality, where appropriate) to protect the Group Company’s Intellectual Property and Confidential Information and to the knowledge of the Company, there are no unauthorized uses or disclosures of any Trade Secrets held by Group Companies. All current and former employees, directors, shareholders, contractors, consultants, agents and representatives of a Group Company who have had access to the Group Company’s Intellectual Property and Confidential Information have a legal obligation of confidentiality to the Group Company with respect to such Intellectual Property and Confidential Information. All Persons (including all current and former employees, directors, shareholders, contractors and consultants) who have participated in or contributed to the creation, authorship, modification, or development of any Intellectual Property for or on behalf of the Company have executed and delivered to the Company a written agreement validly assigning to the Company all right, title, and interest (including the right to seek past and future damages with respect thereto) in and to all such Intellectual Property (or all such right, title, and interest vested in the Company by operation of law), and such employees, directors, shareholders, agents, consultants and contractors have waived in favour of the Company, its licensees, successors and assigns all their non-assignable rights (including moral rights, where applicable) therein. To the knowledge of the Company, no Person is in breach of any such agreement;

(l) No current or former director or shareholder, contractor or consultant, or any other Person owns, whether directly or indirectly, any right whatsoever in any Intellectual Property owned by a Group Company;

(m) All current and former employees, directors, shareholders, agents, consultants and third party contractors of a Group Company who develop or have developed Intellectual Property for a Group Company have duly executed and delivered agreements to the relevant Group Company pertaining to the assignment to the Group Company of all Intellectual Property invented or conceived during the course of their employment or engagement by the relevant Group Company, and such agreements are valid and sufficient to vest with the relevant Group Company all rights, titles and interests (including the right to seek past and future damages with respect thereto) in the Intellectual Property

Annex A-45

(or all such right, title, and interests vest or have vested in such relevant Group Company by operation of law) and, when required, the relevant Group Company has recorded each such assignment with the relevant Governmental Entity as required by applicable Laws, and such employees, directors, shareholders, agents, consultants and third party contractors have waived in favour of the relevant Group Company, its licensees, successors and assigns all their non-assignable rights (including moral rights, where applicable) therein. To the knowledge of the Company, no Person is in breach of any such agreements;

(n) No third party has claimed and notified a Group Company in writing or, to the knowledge of a Group Company, has threatened, that any current or former employee, director, shareholder, agent, consultant or third party contractor of a Group Company that contributed to the development of the Group Company’s Intellectual Property has, as a result of such contribution, violated the terms and conditions of his or her employment, non-competition, non-disclosure or inventions agreement with such third party or disclosed or used any trade secret of such third party;

(o) To the knowledge of the Company, during the period in which the IP Contributors were developing the Company’s Intellectual Property, the IP Contributors were not employed or engaged in any capacity by any third party. To the knowledge of the Company, the IP Contributors are not and were not, during the period in which the IP Contributors were developing any of the Company’s Intellectual Property, employed by or engaged as a consultant, advisor, researcher, student or otherwise with any university, other academic institution or research center, Governmental Entities, or medical institution (collectively, “Third Party Institutions”) and, to the knowledge of the Company, no such Third Party Institution had, has, or may have any right in or claim to any of the Intellectual Property of the Company;

(p) To the knowledge of each Group Company, there has been no public disclosure, sale or offer for sale of any invention owned by a Group Company and forming a part of the Group Company’s Intellectual Property, by a Group Company (such as a non-confidential publication or presentation by an employee, officer, or director) that may materially affect a Group Company obtaining or sustaining valid patent rights to such invention;

(q) To the knowledge of each Group Company, there has been no public disclosure, sale or offer for sale of any invention described in a patent application (in preparation or filed and in good standing) and forming a part of the Intellectual Property owned by a Group Company by a third party that would materially prevent a Group Company from obtaining or sustaining valid patent rights to such invention;

(r) To the knowledge of each Group Company, there is no publication, such as a patent, published or laid-open patent application, journal article, catalogue, promotion, or specification, of a third party which, to the knowledge of each Group Company, would prevent a Group Company from obtaining or sustaining valid patent rights to any material invention described in a patent or a patent application (in preparation or filed and in good standing) and forming part of the Intellectual Property owned by a Group Company;

(s) To the knowledge of each Group Company, no Person has infringed or misappropriated, or is infringing or misappropriating, the Group Company’s Intellectual Property or Confidential Information;

(t) Each Group Company is in compliance with all open source or similar licenses governing any Software Material used by the Group Companies. Each Group Company has used commercially reasonable efforts to maintain the confidentiality of the source code and confidential system documentation relating to all Proprietary Software Materials. No Person other than the Group Companies (or its hosting providers who are not granted rights to use or access such code other than to host the Proprietary Software Materials at the direction of the relevant Group Company) possesses, or has an actual or contingent right to access or possess (including pursuant to escrow), a copy in any form of source code of any Proprietary Software Materials or system documentation therefor.

(u) Each Group Company has maintained or caused to be maintained the rights to the Group Company’s Intellectual Property, including the patents and patent applications listed in Section 3.21 of the Company Disclosure Schedules, in full force and effect through the date hereof and is maintaining patents, patent applications and registrations diligently and has renewed or has made within an applicable renewal period ending on or prior to the date hereof application for renewal of all of the registered Group Company’s Intellectual Property owned by a Group Company, including the patents and patents application listed in Section 3.21 of the Company Disclosure Schedules, and subject to expiration on or prior to the date hereof all maintenance fees and similar annuity payments have been made in each jurisdictions requiring such payments;

Annex A-46

(v) Each Group Company has not made available to any third party any Software Materials forming part of the Group Company’s Intellectual Property except in the Ordinary Course, including but not limited to providing Software Materials (i) to buyers, suppliers, strategic partners, customers, distributors and manufacturers of a Group Company’s products and (ii) for the purposes of developing or evaluating Intellectual Property;

(w) None of the Group Company’s Intellectual Property has been developed with the assistance or use of any funding from third parties or third-party agencies, including without limitation funding from any Governmental Entity;

(x) The Software Materials do not contain any undisclosed program routine, device or other feature, including viruses, worms, bugs, time locks, Trojan horses or back doors, in each case that is designed to delete, disable, deactivate, interfere with or otherwise harm such Software Materials, and do not contain any virus or other intentionally created, undocumented contaminant that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data, except the foregoing representation and warranty is not made for any Software Material that is not Group Company Owned Intellectual Property;

(y) None of the Software Materials (other than shrink-wrap Software Materials) owned by, licensed to or used by a Group Company contains any open source, copy left or community source code, including any libraries, software or code licensed under the General Public License, Lesser General Public License or any other license agreement or arrangement: (i) obliging the Company to make source code developed by a Group Company publicly available; (ii) imposing any restriction on the consideration to be charged for the distribution of the Group Company’s products or services or Group Company Owned Intellectual Property; (iii) imposing any restriction on a Group Company from asserting its rights, including patent and other intellectual property rights; or (iv) imposing any other material limitation, restriction, or condition on the right of a Group Company with respect to its use or distribution of the Group Company Owned Intellectual Property in each case, whether or not approved by the Open Source Initiative;

(z) Neither a Group Company nor any Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person or permitted the disclosure or delivery to any escrow agent or other Person of any source code for the Group Company Owned Intellectual Property; and

(aa) The Company IT Assets (i) are sufficient for the needs of the Business as currently conducted, including as to capacity, scalability, and ability to process current volumes in a timely manner, and (ii) operate and perform in all material respects as required for the conduct of the Business as presently conducted. Each Group Company has implemented commercially reasonable security to ensure the confidentiality, integrity and availability of data contained on the Company IT Assets, including backup, anti-virus, security and disaster recovery technology, policies and procedures in compliance with applicable Law and customary industry practices.

(bb) With respect to the exclusive license granted to the Institut National D’Optique (“INO”) dated December 21, 2009 wherein a Group Company granted an exclusive license to INO to the patents listed as items #2, #3 and #5 of Annex B and the know how listed in Annex C of such agreement (the “Patents and Know How”), none of the inventions or technology disclosed in the Patents and Know How are currently commercialized, no Group Company currently has the intent to use such inventions or technology in the future, and not using such inventions or technology does not have nor will it have any impact on any Group Company’s present or currently planned operations.

Section 3.22 AI and Training Data

Except as disclosed in Section 3.22 of the Company Disclosure Schedules:

(a) Section 3.22 of the Company Disclosure Schedules lists and describes all datasets that: (1) the Company considers proprietary and material to the Business; (2) have been used within or to make available the Company’s products and related services; or (3) otherwise have been used in connection with any of the training, validation, testing, development and deployment of any AI Technologies comprising any Company Owned Intellectual Property (the “Company Datasets”).

(b) Except as disclosed in Section 3.22 of the Company Disclosure Schedules (the “Licensed Company Datasets”), the Company or any of the Group Companies are the sole beneficial and legal owner of all right, title and interest in and to the Company Datasets (the datasets forming part of the Company Datasets other than the Licensed Company Datasets, the “Owned Company Datasets”).

Annex A-47

(c) Each Group Company has: (i) been in compliance with all Contracts with respect to Licensed Company Datasets; and (ii) provided all notices and disclosures, obtained all Consents and permissions, and otherwise has all rights and authority, in each case as required under applicable Laws, to use and otherwise process Licensed Company Datasets to conduct the Business as conducted in the 12 months preceding the date of this Agreement, including to: (1) improve the Company’s products and related services, including to enhance, train and develop its AI Technologies; (2) develop new products and related services; and (3) to generate Owned Company Datasets.

(d) Each Group Company’s processes ensure that training procedures for the AI Technology components of Company Owned Intellectual Property are reproducible in a manner consistent with industry standard procedures that allows for similar or equivalent models to be retrained, and each Group Company maintains a technical description of any neural networks used in or with any products (including a description of the learning rates selected for each such neural network) that is a sufficiently detailed, in each case so that, provided equivalent training data, source code, and metadata being available by somebody are available, the neural network can be retrained, debugged and improved from time to time by data scientists, engineers and programmers skilled in the development of AI Technologies.

(e) Each Group Company maintains or adheres to industry standard practices relating to responsible use of AI Technology, including policies, protocols and procedures for identifying and mitigating bias in any training data comprising the Company Datasets, and complies to them. There has been no complaint, claim, proceeding or, litigation or governmental inquiry or investigation alleging that, or questioning whether, Company Datasets used in the development, training, improvement or testing of any Group Companies’ products or services was biased, untrustworthy or manipulated in an unethical or unscientific way and no report, finding or impact assessment of any internal or external auditor or other third party that makes any such allegation.

(f) All Company Owned Intellectual Property was created and was and is enhanced exclusively using data and other information that each Group Company had and has a right to keep and to use for that purpose. Each Group Company has obtained all necessary permissions and Consents from customers to use data from the equipment and premises of such customers that are collected by, and provided to, such Group Company, including through its products and services.

Section 3.23 Permits, Registrations and Elections.

(a) Each Group Company holds all permits, Consents, product authorizations and franchises (collectively, “Permits”) which it requires, or is required to have, to own its properties and assets and to carry on the Business, other than Permits which individually or in the aggregate are not material to the operation of the Business (each, a “Material Permit”). Each Material Permit is in full force and effect, each Group Company is in compliance with all the terms and conditions relating to the Material Permits and there are no proceedings in progress, pending or, to the knowledge of the Company, threatened which may result in revocation, cancellation, suspension or any adverse modification of any of the Material Permits. Neither the terms and conditions relating to the Material Permits nor the legislation or regulations pursuant to which the same were issued require that any Consent or approval of, or filing with or notice to, any Governmental Entity or other Person be made to assure the continued holding by the Company of the Material Permits after completion of the Transactions.

(b) Section 3.23 of the Company Disclosure Schedules provides a true, complete and correct list of all received, pending and outstanding grants, incentives and subsidies from any Governmental Entity or any agency or affiliate thereof (collectively, “Grants”), including, without limitation, the Israeli Innovation Authority (the “IIA”), the Executive Agency for Small and Medium-sized Enterprises (the “EASME”) of European Commission, Israel-United States Binational Industrial Research and Development (BIRD), or any international or bilateral fund, institute or organization, and with respect to each such grant, the following details: (a) the aggregate amount of any such grant; (b) the aggregate outstanding obligations, if any, of each Group Company with respect to royalties or other payments; (c) any amounts of royalties or other payment paid on account of such grants and the balance or unused grant amounts available to the Company, if any; (d) any royalty or other payment schedule applicable to each grant; and (e) any action, suit, claim, inquiry, proceeding or investigation in any case by or before any Governmental Entity relating to any such governmental grant.

(c) In connection with any grants received, or applied for, by the Israeli Subsidiary from the IIA (collectively, “IIA Grants”), and other Grants the Company has made available to Prospector true and complete copies of (i) all records, reports, notifications, certificates of authorization, permits, pending permit applications, applications and related documents and material correspondence by and between the Israeli Subsidiary and the IIA or other applicable

Annex A-48

Governmental Entity; and (ii) all certificates of approval and letters of approval (and supplements thereto) granted to the Israeli Subsidiary by the IIA. In each such application submitted by or on behalf of the Israeli Subsidiary, the Israeli Subsidiary has accurately and completely disclosed to the IIA all information required in connection with such application. Except for undertakings set forth in such letters of approval or imposed under the R&D Law (as such term is defined below), there were no undertakings of the Israeli Subsidiary given in connection with any IIA Grants. Each of the Israeli Subsidiary and each other Group Company is, and has at all times been, in compliance in all material respects, with the terms, conditions, requirements, undertakings and criteria of or in connection with the Grants, including the IIA Grants, to which it is bound including all requirements imposed or applicable under the Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744 – 1984 and other applicable Law (collectively, the “R&D Law”), and has duly fulfilled, in all material respects, all conditions, undertakings, obligations and requirements relating thereto.

(d) In connection with any grants received by the Israeli Subsidiary (including the IIA Grants), no event has occurred, and no circumstance or condition exists, that would or that would reasonably be expected to give rise to or serve as the basis for: (i) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any such governmental grant; (ii) the imposition of any limitation on any such grant or any benefit available in connection with any such grant; (iii) a requirement that the Israeli Subsidiary return or refund any benefits provided under any such grant; or (iv) an increased or out of the Ordinary Course payment by the Israeli Subsidiary under any such grant for any reason (including, for this purpose, any aggregate repayment obligation above the grant amount).

Section 3.24 Compliance with Applicable Laws

Except as disclosed in Section 3.24 of the Company Disclosure Schedules, each Group Company (a) conducts, and has for the last three (3) years conducted, its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order, including any Law or Order related to COVID-19, and (b) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order, except in the case of each of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Group Company.

Section 3.25 Litigation and Other Proceedings.

Except as disclosed in Section 3.25 of the Company Disclosure Schedules, there is no court claim, action, suit or other similar proceeding (whether civil, administrative, regulatory, quasi-criminal, criminal or other), no arbitration or other dispute settlement procedure, no investigation or inquiry by any Governmental Entity and no similar matter or proceeding (collectively “Proceedings”) against or involving any Group Company or its Subsidiaries (whether in progress or threatened). No Event has occurred which might give rise to any Proceedings and there is no judgment, decree, injunction, rule, award or Order of any Governmental Entity outstanding against any of the Group Companies. No Group Company is, nor has at any time in the last three (3) years been, subject to any judgment, order or decree, entered in any lawsuit or proceeding, nor has any Group Company settled any claim. Except as disclosed in Section 3.25 of the Company Disclosure Schedules, no Group Company is, nor has at any time in the last three (3) years been the plaintiff or complainant in any action, claim, suit or proceeding, arbitration or alternative dispute resolution process. To the knowledge of the Company, none of its officers, directors or Management Employees is a party or is named as subject to the provisions of any Order, writ, injunction, judgment or decree of any court or Governmental Entity or instrumentality. There is no action, suit, proceeding or investigation by any Group Company pending or which such Group Company intends to initiate. No complaint, grievance, claim, work order or investigation has been filed, made or commenced against any Group Company pursuant to any applicable Laws including the Labour Code (Québec), the Act Respecting Labour Standards (Québec), the Act Respecting industrial accidents and occupational diseases (Québec), the Act Respecting occupational health and safety (Québec) or other any similar applicable legislation of Canada, the Province of Québec or of any other applicable jurisdiction.

Section 3.26 Corporate Records and Books of Account.

The Corporate Records are true, complete and accurate, and contain copies of all of the articles, by-laws and resolutions adopted by the shareholders and directors (and any committees) of each Group Company since the date of its incorporation, all of which have been duly adopted, and registers of all past or present securities, shareholders and securities issuances, redemptions and transfers. All books of account, Tax records, and sales and purchase records of the Company and each of its Subsidiaries have been properly and accurately kept and completed in all material respects.

Annex A-49

Section 3.27 No Brokers, Etc.

No broker, finder, agent or similar intermediary has acted on behalf of the any Group Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable by any Group Company in connection herewith.

Section 3.28 Rights of Registration.

No Group Company is under the obligation to file one or more prospectuses under Securities Laws in order to permit the distribution of any of its securities or any securities issuable upon exercise or conversion of its securities.

Section 3.29 Compliance with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

Except as disclosed in Section 3.29 of the Company Disclosure Schedules:

(a) For the past five (5) years, neither the Group Companies nor any of their directors, officers or employees, nor, to the Company’s knowledge, any of their agents, or other third-party representatives acting for or on behalf of any of the foregoing is or has been a Sanctioned Person or otherwise is engaging or has engaged in dealings with a Sanctioned Person.

(b) For the past five (5) years, the Group Companies have not violated in any material respect any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws, or Anti-Money Laundering Laws.

(c) For the past five (5) years, none of the Group Companies nor any of their directors or officers nor, to the Company’s knowledge, any of their employees, agents, or any third-party representatives acting for or on behalf of any of the foregoing has, in contravention of any Anti-Corruption Laws, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate which was not in compliance with domestic Law or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(d) For the past five (5) years, none of the Group Companies has, to the Company’s knowledge, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws, or Anti-Money Laundering Laws.

(e) Notwithstanding anything in this Agreement, nothing in this Agreement shall require the Company or its Affiliates, or any director, officer, employee or agent of the foregoing, to commit an act or omissions that contravenes the Foreign Extraterritorial Measures Act (Canada), or any Order promulgated thereunder.

(f) Notwithstanding anything in this Agreement, including but not limited to the representations made under this Section 3.29, neither the Company nor any of the Company’s directors, officers, employees, agents or attorneys have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign public official” (as such term is defined in the Corruption of Foreign Public Officials Act, as amended (the “CFPO”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees, agents or attorneys have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company nor, to the knowledge of the Company, any of its officers, directors, employees, agents or attorneys are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the CFPO or any other Anti-Corruption Laws.

(g) The Business as conducted as of the date of this Agreement does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization, import or export is restricted under applicable Law, and the conduct of the Business as currently conducted as of the date of this Agreement does not require obtaining a license under applicable Law from any Governmental Entity, including, to the extent applicable, permits pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 5734-1974, as amended, the Ex-Im Laws, or pursuant to any other applicable Law regulating the development, commercialization, import or export of such technology.

Annex A-50

Section 3.30 Data Privacy.

(a) Except as disclosed in Section 3.30(a) of the Company Disclosure Schedules, each Group Company is, and has in the past three (3) years been, in compliance in all material respects with Privacy Laws, as well as all Contracts, notices and Consents and other obligations and commitments applicable to the Processing of Personal Information, sending of commercial electronic messages or installation computer programs by the Company in connection with the Business.

(b) Each Group Company has the right to use, in compliance in all material respects with Privacy Laws and Contracts relating, in whole or in part, to the Processing of Personal Information, (i) the Software Materials, including publicly available data therein, (ii) Personal Information and (iii) any information derived from Personal Information, in the manner that such information is used.

(c) Each Group Company has a publicly posted privacy policy to the extent required under applicable Privacy Laws, and such policy accurately describes the Processing of Personal Information in connection with the Business in compliance in all material respects with Privacy Laws.

(d) Each Group Company has established, implemented and adhered to technical, administrative, physical, operational, and organizational measures that are commercially reasonable to comply with applicable Privacy Laws, and Contracts relating, in whole or in part, to the Processing of Personal Information, and such measures are appropriately designed to protect and maintain the confidential nature of any Personal Information processed by such Group Company against any Breach of Security Safeguards with respect to such Personal Information.

(e) No Group Company has, in the past three (3) years, (i) had any Breaches of Security Safeguards; (ii) been required to notify any Person or Governmental Entity of any Breach of Security Safeguards; or (iii) been adversely affected by a denial of service which would be material to the Business or other attack designed to interrupt operations or interrupt access to such Group Company’s information technology systems, including ransomware attacks.

(f) Since the date that is three (3) years prior to the date hereof, there have been no written claims, orders, undertakings, compliance agreements entered into, or investigations (formal or informal) by any Governmental Entity (including investigations and orders issued by any privacy regulator) in connection with any breach of any Privacy Laws by the Group Companies, the Processing of Personal Information by or on behalf of any of the Group Companies, a Breach of Security Safeguards, or the privacy policies or practices of the Company.

(g) The Company has provided, in Section 3.30(g) of the Company Disclosure Schedules, a description of its automated collection of street-level data. Except as described in Section 3.30(g) of the Company Disclosure Schedules, no Group Company Processes Personal Information (other than employee information and website visitor information) in the course of conducting its Business.

(h) Each Group Company (i) has lawful authority for sending commercial electronic messages, in compliance with Privacy Laws, and has retained accurate and complete information and records upon which to ground such lawful authority; (ii) has not entered into any undertakings pursuant to any Anti-Spam Laws; and (iii) has not received any correspondence relating to, or notice of proceeding, relating to, an alleged contravention of Anti-Spam Laws.

Section 3.31 Financial Assistance.

Except as set forth on Section 3.31 of the Company Disclosure Schedules, none of the Group Companies have applied for a loan, loan guarantee, direct loan or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility (collectively “Financial Assistance”) (i) that is established under Law, including, without limitation, the COVID-19 Programs; and (ii) (a) that requires under Law (or any regulation, guidance, interpretation or other pronouncement of a Governmental Entity with jurisdiction for such program or facility) as a condition of such Financial Assistance, that any of the Group Companies agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase during a specified period, any equity security of any of the Group Company or of any Affiliate of the Group Companies, and/or that it has not, as of the date specified in such condition, made a dividend or other capital distribution or will not make a dividend or other capital distribution during a specified period, or (b) to the knowledge of the Company, where the terms of this Agreement would cause the Group Companies under any circumstances to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance.

Annex A-51

Section 3.32 Non-discrimination.

The Company does not promote violence, incite hate or discriminate on the basis of sex, gender identity or expression, sexual orientation, colour, race, ethnic or national origin, religion, age or mental or physical disability, contrary to applicable laws.

Section 3.33 Information Supplied.

None of the information supplied or to be supplied by or on behalf of the Group Companies in writing expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective or when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Prospector Holders or at the time of the Prospector Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any Misrepresentation; provided, however, that the Company makes no representation with respect to any forward looking statements supplied by or on behalf of the Group Companies for inclusion in, or relating to information to be included in the Registration Statement/Proxy Statement.

Section 3.34 Investigation; No Other Representations.

(a) The Company and Newco, on their own behalf and on behalf of its Representatives, acknowledge, represent, warrant and agree that (i) they have conducted their own independent review and analysis of, and, based thereon, have formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Prospector and (ii) they have been furnished with or given access to such documents and information about Prospector and its business and operations as they and their Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company and Newco have relied solely on their own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which they are or will be a party and no other representations or warranties of Prospector, any Prospector Non-Party Affiliate or any other Person, either express or implied, and the Company and Newco, on their own behalf and on behalf of their Representatives, acknowledge, represent, warrant and agree that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which they are or will be a party, none of Prospector, any Prospector Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.35 Investment Canada Act.

None of the Group Companies provides any of the services, or engages in any of the activities of a “cultural business” within the meaning of the Investment Canada Act (Canada).

Section 3.36 Private Issuer Status.

The Company is a “private issuer”, as such term is defined in Section 2.4 of National Instrument 45-106 — Prospectus Exemptions.

Section 3.37 Company Shareholders Agreement.

Immediately prior to the execution of this Agreement, the Company and Company Shareholders amended Section 1.1 of the Company Shareholders Agreement to modify the definition of “Qualified IPO” in the following manner:

“Qualified IPO” means:

i.            a public offering pursuant to a registration statement which is declared effective under the United States Securities Act of 1933, as amended (the “Securities Act”), or a prospectus filed under the securities legislation of Québec or Ontario in respect of which a final receipt is obtained, in either case covering the offering and sale of Common Shares of the Corporation at a price that represents an aggregate pre-money equity value of the Corporation of at least US$200 million, and that results in aggregate gross proceeds (before deducting underwriting discounts, commissions

Annex A-52

and the expenses of the offering) from the offering of at least US$40 million and the listing of the Corporation’s Common Shares on the Toronto Stock Exchange, the New York Stock Exchange and/or the Nasdaq Stock Market, LLC; or

ii.         a business combination transaction involving the Corporation and a special purpose acquisition corporation (the “SPAC”) and any related private placements that result in the listing of the shares of the Corporation or of an affiliate or successor entity thereof on the Toronto Stock Exchange, the New York Stock Exchange and/or the Nasdaq Stock Market, LLC and that contemplate a pre-money equity value of the Corporation of at least US$200 million and aggregate gross proceeds (before deducting deferred underwriting fees of the SPAC, placement agent commissions and any other transaction expenses) from the business combination transaction and/or related private placement of at least US$40 million.”

Section 3.38 TID U.S. Business.

No Group Company is a TID U.S. business as defined at 31 C.F.R. §800.248.

Article 4
REPRESENTATIONS AND WARRANTIES RELATING TO PROSPECTOR

Subject to Section 8.8, except as set forth on the Prospector Disclosure Schedules, or except as set forth in any Prospector SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), Prospector hereby represents and warrants to the Company as follows:

Section 4.1 Organization and Qualification.

(a) Prospector is an exempted company, duly incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation. Prospector has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Prospector Material Adverse Effect or prevent, materially delay or materially impair the ability of Prospector to timely consummate the Transactions.

(b) The copies of Prospector’s Governing Documents available as part of the Prospector SEC Reports are true, correct and complete and in full force and effect. Prospector is not in breach or violation of any provisions set forth in Prospector’s Governing Documents.

(c) Prospector is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Prospector Material Adverse Effect or prevent, materially delay or materially impair the ability of Prospector to timely consummate the Transactions.

Section 4.2 Capitalization.

(a) Section 4.2(a) of the Prospector Disclosure Schedules sets forth a true, complete and correct statement of the number and class or series (as applicable) of the issued and outstanding Prospector Shares and the Prospector Warrants as of the date hereof. All outstanding Equity Securities of Prospector (except to the extent such concepts are not applicable under the applicable Law of Prospector’s jurisdiction of incorporation or other applicable Law) as of the date hereof and as of immediately prior to the consummation of the Prospector Amalgamation are or will be duly authorized and validly issued, fully paid and non-assessable. Except for the Prospector Shares and Prospector Warrants set forth on Section 4.2(a) of the Prospector Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the Prospector Shares and the Prospector Warrants as a result of, or to give effect to, the Prospector Continuance and assuming that no Prospector Shareholder Redemptions are effected), as of the date hereof and as of immediately prior to the Prospector Share Issuance, there are and shall be no other outstanding Equity Securities of Prospector.

Annex A-53

(b) The outstanding Equity Securities of Prospector (1) were not issued in violation of the Governing Documents of Prospector, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights or similar rights of any Person granted by Prospector and (3) have been offered, sold and issued in compliance with applicable Law, including applicable Securities Laws. Except as set forth on Section 4.2(b) of the Prospector Disclosure Schedules, there are no voting trusts, proxies or other Contracts to which Prospector is a party with respect to the voting or transfer of Prospector’s Equity Securities.

(c) Other than the Prospector Warrants and Prospector Shareholder Redemptions, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Prospector to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Prospector.

(d) Prospector does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and Prospector is not a partner or member of any partnership, limited liability company or joint venture.

(e) Prospector does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other Person.

Section 4.3 Authority.

Prospector has the requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Prospector Shareholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which Prospector is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of Prospector. This Agreement and each Ancillary Document to which Prospector is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by Prospector and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of Prospector (assuming that this Agreement and the Ancillary Documents to which Prospector is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against Prospector in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.4 Board Approval; Vote Required.

The Prospector Board (including any required committee or subgroup of such board), by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has (a) determined that the Transactions are in the best interests of Prospector and its shareholders and declared it advisable, to enter into this Agreement and the Ancillary Documents to which Prospector is or will be a party and to consummate the Transactions, (b) approved the execution, delivery and performance by Prospector of this Agreement, the Ancillary Documents to which Prospector is or will be a party and the transactions contemplated hereby and thereby (including the Prospector Continuance and the Transactions) and (c) resolved to recommend, among other things, that the holders of Prospector Shares vote in favor of the approval of this Agreement and the transactions contemplated by this Agreement (including the Prospector Continuance and the Transactions), and directed that this Agreement and the Transactions be submitted for consideration by the shareholders of Prospector at the Prospector Shareholders Meeting. The Prospector Shareholder Approval is the only vote of the holders of any class or series of capital stock of Prospector necessary to approve the Transactions.

Section 4.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent of any Governmental Entity is required on the part of Prospector with respect to Prospector’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which Prospector is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act or under any Foreign Antitrust

Annex A-54

Laws, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of Nasdaq to permit the Surviving Company Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iv) such filings and approvals required in connection with the Prospector Continuance, (v) the Prospector Shareholder Approval or (vi) any other Consents, the absence of which would not have a Prospector Material Adverse Effect.

(b) Subject to the receipt of the Prospector Shareholder Approval and the adoption and approval of the Prospector Articles Amendments, neither the execution, delivery or performance by Prospector of this Agreement nor the Ancillary Documents to which Prospector is or will be a party nor the consummation by Prospector of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of Prospector’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Prospector is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which Prospector or any of its properties or assets are bound or (iv) result in the creation of any Charge (other than Permitted Charges) upon any of the assets or properties of Prospector, except in the case of clauses (ii) through (iv) above, as would not have a Prospector Material Adverse Effect or prevent, materially delay or materially impair the ability of Prospector to timely consummate the Transactions.

Section 4.6 SEC Filings.

Other than as set forth on Section 4.6 of the Prospector Disclosure Schedules, Prospector has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, including all of the statements, forms, reports and documents filed or furnished by it in connection with and subsequent to its initial public offering, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Prospector SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement/Proxy Statement, the “Additional Prospector SEC Reports”). Each of the Prospector SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied, and each of the Additional Prospector SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Prospector SEC Reports or the Additional Prospector SEC Reports (for purposes of the Additional Prospector SEC Reports, assuming that the representation and warranty set forth in Section 3.21(bb) is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the Prospector SEC Reports did not contain any Misrepresentation (for purposes of the Additional Prospector SEC Reports, assuming that the representation and warranty set forth in Section 3.21(bb) is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Prospector SEC Reports. To the knowledge of Prospector, none of the Prospector SEC Reports or the Additional Prospector SEC Reports is subject to ongoing SEC review or investigation.

Section 4.7 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Prospector’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or as a “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, other than as described in Prospector’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, September 30, 2021 and March 30, 2022 and in its Annual Reports on Form 10-K for the years

Annex A-55

ended December 31, 2021 (as amended) and December 31, 2022 (i) Prospector has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Prospector’s financial reporting and the preparation of the Prospector Financial Statements for external purposes in accordance with GAAP and (ii) Prospector has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Prospector is made known to Prospector’s principal executive officer and principal financial officer by others within Prospector.

(b) Prospector has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, Prospector has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding Prospector Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Prospector, threatened against Prospector by Nasdaq or the SEC with respect to any intention by such entity to deregister Prospector Class A Shares or prohibit or terminate the listing of Prospector Class A Shares on Nasdaq. Prospector has not taken any action that is designed to terminate the registration of Prospector Class A Shares under the Exchange Act.

(d) The Prospector SEC Reports contain true and complete copies of the applicable Prospector Financial Statements. The Prospector Financial Statements (i) fairly present in all material respects the financial position of Prospector as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited Prospector Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the applicable rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) Prospector has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) transactions are executed in accordance with management’s authorization and (ii) transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Prospector’s assets. Prospector maintains and, for all periods covered by the Prospector Financial Statements, has maintained, books and records of Prospector in the Ordinary Course that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Prospector in all material respects.

(f) Since its incorporation, except as set forth on Section 4.7(f) of the Prospector Disclosure Schedules, Prospector has not received any written complaint, allegation, assertion or claim that there is (i) to Prospector’s knowledge, “significant deficiency” in the internal controls over financial reporting of Prospector to Prospector’s knowledge, (ii) to Prospector’s knowledge, a “material weakness” in the internal controls over financial reporting of Prospector or (iii) Fraud or corporate misappropriation, whether or not material, that involves management or other employees of Prospector who have a significant role in the internal controls over financial reporting of Prospector.

Section 4.8 Trust Account.

As of the date of this Agreement, Prospector has an amount in cash in the Trust Account equal to at least $22,000,000. The funds held in the Trust Account are held pursuant to, and in accordance with, that certain Investment Management Trust Agreement, dated as of January 7, 2021 (the “Trust Agreement”), between Prospector and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Prospector SEC Reports or the Additional Prospector SEC Reports to be inaccurate in any material respect or, to Prospector’s knowledge, that would entitle any Person to any portion of

Annex A-56

the funds in the Trust Account (other than (i) in respect of Taxes, (ii) the Pre-Closing Prospector Holders who shall have elected to redeem their Prospector Class A Shares pursuant to the Governing Documents of Prospector or (iii) if Prospector fails to complete a business combination within the allotted time period set forth in the Governing Documents of Prospector and liquidates the Trust Account, subject to the terms of the Trust Agreement, Prospector (in limited amounts to permit Prospector to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Prospector) and then the Pre-Closing Prospector Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Prospector and the Trust Agreement. As of the date of this Agreement, Prospector has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Prospector, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or Proceedings pending with respect to the Trust Account. Since January 12, 2021, other than the Prospector Shareholder Redemptions in connection with the extension of Prospector’s window to complete a business combination, Prospector has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of Taxes or (B) to the Pre-Closing Prospector Holders who have elected to redeem their Prospector Class A Shares pursuant to the Governing Documents of Prospector, each in accordance with the terms of and as set forth in the Trust Agreement, Prospector shall have no further obligation under either the Trust Agreement or the Governing Documents of Prospector to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein or in any Ancillary Document and the compliance by the Company with its obligations hereunder, Prospector has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Prospector on the Closing Date.

Section 4.9 Listing.

The issued and outstanding Prospector Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “PRSRU.” The issued and outstanding Prospector Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “PRSR”. The issued and outstanding Prospector Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “PRSRW.” There is no Proceeding pending or, to the knowledge of Prospector, threatened in writing against Prospector by Nasdaq or the SEC with respect to any intention by such entity to deregister the Prospector Units, the Prospector Class A Shares or the Prospector Warrants or terminate the listing of Prospector on Nasdaq. None of Prospector or any of its Affiliates has taken any action in an attempt to terminate the registration of the Prospector Units, the Prospector Class A Shares or the Prospector Warrants under the Exchange Act. Prospector is not in violation of any of the rules and regulations or applicable continuing listing requirements of Nasdaq.

Section 4.10 Contracts.

Section 4.10 of the Prospector Disclosure Schedules lists all material Contracts excluding any Contract disclosed in the Prospector SEC Reports, to which Prospector is a party or by which Prospector or any of its assets or properties is bound, including without limitation any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by Prospector, any Contract relating to Indebtedness of Prospector, any Contract requiring Prospector to guarantee the Liabilities of any Person and any Contract regarding any material indemnification obligations incurred or provided by Prospector, and full and accurate copies of all such Contracts have been provided to the Company, including any Contract providing for any Prospector Change of Control Payment of the type described in clause (a) of the definition thereof. (a) Each Contract required to be listed in Section 4.10 of the Prospector Disclosure Schedules is valid and binding on Prospector and, to the knowledge of Prospector, the counterparty thereto, and is in full force and effect, (b) Prospector and, to the knowledge of Prospector, the counterparties thereto are not in material breach of, or material default under, any such Contract, (c) to Prospector’s knowledge, no event or omission has occurred that, through the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder (including as a result of COVID-19) or cause the acceleration of Prospector’s obligations thereunder or result in the creation of any Charge, other than Permitted Charges, (d) Prospector has delivered or made available to the Company true, complete and accurate copies of such Contracts, including all material amendments, schedules,

Annex A-57

ancillary documents, annexes, exhibits or certificates related thereto, and (e) as of the date hereof, Prospector has not received written, or, to Prospector’s knowledge, oral notice of termination, cancellation or non-renewal of any such Contract.

Section 4.11 Absence of Changes.

Since the IPO to the date of this Agreement, (a) no Prospector Material Adverse Effect has occurred and (b) except as otherwise reflected in the Prospector Financial Statements, actions or omissions taken as a result of COVID-19 and COVID-19 Measures or as expressly contemplated or permitted by this Agreement, (i) Prospector has conducted its business in the ordinary course and in a manner consistent with past practice in all material respects; and (ii) Prospector has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 4.12 Litigation.

There is (and since Prospector’s incorporation, there has been) no Proceeding pending or, to Prospector’s knowledge, threatened by or against Prospector that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to Prospector, taken as a whole or prevent, materially delay or materially impair the ability of Prospector to timely consummate the Transactions. None of Prospector nor any of its properties or assets is subject to any material Order (including any Order that would prevent, materially delay or materially impair the ability of Prospector to timely consummate the Transactions). As of the date of this Agreement, there are no material Proceedings by Prospector pending against any other Person.

Section 4.13 Compliance with Applicable Law.

Prospector (a) conducts, and for the past three (3) years has conducted, its business in accordance with all Laws and Orders applicable to Prospector and is not in violation of any such Law or Order, including any Law or Order related to COVID-19, and (b) has not received any written communications from a Governmental Entity that alleges that Prospector is not in compliance with any such Law or Order, except in the case of each of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to Prospector, taken as a whole.

Section 4.14 Compliance with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

(a) For the past five (5) years, neither Prospector nor any of its directors or officers, nor, to Prospector’s knowledge, any of its employees, agents, or other third-party representatives acting for or on behalf of any of the foregoing, is or has been a Sanctioned Person or otherwise is engaging or has engaged in dealings with a Sanctioned Person.

(b) For the past five (5) years, Prospector has not violated in any material respect any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws or Anti-Money Laundering Laws.

(c) For the past five (5) years, neither Prospector nor any of its directors or officers, nor, to Prospector’s knowledge, any of its employees, agents, or any third-party representatives acting for or on behalf of any of the foregoing has, in contravention of any Anti-Corruption Laws (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate which was not in compliance with domestic Law or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(d) For the past five (5) years, Prospector has not, to Prospector’s knowledge, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws or Anti-Money Laundering Laws.

(e) Notwithstanding anything in this Agreement, including but not limited to the representations made under Section 4.13 of this Agreement, nothing in this Agreement shall require Prospector or its Affiliates, or any director, officer, employee or agent of the foregoing, to commit an act or omissions that contravenes the Foreign Extraterritorial Measures Act (Canada), or any Order promulgated thereunder or any similar applicable Laws.

Annex A-58

Section 4.15 Employees

Prospector has never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by Prospector’s officers and directors in connection with activities on Prospector’s behalf in an aggregate amount not in excess of the amount of cash held by Prospector outside of the Trust Account, Prospector has no unsatisfied liabilities with respect to any director or officer. Prospector does not currently maintain or have any liability under any employment or employee benefit plan, program, agreement, policy or arrangement, and neither the execution and delivery of this Agreement nor the Ancillary Documents nor the consummation of the Transactions will (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Prospector, or (b) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by Prospector being classified as an “excess parachute payment” under Section 280G of the Code.

Section 4.16 Not an Investment Company.

Prospector is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” within the meaning of the Investment Company Act, and the rules and regulations promulgated thereunder.

Section 4.17 Business Activities Assets.

Since its incorporation, Prospector has not conducted any business activities other than activities (a) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (b) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (c) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Prospector’s Governing Documents, there is no Contract binding upon Prospector or to which Prospector is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing). Prospector does not own any real property. Prospector does not own any material property or assets, other than its interest in the Trust Account. All property and assets owned by Prospector is owned free and clear of any Charge.

Section 4.18 No Undisclosed Liabilities.

Except for Liabilities (a) set forth in Section 4.18 of the Prospector Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Prospector Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any shareholder demand or other shareholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) set forth or disclosed in the Prospector Financial Statements included in the Prospector SEC Reports, (d) that have arisen since the date of the most recent Prospector Financial Statements in the Ordinary Course (and not as a result of a breach of any Contract by Prospector), (e) that are incurred with the consent of the Company or (f) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Prospector. Prospector has no other Liabilities, that would be required to be included in a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto.

Section 4.19 Tax Matters.

(a) Prospector has prepared and filed (taking into account valid extensions) all material Tax Returns required to have been filed by it or with respect to its income, assets or operations; all such Tax Returns are true, complete and correct in all material respects and were prepared in compliance in all material respects with all applicable Laws and Orders; and Prospector has timely paid to the appropriate Governmental Entity all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

Annex A-59

(b) Prospector has timely withheld from payments made or deemed made to any of its employees, independent contractors, customers, shareholders, and other Persons from whom it is required to withhold Taxes in compliance with applicable Law and collected and paid to the appropriate Tax Authority all material amounts required to have been collected and paid. Prospector is in compliance with, all material applicable information reporting and withholding requirements under applicable Law.

(c) Prospector is not currently the subject of a Tax Contest. Prospector has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(d) Prospector has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the Ordinary Course.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local, or non-U.S. income tax Laws), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to Prospector which agreement, memoranda or ruling would be effective after the Closing Date.

(f) Prospector will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period ending after the Closing Date by reason of (i) a change in method of accounting for any period (or portion thereof) ending on or before the Closing Date, (ii) a use of an improper method of accounting for any period (or portion thereof) ending on or before the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) an election made pursuant to Section 965(h) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).

(g) Prospector is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of U.S. state or local or non-U.S. income tax Laws).

(h) There are no Charges for Taxes on any assets of Prospector, other than Permitted Charges.

(i) Prospector was not a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the two (2) year period ending on the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Transactions.

(j) Prospector (i) is, and has been since its formation, (A) organized under the laws of the Cayman Islands and (B) treated as a foreign corporation for United States federal income tax purposes and (ii) is not, and has never been, (A) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or (B) treated as a “domestic corporation” under Section 7874(b) of the Code.

(k) Prospector is tax resident only in its jurisdiction of incorporation.

(l) No written claims have ever been made by any Tax Authority in a jurisdiction where Prospector does not file Tax Returns that Prospector is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(m) Prospector does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise an office or fixed place of business in a country other than the country in which it is organized.

(n) Prospector (i) has not been a member of an affiliated group filing a consolidated, combined or unitary United States federal, state, local or non-U.S. income Tax Return and (ii) does not have any Liability for the Taxes of any Person under Section 160 of the Tax Act or Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), or as a transferee or successor.

(o) Prospector has not, and has never been deemed to have, for purposes of the Tax Act or any relevant Tax legislation, acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services or had the use of

Annex A-60

property for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market value rate to or from, any Person with whom it does not deal at arm’s length within the meaning of the Tax Act or any other applicable Tax Law. Prospector has complied in all material respects with the transfer pricing provisions of applicable Tax Laws.

(p) There are no circumstances or situations existing, or that have existed, which have resulted, or which could result in the application of sections 17, 78 or 80 to 80.04 of the Tax Act or any equivalent provincial provision to Prospector.

(q) Prospector is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than a Contract entered into in the Ordinary Course the principal purpose of which does not relate to Taxes) and Prospector is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

(r) To the knowledge of Prospector, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended U.S. Tax Treatment.

Section 4.20 Brokers.

Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.20 of the Prospector Disclosure Schedules (which fees shall be the sole responsibility of the Surviving Company), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Prospector or any of its Affiliates for which Prospector has any obligation.

Section 4.21 Transactions with Affiliates.

Section 4.21 of the Prospector Disclosure Schedules sets forth all Contracts between (a) Prospector, on the one hand, and (b) any officer, director, partner, member, manager, registered equityholder (including the Sponsor) or Affiliate of either Prospector or the Sponsor, on the other hand (each Person identified in this clause (b), a “Prospector Related Party”), other than (i) Contracts with respect to a Prospector Related Party’s employment with, or the provision of services to, Prospector entered into in the Ordinary Course (including benefit plans, indemnification arrangements and other Ordinary Course compensation), (ii) Contracts with respect to a Pre-Closing Prospector Holder’s or a holder of Prospector Warrants’ status as a holder of Prospector Shares or Prospector Warrants, as applicable, (iii) any Ancillary Document, and (iv) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Prospector Related Party (A) owns any interest in any material asset used in Prospector’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, lessor or lessee or other material business relation of Prospector or owes any material amount to, or is owed any material amount by, Prospector. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.21 are referred to herein as “Prospector Related Party Transactions”.

Section 4.22 Information Supplied.

None of the information supplied or to be supplied by or on behalf of Prospector in writing expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective or when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Prospector Holders or at the time of the Prospector Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any Misrepresentation; provided, however, that Prospector makes no representation with respect to any forward looking statements supplied by Prospector for inclusion in, or relating to information to be included in the Registration Statement/Proxy Statement.

Section 4.23 Investigation; No Other Representations.

(a) Prospector, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

Annex A-61

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, Prospector has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and Prospector, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.24 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.

NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 AND THE ANCILLARY DOCUMENTS TO WHICH PROSPECTOR IS OR WILL BE A PARTY, NONE OF PROSPECTOR, ANY PROSPECTOR NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND PROSPECTOR EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF PROSPECTOR THAT HAS BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF PROSPECTOR BY OR ON BEHALF OF THE MANAGEMENT OF PROSPECTOR OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS TO WHICH PROSPECTOR IS OR WILL BE A PARTY, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS, PRESENTATIONS OR OTHER MATERIAL, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF THE MANAGEMENT OF PROSPECTOR OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF PROSPECTOR, ANY PROSPECTOR NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 5
COVENANTS

Section 5.1 Conduct of Business of the Company and Prospector.

(a) From and after the date of this Agreement until the earlier of the Arrangement Effective Time or the termination of this Agreement in accordance with its terms, Prospector shall and the Company shall and shall cause its Subsidiaries (including Newco) to, except as expressly contemplated by this Agreement or any Ancillary Document, (x) as required by applicable Law or any Governmental Entity (including in respect of any applicable COVID-19 Measures), (y) in the case of the Company only, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or (z) as consented to in writing by, in the case of the Group Companies, Prospector and in the case of Prospector, the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate their respective business (including, in the case of the Company, that of the Group Companies) in the Ordinary Course

Annex A-62

and consistent with past practice and (ii) use best efforts to maintain and preserve intact, in all material respects, their respective business organization, assets, properties and material business relations (including, in the case of the Company, those of the Group Companies), taken as a whole.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Arrangement Effective Time or the termination of this Agreement in accordance with its terms, Prospector shall and the Company shall, and shall cause its Subsidiaries (including Newco) to, except (v) as expressly contemplated by this Agreement or any Ancillary Document, (w) as required by applicable Law or any Governmental Entity (including in respect of any applicable COVID-19 Measures), (x) in the case of the Company, as set forth on Section 5.1(b) of the Company Disclosure Schedules or (y) as consented to in writing by, in the case of the Group Companies, Prospector and in the case of Prospector, the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) not to do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or of Prospector (as applicable) or repurchase or redeem any outstanding Equity Securities of any Subsidiary, other than, in the case of the Company only, (A) dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company, and (B) the withholding of shares of the applicable class of share capital of the Company in connection with the payment of taxes or the exercise price upon the exercise or conversion of any Company Equity Awards outstanding on the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement;

(ii) (A) merge, consolidate, combine or amalgamate the Company, Prospector or any of their respective Subsidiaries (including Newco) with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating or amalgamating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to, or waive or fail to enforce any material provision of, any (A) Governing Documents, (B) in the case of the Company, the Company Shareholders Agreement, the Consent and Waiver, the Powers of Attorneys or, other than amendments of solely an administrative nature which will not impact the terms of any Rollover Equity Award, the Company Equity Plan, or (C) in the case of Prospector, the Trust Agreement or the Warrant Agreement;

(iv) (A) sell, convey, transfer, or grant any license or sub-license to any Person, encumbered, covenanted not to assert, abandoned, allowed to lapse, or otherwise disposed of any of the Company’s Intellectual Property, held or used by it, except for Permitted Charges; (B) disclose any material Trade Secrets, except pursuant to sufficiently protective non-disclosure agreements; or (C) subject any source code for proprietary Software Materials to Copyleft Terms;

(v) (A) transfer, issue, sell or grant (1) any Equity Securities of itself or any Subsidiary or (2) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating itself or any Subsidiary to issue, deliver or sell any Equity Securities of itself or any Subsidiary, other than, in the case of the Company only, the issuance of shares of the applicable class of share capital of the Company upon the exercise, vesting or conversion of any Company Equity Awards outstanding on the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement (provided, however, that, prior to the Company Required Approval having been obtained, the Company shall be prohibited from accelerating to an earlier date the vesting of any Company Equity Awards under the terms of the Company Equity Plan), (B) in the case of the Company only, consent to the transfer of any Company Shares, or (C) transfer or otherwise directly or indirectly dispose of, agree or consent to the transfer of, or subject to a Charge (other than a Permitted Charge), (1) any Equity Securities of any Subsidiary or (2) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating itself or any Subsidiary to issue, deliver or sell any Equity Securities of any of its Subsidiaries;

(vi) incur, create or assume any Indebtedness, other than, in the case of the Company only, Ordinary Course trade payables;

Annex A-63

(vii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than, (A) in the case of the Company only, intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees and consultants in the Ordinary Course;

(viii) in the case of the Group Companies only, except as required under the terms of any Employee Plan of any Group Company that is set forth in Section 3.14(a) of the Company Disclosure Schedules, (A) establish, amend, modify, adopt, enter into or terminate any Employee Plan or any other benefit or compensation plan, policy, program, agreement, arrangement or Contract that would be an Employee Plan if in effect as of the date of this Agreement, other than amendments of health or welfare benefit plans in connection with the annual renewal and reenrollment of such plans in the Ordinary Course that would not increase the aggregate cost to the Group Companies of maintaining all Employee Plans that are health or welfare plans by more than 5% in the aggregate for all such amendments, (B) make, promise or grant any salary, bonus, benefit, incentive or any other compensation increase or decrease payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, or (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider receiving annual compensation equal to or greater than $200,000, other than salary increases to such individuals that, in the aggregate, represent an increase of less than $200,000 on an annual basis of any Group Company;

(ix) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure, noninterference, non-disparagement or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other individual service provider;

(x) in the case of the Company only, modify, extend, or enter into any CBA, or recognize or certify any labor union, labor organization, works council, or group of employees of any Group Company as the bargaining representative for any employees of any Group Company.

(xi) in the case of the Company only, implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate WARN;

(xii) in the case of the Company only, in any calendar year (A) increase the total number of employees of the Group Companies by more than 10% on a net basis, taking into account all employees hired during such calendar year and all employees who separate from employment for any reason during such calendar year; or (B) terminate (other than for cause), the employment of a number of employees of the Group Companies that exceeds 10% of the total number of employees of the Group Companies as of the first day of such calendar year;

(xiii) in the case of Newco only, hire any employees or retain any contractors or, in the case of Prospector or Newco, establish, amend, modify, adopt, enter into or terminate any employee benefit plan, program, agreement, policy or arrangement;

(xiv) (A) make, change or revoke any material election concerning Taxes, (B) change any method of accounting for Tax purposes, (C) amend any material Tax Return, (D) enter into any Tax closing agreement, (E) settle or compromise any Tax Contest, (F) consent to any extension or waiver of the limitation period applicable to or relating to any Taxes or Tax Contest, other than any such extension or waiver that is an extension of time to file a Tax Return obtained in the Ordinary Course, (G) surrender any material refund for Taxes, (H) incur any material liability for Taxes other than in the Ordinary Course, (I) fail to timely pay any material Taxes due and payable, (J) change its legal form or residence for Tax purposes, other than in connection with the Prospector Continuance or (K) create a permanent establishment or any taxable presence in any jurisdiction outside its jurisdiction of organization or in the case of Prospector, its jurisdiction of continuance;

(xv) enter into any settlement, conciliation or similar Contract other than, in the case of the Company only, any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies of less than $50,000 in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company, in the case of the Company, or on Prospector, in the case of Prospector;

Annex A-64

(xvi) waive, release or assign, compromise or settle any Proceeding, other than the settlement of any proceeding involving only the payment of money (not covered by insurance) by any Group Company or Prospector (as applicable) of any amount not exceeding $100,000 in the aggregate;

(xvii) authorize or incur any capital expenditures or commitments other than capital expenditures or commitments not exceeding $100,000 individually;

(xviii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company or Prospector (as applicable);

(xix) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with GAAP or IFRS, as the case may be;

(xx) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

(xxi) make or promise any Company Change of Control Payment or Prospector Change of Control Payment, other than, in the case of the Company only, those set forth on Section 5.1(b)(xxi) of the Company Disclosure Schedules;

(xxii) (A) in the case of the Company only, (1) amend, modify or terminate any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms), (2) waive any material benefit or right under any Material Contract or (3) other than in the Ordinary Course, enter into any Contract that would constitute a Material Contract, and (B) in the case of Prospector only, other than in the Ordinary Course (1) enter into, amend, modify or terminate any material Contract relating to the Equity Securities of Prospector or to transactions with Affiliates of Prospector (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material Contract pursuant to its terms) or (2) waive any material benefit or right under any such material Contract;

(xxiii) in the case of the Company only, fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of the Company and its Subsidiaries to the extent commercially reasonable in light of prevailing conditions in the insurance market; or

(xxiv) agree to take any of the actions set forth in this Section 5.1(b).

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give any Party, directly or indirectly, the right to control or direct the operations of any other Party or its respective Affiliates prior to the Arrangement Effective Time, (b) any action taken, or omitted to be taken, by either Party or its respective Subsidiaries to the extent such act or omission is necessary, based on the advice of outside legal counsel, to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 (including any COVID-19 Measure) shall in no event be deemed to constitute a breach of Section 5.1 and (c) any action taken, or omitted to be taken, by any either Party or its respective Subsidiaries to the extent that the board of directors of such Party reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of such Party and its Subsidiaries, taken as a whole, shall not be deemed to constitute a breach of Section 5.1; provided, however, (i) in the case of a material action or omission taken in reliance on either clause (b) or (c), the Party taking or refraining from taking such action shall give the other Parties prompt written notice of any such act or omission, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(x), Section 5.1(b)(xiv), Section 5.1(b)(xv), Section 5.1(b)(xvi), Section 5.1(b)(xvii), Section 5.1(b)(xviii), Section 5.1(b)(xix), Section 5.1(b)(xx), Section 5.1(b)(xxi), Section 5.1(b)(xxii), Section 5.1(b)(xxiii) or Section 5.1(b)(xxiv) (to the extent related to any of the foregoing).

Annex A-65

Section 5.2 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to obtain the Financing on the terms and subject to the conditions set forth in the Subscription Agreements and (iii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Closing Date, Prospector)). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided, however, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (i) make any appropriate filings or take, or cause to be taken, any required actions pursuant to any Foreign Antitrust Laws with respect to the transactions contemplated by this Agreement promptly following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested under any Foreign Antitrust Laws. Prospector shall promptly inform the Company of any substantive communication between Prospector, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Prospector of any substantive communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under any applicable Foreign Antitrust Laws or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Prospector and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with Prospector’s and the Company’s prior written consent.

(b) From and after the date of this Agreement until the earlier of the Arrangement Effective Time or termination of this Agreement in accordance with its terms, Prospector, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of Prospector) or Prospector (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written substantive communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Any materials exchanged in connection with this Section 5.2 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel (including in-house counsel) of any Party, and to remove competitively sensitive material; provided, that such Party may, as it deems advisable and necessary, designate any materials provided to under this Section 5.2 as “outside counsel only.” Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of Prospector, the Company, or, in the case of the Company, Prospector in advance and, to the extent reasonably practicable and not prohibited by such Governmental Entity, gives, in the case of Prospector, the Company, or, in the case of the Company, Prospector, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Annex A-66

(d) From and after the date of this Agreement until the earlier of the Arrangement Effective Time or termination of this Agreement in accordance with its terms, Prospector, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims and Arrangement Dissent Rights) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Prospector, Prospector or any of its Representatives (in their capacity as a representative of Prospector) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of a Group Company). Subject and in addition to Section 2.1(b)(ii) with respect to Arrangement Dissent Rights, Prospector and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, (iv) reasonably cooperate with each other and (v) refrain from settling or compromising any Transaction Litigation without the prior written consent of, in the case of the Group Companies, Prospector and in the case of Prospector, the Company (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.3 Confidentiality and Access to Information.

(a) The Parties acknowledge and agree that as of the date hereof, and continuing through the Closing Date and terminating thereafter, the Parties and each of their respective Affiliates and Representative remain bound to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein or any Ancillary Document shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Arrangement Effective Time and the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, each Party shall provide, or cause to be provided, to each other Party and its Representatives during normal business hours reasonable access to its and its Subsidiaries properties, directors, officers, books and records (in a manner so as to not interfere with normal business operations). Notwithstanding the foregoing, neither Party nor its Subsidiaries (if any) shall be required to provide to each other Party or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which such Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to either Party or its Subsidiaries (if any) under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the so affected Party shall, and shall cause its Subsidiaries (if any) to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and Prospector, any Prospector Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that each Party shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement, the Ancillary Documents or the transactions contemplated hereby prior to the Closing without the prior written consent of, in the case of the Group Companies, Prospector and in the case of Prospector, the Company; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is Prospector, or Prospector, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other

Annex A-67

communication previously approved in accordance with this Section 5.4 and (iii) subject to and in accordance with Section 5.2(b), to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Prospector prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Prospector shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Prospector shall consider such comments in good faith. The Company, on the one hand, and Prospector, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Prospector, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Prospector shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters

(a) Tax Treatment.

(i) For U.S. federal income tax purpose, the Parties intend that (A) the Prospector Vesting Addition shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, (B) the Prospector Continuance shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (C) the Prospector Amalgamation shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (D) the Prospector Share Conversion shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, (E) the Company Share Conversion shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and (F) the Share Exchange and the Company Amalgamation, taken together, shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code (collectively, the “Intended U.S. Tax Treatment”), and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause each such transaction to so qualify. The Parties shall file all U.S. Tax Returns consistent with, and take no position inconsistent with (whether in U.S. audits, U.S. Tax Returns or otherwise with respect to U.S. federal income tax matters), the Intended U.S. Tax Treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Notwithstanding the foregoing, the Parties do not make any representation, warranty or covenant to any other Party, or to their shareholders (including without limitation holders of stock options, warrants, debt instruments or similar rights or instruments) regarding the Intended U.S. Tax Treatment of the Transactions, except as set forth in Section 3.19(v), Section 4.19(r), this Section 5.5(a), or Section 5.5(b).

(ii) The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 354 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Transactions from qualifying for the Intended U.S. Tax Treatment.

(b) If, in connection with the preparation and filing of the Registration Statement/Proxy Statement or the SEC’s review thereof, the SEC requests or requires that a Tax opinion with respect to the U.S. federal income tax consequences of the Transactions be prepared and submitted, the Parties shall deliver to counsel customary Tax representation letters satisfactory to such counsel, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by such counsel

Annex A-68

in connection with the preparation and filing of such Tax opinion. Notwithstanding anything to the contrary in this Agreement, neither Prospector nor its Tax advisors are obligated to provide any opinion that the Company Share Conversion or the Share Exchange and the Company Amalgamation qualify for the Intended U.S. Tax Treatment, and neither the Company, Newco nor their Tax advisors are obligated to provide any opinion that the Prospector Vesting Addition, Prospector Continuance, Prospector Amalgamation or Prospector Share Conversion qualify for the Intended U.S. Tax Treatment. For clarity, neither the Parties nor their advisors will be required to provide any Tax opinion as a condition precedent to the Transactions.

(c) For Canadian income tax purposes, the Parties intend that (i) the Share Exchange be subject to section 85.1 of the Tax Act, and (ii) subsection 7(1.4) of the Tax Act apply to the exchange of certain employee options as described in the Plan of Arrangement.

(d) For Israeli tax purposes, the Israeli Subsidiary may approach the ITA in coordination with Prospector to obtain a tax ruling by the Closing Date from the ITA (unless a written confirmation of an extension was provided by the ITA to the Israeli Subsidiary), in a form reasonably acceptable by Prospector, providing instructions or determinations as may be provided by the ITA with respect to Section 102 Company Equity Awards (the “Options Tax Ruling”). To the extent that prior to the Closing an interim Options Tax Ruling shall have been obtained (the “Interim Tax Ruling”), then all references herein to the Options Tax Ruling shall be deemed to refer to such interim ruling, until such time that a final definitive Options Tax Ruling is obtained. The Israeli Subsidiary shall cause its legal counsel to coordinate all material activities in relation to obtaining the tax ruling with Prospector and its legal counsel (including formal written submissions and meetings with the ITA). The language of the application submitted, and the tax ruling shall be subject to the prior written approval of Prospector or any other Person on Prospector’s behalf (which approval shall not be unreasonably withheld). However, if an Interim Tax Ruling has not been obtained by the Closing Date (or any other date approved by the ITA), the Closing shall not be delayed or postponed.

Section 5.6 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Arrangement Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies, its controlled Affiliates and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) discuss or negotiate with any Person a Company Acquisition Proposal (other than to inform such Person of the restrictions set forth in this Section 5.5(d), (iv) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (v) take meaningful steps in preparation for, or conduct, a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (vi) otherwise cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify Prospector promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep Prospector reasonably informed on a current basis of any modifications to such offer or information. Notwithstanding anything to the contrary in this Section 5.6(a), this Agreement shall not prevent the Company or its board of directors from, prior to obtaining the Company Required Approval in respect of the Company Arrangement Resolution, disclosing to Company Shareholders the receipt, existence or terms of a bona fide Company Acquisition Proposal received after the date hereof that did not result from a material breach of this Section 5.6(a).

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Prospector shall not, and shall cause its Representatives and Affiliates not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Prospector Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Prospector Acquisition Proposal; (iii) discuss or negotiate with any Person a Prospector Acquisition Proposal (other than to inform such Person of the restrictions set forth in this Section 5.5(d), (iv) enter into any Contract or other arrangement or understanding regarding a Prospector Acquisition Proposal; (v) take meaningful steps in preparation for, or conduct, an offering of any securities of Prospector (or any Affiliate or
Annex A-69

successor of Prospector); or (vi) otherwise cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Prospector agrees to (A) notify the Company promptly upon receipt of any Prospector Acquisition Proposal by Prospector, and to describe the material terms and conditions of any such Prospector Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Prospector Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 5.5(d) shall not prohibit the Company, Prospector or any of their respective Representatives from taking any actions in the Ordinary Course that are not otherwise in violation of this Section 5.5(d) (such as answering phone calls) or informing any Person inquiring about a possible Company Acquisition Proposal or Prospector Acquisition Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 5.5(d).

Section 5.7 Preparation of Registration Statement/Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, the Parties shall prepare and Newco (as predecessor of Amalco) shall file with the SEC, the Registration Statement/Proxy Statement (it being understood that the Registration Statement/Proxy Statement shall include a prospectus of Newco (as predecessor of Amalco) and a proxy statement of Prospector which will be used for the Prospector Shareholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by Prospector’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each Party shall use its reasonable best efforts to (a) cause the Registration Statement/Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement/Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC and its staff; (c) have the Registration Statement/Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Prospector, on the one hand, and the Company and Newco, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of Prospector or Newco to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel as described in Section 5.5(b). The Company and Newco shall allow Prospector and its counsel to review the Registration Statement/Proxy Statement and any amendment thereto a reasonable amount of time prior to filing the Registration Statement/Proxy Statement or any amendment or supplement thereto and shall give reasonable and good faith consideration for inclusion in the Registration Statement/Proxy Statement and/or any amendment or supplement thereto any reasonable comments proposed by Prospector. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement/Proxy Statement, then (i) such Party shall promptly inform, in the case of Prospector, the Company and Newco, or, in the case of the Company and Newco, Prospector, thereof; (ii) the Parties shall prepare an amendment or supplement to the Registration Statement/Proxy Statement; (iii) Newco (as predecessor of Amalco) shall file such amendment or supplement with the SEC; and (iv) Prospector shall mail, if appropriate, such amendment or supplement to the Pre-Closing Prospector Holders. Newco shall as promptly as reasonably practicable advise Prospector of the time of effectiveness of the Registration Statement/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Surviving Company Shares for offering or sale in any jurisdiction, and the Parties shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to it or any of its Non-Party Affiliates or its or their respective Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, at the time the Registration Statement/Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any Misrepresentation.

Annex A-70

(b) The Parties shall prepare and Newco (as predecessor of Surviving Company) shall file with the Autorité des marchés financiers (Québec), a preliminary and final non-offering prospectus in sufficient time for the Surviving Company to become a reporting issuer in the Province of Québec and such other Provinces as may be agreed upon by the Parties. Each Party shall use its reasonable best efforts to cause each of the preliminary and final non-offering prospectus to comply as to form in all material respects with applicable Canadian securities Laws. The Company and Newco shall allow Prospector and its counsel to review the preliminary and final non-offering prospectus within a reasonable amount of time prior to their respective filings and shall consider for inclusion in the preliminary and final non-offering prospectus and/or any amendment or supplement thereto any reasonable comments proposed by Prospector.

Section 5.8 Prospector Shareholder Approval.

As promptly as reasonably practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, Prospector shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and promptly hold a meeting of its shareholders (the “Prospector Shareholders Meeting”) in accordance with the Governing Documents of Prospector, for the purposes of obtaining the Prospector Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect a Prospector Shareholder Redemption. Prospector shall, through approval of the Prospector Board, recommend to its shareholders (the “Prospector Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Transactions) (the “BCA Proposal”); (ii) the adoption and approval of the amendments to the Prospector Governing Documents required to effect the Prospector Articles Amendments (the “Amendment Proposals”); (iii) the approval of the Prospector Continuance (the “Continuance Proposal”) and the adoption and approval of the A&R Prospector Governing Documents (the “A&R Prospector Governing Documents Proposal”); (iv) the approval and adoption of the Newco Articles and By-laws on an advisory basis (the “Governing Documents Proposal”); (v) the approval of the Plan of Arrangement (including the Prospector Amalgamation and the Company Amalgamation) (the “Amalgamation Proposal”); and (vi) the adoption and approval of a proposal for the adjournment of the Prospector Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing or if the Prospector Board determines it is not necessary or no longer desirable to proceed with the other proposals (the “Adjournment Proposal”) (such proposals in clauses (i) through (vi) together, the “Transaction Proposals”); provided, that Prospector may postpone or adjourn the Prospector Shareholders Meeting, after reasonable consultation with the Company (and after taking into account the Company’s good faith input), (A) to solicit additional proxies for the purpose of obtaining the Prospector Shareholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Prospector has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Prospector Holders prior to the Prospector Shareholders Meeting or (D) if the holders of Prospector Class A Shares have elected to redeem a number of Prospector Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(e) not being satisfied; provided that, without the consent of the Company, in no event shall Prospector adjourn the Prospector Shareholders Meeting for more than ten (10) Business Days later than the original date of the Prospector Shareholders Meeting or to a date that is beyond the Termination Date. The Prospector Board Recommendation shall be included in the Registration Statement/Proxy Statement. The Prospector Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Prospector Board Recommendation (a “Change in Recommendation”); provided, that the Prospector Board may make a Change in Recommendation if it determines in good faith after consultation with Prospector’s outside legal counsel that a failure to make a Change in Recommendation would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law. Prospector acknowledges that its obligations hereunder to furnish the Proxy Statement, convene the Prospector Shareholders Meeting and solicit the Prospector Shareholder Approval as provided hereunder shall apply notwithstanding any withdrawal or modification of the Prospector Board Recommendation in accordance with the terms hereof.

Section 5.9 Nasdaq Listing.

Each of Prospector and the Company shall use its reasonable best efforts to cause: (a) Newco’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) Newco to satisfy all applicable initial and continuing listing requirements of Nasdaq; and (c) the Surviving Company Common Shares issuable in accordance with this Agreement to be approved for listing on Nasdaq, subject

Annex A-71

to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Closing. From the date hereof through the Closing, each Party shall notify the other Parties of any communications or correspondence from the Nasdaq with respect to the listing of Surviving Company Common Shares, Surviving Company Warrants or other securities of the Surviving Company, compliance with the rules and regulations of Nasdaq, and any potential suspension of listing or delisting action contemplated or threatened by Nasdaq.

Section 5.10 Trust Account.

Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) Prospector shall make all appropriate arrangements to cause the Trustee to pay as and when due all amounts, if any, payable to the Public Shareholders of Prospector pursuant to the Prospector Shareholder Redemption prior to the Prospector Shareholder Redemption, (b) at the Closing, Prospector shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to pay all remaining amounts then available in the Trust Account to Prospector (or its successor, as applicable) in accordance with the Trust Agreement, and (c) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.11 Prospector Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the present and former directors and officers of Prospector, as provided in the applicable Governing Documents of Prospector or otherwise in effect as of immediately prior to the Arrangement Effective Time as disclosed in Section 5.11 of the Prospector Disclosure Schedules, in either case, solely with respect to any matters occurring on or prior to the Arrangement Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Arrangement Effective Time for a period of six (6) years and (ii) the Surviving Company will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period, in each case to the extent permitted by applicable Law. To the maximum extent permitted by applicable Law, during such six (6)-year period, the Surviving Company shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Prospector Governing Documents or other applicable agreements disclosed in Section 5.11 of the Prospector Disclosure Schedules as in effect immediately prior to the Arrangement Effective Time. The indemnification and liability limitation or exculpation provisions of Prospector’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Arrangement Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Arrangement Effective Time, or at any time prior to such time, were directors or officers of Prospector (the “Prospector D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Arrangement Effective Time and relating to the fact that such Prospector D&O Person was a director or officer of Prospector immediately prior to the Arrangement Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of Prospector or the Surviving Company shall have any obligation under this Section 5.11 to any Prospector D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Prospector D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) For a period of six (6) years after the Arrangement Effective Time, the Surviving Company shall maintain, or cause to be maintained, without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of Prospector as of the date of this Agreement with respect to matters occurring on or prior to the Arrangement Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Prospector’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that the Surviving Company shall not be obligated to pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by Prospector prior to the date of this Agreement and, in such event, the Surviving Company shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by Prospector prior to the date of this Agreement.

Annex A-72

(d) If the Surviving Company or any of its successors or assigns (i) shall merge, amalgamate or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation, amalgamation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of the Surviving Company shall assume all of the obligations set forth in this Section 5.11.

(e) The Prospector D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.11 are intended to be third-party beneficiaries of this Section 5.11. This Section 5.11 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Prospector (including Amalco and the Surviving Company).

Section 5.12 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the present and former directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Arrangement Effective Time as disclosed in Section 5.12 of the Company Disclosure Schedules, in either case, solely with respect to any matters occurring on or prior to the Arrangement Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Arrangement Effective Time for a period of six (6) years and (ii) the Surviving Company will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period to the extent permitted by applicable Law. To the maximum extent permitted by applicable Law, during such six (6)-year period, the Surviving Company shall cause the applicable Group Companies to advance expenses in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Arrangement Effective Time as disclosed in Section 5.12 of the Company Disclosure Schedules. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Arrangement Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Arrangement Effective Time, or at any time prior to such time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Arrangement Effective Time and relating to the fact that such Company D&O Person was a director or officer of any Group Company immediately prior to the Arrangement Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of the Group Companies or the Surviving Company shall have any obligation under this Section 5.12 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Arrangement Effective Time, and the Surviving Company shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Closing Date, without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date of this Agreement with respect to matters occurring on or prior to the Arrangement Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, the Surviving Company or any of their respective Affiliates shall not pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company, the Surviving Company or one of their respective Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d) If the Surviving Company or any of its successors or assigns (i) shall merge, amalgamate or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation, amalgamation or merger or (ii) shall transfer all or substantially all of their respective properties and

Annex A-73

assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of the Surviving Company shall assume all of the obligations set forth in this Section 5.12.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.12 are intended to be third-party beneficiaries of this Section 5.12. This Section 5.12 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Company and Newco (including Amalco and the Surviving Company).

Section 5.13 Resignations.

Prior to the Arrangement Effective Time, all of the directors and officers of Prospector shall have executed written resignations effective as of the Arrangement Effective Time in form and substance satisfactory to each Party.

Section 5.14 Post-Closing Governance.

(a) Each of Prospector and the Company shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Arrangement Effective Time: (i) the Surviving Company Board shall consist of at least seven directors and (ii) the members of the Surviving Company Board are the individuals determined in accordance with Section 5.14(b).

(b) Prior to the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Sponsor shall designate Nick Stone and Derek Aberle (each a “Prospector Designee”) to be directors on the Surviving Company Board immediately after the Arrangement Effective Time by written notice to the Company and Prospector. At any time prior to the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Sponsor may, by giving the Company and Prospector written notice, replace any Prospector Designee with any other individual, who shall be acceptable to the Company’s board of directors.

Prior to the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Company shall designate the individuals set forth on Section 5.14 of the Company Disclosure Schedules (each a “Company Designee”) to be a director on the Surviving Company Board immediately after the Arrangement Effective Time. At any time prior to the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Company may, by giving Prospector and the Sponsor written notice, replace any Company Designee with any other individual.

Section 5.15 Financials.

(a) The Company will (i) at or prior to the execution of this Agreement deliver to Newco and Prospector the Company Financial Statements and the Company Interim Financial Statements, and (ii) as promptly as reasonably practicable, the Company shall deliver to Newco and Prospector any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows of the Group Companies that are required to be included in the Registration Statement/Proxy Statement. All such financial statements that are required to be included in the Registration Statement/Proxy Statement (w) will fairly present in all material respects the financial position of the Group Companies as of the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments and the absence of footnotes), (x) will be prepared in conformity with IFRS applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes), (y) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (z) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, Newco and Prospector in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement/Proxy Statement and any other filings to be made by Newco or Prospector with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Annex A-74

Section 5.16 Surviving Company Equity Incentive Plan.

Immediately prior to Closing, the Company board of directors shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit E and with any changes or modifications thereto as the Company and Prospector may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Prospector, as applicable), which shall be adopted and assumed by the Surviving Company (the “Surviving Company Equity Incentive Plan”) at the time of the Company Amalgamation, in the manner prescribed under applicable Laws effective as of immediately following the Closing, reserving an amount of Surviving Company Shares for grant thereunder equal to ten percent (10%) of the fully diluted equity of the Surviving Company (the “Option Pool”). The Surviving Company Equity Incentive Plan shall ensure that (a) canceled options are returned to the Option Pool for reissuance should employees depart and surrender vested and/or unvested options or otherwise fail to exercise their options before the exercise date and (b) any exercise of Surviving Company Warrants shall be taken into account to increase the Option Pool such that it continues to represent 10% of the fully diluted equity of the Surviving Company.

Section 5.17 Newco Matters.

The Company has caused Newco (i) to be incorporated under the laws of Canada solely for the purpose of entering into the Transactions and (ii) to not own any assets other than the $10 received as the subscription price for the Newco Share issued to the Company, carry on any business, conduct any operations, incur any liabilities or obligations, or hire any employee or independent contractor since the date of its formation, other than the execution of this Agreement and any Ancillary Documents, the performance of its obligations hereunder and matters ancillary thereto. Each of the Company and Newco represents that the articles and by-laws of Newco have been amended in the form attached hereto as Exhibit F and to provide for a minimum and maximum number of directors of one and eleven respectively (the “Newco Articles and By-laws”) prior to or on the date hereof, and each of the Company and Prospector shall take, and shall cause Newco to take, all requisite action to cause the articles and by-laws of NewCo to be amended, in the event of any changes to Exhibit F in accordance with the provisions of this Agreement. The Newco Articles and By-laws shall also be used, with the necessary (and mutually agreed (each Party acting reasonably)) adaptations, for the purposes of the articles and by-laws of Amalco following completion of the Prospector Amalgamation, and of the articles and by-laws of the Surviving Company following completion of the Company Amalgamation.

Section 5.18 Accelerated Options

The Company shall (i) accelerate the vesting of all unvested Company Options (other than Company M-Options) (the “Accelerated Options”) such that the Accelerated Options shall be fully vested and conditionally exercisable at Closing, and (ii) amend the period during which the Accelerated Options may be exercised until the date that is ten (10) Business Days following receipt by each participant of written notice of the Transactions (the “Option Exercise Date”), provided that, following such Option Exercise Date, all unexercised Accelerated Options shall be cancelled for no compensation or consideration whatsoever in accordance with Section 2.4 and the Plan of Arrangement.

Section 5.19 Subscription Agreements.

The Company shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements or terminations of, the Subscription Agreements in any manner other than (a) as expressly provided for by the terms of the Subscription Agreements or (b) to reflect any permitted assignments or transfers of the Subscription Agreements by the Investors pursuant to the Subscription Agreements, without the prior written consent of Prospector (such consent not to be unreasonably withheld, conditioned or delayed; provided that the parties acknowledge that any proposed amendment, modification or waiver of the Subscription Agreements that affects the offering price of the Surviving Company Common Shares, that reduces the Financing Amount or that adds additional conditions to the obligations of the Investors to consummate the transactions contemplated by the Subscription Agreements may be rejected by Prospector in its sole discretion). The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. Without limiting the generality of the foregoing, the Company shall give Prospector prompt (and, in any event within one (1) Business Day) written notice: (i) of any proposed amendment to any Subscription Agreement; (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to the Company; and (iii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with

Annex A-75

respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement. If any Subscription Agreement expires or is terminated, withdrawn or repudiated by any party thereto prior to the Closing, such that the Aggregate Closing Financing Proceeds are expected to be below $43,000,000, the Company shall use its commercially reasonable efforts, prior to the Closing, to procure one or more investors to enter into Subscription Agreements with the Company for the Financing in form and substance reasonably satisfactory to Prospector and on the same terms and in an amount at least equal to the amount of the Financing under the Subscription Agreement(s) that have expired or been terminated, withdrawn or repudiated.

Section 5.20 Company Related Party Transactions

The Company shall take, or cause to be taken, all actions necessary or advisable to terminate at or prior to the Closing all Company Related Party Transactions (other than those set forth on Section 5.20 of the Company Disclosure Schedules) without any further obligations or Liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Arrangement Effective Time, Amalco, the Surviving Company and their Affiliates).

Section 5.21 Notification of Certain Matters

Prior to the Closing, each Party shall provide the other Parties with prompt written notice upon becoming aware of any event, fact or circumstance that would cause or would reasonably be expected to cause any of such Party’s conditions set forth in Article 6 not to be satisfied. No such notice shall constitute an acknowledgment or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. No notice pursuant to this Section 5.21 shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of any Party.

Section 5.22 Israeli Subsidiary

In accordance with the Plan of Arrangement, effective as of immediately prior to the Arrangement Effective Time, the Israeli Subsidiary shall be wholly-owned by the Company.

Section 5.23 Governmental Grant Filings

Prior to the Closing, the Israeli Subsidiary shall timely provide all notices to and take all actions necessary or advisable to obtain all approvals required to be obtained from any Governmental Entity, in each case in connection with the transactions contemplated by this Agreement, in respect of any grants, incentives or subsidies received by the Israeli Subsidiary from any Governmental Entity, including, without limitation, the IIA Grants (the “Israeli Subsidiary Grants”). All notices, filings and applications required to be provided by the Israeli Subsidiary with respect to the Israeli Subsidiary Grants shall be subject to the review and approval of Prospector in all respects, and shall include any notices, filings, applications and rebuttals required to be provided by the Israeli Subsidiary following the Closing in compliance with the terms of the Israeli Subsidiary Grants and, as applicable, to avoid the triggering of any payment or repayment obligations thereunder.

Section 5.24 Warrant Assumption Agreement

Prior to the Closing, Prospector and the Company shall execute and deliver the Warrant Assumption Agreement.

Section 5.25 PFIC Letter Agreement

Prior to the Closing, the Company, Newco and the Sponsor shall execute and deliver a letter agreement, in a form mutually agreed to by the Company and Prospector, relating to certain information reporting and other obligations of the Surviving Company following the Closing with respect to the Surviving Company’s status as a “passive foreign investment company,” as defined in Section 1297(a) of the Code.

Section 5.26 Disclosure of Personal Information

(a) The Parties confirm that the Personal Information disclosed in connection with this Agreement (the “Disclosed Personal Information”) is necessary for the purposes of determining if Prospector shall proceed with the Transactions, and if the determination is made to proceed with the Transactions, to complete it.

Annex A-76

(b) Prospector shall not use or disclose the Disclosed Personal Information for any purposes other than those related to determining if it shall proceed with the Transactions, the performance of this Agreement or any Ancillary Documents, or the consummation of the Transactions. Prospector shall protect the confidentiality of all Disclosed Personal Information in a manner consistent with security safeguards appropriate to the sensitivity of the information.

(c) Following the consummation of the Transactions, the Parties shall (i) not use or disclose the Disclosed Personal Information for any purposes other than the carrying on of the Business of each Group Company (with use or disclosure of the Disclosed Personal Information being restricted to those purposes for which the information was initially collected, permitted to be used or disclosed before the consummation of the Transactions, or for which additional consent or another legal authority under applicable Privacy Laws was or is obtained or can be relied upon) or as otherwise permitted or required by applicable Laws; (ii) protect the confidentiality of all Disclosed Personal Information in a manner consistent with security safeguards appropriate to the sensitivity of the information; and (iii) give effect to any withdrawal of consent with respect to the Disclosed Personal Information in accordance with applicable Privacy Laws. To the extent applicable Privacy Laws require that impacted individuals be notified of the disclosure of their Personal Information in connection with the consummation of the Transactions, Prospector shall provide such notice to impacted individuals.

(d) If the Transactions do not proceed, Prospector shall securely destroy the Disclosed Personal Information within a reasonable period of time.

Section 5.27 Letters of Transmittal

Prior to the Arrangement Effective Time, the Company shall use commercially reasonable efforts to obtain duly executed Letters of Transmittal in the form or forms mutually agreed to by each of Newco, Prospector, the Exchange Agent and the Company (in any case, such agreement not to be unreasonably withheld, conditioned or delayed) (which, for the avoidance of doubt, shall include a waiver of dissent rights, a grant of an irrevocable proxy (only in the case of shareholders that are not Institutional Investors) and the lock-up language set forth in Exhibit H) from each Company Shareholders.

Section 5.28 Legends

The Company and Newco shall cause the shares of the Surviving Company to be issued to Company Shareholders pursuant to this Agreement (other than with respect to Financing Shares (as defined in Exhibit H)) to bear a legend stating that they are subject to restrictions on transfers as set forth in Exhibit H and provide stop transfer orders to the applicable transfer agent to prevent transfers of these shares in breach of the restrictions on transfer set forth in Exhibit H, to the satisfaction of Prospector.

Article 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties.

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by such Party of the following conditions:

(a) the Company Required Approval of the Company Arrangement Resolution shall have been approved at the Company Shareholders Meeting in accordance with the Interim Order and applicable Law and a certified copy of such Company Arrangement Resolution shall have been delivered to Prospector;

(b) the Final Order shall have been granted in form and substance satisfactory to the Parties, acting reasonably, and the Final Order shall not have been set aside or modified in a manner unacceptable to the Parties, acting reasonably, on appeal or otherwise;

(c) each applicable waiting period or Consent under each Foreign Antitrust Law set forth on Section 6.1(c) of the Prospector Disclosure Schedules relating to the transactions contemplated by this Agreement or any Ancillary Document, and any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement or any Ancillary Document, shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;

Annex A-77

(d) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(e) the Registration Statement/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement/Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(f) the Prospector Shareholder Approval shall have been obtained; and

(g) Newco’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Arrangement Effective Time, Amalco shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and no Party shall have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Arrangement Effective Time, and Amalco Shares (after giving effect, for the avoidance of doubt, to the Prospector Amalgamation and, including, for the avoidance of doubt, the Prospector Common Shares to be issued pursuant to the Transactions) shall have been approved for listing on Nasdaq.

Section 6.2 Other Conditions to the Obligations of Prospector.

The obligations of Prospector to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Prospector of the following further conditions at or prior to the Arrangement Effective Time:

(a) (i) the Company Fundamental Representations that are limited as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein shall be true and correct in all respects and all other Company Fundamental Representations shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not reasonably be expected to cause a Company Material Adverse Effect (provided, that any failure of any such representation and warranty to be true and correct in all respects so as to reasonably be expected to result in the Prospector Amalgamation failing to constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code shall be deemed to cause a Company Material Adverse Effect);

(b) the Company and Newco shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company and Newco, as applicable, under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) the Financing shall have been completed pursuant to the terms of the Subscription Agreements;

(e) immediately after Closing, the Aggregate Closing Financing Proceeds together with any funds in the Trust Account, shall be equal to or greater than $43,000,000;

(f) the Consent and Waiver shall continue to be in full force and effect;

(g) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Prospector the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Prospector;

Annex A-78

(ii) Letters of Transmittal in the form or forms mutually agreed to by each of Newco, Prospector, the Exchange Agent and the Company (in any case, such agreement not to be unreasonably withheld, conditioned or delayed) (which, for the avoidance of doubt, shall include a waiver of dissent rights, a grant of an irrevocable proxy (only in the case of shareholders that are not Institutional Investors) and the lock-up language set forth in Exhibit H) duly executed by the Company and the Company Shareholders holding 66 2/3% of the Company Common Shares immediately prior to the Share Exchange;

(iii) the Registration Rights Agreement duly executed by the applicable Company Shareholders; and

(h) the Prospector Shareholder Redemption, the Prospector Unit Separation, the Prospector Share Issuance, the Prospector Vesting Addition, the Prospector Share Conversion, the Prospector Continuance, the Prospector Amalgamation, the Amalco Share Redemption, the Company Share Conversion, the Share Exchange, and the Company Amalgamation shall have occurred, or shall be scheduled to occur, as applicable, in the order and at the times contemplated by the Parties and as reflected pursuant to this Agreement, the Plan of Arrangement and the Prospector Board Approvals (as applicable).

Section 6.3 Other Conditions to the Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions at or prior to the Arrangement Effective Time:

(a) (i) the Prospector Fundamental Representations that are limited as to “materiality” or “Prospector Material Adverse Effect” or any similar limitation set forth herein shall be true and correct in all respects and all other Prospector Fundamental Representations shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties of Prospector contained in Article 4 (other than the Prospector Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Prospector Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not reasonably be expected to cause a Prospector Material Adverse Effect;

(b) Prospector shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by Prospector under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Prospector Material Adverse Effect has occurred that is continuing;

(d) the Financing shall have been completed pursuant to the terms of the Subscription Agreements;

(e) immediately after the Closing, the Aggregate Closing Financing Proceeds, together with any funds in the Trust Account, shall be equal to or greater than $43,000,000;

(f) the Sponsor Letter Agreement shall continue to be in full force and effect; and

(g) at or prior to the Closing, Prospector shall have delivered, or caused to be delivered, the following documents to the Company:

(i) a certificate duly executed by an authorized officer of Prospector, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied in a form and substance reasonably satisfactory to the Company; and

(ii) the Registration Rights Agreement duly executed by Prospector and the Sponsor;

Annex A-79

Section 6.4 Frustration of Closing Conditions.

The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement. Prospector may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by Prospector’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement.

Article 7
TERMINATION

Section 7.1 Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company or Prospector, as follows:

(a) by mutual written consent of Prospector and the Company;

(b) by Prospector, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Prospector, and (ii) the Termination Date; provided, however, that Prospector is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if Prospector has failed to perform any covenant or agreement set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Prospector by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either Prospector or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2023 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Prospector if Prospector’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (iii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s or any Group Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either Prospector or the Company, if any Governmental Entity shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and nonappealable;

(f) by either Prospector or the Company if the Prospector Shareholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Prospector Shareholders have duly voted and the Prospector Shareholder Approval was not obtained; or

(g) by either Prospector or the Company, if the Company Required Approval in respect of the Company Arrangement Resolution shall not have been obtained at the Company Shareholders Meeting in accordance with the Interim Order and applicable Law.

Annex A-80

Section 7.2 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) Section 5.3(a), this Section 7.2, Article 8 and any corresponding definitions set forth in Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the Parties thereto in accordance with its terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement or Fraud prior to such termination.

Article 8
MISCELLANEOUS

Section 8.1 Non-Survival.

The representations, warranties, agreements and covenants in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement shall terminate at the Closing, except for (a) those covenants and agreements that by their terms expressly contemplate performance in whole or in part after the Closing and (b) this Article 8 and any corresponding definitions set forth in Article 1.

Section 8.2 Entire Agreement; Assignment.

This Agreement (together with the Ancillary Documents including any exhibits and schedules attached hereto or thereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3 Amendment.

This Agreement may be amended or modified only by a written agreement executed and delivered by Prospector and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the respective Parties at the following addresses:

(a) If to Prospector, to:

c/o Prospector Capital Corp.
250 Prospect Street, Suite 200
La Jolla, CA 92037
Attention:	Nick Stone, CFO
E-mail:	Nick@fsinvestors.com

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
1000 De la Gauchetière Street West, Suite 2100
Montréal, Québec H3B 4W5
Attention:	Shahir Guindi
Email:	sguindi@osler.com

Annex A-81

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Joel Rubinstein
Daniel Nussen
Email:	Joel.Rubinstein@whitecase.com
Daniel.Nussen@whitecase.com

(b) If to the Company, to:

LeddarTech Inc.
4535, boul. Wilfrid-Hamel, Suite 240
Québec QC G1P 2J7
Attn:	David Torralbo, Chief Legal Officer
Email:	david.torralbo@Leddartech.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP
1155 René-Lévesque Blvd. West, 41st Floor
Montréal, Québec H3B 3V2
Attn:	Pierre-Yves Leduc
Julien Michaud
Email:	pyleduc@stikeman.com
jmichaud@stikeman.com

with a copy (which shall not constitute notice) to:

Vedder Price P.C.
600 Brickell Ave, Suite 1500
Miami, FL 33131
Attn:	Kenneth A. Gerasimovich
John T. Blatchford
Email:	kgerasimovich@vedderprice.com
jblatchford@vedderprice.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of Canada, including the provisions relating to the Arrangement and the Plan of Arrangement (except that the Cayman Islands Act shall also apply to the Prospector Continuance).

Section 8.6 Fees and Expenses.

Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including, for the avoidance of doubt, any fees and expenses incurred by Prospector or its Affiliates, and including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Company; provided that if this Agreement is terminated pursuant to Section 7.1(c), Section 7.1(f) or Section 7.1(g) (but only because any Affiliate of Prospector failed to vote in favor of the Company Arrangement Resolution), or if the condition to Closing set forth in Section 6.1(g) could not be satisfied by the Termination Date (provided that the Company is not then in breach of this Agreement so as to prevent any condition to Closing set forth in Article 6 from being satisfied), then the Company shall not be required

Annex A-82

to pay, or cause to be paid, any Prospector Expenses (other than fees and expenses incurred in connection with the Financing by Prospector or an Affiliate of Prospector that is an Investor, which fees and expenses shall be governed by the Subscription Agreements and the documents referred to thereto). For greater certainty, (a) if the Closing occurs, then the Surviving Company (as successor to Prospector and the Company) shall pay, or cause to be paid, upon Closing, all Unpaid Prospector Expenses and all Unpaid Company Expenses, and (b) if this Agreement is terminated for any reason other than pursuant to Section 7.1(c), Section 7.1(f) or Section 7.1(g) (but only because any Affiliate of Prospector failed to vote in favor of the Company Arrangement Resolution), or if the condition to Closing set forth in Section 6.1(g) could not be satisfied by the Termination Date (provided that the Company is not then in breach of this Agreement so as to prevent any condition to Closing set forth in Article 6 from being satisfied), then the Company shall pay, or cause to be paid, within two (2) Business Days following such termination, all Prospector Expenses that are unpaid as of the date of termination.

Section 8.7 Construction; Interpretation.

The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) unless otherwise indicated, references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Prospector, any documents or other materials posted to the electronic data room located at www.services.intralinks.com under the name “Project Rise” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules.

All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Prospector Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Prospector Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Prospector Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Annex A-83

Section 8.9 Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.11, Section 5.12 and the subsequent sentence of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).

Section 8.10 Severability.

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures.

This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of Prospector.

For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “to Prospector’s knowledge” and “to the knowledge of Prospector” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the Prospector Disclosure Schedules. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the Prospector Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse.

This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and none of the Representatives of Prospector (including the Sponsor) or the Company (including directors, officers, employees and shareholders) shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.

Section 8.14 Extension; Waiver.

At any time prior to the Closing (and in the case of Prospector, prior to receipt of the Prospector Shareholder Approval), (a) the Company may (i) extend the time for the performance of any of the obligations or other acts of Prospector set forth herein, (ii) waive any inaccuracies in the representations and warranties of Prospector set forth herein or in any document delivered by Prospector or (iii) waive compliance by Prospector with any of the agreements or conditions set forth herein and Prospector may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or in any document delivered by the Company or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed

Annex A-84

as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial.

THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction.

Except as it relates to the Arrangement and the Plan of Arrangement, each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York or the federal courts located in the State of New York, for the purposes of any Proceeding (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail or internationally recognized courier service to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding.

Section 8.17 Remedies.

Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement)

Annex A-85

in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18 Trust Account Waiver.

Reference is made to the final prospectus of Prospector, filed with the SEC on January 11, 2021 (the “Prospectus”). The Company hereby represents and warrants that it has read the Prospectus and acknowledges and agrees and understands that Prospector has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Prospector’s public shareholders (including overallotment shares acquired by Prospector’s underwriters, the “Public Shareholders”), and Prospector may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Prospector entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, nor any of its Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Prospector or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its controlled Affiliates and Representatives, as applicable, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Prospector or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Prospector or its Affiliates). To the extent that the Company or any of its respective controlled Affiliates commences any action based upon, in connection with, relating to or arising out of any matter relating to Prospector or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Prospector or its Representatives, the Company hereby acknowledges and agrees that its and its controlled Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its controlled Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom to Prospector Shareholders) or any amounts contained therein. In the event that the Company or any of its respective controlled Affiliates commences action based upon, in connection with, relating to or arising out of any matter relating to Prospector or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom to the Prospector Shareholders), whether in the form of money damages or injunctive relief, Prospector and its Representatives, as applicable, shall be entitled to recover from the Company and its respective controlled Affiliates, as applicable, the associated legal fees and costs in connection with any such action, in the event Prospector or its Representatives, as applicable, prevails in such action. This Section 8.18 shall survive termination of this Agreement for any reason and continue indefinitely.

Section 8.19 Conflicts and Privilege.

(a) Each of the Parties, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agrees that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of Prospector immediately prior to the Prospector Amalgamation, the shareholders or holders of other equity interests in the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (collectively, the “Prospector Group”), on the one hand, and (y) the Surviving Company or any Group Company, on the other hand, any legal counsel, including White & Case LLP (“W&C”), Osler, Hoskin & Harcourt LLP (“Osler”) and Maples and Calder

Annex A-86

(Cayman) LLP (“Maples”), that represented Prospector or the Sponsor prior to the Closing, may represent the Sponsor or any other member of the Prospector Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, any Group Company or any of their respective Subsidiaries, and even though such counsel may have represented Prospector in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, any other Group Company, any of their respective Subsidiaries or the Sponsor or any of its Affiliates. The Parties, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, action, suit or other similar proceeding arising out of or relating to, this Agreement, any Ancillary Document or the Transactions) between or among Prospector, the Sponsor or any member of the Prospector Group, on the one hand, and W&C, Osler or Maples on the other hand (the “Prospector Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Closing and belong to the Prospector Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company, any Group Company or any of their Subsidiaries or Affiliates. The Parties, together with their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person not in the Prospector Group may use or rely on any of the Prospector Privileged Communications, whether located in the records or email server of Prospector, any Group Company, the Surviving Company or their respective Subsidiaries, in any dispute, claim, action, suit or other similar Proceeding against or involving any of the Parties after the Closing, and the Parties, together with their respective Affiliates, Subsidiaries, successors or assigns, agree not to assert that any privilege has been waived as to the Prospector Privileged Communications, by virtue of the Closing.

(b) Each of the Parties, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agrees that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Surviving Company or any of the Group Companies, or any of their respective directors, members, partners, officers, employees or Affiliates (collectively, the “Combined Company Group”), on the one hand, and (y) any member of the Prospector Group, on the other hand, any legal counsel, including Vedder Price LLP (“Vedder Price”) and Stikeman Elliott LLP (“Stikeman”), that represented the Company prior to the Closing may represent any member of the Combined Company Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, the Group Companies or any of their respective Subsidiaries, and even though such counsel may have represented the Surviving Company, any of the Group Companies or any of their respective Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, any of the Group Companies or any of their respective Subsidiaries. The Parties, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or claim, action, suit or other similar proceeding arising out of or relating to, this Agreement, any Ancillary Document or the Transactions) between or among the Surviving Company or any Group Company, on the one hand, and Vedder Price or Stikeman, on the other hand (the “Company Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Closing and belong to the Combined Company Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company, any Group Company or any of their respective Subsidiaries or Affiliates. The Parties, together with their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person not in the Combined Company Group may use or rely on any of the Company Privileged Communications, whether located in the records or email server of Prospector, the Group Companies, the Surviving Company or their respective Subsidiaries, in any dispute, claim, action, suit or other similar proceeding against or involving any of the Parties after the Closing, and the Parties, together with their respective Affiliates, Subsidiaries, successors or assigns, agree not to assert that any privilege has been waived as to the Company Privileged Communications, by virtue of the Closing.

* * * * *

Annex A-87

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

PROSPECTOR CAPITAL CORP.
By:	/s/ Derek Kenneth Aberle
	Name:	Derek Kenneth Aberle
	Title:	Chief Executive Officer
LEDDARTECH INC.
By:	/s/ Charles Boulanger
	Name:	Charles Boulanger
	Title:	Chief Executive Officer
LEDDARTECH HOLDINGS INC.
By:	/s/ Charles Boulanger
	Name:	Charles Boulanger
	Title:	Chief Executive Officer

Annex A-88

EXHIBIT A
Form of Company Arrangement Resolution

See attached.

Annex A-89

COMPANY ARRANGEMENT RESOLUTION

LEDDARTECH INC.

BE IT RESOLVED THAT:

1.           The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) involving LeddarTech Inc. (the “Corporation”), LeddarTech Holdings Inc. (“LTHI”), Prospector Capital Corp. (“Prospector”) and their securityholders pursuant to the business combination agreement dated June 12, 2023, among the Corporation, Prospector and LTHI (as it may be amended, modified or supplemented from time to time, the “Business Combination Agreement”) all as more particularly described and set forth in the management information circular of the Corporation dated [•], 2023 (the “Circular”) accompanying the notice of this meeting as it may be amended, modified or supplemented in accordance with the Business Combination Agreement, is hereby authorized, approved and adopted.

2.           The (i) Business Combination Agreement and the Ancillary Documents (as defined in the Business Combination Agreement) to which the Corporation is or will be a party; (ii) actions of the directors of the Corporation in approving the Arrangement, the Business Combination Agreement and the Ancillary Documents to which the Corporation is or will be a party; and (iii) actions of the directors and officers of the Corporation in executing and delivering the Business Combination Agreement and the Ancillary Documents to which the Corporation is or will be a party (and any amendments, modifications or supplements thereto) and causing the performance by the Corporation of its obligations thereunder, in each case be and are hereby confirmed, ratified, authorized and approved.

3.           The plan of arrangement (as it may be modified or amended in accordance with the Business Combination Agreement and its terms, the “Plan of Arrangement”), the full text of which is set out in Appendix [•] to the Circular, is hereby authorized, approved and adopted.

4.           The Corporation is hereby authorized to apply for a final order from the Superior Court of Justice of Québec to approve the Arrangement on the terms set forth in the Business Combination Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented).

5.           Notwithstanding that this resolution has been passed (and the Arrangement approved) by the shareholders of the Corporation or that the Arrangement has been approved by the Superior Court of Justice of Québec, the directors of the Corporation be and are hereby authorized and empowered without further notice to, or approval of, the shareholders of the Corporation (i) to amend the Business Combination Agreement or the Plan of Arrangement (or both); and (ii) not to proceed with the Arrangement and any related transactions, in each case, subject to the terms of the Business Combination Agreement.

6.           Any officer or director of the Corporation be and is hereby authorized, empowered and directed, acting for, in the name and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, for filing with the Director appointed under section 260 of the CBCA, articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Business Combination Agreement or the Plan of Arrangement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.           Any officer or director of the Corporation be and is hereby authorized, empowered and directed, acting for, in the name and on behalf of the Corporation, to execute or cause to be executed, and to deliver or to cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

Annex A-90

EXHIBIT b
Form of Plan of arrangement

See attached.

Annex A-91

PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE
CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1         In this Plan of Arrangement, any capitalized term used herein and not defined in this Section 1.1 will have the meaning ascribed thereto in the Business Combination Agreement. Unless the context otherwise requires, the following words and phrases used in this Plan of Arrangement will have the meanings hereinafter set out:

“Affected Securities” means, collectively, the Company Shares, the Company Options, the Prospector Shares and the Prospector Warrants;

“Affected Securityholders” means, collectively, the Company Shareholders, holders of Company Options, holders of Prospector Shares and holders of Prospector Warrants;

“Allocation Schedule” means the allocation schedule to be delivered no later than five (5) Business Days prior to the Effective Date by the Company to Prospector and Newco (and to be delivered by Newco to the Exchange Agent thereafter) in accordance with Section 2.3 of the Business Combination Agreement;

“Amalco” has the meaning ascribed thereto in Section 3.1(a) of this Plan of Arrangement;

“Amalco Common Shares” means common shares of Amalco;

“Amalco Earnout Special Shares” means the 1,000,000 Class B Non-Voting Special Shares, 1,000,000 Class C Non-Voting Special Shares, 1,000,000 Class D Non-Voting Special Shares, 1,000,000 Class E Non-Voting Special Shares and 1,000,000 Class F Non-Voting Special Shares in the capital of Amalco, convertible into Amalco Common Shares and redeemable in accordance with their terms;

“Amalco Share Redemption” has the meaning ascribed thereto in Section 3.1(c) of this Plan of Arrangement;

“Amalco Shares” means the Amalco Common Shares, Amalco Sponsor Special Shares and Amalco Earnout Special Shares;

“Amalco Sponsor Special Shares” means the Prospector New Sponsor Special Shares exchanged pursuant to the Prospector Amalgamation;

“Amalco Vesting Sponsor Warrants” means Prospector New Vesting Sponsor Warrants held by the Sponsor as exchanged for Amalco Warrants pursuant to the Prospector Amalgamation, which will be subject to the same vesting conditions as the Prospector New Vesting Sponsor Warrants as set out in the Sponsor Letter Agreement;

“Amalco Warrants” means each warrant of Amalco to purchase one Amalco Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the Amalco Vesting Sponsor Warrants as set forth in the Allocation Schedule;

“Arrangement” means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Business Combination Agreement or Article 7 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Company and Prospector, each acting reasonably;

“Arrangement Dissent Rights” has the meaning ascribed thereto in Section 4.1 of this Plan of Arrangement;

“Arrangement Effective Time” means 4:30 p.m. (Montreal time) on the Effective Date, which time shall be after the Prospector Transactions, or such other time as the Company and Prospector may agree upon in writing;

Annex A-92

“Business Combination Agreement” means the business combination agreement made as of June 12, 2023 by and among the Company, Newco and Prospector, including all exhibits and schedules annexed thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“CBCA” means the Canada Business Corporations Act and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Company” means LeddarTech Inc., a corporation incorporated under the laws of Canada;

“Company Amalgamation” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Company Amalgamation Effective Time” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Company Articles” means the articles of incorporation of the Company, as amended from time to time (including by those articles of amendment of the Company dated November 1, 2021);

“Company Class M Shares” means the Class M preferred shares of the Company;

“Company Common Shares” means the common shares of the Company;

“Company Common Shareholders” means, at any time, the holders of Company Common Shares issued and outstanding at such time and “Company Common Shareholder” means any one of them;

“Company Equity Plans” means, collectively, (a) the Fourth Amended and Restated Option Plan of the Company, dated April 15, 2020 (as amended from time to time), (b) the Company Management Stock Option Plans, and (c) each other plan, including any applicable sub-plan, that provides for the award to any current or former director, manager, officer, employee, individual independent contractor, consultant or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company;

“Company Management Stock Option Plans” means the three (3) Management Stock Option Plans of the Company, dated June 18, 2015, December 19, 2017 and September 30, 2020 (as amended from time to time);

“Company M-Options” means the outstanding options to purchase Company Class M Shares granted pursuant to the Company Management Stock Option Plans;

“Company Options” means the outstanding options to purchase Company Shares granted pursuant to a Company Equity Plan;

“Company Preferred Shareholders” means, at any time, the holders of Company Preferred Shares issued and outstanding at such time and “Company Preferred Shareholder” means any one of them;

“Company Preferred Shares” the preferred shares of the Company designated as “Class A preferred shares”, “Class B preferred shares”, “Class C preferred shares”, “Class D-1 preferred shares”, “Class D-2 preferred shares” or “Class M preferred shares” issuable in series of “Class M preferred shares, series 2014”, “Class M preferred shares 2017” and “Class M preferred shares, series 2020” pursuant to the Company Articles;

“Company Share Conversion” has the meaning ascribed thereto in Section 3.1(f) of this Plan of Arrangement;

“Company Shareholders” means, at any time, the holders of Company Common Shares, Company Preferred Shares or both, in each case issued and outstanding at such time and “Company Shareholder” means any one of them;

“Company Shareholders Agreement” means the amended and restated unanimous shareholders agreement entered into as of November 1, 2021 among all the shareholders of the Company and the Company as amended, supplemented, restated or replaced from time to time;

“Company Shares” means, collectively, Company Common Shares and Company Preferred Shares;

“Court” means the Superior Court of Québec;

Annex A-93

“Dissenting Shareholders” means a registered Company Shareholder (other than a Supporting Company Shareholder) who exercises Arrangement Dissent Rights in respect of the Company Arrangement Resolution in compliance with the dissent procedures set out in this Plan of Arrangement and the Interim Order or the CBCA, as applicable, and who has not withdrawn or been deemed to have withdrawn such exercise of Arrangement Dissent Rights;

“Effective Date” means the date upon which the Arrangement becomes effective as provided in this Plan of Arrangement;

“holder”, when used with reference to any securities of the Company, means the holder of such securities shown from time to time in the central securities register maintained by or on behalf of Company in respect of such securities;

“Interim Order” means the interim order of the Court contemplated by Section 2.1(a) of the Business Combination Agreement and made pursuant to section 192(4) of the CBCA, in a form acceptable to the Company and Prospector, each acting reasonably providing for, among other things, the calling and holding of the Company Shareholders Meeting, as the same may be amended by the Court or with the consent of Prospector and the Company, such consent not to be unreasonably withheld, conditioned or delayed, provided that any such amendment is reasonably acceptable to each of the Company and Prospector;

“Letter of Transmittal” means the letter of transmittal to be provided by the Company to the Company Shareholders which provides a means for the delivery of any certificates representing Company Shares to the Exchange Agent and for instructions to be given by such Company Shareholder to the Exchange Agent for the delivery of the Exchange Consideration;

“Newco” means LeddarTech Holdings Inc., a corporation incorporated under the laws of Canada;

“Prospector” means Prospector Capital Corp, a Cayman Islands exempted company, and any successor thereof;

“Prospector Amalgamation” has the meaning ascribed thereto in Section 3.1(a) of this Plan of Arrangement;

“Prospector Class A Shares” means Prospector’s Class A ordinary shares, $0.0001 par value.

“Prospector Common Shares” means Prospector Class A Shares after giving effect to the Prospector Continuance;

“Prospector New Sponsor Special Shares” means Prospector Sponsor Special Shares after giving effect to the Prospector Continuance;

“Prospector New Warrant” means Prospector Warrants after giving effect to the Prospector Continuance;

“Prospector Transactions” means, sequentially, (i) the Prospector Shareholder Redemption, (ii) the Prospector Share Issuance, and (iii) the Prospector Continuance, as set out in the Business Combination Agreement, all of which shall occur on the Effective Date and prior to the Arrangement Effective Time;

“Prospector Vesting Sponsor Warrants” has the meaning set forth in the Business Combination Agreement.

“Prospector New Vesting Sponsor Warrants” means Prospector Vesting Sponsor Warrants after giving effect to Prospector Continuance.

“Prospector Warrants” means each warrant to purchase one Prospector Class A Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and Sponsor Letter Agreement, and shall include the Prospector Vesting Sponsor Warrants as set forth in the Allocation Schedule.

“Plan of Arrangement” means this plan of arrangement and any amendments, supplements, modifications or variations hereto made in accordance with this Plan of Arrangement, the applicable provisions of the Business Combination Agreement, or upon the direction of the Court in the Final Order with the prior written consent of the Company and Prospector, each acting reasonably;

Annex A-94

“Pro Rata Ownership” means each Company Shareholder’s pro rata interest in the issued and outstanding Company Common Shares immediately prior to the Share Exchange;

“Rollover Equity Awards” means an equity award with respect to the Surviving Company Shares that is received in exchange for a Company Equity Award upon disposition and cancellation of such Company Equity Award.

“Share Exchange” has the meaning ascribed thereto in Section 3.1(h) of this Plan of Arrangement;

“Surviving Company” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Surviving Company Arrangement Options” has the meaning ascribed thereto in Section 3.1(k)(iii) of this Plan of Arrangement;

“Surviving Company Common Shares” means the Amalco Common Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Earnout Special Shares” means the Amalco Earnout Special Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Equity Inventive Plan” means the equity incentive plan adopted by the board of directors of the Company immediately prior to the Arrangement Effective Time;

“Surviving Company Shares” means, collectively, the Surviving Company Common Shares, the Surviving Company Sponsor Special Shares, and the Surviving Company Earnout Special Shares;

“Surviving Company Sponsor Special Shares” means the Amalco Sponsor Special Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Warrants” means each warrant of Surviving Company to purchase one Surviving Company Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the Surviving Company Vesting Sponsor Warrants as set forth in the Allocation Schedule;

“Surviving Company Vesting Sponsor Warrants” means Amalco Vesting Sponsor Warrants outstanding immediately after the Company Amalgamation; and

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

1.2         In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)         the division of this Plan of Arrangement into Articles and Sections and the further division thereof into subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, Section or subsection refers to the specified Article, Section or subsection to this Plan of Arrangement;

(b)         time periods within or following which any payment is to be made or act is to be done will be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a Business Day, such time period will be extended to the next Business Day following the day on which it would otherwise end;

(c)         the terms “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto;

(d)         words importing the singular number only will include the plural and vice versa and words importing the use of any gender will include all genders;

(e)         the word “including” means “including, without limiting the generality of the foregoing”;

Annex A-95

(f)          a reference to a statute is to that statute as now enacted or as the statute may from time to time be amended, re-enacted or replaced and includes any regulation, rule or policy made thereunder; and

(g)         all references to cash or currency in this Plan of Arrangement are to United States dollars unless otherwise indicated.

1.3         This Plan of Arrangement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE 2
BUSINESS COMBINATION AGREEMENT

2.1         This Plan of Arrangement is made pursuant to and subject to the provisions of the Business Combination Agreement and constitutes an arrangement as referred to in Section 192 of the CBCA. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement will govern.

2.2         This Plan of Arrangement and the Arrangement will become effective as of the Arrangement Effective Time and will be binding without any further authorization, act or formality on the part of the Court or any Person, on the Affected Securityholders, Prospector, Newco, the Company, Amalco, Surviving Company and the Exchange Agent from and after the Arrangement Effective Time.

ARTICLE 3
ARRANGEMENT

3.1         On the Effective Date, the following transactions will occur and will be deemed to occur sequentially, at the times and in the order set out below and without any further authorization, act or formality required on the part of any Person, except as otherwise expressly provided herein:

(a)         At 2:30 p.m. (Montreal time), Prospector shall complete the Prospector Continuance pursuant to which Prospector shall be continued from the Cayman Islands to the laws of Canada and domesticate as a company existing under the CBCA and adopt the A&R Prospector Governing Documents;

(b)         At 4:30 p.m. (Montreal time), Prospector and Newco shall amalgamate to continue as one corporate entity (as so amalgamated, “Amalco”) with the same effect as if they were amalgamated under section 186 of the CBCA (the “Prospector Amalgamation”), except that the separate legal existence of Newco shall not cease and Newco shall survive the Prospector Amalgamation as Amalco, and for the avoidance of doubt, the Prospector Amalgamation together with the transactions described in Section 3.1(c) are intended to qualify as a reorganization within the meaning of section 368(a)(1)(F) of the Code for all United States federal income tax purposes and the Prospector Amalgamation is intended to qualify as an “amalgamation” for purposes of subsection 87(1) of the Tax Act. Pursuant to the Prospector Amalgamation:

(i)        each Prospector Common Share outstanding immediately prior to the Prospector Amalgamation will be converted to one Amalco Common Share, each holder of Prospector Common Shares so converted will be added to the register of holders of Amalco Common Shares, and each Prospector Common Share will be cancelled without any repayment of capital;

(ii)         each Prospector New Earnout Special Share, if any, outstanding immediately prior to the Prospector Amalgamation will be converted, on a class-by-class basis, to one Amalco Earnout Special Share, each holder of Prospector New Earnout Special Shares so converted will be added to the register of holders of Amalco Earnout Special Shares and each Prospector New Earnout Special Share so converted will be cancelled without any repayment of capital;

(iii)        each Prospector New Sponsor Special Share outstanding immediately prior to the Prospector Amalgamation will be converted to one Amalco Sponsor Special Share, each holder of Prospector New Sponsor Special Shares so converted will be added to the register of holders of Amalco Sponsor Special Shares and each Prospector New Sponsor Special Share so converted will be cancelled without any repayment of capital;

Annex A-96

(iv)        the Newco Share outstanding immediately prior to the Prospector Amalgamation will be converted into one Amalco Common Share, the holder of the Newco Share so converted will be added to the register of holders of Amalco Common Shares and such Newco Share so converted will be cancelled without any repayment of capital;

(v)         each Prospector New Warrant that is outstanding immediately prior to the Prospector Amalgamation shall be exchanged for one Amalco Warrant (which shall include all outstanding Prospector New Vesting Sponsor Warrants being exchanged solely for Amalco Vesting Sponsor Warrants and no other Prospector New Warrants being exchanged for Amalco Vesting Sponsor Warrants), subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement and, as applicable, the Sponsor Letter Agreement;

(vi)        the name of Amalco will be LeddarTech Holdings Inc.;

(vii)       the registered office of Amalco will be the same registered office as Newco;

(viii)      the articles of amalgamation of Amalco will continue in the form of the articles of incorporation of Newco, as amended;

(ix)        the by-laws of Newco will continue as the by-laws of Amalco;

(x)         the directors of Amalco will be Nicholas J. Stone, Derek Kenneth Aberle and [•];

(xi)        the stated capital of Amalco will be the sum of the stated capital of Prospector and Newco;

(xii)       Amalco will own and hold all property of Prospector and Newco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such Prospector Amalgamation, and all obligations of Prospector and Newco, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;

(xiii)      Amalco will continue to be liable for the obligations of Prospector and Newco;

(xiv)      all rights, contracts, permits and interests of Prospector and Newco will continue as rights, contracts, permits and interests of Amalco and, for greater certainty, the Prospector Amalgamation will not constitute a transfer or assignment of the rights or obligations of Prospector and Newco under any such rights, contracts, permits and interests;

(xv)       any existing cause of action, claim or liability to prosecution will be unaffected;

(xvi)      a civil, criminal or administrative action or proceeding pending by or against Prospector or Newco may be continued by or against Amalco; and

(xvii)     a conviction against, or ruling, order or judgment in favour of or against, Prospector or Newco may be enforced by or against Amalco;

(c)         at 4:35 p.m. (Montreal time), the Amalco Common Share held by the Company will be purchased for cancellation by Amalco for cash equal to the subscription price for the Newco Share for which such Amalco Common Share was converted pursuant to Section 3.1(b)(iv) (the “Amalco Share Redemption”);

(d)         immediately following the Amalco Share Redemption, notwithstanding the terms of the Company Shareholders Agreement, the Company Shareholders Agreement will be terminated and the parties to the Company Shareholders Agreement will cease to have any rights or obligations under the Company Shareholders Agreement;

(e)         immediately following the termination of the Company Shareholders Agreement, the Company will, subject to and in accordance with the terms and conditions of the Subscription Agreements, issue such number of Initial Investors Tranche B Notes and Additional Investors Notes to the Investors as contemplated by the Subscription Agreements;

Annex A-97

(f)          at 4:40 p.m. (Montreal time), each Company Preferred Share held by a Company Preferred Shareholder immediately prior to the Arrangement Effective Time will be converted into and exchanged for a number non-assessable Company Common Share(s) to be determined in accordance with the terms of Part II B. (5) and Part II C. (5) of the Company Articles and as set forth in the Allocation Schedule (the “Company Share Conversion”):

(i)          such Company Preferred Shareholder will cease to have any rights as the registered holder of Company Preferred Shares (other than the right to receive the consideration contemplated by this Section 3.1(f)); and

(ii)         the name of such Company Preferred Shareholder will be removed as the registered holder of such Company Preferred Shares from the applicable securities register of the Company maintained by or on behalf of the Company and added as a registered holder of Company Common Shares on the applicable securities register of the Company maintained by or on behalf of the Company, and such Company Preferred Shares will be cancelled;

(g)         immediately following the Company Share Conversion, each Company Common Share (including any Company Common Shares issued to Company Preferred Shareholders pursuant to Section 3.1(f)) held by a Dissenting Shareholder will be deemed to be transferred and assigned by such Dissenting Shareholder to the Company free and clear of all Charges, in accordance with, and for the consideration contemplated in, Article 4:

(i)          each Dissenting Shareholder will cease to have any rights as a registered holder of Company Common Shares other than the right to receive (A) the consideration contemplated by Article 4, and (B) any dividends and other distributions payable in respect of the Company Common Shares held by such Dissenting Shareholder as of the Arrangement Effective Time, to the extent applicable, in each case less any amounts required to be withheld in accordance with Section 6.2, as applicable;

(ii)         each Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each Company Common Shares held by such Dissenting Shareholder; and

(iii)        the name of each Dissenting Shareholder will be removed as the registered holder of Company Common Shares from the applicable central securities register of the Company maintained by or on behalf of the Company and at such time, such Dissenting Shareholder will have the rights set out in Section 4.1;

(h)         at 7:00 p.m. (Montreal time), each Company Common Share (including any Company Common Shares issued to Company Preferred Shareholders pursuant to Section 3.1(f)) held by a Company Common Shareholder (other than, for the avoidance of doubt, a Dissenting Shareholder) immediately prior to effecting the steps in this Section 3.1(h) will be transferred to Amalco in consideration for that number of Amalco Common Shares and Amalco Earnout Special Shares as set forth in the Allocation Schedule, which number of Amalco Earnout Special Shares to be issued to a Company Common Shareholder pursuant to this Section 3.1(h) shall be in proportion to such Company Common Shareholder’s Pro Rata Ownership (the “Share Exchange”):

(i)          such Company Common Shareholder will cease to have any rights as a registered holder of Company Common Shares other than the right to receive (A) the consideration contemplated by this Section 3.1(h), and (B) any dividends and other distributions payable in respect of the Company Common Shares as of immediately prior to effecting the steps in this Section 3.1(h), in each case less any amounts required to be withheld in accordance with Section 6.2;

(ii)         the name of such Company Common Shareholder will be removed as the registered holder of such Company Common Shares from the applicable securities register of the Company maintained by or on behalf of the Company, and added as a registered holder of Amalco Common Shares and/or Amalco Earnout Special Shares on the applicable securities register of Amalco maintained by or on behalf of Amalco; and

Annex A-98

(iii)        Amalco will be recorded as the registered holder of such Company Common Shares so transferred and acquired in accordance with this Section 3.1(h) and will be deemed to be the legal and beneficial owner thereof free and clear of all Charges;

(i)          immediately following the Share Exchange, the stated capital of all Company Shares shall be reduced to $1.00 in the aggregate, without payment or distribution;

(j)          at 7:05 p.m. (Montreal time), the Company and Amalco shall amalgamate to continue as one corporate entity (the “Surviving Company”), with the same effect as if they were amalgamated under section 184 and section 186 of the CBCA (the “Company Amalgamation”), except that the separate legal existence of Amalco shall not cease and Amalco shall survive the Company Amalgamation as the Surviving Company, and, for the avoidance of doubt, the Company Amalgamation together with the transactions described in Section 3.1(h) and Section 3.1(k) are intended to qualify as a reorganization within the meaning of section 368(a)(1)(A) of the Code for all United States federal income tax purposes and the Company Amalgamation is intended to qualify as an “amalgamation” for purposes of subsection 87(1) of the Tax Act. Upon the occurrence of the Company Amalgamation (the “Company Amalgamation Effective Time”) and thereafter:

(i)          each Amalco Common Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Common Share, and each holder of such Amalco Common Shares will be reflected on the register of holders of Surviving Company Common Shares;

(ii)         each Amalco Earnout Special Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Earnout Special Share, and each holder of such Amalco Earnout Special Shares will be reflected on the register of holders of Surviving Company Earnout Special Shares;

(iii)        each Amalco Sponsor Special Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Sponsor Special Share, and each holder of such Amalco Sponsor Special Shares will be reflected on the register of holders of Surviving Company Sponsor Special Shares;

(iv)        each Amalco Warrant outstanding immediately prior to the Company Amalgamation shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Warrant (including each Amalco Vesting Sponsor Warrant outstanding immediately prior to the Company Amalgamation, which shall be exchanged solely for one Surviving Company Vesting Sponsor Warrant and no other Amalco Warrant shall be exchanged for a Surviving Company Vesting Sponsor Warrant);

(v)         the name of Surviving Company will be LeddarTech Holdings Inc.;

(vi)        the registered office of Surviving Company will be the same registered office as Amalco;

(vii)       the articles of amalgamation of Amalco will continue as the articles of amalgamation of Surviving Company;

(viii)      the by-laws of Amalco will continue as the by-laws of the Surviving Company;

(ix)        the directors of Surviving Company will be Nicholas J. Stone, Derek Kenneth Aberle and [•];

(x)         the stated capital of Surviving Company will be the stated capital of Amalco;

Annex A-99

(xi)        Surviving Company will own and hold all property of the Company and Amalco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such Company Amalgamation, and all obligations of the Company and Amalco, whether arising by contract or otherwise, may be enforced against Surviving Company to the same extent as if such obligations had been incurred or contracted by it;

(xii)       Surviving Company will continue to be liable for the obligations of the Company and Amalco;

(xiii)      the Surviving Company Equity Incentive Plan will continue in full force and effect;

(xiv)      all rights, contracts, permits, hypothecs, guarantees and interests of the Company and Amalco will continue as rights, contracts, permits, hypothecs, guarantees and interests of Surviving Company and, for greater certainty, the Company Amalgamation will not constitute a transfer or assignment of the rights or obligations of the Company and Amalco under any such rights, contracts, permits, hypothecs, guarantees and interests, including for the avoidance of any doubt, Initial Investors Tranche A Notes, Initial Investors Tranche B Notes and Additional Investors Notes shall each continue as, respectively, Initial Investors Tranche A Notes, Initial Investors Tranche B Notes and Additional Investors Notes of Surviving Company;

(xv)       any existing cause of action, claim or liability to prosecution will be unaffected;

(xvi)      a civil, criminal or administrative action or proceeding pending by or against the Company or Amalco may be continued by or against Surviving Company; and

(xvii)     a conviction against, or ruling, order or judgment in favour of or against, the Company or Amalco may be enforced by or against Surviving Company;

(k)         at 7:10 p.m. (Montreal time):

(i)          each Company Option (other than the Company M-Options) outstanding immediately prior to the Arrangement Effective Time shall be cancelled for no compensation or consideration whatsoever, and any rights, entitlements or obligations associated with such Company Options, including, but not limited to, the right to exercise such Company Options for Company Shares, shall cease and be of no further force or effect, and the name of the holder thereof will be removed from the applicable securities register of the Company;

(ii)         notwithstanding section 4.10 of each of the Company Management Stock Option Plans, each Company M-Option outstanding immediately prior to the Arrangement Effective Time shall be exchanged for an option to purchase a number of Surviving Company Common Shares equal to the number of Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Surviving Company Equity Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent), and the portion of the Surviving Company Earnout Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award pursuant to and in accordance with Section 2.7(a)(iii) of the Business Combination Agreement and the Allocation Schedule. Each such Rollover Equity Award shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company M-Option immediately prior to the Arrangement Effective Time (provided that the rights set forth in section 4.10 of each of the Company Management Stock Option Plans shall be extinguished together with any other rights similar to the rights set forth in section 4.10(y) of the Company Management Stock Option Plans enabling the request for payment of an amount in cash by the Company under the Company Management Stock Option Plans), subject to the adjustments required by this Section 3.1(k)(i)(ii) after giving effect to the Arrangement;

Annex A-100

(iii)        notwithstanding the foregoing, if it is determined in good faith by board of directors of the Surviving Company that the excess of the aggregate fair market value of the Surviving Company Common Shares subject to an option to purchase a number of Surviving Company Common Shares (a “Surviving Company Arrangement Option”) immediately after the issuance of the Surviving Company Arrangement Option over the aggregate option exercise price for such shares pursuant to the Surviving Company Arrangement Option (such excess referred to herein as the “In the Money Amount” of the Surviving Company Arrangement Option) would otherwise exceed the excess of the aggregate fair market value of the Company Shares subject to the Company Option in exchange for which the Surviving Company Arrangement Option was issued immediately before the issuance of the Surviving Company Arrangement Option over the aggregate option exercise price for such shares pursuant to the Company Option (such excess referred to as the “In the Money Amount” of the Company Option), the previous provisions will be modified so that the In the Money Amount of the Surviving Company Arrangement Option does not exceed the In the Money Amount of the Company Option in accordance with subsection 7(1.4) of the Tax Act but only to the extent necessary;

(l)          notwithstanding the terms of each Company Equity Plan, each Company Equity Plan will be terminated, and the Company and any holder of Company Options immediately prior to the steps in Section 3.1(k) will cease to have any rights or obligations under each Company Equity Plan.

The transactions provided for in this Section 3.1 will be deemed to occur on the Effective Date notwithstanding that certain of the procedures related hereto are not completed until after the Effective Date (and provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur and, if they occur, all of the foregoing will be deemed to occur without further act or formality).

ARTICLE 4
RIGHTS OF DISSENT

4.1         In connection with the Arrangement, each registered Company Shareholder (other than a Supporting Company Shareholder) may exercise rights of dissent (the “Arrangement Dissent Rights”) with respect to the Company Shares held by such Company Shareholder pursuant to Section 190 of the CBCA, as modified by the Interim Order and this Section 4.1; provided that, notwithstanding Section 190(5), the written objection to the Company Arrangement Resolution referred to in such section of the CBCA must be received by the Company not later than 4:00 p.m. (Montreal time) on the day that is two Business Days preceding the Company Shareholders Meeting.

4.2         Dissenting Shareholders who duly exercise their Arrangement Dissent Rights and are ultimately entitled to be paid by the Company the fair value for their Company Common Shares (1) shall be deemed to not to have participated in the transactions in Article 3 (other than Section 3.1(g)); (2) shall be deemed to have transferred and assigned such Company Common Shares held by them in respect of which Arrangement Dissent Rights have been validly exercised to the Company, free and clear of all Liens, in accordance with Section 3.1(g); (3) will be entitled to be paid the fair value of such Company Common Shares by the Company, which fair value, notwithstanding anything to the contrary contained in the CBCA, shall be determined as of the close of business on the day before the Company Arrangement Resolution was adopted at the Company Shareholders Meeting; and (4) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Shareholders not exercised their Arrangement Dissent Rights in respect of such Company Common Shares. Any payment to a Dissenting Shareholder in respect of his, her, or its Company Common Shares pursuant to this Section 4.2 is intended to qualify as a redemption under section 302(a) of the Code for all United States federal income tax purposes.

4.3         Dissenting Shareholders who are ultimately not entitled, for any reason, to be paid by the Company the fair value for their Company Common Shares, shall be deemed to have participated in the Arrangement in respect of those Company Common Shares on the same basis as a non-Dissenting Shareholder, and shall be entitled to receive their portion of the Exchange Consideration from Amalco in the same manner as such a non-Dissenting Shareholder, provided such Dissenting Shareholders comply with Article 5 of this Plan of Arrangement.

Annex A-101

4.4         In no case shall Prospector, Newco, Amalco, the Company, the Surviving Company, the Exchange Agent or any other Person be required to recognize a Dissenting Shareholder as a holder of Company Common Shares or any interest therein (other than the rights set out in this Article 4) immediately after the Company Share Conversion and the name of each such Dissenting Shareholder shall be removed as the registered holder of such Company Common Shares from the applicable securities register of the Company maintained by or on behalf of the Company immediately after the Company Share Conversion, as provided in Section 3.1(g)(iii).

4.5         For greater certainty, in addition to any other restrictions in the Interim Order, no Person shall be entitled to exercise Arrangement Dissent Rights with respect to Company Common Shares in respect of which a Person has voted in person or has instructed a proxyholder to vote in favour of the Company Arrangement Resolution at the Company Shareholders Meeting.

4.6         No Arrangement Dissent Rights shall be available to Company Option holders in connection with the Arrangement.

ARTICLE 5
CERTIFICATES AND PAYMENTS

5.1         On or prior to the Business Day preceding the Arrangement Effective Time, the Company will deposit or cause to be deposited with the Exchange Agent, for the benefit of and to be held on behalf of the Company Preferred Shareholders, certificates representing or evidence in book-entry form of, the Company Common Shares issuable to Company Preferred Shareholders pursuant to Section 3.1(f).

5.2         Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 5.1, the Company will be fully and completely discharged from its obligation to issue Company Common Shares to Company Preferred Shareholders pursuant to Section 3.1(f), and the rights of such holders will be limited to receiving, from the Exchange Agent, the Exchange Consideration to which they are entitled in accordance with this Plan of Arrangement.

5.3         On the Effective Date, immediately prior to the Arrangement Effective Time, Prospector and Newco will deposit or cause to be deposited with the Exchange Agent (i) for the benefit of and to be held on behalf of the holders of Prospector Shares and holders of Prospector Warrants entitled to receive Amalco Shares and Amalco Warrants (including Amalco Vesting Sponsor Warrants) pursuant to Section 3.1(b), evidence in book-entry form of the Amalco Shares and Amalco Warrants (including Amalco Vesting Sponsor Warrants), and (ii) for the benefit of and to be held on behalf of the Company Shareholders entitled to receive Amalco Shares pursuant to Section 3.1(h), evidence of the Exchange Consideration in book-entry form.

5.4         Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 5.3, each of Amalco and Surviving Company will be fully and completely discharged from its obligation to pay the Exchange Consideration and the Surviving Company Shares to the Company Shareholders pursuant to Section 3.1(h) and 3.1(j) respectively, and to issue the Amalco Shares and Surviving Company Shares to holders of Prospector Shares and the Amalco Warrants (including Amalco Vesting Sponsor Warrants) and Surviving Company Warrants (including Surviving Company Vesting Sponsor Warrants) to holders of Prospector New Warrants (including Prospector New Vesting Sponsor Warrants), in each case, pursuant to Section 3.1(b) and 3.1(j) respectively, and the rights of such holders will be limited to receiving, from the Exchange Agent, the Amalco Shares, Amalco Warrants (including Amalco Vesting Sponsor Warrants), Surviving Company Shares or Surviving Company Warrants (including Surviving Company Vesting Sponsor Warrants), as applicable, to which they are entitled in accordance with this Plan of Arrangement.

5.5         Until such time as a Company Shareholder deposits with the Exchange Agent a duly completed Letter of Transmittal, documents, certificates and instruments contemplated by the Letter of Transmittal, as applicable, and such other documents and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) reasonably require, the payment or delivery to which such Company Shareholder is entitled will be delivered or paid to the Exchange Agent to be held as agent on behalf of and for the benefit of such Company Shareholder for delivery to such Company Shareholder without interest and net of all applicable withholdings and other taxes, if any, upon delivery of the Letter of Transmittal, documents,

Annex A-102

certificates and instruments contemplated by the Letter of Transmittal and such other documents, certificates and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) reasonably require.

5.6         Upon surrender to the Exchange Agent for cancellation of a certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares, a duly completed and executed Letter of Transmittal and such additional documents, certificates and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) may reasonably require, the holder of such surrendered certificate, or the deliverer of such Company Letter of Transmittal will be entitled to receive, and the Exchange Agent will, as promptly as practicable after the Arrangement Effective Time, deliver to such holder, the certificate(s) representing or other evidence of, the Exchange Consideration that such Company Shareholder is entitled to receive under the Arrangement, and any certificate so surrendered will forthwith be cancelled.

5.7         If any former Company Shareholder fails to deliver to the Exchange Agent the certificates, documents or instruments required to be delivered to the Exchange Agent under this Article 5 in order for such former Company Shareholder to receive the consideration which such former holder is entitled to receive pursuant to Section 3.1 on or before the day immediately prior to the sixth anniversary of the Arrangement Effective Time, and any right or claim to payment hereunder that remains outstanding, on the day before the sixth anniversary of the Arrangement Effective Time, (i) will cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration pursuant to this Plan of Arrangement will terminate and any applicable consideration held by the Exchange Agent in trust for such former holder will be deemed to be surrendered and forfeited to Surviving Company or its successors for no consideration, and (ii) any certificate representing Company Shares formerly held by such former holder will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Surviving Company and will be cancelled. None of the Company, Amalco or Surviving Company or any of their respective successors, will be liable to any Person in respect of any consideration (including any consideration previously held by the Exchange Agent in trust for any such former holder) which is forfeited to the Company, Amalco or Surviving Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

5.8         After the Arrangement Effective Time and until surrendered as contemplated by this Article 5, each certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares will be deemed at all times to represent only the right to receive certificate(s) representing or other evidence of, the Amalco Shares that such Company Shareholder is entitled to receive in accordance with this Article 5, less any amounts withheld pursuant to Section 6.2.

5.9         If any certificate that immediately prior to the Arrangement Effective Time represented one or more outstanding Company Shares that were exchanged pursuant to Article 3 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, the Amalco Shares that such Person is entitled to receive pursuant to Article 3, deliverable in accordance with such holder’s Letter of Transmittal.

5.10       When authorizing the delivery of such consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom the consideration is being delivered must, as a condition precedent to the delivery of such consideration, give a bond satisfactory to the Company, Amalco or Surviving Company and the Exchange Agent in such sum as the Company, Amalco, Surviving Company and the Exchange Agent may direct or otherwise indemnify the Company, Amalco, Surviving Company and the Exchange Agent in a manner satisfactory to the Company, Amalco, Surviving Company and the Exchange Agent against any claim that may be made against the Company, Amalco, Surviving Company or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

5.11       In no event will any Person be entitled to a fractional Amalco Share or Surviving Company. Where the aggregate number of Amalco Shares or Surviving Company Shares to be issued to a Person pursuant to the Plan of Arrangement would result in a fraction of an Amalco Share or Surviving Company Share being issuable, the number of Amalco Shares or Surviving Company Shares to be received by such Person will be rounded down to the nearest whole Amalco Share or Surviving Company Share, as applicable.

Annex A-103

ARTICLE 6
EFFECT OF THE ARRANGEMENT; WITHHOLDINGS

6.1         From and after the Arrangement Effective Time: (a) this Plan of Arrangement will take precedence and priority over any and all Affected Securities issued prior to the Arrangement Effective Time, (b) the rights and obligations of the Affected Securityholders, the Company, Prospector, Newco, Amalco, Surviving Company the Exchange Agent and any transfer agent or other exchange agent therefor in relation thereto, will be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Affected Securities will be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

6.2         Notwithstanding anything in this Plan of Arrangement to the contrary, Prospector, Amalco, the Surviving Company, the Group Companies, the Exchange Agent, and any Person on their behalf (each, a “Payor”) shall be entitled to take such actions as are necessary to deduct or withhold (or cause to be deducted or withheld) from any amounts (including any other consideration) payable or otherwise deliverable to any Person pursuant to the Arrangement, the Business Combination Agreement or this Plan of Arrangement such Taxes as are required to be deducted or withheld under applicable Tax Laws. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of the Arrangement, the Business Combination Agreement and this Plan of Arrangement as having been paid to the Person in respect of which such deduction or withholding was made and Payor shall furnish such Person within a reasonable amount of time with documentation evidencing such deduction or withholding. Any Payor is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to the applicable Payor to enable it to comply with such deduction or withholding requirement and the Payor shall notify within a reasonable amount of time such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Entity and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) in accordance with applicable Tax Laws.

ARTICLE 7
AMENDMENTS

7.1         The Company and Prospector may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Company and Prospector, each acting reasonably, (iii) be filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court, and (iv) be communicated to the Affected Securityholders if and as required by the Court.

7.2         Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or Prospector at any time prior to the Company Shareholders Meeting or the Prospector Shareholders Meeting (provided that the Company or Prospector will have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting or the Prospector Shareholders Meeting, as applicable (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.

7.3         Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders Meeting will be effective only if (i) it is consented to in writing by each of the Company and Prospector (in each case, acting reasonably) and (ii) if required by the Court, it is consented to by some or all of the Company Shareholders or holders of Prospector Shares voting in the manner directed by the Court.

7.4         Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Surviving Company, provided that it concerns a matter which, in the reasonable opinion of Surviving Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

Annex A-104

ARTICLE 8
FURTHER ASSURANCES

8.1         Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Business Combination Agreement will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

Annex A-105

EXHIBIT E
Form of SURVIVING COMPANY Equity Incentive Plan

See attached.

Annex A-106

LEDDARTECH HOLDINGS INC. OMNIBUS INCENTIVE PLAN

Adopted as of [•], 2023

Annex A-107

Annex A-108

Annex A-109

LEDDARTECH HOLDINGS INC.
OMNIBUS INCENTIVE PLAN

LeddarTech Holdings Inc. hereby establishes an omnibus incentive plan for certain qualified directors, executive officers, employees or consultants of the Corporation or any of its Subsidiaries.

Article 1
Interpretation

Section 1.1 Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Awards in accordance with the terms of this Plan;

“Affiliates” means any entities of which (a) one of those entities is the subsidiary of the other, or of which (b) each of them is controlled by the same person;

“Approved Agreement” means a Grant Agreement, Employment Agreement or other written agreement between the Corporation or an Affiliate and the Participant which has been approved by the CEO (or where the Participant is the CEO, approved by the Board);

“Award” means any of an Option, a SAR, an Unvested Share, an RSU and/or a DSU granted to a Participant pursuant to the terms of the Plan;

“Black-Out Period” means a period of time when pursuant to any policies of the Corporation (including the Corporation’s insider trading policy) or applicable law, any securities of the Corporation may not be traded by certain Persons designated by the Corporation;

“Board” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Montréal, Québec and New York, New York, for the transaction of banking business;

“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested RSUs or DSUs in the Participant’s Account, net of any applicable taxes in accordance with Section 11.2, on the RSU Settlement Date or the DSU Settlement Date, as applicable;

“Cash Retainer” means the retainer fees payable in cash to a Participant for service as an Eligible Director, and as a member or chair of a committee of the Board in accordance with the Corporation’s director compensation policy determined by the Board from time to time;

“Cause” means:

(a)         in respect of a Participant who is a U.S. Resident: (i) in the event the Participant is a party to an employment (or other services) agreement with the Company or any Affiliate that defines the term “cause” (or a term of similar effect) such definition shall apply for purposes of this Plan for such Participant, or (ii) in the event the Participant is not a party to such an employment (or other service) agreement with the Company or any Affiliate, that, in the reasonable determination of the Board, the Participant has (A) committed any felony or other crime involving moral turpitude; (B) engaged (by act or omission) in material acts of dishonesty, conflict of interest or fraud relating to the affairs of the Company, any of its Affiliates or any of their respective customers, suppliers or other business relationships; (C) committed (by act or omission) gross negligence or willful misconduct with respect to the Company, any of its Affiliates or the Company’s direct or indirect stockholders; (D) breached any applicable noncompetition, non-solicitation, non-disparagement, confidentiality or other restrictive covenant applicable to the Participant; (E) willfully failed to perform duties consistent with the Participant’s position as reasonably directed by the Board, and which failure has not been cured within ten (10) days after notice to the Participant or, if cured, recurs; or (F) breached in any material respect the applicable Grant Agreement, any other written agreement

Annex A-110

between the Participant and the Company (or an Affiliate thereof) or any applicable written policy of the Company or an Affiliate, which breach, if capable of cure, has not been cured within ten (10) days after notice to the Participant or which, if cured, recurs.

(b)         in respect of a Participant who is an employee and is not a U.S. Resident: (i) “cause” or “serious reason” (or a term of similar effect) as such term is defined in the Grant Agreement or another Approved Agreement (provided that if such term is defined in both the Grant Agreement and another Approved Agreement, the definition in the Grant Agreement will govern); or (ii) if (i) does not apply, then “Cause” means any circumstance, as provided for pursuant to applicable law, where an employer can terminate an individual’s employment without notice or payment whatsoever; or

(c)         in respect of a Participant who is not an employee and is not a U.S. Resident: (i) “cause” or “serious reason” (or a term of similar effect) as such term is defined in the Grant Agreement or another Approved Agreement (provided that if such term is defined in both the Grant Agreement and another Approved Agreement, the definition in the Grant Agreement shall govern), or (ii) if (i) does not apply, then “Cause” means any circumstance, as described in an Approved Agreement, or as provided for pursuant to applicable law, where the Corporation or its Affiliate may terminate the Participant’s engagement without notice or payment whatsoever, and for the purposes of the Plan, the determination by the Corporation that a Participant was discharged for Cause shall be binding on the Participant;

“CEO” means the Chief Executive Officer of the Corporation;

“Change of Control” means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a)         any transaction (other than a transaction described in clause (ii) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation’s equity incentive plans;

(b)         there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(c)         the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a Person other than a Person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition, other than a sale, lease, exchange, license or other disposition to an entity, more than 50% of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

(d)         the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

Annex A-111

(e)         individuals who, on [•], were members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board;

provided, however, that any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a Change of Control of the Corporation or other similar event, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such Change of Control constitutes a “change in control event” (within the meaning of Section 1.409A-3(i)(5)(i) of the Treasury Regulations) with respect to the Corporation;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Corporation” means LeddarTech Holdings Inc., a corporation existing under the Canada Business Corporations Act, as amended from time to time;

“Delay Period” has the meaning ascribed thereto in Section 9.2(3) hereof;

“Dividend Equivalent” means a cash credit equivalent in value to a dividend paid on a Share credited to a Participant’s Account;

“Dividend Payment Date” means the date on which the Corporation pays a dividend on the Shares;

“DSU” means a deferred share unit that is granted by the Corporation from time to time to a Participant pursuant to Article 6 hereof which shall upon vesting entitle the holder thereof to receive Shares issued from treasury or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable DSU Agreement, provided that such DSU has not expired before vesting;

“DSU Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof;

“DSU Settlement Date” has the meaning ascribed thereto in Section 6.4 hereof;

“DSU Vesting Determination Date” means, with respect to DSUs subject to vesting conditions, the date on which the Board determines if the vesting conditions with respect to such DSUs have been met, and as a result, establishes the number of DSUs that become vested, if any. The DSU Vesting Determination Date shall be on a date following the end of the applicable Performance Period, if any, but no later than the last day of the applicable Restriction Period;

“Election Notice” has the meaning ascribed thereto in Section 6.3(4) hereof;

“Eligible Director” means a member of the Board who is not an officer, employee or consultant of the Corporation or a Subsidiary (but may, for greater certainty, be a member of the board of a Subsidiary);

“Eligible Participants” means any director, executive officer, employee or consultant of the Corporation or any of its Subsidiaries;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or a Subsidiary and such Participant;

“Equity Retainer” means the portion, if any, of the retainer fees payable in equity to a Participant for service as an Eligible Director and as a member or chair of a committee of the Board, in accordance with the Corporation’s director compensation policy determined by the Board from time to time;

“ESL” means the employment standards legislation, as amended or replaced, applicable to a Participant who is an employee;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Award, if applicable;

Annex A-112

“Grant Agreement” means an agreement evidencing the grant to a Participant of an Award, including an Unvested Share Agreement, an Option Agreement, a SAR Agreement, an RSU Agreement, a DSU Agreement;

“Incentive Stock Option”, or “ISO” means, in the case of a Participant who is a U.S. Resident, any Option granted under and in accordance with the terms of Section 9.1 hereof, that meets the requirements of Section 422 of the Code or any successor provision thereto and is designated by the Board in the applicable Grant Agreement as an Incentive Stock Option;

“Mandatory Portion” has the meaning ascribed thereto in Section 6.3(1) hereof;

“Market Value” means, as of any date, the value of a Share determined by the Board (with full and final authority exercised in its sole discretion) as follows: (A) if the Shares are listed on any established stock exchange, “Market Value” means the price that is based on the opening, closing, actual, high, or low sale price, or the arithmetic mean of the selling prices of, a Share, on the applicable exchange on the applicable grant date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within thirty (30) days before or thirty (30) days after the applicable determination date, as determined by the Board in its discretion, or such other appropriate date as determined by the Board in its discretion; provided, that, if an arithmetic mean of prices is used to set an Option Price or SAR Price, the commitment to grant the applicable Option or SAR based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(A). The method of determining Market Value with respect to an Option or SAR shall be determined by the Board; provided, that, if the Board does not specify a different method, the Market Value of a Share as of a given date shall be the closing sale price as of the trading day immediately preceding the date as of which Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred; or (B) if the Shares are not listed on any established stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith and, in the case of a Participant who is a U.S. Resident, in accordance with Section 409A, and such determination shall be conclusive and binding on all Persons;

“Nasdaq” means the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, as applicable;

“Nonstatutory Stock Option” means, in the case of a Participant who is a U.S. Resident, any Option which is not an Incentive Stock Option;

“Non-Qualified Security” has the meaning ascribed thereto in Section 110 of the Tax Act.

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the terms and conditions of the Plan;

“Option Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, a form of which is attached hereto as EXHIBIT A;

“Option Price” has the meaning ascribed thereto in Section 4.3 hereof;

“Option Term” has the meaning ascribed thereto in Section 4.5 hereof;

“Participants” means Eligible Participants that are granted Awards under the Plan;

“Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. Performance Criteria may include, without limitation, an objectively determinable measure or objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; net sales; sales by location or store type; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, and/or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; operating efficiencies; operating income; net income; share price; shareholder return; sales of particular products or services; customer

Annex A-113

acquisition or retention; buyer contribution; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Board may provide that one or more of the Performance Criteria applicable to an Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria;

“Performance Period” means the period determined by the Board at the time any Award is granted or at any time thereafter during which any Performance Criteria and any other vesting conditions specified by the Board with respect to such Award are to be measured;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this LeddarTech Holdings Inc. Omnibus Incentive Plan, including any amendments or supplements hereto made after the effective date hereof;

“Plan Documents” has the meaning ascribed thereto in Section 11.7 hereof;

“Retirement” means, unless otherwise determined by the Board, a Participant’s termination from active employment with the Corporation or a Subsidiary (other than for Cause or where facts that could give rise to Cause exist) where:

(a)         in the case of the CEO and the CEO’s direct reports, the employee’s retirement has been approved by the Board and the employee complies with such conditions as the Board may require in connection with its approval; or, in the case of all other Participants, the Participant (i) has (A) attained age 65 or, (B) reached age 55 with at least 10 years of service, or (ii) has achieved such lesser age and/or service thresholds as the Board may determine;

(b)         the Participant has given the Participant’s employer formal notice of the Participant’s intention to retire at least six (6) months (or such longer period as may be specified in the Participant’s Approved Agreement) in advance, or such lesser advance notice as the Board may approve in its discretion;

(c)         the Participant is not paid or entitled to receive any termination pay, severance pay, retiring allowance or equivalent in connection with the Participant’s termination of employment; and

(d)         the Participant has complied with such transitional activities as may be reasonably required by the Participant’s employer during the period from the date notice of the Participant’s intention to retire has been given until the date the Participant ceases active employment with the Corporation and any Subsidiary;

“Restriction Period” means the period determined by the Board, in its sole discretion, and (i) in the case of RSUs that may be settled in cash or Shares purchased on the open market at the discretion of the Corporation, no later than December 31 of the calendar year which is three (3) years after the calendar year in which the performance of services, for which such RSUs are granted, occurred, and (ii) in the case of DSUs, the last day of the calendar year following the Eligible Participant’s Termination Date;

“RSU” means a restricted share unit that is granted by the Corporation from time to time to a Participant pursuant to Article 5 which shall upon vesting entitle the holder thereof to receive Shares issued from treasury or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable RSU Agreement, provided that such RSU has not expired before vesting;

“RSU Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of RSUs and the terms and conditions thereof;

“RSU Settlement Date” has the meaning ascribed thereto in Section 5.5(1) hereof;

“RSU Vesting Determination Date” has the meaning ascribed thereto in Section 5.4 hereof;

“SAR” means a right to receive a payment, in cash or in Shares, equal to the appreciation in the Corporation’s Shares over a specified period, as set forth in the respective SAR Agreement;

Annex A-114

“SAR Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of SARs and the terms and conditions thereof;

“SAR Price” has the meaning ascribed thereto in Section 7.2 hereof;

“SAR Term” has the meaning ascribed thereto in Section 7.4 hereof;

“Section 409A” means Section 409A of the Code and the Treasury Regulations promulgated thereunder;

“Shares” means the subordinate voting shares in the share capital of the Corporation;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers or consultants of the Corporation or a Subsidiary including a share purchase from treasury by a full-time employee, director, officer or consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

“Statutory Entitlements” has the meaning ascribed thereto in Section 11.7 hereof;

“Stock Exchange” means the Nasdaq or, if the Shares are not listed or posted for trading on any of such stock exchanges at a particular date, any other stock exchange on which the majority of the trading volume and value of the Shares are listed or posted for trading;

“Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Corporation;

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

“Termination Date” means (i) in the event of a Participant’s resignation, the date on which such Participant ceases to be a director, executive officer, employee or consultant of the Corporation or one of its Subsidiaries and (ii) in the event of the termination of the Participant’s employment, or position as director, executive or officer of the Corporation or a Subsidiary, or consultant providing ongoing services to the Corporation and its Subsidiaries (regardless of whether the termination is lawful or unlawful, with or without Cause), the later of (i) the last day of the applicable minimum statutory notice period applicable to the Participant pursuant to the ESL, if any, and (ii) the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Subsidiary, as the case may be;

“Treasury Regulations” means the tax regulations promulgated by the United States Internal Revenue Service under the Code;

“U.S. Resident” means “United States person” as defined in Section 7701(a)(30) of the Code;

“Unvested Share” means a Share granted to a Participant with such restrictions and vesting conditions upon such Shares as may be determined by the Board at the time of the grant and granted in accordance with Article 3 hereof;

“Unvested Share Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of Unvested Shares and the terms and conditions thereof;

“Vested Awards” has the meaning ascribed thereto in Section 8.2(5) hereof;

“Voluntary Portion” has the meaning ascribed thereto in Section 6.3(1) hereof; and

“VWAP” means the volume weighted average trading price of a Share on the Nasdaq, calculated by dividing the total value by the total volume of Shares traded for the relevant period.

Section 1.2 Interpretation.

(1)         Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(2)         The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

Annex A-115

(3)         In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4)         The words “including”, “includes” and “include” and any derivatives of such words mean “including (or includes or include) without limitation”. As used herein, the expressions “Article”, “Section” and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5)         Unless otherwise specified in the Plan or the Participant’s Grant Agreement, all references to money amounts are to United States currency.

(6)         For purposes of this Plan, the legal representatives of a Participant shall only include the administrator, the executor or the liquidator of the Participant’s estate or will.

(7)         If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

Article 2
Purpose and Administration of the Plan, Granting of Awards

Section 2.1 Purpose of the Plan.

The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a)         to increase the interest in the Corporation’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b)         to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c)         to reward Participants for their performance of services while working for the Corporation or a Subsidiary; and

(d)         to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or service.

Section 2.2 Implementation and Administration of the Plan.

(1)         The Plan shall be administered and interpreted by the board of directors of the Corporation (the “Board”) or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the “Board” herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approval.

(2)         Subject to Article 9 hereof and any applicable rules of a Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable non-Canadian jurisdiction.

(3)         Subject to the provisions herein, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable. The Board may delegate to officers or managers of the Corporation, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, in whole or in part, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation. Any such delegation by the Board may be revoked at any time

Annex A-116

at the Board’s sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(4)         No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board or and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(5)         The Plan shall not in any way fetter, limit, obligate, restrict or constraint the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Corporation. For greater clarity, the Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares, or varying or amending its share capital or corporate structure.

Section 2.3 Participation in this Plan.

(1)         The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant of an Award or the exercise of an Option or a SAR or transactions in the Shares. With respect to any fluctuations in the market price of the Shares, neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation and its Subsidiaries do not assume responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(2)         Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Corporation or any of its Subsidiaries. No asset of the Corporation or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded and the Corporation shall have no obligation to fund the Plan. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

(3)         Unless otherwise determined by the Board, the Corporation shall not offer financial assistance to any Participant in regard to the exercise of any Award granted under this Plan.

Section 2.4 Shares Subject to the Plan.

(1)         Subject to adjustment pursuant to Article 10 hereof, the securities that may be acquired by Participants under this Plan shall consist of authorized but unissued Shares.

(2)         The maximum number of Shares available for issuance, in the aggregate, under this Plan shall not exceed at any time ten percent (10%) of the aggregate number of Shares of the Corporation issued and outstanding from time to time, calculated on a non diluted basis (the “Share Reserve”), such Share Reserve representing [•] Shares as of the effective date of this Plan, and all such Shares constituting the Share Reserve as of the effective date of the Plan shall be available for issuance pursuant to ISOs granted under this Plan. The number of Shares available for issuance under the Plan and constituting the Share Reserve will increase as the number of issued and outstanding Shares of the Corporation increases from time to time. It is understood to this effect that (A) canceled Awards shall be returned to the Share Reserve for reissuance should a Participant cease to be an Eligible Participant and surrender any vested and/or unvested Awards or otherwise fail to exercise their Awards before the expiration date, and (B) any exercise of future warrants of the Corporation shall be taken into account to increase the Share Reserve such that it continues to represent 10% of the fully diluted equity of the Corporation.

Annex A-117

(3)         No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares subject to such Award to exceed the above-noted total numbers of Shares reserved for issuance pursuant to the settlement of Awards. For greater certainty, Section 2.4 shall not limit the Corporation’s ability to issue Awards that are payable other than in Shares issued from treasury.

(4)         The Corporation shall, at all times during the term of this Plan, ensure that the number of Shares it is authorized to issue is sufficient to satisfy the requirement of this Plan.

(5)         If the Corporation issues Shares from treasury in settlement of RSUs, DSUs or SARs or in respect of Unvested Shares, such Shares will be issued in consideration for the past services of the Participant to the Corporation, and if the Corporation issues Shares from treasury in respect of Options such Shares will be issued in consideration for the Option Price, as applicable, and the entitlement of the Participant under this Plan in respect of the applicable Award shall be satisfied in full by such issuance of Shares. The Board may cause Shares used to satisfy for the settlement of RSUs or DSUs granted under the Plan to be purchased instead on the open market.

(6)         If an outstanding Award (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited, the Shares covered by such Award, if any, will again be available for issuance under the Plan. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

Section 2.5 Granting of Awards.

(1)         Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any Stock Exchange or under any law or regulation of any jurisdiction, or the consent or approval of any Stock Exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant of such Awards or exercise of any Option or SAR or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

(2)         The Corporation may require, as a condition to the exercise of an Award or the delivery of Shares under an Award, such representations or agreements as counsel for the Corporation may consider appropriate to avoid violation of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state or non-U.S. securities law. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Board may deem appropriate, including book-entry registration or delivery of share certificates. In the event that the Board determines that share certificates will be issued to Participants under the Plan, the Board may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Corporation may hold the share certificates pending lapse of the applicable restrictions.

Article 3
Unvested Shares

Section 3.1 Nature of Unvested Shares.

An Unvested Share is a Share with such restrictions and vesting and other conditions placed upon the Share as the Board may determine at the time of grant.

Section 3.2 Unvested Share Awards.

Subject to the provisions herein set forth, the provisions of any Approved Agreement, and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Unvested Shares under the Plan, (ii) fix the number of Unvested Shares, if any, to be granted to each Eligible Participant and the date or dates on which such Unvested Shares shall be granted, and (iii) determine the restrictions and vesting and other conditions applicable to such Unvested Shares (including, a

Annex A-118

restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Board determines, the whole subject to the terms and conditions prescribed in this Plan.

Section 3.3 Payment to Participant.

(1)         The Corporation shall, as soon as possible after the grant of the Unvested Shares, cause the transfer agent and registrar of the Shares either to:

(a)         deliver to the Participant a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant shall then be entitled to receive; or

(b)         in the case of Unvested Shares issued in uncertificated form, cause the issuance of the aggregate number of Unvested Shares as the Participant shall then be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation maintained by the transfer agent and registrar of the Shares.

(2)         Each certificate representing Unvested Shares shall bear the following legend, as amended to reflect the restrictions and/or vesting conditions placed upon the Shares as the Board may determine at the time of grant: “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS IN ACCORDANCE WITH THE CORPORATION’S OMNIBUS INCENTIVE PLAN AND AN UNVESTED SHARE AGREEMENT DATED •. THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNTIL •.”

(3)         Unless the Board shall otherwise determine,

(a)         uncertificated Unvested Shares shall be accompanied by a notation on the records of the Corporation or the transfer agent to the effect that they are subject to forfeiture until such Unvested Shares are vested as provided in Section 3.3(4) below; and

(b)         certificated Unvested Shares shall remain in the possession of the Corporation until such Unvested Shares have vested as provided in Section 3.3(4) below, and the Participant shall be required, as a condition of the grant of such Unvested Shares, to deliver to the Corporation such instruments of transfer as the Board may prescribe.

(4)         The Board, at the time of grant, shall specify the date or dates and/or the restrictions and vesting conditions on which the nontransferability of the Unvested Shares and the Corporation’s right of repurchase or forfeiture shall lapse. Subsequent to such date, or dates and/or the attainment of the restrictions and vesting conditions, the Unvested Shares for which all restrictions have lapsed shall no longer be Unvested Shares and shall be deemed “vested”.

Section 3.4 Unvested Share Agreements.

The terms of the Unvested Shares shall be evidenced by an Unvested Share Agreement, in such form not inconsistent with the Plan, as the Board may from time to time determine. The Unvested Share Agreement shall contain such terms that may be considered necessary in order that the Unvested Shares will comply with any provisions respecting restricted securities in the income tax or other laws in force in any country or jurisdiction of which a Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation, including applicable securities laws.

Article 4
Options

Section 4.1 Nature of Options.

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof and the terms of the applicable Option Agreement. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

Annex A-119

Section 4.2 Grant of Options for Non-Qualified Securities.

At the time of the grant of any Option, the Board may designate, or shall, to the extent required by the Tax Act, designate, that such Option shall be in respect of Shares that are Non-Qualified Securities, and the Board shall cause the Participant’s employer to provide notice of such designation of Shares as Non-Qualified Securities in the manner and by the date(s) required by subsection 110(1.9) of the Tax Act to each of:

(a)         the Participant (including, where permitted by the Tax Act, in an Option Agreement); and

(b)         the Minister of National Revenue for Canada.

Section 4.3 Option Awards.

Subject to the provisions set forth in this Plan, the provisions of any Approved Agreement, and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of a Stock Exchange, and (iv) determine any other terms and conditions applicable to the granted Options, which need not be identical.

Section 4.4 Option Price.

The Option Price for Shares that are the subject of any Option shall be determined and approved by the Board when such Option is granted.

Section 4.5 Option Term.

(1)         The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted (“Option Term”). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of the Option Term.

(2)         Should the expiration date for an Option fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, unless the delayed expiration would result in tax penalties, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Business Day after the end of the Black-Out Period, such tenth (10th) Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding Section 10.3 hereof, the ten (10) Business Day-period referred to in this Section 4.5(2) may not be extended by the Board.

Section 4.6 Exercise of Options.

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, any exercise of Options by a Participant shall be made in accordance with the Corporation’s insider trading policy.

Section 4.7 Method of Exercise and Payment of Purchase Price.

(1)         Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 4.6 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation (or the individual that the Corporate Secretary of the Corporation may from time to time designate) or give notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board of the purchase price for the number of Shares specified therein and, if required by Section 11.2, the amount necessary to satisfy any taxes.

Annex A-120

(2)         Upon the exercise, the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares either to:

(a)         deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)         in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

(3)         A Participant may, in lieu of exercising Options in accordance with Section 4.6 hereof, elect to surrender such Options to the Corporation for cancellation in consideration for an amount from the Corporation equal to the amount by which (i) the aggregate Market Value of the Shares issuable under such Options, exceeds (ii) the aggregate Option Price in respect of such Options (the “Intrinsic Value”) by delivering an Exercise Notice to that effect. The Corporation shall satisfy payment of the Intrinsic Value by, at the sole discretion of the Corporation, either (a) delivering to the Participant cash in an amount equal to the amount by which the Intrinsic Value exceeds any amounts withheld or deducted pursuant to Section 11.2, or (b) issuing to the Participant such number of Shares (rounded down to the nearest whole number) having a Market Value equal to the amount by which the Intrinsic Value exceeds any amounts withheld or deducted pursuant to Section 11.2.

Section 4.8 Option Agreements.

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Article 5
Restricted Share UNits

Section 5.1 Nature of RSUs.

An RSU is an Award that, upon settlement, entitles the recipient Participant to receive Shares issued from treasury or purchased on the open market at such purchase price (which may be zero) as determined by the Board, or to receive the Cash Equivalent or a combination thereof, as the case may be, pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant, unless such RSU expires prior to being settled. Conditions may, without limitation, be based on continuing employment (or other service relationship) and/or achievement of Performance Criteria.

Section 5.2 RSU Awards.

(1)         Subject to the provisions herein set forth, the provisions of any Approved Agreement, and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs under the Plan, (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the Restriction Period of such RSUs, (iv) if desirable at the time of grant, determine whether such RSUs will be settled in Shares issued from treasury or purchased on the open market, or in cash or a combination thereof, and (v) determine any other terms and conditions applicable to the granted RSUs, which need not be identical, the whole subject to the terms and conditions prescribed in this Plan and in any RSU Agreement.

Annex A-121

(2)         In making such determination, the Board shall consider the timing of crediting RSUs to the Participant’s Account and the vesting requirements applicable to such RSUs to ensure that the crediting of the RSUs to the Participant’s Account and the vesting requirements are not considered a “salary deferral arrangement” for purposes of the Tax Act and any applicable provincial legislation.

(3)         Subject to the vesting and other conditions and provisions set forth herein and in the RSU Agreement, each RSU awarded to a Participant shall entitle the Participant to receive one Share, the Cash Equivalent or a combination thereof as soon as possible upon confirmation by the Board that the vesting conditions (including the Performance Criteria, if any) have been met no later than the last day of the Restriction Period.

Section 5.3 RSU Vesting Determination Date.

The vesting determination date is the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to an RSU have been met (the “RSU Vesting Determination Date”), and as a result, establishes the number of RSUs that become vested, if any. For greater certainty, the RSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the last day of the applicable Restriction Period.

Section 5.4 Vesting of RSUs.

Subject to the terms of this Plan and the applicable RSU Agreement, after the applicable vesting period has ended, the holder of RSUs shall be entitled to receive payout on the value and number of RSUs, determined by the Board on the RSU Vesting Determination Date as a function of the extent to which the corresponding vesting criteria, including Performance Criteria, if any, have been achieved. After the Board has determined that the vesting criteria relating to RSUs credited to a Participant’s Account have been achieved, such RSUs shall entirely vest and be paid in accordance with Section 5.5. Notwithstanding any provision to the contrary in this Plan or the applicable RSU Agreement, the Board may, in its sole discretion, make adjustments to the calculation of any RSUs granted to Participants based on its assessment of the risk level, events that may impact the value of the RSUs or when calculations do not properly reflect all of the relevant considerations. Unless otherwise determined by the Board, all RSUs credited to a Participant’s Account in respect of which the vesting criteria have not been achieved, shall automatically be forfeited and be cancelled on the RSU Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 5.5 Settlement of RSUs.

(1)         Except as otherwise provided in the RSU Agreement, all of the vested RSUs covered by a particular grant shall be settled within five (5) Business Days following their RSU Vesting Determination Date but no later than the end of the Restriction Period (the “RSU Settlement Date”). Following the receipt of such settlement, the RSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2)         Settlement of RSUs shall take place on or promptly following the RSU Settlement Date, and no later than the end of the Restriction Period, and subject to the terms of the applicable RSU Agreement, take the form determined by the Board, in its sole discretion. Settlement of RSUs shall take place through:

(a)         in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b)         in the case of settlement of RSUs for Shares:

(i)          delivery to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) of a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

(ii)         in the case of Shares issued in uncertificated form, issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares; or

Annex A-122

(iii)        delivery to the Participant of Shares purchased on the Participant’s behalf on the open market; or

(c)         in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of Section 5.5(2)(a) and Section 5.5(2)(b) above.

Section 5.6 Determination of Amounts.

(1)         For purposes of determining the Cash Equivalent of RSUs to be made pursuant to Section 5.5, such calculation will be made promptly following the RSU Settlement Date based on the Market Value on the RSU Settlement Date multiplied by the number of vested RSUs in the Participant’s Account to settle in cash.

(2)         For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of RSUs pursuant to Section 5.5, such calculation will be made on the RSU Settlement Date based on the whole number of Shares equal to the whole number of vested RSUs then recorded in the Participant’s Account to settle in Shares.

Section 5.7 RSU Agreements.

RSUs shall be evidenced by an RSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The RSU Agreement shall contain such terms that may be considered necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Section 5.8 Award of Dividend Equivalents.

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested RSUs in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant’s Account in additional RSUs, the number of which shall be determined as per the following formula: (A x B)/C where:

“A” represents the amount of the dividend per Share declared and paid on the Shares by the Corporation;

“B” represents the number of RSUs listed in the Participant’s Account on the Dividend Payment Date; and

“C” represents the Market Value of one Share on the Dividend Payment Date.

Any additional RSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 5.8 shall be subject to the same RSU Vesting Determination Date and vesting conditions, if any, as the RSUs in respect of which such additional RSUs are credited. In the event that the applicable RSUs do not vest, all Dividend Equivalents, if any, associated with such RSUs will be forfeited by the Participant and returned to the Corporation’s account. The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in the Plan shall be interpreted as creating such an obligation.

Article 6
DEFERRED SHARE UNITS

Section 6.1 Nature of DSUs.

A DSU is an Award that, upon settlement, entitles the recipient Participant to receive Shares issued from treasury or purchased on the open market at such purchase price (which may be zero) as determined by the Board, or to receive the Cash Equivalent or a combination thereof, as the case may be, pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant, unless such DSU expires prior to being settled. Conditions may, without limitation, be based on continuing employment (or other service relationship) and/or achievement of Performance Criteria.

Annex A-123

Section 6.2 DSU Awards.

(1)         Subject to the provisions herein set forth, the provisions of any Approved Agreement, and any shareholder or regulatory approval which may be required, the Board shall, from time to time, in its sole discretion, (i) designate the Eligible Participants who may receive DSUs under the Plan, (ii) fix the number of DSUs, if any, to be granted to each Eligible Participant and the date or dates on which such DSUs shall be granted, (iii) determine the relevant conditions and any vesting provisions and the Restriction Period of such DSUs, and (iv) determine any other terms and conditions applicable to the granted DSUs, which need not be identical, the whole subject to the terms and conditions prescribed in this Plan and in any applicable DSU Agreement.

(2)         In making such determination, the Board shall consider the timing of crediting DSUs, including crediting DSUs in connection with Dividend Equivalents, to a Participant’s Account, any vesting requirements and settlement timing applicable to such DSUs to ensure that the crediting of the DSUs to the Participant’s Account, any vesting requirements and settlement timing are compliant with Regulation 6801(d) under the Tax Act and any applicable provincial legislation.

(3)         Subject to any vesting and other conditions and provisions herein set forth and in the applicable DSU Agreement, if any, each DSU awarded to a Participant shall entitle the Participant to receive (i) a Share (issued from treasury or purchased on the open market), (ii) the Cash Equivalent or (iii) a combination thereof, as the case may be, following the determination by the Board on the DSU Vesting Determination Date that any applicable vesting conditions have been met, but in no event earlier than the Participant’s Termination Date, and no later than the last day of the applicable Restriction Period.

Section 6.3 Mandatory and Voluntary Participation

(1)         Subject to the Corporation’s director compensation policy determined by the Board from time to time, each Eligible Director (i) shall receive, subject to Section 6.3(3), 100% of his or her Equity Retainer in the form of DSUs (the “Mandatory Portion”), and (ii) may elect to receive, in accordance with Section 6.3(4), any percentage, up to 100%, of his or her Cash Retainer in the form of DSUs (the “Voluntary Portion”).

(2)         Each Eligible Director will receive such number of DSUs as is obtained by dividing the sum of the Mandatory Portion and the Voluntary Portion payable quarterly to the Eligible Director by the Market Value on the date on which the DSUs are awarded. DSUs shall be awarded to Eligible Directors quarterly on the first day of each quarter (or, if not a Business Day, on the following Business Day), unless otherwise determined by the Board.

(3)         Notwithstanding Section 6.3(1), any Participant may elect to receive the equivalent of his or her Mandatory Portion in cash instead of DSUs if (i) the Participant purchases in the open market the same number of Shares he or she would have received in the form of DSUs, or (ii) the Participant is otherwise exempted by the Board for any reason.

(4)         Each Participant who elects to participate in the Plan in respect of the Voluntary Portion for a given calendar year must send to the Corporate Secretary a written notice to that effect (an “Election Notice”) prior to December 31 of the preceding calendar year. Each Participant who is a newly elected or appointed director and who elects to participate in the Plan in respect of the Voluntary Portion for the then current calendar year must send to the Corporate Secretary an Election Notice within 15 days of his or her election or appointment, but prior to the receipt of the first Cash Retainer payment and in the case of Eligible Directors who are U.S. Residents, such election may only relate to the Cash Retainer not yet earned as of the date of such election. The election made in an Election Notice in respect of the Cash Retainer of a given calendar year will be irrevocable for that calendar year.

(5)         The Election Notice shall be deemed to apply to all subsequent calendar years until such time as the Participant shall send to the Corporate Secretary an Election Notice containing different instructions or a termination notice (in which case the new Election Notice or the termination notice, as applicable, shall apply to the calendar year following the calendar year during which it was sent to the Corporate Secretary).

Annex A-124

(6)         If no Election Notice is received in accordance with Section 6.3(4) and no prior Election Notice is deemed to apply in accordance with Section 6.3(5), the Participant shall be deemed not to have elected to participate in the Plan in respect of the Voluntary Portion and his or her Cash Retainer shall be paid in cash.

(7)         Each Participant is entitled to terminate his or her participation in the Plan in respect of the Voluntary Portion for a given calendar year by sending a written notice to that effect to the Corporate Secretary prior to December 31 of the previous calendar year.

(8)         No Election Notice, or amendment or termination of an election contemplated in this Section 6.3 shall be made during a Black-out Period, and any such notice sent by a Participant during a Black-Out Period shall be null and void. To the extent that an Election Notice or other such notice is sent during a Black-Out Period, or cannot be made during the period set forth in this Section 6.3(8) as a result of the existence of a Black-out Period, the Participant shall continue to participate in the Plan in respect of a Voluntary Portion on the basis of the prior election made, or, if no prior election has been made, shall be deemed to have elected not to participate in the Plan in respect of a Voluntary Portion.

Section 6.4 DSU Vesting Determination Date.

The vesting determination date is the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a DSU, if any, have been met (the “DSU Vesting Determination Date”), and as a result, establishes the number of DSUs that become vested, if any. For greater certainty, the DSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the last day of the applicable Restriction Period.

Section 6.5 Vesting of DSUs.

Subject to the terms of this Plan and the applicable DSU Agreement, if any, after the applicable vesting period, if any, has ended and after the Participant’s Termination Date, the holder of DSUs shall be entitled to receive payout on the value and number of DSUs, determined by the Board on the applicable DSU Vesting Determination Date as a function of the extent to which the corresponding vesting criteria, if any, have been achieved. After the Board has determined that the vesting criteria, if any, relating to DSUs credited to a Participant’s Account have been achieved, such DSUs shall entirely vest and be paid in accordance with this Section 6.5, but in no event will such payment be made earlier than the Participant’s Termination Date, or later than the last day of the applicable Restriction Period. Unless otherwise determined by the Board, all DSUs credited to a Participant’s Account in respect of which any vesting criteria have not been achieved shall automatically be forfeited and be cancelled on the DSU Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 6.6 Settlement of DSUs.

(1)         Except as otherwise provided in the DSU Agreement, all of the vested DSUs covered by a particular grant shall be settled following the Participant’s Termination Date but no later than the end of the Restriction Period (the “DSU Settlement Date”). Following the receipt of such settlement, the DSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2)         Settlement of DSUs shall take place promptly following the DSU Settlement Date, and no later than the end of the Restriction Period, and take the form determined by the Board, in its sole discretion. Settlement of DSUs shall take place through:

(a)         in the case of settlement of DSUs for their Cash Equivalent, delivery of a cheque or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b)         in the case of settlement of DSUs for Shares:

(i)          delivery to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) of a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

Annex A-125

(ii)         in the case of Shares issued in uncertificated form, issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares; or

(iii)        delivery to the Participant of Shares purchased on the Participant’s behalf on the open market; or

(c)         in the case of settlement of the DSUs for a combination of Shares and the Cash Equivalent, a combination of Section 6.5(2)(a) and Section 6.5(2)(b) above.

Section 6.7 Determination of Amounts.

(1)         For purposes of determining the Cash Equivalent of DSUs to be made pursuant to Section 6.4, such calculation will be made on the DSU Settlement Date based on the Market Value on the DSU Settlement Date multiplied by the number of vested DSUs in the Participant’s Account to settle in cash.

(2)         For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of DSUs pursuant to Section 6.4, such calculation will be made on the DSU Settlement Date based on the whole number of Shares equal to the whole number of vested DSUs then recorded in the Participant’s Account to settle in Shares.

Section 6.8 DSU Agreements.

DSUs shall be evidenced by a DSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The DSU Agreement may contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting deferred share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Section 6.9 Grant of Dividend Equivalents.

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested DSUs in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant’s Account in additional DSUs, the number of which shall be determined as per the following formula: (A x B)/C where:

“A” represents the amount of the dividend per Share declared and paid on the Shares by the Corporation;

“B” represents the number of DSUs listed in the Participant’s Account on the Dividend Payment Date; and

“C” represents the Market Value of one Share on the Dividend Payment Date.

Any additional DSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 6.7 shall be subject to the same DSU Vesting Determination Date and vesting conditions, if any, as the DSUs in respect of which such additional DSUs are credited. In the event that the applicable DSUs do not vest, all Dividend Equivalents, if any, associated with such DSUs will be forfeited by the Participant and returned to the Corporation’s account. The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in the Plan shall be interpreted as creating such an obligation.

Article 7
Share Appreciation Rights

Section 7.1 Nature of SARs.

A SAR is an Award entitling the recipient to receive Shares having a value equal to the excess of the Market Value of a Share on the date of exercise over the SAR Price (which price shall not be less than 100% of the Market Value of the Share on the date of grant) multiplied by the number of Shares with respect to which the SAR shall have been exercised. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with a SAR.

Annex A-126

Section 7.2 SAR Awards.

Subject to the provisions herein set forth, the provisions of any Approved Agreement, and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive SAR Awards under the Plan, (ii) fix the number of SAR Awards to be granted to each Eligible Participant and the date or dates on which such SAR Awards shall be granted, and (iii) determine the price per Share to be payable upon the vesting of each such SAR (the “SAR Price”) and the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the SAR Term, the whole subject to the terms and conditions prescribed in this Plan and in any SAR Agreement.

Section 7.3 SAR Price.

The SAR Price for the Shares that are the subject of any SAR shall be fixed by the Board when such SAR is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

Section 7.4 SAR Term.

(1)         The Board shall determine, at the time of granting the particular SAR, the period during which the SAR is exercisable, which shall not be more than ten (10) years from the date the SAR is granted (“SAR Term”) and the vesting schedule of such SAR, which will be detailed in the applicable SAR Agreement. Unless otherwise determined by the Board, all unexercised SARs shall be cancelled at the expiry of the SAR Term.

(2)         Should the expiration date for a SAR fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, unless the delayed expiration would result in tax penalties, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Business Day after the end of the Black-Out Period, such tenth (10th) Business Day to be considered the expiration date for such SAR for all purposes under the Plan. Notwithstanding Section 10.3 hereof, the ten (10) Business Day-period referred to in this Section 7.4 may not be extended by the Board.

Section 7.5 Exercise of SARs.

Prior to its expiration or earlier termination in accordance with the Plan, each SAR shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular SAR, may determine in its sole discretion. For greater certainty, any exercise of SARs by a Participant shall be made in accordance with the Corporation’s insider trading policy.

Section 7.6 Method of Exercise.

(1)         Subject to the provisions of the Plan, a SAR granted under the Plan shall be exercisable (from time to time as provided in Section 7.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation (or to the individual that the Corporate Secretary of the Corporation may from time to time designate) or give notice in such other manner as the Corporation may from time to time designate which notice shall specify the number of Shares with respect to which the SAR is being exercised and the effective date of the proposed exercise.

(2)         The exercise of a SAR with respect to any number of Shares shall entitle the Participant to receive, from the Corporation, a number of Shares having an aggregate Market Value equal to the excess of the Market Value of a Share on the effective date of such exercise over the per share SAR Price, rounded down to the nearest whole Share.

(3)         Upon the exercise, the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to either:

(a)         deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

Annex A-127

(b)         in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

Section 7.7 SAR Agreements.

SARs shall be evidenced by a SAR Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The SAR Agreement shall contain such terms that may be considered necessary in order that the SAR will comply with any provisions respecting stock appreciation rights in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Article 8
General Conditions

Section 8.1 General Conditions Applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1)         Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Award. The Board has the right to accelerate the date upon which any Award becomes exercisable notwithstanding the vesting schedule set forth for such Award, regardless of any adverse or potentially adverse tax consequence resulting from such acceleration.

(2)         Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Corporation or a Subsidiary to the Participant of employment or another service relationship with the Corporation or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or any of its Affiliates in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise.

(3)         Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Board. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation or any Subsidiary.

(4)         Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards by reason of the grant of such Award until such Award has been duly exercised, as applicable, and settled and Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(5)         Conformity to Plan. In the event that an Award is granted or an Approved Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

Annex A-128

(6)         Transferrable Awards. Except as specifically provided in an Approved Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

(7)         Participant’s Entitlement. Except as otherwise provided in this Plan or in an Approved Agreement, or unless the Board permits otherwise, upon any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or consultant of such Subsidiary of the Corporation and not of the Corporation itself, whether or not then exercisable, shall automatically terminate on the date of such change.

Section 8.2 General Conditions Applicable to Options and SARs.

Unless otherwise specified in an Approved Agreement, or otherwise determined by the Board, each Option or SAR, as applicable, shall be subject to the following conditions:

(1)         Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option or SAR granted to such Participant shall terminate automatically and become void immediately. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for Cause shall be binding on the Participant.

(2)         Termination not for Cause. Upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Corporation or a Subsidiary being terminated without Cause, (i) any unvested Option or SAR granted to such Participant shall terminate and become void immediately and (ii) any vested Option or SAR granted to such Participant may be exercised by such Participant. Unless otherwise determined by the Board, in its sole discretion, such Option or SAR shall only be exercisable within the earlier of ninety (90) days after the Termination Date and the expiry date of the Award set forth in the Grant Agreement.

(3)         Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Corporation or a Subsidiary, (i) each unvested Option or SAR granted to such Participant shall terminate and become void immediately upon resignation and (ii) each vested Option or SAR granted to such Participant will cease to be exercisable on the earlier of the ninety (90) days following the Termination Date and the expiry date of the Award set forth in the Grant Agreement.

(4)         Permanent Disability/Retirement. Upon a Participant ceasing to be an Eligible Participant by reason of Retirement or permanent disability, (i) any unvested Option or SAR shall terminate and become void immediately and (ii) any vested Option or SAR shall remain exercisable for a period of one (1) year from the date of Retirement or the date on which the Participant ceases his or her employment or service relationship with the Corporation or any Subsidiary by reason of permanent disability, but not later than the expiry date of the Award set forth in the Grant Agreement, and thereafter any such Option or SAR shall expire. To the extent an ISO is not exercised within the time period required by applicable law, it shall thereafter be treated as a Nonstatutory Stock Option.

(5)         Death. Upon a Participant ceasing to be an Eligible Participant by reason of death, any vested Option or SAR granted to such Participant may be exercised by the liquidator, executor or administrator, as the case may be, of the estate of the Participant for that number of Shares only which such Participant was entitled to acquire under the respective Options or SARs (the “Vested Awards”) hereof on the date of such Participant’s death. Such Vested Awards shall only be exercisable within eighteen (18) months after the Participant’s death or prior to the expiration of the original term of the Options or SARs whichever occurs earlier. Subject to the terms of the applicable Grant Agreement, any Options or SAR that would have vested within twelve (12) months following such Participant’s death shall be deemed to be Vested Awards on such date, and all other Options or SARs that are not Vested Awards will be cancelled on the date of such Participant’s death. To the extent an ISO is not exercised within the time period required by applicable law, it shall thereafter be treated as a Nonstatutory Stock Option.

Annex A-129

Section 8.3 General Conditions Applicable to RSUs and DSUs.

Unless otherwise specified in an Approved Agreement, or otherwise determined by the Board, each RSU and DSU shall be subject to the following conditions:

(1)         Termination for Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of his or her resignation from the Corporation or a Subsidiary, the Participant’s participation in the Plan shall be terminated immediately, all RSUs and DSUs credited to such Participant’s Account that have not vested shall be forfeited and cancelled, and the Participant’s rights to Shares or Cash Equivalent or a combination thereof that relate to such Participant’s unvested RSUs and DSUs shall be forfeited and cancelled on the Termination Date.

(2)         Death or Cessation of Employment or Service Relationship. Except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant ceasing to be an Eligible Participant as a result of (i) death, (ii) Retirement, (iii) his or her employment or service relationship with the Corporation or a Subsidiary being terminated by the Corporation or a Subsidiary for reasons other than for Cause, or (iv) permanent disability, provided that all unvested RSUs and DSUs in the Participant’s Account as of such date relating to a Restriction Period in progress shall remain outstanding and in effect until the applicable RSU Vesting Determination Date or DSU Vesting Determination Date, and

(a)         If, on the RSU Vesting Determination Date or DSU Vesting Determination Date, the Board determines that the vesting conditions were not met for such RSUs or DSUs, as applicable, then all unvested RSUs and DSUs credited to such Participant’s Account shall be forfeited and cancelled and the Participant’s rights to Shares or Cash Equivalent or a combination thereof that relate to such unvested RSUs and DSUs shall be forfeited and cancelled; and

(b)         If, on the RSU Vesting Determination Date or DSU Vesting Determination Date, the Board determines that the vesting conditions (if any) were met for such RSUs or DSUs, as applicable, the Participant shall be entitled to receive pursuant to Section 5.5 or Section 6.4, as applicable, that number of Shares or Cash Equivalent or a combination thereof equal to the number of RSUs or DSUs outstanding in the Participant’s Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the applicable Restriction Period as of the date of the Participant’s death, Retirement, their Termination Date, or date of permanent disability and the denominator of which shall be equal to the total number of months included in the applicable Restriction Period (which calculation shall be made on the applicable RSU Vesting Determination Date or DSU Vesting Determination Date) and the Corporation shall distribute such number of Shares or Cash Equivalent or a combination thereof to the Participant or the liquidator, executor or administrator, as the case may be, of the estate of the Participant, as soon as practicable thereafter, but no later than the end of the Restriction Period, the Corporation shall debit the corresponding number of RSUs and DSUs from the Account of such Participant’s or such deceased Participants’, as the case may be, and the Participant’s rights to all other Shares or Cash Equivalent or a combination thereof that relate to such Participant’s RSUs and DSUs shall be forfeited and cancelled; provided that, notwithstanding the foregoing, upon a Participant ceasing to be an Eligible Participant by reason of Retirement, this Section 8.3(2) shall not apply to a Participant in the event such Participant, directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, carries on or becomes employed by, engaged in or otherwise commercially involved in, any activity or business in the Advanced Driver Assistance Systems (ADAS) or autonomous vehicles software industries prior to the applicable RSU Vesting Determination Date or DSU Vesting Determination Date. In such event, Section 8.3(1) shall apply to such Participant. Except as expressly provided for in an RSU Agreement or DSU Agreement, none of the foregoing provisions of this Section 8.3(2), shall apply to a U.S. Resident.

(3)         General. For greater certainty, where a Participant’s employment or service relationship with the Corporation or a Subsidiary is terminated pursuant to Section 8.3(1) or Section 8.3(2) hereof following the satisfaction of all vesting conditions in respect of particular RSUs or DSUs but before receipt of the corresponding distribution or payment in respect of such RSUs or DSUs, the Participant shall remain entitled to such distribution or payment.

Annex A-130

Section 8.4 General Conditions Applicable to Unvested Shares.

Upon a Participant ceasing to be an Eligible Participant for any reason, any Unvested Shares that have not vested at such time shall automatically and without any requirement of notice to such Participant, or other action by or on behalf of the Corporation, be deemed to have been reacquired by the Corporation from such Participant, and thereafter shall cease to represent any ownership in the Corporation by the Participant or rights of the Participant as a shareholder of the Corporation. Following such deemed reacquisition, the Participant shall surrender any certificates representing Unvested Shares in such Participant’s possession to the Corporation upon request without consideration.

Section 8.5 Cessation of Vesting Following Termination

Except if and as required to comply with applicable minimum requirements contained in ESL, the Participant is not eligible for continued vesting of any Award during any period in which the Participant receives, or claims to be entitled to receive, any compensatory payments or damages in lieu of notice of termination pursuant to contract, common law or civil law, and the Participant will not be entitled to any damages or other compensation in respect of any Award that does not vest or is not awarded due to termination as of the Termination Date of the Participant’s employment, consulting engagement or directorship, as the case may be, with the Corporation or a Subsidiary for any reason. The Plan displaces any and all common law and civil law rights the Participant may have or claim to have in respect of any Awards, including any right to damages. The foregoing shall apply, regardless of: (i) the reason for the termination of Participant’s employment, consulting engagement or directorship; (ii) whether such termination is lawful or unlawful, with or without Cause; (iii) whether it is the Participant or the Corporation or the Subsidiary that initiates the termination; and (iv) any fundamental changes, over time, to the terms and conditions applicable to the Participant’s employment, consulting engagement or service as a director.

Section 8.6 Service with Affiliates

Notwithstanding the other provisions of Article 8, unless the Board, in its discretion, otherwise determines or as otherwise set out in an Approved Agreement, at any time and from time to time, Awards are not affected by a change of employment, consulting engagement or directorship within or among the Corporation or its Subsidiaries for so long as the Participant continues to be a director, executive officer, employee or consultant of the Corporation or its Subsidiaries.

Article 9
Compliance With U.S. Tax Laws

Section 9.1 Incentive Stock Options.

Each Option granted to a U.S. Resident shall be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Any Option designated as an Incentive Stock Option: (a) shall be granted only to a Participant who is an employee of the Corporation or Subsidiary; (b) in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, does not own shares of the Corporation representing more than ten percent (10%) of the voting power of all classes of shares of the Corporation or any parent or subsidiary, shall be granted with an Option Price that is not less than the Market Value of a Share on the date of grant; (c) in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares of the Corporation representing more than ten percent (10%) of the voting power of all classes of shares of the Corporation or any parent or subsidiary, shall be granted with an Option Price that is not less than one hundred ten percent (110%) of the Market Value of a Share on the date of grant; (d) shall not have an aggregate fair market value (determined for each Incentive Stock Option at the date of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and any other employee stock option plan of the Corporation or any parent or subsidiary), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000; and (e) shall have a term not exceeding ten (10) years from the date of grant or such shorter term as may be provided in the Grant Agreement and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares of the Corporation representing more than ten percent (10%) of the voting power of all classes of shares of the Corporation or any parent or subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Grant Agreement. No Incentive Stock Options may be granted under the Plan after the tenth (10th) anniversary of the earlier of the approval of the Plan by shareholders of the Corporation or the date the Plan was approved by the Board.

Annex A-131

Section 9.2 Section 409A.

(1)         Without limiting the generality of this Section 9.2, each Award granted to a U.S. Resident will contain such terms as the Board determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(2)         Notwithstanding Section 9.1 and Section 9.2 of this Plan or any other provision of this Plan or any Grant Agreement to the contrary, the Board may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Board determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(3)         If a Participant is deemed on the date of the Participant’s termination of employment or other service relationship with the Corporation or a Subsidiary to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 9.2(3) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first Business Day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Grant Agreement.

(4)         For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.

Article 10
Adjustments and Amendments

Section 10.1 Adjustment to Shares Subject to Outstanding Awards.

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Corporation with or into another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Corporation, of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of any Stock Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a)         adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b)         adjustments to the number of Shares to which the Participant is entitled upon exercise of such Award;

(c)         adjustments permitting the immediate exercise of any outstanding Awards that are not otherwise exercisable; or

(d)         adjustments to the number of kind of Shares reserved for issuance pursuant to the Plan.

Annex A-132

Section 10.2 Change of Control.

Except as may be provided in an Approved Agreement, and notwithstanding anything else to the contrary herein, in the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Awards (including, for greater certainty, to cause the vesting of all unvested Awards) to assist the Participants to tender into a take-over bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, to (i) provide that any or all Awards shall thereupon terminate, provided that any such outstanding Awards that have vested shall remain exercisable until consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their Options and SARs, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 10.2 is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 10.2 or the definition of “Change of Control”: (i) any conditional exercise of vested Options and/or SARs shall be deemed to be null, void and of no effect, and such conditionally exercised Awards shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to exercise of Options and/or SARs which vested pursuant to this Section 10.2 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Awards which vested pursuant to this Section 10.2 shall be reinstated.

Section 10.3 Amendment or Discontinuance of the Plan.

(1)         The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of the Participants provided that such suspension, termination, amendment or revision shall:

(a)         not adversely alter or impair the rights of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan;

(b)         be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Corporation, the Nasdaq or any other regulatory body having authority over the Corporation; and

(c)         be subject to shareholder approval, where required by law or the requirements of the Nasdaq, provided that the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Corporation make the following amendments to this Plan:

(i)          any amendment to the vesting provision, if applicable, or assignability provisions of the Awards;

(ii)         any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(iii)        any amendment regarding the effect of termination of a Participant’s employment or engagement;

(iv)        any amendment which accelerates the date on which any Option or SAR may be exercised under the Plan;

(v)         any amendment to the definition of an Eligible Participant under the Plan;

(vi)        any amendment necessary to comply with applicable law or the requirements of the Nasdaq or any other regulatory body;

(vii)       any amendment of a “housekeeping” nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(viii)      any amendment regarding the administration of the Plan;

Annex A-133

(ix)        any amendment to add provisions permitting the grant of Awards settled otherwise than with Shares issued from treasury, a form of financial assistance or clawback, and any amendment to a provision permitting the grant of Awards settled otherwise than with Shares issued from treasury, a form of financial assistance or clawback which is adopted; and

(x)         any other amendment that does not require the approval of the shareholders of the Corporation under Section 10.3(2).

(2)         Notwithstanding Section 10.3(1), the Board shall be required to obtain shareholder approval for any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Article 10;

(3)         The Board may, by resolution, advance the date on which any Award may be exercised or payable or, subject to applicable regulatory provisions, including any rules of a Stock Exchange or shareholder approval requirements of Section 409A, extend the expiration date of any Award, in the manner to be set forth in such resolution provided that the period during which an Option or a SAR is exercisable or RSU is outstanding does not exceed ten (10) years from the date such Option or SAR is granted in the case of Options and SARs and three (3) years after the calendar year in which the services giving rise to the award were rendered in the case of RSUs. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option or SAR may be exercised or RSU may be outstanding by any other Participant.

Article 11
Miscellaneous

Section 11.1 Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent or trustee to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 11.2 Tax Withholding.

(1)         Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable taxes and source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 11.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Corporation, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

(2)         Notwithstanding Section 11.2(1), the applicable tax withholdings may be waived where a Participant other than a U.S. Resident directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which subsection 100(3) of the regulations made under the Tax Act apply.

Section 11.3 Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement). Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards

Annex A-134

will be subject to forfeiture and disgorgement to the Corporation, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Corporation applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Corporation of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act, and any related policy adopted by the Corporation. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Corporation nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 11.3.

Section 11.4 Securities Law Compliance.

(1)         The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award and exercise of any Option or SAR, and the Corporation’s obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Stock Exchanges and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2)         No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any foreign jurisdiction (other than Canada and the United States) or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(3)         The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(4)         If Shares cannot be issued to a Participant upon the exercise of an Option or a SAR due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option or SAR will be returned to the applicable Participant as soon as practicable.

Section 11.5 Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 11.6 Participant Information.

Each Participant agrees to provide the Corporation with all information (including personal information, which means any information of an identifiable individual) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be shared with third parties in connection with such administration (such persons, “Recipients”). Recipients may be located in the Participant’s jurisdiction of residence, or elsewhere, and the Participant’s jurisdiction may have different data privacy laws and protections than the Recipients’ jurisdiction(s). Each Participant consents to such sharing and authorizes the Corporation to share the Participant’s information on their behalf and authorizes such Recipients to receive, possess, use, retain, transfer and otherwise process the information, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan. A Participant may, at any time, refuse or withdraw

Annex A-135

the consents in this Section 11.6 by giving written notice to the Corporation. If the Participant refuses or withdraws the consents in this Section 11.6, the Corporation may cancel the Participant’s participation in the Plan and, in the Board’s discretion, the Participant may forfeit any of their outstanding Awards.

Section 11.7 Compliance with Employment Standards.

It is understood and agreed that all provisions of the Plan and any Approved Agreement (the “Plan Documents”) are subject to all applicable minimum requirements of ESL and it is the intention of the Corporation and its Subsidiaries to comply with the minimum applicable requirements contained in ESL. Accordingly, the Plan Documents shall: (a) not be interpreted as in any way waiving or contracting out of ESL, and (b) be interpreted to achieve compliance with such legislation. In the event that ESL requires the Corporation or one of its Subsidiaries to provide the Participant a superior right or entitlement upon termination of employment or otherwise (“Statutory Entitlements”) than provided for under the Plan Documents, the Corporation or one of its Subsidiaries, as applicable, will provide the Participant with the Participant’s minimum Statutory Entitlements in substitution for the Participant’s rights under the Plan Documents. There shall be no presumption of strict interpretation against the Corporation or any Subsidiary.

Section 11.8 No Notice of Expiration.

It is understood and agreed that the Corporation and its directors, officers, employees, attorneys and agents do not have any obligation to notify the Participant prior to the expiration of any Option or SAR awarded under this Plan, regardless of whether such Award will expire at the end of its full term or an earlier date related to the termination of the Participant’s employment or engagement. The Participant agrees that the Participant has the sole responsibility for monitoring the expiration of any Options and SARs and for exercising such Awards, if at all, prior to their expiration.

Section 11.9 Quotation of Shares.

So long as the Shares are listed on one or more Stock Exchanges, the Corporation must apply to such Stock Exchange or Stock Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on any Stock Exchange.

Section 11.10 No Fractional Shares.

No fractional Shares shall be issued upon the exercise or settlement of any Option, RSU, DSU or SAR granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise or settlement of such Option, RSU, DSU or SAR, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to acquire the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 11.11 International Participants.

With respect to Participants who reside or work outside Canada and the U.S., the Board may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Board may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

Section 11.12 Electronic Delivery.

The Corporation or the Board may from time to time establish procedures for (i) the electronic delivery of any documents that the Corporation may elect to deliver (including, but not limited to the Plan Documents and all other forms of communications) in connection with any award made under the Plan, (ii) the receipt of electronic instructions from Participants and/or (iii) an electronic signature system for delivery and acceptance of any such documents. Compliance with such procedures will satisfy any requirement to provide documents in writing and/or for a document to be signed or executed.

Annex A-136

Section 11.13 Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

Section 11.14 Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

Section 11.15 Effective Date of the Plan.

The Plan was approved by the Board and shall take effect on [•], 2023.

Section 11.16 Language.

By accepting any award under the Plan, the Participant confirms that it is the Participant’s express wish to receive this document in English only and to be bound only by such English version and to receive all other documents related to any award or the Plan, including notices, in the English language only and declare that the Participant is satisfied with this. En acceptant tout octroi aux termes du régime, le participant confirme sa volonté expresse de recevoir le présent document en langue anglaise seulement, et d’être lié par le présent document en langue anglaise seulement et de recevoir tous les autres documents afférents à tout octroi ou au régime, y compris les avis, en langue anglaise seulement et s’en déclare satisfait.

Annex A-137

EXHIBIT A

LEDDARTECH HOLDINGS INC.
FORM OF OPTION AGREEMENT

This option agreement (this “Option Agreement”) evidences an award of Options granted by LeddarTech Holdings Inc. (the “Corporation”) to the undersigned (the “Participant”) pursuant to and subject to the terms and conditions of the LeddarTech Holdings Inc. Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference and forms an integral part of this Option Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan. Certain provisions of the Plan are reproduced or summarized herein for your convenience; however, this Option Agreement is not comprehensive.

Section 1.1 Grant of Options

(1)         The Corporation confirms that the Participant has been granted Options under the Plan on the following basis, subject to the terms and conditions of the Plan:

Date of Grant

Number of Options

Option Price (US$)

Vesting Schedule (including Performance Criteria)

Option Term

Type of Options (U.S. Participant)

(2)         Attached hereto and forming an integral part of this Option Agreement as Schedule A is a Form of Election to Exercise that the Participant may use to exercise any of his or her Options in accordance with the Plan at any time and from time to time prior to the expiry of the Option Term of such Options, subject to any vesting or other applicable conditions. Such notice shall be delivered at the Corporation’s registered office to the attention of the Corporate Secretary of the Corporation or any other individual that the Corporate Secretary of the Corporation may from time to time designate.

(3)         The Participant understands that Section 8.2 of the Plan governs their rights to these Options upon the termination of their employment or engagement with the Corporation or any of its Subsidiaries. In summary:

a.           The unvested portion of these Options will be terminated upon the Participant’s Termination Date (regardless of whether the termination is lawful or unlawful, with or without Cause, an whether the Participant or the Corporation or any Subsidiary initiates the termination), and if the Participant is terminated for Cause, the vested portion of these Options will also, subject to ESL, be terminated immediately on the Participant’s Termination Date.

b.           If the Participant ceases to be an Eligible Participant due to the termination of their employment or engagement other than for Cause, or if they resign, the vested portion of these Options will remain available for exercise until the earlier of 90 days following the Participant’s Termination Date and the expiration of these Options.

c.           If the Participant ceases to be an Eligible Participant due to their Retirement or because of permanent disability, the unvested portion of these Options will terminate and become immediately void, and the vested portion of these Options will remain exercisable for a period of one (1) year following the date of Retirement or permanent disability and the expiration of these Options.

d.           If the Participant ceases to be an Eligible Participant due to their death, then the vested portion of their Options shall remain outstanding until the earlier of eighteen (18) months following their date of death and the expiration of these Options. Any portion of these Options that would have vested within the twelve (12) months immediately following the Participant’s date of death will vest as of their date of death.

Annex A-138

(4)         If the Participant has executed and become a party to a non-competition or a non-solicitation agreement with the Corporation or any of its Subsidiaries, the Participant’s rights hereunder shall be subject to the restrictive covenants and other provisions contained in that agreement. Where the Participant is determined by the Board in its sole and absolute discretion to have breached any such restrictive covenant, all outstanding Options shall terminate and be forfeited immediately; provided, however, that the foregoing will not limit the application of the provisions contained in the Plan and in this Option Agreement.

(5)         Any exercise of Options by the Participant shall be made in accordance with the Corporation’s insider trading policy. Should the expiry date of any Option Term fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, then unless the extension would result in tax penalties, such expiry date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Business Day after the end of the Black-Out Period, such tenth (10th) Business Day to be considered the expiry date for such Options for all purposes under the Plan.

Section 1.2 Non-Transferrable Option

Each Option granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

Section 1.3 Acknowledgments

By accepting this Option Agreement, the Participant represents, warrants and acknowledges that (i) he or she has read and understands the Plan and agrees to the terms and conditions thereof and of this Option Agreement; (ii) his or her participation in the trade and acceptance of the Options is voluntary; (iii) he or she has not been induced to participate in the Plan by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Corporation or its Affiliates; and (iv) neither the Participant nor the Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by the Participant’s Options by reason of the grant of such Options until such Options has been duly exercised and Shares have been issued in respect thereof.

Section 1.4 Governing Law

This Option Agreement and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

Section 1.5 Counterparts

This Option Agreement may be executed and delivered in any number of counterparts (including by facsimile, email or other electronic means), each of which is deemed to be an original, and such counterparts together constitute one and the same agreement.

Section 1.6 Language

By accepting this Option Agreement under the Plan, the Participant confirms that it is the Participant’s express wish to receive this Option Agreement in English only and to sign and be bound only by such English version and to receive all other documents related to this Option Agreement or the Plan, including notices, in the English language only and declare that the Participant is satisfied with this. En acceptant tout octroi aux termes du régime, le participant confirme sa volonté expresse de recevoir le présent document en langue anglaise seulement, et de signer et d’être lié par le présent document en langue anglaise seulement et de recevoir tous les autres documents afférents à tout octroi ou au régime, y compris les avis, en langue anglaise seulement et s’en déclare satisfait.

[The remainder of this page is intentionally left blank]

Annex A-139

Unvested portions of these Options will expire upon termination of Participant’s employment or engagement as set out in the Plan and the vested portion will expire if termination is for Cause; Participant will not be entitled to compensation (subject to any minimum applicable requirements of applicable employment standards legislation) or damages pursuant to contract, common law or civil law in respect of any such expiry and cancellation. See Section 8.2 of the Plan for details.

Participant’s Options are subject to the terms of the Plan which is hereby delivered to Participant and accessible by Participant at any time via [insert location or link]. Participant must read the Plan.

Accepted and agreed to this ___ day of _________, 20__.

Corporation:	LEDDARTECH HOLDINGS INC.
By:
Name:
Title:
Participant:
Signature of Participant

Name of Participant (Please Print)
Address:

Annex A-140

SCHEDULE A

FORM OF ELECTION TO EXERCISE OPTIONS

TO: LEDDARTECH HOLDINGS INC. (the “Corporation”)

I, the undersigned option holder, hereby irrevocably elect to exercise Options granted by the Corporation to me pursuant to an Option Agreement dated __________, 20___ under the LeddarTech Holdings Inc. Omnibus Incentive Plan (the “Plan”), for the number of Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

I hereby elect to surrender my Options, in whole or in part, in accordance with Sections 4.6 of the Plan:

Number of Shares to be Acquired:
Option Price (per Share):	$
Aggregate Option Price:	$
Amount Enclosed:	$

and hereby tender a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate exercise price, and, if applicable, all source deductions, and direct such Shares to be registered in the name of:

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this ___ day of ___________, 20 ___.

Signature of Option holder

Name of Option holder (Please Print)

Annex A-141

EXHIBIT F
Newco Articles and By-Laws

See attached.

SCHEDULE

The classes and any maximum number of shares that the corporation is authorized to issue

Unlimited number of Common Shares;

Unlimited number of Class A Non-Voting Special Shares;

Unlimited number of Class B Non-Voting Special Shares;

Unlimited number of Class C Non-Voting Special Shares;

Unlimited number of Class D Non-Voting Special Shares;

Unlimited number of Class E Non-Voting Special Shares;

Unlimited number of Class F Non-Voting Special Shares; and

Unlimited number of Preferred Shares.

Part 1
DEFINITIONS

1.1 Definitions. In Part 1, Part 2, Part 3, Part 4, and Part 5 of these Articles:

(a)         “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)         “Automatic Conversion” means the automatic conversion into Common Shares of the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares or Class F Non-Voting Special Shares, as applicable, each in accordance with the terms and conditions set forth in Part 4 of these Articles.

(c)         “Automatic Conversion Date” has the meaning set forth in Article 4.7.

(d)         “Bloomberg” means the Bloomberg Financial, L.P. service or any successor service thereto.

(e)         “Business Combination Agreement” means the Business Combination Agreement to be entered into between Prospector Capital Corp., LeddarTech Inc. and the Corporation on or about June 12, 2023.

(f)          “Business Combination Transaction” means the transactions contemplated by the Business Combination Agreement.

(g)         “CBCA” means the Canada Business Corporations Act.

(h)         “Change of Control Transaction” means any transaction or series of related transactions (x) under which any Person or one or more Persons that are Affiliates or that are acting jointly or in concert (as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids), directly or indirectly, acquires or otherwise purchases (i) the Corporation or (ii) all or a material portion of assets, businesses or voting Equity Securities of the Corporation or (y) that results, directly or indirectly, in the shareholders of the Corporation as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting Equity Securities of the Corporation

Annex A-142

immediately after the consummation thereof (excluding, for the avoidance of doubt, any Non-Voting Special Shares and the Common Shares issuable upon conversion thereof pursuant to Part 4) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of voting Equity Securities or otherwise).

(i)          “Class A Non-Voting Special Shares” means the Class A Non-Voting Special Shares in the capital of the Corporation.

(j)          “Class B Non-Voting Special Shares” means the Class B Non-Voting Special Shares in the capital of the Corporation.

(k)         “Class C Non-Voting Special Shares” means the Class C Non-Voting Special Shares in the capital of the Corporation.

(l)          “Class D Non-Voting Special Shares” means the Class D Non-Voting Special Shares in the capital of the Corporation.

(m)        “Class E Non-Voting Special Shares” means the Class E Non-Voting Special Shares in the capital of the Corporation.

(n)         “Class F Non-Voting Special Shares” means the Class F Non-Voting Special Shares in the capital of the Corporation.

(o)         “Class A Non-Voting Special Share Conversion Event” has the meaning set forth in Article 4.1.

(p)         “Closing Date” means the closing date of the Business Combination Transaction.

(q)         “Common Shares” means the Common Shares in the capital of the Corporation.

(r)          “Conversion Rate” has the meaning set forth in Article 3.5.

(s)          “Equity Securities” means the Common Shares, the Preferred Shares, the Non-Voting Special Shares or any other class of shares or series thereof in the capital of the Corporation or similar interest in the Corporation (including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

(t)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)         “IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

(v)         “holder”, when used with reference to any Equity Securities, means the holder or joint holders of such Equity Securities shown from time to time in the central securities register maintained by or on behalf of the Corporation in respect of such Equity Securities.

(w)        “Liquidation Distribution” means a distribution of assets of the Corporation among its shareholders arising on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(x)         “Non-Voting Special Shares” means, collectively, the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares.

(y)         “Preferred Shares” means the preferred shares in the capital of the Corporation, issuable in series.

(z)         “Redemption Price” with respect to each Class A Non-Voting Special Share, Class B Non-Voting Special Share, Class C Non-Voting Special Share, Class D Non-Voting Special Share, Class E Non-Voting Special Share and Class F Non-Voting Special Share, shall be equal to US$0.00000000001 per share.

Annex A-143

(aa)        “Redemption Time” has the meaning set forth in Article 3.4.

(bb)       “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

(cc)        “Trading Day” means any day on which Common Shares are actually traded on the principal securities exchange or securities market on which Common Shares are then traded.

(dd)       “VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc., or any successor thereof. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Corporation.

Part 2
COMMON SHARES

2.1 Voting. The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. The holders of Common Shares will be entitled to receive notice of any meeting of the shareholders at which they are entitled to vote and may attend and vote at such meetings.

2.2 Dividends. Subject to the prior rights of the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation, on a pari passu basis out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

2.3 Liquidation Distribution. In the event of any Liquidation Distribution, subject to the prior rights of the holders of Non-Voting Special Shares, the holders of the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of the Corporation.

Part 3
NON-VOTING SPECIAL SHARES

3.1 Non-Voting. The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

3.2 Dividends. The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

3.3 Liquidation Distribution. In the event of any Liquidation Distribution, the holders of Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Corporation to the holders of the Common Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

Annex A-144

3.4 Redemption. Subject to subsection 36(2) of the CBCA, the Corporation shall:

(a)         at any time after the 7th year anniversary of the Closing Date; or

(b)         at any time after a Change of Control Transaction;

without notice, redeem at any time the whole of the then outstanding Non-Voting Special Shares on payment, in respect of each Special Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Non-Voting Special Shares shall not apply in respect of any Non-Voting Special Shares which are automatically converted into Common Shares in accordance with the provisions of Part 4, including upon a Change of Control Transaction).

Subject to subsection 36(2) of the CBCA, in the event that any holder of Non-Voting Special Shares breaches any covenant of such holder, in respect of its ownership of the Non-Voting Special Shares, such holder’s Non-Voting Special Shares shall be deemed to be immediately redeemed, without notice or formality, whereupon such holder shall cease to hold any rights in respect of such Non-Voting Special Shares and shall only be entitled to receive an amount equal to the aggregate of the Redemption Price in respect of such holder’s Non-Voting Special Shares. Any such redemption of Non-Voting Special Shares shall be immediate upon the occurrence of such breach (the “Redemption Time”), and such holder’s only rights in respect thereof shall be to receive the Redemption Price in respect of such Non-Voting Special Shares. For greater certainty, after the Redemption Time, the rights in respect of Non-Voting Special Shares of such holder shall no longer be exercisable by such holder in respect thereof. The Corporation shall thereafter deliver to such holder of Non-Voting Special Shares the Redemption Price thereon.

3.5 Conversion Provisions. Unless and until adjusted as provided for in this Article 3.5, for all conversions of Non-Voting Special Shares, each Special Share shall be converted into Common Shares on a 1:1 basis (the “Conversion Rate”).

(a)         No fractional Common Shares shall be issued upon conversion of the Non-Voting Special Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Special Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)         If the Corporation shall at any time or from time to time after the Closing Date effect a subdivision of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly subdivided at the same time (failing which the Conversion Rate shall be adjusted correspondingly). If the Corporation shall at any time or from time to time after the Closing Date effect a consolidation of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly consolidated at the same time (failing which the Conversion Rate shall be adjusted correspondingly). In each case, the dollar values set forth in Part 4 shall be appropriately adjusted to provide the holders of the Non-Voting Special Shares the same economic effect as contemplated by these Articles prior to such event.

(c)         If the Common Shares of the Corporation shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, the holders of the Non-Voting Special Shares shall be entitled to receive the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Common Shares into which such Non-Voting Special Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

Annex A-145

(d)         In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Corporation and any other corporation or other entity or Person (in each case, other than a Change of Control Transaction), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, such Non-Voting Special Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Common Shares of the Corporation that would have otherwise been deliverable upon conversion of such Non-Voting Special Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions in this Article 3.5(d) set forth with respect to the rights and interest thereafter of the holders of the Non-Voting Special Shares, to the end that the provisions set forth in this Article 3.5(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Non-Voting Special Shares.

(e)         Upon any Non-Voting Special Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Automatic Conversion Date, other than the right of the holders thereof to receive Common Shares in exchange therefor.

Part 4
AUTOMATIC CONVERSIONS OF NON-VOTING SPECIAL SHARES

4.1 Class A Non-Voting Special Shares. Unless otherwise agreed to by a majority of the holders of the Class A Non-Voting Special Shares and the board of directors of the Corporation, the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 as follows:

(a)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00;

(b)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; and

(c)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00.

For greater certainty, each of the automatic conversion events in (a), (b) and (c) above (each a “Class A Non-Voting Special Share Conversion Event”) shall only occur once, if at all, and multiple Class A Non-Voting Special Share Conversion Events may occur at the same time.

Notwithstanding anything to the contrary in this Article 4.1, each Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if there occurs a Change of Control Transaction with a valuation of the Common Shares that is equal to or greater than the applicable thresholds set forth in such Class A Non-Voting Special Share Conversion Event.

Annex A-146

4.2 Class B Non-Voting Special Shares. Class B Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$12.00 per Common Share.

4.3 Class C Non-Voting Special Shares. Class C Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$14.00 per Common Share.

4.4 Class D Non-Voting Special Shares. Class D Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$16.00 per Common Share.

4.5 Class E Non-Voting Special Shares. Class E Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         the Corporation enters into its first customer contract with an original equipment manufacturers (“OEM”) (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Corporation for an OEM series production that will create at least 150,000 units a year in volume for its fusion and perception products; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.6 Class F Non-Voting Special Shares. Class F Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         the Corporation (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.7 Automatic Conversion. Upon the occurrence of an Automatic Conversion under the foregoing Articles, all the then issued and outstanding Non-Voting Special Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that in each case all holders of Non-Voting Special Shares being converted shall be given written notice of the occurrence of an Automatic Conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates (or evidences of book-entry registration) evidencing the Common Shares issuable upon such conversion

Annex A-147

unless certificates evidencing such Non-Voting Special Shares being converted, if any, are either delivered to the Corporation, or its transfer agent, or the holder notifies the Corporation, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and its transfer agent to indemnify the Corporation (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

4.8 Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Non-Voting Special Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates (or evidences of book-entry registration) for the number of Common Shares into which such Non-Voting Special Shares have been converted. Upon the automatic conversion of the applicable Non-Voting Special Shares, the holders of such Non-Voting Special Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates (or evidences of book-entry registration) for the number of Common Shares into which the Non-Voting Special Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

Part 5
PREFERRED SHARES

5.1 Issuable in Series.

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and the articles of the Corporation, the board of directors of the Corporation may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Preferred Shares of the series.

5.2 Voting Rights

Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

5.3 Dividend Rights

Preferred shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

5.4 Liquidation Rights

In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

Annex A-148

LEDDARTECH HOLDINGS INC.

BY-LAW NO. 2

Article 1
INTERPRETATION

Section 1.1 Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Quebec.

“Corporation” means LeddarTech Holdings Inc.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communications and any combination of such methods.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Section 1.2 Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

Section 1.3 Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

Annex A-149

Article 2
BUSINESS OF THE CORPORATION

Section 2.1 Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

Section 2.2 Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, (i) by any one director or officer of the Corporation, or (ii) by any other person authorized by the directors from time to time (each person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation, and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Section 2.3 Banking Arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.

Article 3
DIRECTORS

Section 3.1 Duties and Powers. Except as otherwise provided in the articles or by the Act, the business and affairs of the Corporation shall be managed by or under the direction of the board.

Section 3.2 Number of Directors. The Corporation shall be managed by a board composed of the fixed number of directors indicated in its articles. If the articles establish a minimum and a maximum number of directors, the board shall be composed of the fixed number of directors established by resolution passed by the board or, failing this, selected by the shareholders within such limits.

Section 3.3 Place of Meetings.

Any or all meetings of directors may be held at any place in or outside Canada.

Section 3.4 Calling of Meetings.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Section 3.5 Regular Meetings.

The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Annex A-150

Section 3.6 Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 48 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 3.7 Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 3.8 Quorum.

A majority of the number of directors in office constitutes a quorum at any meeting of the directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Section 3.9 Vacancies.

Subject to the Act and to the articles of the Corporation, a quorum of directors may fill a vacancy on the Board, except a vacancy resulting from:

(a)         an increase in the number or the minimum or maximum number of directors set out in the articles; or

(b)         a failure to elect the number or minimum number of directors required to be elected at any shareholder meeting.

Section 3.10 Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

Section 3.11 Resolution in Writing. A resolution in writing, signed by all the directors entitled to vote thereon is as valid as if it had been passed at a meeting of the board or, as the case may be, of a committee of the board.

Section 3.12 Chair.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with this Section 3.12 and Section 7.11, respectively. The chair of the board will have such other powers and duties as the directors determine. The chair of any meeting of directors is the first mentioned of the following persons that is a director and is present at the meeting:

(a)         the chair of the board;

(b)         the lead director, if any; or

(c)         the chief executive officer.

Annex A-151

If no such person is present at the meeting or willing to act, the directors present will choose one of their number to chair the meeting.

Section 3.13 Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Section 3.14 Votes to Govern.

At all meetings of directors, every question will be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Section 3.15 Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.

A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

Article 4
COMMITTEES

Section 4.1 Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Section 4.2 Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question will be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; and (iv) selecting a chair for a meeting.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.1 to Section 3.15 inclusive apply to committees of directors, with such changes as are necessary.

Article 5
OFFICERS

Section 5.1 Appointment of Officers.

The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a chief executive officer, a president, one or more vice-presidents, a chief financial officer, a chief commercial officer, a chief technical officer, a general counsel, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

Annex A-152

Section 5.2 Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Section 5.3 Chief Executive Officer.

If appointed, the chief executive officer of the Corporation will have general powers and duties of supervision of the business and affairs of the Corporation. The chief executive officer will have such other powers and duties as the directors determine. Subject to Section 3.13 and Section 7.11, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the chief executive officer will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

Section 5.4 President.

If appointed, the president of the Corporation will have such other powers and duties as the directors determine.

Section 5.5 Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend at and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and the books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the chief executive officer determine.

Section 5.6 Treasurer.

If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of the Corporation’s financial transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the chief executive officer of the Corporation determine.

Section 5.7 Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

Article 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 6.1 Limitation of Liability.

To the fullest extent permitted by the Act and other applicable law, as the same exists or as may hereafter be amended, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation are invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation are deposited; or (vi) any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which occurs in the execution of the duties of his or her office or in relation to his or her office. If the Act or other applicable law is hereafter amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act or other applicable law as so amended, automatically and without further action, upon the date of such amendment.

Annex A-153

Section 6.2 Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation; (ii) any former director or officer of the Corporation; (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives. The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 6.3 Insurance.

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

Section 6.4 Amendments.

Neither any amendment nor repeal of this Article 6, nor the adoption by amendment of these by-laws of any provision inconsistent with this Article 6, shall eliminate or reduce the effect of this Article 6 in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article 6, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

Article 7
SHAREHOLDERS

Section 7.1 Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors entitled to vote thereon) have the power to call annual meetings of shareholders and special meetings of shareholders. Each of the chair of the board, the president, and the chief executive officer may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board of directors.

Section 7.2 Place of Meetings.

Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place within Canada as the directors shall determine or at any place outside Canada that may be specified in the articles or agreed to by all of the shareholders entitled to vote at the meeting.

Section 7.3 Electronic Meetings.

Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Section 7.4 Notice of Meetings.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 7.5 Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Annex A-154

Section 7.6 Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Section 7.7 Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting.

Section 7.8 Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Section 7.9 Persons Entitled to Vote.

The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act. The board or chair of any shareholders meeting may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair of any shareholders meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

Section 7.10 Proxies.

A proxy will comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any shareholders meeting or the chairperson of the board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the shareholders meeting or in any proxy circular and any such waiver made in good faith shall be final and conclusive.

Section 7.11 Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following persons that is a director and is present at the meeting:

(a)         the chair of the board; or

(b)         the chief executive officer.

If no such person is present at the meeting or willing to act, the person selected by resolution of the board will preside as chair of the meeting of shareholders or, in the absence of such a resolution, the directors present will choose one of their number to preside as chair of the meeting of shareholders.

If no director is present at the meeting, the persons present who are entitled to vote at the meeting will choose a shareholder who is present to chair the meeting.

Annex A-155

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers will be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

Section 7.12 Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, is conclusive and binding upon the meeting of shareholders.

Section 7.13 Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders will be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Section 7.14 Votes to Govern.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Section 7.15 Advance Notice for Proposals.

(a)         No business may be transacted at an annual shareholders meeting, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual meeting by or at the direction of the board or (iii) otherwise properly brought before the annual shareholder meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 7.15. For business to be properly brought before an annual shareholder meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 8.1. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

(b)         At a special shareholders meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the board may be made at a special shareholders meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Section 8.1.

Annex A-156

Section 7.16 Adjournment.

The chair of any meeting of shareholders may adjourn the meeting from time to time and place to place, subject to such conditions as the chair may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. No business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Section 7.17 Storage of Ballots and Proxies.

The Corporation must, for at least three months after a shareholders meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation. Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place.

Article 8
ADVANCE NOTICE

Section 8.1 Nomination of Directors.

Subject only to the Act, Section 8.6, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Section 8.1, at the discretion of the board, will be eligible for election as directors to the board of the Corporation. Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner:

(a)         by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)         by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)         by any person (a “Nominating Shareholder”):

(i)          who, at the close of business on the date of the giving of the notice provided for in Section 8.3 below and on the record date for notice of such meeting, is entered in the Corporation’s securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)         who complies with the notice procedures set forth in this Article 8.

Section 8.2 Timely Notice.

Subject to any nomination rights that may be granted by the board from time to time, the procedures set out in this Article 8 will be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof (in accordance with Section 8.3 below) in proper written form to the board (in accordance with Section 8.4 below). Notwithstanding any other provision of the by-laws of the Corporation, notice given to the corporate secretary of the Corporation pursuant to this by-law may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and will be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a Business Day or later than 5:00 p.m. (Eastern Time) on a day which is a Business Day, then such delivery or electronic communication will be deemed to have been made on the subsequent day that is a Business Day.

Annex A-157

Section 8.3 Manner of Timely Notice.

To be timely, a Nominating Shareholder’s notice to the board must be made:

(a)         in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)         in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of the Corporation (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Section 8.3(a) or (b) above, and the Notice Date in respect of the meeting is not less than fifty (50) days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than fifty (50) days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the twentieth (20th) day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the twenty-fifth (25th) day following the Notice Date.

In the event of an adjournment or postponement of a meeting of shareholders or any announcement thereof, a new time period shall commence for the giving of a Nominating Shareholder’s notice as described in Section 8.3(a) or Section 8.3(b), as applicable.

Section 8.4 Proper Form of Notice.

(a)         To be in proper written form, a Nominating Shareholder’s notice to the board must set forth:

(i)          as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)        the name, age, business address and residential address of the person;

(B)         the principal occupation or employment of the person for the past five years;

(C)         the status of the person as a “resident Canadian” (as such term is defined in the Act);

(D)        the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or directed or which are owned beneficially or of record by the Proposed Nominee or his or her associates or affiliates as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(E)         full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, “Arrangements”), including financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any associate or affiliate of the Proposed Nominee and any Nominating Shareholder or any of its Representatives; and

Annex A-158

(A)        any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws;

(ii)         as to the Nominating Shareholder giving the notice:

(A)        the name, age, business address and, if applicable, residential address of such Nominating Shareholder or, if the Nominating Shareholder is not the beneficial owner of all of the voting securities, the name, age, business address and, if applicable, residential address of the beneficial owner;

(B)         the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or which are owned beneficially or of record by such Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(C)         full particulars of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right will be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective Representatives, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such Nominating Shareholder, the beneficial owner, if any, or any of their respective Representatives;

(D)        full particulars of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives has a right to vote, or direct the voting of, any class or series of shares of the Corporation or otherwise relating to the voting of any securities of the Corporation or the nomination of any person to the board;

(E)         full particulars of any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder, beneficial owner, if any, or any of their

Annex A-159

respective Representatives with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(F)         full particulars of any rights to dividends with respect to any class or series of shares of the Corporation owned beneficially by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives that are separated or separable from the underlying shares of the Corporation;

(G)        full particulars of any proportionate interest in any class or series of shares of the Corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership in which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(H)        full particulars of any performance-related fees (other than an asset-based fee) to which any such Nominating Shareholder or beneficial owner, if any, is entitled based on any increase or decrease in the value of any class or series of shares of the Corporation or any Derivative Instrument, including, without limitation, any such fee, to which the respective Representatives of the Nominating Shareholder or beneficial owner, if any, is entitled;

(I)          full particulars of any direct or indirect interest, including, without limitation, equity interests or any Derivative Instrument or Short Interest, in any principal competitor of the Corporation held by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives;

(J)          full particulars of any direct or indirect interest of such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives in any contract, arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives, or with any competitor or material supplier of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(K)        a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting and intends to appear in person or by proxy at the applicable shareholders meeting to propose such nomination;

(L)         a representation of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination; and

(M)        any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws;

Annex A-160

(b)         A Nominating Shareholders’ notice to the board must also state:

(ii)         whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 — Audit Committees of the Canadian Securities Administrators (“NI 52-110”), Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges; and

(iii)        whether, with respect to the Corporation, the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) or 1.5 of NI 52-110, Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges.

(c)         Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this Section 8.4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a shareholders meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a shareholders meeting the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Section 8.4 have been satisfied.

(d)         In addition to the provisions of this Section 8.4, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

(e)         Notwithstanding any other provision of this Section 8.4, notice given to the corporate secretary of the Corporation may only be given by personal delivery or by email (at such email address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary of the Corporation at the address of the principal executive offices of the Corporation, or sent by email to such email address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(f)          The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director, that would be required by any stock exchange on which the Corporation’s securities are then listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(g)         All information to be provided in a timely notice pursuant to Section 8.3 above will be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date has been publicly announced) and as of the date of such notice. The Nominating Shareholder will update such information forthwith if there are any material changes in the information previously disclosed so that the information provided or required to be provided in such notice will be true and correct as of the date that is ten days prior to the date of the meeting, or any adjournment or postponement thereof.

Annex A-161

(h)         Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 8.4. For greater certainty, nothing in this Section 8.4 shall limit the right of the directors to fill a vacancy among the directors in accordance with Section 3.9.

Section 8.5 Determination of Eligibility; Attendance at the Meeting; No Obligation to Disclose.

Subject to Section 8.6, no person will be eligible for election as a director of the Corporation unless such person has been nominated in accordance with the provisions of this Article 8; provided, however, that nothing in this Article 8 will be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the Act. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded. Notwithstanding any other provision of this by-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Nothing in this By-law will obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or the board any information with respect to any proposed nomination or any Nominating Shareholder or proposed nominee.

Section 8.6 Waiver.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 8.

Section 8.7 Terms.

For the purposes of this Article 8:

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada and the federal securities legislation of the United States, each as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

“public announcement” means disclosure in a press release reported by a national news service in the United States or Canada, or in a document publicly filed by the Corporation under its profile on EDGAR at www.sec.gov/edgar/search-and-access or the System of Electronic Document Analysis and Retrieval at www.sedar.com, as applicable; and

“Representatives” of a person means the affiliates and associates of such person, all persons acting jointly or in concert with any of the foregoing, and the affiliates and associates of any of such persons acting jointly or in concert, and “Representative” means anyone of them.

Article 9
SECURITIES

Section 9.1 Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

Section 9.2 Transfer of Shares.

Subject to the rules of any stock exchange on which the Corporation’s shares are posted or listed for trading, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Annex A-162

Section 9.3 Transfer Agents and Registrars.

The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

Article 10
PAYMENTS

Section 10.1 Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Section 10.2 Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 10.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Section 10.3 Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of six years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

Article 11
FORUM SELECTION

Section 11.1 Forum of Adjudication of Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Quebec, Canada and the appellate courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act, or the Corporation’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the Corporation’s “affairs” (as such term is defined in the Act). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Quebec (a “Foreign Action”) in the name of any securityholder, such securityholder will be deemed to have consented to: (i) the personal jurisdiction of the provincial and federal Courts located within the Province of Quebec in connection with any action or proceeding brought in any such Court to enforce the preceding sentence; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Article 11 will not apply to any action brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this Article 11.

Annex A-163

Article 12
MISCELLANEOUS

Section 12.1 Notices.

Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document.

Section 12.2 Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Section 12.3 Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Section 12.4 Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

Article 13
EFFECTIVE DATE

Section 13.1 Effective Date.

This by-law comes into force when made by the directors in accordance with the Act.

Section 13.2 Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under any such by-law prior to its repeal.

This by-law was made by resolution of the directors on ____________, 2023 and confirmed by ordinary resolution of the shareholder[s] on ______________, 2023.

Annex A-164

EXHIBIT G
Form of Assumption Agreement

See attached.

Annex A-165

FORM OF WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is made as of [•], by and among Prospector Capital Corp., a Cayman Islands exempted company (the “Company”), LeddarTech Holdings Inc., a corporation existing under the laws of Canada (“Newco”, and, following the amalgamation described below, “Amalco”), LeddarTech Inc., a company incorporated under the laws of Canada (“LeddarTech”) and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Warrant Agent”).

RECITALS

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of January 7, 2021, and filed with the United States Securities and Exchange Commission as part of a registration statement on Form S-1 on December 18, 2020 (as amended, including all Exhibits thereto, the “Existing Warrant Agreement”);

WHEREAS, the Company has issued and sold 10,833,333 redeemable warrants as part of units to public investors in a public offering (the “Public Warrants”) to purchase one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Shares”), with each whole Public Warrant being exercisable for one Class A Ordinary Share and with an exercise price of $11.50 per share;

WHEREAS, the Company has issued and sold 5,666,667 redeemable warrants in private placement transactions (the “Private Placement Warrants”, and, together with the Public Warrants, the “Warrants”) to purchase one Class A Ordinary Share, with each whole Warrant being exercisable for one Class A Ordinary Share and with an exercise price of $11.50 per share;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, the Company, Newco, and LeddarTech entered into that certain Business Combination Agreement, dated as of June 12, 2023 (as may be amended and/or restated from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the provisions of the Business Combination Agreement, among other things, the Company and Newco will amalgamate into Amalco and, following completion of such amalgamation, LeddarTech and Amalco will amalgamate (as amalgamated, the “Surviving Company”) with all of the issued and outstanding shares in the capital of Amalco exchanged for shares in the Surviving Company (collectively, the “Surviving Company Shares”), the whole pursuant to a statutory plan of arrangement under the provisions of the Canada Business Corporations Act, upon and subject to the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants are no longer exercisable for Class A Ordinary Shares but instead are exercisable (subject to the terms and conditions of the Existing Warrant Agreement, as amended hereby) for Surviving Company Shares;

WHEREAS, the Board of Directors of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement constitutes a “Business Combination” (as such term is defined in the Existing Warrant Agreement);

WHEREAS, each of the Company, LeddarTech and Amalco has obtained all necessary corporate approvals to enter into this Agreement and to consummate the transactions contemplated herein (including the assignment and assumption of the Existing Warrant Agreement and the related issuance of each Warrant, and exchange thereof for a warrant to subscribe for Surviving Company Shares on the conditions set out herein, and the exclusion of any pre-emptive rights in that respect) and by the Existing Warrant Agreement;

WHEREAS, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Amalco, which will subsequently assign all of its right, title and interest in the Existing Warrant Agreement to the Surviving Company, and Amalco wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders of the Warrants.

Annex A-166

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

ARTICLE I

ASSIGNMENT AND ASSUMPTION; CONSENT.

Section 1.1 Assignment and Assumption. The Company hereby assigns to Amalco all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) and Amalco hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the execution of this Agreement, in each case, effective immediately following the completion of the amalgamation. Amalco will subsequently assign all of its right, title and interest in and to the Existing Warrant Agreement (as amended hereby) to the Surviving Company. As a result of the preceding sentence, effective immediately following the completion of the amalgamation and the subsequent assignment to the Surviving Company, each Warrant will be exchanged for a warrant to subscribe for Surviving Company Shares pursuant to the terms and conditions of the Existing Warrant Agreement (as amended hereby).

Section 1.2 Consent. The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Amalco and the Surviving Company pursuant to Section 1.1 hereof effective immediately following the completion of the amalgamation, and the assumption of the Existing Warrant Agreement by Amalco (followed by the Surviving Company) from the Company pursuant to Section 1.1 hereof effective immediately following the completion of the amalgamation, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the amalgamation, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

ARTICLE II

AMENDMENT OF EXISTING WARRANT AGREEMENT

The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Article II, effective immediately upon the completion of the amalgamation, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Article II are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders.

Section 2.1 Preamble. All references to “Prospector Capital Corp., a Cayman Islands exempted company” in the Existing Warrant Agreement shall refer instead to “LeddarTech Holdings Inc., a corporation existing under the laws of Canada”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to the Surviving Company rather than to Prospector Capital Corp.

Section 2.2 Reference to Prospector Shares. All references to “Ordinary Shares” in the Existing Warrant Agreement shall be references to Surviving Company Shares rather than to Prospector Ordinary Shares.

Section 2.3 Notice. The address for notices to the Company set forth in Section 9.2 of the Existing Warrant Agreement is hereby amended and restated in its entirety as follows:

LeddarTech Inc.

4535, boul. Wilfrid-Hamel, Suite 240

Québec QC G1P 2J7

Attn: David Torralbo, Chief Legal Officer

Email: david.torralbo@Leddartech.com

Annex A-167

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Effectiveness of Agreement. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be contingent upon the occurrence of the amalgamation.

Section 3.2 Examination of the Existing Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the United States of America, for inspection by the Registered Holder (as such term is defined in the Existing Warrant Agreement) of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

Section 3.3 Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

Section 3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 3.5 Entire Agreement. Except to the extent specifically amended or superseded by the terms of this Agreement, all of the provisions of the Existing Warrant Agreement shall remain in full force and effect, as assigned and assumed by the parties hereto, to the extent in effect on the date hereof, and shall apply to this Agreement, mutatis mutandis. This Agreement and the Existing Warrant Agreement, as assigned and modified by this Agreement, constitutes the complete agreement between the parties and supersedes any prior written or oral agreements, writings, communications or understandings with respect to the subject matter hereof.

[Remainder of page intentionally left blank.]

Annex A-168

IN WITNESS WHEREOF, the Company, LeddarTech, Amalco and the Warrant Agent have duly executed this Agreement, all as of the date first written above.

PROSPECTOR CAPITAL CORP.
By:
Name:
Title:
LEDDARTECH INC.
By:
Name:
Title:
LEDDARTECH HOLDINGS INC.
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

Annex A-169

EXHIBIT H
Lock-up Language of Letter of Transmittal

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person.

“Business Combination Agreement” means the Business Combination Agreement entered into between Prospector Capital Corp., LeddarTech Holdings Inc. and the Corporation on June 12, 2023.

“Business Combination Transaction” means, collectively, the transactions contemplated by the Business Combination Agreement.

“Closing Date” means the closing date of the Business Combination Transaction.

“Common Shares” means the Common Shares in the capital of the Corporation.

“Control” means (and any derivatives thereof including “Controlled” and “Controlling”) (i) in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors, and (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, (a) the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of the Person or (b) the ownership of other interests or the holding of a position (such as general partner or trustee) entitling the holder thereof to exercise control and direction over the activities of such Person.

“Corporation” means LeddarTech Inc.

“Earnout Special Shares” means all the issued and outstanding Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares, in the capital of the Corporation, convertible into Common Shares and redeemable in accordance with their terms. For the avoidance of doubt, “Earnout Special Shares” shall not include the issued and outstanding Class A Non-Voting Special Shares of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing” means the investment in LeddarTech Inc. by certain investors (including certain LeddarTech Private Shareholders) on a private placement basis in connection with the Business Combination Transaction, payable in two tranches on the date of signing of the Business Combination Agreement and the Closing Date, respectively.

“Financing Shares” means the Common Shares acquired by a holder pursuant to the conversion of the convertible debt or exercise of the warrants in each case issued in the Financing.

“LeddarTech Private Shareholders” means the shareholders of LeddarTech Inc. immediately prior to the Business Combination Transaction.

“Lockup Shares” means the Common Shares (other than the Financing Shares) and Earnout Special Shares held by the Lockup Holders immediately following the closing of the Business Combination Agreement (other than Common Shares acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended, and the prospectus requirements under Canadian securities laws, pursuant to a subscription agreement where the issuance of Common Shares occurs on or after the closing of the Business Combination Agreement).

“Lockup Period” means the four-year period immediately following the Closing Date; provided, however, with respect to a LeddarTech Private Shareholder who invested, together with its Affiliates, an amount in the Financing as set forth in Schedule A to Exhibit H hereto, “Lockup Period” means the six-month period immediately following the Closing Date.

“Person(s)” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation or company with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative however designated or constituted.

Annex A-170

“Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

The LeddarTech Private Shareholders to which Common Shares and/or Earnout Special Shares were issued as consideration under the Business Combination Agreement (the “Lockup Holders”) may not Transfer any Lockup Shares until the end of the Lockup Period (the “Lockup”). The foregoing restriction is expressly agreed to preclude any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the LeddarTech Private Shareholder. Such prohibited hedging or other transactions during the Lockup Period would include, without limitation, any short sale or any purchase, sale, grant of any right (including, without limitation, any put or call option) with respect to any of the Lockup Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lockup Shares. Notwithstanding anything to the contrary, in no event will Financing Shares be deemed to be Lockup Shares. The restrictions set forth in this Article shall not apply to:

(a)         the exercise of any options, warrants or other convertible securities to purchase Common Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), provided that any Common Shares issued upon such exercise and any Earnout Special Shares shall be subject to the Lockup;

(b)         Transfers to the Corporation to satisfy tax withholding obligations pursuant to any equity incentive plans or arrangements of the Corporation;

(c)         Transfers to the Corporation pursuant to any contractual arrangement in effect at the effective time of the Business Combination Transaction that provides for the repurchase by the Corporation or forfeiture of a Lockup Holder’s Common Shares or options to purchase Common Shares in connection with the termination of such Lockup Holders’ service to the Corporation;

(d)         the entry, by a Lockup Holder, at any time after the effective time of the Business Combination Transaction, of any trading plan providing for the sale of Common Shares by such Lockup Holder, which trading plan meets the requirements of a Rule 10b5-1 plan or a non-Rule 10b5-1 trading arrangement under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Common Shares during the Lockup and no public announcement or filing is voluntarily made or required regarding such plan during the Lockup;

(e)         transactions in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Corporation’s securityholders having the right to exchange their shares of Common Shares for cash, securities or other property; or

(f)          in connection with any bona fide mortgage, pledge or encumbrance to a financial institution in connection with a bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof.

(g)         In the case of an entity, Transfers to (A) any investment fund or other entity controlled or managed by the LeddarTech Private Shareholder (or its successor by amalgamation or merger) or the investment advisor of the LeddarTech Private Shareholder (provided for greater certainty that « fund » shall extend to any « Fonds Professionnel de Capital Investissement (FPCI) » under French law), or (B) an entity under common control or management with the LeddarTech Private Shareholder (or its successor by amalgamation or merger), or (C) an Affiliate of such LeddarTech Private Shareholder (or its successor by amalgamation or merger), or (D) any of the shareholders and/or limited and/or general partners of such LeddarTech Private Shareholder (provided for greater certainty that « General Partner » shall extend to any “Société de Gestion” and « Limited Partners » shall extend to “Détenteur de parts”, respectively, under French law), or (E) to any Person in connection with: (x) the sale of all or substantially all of the assets of the LeddarTech Private Shareholder or (y) the liquidation, dissolution or windup of the LeddarTech Private Shareholder, provided in each case that the Common Shares continue to be subject to the Lockup.

The undersigned agrees and consents to the entry of stop transfer instructions with the Exchange Agent and the Corporation’s registrar against the transfer of the Lockup Shares except in compliance with the foregoing restrictions and agrees that the Lockup Shares may bear a legend stating they are subject to this agreement.

Annex A-171

Annex A-1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

AMENDMENT AGREEMENT

AMENDMENT No. 1 (this “Amendment”), dated as of September 25, 2023, to the Business Combination Agreement (the “Agreement”), dated as of June 12, 2023, made by and among Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”), LeddarTech Inc., a corporation existing under the laws of Canada (the “Company”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada (“Newco”). Prospector, the Company and Newco shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, pursuant to and in accordance with Section 8.3 of the Agreement, the Parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

Section 1.  Amendment to Section 2.4(b) of the Agreement. The text of Section 2.4(b) of the Agreement is deleted in its entirety and replaced with the following:

notwithstanding section 4.10 of each of the Company Management Stock Option Plans, each Company M-Option outstanding immediately prior to the Arrangement Effective Time shall be exchanged for an option to purchase a number of Surviving Company Common Shares equal to the number of Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Surviving Company Equity Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent) and the portion of the Surviving Company Earnout Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award pursuant to and in accordance with Section 2.7(a)(ii) and the Allocation Schedule. Each such Rollover Equity Award shall be subject to the same terms and conditions (including applicable expiration and forfeiture provisions) that applied to the corresponding Company M-Option immediately prior to the Arrangement Effective Time (provided that (i) each such Rollover Equity Award shall vest after a 6-month period following the issuance thereof, and (ii) the rights set forth in section 4.10 of each of the Company Management Stock Option Plans shall be extinguished together with any other rights similar to the rights set forth in section 4.10(y) of the Company Management Stock Option Plans enabling the request for payment of an amount in cash by the Company under the Company Management Stock Option Plans), subject to the adjustments required by this Section 2.4(b) after giving effect to the Arrangement. Such assumption and conversion shall occur in a manner intended to comply with the requirements of subsection 7(1.4) of the Tax Act.

Section 2.  Amendment to Section 5.5(c) of the Agreement. The text of Section 5.5(c) of the Agreement is deleted in its entirety and replaced with the following:

For Canadian income tax purposes, the Parties intend that (i) the Share Exchange will occur on a tax deferred basis for certain Canadian resident Company Shareholders who make a joint tax election with Amalco under subsections 85(1) or (2) of the Tax Act, and (ii) subsection 7(1.4) of the Tax Act apply to the exchange of certain employee options as described in the Plan of Arrangement.

Section 3.  Amendment to Section 5.5(d) of the Agreement and Addition of Section 5.5(e). The text of Section 5.5(d) of the Agreement is moved to the novel Section 5.5(e) of the Agreement, and such former Section 5.5(d) of the Agreement is replaced with the following:

Subject to the provisions of the Plan of Arrangement, an Eligible Holder as defined in the Plan of Arrangement) who receives Exchange Consideration shall be entitled, in the manner and in accordance with any deadlines contemplated by the Plan of Arrangement, to make joint tax elections with Amalco under subsections 85(1) or (2) of the Tax Act or any equivalent provincial legislation with respect to the Share Exchange, subject to and in accordance with the Plan of Arrangement. Amalco will not be responsible for the proper completion of any election form and, except for Amalco’s obligation to return duly completed and timely received election

Annex A-1-1

forms, Amalco will not be responsible for any taxes, interest or penalties resulting from the failure by a former Company Common Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation).

Section 4.  Amendment to Section 5.16 of the Agreement. The text of Section 5.16 of the Agreement is deleted in its entirety and replaced with the following:

Immediately prior to Closing, the Company board of directors shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit E and with any changes or modifications thereto as the Company and Prospector may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Prospector, as applicable), which shall be adopted and assumed by the Surviving Company (the “Surviving Company Equity Incentive Plan”) at the time of the Company Amalgamation, in the manner prescribed under applicable Laws effective as of immediately following the Closing, reserving five million (5,000,000) Surviving Company Common Shares for grant thereunder (the “Option Pool”). The Surviving Company Equity Incentive Plan shall ensure that cancelled options are returned to the Option Pool for reissuance should employees depart and surrender vested and/or unvested options or otherwise fail to exercise their options before the exercise date.

Section 5.  Addition to Section 1.1 of the Plan of Arrangement. The following definition of “Eligible Holder” is added in Section 1.1 of the Plan of Arrangement:

“Eligible Holder” means a Company Common Shareholder that is (a) a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act, or (b) a partnership, any member of which is a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act;

Section 6.  Amendment to Section 3.1(k)(ii) of the Plan of Arrangement. The text of Section 3.1(k)(ii) of the Plan of Arrangement is deleted in its entirety and replaced with the following:

notwithstanding section 4.10 of each of the Company Management Stock Option Plans, each Company M-Option outstanding immediately prior to the Arrangement Effective Time shall be exchanged for an option to purchase a number of Surviving Company Common Shares equal to the number of Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Surviving Company Equity Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent), and the portion of the Surviving Company Earnout Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award pursuant to and in accordance with Section 2.7(a)(iii) of the Business Combination Agreement and the Allocation Schedule. Each such Rollover Equity Award shall be subject to the same terms and conditions (including applicable expiration and forfeiture provisions) that applied to the corresponding Company M-Option immediately prior to the Arrangement Effective Time (provided that (i) the options to purchase Surviving Company Common Shares shall vest after a 6-month period following the issuance thereof, and (ii) the rights set forth in section 4.10 of each of the Company Management Stock Option Plans shall be extinguished together with any other rights similar to the rights set forth in section 4.10(y) of the Company Management Stock Option Plans enabling the request for payment of an amount in cash by the Company under the Company Management Stock Option Plans), subject to the adjustments required by this Section 3.1(k)(i)(ii) after giving effect to the Arrangement;

Section 7.  Addition of Section 3.2 in the Plan of Arrangement. The following text is added as Section 3.2 of the Plan of Arrangement:

Each Company Common Shareholder who is an Eligible Holder shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such Company Common Shareholder is a partnership (and in each case, where applicable, the analogous provisions of provincial income tax law), with respect to the transfer of its Company Common Shares to Amalco and the receipt of the Amalco Common Shares and Amalco Earnout Special Shares in respect thereof by: (A) notifying Amalco of its intention to make such an income tax election by completing the Letter of Transmittal accordingly; and (B) providing two signed copies of the necessary prescribed election form(s) to Amalco within 90 days following the Effective Date, duly completed with the details of the number of Company Common Shares transferred and the applicable

Annex A-1-2

agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the Tax Act (and applicable provincial income tax law), the forms will be signed by Amalco and returned to such former Company Common Shareholder within 30 days after the receipt thereof by Amalco for filing with the Canada Revenue Agency (or the applicable provincial taxing authority) by such former Company Common Shareholder. Amalco will not be responsible for the proper completion of any election form and, except for Amalco’s obligation to return duly completed and timely received election forms, Amalco will not be responsible for any taxes, interest or penalties resulting from the failure by a former Company Common Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation).

Section 8.  Assignment. This Amendment may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties. Any attempted assignment of this Amendment not in accordance with the terms of this Section 8 shall be void.

Section 9.  No Third Party Beneficiary. This Amendment shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 10.Entire Agreement. This Amendment constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 11.Construed Together. The Agreement shall henceforth be read and construed in conjunction with this Amendment. References to the “Agreement” in the Agreement or the “Business Combination Agreement” in any other document delivered in connection with, or pursuant to, the Agreement, shall mean the Agreement as amended by this Amendment.

Section 12.Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.

Section 13.Counterparts. This Amendment may be executed and delivered (including by facsimile and electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 14.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of Canada, including the provisions relating to the Arrangement and the Plan of Arrangement (except that the Cayman Islands Act shall also apply to the Prospector Continuance).

Annex A-1-3

IN WITNESS WHEREOF, each of the Parties have caused this Amendment to be executed by as of the date first written above by their respective officers thereunto duly authorized.

PROSPECTOR CAPITAL CORP.
By:	/s/ Derek Kenneth Aberle
Name: Derek Kenneth Aberle
Title: Chief Executive Officer
LEDDARTECH INC.
By:	/s/ Charles Boulanger
Name: Charles Boulanger
Title: Chief Executive Officer
LEDDARTECH HOLDINGS INC.
By:	/s/ Charles Boulanger
Name: Charles Boulanger
Title: Chief Executive Officer

Annex A-1-4

Annex B

COMPANY ARRANGEMENT RESOLUTION

COMPANY ARRANGEMENT RESOLUTION
LEDDARTECH INC.

BE IT RESOLVED THAT:

1.      The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) involving LeddarTech Inc. (the “Corporation”), LeddarTech Holdings Inc. (“LTHI”), Prospector Capital Corp. (“Prospector”) and their securityholders pursuant to the business combination agreement dated June 12, 2023, among the Corporation, Prospector and LTHI (as it may be amended, modified or supplemented from time to time, the “Business Combination Agreement”) all as more particularly described and set forth in the management information circular of the Corporation dated [•], 2023 (the “Circular”) accompanying the notice of this meeting as it may be amended, modified or supplemented in accordance with the Business Combination Agreement, is hereby authorized, approved and adopted.

2.      The (i) Business Combination Agreement and the Ancillary Documents (as defined in the Business Combination Agreement) to which the Corporation is or will be a party; (ii) actions of the directors of the Corporation in approving the Arrangement, the Business Combination Agreement and the Ancillary Documents to which the Corporation is or will be a party; and (iii) actions of the directors and officers of the Corporation in executing and delivering the Business Combination Agreement and the Ancillary Documents to which the Corporation is or will be a party (and any amendments, modifications or supplements thereto) and causing the performance by the Corporation of its obligations thereunder, in each case be and are hereby confirmed, ratified, authorized and approved.

3.      The plan of arrangement (as it may be modified or amended in accordance with the Business Combination Agreement and its terms, the “Plan of Arrangement”), the full text of which is set out in Appendix [l] to the Circular, is hereby authorized, approved and adopted.

4.      The Corporation is hereby authorized to apply for a final order from the Superior Court of Justice of Québec to approve the Arrangement on the terms set forth in the Business Combination Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented).

5.      Notwithstanding that this resolution has been passed (and the Arrangement approved) by the shareholders of the Corporation or that the Arrangement has been approved by the Superior Court of Justice of Québec, the directors of the Corporation be and are hereby authorized and empowered without further notice to, or approval of, the shareholders of the Corporation (i) to amend the Business Combination Agreement or the Plan of Arrangement (or both); and (ii) not to proceed with the Arrangement and any related transactions, in each case, subject to the terms of the Business Combination Agreement.

6.      Any officer or director of the Corporation be and is hereby authorized, empowered and directed, acting for, in the name and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, for filing with the Director appointed under section 260 of the CBCA, articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Business Combination Agreement or the Plan of Arrangement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.      Any officer or director of the Corporation be and is hereby authorized, empowered and directed, acting for, in the name and on behalf of the Corporation, to execute or cause to be executed, and to deliver or to cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

Annex B-1

Annex C

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE
CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1    In this Plan of Arrangement, any capitalized term used herein and not defined in this Section 1.1 will have the meaning ascribed thereto in the Business Combination Agreement. Unless the context otherwise requires, the following words and phrases used in this Plan of Arrangement will have the meanings hereinafter set out:

“Affected Securities” means, collectively, the Company Shares, the Company Options, the Prospector Shares and the Prospector Warrants;

“Affected Securityholders” means, collectively, the Company Shareholders, holders of Company Options, holders of Prospector Shares and holders of Prospector Warrants;

“Allocation Schedule” means the allocation schedule to be delivered no later than five (5) Business Days prior to the Effective Date by the Company to Prospector and Newco (and to be delivered by Newco to the Exchange Agent thereafter) in accordance with Section 2.3 of the Business Combination Agreement;

“Amalco” has the meaning ascribed thereto in Section 3.1(a) of this Plan of Arrangement;

“Amalco Common Shares” means common shares of Amalco;

“Amalco Earnout Special Shares” means the 1,000,000 Class B Non-Voting Special Shares, 1,000,000 Class C Non-Voting Special Shares, 1,000,000 Class D Non-Voting Special Shares, 1,000,000 Class E Non-Voting Special Shares and 1,000,000 Class F Non-Voting Special Shares in the capital of Amalco, convertible into Amalco Common Shares and redeemable in accordance with their terms;

“Amalco Share Redemption” has the meaning ascribed thereto in Section 3.1(c) of this Plan of Arrangement;

“Amalco Shares” means the Amalco Common Shares, Amalco Sponsor Special Shares and Amalco Earnout Special Shares;

“Amalco Sponsor Special Shares” means the Prospector New Sponsor Special Shares exchanged pursuant to the Prospector Amalgamation;

“Amalco Vesting Sponsor Warrants” means Prospector New Vesting Sponsor Warrants held by the Sponsor as exchanged for Amalco Warrants pursuant to the Prospector Amalgamation, which will be subject to the same vesting conditions as the Prospector New Vesting Sponsor Warrants as set out in the Sponsor Letter Agreement;

“Amalco Warrants” means each warrant of Amalco to purchase one Amalco Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the Amalco Vesting Sponsor Warrants as set forth in the Allocation Schedule;

“Arrangement” means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Business Combination Agreement or Article 7 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Company and Prospector, each acting reasonably;

“Arrangement Dissent Rights” has the meaning ascribed thereto in Section 4.1 of this Plan of Arrangement;

“Arrangement Effective Time” means 4:30 p.m. (Montreal time) on the Effective Date, which time shall be after the Prospector Transactions, or such other time as the Company and Prospector may agree upon in writing;

“Business Combination Agreement” means the business combination agreement made as of June June 12, 2023 by and among the Company, Newco and Prospector, including all exhibits and schedules annexed thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

Annex C-1

“CBCA” means the Canada Business Corporations Act and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Company” means LeddarTech Inc., a corporation incorporated under the laws of Canada;

“Company Amalgamation” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Company Amalgamation Effective Time” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Company Articles” means the articles of incorporation of the Company, as amended from time to time (including by those articles of amendment of the Company dated November 1, 2021);

“Company Class M Shares” means the Class M preferred shares of the Company;

“Company Common Shares” means the common shares of the Company;

“Company Common Shareholders” means, at any time, the holders of Company Common Shares issued and outstanding at such time and “Company Common Shareholder” means any one of them;

“Company Equity Plans” means, collectively, (a) the Fourth Amended and Restated Option Plan of the Company, dated April 15, 2020 (as amended from time to time), (b) the Company Management Stock Option Plans, and (c) each other plan, including any applicable sub-plan, that provides for the award to any current or former director, manager, officer, employee, individual independent contractor, consultant or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company;

“Company Management Stock Option Plans” means the three (3) Management Stock Option Plans of the Company, dated June 18, 2015, December 19, 2017 and September 30, 2020 (as amended from time to time);

“Company M-Options” means the outstanding options to purchase Company Class M Shares granted pursuant to the Company Management Stock Option Plans;

“Company Options” means the outstanding options to purchase Company Shares granted pursuant to a Company Equity Plan;

“Company Preferred Shareholders” means, at any time, the holders of Company Preferred Shares issued and outstanding at such time and “Company Preferred Shareholder” means any one of them;

“Company Preferred Shares” the preferred shares of the Company designated as “Class A preferred shares”, “Class B preferred shares”, “Class C preferred shares”, “Class D-1 preferred shares”, “Class D-2 preferred shares” or “Class M preferred shares” issuable in series of “Class M preferred shares, series 2014”, “Class M preferred shares 2017” and “Class M preferred shares, series 2020” pursuant to the Company Articles;

“Company Share Conversion” has the meaning ascribed thereto in Section 3.1(f) of this Plan of Arrangement;

“Company Shareholders” means, at any time, the holders of Company Common Shares, Company Preferred Shares or both, in each case issued and outstanding at such time and “Company Shareholder” means any one of them;

“Company Shareholders Agreement” means the amended and restated unanimous shareholders agreement entered into as of November 1, 2021 among all the shareholders of the Company and the Company as amended, supplemented, restated or replaced from time to time;

“Company Shares” means, collectively, Company Common Shares and Company Preferred Shares;

“Court” means the Superior Court of Québec;

“Dissenting Shareholders” means a registered Company Shareholder (other than a Supporting Company Shareholder) who exercises Arrangement Dissent Rights in respect of the Company Arrangement Resolution in compliance with the dissent procedures set out in this Plan of Arrangement and the Interim Order or the CBCA, as applicable, and who has not withdrawn or been deemed to have withdrawn such exercise of Arrangement Dissent Rights;

Annex C-2

“Effective Date” means the date upon which the Arrangement becomes effective as provided in this Plan of Arrangement;

“holder”, when used with reference to any securities of the Company, means the holder of such securities shown from time to time in the central securities register maintained by or on behalf of Company in respect of such securities;

“Interim Order” means the interim order of the Court contemplated by Section 2.1(a) of the Business Combination Agreement and made pursuant to section 192(4) of the CBCA, in a form acceptable to the Company and Prospector, each acting reasonably providing for, among other things, the calling and holding of the Company Shareholders Meeting, as the same may be amended by the Court or with the consent of Prospector and the Company, such consent not to be unreasonably withheld, conditioned or delayed, provided that any such amendment is reasonably acceptable to each of the Company and Prospector;

“Letter of Transmittal” means the letter of transmittal to be provided by the Company to the Company Shareholders which provides a means for the delivery of any certificates representing Company Shares to the Exchange Agent and for instructions to be given by such Company Shareholder to the Exchange Agent for the delivery of the Exchange Consideration;

“Newco” means LeddarTech Holdings Inc., a corporation incorporated under the laws of Canada;

“Prospector” means Prospector Capital Corp, a Cayman Islands exempted company, and any successor thereof;

“Prospector Amalgamation” has the meaning ascribed thereto in Section 3.1(a) of this Plan of Arrangement;

“Prospector Class A Shares” means Prospector’s Class A ordinary shares, $0.0001 par value.

“Prospector Common Shares” means Prospector Class A Shares after giving effect to the Prospector Continuance;

“Prospector New Sponsor Special Shares” means Prospector Sponsor Special Shares after giving effect to the Prospector Continuance;

“Prospector New Warrant” means Prospector Warrants after giving effect to the Prospector Continuance;

“Prospector Transactions” means, sequentially, (i) the Prospector Shareholder Redemption, (ii) the Prospector Share Issuance, and (iii) the Prospector Continuance, as set out in the Business Combination Agreement, all of which shall occur on the Effective Date and prior to the Arrangement Effective Time;

“Prospector Vesting Sponsor Warrants” has the meaning set forth in the Business Combination Agreement.

“Prospector New Vesting Sponsor Warrants” means Prospector Vesting Sponsor Warrants after giving effect to Prospector Continuance.

“Prospector Warrants” means each warrant to purchase one Prospector Class A Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and Sponsor Letter Agreement, and shall include the Prospector Vesting Sponsor Warrants as set forth in the Allocation Schedule.

“Plan of Arrangement” means this plan of arrangement and any amendments, supplements, modifications or variations hereto made in accordance with this Plan of Arrangement, the applicable provisions of the Business Combination Agreement, or upon the direction of the Court in the Final Order with the prior written consent of the Company and Prospector, each acting reasonably;

“Pro Rata Ownership” means each Company Shareholder’s pro rata interest in the issued and outstanding Company Common Shares immediately prior to the Share Exchange;

“Rollover Equity Awards” means an equity award with respect to the Surviving Company Shares that is received in exchange for a Company Equity Award upon disposition and cancellation of such Company Equity Award.

“Share Exchange” has the meaning ascribed thereto in Section 3.1(h) of this Plan of Arrangement;

Annex C-3

“Surviving Company” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Surviving Company Arrangement Options” has the meaning ascribed thereto in Section 3.1(k)(iii) of this Plan of Arrangement;

“Surviving Company Common Shares” means the Amalco Common Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Earnout Special Shares” means the Amalco Earnout Special Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Equity Inventive Plan” means the equity incentive plan adopted by the board of directors of the Company immediately prior to the Arrangement Effective Time;

“Surviving Company Shares” means, collectively, the Surviving Company Common Shares, the Surviving Company Sponsor Special Shares, and the Surviving Company Earnout Special Shares;

“Surviving Company Sponsor Special Shares” means the Amalco Sponsor Special Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Warrants” means each warrant of Surviving Company to purchase one Surviving Company Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the Surviving Company Vesting Sponsor Warrants as set forth in the Allocation Schedule;

“Surviving Company Vesting Sponsor Warrants” means Amalco Vesting Sponsor Warrants outstanding immediately after the Company Amalgamation; and

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

1.2    In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)     the division of this Plan of Arrangement into Articles and Sections and the further division thereof into subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, Section or subsection refers to the specified Article, Section or subsection to this Plan of Arrangement;

(b)    time periods within or following which any payment is to be made or act is to be done will be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a Business Day, such time period will be extended to the next Business Day following the day on which it would otherwise end;

(c)     the terms “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto;

(d)    words importing the singular number only will include the plural and vice versa and words importing the use of any gender will include all genders;

(e)     the word “including” means “including, without limiting the generality of the foregoing”;

(f)     a reference to a statute is to that statute as now enacted or as the statute may from time to time be amended, re-enacted or replaced and includes any regulation, rule or policy made thereunder; and

(g)    all references to cash or currency in this Plan of Arrangement are to United States dollars unless otherwise indicated.

1.3    This Plan of Arrangement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Annex C-4

ARTICLE 2
BUSINESS COMBINATION AGREEMENT

2.1    This Plan of Arrangement is made pursuant to and subject to the provisions of the Business Combination Agreement and constitutes an arrangement as referred to in Section 192 of the CBCA. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement will govern.

2.2    This Plan of Arrangement and the Arrangement will become effective as of the Arrangement Effective Time and will be binding without any further authorization, act or formality on the part of the Court or any Person, on the Affected Securityholders, Prospector, Newco, the Company, Amalco, Surviving Company and the Exchange Agent from and after the Arrangement Effective Time.

ARTICLE 3
ARRANGEMENT

3.1    On the Effective Date, the following transactions will occur and will be deemed to occur sequentially, at the times and in the order set out below and without any further authorization, act or formality required on the part of any Person, except as otherwise expressly provided herein:

(a)     At 2:30 p.m. (Montreal time), Prospector shall complete the Prospector Continuance pursuant to which Prospector shall be continued from the Cayman Islands to the laws of Canada and domesticate as a company existing under the CBCA and adopt the A&R Prospector Governing Documents;

(b)    At 4:30 p.m. (Montreal time), Prospector and Newco shall amalgamate to continue as one corporate entity (as so amalgamated, “Amalco”) with the same effect as if they were amalgamated under section 186 of the CBCA (the “Prospector Amalgamation”), except that the separate legal existence of Newco shall not cease and Newco shall survive the Prospector Amalgamation as Amalco, and for the avoidance of doubt, the Prospector Amalgamation together with the transactions described in Section 3.1(c) are intended to qualify as a reorganization within the meaning of section 368(a)(1)(F) of the Code for all United States federal income tax purposes and the Prospector Amalgamation is intended to qualify as an “amalgamation” for purposes of subsection 87(1) of the Tax Act. Pursuant to the Prospector Amalgamation:

(i)         each Prospector Common Share outstanding immediately prior to the Prospector Amalgamation will be converted to one Amalco Common Share, each holder of Prospector Common Shares so converted will be added to the register of holders of Amalco Common Shares, and each Prospector Common Share will be cancelled without any repayment of capital;

(ii)       each Prospector New Earnout Special Share, if any, outstanding immediately prior to the Prospector Amalgamation will be converted, on a class-by-class basis, to one Amalco Earnout Special Share, each holder of Prospector New Earnout Special Shares so converted will be added to the register of holders of Amalco Earnout Special Shares and each Prospector New Earnout Special Share so converted will be cancelled without any repayment of capital;

(iii)      each Prospector New Sponsor Special Share outstanding immediately prior to the Prospector Amalgamation will be converted to one Amalco Sponsor Special Share, each holder of Prospector New Sponsor Special Shares so converted will be added to the register of holders of Amalco Sponsor Special Shares and each Prospector New Sponsor Special Share so converted will be cancelled without any repayment of capital;

(iv)       the Newco Share outstanding immediately prior to the Prospector Amalgamation will be converted into one Amalco Common Share, the holder of the Newco Share so converted will be added to the register of holders of Amalco Common Shares and such Newco Share so converted will be cancelled without any repayment of capital;

(v)        each Prospector New Warrant that is outstanding immediately prior to the Prospector Amalgamation shall be exchanged for one Amalco Warrant (which shall include all outstanding Prospector New Vesting Sponsor Warrants being exchanged solely for Amalco Vesting Sponsor Warrants and no

Annex C-5

other Prospector New Warrants being exchanged for Amalco Vesting Sponsor Warrants), subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement and, as applicable, the Sponsor Letter Agreement;

(vi)       the name of Amalco will be LeddarTech Holdings Inc.;

(vii)     the registered office of Amalco will be the same registered office as Newco;

(viii)    the articles of amalgamation of Amalco will continue in the form of the articles of incorporation of Newco, as amended;

(ix)       the by-laws of Newco will continue as the by-laws of Amalco;

(x)        the directors of Amalco will be Nicholas J. Stone, Derek Kenneth Aberle and [•];

(xi)       the stated capital of Amalco will be the sum of the stated capital of Prospector and Newco;

(xii)     Amalco will own and hold all property of Prospector and Newco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such Prospector Amalgamation, and all obligations of Prospector and Newco, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;

(xiii)    Amalco will continue to be liable for the obligations of Prospector and Newco;

(xiv)     all rights, contracts, permits and interests of Prospector and Newco will continue as rights, contracts, permits and interests of Amalco and, for greater certainty, the Prospector Amalgamation will not constitute a transfer or assignment of the rights or obligations of Prospector and Newco under any such rights, contracts, permits and interests;

(xv)      any existing cause of action, claim or liability to prosecution will be unaffected;

(xvi)     a civil, criminal or administrative action or proceeding pending by or against Prospector or Newco may be continued by or against Amalco; and

(xvii)   a conviction against, or ruling, order or judgment in favour of or against, Prospector or Newco may be enforced by or against Amalco;

(c)     at 4:35 p.m. (Montreal time), the Amalco Common Share held by the Company will be purchased for cancellation by Amalco for cash equal to the subscription price for the Newco Share for which such Amalco Common Share was converted pursuant to Section 3.1(b)(iv) (the “Amalco Share Redemption”);

(d)    immediately following the Amalco Share Redemption, notwithstanding the terms of the Company Shareholders Agreement, the Company Shareholders Agreement will be terminated and the parties to the Company Shareholders Agreement will cease to have any rights or obligations under the Company Shareholders Agreement;

(e)     immediately following the termination of the Company Shareholders Agreement, the Company will, subject to and in accordance with the terms and conditions of the Subscription Agreements, issue such number of Initial Investors Tranche B Notes and Additional Investors Notes to the Investors as contemplated by the Subscription Agreements;

(f)     at 4:40 p.m. (Montreal time), each Company Preferred Share held by a Company Preferred Shareholder immediately prior to the Arrangement Effective Time will be converted into and exchanged for a number non-assessable Company Common Share(s) to be determined in accordance with the terms of Part II B. (5) and Part II C. (5) of the Company Articles and as set forth in the Allocation Schedule (the “Company Share Conversion”):

(i)         such Company Preferred Shareholder will cease to have any rights as the registered holder of Company Preferred Shares (other than the right to receive the consideration contemplated by this Section 3.1(f)); and

Annex C-6

(ii)       the name of such Company Preferred Shareholder will be removed as the registered holder of such Company Preferred Shares from the applicable securities register of the Company maintained by or on behalf of the Company and added as a registered holder of Company Common Shares on the applicable securities register of the Company maintained by or on behalf of the Company, and such Company Preferred Shares will be cancelled;

(g)    immediately following the Company Share Conversion, each Company Common Share (including any Company Common Shares issued to Company Preferred Shareholders pursuant to Section 3.1(f)) held by a Dissenting Shareholder will be deemed to be transferred and assigned by such Dissenting Shareholder to the Company free and clear of all Charges, in accordance with, and for the consideration contemplated in, Article 4:

(i)         each Dissenting Shareholder will cease to have any rights as a registered holder of Company Common Shares other than the right to receive (A) the consideration contemplated by Article 4, and (B) any dividends and other distributions payable in respect of the Company Common Shares held by such Dissenting Shareholder as of the Arrangement Effective Time, to the extent applicable, in each case less any amounts required to be withheld in accordance with Section 6.2, as applicable;

(ii)       each Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each Company Common Shares held by such Dissenting Shareholder; and

(iii)      the name of each Dissenting Shareholder will be removed as the registered holder of Company Common Shares from the applicable central securities register of the Company maintained by or on behalf of the Company and at such time, such Dissenting Shareholder will have the rights set out in Section 4.1;

(h)    at 7:00 p.m. (Montreal time), each Company Common Share (including any Company Common Shares issued to Company Preferred Shareholders pursuant to Section 3.1(f)) held by a Company Common Shareholder (other than, for the avoidance of doubt, a Dissenting Shareholder) immediately prior to effecting the steps in this Section 3.1(h) will be transferred to Amalco in consideration for that number of Amalco Common Shares and Amalco Earnout Special Shares as set forth in the Allocation Schedule, which number of Amalco Earnout Special Shares to be issued to a Company Common Shareholder pursuant to this Section 3.1(h) shall be in proportion to such Company Common Shareholder’s Pro Rata Ownership (the “Share Exchange”):

(i)         such Company Common Shareholder will cease to have any rights as a registered holder of Company Common Shares other than the right to receive (A) the consideration contemplated by this Section 3.1(h), and (B) any dividends and other distributions payable in respect of the Company Common Shares as of immediately prior to effecting the steps in this Section 3.1(h), in each case less any amounts required to be withheld in accordance with Section 6.2;

(ii)       the name of such Company Common Shareholder will be removed as the registered holder of such Company Common Shares from the applicable securities register of the Company maintained by or on behalf of the Company, and added as a registered holder of Amalco Common Shares and/or Amalco Earnout Special Shares on the applicable securities register of Amalco maintained by or on behalf of Amalco; and

(iii)      Amalco will be recorded as the registered holder of such Company Common Shares so transferred and acquired in accordance with this Section 3.1(h) and will be deemed to be the legal and beneficial owner thereof free and clear of all Charges;

(i)     immediately following the Share Exchange, the stated capital of all Company Shares shall be reduced to $1.00 in the aggregate, without payment or distribution;

(j)    at 7:05 p.m. (Montreal time), the Company and Amalco shall amalgamate to continue as one corporate entity (the “Surviving Company”), with the same effect as if they were amalgamated under section 184 and section 186 of the CBCA (the “Company Amalgamation”), except that the separate legal existence of

Annex C-7

Amalco shall not cease and Amalco shall survive the Company Amalgamation as the Surviving Company, and, for the avoidance of doubt, the Company Amalgamation together with the transactions described in Section 3.1(h) and Section 3.1(k) are intended to qualify as a reorganization within the meaning of section 368(a)(1)(A) of the Code for all United States federal income tax purposes and the Company Amalgamation is intended to qualify as an “amalgamation” for purposes of subsection 87(1) of the Tax Act. Upon the occurrence of the Company Amalgamation (the “Company Amalgamation Effective Time”) and thereafter:

(i)         each Amalco Common Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Common Share, and each holder of such Amalco Common Shares will be reflected on the register of holders of Surviving Company Common Shares;

(ii)       each Amalco Earnout Special Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Earnout Special Share, and each holder of such Amalco Earnout Special Shares will be reflected on the register of holders of Surviving Company Earnout Special Shares;

(iii)      each Amalco Sponsor Special Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Sponsor Special Share, and each holder of such Amalco Sponsor Special Shares will be reflected on the register of holders of Surviving Company Sponsor Special Shares;

(iv)       each Amalco Warrant outstanding immediately prior to the Company Amalgamation shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Warrant (including each Amalco Vesting Sponsor Warrant outstanding immediately prior to the Company Amalgamation, which shall be exchanged solely for one Surviving Company Vesting Sponsor Warrant and no other Amalco Warrant shall be exchanged for a Surviving Company Vesting Sponsor Warrant);

(v)        the name of Surviving Company will be LeddarTech Holdings Inc.;

(vi)       the registered office of Surviving Company will be the same registered office as Amalco;

(vii)     the articles of amalgamation of Amalco will continue as the articles of amalgamation of Surviving Company;

(viii)    the by-laws of Amalco will continue as the by-laws of the Surviving Company;

(ix)       the directors of Surviving Company will be Nicholas J. Stone, Derek Kenneth Aberle and [•];

(x)        the stated capital of Surviving Company will be the stated capital of Amalco;

(xi)       Surviving Company will own and hold all property of the Company and Amalco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such Company Amalgamation, and all obligations of the Company and Amalco, whether arising by contract or otherwise, may be enforced against Surviving Company to the same extent as if such obligations had been incurred or contracted by it;

(xii)     Surviving Company will continue to be liable for the obligations of the Company and Amalco;

(xiii)    the Surviving Company Equity Incentive Plan will continue in full force and effect;

(xiv)     all rights, contracts, permits, hypothecs, guarantees and interests of the Company and Amalco will continue as rights, contracts, permits, hypothecs, guarantees and interests of Surviving Company and, for greater certainty, the Company Amalgamation will not constitute a transfer or assignment of the rights or obligations of the Company and Amalco under any such rights, contracts, permits, hypothecs, guarantees and interests, including for the avoidance of any doubt, Initial Investors

Annex C-8

Tranche A Notes, Initial Investors Tranche B Notes and Additional Investors Notes shall each continue as, respectively, Initial Investors Tranche A Notes, Initial Investors Tranche B Notes and Additional Investors Notes of Surviving Company;

(xv)      any existing cause of action, claim or liability to prosecution will be unaffected;

(xvi)     a civil, criminal or administrative action or proceeding pending by or against the Company or Amalco may be continued by or against Surviving Company; and

(xvii)   a conviction against, or ruling, order or judgment in favour of or against, the Company or Amalco may be enforced by or against Surviving Company;

(k)    at 7:10 p.m. (Montreal time):

(i)         each Company Option (other than the Company M-Options) outstanding immediately prior to the Arrangement Effective Time shall be cancelled for no compensation or consideration whatsoever, and any rights, entitlements or obligations associated with such Company Options, including, but not limited to, the right to exercise such Company Options for Company Shares, shall cease and be of no further force or effect, and the name of the holder thereof will be removed from the applicable securities register of the Company;

(ii)       notwithstanding section 4.10 of each of the Company Management Stock Option Plans, each Company M-Option outstanding immediately prior to the Arrangement Effective Time shall be exchanged for an option to purchase a number of Surviving Company Common Shares equal to the number of Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Surviving Company Equity Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent), and the portion of the Surviving Company Earnout Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award pursuant to and in accordance with Section 2.7(a)(iii) of the Business Combination Agreement and the Allocation Schedule. Each such Rollover Equity Award shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company M-Option immediately prior to the Arrangement Effective Time (provided that the rights set forth in section 4.10 of each of the Company Management Stock Option Plans shall be extinguished together with any other rights similar to the rights set forth in section 4.10(y) of the Company Management Stock Option Plans enabling the request for payment of an amount in cash by the Company under the Company Management Stock Option Plans), subject to the adjustments required by this Section 3.1(k)(i)(ii) after giving effect to the Arrangement;

(iii)      notwithstanding the foregoing, if it is determined in good faith by board of directors of the Surviving Company that the excess of the aggregate fair market value of the Surviving Company Common Shares subject to an option to purchase a number of Surviving Company Common Shares (a “Surviving Company Arrangement Option”) immediately after the issuance of the Surviving Company Arrangement Option over the aggregate option exercise price for such shares pursuant to the Surviving Company Arrangement Option (such excess referred to herein as the “In the Money Amount” of the Surviving Company Arrangement Option) would otherwise exceed the excess of the aggregate fair market value of the Company Shares subject to the Company Option in exchange for which the Surviving Company Arrangement Option was issued immediately before the issuance of the Surviving Company Arrangement Option over the aggregate option exercise price for such shares pursuant to the Company Option (such excess referred to as the “In the Money Amount” of the Company Option), the previous provisions will be modified so that the In the Money Amount of the Surviving Company Arrangement Option does not exceed the In the Money Amount of the Company Option in accordance with subsection 7(1.4) of the Tax Act but only to the extent necessary;

Annex C-9

(l)     notwithstanding the terms of each Company Equity Plan, each Company Equity Plan will be terminated, and the Company and any holder of Company Options immediately prior to the steps in Section 3.1(k) will cease to have any rights or obligations under each Company Equity Plan.

The transactions provided for in this Section 3.1 will be deemed to occur on the Effective Date notwithstanding that certain of the procedures related hereto are not completed until after the Effective Date (and provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur and, if they occur, all of the foregoing will be deemed to occur without further act or formality).

ARTICLE 4
RIGHTS OF DISSENT

4.1    In connection with the Arrangement, each registered Company Shareholder (other than a Supporting Company Shareholder) may exercise rights of dissent (the “Arrangement Dissent Rights”) with respect to the Company Shares held by such Company Shareholder pursuant to Section 190 of the CBCA, as modified by the Interim Order and this Section 4.1; provided that, notwithstanding Section 190(5), the written objection to the Company Arrangement Resolution referred to in such section of the CBCA must be received by the Company not later than 4:00 p.m. (Montreal time) on the day that is two Business Days preceding the Company Shareholders Meeting.

4.2    Dissenting Shareholders who duly exercise their Arrangement Dissent Rights and are ultimately entitled to be paid by the Company the fair value for their Company Common Shares (1) shall be deemed to not to have participated in the transactions in Article 3 (other than Section 3.1(g)); (2) shall be deemed to have transferred and assigned such Company Common Shares held by them in respect of which Arrangement Dissent Rights have been validly exercised to the Company, free and clear of all Liens, in accordance with Section 3.1(g); (3) will be entitled to be paid the fair value of such Company Common Shares by the Company, which fair value, notwithstanding anything to the contrary contained in the CBCA, shall be determined as of the close of business on the day before the Company Arrangement Resolution was adopted at the Company Shareholders Meeting; and (4) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Shareholders not exercised their Arrangement Dissent Rights in respect of such Company Common Shares. Any payment to a Dissenting Shareholder in respect of his, her, or its Company Common Shares pursuant to this Section 4.2 is intended to qualify as a redemption under section 302(a) of the Code for all United States federal income tax purposes.

4.3    Dissenting Shareholders who are ultimately not entitled, for any reason, to be paid by the Company the fair value for their Company Common Shares, shall be deemed to have participated in the Arrangement in respect of those Company Common Shares on the same basis as a non-Dissenting Shareholder, and shall be entitled to receive their portion of the Exchange Consideration from Amalco in the same manner as such a non-Dissenting Shareholder, provided such Dissenting Shareholders comply with Article 5 of this Plan of Arrangement.

4.4    In no case shall Prospector, Newco, Amalco, the Company, the Surviving Company, the Exchange Agent or any other Person be required to recognize a Dissenting Shareholder as a holder of Company Common Shares or any interest therein (other than the rights set out in this Article 4) immediately after the Company Share Conversion and the name of each such Dissenting Shareholder shall be removed as the registered holder of such Company Common Shares from the applicable securities register of the Company maintained by or on behalf of the Company immediately after the Company Share Conversion, as provided in Section 3.1(g)(iii).

4.5    For greater certainty, in addition to any other restrictions in the Interim Order, no Person shall be entitled to exercise Arrangement Dissent Rights with respect to Company Common Shares in respect of which a Person has voted in person or has instructed a proxyholder to vote in favour of the Company Arrangement Resolution at the Company Shareholders Meeting.

4.6    No Arrangement Dissent Rights shall be available to Company Option holders in connection with the Arrangement.

Annex C-10

ARTICLE 5
CERTIFICATES AND PAYMENTS

5.1    On or prior to the Business Day preceding the Arrangement Effective Time, the Company will deposit or cause to be deposited with the Exchange Agent, for the benefit of and to be held on behalf of the Company Preferred Shareholders, certificates representing or evidence in book-entry form of, the Company Common Shares issuable to Company Preferred Shareholders pursuant to Section 3.1(f).

5.2    Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 5.1, the Company will be fully and completely discharged from its obligation to issue Company Common Shares to Company Preferred Shareholders pursuant to Section 3.1(f), and the rights of such holders will be limited to receiving, from the Exchange Agent, the Exchange Consideration to which they are entitled in accordance with this Plan of Arrangement.

5.3    On the Effective Date, immediately prior to the Arrangement Effective Time, Prospector and Newco will deposit or cause to be deposited with the Exchange Agent (i) for the benefit of and to be held on behalf of the holders of Prospector Shares and holders of Prospector Warrants entitled to receive Amalco Shares and Amalco Warrants (including Amalco Vesting Sponsor Warrants) pursuant to Section 3.1(b), evidence in book-entry form of the Amalco Shares and Amalco Warrants (including Amalco Vesting Sponsor Warrants), and (ii) for the benefit of and to be held on behalf of the Company Shareholders entitled to receive Amalco Shares pursuant to Section 3.1(h), evidence of the Exchange Consideration in book-entry form.

5.4    Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 5.3, each of Amalco and Surviving Company will be fully and completely discharged from its obligation to pay the Exchange Consideration and the Surviving Company Shares to the Company Shareholders pursuant to Section 3.1(h) and 3.1(j) respectively, and to issue the Amalco Shares and Surviving Company Shares to holders of Prospector Shares and the Amalco Warrants (including Amalco Vesting Sponsor Warrants) and Surviving Company Warrants (including Surviving Company Vesting Sponsor Warrants) to holders of Prospector New Warrants (including Prospector New Vesting Sponsor Warrants), in each case, pursuant to Section 3.1(b) and 3.1(j) respectively, and the rights of such holders will be limited to receiving, from the Exchange Agent, the Amalco Shares, Amalco Warrants (including Amalco Vesting Sponsor Warrants), Surviving Company Shares or Surviving Company Warrants (including Surviving Company Vesting Sponsor Warrants), as applicable, to which they are entitled in accordance with this Plan of Arrangement.

5.5    Until such time as a Company Shareholder deposits with the Exchange Agent a duly completed Letter of Transmittal, documents, certificates and instruments contemplated by the Letter of Transmittal, as applicable, and such other documents and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) reasonably require, the payment or delivery to which such Company Shareholder is entitled will be delivered or paid to the Exchange Agent to be held as agent on behalf of and for the benefit of such Company Shareholder for delivery to such Company Shareholder without interest and net of all applicable withholdings and other taxes, if any, upon delivery of the Letter of Transmittal, documents, certificates and instruments contemplated by the Letter of Transmittal and such other documents, certificates and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) reasonably require.

5.6    Upon surrender to the Exchange Agent for cancellation of a certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares, a duly completed and executed Letter of Transmittal and such additional documents, certificates and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) may reasonably require, the holder of such surrendered certificate, or the deliverer of such Company Letter of Transmittal will be entitled to receive, and the Exchange Agent will, as promptly as practicable after the Arrangement Effective Time, deliver to such holder, the certificate(s) representing or other evidence of, the Exchange Consideration that such Company Shareholder is entitled to receive under the Arrangement, and any certificate so surrendered will forthwith be cancelled.

5.7    If any former Company Shareholder fails to deliver to the Exchange Agent the certificates, documents or instruments required to be delivered to the Exchange Agent under this Article 5 in order for such former Company Shareholder to receive the consideration which such former holder is entitled to receive pursuant to Section 3.1 on or before the day immediately prior to the sixth anniversary of the Arrangement Effective Time,

Annex C-11

and any right or claim to payment hereunder that remains outstanding, on the day before the sixth anniversary of the Arrangement Effective Time, (i) will cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration pursuant to this Plan of Arrangement will terminate and any applicable consideration held by the Exchange Agent in trust for such former holder will be deemed to be surrendered and forfeited to Surviving Company or its successors for no consideration, and (ii) any certificate representing Company Shares formerly held by such former holder will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Surviving Company and will be cancelled. None of the Company, Amalco or Surviving Company or any of their respective successors, will be liable to any Person in respect of any consideration (including any consideration previously held by the Exchange Agent in trust for any such former holder) which is forfeited to the Company, Amalco or Surviving Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

5.8    After the Arrangement Effective Time and until surrendered as contemplated by this Article 5, each certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares will be deemed at all times to represent only the right to receive certificate(s) representing or other evidence of, the Amalco Shares that such Company Shareholder is entitled to receive in accordance with this Article 5, less any amounts withheld pursuant to Section 6.2.

5.9    If any certificate that immediately prior to the Arrangement Effective Time represented one or more outstanding Company Shares that were exchanged pursuant to Article 3 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, the Amalco Shares that such Person is entitled to receive pursuant to Article 3, deliverable in accordance with such holder’s Letter of Transmittal.

5.10  When authorizing the delivery of such consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom the consideration is being delivered must, as a condition precedent to the delivery of such consideration, give a bond satisfactory to the Company, Amalco or Surviving Company and the Exchange Agent in such sum as the Company, Amalco, Surviving Company and the Exchange Agent may direct or otherwise indemnify the Company, Amalco, Surviving Company and the Exchange Agent in a manner satisfactory to the Company, Amalco, Surviving Company and the Exchange Agent against any claim that may be made against the Company, Amalco, Surviving Company or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

5.11  In no event will any Person be entitled to a fractional Amalco Share or Surviving Company. Where the aggregate number of Amalco Shares or Surviving Company Shares to be issued to a Person pursuant to the Plan of Arrangement would result in a fraction of an Amalco Share or Surviving Company Share being issuable, the number of Amalco Shares or Surviving Company Shares to be received by such Person will be rounded down to the nearest whole Amalco Share or Surviving Company Share, as applicable.

ARTICLE 6
EFFECT OF THE ARRANGEMENT; WITHHOLDINGS

6.1    From and after the Arrangement Effective Time: (a) this Plan of Arrangement will take precedence and priority over any and all Affected Securities issued prior to the Arrangement Effective Time, (b) the rights and obligations of the Affected Securityholders, the Company, Prospector, Newco, Amalco, Surviving Company the Exchange Agent and any transfer agent or other exchange agent therefor in relation thereto, will be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Affected Securities will be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

6.2    Notwithstanding anything in this Plan of Arrangement to the contrary, Prospector, Amalco, the Surviving Company, the Group Companies, the Exchange Agent, and any Person on their behalf (each, a “Payor”) shall be entitled to take such actions as are necessary to deduct or withhold (or cause to be deducted or withheld) from any amounts (including any other consideration) payable or otherwise deliverable to any Person pursuant to the Arrangement, the Business Combination Agreement or this Plan of Arrangement such Taxes as are required to be deducted or withheld under applicable Tax Laws. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of

Annex C-12

the Arrangement, the Business Combination Agreement and this Plan of Arrangement as having been paid to the Person in respect of which such deduction or withholding was made and Payor shall furnish such Person within a reasonable amount of time with documentation evidencing such deduction or withholding. Any Payor is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to the applicable Payor to enable it to comply with such deduction or withholding requirement and the Payor shall notify within a reasonable amount of time such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Entity and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) in accordance with applicable Tax Laws.

ARTICLE 7
AMENDMENTS

7.1    The Company and Prospector may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Company and Prospector, each acting reasonably, (iii) be filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court, and (iv) be communicated to the Affected Securityholders if and as required by the Court.

7.2    Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or Prospector at any time prior to the Company Shareholders Meeting or the Prospector Shareholders Meeting (provided that the Company or Prospector will have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting or the Prospector Shareholders Meeting, as applicable (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.

7.3    Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders Meeting will be effective only if (i) it is consented to in writing by each of the Company and Prospector (in each case, acting reasonably) and (ii) if required by the Court, it is consented to by some or all of the Company Shareholders or holders of Prospector Shares voting in the manner directed by the Court.

7.4    Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Surviving Company, provided that it concerns a matter which, in the reasonable opinion of Surviving Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

ARTICLE 8
FURTHER ASSURANCES

8.1    Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Business Combination Agreement will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

Annex C-13

Annex D

AMENDED & RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF PROSPECTOR

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

PROSPECTOR CAPITAL CORP.

(adopted by special resolution dated [    ] and effective on [    ])

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

PROSPECTOR CAPITAL CORP.

(adopted by special resolution dated [    ] and effective on [    ])

1            The name of the Company is Prospector Capital Corp.

2            The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3            The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4            The liability of each Member is limited to the amount unpaid on such Member’s shares.

5            The share capital of the Company is US$[23,100] divided into [200,000,000] Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each, [5,000,000] Class A Non-Voting Special Shares of a par value of US$0.0001 each, [1,000,000] Class B Non-Voting Special Shares of a par value of US$0.0001 each, [1,000,000] Class C Non-Voting Special Shares of a par value of US$0.0001 each, [1,000,000] Class D Non-Voting Special Shares of a par value of US$0.0001each, [1,000,000] Class E Non-Voting Special Shares of a par value of US$0.0001 each, [1,000,000] Class F Non-Voting Special Shares of a par value of US$0.0001 and 1,000,000 preference shares of a par value of US$0.0001 each.

6            The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7            Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Annex D-1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

PROSPECTOR CAPITAL CORP.

(adopted by special resolution dated [    ] and effective on [    ])

1            Interpretation

1.1         In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith and subject to the Schedule:

“Affiliate”

in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these articles of association of the Company.
“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Business Combination”

means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”).

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.
“Cause”

means a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a Director or the Company into disrepute or which results in a material financial detriment to the Company.

“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Class A Non-Voting Special Shares”	means the Class A Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.
“Class B Non-Voting Special Shares”	means the Class B Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.

Annex D-2

“Class C Non-Voting Special Shares”	means the Class C Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.
“Class D Non-Voting Special Shares”	means the Class D Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.
“Class E Non-Voting Special Shares”	means the Class E Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.
“Class F Non-Voting Special Shares”	means the Class F Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.
“Class A Share”	means a class A ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Class B Share”	means a class B ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name.
“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Designated Stock Exchange”	means any securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange or Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.
“Electronic Transactions Law”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.
“Equity-linked Securities”

means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Founders”	means all Members immediately prior to the consummation of the IPO.
“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

Annex D-3

“IPO”	means the Company’s initial public offering of securities.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.
“Minimum Member”

means a Member meeting the minimum requirements set forth for eligible members to submit proposals under Rule 14a-8 of the Exchange Act or any applicable rules thereunder as may be amended or promulgated thereunder from time to time.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Non-Voting Special Shares”

means, collectively, the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares.

“Officer”	means a person appointed to hold an office in the Company.
“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Public Share”	means a Class A Share issued as part of the units (as described in the Articles) issued in the IPO.
“Redemption Notice”	means a notice in a form approved by the Directors by which a holder of Public Shares is entitled to require the Company to redeem its Public Shares.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Representative”	means a representative of the Underwriters.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Share”	means a Class A Share, a Class B Share, a Non-Voting Special Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	subject to Article 31.4, has the same meaning as in the Statute, and includes a unanimous written resolution.
“Sponsor”	means Prospector Sponsor LLC, a Cayman Islands limited liability company, and its successors or assigns.
“Statute”	means the Companies Act (As Revised) of the Cayman Islands.
“Tax Filing Authorised Person”	means such person as any Director shall designate from time to time, acting severally.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

Annex D-4

“Trust Account”

means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants, will be deposited.

“Underwriter”	means an underwriter of the IPO from time to time and any successor underwriter.
“Underwriters’ Option”

means the option of the Underwriters to purchase up to an additional 15 per cent of the units (as described in the Articles) sold in the IPO at a price equal to US$10 per unit, less underwriting discounts and commissions.

1.2         In the Articles:

(a)         words importing the singular number include the plural number and vice versa;

(b)         words importing the masculine gender include the feminine gender;

(c)         words importing persons include corporations as well as any other legal or natural person;

(d)         “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)         “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)          references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)         any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)         the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)          headings are inserted for reference only and shall be ignored in construing the Articles;

(j)          any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)         any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)          sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)        the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(n)         the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; and

(o)         any reference to a Schedule is to the Schedule to these Articles;

(p)         any reference to a paragraph is to the relevant paragraph in the Schedule; and

(q)         the Schedule forms part of these Articles and shall have effect as if set out in full.

Annex D-5

2            Commencement of Business

2.1         The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2         The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3            Issue of Shares

3.1         Subject to the provisions, if any, in the Memorandum, (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion set out in the Articles.

3.2         The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3         The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4         The Company shall not issue Shares to bearer.

4            Register of Members

4.1         The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2         The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5            Closing Register of Members or Fixing Record Date

5.1         For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2         In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

Annex D-6

5.3         If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6            Certificates for Shares

6.1         A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2         The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3         If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4         Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5         Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7            Transfer of Shares

7.1         Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2         The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

Annex D-7

8            Redemption, Repurchase and Surrender of Shares

8.1         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. With respect to redeeming or repurchasing the Shares:

(a)         Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in the Business Combination Article hereof;

(b)         Class B Shares held by the Founders shall be surrendered by the Founders on a pro rata basis for no consideration to the extent that the Underwriter’s Option is not exercised in full so that the Founders will own 20 per cent of the Company’s issued Shares after the IPO (exclusive of any securities purchased in a private placement); and

(c)         Public Shares shall be repurchased by way of tender offer in the circumstances set out in the Business Combination Article hereof.

8.2         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

8.3         The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4         The Directors may accept the surrender for no consideration of any fully paid Share.

9            Treasury Shares

9.1         The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2         The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10          Variation of Rights of Shares

10.1       Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class (other than with respect to a waiver of the provisions of the Class B Share Conversion Article hereof, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2       For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

Annex D-8

10.3       The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights or any variation or waiver in connection with a conversion of Shares as contemplated by or provided for in these Articles.

11          Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12          Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13          Lien on Shares

13.1       The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2       The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3       To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4       The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14          Call on Shares

14.1       Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2       A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

Annex D-9

14.3       The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4       If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5       An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6       The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7       The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8       No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15          Forfeiture of Shares

15.1       If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2       If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3       A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4       A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5       A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6       The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

Annex D-10

16          Transmission of Shares

16.1       If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2       Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3       A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17          Class B Share Conversion

17.1       The rights attaching to all Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to the Variation of Rights of Shares Article and the Appointment hereof and Removal of Directors Article) with the exception that the holder of a Class B Share shall have the Conversion Rights referred to in this Article.

17.2       Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”): concurrently with or immediately following the consummation of a Business Combination.

17.3       Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities, are issued or deemed issued in excess of the amounts issued in the IPO (including pursuant to the Underwriter’s Option) and related to or in connection with the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination, the ratio for which the Class B Shares shall convert into Class A Shares will be adjusted so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 25 per cent of the sum of: (a) the total number of all Class A Shares in issue upon completion of the IPO (including any Class A Shares issued pursuant to the Underwriter’s Option and excluding any Class A Shares underlying the private placement warrants issued to the Sponsor); plus (b) all Class A Shares and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any Shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued to the Sponsor or an affiliate of the Sponsor or to the Company’s officers and directors upon the conversion of working capital loans made to the Company; minus (c) the number of Public Shares redeemed in connection with a Business Combination, provided that such conversion of Class B Shares into Class A Shares shall never be less than the Initial Conversion Ratio.

Annex D-11

17.4       Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in the Variation of Rights of Shares Article hereof.

17.5       The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

17.6       Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

17.7       References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

18          Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1       The Company may by Ordinary Resolution:

(a)         increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)         consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)         convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)         by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)         cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2       All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3       Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Article 31.4, the Company may by Special Resolution:

(a)         change its name;

(b)         alter or add to the Articles (subject to Article 31.4);

Annex D-12

(c)         alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)         reduce its share capital or any capital redemption reserve fund.

19          Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20          General Meetings

20.1       All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2       The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year (beginning in 2020) at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

20.3       The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings.

21          Notice of General Meetings

21.1       At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)         in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)         in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

21.2       The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22          Advance Notice for Business

22.1       At each annual general meeting, the Members shall appoint the Directors then subject to appointment in accordance with the procedures set forth in the Articles and subject to Applicable Law and the rules of the Designated Stock Exchange or quotation system on which Shares may be then listed or quoted. At any such annual general meeting any other business properly brought before the annual general meeting may be transacted.

22.2       To be properly brought before an annual general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 29) must be:

(a)         specified in the notice of the annual general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles;

(b)         otherwise properly brought before the annual general meeting by or at the direction of the Directors; or

Annex D-13

(c)         otherwise properly brought before the annual general meeting by a Member who:

(i)          is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)         is entitled to vote at such annual general meeting; and

(iii)        complies with the notice procedures set forth in this Article.

22.3       For any such business to be properly brought before any annual general meeting pursuant to Article 22.2(c), the Member must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein.

22.4       Any such notice of other business shall set forth as to each matter the Member proposes to bring before the annual general meeting:

(a)         a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Articles, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)         as to the Member giving notice and any beneficial owner on whose behalf the proposal is made:

(i)          the name and address of such Member (as it appears in the Register of Members) and such beneficial owner on whose behalf the proposal is made;

(ii)         the class and number of Shares which are, directly or indirectly, owned beneficially or of record by any such Member and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)         a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Member or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as at the date of such notice: (x) with respect to any Shares; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Member or beneficial owner or any of their Affiliates with respect to Shares or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Shares (any agreement, arrangement or understanding of a type described in this Article 22.4(b)(iii), a “Covered Arrangement”); and

(iv)        a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to propose such business;

(c)         a description of any direct or indirect material interest by security holdings or otherwise of the Member and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or

Annex D-14

contractual counterparty of the Company or of a third party, or otherwise) and all agreements, arrangements and understandings between such Member or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Member;

(d)         a representation whether the Member or the beneficial owner intends or is part of a Group which intends:

(i)          to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to approve or adopt the proposal; and/or

(ii)         otherwise to solicit proxies from Members in support of such proposal;

(e)         an undertaking by the Member and any beneficial owner on whose behalf the proposal is made to:

(i)          notify the Company in writing of the information set forth in Articles 22.4(b)(ii), (b)(iii) and (c) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement; and

(ii)         update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date; and

(f)          any other information relating to such Member, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to section 14 of the Exchange Act, to the same extent as if the Shares were registered under the Exchange Act.

22.5       Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Article, other than nominations for Directors which must be made in compliance with, and shall be exclusively governed by Article 29, shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 of the Exchange Act and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the annual general meeting; provided, that such Member shall have provided the information required by Article 22.4; provided, further, that the information required by Article 22.4(b) may be satisfied by providing the information to the Company required pursuant to Rule 14a-8(b) of the Exchange Act.

22.6       Notwithstanding anything in the Articles to the contrary:

(a)         no other business brought by a Member (other than the nominations of Directors, which must be made in compliance with, and shall be exclusively governed by Article 29) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Article; and

(b)         unless otherwise required by Applicable Law and the rules of any applicable stock exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to bring business before an annual general meeting in accordance with this Article does not: (x) timely provide the notifications contemplated by Article 22.4(e) above; or (y) timely appear in person or by proxy at the annual general meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

22.7       Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Member solicited or did not so solicit, as the case may be, proxies in support of such Member’s proposal in compliance with such Member’s representation as required by Article 22.4(d)) and if any business is not proposed in compliance with this Article, to declare that such defective proposal shall be disregarded.

Annex D-15

The requirements of this Article shall apply to any business to be brought before an annual general meeting by a Member other than nominations of Directors (which must be made in compliance with, and shall be exclusively governed by Article 29) and other than matters properly brought under Rule 14a-8 of the Exchange Act. For purposes of the Articles, “public announcement” shall mean:

(a)         prior to the IPO, notice of the annual general meeting given to Members by or at the direction of the Directors in accordance with the procedures set forth in the Articles; and

(b)         on and after the IPO, disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with or to the United States Securities Exchange Commission pursuant to section 13, 14 or 15(b) of the Exchange Act.

22.8       Nothing in this Article shall be deemed to affect any rights of:

(a)         Members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act; or

(b)         the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

22.9       Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article, if applicable.

23          Proceedings at General Meetings

23.1       No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

23.2       A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

23.3       A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

23.4       If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

23.5       The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

23.6       If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

Annex D-16

23.7       The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

23.8       When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

23.9       If, prior to a Business Combination, a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

23.10     When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

23.11     A resolution put to the vote of the meeting shall be decided on a poll.

23.12     A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

23.13     A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

23.14     In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

24          Votes of Members

24.1       Subject to any rights or restrictions attached to any Shares, including as set out at Article 29.1, every Member present in any such manner shall have one vote for every Share of which he is the holder.

24.2       In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

24.3       A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

24.4       No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

24.5       No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

24.6       Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

Annex D-17

24.7       A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

25          Proxies

25.1       The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

25.2       The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

25.3       The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

25.4       The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

25.5       Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

26          Corporate Members

26.1       Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

26.2       If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

27          Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

Annex D-18

28          Directors

There shall be a board of Directors consisting of not less than one person provided however that, subject to Article 31.1, the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

29          Nomination of Directors

29.1       Subject to Article 31.1, nominations of persons for election as Directors may be made at an annual general meeting only by:

(a)         the Directors; or

(b)         by any Member who:

(i)          is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)         is entitled to vote for the appointments at such annual general meeting; and

(iii)        complies with the notice procedures set forth in this Article (notwithstanding anything to the contrary set forth in the Articles, this Article 29.1(b) shall be the exclusive means for a Member to make nominations of persons for election of Directors at an annual general meeting).

29.2       Any Member entitled to vote for the elections may nominate a person or persons for election as Directors only if written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein. Members may nominate a person or persons (as the case may be) for election to the Directors only as provided in this Article and only for such class(es) as are specified in the notice of annual general meeting as being up for election at such annual general meeting.

29.3       Each such notice of a Member’s intent to make a nomination of a Director shall set forth:

(a)         as to the Member giving notice and any beneficial owner on whose behalf the nomination is made:

(i)          the name and address of such Member (as it appears in the Register of Members) and any such beneficial owner on whose behalf the nomination is made;

(ii)         the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such Member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)        a description of any Covered Arrangement to which such Member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as at the date of such notice;

(iv)        any other information relating to such Member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act; and

Annex D-19

(v)         a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Member’s notice;

(b)         a description of all arrangements or understandings between the Member or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(c)         a representation whether the Member or the beneficial owner is or intends to be part of a Group which intends:

(i)          to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to elect the Director or Directors nominated; and/or

(ii)         otherwise to solicit proxies from Members in support of such nomination or nominations;

(d)         as to each person whom the Member proposes to nominate for election or re-election as a Director:

(i)          all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act;

(ii)         a description of any Covered Arrangement to which such nominee or any of his Affiliates is a party as at the date of such notice

(iii)        the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so elected; and

(iv)        whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Directors; and

(e)         an undertaking by the Member of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in Articles 29.3(a)(ii), (a)(iii), (b) and (d) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date.

29.4       No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in the Articles. Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting to elect Directors or the Directors may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Member solicits proxies in support of such Member’s nominee(s) without such Member having made the representation required by Article 29.3(c); and if the chairman, co-chairman or the Directors should so determine, it shall be so declared to the annual general meeting, and the defective nomination shall be disregarded. Notwithstanding anything in the Articles to the contrary, unless otherwise required by Applicable Law or the rules of the Designated Stock Exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to make a nomination at an annual general meeting in accordance with this Article does not:

(a)         timely provide the notifications contemplated by of Article 29.3(e); or

(b)         timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

Annex D-20

29.5        Notwithstanding the foregoing provisions of this Article, any Member intending to make a nomination at an annual general meeting in accordance with this Article, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the Shares were registered under the Exchange Act with respect to the matters set forth in the Articles; provided, however, that any references in the Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Article 29.1(b).

29.6       Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to appoint Directors pursuant to the terms thereof.

29.7       To be eligible to be a nominee for election or re-election as a Director pursuant to Article 29.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)         is not and will not become a party to:

(i)          any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)         any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under Applicable Law;

(b)         is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)         in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)         if elected as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The nominating and governance committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the nominating and governance committee of the Directors may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

29.8       At the request of the Directors, any person nominated for election as a Director shall furnish to the Company the information that is required to be set forth in a Members’ notice of nomination pursuant to this Article.

29.9       Any Member proposing to nominate a person or persons for election as Director shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the annual general meeting in accordance with the Articles and applicable rules of the United States Securities Exchange Commission. A Member shall include any person or persons such Member intends to nominate for election as Director in its own proxy statement and proxy card.

Annex D-21

30          Powers of Directors

30.1       Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

30.2       All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

30.3       The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

30.4       The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

31          Appointment and Removal of Directors

31.1       The Company may by Ordinary Resolution increase and decrease the number of Directors and appoint any person to be a Director or may by Ordinary Resolution remove any Director.

31.2       The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

31.3       Article 31.1 may only be amended by a Special Resolution passed by at least 90 per cent of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

31.4       The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. The number of Directors in each class shall be as nearly equal as possible but it shall not be necessary for directors to be appointed to every class. At the 2020 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2021 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2022 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

32          Vacation of Office of Director

The office of a Director shall be vacated if:

(a)         the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)          the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

Annex D-22

(c)         the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)         the Director is found to be or becomes of unsound mind; or

(e)         all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

33          Proceedings of Directors

33.1       The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

33.2       Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

33.3       A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

33.4       A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

33.5       A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

33.6       The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

33.7       The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

33.8       All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

33.9       A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

Annex D-23

34          Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

35          Directors’ Interests

35.1       A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

35.2       A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

35.3       A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

35.4       No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

35.5       A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

36          Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

37          Delegation of Directors’ Powers

37.1       The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

Annex D-24

37.2       The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.3       The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

37.4       The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

37.5       The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

38          No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

39          Remuneration of Directors

39.1       The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no remuneration shall be paid to any Director by the Company prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

39.2       The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

40          Seal

40.1       The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

40.2       The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

Annex D-25

40.3       A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41          Dividends, Distributions and Reserve

41.1       Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

41.2       Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.3       The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

41.4       The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

41.5       Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

41.6       The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.7       Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.8       No Dividend or other distribution shall bear interest against the Company.

41.9       Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

Annex D-26

42          Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43          Books of Account

43.1       The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

43.2       The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

43.3       The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

44          Audit

44.1       The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

44.2       Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

44.3       If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

44.4       The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

Annex D-27

44.5       If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

44.6       Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

44.7       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

45          Notices

45.1       Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

45.2       Where a notice is sent by:

(a)         courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)         post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)         cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)         e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)         placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

45.3       A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

45.4       Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of

Annex D-28

Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

46          Winding Up

46.1       If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)         if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)         if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

46.2       If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

47          Indemnity and Insurance

47.1       Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

47.2       The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

47.3       The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

Annex D-29

48          Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

49          Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

50          Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

51          Business Combination

51.1       Notwithstanding any other provision of the Articles, this Article shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of a Business Combination and the full distribution of the Trust Account pursuant to this Article. In the event of a conflict between this Article and any other Articles, the provisions of this Article shall prevail.

51.2       Prior to the consummation of a Business Combination, the Company shall either:

(a)         submit such Business Combination to its Members for approval; or

(b)         provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account ((net of taxes paid or payable, if any), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001.

51.3       If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a Business Combination, it shall file tender offer documents with the Securities and Exchange Commission prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. If, alternatively, the Company holds general meeting to approve a Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the Securities and Exchange Commission.

51.4       At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination.

51.5       Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, in connection with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such

Annex D-30

redemption price being referred to herein as the “Redemption Price”). Such redemption may be implemented at or in advance of completion of the proposed Business Combination at such time as determined by the Directors in order to facilitate the completion of the Business Combination. The Company shall not redeem Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 (the “Redemption Limitation”).

51.6       A Member may not withdraw a Redemption Notice once submitted to the Company unless the Directors determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

51.7       In the event that the Company does not consummate a Business Combination by 24 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a)         cease all operations except for the purpose of winding up;

(b)         as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c)         as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in the case of (b) and (c) above to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law.

51.8       In the event that any amendment is made to this Article:

(a)         to modify the substance or timing of the Company’s obligation to allow redemption in connection with our initial business combination or to redeem 100 per cent of the Public Shares if the Company has not consummated a Business Combination within 24 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles; or

(b)         with respect to any other material provisions relating to Members’ rights or pre-initial Business Combination activity, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.

51.9       A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an IPO Redemption, a repurchase of Shares by means of a tender offer pursuant to this Article, or a distribution of the Trust Account pursuant to this Article. In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Account.

51.10     A Director may vote in respect of a Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

51.11     The Company shall not enter into an initial Business Combination with another blank cheque company or a similar company with nominal operations.

Annex D-31

51.12     The Company may enter into a Business Combination with a target business that is Affiliated with the Sponsor, a Director or an Officer. In the event the Company seeks to consummate a Business Combination with a target that is Affiliated with the Sponsor, any of the executive officers or directors of the Sponsor, a Director or an Officer, the Company will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that is a member of the United States Financial Industry Regulatory Authority or an independent accounting firm that such a Business Combination is fair to the Company from a financial point of view. For the purposes of this Article 51.12, a target business shall not be deemed an Affiliate solely by virtue of its ownership by the Sponsor or its affiliate, any of the executive officers or directors of the Sponsor, or the Directors and Officers, of less than 10% of the common stock of the Sponsor, individually or in the aggregate.

52          Certain Tax Filings

Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

53          Business Opportunities

53.1       To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

53.2       To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

53.3       Notwithstanding anything to the contrary in this Article, such renouncement shall not apply to any business opportunity that is expressly offered to such person solely in his or her capacity as a Director or Officer of the Company and it is an opportunity the Company is able to complete on a reasonable basis.

54          Non-Voting Special Shares

54.1       In connection with a proposed Business Combination, the Directors and the holders of the Class B Shares may agree to convert (by way of redemption and re-issuance) each Class B Share into 0.75 Class A Shares and 0.25 Class A Non-Voting Special Shares (rounded down to the nearest whole number of Class A Shares and Class A Non-Voting Special Shares).

54.2       The Non-Voting Special Shares shall have the rights set out in Parts 3 and 4 of the Schedule.

Annex D-32

Schedule

PART 1
DEFINITIONS

1.1Definitions. In these Articles, for the purposes of the provisions of this Schedule only:

(a)          “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)          “Automatic Conversion” means the automatic conversion into Class A Shares of the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares or Class F Non-Voting Special Shares, as applicable, each in accordance with the terms and conditions set forth in Part 4 of this Schedule. Such conversion shall be implemented by way of the compulsory redemption without notice of the relevant Non-Voting Special Shares and automatic application of such redemption proceeds in paying up new Class A Shares.

(c)          “Automatic Conversion Date” has the meaning set forth in paragraph 4.7 this Schedule.

(d)          “Bloomberg” means the Bloomberg Financial, L.P. service or any successor service thereto.

(e)          “Business Combination Agreement” means the Business Combination Agreement to be entered into between Prospector Capital Corp., LeddarTech Inc. and the Company on or about June 12, 2023.

(f)          “Business Combination Transaction” means the transactions contemplated by the Business Combination Agreement.

(g)          “CBCA” means the Canada Business Corporations Act.

(h)          “Change of Control Transaction” means any transaction or series of related transactions (x) under which any Person or one or more Persons that are Affiliates or that are acting jointly or in concert (as defined in National Instrument 62-104 – Take- Over Bids and Issuer Bids), directly or indirectly, acquires or otherwise purchases (i) the Company or (ii) all or a material portion of assets, businesses or voting Equity Securities of the Company or (y) that results, directly or indirectly, in the

Members of the Company as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting Equity Securities of the Company immediately after the consummation thereof (excluding, for the avoidance of doubt, any Non-Voting Special Shares and the Class A Shares issuable upon conversion thereof pursuant to Part 4) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of voting Equity Securities or otherwise).

(i)          “Class A Non-Voting Special Share Conversion Event” has the meaning set forth in paragraph 4.1 of this Schedule.

(j)          “Closing Date” means the closing date of the Business Combination Transaction.

(k)          “Conversion Rate” has the meaning set forth in paragraph 3.5 of this Schedule.

(l)          “Equity Securities” means the Class A Shares, the Preference Shares, the Non-Voting Special Shares or any other class of shares or series thereof in the capital of the Company or similar interest in the Company (including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

(m)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

Annex D-33

(n)          “IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

(o)          “holder”, when used with reference to any Equity Securities, means the holder or joint holders of such Equity Securities shown from time to time in the central securities register maintained by or on behalf of the Company in respect of such Equity Securities.

(p)          “Liquidation Distribution” means a distribution of assets of the Company among its Members arising on the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its Members for the purpose of winding up its affairs;

(q)          “Redemption Price” with respect to each Class A Non-Voting Special Share, Class B Non-Voting Special Share, Class C Non-Voting Special Share, Class D Non- Voting Special Share, Class E Non-Voting Special Share and Class F Non-Voting Special Share, shall be equal to US$0.00000000001 per share.

(aa)        “Redemption Time” has the meaning set forth in paragraph 3.4 of this Schedule.

(bb)        “Person” means an individual, partnership, corporation, company, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

(cc)        “Trading Day” means any day on which Class A Shares are actually traded on the principal securities exchange or securities market on which Class A Shares are then traded.

(dd)        “VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc., or any successor thereof. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

PART 2
NOT USED

PART 3
NON-VOTING SPECIAL SHARES

3.1        Non-Voting. The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

3.2        Dividends. The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

3.3        Liquidation Distribution. In the event of any Liquidation Distribution, the holders of Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Company to the holders of the Class A Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Non-Voting Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Company.

Annex D-34

3.4        Redemption. Subject to subsection 36(2) of the CBCA, the Company shall:

(a)        at any time after the 7th year anniversary of the Closing Date; or

(b)        at any time after a Change of Control Transaction;

without notice, redeem at any time the whole of the then outstanding Non-Voting Special Shares on payment, in respect of each Non-Voting Special Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Non-Voting Special Shares shall not apply in respect of any Non-Voting Special Shares which are automatically converted into Class A Shares in accordance with the provisions of Part 4 of this Schedule, including upon a Change of Control Transaction).

Subject to subsection 36(2) of the CBCA, in the event that any holder of Non-Voting Special Shares breaches any covenant of such holder, in respect of its ownership of the Non-Voting Special Shares, such holder’s Non-Voting Special Shares shall be deemed to be immediately redeemed, without notice or formality, whereupon such holder shall cease to hold any rights in respect of such Non-Voting Special Shares and shall only be entitled to receive an amount equal to the aggregate of the Redemption Price in respect of such holder’s Non-Voting Special Shares. Any such redemption of Non-Voting Special Shares shall be immediate upon the occurrence of such breach (the “Redemption Time”), and such holder’s only rights in respect thereof shall be to receive the Redemption Price in respect of such Non-Voting Special Shares. For greater certainty, after the Redemption Time, the rights in respect of Non-Voting Special Shares of such holder shall no longer be exercisable by such holder in respect thereof. The Company shall thereafter deliver to such holder of Non-Voting Special Shares the Redemption Price thereon.

3.5        Conversion Provisions. Unless and until adjusted as provided for in this paragraph 3.5, for all conversions of Non-Voting Special Shares, each Non-Voting Special Share shall be converted into Class A Shares on a 1:1 basis (the “Conversion Rate”).

(a)          No fractional Class A Shares shall be issued upon conversion of the Non-Voting Special Shares. All Class A Shares (including fractions thereof) issuable upon conversion of more than one Non-Voting Special Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Class A Shares determined by rounding the entitlement down to the nearest whole number.

(b)          If the Company shall at any time or from time to time after the Closing Date effect a subdivision of the outstanding Class A Shares, the Non-Voting Special Shares shall be correspondingly subdivided at the same time (failing which the Conversion Rate shall be adjusted correspondingly). If the Company shall at any time or from time to time after the Closing Date effect a consolidation of the outstanding Class A Shares, the Non-Voting Special Shares shall be correspondingly consolidated at the same time (failing which the Conversion Rate shall be adjusted correspondingly). In each case, the dollar values set forth in Part 4 of this Schedule shall be appropriately adjusted to provide the holders of the Non-Voting Special Shares the same economic effect as contemplated by these Articles prior to such event.

(c)          If the Class A Shares of the Company shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Non-Voting Special Shares are thereafter converted into Class A Shares, the holders of the Non-Voting Special Shares shall be entitled to receive the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Class A Shares into which such Non-Voting Special Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

Annex D-35

In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company and any other corporation or other entity or Person (in each case, other than a Change of Control Transaction), then in the event that any Non-Voting Special Shares are thereafter converted into Class A Shares, such Non-Voting Special Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Class A Shares of the Company that would have otherwise been deliverable upon conversion of such Non-Voting Special Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company) shall be made in the application of the provisions in this paragraph 3.5(d) set forth with respect to the rights and interest thereafter of the holders of the Non-Voting Special Shares, to the end that the provisions set forth in this paragraph 3.5(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Non-Voting Special Shares.

(d)          Upon any Non-Voting Special Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Automatic Conversion Date, other than the right of the holders thereof to receive Class A Shares in exchange therefor.

PART 4
AUTOMATIC CONVERSIONS OF NON-VOTING SPECIAL SHARES

4.1        Class A Non-Voting Special Shares. Unless otherwise agreed to by a majority of the holders of the Class A Non-Voting Special Shares and the board of directors of the Company, the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 as follows:

(a)          1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Class A Shares achieve a VWAP of greater than US$12.00;

(b)          1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Class A Shares achieve a VWAP of greater than US$14.00; and

(c)          1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Class A Shares achieve a VWAP of greater than US$16.00.

For greater certainty, each of the automatic conversion events in (a), (b) and (c) above (each a “Class A Non-Voting Special Share Conversion Event”) shall only occur once, if at all, and multiple Class A Non-Voting Special Share Conversion Events may occur at the same time.

Notwithstanding anything to the contrary in this paragraph 4.1, each Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if there occurs a Change of Control Transaction with a valuation of the Class A Shares that is equal to or greater than the applicable thresholds set forth in such Class A Non-Voting Special Share Conversion Event.

Annex D-36

4.2        Class B Non-Voting Special Shares. Class B Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)          on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Class A Shares achieve a VWAP of greater than US$12.00; or

(b)          there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$12.00 per Common Share.

4.3        Class C Non-Voting Special Shares. Class C Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)          on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Class A Shares achieve a VWAP of greater than US$14.00; or

(b)          there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$14.00 per Common Share.

4.4        Class D Non-Voting Special Shares. Class D Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)          on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Class A Shares achieve a VWAP of greater than US$16.00; or

(b)          there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$16.00 per Common Share.

4.5        Class E Non-Voting Special Shares. Class E Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)          the Company enters into its first customer contract with an original equipment manufacturers (“OEM”) (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Company for an OEM series production that will create at least 150,000 units a year in volume for its fusion and perception products; or

(b)          there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$10.00 per Common Share.

4.6        Class F Non-Voting Special Shares. Class F Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)          the Company (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements; or

(b)          there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$10.00 per Common Share.

4.7        Automatic Conversion. Upon the occurrence of an Automatic Conversion under the foregoing paragraphs, all the then issued and outstanding Non-Voting Special Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Company or its transfer agent; provided, however, that in each case all holders of Non-Voting Special Shares being converted shall be given written notice of the occurrence of an Automatic Conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Company shall not be obligated to issue

Annex D-37

certificates (or evidences of book-entry registration) evidencing the Class A Shares issuable upon such conversion unless certificates evidencing such Non-Voting Special Shares being converted, if any, are either delivered to the Company, or its transfer agent, or the holder notifies the Company, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company and its transfer agent to indemnify the Company (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

4.8        Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Non-Voting Special Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates (or evidences of book-entry registration) for the number of Class A Shares into which such Non-Voting Special Shares have been converted. Upon the automatic conversion of the applicable Non-Voting Special Shares, the holders of such Non-Voting Special Shares shall surrender the certificates representing such shares at the registered office of the Company or of its transfer agent. Upon surrender of such certificates, the Company shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates (or evidences of book-entry registration) for the number of Class A Shares into which the Non-Voting Special Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion and the Person or Persons entitled to receive the Class A Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Shares at such time.

Annex D-38

Annex E

Form of Prospector CANADA GOVERNING DOCUMENTS

SCHEDULE

The classes and any maximum number of shares that the corporation is authorized to issue

Unlimited number of Common Shares;

Unlimited number of Class A Non-Voting Special Shares;

Unlimited number of Class B Non-Voting Special Shares;

Unlimited number of Class C Non-Voting Special Shares;

Unlimited number of Class D Non-Voting Special Shares;

Unlimited number of Class E Non-Voting Special Shares;

Unlimited number of Class F Non-Voting Special Shares; and

Unlimited number of Preferred Shares.

Part 1
DEFINITIONS

1.1         Definitions. In Part 1, Part 2, Part 3, Part 4, and Part 5 of these Articles:

(a)         “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)         “Automatic Conversion” means the automatic conversion into Common Shares of the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares or Class F Non-Voting Special Shares, as applicable, each in accordance with the terms and conditions set forth in Part 4 of these Articles.

(c)         “Automatic Conversion Date” has the meaning set forth in Article 4.7.

(d)         “Bloomberg” means the Bloomberg Financial, L.P. service or any successor service thereto.

(e)         “Business Combination Agreement” means the Business Combination Agreement entered into between LeddarTech Holdings Inc., LeddarTech Inc. and the Corporation on June 12, 2023.

(f)          “Business Combination Transaction” means the transactions contemplated by the Business Combination Agreement.

(g)         “CBCA” means the Canada Business Corporations Act.

(h)         “Change of Control Transaction” means any transaction or series of related transactions (x) under which any Person or one or more Persons that are Affiliates or that are acting jointly or in concert (as defined in National Instrument 62-104 — Take-Over Bids and Issuer Bids), directly or indirectly, acquires or otherwise purchases (i) the Corporation or (ii) all or a material portion of assets, businesses or voting Equity Securities of the Corporation or (y) that results, directly or indirectly, in the shareholders of the Corporation as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting Equity Securities of the Corporation immediately after the consummation thereof (excluding, for the avoidance of doubt, any Non-Voting Special Shares and the Common Shares issuable upon conversion thereof pursuant to Part 4) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of voting Equity Securities or otherwise).
Annex E-1

(i)          “Class A Non-Voting Special Shares” means the Class A Non-Voting Special Shares in the capital of the Corporation.

(j)          “Class B Non-Voting Special Shares” means the Class B Non-Voting Special Shares in the capital of the Corporation.

(k)         “Class C Non-Voting Special Shares” means the Class C Non-Voting Special Shares in the capital of the Corporation.

(l)          “Class D Non-Voting Special Shares” means the Class D Non-Voting Special Shares in the capital of the Corporation.

(m)        “Class E Non-Voting Special Shares” means the Class E Non-Voting Special Shares in the capital of the Corporation.

(n)         “Class F Non-Voting Special Shares” means the Class F Non-Voting Special Shares in the capital of the Corporation.

(o)         “Class A Non-Voting Special Share Conversion Event” has the meaning set forth in Article 4.1.

(p)         “Closing Date” means the closing date of the Business Combination Transaction.

(q)         “Common Shares” means the Common Shares in the capital of the Corporation.

(r)          “Conversion Rate” has the meaning set forth in Article 3.5.

(s)          “Equity Securities” means the Common Shares, the Preferred Shares, the Non-Voting Special Shares or any other class of shares or series thereof in the capital of the Corporation or similar interest in the Corporation (including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

(t)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)         “IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

(v)         “holder”, when used with reference to any Equity Securities, means the holder or joint holders of such Equity Securities shown from time to time in the central securities register maintained by or on behalf of the Corporation in respect of such Equity Securities.

(w)        “Liquidation Distribution” means a distribution of assets of the Corporation among its shareholders arising on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(x)         “Non-Voting Special Shares” means, collectively, the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares.

(y)         “Preferred Shares” means the preferred shares in the capital of the Corporation, issuable in series.

(z)         “Redemption Price” with respect to each Class A Non-Voting Special Share, Class B Non-Voting Special Share, Class C Non-Voting Special Share, Class D Non-Voting Special Share, Class E Non-Voting Special Share and Class F Non-Voting Special Share, shall be equal to US$0.00000000001 per share.

(aa)        “Redemption Time” has the meaning set forth in Article 3.4.

(bb)       “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

Annex E-2

(cc)        “Trading Day” means any day on which Common Shares are actually traded on the principal securities exchange or securities market on which Common Shares are then traded.

(dd)       “VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc., or any successor thereof. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Corporation.

Part 2
COMMON SHARES

2.1        Voting. The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. The holders of Common Shares will be entitled to receive notice of any meeting of the shareholders at which they are entitled to vote and may attend and vote at such meetings.

2.2         Dividends. Subject to the prior rights of the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation, on a pari passu basis out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

2.3         Liquidation Distribution. In the event of any Liquidation Distribution, subject to the prior rights of the holders of Non-Voting Special Shares, the holders of the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of the Corporation.

Part 3
NON-VOTING SPECIAL SHARES

3.1         Non-Voting. The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

3.2         Dividends. The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

3.3         Liquidation Distribution. In the event of any Liquidation Distribution, the holders of Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Corporation to the holders of the Common Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.4         Redemption. Subject to subsection 36(2) of the CBCA, the Corporation shall:

(a)         at any time after the 7th year anniversary of the Closing Date; or

Annex E-3

(b)         at any time after a Change of Control Transaction;

without notice, redeem at any time the whole of the then outstanding Non-Voting Special Shares on payment, in respect of each Special Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Non-Voting Special Shares shall not apply in respect of any Non-Voting Special Shares which are automatically converted into Common Shares in accordance with the provisions of Part 4, including upon a Change of Control Transaction).

Subject to subsection 36(2) of the CBCA, in the event that any holder of Non-Voting Special Shares breaches any covenant of such holder, in respect of its ownership of the Non-Voting Special Shares, such holder’s Non-Voting Special Shares shall be deemed to be immediately redeemed, without notice or formality, whereupon such holder shall cease to hold any rights in respect of such Non-Voting Special Shares and shall only be entitled to receive an amount equal to the aggregate of the Redemption Price in respect of such holder’s Non-Voting Special Shares. Any such redemption of Non-Voting Special Shares shall be immediate upon the occurrence of such breach (the “Redemption Time”), and such holder’s only rights in respect thereof shall be to receive the Redemption Price in respect of such Non-Voting Special Shares. For greater certainty, after the Redemption Time, the rights in respect of Non-Voting Special Shares of such holder shall no longer be exercisable by such holder in respect thereof. The Corporation shall thereafter deliver to such holder of Non-Voting Special Shares the Redemption Price thereon.

3.5       Conversion Provisions. Unless and until adjusted as provided for in this Article 3.5, for all conversions of Non-Voting Special Shares, each Special Share shall be converted into Common Shares on a 1:1 basis (the “Conversion Rate”).

(a)         No fractional Common Shares shall be issued upon conversion of the Non-Voting Special Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Special Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)         If the Corporation shall at any time or from time to time after the Closing Date effect a subdivision of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly subdivided at the same time (failing which the Conversion Rate shall be adjusted correspondingly). If the Corporation shall at any time or from time to time after the Closing Date effect a consolidation of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly consolidated at the same time (failing which the Conversion Rate shall be adjusted correspondingly). In each case, the dollar values set forth in Part 4 shall be appropriately adjusted to provide the holders of the Non-Voting Special Shares the same economic effect as contemplated by these Articles prior to such event.

(c)         If the Common Shares of the Corporation shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, the holders of the Non-Voting Special Shares shall be entitled to receive the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Common Shares into which such Non-Voting Special Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(d)         In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Corporation and any other corporation or other entity or Person (in each case, other than a Change of Control Transaction), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, such Non-Voting Special Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into

Annex E-4

the kind and amount of shares or other securities or property to which a holder of the number of Common Shares of the Corporation that would have otherwise been deliverable upon conversion of such Non-Voting Special Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions in this Article 3.5(d) set forth with respect to the rights and interest thereafter of the holders of the Non-Voting Special Shares, to the end that the provisions set forth in this Article 3.5(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Non-Voting Special Shares.

(e)         Upon any Non-Voting Special Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Automatic Conversion Date, other than the right of the holders thereof to receive Common Shares in exchange therefor.

Part 4
AUTOMATIC CONVERSIONS OF NON-VOTING SPECIAL SHARES

4.1        Class A Non-Voting Special Shares. Unless otherwise agreed to by a majority of the holders of the Class A Non-Voting Special Shares and the board of directors of the Corporation, the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 as follows:

(a)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00;

(b)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; and

(c)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00.

For greater certainty, each of the automatic conversion events in (a), (b) and (c) above (each a “Class A Non-Voting Special Share Conversion Event”) shall only occur once, if at all, and multiple Class A Non-Voting Special Share Conversion Events may occur at the same time.

Notwithstanding anything to the contrary in this Article 4.1, each Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if there occurs a Change of Control Transaction with a valuation of the Common Shares that is equal to or greater than the applicable thresholds set forth in such Class A Non-Voting Special Share Conversion Event.

4.2         Class B Non-Voting Special Shares. Class B Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$12.00 per Common Share.

Annex E-5

4.3         Class C Non-Voting Special Shares. Class C Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$14.00 per Common Share.

4.4         Class D Non-Voting Special Shares. Class D Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$16.00 per Common Share.

4.5         Class E Non-Voting Special Shares. Class E Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         the Corporation enters into its first customer contract with an original equipment manufacturers (“OEM”) (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Corporation for an OEM series production that will create at least 150,000 units a year in volume for its fusion and perception products; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.6         Class F Non-Voting Special Shares. Class F Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         the Corporation (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.7           Automatic Conversion. Upon the occurrence of an Automatic Conversion under the foregoing Articles, all the then issued and outstanding Non-Voting Special Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that in each case all holders of Non-Voting Special Shares being converted shall be given written notice of the occurrence of an Automatic Conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates (or evidences of book-entry registration) evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Non-Voting Special Shares being converted, if any, are either delivered to the Corporation, or its transfer agent, or the holder notifies the Corporation, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and its transfer agent to indemnify the Corporation (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

4.8            Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Non-Voting Special Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates (or evidences of book-entry registration) for the number of Common Shares into which such Non-Voting Special Shares have been converted. Upon the automatic conversion of the applicable Non-Voting Special Shares, the holders of such Non-Voting Special Shares shall

Annex E-6

surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates (or evidences of book-entry registration) for the number of Common Shares into which the Non-Voting Special Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

Part 5
PREFERRED SHARES

5.1         Issuable in Series.

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and the articles of the Corporation, the board of directors of the Corporation may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Preferred Shares of the series.

5.2         Voting Rights

Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

5.3         Dividend Rights

Preferred shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

5.4         Liquidation Rights

In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

Annex E-7

PROSPECTOR CAPITAL CORP.

BY-LAW NO. 1

Article 1
INTERPRETATION

Section 1.1     Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Quebec.

“Corporation” means Prospector Capital Corp.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communications and any combination of such methods.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Section 1.2       Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

Section 1.3     Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

Annex E-8

Article 2
BUSINESS OF THE CORPORATION

Section 2.1     Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

Section 2.2     Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, (i) by any one director or officer of the Corporation, or (ii) by any other person authorized by the directors from time to time (each person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation, and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Section 2.3      Banking Arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.

Article 3
DIRECTORS

Section 3.1     Duties and Powers. Except as otherwise provided in the articles or by the Act, the business and affairs of the Corporation shall be managed by or under the direction of the board.

Section 3.2     Number of Directors. The Corporation shall be managed by a board composed of the fixed number of directors indicated in its articles. If the articles establish a minimum and a maximum number of directors, the board shall be composed of the fixed number of directors established by resolution passed by the board or, failing this, selected by the shareholders within such limits.

Section 3.3     Place of Meetings.

Any or all meetings of directors may be held at any place in or outside Canada.

Section 3.4     Calling of Meetings.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Section 3.5     Regular Meetings.

The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Annex E-9

Section 3.6     Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 48 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 3.7     Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 3.8     Quorum.

A majority of the number of directors in office constitutes a quorum at any meeting of the directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Section 3.9     Vacancies.

Subject to the Act and to the articles of the Corporation, a quorum of directors may fill a vacancy on the Board, except a vacancy resulting from:

(a)         an increase in the number or the minimum or maximum number of directors set out in the articles; or

(b)         a failure to elect the number or minimum number of directors required to be elected at any shareholder meeting.

Section 3.10   Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

Section 3.11   Resolution in Writing. A resolution in writing, signed by all the directors entitled to vote thereon is as valid as if it had been passed at a meeting of the board or, as the case may be, of a committee of the board.

Section 3.12   Chair.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with this Section 3.12 and Section 7.11, respectively. The chair of the board will have such other powers and duties as the directors determine. The chair of any meeting of directors is the first mentioned of the following persons that is a director and is present at the meeting:

(a)         the chair of the board;

(b)         the lead director, if any; or

(c)         the chief executive officer.

If no such person is present at the meeting or willing to act, the directors present will choose one of their number to chair the meeting.

Annex E-10

Section 3.13   Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Section 3.14   Votes to Govern.

At all meetings of directors, every question will be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Section 3.15   Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.

A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

Article 4
COMMITTEES

Section 4.1     Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Section 4.2     Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question will be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; and (iv) selecting a chair for a meeting.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.1 to Section 3.15 inclusive apply to committees of directors, with such changes as are necessary.

Article 5
OFFICERS

Section 5.1     Appointment of Officers.

The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a chief executive officer, a president, one or more vice-presidents, a chief financial officer, a chief commercial officer, a chief technical officer, a general counsel, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

Section 5.2     Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Annex E-11

Section 5.3     Chief Executive Officer.

If appointed, the chief executive officer of the Corporation will have general powers and duties of supervision of the business and affairs of the Corporation. The chief executive officer will have such other powers and duties as the directors determine. Subject to Section 3.13 and Section 7.11, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the chief executive officer will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

Section 5.4     President.

If appointed, the president of the Corporation will have such other powers and duties as the directors determine.

Section 5.5     Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend at and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and the books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the chief executive officer determine.

Section 5.6     Treasurer.

If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of the Corporation’s financial transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the chief executive officer of the Corporation determine.

Section 5.7     Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

Article 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 6.1     Limitation of Liability.

To the fullest extent permitted by the Act and other applicable law, as the same exists or as may hereafter be amended, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation are invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation are deposited; or (vi) any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which occurs in the execution of the duties of his or her office or in relation to his or her office. If the Act or other applicable law is hereafter amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act or other applicable law as so amended, automatically and without further action, upon the date of such amendment.

Section 6.2     Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation; (ii) any former director or officer of the Corporation; (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

Annex E-12

The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 6.3     Insurance.

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

Section 6.4     Amendments.

Neither any amendment nor repeal of this Article 6, nor the adoption by amendment of these by-laws of any provision inconsistent with this Article 6, shall eliminate or reduce the effect of this Article 6 in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article 6, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

Article 7
SHAREHOLDERS

Section 7.1     Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors entitled to vote thereon) have the power to call annual meetings of shareholders and special meetings of shareholders. Each of the chair of the board, the president, and the chief executive officer may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board of directors.

Section 7.2     Place of Meetings.

Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place within Canada as the directors shall determine or at any place outside Canada that may be specified in the articles or agreed to by all of the shareholders entitled to vote at the meeting.

Section 7.3     Electronic Meetings.

Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Section 7.4     Notice of Meetings.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 7.5     Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Annex E-13

Section 7.6     Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Section 7.7     Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting.

Section 7.8     Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 331/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Section 7.9     Persons Entitled to Vote.

The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act. The board or chair of any shareholders meeting may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair of any shareholders meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

Section 7.10   Proxies.

A proxy will comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any shareholders meeting or the chairperson of the board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the shareholders meeting or in any proxy circular and any such waiver made in good faith shall be final and conclusive.

Section 7.11   Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following persons that is a director and is present at the meeting:

(a)         the chair of the board; or

(b)         the chief executive officer.

If no such person is present at the meeting or willing to act, the person selected by resolution of the board will preside as chair of the meeting of shareholders or, in the absence of such a resolution, the directors present will choose one of their number to preside as chair of the meeting of shareholders.

If no director is present at the meeting, the persons present who are entitled to vote at the meeting will choose a shareholder who is present to chair the meeting.

Annex E-14

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers will be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

Section 7.12   Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, is conclusive and binding upon the meeting of shareholders.

Section 7.13   Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders will be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Section 7.14   Votes to Govern.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Section 7.15   Advance Notice for Proposals.

(a)         No business may be transacted at an annual shareholders meeting, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual meeting by or at the direction of the board or (iii) otherwise properly brought before the annual shareholder meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 7.15. For business to be properly brought before an annual shareholder meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 8.1. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

(b)         At a special shareholders meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the board may be made at a special shareholders meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Section 8.1.

Annex E-15

Section 7.16   Adjournment.

The chair of any meeting of shareholders may adjourn the meeting from time to time and place to place, subject to such conditions as the chair may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. No business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Section 7.17   Storage of Ballots and Proxies.

The Corporation must, for at least three months after a shareholders meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation. Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place.

Article 8
ADVANCE NOTICE

Section 8.1     Nomination of Directors.

Subject only to the Act, Section 8.6, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Section 8.1, at the discretion of the board, will be eligible for election as directors to the board of the Corporation. Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner:

(a)         by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)         by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)         by any person (a “Nominating Shareholder”):

(i)          who, at the close of business on the date of the giving of the notice provided for in Section 8.3 below and on the record date for notice of such meeting, is entered in the Corporation’s securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)         who complies with the notice procedures set forth in this Article 8.

Section 8.2     Timely Notice.

Subject to any nomination rights that may be granted by the board from time to time, the procedures set out in this Article 8 will be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof (in accordance with Section 8.3 below) in proper written form to the board (in accordance with Section 8.4 below). Notwithstanding any other provision of the by-laws of the Corporation, notice given to the corporate secretary of the Corporation pursuant to this by-law may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and will be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a Business Day or later than 5:00 p.m. (Eastern Time) on a day which is a Business Day, then such delivery or electronic communication will be deemed to have been made on the subsequent day that is a Business Day.

Annex E-16

Section 8.3     Manner of Timely Notice.

To be timely, a Nominating Shareholder’s notice to the board must be made:

(a)         in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)         in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of the Corporation (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Section 8.3(a) or (b) above, and the Notice Date in respect of the meeting is not less than fifty (50) days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than fifty (50) days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the twentieth (20th) day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the twenty-fifth (25th) day following the Notice Date.

In the event of an adjournment or postponement of a meeting of shareholders or any announcement thereof, a new time period shall commence for the giving of a Nominating Shareholder’s notice as described in Section 8.3(a) or Section 8.3(b), as applicable.

Section 8.4     Proper Form of Notice.

(a)         To be in proper written form, a Nominating Shareholder’s notice to the board must set forth:

(i)          as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)        the name, age, business address and residential address of the person;

(B)         the principal occupation or employment of the person for the past five years;

(C)         the status of the person as a “resident Canadian” (as such term is defined in the Act);

(D)        the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or directed or which are owned beneficially or of record by the Proposed Nominee or his or her associates or affiliates as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(E)         full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, “Arrangements”), including financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any associate or affiliate of the Proposed Nominee and any Nominating Shareholder or any of its Representatives; and

Annex E-17

(A)        any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws;

(ii)         as to the Nominating Shareholder giving the notice:

(A)        the name, age, business address and, if applicable, residential address of such Nominating Shareholder or, if the Nominating Shareholder is not the beneficial owner of all of the voting securities, the name, age, business address and, if applicable, residential address of the beneficial owner;

(B)         the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or which are owned beneficially or of record by such Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(C)         full particulars of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right will be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective Representatives, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such Nominating Shareholder, the beneficial owner, if any, or any of their respective Representatives;

(D)        full particulars of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives has a right to vote, or direct the voting of, any class or series of shares of the Corporation or otherwise relating to the voting of any securities of the Corporation or the nomination of any person to the board;

(E)         full particulars of any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives with respect to any class or series of the shares of the

Annex E-18

Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(F)         full particulars of any rights to dividends with respect to any class or series of shares of the Corporation owned beneficially by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives that are separated or separable from the underlying shares of the Corporation;

(G)        full particulars of any proportionate interest in any class or series of shares of the Corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership in which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(H)        full particulars of any performance-related fees (other than an asset-based fee) to which any such Nominating Shareholder or beneficial owner, if any, is entitled based on any increase or decrease in the value of any class or series of shares of the Corporation or any Derivative Instrument, including, without limitation, any such fee, to which the respective Representatives of the Nominating Shareholder or beneficial owner, if any, is entitled;

(I)          full particulars of any direct or indirect interest, including, without limitation, equity interests or any Derivative Instrument or Short Interest, in any principal competitor of the Corporation held by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives;

(J)          full particulars of any direct or indirect interest of such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives in any contract, arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives, or with any competitor or material supplier of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(K)        a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting and intends to appear in person or by proxy at the applicable shareholders meeting to propose such nomination;

(L)         a representation of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination; and

(M)        any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws;

(b)         A Nominating Shareholders’ notice to the board must also state:

(ii)         whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 — Audit Committees of the Canadian Securities Administrators (“NI 52-110”), Sections 5605(a)(2) and 5605(c)(2) of the

Annex E-19

Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges; and

(iii)        whether, with respect to the Corporation, the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) or 1.5 of NI 52-110, Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges.

(c)         Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this Section 8.4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a shareholders meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a shareholders meeting the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Section 8.4 have been satisfied.

(d)         In addition to the provisions of this Section 8.4, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

(e)         Notwithstanding any other provision of this Section 8.4, notice given to the corporate secretary of the Corporation may only be given by personal delivery or by email (at such email address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary of the Corporation at the address of the principal executive offices of the Corporation, or sent by email to such email address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(f)          The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director, that would be required by any stock exchange on which the Corporation’s securities are then listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(g)         All information to be provided in a timely notice pursuant to Section 8.3 above will be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date has been publicly announced) and as of the date of such notice. The Nominating Shareholder will update such information forthwith if there are any material changes in the information previously disclosed so that the information provided or required to be provided in such notice will be true and correct as of the date that is ten days prior to the date of the meeting, or any adjournment or postponement thereof.

Annex E-20

(h)         Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 8.4. For greater certainty, nothing in this Section 8.4 shall limit the right of the directors to fill a vacancy among the directors in accordance with Section 3.9.

Section 8.5     Determination of Eligibility; Attendance at the Meeting; No Obligation to Disclose.

Subject to Section 8.6, no person will be eligible for election as a director of the Corporation unless such person has been nominated in accordance with the provisions of this Article 8; provided, however, that nothing in this Article 8 will be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the Act. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded. Notwithstanding any other provision of this by-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Nothing in this By-law will obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or the board any information with respect to any proposed nomination or any Nominating Shareholder or proposed nominee.

Section 8.6     Waiver.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 8.

Section 8.7     Terms.

For the purposes of this Article 8:

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada and the federal securities legislation of the United States, each as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

“public announcement” means disclosure in a press release reported by a national news service in the United States or Canada, or in a document publicly filed by the Corporation under its profile on EDGAR at www.sec.gov/edgar/search-and-access or the System of Electronic Document Analysis and Retrieval at www.sedar.com, as applicable; and

“Representatives” of a person means the affiliates and associates of such person, all persons acting jointly or in concert with any of the foregoing, and the affiliates and associates of any of such persons acting jointly or in concert, and “Representative” means anyone of them.

Article 9
SECURITIES

Section 9.1     Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

Section 9.2     Transfer of Shares.

Subject to the rules of any stock exchange on which the Corporation’s shares are posted or listed for trading, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Annex E-21

Section 9.3     Transfer Agents and Registrars.

The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

Article 10
PAYMENTS

Section 10.1   Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Section 10.2   Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 10.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Section 10.3   Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of six years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

Article 11
FORUM SELECTION

Section 11.1   Forum of Adjudication of Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Quebec, Canada and the appellate courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act, or the Corporation’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the Corporation’s “affairs” (as such term is defined in the Act). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Quebec (a “Foreign Action”) in the name of any securityholder, such securityholder will be deemed to have consented to: (i) the personal jurisdiction of the provincial and federal Courts located within the Province of Quebec in connection with any action or proceeding brought in any such Court to enforce the preceding sentence; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Article 11 will not apply to any action brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this Article 11.

Annex E-22

Article 12
MISCELLANEOUS

Section 12.1   Notices.

Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document.

Section 12.2   Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Section 12.3   Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Section 12.4   Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

Article 13
EFFECTIVE DATE

Section 13.1   Effective Date.

This by-law comes into force when made by the directors in accordance with the Act.

Section 13.2   Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under any such by-law prior to its repeal.

This by-law was made by resolution of the directors on ____________, 2023 and confirmed by ordinary resolution of the shareholders on ______________, 2023.

Annex E-23

Annex F

Form of AMALCO GOVERNING DOCUMENTS

Annex F-1

SCHEDULE

The classes and any maximum number of shares that the corporation is authorized to issue

Unlimited number of Common Shares;
Unlimited number of Class A Non-Voting Special Shares;
Unlimited number of Class B Non-Voting Special Shares;
Unlimited number of Class C Non-Voting Special Shares;
Unlimited number of Class D Non-Voting Special Shares;
Unlimited number of Class E Non-Voting Special Shares;
Unlimited number of Class F Non-Voting Special Shares; and
Unlimited number of Preferred Shares.

Part 1
DEFINITIONS

1.1         Definitions. In Part 1, Part 2, Part 3, Part 4, and Part 5 of these Articles:

(a)         “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)         “Automatic Conversion” means the automatic conversion into Common Shares of the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares or Class F Non-Voting Special Shares, as applicable, each in accordance with the terms and conditions set forth in Part 4 of these Articles.

(c)         “Automatic Conversion Date” has the meaning set forth in Article 4.7.

(d)         “Bloomberg” means the Bloomberg Financial, L.P. service or any successor service thereto.

(e)         “Business Combination Agreement” means the Business Combination Agreement to be entered into between Prospector Capital Corp., LeddarTech Inc. and the Corporation on or about June 12, 2023.

(f)          “Business Combination Transaction” means the transactions contemplated by the Business Combination Agreement.

(g)         “CBCA” means the Canada Business Corporations Act.

(h)         “Change of Control Transaction” means any transaction or series of related transactions (x) under which any Person or one or more Persons that are Affiliates or that are acting jointly or in concert (as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids), directly or indirectly, acquires or otherwise purchases (i) the Corporation or (ii) all or a material portion of assets, businesses or voting Equity Securities of the Corporation or (y) that results, directly or indirectly, in the shareholders of the Corporation as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting Equity Securities of the Corporation immediately after the consummation thereof (excluding, for the avoidance of doubt, any Non-Voting Special Shares and the Common Shares issuable upon conversion thereof pursuant to Part 4) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of voting Equity Securities or otherwise).

Annex F-1-1

(i)          “Class A Non-Voting Special Shares” means the Class A Non-Voting Special Shares in the capital of the Corporation.

(j)          “Class B Non-Voting Special Shares” means the Class B Non-Voting Special Shares in the capital of the Corporation.

(k)         “Class C Non-Voting Special Shares” means the Class C Non-Voting Special Shares in the capital of the Corporation.

(l)          “Class D Non-Voting Special Shares” means the Class D Non-Voting Special Shares in the capital of the Corporation.

(m)        “Class E Non-Voting Special Shares” means the Class E Non-Voting Special Shares in the capital of the Corporation.

(n)         “Class F Non-Voting Special Shares” means the Class F Non-Voting Special Shares in the capital of the Corporation.

(o)         “Class A Non-Voting Special Share Conversion Event” has the meaning set forth in Article 4.1.

(p)         “Closing Date” means the closing date of the Business Combination Transaction.

(q)         “Common Shares” means the Common Shares in the capital of the Corporation.

(r)          “Conversion Rate” has the meaning set forth in Article 3.5.

(s)          “Equity Securities” means the Common Shares, the Preferred Shares, the Non-Voting Special Shares or any other class of shares or series thereof in the capital of the Corporation or similar interest in the Corporation (including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

(t)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)         “IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

(v)         “holder”, when used with reference to any Equity Securities, means the holder or joint holders of such Equity Securities shown from time to time in the central securities register maintained by or on behalf of the Corporation in respect of such Equity Securities.

(w)        “Liquidation Distribution” means a distribution of assets of the Corporation among its shareholders arising on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(x)         “Non-Voting Special Shares” means, collectively, the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares.

(y)         “Preferred Shares” means the preferred shares in the capital of the Corporation, issuable in series.

(z)         “Redemption Price” with respect to each Class A Non-Voting Special Share, Class B Non-Voting Special Share, Class C Non-Voting Special Share, Class D Non-Voting Special Share, Class E Non-Voting Special Share and Class F Non-Voting Special Share, shall be equal to US$0.00000000001 per share.

Annex F-1-2

(aa)        “Redemption Time” has the meaning set forth in Article 3.4.

(bb)       “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

(cc)        “Trading Day” means any day on which Common Shares are actually traded on the principal securities exchange or securities market on which Common Shares are then traded.

(dd)       “VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc., or any successor thereof. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Corporation.

PART 2
COMMON SHARES

2.1         Voting. The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. The holders of Common Shares will be entitled to receive notice of any meeting of the shareholders at which they are entitled to vote and may attend and vote at such meetings.

2.2         Dividends. Subject to the prior rights of the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation, on a pari passu basis out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

2.3         Liquidation Distribution. In the event of any Liquidation Distribution, subject to the prior rights of the holders of Non-Voting Special Shares, the holders of the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of the Corporation.

PART 3
NON-VOTING SPECIAL SHARES

3.1         Non-Voting. The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

3.2         Dividends. The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

3.3         Liquidation Distribution. In the event of any Liquidation Distribution, the holders of Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Corporation to the holders of the Common Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

Annex F-1-3

3.4         Redemption. Subject to subsection 36(2) of the CBCA, the Corporation shall:

(a)         at any time after the 7th year anniversary of the Closing Date; or

(b)         at any time after a Change of Control Transaction;

without notice, redeem at any time the whole of the then outstanding Non-Voting Special Shares on payment, in respect of each Special Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Non-Voting Special Shares shall not apply in respect of any Non-Voting Special Shares which are automatically converted into Common Shares in accordance with the provisions of Part 4, including upon a Change of Control Transaction).

Subject to subsection 36(2) of the CBCA, in the event that any holder of Non-Voting Special Shares breaches any covenant of such holder, in respect of its ownership of the Non-Voting Special Shares, such holder’s Non-Voting Special Shares shall be deemed to be immediately redeemed, without notice or formality, whereupon such holder shall cease to hold any rights in respect of such Non-Voting Special Shares and shall only be entitled to receive an amount equal to the aggregate of the Redemption Price in respect of such holder’s Non-Voting Special Shares. Any such redemption of Non-Voting Special Shares shall be immediate upon the occurrence of such breach (the “Redemption Time”), and such holder’s only rights in respect thereof shall be to receive the Redemption Price in respect of such Non-Voting Special Shares. For greater certainty, after the Redemption Time, the rights in respect of Non-Voting Special Shares of such holder shall no longer be exercisable by such holder in respect thereof. The Corporation shall thereafter deliver to such holder of Non-Voting Special Shares the Redemption Price thereon.

3.5         Conversion Provisions. Unless and until adjusted as provided for in this Article 3.5, for all conversions of Non-Voting Special Shares, each Special Share shall be converted into Common Shares on a 1:1 basis (the “Conversion Rate”).

(a)         No fractional Common Shares shall be issued upon conversion of the Non-Voting Special Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Special Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)         If the Corporation shall at any time or from time to time after the Closing Date effect a subdivision of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly subdivided at the same time (failing which the Conversion Rate shall be adjusted correspondingly). If the Corporation shall at any time or from time to time after the Closing Date effect a consolidation of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly consolidated at the same time (failing which the Conversion Rate shall be adjusted correspondingly). In each case, the dollar values set forth in Part 4 shall be appropriately adjusted to provide the holders of the Non-Voting Special Shares the same economic effect as contemplated by these Articles prior to such event.

(c)         If the Common Shares of the Corporation shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, the holders of the Non-Voting Special Shares shall be entitled to receive the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Common Shares into which such Non-Voting Special Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

Annex F-1-4

(d)         In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Corporation and any other corporation or other entity or Person (in each case, other than a Change of Control Transaction), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, such Non-Voting Special Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Common Shares of the Corporation that would have otherwise been deliverable upon conversion of such Non-Voting Special Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions in this Article 3.5(d) set forth with respect to the rights and interest thereafter of the holders of the Non-Voting Special Shares, to the end that the provisions set forth in this Article 3.5(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Non-Voting Special Shares.

(e)         Upon any Non-Voting Special Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Automatic Conversion Date, other than the right of the holders thereof to receive Common Shares in exchange therefor.

PART 4
AUTOMATIC CONVERSIONS OF NON-VOTING SPECIAL SHARES

4.1         Class A Non-Voting Special Shares. Unless otherwise agreed to by a majority of the holders of the Class A Non-Voting Special Shares and the board of directors of the Corporation, the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 as follows:

(a)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00;

(b)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; and

(c)         1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00.

For greater certainty, each of the automatic conversion events in (a), (b) and (c) above (each a “Class A Non-Voting Special Share Conversion Event”) shall only occur once, if at all, and multiple Class A Non-Voting Special Share Conversion Events may occur at the same time.

Notwithstanding anything to the contrary in this Article 4.1, each Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if there occurs a Change of Control Transaction with a valuation of the Common Shares that is equal to or greater than the applicable thresholds set forth in such Class A Non-Voting Special Share Conversion Event.

Annex F-1-5

4.2         Class B Non-Voting Special Shares. Class B Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$12.00 per Common Share.

4.3         Class C Non-Voting Special Shares. Class C Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$14.00 per Common Share.

4.4         Class D Non-Voting Special Shares. Class D Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$16.00 per Common Share.

4.5         Class E Non-Voting Special Shares. Class E Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         the Corporation enters into its first customer contract with an original equipment manufacturers (“OEM”) (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Corporation for an OEM series production that will create at least 150,000 units a year in volume for its fusion and perception products; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.6         Class F Non-Voting Special Shares. Class F Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)         the Corporation (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements; or

(b)         there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.7         Automatic Conversion. Upon the occurrence of an Automatic Conversion under the foregoing Articles, all the then issued and outstanding Non-Voting Special Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that in each case all holders of Non-Voting Special Shares being converted shall be given written notice of the occurrence of an Automatic Conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates (or evidences of book-entry registration) evidencing the Common Shares issuable upon such conversion

Annex F-1-6

unless certificates evidencing such Non-Voting Special Shares being converted, if any, are either delivered to the Corporation, or its transfer agent, or the holder notifies the Corporation, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and its transfer agent to indemnify the Corporation (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

4.8         Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Non-Voting Special Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates (or evidences of book-entry registration) for the number of Common Shares into which such Non-Voting Special Shares have been converted. Upon the automatic conversion of the applicable Non-Voting Special Shares, the holders of such Non-Voting Special Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates (or evidences of book-entry registration) for the number of Common Shares into which the Non-Voting Special Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

PART 5
PREFERRED SHARES

5.1         Issuable in Series.

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and the articles of the Corporation, the board of directors of the Corporation may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Preferred Shares of the series.

5.2         Voting Rights

Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

5.3         Dividend Rights

Preferred shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

5.4         Liquidation Rights

In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

Annex F-1-7

LEDDARTECH HOLDINGS INC.

BY-LAW NO. 2
INTERPRETATION

Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Quebec.

“Corporation” means LeddarTech Holdings Inc.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communications and any combination of such methods.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

Annex F-1-8

BUSINESS OF THE CORPORATION

Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, (i) by any one director or officer of the Corporation, or (ii) by any other person authorized by the directors from time to time (each person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation, and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Banking Arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.

DIRECTORS

Duties and Powers. Except as otherwise provided in the articles or by the Act, the business and affairs of the Corporation shall be managed by or under the direction of the board.

Number of Directors. The Corporation shall be managed by a board composed of the fixed number of directors indicated in its articles. If the articles establish a minimum and a maximum number of directors, the board shall be composed of the fixed number of directors established by resolution passed by the board or, failing this, selected by the shareholders within such limits.

Place of Meetings.

Any or all meetings of directors may be held at any place in or outside Canada.

Calling of Meetings.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Regular Meetings.

The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Annex F-1-9

Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 48 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Quorum.

A majority of the number of directors in office constitutes a quorum at any meeting of the directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Vacancies.

Subject to the Act and to the articles of the Corporation, a quorum of directors may fill a vacancy on the Board, except a vacancy resulting from:

              an increase in the number or the minimum or maximum number of directors set out in the articles; or

              a failure to elect the number or minimum number of directors required to be elected at any shareholder meeting.

Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

Resolution in Writing. A resolution in writing, signed by all the directors entitled to vote thereon is as valid as if it had been passed at a meeting of the board or, as the case may be, of a committee of the board.

Chair.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with this Section 3.12 and Section 7.11, respectively. The chair of the board will have such other powers and duties as the directors determine. The chair of any meeting of directors is the first mentioned of the following persons that is a director and is present at the meeting:

the chair of the board;

the lead director, if any; or

the chief executive officer.

Annex F-1-10

If no such person is present at the meeting or willing to act, the directors present will choose one of their number to chair the meeting.

Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Votes to Govern.

At all meetings of directors, every question will be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.

A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

COMMITTEES

Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question will be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; and (iv) selecting a chair for a meeting.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.1 to Section 3.15 inclusive apply to committees of directors, with such changes as are necessary.

OFFICERS

Appointment of Officers.

The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a chief executive officer, a president, one or more vice-presidents, a chief financial officer, a chief commercial officer, a chief technical officer, a general counsel, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Annex F-1-11

Chief Executive Officer.

If appointed, the chief executive officer of the Corporation will have general powers and duties of supervision of the business and affairs of the Corporation. The chief executive officer will have such other powers and duties as the directors determine. Subject to Section 3.13 and Section 7.11, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the chief executive officer will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

President.

If appointed, the president of the Corporation will have such other powers and duties as the directors determine.

Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend at and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and the books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the chief executive officer determine.

Treasurer.

If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of the Corporation’s financial transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the chief executive officer of the Corporation determine.

Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Limitation of Liability.

To the fullest extent permitted by the Act and other applicable law, as the same exists or as may hereafter be amended, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation are invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation are deposited; or (vi) any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which occurs in the execution of the duties of his or her office or in relation to his or her office. If the Act or other applicable law is hereafter amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act or other applicable law as so amended, automatically and without further action, upon the date of such amendment.

Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation; (ii) any former director or officer of the Corporation; (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

Annex F-1-12

The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Insurance.

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

Amendments.

Neither any amendment nor repeal of this Article 6, nor the adoption by amendment of these by-laws of any provision inconsistent with this Article 6, shall eliminate or reduce the effect of this Article 6 in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article 6, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

SHAREHOLDERS

Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors entitled to vote thereon) have the power to call annual meetings of shareholders and special meetings of shareholders. Each of the chair of the board, the president, and the chief executive officer may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board of directors.

Place of Meetings.

Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place within Canada as the directors shall determine or at any place outside Canada that may be specified in the articles or agreed to by all of the shareholders entitled to vote at the meeting.

Electronic Meetings.

Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Notice of Meetings.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Annex F-1-13

Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting.

Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Persons Entitled to Vote.

The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act. The board or chair of any shareholders meeting may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair of any shareholders meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

Proxies.

A proxy will comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any shareholders meeting or the chairperson of the board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the shareholders meeting or in any proxy circular and any such waiver made in good faith shall be final and conclusive.

Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following persons that is a director and is present at the meeting:

the chair of the board; or

the chief executive officer.

If no such person is present at the meeting or willing to act, the person selected by resolution of the board will preside as chair of the meeting of shareholders or, in the absence of such a resolution, the directors present will choose one of their number to preside as chair of the meeting of shareholders.

If no director is present at the meeting, the persons present who are entitled to vote at the meeting will choose a shareholder who is present to chair the meeting.

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled

Annex F-1-14

to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers will be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, is conclusive and binding upon the meeting of shareholders.

Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders will be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Votes to Govern.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Advance Notice for Proposals.

No business may be transacted at an annual shareholders meeting, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual meeting by or at the direction of the board or (iii) otherwise properly brought before the annual shareholder meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 7.15. For business to be properly brought before an annual shareholder meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 8.1. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

At a special shareholders meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the board may be made at a special shareholders meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Section 8.1.

Annex F-1-15

Adjournment.

The chair of any meeting of shareholders may adjourn the meeting from time to time and place to place, subject to such conditions as the chair may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. No business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Storage of Ballots and Proxies.

The Corporation must, for at least three months after a shareholders meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation. Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place.

ADVANCE NOTICE

Section 8.1             Nomination of Directors.

Subject only to the Act, Section 8.6, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Section 8.1, at the discretion of the board, will be eligible for election as directors to the board of the Corporation. Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner:

(a)         by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)         by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)         by any person (a “Nominating Shareholder”):

(i)          who, at the close of business on the date of the giving of the notice provided for in Section 8.3 below and on the record date for notice of such meeting, is entered in the Corporation’s securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)         who complies with the notice procedures set forth in this Article 8.

Section 8.2             Timely Notice.

Subject to any nomination rights that may be granted by the board from time to time, the procedures set out in this Article 8 will be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof (in accordance with Section 8.3 below) in proper written form to the board (in accordance with Section 8.4 below). Notwithstanding any other provision of the by-laws of the Corporation, notice given to the corporate secretary of the Corporation pursuant to this by-law may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and will be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a Business Day or later than 5:00 p.m. (Eastern Time) on a day which is a Business Day, then such delivery or electronic communication will be deemed to have been made on the subsequent day that is a Business Day.

Annex F-1-16

Section 8.3             Manner of Timely Notice.

To be timely, a Nominating Shareholder’s notice to the board must be made:

(a)         in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)         in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of the Corporation (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Section 8.3(a) or (b) above, and the Notice Date in respect of the meeting is not less than fifty (50) days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than fifty (50) days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the twentieth (20th) day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the twenty-fifth (25th) day following the Notice Date.

1.           In the event of an adjournment or postponement of a meeting of shareholders or any announcement thereof, a new time period shall commence for the giving of a Nominating Shareholder’s notice as described in Section 8.3(a) or Section 8.3(b), as applicable.

Section 8.4             Proper Form of Notice.

(a)         To be in proper written form, a Nominating Shareholder’s notice to the board must set forth:

(i)          as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)        the name, age, business address and residential address of the person;

(B)         the principal occupation or employment of the person for the past five years;

(C)         the status of the person as a “resident Canadian” (as such term is defined in the Act);

(D)        the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or directed or which are owned beneficially or of record by the Proposed Nominee or his or her associates or affiliates as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(E)         full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, “Arrangements”), including financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any associate or affiliate of the Proposed Nominee and any Nominating Shareholder or any of its Representatives; and

Annex F-1-17

(A)        any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws;

(ii)         as to the Nominating Shareholder giving the notice:

(A)        the name, age, business address and, if applicable, residential address of such Nominating Shareholder or, if the Nominating Shareholder is not the beneficial owner of all of the voting securities, the name, age, business address and, if applicable, residential address of the beneficial owner;

(B)         the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or which are owned beneficially or of record by such Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(C)       full particulars of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right will be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective Representatives, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such Nominating Shareholder, the beneficial owner, if any, or any of their respective Representatives;

(D)        full particulars of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives has a right to vote, or direct the voting of, any class or series of shares of the Corporation or otherwise relating to the voting of any securities of the Corporation or the nomination of any person to the board;

(E)         full particulars of any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder, beneficial owner, if any, or any of their

Annex F-1-18

respective Representatives with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(F)         full particulars of any rights to dividends with respect to any class or series of shares of the Corporation owned beneficially by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives that are separated or separable from the underlying shares of the Corporation;

(G)        full particulars of any proportionate interest in any class or series of shares of the Corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership in which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(H)        full particulars of any performance-related fees (other than an asset-based fee) to which any such Nominating Shareholder or beneficial owner, if any, is entitled based on any increase or decrease in the value of any class or series of shares of the Corporation or any Derivative Instrument, including, without limitation, any such fee, to which the respective Representatives of the Nominating Shareholder or beneficial owner, if any, is entitled;

(I)          full particulars of any direct or indirect interest, including, without limitation, equity interests or any Derivative Instrument or Short Interest, in any principal competitor of the Corporation held by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives;

(J)          full particulars of any direct or indirect interest of such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives in any contract, arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives, or with any competitor or material supplier of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(K)        a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting and intends to appear in person or by proxy at the applicable shareholders meeting to propose such nomination;

(L)         a representation of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination; and

(M)        any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws;

(b)         A Nominating Shareholders’ notice to the board must also state:

(ii)         whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian

Annex F-1-19

Securities Administrators (“NI 52-110”), Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges; and

(iii)        whether, with respect to the Corporation, the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) or 1.5 of NI 52-110, Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges.

(c)         Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this Section 8.4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a shareholders meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a shareholders meeting the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Section 8.4 have been satisfied.

(d)         In addition to the provisions of this Section 8.4, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

(e)         Notwithstanding any other provision of this Section 8.4, notice given to the corporate secretary of the Corporation may only be given by personal delivery or by email (at such email address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary of the Corporation at the address of the principal executive offices of the Corporation, or sent by email to such email address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(f)          The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director, that would be required by any stock exchange on which the Corporation’s securities are then listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(g)         All information to be provided in a timely notice pursuant to Section 8.3 above will be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date has been publicly announced) and as of the date of such notice. The Nominating Shareholder will update such information forthwith if there are any material changes in the information previously disclosed so that the information provided or required to be provided in such notice will be true and correct as of the date that is ten days prior to the date of the meeting, or any adjournment or postponement thereof.

Annex F-1-20

(h)         Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 8.4. For greater certainty, nothing in this Section 8.4 shall limit the right of the directors to fill a vacancy among the directors in accordance with Section 3.9.

Section 8.5             Determination of Eligibility; Attendance at the Meeting; No Obligation to Disclose.

Subject to Section 8.6, no person will be eligible for election as a director of the Corporation unless such person has been nominated in accordance with the provisions of this Article 8; provided, however, that nothing in this Article 8 will be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the Act. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded. Notwithstanding any other provision of this by-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Nothing in this By-law will obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or the board any information with respect to any proposed nomination or any Nominating Shareholder or proposed nominee.

Section 8.6             Waiver.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 8.

Section 8.7             Terms.

For the purposes of this Article 8:

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada and the federal securities legislation of the United States, each as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

“public announcement” means disclosure in a press release reported by a national news service in the United States or Canada, or in a document publicly filed by the Corporation under its profile on EDGAR at www.sec.gov/edgar/search-and-access or the System of Electronic Document Analysis and Retrieval at www.sedar.com, as applicable; and

“Representatives” of a person means the affiliates and associates of such person, all persons acting jointly or in concert with any of the foregoing, and the affiliates and associates of any of such persons acting jointly or in concert, and “Representative” means anyone of them.

SECURITIES

Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

Transfer of Shares.

Subject to the rules of any stock exchange on which the Corporation’s shares are posted or listed for trading, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Annex F-1-21

Transfer Agents and Registrars.

The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

PAYMENTS

Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 10.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of six years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

FORUM SELECTION

Forum of Adjudication of Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Quebec, Canada and the appellate courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act, or the Corporation’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the Corporation’s “affairs” (as such term is defined in the Act). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Quebec (a “Foreign Action”) in the name of any securityholder, such securityholder will be deemed to have consented to: (i) the personal jurisdiction of the provincial and federal Courts located within the Province of Quebec in connection with any action or proceeding brought in any such Court to enforce the preceding sentence; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Article 11 will not apply to any action brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this Article 11.

Annex F-1-22

MISCELLANEOUS

Notices.

Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document.

Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

ARTICLE 13
EFFECTIVE DATE

Section 13.1           Effective Date.

This by-law comes into force when made by the directors in accordance with the Act.

Section 13.2           Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under any such by-law prior to its repeal.

This by-law was made by resolution of the directors on ____________, 2023 and confirmed by ordinary resolution of the shareholder[s] on ______________, 2023.

Annex F-1-23

Annex F-2

LEDDARTECH HOLDINGS INC.

BY-LAW NO. 2

Article 1
INTERPRETATION

Section 1.1             Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Quebec.

“Corporation” means LeddarTech Holdings Inc.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communications and any combination of such methods.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Section 1.2             Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

Section 1.3             Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

Annex F-2-1

Article 2
BUSINESS OF THE CORPORATION

Section 2.1             Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

Section 2.2             Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, (i) by any one director or officer of the Corporation, or (ii) by any other person authorized by the directors from time to time (each person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation, and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Section 2.3             Banking Arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.

Article 3
DIRECTORS

Section 3.1             Duties and Powers. Except as otherwise provided in the articles or by the Act, the business and affairs of the Corporation shall be managed by or under the direction of the board.

Section 3.2             Number of Directors. The Corporation shall be managed by a board composed of the fixed number of directors indicated in its articles. If the articles establish a minimum and a maximum number of directors, the board shall be composed of the fixed number of directors established by resolution passed by the board or, failing this, selected by the shareholders within such limits.

Section 3.3             Place of Meetings.

Any or all meetings of directors may be held at any place in or outside Canada.

Section 3.4             Calling of Meetings.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Section 3.5             Regular Meetings.

The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Annex F-2-2

Section 3.6             Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 48 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 3.7             Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 3.8             Quorum.

A majority of the number of directors in office constitutes a quorum at any meeting of the directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Section 3.9             Vacancies.

Subject to the Act and to the articles of the Corporation, a quorum of directors may fill a vacancy on the Board, except a vacancy resulting from:

(a)         an increase in the number or the minimum or maximum number of directors set out in the articles; or

(b)         a failure to elect the number or minimum number of directors required to be elected at any shareholder meeting.

Section 3.10           Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

Section 3.11           Resolution in Writing. A resolution in writing, signed by all the directors entitled to vote thereon is as valid as if it had been passed at a meeting of the board or, as the case may be, of a committee of the board.

Section 3.12           Chair.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with this Section 3.12 and Section 7.11, respectively. The chair of the board will have such other powers and duties as the directors determine. The chair of any meeting of directors is the first mentioned of the following persons that is a director and is present at the meeting:

(a)         the chair of the board;

(b)         the lead director, if any; or

(c)         the chief executive officer.

If no such person is present at the meeting or willing to act, the directors present will choose one of their number to chair the meeting.

Annex F-2-3

Section 3.13           Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Section 3.14           Votes to Govern.

At all meetings of directors, every question will be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Section 3.15           Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.

A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

Article 4
COMMITTEES

Section 4.1             Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Section 4.2             Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question will be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; and (iv) selecting a chair for a meeting.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.1 to Section 3.15 inclusive apply to committees of directors, with such changes as are necessary.

Article 5
OFFICERS

Section 5.1             Appointment of Officers.

The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a chief executive officer, a president, one or more vice-presidents, a chief financial officer, a chief commercial officer, a chief technical officer, a general counsel, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

Section 5.2             Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Annex F-2-4

Section 5.3             Chief Executive Officer.

If appointed, the chief executive officer of the Corporation will have general powers and duties of supervision of the business and affairs of the Corporation. The chief executive officer will have such other powers and duties as the directors determine. Subject to Section 3.13 and Section 7.11, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the chief executive officer will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

Section 5.4             President.

If appointed, the president of the Corporation will have such other powers and duties as the directors determine.

Section 5.5             Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend at and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and the books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the chief executive officer determine.

Section 5.6             Treasurer.

If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of the Corporation’s financial transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the chief executive officer of the Corporation determine.

Section 5.7             Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

Article 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 6.1             Limitation of Liability.

To the fullest extent permitted by the Act and other applicable law, as the same exists or as may hereafter be amended, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation are invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation are deposited; or (vi) any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which occurs in the execution of the duties of his or her office or in relation to his or her office. If the Act or other applicable law is hereafter amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act or other applicable law as so amended, automatically and without further action, upon the date of such amendment.

Section 6.2             Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation; (ii) any former director or officer of the Corporation; (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

Annex F-2-5

The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 6.3             Insurance.

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

Section 6.4             Amendments.

Neither any amendment nor repeal of this Article 6, nor the adoption by amendment of these by-laws of any provision inconsistent with this Article 6, shall eliminate or reduce the effect of this Article 6 in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article 6, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

Article 7
SHAREHOLDERS

Section 7.1             Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors entitled to vote thereon) have the power to call annual meetings of shareholders and special meetings of shareholders. Each of the chair of the board, the president, and the chief executive officer may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board of directors.

Section 7.2             Place of Meetings.

Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place within Canada as the directors shall determine or at any place outside Canada that may be specified in the articles or agreed to by all of the shareholders entitled to vote at the meeting.

Section 7.3             Electronic Meetings.

Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Section 7.4             Notice of Meetings.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 7.5             Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Section 7.6             Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Annex F-2-6

Section 7.7             Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting.

Section 7.8             Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Section 7.9             Persons Entitled to Vote.

The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act. The board or chair of any shareholders meeting may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair of any shareholders meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

Section 7.10           Proxies.

A proxy will comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any shareholders meeting or the chairperson of the board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the shareholders meeting or in any proxy circular and any such waiver made in good faith shall be final and conclusive.

Section 7.11           Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following persons that is a director and is present at the meeting:

(a)         the chair of the board; or

(b)         the chief executive officer.

If no such person is present at the meeting or willing to act, the person selected by resolution of the board will preside as chair of the meeting of shareholders or, in the absence of such a resolution, the directors present will choose one of their number to preside as chair of the meeting of shareholders.

If no director is present at the meeting, the persons present who are entitled to vote at the meeting will choose a shareholder who is present to chair the meeting.

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and

Annex F-2-7

tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers will be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

Section 7.12           Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, is conclusive and binding upon the meeting of shareholders.

Section 7.13           Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders will be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Section 7.14           Votes to Govern.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Section 7.15           Advance Notice for Proposals.

(a)         No business may be transacted at an annual shareholders meeting, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual meeting by or at the direction of the board or (iii) otherwise properly brought before the annual shareholder meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 7.15. For business to be properly brought before an annual shareholder meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 8.1. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

(b)         At a special shareholders meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the board may be made at a special shareholders meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Section 8.1.

Annex F-2-8

Section 7.16           Adjournment.

The chair of any meeting of shareholders may adjourn the meeting from time to time and place to place, subject to such conditions as the chair may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. No business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Section 7.17           Storage of Ballots and Proxies.

The Corporation must, for at least three months after a shareholders meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation. Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place.

Article 8
ADVANCE NOTICE

Section 8.1             Nomination of Directors.

Subject only to the Act, Section 8.6, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Section 8.1, at the discretion of the board, will be eligible for election as directors to the board of the Corporation. Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner:

(a)         by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)         by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)         by any person (a “Nominating Shareholder”):

(i)          who, at the close of business on the date of the giving of the notice provided for in Section 8.3 below and on the record date for notice of such meeting, is entered in the Corporation’s securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)         who complies with the notice procedures set forth in this Article 8.

Section 8.2             Timely Notice.

Subject to any nomination rights that may be granted by the board from time to time, the procedures set out in this Article 8 will be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof (in accordance with Section 8.3 below) in proper written form to the board (in accordance with Section 8.4 below). Notwithstanding any other provision of the by-laws of the Corporation, notice given to the corporate secretary of the Corporation pursuant to this by-law may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and will be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a Business Day or later than 5:00 p.m. (Eastern Time) on a day which is a Business Day, then such delivery or electronic communication will be deemed to have been made on the subsequent day that is a Business Day.

Annex F-2-9

Section 8.3             Manner of Timely Notice.

To be timely, a Nominating Shareholder’s notice to the board must be made:

(a)         in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)         in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of the Corporation (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Section 8.3(a) or (b) above, and the Notice Date in respect of the meeting is not less than fifty (50) days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than fifty (50) days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the twentieth (20th) day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the twenty-fifth (25th) day following the Notice Date.

In the event of an adjournment or postponement of a meeting of shareholders or any announcement thereof, a new time period shall commence for the giving of a Nominating Shareholder’s notice as described in Section 8.3(a) or Section 8.3(b), as applicable.

Section 8.4             Proper Form of Notice.

(a)         To be in proper written form, a Nominating Shareholder’s notice to the board must set forth:

(i)          as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)        the name, age, business address and residential address of the person;

(B)         the principal occupation or employment of the person for the past five years;

(C)         the status of the person as a “resident Canadian” (as such term is defined in the Act);

(D)        the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or directed or which are owned beneficially or of record by the Proposed Nominee or his or her associates or affiliates as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(E)         full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, “Arrangements”), including financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any associate or affiliate of the Proposed Nominee and any Nominating Shareholder or any of its Representatives; and

Annex F-2-10

(A)        any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws;

(ii)         as to the Nominating Shareholder giving the notice:

(A)        the name, age, business address and, if applicable, residential address of such Nominating Shareholder or, if the Nominating Shareholder is not the beneficial owner of all of the voting securities, the name, age, business address and, if applicable, residential address of the beneficial owner;

(B)       the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or which are owned beneficially or of record by such Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(C)       full particulars of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right will be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective Representatives, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such Nominating Shareholder, the beneficial owner, if any, or any of their respective Representatives;

(D)        full particulars of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives has a right to vote, or direct the voting of, any class or series of shares of the Corporation or otherwise relating to the voting of any securities of the Corporation or the nomination of any person to the board;

(E)         full particulars of any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

Annex F-2-11

(F)         full particulars of any rights to dividends with respect to any class or series of shares of the Corporation owned beneficially by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives that are separated or separable from the underlying shares of the Corporation;

(G)        full particulars of any proportionate interest in any class or series of shares of the Corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership in which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(H)        full particulars of any performance-related fees (other than an asset-based fee) to which any such Nominating Shareholder or beneficial owner, if any, is entitled based on any increase or decrease in the value of any class or series of shares of the Corporation or any Derivative Instrument, including, without limitation, any such fee, to which the respective Representatives of the Nominating Shareholder or beneficial owner, if any, is entitled;

(I)          full particulars of any direct or indirect interest, including, without limitation, equity interests or any Derivative Instrument or Short Interest, in any principal competitor of the Corporation held by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives;

(J)          full particulars of any direct or indirect interest of such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives in any contract, arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives, or with any competitor or material supplier of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(K)        a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting and intends to appear in person or by proxy at the applicable shareholders meeting to propose such nomination;

(L)         a representation of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination; and

(M)        any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws;

(b)         A Nominating Shareholders’ notice to the board must also state:

(ii)         whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators (“NI 52-110”), Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges; and

Annex F-2-12

(iii)        whether, with respect to the Corporation, the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) or 1.5 of NI 52-110, Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges.

(c)         Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this Section 8.4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a shareholders meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a shareholders meeting the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Section 8.4 have been satisfied.

(d)         In addition to the provisions of this Section 8.4, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

(e)         Notwithstanding any other provision of this Section 8.4, notice given to the corporate secretary of the Corporation may only be given by personal delivery or by email (at such email address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary of the Corporation at the address of the principal executive offices of the Corporation, or sent by email to such email address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(f)          The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director, that would be required by any stock exchange on which the Corporation’s securities are then listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(g)         All information to be provided in a timely notice pursuant to Section 8.3 above will be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date has been publicly announced) and as of the date of such notice. The Nominating Shareholder will update such information forthwith if there are any material changes in the information previously disclosed so that the information provided or required to be provided in such notice will be true and correct as of the date that is ten days prior to the date of the meeting, or any adjournment or postponement thereof.

(h)         Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 8.4. For greater certainty, nothing in this Section 8.4 shall limit the right of the directors to fill a vacancy among the directors in accordance with Section 3.9.

Annex F-2-13

Section 8.5             Determination of Eligibility; Attendance at the Meeting; No Obligation to Disclose.

Subject to Section 8.6, no person will be eligible for election as a director of the Corporation unless such person has been nominated in accordance with the provisions of this Article 8; provided, however, that nothing in this Article 8 will be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the Act. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded. Notwithstanding any other provision of this by-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Nothing in this By-law will obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or the board any information with respect to any proposed nomination or any Nominating Shareholder or proposed nominee.

Section 8.6             Waiver.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 8.

Section 8.7             Terms.

For the purposes of this Article 8:

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada and the federal securities legislation of the United States, each as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

“public announcement” means disclosure in a press release reported by a national news service in the United States or Canada, or in a document publicly filed by the Corporation under its profile on EDGAR at www.sec.gov/edgar/search-and-access or the System of Electronic Document Analysis and Retrieval at www.sedar.com, as applicable; and

“Representatives” of a person means the affiliates and associates of such person, all persons acting jointly or in concert with any of the foregoing, and the affiliates and associates of any of such persons acting jointly or in concert, and “Representative” means anyone of them.

Article 9
SECURITIES

Section 9.1             Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

Section 9.2             Transfer of Shares.

Subject to the rules of any stock exchange on which the Corporation’s shares are posted or listed for trading, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Annex F-2-14

Section 9.3             Transfer Agents and Registrars.

The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

Article 10
PAYMENTS

Section 10.1           Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Section 10.2           Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 10.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Section 10.3           Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of six years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

Article 11
FORUM SELECTION

Section 11.1           Forum of Adjudication of Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Quebec, Canada and the appellate courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act, or the Corporation’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the Corporation’s “affairs” (as such term is defined in the Act). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Quebec (a “Foreign Action”) in the name of any securityholder, such securityholder will be deemed to have consented to: (i) the personal jurisdiction of the provincial and federal Courts located within the Province of Quebec in connection with any action or proceeding brought in any such Court to enforce the preceding sentence; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Article 11 will not apply to any action brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this Article 11.

Annex F-2-15

Article 12
MISCELLANEOUS

Section 12.1           Notices.

Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document.

Section 12.2           Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Section 12.3           Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Section 12.4           Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

Article 13
EFFECTIVE DATE

Section 13.1           Effective Date.

This by-law comes into force when made by the directors in accordance with the Act.

Section 13.2           Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under any such by-law prior to its repeal.

This by-law was made by resolution of the directors on ____________, 2023 and confirmed by ordinary resolution of the shareholder[s] on ______________, 2023.

Annex F-2-16

Annex G

IQ INVESTOR RIGHTS AGREEMENT

LEDDARTECH HOLDINGS INC.

- and -

INVESTISSEMENT QUÉBEC

INVESTOR RIGHTS AGREEMENT

[•], 2023

THIS AGREEMENT is made as of [•], 2023

BETWEEN:

LEDDARTECH HOLDINGS INC., a corporation governed by the Canada Business Corporations Act, having its head office at 4535, boulevard Wilfrid-Hamel, Suite 240, Québec, Québec G1P 2J7;

(the “Corporation”);

AND:	INVESTISSEMENT QUÉBEC, a legal person governed by the Act respecting Investissement Québec, having its main office at 1001, boulevard Robert-Bourassa, Suite 1000, Montréal, Québec H3B 0A7, (“IQ”);

WHEREAS, pursuant to the closing on [•], 2023 of the transactions contemplated by that certain Business Combination Agreement, dated as of [•], 2023, by and among Prospector Capital Corp., LeddarTech Inc. and the Corporation, IQ, through IQ-Fonds de Développement Économique and IQ-Fonds Propre, is the beneficial owner of or exercises control or direction over an aggregate of (i) [724,918]1 common shares issued and outstanding in the share capital of the Corporation and (ii) secured convertible notes in an aggregate principal amount of USD$15,000,000 which are convertible, exercisable or exchangeable into 1,500,000 shares in the capital of the Corporation (collectively, the “IQ Equity Interests”); and

WHEREAS the Corporation and IQ wish to enter into this Agreement in order to, among other things, confer on IQ certain nomination and other rights in accordance with the terms and subject to the conditions set forth herein;

NOW THEREFORE, the Parties agree as follows:

article 1
INTERPRETATION

1.1         Definitions

The following definitions apply to this Agreement:

“Affiliates” has the meaning ascribed thereto in Regulation 45–106 respecting Prospectus Exemptions.

“Agreement” means this investor rights agreement, as it may be amended from time to time in accordance with the terms hereof.

“Board” means the board of directors of the Corporation.

“Business Day” means any day, other than a Saturday, Sunday or other day on which the principal commercial banks in Montréal, Québec are not open for business during normal business hours.

“CBCA” means the Canada Business Corporations Act, as it may be amended from time to time, as well as any legislation replacing it.

“Corporation” has the meaning ascribed thereto in the recitals.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“IQ” has the meaning ascribed thereto in the recitals.

“IQ Equity Interests” has the meaning ascribed thereto in the recitals.

“IQ Nominee” has the meaning ascribed thereto in Section 2.1(1).

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Parties” means the Corporation and IQ, as well as their respective successors and assigns.

____________

1        724,918 is comprised of: 95,120 Class D1 + 409,658 Class D2 + 13,890 warrants + 206,250 D1 warrants (received from the Tranche A investment). The number will likely be reduced to 711,028 as the 13,890 warrants are out of the money. [Note: IQ will confirm final holdings for the arrangement]

Annex G-1

“QSA” means the Securities Act (Québec), as it may be amended from time to time, as well as any legislation replacing it.

“Securities Laws” means the QSA and any other similar legislation in any other province, state or territory of Canada or the United States in which the Corporation is or becomes a reporting issuer or the equivalent.

“Shareholders” means, at any relevant time, the registered holders or beneficial owners of one or more Shares.

“Shares” means the common shares in the share capital of the Corporation.

“Termination Date” has the meaning ascribed thereto in Section 2.1(2).

1.2         Interpretation

For the purposes hereof, unless indicated otherwise or unless the context requires otherwise:

a)           the descriptive headings used herein are inserted solely for convenience of reference and may not be used to interpret, define or limit the scope or meaning of this Agreement or any term hereof;

b)           words in the singular include the plural and vice versa and words in one gender include all genders;

c)           all monetary amounts herein are denominated in Canadian dollars;

d)           whenever any action to be taken pursuant to this Agreement would otherwise be required to be taken or made on a day that is not a Business Day, such action shall be taken at or before the time indicated on the first Business Day following such day; and

e)           any reference to a statute shall include all regulations promulgated thereunder, as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto.

1.3         Time of the Essence

Time shall be of the essence in this Agreement.

1.4         Recitals

The recitals in this Agreement form an integral part hereof.

article 2
nomination RIGHT

2.1         Board Nomination Right

(1)         For as long as IQ continues to hold more than 60% of the IQ Equity Interests, IQ shall have the right, according to the terms and subject to the conditions set forth in this Article 2 and applicable Securities Laws, to designate one individual (the “IQ Nominee”) for nomination for election at each annual or special meeting of the Shareholders in which directors are to be elected by the shareholders of the Corporation, provided the following conditions are met for such IQ Nominee:

a)           the IQ Nominee must not have a material relationship (within the meaning of section 1.4 of Regulation 52–110 respecting Audit Committees) with the Corporation or a material relationship (within the meaning of section 1.4 of Regulation 52–110 respecting Audit Committees) with IQ, and must not be an employee, officer or director of IQ;

b)           the IQ Nominee shall qualify under the CBCA and applicable securities laws, and under the articles of incorporation, by-laws and policies of the Corporation in effect from time to time, to serve as a director thereof and as an independent director under applicable securities laws and Nasdaq rules;

c)           the designation of the IQ Nominee must be the subject of a favorable recommendation of the Corporation’s nominating committee, acting reasonably and taking into account the profile, qualifications and expertise required of an independent director of the Corporation; and

Annex G-2

d)           the IQ Nominee consents to such background checks as the Board or any committee thereof may reasonably request in order to make the foregoing determinations, solely to the extent such checks or investigations have been or will be required from all other non-employee directors, and provides to the Corporation a completed copy of the directors and officers questionnaire the Corporation requests or will request all director nominees to complete in the ordinary course of business.

(2)         The nomination right provided for herein shall be extinguished on the date (the “Termination Date”) on which IQ holds 60% or less of the IQ Equity Interests, provided however that IQ shall nonetheless maintain its nomination right in respect of the next Shareholders meeting relating to the election of directors of the Corporation that is called after the Termination Date, following which election IQ’s nomination right shall then be extinguished.

(3)         At the request of the Board and in view of the circumstances, upon joining the Board, an IQ Nominee shall sign an agreement pursuant to which such nominee agrees to resign from the Board upon the occurrence of the circumstances indicated in Section 2.1(2) or if an IQ Nominee fails to meet a condition indicated in Section 2.1(1). IQ shall promptly notify the Corporation and the Board when its IQ Equity Interests fall below the threshold referred to in Section 2.1(2) or when it becomes aware that an IQ Nominee fails to meet a condition indicated in Section 2.1(1).

2.2         Notice of Annual Meeting

The Corporation shall notify IQ of its intention to hold an annual meeting of Shareholders at least 75 days before the date the Company anticipates filing its preliminary, or if none, definitive proxy statement relating to such meeting. IQ may notify the Corporation of its nominations for the IQ Nominee in accordance with Section 2.1(1) at any time, but at least 45 days before such anticipated filing.

2.3         Designation during the Year

Subject to the conditions set forth in this Article 2, before the first annual meeting of Shareholders following the date of this Agreement, or if the individual recommended as IQ Nominee ceases to be a director of the Corporation or if there is otherwise a vacancy in respect of an IQ Nominee, IQ may notify the Corporation of its designation for the IQ Nominee, and the Corporation shall appoint such IQ Nominee to the Board as soon as possible acting reasonably and to the extent that the CBCA, Nasdaq rules, Rule 10A-3 of the Exchange Act, applicable Securities Laws, the Corporation’s articles of incorporation, by-laws and policies in effect at that time allow (unless such IQ Nominee is already acting as an independent director of the Corporation at that time) for a term ending at the close of the next annual meeting of Shareholders. [IQ hereby confirms its intention to designate [•] as the initial IQ Nominee, and the Corporation confirms its consent to such designation.] [Note: IQ to confirm candidate to serve on the Board at the closing of the transaction.]

article 3
other RIGHTS AND UNDERTAKINGS

3.1         Communication of Certain Information to the Government of Québec

IQ, as mandatary or agent of the Government of Québec, shall be authorized to disclose any information it deems appropriate to communicate to the Government of Québec that is disclosed to it pursuant to the Corporation’s disclosure protocols, provided that the recipient of such information is also subject to confidentiality obligations in favour of the Corporation. For greater certainty, IQ shall not disclose to the Government of Québec any material non-public information or any information where the communication thereof would impose an obligation of the Corporation under applicable Securities Laws.

3.2         Certificate of Ownership

IQ shall provide to the Corporation as and when reasonably requested by the Corporation from time to time, a certificate of one of its duly authorized representatives setting out the IQ Equity Interests as of such time.

Annex G-3

article 4
GENERAL

4.1         Notices

All notices and other communications under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by e-mail to the Parties at the following addresses (or at any other address for the Party as is specified in like notice):

a)           To the Corporation:

LeddarTech Holdings Inc.
4535, boul. Wilfrid-Hamel, Suite 240
Québec, Québec G1P 2J7

Attn: David Torralbo, Chief Legal Officer
Email: david.torralbo@Leddartech.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP
1155 René-Lévesque Blvd. West, 41st Floor
Montréal, Québec H3B 3V2

Attention: Pierre-Yves Leduc and Julien Michaud
E-mail: pyleduc@stikeman.com and jmichaud@stikeman.com

b)           To IQ:

Investissement Québec
1001, boulevard Robert-Bourassa, Suite 1000
Montréal, Québec H3B 0A7

Attention: Secrétaire
E-mail: affaires.juridiques@invest-quebec.com

Attention: Nicolas.Delisle, Trésorier
E-mail: nicolas.delisle@invest-quebec.com

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
365, rue Abraham-Martin, bureau 600
Québec, Québec G1K 8N1

Attention: Anne-Marie Naud
E-mail: anaud@fasken.com

Any notice or other communication given personally shall be deemed to have been given and received upon delivery unless that day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day. Any notice or other communication sent by e-mail shall be deemed to have been given and received when transmission is confirmed unless that day is not a Business Day or the transmission is received after 4:30 p.m. (local time of addressee) in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.2         Further assurances

The Parties agree to execute and deliver from time to time all further documents and instruments, and to take any action which the other Party may reasonably require for the purposes of giving effect to this Agreement or to better attest or complete the meaning and intention of this Agreement.

Annex G-4

4.3         Entire agreement

The Parties acknowledge that this Agreement constitutes a complete, true and inclusive reproduction of the agreement entered into between them and that it cancels any prior agreement with respect to the matters contemplated by this Agreement, with the Parties formally waiving their right to rely on any discussions and negotiations with respect to the matters contemplated by this Agreement which preceded signing of this Agreement.

4.4         Severability

If any term or other provision of this Agreement is invalid, illegal or unenforceable under any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon any determination that any term or other provision is invalid, illegal or unenforceable, the Parties to this Agreement shall negotiate in good faith to amend this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner such that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

4.5         Amendment and waiver

This Agreement may not be amended or modified, or any provision hereof waived, except by an agreement in writing executed by all the Parties.

4.6         Termination

This Agreement shall come into force and effect as of the date set out on the first page hereof and shall continue in force until the earlier of: a) the date on which this Agreement is terminated by the mutual consent of the Parties; and b) the Termination Date, provided that in all cases the provisions of this Article 4 shall survive termination of this Agreement and shall remain in full force and effect.

4.7         Enurement

This Agreement shall be binding upon and enure to the benefit of the Parties to this Agreement and, from time to time, their respective successors and assigns, or permitted assigns, as provided under Section 4.8.

4.8         Assignment

This Agreement and any right, benefit or obligation resulting herefrom may not be assigned by a Party without the prior written consent of the other Parties, provided that IQ may assign this Agreement or the rights, benefits or obligations resulting herefrom to an assignee which is an Affiliate without the prior consent of the Corporation.

4.9         Third party beneficiaries

The terms and conditions of this Agreement shall apply only for the benefit of the Parties and their respective successors and permitted assigns, and the Parties do not intend to confer rights on third party beneficiaries, and this Agreement does not confer any such right on third parties who are not parties to this Agreement.

4.10       Remedies

Each Party acknowledges that its failure to observe or perform its covenants and agreements herein contained shall result in damages to another Party which could not be adequately compensated for by a monetary award and accordingly each Party hereto agrees that in addition to all other remedies available to a party at law or in equity in the event another Party fails to observe or perform its covenants herein, a Party shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree of specific performance or otherwise, as may be appropriate to ensure compliance by each Party with this Agreement.

4.11       Governing law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Québec and the federal laws of Canada applicable therein.

Annex G-5

4.12       Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. A signed signature page of this Agreement delivered by a Party electronically shall have the same effect as an original of the signed copy of this Agreement delivered by such Party.

[The rest of the page is intentionally left blank.]

Annex G-6

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first hereinabove written.

LEDDARTECH HOLDINGS INC.
By:
Name:
Title:
INVESTISSEMENT QUÉBEC
By:
Name:
Title:
By:
Name:
Title:

Investor Rights Agreement — Signature page

Annex G-7

Annex H

FORM OF REGISTRATION RIGHTS AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of [   ], 2023 is among LeddarTech Holdings Inc., a corporation existing under the laws of Canada (the “Company”), and the parties listed from time to time on Schedule A hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, pursuant to the Business Combination Agreement, dated as of June 12, 2023 (the “Business Combination Agreement”), by and among Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”), LeddarTech Inc., a corporation existing under the laws of Canada and subsidiary of the Company (“LeddarTech”) and the Company (prior to the Prospector Amalgamation (as defined in the Business Combination Agreement)), among other things, upon the Closing and following the Prospector Continuance (as defined in the Business Combination Agreement) and Prospector Amalgamation, (i) all of the issued and outstanding Class A ordinary shares, par value $0.0001 per share, of Prospector (the “Class A Ordinary Shares”) were exchanged for the Company’s common shares (the “Common Shares”), and (ii) the Company (a) assumed all of the issued and outstanding warrants to purchase Class A Ordinary Shares held by Prospector Sponsor LLC (the “Sponsor”) in exchange for warrants of the Company to purchase Common Shares at an exercise price of $11.50 per share (the “New Warrants”), (b) acquired all of the issued and outstanding shares in the capital of LeddarTech from LeddarTech shareholders in exchange for Common Shares; and (c) assumed all the obligations of LeddarTech under those certain subscription agreements pursuant to which investors purchased secured convertible notes originally issued by LeddarTech (such transactions consummated pursuant to the Business Combination Agreement, the “Transactions”); and

WHEREAS, Prospector and the Sponsor are parties to the Registration Rights Agreement dated as of January 7, 2021 (the “Prior Agreement”) and the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for certain rights and obligations included herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain a Misstatement, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making public.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, (a) no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement and (b) for the avoidance of doubt, to the extent a Holder is managed by an investment management company, shall include the investment management company, its affiliates and any investment fund managed directly or indirectly by such investment management company. For purposes of this Agreement, neither Sponsor nor its Affiliates shall be considered to be an Affiliate of the Company or any person Controlled by the Company.

“Agreement” shall have the meaning given in the Preamble.

“Arrangement Effective Time” shall have the meaning given in the plan of arrangement substantially the form attached as Exhibit B to the Business Combination Agreement.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Board” shall mean the board of directors of the Company.

Annex H-1

“Business Combination Agreement” shall have the meaning given in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which the principal commercial banks in Montréal, Québec, and New York, New York are not open for business during normal business hours.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than fifty percent (50%) of outstanding voting securities of the Company’s (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Class A Ordinary Shares” shall have the meaning given in the Recitals.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Prospector.

“Closing” means the closing of the Transactions.

“Closing Date” means the date hereof.

“Commission” means the Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Financing Notes” means the Tranche A secured convertible notes and the Tranche B secured convertible notes issued by LeddarTech pursuant to the terms of the Subscription Agreements and assumed by the Company at Closing.

“Financing Notes Registrable Securities” means the Common Shares issuable upon conversion or exchange of Financing Notes held by a Holder following the Closing and Common Shares received in exchange for LeddarTech shares issued upon the exercise of warrants received in connection with the Tranche A secured convertible notes financing.

“Form F-1” means a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” means a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Governmental Entity” means any United States, Canadian or other (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Holder” and “Holders” shall have the meaning given in the Preamble.

“Identified Persons” and “Identified Persons” shall have the meaning give in subsection 7.2.

Annex H-2

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, Order, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“LeddarTech” shall have the meaning given in the Recitals.

“Lock-Up Period” shall mean the New Holder Lock-Up Period or the Sponsor Lock-Up Period, as applicable.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“New Holder Lock-Up Period” means the applicable lock-up period, including the terms, conditions and exceptions related thereto, as set forth in Exhibit H (Lock-Up Language of Letter Of Transmittal) to the Business Combination Agreement, which such New Holder Lock-up Period, for the avoidance of doubt, shall not apply to any Financing Notes Registrable Securities.

“New Holders” means those Persons listed on Schedule A as “Existing LeddarTech Holders” and the Notes Investors.

“New Registration Statement” shall have the meaning given in subsection 2.3.3.

“New Warrants” shall have the meaning given in the Recitals.

“Non-Employee Directors” shall have the meaning given in subsection 7.1.

“Notes Investors” means those Persons listed on Schedule A as “Notes Investors”.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Principal Shareholder” means investment funds affiliated with or advised by Prospector Sponsor LLC, and their successors.

“Prior Agreement” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.5.

“Prospector” shall have the meaning given in the Recitals.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” and “Registrable Securities” shall mean (a) the Common Shares issued or issuable to a Holder as of the Closing Date pursuant to the Business Combination Agreement in exchange for outstanding Class A Ordinary Shares and outstanding common and preferred shares of LeddarTech; (b) any Common Shares issuable upon the exercise of New Warrants held by Sponsor; (c) the Financing Notes Registrable Securities; provided, however, that such Financing Notes Registrable Securities shall not be deemed Registrable Securities and the Notes Investors shall not be deemed Holders for the purposes of Section 2.1 (and any other applicable provisions, section or subsection of this Agreement with respect to registrations under Section 2.1) and Section 2.2 (and any other applicable provisions, section or subsection of this Agreement with respect to registrations under Section 2.2); and (d) any other equity security of the Company issued or issuable with respect to any such Common Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization;

Annex H-3

provided, however, that, as to any Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier of: (1) when the following conditions have been satisfied: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold under Rule 144 (or other similar exemption under the Securities Act then in force); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction and (2) the later of (x) the date on which the Common Shares Beneficially Owned by such Holder represent less than five (5) percent of the issued and outstanding Common Shares of the Company and (y) the date on which Rule 144 (or other similar exemption under the Securities Act then in force) is available for the sale of all of such Holder’s Common Shares without regard to volume limitations, manner of sale requirements or filing requirements of Rule 144(i)(2).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, as applicable, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any fees of the securities exchange on which Common Shares are then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and

(f) reasonable fees and expenses, not to exceed US$75,000 in connection with any Registration Statement or Underwritten Offering, of one (1) legal counsel selected by either the majority-in-interest of the Demanding Holders or the majority-in interest of the Takedown Requesting Holders, as applicable.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Resale Shelf Registration” shall have the meaning given in subsection 2.1.1.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall mean such rule promulgated under the Securities Act, as the same shall be amended from time to time, or any successor rule then in force.

“SEC Guidance” shall have the meaning given in subsection 2.3.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Recitals.

“Sponsor Lock-Up End Date” shall mean (a) with respect to Common Shares issued in exchange for the Class A Ordinary Shares received by the Sponsor upon conversion of the Class B Ordinary Shares in accordance with the terms thereof, six months after the date hereof; and (b) with respect to Common Shares issued or issuable upon conversion of the New Warrants held by the Sponsor, 30 days after the date hereof.

Annex H-4

“Sponsor Lock-Up Period” shall have the meaning given in subsection 5.1.2.

“Subscription Agreements” shall have the meaning given to it in the Business Combination Agreement.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.4.

“Transactions” shall have the meaning given in the Recitals.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.4.

ARTICLE II

REGISTRATION

Section 2.1. Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, at any time and from time to time following the Lock-Up Period applicable to any Holder under Article V hereof, (i) the Sponsor or (ii) New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders at such time (such Holders described in clauses (i) and (ii), the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders) (or, if the Company is not a foreign private issuer, Form S-3) (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Resale Shelf Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each such Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but in any event no later than one hundred and twenty (120) days from the date of the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than the following number of Registrations per Holder or Holders pursuant to a Demand Registration under this Section 2.1.1: (i) for the Sponsor, two (2) Registrations; or (iii) for the New Holders, acting by a majority in interest, two (2) Registrations.

2.1.2 Holder Information. The Company’s obligations to include the Registrable Securities held by a Holder in any Registration Statement pursuant to this Section 2.1 are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the

Annex H-5

registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.

2.1.3 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriter or Underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.4 Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if a Demanding Holder advises the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holder initiating the Demand Registration, which Underwriter(s) shall be reasonably acceptable to the Company.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holder(s) and the Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder(s) and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the amount of Registrable Securities of the Demanding Holder(s) (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the amount of Registrable Securities that each Demand Requesting Holder (if any) has requested to be included in such Underwritten Registration (pro rata based on the respective number of Registrable Securities that each Demand Requesting Holder (if any) has requested to be included in such Underwritten Registration) and the aggregate number of Registrable Securities that the Demand Requesting Holders have requested to be included in such Underwritten Registration that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached

Annex H-6

under the foregoing clauses (i), (ii) and (iii), Common Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Demand Registration Withdrawal. A Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration (i) in the case of an Underwritten Offering, prior to the launch of the roadshow for the offering, and (ii) otherwise, at least three (3) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. If the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Demand Requesting Holders (if any) withdraws from a proposed offering pursuant to this subsection 2.1.6, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.6.

Section 2.2. Piggyback Registration.

2.2.1 Piggyback Rights. If at any time or from time to time following the Lock-Up Period applicable to any Holder under Article V hereof and provided that the initial Resale Shelf Registration Statement filed pursuant to Section 2.3 has been declared effective, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company, other than a Registration Statement (i) filed pursuant to Section 2.1 or Section 2.3, (ii) filed in connection with any employee equity or other incentive or benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) to register the offering of securities in connection with a transaction to be registered on Form S-4 or Form F-4, (vi) for a dividend reinvestment plan, (vii) for a registered offering not involving a “road show” or other substantial marketing efforts or a widespread distribution of securities, such as a “registered direct” offering (whether or not underwritten), or (viii) for an “at-the-market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares that the Company desires to sell, taken together with (i) Common Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Common Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(i)     If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent

Annex H-7

that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)    If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (i) in the case of an Underwritten Offering, the date on which the roadshow for the offering is launched, and (ii) otherwise, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 2.3. Resale Shelf Registrations

2.3.1 Registration Statement Covering Resale of Registrable Securities. Notwithstanding the right of any Holder to request a Resale Shelf Registration pursuant to Section 2.1.1, the Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable (but in any case no later than 30 calendar days after the Closing Date) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, but no later than the earlier of (i) seventy-five (75) calendar days after the Closing (or one hundred five (105) calendar days after the Closing if the Commission notifies the Company that it will “review” the Registration Statement) and

Annex H-8

(ii) ten (10) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Resale Shelf Registration Statement shall be filed on any then applicable form. If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter the Company determines that it has become eligible to use Form F-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form F-3 and thereafter the Company determines that it has become ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement that is required to be filed pursuant to this Section 2.3.1 and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available at all times until the earlier of (i) the third anniversary of the Closing, and (ii) as to any particular Holder, the date on which the Holder ceases to hold any Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in Article V of this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders. To the extent the Company is not a foreign private issuer, the references to Form F-1 and F-3 above shall be, instead, Form S-1 and S-3, respectively.

2.3.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement has been declared effective by the Commission, and shall furnish to any Holder, without charge, at its request, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent any of such documents are not available on EDGAR).

2.3.3 SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or Form S-3, as applicable), or if Form F-3 (or Form S-3, as applicable) is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable

Annex H-9

Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.4 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, to the extent such Resale Shelf Registration may be used for an underwritten offering, any of the Demanding Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, US$10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Within five (5) days of receipt of this notice, the Company must notify all of the Holders of Registrable Securities of the Underwritten Shelf Takedown. Within five (5) days of delivery of this notice, Holders of Registrable Securities must notify the Company if they wish to participate in the Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder within such specified timeframe (each a “Takedown Requesting Holder”). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Takedown Requesting Holder (who must be reasonably acceptable to the Company).

2.3.5 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Demanding Holders, on a Pro Rata basis, (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.6 Registrations effected by the Company pursuant to Section 2.3.1 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.3.7 Under no circumstances shall the Company be obligated to effect more than the following number of Underwritten Shelf Takedowns per Holder or Holders: (i) the New Holders (in the case of the New Holders, acting by a majority in interest), three (3) Underwritten Shelf Takedowns; or (ii) for the Sponsor, three (3) Underwritten Shelf Takedowns.

Section 2.4. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 during the period starting with the date thirty (30) days prior to Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated Registration and provided that Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective.

Section 2.5. Other Registration Rights. The Company represents that, as of the date hereof and other than as set forth herein, no Person has the right to request or require it to register any equity securities issued by it. The Company will not grant any Person any registration rights with respect to the capital shares of the Company that are prior in right or

Annex H-10

in conflict or inconsistent with the rights of the Holders as set forth in this Article II in any material respect (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

ARTICLE III

COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the Arrangement Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding in accordance with the terms of this Agreement, and respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance

Annex H-11

of any stop order or to obtain its withdrawal if such stop order should be issued, provided, however, that in no event shall any such notice contain any information that would constitute material, non-public information regarding the Company or any of its subsidiaries;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed, provided that any such notice shall be given no later than one (1) Business Day following such effectiveness date;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, provide a copy thereof to each seller of such Registrable Securities included in such Registration Statement or Prospectus or its counsel for review, and, with respect to the Resale Shelf Registration Statement, shall consider any comments or objections from the Holder with respect to the information regarding such Holder and the Plan of Distribution contained in the Resale Shelf Registration Statement;

3.1.10 promptly notify the Holders (and if requested by any Holder, confirm such notice in writing no later than one (1) Business Day following such request) any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof, provided, however, that in no event shall any such notice contain any information that would constitute material, non-public information regarding the Company or any of its subsidiaries;

3.1.11 permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, (or is otherwise legally bound by reasonably comparable confidentiality obligations existing under contract or pursuant to the terms of his or her work with any party to this Agreement) prior to the release or disclosure of any such information;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter;

3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of US$10,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering;

3.1.17 with respect to a Resale Shelf Registration Statement, if requested by a Holder, as soon as reasonably practicable following such request, and subject to the documentation requirements and procedures of the Company’s transfer agent, deliver or cause to be delivered to Holder book entry statements evidencing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may reasonably request;

Annex H-12

3.1.18 at its sole expense, upon appropriate notice from a Holder stating that Registrable Securities have been sold or transferred pursuant to an effective Registration Statement, as soon as reasonably practicable following such request, and subject to the documentation requirements and procedures of the Company’s transfer agent, prepare and deliver or have prepared and delivered evidence of book-entry positions representing the Registrable Securities to be delivered to a transferee pursuant to such Registration Statement, which shall be free of any restrictive legends and in such denominations and registered in such names as the Holder may reasonably request; and

3.1.19 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2. Registration Expenses. All Registration Expenses shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3. Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure. The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (c) requires the Company to update the financial statements contained in such Registration Statement pursuant to the rules and regulations of the Commission through the filing of a post-effective amendment which is subject to potential Commission review, or (d) in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, which judgment shall be documented in writing and provided to the Holders in the form of a written certificate signed by such officer, such filing, initial effectiveness or continued use of a Registration Statement would be materially detrimental to the Company. The Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) for a period of not more than ninety (90) days in any three hundred and sixty (360)-day period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. In providing notice under this Section 3.4, the Company shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to such suspension. The Company use commercially reasonable efforts to terminate an suspension pursuant to this Section 3.4 as promptly as practicable.

Section 3.5. Form F-3/S-3 Eligibility; Reporting Obligations. The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form F-3 or Form S-3, as applicable (or any successor form thereto) for the registration of the resale of the Registrable Securities under Section 2.3 once eligible to use such form. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including using commercially reasonable efforts to provide any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Annex H-13

Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement with respect to the registration rights of the Holders provided for herein, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of the Holder of Registrable Securities shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

Annex H-14

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP

Section 5.1. Lock-Up.

5.1.1 Each New Holder shall comply with the New Holder Lock-up Period to the extent applicable to such New Holder or such New Holder’s Common Shares.

5.1.2 The Sponsor agrees that it shall not Transfer any Common Shares issued in exchange for the Class A Ordinary Shares received by the Sponsor upon conversion of the Class B Ordinary Shares or Common Shares issued or issuable upon conversion of the New Warrants until the Sponsor Lock-Up End Date (such period, the “Sponsor Lock-Up Period”). The foregoing restriction is expressly agreed to preclude any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Sponsor’s Common Shares even if such Common Shares would be disposed of by someone other than the Sponsor. Such prohibited hedging or other transactions during the Sponsor Lock-Up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Sponsor’s Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Shares.

5.1.3 Each Holder that is a participant in any Underwritten Offering also agrees, and the Company agrees and shall cause each director and officer of the Company to agree, that, in connection with each Registration or sale of Registrable Securities pursuant to Section 2.1, 2.2 or 2.3 conducted as an Underwritten Offering, if requested, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Offering restricting such applicable person or entity’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such person or entity or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days). The terms of such lock-up agreements shall be negotiated among the applicable Holders requested to enter into lock-up agreements in accordance with the immediately preceding sentence, the Company and the underwriters and shall include customary exclusions from the restrictions on Transfer set forth therein, including those set forth in Section 5.2 herein and that such restrictions on the applicable Holders shall be conditioned upon all officers and directors of the Company, as well as all such applicable Holders, being subject to the same restrictions; provided, however, to the extent any Holder is granted a release or waiver from the restrictions contained in this Section 5.1.3 and in such Holder’s lock-up agreement prior to the expiration of the period set forth in such Holder’s lock-up agreement, then all applicable Holders shall be automatically granted a release or waiver from the restrictions contained in this Section 5.1.3 and the applicable lock-up agreements to which they are party to the same extent, on
Annex H-15

substantially the same terms as and on a pro rata basis with, the Holder to which such release or waiver is granted. The provisions of this Section 5.1.3 shall not apply to any Holder that holds less than one percent (1%) of then total issued and outstanding Common Shares.

Section 5.2. Exceptions. With respect to the Sponsor, the provisions of Section 5.1 shall not apply to:

5.2.1 transactions relating to Common Shares acquired in open market transactions after the Closing Date;

5.2.2 transactions relating to Common Shares acquired after the date hereof (i) directly upon exercise or exchange of options or other rights to acquire securities pursuant to a Company benefit plan entered into prior to the date hereof, or (ii) indirectly upon exchange of Common Shares acquired pursuant to any such exercise or exchange described in (i);

5.2.3 Transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares as a bona fide gift;

5.2.4 Transfers of Common Shares to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin;

5.2.5 Transfers by will or intestate succession upon the death of the undersigned;

5.2.6 the Transfer of Common Shares pursuant to a qualified domestic order or in connection with a divorce settlement;

5.2.7 if the Sponsor is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, and (ii) distributions of Common Shares to partners, limited liability company members or shareholders of the undersigned;

5.2.8 Transfers to the Company’s or any of the Company’s direct or indirect subsidiary’s officers, directors or their affiliates;

5.2.9 pledges of Common Shares or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by Sponsor; provided, however, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers;

5.2.10 Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, Common Shares subject to this Agreement shall remain subject to this Agreement;

5.2.11 the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the Transfer of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares during the Sponsor Lock-Up Period;

5.2.12 Transfers of Common Shares to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Shares or the vesting of stock-based awards;

5.2.13 Transfers to any investment fund or other entity controlled or managed by Sponsor, or an entity under common control or management with the Sponsor; and

5.2.14 Transfers of Common Shares in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Common Shares; provided, however, that in the case of any Transfer pursuant to Sections 5.2.3 through 5.2.8 and Section 5.2.13, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

ARTICLE VI

TERMINATION

Section 6.1. Termination. This Agreement shall terminate upon the date on which, with respect to any Holder, the date on which neither the Holder nor any of its permitted assignees holds any Registrable Securities.

Annex H-16

ARTICLE VII

CERTAIN SHAREHOLDER RELATIONSHIPS

7.1 In recognition and anticipation that (i) certain directors, managers, principals, officers, employees and/or other representatives of the Principal Shareholder and their Affiliates (as defined below) may serve as directors, officers or agents of the Company, (ii) the Principal Shareholder and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (iii) members of the board who are not employees of the Company or a majority owned subsidiary thereof (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 7 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Principal Shareholder, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and shareholders in connection therewith.

7.2 None of (i) the Principal Shareholder or any of their Affiliates and (ii) any Non-Employee Director or his or her Affiliates (the persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in this Section 7. Subject to this Section 7, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its shareholders or to any Affiliates of the Company for breach of any fiduciary duty as a shareholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company or any Affiliate of the Company.

7.3 Notwithstanding the foregoing and any other provision in this Section 7, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company, and the provisions of subsection 7.2 shall not apply to any such corporate opportunity.

7.4 In addition to and notwithstanding the foregoing provisions of this Section 7, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy.

7.5 Solely for purposes of this Section 7, “Affiliate” shall mean (a) in respect of any Principal Shareholder, any person that, directly or indirectly, is controlled by such Principal Shareholder, controls such Principal Shareholder or is under common control with such Principal Shareholder and shall include (i) any principal, member, director, manager, partner, shareholders, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company) and (ii) any funds or vehicles advised by affiliates of such Principal Shareholder, and (b) in respect of a Non-Employee Director, any person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Company and any entity that is controlled by the Company).

Annex H-17

(vi) To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 7.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 8.1):

If to the Company, to it at:

LeddarTech Holdings Inc.

4535 Wilfrid-Hamel Blvd #240

Québec, Québec G1P 2J7

Attn: David Torralbo, Chief Legal Officer

Email: david.torralbo@Leddartech.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

1155 René-Lévesque Blvd. West, 41st Floor

Montréal, Québec H3B 3V2

Attn:        Pierre-Yves Leduc

Julien Michaud

Email:     pyleduc@stikeman.com

jmichaud@stikeman.com

and

Vedder Price P.C.

600 Brickell Ave, Suite 1500

Miami, FL 33131

Attn:        John T. Blatchford

Kenneth A. Gerasimovich

Email:     kgerasimovich@vedderprice.com

jblatchford@vedderprice.com

If to a Holder, to the address or email address set forth for such Holder on the signature page hereof.

Section 8.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.3. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto, except that a Holder may assign this Agreement without consent of any other party (a) during the effectiveness of any Lock-Up Period as described in Article V, as permitted in Article V and (b) following the expiration of any Lock-Up Period as described in Article V applicable to such Holder, to any Affiliate to whom the Holder transfers Registrable Securities.

Annex H-18

Section 8.4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any Governmental Entity related hereto), including matters of validity, construction, effect, performance and remedies. Each party hereto, and any person asserting rights as a third party beneficiary (with the exception of such beneficiary) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the Province of Québec, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 8.5 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.

Section 8.6. [Reserved]

Section 8.7. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 8.8. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 8.10. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 8.11. Amendment. This Agreement may not be amended, and no provision herein may be waived, except by an instrument in writing signed by (i) the Company, (ii) the Sponsor and (iii) New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders at such time, provided

Annex H-19

(a) if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required and (b) the consent of all Holders in writing is required for any amendment or modification of Section 2.3, Section 3.4, Article V, Article IV or this Section 8.11.

Section 8.12. Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, (i) the Holders may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 8.13. Termination of Prior Agreement. The Company and the Sponsor hereby agree that the Prior Agreement is terminated as of the Closing Date and shall be of no further force or effect.

Section 8.14. Further Assurances. At the request of the Company, in the case of any Holder, or at the request of any Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 8.15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

Section 8.16 Independent Nature of Holder Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

Annex H-20

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:
LEDDARTECH HOLDINGS INC.
By:
Name:
Title:

Annex H-21

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
[•]
By:
Name:
Title:

Address:

Email:

Annex H-22

Schedule A2

Sponsor Holder

Name of Holder
Prospector Sponsor LLC

New Holders

Name of Holder
Existing LeddarTech Holders
[__]

Notes Investors
[___]

____________

2      To be updated in connection with closing of Transactions

Annex H-23

Annex I

SPONSOR LETTER AGREEMENT

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of June 12, 2023, is made by and among Prospector Sponsor LLC, a limited liability company existing under the laws of the Cayman Islands (the “Sponsor”), FS LT Holdings LP (“FS Investors”), Prospector Capital Corp., an exempted company existing under the laws of the Cayman Islands (“Prospector”), LeddarTech Inc., a corporation existing under the laws of Canada (the “Company”), and LeddarTech Holdings Inc., a corporation existing under the laws of Canada (“Newco”). The Sponsor, FS Investors, Prospector, the Company and Newco shall be referred to herein from time to time collectively as the “Parties” and each as a “Party”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Prospector, the Company and Newco entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates, among other things, that the Sponsor will enter into this agreement to induce the Company to enter into, and to support the transactions contemplated by, the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.      Waiver of Anti-Dilution Protection. The Sponsor hereby (a) irrevocably waives, subject to, and conditioned upon, the occurrence of the Closing (for itself and for its successors, heirs and assigns), to the fullest extent permitted by applicable Law and the Amended and Restated Memorandum and Articles of Association of Prospector and (b) agrees not to assert, perfect or seek to enforce, any rights to adjustment or other anti-dilution protections that would otherwise result from or be triggered by the transactions contemplated by the Business Combination Agreement (including, without limitation, the Financing) with respect to the rate at which any Prospector Class B Shares held by the Sponsor are to convert into Prospector Class A Shares (or subsequently into Surviving Company Shares) in connection with the transactions contemplated by the Business Combination Agreement, except as expressly contemplated in the Business Combination Agreement or any other Transaction Document.

2.      Agreement to Vote. The Sponsor hereby covenants, undertakes and agrees, from the date hereof until the Termination Date (as defined below):

(i)     to vote (or cause to be voted) at any meeting of the shareholders of Prospector, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Prospector is sought, including in any action by written resolution of the shareholders of Prospector, all of the Prospector Class B Shares held by the Sponsor (a) in favor of the approval, consent, ratification and adoption of the transactions contemplated by the Business Combination Agreement (including in favor of any and all proposals to be put before the shareholders of Prospector in connection with the approval of the transactions contemplated by the Business Combination Agreement) and (b) in opposition to any Prospector Acquisition Proposal and any other matter, action or proposal which would reasonably be expected to result in a breach of any representation, warranty, covenant or other obligation of Prospector under the Business Combination Agreement if such matter, action or proposal requires shareholder approval and is communicated as being such a breach in a notice in writing delivered by the Company to the Sponsor; provided, that, in the case of clause (b) of this Section 2(i), the Business Combination Agreement shall not have been amended or modified without the Sponsor’s written consent in any manner adverse to the Sponsor;

(ii)    if a meeting is held in respect of the matters set forth in Section 2(i), to appear at the meeting, in person or by proxy, or otherwise cause all of the Prospector Class B Shares then held by the Sponsor to be counted as present thereat for purposes of establishing a quorum or, if action by written resolution is sought in respect of the matters set forth in Section 2(i), to execute and deliver a written consent (or cause a written consent to be executed and delivered) covering all of its Prospector Class B Shares; and

Annex I-1

(iii)   except as expressly contemplated by this Agreement, not to deposit any Prospector Class B Shares in a voting trust or subject any Prospector Class B Shares or, if applicable, options to any arrangement or agreement with respect to the voting of such Prospector Class B Shares.

3.      Representations and Warranties. The Sponsor hereby represents and warrants as of the date hereof as follows:

(i)     The Sponsor is the record and beneficial holder of 8,125,000 Prospector Class B Shares, free and clear of any Charges.

(ii)    The Sponsor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Agreement by the Sponsor have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by the Sponsor.

(iii)   This Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Agreement has been duly authorized, executed and delivered by Prospector, the Company and Newco, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with the terms of this Agreement.

The Company and Newco each hereby acknowledges that, except as expressly provided in this Section 3, the Sponsor has not made, is not making, nor shall be deemed to make, any representation or warranty whatsoever, express or implied, at law or in equity, to the Company or Newco or any of their respective Affiliates or Representatives or any other Person, with respect to the Sponsor or otherwise. Without limiting the foregoing, the Sponsor shall not be deemed to make to the Company or Newco or any of their respective Affiliates or Representatives or any other Person, any representation or warranty other than as expressly made by the Sponsor in this Section 3.

4.      Other Covenants. The Sponsor hereby agrees to be bound by and subject to (a) Sections 5.3(a) (Confidentiality and Access to Information), 5.4(a) (Public Announcements) and 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Sponsor were directly a party thereto and (b) the Confidentiality Agreement to the same extent as such provisions apply to Prospector, as if the Sponsor were directly a party thereto.

5.      Vesting. The Sponsor agrees that, as of immediately following the Closing, and pursuant to the terms set forth in the Governing Documents of the Surviving Company, (a) twenty-five percent (25%) of the Surviving Company Shares issuable pursuant to the terms of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Class B Shares held by the Sponsor (the “Unvested Shares”) and (b) twenty-five percent (25%) of the Surviving Company Warrants issuable pursuant to the terms of the Business Combination Agreement and the Plan of Arrangement in exchange for the Prospector Warrants held by the Sponsor (the “Unvested Warrants”) shall be unvested and shall be subject to the vesting provisions set forth in this Section 5. For the avoidance of doubt, the Parties acknowledge that the remaining seventy-five percent (75%) of the Prospector Class B Shares and the remaining seventy-five percent (75%) of the Prospector Warrants held by the Sponsor will be fully vested as of the Closing.

(i)     Vesting Schedule. From the date that is at least 150 days following the Closing until the seventh (7th) anniversary of the Closing (the “Vesting Period”):

(a)     1/3 of the Unvested Shares and 1/3 of the Unvested Warrants shall vest at such time as a $12.00 Stock Price Level (as defined below) is achieved;

(b)    1/3 of the Unvested Shares and 1/3 of the Unvested Warrants shall vest at such time as a $14.00 Stock Price Level is achieved; and

(c)     1/3 of the Unvested Shares and 1/3 of the Unvested Warrants shall vest at such time as a $16.00 Stock Price Level is achieved.

For purposes of this Agreement, (i) each vesting condition set forth in (a), (b), and (c) above (collectively, the “Vesting Conditions”) shall only occur once, if at all, (ii) multiple Vesting Conditions may occur at the same time, and (iii) the applicable “Stock Price Level” shall be considered achieved only when the VWAP of Surviving Company Common Shares quoted on the Nasdaq (or other principal securities exchange or securities market on

Annex I-2

which shares of Surviving Company Common Shares are then traded) is greater than the applicable threshold set forth in the Vesting Conditions for any twenty (20) Trading Days within any consecutive thirty (30) Trading Day period. The Stock Price Levels will be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Surviving Company Common Shares after the date of the Business Combination Agreement.

(ii)    Acceleration. Notwithstanding anything herein to the contrary, if during the Vesting Period there is a Change of Control Transaction with respect to the Surviving Company or any successor thereof, then immediately prior to the consummation of such Change of Control Transaction, any Vesting Condition that has not occurred shall be deemed to have occurred; provided, that, the applicable threshold set forth in such Vesting Condition has been met by the purchase price applicable to the Surviving Company Common Shares pursuant to such Change of Control Transaction.

(iii)   Redemption and Forfeiture. Subject to the acceleration as specified in Section 5(ii) above, upon the earlier of the consummation of a Change of Control Transaction and the expiration of the Vesting Period, the Unvested Shares that have not been vested shall be redeemed by the Surviving Company in accordance with the terms set forth in its Governing Documents, and the Unvested Warrants that have not been vested shall be automatically forfeited and cancelled for no consideration.

6.      Sponsor Indemnity. For a period of three (3) years after the Closing Date, the Surviving Company, as successor in interest to the Company, will indemnify, exonerate and hold harmless the Sponsor and its members, managers and officers from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) (“Indemnified Liabilities”) incurred by the Sponsor before, on or after the date of this Agreement, arising out of any third-party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim relating to the transactions contemplated by the Business Combination Agreement which names the Sponsor as a defendant (or co-defendant) arising from the Sponsor’s ownership of equity interests of Prospector or its alleged, purported or actual control or ability to influence Prospector; provided, that the foregoing shall not apply to (i) any Indemnified Liabilities to the extent arising out of any breach by the Sponsor or its members, managers and officers of this Agreement or any other agreement between the Sponsor or its members, managers and officers, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (ii) the willful misconduct, gross negligence or Fraud of the Sponsor or its members, managers and officers. Notwithstanding anything to the contrary in the foregoing paragraph, the Surviving Company shall not be liable for any Indemnified Liabilities in excess of $3.5 million in the aggregate pursuant to the foregoing paragraph.

7.      Board Representation.

(a)     From and after the Closing Date, FS Investors shall have the right to designate the following individuals (the “FS Designees”) for nomination for election at each annual or special meeting of the shareholders of the Surviving Company in which directors are to be elected by the shareholders of the Surviving Company and the Surviving Company Board shall ensure the FS Designees are so nominated (provided, that each FS Designee shall meet the qualifications for being a director set forth in the Surviving Company’s by-laws and applicable corporate statutes and under the rules and regulations of the securities exchange upon which the Company’s shares shall be traded and shall otherwise be reasonably satisfactory to the Surviving Company’s Board, acting in good faith):

(i)     two (2) FS Designees, so long as FS Investors, the Sponsor and their respective affiliates (collectively, the “FS Equityholders”) in the aggregate, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) (“Beneficially Own”) at least 20% of the outstanding Surviving Company Common Shares (including, for purposes of counting the shares Beneficially Owned, taking into account all securities of the Surviving Company Beneficially Owned by the FS Equityholders convertible into Surviving Company Common Shares (other than Surviving Company Warrants) and, for purposes of counting the outstanding shares of the Surviving Company, taking into account all such securities and all securities issued in connection with the Financing and convertible into Surviving Company Common Shares); and

Annex I-3

(ii)    thereafter until the date the FS Equityholders, in the aggregate, Beneficially Own less than 10% of the outstanding Surviving Company Shares (including, for purposes of counting the shares Beneficially Owned, taking into account all securities of the Surviving Company Beneficially Owned by the FS Equityholders convertible into Surviving Company Common Shares (other than Surviving Company Warrants) and, for purposes of counting the outstanding shares of the Surviving Company, taking into account all such securities and all securities issued in connection with the Financing and convertible into Surviving Company Common Shares) (the “FS Sunset Date”), one (1) FS Designee;

provided that, no reduction in the number of FS Designees that FS Investors is entitled to designate pursuant to this Section 7 shall shorten the term of any FS Designee then-serving on the Surviving Company Board, and provided further that, from and after the FS Sunset Date, FS Investors shall have no further rights to nominate any directors hereunder, it being understood that the expiry of such rights hereunder shall in no way preclude or limit the FS Designees from otherwise being elected or nominated to the Surviving Company’s Board.

(b)    So long as FS Investors shall continue to have the right pursuant to Section 7(a)(i) hereof to nominate two FS Designees, the size of the Surviving Company Board shall not be increased (but it may be decreased, subject to this Section 7(b)) during any period between the annual meetings of the shareholders of the Surviving Company for any reason without the affirmative vote of at least one (1) FS Designee; provided, that the size of the Surviving Company Board may be increased in connection with any annual meeting of the shareholders of the Surviving Company in which directors are to be elected by the shareholders of the Surviving Company. Notwithstanding the foregoing or anything to the contrary contained herein, the size of the Surviving Company Board shall not be decreased if such decrease directly or indirectly results in the removal of an FS Designee from the Surviving Company Board or in any way reduces or limits the right of FS Investors to nominate FS Designees to the Surviving Company Board pursuant to Section 7(a) hereof.

(c)     From the date of this Agreement until the FS Sunset Date, the Surviving Company shall include the requisite number of FS Designees in the slate of nominees recommended by the Surviving Company Board for election as directors at each applicable annual or special meeting of the shareholders of the Surviving Company, including at every adjournment or postponement thereof, at which directors are to be elected.

(d)    Any FS Designee may resign at any time upon written notice to the Surviving Company Board.

(e)     FS Investors shall have the exclusive right to designate directors for election to the Surviving Company Board to fill any vacancies created by reason of the death, removal or resignation of an FS Designee, and the Surviving Company shall take all necessary action to cause any such vacancies to be filled by replacement FS Designees as promptly as reasonably practicable.

(f)     The Surviving Company shall (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement and (ii) not take any action (including removing directors in a manner inconsistent with this Agreement) that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the FS Equityholders under this Agreement (including with respect to the composition of the Surviving Company Board), without the prior written consent of the FS Equityholders. The Surviving Company shall recommend that shareholders vote in favor of each FS Designee who shall have met the criteria for directors specified in Section 7(a) above and in the same manner as the Surviving Company shall recommend other directors nominated by the Surviving Company.

(g)    The Surviving Company shall (i) purchase and maintain in effect at all times directors’ liability insurance in an amount and pursuant to terms determined by the Surviving Company Board to be reasonable and customary, (ii) for so long as any FS Designee nominated pursuant to this Agreement serves as a director on the Surviving Company Board, maintain such coverage with respect to such FS Designee, and (iii) cause the organizational documents of the Surviving Company to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Surviving Company to the fullest extent permitted under applicable law.

Annex I-4

(h)    The Surviving Company shall pay all reasonable out-of-pocket expenses incurred by the FS Designees in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Surviving Company Board. The Surviving Company shall enter into customary indemnification agreements with each FS Designee from time to time.

8.      Termination. This Agreement and all of its provisions (except for Section 5 (with respect to a termination pursuant to clause (a) only), Section 6 (with respect to a termination pursuant to clause (a) below only), Section 7 (with respect to a termination pursuant to clause (a) below only), this Section 8 and Sections 9, 10, 11 and 12) shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing, (b) the valid termination of the Business Combination Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of the Sponsor, Prospector, the Company and Newco (the “Termination Date”). Except as expressly provided herein, none of the representations, warranties, covenants or agreements in this Agreement shall survive the Termination Date and upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further rights, obligations, liabilities, claims or causes of action (whether in contract or in tort or otherwise, or whether at law or in equity), in each case, under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to clauses (b) or (c) of this Section 8 shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud and (ii) this Section 8 and Sections 9, 10, 11 and 12 shall survive any termination of this Agreement and Section 5, Section 6 and Section 7 shall survive any termination pursuant to clause (a) above. For the avoidance of doubt, in the event of a termination pursuant to clauses (b) and (c) above, Section 5, Section 6 and Section 7 shall not survive.

9.      Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and beneficial owner of the Prospector Class B Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by the Sponsor or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of Prospector or any of its Affiliates or as an officer, employee or fiduciary of Prospector or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such party.

10.    No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11.    Incorporation by Reference. Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.13 (No Recourse), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

12.    Notices. Any notice or other communication to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 8.4 (Notices) of the Business Combination Agreement to the applicable Party, and, with respect to the notices or other communications to the Sponsor and FS Investors, using the addresses and contact information set forth on the Sponsor’s and FS Investors’ signature pages hereto.

[Signature Pages to Follow]

Annex I-5

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PROSPECTOR SPONSOR LLC
By:	/s/ Derek Kenneth Aberle
Name:	Derek Kenneth Aberle
Title:	Managing Member

Address: 1250 Prospect Street Suite 200, La Jolla, CA 92037

Attention: Nick Stone

Email: nick@fsinvestors.com

FS LT HOLDINGS LP, by its general partner FS INVESTMENT, L.P., by its general partner NICK STONE MANAGEMENT II, LLC

By:	/s/ Nick Stone
Name:	Nick Stone
Title:	Manager

Address: 1250 Prospect Street Suite 200, La Jolla, CA 92037

Attention: Nick Stone

Email: nick@fsinvestors.com

PROSPECTOR CAPITAL CORP.
By:	/s/ Derek Kenneth Aberle
Name:	Derek Kenneth Aberle
Title:	Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]

Annex I-6

LEDDARTECH INC.
By:	/s/ Charles Boulanger
Name:	Charles Boulanger
Title:	Chief Executive Officer
LEDDARTECH HOLDINGS INC.
By:	/s/ Charles Boulanger
Name:	Charles Boulanger
Title:	Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]

Annex I-7

Annex J

OPINION OF CURRENT CAPITAL, LLC

June 8, 2023

The Board of Directors

Prospector Capital Corp.

1250 Prospect Street, Suite 200

La Jolla, California 92037

Ladies and Gentlemen:

We understand that Prospector Capital Corp. (“Prospector”) proposes to enter into a Business Combination Agreement, to be dated on or about June 8, 2023 (the “Agreement”) among Prospector, Leddartech Inc. (“Company”), and Leddartech Holdings Inc., a wholly-owned subsidiary of the Company (“Newco”), pursuant to which, among other things:

(a) Prospector will issue (on the Closing Date, as a dividend, following the Prospector Shareholder Redemption and prior to the Prospector Continuance) to each holder of a Class A ordinary share, $0.0001 par value, of Prospector (such share, a “Prospector Class A Share”) that elects not to exercise their rights under Prospector’s governing documents to have their Prospector Class A Shares redeemed (each, a “Non-Redeeming Shareholder”) one additional Prospector Class A Share for each non-redeemed Prospector Class A Share held by such Non-Redeeming Shareholder;

(b)  Each Class B ordinary share, $0.0001 par value, of Prospector (the “Prospector Class B Shares”) will be converted into 0.75 Prospector Class A Shares and 0.25 Prospector Sponsor Special Shares (as defined in the Agreement);

(c)  Prospector will domesticate and be continued from the Cayman Islands to the laws of Canada (the “Prospector Continuance”; Prospector, after giving effect to the Prospector Continuance, is also referred to as “Prospector”);

(d)  Newco and Prospector will amalgamate (the “Prospector Amalgamation”; Newco and Prospector as so amalgamated, “Amalco”), with Amalco surviving the Prospector Amalgamation as a wholly-owned subsidiary of the Company;

(e)  On the Closing Date, each issued and outstanding Company Preferred Share (as defined in the Agreement) will be converted into a Company Common Share (as defined in the Agreement) in accordance with the terms of the Company’s governing documents (the “Company Share Conversion”);

(f)   On the Closing Date, following the Company Share Conversion, Amalco will acquire all of the issued and outstanding shares in the capital of the Company from the Company Shareholders in exchange for Amalco Common Shares and Amalco Special Shares (collectively, the “Share Exchange”), and the Company will become a wholly-owned Subsidiary of Amalco;

(g)  In the Share Exchange, Company equityholders will receive an aggregate number of Amalco Common Shares (deemed pursuant to the Agreement to have a value of $10.00 per share) equal to (a) $200,000,000 plus an amount equal to the Aggregate In-the-Money Company Option Exercise Price (as defined in the Agreement) divided by (b) $10.00 (such aggregate number of Amalco Common Shares, the “Consideration”); and

(h)  On the Closing Date, immediately following the Share Exchange, the Company and Amalco will merge (the “Company Amalgamation”), to continue as one company, with Amalco surviving the Company Amalgamation as the surviving company.

As noted above, under the terms of the Agreement and as part of the Share Exchange, Amalco will issue to the Company equityholders Amalco Special Shares (which, from and after the Company Amalgamation, will be Surviving Company Special Shares) that will vest upon the satisfaction of certain conditions as more fully described in the Agreement (the “Earn-Out Shares”). We express no opinion as to the Earn-Out Shares.

Annex J-1

The Board of Directors Prospector Capital Corp. June 8, 2023 Page 2

The transactions contemplated by the Agreement (collectively, the “Transaction”) and the terms and conditions thereof are more fully set forth in the Agreement. Capitalized terms used but not defined in this letter have the meanings ascribed thereto in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to Prospector of the Consideration to be paid to the Company’s equityholders in the Transaction.

In arriving at our opinion, we have, among other things:

(i)       reviewed a draft, dated June 5, 2023, of the Agreement;

(ii)     reviewed certain publicly available business and financial information relating to the Company and Prospector;

(iii)    reviewed certain historical financial information and other data relating to the Company that were provided to us by the management of Prospector, approved for our use by Prospector, and not publicly available;

(iv)     conducted discussions with members of the senior management of Prospector and the Company concerning the business, operations, historical financial results, financial prospects, and addressable market of Prospector and the Company, and the Transaction;

(v)      reviewed current and historical market prices of the Prospector Class A Shares;

(vi)     reviewed certain financial and other data of the Company and compared that data with similar publicly available data for certain other publicly traded companies;

(vii)   reviewed market share data provided by Prospector and the Company as well as certain publicly available market share data;

(viii)  reviewed certain pro forma effects relating to the Transaction, including the effects of anticipated financings, prepared by management of Prospector and approved for our use by Prospector; and

(ix)     conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Prospector or the Company, or any of their respective subsidiaries, nor have we been furnished with any such evaluation or appraisal.

In response to our request for projections for Prospector and the Company, you have informed us that neither Prospector nor the Company prepared financial projections that we are authorized to review and utilize for purposes of this opinion. Therefore, we did not conduct a discounted cash flow analysis. You have also advised us that no projections were provided to potential investors in Prospector or any other parties to the Transaction.

With respect to the financial information, market share data, and pro forma effects referred to above, we have assumed, with your consent and based on advice of management of Prospector, that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of Prospector and the Company. We express no opinion with respect to such financial information, market share data, or pro forma effects. We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials furnished to us by, representatives of Prospector and the Company. This opinion does not address any legal, regulatory, taxation, or accounting matters, as to which we understand that you have obtained such advice as

Annex J-2

The Board of Directors Prospector Capital Corp. June 8, 2023 Page 3

you deemed necessary from qualified professionals, and we have assumed the accuracy and veracity of all assessments made by such advisors to Prospector with respect to such matters. Our opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to us as of, the date hereof and our opinion speaks only as of the date hereof.

In addition, we have relied upon (without independent verification and without expressing any view, opinion, representation, guaranty or warranty (in each case, express or implied)) the assessments, judgments and estimates of Prospector’s senior management and the Company’s senior management as to, among other things, (i) the potential impact on the Company of market, competitive and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or affecting the industry in which the Company operates and related industries, (ii) the Company’s existing and future products, technology and intellectual property and the associated risks thereto (including, without limitation, the probabilities and timing of successful development, testing, manufacturing and marketing thereof; compliance with relevant regulatory requirements; prospective sales prices and sales volumes; the validity and life of patents with respect thereto; and the potential impact of competition thereon), and (iii) Prospector’s and the Company’s existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, suppliers and other commercial relationships (in each such case to the extent relevant to the Company, the Transaction, and its contemplated benefits). We have assumed that there will not be any developments with respect to any of the foregoing matters that would have an adverse effect on Prospector, the Company or the Transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

Given Prospector’s nature as a special purpose acquisition company, for purposes of our opinion and with Prospector’s consent, we have assumed a value of $10.00 per Amalco Common Share in calculating the value of the Amalco Common Shares to be issued as the Consideration under the Agreement, with such $10.00 value being based on Prospector’s initial public offering price and Prospector’s approximate cash per outstanding Prospector Class A Share (excluding, for the avoidance of doubt, the dilutive impact of the Prospector Class B Shares) or any warrants issued by Prospector). In rendering our opinion, we do not express any view or opinion as to what the value of the Amalco Common Shares will be when issued pursuant to the Transaction or the price or range of prices at which the Amalco Common Shares, Prospector Class A Shares, Prospector Class B Shares, or other securities or financial instruments of or relating to Prospector may trade or otherwise be transferable at any time before or after announcement or consummation of the Transaction.

Our opinion does not address Prospector’s underlying business decision to engage in the Transaction or any related transaction, the relative merits of the Transaction or any related transaction as compared to other business or investment strategies or transactions that might be available to Prospector, or whether the consideration to be received by the shareholders of Prospector, or the Consideration paid to the equityholders of the Company, pursuant to the Agreement represents the best price obtainable. In connection with our engagement, we were not requested to, and did not, solicit interest from other parties with respect to an acquisition of, or other business combination with, Prospector or any other alternative transaction. We also express no view as to, and our opinion does not address, the solvency of Prospector or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. This opinion addresses only the fairness from a financial point of view, as of the date hereof, to Prospector of the Consideration to be received by the Company’s equityholders pursuant to the Agreement. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction (including any agreement or transaction between Prospector Acquisition Sponsor, LLC or any of its affiliates (collectively, the “Excluded Parties” and each an “Excluded Party”) and Prospector or the Company), including the Prospector Share Issuance, the Prospector Vesting Addition, and the Prospector Share Conversion (each as defined in the Agreement), the Earn-Out Shares, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Prospector, the Company, or any of their respective affiliates. We have not been asked to, nor do we, offer any opinion with respect to

Annex J-3

The Board of Directors Prospector Capital Corp. June 8, 2023 Page 4

any ongoing obligations of Prospector, the Company, Newco, Amalco, or any of their respective affiliates or successors (including any obligations with respect to governance, appraisal rights, preemptive rights, registration rights, voting rights, or otherwise) contained in any agreement related to the Transaction or under applicable law, any allocation of the Consideration (or any portion thereof), or the fair market value of Prospector, the Company, Newco, Amalco, the Prospector Class A Shares, any Company securities, or the Amalco Common Shares. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Transaction, any Excluded Parties, or any class of such persons, whether relative to the Consideration or otherwise. Our opinion (i) does not address the individual circumstances of specific holders of Prospector’s securities (including Prospector Class B Shares and warrants) with respect to rights or aspects which may distinguish such holders or Prospector’s securities (including Prospector Class B Shares and warrants) held by such holders, (ii) does not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities (including Prospector Class B Shares and warrants) or holders (including the Sponsor), and (iii) does not in any way address proportionate allocation or relative fairness (including, without limitation, the allocation of any consideration among or within any classes or groups of security holders or other constituents of Prospector or any other party). We also do not address, or express a view with respect to, any acquisition of control or effective control of Prospector by any shareholder or group of shareholders of the Company. This letter should not be construed as creating any fiduciary duty on the part of Current Capital Securities LLC (or any of its affiliates) to any party. We express no opinion as to what the value of the Amalco Common Shares will be when issued pursuant to the Transaction or the prices at which the Amalco Common Shares or Prospector Class A Shares will trade at any time. In rendering this opinion, we have assumed, with your consent, that except as would not be in any way meaningful to our analysis: (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) the representations and warranties of the parties to the Agreement, and the related Transaction documents, are true and correct, (iii) the parties to the Agreement, and the related Transaction documents, will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Agreement and the related Transaction documents, (iv) the Transaction will be consummated in accordance with the terms of the Agreement and related Transaction documents, without any waiver or amendment of any term or condition thereof, and (v) the conditions to the respective parties’ obligations to close contained in Sections 6.2(e) and 6.3(e) of the draft Agreement that we reviewed (requiring that the Aggregate Closing Financing Proceeds together with any funds in the Trust Account must be equal to or greater than $43 million) each will be satisfied. We have also assumed, with your consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Transaction or otherwise contemplated by the Agreement will be obtained without any adverse effect on Prospector, the Company, Newco, or on the expected benefits of the Transaction in any way meaningful to our analysis.

This opinion is provided for the information and assistance of the Board of Directors of Prospector (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Transaction, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act (including with respect to any redemption rights) with respect to the Transaction or any other matter.

We have been engaged by Prospector to provide a fairness opinion to the Board of Directors of Prospector in connection with the Transaction. We will receive a fee for our services, none of which is contingent upon the successful completion of the Transaction or the conclusion reached in this opinion. Prospector also has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the past, neither we nor any of our affiliates have provided any investment banking services to Prospector and its affiliates for which we or our affiliates received compensation. We and our affiliates may seek to provide such services to Prospector, the Company, Newco, and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In the ordinary course of business, certain of our employees and affiliates, or entities in which they have invested, may hold or trade, for their own accounts and the accounts of their investors, securities of Prospector and the Company and, accordingly, may at any time hold a long or short position in such securities.

Annex J-4

The Board of Directors Prospector Capital Corp. June 8, 2023 Page 5

The issuance of this opinion was approved by an authorized committee of Current Capital Securities LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company’s equityholders pursuant to the Agreement is fair, from a financial point of view, to Prospector.

Very truly yours,
/s/ Current Capital Securities LLC
CURRENT CAPITAL SECURITIES LLC

Annex J-5

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF PROSPECTOR CAPITAL CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Derek Aberle and Nick Stone (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Prospector Capital Corp. (“PRSR”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of the Company, to be held on December 13, 2023 at 10:00 am Eastern Time at the offices of White & Case LLP, X 1221 Avenue of the Americas, New York, New York 10020 and, virtually over the Internet at https://www.cstproxy.com/prospectorcapital/egm2023 (the “Extraordinary General Meeting”), and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. PROXY CARD THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of shareholders to be held on December 13, 2023. This notice of Extraordinary General Meeting of shareholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/prospectorcapital/egm2023

PROSPECTOR CAPITAL CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, AND PROPOSAL 7. 1. To consider and vote upon a proposal to approve and adopt, by way of ordinary resolution under Cayman Islands law, the Business Combination Agreement, dated as of June 12, 2023, as amended as of September 25, 2023 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Prospector, LeddarTech Inc., a corporation existing under the laws of Canada (“LeddarTech”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada and a wholly owned subsidiary of LeddarTech (“Newco”), pursuant to which, and on the terms and subject to the conditions set forth in the plan of arrangement in substantially the form attached to this proxy statement/prospectus as Annex C (the “Plan of Arrangement”): Prospector will continue as a corporation existing under the laws of Canada (the “Continuance” and Prospector as so continued, “Prospector Canada”); Prospector Canada and Newco will amalgamate (the “Prospector Amalgamation” and Prospector Canada and Newco as so amalgamated, “AmalCo”); The preferred shares of LeddarTech will convert into common shares of LeddarTech and AmalCo will acquire all of the issued and outstanding common shares of LeddarTech from LeddarTech’s shareholders (other than any LeddarTech’s shareholders who have validly exercised their dissent rights in respect of the Company Arrangement Resolution in compliance with the dissent procedures set out in the Plan of Arrangement and the Interim Order or the CBCA, as applicable, and who have not withdrawn or been deemed to have withdrawn such exercise of dissent rights (the “Dissenting Shareholders”)) in exchange for common shares of AmalCo having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share) plus an amount equal to the aggregate exercise price of LeddarTech’s outstanding “in the money” options immediately prior to the Prospector Amalgamation (the “Share Exchange”) plus additional AmalCo “earnout” shares (with the terms set forth in the Business Combination Agreement). The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks. See “Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company’s securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company’s securities,” “ — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company’s securities may decline”; LeddarTech and AmalCo will amalgamate (the “Company Amalgamation” and LeddarTech and AmalCo as so amalgamated, the “Surviving Company”); and • In connection with the Company Amalgamation, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company, each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, and the Incentive Plan will be assumed by the Surviving Company. 2. The Prospector Authorized Share Capital Proposal ─ To consider and vote upon a proposal (the “Prospector Authorized Share Capital Proposal”) by way of ordinary resolution under Cayman Islands law to increase the authorized share capital of Prospector in order to create (i) the Prospector Sponsor Non-Voting Special Shares (as defined below) and (ii) the Prospector Earnout Special Shares (as defined below). 3. The A&R Prospector Governing Documents Proposal ─ To consider and vote upon a proposal (the “A&R Prospector Governing Documents Proposal”) to approve and adopt, by way of special resolution under Cayman Islands law, an amended and restated Prospector Articles in substantially the form attached to this proxy statement/prospectus as Annex D to effect (i) the issuance of one Class A ordinary share of Prospector, par value $0.0001 per share (the “Prospector Class A Shares”) for each non-redeemed Prospector Class A Share held by shareholders who do not redeem their Prospector Class A Shares in connection with the Business Combination (the “Prospector Share Issuance”), (ii) the creation of a new class of shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Earnout Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the “Prospector Sponsor Non-Voting Special Shares”), (iii) the creation of new classes of non-voting shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Sponsor Non-Voting Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the “Prospector Earnout Special Shares”) and (iv) the conversion of each Prospector Class B Share (as defined herein) into 0.75 Prospector Class A Shares and 0.25 Prospector Sponsor Non-Voting Special Shares, with the conversion into Prospector Class A Shares and Prospector Sponsor Non-Voting Special Shares referred to as the “Prospector Share Conversion”. 4. The Continuance Proposal ─ To consider and vote upon a proposal (the “Continuance Proposal”) to approve, by way of special resolution under Cayman Islands law, the Continuance as part of the Plan of Arrangement, subject to amendments and variations in accordance with the Business Combination Agreement and such Plan of Arrangement or made at the direction of the Superior Court of Québec (the “Court”) in the final order (the “Final Order”) of the Court pursuant to Section 192 of the Canada Business Corporations Act (the “CBCA”) approving the Plan of Arrangement (with the prior written consent of LeddarTech and Prospector), and in connection therewith, the adoption of the articles and by-laws of Prospector Canada in substantially the form attached to this proxy statement/prospectus as Annex E (the “Prospector Canada Governing Documents”) for purposes of the articles and by-laws of Prospector Canada following the completion of the Continuance. 5. The Amalgamation Proposal ─ To consider and vote upon a proposal (the “Amalgamation Proposal”) to approve, by way of special resolution under Cayman Islands law the Prospector Amalgamation as part of the Plan of Arrangement, subject to amendments and variations in accordance with the Business Combination Agreement and such Plan of Arrangement or made at the direction of the Court in the Final Order of the Court pursuant to Section 192 of the CBCA approving the Plan of Arrangement (with the prior written consent of LeddarTech and Prospector). 6. The AmalCo Governing Documents Proposal ─ To consider and vote upon a proposal (the “AmalCo Governing Documents Proposal”) to approve and adopt, on an advisory basis, the articles and by-laws of AmalCo (the “AmalCo Governing Documents”) in their entirety, copies of which are attached to this proxy statement/prospectus as Annex F, and the sub-proposals to approve those material aspects of the AmalCo Governing Documents that do not appear in, or are different from, the Articles. 7. The Adjournment Proposal ─ To consider and vote upon a proposal to adjourn the extraordinary general meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting of shareholders, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the “Adjournment Proposal”). Please mark vote as indicated in this example FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN , 2023 Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each Proposal. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.